AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 23, 2000
                                                   Registration No. 333-________
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                       ASSET BACKED SECURITIES CORPORATION
             (Exact name of Registrant as specified in its charter)
              on behalf of itself and trusts with respect to which
                     it is the settlor, sponsor or depositor

            DELAWARE                                             13-3354848
            --------                                             ----------
 (State or other jurisdiction of                              (I.R.S. Employer
 incorporation or organization)                             Identification No.)
                     --------------------------------------
                                11 Madison Avenue
                            New York, New York 10010
                                 (212) 325-2000
    (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)
                                -----------------
                                  Joseph M. Donovan
                                 Vice President
                       Asset Backed Securities Corporation
                                11 Madison Avenue
                            New York, New York 10010
                                 (212) 325-3681
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                               ------------------
                                    Copy to:
                                Reed D. Auerbach
                          Stroock & Stroock & Lavan LLP
                                 180 Maiden Lane
                            New York, New York 10038
APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after this Registration Statement becomes effective.
  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|
  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|
  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|
  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|
  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                         CALCULATION OF REGISTRATION FEE

                                                PROPOSED MAXIMUM          PROPOSED MAXIMUM
 TITLE OF SECURITIES TO     AMOUNT TO BE            AGGREGATE                 AGGREGATE         AMOUNT OF
    BE REGISTERED(1)        REGISTERED(2)      PRICE PER UNIT (2)        OFFERING PRICE (2)     REGISTRATION FEE

Notes and Certificates       $1,000,000               100%                   $1,000,000            $264

(1) The securities are also being registered for the purpose of market making.
(2) Estimated solely for the purpose of calculating the registration fee.

          THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.

                                EXPLANATORY NOTE

          This Registration Statement contains six base Prospectuses (each, a "Prospectus") relating to the offering of one or more series of securities each of which will include one or more classes of certificates and/or one or more classes of notes.

          The first Prospectus (the "Automobile Prospectus") contemplates the securitization of assets which may include (1) certain new and used automobile or recreational vehicle, including motor homes, campers, boats, boat motors, motorcycles, jet skies, wave runners, all terrain vehicles and snowmobiles, van truck, buses and trailer receivables or (2) asset backed certificates or notes, each representing an interest in a trust fund consisting of a pool of such automobile receivables.

          The second Prospectus (the "Mortgage Prospectus") contemplates the securitization of assets which may include (1) one or more mortgage pools, containing (A) mortgage loans secured by residential, cooperative and multifamily properties and (B) certain conventional mortgage pass-through certificates issued by one or more trusts established by one or more private entities or (2) one or more contract pools containing manufactured housing conditional sales contracts and installment loan agreements or participation certificates representing participation interests in such contracts.

          The third Prospectus (the "Credit Card Prospectus") contemplates the securitization of assets that may include a pool of receivables arising from time to time in the ordinary course of business in one or more designated portfolios of credit card, charge card or certain other types of accounts and asset-backed securities consisting of notes secured by, receivables arising in certain designated portfolios of credit card, charge card or certain other types of accounts.

          The fourth Prospectus (the "Floorplan Prospectus") contemplates the securitization of assets that may include a pool of receivables arising from time to time in the ordinary course of business in one or more designated portfolios of wholesale consumer receivables and asset-backed securities consisting of notes secured by, receivables arising in certain designated portfolios of wholesale consumer receivables.

          The fifth Prospectus (the "Equipment Prospectus") contemplates the securitization of assets that may include a pool of receivables arising from time to time in the ordinary course of business in one or more designated portfolios of equipment receivables.

          The sixth Prospectus (the "Student Loan Prospectus") contemplates the securitization of assets that may include a pool of receivables arising from time to time in the ordinary course of business in one or more designated portfolios of student loans.

          This Registration Statement also contains one form of prospectus supplement with respect to each base Prospectus.

          In addition, if and to the extent required by applicable law, each Prospectus and the related Prospectus Supplement will also be used after the completion of the related offering in connection with certain offers and sales related to market-making transactions in the offered securities. In order to register under Rule 415 those securities which may be offered and sold in market-making transactions, the appropriate box on the cover page of the Registration Statement has been checked and the undertakings required by Item 512(a) of Regulation S-X have been included in Item 17 of Part 17.

          The information in this Prospectus is not complete and may be changed. We may not sell these securities until the Registration Statement filed with the Securities and Exchange commission is effective. This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

                  SUBJECT TO COMPLETION, DATED _________, ____

             PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED ______, _____

                                   $----------

                    ____ AUTO RECEIVABLES OWNER TRUST ____-_

                 $_________ _____% ASSET BACKED NOTES, CLASS A-1
                 $_________ _____% ASSET BACKED NOTES, CLASS A-2

                              ---------------------
                               Seller and Servicer

                       ASSET BACKED SECURITIES CORPORATION
                                     Company

The notes will be issued by a trust. The sources for payment of the notes are a pool of non-prime auto loans held by the issuing trust, cash held by the issuing trust and, in the case of the class A-1 notes and class A-2 notes, a financial guaranty insurance policy issued by ___________________.

We are only offering to you the class A-1 notes and class A-2 notes. The class B notes are subordinated to the class A notes to the extent described in this prospectus supplement. Interest and principal on the notes are scheduled to be paid monthly, on the __th day of the month. The first scheduled payment date is ______, _____.

Credit Suisse First Boston Corporation is purchasing the class A-1 notes from the issuing trust at approximately __% of the principal amount of the class A-1 notes plus accrued interest from ______, _____ and the class A-2 notes at approximately _____% of the principal amount of the class A-2 notes plus accrued interest from ______, _____. Credit Suisse First Boston Corporation is offering the class A-1 notes and class A-2 notes from time to time in negotiated transactions or at varying prices which will be determined at the time of sale. The aggregate proceeds to the issuing trust, before deducting expenses payable by or on behalf of the issuing trust estimated at $_____, will be $__________.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS TO WHICH IT RELATES IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THE NOTES ARE NOT INTERESTS IN OR OBLIGATIONS OF _____________________, ASSET BACKED SECURITIES CORPORATION OR ANY OF THEIR AFFILIATES.

CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE S-__ OF THIS PROSPECTUS SUPPLEMENT AND PAGE __ OF THE PROSPECTUS.

                           CREDIT SUISSE FIRST BOSTON

                    Prospectus Supplement dated ________, ___

                                TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT                                        PROSPECTUS
Summary...................................S-4                Prospectus Supplement............................
Risk Factors..............................S-9                Reports to Securityholders.......................
The Seller and The Servicer..............S-12                Available Information............................
The Trust................................S-12                Incorporation of Certain Documents by
Trust Property...........................S-13                Reference........................................
The Seller's Automobile Financing ProgramS-15                Summary of Terms.................................
The Backup Servicer......................S-19                Risk Factors.....................................
The Receivables..........................S-19                The Trusts.......................................
Yield Considerations.....................S-30                The Trustee......................................
Use of Proceeds..........................S-30                The Receivables Pools............................
The Insurer..............................S-30                The Collateral Certificates......................
Incorporation of Certain Documents   By                      The Government Securities........................
Reference................................S-31                Weighed Average Life of the Securities...........
The Notes................................S-32                Pool Factors and Trading Information.............
Description of the Transaction Documents.S-48                The Seller and the Servicer......................
The Policy...............................S-57                Use of Proceeds..................................
Material Federal Income Tax Consequences S-60                Description of the Notes.........................
Certain State Tax Consequences...........S-64                Description of the Certificate...................
ERISA Considerations.....................S-64                Certain Information Regarding the
Ratings..................................S-65                Securities.......................................
Underwriting.............................S-65                Description of the Transfer and Servicer
Experts..................................S-66                Agreement........................................
Legal Matters............................S-66                Certain Matters Regarding the Servicer...........
Glossary.................................S-67                Certain Legal Aspects of the
Index of Terms...........................S-71                Receivables......................................
                                                             Material Federal Income Tax
                                                             Consequences.....................................
                                                             State and local Tax Consequences.................
                                                             ERISA Considerations.............................
                                                             Plan of Distribution.............................
                                                             Legal Matters....................................
                                                             Index of Terms...................................
                                                             Global Clearance, Settlement and.................
                                                             Documentation Procedures.........................

          YOU SHOULD RELY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR TO WHICH WE HAVE REFERRED YOU. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS DOCUMENT MAY ONLY BE USED WHERE IT IS LEGAL TO SELL THESE SECURITIES. THE INFORMATION IN THIS DOCUMENT MAY ONLY BE ACCURATE ON THE DATE OF THIS DOCUMENT.

          We provide information to you about the class A-1 notes and class A-2 notes in two separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to your class A-1 notes and class A-2 notes and (b) this prospectus supplement, which describes the specific terms of your class A-1 notes and class A-2 notes.

          IF THERE IS A CONFLICT BETWEEN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS, YOU SHOULD RELY ON THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT.

          This prospectus supplement and the accompanying prospectus include cross-references to captions in these materials where you can find further related discussions. The following table of contents provides the pages on which these captions are located.

          [We have filed preliminary information regarding the trust's assets and the class A-1 notes and class A-2 notes with the SEC. The information contained in this document supersedes all of that preliminary information, which was prepared by the underwriters for prospective investors.]

          Until _________, _____ all dealers that effect transactions in the class A-1 notes and class A-2 notes, whether or not participating in this offering, may be required to deliver a prospectus and prospectus supplement. This requirement is in addition to the dealer's obligation to deliver a prospectus and prospectus supplement when acting as underwriters with respect to their unsold allotments or subscriptions.

          We are not offering the class A-1 notes and class A-2 notes in any state where the offer is not permitted.

          We do not claim the accuracy of the information in this prospectus supplement and the accompanying prospectus as of any date other than the dates stated on their respective covers.

                                     SUMMARY

o This summary highlights selected information from this prospectus supplement and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of the offering of the notes, read carefully this entire prospectus supplement and the accompanying prospectus.

o This summary provides an overview of calculations, cash flows and other information to aid your understanding and is qualified by the full description of these calculations, cash flows and other information in this prospectus supplement and the accompanying prospectus.

o You can find a listing of the pages where capitalized terms used in this summary are defined under the caption "Index of Terms" beginning on page S-__ in this prospectus supplement.

PARTIES

THE TRUST

___ Auto Receivables Owner Trust ____-_ is a Delaware business trust. The trust will issue the notes and be liable for their payment. The issuing trust's principal asset will be a pool of auto loans.

SELLER AND SERVICER

_____________________ is a ______ corporation. It will sell the auto loans to Asset Backed Securities Corporation. _____________________ will also service the auto loans held by the issuing trust.

COMPANY

Asset Backed Securities Corporation is a special purpose Delaware corporation. Asset Backed Securities Corporation is an indirect, wholly owned subsidiary of Credit Suisse First Boston Corporation. Asset Backed Securities Corporation will sell the auto loans to the issuing trust. Neither Credit Suisse First Boston, Inc. nor any of its affiliates has guaranteed, will guarantee or is or will be otherwise obligated with respect to any notes.

THE INSURER

___________________ is a ________ financial guaranty insurance company.
___________ will issue a policy, which will guarantee the payment of timely interest and principal due on the class A-1 notes and class A-2 notes but only as set forth in the section of this prospectus supplement titled "The Policy."

THE OWNER TRUSTEE

____________________ is a ________. ____________________ will be the owner trustee.

THE INDENTURE TRUSTEE

____________________ is a _______________. _____________ will be the indenture trustee and the backup servicer.

DATES

INITIAL CUTOFF DATE

o ________, _______. The issuing trust will receive payments due on, or received with respect to, the auto loans after this date.

CLOSING DATE

o    On or about ________, ___.

DESCRIPTION OF THE SECURITIES

The issuing trust will issue three classes of asset backed notes. The class A-1 notes will be designated as the "Class A-1 Notes" and the class A-2 notes will be designated as the "Class A-2 Notes". The Class A-1 Notes together with the Class A-2 Notes will be designated as the "Class A Notes". The class B notes will be designated as the "Class B Notes." Only the Class A Notes are offered to you pursuant to this prospectus supplement. Any information in this prospectus supplement relating to the Class B Notes is presented solely to provide you with a better understanding of the Class A Notes.

Each of the Class A-1 Notes and Class A-2 Notes will have the initial principal amount and the interest rate set forth in the following table. The dates on which the final payment of principal and interest on each of the Class A-1 Notes and Class A-2 Notes is scheduled to be made are also set forth in the following table.

               INITIAL NOTE               FINAL
CLASS          PRINCIPAL      INTEREST    SCHEDULE
               BALANCE        RATE        PAYMENT DATE


A-1            $ _________   _____%       __________
A-2            $ _________   _____%       __________

The Class A Notes will initially be issued in book-entry form only. The Class A Notes will be issued in minimum denominations of $1,000 and multiples of $1,000 in excess of $1,000.

You may hold your Class A Notes through The Depository Trust Company in the United States.

The notes will be secured solely by the pool of non-prime auto loans and the other assets of the issuing trust which are described under the section entitled "The Trust Property."

A collection period means, with respect to a payment date, the calendar month prior to the month in which the payment date occurs.

The Class A-2 Notes will not receive any payment of principal on a payment date until the full amount of the Class A-1 Notes principal has been paid in full. On each payment date, the Class B Notes will not receive any payment of interest or principal until all amounts due the Class A Notes on the payment date have been paid in full.

PAYMENT DATES

o The payment date will be the __th day of each month, or, if that day is not a business day, on the next succeeding business day. The first payment date will be ______, _____.

o The record date for all payment dates is the __th day of each month, or, if that day is not a business day, on the prior business day.

INTEREST

o In the case of the first payment date, interest will accrue from ______, _____ through and excluding the first payment date of ______, _____. For any subsequent payment interest will accrue on the Class A Notes during the month preceding each payment date. Interest on the notes will be calculated on a "30/360" basis.

PRINCIPAL

o Prior to achieving a required level of overcollateralization, the amount of principal available to be distributed to the Class A Notes is generally equal to (1) the amount of collections on the auto loan pool allocable to principal during the prior calendar month plus any losses recognized on the auto loan pool during the prior calendar month and (2) a specified amount of excess interest received on the auto loan pool during the prior calendar month, after paying specific expenses of the trust, interest on the Class A Notes and funding the reserve account to the required level, necessary to achieve the required level of overcollateralization.

o Once the required level of overcollateralization has been reached, the amount of principal available to be distributed to the Class A Notes will be equal to (1) the amount of collections on the auto loan pool allocable to principal during the prior calendar month plus any losses recognized on the auto loan pool during the prior calendar month less (2) the excess of
     (a) the amount of overcollateralization on the payment date less (b) the required level of overcollateralization on the payment date. Additionally, once the required level of overcollateralization has been reached, excess interest will no longer be used to create any further overcollateralization.

o Principal distributable to the Class A Notes will be distributed first to the Class A-1 Notes until its principal balance is reduced to zero and then will be distributed to the Class A-2 Notes until its principal balance has been reduced to zero.

o In addition, the outstanding principal amount of the Class A-1 Notes and the Class A-2 Notes, to the extent not previously paid, will be payable on the final scheduled payment date of the related class of notes.

THE TRUST ASSETS

The issuing trust's assets will include:

o non-prime motor vehicle retail installment sale contracts secured by new and used automobiles and light-duty trucks;

o    monies due on, or received under the receivables, after ________, _____;

o an assignment of the security interests in the vehicles securing the auto loan pool;

o    the related files;

o all rights to proceeds from claims on physical damage, credit life and disability insurance policies covering the vehicles or the obligors;

o    all rights to liquidation proceeds with respect to the auto loan pool;

o an assignment of the rights of Asset Backed Securities Corporation under a receivables purchase agreement with _____________;

o an assignment of the rights of ____________ against dealers under agreements between ________________ and these dealers;

o    specific bank accounts;

o    all proceeds of the foregoing; and

o particular rights under the principal transaction documents for this offering.

THE AUTO LOAN POOL

The auto loans consist of non-prime motor vehicle retail installment sale contracts originated by dealers and then acquired by _____________________ pursuant to its contract acquisition program. [The motor vehicle retail installment sale contracts consist primarily of contracts with individuals with less than perfect credit due to various factors. These factors include the manner in which the individuals have handled previous credit, the limited extent of their prior credit history and/or their limited financial resources.]

STATISTICAL INFORMATION

The statistical information in this prospectus supplement is based on the auto loans in the pool as of ________, _______. It is expected that the composition and characteristics of the pool of auto loans on the closing date will be similar to the information set forth in this prospectus supplement. However, some auto loans in the pool may be excluded on the closing date as a result of administrative considerations. _____________________ does not believe that the characteristics of the auto loans included in the trust on the closing date in the aggregate will differ materially from the information set forth in this prospectus supplement.

o    As of ________, _______ the auto loans in the pool have:

     -    an aggregate principal balance of $___________;

     -    a weighted average annual percentage rate of approximately _____%;

     - a weighted average original term to scheduled maturity of approximately 60 months;

     - a weighted average remaining term to scheduled maturity of approximately ___ months; and

     - a remaining term to scheduled maturity of not more than 72 months and not less than ___ months.

PRE-FUNDING FEATURE

Approximately $___________ of the proceeds of the notes will be held by _______________ in an account which is formed solely to hold this money, and used to purchase additional auto loans with the prior written consent of ___________________ in each case. The issuing trust will purchase from Asset Backed Securities Corporation additional non-prime auto loans from time to time on or before ______, _____, from funds on deposit in this account. The obligation of Asset Backed Securities Corporation to sell additional auto loans to the trust is conditioned on these loans having been sold to Asset Backed Securities Corporation from _____________________.

The auto loans acquired by the issuing trust during the period between the day of the closing and ______, _____, will also be originated or acquired by _____________________. The characteristics of the subsequently-acquired auto loans are not expected to differ to any great extent from the auto loans acquired by the issuing trust on the day of the closing.

THE INSURANCE POLICY

On the day of the closing, ___________________ will issue a financial guaranty insurance policy for the benefit of the Class A noteholders. Pursuant to this policy, ___________________ will unconditionally and irrevocably guarantee the payments of interest and principal for each payment date with respect to the Class A Notes required to be made during the term of the policy, subject to the further provisions of the policy as described in this prospectus supplement. The Class B Notes do not have the benefit of the policy.

OPTIONAL REDEMPTION

The notes, if still outstanding, may be redeemed in whole, but not in part, on any payment date on which _____________________ exercises its "clean-up call" option to purchase the auto loan pool. This can only occur after the pool balance declines to 10% or less of the original pool balance. _____________________'s exercise of the "clean-up call" is also subject to the satisfaction of particular conditions, including obtaining the prior written consent, in some circumstances, of ___________________ The redemption price is equal to the unpaid principal amount of the notes plus accrued and unpaid interest on the notes.

MANDATORY REDEMPTION

IF PRE-FUNDING ACCOUNT IS NOT DEPLETED

Each of the Class A-1 Notes and Class A-2 Notes will be redeemed in part on a pro rata basis if any portion of the $___________ deposited in a segregated pre-funding account with ____________________ remains on deposit in that account on ______, _____, or prior to this date if the amount remaining in the account is less than $100,000, provided, however if the amount remaining in the pre-funding account is less than $100,000, only the Class A-1 Notes will be redeemed.

UPON EVENT OF DEFAULT

The notes may be accelerated and subject to immediate payment at par upon the occurrence of an event of default under the indenture. So long as ___________________ is not in default, the power to declare an event of default will be held by ___________________. In the case of an event of default, the notes will automatically be accelerated and subject to immediate payment at par. The policy issued by ___________________ does not guarantee payment of any amounts that become due on an accelerated basis, unless ___________________ elects, in its sole discretion, to pay the amounts in whole or in part.

RATING OF THE NOTES

The Class A Notes must receive at least the following ratings from ________ and ___________ in order to be issued.

                                         RATING
                                       -----------
CLASS                                   ____ _____

A-1..........................
A-2..........................

TAX STATUS

Stroock & Stroock & Lavan LLP, special federal tax counsel, will deliver an opinion of counsel that, for federal income tax purposes, the Class A Notes will be treated as indebtedness. Each noteholder, by accepting a Class A Note, will agree to treat the notes as indebtedness.

ERISA CONSIDERATION

Subject to particular considerations discussed in this prospectus supplement under "ERISA Considerations," the Class A Notes are eligible for purchase by employee benefit plans.

                                  RISK FACTORS

          YOU SHOULD CONSIDER, IN ADDITION TO THE FACTORS DESCRIBED UNDER "RISK FACTORS" IN THE PROSPECTUS, THE FOLLOWING RISK FACTORS IN CONNECTION WITH THE PURCHASE OF THE CLASS A NOTES:

THE INFORMATION RELATING TO THE AUTO LOANS MAY NOT REFLECT ACTUAL EXPERIENCE.

          There can be no assurance that the net loss experience calculated and presented in this prospectus supplement by _____________________ with respect to its portfolio of serviced contracts will reflect actual experience with respect to the auto loans included in the issuing trust. In addition, there can be no assurance that the future delinquency or loan loss experience of the servicer with respect to the auto loans will be better or worse than that set forth in this prospectus supplement with respect to _____________________'s servicing portfolio.

THE _____________________ FINANCE PROGRAM AND THE NATURE OF OBLIGORS MAY INCREASE THE RISK OF DELINQUENCIES AND LOSSES.

          _____________________ purchases loans generally originated by automobile dealers for sale and assignment to _____________________. _____________________ purchases retail automobile installment sale contracts which may not meet the credit standards of traditional primary lenders. As a result, the underwriting standards applied by _____________________ are not as stringent as those of the finance companies of motor vehicle manufacturers or other financial institutions. The _____________________ finance program focuses on the non-prime market, including borrowers with sub-standard credit profiles who may not be able to receive financing from more traditional sources. The borrowers may have had credit problems in the past, including prior delinquencies, repossessions, bankruptcy filings or charge-offs by other credit companies. Accordingly, borrowers may have greater difficulty or be less likely to make their scheduled payments. The number of delinquencies and losses on the auto loans is expected to be higher than would be the case with lower risk borrowers. Due to the credit quality of these borrowers, the auto loans have been originated with higher annual percentage interest rates than more traditional lenders charge lower risk borrowers. Any increase in losses on the auto loans will result in accelerated prepayments on the Class A Notes. Any reinvestment risks associated with prepayment will be borne by the noteholders. Additionally, if ___________________, as the security insurer, defaults under the policy, you will bear the risk of loss on the auto loans. You are urged to consider the credit quality of the auto loans when analyzing an investment in the notes.

A CHANGE IN SERVICER MAY ADVERSELY AFFECT COLLECTIONS ON THE AUTO LOANS.

          _____________________ believes that its credit loss and delinquency experience reflect in part its trained staff and collection procedures. If a servicer termination event occurs under the sale and servicing agreement and _____________________ is removed as servicer, or if _____________________
resigns or is terminated as servicer, the backup servicer has agreed to assume the obligations of successor servicer. Typically, a change in servicers results in a temporary disruption of servicing. There can be no assurance, however, that collections with respect to the auto loans will not be adversely affected by any change in servicer.

THE ISSUING TRUST HAS ONLY LIMITED ASSETS.

          The sole sources for repayment of the notes are payments on the auto loans, amounts on deposit in the pre-funding account, other cash accounts held by ____________________, proceeds from the repossession and sale of related financed vehicles that secure defaulted auto loans and payments made under the insurance policy. The receivables are NOT insured or guaranteed by any person. The notes represent obligations of the trust and will not be insured or guaranteed by any entity. The money in the pre-funding account will be used solely to purchase additional auto loans or, in limited circumstances, redeem a portion of the Class A Notes and is not available to cover losses on the auto loan pool. The capitalized interest account is designed to cover obligations of the issuing trust relating to the portion of its assets not invested in auto loans and is not designed to provide protection against losses on the auto loan pool. Although the insurance policy will be available to cover shortfalls in distributions of the payments due on the Class A Notes, pursuant to, and in accordance with, the insurance policy, the issuing trust will depend on current distributions on the auto loan pool, including amounts otherwise payable to the Class B Notes, and amounts, if any, available in specific collateral accounts maintained for the benefit of ___________________ to make payments on the Class A Notes. The Class A Notes represent limited obligations of the issuing trust, and the Class A Notes will not be insured or guaranteed by _____________________, Asset Backed Securities Corporation, ____________________
or any other person or entity. If ____________________ has not perfected security interests in the related financed vehicles, its ability to realize on the collateral securing the auto loans may be affected and the proceeds to be distributed to the noteholders on a current basis may be reduced.

GEOGRAPHIC CONCENTRATION OF AUTO LOANS MAY INCREASE CONCENTRATION RISKS.

          Obligors with respect to approximately ____% of the auto loans were located in _______ as of ________, _______, based on current principal balance as of the Initial Cutoff Date and the address of the Obligor. Adverse economic conditions or other factors affecting _______ could increase the delinquency, loan loss or repossession experience of the issuing trust with respect to the auto loans.

LIMITED ABILITY TO RESELL CLASS A NOTES.

          The underwriter may assist in resales of the Class A Notes, but they are not required to do so. A secondary market for the Class A Notes may not develop. If a secondary market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell any of your Class A Notes.

THE RATE AT WHICH THE CLASS A NOTES WILL AMORTIZE CANNOT BE PREDICTED.

          Interest on the auto loans will be payable to the holders of the Class A-1 Notes and Class A-2 Notes on each payment date. This amount will equal one-twelfth of the interest rate on the note balance of the class as of the close of business on the last day of the month immediately preceding the payment date. The auto loans have different APRs.

          All of the auto loans are prepayable at any time. The rate of prepayments on the auto loans may be influenced by a variety of economic, social and other factors. These factors include the fact that a consumer obligor generally may not sell or transfer the related financed vehicle securing an auto loan without the consent of _____________________ unless the loan is repaid by the Obligor at the time of the sale or transfer. The rate of prepayment on the auto loans may also may be influenced by the structure of the loan, the nature of the consumer obligors and the related financed vehicles and servicing decisions. In addition, under some circumstances, _____________________ is obligated to purchase auto loans as a result of breaches of particular representations and warranties, pursuant to the sale and servicing agreement and the receivables purchase agreement. Under some circumstances, the servicer is obligated to purchase auto loans pursuant to the sale and servicing agreement as a result of specified uncured breaches of covenants by it. The servicer may also purchase all the auto loans if the pool balance has declined to less than 10% of the original pool balance, subject to specified limitations in the sale and servicing agreement.

          _____________________ is not aware of publicly available industry statistics that set forth principal prepayment experience for motor vehicle retail installment contracts similar to the auto loans. None of the issuing trust, Asset Backed Securities Corporation or _____________________ make any representation as to the actual prepayment rates on the auto loans. _____________________, however, believes that the actual rate of prepayments will result in the Class A Notes being repaid prior to their respective final scheduled payment date. The amounts paid to noteholders will include prepayments on the auto loans. The noteholders will bear all reinvestment risk resulting from the timing of payments on the notes.

EFFECT OF LITIGATION ON _____________________'S FINANCIAL CONDITION.

          Due to the consumer-oriented nature of _____________________'s industry and the application of particular laws and regulations, industry participants are regularly named as defendants in litigation alleging violations of federal and state laws and regulations and consumer law torts, including fraud. Many of these actions involve alleged violations of consumer protection laws. A significant judgment against _____________________ or others within the industry could have a material adverse effect on _____________________. It could affect _____________________'s financial condition, results of operations and/or its ability to perform its obligations under the receivables purchase agreement, the sale and servicing agreement and the trust agreement.

RATINGS OF THE CLASS A NOTES ARE NOT GUARANTEED TO REMAIN IN PLACE.

          A rating is not a recommendation to purchase, hold or sell notes. The ratings of the Class A Notes address the likelihood of the payment of principal and interest on the Class A Notes pursuant to their terms. There is no assurance that a rating will remain in effect for any given period of time or that a rating will not be lowered or withdrawn entirely by a rating agency if in its judgment circumstances in the future so warrant. In the event that any ratings initially assigned to the Class A Notes are subsequently lowered or withdrawn for any reason, including by reason of a downgrading of the claims-paying ability of ___________________, no person or entity will be obligated to provide any additional credit enhancement with respect to the Class A Notes. Any reduction or withdrawal of a rating may have an adverse effect on the liquidity and market price of the Class A Notes.

EVENTS OF DEFAULT UNDER THE INDENTURE MAY RESULT IN AN ACCELERATION.

          Upon the occurrence of an event of default under the indenture, so long as ___________________ shall not have defaulted and the default is not continuing, ____________________ as indenture trustee, will continue to submit claims under the insurance policy as necessary in accordance with the terms of the insurance policy to enable the issuing trust to continue to make payments due with respect to the Class A Notes on each payment date. However, following the occurrence of an event of default, ___________________ may, at its option, elect to cause the liquidation of the assets of the issuing trust, in whole or in part, and pay all or any portion of the outstanding amount of the Class A Notes, plus accrued interest on the Class A Notes.

IF THE ISSUING TRUST DOES NOT USE ALL OF THE MONEY IN THE PRE-FUNDING ACCOUNT A MANDATORY REDEMPTION OF A PORTION OF THE CLASS A NOTES COULD RESULT.

          If the issuing trust has not used all of the money deposited in the pre-funding account to purchase additional auto loans by ______, _____, then the holders of each of the Class A-1 Notes and the Class A-2 Notes will receive a pro rata prepayment of principal in an amount equal to the unused amount or if the amount remaining in the pre-funding account is less than $100,000, only the Class A-1 Notes will be redeemed. Any reinvestment risk from the mandatory redemption of a portion of the Class A Notes from the unused amount will be borne by the holders of the Class A Notes.

____________________ MAY NOT BE ABLE TO ORIGINATE SUFFICIENT AUTO LOANS TO USE ALL MONEYS IN THE PRE-FUNDING ACCOUNT.

          The ability of _____________________ to acquire or originate sufficient additional auto loans may be affected by a variety of social and economic factors including: interest rates; unemployment levels; the rate of inflation and consumer perception of economic conditions generally. If _____________________ does not originate sufficient additional auto loans then the money deposited in the pre-funding account will not be completely used and a mandatory redemption of a portion of the Class A Notes will result.

                           THE SELLER AND THE SERVICER

[To be inserted]

                                    THE TRUST

          The issuing trust, ___ Auto Receivables Owner Trust ____-_ (the "Trust" or the "Issuer"), is a business trust formed under the laws of the State of Delaware pursuant to the trust agreement for the transactions described in this prospectus supplement. On or about ________, ___ (the "Closing Date"), the Trust will issue Class A-1 _____% Asset Backed Notes (the "Class A-1 Notes"), Class A-2 _____% Asset Backed Notes (the "Class A-2 Notes", and together with the Class A-1 Notes, the "Class A Notes") and Class B _______% Asset Backed Notes (the "Class B Notes" and, together with the Class A Notes, the "Notes.") The Class A-1 Notes will have an aggregate original principal amount of $_________, the Class A-2 Notes will have an aggregate original principal amount of $_________ and the Class B Notes will have an aggregate original principal amount of $________. Only the Class A Notes are offered to you pursuant to this prospectus supplement. Any information in this prospectus supplement relating to the Class B Notes is presented solely to provide you with a better understanding of the Class A Notes. On the Closing Date, the Trust will also issue an Asset Backed Certificate (the "Certificate") which represents the equity ownership in the trust and is subordinate in right of payment to the Notes. The Certificate is not being offered by this prospectus supplement.

          After its formation, the Trust will not engage in any activity other than

          o acquiring, holding and managing motor vehicle retail installment sales contracts secured by new and used automobiles and light-duty trucks financed by these motor vehicle retail installment sales contracts (the "Receivables") and the other assets of the Trust and proceeds from the Trust,

          o    issuing the Notes and the Certificate,

          o    making payments on the Notes, and

          o engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental to the foregoing or connected with the foregoing.

          The proceeds from the initial sale of the Notes will be used by the Trust to purchase the Initial Receivables from the Company pursuant to the Sale and Servicing Agreement and to fund deposits in the Pre-Funding Account and the Capitalized Interest Account. The Servicer will service the Receivables pursuant to the Sale and Servicing Agreement and will be compensated for acting as Servicer. See "Description of the Transaction Documents--Servicing Compensation" in this prospectus supplement.

          The Trust's principal offices are located in Wilmington, Delaware, in care of ____________________, as Owner Trustee, at the address listed below under "--The Owner Trustee."

CAPITALIZATION OF THE TRUST

          The following table illustrates the capitalization of the Trust as of the Initial Cutoff Date, as if the issuance and sale of the Notes had taken place on this date:

         Class A-1 Notes....................        $________

         Class A-2 Notes....................        $________

         Class B Notes......................        $________

              Total.........................        $========


THE OWNER TRUSTEE

          ____________________, the Owner Trustee (the "Owner Trustee") under the Trust Agreement dated as of ______, _____, as amended as of ______, _____ among the Seller, the Company and the Owner Trustee (the "Trust Agreement") is a ________ and its principal offices are located at
______________________________________. The Owner Trustee will perform limited administrative functions under the Trust Agreement. The Owner Trustee's liability in connection with the issuance and sale of the Notes is limited solely to the express obligations of the Owner Trustee set forth in the Trust Agreement and the Sale and Servicing Agreement.

THE INDENTURE TRUSTEE

          ____________________ will be the Indenture Trustee under the Indenture dated as of ______, _____, among the Trust and the Indenture Trustee (the "Indenture"). ____________________ is a ____________________, the corporate trust office of which is located at __________________________.

                                 TRUST PROPERTY

          Each Note represents a limited obligation of the Trust secured by the property of the Trust (the "Trust Property"). The Trust Property will include, among other things, the following:

          o non-prime motor vehicle retail installment sale contracts (the "Initial Receivables") secured by new and used automobiles and light-duty trucks (the "Initial Financed Vehicles");

          o monies due or received under the Initial Receivables (a) with respect to the Initial Receivables, after ________, _______ (the "Initial Cutoff Date"), or (b) with respect to the Subsequent Receivables after the related cutoff date (each a "Subsequent Cutoff Date");

          o amounts as from time to time may be held in one or more separate trust accounts established and maintained by the Indenture Trustee, including the Collection Account, the Pre-Funding Account and the Capitalized Interest Account, and the proceeds of these accounts, as described below (see "Description of the Transaction Documents--Accounts");

          o security interests in the Financed Vehicles granted by the obligors (the "Obligors") pursuant to the Receivables and any accessions;

          o the interest of the Seller in any proceeds from claims on any credit life, credit disability, and physical damage insurance policies or other insurance policies covering the Financed Vehicles or Obligors;

          o specific rights under the Sale and Servicing Agreement and the Receivables Purchase Agreement;

          o amounts payable to the Seller under all Dealer Recourse obligations;

          o all items contained in the related receivable files and any and all other documents that the Seller keeps on file in accordance with its customary procedures relating to the Receivables;

          o property, including the right to receive future Liquidation Proceeds, that secures any of the Receivables and that has been acquired pursuant to the liquidation of any Receivable; and

          o    any and all payments on and proceeds of the foregoing.

          Additional non-prime motor vehicle retail installment sale contracts (the "Subsequent Receivables") secured by new and used automobiles and light-duty trucks (the "Subsequent Financed Vehicles") and related property are intended to be purchased by the Trust from the Seller from time to time on or before ______, _____, from funds on deposit in the Pre-Funding Account. The Subsequent Receivables will be purchased by the Company from the Seller pursuant to one or more subsequent purchase agreements (each, a "Subsequent Purchase Agreement") between the Company and the Seller, and from the Company by the Trust pursuant to one or more subsequent transfer agreements. The purchase by the Trust of the Initial Receivables and the Subsequent Receivables are in this prospectus supplement referred to as the "Receivables," and the Initial Financed Vehicles and the Subsequent Financed Vehicles are in this prospectus supplement referred to as the "Financed Vehicles."

          Pursuant to the dealer agreement between the Dealer and the Seller, a Dealer generally is obligated to pay the Seller for the unpaid balance of those Receivables which do not meet limited representations made by the Dealers (these obligations referred to in this prospectus supplement as "Dealer Recourse"). These representations and warranties relate primarily to the origination of the contracts and the perfection of the security interests in the related Financed Vehicles, and do not typically relate to the creditworthiness of the related Obligors or the collectability of the relevant contracts. Although the Dealer Agreements with respect to the Receivables will not be assigned to the Trust or Indenture Trustee, the Receivables Purchase Agreement and the Sale and Servicing Agreement will require the Seller to cause the amount of any recovery in respect to any Receivable pursuant to any Dealer Recourse to be deposited in the Collection Account in satisfaction of the Seller's obligations under the Sale and Servicing Agreement. The sales by the Dealers of installment sale contracts to the Seller do not generally provide for recourse against the Dealers for unpaid amounts in the event of a default by an Obligor under the installment sales contract, other than in connection with the breach of the foregoing representations and warranties. There can be no assurance that the Seller will pursue all claims under the Dealer Agreements nor that the Seller will prevail if any claim is made.

          The Receivables were generally originated by Dealers in accordance with the Seller's requirements under agreements with Dealers for assignment to the Seller and were so assigned. All the Initial Receivables will be sold and assigned by the Seller to the Company pursuant to the Receivables Purchase Agreement and by the Company to the Trust pursuant to the Sale and Servicing Agreement on or prior to the Closing Date. The Subsequent Receivables will be sold and assigned on one or more future dates occurring no later than ______, _____ (each, a "Subsequent Transfer Date"). The Indenture Trustee, as custodian, will hold the original installment sales contract or promissory note as well as copies of documents and instruments relating to each Receivable (the "Receivables File").

          Pursuant to the Indenture, the Trust will grant a security interest in the Trust Property in favor of the Indenture Trustee on behalf of the Noteholders and for the benefit of the ___________________ (the "Insurer") in support of the obligations owing to it under the Insurance and Indemnity Agreement, dated as of ______, _____, between the Seller, the Trust, the Certificateholder and the Insurer. Any proceeds of the security interest in the Trust Property would be distributed according to the Indenture as described under "The Notes--Priority of Distribution Amounts." The Insurer would be entitled to the distributions only after payment of amounts owing to, among others, Noteholders.

                    THE SELLER'S AUTOMOBILE FINANCING PROGRAM

         [To Be Inserted]

DELINQUENCY AND LOSS EXPERIENCE

          The following tables set forth information relating to the delinquency and loss experience of the Seller for the periods indicated. The data presented in the delinquency and loss tables below are for illustrative purposes only. There is no assurance that the delinquency and credit loss experience with respect to the Seller's automobile, light-duty truck and sports utility vehicle installment contracts in the future, or that the experience of the Trust Property with respect to the Receivables pledged to the Indenture Trustee for the benefit of the Noteholders, will be similar to that set forth below. Losses and delinquencies are affected by, among other things, general and regional economic conditions and the supply of and demand for automobiles, light-duty trucks and sports utility vehicles. The delinquency and loss percentages may be affected by the increase in size of, and the relative lack of seasoning of, a substantial portion of the portfolio. THE INFORMATION IN THE TABLE BELOW IS NOT INTENDED TO INDICATE OR PREDICT THE EXPECTED DELINQUENCY EXPERIENCE ON PAST, CURRENT OR FUTURE POOLS OF AUTOMOBILE LOANS FOR WHICH THE SERVICER IS THE PRIMARY SERVICER. See "Risk Factors--The information relating to the auto loans may not reflect actual experience."

HISTORICAL DELINQUENCY EXPERIENCE

                                  AS OF __________________________   AS OF ________________________   AS OF _______________________

                                                         % OF                             % OF                             % OF
                                  NO. OF       PRINCIPAL PRINCIPAL  NO. OF      PRINCIPAL PRINCIPAL  NO. OF      PRINCIPAL PRINCIPAL
                                  RECEIVABLES  BALANCE   BALANCE    RECEIVABLES BALANCE   BALANCE    RECEIVABLES BALANCE   BALANCE
Aggregate Principal Balance
 at Period End(1), (2).........

Delinquencies
  31-60 Days...................
  61-90 Days...................
  91+ Days.....................
Total Delinquencies............
Amount in Repossession(3)......
Total Delinquencies and Amount
  in Repossession..............  ==========   ========  =========  ==========   =========  ========   ==========  =======  ========

                                                           AS OF ____________________________    AS OF _____________________________

                                                                                    % OF                                   % OF
                                                           NO. OF        PRINCIPAL  PRINCIPAL    NO. OF        PRINCIPAL   PRINCIPAL
                                                           RECEIVABLES   BALANCE    BALANCE      RECEIVABLES   BALANCE     BALANCE
Aggregate Principal Balance at Period End(1), (2).....
Delinquencies
  31-60 Days..........................................
  61-90 Days..........................................
  91+ Days............................................
Total Delinquencies...................................
Amount in Repossession(3).............................
Total Delinquencies and Amount in Repossession........     ==========    =========   ========   ===========      ======== =========


 (1) The aggregate principal balance is equal to the gross receivable less unearned finance charges on Precomputed Receivables plus the principal balance on Simple Interest Receivables.

 (2) Represents the aggregate principal balance of all contracts purchased and serviced by the Seller.

 (3) Represents the aggregate principal balance as of the repossession date.

HISTORICAL NET LOSS EXPERIENCE

                                                             DURING THE PERIOD ENDED
                                                             -------    --------   -------   --------   --------   --------
Average Aggregate Principal
  Balance(1)........................................
Gross Charge-Offs(2)................................
Recoveries(3).......................................
Net Losses..........................................
Net Losses as a Percentage of Average Aggregate
  Principal Balance.................................

------------------

 (1) The aggregate principal balance is equal to the gross receivable less unearned finance charges on Precomputed Receivables plus the principal balance on Simple Interest Receivables.

 (2) Gross Charge-Offs are defined as the remaining principal balance of the charged-off contract less the net proceeds of the liquidation of the related vehicle.

 (3) Recoveries include post-liquidation amounts received on previously charged-off contracts, including deficiency payments, rebates on related extended service contracts and insurance policies.

                               THE BACKUP SERVICER

          If a Servicer Termination Event occurs and remains unremedied and the Seller is terminated as Servicer or resigns as Servicer, in each case in accordance with the Sale and Servicing Agreement, ____________________, a ____________________, will serve as Backup Servicer.

          The Backup Servicer will receive a fee on each Payment Date equal to one-twelfth the product of _____ basis points and the then outstanding Note Balance as compensation for, among other things, (1) standing by to act as successor Servicer and (2) confirming particular calculations made by the Servicer on the monthly statement to Noteholders, including but not limited to
(a) interest and principal payments due to the Noteholders and (b) some of the Receivables performance ratios.

                                 THE RECEIVABLES

          Pursuant to the Receivables Purchase Agreement, the Seller will sell and assign to the Company all of its right, title and interest in and to the Receivables and the other Trust Property, and the Company, pursuant to the Sale and Servicing Agreement, will sell and assign to the Trust all of its right, title and interest in and to the Receivables and any other Trust Property. The Trust will then pledge all of its right, title and interest in and to the Receivables to the Indenture Trustee for the benefit of the Noteholders and the Insurer pursuant to the Indenture. The Receivables consist of non-prime motor vehicle retail installment sales contracts. The Receivables were purchased by the Seller in the ordinary course of its business pursuant to its finance programs and underwriting standards. As detailed in this prospectus supplement, credit guidelines may be less stringent than those applied in the origination of other automobile loans by other lenders. See "The Seller's Automobile Financing Program."

          No selection procedures adverse to the Noteholders or the Insurer were utilized in selecting the Initial Receivables sold and assigned to the Company and then sold and assigned to the Trust. The Receivables existing as of the Initial Cutoff Date were selected from the Seller's portfolio according to several criteria. Among the criteria, each Receivable:

          (1) arises from the delivery and acceptance of a Financed Vehicle and which delivery and acceptance has been fully performed by the Obligor and the Dealer party to the transaction,

          (2)  arises from the normal course of the Dealer's business,

          (3)  is not in default,

          (4) the Obligor of which is a natural person residing in any state or the District of Columbia,

          (5) the Obligor of which is not a government or a governmental subdivision or agency,

          (6)  met the Seller's underwriting criteria at the time of purchase,

          (7)  is denominated and payable in Dollars in the United States,

          (8) is in full force and effect and constitutes the legal, valid and binding obligation of the Obligor in accordance with its terms,

          (9) is not subject to any dispute, litigation, counterclaim or defense, or any offset or right of offset at the time of purchase by the Seller, any exercisable right of rescission,

          (10) is not more than ___ days past due,

          (11) has an original term to scheduled maturity of not less than ___ or more than 72 months,

          (12) has a remaining term to scheduled maturity of not less than ___ months or greater than 72 months,

          (13) provides for equal monthly payments which will cause the Receivable to fully amortize during its term,

          (14) has a remaining principal balance of not less than $_____ or more than $_______,

          (15) has an APR of not less than ____% and

          (16) the model year of the related Financed Vehicle is not earlier than ______.

PAYMENTS ON THE RECEIVABLES

         All of the Receivables provide for the payment by the related Obligor of a specific total amount of payments, payable in substantially equal monthly installments on each scheduled payment date, which total represents the amount financed plus interest charges on the amount financed for the term of the Receivable. Each Receivable provides for repayment of the Amount Financed by an Obligor according to:

          o    the Rule of 78's (a "Rule of 78's Receivables"),

          o the actuarial method (an "Actuarial Receivable" and together with Rule of 78's Receivables, the "Precomputed Receivables") or

          o    the simple interest method (a "Simple Interest Receivable").

          Under a Rule of 78's Receivable, the rate at which the amount of finance charges is earned and, correspondingly, the amount of each scheduled monthly payment allocated to reduction of the outstanding principal balance of the related Receivable are calculated in accordance with the "Rule of 78's". Under the Rule of 78's, the portion of a payment allocable to interest earned during that month is determined by multiplying the total amount of interest payable over the term of the Receivable by a fraction, the denominator of which is equal to the sum of a series of numbers beginning with one and ending with the number of scheduled monthly payments due under the related Receivable, and the numerator of which is the number of payments remaining under the Receivable before giving effect to the payment to which the fraction is being applied. The difference between the amount of the scheduled monthly payment made by the Obligor and the amount of earned interest calculated for the month is applied to principal reduction.

          An Actuarial Receivable provides for amortization of the loan over a series of fixed level monthly installments. Each scheduled monthly payment is deemed to consist of an amount of interest equal to one-twelfth of the stated APR of the Receivable multiplied by the outstanding principal balance of the Receivable and an amount of principal equal to the remainder of the scheduled monthly payment.

          All payments received by the Servicer on or in respect of Precomputed Receivables, including the final scheduled payment, will be allocated pursuant to the Sale and Servicing Agreement on an actuarial basis. No adjustment will be made in the event of early or late payments, although in the latter case, the Obligor may be subject to a late charge.

          "Simple Interest Receivables" provide for the amortization of the amount financed under the Receivable over a series of fixed level monthly payments. However, unlike the monthly payment under Rule of 78s Receivables, each monthly payment consists of an installment of interest which is calculated on the basis of the outstanding principal balance of the receivable multiplied by the stated APR and further multiplied by the period elapsed, as a fraction of a calendar year, since the preceding payment of interest was made. As payments are received under a Simple Interest Receivable, the amount received is applied first to interest accrued to the date immediately preceding the date of payment and the balance is applied to reduce the unpaid principal balance. Accordingly, if an Obligor pays a fixed monthly installment before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. Conversely, if an Obligor pays a fixed monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly less. In either case, the Obligor pays a fixed monthly installment until the final scheduled payment date, at which time the amount of the final installment is increased or decreased as necessary to repay the then outstanding principal balance.

          In the event of a prepayment in full, voluntarily or by acceleration, of a Precomputed Receivable, a "rebate" in the loan accounting records of the Servicer may be made to the Obligor of that portion of the total amount of payments under the relevant Receivable allocable to "unearned" finance charges. In the event of the prepayment in full, voluntarily or by acceleration, of a Simple Interest Receivable, a "rebate" will not be made to the Obligor, but the Obligor will be required to pay interest only to the date immediately preceding the date of prepayment. The amount of a rebate under a Precomputed Receivable generally will be less than or equal to the remaining scheduled payments of interest that would have been due under a Simple Interest Receivable for which all remaining payments were made on schedule.

          The amount of a rebate under a Rule of 78's Receivable calculated in accordance with the Rule of 78's generally will be less than the amount of a rebate on an Actuarial Receivable calculated in accordance with the actuarial method. Distributions to Noteholders will not be affected by Rule of 78's rebates under the Rule of 78's Receivables because pursuant to the Sale and Servicing Agreements distributions will be determined using the actuarial method. Amounts received upon prepayment in full of a Rule of 78's Receivable in excess of the then outstanding principal balance of the Receivable and accrued interest on the then outstanding principal balance of the Receivable, calculated pursuant to the actuarial method, will not be passed through to Noteholders.

PURCHASE OR REPLACEMENT OBLIGATIONS

          Pursuant to the Receivables Purchase Agreement and the Sale and Servicing Agreement, the Seller will be obligated to repurchase or replace, subject to limits on replacement set forth in the Sale and Servicing Agreement, any Receivable sold and assigned to the Trust as to which a breach has occurred as to particular representations or warranties made by the Seller with respect to the Receivable, if the breach has not been cured by the last day of the first full calendar month following the discovery by or notice to the Seller of the breach, if the breach will materially and adversely affect the interests of the Noteholders, the Insurer or the Trust in the relevant Receivable. The Indenture Trustee will also have rights to enforce the obligations of the Seller under the Receivables Purchase Agreement. See "Description of the Transaction Documents--Sale and Assignment of Receivables" and "Trust Property" in this prospectus supplement.

          The Sale and Servicing Agreement also provides that if the Servicer breaches certain of its servicing obligations under the Sale and Servicing Agreement, including but not limited to its obligation to maintain perfection of the first priority security interest of the Seller created by each Receivable in the related Financed Vehicle, or other covenants with regard to the Servicer, in each case only in a manner that materially and adversely affects the interests of the Noteholders, the Insurer or the Trust in any Receivable, the Servicer will purchase or replace the relevant Receivable from the Trust, unless the breach has been cured by the last day of the first full calendar month following the discovery by or notice to the Servicer of the breach.

COMPOSITION OF THE POOL OF INITIAL RECEIVABLES

          The tables below set forth information regarding the composition and characteristics of the pool of Receivables as of the Initial Cutoff Date. It is expected that the composition and characteristics of the Receivables on the Closing Date will be similar to the information set forth below. However, some Receivables may be excluded on the Closing Date as of a result of particular administrative considerations. The Seller does not believe that the characteristics of the Receivables included in the Trust on the Closing Date in the aggregate will differ materially from the information set forth in this prospectus supplement.

                     COMPOSITION OF THE INITIAL RECEIVABLES

        Aggregate Principal Balance.....................           $___________
        Number of Receivables...........................                _______
        Average Amount Financed.........................               $_______
        Range of Amounts Financed.......................    $_______ to $______
        Average Current Principal Balance...............               $_______
        Range of Current Principal Balances.............    $______ to $_______
        Weighted Average APR............................                 _____%
        Range of APRs...................................     _______% to _____%
        Weighted Average Original Term to Scheduled
          Maturity(1)...................................            ____ months
        Range of Original Terms to Scheduled Maturity... ____ to ____ months Weighted Average Remaining Term to Scheduled
          Maturity(1)...................................             ___ months
        Range of Remaining Terms to Scheduled Maturity..       ___ to 72 months

-----------
(1)  Rounded to the nearest month.

            DISTRIBUTION OF RECEIVABLES BY CURRENT PRINCIPAL BALANCE
                         (AS OF THE INITIAL CUTOFF DATE)

                                                               PERCENTAGE OF TOTAL                        PERCENTAGE OF
                                                NUMBER OF      NUMBER OF           CURRENT PRINCIPAL      AGGREGATE PRINCIPAL
CURRENT PRINCIPAL                              RECEIVABLES     RECEIVABLES(1)      BALANCE                 BALANCE(1)
BALANCE
$  5,000.00  to    9,999.99........
  10,000.00  to   14,999.99........
  15,000.00  to   19,999.99........
  20,000.00  to   24,999.99........
  25,000.00  to   29,999.99........
  30,000.00  to   34,999.99........
                                                               ---------------    ---------------        -------------
 TOTAL...........................                                100.00%          $ ___________             100.00%
                                               -----------     ---------------    ---------------        ------------

                 DISTRIBUTION OF RECEIVABLES BY AMOUNT FINANCED
                         (AS OF THE INITIAL CUTOFF DATE)

                                                           PERCENTAGE OF TOTAL                        PERCENTAGE OF
AMOUNT FINANCED                               NUMBER OF       NUMBER OF          CURRENT PRINCIPAL    AGGREGATE PRINCIPAL
                                             RECEIVABLES    RECEIVABLES(1)       BALANCE              BALANCE(1)

$  5,000.00  to    9,999.99........
  10,000.00  to   14,999.99........
  15,000.00  to   19,999.99........
  20,000.00  to   24,999.99........
  25,000.00  to   29,999.99........
  30,000.00  to   34,999.99........
  35,000.00  to   39,999.99........                          -------------      -------------          -----------
TOTAL............................                              100.00%          $___________           100.00%
                                            ------------     -------------      -------------          ------------
(1)  Percentages may not add to 100.00% due to rounding.


                                                                                 DISTRIBUTION OF RECEIVABLES BY APR
                                                                                   (AS OF THE INITIAL CUTOFF DATE)


                                                                                                 PERCENTAGE OF
                                                               PERCENTAGE OF TOTAL CURRENT       AGGREGATE
RANGE OF APRS (%)                             NUMBER OF        NUMBER OF           PRINCIPAL     PRINCIPAL
                                             RECEIVABLES       RECEIVABLES(1)      BALANCE       BALANCE(1)

10.00 to 10.99...................
11.00 to 11.99...................
12.00 to 12.99...................
13.00 to 13.99...................
14.00 to 14.99...................
15.00 to 15.99...................
16.00 to 16.99...................
17.00 to 17.99...................
18.00 to 18.99...................
19.00 to 19.99...................
20.99 to 20.99...................
21.00 to 21.99...................
22.00 to 22.99...................
23.00 to 23.99...................
24.00 to 24.99...................
25.00 to 25.99...................            ------------     ---------         --------------        ----------
TOTAL............................                             100.00%            $___________         100.00%
                                             ------------     ---------         --------------        ----------


                                                                    DISTRIBUTION OF RECEIVABLES BY MODEL YEAR OF FINANCED VEHICLE
                                                                                   (AS OF THE INITIAL CUTOFF DATE)



                                                               PERCENTAGE OF TOTAL                           PERCENTAGE OF
MODEL YEAR                                    NUMBER OF           NUMBER OF         CURRENT PRINCIPAL       AGGREGATE PRINCIPAL
                                             RECEIVABLES        RECEIVABLES(1)             BALANCE              BALANCE(1)

1999.............................
1998.............................
1997.............................
1996.............................
1995.............................
1994.............................
1993.............................
1992.............................
1991.............................
TOTAL............................                                   100.00%          $ ________              100.00%
                                           ============           ============      =============          ===========

(1)  Percentages may not add up to 100.00% due to rounding.


       DISTRIBUTION OF RECEIVABLES BY REMAINING TERM TO SCHEDULED MATURITY
                         (AS OF THE INITIAL CUTOFF DATE)

                                                               PERCENTAGE OF TOTAL                        PERCENTAGE OF
                                                  NUMBER OF     NUMBER OF          CURRENT PRINCIPAL      AGGREGATE PRINCIPAL
RANGE OF REMAINING                               RECEIVABLES   RECEIVABLES(1)      BALANCE                BALANCE(1)
TERMS

24 to 29 months..................
30 to 35 months..................
36 to 41 months..................
42 to 47 months..................
48 to 53 months..................
54 to 59 months..................
60 to 65 months..................
66 to 71 months..................
72 months........................
TOTAL............................                               100.00%         $ ___________               100.00%
                                                =========       ============    ===============           ==========


       DISTRIBUTION OF RECEIVABLES BY ORIGINAL TERM TO SCHEDULED MATURITY
                         (AS OF THE INITIAL CUTOFF DATE)

                                                               PERCENTAGE OF TOTAL                       PERCENTAGE OF
                                                   NUMBER OF    NUMBER OF           CURRENT PRINCIPAL    AGGREGATE PRINCIPAL
RANGE OR ORIGINAL                                 RECEIVABLES   RECEIVABLES(1)      BALANCE              BALANCE(1)
TERMS

30 to 35 months..................
36 to 41 months..................
42 to 47 months..................
48 to 53 months..................
54 to 59 months..................
60 to 65 months..................
66 to 71 months..................
72 months........................
TOTAL............................                                100.00%         $ ___________           100.00%
                                                 =========      ============     ==============          ========

--------------
(1)  Percentages may not add up to 100.00% due to rounding.


                                                                          DISTRIBUTION OF RECEIVABLES BY ADDRESS OF OBLIGOR
                                                                                   (AS OF THE INITIAL CUTOFF DATE)

                                                             PERCENTAGE OF TOTAL                          PERCENTAGE OF
                                                 NUMBER OF      NUMBER OF          CURRENT PRINCIPAL    AGGREGATE PRINCIPAL
                                                RECEIVABLES   RECEIVABLES(1)       BALANCE                 BALANCE(1)
STATE

--------.........................
---------........................
---------........................
------------.....................
----------.......................
-----------......................
------------.....................
---------........................
-----------......................
-----------......................
---------........................
----------.......................
----------.......................
---------........................
----------.......................
---------........................
-----------......................
-----------......................
---------........................
-----------......................
----------.......................
----------.......................
--------.........................
----------.......................
-----------......................
-----------......................
---------........................
-------..........................
----------.......................
TOTAL............................                             100.00%           $ ___________               100.00%
                                         ========            ===========        ==============             ==========
------------------------

(1) Percentages may not add up to 100.00% due to rounding.

MATURITY AND PREPAYMENT CONSIDERATIONS

          All the Receivables are prepayable at any time. The rate of prepayments on the Receivables may be influenced by a variety of economic, social and other factors, including the fact that an Obligor generally may not sell or transfer the Financed Vehicle securing a Receivable without the consent of the Seller unless the loan is repaid by the Obligor at the time of the sale or transfer. For this purpose the term "prepayments" includes prepayments in full, or in part, including, without limitation, some partial prepayments related to refunds of extended service contract costs and unearned insurance premiums, liquidations due to default, as well as receipts of proceeds from physical damage, credit life and credit accident and health insurance policies and other Receivables repurchased for administrative reasons. The rate of prepayment on the Receivables may also be influenced by the structure of the loan, the nature of the Obligors and the Financed Vehicles and servicing decisions as discussed above. In addition, under some circumstances, the Seller is obligated to repurchase or replace Receivables as a result of breaches of representations and warranties pursuant to the Sale and Servicing Agreement and the Receivables Purchase Agreement, and under some circumstances, the Servicer is obligated to purchase Receivables pursuant to the Sale and Servicing Agreement as a result of breaches of specific covenants. Subject to particular conditions, the Servicer has the option to purchase the Receivables when the aggregate principal balance of the Receivables is 10% or less of the Original Pool Balance.

          If prepayments are received on the Receivables, the actual weighted average life of the Receivables may be shorter than the scheduled weighted average life, i.e., the weighted average life assuming that payments will be made as scheduled and that no prepayments will be made. "Weighted Average Life" means the average amount of time during which each dollar of principal on a Receivable is outstanding.

          Any reinvestment risks resulting from a faster or slower incidence of prepayment of Receivables will be borne by the Noteholders. See also "The Notes--Optional Purchase of Receivables" regarding the Servicer's right to purchase the Receivables and the other Trust Property on any Determination Date as of which the Aggregate Principal Balance has declined to less than 10% of the Original Pool Balance.

          Prepayments on automobile receivables can be measured relative to a prepayment standard or model. The model used in this prospectus supplement, the Absolute Prepayment Model ("ABS"), represents an assumed rate of prepayment each month relative to the original number of receivables in a pool of receivables. ABS further assumes that all the Receivables are the same size and amortize at the same rate and that each Receivable in each month of its life will either be paid as scheduled or be prepaid in full. For example, in a pool of receivables originally containing 10,000 receivables, a 1% ABS rate means that 100 receivables prepay each month. ABS does not purport to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of receivables, including the Receivables.

          The tables captioned "Percent of Initial Note Principal Balance at Various ABS Percentages" ("ABS Tables") have been prepared on the basis of the following assumptions:

          o the Trust includes two pools of Receivables with the characteristics set forth in the following table;

          o the Receivables prepay in full at the specified constant percentage of ABS monthly, with no defaults, losses or repurchases,

          o each scheduled monthly payment on the Receivables is made on the last day of each month and each month has 30 days;

          o the initial principal amount of each of the Class A-1 Notes and Class A-2 Notes are as set forth on the cover page of this prospectus supplement;

          o interest accrues during each Interest Period at the following assuming coupon rates; Class A-1 Notes, _____% and Class A-2 Notes, _____%;

          o payments on the notes are made on the ___(th) of each month whether or not a Business Day;

          o    the Class A Notes are purchased on ________, ___;

          o the scheduled monthly payment for each Receivable has been calculated on the basis of the assumed characteristics in the following table so that each Receivable will amortize in amounts sufficient to repay the Principal Balance of the Receivable by its indicated remaining term to maturity;

          o the first due date for each Receivable is the last day of the month of the assumed cutoff date for each Receivable as set forth in the following table;

          o the entire Pre-Funded Amount is used to purchase Subsequent Receivables;

          o the Servicer does exercise its option to purchase the Receivables; and

          o the difference between the gross APR and the net APR is equal to the Servicer Fee, and the net APR is further reduced by the fees due to the Indenture Trustee, the Backup Servicer and the Insurer.

                                                                 REMAINING TERM
                                                                  ORIGINAL TO
           AGGREGATE                            TERM TO            SCHEDULED
           PRINCIPAL    GROSS     ASSUMED     MATURITY (IN       MATURITY (IN
 POOL      BALANCE      APR(%)   CUTOFF DATE    MONTHS              MONTHS)

   1      $  ________    _____     ________      ______             ___
   2         ________    _____     ________      ______             ___

Total     $ _________


          The ABS Tables indicate, based on the assumptions set forth above, the percentages of the initial principal amount of the Class A-1 Notes and Class A-2 Notes that would be outstanding after each of the Payment Dates shown at various percentages of ABS and the corresponding weighted average lives of the Notes. The actual characteristics and performance of the Receivables will differ from the assumptions used in constructing the ABS Tables. The assumptions used are hypothetical and have been provided only to give a general sense of how the principal cash flows might behave under the varying prepayment scenarios. For example, it is very unlikely that the Receivables will prepay at a constant level of ABS until maturity, that all of the Receivables will prepay at the same level of ABS or that the coupon rates on the Notes will remain constant. Moreover, the diverse terms of Receivables could produce slower or faster principal distributions than indicated in the ABS Tables at the various constant percentage of ABS specified, even if the original and remaining terms of maturity of the Receivables are as assumed. Any difference between the assumptions and the actual characteristics and performance of the Receivables, including actual prepayment experience or losses, will affect the percentages of initial balances outstanding over time and the weighted average lives of the Class A-1 Notes and Class A-2 Notes.

                    PERCENT OF INITIAL NOTE PRINCIPAL BALANCE
                          AT VARIOUS ABS PERCENTAGES(1)

PAYMENT                         CLASS A-1 NOTES                                     CLASS A-2 NOTES
DATE              ___%         ___%         ___%         ___%         ___%         ___%      ___%     ___%
INITIAL
=========
=========
=========
=========
=========
=========
=========
=========
=========
=========
=========
=========
=========
=========
=========
=========
=========
=========
=========
=========
=========
=========
=========
=========
=========
=========
=========
Weighted
Average Life
in Years(2)

-------------------------------------------------------------------------------

 (1) The percentages in this table have been rounded to nearest whole number.

 (2) The weighted average life of a note is determined by (1) multiplying the amount of each principal payment on a note by the number of years from the date of the Issuance of the note to the related Payment Date, (b) adding the results and (c) dividing the sum by the related initial principal amount of the note.

                              YIELD CONSIDERATIONS

          Other than on the first Payment Date, on each Payment Date, interest on the Receivables will be passed through to the Class A-1 and Class A-2 Noteholders in an amount equal to one-twelfth of the Interest Rate multiplied by the Note Balance of the applicable Class on the last day of the immediately preceding Collection Period. In the event of prepayments on Receivables, Noteholders will nonetheless be entitled to receive interest for the full month on the Notes. See also "The Receivables--Payments on the Receivables" in this prospectus supplement.

                                 USE OF PROCEEDS

          The Trust will use the net proceeds from the sale of the Notes to purchase Receivables from the Company and to make the initial deposit into the Capitalized Interest Account and the Pre-Funding Account. The Company will use the net proceeds paid to the Company by the Trust to purchase Receivables from the Seller, which in turn will use the proceeds to pay related expenses and repay specific warehouse loans and any additional proceeds will be added to the Seller's general funds and used for its general corporate purposes.

                                   THE INSURER

          The following information has been obtained from the Insurer and has not been verified by the Seller, the Company or the Underwriter. No representations or warranty is made by the Seller, the Company or the Underwriter with respect to this information.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

          In addition to the documents described in the prospectus under "Incorporation of Certain Documents by Reference," the consolidated financial statements of the Insurer and its subsidiaries included in, or as exhibits to, the following documents which have been filed with the Commission by Holdings, are incorporated by reference in this prospectus supplement:

          o    Annual Report on Form 10-K for the year ended ______________,

          o    Quarterly Report on Form 10-Q for the period ended ____________,

          o Quarterly Report on Form 10-Q for the period ended __________, and

          o    Quarterly Report on Form 10-Q for the period ended
               _______________.

          All financial statements of the Insurer included in documents filed by the Insurer pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act") subsequent to the date of this prospectus supplement and prior to the termination of the offering of the Class A Notes shall be deemed to be incorporated by reference into this prospectus supplement and to be a part of this prospectus supplement from the respective dates of filing of these documents.

          The Seller will provide without charge to any person to whom this prospectus supplement is delivered, upon their oral or written request, a copy of any or all of the foregoing financial statements incorporated in this prospectus supplement by reference. Requests for copies should be directed to:
_____________________, _________________________________________.

          The Seller on behalf of the Trust undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Trust's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act and each filing of the financial statements of the Insurer included in or as an exhibit to the annual report the Insurer of filed pursuant to section 13(a) or section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the Class A Notes offered by this prospectus supplement, and the offering of the Class A Notes at that time shall be deemed to be the initial bona fide offering of the Class A Notes.

          All documents filed by the Company with respect to the Registration Statement, either on its own behalf or on behalf of the Trust, relating to the Class A Notes, with the Securities and Exchange pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this prospectus supplement and prior to the termination of any offering of the Class A Notes offered by this prospectus supplement, shall be deemed to be incorporated by reference in this prospectus supplement and to be a part of this prospectus supplement from the date of the filing of these documents. Any statement contained in this prospectus supplement or in a document incorporated or deemed to be incorporated by reference in this prospectus supplement shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus supplement, modifies or replaces the statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

                                    THE NOTES

          The Notes will be issued pursuant to the Indenture, a form of which has been filed as an exhibit to the Registration Statement. The following summary describes some of the terms of the Class A Notes and the Indenture. The summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Notes and the Indenture. The following summary supplements the description of the general terms and provisions of the Notes of any given series and the related Indenture set forth in the accompanying prospectus, to which description reference is made by this prospectus supplement.

          The Class A Notes initially will be represented by notes registered in the name of Cede & Co., as the nominee of The Depository Trust Company ("DTC"), and will only be available in the form of book-entries on the records of DTC and participating members of DTC in denominations of $1,000. All references to "Holders" or "Noteholders" and to authorized denominations, when used with respect to the Notes, shall reflect the rights of Note Owners, and limitations of Note Owners, as they may be indirectly exercised through DTC and its participating members, except as otherwise specified in this prospectus supplement. See "Certain Information Regarding the Securities--Book-Entry Regulation" in the prospectus supplement and Annex I to the prospectus.

          In general, the Class A-1 Noteholders will be entitled to receive, on each Payment Date, the Class A-1 Principal Payment Amount and the Class A-1 Interest Payment Amount and the Class A-2 Noteholders will be entitled to receive, on each Payment Date, the Class A-2 Principal Payment Amount and the Class A-2 Interest Payment Amount, subject to the priority of payments as described in "--Priority of Distribution Amounts." Payments on the Notes will be made from the Note Distribution Account.

MANDATORY REDEMPTION

          The Class A Notes will be redeemed in part on the Mandatory Redemption Date in the event that any portion of the Pre-Funded Amount remains on deposit in the Pre-Funding Account at the end of the Funding Period. The aggregate principal amount of the Class A Notes to be redeemed will be an amount equal to the remaining Pre-Funded Amount on that date (the "Class A Mandatory Redemption Amount"). The Class A Mandatory Redemption Amount will be distributed pro rata to each of the Class A-1 Notes and the Class A-2 Notes, based on the current principal balance of each Class, provided, however, that if the amount remaining in the Pre-Funding Account is less than $100,000, only the Class A-1 Notes will be redeemed.

OPTIONAL PURCHASE OF RECEIVABLES

          As an administrative convenience, the Servicer may purchase all the Receivables and other Trust Property on any Payment Date if, as of the last day of the related Collection Period, the Aggregate Principal Balance has declined to less than 10% of the sum of (1) the Aggregate Principal Balance as of the Initial Cutoff Date plus (2) the aggregate principal balances of the Subsequent Receivables added to the Trust as of their respective Cutoff Dates (the "Original Pool Balance"). To exercise this option, the Servicer must pay the aggregate Purchase Amounts for the Receivables and obtain the prior written consent of the Insurer, or if the redemption would result in a claim under the Policy or if the redemption would result in any amount owing to the Insurer remaining unpaid. Upon exercising the option, the Servicer will succeed to all interests in and to the Trust Property. The purchase price paid by the Servicer will be deposited into the Collection Account and distributed pursuant to "--Priority of Distribution Amounts" below. See "Certain Matters Regarding the Servicer--Termination" in the accompanying prospectus.

          This purchase will cause a redemption of the Notes; provided, however, that the Servicer will provide the Indenture Trustee, the Backup Servicer, the Insurer and the Rating Agencies at least 10 days' prior written notice of any redemption. The Indenture Trustee will give notice to each Noteholder at least five days prior to any redemption. The redemption price for each Note will be no less than the outstanding principal balance of the relevant Note on the date of redemption plus accrued and unpaid interest on the outstanding principal balance (the "Redemption Price"). The Servicer will deposit the Redemption Price into the Collection Account, and the Indenture Trustee will distribute the amounts so deposited in accordance with the "Priority of Distribution Amounts" below.

DISTRIBUTIONS FROM THE TRUST

          No later than 12:00 p.m. New York City time on each Determination Date, the Servicer will inform the Indenture Trustee of the amount of aggregate collections on the Receivables and the aggregate Purchase Amount of Receivables to be purchased by the Servicer with respect to the related Collection Period. The Servicer will determine prior to the Determination Date, the Class A-1 Interest Payment Amount, the Class A-1 Principal Payment Amount, the Class A-2 Interest Payment Amount, the Class A-2 Principal Payment Amount, the Payment Amount, the amounts, if any, required to be deposited in the Class A Reserve Account, the Class A Overcollateralization Amount and the Class A Target Overcollateralization Amount.

          For purposes of this prospectus supplement, the following terms shall have the following meanings:

          "Additional Funds Available" means, with respect to any Payment Date the sum of (1) the Deficiency Claim Amount, if any, received by the Indenture Trustee with respect to the Payment Date plus (2) the Insurer Optional Deposit, if any, received by the Indenture Trustee with respect to the Payment Date.

          "Class A Interest Carryover Shortfall" means, as of the close of business on any Payment Date, the sum of (1) the Class A-1 Interest Carryover Shortfall and (2) the Class A-2 Interest Carryover Shortfall.

          "Class A Interest Payment Amount" means, with respect to any Payment Date, the sum of (1) the Class A-1 Interest Payment Amount and (2) the Class A-2 Interest Payment Amount.

          "Class A Mandatory Redemption Amount" means the amount, if any, remaining of the Pre-Funded Amount on the Mandatory Redemption Date.

          "Class A Overcollateralization Amount" means, with respect to any Payment Date, an amount equal to the excess, if any, of:

                  (1) the sum of,

                    (a) the remaining Aggregate Principal Balance as of the last day of the related Collection Period and

                    (b) all amounts, if any, in the Pre-Funding Account, over

                  (2) the remaining Class A Note Balance, after giving effect to the amounts payable on the Payment Date pursuant to clauses (1) through
         (5) under "--Priority of Distribution Amounts" on the Payment Date.

          "Class A Principal Payment Amount" means, with respect to any Payment Date, the sum of the Class A-1 Principal Payment Amount and the Class A-2 Principal Payment Amount.

          "Class A Target Overcollateralization Amount" means, with respect to any Payment Date, an amount equal to the product of (1) _____%, or any lesser percentage as the Insurer may decide in its sole discretion, and (2) the sum of
(a) the remaining Aggregate Principal Balance, and (b) amounts, if any, in the Pre-Funded Account, each determined as of the last day of the related Collection Period.

          "Class A-1 Interest Carryover Shortfall" means, as of the close of business on any Payment Date, the excess of (a) the Class A-1 Interest Payment Amount for the Payment Date and any outstanding Class A-1 Interest Carryover Shortfall from the immediately preceding Payment Date plus interest on this outstanding Class A-1 Interest Carryover Shortfall, to the extent permitted by law, at the Class A-1 Interest Rate from the preceding Payment Date through the current Payment Date, calculated on the basis of a 360-day year consisting of twelve 30-day months, over (b) the amount of interest that the Holders of the Class A-1 Notes actually received on the current Payment Date.

          "Class A-1 Interest Payment Amount" means, with respect to any Payment Date, 30 days' interest, calculated on the basis of a 360-day year consisting of twelve 30-day months or, in the case of the first Payment Date, the number of days (on a "30/360" basis) from and including ______, _____, to but excluding ______, _____, at the Class A-1 Interest Rate on the Class A-1 Note Balance as of the close of business on the last day of the related Collection Period.

          "Class A-1 Mandatory Redemption Amount" means, (1) with respect to the Mandatory Redemption Date on which the Class A Mandatory Redemption Amount is less than $100,000, the Class A Mandatory Redemption Amount, and (2) with respect to any Payment Date on which the Class A Mandatory Redemption Amount is greater than $100,000, the product of (A) the Class A Mandatory Redemption Amount and (B) a fraction, the numerator of which is the Class A-1 Note Balance as of the class of business on the date prior to the related Payment Date and the denominator of which is the Class A Note Balance as of the class of business on the date prior to the related Payment Date.

          "Class A-1 Principal Carryover Shortfall" means, as of the close of business on any Payment Date, the excess of (a) the Class A-1 Principal Payment Amount and any outstanding Class A-1 Principal Carryover Shortfall from the immediately preceding Payment Date, over (b) the amount of principal that the Holders of the Class A-1 Notes actually received on the current Payment Date.

          "Class A-2 Interest Payment Amount" means, with respect to any Payment Date, 30 days' interest, calculated on the basis of a 360-day year consisting of twelve 30-day months or, in the case of the first Payment Date, the number of days (on a "30/360" basis) from and including ______, _____, to but excluding ______, _____, at the Class A-2 Interest Rate on the Class A-2 Note Balance as of the close of business on the last day of the related Collection Period.

          "Class A-1 Principal Payment Amount" means:

          (a) with respect to any Payment Date other than the Class A-1 Final Scheduled Payment Date: the lesser of,

               (1) the Class A-1 Note Balance immediately prior to the Payment Date and

               (2) the sum of

                    (A) the Principal Payment Amount and

                    (B) the Class A-1 Mandatory Redemption Amount and

          (b) with respect to the Class A-1 Final Scheduled Payment Date, the then outstanding Class A-1 Note Balance.

          "Class A-2 Interest Carryover Shortfall" means, as of the close of business on any Payment Date, the excess of (a) the Class A-2 Interest Payment Amount for the Payment Date and any outstanding Class A-2 Interest Carryover Shortfall from the immediately preceding Payment Date plus interest on the outstanding Class A-2 Interest Carryover Shortfall, to the extent permitted by law, at the Class A-2 Interest Rate from the preceding Payment Date through the current Payment Date, calculated on the basis of a 360-day year consisting of twelve 30-day months, over (b) the amount of interest that the Holders of the Class A-2 Notes actually received on the current Payment Date.

          "Class A-2 Mandatory Redemption Amount" means, with respect to the Mandatory Redemption Payment Date, the positive difference, if any, between the Class A Mandatory Redemption Amount and the Class A-1 Mandatory Redemption Amount.

          "Class A-2 Principal Carryover Shortfall" means, as of the close of business on any Payment Date, the excess of (a) the Class A-2 Principal Payment Amount and any outstanding Class A-2 Principal Carryover Shortfall from the immediately preceding Payment Date, over (b) the amount of principal that the Holders of the Class A-2 Notes actually received on the current Payment Date.

          "Class A-2 Principal Payment Amount" means:

          (a) with respect to any Payment Date other than the Class A-2 Final Scheduled Payment Date: the lesser of,

                  (1) the Class A-2 Note Balance immediately prior to the
                      Payment Date, and

                   (2) the difference between

                           (A) the sum of the Principal Payment Amount and the
                               Class A-2 Mandatory Redemption Amount and

                           (B) the Class A-1 Principal Payment Amount and

         (b) with respect to the Class A-2 Final Scheduled Payment Date, the then outstanding Class A-2 Note Balance.

         "Class B Interest Carryover Shortfall" means, as of the close of business on any Payment Date, the excess of (a) the Class B Interest Payment Amount for the Payment Date and any outstanding Class B Interest Carryover Shortfall from the immediately preceding Payment Date plus interest on the outstanding Class B Interest Carryover Shortfall, to the extent permitted by law, at the Class B Interest Rate from the preceding Payment Date through the current Payment Date, calculated on the basis of a 360-day year consisting of twelve 30-day months, over (b) the amount of interest that the Holders of the Class B Notes actually received on the current Payment Date.

         "Class B Interest Payment Amount" means, with respect to any Payment Date, 30 days' interest, calculated on the basis of a 360-day year consisting of twelve 30-day months or, in the case of the first Payment Date, the number of days (on a "30/360" basis) from and including ______, _____ to but excluding ______, _____, at the Class B Interest Rate on the Class B Note Balance as of the close of business on the last day of the related Collection Period.

         "Class B Principal Payment Amount" means:

          (a) with respect to any Payment Date other than the Class B Final Scheduled Payment Date: the lesser of,

                  (x) the Class B Note Balance immediately prior to the Payment Date, and

                  (y) amounts remaining from the sum of,

                           (A) Available Funds and

                           (B) amounts available from the Class A Reserve
Account in accordance with the terms of the Sale and Servicing Agreement, after application of priorities First through Ninth under "--Priority of Distribution Amounts," and

          (b) with respect to the Class B Final Scheduled Payment Date, the then outstanding Class B Note Balance.

          "Contract Scheduled Payment" means, for any Collection Period for any Receivable, the amount indicated in the Receivable as required to be paid by the Obligor in the relevant Collection Period, without giving effect to deferments of payments granted to Obligors by the Servicer pursuant to the Sale and Servicing Agreement or any rescheduling of payments in an insolvency or similar proceeding.

          "Defaulted Receivable" means any Receivable with respect to which any of the following shall have occurred:

          o for which the related Financed Vehicle has been repossessed by the Servicer;

          o for which all or more than 10% of any payment is 120 days or more past due; or

          o a Contract with respect to which the Servicer has determined in good faith that all amounts expected to be recovered have been received.

          "Draw Date" means, with respect to any Payment Date the third business Day (as defined in the Policy) immediately preceeding the Payment Date.

          "Excess Overcollateralization Amount" means, with respect to any Payment Date, the excess, if any, of

          (1) the Class A Overcollateralization Amount calculated for this purpose only without deduction for any Excess Overcollateralization Amount (I.E., assuming that the entire amount described in clause (x) of the definition of "Principal Payment Amount" is distributed as principal on the Class A Notes) over

          (2) the Class A Target Overcollateralization Amount on the Payment
Date.

          "Insurer Optional Deposit" means, with respect to any Payment Date, an amount delivered by the Insurer, at its sole option, other than amounts in respect of a Policy Claim Amount, for deposit into the Collection Account for any of the following purposes:

          (1) to provide funds in respect of the payment of fees or expenses of any provider of services to the Trust with respect to the Payment Date; or

          (2) to include this amount as part of the Additional Funds Available for the Payment Date to the extent that without this amount a draw would be required to be made on the Policy.

          "Liquidated Receivable" means any Receivable with respect to which any of the following shall have occurred with respect to any Collection Period:

          o    the sale of the Financed Vehicle;

          o for which all or more than 10% of any Contract Scheduled Payment is 120 days or more past due, except in the case of repossessed Financed Vehicles,

          o the Servicer has determined in good faith that all amounts it expects to be recovered have been received, or

          o 90 days have elapsed since the Servicer repossessed the Financed Vehicle.

          "OC Stabilization Date" means the first Payment Date on which the Class A Overcollateralization Amount equals the Class A Target
Overcollateralization Amount.

          "Policy Claim Amount" means, for any Payment Date, the excess, if any, of

          (1) the sum of the Class A Interest Payment Amount and the Class A Principal Payment Amount for the Payment Date over

          (2) the sum of

               (a) the amounts actually deposited into the Class A Note Distribution Account on the related Payment Date and

               (b) the Additional Funds Available to pay the Class A Interest Payment Amount or the Class A Principal Payment Amount if any, for the Payment Date.

         "Principal Balance" of a Receivable:

          o    as of the Cutoff Date, means the Amount Financed minus

              (1) in the case of a Precomputed Receivable, that portion of all payments, including all Contract Scheduled Payments and any prepayments in full or partial prepayments, actually received on or prior to that date and allocable to principal in accordance with the actuarial method and
              (2) in the case of a Simple Interest Receivable, that portion of all payments, including all Contract Scheduled Payments and any prepayments in full or partial prepayments, actually received on or prior to that date and allocable to principal in accordance with the simple interest method, and

          o as of any date after the Cutoff Date, means the Principal Balance as of the Cutoff Date minus

              (1) in the case of a Precomputed Receivable, that portion of all payments, including all Contract Scheduled Payments and any prepayments in full or partial prepayments, actually received on or prior to that date, but after the Cutoff Date, and allocable to principal in accordance with the actuarial method,

              (2) in the case of a Simple Interest Receivable, that portion of all payments, including all Contract Scheduled Payments and any prepayments in full or partial prepayments, actually received on or prior to that date, but after the Cutoff Date, and allocable to principal in accordance with the simple interest method and

              (3) any Cram Down Loss in respect of the Receivable. The Principal Balance of a Liquidated Receivable for purposes other than the definition of Principal Payment Amount shall be equal to $0.

          "Principal Payment Amount" means the amount equal to the excess, if any, of (x) the sum of the following amounts, without duplication:

          o the principal portion of all Contract Scheduled Payments received during the Collection Period on Precomputed Receivables, calculated in accordance with the actuarial method, and all payments of principal received on Simple Interest Receivables, calculated in accordance with the simple interest method, during the Collection Period;

          o the principal portion of all prepayments received during the related Collection Period;

          o the portion of the Purchase Amount allocable to principal of each Receivable that became a Purchased Receivable as of the last day of the related Collection Period and, at the option of the Insurer, the Principal Balance of each Receivable that was required to be but was not so purchased or repurchased;

          o the Principal Balance of each Receivable that first became a Liquidated Receivable during the related Collection Period; and o the aggregate amount of Cram Down Losses with respect to the Receivables that have occurred during the related Collection Period, over

         (y) the Excess Overcollateralization Amount, if any, for the Payment Date.

          "Purchase Amount" means, with respect to a Receivable, the Principal Balance plus interest on the Principal Balance at the respective APR from the last day through which interest has been paid to the last day of the immediately preceding Collection Period if purchased prior to the Determination Date immediately following the end of the Collection Period, and otherwise through the last day of the month of repurchase.

          CALCULATION OF PAYMENT AMOUNTS. The Class A-1 Noteholders will be entitled to receive, to the extent funds are available, the Class A-1 Principal Payment Amount and the Class A-1 Interest Payment Amount with respect to each Payment Date. The Class A-2 Noteholders will be entitled to receive to the extent funds are available, the Class A-2 Principal Payment Amount and the Class A-2 Interest Payment Amount with respect to each Payment Date, subject to the priority of payments as described in "--Priority of Distribution Amounts". The "Class A-1 Note Balance" will initially represent $___________, and afterward, an amount equal to the initial Class A-1 Note Balance reduced by all amounts distributed to the Noteholders that are allocable to principal. The "Class A-2 Note Balance" will initially represent $_________, and afterward, an amount equal to the initial Class A-2 Note Balance reduced by all amounts distributed to the Class A-2 Noteholders that are allocable to principal.

PRIORITY OF DISTRIBUTION AMOUNTS

          On each Payment Date, the Indenture Trustee will, based on the information contained in the Servicer's Certificate delivered on the related Determination Date, distribute the following amounts in the following order of priority:

          (1) first, from the Available Funds, to the Servicer, the Servicer Fee (as defined in this prospectus supplement) for the related Collection Period, and any Servicer Expenses for the related or any prior Collection Period and other amounts mistakenly deposited in the Collection Account belonging to the Servicer, if any, or otherwise required to be distributed to the Servicer in accordance with the Sale and Servicing Agreement;

          (2) second, from the remaining Available Funds, to the Lockbox Bank, the Indenture Trustee, the Owner Trustee and the Backup Servicer, any accrued and unpaid fees and in the case of the Backup Servicer, Servicer Transition Expenses, if any, up to an amount specified in the Sale and Servicing Agreement, in each case, to the extent the Person (as defined in this prospectus supplement) has not previously received this amount from the Servicer;

          (3) third, from the remaining Available Funds, pro rata in respect of the amounts due, (a) to the Class A-1 Noteholders, the Class A-1 Interest Payment Amount for the Payment Date and the Class A-1 Interest Carryover Shortfall, if any, and (b) to the Class A-2 Noteholders, the Class A-2 Interest Payment Amount for the Payment Date and the Class A-2 Interest Carryover Shortfall, if any;

          (4) fourth, from the remaining Available Funds, to the Class A-1 Noteholders, the Class A-1 Principal Payment Amount for the Payment Date, and the Class A-1 Principal Carryover Shortfall, if any;

          (5) fifth, from the remaining Available Funds, to the Class A-2 Noteholders, the Class A-2 Principal Payment Amount for the Payment Date, and the Class A-2 Principal Carryover Shortfall, if any;

          (6) sixth, from the remaining Available Funds, to the Insurer to the extent of any amounts owing the Insurer under the Insurance Agreement;

          (7) seventh, from the remaining Available Funds, to the Class A Reserve Account to the extent necessary to increase the amount on deposit tin this prospectus supplement to its then required level;

          (8) eighth, on or prior to the OC Stabilization Date, from the remaining Available Funds, and together with amounts, if any, available in accordance with the terms of the Class A Reserve Account Agreement, sequentially, to the Class A-1 Noteholders and to the Class A-2 Noteholders, as principal, until the Class A Target Overcollateralization Amount is achieved;

          (9) ninth, from the remaining Available Funds, to the Class B Noteholders, the Class B Interest Payment Amount for the Payment Date and the Class B Interest Carryover Shortfall, if any;

          (10) tenth, from the remaining Available Funds, and together with amounts, if any, available from the Class A Reserve Account in accordance with the terms of the Sale and Servicing Agreement, to the Class B Noteholders, the Class B Principal Payment Amount; and

          (11) eleventh, from the remaining Available Funds, to the Class A Reserve Account, or as otherwise specified in the Trust Documents, any remaining funds.

PAYMENT DATE CALCULATIONS AND PAYMENTS

          In the event that any Servicer's Certificate delivered by the Servicer indicates that the Available Funds with respect to a Payment Date are insufficient to fund in full the related Scheduled Payments plus the amounts described in clauses (1), (2) and (6) above in "--Priority of Distribution Amounts", the Indenture Trustee shall request the Deficiency Claim Amount from the Class A Reserve Account, at the time required by and pursuant to, the Class A Reserve Account Agreement. Any funds received by the Indenture Trustee pursuant to this request will be deposited in the Collection Account and paid on the related Payment Date to the persons entitled to the funds, in the amounts described in clauses (1) through (6) of "--Priority of Distributions" in accordance with the priority of payment. Further, in the event that any Servicer's Certificate delivered by the Servicer indicates that the sum of (1) the Available Funds with respect to a Payment Date, plus (2) any related Deficiency Claim Amount funds deposited in the Collection Account or otherwise received by the Indenture Trustee is insufficient to fund in full the related Scheduled Payments, the Indenture Trustee shall furnish to the Insurer no later than 12:00 noon New York City time on the related Draw Date a completed notice of claim in the amount of the Policy Claim Amount. Amounts paid by the Insurer pursuant to any notice of claim shall be deposited by the Insurer into the Note Distribution Account for payment to Noteholders on the Payment Date.

STATEMENTS TO NOTEHOLDERS

          On each Payment Date, the Indenture Trustee must provide to each Class A Noteholder, the Insurer and the Rating Agencies a statement prepared by the Servicer based on the information in the related Servicer's Certificate, which statement sets forth the information required under the Sale and Servicing Agreement. Each statement will include the following information with respect to the Payment Date or the immediately preceding Collection Period, as applicable:

          (1) the amount of the payment allocable to interest with respect to the Class A-1 Notes, the Class A-2 Notes and the Class B Notes, as applicable;

          (2) the amount of the payment allocable to principal on or with respect to the Class A-1 Notes, the Class A-2 Notes and the Class B Notes;

          (3)  the amount of the payment pursuant to a claim on the Policy;

          (4) the amount of fees paid by the Trust with respect to the related Collection Period, including any Servicer Fee and Servicer Expenses;

          (5) the Class A-1 Note Balance, the Class A-2 Note Balance and the Class B Note Balance;

          (6) the Class A-1 Interest Carryover Shortfall, the Class A-2 Interest Carryover Shortfall and the Class B Interest Carryover Shortfall, if any, and the Class A-1 Principal Carryover Shortfall, the Class A-2 Principal Carryover Shortfall and the Class B Principal Carryover Shortfall, if any;

          (7) the Class A-1 Note Factor, the Class A-2 Note Factor and the Class B Note Factor;

          (8) for each date during the Pre-Funding Period, the remaining Pre-Funded Amount, the amount in the Pre-Funding Account and the amount remaining the Capitalized Interest Account;

          (9) the number of Receivables and the aggregate Principal Balance due of the Receivables, for which the related Obligors are delinquent in making Contract Scheduled Payments (A) between 31 and 60 days,
               (B) between 61 and 90 Days, (C) between 91 and 120 days and (D) more than 120 days;

          (10) the number of Receivables which became Liquidated Receivables, and the aggregate principal amount of the Receivables which became Liquidated Receivables net of Recoveries;

          (11) the number of Receivables which became Defaulted Receivables, and the aggregate principal amount of these Receivables;

          (12) the number and the aggregate Purchase Amount of Receivables that became Purchased Receivables during the related Collection Period and the number and aggregate Purchase Amount of Receivables that were required to be repurchased during the related Collection Period but were not so repurchased;

          (13) the Principal Balance, APR and model year of each Receivable that was replaced and the Principal Balance, APR and model year of the corresponding Replacement Receivable;

          (14) the number and the aggregate Principal Balance of Receivables with respect to which, to the knowledge of the Servicer, Obligors became the subject of bankruptcy proceedings during the Collection Period, or during a prior Collection Period, if the Servicer first became aware of the proceeding during the current Collection Period;

          (15) the amount of any Deficiency Claim Amounts deposited in the Collection Account from the Class A Reserve Account;

          (16) the Class A Overcollateralization Amount and the Class A Target Overcollateralization Amount; and

          (17) the beginning balance, amount of claims paid, amount of deposits made, and ending balance of the applicable collateral self-insurance fund, if any.

          Each amount set forth pursuant to subclauses (1), (2) and (5) will be expressed as a dollar amount per $1,000 of the initial principal amount of a Note.

          Unless and until Definitive Notes are issued, the reports will be sent on behalf of the Trust to Cede & Co., as registered holder of the Class A Notes and the nominee of DTC. See "Reports to Securityholders" and "Description of the Notes" in the prospectus. Within the required period of time after the end of each calendar year, the Indenture Trustee will furnish to each person who at any time during the calendar year was a Noteholder, a statement as to the aggregate amounts of interest and principal paid to that Noteholder and any other information as the Servicer deems necessary to enable the Noteholder to prepare its tax returns. See "Certain Federal Income Tax Consequences."

CREDIT SUPPORT

          The Class A Overcollaterization Amount and the Class A Reserve Account (a funded cash reserve account (the "Class A Reserve Account")), result in credit support for the Class A Notes. This credit support is required to be increased to, and subsequently maintained at, a level established by the Insurer. This level changes over time. The Insurer may permit the required level of credit support provided by the Class A Reserve Account and the Class A Overcollateralization Amount to be reduced, or "step down", over time without the consent of Noteholders.

          OVERCOLLATERIZATION Overcollaterization for the Class A Notes is created as a result of the application of "excess interest" and "excess principal" to the payment of principal on the Class A Notes. The "excess interest" is interest which is collected on the Receivables in excess of the amount of interest that is paid on the Class A Notes, used to pay specific fees, or, under some circumstances, deposited to the Class A Reserve Account. This application of excess interest results in the outstanding principal balance of the Class A Notes amortizing more quickly than the Pool Balance. The "excess principal" is the principal allocated to the Class A Notes which is in excess of the principal the Class A Notes would receive if the principal collected on the Receivables were distributed pro rata to the Class A Notes and Class B Notes based on their relative outstanding principal balances. This application of the "excess principal" results in the outstanding principal balance on the Class A Notes amortizing more quickly than the Aggregate Principal Balance on a percentage basis.

          If the Insurer permits the required level of overcollaterization to step down, principal collections which would otherwise be paid through to the Class A Noteholders as part of the Class A Principal Payment Amount may be instead released to the Class B Noteholders or the Certificateholder.

          SUBORDINATION. As of the Closing Date, the principal balance of the Class B Notes equals ____% of the Note Balance. The transaction is structured so that until the OC Stabilization Date, the Class B Note Balance will grow as a percentage of the Note Balance. The Class B Notes are subordinated in right of payment to the payment of the Class A Notes. No payments of principal will be made to the Class B Notes until the OC Stabilization Date. Payment of interest on the Class B Notes is subordinated to payment of interest and principal on the Class A Notes, the funding of the Class A Reserve Account and, until the OC Stabilization Date, the payment of excess interest as additional principal to the Class A Notes. If there are losses on the Receivables, those losses will be borne entirely by the Certificateholder and by the Class B Notes before there are any losses on the Class A Notes.

          CLASS A RESERVE ACCOUNT. The Class A Reserve Account will be funded with an initial cash deposit on the Closing Date. On each subsequent Payment Date, the Indenture Trustee will be required to deposit additional amounts into the Class A Reserve Account from payments on the Receivables as described under "The Notes--Priority of Distribution Amounts" above to the extent that the balance on deposit tin this prospectus supplement is below the then required level. Amounts, if any, on deposit in the Class A Reserve Account on a Payment Date will be available to the extent provided in the Class A Reserve Account Agreement to fund any Deficiency Claim Amount with respect to the Payment Date. Amounts on deposit in the Class A Reserve Account on any Payment Date on or prior to the OC Stabilization Date, after giving effect to all distributions made on the Payment Date, in excess of the specified Class A Reserve Account Requirements for the Payment Date shall be distributed to Class A Noteholders as a prepayment of principal on the Class A Notes. On any Payment Date after the OC Stabilization Date, the excess funds may be released to the Class B Noteholders or the Certificateholder without the consent of the Class A Noteholders.

          In addition, the Certificateholder, the Insurer and the Collateral Agent under the Class A Reserve Account Agreement may amend the Class A Reserve Account Agreement, and any provisions in the Insurance Agreement relating to the Class A Reserve Account, in any respect, including, without limitation, reducing or eliminating the funding requirements of the Class A Reserve Account or permitting these funds to be used for the benefit of persons other than Class A Noteholders, without the consent of, or notice to, the Trustee, the Owner Trustee or the Noteholders. The Collateral Agent shall not withhold or delay its consent with respect to any amendment that does not adversely affect the Collateral Agent in its individual capacity. Notwithstanding any reduction in or elimination of the funding requirements of the Class A Reserve Account or the depletion of the Class A Reserve Account, the Insurer will be obligated on each Payment Date to fund the full amount of each Scheduled Payment required to be paid by the Payment Date, and which would not be in the absence of a payment under the Policy. If the Insurer breaches its obligations, any losses on the Receivables will be borne first by the Class B Noteholders and then by the Noteholders.

THE INDENTURE

          THE INDENTURE TRUSTEE. ____________________ is the Indenture Trustee under the Indenture. For the purpose of meeting the legal requirements of some jurisdictions, the Indenture Trustee may appoint co-trustees or separate trustees of all or any part of the trust estate and confer upon this party any powers, duties, obligations, rights and trusts as the Indenture Trustee deems necessary, or desirable. In the event of an appointment, all rights, powers, duties and obligations conferred or imposed upon the Indenture Trustee by the Indenture will be conferred or imposed upon the Indenture Trustee and the separate trustee or co-trustee jointly, or, in any jurisdiction in which the Indenture Trustee shall be incompetent or unqualified to perform particular acts, singly upon the separate trustee or co-trustee who will exercise and perform these rights, powers, duties, and obligations solely at the direction of the Indenture Trustee.

          The Indenture Trustee may resign at any time after 60 days' written notice to the Issuer, the Insurer and Noteholders in which event the Controlling Party will be obligated to appoint a successor trustee. The Controlling Party may remove the Indenture Trustee if, among other reasons, the Indenture Trustee ceases to be eligible to continue as the Indenture Trustee under the Indenture, becomes legally unable to act or becomes insolvent. In these circumstances, the Controlling Party will be obligated to appoint a successor trustee. Any resignation or removal of the Indenture Trustee and appointment of a successor trustee will not become effective until acceptance of the appointment of a successor trustee.

          The Sale and Servicing Agreement will provide that the Indenture Trustee will be entitled to indemnification by the Servicer for, and will be held harmless against, any loss, liability, fee, disbursement or expense incurred by the Indenture Trustee not resulting from the Indenture Trustee's own willful misfeasance, bad faith or negligence and other than by reason of a breach of any of the Indenture Trustee's representations or warranties set forth in the Sale and Servicing Agreement. The Sale and Servicing Agreement will further provide that the Servicer will indemnify the Indenture Trustee for some of the taxes that may be asserted in connection with the transaction.

          The Indenture Trustee makes no representations as to the validity or sufficiency of the Sale and Servicing Agreement, the Notes, other than the authentication of the Notes, or any Receivables or the Related Documents and is not accountable for the use or application by the Seller or the Servicer of any funds paid to the Seller or the Servicer in respect of the Notes or the Receivables, or the investment of any monies received by the Servicer before the monies are deposited in the Collection Account. The Indenture Trustee has not independently verified the Receivables. The Indenture Trustee is required to perform only those duties specifically required of it under the Sale and Servicing Agreement and the Indenture. The Indenture Trustee shall determine whether the certificates, reports or other instruments required to be furnished to the Indenture Trustee under the Sale and Servicing Agreement and the Indenture conform to the requirements of the Sale and Servicing Agreement and the Indenture, respectively.

          MODIFICATION OF INDENTURE WITHOUT NOTEHOLDER CONSENT. The Trust and Indenture Trustee may, with the prior written consent of the Insurer, prior to the occurrence and continuance of an Insurer Default, but without consent of the Noteholders, enter into one or more supplemental indentures for any of the following purposes:

          o to correct or amplify the description of the property subject to the lien of the Indenture or add additional property to it;

          o to evidence the succession of another Person to the Trust and the assumption by the successor of the covenants of the Trust;

          o to add additional covenants for the benefit of the Noteholders or to surrender any right or power conferred on the Trust;

          o to convey, transfer, assign, mortgage or pledge any additional property to or with the Indenture Trustee;

          o to cure any ambiguity, or to correct or supplement any provision in the Indenture or in any supplemental indenture that may be inconsistent with any other provision of the Indenture or any supplemental indenture;

          o to add to or change any of the provisions of the Indenture as shall be necessary and permitted to facilitate the administration by more than one trustee; and

          o to add any provisions to, change in any manner or eliminate any of the provisions of the Indenture or modify in any manner the rights of Noteholders under the Indenture; provided that any action must not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of any Noteholder.

         MODIFICATION OF INDENTURE WITH NOTEHOLDER CONSENT. With the prior written consent of the Insurer, prior to the occurrence and continuance of an Insurer Default, and the Note Majority, the Trust and the Indenture Trustee may execute one or more supplemental indentures to add, change or eliminate any other provisions of the Indenture, modify in any manner the rights of the Noteholders or provide for the acceptance of the appointment of a successor Indenture Trustee. Without the prior written consent of the Insurer, prior to the occurrence and continuance of an Insurer Default, and the Holder of each outstanding related Note affected, however, no supplemental indenture will:

          o change the due date of any installment of principal of or interest on any Note or reduce the principal amount of any Note, the interest rate on the Note or the redemption price with respect to the Note, change the provisions of the Indenture relating to the application of collections on, or the proceeds of the sale of, the collateral to the payment of principal of or interest on the Notes, change any place of payment where or the coin or currency in which any Note or any interest on the Note is payable;

          o impair the right to institute suit for the enforcement of particular provisions of the Indenture regarding payment;

          o reduce the percentage of the aggregate amount of the outstanding Notes the consent of the Holders of which is required for any supplemental indenture or the consent of the Holders of which is required for any waiver of compliance with particular provisions of the Indenture or of some of the defaults under the Indenture and their consequences as provided for in the Indenture;

          o modify or alter the provisions of the Indenture regarding particular aspects of what constitutes an "Outstanding" Note;

          o reduce the percentage of the aggregate outstanding amount of the Notes the consent of the Holders of which is required to direct the Indenture Trustee to sell or liquidate the Receivables if the proceeds of the sale would be insufficient to pay the principal amount and accrued but unpaid interest on the outstanding Notes;

          o modify the provision of the Indenture requiring consent of Noteholders except to increase the percentage of the aggregate principal amount of the Notes required to amend the sections of the Indenture or to provide additional provisions requiring the consent of each Noteholder prior to modification or waiver;

          o modify any of the provisions of the Indenture affecting the calculation of the amount of any payment of interest or principal due on any Note on any Payment Date;

          o permit the creation of any lien ranking prior to or on a parity with the lien of the Indenture with respect to any of the collateral for the Notes or, except as otherwise permitted or contemplated in the Indenture, terminate the lien of the Indenture on any collateral or deprive the Holder of any Note of the security afforded by the lien of the Indenture; or

          o become effective if the Rating Agency Condition has not been satisfied with respect to it.

         EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT. Unless an Insurer Default shall have occurred and be continuing, "Events of Default" under the Indenture will consist of those events defined in the Insurance Agreement as Insurance Agreement Indenture Cross Defaults, and will constitute an Event of Default under the Indenture only if the Insurer shall have delivered to the Indenture Trustee, and not rescinded, a written notice specifying that any Insurance Agreement Indenture Cross Default constitutes an Event of Default under the Indenture. "Insurance Agreement Indenture Cross Defaults" consist of:

          (1)  any payment being made under the Policy;

          (2) some events of bankruptcy, insolvency, receivership or liquidation of the Trust, the Seller or the Certificateholder;

          (3) the Trust becoming taxable as an association, or publicly traded partnership, taxable as a corporation for federal or state income tax purposes;

          (4) the Class A Notes not being treated as indebtedness for federal or applicable state income tax purposes and the characterization's having a material adverse effect on the Trust and the Noteholders or the Insurer;

          (5) the sum of the Available Funds with respect to any Payment Date plus the amount, if any, available from particular collateral accounts maintained for the benefit of the Insurer is less than the sum of the amounts described in clauses (1)-(6) under "The Notes--Priority of Distribution Amounts" in this prospectus supplement; and

          (6) any failure to perform in any material respect any other covenants or agreements in the Indenture, or any representation or warranty of the Trust made in the Indenture or in any certificate or other writing delivered pursuant to the Indenture or in connection with the Indenture proving to have been incorrect in any material respect when made, and the failure continuing or not being cured, or the circumstances or condition in respect of which the misrepresentation or warranty was incorrect not having been eliminated or otherwise cured, for 30 days after the giving of written notice of the failure or incorrect representation or warranty to the Trust and the Indenture Trustee by the Insurer.

          Upon the occurrence of an Event of Default, so long as an Insurer Default shall not have occurred and be continuing, the Insurer will have the right, but not the obligation, to cause the Indenture Trustee to liquidate the Trust Property in whole or in part, on any date or dates following the acceleration of the Class A Notes due to the Event of Default as the Insurer, in its sole discretion, shall elect, and to deliver the proceeds of the liquidation to the Indenture Trustee for distribution to the Class A-1 Noteholders and Class A-2 Noteholders on a pro rata basis based on the Class A-1 Note Balance and the Class A-2 Note Balance then outstanding, in accordance with the terms of the Indenture. The Insurer may not, however, cause the Indenture Trustee to liquidate the Trust Property in whole or in part if the proceeds of the liquidation would not be sufficient to pay all outstanding principal of and accrued interest on the Notes, unless the Event of Default arose from an event specified in (1), (2), (3), or (4) in the immediately preceding paragraph. Following the occurrence of any Event of Default, the Indenture Trustee will continue to submit claims under the Policy for any shortfalls in the Scheduled Payments on the Class A Notes in accordance with the terms of the Policy. Following any Event of Default under the Indenture, the Insurer, in its sole discretion, may elect to pay all or any portion of the outstanding amount of the Class A Notes, plus accrued interest on the Class A Notes. See "The Policy" in this prospectus supplement.

          If an Insurer Default has occurred and is continuing, "Events of Default" under the Indenture will consist of the Events of Default described in the accompanying prospectus under "Description of the Notes--Provisions of the Indenture" and "--Events of Default; Rights Upon Events of Default"; and the Indenture Trustee and the Noteholders have the rights under the Indenture described tin this prospectus supplement.

NOTE FACTORS; STATEMENT TO NOTEHOLDERS; SERVICER REPORTS TO THE INDENTURE
TRUSTEE

          The "Class A-1 Note Factor" will be a seven-digit decimal number that the Servicer will compute each month indicating the Class A-1 Note Balance as of the close of business on the last day of the related Collection Period in that month as a fraction of the respective original outstanding principal balance of the Class A-1 Notes. The Class A-1 Note Factor will be 1.0000000 as of the Cutoff Date; and afterward, the Class A-1 Note Factor will decline to reflect reductions in the Class A-1 Note Balance as a result of scheduled payments collected, partial prepayments, prepayments and liquidations of the Receivables. The amount of a Class A-1 Noteholder's pro rata share of the Class A-1 Note Balance can be determined on any date by multiplying the original denomination of the Holder's Note by the Class A-1 Note Factor as of the close of business on the most recent Payment Date.

          The "Class A-2 Note Factor" will be a seven-digit decimal number that the Servicer will compute each month indicating the Class A-2 Note Balance as of the close of business on the last day of the related Collection Period in that month as a fraction of the respective original outstanding principal balance of the Class A-2 Notes. The Class A-2 Note Factor will be 1.0000000 as of the Cutoff Date; and afterward, the Class A-2 Note Factor will decline to reflect reductions in the Class A-2 Note Balance as a result of scheduled payments collected, partial prepayments, prepayments and liquidations of the Receivables. The amount of a Class A-2 Noteholder's pro rata share of the Class A-2 Note Balance can be determined on any date by multiplying the original denomination of the Holder's Note by the Class A-2 Note Factor as of the close of business on the most recent Payment Date.

          Under the Sale and Servicing Agreement, the Servicer will perform some monitoring and reporting functions for the Trust, including the preparation and delivery of the Servicer's Certificate on each Determination Date to the Indenture Trustee, the Backup Servicer, the Insurer, and the Rating Agencies setting forth specified information with respect to the preceding Collection Period.

          Within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of the Sale and Servicing Agreement, the Indenture Trustee will be required to mail to each person who at any time during the relevant calendar year will have been a Noteholder, a statement containing information related to the Noteholder's preparation of federal income tax returns.

                    DESCRIPTION OF THE TRANSACTION DOCUMENTS

          The following summary describes some of the terms of the Transaction Documents. Forms of the Transaction Documents have been filed as exhibits to the Registration Statement. This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions in the Transaction Documents. The following summary supplements the description of the general terms and provisions of the Transfer and Servicing Agreements (as this term is used in the prospectus) set forth in the prospectus, to which description reference is made by this prospectus supplement.

SALE AND ASSIGNMENT OF RECEIVABLES

          Some information with respect to the sale of the Receivables by the Seller and the Company is set forth under "Description of the Transfer and Servicing Agreements--Sale and Assignment of Primary Assets" in the prospectus. See also "The Receivables" in this prospectus supplement and "The Receivables Pools" in the prospectus for additional information regarding the Receivables and some of the obligations of the Seller and the Servicer with respect to the Receivables.

          At the time of issuance of the Notes, the Seller will sell and assign to the Company, the Seller's entire interest in the Receivables, including its security interests in the Financed Vehicles, and the Company will sell and assign to the Trust the Company's entire interest in the Receivables, including the security interests in the Financed Vehicles. On or before the Closing Date, the Trust will pledge the Receivables to the Indenture Trustee for the benefit of the Noteholders and the Insurer pursuant to the Indenture. Each Receivable will be identified in a schedule to the Sale and Servicing Agreement. The Indenture Trustee will, concurrently with the pledge, authenticate and deliver the Notes, which have been executed on behalf of the Trust.

          Any conveyance of Subsequent Receivables is subject to the satisfaction, on or before the related Subsequent Transfer Date, of the following conditions, among others:

          (1) each Subsequent Receivable satisfies the eligibility criteria specified in the Sale and Servicing Agreement;

          (2) the Insurer, so long as no Insurer Default shall have occurred and be continuing, shall in its absolute and sole discretion have approved the transfer of the Subsequent Receivables to the Trust;

          (3) the Seller will not have selected the Subsequent Receivable in a manner that it believes is adverse to the interests of the Noteholders or the Insurer;

          (4) as of each applicable Subsequent Cutoff Date, the Receivables in the Trust together with the Subsequent Receivables to be conveyed by the Seller as of the Subsequent Cutoff Date, meet the following criteria, computed based on the characteristics of the Initial Receivables on the Initial Cutoff Date and any Subsequent Receivables on the related Subsequent Cutoff Date:

               (a) the weighted average APR of the Receivables will not be less than one percent less than the weighted average APR of the Initial Receivables on the Initial Cutoff Date;

               (b) the remaining term of the Receivables will not be greater than 72 months nor less than ____ months;

               (c) not more than ____% of the Principal Balances of the Receivables will be attributable to Loans for the purchase of used Financed Vehicles;

               (d)  the APR is not less than ____% nor more than ____%; and

               (e) no vehicle is older than a _____ model year, and the Trust, the Indenture Trustee, the Owner Trustee

               (f) and the Insurer shall have received written confirmation from a firm of certified independent public accountants as to the satisfaction of the criteria in clauses (a) through
                    (e) above;

          (5) the Seller shall have executed and delivered to the Trust, with a copy to the Indenture Trustee, a Subsequent Transfer Agreement conveying the Subsequent Receivable to the Trust, including a schedule identifying the Subsequent Receivables;

          (6) the Seller shall have delivered certain opinions of counsel to the Indenture Trustee, the Insurer, the Owner Trustee and the Rating Agencies with respect to the validity of the conveyance of the Subsequent Receivables; and

          (7) the Rating Agencies shall have each notified the Seller, the Owner Trustee, the Indenture Trustee and the Insurer in writing that, following the addition of all of the Subsequent Receivables, each of the Class A-1 Notes and the Class A-2 Notes will be rated ______ by ___ and _____ by ______.

         Pursuant to the Receivables Purchase Agreement and the Sale and Servicing Agreement, the Seller will represent and warrant that, among other things:

          o as of each Cutoff Date, the information provided in the schedule to the Sale and Servicing Agreement with respect to the Receivables is correct in all material respects;

          o at the date of issuance of the Notes and any Subsequent Transfer Date, the Receivables are free and clear of all liens or claims and no right of setoff, counterclaim or rescission has been asserted or, to the best of its knowledge, threatened with respect to the Receivables;

          o at the date of issuance of the Notes and any Subsequent Transfer Date, each of the Receivables is secured by, or will be when all necessary steps have been taken to result in, a first priority perfected security interest in the Financed Vehicle in favor of the Seller and this security interest has been validly assigned to the Seller, the Trust and the Indenture Trustee; and

          o each Receivable, at the time it was originated, complied, and at the date of issuance of the Notes and any Subsequent Transfer Data, complies in all material respects with applicable federal, state and local laws, including consumer credit, truth in lending, equal credit opportunity and disclosure laws.

          Pursuant to the Receivables Purchase Agreement and the Sale and Servicing Agreement, the Seller will be obligated to repurchase or replace subject to limits on replacement set forth in the Sale and Servicing Agreement a Receivable from the Trust, if the interests of the Noteholders, the Insurer or the Trust in the Receivable are materially adversely affected by a breach of any representation or warranty made by the Seller, with respect to the Receivable, if the breach has not been cured following discovery by or notice to the Seller of the breach. Pursuant to the Sale and Servicing Agreement, the Servicer will be obligated to purchase or replace a Receivable from the Trust if the interests of the Noteholders, the Insurer or the Trust in the Receivables are materially adversely affected by a breach of some of its servicing obligations under the Sale and Servicing Agreement, including its obligation to maintain perfection of the first priority security interest created by each Receivable in the related Financed Vehicle or other covenants with respect to the Servicer, if the breach has not been cured following the discovery or notice to the Servicer of the breach. Each Receivable will be purchased from the Trust or replaced by the Seller or the Servicer, as the case may be, at a price equal to the Purchase Amount. The purchase or replacement obligations will constitute the sole remedy available to the Noteholders or the Indenture Trustee for any uncured breaches.

          Pursuant to the Sale and Servicing Agreement, the Servicer will service and administer the Receivables. The documents evidencing the Initial Receivables and Subsequent Receivables will be delivered to the Indenture Trustee on the Closing Date and Subsequent Transfer Date. In addition, the Seller's accounting records and computer systems will be marked to reflect the sale and assignment, and UCC financing statements reflecting the sale and assignment will be filed. See "Certain Legal Aspects of the Receivables--Security Interests in Financed Vehicles" in the accompanying prospectus.

ACCOUNTS

          Each Obligor has been instructed to make payments with respect to the Receivables after the applicable Cutoff Date to a Lockbox which has been established and will be maintained by Mellon Bank, N.A. (the "Lockbox Bank"). Upon receipt of payments in the Lockbox, the Lockbox Bank will deposit funds into an account maintained by the Lockbox Bank at a depository institution (the "Lockbox Account") acceptable to the Insurer. The Indenture Trustee will establish the Collection Account (the "Collection Account") in the name of the Indenture Trustee for the benefit of the Noteholders and the Insurer. All payments made on or with respect to the Receivables previously deposited in the Lockbox Account will be transferred to the Collection Account within two Business Days of the receipt of available funds tin this prospectus supplement. Upon receipt, but in no event later than two Business Days after the receipt of amounts in respect of Receivables, each of the Servicer and the Seller will remit all amounts received by it in respect of the Receivables in the form of checks with payment coupons directly to the Lockbox. Other payments received by each of the Servicer and the Seller will be deposited into a local servicing account for processing, and then transferred to the Collection Account within two Business Days of the receipt of available funds tin this prospectus supplement. The Collection Account will be maintained with the Indenture Trustee as long as the Indenture Trustee's deposits have a rating acceptable to the Insurer and the Rating Agencies. If the deposits of the Indenture Trustee no longer have an acceptable rating, the Indenture Trustee shall cause the accounts to be moved to a bank or trust company having acceptable ratings.

          The Indenture Trustee will also establish and maintain an account, in its name, on behalf of Noteholders and the Insurer, in which amounts released from the Collection Account for distribution to Noteholders will be deposited and from which all distributions to Noteholders will be made (the "Note Distribution Account").

          On the Closing Date, a cash amount equal to approximately $___________ (the "Initial Pre-Funded Amount") will be deposited in an account (the "Pre-Funding Account") which will be established with the Indenture Trustee. The "Funding Period" is the period from the Closing Date until the earliest of the date on which:

          (1) the amount on deposit in the Pre-Funding Account is less than $100,000,

          (2) a Servicer Termination Event occurs under the Sale and Servicing Agreement or an Insurance Agreement Event of Default occurs, or

          (3) the Payment Date in __________.

The Initial Pre-Funded Amount, as reduced from time to time during the Funding Period by the amount used to purchase Subsequent Receivables in accordance with the Sale and Servicing Agreement, is referred to in this prospectus supplement as the "Pre-Funded Amount." The Seller expects that the Pre-Funded Amount will be reduced to less than $100,000 on or before the Payment Date in _______. Any Pre-Funded Amount remaining at the end of the Funding Period will be payable to the Noteholders as described in this prospectus supplement. The "Mandatory Redemption Date" is the earlier of (1) the Payment Date in _______ and (2) if the last day of the Funding Period occurs on or prior to the Determination Date in ________, then the _______ Payment Date.

          On the Closing Date, a cash amount shall be deposited in an account (the "Capitalized Interest Account") which will be established with the Indenture Trustee. The amount, if any, deposited in the Capitalized Interest Account will be applied on the Payment Dates occurring in ___________, _________ and __________, and to fund an amount (the "Monthly Capitalized Interest Amount") equal to the amount of interest accrued for each Payment Date at the excess of (1) the weighted average interest rate on the Class A Notes over (2) _____%, on the portion of the Class A Notes having a principal balance in excess of the Aggregate Principal Balances of the Receivables. Any amounts remaining in the Capitalized Interest Account on the Mandatory Redemption Date and not used for these purposes are required to be paid to the Class A Noteholders on the relevant date. See "Description of the Transaction Documents--Accounts."

          All of these Accounts shall be Eligible Deposit Accounts (as defined in the prospectus) acceptable to the Insurer, so long as no Insurer Default has occurred and is continuing.

          Consistent with the Sale and Servicing Agreement and its normal collection practices and procedures, the Servicer may, in its discretion, arrange with the Obligor on a Receivable to extend or modify the payment schedule, subject to particular limitations. No extension or modification in accordance with the Sale and Servicing Agreement will result in a repurchase obligation for the Servicer.

SERVICING PROCEDURES

          The Servicer will make all reasonable efforts to collect all payments due with respect to the Receivables and will continue these collection procedures as it follows with respect to all comparable motor vehicle receivables that it services for itself or others, in a manner consistent with the Sale and Servicing Agreement. If the Servicer determines that eventual payment in full of a Receivable is unlikely, the Servicer will follow its normal collection practices and procedures, including the repossession and disposition of the Financed Vehicle securing the Receivable at a public or private auction, or the taking of any other action permitted by applicable law.

          The Servicer will not be required under the Sale and Servicing Agreement to make any advances of principal or interest due on any Receivable.

COLLECTIONS

          The Servicer or the Seller, as the case may be, will remit or cause to be remitted the aggregate Purchase Amount of any Receivables required to be purchased by it from the Trust to the Collection Account. Under the Sale and Servicing Agreement, the amounts of any recoveries in respect of any Receivables repurchased by Dealers pursuant to any Dealer Recourse constitute collections on the Receivables.

          For purposes of the Sale and Servicing Agreement, collections on a Receivable, other than a Receivable purchased by the Servicer or the Seller, which are not late fees or other administrative fees and expenses collected during a Collection Period are required to be applied first to the Contract Scheduled Payment. To the extent that the collections on a Receivable during a Collection Period exceed the Contract Scheduled Payment on the Receivable, the collections are required to be applied to prepay the Receivable in full. If the collections are insufficient to prepay the Receivable in full, any partial prepayment of principal during a Collection Period will be immediately applied to reduce the principal balance of the Receivable during that Collection Period.

SERVICING COMPENSATION

          The Servicer is entitled under the Sale and Servicing Agreement to receive on each Payment Date a fee (the "Servicer Fee") equal to the sum of (a) the product of one-twelfth and ______% (the "Servicing Fee Rate") and the Principal Balance outstanding at the beginning of the calendar month immediately preceding the month in which the Payment Date occurs and (b) any late fees. If the Backup Servicer, or any other entity becomes the successor Servicer, it will receive compensation at the Servicing Fee Rate. The Servicer will also be reimbursed for particular expenses related to the repossession of Financed Vehicles (the "Servicer Expenses"). The Servicer Fee and Servicer Expenses will be paid out of collections from the Receivables pursuant to the distribution described under "The Notes--Priority of Distribution Amounts".

          The Servicer Fee and the Servicer Expenses will compensate the Servicer for performing the functions of a third-party servicer of the Receivables as an agent for the Trust, including collecting and posting all payments, responding to inquiries of Obligors on the Receivables, investigating delinquencies, reporting any required tax information to Obligors, paying costs of collections and monitoring the collateral. In addition, the Servicer Fee will
(a) compensate the Servicer for administering the Receivables, including accounting for collections, furnishing monthly and annual statements with respect to payments and generating federal income tax information, if any, and
(b) reimburse the Servicer for some of the taxes, independent accountants' fees and other costs incurred in connection with administering the Receivables.

BACKUP SERVICING AND BACKUP SERVICING COMPENSATION

          Pursuant to the Sale and Servicing Agreement, ____________________ will perform particular duties as the Backup Servicer. In addition, following the resignation or removal of the Servicer, the Backup Servicer has agreed to serve as the successor Servicer under the Sale and Servicing Agreement. The Backup Servicer will be required to carry out its duties in accordance with the customary and usual procedures of institutions which perform similar functions. On each Payment Date, the Backup Servicer will be entitled to receive a fee for acting as Backup Servicer (the "Backup Servicer Fee") equal to one-twelfth the product of _______ basis points and the outstanding Note Balance. In addition, following the resignation or removal of the Servicer, the Backup Servicer will be reimbursed for particular costs and expenses associated with the transition of the Backup Servicer to Servicer (the "Servicer Transition Expenses").

          The Sale and Servicing Agreement will provide that the Backup Servicer may not resign from its obligations and duties as Backup Servicer under the Sale and Servicing Agreement, except upon determination that, by reason of a change in legal requirements, the Backup Servicer's performance of these duties would be in violation of particular legal requirements and the Controlling Party does not elect to waive the obligations of the Backup Servicer to perform the duties that render it legally unable to act or to delegate those duties to another Person. No resignation will become effective until a successor backup servicer has assumed the Backup Servicer's servicing obligations and duties under the Sale and Servicing Agreement. Notwithstanding the foregoing, the Backup Servicer may resign for any reason, provided an entity acceptable to the Controlling Party has assumed the Backup Servicer's obligations and duties under the Sale and Servicing Agreement prior to the effectiveness of any resignation and the Rating Agency Condition is also satisfied with respect to the resignation and assumption of the Backup Servicer's obligations.

EVIDENCE AS TO COMPLIANCE

          The Sale and Servicing Agreement will provide that the Servicer will cause a firm of nationally recognized independent certified public accountants to deliver to the Servicer, on or before ______ of each year, commencing ____ _____, a statement to the effect that the firm has audited the books and records of the Servicer and issued its report on the books and records from the fiscal year ended on the immediately preceding _____. The Servicer will deliver a copy of the report to the Indenture Trustee, the Insurer, the Backup Servicer and the Rating Agencies.

          The Sale and Servicing Agreement will also provide for delivery to the Indenture Trustee, the Insurer, the Backup Servicer and the Rating Agencies, on or before ______ of each year, commencing ______, ______, of a certificate signed by an officer of the Servicer stating that, to the officer's knowledge, the Servicer has fulfilled its obligations under the Sale and Servicing Agreement throughout the preceding 12 months, or, for the initial report, for a longer period as will have elapsed from the date of issuance of the Notes, or, if there has been a default in the fulfillment of any obligation, describing each default. A copy of the certificate may be obtained by any Noteholder by a request in writing to the Indenture Trustee addressed to the Corporate Trust Office.

CERTAIN MATTERS REGARDING THE SERVICER

          The Sale and Servicing Agreement will provide that the Servicer may not resign from its obligations and duties as Servicer under the Sale and Servicing Agreement, except (1) upon determination that, by reason of a change in legal requirements, the Servicer's performance of these duties would be in violation of particular legal requirements and (2) the Insurer, or, if an Insurer Default has occurred and is continuing, a Note Majority, does not elect to waive the obligations of the Servicer to perform the duties that render it legally unable to act or to delegate those duties to another Person. No resignation will become effective until the Backup Servicer or a successor servicer has assumed the Servicer's servicing obligations and duties under the Sale and Servicing Agreement.

          The Sale and Servicing Agreement will further provide that neither the Servicer nor any of its stockholders, directors, officers, employees or agents, will be liable to the Trust or the Indenture Trustee for taking any action or for refraining from taking any action pursuant to the Sale and Servicing Agreement; provided, however, that neither the Servicer nor any Person will be protected against any liability that would otherwise be imposed by reason of the Servicer's material breach of the Sale and Servicing Agreement, willful misfeasance, bad faith or negligence, other than errors in judgment, in the performance of its duties.

          Subject to the provisions of the Sale and Servicing Agreement, any entity into which the Servicer may be merged or consolidated, resulting from any merger, conversion or consolidation to which the Servicer is a party, which acquires all or substantially all of the assets of the Servicer, or succeeding to the business of the Servicer, which in any case assumes the obligations of the Servicer, will be the successor of the Servicer, under the Sale and Servicing Agreement. The Servicer may at any time perform specific duties as Servicer through other subcontractors with the prior written consent of the Insurer.

SERVICER TERMINATION EVENTS; RIGHTS UPON SERVICER TERMINATION EVENT

          A "Servicer Termination Event" under the Sale and Servicing Agreement will include:

          o the Servicer's failure to make deposits into the Collection Account or to deliver to the Indenture Trustee any proceeds or payments payable to the Noteholders or the Insurer required to be so deposited or delivered in accordance with the Sale and Servicing Agreement, which failure continues unremedied for a period of two Business Days, one Business Day with respect to payment of Purchase Amounts, after the earlier of (x) discovery of the failure by the Servicer and (y) notice of the failure is given by the Indenture Trustee to the Servicer;

          o the Servicer's failure or failures to satisfy any other covenant or agreement set forth in the Sale and Servicing Agreement, which failure or failures, individually or in the aggregate, materially and adversely affect the rights of Noteholders or the Insurer and remains uncured for a period of 60 days after the earlier of the date on which (a) it obtains actual knowledge of the failure or
               (b) it receives written notice of the failure from (1) the Insurer or the Indenture Trustee or (2) if an Insurer Default has occurred and is continuing, the Note Majority;

          o partiuclar events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings with respect to the Servicer indicating its insolvency;

          o so long as an Insurer Default shall not have occurred and be continuing, the Insurer shall not have delivered an extension notice,

          o so long as an Insurer Default shall not have occurred and be continuing, an Insurance Agreement Event of Default shall have occurred or an event of default under any other Insurance Agreement relating to any series of securities shall have occurred;

          o    a claim is made under the Policy; or

          o any representation or warranty shall prove to be incorrect in any material respect and this incorrectness shall have a material adverse effect on the interest of the Trust, the Noteholders or the Insurer in the Receivables, which has not been cured within 30 days.

         "Insurer Default" shall mean the occurrence and continuance of any of the following events:

          (a) the Insurer shall have failed to make a payment required under the Policy in accordance with its terms;

          (b)  the Insurer shall have

               o filed a petition or commenced any case or proceeding under any provision or chapter of the United States Bankruptcy Code or any similar federal or state law relating to the insolvency, bankruptcy, rehabilitation, liquidation or reorganization,

               o made a general assignment for the benefit of its creditors, or

               o had an order for relief entered against it under the United States Bankruptcy Code or any other similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization which is final and nonappealable; or

          (c) a court of competent jurisdiction, the New York Department of Justice or other competent regulatory authority shall have entered a final and nonappealable order, judgment or decree (1) appointing a custodian, trustee, agent or receiver for the Insurer or for all or any material portion of its property or (2) authorizing the taking of possession by a custodian, trustee, agent or receiver of the Insurer, or the taking of possession of all or any material portion of the property of the Insurer.

          As long as a Servicer Termination Event under the Sale and Servicing Agreement remains unremedied, (x) provided that no Insurer Default shall have occurred and be continuing, the Insurer in its sole and absolute discretion, or
(y) if an Insurer Default shall have occurred and be continuing, then the Note Majority may terminate all of the rights and obligations of the Servicer under the Sale and Servicing Agreement. Upon termination, all authority, power, obligations and responsibilities of the Servicer under the Sale and Servicing Agreement, other than obligations and responsibilities arising prior to the termination, will automatically pass to the Backup Servicer, or other successor servicer appointed by the Insurer, provided that no Insurer Default shall have occurred and be continuing.

WAIVER OF PAST DEFAULTS

          As set forth under "Certain Matters Regarding Servicer--Waiver of Past Defaults" in the prospectus, the Insurer may, so long as no Insurer Default shall have occurred and be continuing, on behalf of the Noteholders, waive any default by the Servicer in the performance of its obligations under the Sale and Servicing Agreement and its consequences. No waiver will impair the Noteholders' rights with respect to subsequent defaults.

AMENDMENT

          The Sale and Servicing Agreement may be amended by the Issuer, the Seller, the Servicer, the Company, the Indenture Trustee and the Backup Servicer, with the prior written consent of the Insurer, so long as no Insurer Default has occurred and is continuing, but without the consent of any of the Certificateholders or the Noteholders, to cure any ambiguity, to correct or supplement any provision in this prospectus supplement or for the purpose of adding any provision to or changing in any manner or eliminating any provision of this prospectus supplement or modifying in any manner the rights of the Noteholders; PROVIDED, HOWEVER, that the action must not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of the Noteholders. The Seller, the Issuer, the Servicer, the Company, the Backup Servicer and the Indenture Trustee may also amend the Sale and Servicing Agreement with the prior written consent of the Insurer, so long as no Insurer Default has occurred and is continuing, and a Note Majority to add, change or eliminate any provisions of the Sale and Servicing Agreement or to modify the rights of the Noteholders; provided, however, that the action will not:

          o increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Receivables or distributions that are required to be made for the benefit of the Noteholders or Certificateholders;

          o reduce the aforesaid percentage of the Noteholders or Certificateholders which is required to consent to any amendment, without, in either case, the consent of the Holders of all Notes and Certificates outstanding; PROVIDED, FURTHER, that if an Insurer Default has occurred and is continuing, the action shall not materially adversely affect the interest of the Insurer; or

          o result in a downgrade or withdrawal of the then current rating of the Notes by the Rating Agencies without the consent of each Noteholder.

The above should in no way be construed to require the consent of the Noteholders or Certificateholders to a reduction in the Target
Overcollateralization Amount or the required level of the Class A Reserve
Account.

LIST OF NOTEHOLDERS; VOTING OF NOTES

          Upon written request by three or more Noteholders or any one or more Noteholders with an aggregate principal balance evidencing not less than 25% of the Note Balance and upon compliance by these Noteholders with other provisions of the Sale and Servicing Agreement, the Indenture Trustee will afford the Noteholders, within five Business Days after receipt of the request, access during business hours to the current list of Noteholders for purposes of communicating with other Noteholders with respect to their rights under the Sale and Servicing Agreement and the Notes.

          If the Seller, the Seller or any of their affiliates owns any Notes, the Note will not have voting rights under the Sale and Servicing Agreement or the other Related Documents.

          The Sale and Servicing Agreement will not provide for the holding of any annual or other meetings of Noteholders.

TERMINATION

          The respective obligations of the Issuer, the Seller, the Servicer, the Company, the Backup Servicer and the Indenture Trustee pursuant to the Sale and Servicing Agreement will terminate upon the latest of: o the maturity or other liquidation of the last Receivable and the payment to Noteholders and the Insurer of amounts required to be paid under the Notes, the Indenture and the Insurance Agreement;

          o    the expiration of the Policy in accordance with its terms; or

          o the payment to Noteholders of all amounts required to be paid to them pursuant to the Indenture and the expiration of any related preference period.

          In order to avoid excessive administrative expense, the Servicer has the option to purchase from the Trust, as of the last day of any month as of which the Aggregate Principal Balance with respect to the Receivables is less than or equal to 10% of the Original Pool Balance, all remaining Receivables at a price equal to the aggregate of the Purchase Amounts of the Receivables as of that last day, plus the appraised value of any other property held by the Trust, with the prior written consent of the Insurer, if the redemption would result in a claim under the Policy or if the redemption would result in any amount owing to the Insurer remaining unpaid. The Indenture Trustee will give written notice of termination to each Noteholder of record. The final distribution to any Noteholder will be made only upon surrender and cancellation of that Holder's Note at the office or agency of the Indenture Trustee specified in the notice of termination; PROVIDED, HOWEVER, that if on the Payment Date upon which final payment of the Notes is to be made, there are five or fewer Noteholders of record, the final payment to that Noteholder will be made by check or wire transfer as described above and each Noteholder shall present and surrender its Note at the office or agency designated in the notice of final distribution referred to above within 30 days after the Payment Date.

                                   THE POLICY

          The following summary of the terms of the Policy does not purport to be complete and is qualified in its entirety by reference to the Policy.

          Simultaneously with the issuance of the Class A Notes, the Insurer will deliver the Policy to the Indenture Trustee for the benefit of each Class A Noteholder. Under the Policy, the Insurer will unconditionally and irrevocably guarantee to the Indenture Trustee, on each Payment Date, for the benefit of each Class A Noteholder the full and complete payment of (1) Scheduled Payments on the Class A Notes and (2) the amount of any Scheduled Payment which subsequently is avoided in whole or in part as a preference payment under applicable law. In the event the Indenture Trustee fails to make a claim under the Policy, Class A Noteholders do not have the right to make a claim directly under the Policy, but may sue to compel the Indenture Trustee to do so.

          "Scheduled Payments" means payments which are scheduled to be made on the Class A Notes during the term of the Policy in accordance with the original terms of the Class A Notes when issued and without regard to any subsequent amendment or modification of the Class A Notes, the Sale and Servicing Agreement or the Indenture that has not been consented to by the Insurer, which "Scheduled Payments", are

          (1) the Class A Interest Payment Amount, with respect to a Payment Date and

          (2) the Class A Principal Payment Amount with respect to a Payment Date. Scheduled Payments do not include payments which become due on an accelerated basis as a result of

               o    a default by the Trust,

               o an election by the Trust to pay principal on an accelerated basis,

               o    the occurrence of an Event of Default under the Indenture or

               o    any other cause,

unless the Insurer elects, in its sole discretion, to pay in whole or in part the principal due upon acceleration, together with any accrued interest to the date of acceleration.

In the event the Insurer does not so elect, the Policy will continue to guarantee Scheduled Payments due on the Class A Notes in accordance with their original terms. Scheduled Payments shall not include

          (1) any portion of a Class A Interest Payment Amount due to the Class A Noteholders because the appropriate notice and certificate for payment in proper form was not timely Received by the Insurer,

          (2) any portion of a Class A Interest Payment Amount due to Class A Noteholders representing interest on any Class A Interest Carryover Shortfall or

          (3)  any Class A Mandatory Redemption Amounts,

unless the Insurer elects, in its sole discretion, to pay the amount in whole or in part. Scheduled Payments shall not include, any amounts due in respect of the Class A Notes attributable to any increase in interest rate, penalty or other sum payable by the Trust by reason of any default or event of default in respect of the Class A Notes or by reason of any deterioration of the creditworthiness of the Trust nor shall coverage be provided under the Policy in respect of any taxes, withholding or other charge imposed with respect to any Noteholder by any governmental authority due in connection with the payment of any Scheduled Payment to a Class A Noteholder.

         Payment of claims on the Policy made in respect of Scheduled Payments will be made by the Insurer following Receipt by the Insurer of the appropriate notice for payment on the later to occur of (1) 12:00 noon, New York City time, on the third Business Day following Receipt of notice for payment, and (2) 12:00 noon, New York City time, on the date on which the payment was due on the Class A Notes.

         If payment of any amount avoided as a preference under applicable bankruptcy, insolvency, receivership or similar law is required to be made under the Policy, the Insurer shall cause the payment to be made on the later of

          (a) the date when due to be paid pursuant to the Order referred to below or

          (b)  the first to occur of

               (1) the fourth Business Day following Receipt by the Insurer from the Indenture Trustee of

               o a certified copy of the order (the "Order") of the court or other governmental body that exercised jurisdiction to the effect that the Class A Noteholder is required to return Scheduled Payments made with respect to the Class A Notes during the term of the Policy because the payments were avoidable as preference payments under applicable bankruptcy law,

               o a certificate of the Class A Noteholder that the Order has been entered and is not subject to any stay and

               o an assignment duly executed and delivered by the Class A Noteholder, in a form as is reasonably required by the Insurer and provided to the Class A Noteholder by the Insurer, irrevocably assigning to the Insurer all rights and claims of the Class A Noteholder relating to or arising under the Class A Notes against the Trust or otherwise with respect to the preference payment, or

             (2) the date of Receipt by the Insurer from the Indenture Trustee of the items referred to in clauses (A), (B) and (C) above if, at least four Business Days prior to the date of Receipt, the Insurer shall have Received written notice from the Indenture Trustee that these items were to be delivered on that date and the date was specified in the notice.

This payment shall be disbursed to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order and not to the Indenture Trustee or any Class A Noteholder directly, unless a Class A Noteholder has previously paid the amount to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order, in which case the payment shall be disbursed to the Indenture Trustee for distribution to the Class A Noteholder upon proof of the payment reasonably satisfactory to the Insurer. In connection with the foregoing, the Insurer shall have the rights provided pursuant to the Sale and Servicing Agreement including, without limitation, the right to direct all matters relating to any preference claim and subrogation to the rights of the Indenture Trustee and each Class A Noteholder in the conduct of any proceeding with respect to a preference claim.

OTHER PROVISIONS OF THE POLICY

          The terms "Receipt" and "Received" with respect to the Policy shall mean actual delivery to the Insurer and to its fiscal agent, if any, prior to 12:00 noon, New York City time, on a Business Day; delivery either on a day that is not a Business Day or after 12:00 noon, New York City time, shall be deemed to be Received on the next succeeding Business Day. If any notice or certificate given under the Policy by the Indenture Trustee is not in proper form or is not properly completed, executed or delivered, it shall be denied not to have been Received, and the Insurer or its fiscal agent shall promptly so advise the Indenture Trustee, and the Indenture Trustee may submit an amended notice.

          Under the Policy, "Business Day" means any day other than a Saturday, Sunday, legal holiday or other day on which commercial banking institutions in Wilmington, Delaware, the City of New York or any other location of any successor Servicer, successor Owner Trustee or successor Indenture Trustee are authorized or obligated by law, executive order or governmental decree to be closed.

          The Insurer's obligations under the Policy in respect of Scheduled Payments shall be discharged to the extent funds are transferred to the Indenture Trustee as provided in the Policy whether or not the funds are properly applied by the Indenture Trustee.

          The Insurer shall be subrogated to the rights of each Class A Noteholder to receive payments of principal and interest to the extent of any payment by the Insurer under the Policy.

          Claims under the Policy constitute direct, unsecured and unsubordinated obligations of the Insurer ranking not less than pari passu with other unsecured and unsubordinated indebtedness of the Insurer for borrowed money. Claims against the Insurer under the Policy and each other financial guaranty insurance policy issued by the Policy constitute pari passu claims against the general assets of the Insurer. The terms of the Policy cannot be modified or altered by any other agreement or instrument, or by the merger, consolidation or dissolution of the Trust. The Policy may not be canceled or revoked prior to distribution in full of all Scheduled Payments with respect to the Notes. THE POLICY IS NOT COVERED BY THE PROPERTY/CASUALTY INSURANCE SECURITY FUND SPECIFIED IN ARTICLE 76 OF THE NEW YORK INSURANCE LAW. The Policy is governed by the laws of the State of New York.

          It is a condition to issuance that the Class A Notes be rated ________ by ___ and _____ by ______. The ratings by the Rating Agencies of the Class A Notes will be based on the issuance of the Policy. A rating is not a recommendation to purchase, hold or sell Class A Notes. In the event that the rating initially assigned to any of the Class A Notes is subsequently lowered or withdrawn for any reason, including by reason of a downgrading of the claims-paying ability of the Insurer, no person or entity will be obligated to provide any additional credit enhancement with respect to the Class A Notes. Any reduction or withdrawal of a rating may have an adverse effect on the liquidity and market price of the Notes. See "Ratings" in this prospectus supplement.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

          The following is a general summary of some of the related Federal income tax consequences of the purchase, ownership and disposition of the Class A Notes. This discussion does not address every aspect of the Federal income tax laws that may be relevant to holders of Class A Notes in light of their personal investment circumstances or to particular types of Class A Noteholders subject to special treatment under the Federal income tax laws, including, without limitation, banks and thrifts, insurance companies, dealers in securities, foreign investors, regulated investment companies, individuals, trusts and estates and pass-through entities, the equity holders of which are any of the foregoing. This discussion is directed to prospective purchasers who purchase Class A Notes in the initial distribution of the Class A Notes and who hold the Class A Notes as "capital assets" within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the "Code"). Prospective purchasers are urged to consult their own tax advisors in determining the Federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the Class A Notes.

          The following summary is based upon current provisions of the Code, the Treasury regulations promulgated under the Code, judicial authority, and ruling authority, all of which are subject to change, which change may be retroactive. The Issuer will be provided with an opinion of Federal Tax Counsel regarding some of the related Federal income tax matters discussed below. An opinion of Federal Tax Counsel, however, is not binding on the Internal Revenue Service (the "IRS") or the courts. Moreover, there are no cases or IRS rulings on similar transactions with terms similar to those of the Class A Notes. As a result, the IRS may disagree with all or a part of the discussion below. No ruling on any of the issues discussed below will be sought from the IRS.

TAX CHARACTERIZATION OF THE ISSUER

          Stroock & Stroock & Lavan LLP will deliver its opinion that the Issuer will not be classified as an association, or publicly traded partnership, taxable as a corporation for Federal income tax purposes. This opinion will be based on the assumption of compliance by all parties with the terms of the Trust Agreement and related documents.

          If the Issuer were taxable as a corporation for Federal income tax purposes, the Issuer would be subject to corporate income tax on its taxable income. The Issuer's taxable income would include all its income on the Receivables, possibly reduced by its interest expense on the Class A Notes. Any corporate income tax could materially reduce cash available to make payments on the Class A Notes and distributions on the Certificates, and Certificateholders, and possibly Class A Noteholders, could be liable for any tax that is not paid by the Trust.

TAX CONSEQUENCES TO HOLDERS OF THE CLASS A NOTES

          TREATMENT OF THE CLASS A NOTES AS INDEBTEDNESS. The Issuer will agree, and the Class A Noteholders will agree by their purchase of Class A Notes, to treat the Class A Notes as debt for Federal, state and local income and franchise tax purposes. Federal Tax Counsel will advise the Issuer that in its opinion the Class A Notes will be classified as debt for Federal income tax purposes.

          OID, INDEXED SECURITIES, ETC. It is not anticipated that the Class A Notes will be issued with original issue discount ("OID") within the meaning of
Section 1273 of the Code.

          INTEREST INCOME ON THE CLASS A NOTES. Based on the above assumptions, except as discussed below, the Class A Notes will not be considered issued with OID. If the Class A Notes were treated as being issued with OID, the excess of the "stated redemption price at maturity" of the Class A Notes over their issue price would constitute OID. The stated interest on the Class A Notes will be taxable to a Class A Noteholder as ordinary interest income when received or accrued in accordance with the Class A Noteholder's method of tax accounting. Under the OID Regulations, a holder of a Class A Note issued with a DE MINIMIS amount of OID must include this OID in income, on a pro rata basis, as principal payments are made on the Class A Note. A purchaser who buys a Class A Note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

          SALE OR OTHER DISPOSITION. If a Class A Noteholder sells a Class A Note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder's adjusted tax basis in the Class A Note. The adjusted tax basis of a Class A Note to a particular Class A Noteholder will equal the holder's cost for the Class A Note, increased by any market discount, and gain previously included by the Class A Noteholder in income with respect to the Class A Note and decreased by the amount of premium, if any, previously amortized and by the amount of principal payments previously received by the Class A Noteholder with respect to the related Class A Note. Any gain or loss will be capital gain or loss, except for gain representing accrued interest, including OID, and accrued market discount not previously included in income. Capital losses generally may be used by a corporate taxpayer only to offset capital gains, and by an individual taxpayer only to the extent of capital gains plus $3,000 of other income.

          Alternatively, if, contrary to the opinion of Federal Tax Counsel, the Issuer were treated as a publicly traded partnership taxable as a corporation, it would be subject to Federal income tax, and any similar state or local taxes, at corporate tax rates on its taxable income generated by ownership of the Receivables. This tax could result in reduced distributions to Class A Noteholders. Distributions to Class A Noteholders generally would not be deductible in computing the taxable income of the publicly traded partnership. In addition, all or a portion of any distributions would, to the extent of the current and accumulated earnings and profits of the corporation, be treated as dividend income to the Class A Noteholders, and in the case of Class A Noteholders that are foreign persons would be subject to withholding tax.

          FOREIGN HOLDERS. Interest paid, or accrued, to a Class A Noteholder who is a nonresident alien, foreign corporation or other non-United States person (a "Foreign Person") generally will be considered "portfolio interest," and generally will not be subject to United States Federal income tax and withholding tax, if the interest is not effectively connected with the conduct of a trade or business within the United States by the foreign person and the Foreign Person (1) does not own actually or constructively 10% or more of the capital or profits of interests in the Issuer and is not actually or constructively a "10 percent shareholder" of the Trust, the Seller or the Seller, including a 10% owner of the Certificates, or "controlled foreign corporation" with respect to which the Issuer, the Seller, or the Seller is a "related person" within the meaning of the Code and (2) provides the Trustee or other person who is otherwise required to withhold U.S. tax with respect to the Class A Notes with an appropriate statement, on Form W-8 or a similar form, signed under penalties of perjury, certifying that the beneficial owner of the Class A Note is a Foreign Person and providing the foreign person's name and address. If the information provided in this statement changes, the Foreign Person must inform the Issuer within 30 days of the change. If a Class A Note is held through a securities clearing organization or other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8 or substitute form provided by the Foreign Person that owns the Class A Note. Under recently finalized Treasury regulations (the "Final Regulations") this statement requirement may also be satisfied with other documentary evidence with respect to an offshore account or through some types of foreign intermediaries. Those regulations will apply for payments made after December 31, 1999. If the interest is not portfolio interest, then it will be subject to United States Federal income and withholding tax at a rate of 30%, unless reduced or eliminated pursuant to an applicable tax treaty.

          Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Note by a foreign person will be exempt from United States Federal income and withholding tax, provided that (a) the gain is not effectively connected with the conduct of a trade or business in the United States by the Foreign Person and (b) in the case of an individual foreign person, the Foreign Person is not present in the United States for 183 days or more in the taxable year.

          If a Foreign Person is engaged in a trade or business and interest on the Class A Note is effectively connected with the conduct of that trade or business in the United States, the Foreign Person, although exempt from the withholding tax discussed above, will be subject to United States federal income tax on the interest on a net income basis in the same manner as if it were a United States person if the Foreign Person properly executed IRS Form 4224 annually. In addition, if the Foreign Person is a foreign corporation, it may be subject to a branch profits tax equal to 30%, or lower treaty rate, of its effectively connected earnings and profits for the taxable year, subject to adjustments.

          If the IRS were to contend successfully that the Class A Notes are interests in a partnership, not taxable as a corporation, a Class A Noteholder that is a foreign person might be required to file a U.S. Federal income tax return and pay tax on its share of partnership income at regular U.S. rates, including the branch profits tax, and would be subject to withholding tax on its share of partnership income. If the Class A Notes were recharacterized as interests in a "publicly traded partnership" taxable as a corporation, distributions on the Class A Notes treated as dividends would generally be subject to withholding tax on the gross amount of the dividends at the rate of 30% unless the rate were reduced by an applicable treaty. If the Class A Notes are recharacterized as equity interests in a partnership, or, contrary to the opinion of Federal Tax Counsel, in a publicly traded partnership taxable as a corporation, any taxes required to be so withheld will be treated for all purposes of the Class A Notes as having been paid to the related Class A Noteholder.

          BACKUP WITHHOLDING. Each holder of a Class A Note, other than an exempt holder such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident, will be required to provide, under penalties of perjury, a certificate containing the holder's name, address, correct Federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt Class A Noteholder fail to provide the required certification, the Issuer will be required to withhold 31% of the amount otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's Federal income tax liability. The Final Regulations make modifications to the backup withholding and information reporting rules. Prospective investors should consult their own advisors as to the application of the Final Regulations.

                         CERTAIN STATE TAX CONSEQUENCES

          In addition to the federal income tax consequences described in "Material Federal Income Tax Consequences" above, potential purchasers should consider the state income tax consequences of the acquisition, ownership and disposition of the Class A Notes. State income tax law may vary substantially from state to state, and this discussion does not purport to describe any aspect of the income tax laws of any state. Therefore, potential purchasers should consult their own tax advisors with respect to the various tax consequences of an investment in the Class A Notes.

                              ERISA CONSIDERATIONS

          Section 406 of ERISA and Section 4975 of the Code prohibit a pension, profit sharing, or other employee benefit plan, as well as individual retirement accounts and particular types of Keogh Plans subject to those provisions, and entities deemed to hold plan assets of these plans (each, a "Benefit Plan"), from engaging in particular transactions involving "plan assets" with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to the Benefit Plan. A violation of these "prohibited transaction" rules may generate excise tax and other penalties and liabilities under ERISA and the Code for these persons. ERISA also imposes particular duties on persons who are fiduciaries of Benefit Plans subject to ERISA. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Benefit Plan is considered to be a fiduciary of the Benefit Plan, subject to exceptions not here relevant.

          Some transactions involving the Issuer might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Benefit Plan that purchases Class A Notes if assets of the Issuer were deemed to be assets of the Benefit Plan. Under a regulation issued by the United States Department of Labor (the "Plan Assets Regulation"), the assets of the Issuer would be treated as plan assets of a Benefit Plan for the purposes of ERISA and the Code only if the Benefit Plan acquired an equity interest in the Issuer and none of the exceptions contained in the Plan Assets Regulation was applicable. An "equity interest" is defined under the Plan Assets Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Although there is little guidance on the subject, the Issuer believes that, at the time of their issuance the Class A Notes should be treated as indebtedness without substantial equity features for purposes of the Plan Assets Regulation. The debt status of the Class A Notes could be affected subsequent to their issuance by particular types of changes in the financial condition of the Issuer.

          Without regard to whether Class A Notes are treated as an equity interest under the Plan Assets Regulation, the acquisition or holding of the Class A Notes by or on behalf of a Benefit Plan could be considered to give rise to a prohibited transaction if the Issuer, the Seller, the Servicer, the Backup Servicer, the Indenture Trustee or the Owner Trustee is or becomes a party in interest or a disqualified person with respect to a Benefit Plan or in the event that a subsequent transfer of a Class A Note occurs between a Benefit Plan and a party in interest or disqualified person with respect to the Plan. Some exemptions from the prohibited transaction rules could be applicable to the purchase and holding of Class A Notes by a Benefit Plan depending on the type and circumstances of the plan fiduciary making the decision to acquire the Class A Notes. Included among these exemptions, each of which contains several conditions which must be satisfied before the exemption applies, are: PTCE 90-1, regarding partiuclar transactions entered into by insurance company pooled separate accounts; PTCE 95-60, regarding particular transactions entered into by insurance company general accounts; PTCE 96-23, regarding particular transactions effected by "in-house asset managers"; PTCE 91-38 regarding particular types of transactions entered into by bank collective investment funds; and PTCE 84-14, regarding particular transactions effected by "qualified professional asset managers." By acquiring a Class A Note, each purchaser and each transferee of a Class A Note shall be deemed to represent and warrant that either (1) it is not acquiring a Class A Note with the assets of a Benefit Plan; or (2) its purchase and holding of the Class A Notes will qualify for prohibited transaction exemptive relief under PTCE 95-60, PTCE 96-23, PTCE 91-38, PTCE 90-1, PTCE 84-14 or some other applicable exemption.

          Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and some church plans (as defined in Section 3(33) of ERISA) may not be subject to ERISA requirements. However, governmental plans can be subject, under federal, fiduciary, state or local law, to restrictions which are similar to ERISA and church plans may be subject to other types of prohibited transaction restrictions under the Code.

          A Benefit Plan fiduciary considering the purchase of Class A Notes should consult its tax and/or legal advisors regarding whether the assets of the Issuer would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

                                     RATINGS

         It is a condition to issuance that each of the Class A-1 Notes and the Class A-2 Notes be rated _____ by ___ and ____ by ______. The ratings by the
Rating Agencies of the Class A Notes will be based on the issuance of the Policy. A rating is not a recommendation to purchase, hold or sell Class A Notes. In the event that the rating initially assigned to any of the Class A Notes is subsequently lowered or withdrawn for any reason, including by reason of a downgrading of the claims-paying ability of the Insurer, no person or entity will be obligated to provide any additional credit enhancement with respect to the Class A Notes. Any reduction or withdrawal of a rating may have an adverse effect on the liquidity and market price of the Class A Notes.

                                  UNDERWRITING

          Subject to the terms and conditions set forth in an underwriting agreement dated March 16, 1999 (the "Underwriting Agreement"), the Company has agreed to cause the Trust to sell to Credit Suisse First Boston Corporation (the "Underwriter"), and the Underwriter has agreed to purchase, all of the Class A Notes.

          Under the terms and conditions of the Underwriting Agreement, the Underwriter is committed to take and pay for all the Class A Notes offered by this prospectus supplement, if any are taken.

          The Seller has been advised by the Underwriter that the Underwriter proposes to offer the Class A Notes from time to time for sale in negotiated transactions or otherwise, at prices determined at the time of sale. The Underwriter may effect these transactions by selling Class A Notes to or through dealers and these dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriter and any purchasers of Class A Notes for whom they may act as agents. The Underwriter and any dealers that participate with the Underwriter in the distribution of the Class A Notes may be deemed to be underwriters, and any discounts or commissions received by them and any profit on the resale of Class A Notes by them may be deemed to be underwriting discounts or commissions under the Securities Act of 1933, as amended (the "Securities Act").

          The Class A Notes are a new issue of securities with no established trading market. The Trust has been advised by the Underwriter that it intends to make a market in the Class A Notes, but the Underwriter is not obligated to make a market and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the Class A Notes.

          An affiliate of the underwriter provides a warehouse facility to the Seller.

          The Seller has agreed to indemnify the Underwriter against particular types of liabilities, including liabilities under the Securities Act.

                                     EXPERTS

          The consolidated balance sheets of Financial Security and Subsidiaries as of December 31, ______ and ______ and the related consolidated statements of income, changes in shareholder's equity and cash flows for each of the three years in the period ended December 31, _____, incorporated by reference in this prospectus supplement, have been incorporated in this prospectus supplement in reliance on the report of ______________________, independent accountants, given on the authority of that firm as experts in accounting and auditing.

                                  LEGAL MATTERS

          Some legal matters relating to the Class A Notes and some related federal income tax and other matters will be passed upon for the Seller by ____________________________________________. Some relevant legal matters relating to the Class A Notes will be passed upon for the Underwriter by and the Company Stroock & Stroock & Lavan LLP, New York, New York.

                                    GLOSSARY

          AGGREGATE PRINCIPAL BALANCE: With respect to the Closing Date, the Cutoff Date Principal Balance, and with respect to any Determination Date, the sum of the Principal Balances, computed as of the last day of the related Collection Period end date, for all Receivables, other than Liquidated Receivables and Purchased Receivables.

          AMOUNT FINANCED: With respect to a Receivable, the aggregate amount advanced extended under the Receivable toward the purchase price of the Financed Vehicle and related costs, including amounts of credit extended in respect of accessories, insurance premiums, service and warranty policies or contracts and other items customarily financed as part of motor vehicle retail installment contracts or promissory notes, and related costs.

          AVAILABLE FUNDS: With respect to any Determination Date, the sum of

          (1) the "Collected Funds" received by the Servicer during the related Collection Period,

          (2) all Purchase Amounts deposited in the Collection Account for the related Collection Period,

          (3) all income received from investments of funds in the Collection Account during the related Collection Period,

          (4) the Monthly Capitalized Interest Amount with respect to the Payment Date,

          (5) the Insurer Optional Deposit, if any, and

          (6) any remaining Pre-Funded Amount applied to the mandatory redemption of Notes.

          CERTIFICATEHOLDER: The holder of a Certificate

          CLASS: A class of Notes.

          CLASS A NOTE BALANCE: The sum of (1) the Class A-1 Note Balance and
(2) the Class A-2 Note Balance.

          CLASS A-1 FINAL SCHEDULED PAYMENT DATE: ______________, or, if this day is not a Business Day, the next succeeding Business Day.

          CLASS A-2 FINAL SCHEDULED PAYMENT DATE: _________________, or, if this day is not a Business Day, the next succeeding Business Day.

          CLASS B NOTE BALANCE: An amount equal to $____________ on the Closing Date and after, an amount equal to the initial Class B Note Balance reduced by all amounts distributed to the Class B Noteholders that are allocable to principal.

          COLLECTED FUNDS: With respect to any Determination Date, the amount of funds in the Collection Account representing collections on the Receivables received by the Servicer during the related Collection Period, including all Liquidation Proceeds collected during the related Collection Period, but excluding any Purchase Amounts, and all amounts paid by Dealers under Dealer Agreements or Dealer Assignments with respect to the Receivables during the related Collection Period.

          COLLECTION PERIOD: With respect to any Payment Date or Determination Date, the calendar month preceding the month in which the Payment Date or Determination Date occurs.

          CONTROLLING PARTY: The Insurer, so long as an Insurer Default shall not have occurred and be continuing, otherwise, the Indenture Trustee for the benefit of the Noteholders; provided, however, that the Owner Trustee for the benefit of the Certificateholder will be the Controlling Party after all unpaid principal and interest on the Notes shall have been paid in full and all amounts due to the Insurer have been paid and the Policy has expired in accordance with its terms.

          CORPORATE TRUST OFFICE: The office of the Indenture Trustee at which its corporate trust business shall be principally administered, which office as of the date of this prospectus supplement is located at
______________________________.

          CRAM DOWN LOSS: With respect to a Receivable, if a court of appropriate jurisdiction in an insolvency proceeding shall have issued an order reducing the amount owed on a Receivable or otherwise modifying or restructuring the Contract Scheduled Payments to be made on a Receivable, an amount equal to
(1) the excess of the Principal Balance of the Receivable immediately prior to the order over the Principal Balance of the Receivable as so reduced and/or (2) if the court shall have issued an order reducing the effective rate of interest on the Receivable, the net present value, using as the discount rate the higher of the APR on the Receivable or the rate of interest, if any, specified by the court in the order, of the Contract Scheduled Payments as so modified or restructured. A Cram Down Loss shall be deemed to have occurred on the date of issuance of the order.

          CUTOFF DATE: With respect to the Initial Receivables, the Initial Cutoff Date, and with respect to the Subsequent Receivables, the Subsequent Cutoff Date.

          DEALER AGREEMENT: An agreement generally between the Seller and a Dealer relating to the sale of retail installment contracts to the Seller and all documents and instruments relating to that agreement.

          DEALER ASSIGNMENT: With respect to a Receivable, the executed assignment conveying a Receivable to the Seller.

          DEFICIENCY CLAIM AMOUNT: With respect to any Determination Date, the positive difference, if any, of (1) the sum of the related Scheduled Payments plus the amounts described in clauses (1), (2) and (3) under the heading "The Notes--Priority of Distribution Amounts" minus (2) the amount of Available Funds with respect to the Determination Date, which amount will be withdrawn from the Class A Reserve Account to the extent funds are on deposit tin this prospectus supplement in accordance with the terms of the Class A Reserve Account Agreement and deposited into the Collection Account on the related Payment Date.

          DETERMINATION DATE: With respect to a Collection Period, the 5th Business Day preceding the Payment Date in the next calendar month; provided, however that the first Determination Date will be the Closing Date.

          HOLDER OR NOTEHOLDER: The Person in whose name a Note is registered in the Note Register.

          LIQUIDATION PROCEEDS: With respect to a Liquidated Receivable,

          o proceeds from the disposition of Financed Vehicles securing the Liquidated Receivables,

          o         any insurance proceeds or rebates, or

          o other monies received from the Obligor or otherwise, less amounts required to be refunded to the Obligor.

          MANAGED RECEIVABLE: Any retail installment contract, including any related promissory note, for a Financed Vehicle, and all rights and obligations under the retail installment contract, generally originated by and currently serviced by the Seller for Obligors.

          NOTE BALANCE: The sum of the Class A Note Balance and Class B Note Balance.

          NOTE MAJORITY: As of any date of determination, Holders of Class A-1 Notes and Class A-2 Notes and Class B Notes representing more than 50% of the Note Balance.

          PAYMENT AMOUNT: With respect to a Payment Date, the sum of (1) the Available Funds as of the last day of a Collection Period, plus (2) the Deficiency Claim Amount, if any, with respect to the Payment Date.

          PERSON: Any legal person, including any individual, corporation, limited liability company, partnership, joint venture, estate, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision of these or any other entity.

          PURCHASED RECEIVABLE: A Receivable that was purchased as of the close of business on the last day of a Collection Period by the Seller or the Servicer as the result of the violation of particular representations or warranties of the Seller under the Sale and Servicing Agreement or a breach by the Servicer of some of the Servicer's obligations.

          RATING AGENCY CONDITION: With respect to any action, that the Rating Agency has been given prior notice of and that the Rating Agency has notified the Seller, the Seller, the Servicer and the Indenture Trustee in writing that the action will not result in a reduction or withdrawal of the then current rating of the Notes.

          SALE AND SERVICING AGREEMENT: The Sale and Servicing Agreement between the Seller, in its individual capacity and as Servicer, Asset Backed Securities Corporation, as Company, ___ Auto Receivables Owner Trust ____-_ as purchaser, and ____________________, as Indenture Trustee and Backup Servicer.

          SERVICER'S CERTIFICATE: With respect to each Collection Period, a certificate, completed by and executed on behalf of the Servicer, in accordance with the applicable Sale and Servicing Agreement provisions.

          SERVICER RECEIVABLES FILES: The following documents or instruments in the Servicer's possession with respect to each Receivable: (1) documents evidencing or relating to any Insurance Policy; and (2) any and all other documents, in original or electronic form, that the Servicer keeps on file in accordance with its customary procedures relating to the individual Receivable, Obligor or Financed Vehicle.

          STATE: Any state of the United States or the District of Columbia.

          TRANSACTION DOCUMENTS: The Sale and Servicing Agreement, the Indenture, the Trust Agreement, the Notes, the Receivables Purchase Agreement, the Underwriting Agreement and the other agreements executed in connection with the closing of the transactions described in this prospectus supplement.

          TRUST AGREEMENT: The Trust Agreement between Asset Backed Securities Corporation, the Certificateholder, the Seller, and ____________________, as Owner Trustee.

                                 INDEX OF TERMS

          Set forth below is a list of the defined terms used in this prospectus supplement and the pages on which the definitions of these terms may be found.

10 percent shareholder............................................S-61
ABS...............................................................S-26
ABS Tables........................................................S-26
Actuarial Receivable..............................................S-19
Additional Funds Available........................................S-32
Aggregate Principal Balance.......................................S-65
Amount Financed...................................................S-65
Available Funds...................................................S-65
Backup Servicer Fee...............................................S-51
Benefit Plan......................................................S-62
Business Day......................................................S-58
capital assets....................................................S-59
Capitalized Interest Account......................................S-50
Certificate.......................................................S-12
Certificateholder.................................................S-65
Class.............................................................S-65
Class A Interest Carryover Shortfall..............................S-32
Class A Interest Payment Amount...................................S-32
Class A Mandatory Redemption Amount...............................S-32
Class A Note Balance..............................................S-65
Class A Notes.....................................................S-12
Class A Overcollateralization Amount..............................S-32
Class A Principal Payment Amount..................................S-33
Class A Reserve Account...........................................S-41
Class A Target Overcollateralization Amount.......................S-33
Class A-1 Final Scheduled Payment Date............................S-65
Class A-1 Interest Carryover Shortfall............................S-33
Class A-1 Interest Payment Amount.................................S-33
Class A-1 Mandatory Redemption Amount.............................S-33
Class A-1 Note Balance............................................S-38
Class A-1 Note Factor.............................................S-46
Class A-1 Notes...................................................S-12
Class A-1 Principal Carryover Shortfall...........................S-33
Class A-1 Principal Payment Amount................................S-33
Class A-2 Final Scheduled Payment Date............................S-65
Class A-2 Interest Carryover Shortfall............................S-34
Class A-2 Interest Payment Amount.................................S-33
Class A-2 Mandatory Redemption Amount.............................S-34
Class A-2 Note Balance............................................S-38
Class A-2 Note Factor.............................................S-46
Class A-2 Notes...................................................S-12
Class A-2 Principal Carryover Shortfall...........................S-34
Class A-2 Principal Payment Amount................................S-34
Class B Interest Carryover Shortfall..............................S-34
Class B Interest Payment Amount...................................S-35
Class B Note Balance..............................................S-65
Class B Notes.....................................................S-12
Class B Principal Payment Amount..................................S-35
Closing Date......................................................S-12
Code..............................................................S-59
Collected Funds...................................................S-65
Collection Account................................................S-49
Collection Period.................................................S-66
Contract Scheduled Payment........................................S-35
controlled foreign corporation....................................S-61
Controlling Party.................................................S-66
Corporate Trust Office............................................S-66
Cram Down Loss....................................................S-66
Cutoff Date.......................................................S-66
Dealer Agreement..................................................S-66
Dealer Assignment.................................................S-66
Dealer Recourse...................................................S-14
Defaulted Receivable..............................................S-35
Deficiency Claim Amount...........................................S-66
Determination Date................................................S-66
disqualified persons..............................................S-62
Draw Date.........................................................S-35
DTC...............................................................S-31
equity interest...................................................S-62
Events of Default.................................................S-45
excess interest...................................................S-41
Excess Overcollateralization Amount...............................S-35
excess principal..................................................S-41
Exchange Act......................................................S-30
Final Regulations.................................................S-61
Financed Vehicles.................................................S-14
Foreign Person....................................................S-60
Funding Period....................................................S-49
Holder............................................................S-66
Holders...........................................................S-31
Indenture.........................................................S-13
in-house asset managers...........................................S-63
Initial Cutoff Date...............................................S-14
Initial Financed Vehicles.........................................S-13
Initial Pre-Funded Amount.........................................S-49
Initial Receivables...............................................S-13
Insurance Agreement Indenture Cross Defaults......................S-45
Insurer...........................................................S-15
Insurer Default...................................................S-53
Insurer Optional Deposit..........................................S-36
IRS...............................................................S-59
Issuer............................................................S-12
Liquidated Receivable.............................................S-36
Liquidation Proceeds..............................................S-67
Lockbox Account...................................................S-49
Lockbox Bank......................................................S-49
Managed Receivable................................................S-67
Mandatory Redemption Date.........................................S-50
Monthly Capitalized Interest Amount...............................S-50
Note Balance......................................................S-67
Note Distribution Account.........................................S-49
Note Majority.....................................................S-67
Noteholder........................................................S-66
Noteholders.......................................................S-31
Notes.............................................................S-12
Obligors..........................................................S-14
OC Stabilization Date.............................................S-36
OID...............................................................S-60
Order.............................................................S-57
Original Pool Balance.............................................S-31
Owner Trustee.....................................................S-13
parties in interest...............................................S-62
Payment Amount....................................................S-67
Person............................................................S-67
plan assets.......................................................S-62
Plan Assets Regulation............................................S-62
Policy Claim Amount...............................................S-36
portfolio interest................................................S-60
Precomputed Receivables...........................................S-19
Pre-Funded Amount.................................................S-50
Pre-Funding Account...............................................S-49
Principal Balance.................................................S-36
Principal Payment Amount..........................................S-36
publicly traded partnership.......................................S-61
Purchase Amount...................................................S-37
Purchased Receivable..............................................S-67
qualified professional asset managers.............................S-63
Rating Agency Condition...........................................S-67
Receipt...........................................................S-58
Receivables.......................................................S-12
Receivables File..................................................S-15
Received..........................................................S-58
Redemption Price..................................................S-32
related person....................................................S-61
Rule of 78's Receivables..........................................S-19
Sale and Servicing Agreement......................................S-67
Scheduled Payments................................................S-56
Securities Act....................................................S-64
Servicer Expenses.................................................S-51
Servicer Fee......................................................S-51
Servicer Receivables Files........................................S-67
Servicer Termination Event........................................S-53
Servicer Transition Expenses......................................S-51
Servicer's Certificate............................................S-67
Servicing Fee Rate................................................S-51
Simple Interest Receivable........................................S-19
State.............................................................S-67
stated redemption price at maturity...............................S-60
Subsequent Cutoff Date............................................S-14
Subsequent Financed Vehicles......................................S-14
Subsequent Purchase Agreement.....................................S-14
Subsequent Receivables............................................S-14
Subsequent Transfer Date..........................................S-15
Transaction Documents.............................................S-68
Trust.............................................................S-12
Trust Agreement...............................................S-13, 68
Trust Property....................................................S-13
Underwriter.......................................................S-63
Underwriting Agreement............................................S-63
Weighted Average Life.............................................S-26

PROSPECTUS


                       ASSET BACKED SECURITIES CORPORATION
                                     COMPANY

               AUTO RECEIVABLES AND RECEIVABLES SECURITIES TRUSTS
      ASSET BACKED CERTIFICATES AND ASSET BACKED NOTES (ISSUABLE IN SERIES)
                              --------------------

Asset Backed Securities Corporation may offer from time to time under this prospectus and related prospectus supplements securities that are either asset backed notes or asset backed certificates which may be sold from time to time in one or more series. Each series of securities will be issued in one or more classes.

The related prospectus supplement will set forth the specific assets of the trust and the seller or sellers from whom the assets are acquired. The assets may include:

          1. One or more pools of

          o motor vehicle installment loan agreements or motor vehicle retail installment sale contracts secured by new and used automobiles, recreational vehicles, including motor homes, campers, boats, boat motors, motorcycles, jet skis, waverunners, all-terrain-vehicles, and snowmobiles, vans, trucks, buses and trailers, and security interests in the vehicles financed by the motor vehicle installment loan agreements or retail installment sale contracts,

          o private securities evidencing ownership interests in or secured by loans similar to the types of loans described above;

          2. Government Securities;

          3. All monies due under the above assets, which may be net of amounts payable to the servicer; and

          4. Funds or accounts established for the related trust, or one or more forms of enhancement.

FOR A DISCUSSION OF RISKS ASSOCIATED WITH AN INVESTMENT IN THE SECURITIES, SEE RISK FACTORS ON PAGE 2.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE OFFERED SECURITIES OR DETERMINED IF THIS PROSPECTUS IS ACCURATE OR COMPLETE. MAKING ANY CONTRARY REPRESENTATION IS A CRIMINAL OFFENSE.
                               ------------------

                           CREDIT SUISSE FIRST BOSTON

                 The date of this prospectus is _________, 2000

                                TABLE OF CONTENTS

Risk Factors...........................................................2
The Trusts.............................................................6
The Trustee............................................................7
The Receivables Pools..................................................8
The Collateral Certificates...........................................10
The Government Securities.............................................12
Weighted Average Life of the Securities...............................21
Pool Factors and Trading Information..................................22
The Seller and The Servicer...........................................22
Use of Proceeds.......................................................22
Description of the Notes..............................................22
Description of the Certificates.......................................29
Certain Information Regarding the Securities..........................30
Description of the Transfer and Servicing Agreements..................35
Certain Matters Regarding the Servicer................................44
Certain Legal Aspects of the Receivables..............................47
Material Federal Income Tax Consequences..............................52
State and Local Tax Considerations....................................74
ERISA Considerations..................................................75
Plan of Distribution..................................................83
Legal Matters.........................................................84
Prospectus Supplement.................................................84
Reports to Securityholders............................................84
Available Information.................................................85
Incorporation of Certain Documents by Reference.......................85
Index of Terms........................................................87
Global Clearance, Settlement and Tax Documentation Procedures..........1

                                  RISK FACTORS

          You should carefully consider the following risk factors prior to any purchase of the securities.

LIMITED LIQUIDITY MAY RESULT IN
DELAYS IN YOUR ABILITY TO SELL
SECURITIES OR LOWER RETURNS.......      There will be no market for the
                                        securities of any series prior to their
                                        issuance, and there can be no assurance
                                        that a secondary market will develop. If a secondary market does develop, there can be no assurance that it will provide holders with liquidity of investment or that the market will continue for the life of the securities of the related series. Credit Suisse First Boston
                                        Corporation presently expects to make a
                                        secondary market in the securities, but
                                        has no obligation to do so. Absent a
                                        secondary market for the securities you
                                        may experience a delay if you choose to
                                        sell your securities or the price you
                                        receive may be less than you would
                                        receive for a comparable liquid
                                        security.

LIMITED ASSETS FOR PAYMENTS - NO
RECOURSE TO COMPANY, SELLER OR
SERVICER..........................      The company does not have, nor is it
                                        expected to have, any significant
                                        assets. The securities of a series will
                                        be payable solely from the assets of the trust fund for that series. Except for any related insurance policies or credit support, there will be no recourse to the company or any other person for any default on the notes or any failure to receive distributions on the certificates with respect to any series.
                                        Consequently, holders of securities of
                                        each series must rely solely upon
                                        payments with respect to the assets
                                        constituting the trust fund for a series of securities, including, if applicable, any amounts available pursuant to any enhancement for that series, for the payment of principal of and interest on the securities of that series.

                                        The only obligations, if any, of the
                                        company with respect to the securities
                                        of any series will be with respect to
                                        its breach of specific representations
                                        and warranties. The company does not
                                        have, and is not expected in the future
                                        to have, any significant assets with
                                        which to meet any obligation to
                                        repurchase assets with respect to which
                                        there has been a breach of any
                                        representation or warranty. If, for
                                        example, the company were required to
                                        repurchase a receivable, its only
                                        sources of funds to make the repurchase
                                        would be from funds obtained from the
                                        enforcement of a corresponding
                                        obligation, if any, on the part of the
                                        originator of the receivable, or the
                                        seller, as the case may be, or from a
                                        reserve fund established to provide
                                        funds for repurchases. If the company
                                        does not have sufficient assets and no
                                        other party is obligated to repurchase
                                        defective assets, you may experience a
                                        loss.

LIMITS ON ENHANCEMENT MAY RESULT
 IN LOSSES TO YOU.................      Although we intend the enhancement for
                                        the securities to reduce the risk of
                                        delinquent payments or losses to holders of a series of securities entitled to the benefit of the enhancement, the amount of the enhancement will be limited, as set forth in the related prospectus supplement. In addition, the amount available will decline and could be depleted prior to the payment in full of the related series of securities, and losses on the primary assets could result in losses to holders of those securities.

TIMING AND RATE OF PREPAYMENTS
MAY RESULT IN LOWER YIELD.........      The yield to maturity experienced by a
                                        holder of securities may be affected by
                                        the rate and timing of payments of
                                        principal of the receivables or of the
                                        underlying receivables relating to the
                                        private securities. The rate and timing
                                        of principal payments of the securities
                                        of a series will be affected by a number of factors, including the following:

                                        o    the extent of prepayments, which
                                             may be influenced by a variety of
                                             factors,

                                        o    the manner of allocating principal
                                             payments among the classes of
                                             securities of a series as specified
                                             in the related prospectus
                                             supplement, and

                                        o    the exercise of any right of
                                             optional termination.

                                        Prepayments may also result from
                                        repurchases of receivables or underlying receivables, as applicable, due to material breaches of the seller's or the company's representations or warranties.

                                        Interest payable on the securities of a
                                        series on a distribution date will
                                        include all interest accrued during the
                                        period specified in the related
                                        prospectus supplement. In the event
                                        interest accrues during the calendar
                                        month prior to a distribution date, the
                                        effective yield to holders will be
                                        reduced from the yield that would
                                        otherwise be obtainable if interest
                                        payable on the security were to accrue
                                        through the day immediately preceding
                                        each distribution date, and the
                                        effective yield at par to holders will
                                        be less than the indicated coupon rate.

RISKS OF SUBORDINATED SECURITIES..      To the extent specified in the
                                        applicable prospectus supplement,
                                        distributions of interest on and
                                        principal of one or more classes of
                                        securities of a series may be
                                        subordinated in priority of payment to
                                        interest and principal due on one or
                                        more other classes of securities of the
                                        related series. Any subordinated
                                        securities will be affected to a greater degree by any losses on the receivables or of the underlying receivables relating to the private securities.

POTENTIAL LACK OF SECURITY........      The company will assign security
                                        interests in the financed vehicles
                                        securing the receivables to the related
                                        trust. Due to administrative burden and
                                        expense, however, we will not cause the
                                        certificates of title to the financed
                                        vehicles to be amended to reflect the
                                        assignment to the trust unless otherwise specified in the prospectus supplement.
                                        In the absence of amendment, a trust may not have a perfected security interest in the financed vehicles securing the receivables in some states. If a trust does not have a perfected security interest in a financed vehicle, its ability to realize in the event of a default on that financed vehicle may be adversely affected.

RISK OF COMMINGLING...............      We will require the servicer to deposit
                                        all payments on the receivables
                                        collected during each collection period
                                        into the related collection account
                                        within two business days of receipt of
                                        the payments. However, if a servicer
                                        satisfies particular requirements for
                                        less frequent remittances we will not
                                        require the servicer to deposit the
                                        amounts into the collection account
                                        until the business day preceding each
                                        distribution date.

                                        Pending deposit into the collection
                                        account, collections may be invested by
                                        the servicer at its own risk and for its own benefit and will not be segregated from funds of the servicer. If the servicer were unable to remit the funds, the applicable securityholders might incur a loss. To the extent set forth in the related prospectus supplement, the servicer may, in order to satisfy the requirements described above, obtain a letter of credit or other security for the benefit of the related trust to secure timely remittances of collections on the receivables.

REMOVAL OF A SERVICER AFTER A
SERVICER DEFAULT..................      The related prospectus supplement may
                                        provide that with respect to a series of securities issued by an owner trust, upon the occurrence of a servicer default, the related indenture trustee or noteholders may remove the servicer without the consent of the related trustee or any certificateholders. The trustee or the certificateholders with respect to a series may not have the ability to remove the servicer if a servicer default occurs. In addition, the noteholders with respect to a series have the ability, with specified exceptions, to waive defaults by the servicer, including defaults that could materially adversely affect the certificateholders of the series.

BOOK-ENTRY REGISTRATION--BENEFICIAL
OWNERS NOT RECOGNIZED BY TRUST....      Issuance of the securities in book-entry
                                        form may reduce the liquidity of these
                                        securities in the secondary trading
                                        market since investors may be unwilling
                                        to purchase securities for which they
                                        cannot obtain physical certificates.
                                        Since transactions in the securities can be effected only through The Depository
                                        Trust Company and any other entities set forth in the related prospectus supplement, your ability to pledge a security to persons or entities that do not participate in The Depository Trust
                                        Company or any other entities or
                                        otherwise to take actions in respect of
                                        the related securities may be limited
                                        due to lack of a physical certificate
                                        representing the securities.

                                        You may experience some delay in the
                                        receipt of distributions of interest and principal on the securities since the distributions will be forwarded by the trustee to The Depository Trust Company and The Depository Trust Company will credit the distributions to the accounts of its participants which will subsequently credit them to your account either directly or indirectly through indirect participants.

                                   THE TRUSTS

          With respect to each series of securities, Asset Backed Securities Corporation, the company, and/or _________, the seller, or one of its affiliates will establish a separate trust (each, a "Trust") pursuant to a trust agreement (a "Trust Agreement") between the company and the related trustee or pooling and servicing agreement (a "Pooling and Servicing Agreement") among the company, the servicer and the trustee for the related Trust, as applicable, for the transactions described in this prospectus and in the related prospectus supplement. The property of each Trust will include Primary Assets and all payments due under the Primary Assets on and after the applicable cutoff date in the case of Precomputed Receivables and all payments received under the Precomputed Receivables on and after the applicable cutoff date or closing date, as specified in the related prospectus supplement, in the case of Simple Interest Receivables, Collateral Certificates, Government Securities and Private Label Custody Receipt Securities. On the applicable closing date, after the issuance of the notes and/or certificates of a given series, the company will transfer or sell Primary Assets to the Trust in the outstanding principal amount specified in the related prospectus supplement. The property of each Trust may also include:

          o amounts as from time to time may be held in separate trust accounts established and maintained pursuant to the related Trust Agreement, sale and servicing agreement (a "Sale and Servicing Agreement") among the company, the servicer and the related Trust or Pooling and Servicing Agreement, as applicable, and the proceeds of these accounts, as described in this prospectus and in the related prospectus supplement;

          o security interests in vehicles financed by the Receivables (the "Financed Vehicles") and any other interest of a seller in the Financed Vehicles;

          o the rights to proceed from claims on physical damage, credit life and disability insurance policies covering Financed Vehicles or the obligors, as the case may be; o any property that has secured a Receivable and that has been acquired by the applicable Trust; and

          o    any and all proceeds of the Primary Assets or the foregoing.

To the extent specified in the related prospectus supplement, a Reserve Account or other form of credit enhancement may be a part of the property of a given Trust or may be held by the trustee for the benefit of holders of the related securities.

          The servicer specified in the related prospectus supplement, as servicer under the Pooling and Servicing Agreement or Sale and Servicing Agreement, as applicable, will service the Receivables held by each Trust and will receive fees for these services. See "Description of the Transfer and Servicing Agreements--Servicing Compensation and Payment of Expenses" in this prospectus and "Description of the Transfer and Sale and Servicing Agreement--Servicing Compensation" in the related prospectus supplement. To facilitate the servicing of Receivables and unless otherwise specified in the related prospectus supplement, each seller and each trustee will authorize the servicer to retain physical possession of the Receivables held by each Trust and other documents relating to possession of the Receivables as custodian for each Trust. Due to the administrative burden and expense, the certificates of title to the Financed Vehicles will not be amended to reflect the sale and assignment of the security interest in the Financed Vehicles to a Trust. In the absence of an amendment, a Trust may not have a perfected security interest in some of the Financed Vehicles in some states. See "Certain Legal Aspects of the Receivables" and "Description of the Transfer and Servicing Agreements--Sale and Assignment of Primary Assets". In the case of Primary Assets consisting of Collateral Certificates, Government Securities and/or Private Label Custody Receipt Securities, the trustee specified in the related prospectus supplement will manage the Collateral Certificates, Government Securities and/or Private Label Custody Receipt Securities.

          If the protection provided to (1) holders of notes issued by an owner trust by the subordination of the related certificates and by the Reserve Account, if any, or any other available form of credit enhancement for the series or (2) certificateholders by any Reserve Account or other form of credit enhancement is insufficient, the noteholders or certificateholders, as the case may be, will have to look to payments by or on behalf of obligors on Receivables or on the Collateral Certificates, the Government Securities, and the Private Label Custody Receipt Securities, as applicable, and the proceeds from the repossession and sale of Financed Vehicles that secure defaulted Receivables for distributions of principal and interest on the securities. In this event, some factors, such as the applicable Trust's not having perfected security interests in all of the Financed Vehicles, may limit the ability of a Trust to realize on the collateral securing the related Primary Assets, or may limit the amount realized to less than the amount due under Receivables. Securityholders may be subject to delays in payment on, or may incur losses on their investment in, the securities as a result of defaults or delinquencies by obligors and depreciation in the value of the related Financed Vehicles. See "Description of the Transfer and Servicing Agreements--Credit and Cash Flow Enhancement" and "Certain Legal Aspects of the Receivables".

          The principal offices of each Trust and the related trustee will be specified in the applicable prospectus supplement.

                                   THE TRUSTEE

          The trustee for each Trust will be specified in the related prospectus supplement. The trustee's liability in connection with the issuance and sale of the related securities is limited solely to the express obligations of the trustee set forth in the related Trust Agreement and Sale and Servicing Agreement or the related Pooling and Servicing Agreement, as applicable. A trustee may resign at any time, in which event the servicer will be obligated to appoint a successor trustee. The servicer may also remove the related trustee if the trustee ceases to be eligible to continue as trustee under the related Trust Agreement or Pooling and Servicing Agreement, as applicable, and will be obligated to appoint a successor trustee. Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until the acceptance of the appointment by the successor trustee.

                              THE RECEIVABLES POOLS

          The motor vehicle installment loan agreements or motor vehicle retail installment sale contracts secured by new and used automobiles, recreational vehicles, including motor homes, campers, boats, boat motors, motorcycles, jet skis, waverunners, all-terrain-vehicles and snowmobiles, vans, trucks, buses and trailers (the "Receivables") in a Receivables Pool have been or will be originated or acquired by a seller in the ordinary course of business, in accordance with its credit and underwriting standards as described in the related prospectus supplement.

          The Receivables to be sold to each Trust will be selected from a seller's portfolio for inclusion in a Receivables Pool based on several criteria, which criteria include that, subject to particular limitations which, if applicable, will be specified in the related prospectus supplement, each Receivable

          o    is secured by a new or used vehicle,

          o was originated or acquired, either from a motor vehicle dealer or a financial institution, by the seller,

          o provides for level monthly payments, except for the last payment, which may be different from the level payments, that, unless otherwise provided in the related prospectus supplement, amortize the amount financed over the original term to maturity of the related Receivable,

          o    is a Precomputed Receivable or a Simple Interest Receivable and

          o satisfies the other criteria, if any, set forth in the related prospectus supplement. No selection procedures believed by the seller to be adverse to Securityholders were or will be used in selecting the Receivables.

          "Precomputed Receivables" consist of either (1) monthly actuarial receivables ("Actuarial Receivables") or (2) receivables that provide for allocation of payments according to the "sum of periodic balances" or "sum of monthly payments" method, similar to the "Rule of 78s" ("Rule of 78S Receivables"). An Actuarial Receivable provides for amortization of the loan over a series of fixed level monthly installment payments. Each monthly installment, including the monthly installment representing the final payment on the Receivable, consists of (x) an amount of interest equal to 1/12 of the stated contract interest rate under the related Receivable multiplied by the unpaid principal balance of the loan, plus (y) an amount allocable to principal equal to the remainder of the monthly payment. A Rule of 78s Receivable provides for the payment by the obligor of a specified total amount of payments, payable in equal monthly installments on each due date, which total represents the principal amount financed plus add-on interest in an amount calculated at the stated contract interest rate under the related Receivable for the term of the receivable. The rate at which the amount of add-on interest is earned and, correspondingly, the amount of each fixed monthly payment allocated to reduction of the outstanding principal amount are calculated in accordance with the Rule of 78s.

          "Simple Interest Receivables" are receivables that provide for the amortization of the amount financed under them over a series of fixed level monthly payments. However, unlike the monthly payment under an Actuarial Receivable, each monthly payment consists of an installment of interest that is calculated on the basis of the outstanding principal balance of the receivable multiplied by the stated contract interest rate under the related Receivable and further multiplied by the period elapsed, as a fraction of a calendar year, since the preceding payment of interest was made. As payments are received under a Simple Interest Receivable, the amount received generally is applied first to interest accrued to the date of payment and the balance is applied to reduce the unpaid principal balance. Accordingly, if an obligor pays a fixed monthly installment before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. Conversely, if an obligor pays a fixed monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly less. In either case, the obligor is obligated to pay a fixed monthly installment until the final scheduled payment date, at which time the amount of the final installment may be increased or decreased as necessary to repay the then outstanding principal balance.

          In the event of the prepayment in full, voluntarily or by acceleration, of a Rule of 78s Receivable, under the terms of the contract a "refund" or "rebate" will be made to the obligor of the portion of the total amount of payments then due and payable allocable to "unearned" add-on interest, calculated in accordance with a method equivalent to the Rule of 78s. If an Actuarial Receivable is prepaid in full, with minor variations based upon state law, the Actuarial Receivable requires that the rebate be calculated on the basis of a constant interest rate. If a Simple Interest Receivable is prepaid, rather than receive a rebate, the obligor is required to pay interest only to the date of prepayment. The amount of a rebate under a Rule of 78s Receivable generally will be less than the amount of a rebate on an Actuarial Receivable and generally will be less than the remaining scheduled payments of interest that would have been due under a Simple Interest Receivable for which all payments were made on schedule.

          To the extent provided in the related prospectus supplement, each Trust will account for the Rule of 78s Receivables as if the Receivables were Actuarial Receivables. Amounts received upon prepayment in full of a Rule of 78s Receivable in excess of the then outstanding principal balance of the Receivable and accrued interest on the Receivable, calculated pursuant to the actuarial method, will not be paid to noteholders or passed through to certificateholders of the applicable series, but will be paid to the servicer as additional servicing compensation.

          Information with respect to each Receivables Pool will be set forth in the related prospectus supplement, including, to the extent appropriate, the composition and distribution by annual percentage rate and by states of origination of the Receivables, the portion of each Receivables Pool consisting of Precomputed Receivables and of Simple Interest Receivables, and the portion of each Receivables Pool secured by new vehicles and by used vehicles.

DELINQUENCIES, REPOSSESSIONS AND NET LOSSES

          Information concerning the experience of a seller pertaining to delinquencies, repossessions and net losses with respect to Receivables will be set forth in each prospectus supplement. There can be no assurance that the delinquency, repossession and net loss experience on any Receivables Pool will be comparable to prior experience or to the information.

NEW AND USED FINANCED VEHICLES

          The extension of credit to an obligor on a Receivable is based on an assessment of an applicant's ability to repay the amounts due on the Receivable and the adequacy of the related Financed Vehicle. An assessment generally does not distinguish between new or used vehicles. Rather, the amount advanced under a motor vehicle loan generally will not exceed 100% of the value of the collateral unless otherwise specified in the related prospectus supplement. For new motor vehicles, the value equals the dealer invoice for the motor vehicle that serves as collateral, plus sales tax, license fee, title fee, the cost of service and warranty contracts, and any premium for credit life and disability insurance obtained in connection with the loan. For used motor vehicles, the value equals the wholesale price reported in the most recent edition of the National Automotive dealers Association Used Car Guide, the National Auto Research Division Black Book or any other industry guide as specified in the related prospectus supplement, plus sales tax, license fee, title fee, the cost of service and warranty contracts, and any premium for credit life and disability insurance obtained in connection with the loan. The maximum age of any used motor vehicle acceptable as collateral generally is ten model years. Additional information with respect to delinquencies, repossessions and net losses with respect to Receivables secured by new or used Financed Vehicles will be set forth in each prospectus supplement.

                           THE COLLATERAL CERTIFICATES

          Primary Assets for a series may consist, in whole or in part, of Collateral Certificates, which include certificates evidencing an undivided interest in, or notes or loans secured by, motor vehicle installment loan agreements and motor vehicle retail installment sale contracts. These Collateral Certificates will have previously been offered and distributed to the public pursuant to an effective registration statement or are being registered under the securities Act in connection with the offering of a series of securities, which offering, distribution and registration may have been undertaken, or may be undertaken, by the company and/or one or more affiliates of the company, in each case, subject to exceptions which, if applicable, will be described in the related prospectus supplement. Collateral Certificates will have been issued pursuant to a pooling and servicing agreement, a sale and servicing agreement, a trust agreement, an indenture or similar agreement (an "Underlying Trust Agreement"). The servicer (the "Underlying Servicer") of the underlying motor vehicle installment loans or sale contracts will have entered into the Underlying Trust Agreement with a trustee (the "Underlying Trustee").

          The issuer of the Collateral Certificates (the "Underlying Issuer") will be

          o a financial institution, corporation or other entity engaged generally in the business of purchasing or originating motor vehicle installment loan agreements and motor vehicle retail installment sale contracts,

          o a limited purpose corporation organized for the purpose of, among other things, establishing trusts, acquiring and selling receivables to the trusts and selling beneficial interests in these trusts, or

          o    one of the trusts.

If so specified in the related prospectus supplement, the Underlying Issuer may be the company and/or one or more affiliates of the company. The obligations of the Underlying Issuer will generally be limited to specific representations and warranties with respect to the assets conveyed by it to the related trust. The related prospectus supplement will, subject to exceptions which, if applicable, will be described in the related prospectus supplement, provide that the Underlying Issuer will not have guaranteed any of the assets conveyed to the related trust or any of the Collateral Certificates issued under the Underlying Trust Agreement.

          Distributions of principal and interest will be made on the Collateral Certificates on the dates specified in the related prospectus supplement. The Collateral Certificates may be entitled to receive nominal or no principal distribution or nominal or no interest distributions. Principal and interest distributions will be made on the Collateral Certificates by the Underlying Trustee or the Underlying Servicer. The Underlying Issuer or the Underlying Servicer may have the right to repurchase assets underlying the Collateral Certificates after a specific date or under other circumstances specified in the related prospectus supplement.

ENHANCEMENT RELATING TO COLLATERAL CERTIFICATES

          Enhancement in the form of reserve funds, subordination of other securities issued in connection with the Collateral Certificates, guarantees, letters of credit, cash collateral accounts, insurance policies or other types of enhancement may be provided with respect to the Receivables underlying the Collateral Certificates or with respect to the Collateral Certificates themselves. The type, characteristics and amount of enhancement will be a function of particular characteristics of the Receivables and other factors and will have been established for the Collateral Certificates on the basis of requirements of rating agencies.

ADDITIONAL INFORMATION

          The related prospectus supplement for a series for which the Primary Assets include Collateral Certificates will specify, to the extent relevant and to the extent the information is reasonably available to the company and the company reasonably believes the information to be reliable:

          o the aggregate approximate principal amount and type of the Collateral Certificates to be included in the Primary Assets;
          o the characteristics of the receivables which comprise the underlying assets for the Collateral Certificates;
          o    the expected and final maturity of the Collateral Certificates;
          o    the interest rate of the Collateral Certificates;
          o the Underlying Issuer, the Underlying Servicer, if other than the Underlying Issuer, and the Underlying Trustee for the Collateral Certificates;
          o characteristics of the enhancement, if any, such as reserve funds, insurance funds, insurance policies, letters of credit or guarantees relating to the receivables underlying the Collateral Certificates or to the Collateral Certificates themselves;
          o the terms on which the underlying receivables for the Collateral Certificates may, or are required to, be purchased prior to their stated maturity or the stated maturity of the Collateral Certificates; and
          o the terms on which receivables may be substituted for those originally underlying the Collateral Certificates.

                            THE GOVERNMENT SECURITIES

         Primary Assets for a series may include any combination of

          o receipts or other instruments created under the Department of the Treasury's Separate Trading of Registered Interest and Principal of securities, or STRIPS, program ("Treasury Strips"), which interest and/or principal strips evidence ownership of specific interest and/or principal payments to be made on particular United States Treasury Bonds ("Treasury Bonds"),

          o    Treasury Bonds and

          o other debt securities ("GSEs Bonds") of United States government sponsored enterprises ("GSEs"; and together with Treasury Strips and Treasury Bonds, collectively, "Government Securities").

          The Government Securities, if any, included in a Trust are intended to assure investors that funds are available to make specified payments of principal and/or interest due on the related securities. Accordingly, the Government Securities, if any, included in a Trust are intended both to (1) support the ratings assigned to these securities, and (2) perform a function similar to that described in this prospectus under "Description of the Transfer and Servicing Agreements--Credit and Cash Flow Enhancement". A description of the respective general features of Treasury Bonds, Treasury Strips and GSE Bonds is set forth below.

          The prospectus supplement for each series of securities the Trust with respect to which contains Government Securities will contain information as to:

          (1) the title and series of each Government Security, the aggregate principal amount, denomination and form of each Government Security;
          (2) the limit, if any, upon the aggregate principal amount of the Government Security;
          (3) the dates on which, or the range of dates within which, the principal of, and premium, if any, on, the Government Security will be payable;
          (4) the rate or rates, or the method of determination of the rate or rates, at which the Government Security will bear interest, if any, the date or dates from which the interest will accrue, and the dates on which the interest will be payable;
          (5) whether the Government Security was issued at a price lower than the principal amount of that Government Security;
          (6) material events of default or restrictive covenants provided for with respect to the Government Security;
          (7)  the rating of the Government Security, if any;
          (8)  the issuer of each Government Security;
          (9) the material risks, if any, posed by any Government Securities and issuers of the Government Securities (which risks, if appropriate, will be described in the "Risk Factors" section of the related prospectus supplement); and
          (10) any other material terms of the Government Security.

With respect to a Trust which includes a pool of Government Securities, the related prospectus supplement will, to the extent applicable, describe the composition of the Government Securities' pool, particular material events of default or restrictive covenants common to the Government Securities, and, on an aggregate, percentage or weighted average basis, as applicable, the characteristics of the pool with respect to the terms set forth in (3), (4) and
(5) of the preceding sentence and any other material terms regarding the pool. The Government Securities included in a Trust will be senior, unsecured, nonredeemable obligations of the issuer of the Government Securities, will be denominated in United States dollars and, if rated, will be rated at least investment grade by at least one nationally recognized rating agency. In addition, the inclusion of Government Securities in a Trust with respect to a series of securities is conditioned upon their characteristics being in form and substance satisfactory to the Rating Agency rating the related series of securities.

TREASURY BONDS

          Treasury Bonds are issued by and are the obligations of the United States of America. Accordingly, the payment of principal and interest on each Treasury Bond will be guaranteed by the full faith and credit of the United States of America. Interest is typically payable on the Bonds semiannually. Treasury Bonds are issued in registered form in denominations of $1,000, $5,000, $10,000, $100,000 and $1,000,000 and in book-entry form in integral multiples of these amounts.

TREASURY STRIPS

          In general, Treasury Strips are created by separating, or stripping, the principal and interest components of Treasury Bonds that have an original maturity of 10 or more years from the date of issue. A particular Treasury Strip evidences ownership of the principal payment or one of the periodic interest payments, generally semiannual, due on the Treasury Bond to which the Treasury Strip relates.

          In 1985 the Department of the Treasury announced that all new issues of Treasury Bonds with maturities of 10 years or more would be transferable in their component pieces on the Federal Reserve wire system. In so doing, the Treasury created a generic, book-entry Treasury Strip named STRIPS (Separate Trading of Registered Interest and Principal of Securities) which, unlike private label Treasury Strips, can be issued without the need for a custodial arrangement. The STRIPS program has eclipsed the private sector programs (which are described below under "--Private Label Custody Receipt Securities"), and investment banks no longer sponsor new issues of custodial receipts.

          Treasury Strips may be either "serial" or "callable". A serial Treasury Strip evidences ownership of one of the periodic interest payments to be made on a Treasury Bond. No payments are made on the Treasury Strip, nor is it redeemable, prior to its maturity, at which time the holder becomes entitled to receive a single payment of the face amount of the Treasury Strip. Callable Treasury Strips relate to payments scheduled to be made after the related Treasury Bonds have become subject to redemption. These Treasury Strips evidence ownership of both principal of the related Treasury Bonds and each of the related interest payments commencing, typically, on the first interest payment date following the first optional redemption date. If the underlying Treasury Bonds are actually redeemed, holders of callable Treasury Strips generally receive a payment equal to the principal portion of the total face amount of the Treasury Strips plus the interest payment represented by the Treasury Strips maturing on the redemption date. No callable Treasury Strips will be included in a Trust. The face amount of any Treasury Strip is the aggregate of all payments scheduled to be received on the Treasury Strip. Treasury Strips are available in registered form and generally may be transferred and exchanged by the holders of the Treasury Strips in accordance with procedures applicable to the particular issue of the Treasury Strips.

          A holder of a private label Treasury Strip, as opposed to a STRIP, cannot enforce payment on that Treasury Strip against the Treasury. Instead, the holder must look to the custodian for payment. The custodian, and the holder of a Treasury Strip that obtains ownership of the underlying Treasury Bond, can enforce payment of the underlying Treasury Bond against the Treasury. If any private label Treasury Strips are included in a Trust with respect to any series of securities, the prospectus supplement for the series will include the identity and a brief description of each custodian that issued the Treasury Strips. If the company knows that the company of the Treasury Bonds underlying the Treasury Strips is the company or any of its affiliates, the company will disclose that fact in the related prospectus supplement.

GSE BONDS

          As specified in the applicable prospectus supplement, the obligations of one or more of the following GSEs may be included in a Trust: Federal National Mortgage Association ("Fannie Mae"), Federal Home Loan Mortgage Association ("Freddie Mac"), Student Loan Marketing Association ("Sallie Mae"), REFCO, Tennessee Valley Authority ("TVA"), Federal Home Loan Banks ("FHLB"), to the extent the obligations represent the joint and several obligations of the twelve Federal Home Loan Banks, and Federal Farm Credit Banks ("FFCB"). GSE debt securities are exempt from registration under the securities Act pursuant to
Section 3(a)(2) of the securities Act, or are deemed by statute to be so exempt, and are not required to be registered under the Exchange Act. The securities of any GSE, including a GSE Guaranteed Bond, will be included in a Trust only to the extent that (1) its obligations are supported by the full faith and credit of the United States government or (2) the organization makes publicly available its annual report which shall include financial statements or similar financial information with respect to the organization (a "GSE Issuer"). Unless otherwise specified in the related prospectus supplement, the GSE Bonds will not be guaranteed by the United States and do not constitute a debt or obligation of the United States or of any agency or instrumentality of the United States other than the related GSE.

          Unless otherwise specified in the related prospectus supplement, none of the GSE Bonds will have been issued pursuant to an indenture, and no trustee is provided for with respect to any GSE Bonds. There will generally be a fiscal agent ("Fiscal Agent") for an issuer of GSE Bonds whose actions will be governed by a fiscal agency agreement. A Fiscal Agent is not a trustee for the holders of the GSE Bonds and does not have the same responsibilities or duties to act for the holders as would a trustee.

          GSE Bonds may be subject to particular contractual and statutory restrictions which may provide some protection to securityholders against the occurrence or effects of specified events. Unless otherwise specified in the related prospectus supplement, each GSE is limited to activities as will promote its statutory purposes as set forth in the publicly available information with respect to the issuer. A GSE's promotion of its statutory purposes, as well as its statutory, structural and regulatory relationships with the federal government, may cause or require the GSE to conduct its business in a manner that differs from what an enterprise which is not a GSE might employ.

THE FEDERAL NATIONAL MORTGAGE ASSOCIATION

          Fannie Mae is a federally chartered and stockholder owned corporation organized and existing under the Federal National Mortgage Association Charter Act. It is the largest investor in home mortgage loans in the United States. Fannie Mae originally was established in 1938 as a corporation wholly owned by the United States government to provide supplemental liquidity to the mortgage market and was transformed into a stockholder owned and privately managed corporation by legislation enacted in 1968 and 1970. Fannie Mae provides funds to the mortgage market by purchasing mortgage loans from lenders, thus replenishing their funds for additional lending. Fannie Mae acquires funds to purchase loans from many capital market investors that ordinarily may not invest in mortgage loans, therefore expanding the total amount of funds available for housing. Operating nationwide, Fannie Mae helps to redistribute mortgage funds from capital-surplus to capital-short areas. Fannie Mae also issues mortgage-backed securities ("MBS"). Fannie Mae receives guaranty fees for its guaranty of timely payment of principal of and interest on MBS. Fannie Mae issues MBS primarily in exchange for pools of mortgage loans from lenders. The issuance of MBS enables Fannie Mae to further its statutory purpose of increasing the liquidity of residential mortgage loans.

          Fannie Mae prepares an Information Statement annually which describes Fannie Mae, its business and operations and contains Fannie Mae's audited financial statements. From time to time Fannie Mae prepares supplements to its Information Statement which include specific unaudited financial data and other information concerning the business and operations of Fannie Mae. Unless otherwise specified in the applicable prospectus supplement, these documents can be obtained without charge from the Office of Investor Relations, Fannie Mae, 3900 Wisconsin Avenue, N.W., Washington, D.C. 20016, telephone (202) 752-7115. Fannie Mae is not subject to the periodic reporting requirements of the Exchange Act.

THE FEDERAL HOME LOAN MORTGAGE CORPORATION

          Freddie Mac is a publicly held government-sponsored enterprise created on July 24, 1970 pursuant to the Federal Home Loan Mortgage Corporation Act, Title III of the Emergency Home Finance Act of 1970, as amended (the "FHLMC Act"). Freddie Mac's statutory mission is to provide stability in the secondary market for home mortgages, to respond appropriately to the private capital market and to provide ongoing assistance to the secondary market for home mortgages, including mortgages secured by housing for low- and moderate-income families involving a reasonable economic return to Freddie Mac, by increasing the liquidity of mortgage investments and improving the distribution of investment capital available for home mortgage financing. The principal activity of Freddie Mac consists of the purchase of conventional residential mortgages and participation interests in those mortgages from mortgage lending institutions and the sale of guaranteed mortgage securities backed by the mortgages so purchased. Freddie Mac generally matches and finances its purchases of mortgages with sales of guaranteed securities. Mortgages retained by Freddie Mac are financed with short- and long-term debt, cash temporarily held pending disbursement to security holders, and equity capital.

          Freddie Mac prepares an Information Statement annually which describes Freddie Mac, its business and operations and contains Freddie Mac's audited financial statements. From time to time Freddie Mac prepares supplements to its Information Statement which include specific unaudited financial data and other information concerning the business and operations of Freddie Mac. Unless otherwise specified in the applicable prospectus supplement, these documents can be obtained from Freddie Mac by writing or calling Freddie Mac's Investor Inquiry Department at 8200 Jones Branch Drive, McLean, Virginia, 22102; outside Washington, D.C. metropolitan area, telephone (800) 336-3672; within Washington, D.C. metropolitan area, telephone (703) 759-8160. Freddie Mac is not subject to the periodic reporting requirements of the Exchange Act.

THE STUDENT LOAN MARKETING ASSOCIATION

          Sallie Mae is a stockholder-owned corporation established by the 1972 amendments to the Higher Education Act of 1965, as amended, to provide liquidity, primarily through secondary market and warehousing activities, for lenders participating in federally sponsored student loan programs, primarily the Federal Family Education Loan ("FFEL") program and the Health Education Assistance Loan Program. Under the Higher Education Act, Sallie Mae is authorized to purchase, warehouse, sell and offer participations or pooled interests in, or otherwise deal in, student loans, including, but not limited to, loans insured under the FFEL program, and to make commitments for any of the foregoing. Sallie Mae is also authorized to buy, sell, hold, underwrite and otherwise deal in obligations of eligible lenders, if the obligations are issued by the eligible lenders for the purpose of making or purchasing federally guaranteed student loans under the Higher Education Act. As a federally chartered corporation, Sallie Mae's structure and operational authorities are subject to revision by amendments to the Higher Education Act or other federal enactments.

          Sallie Mae prepares an Information Statement annually which describes Sallie Mae, its business and operations and contains Sallie Mae's audited financial statements. From time to time Sallie Mae prepares supplements to its Information Statement which include specific unaudited financial data and other information concerning the business and operations of Sallie Mae. Unless otherwise specified in the applicable prospectus supplement, these documents can be obtained without charge upon written request to the Corporate and Investor Relations Division of Sallie Mae at 1050 Thomas Jefferson Street, N.W., Washington, D.C. 20007, telephone (202) 298-3010. Sallie Mae is not subject to the periodic reporting requirements of the Exchange Act.

THE RESOLUTION FUNDING CORPORATION

          REFCO is a mixed-ownership government corporation established by Title V of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 ("FIRREA"). The sole purpose of REFCO is to provide financing for the Resolution Trust Corporation (the "RTC"). REFCO is to be dissolved, as soon as practicable, after the maturity and full payment of all obligations issued by it. REFCO is subject to the general oversight and direction of the Oversight Board, which is comprised of the Secretary of the Treasury, the Chairman of the Board of Governors of the Federal Reserve System, the Secretary of Housing and Urban Development and two independent members to be appointed by the President with the advice and consent of the Senate. The day-to-day operations of REFCO are under the management of a three-member Directorate comprised of the Director of the Office of Finance of the FHLB and two members selected by the Oversight Board from among the presidents of the twelve FHLB.

          The RTC was established by FIRREA to manage and resolve cases involving failed savings and loan institutions pursuant to policies established by the Oversight Board. The RTC was granted authority to issue nonvoting capital certificates to REFCO in exchange for the funds transferred from REFCO to the RTC. Pursuant to FIRREA, the net proceeds of these obligations are used to purchase nonvoting capital certificates issued by the RTC or to retire previously issued REFCO obligations.

          Information concerning REFCO may be obtained from the Secretary/Treasurer, Resolution Funding Corporation, Suite 1000, 11921 Freedom Drive, Reston, Virginia 22090; telephone (703) 487-9517. REFCO is not subject to the periodic reporting requirements of the Exchange Act.

THE FEDERAL HOME LOAN BANKS

          The Federal Home Loan Banks constitute a system of twelve federally chartered corporations (collectively, the "FHLB"), each wholly owned by its member institutions. The mission of the FHLB is to enhance the availability of residential mortgage credit by providing a readily available, low-cost source of funds to their member institutions. A primary source of funds for the FHLB is the proceeds from the sale to the public of debt instruments issued as consolidated obligations, which are the joint and several obligations of all the FHLB. The FHLB are supervised and regulated by the Federal Housing Finance Board, which is an independent federal agency in the executive branch of the United States government, but obligations of the FHLB are not obligations of the United States government.

          The Federal Home Loan Bank System produces annual and quarterly financial reports in connection with the original offering and issuance by the Federal Housing Finance Board of consolidated bonds and consolidated notes of the FHLB. Unless otherwise specified in the applicable prospectus supplement, questions regarding financial reports should be directed to the Deputy Director, Financial Reporting and Operations Division, Federal Housing Finance Board, 1777 F Street, N.W., Washington, D.C. 20006; telephone (202) 408-2901. Unless otherwise specified in the applicable prospectus supplement, copies of financial reports may be obtained by written request to Capital Markets Division, Office of Finance, Federal Home Loan Banks, Suite 1000, 11921 Freedom Drive, Reston, Virginia 22090, telephone (703) 487-9500. The FHLB are not subject to the periodic reporting requirements of the Exchange Act.

TENNESSEE VALLEY AUTHORITY

          TVA is a wholly owned corporate agency and instrumentality of the United States of America established pursuant to the Tennessee Valley Authority Act of 1933, as amended (the "TVA Act"). TVA's objective is to develop the resources of the Tennessee Valley region in order to strengthen the regional and national economy and the national defense. The programs of TVA consist of power and nonpower programs. For the fiscal year ending September 30, 1995, TVA received $139 million in congressional appropriations from the federal government for the nonpower programs. The power program is required to be self-supporting from revenues it produces. The TVA Act authorizes TVA to issue evidences of indebtedness that may be serviced only from proceeds of its power program. TVA bonds are not obligations of or guaranteed by the United States government.

          TVA prepares an Information Statement annually which describes TVA, its business and operations and contains TVA's audited financial statements. From time to time TVA prepares supplements to its Information Statement which include specific unaudited financial data and other information concerning the business and operations of TVA. Unless otherwise specified in the applicable prospectus supplement, these documents can be obtained by writing or calling Tennessee Valley Authority, 400 West Summit Hill Drive, Knoxville, Tennessee 37902-1499, Attention: Vice President and Treasurer, telephone (423) 632-3366. TVA is not subject to the periodic reporting requirements of the Exchange Act.

FEDERAL FARM CREDIT BANKS

          The Farm Credit System is a nationwide system of lending institutions and affiliated service and other entities (the "System"). Through its Banks ("FCBs") and related associations, the System provides credit and related services to farmers, ranchers, producers and harvesters of aquatic products, rural homeowners, some farm-related businesses, agricultural and aquatic cooperatives and rural utilities. System institutions are federally chartered under the Farm Credit Act of 1971, as amended (the "Farm Credit Act"), and are subject to regulation by a Federal agency, the Farm Credit Administration (the "FCA"). The FCBs and associations are not commonly owned or controlled. They are cooperatively owned, directly or indirectly, by their respective borrowers. Unlike commercial banks and other financial institutions that lend to the agricultural sector in addition to other sectors of the economy, under the Farm Credit Act the System institutions are restricted solely to making loans to qualified borrowers in the agricultural sector, to some related businesses and to rural homeowners. Moreover, the System is required to make credit and other services available in all areas of the nation. In order to fulfill its broad statutory mandate, the System maintains lending units in all 50 states and the Commonwealth of Puerto Rico.

          The System obtains funds for its lending operations primarily from the sale of debt securities issued under Section 4.2(d) of the Farm Credit Act ("Systemwide Debt Securities"). The FCBs are jointly and severally liable on all Systemwide Debt Securities. Systemwide Debt Securities are issued by the FCBs through the Federal Farm Credit Banks Funding Corporation, as agent for the FCBs (the "Funding Corporation").

          Information regarding the FCBs and the Farm Credit System, including combined financial information, is contained in disclosure information made available by the Funding Corporation. This information consists of the most recent Farm Credit System Annual Information Statement and any Quarterly Information Statements issued subsequent to the Farm Credit System Annual Information Statement and particular press releases issued from time to time by the Funding Corporation. Unless otherwise specified in the applicable prospectus supplement, this information and the Farm Credit System Annual Report to Investors for the current and two preceding fiscal years are available for inspection at the Federal Farm Credit Banks Funding Corporation, Investment Banking Services Department, 10 Exchange Place, Suite 1401, Jersey City, New Jersey 07302, telephone (201) 200-8000. Upon request, the Funding Corporation will furnish, without charge, copies of the above information. The FCBs are not subject to the periodic reporting requirements of the Exchange Act.

PRIVATE LABEL CUSTODY RECEIPT SECURITIES

          If so specified in the applicable prospectus supplement, the Trust for a series may include any combination of (1) receipts or other instruments, other than Treasury Strips, evidencing ownership of specific interest and/or principal payments to be made on particular Treasury Bonds held by a custodian ("Private Label Custody Strips") and (2) receipts or other instruments evidencing ownership of specific interest and/or principal payments to be made on specific Resolution Funding Corporation ("REFCO") bonds ("REFCO Strips"; and together with Private Label Custody Strips, "Private Label Custody Receipt Securities"). The Private Label Custody Receipt Securities, if any, included in a Trust are intended to assure investors that funds are available to make specified payments of principal and/or interest due on the related securities. Accordingly, the Private Label Custody Receipt Securities, if any, included in a Trust are intended both to (1) support the ratings assigned to the securities, and (2) perform a function similar to that described in this prospectus under "Description of the Transfer and Servicing Agreements--Credit and Cash Flow Enhancement". A description of the respective general features of Private Label Custody Strips and REFCO Strips is set forth below.

          The prospectus supplement for each series of securities the Trust with respect to which contains Private Label Custody Receipt Securities will contain information as to:

          (1) the title and series of each Private Label Custody Receipt Security, the aggregate principal amount, denomination and form of each Private Label Custody Receipt Security;

          (2) the limit, if any, upon the aggregate principal amount of each Private Label Custody Receipt Security;

          (3) the dates on which, or the range of dates within which, the principal of, and premium, if any, on, each Private Label Custody Receipt Security will be payable;

          (4) the rate or rates, or the method of determination of the rate or rates, at which each Private Label Custody Receipt Security will bear interest, if any, the date or dates from which the interest will accrue, and the dates on which the interest will be payable;

          (5) whether each Private Label Custody Receipt Security was issued at a price lower than the principal amount of that Private Label Custody Receipt Security;

          (6) material events of default or restrictive covenants provided for with respect to each Private Label Custody Receipt Security;

          (7) the rating of each Private Label Custody Receipt Security, if any;

          (8)  the issuer of each Private Label Custody Receipt Security;

          (9) the material risks, if any, posed by each Private Label Custody Receipt Security and the issuer of each Private Label Custody Receipt Security, which risks, if appropriate, will be described in the "Risk Factors" section of the related prospectus supplement; and

          (10) any other material terms of each Private Label Custody Receipt Security.

With respect to a Trust which includes a pool of Private Label Custody Receipt Securities, the related prospectus supplement will, to the extent applicable, describe the composition of the Private Label Custody Receipt Securities' pool, particular material events of default or restrictive covenants common to the Private Label Custody Receipt Securities, and, on an aggregate, percentage or weighted average basis, as applicable, the characteristics of the pool with respect to the terms set forth in (3), (4) and (5) of the preceding sentence and any other material terms regarding the pool.

          The Private Label Custody Receipt Securities included in a Trust will be senior, unsecured, nonredeemable obligations of the issuers of the Private Label Custody Receipt Securities, will be denominated in United States dollars and, if rated, will be rated at least investment grade by at least one nationally recognized rating agency. In addition, the inclusion of Private Label Custody Receipt Securities in a Trust with respect to a series of securities is conditioned upon their characteristics being in form and substance satisfactory to the Rating Agency rating the related series of securities. Each Trust will be provided with an opinion of Federal Tax Counsel to the effect that the Private Label Custody Receipt Securities included in the Trust are exempt from the registration requirements of the securities Act. A copy of the opinion will be filed with the SEC in a Current Report on Form 8-K or in a post-effective amendment to the Registration Statement.

PRIVATE LABEL CUSTODY STRIPS

          The first "stripping" of Treasury Bonds occurred in the 1970s when government securities dealers physically separated coupons from definitive certificates and offered them to investors as tax-deferred investments. Investors were able to purchase the "strip" at a deep discount and pay no federal income tax until resale or maturity. This tax treatment was limited in 1982 by the Tax Equity and Fiscal Responsibility Act ("TEFRA") which required holders of strips to accrue a portion of the discount toward par annually and report this accrual, even though unrealized, as taxable income. TEFRA also required that all new Treasury issues be made available only in book-entry form.

          The shift to "book-entry only" Treasury Bonds created a shortage of the physical certificates needed for stripping. In response, various dealers created custodial receipt programs in which Treasury Bonds in book-entry form were deposited with custodians who would then issue certificates evidencing rights in principal and interest payments. Some of the better known programs first came to market in 1982 and 1983. Although available eventually in denominations as small as $1,000, these custodial receipts lacked the liquidity of the physical strips. While physical strips had multiple market-makers, custodial receipts were proprietary and, as such, the sole market-maker would usually be an affiliate of the program's sponsor. As a result, the market that developed for the receipts was segmented.

          In early 1984, a group of dealers sought to enhance the liquidity of custodial receipts by developing a generic, multiple market-maker security known as a TR (Treasury Receipt). A large secondary market quickly developed in these generic Treasury Strips.

          Treasury Receipts, physical strips and the proprietary receipts trade at varying discounts from STRIPS which reflect, among other things, lower levels of liquidity and the structuring difference discussed above.

          A holder of a Private Label Custody Strip, as opposed to a STRIP, cannot enforce payment on a Treasury Strip against the Treasury, instead, the holder must look to the custodian for payment. The custodian, and the holder of a Private Label Custody Strip that obtains ownership of the underlying Treasury Bond, can enforce payment of the underlying Treasury Bond against the Treasury. If any Private Label Custody Strips are included in a Trust with respect to any series of securities, the prospectus supplement for the series will include the identity and a brief description of each custodian that issued the Private Label Custody Strips. If the company knows that the company of the Treasury Bonds underlying the Private Label Custody Strips is the company or any of its affiliates, the company will disclose this fact in the related prospectus supplement.

REFCO STRIPS

          A REFCO Bond may be divided into its separate components, consisting of: (1) each future semiannual interest distribution (an "Interest Component"); and (2) the principal payment (the "Principal Component") (each component individually referred to in this prospectus as a "REFCO Strip"). REFCO Strips are not created by REFCO. Instead, third parties such as investment banking firms create them. Each REFCO Strip has an identifying designation and CUSIP number. REFCO Strips generally trade in the market for Treasury Strips at yields of a few basis points over Treasury Strips of similar maturities. REFCO Strips are viewed generally by the market as liquid investments.

          For a REFCO Bond to be separated into its components, the par amount of the REFCO Bond must be in an amount which, based on the stated interest rate of the REFCO Bond, will produce a semiannual interest payment of $1,000 or an integral multiple of $1,000. REFCO Bonds may be separated into their components at any time from the issue date until maturity. Once created, REFCO Strips are maintained and transferred in integral multiples of $1,000.

          A holder of a REFCO Strip cannot enforce payment on the REFCO Strip against REFCO. Instead, the holder must look to the custodian for payment. The custodian, and the holder of a REFCO Strip that obtains ownership of the underlying REFCO Bond, can enforce payment of the underlying REFCO Bond against REFCO. The identity and a brief description of each custodian that has issued any REFCO Strip included in a Trust will be set forth in the related prospectus supplement. If the company knows that the company of the REFCO Bonds underlying the REFCO Strips included in the Trust is the company or any of its affiliates, the company will disclose this fact in the related prospectus supplement.

                     WEIGHTED AVERAGE LIFE OF THE SECURITIES

          The weighted average life of the notes, if any, and the certificates of any series generally will be influenced by the rate at which the principal balances of the related Primary Assets are paid, which payment may be in the form of scheduled amortization or prepayments. With respect to securities backed by Receivables and to receivables underlying Collateral Certificates, the term "prepayments" includes prepayments in full, partial prepayments, including those related to rebates of extended warranty contract costs and insurance premiums, liquidations due to defaults, as well as receipts of proceeds from physical damage, credit life and disability insurance policies, or the Repurchase Amount of Receivables and/or Collateral Certificates repurchased by the company or a seller or purchased by a servicer for administrative reasons. With respect to securities backed by Government Securities and/or Private Label Custody Receipt Securities, as applicable, the term "prepayments" means the Repurchase Amount of Government Securities and/or Private Label Custody Receipt Securities repurchased by the company or purchased by a servicer for administrative reasons. Substantially all of the Receivables and receivables underlying Collateral Certificates are prepayable at any time without penalty to the obligor. The rate of prepayment of automotive receivables is influenced by a variety of economic, social and other factors, including the fact that an obligor generally may not sell or transfer the Financed Vehicle securing a receivable without the consent of the related seller. The rate of prepayment on receivables may also be influenced by the structure of the loan. In addition, under some circumstances, the related seller will be obligated to repurchase Receivables from a given Trust pursuant to the related Receivables Purchase Agreement as a result of breaches of representations and warranties, and the servicer will be obligated to purchase Receivables from the Trust pursuant to the Sale and Servicing Agreement or Pooling and Servicing Agreement as a result of breaches of specific covenants. See "Description of the Transfer and Servicing Agreements--Sale and Assignment of Primary Assets" and "Servicing Procedures". See also "Certain Matters Regarding the Servicer--Termination" regarding the servicer's option to purchase Primary Assets from a given Trust.

          In light of the above considerations, there can be no assurance as to the amount of principal payments to be made on the notes and/or certificates of a series on each Distribution Date since the amount will depend, in part, on the amount of principal collected on the related Primary Assets during the applicable Collection Period. Any reinvestment risks resulting from a faster or slower incidence of payment of Primary Assets will be borne entirely by the noteholders and certificateholders. The related prospectus supplement may set forth some additional information with respect to the maturity and prepayment considerations applicable to particular Primary Assets and the related series of securities.

                      POOL FACTORS AND TRADING INFORMATION

          The "Note Pool Factor" for each class of notes will be a seven-digit decimal which the servicer or trustee will compute prior to each distribution with respect to the class of notes indicating the remaining outstanding principal balance of that class of notes, as of the applicable Distribution Date, after giving effect to payments to be made on the applicable Distribution Date, as a fraction of the initial outstanding principal balance of the class of notes. The "Certificate Pool Factor" for each class of certificates will be a seven-digit decimal which the servicer or trustee will compute prior to each distribution with respect to the class of certificates indicating the remaining certificate balance of the class of certificates, as of the applicable Distribution Date, after giving effect to distributions to be made on the applicable Distribution Date, as a fraction of the initial certificate balance of the class of certificates. Each Note Pool Factor and each Certificate Pool Factor will be 1.0000000 as of the related closing date, and after will decline to reflect reductions in the outstanding principal balance of the applicable class of notes or the reduction of the certificate balance of the applicable class of certificates. A noteholder's portion of the aggregate outstanding principal balance of the related class of notes will be the product of (1) the original denomination of the noteholder's Note and (2) the applicable Note Pool Factor at the time of determination. A certificateholder's portion of the aggregate outstanding certificate balance for the related class of certificates will be the product of (a) the original denomination of the certificateholder's Certificate and (b) the applicable Certificate Pool Factor at the time of determination.

          As provided in the related prospectus supplement, the noteholders, if any, and the certificateholders will receive reports on or about each Distribution Date concerning payments received on the Receivables, the Pool Balance and each Note Pool Factor or Certificate Pool Factor, as applicable. In addition, Securityholders of record during any calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by law. See "Certain Information Regarding the Securities-- Statements to Securityholders".

                           THE SELLER AND THE SERVICER

          Information with respect to the seller and the servicer will be set forth in the related prospectus supplement.

                                 USE OF PROCEEDS

          If so provided in the related prospectus supplement, the net proceeds from the sale of the securities of a series will be applied by the applicable Trust to the purchase of the Primary Assets from the company or the seller, as applicable. The company will use the portion of the net proceeds paid to it to purchase the Primary Assets.

                            DESCRIPTION OF THE NOTES

          Each owner trust will issue one or more classes of notes pursuant to an indenture (an "Indenture") between the related owner trust and the indenture trustee, a form of which has been filed as an exhibit to the Registration Statement of which this prospectus forms a part. The following summary describes the material provisions of each Indenture which are anticipated to be common to any notes included in a series of securities. The following summary does not purport to be a complete description of all terms of the related notes or Indenture and therefore is subject to, and is qualified in its entirely by reference to, the provisions of the related notes and Indenture.

          If so specified in the related prospectus supplement, each class of notes will initially be represented by one or more certificates registered in the name of the nominee of DTC (together with any successor company selected by the Trust, the "Depository"). The notes will be available for purchase in minimum denominations of $1,000 or any other minimum denomination as shall be specified in the related prospectus supplement and integral multiples of $1,000 or any other minimum denomination so specified in the related prospectus supplement in book-entry form or any other form as shall be specified in the related prospectus supplement. If the notes are available in book-entry form only, the company has been informed by DTC that DTC's nominee will be Cede unless another nominee is specified in the related prospectus supplement. Accordingly, the nominee is expected to be the holder of record of the notes of each class. If the notes are available in book-entry form only, unless and until Definitive notes are issued under the limited circumstances described in this prospectus or in the related prospectus supplement, no noteholder will be entitled to receive a physical certificate representing a Note. If the notes are available in book-entry form only, all references in this prospectus and in the related prospectus supplement to actions by noteholders refer to action taken by DTC upon instructions from it participating organizations, and all references in this prospectus and in the related prospectus supplement to distributions, notices, reports and statements to noteholders refer to distributions, notices, reports and statements to DTC or its nominee, as registered holder of the notes, for distribution to noteholders in accordance with DTC's procedures with respect to distributions. See "Certain Information Regarding the Securities--Book-Entry Registration" and "--Definitive Securities".

DISTRIBUTION OF PRINCIPAL AND INTEREST

          The timing and priority of payment, seniority, allocations of losses, interest rate and amount of or method of determining payments of principal and interest on each class of notes of a series will be described in the related prospectus supplement. The right of holders of any class of notes to receive payments of principal and interest may be senior or subordinate to the rights of holders of one or more other class or classes of notes of the series, as described in the related prospectus supplement. The related prospectus supplement may provide that payments of interest on the notes will be made prior to payments of principal on the notes. If so provided in the related prospectus supplement, a series of notes may include one or more classes of strip notes entitled to (1) principal payments with disproportionate, nominal or no interest payments or (2) interest payments with disproportionate, nominal or no principal payments. Each class of notes may have a different interest rate, which may be a fixed, variable or adjustable interest rate, and which may be zero for some classes of strip notes, or any combination of the foregoing. The related prospectus supplement will specify the interest rate for each class of notes of a series or the method for determining the interest rate. One or more classes of notes of a series may be redeemable in whole or in part under the circumstances specified in the related prospectus supplement, including as a result of the exercise by the servicer of its option to purchase the related Receivable Pool. See "Certain Matters Regarding the Servicer--Termination".

          To the extent specified in any prospectus supplement, one or more classes of notes of a given series may have fixed principal payment schedules, as set forth in the prospectus supplement. Holders of any notes will be entitled to receive payments of principal on any given Distribution Date in the applicable amount set forth on the schedule with respect to the notes, in the manner and to the extent set forth in the related prospectus supplement.

          The related prospectus supplement may also provide that payment of interest to noteholders of all classes within a series will have the same priority. Under some circumstances, the amount available for payments could be less than the amount of interest payable on the notes on a Distribution Date, in which case each class of notes will receive its ratable share, based upon the aggregate amount of interest due to the class of notes, of the aggregate amount available to be distributed on the date as interest on the notes of the series. See "Description of the Transfer and Servicing Agreements--Distributions" and "--Credit and Cash Flow Enhancement".

          In the case of a series of securities issued by an owner trust that includes two or more classes of notes, the sequential order and priority of payment in respect of principal and interest, and any schedule or formula or other provisions applicable to the determination of the sequential order and priority of payment in respect of principal and interest, of each class will be set forth in the related prospectus supplement. Payments in respect of principal of and interest on any class of notes will be made on a pro rata basis among all the noteholders of the class or by any other method as is specified in the prospectus supplement.

          If specified in the related prospectus supplement, the Trust may issue securities from time to time and use the proceeds of this issuance to make principal payments with respect to a series.

REVOLVING PERIOD

          The applicable prospectus supplement may provide that all or a portion of the principal collections may be applied by the Trustee to the acquisition of subsequent Receivables or Collateral Certificates during a specified period rather than used to distribute payments of principal to Securityholders during that period. These Securities would then possess an interest only period, also commonly referred to as a "Revolving Period", which will be followed by an "Amortization Period", during which principal will be paid. Any interest only or revolving period may terminate prior to the end of the specified period and result in the earlier than expected principal repayment of the Securities.

PROVISIONS OF THE INDENTURE

          EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT. "Events of Default" in respect of a series of notes under the related Indenture will consist of:

          (1) a default for five days or more in the payment of any interest on any Note;

          (2) a default in the payment of the principal of, or any installment of the principal of, any Note when the same becomes due and payable;

          (3) a default in the observance or performance of any material covenant or agreement of the related Trust made in the related Indenture and the continuation of any default for a period of 30 days, or for a longer period, not in excess of 90 days, as may be reasonably necessary to remedy the default; provided that the default is capable of remedy within 90 days or less and servicer on behalf of the related trustee delivers an Officer's Certificate to the related indenture trustee to the effect that the trustee has commenced, or will promptly commence and diligently pursue, all reasonable efforts to remedy the default, after notice of the default is given to the related Trust by the applicable indenture trustee or to the Trust and the related indenture trustee by the holders of 25% of the aggregate outstanding principal amount of the notes;

          (4) any representation or warranty made by the Trust in the related Indenture or in any certificate delivered pursuant to the related Indenture or in connection with the related Indenture having been incorrect in a material respect as of the time made, if the breach is not cured with 30 days, or for a longer period, not in excess of 90 days, as may be reasonably necessary to remedy the default; provided that the default is capable of remedy within 90 days or less and servicer on behalf of the related trustee delivers an Officer's Certificate to the related indenture trustee to the effect that the trustee has commenced, or will promptly commence and diligently pursue, all reasonable efforts to remedy the default, after notice of the breach is given to the Trust by the applicable indenture trustee or to the Trust and the indenture trustee by the holder of 25% of the aggregate outstanding principal amount of the notes;

          (5) particular events of bankruptcy, insolvency, receivership or liquidation with respect to the Trust or a substantial part of the property of the Trust and

          (6) any other events as may be specified in the prospectus supplement.

The amount of principal required to be paid to noteholders of each series under the related Indenture on any Distribution Date generally will be limited to amounts available to be deposited in the applicable Note Distribution Account. Therefore, the failure to pay principal on a class of notes generally will not result in the occurrence of an Event of Default until the applicable final scheduled Distribution Date for the class of notes.

          If an Event of Default should occur and be continuing with respect to the notes of any series, the related indenture trustee or holders of a majority in principal amount of the notes may declare the principal of the notes to be immediately due and payable. This declaration may, under some circumstances, be rescinded by the holders of a majority in principal amount of the notes then outstanding.

          If the notes of any series are declared due and payable following an Event of Default, the related indenture trustee may institute proceedings to collect amounts due on the notes, foreclose on the property of the Trust, exercise remedies as a secured party, sell the related Primary Assets or elect to have the applicable Trust maintain possession of the Primary Assets and continue to apply collections on these Primary Assets as if there had been no declaration of acceleration. Subject to particular limitations that, if applicable, will be specified in the related prospectus supplement, the indenture trustee will be prohibited from selling the Primary Assets following an Event of Default, other than a default in the payment of any principal of, or a default for five days or more in the payment of any interest on, any Note of the series, unless

          o    the holders of all outstanding notes consent to the sale,

          o the proceeds of the sale are sufficient to pay in full the principal of and the accrued interest on the outstanding notes at the date of sale or

          o the indenture trustee determines that the proceeds of the Primary Assets would not be sufficient on an ongoing basis to make all payments on the notes as these payments would have become due if these obligations had not been declared due and payable, and the indenture trustee obtains the consent of the holders of 66 2/3% of the aggregate outstanding principal amount of the notes.

          Subject to the provisions of the applicable Indenture relating to the duties of the related indenture trustee, if an Event of Default occurs and is continuing with respect to a series of notes, the indenture trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of the notes if it reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities that might be incurred by it in complying with the request. Subject to the provisions for indemnification and particular limitations contained in the related Indenture, the holders of a majority of the aggregate outstanding principal amount of the notes of a series will have the right to direct the time, method and place of conducting any proceeding or exercising any remedy available to the related indenture trustee. In addition, the holders of notes representing a majority of the aggregate outstanding principal amount of the notes may, in some cases, waive any default with respect to the notes, except a default in the payment of principal of or interest on any Note or a default in respect of a covenant or provision of the Indenture that cannot be modified or amended without the waiver or consent of the holders of all the outstanding notes of the series.

          Except to the extent provided in the related prospectus supplement, no holder of a Note will have the right to institute any proceeding with respect to the related Indenture, unless:

          o the holder previously has given to the applicable indenture trustee written notice of a continuing Event of Default;

          o the holders of not less than 25% of the outstanding principal amount of the notes have made written request to the indenture trustee to institute a proceeding in its own name as indenture trustee;

          o the holder or holders have offered the indenture trustee reasonable indemnity;

          o the indenture trustee has for 60 days failed to institute a proceeding; and

          o no direction inconsistent with a written request has been given to the indenture trustee during the 60-day period by the holders of a majority of the outstanding principal amount of the notes of the series.

         With respect to any owner trust, none of the related indenture trustee in its individual capacity, the related trustee in its individual capacity, any holder of a Certificate representing an ownership interest in the Trust, or any of their respective beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of the principal of or interest on the related notes or for the agreements of the Trust contained in the applicable Indenture.

         No Trust may engage in any activity other than as described in this prospectus or in the related prospectus supplement. No Trust will incur, assume or guarantee any indebtedness other than indebtedness incurred pursuant to the related notes and the related Indenture, pursuant to any Advances made to it by the servicer or otherwise in accordance with the Related Documents.

          CERTAIN COVENANTS. Each Indenture will provide that the related Trust may not consolidate with or merge into any other entity, unless

          o the entity formed by or surviving the consolidation or merger is organized under the laws of the United States, any state or the District of Columbia;

          o the entity expressly assumes the Trust's obligation to make due and punctual payments upon the notes of the related series and to perform or observe every agreement and covenant of the Trust under the Indenture;

          o no Event of Default shall have occurred and be continuing immediately after the merger or consolidation;

          o the Trust has been advised by each Rating Agency that the merger or consolidation will not result in the qualification, reduction or withdrawal of its then-current rating of any class of the notes or certificates of the series;

          o the Trust has received an opinion of counsel to the effect that the consolidation or merger would have no material adverse tax consequence to the Trust or to any related noteholder or certificateholder;

          o any action as is necessary to maintain the lien and security interest created by the Indenture has been taken; and

          o the Trust has delivered to the related indenture trustee an Officer's Certificate and an opinion of counsel that the merger complies with the requirements and conditions precedent of the Indenture.

         No owner trust will:

          o except as expressly permitted by the applicable Indenture, the applicable Transfer and Servicing Agreements or other documents with respect to the Trust (the "Related Documents"), sell, transfer, exchange or otherwise dispose of any of the assets of the Trust;

          o claim any credit on or make any deduction from the principal and interest payment in respect to the related notes, other than amounts withheld under the Code or applicable state tax laws, or assert any claim against any present or former holder of the notes because of the payment of taxes levied or assessed upon the Trust;

          o    dissolve or liquidate in whole or in part;

          o permit the validity or effectiveness of the related Indenture to be impaired or permit any person to be released from any covenants or obligations with respect to the related notes under the Indenture except as may be expressly permitted by the related Indenture;

          o permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extent to or otherwise arise upon or burden the assets of the Trust or any part of the Trust, or any interest in the Trust or the proceeds of the Trust; or

          o permit the lien of the related Indenture not to constitute a valid first priority security interest, other than with respect to a tax, mechanics' or similar lien, in the asset of the Trust.

         Each indenture trustee and the related noteholders, by accepting the related notes, will covenant that they will not at any time institute against the applicable Trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

         MODIFICATION OF INDENTURE. Each trustee and the related indenture trustee may, with the consent of the holders of a majority of the aggregate outstanding principal amount of the notes of the related series, execute a supplemental indenture to add provisions to, change in any manner or eliminate any provisions of, the related Indenture, or modify (except as provided below) in any manner the rights of the related noteholders. Except as otherwise provided in the related Indenture, without the consent of the holder of each outstanding Note affected by the related supplemental indenture, no supplemental indenture will:

          o change the due date of any installment of principal of or interest on any Note or reduce the principal amount of any Note, the interest rate specified on any Note or the redemption price with respect to any Note, change the provisions of the related Indenture relating to the application of collections on, or the proceeds of the sale of, the property of the related Trust to payment of principal or interest on the notes of the series, or change any place of payment where or the coin or currency in which any Note or any interest on any Note is payable;

          o impair the right to institute suit for the enforcement of specific provisions of the related Indenture;

          o reduce the percentage of the aggregate amount of the outstanding notes of the series, the consent of the holders of which is required for any supplemental indenture or for any waiver of compliance with specific provisions of the related Indenture or of particular defaults under the related Indenture and their consequences as provided for in the related Indenture;

          o modify or alter the provisions of the related Indenture regarding the voting of notes held by the applicable owner trust, any other obligor on the notes, the seller or an affiliate of any of them;

          o reduce the percentage of the aggregate outstanding amount of the notes, the consent of the holders of which is required to direct the related indenture trustee to sell or liquidate the Primary Assets if the proceeds of the sale would be insufficient to pay the principal amount and accrued and unpaid interest on the outstanding notes of the series;

          o decrease the percentage of the aggregate principal amount of the notes required to amend the sections of the related Indenture that specify the percentage of the aggregate principal amount of the notes of the series necessary to amend the related Indenture or other related agreements; or

          o permit the creation of any lien ranking prior to or on a parity with the lien of the related Indenture with respect to any of the collateral for the notes or, except as otherwise permitted or contemplated in the Indenture, terminate the lien of the related Indenture on any of the collateral or deprive the holder of any Note of the security afforded by the lien of the related Indenture.

         An owner trust and the related indenture trustee may also enter into supplemental indentures, without obtaining the consent of the noteholders of the related series,

          (1)  to cure any ambiguity;
          (2)  to correct or supplement any provisions in the Indenture; or
          (3) for the purpose of, among other things, adding any provisions to or changing in any manner or eliminating any of the provisions of the related Indenture;

provided that the action referred to in clause (3) above will not materially and adversely affect the interest of any noteholder.

          ANNUAL COMPLIANCE STATEMENT. Each owner trust will be required to file annually with the related indenture trustee a written statement as to the fulfillment of its obligations under the Indenture.

          INDENTURE TRUSTEE'S ANNUAL REPORT. If required by the Trust Indenture Act, the indenture trustee for each owner trust will mail each year to all related noteholders a brief report relating to its eligibility and qualification to continue as indenture trustee under the related Indenture, any amounts advanced by it under the Indenture, the amount, interest rate and maturity date of particular indebtedness, if any, owing by the owner trust to the applicable Indenture Trust in its individual capacity, the property and funds physically held by the indenture trustee as indenture trustee and any action taken by it that materially affects the related notes that has not been previously reported.

          SATISFACTION AND DISCHARGE OF INDENTURE. Each Indenture will be discharged with respect to the collateral securing the related notes upon the delivery to the related indenture trustee for cancellation of all of the notes or, with limitations, upon deposit with the indenture trustee of funds sufficient for the payment in full of all the notes.

THE INDENTURE TRUSTEE

          The indenture trustee for a series of notes will be specified in the related prospectus supplement. The indenture trustee for any series may resign at any time, in which event the related owner trust will be obligated to appoint a successor indenture trustee for the series. Additionally, the Holders of a majority of the outstanding amount of the notes of a series may remove the related indenture trustee and appoint a successor indenture trustee. An owner trust may also remove the related indenture trustee if the indenture trustee ceases to be eligible to continue in that capacity under the related Indenture, if particular insolvency events occur with respect to the indenture trustee or if the indenture trustee otherwise becomes incapable of acting as indenture trustee. In these circumstances, the owner trust will be obligated to appoint a successor indenture trustee for the applicable series of notes. No resignation or removal of the indenture trustee and appointment of a successor indenture trustee for a series of notes will become effective until the acceptance of the appointment by the successor indenture trustee for the series and payment of all fees and expenses owed to the outgoing indenture trustee.

                         DESCRIPTION OF THE CERTIFICATES

          Each Trust will issue one or more classes of certificates pursuant to a Trust Agreement or Pooling and Servicing Agreement, as applicable. A form of each of the Trust Agreement and the Pooling and Servicing Agreement has been filed as an exhibit to the Registration Statement of which this prospectus forms a part. The following summary describes the material provisions of the Trust Agreement and the Pooling and Servicing Agreement, in each case, which are anticipated to be common to any certificates included in a series of securities. The following summary does not purport to be a complete description of all terms of the related notes, Trust Agreement or Pooling and Servicing Agreement and therefore is subject to, and is qualified in its entirety by reference to, the provisions of the related certificates and Trust Agreement or Pooling and Servicing Agreement, as applicable.

          If so specified in the related prospectus supplement and except for the certificates, if any, of a series purchased by the company, a seller or any of their respective affiliates, each class of certificates will initially be represented by one or more certificates registered in the name of the Depository. The certificates will be available for purchase in minimum denominations of $10,000 or any other minimum denomination as shall be specified in the related prospectus supplement and integral multiples of $1,000 in excess of $10,000 or any other minimum denomination so specified in the related prospectus supplement in book-entry form only, or any other form as shall be specified in the related prospectus supplement. If the certificates are available in book-entry form only, the company has been informed by DTC that DTC's nominee will be Cede. Accordingly, the nominee is expected to be the holder of record of the certificates of any series. If the certificates are available in book-entry form only, unless and until Definitive certificates are issued under the limited circumstances described in this prospectus or in the related prospectus supplement, no certificateholder, other than the company, a seller or any of their respective affiliates, will be entitled to receive a physical certificate representing a Certificate. If the certificates are available in book-entry form only, all references in this prospectus and in the related prospectus supplement to actions by certificateholders refer to actions taken by DTC upon instructions from the Participants, and all references in this prospectus and in the related prospectus supplement to distributions, notices, reports and statements to certificateholders refer to distributions, notices, reports and statements to DTC or its nominee, as the case may be, as the registered holder of the certificates, for distribution to certificateholders in accordance with DTC's procedures with respect to distributions. See "Certain Information Regarding the Securities--Book-Entry Registration" and "--Definitive Securities". Any Certificate of a series owned by the company, a seller or any of their respective affiliates will be entitled to equal and proportionate benefits under the applicable Trust Agreement or Pooling and Servicing Agreement, as applicable, except that, unless otherwise provided in the related Trust Agreement, the certificates will be deemed not to be outstanding for the purpose of determining whether the requisite percentage of certificateholders has given any request, demand, authorization, direction, notice, or consent or taken any other action under the Related Documents.

DISTRIBUTIONS OF PRINCIPAL AND INTEREST

          The timing and priority of distributions, seniority, allocations of losses, certificate pass-through rate and amount of or method of determining distributions with respect to principal and interest on each class of certificates of a series will be described in the related prospectus supplement. Distributions of interest on these certificates will be made on the dates specified in the related prospectus supplement (the "Distribution Date") and will be made prior to distributions with respect to principal of the certificates. To the extent provided in the related prospectus supplement, a series of certificates may include one or more classes of strip certificates entitled to (1) principal distributions with disproportionate, nominal or no interest distributions or (2) interest distributions with disproportionate, nominal or no principal distributions. Each class of certificates may have a different certificate pass-through rate, which may be a fixed, variable or adjustable certificate pass-through rate, and which may be zero for some classes of strip certificates, or any combination of the foregoing. The related prospectus supplement will specify the certificate pass-through rate for each class of certificates of a series or the method for determining the certificate pass-through rate.

          In the case of a series of securities that includes two or more classes of certificates, the timing, sequential order, priority of payment or amount of distributions in respect of interest and principal, and any schedule or formula or other provisions applicable to the determination of the timing, sequential order, priority of payment or amount of distributions in respect of interest and principal, of each class will be as set forth in the related prospectus supplement. In the case of certificates issued by an owner trust, distributions in respect of these certificates will be subordinated to payments in respect of the notes of the related series and to the extent described in the related prospectus supplement. Distributions in respect of interest on and principal of any class of certificates will be made on a pro rata basis among all holders of certificates of the class.

                  CERTAIN INFORMATION REGARDING THE SECURITIES

BOOK-ENTRY REGISTRATION

          If so specified in the related prospectus supplement, DTC will act as securities company for each class of securities offered by this prospectus. Each class of securities initially will be represented by one or more certificates registered in the name of Cede, the nominee of DTC. As the nominee of DTC, it is anticipated that the only "noteholder" and/or "certificateholder" with respect to a series of securities will be Cede. Beneficial owners of the securities ("Security Owners") will not be recognized as "noteholders" by the related indenture trustee, as the term is used in each Indenture, or as "certificateholders" by the related trustee, as the term is used in each Trust Agreement or Pooling and Servicing Agreement, as applicable, and Security Owners will be permitted to exercise the rights of noteholders or certificateholders only indirectly through DTC and its participating members ("Participants").

          DTC is a limited purpose trust company organized under the laws of the State of New York, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code (the "UCC") in effect in the State of New York, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for the Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic book-entries, thus eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (the "Indirect Participants").

          Security Owners that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or an interest in, the securities may do so only through Participants and Indirect Participants. In addition, all Security Owners will receive all distributions of principal and interest from the related indenture trustee or the related trustee, as applicable, through Participants or Indirect Participants. Under a book-entry format, Security Owners may experience some delay in their receipt of payments, since these payments will be forwarded by the applicable trustee or indenture trustee to DTC's nominee. DTC will then forward the payments to the Participants, which will then forward them to Indirect Participants or Security Owners.

          Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the securities and to receive and transmit distributions of principal of and interest on the securities. Participants and Indirect Participants with which Security Owners have accounts with respect to the securities similarly are required to make book-entry transfers and to receive and transmit the payments on behalf of their respective Security Owners. Accordingly, although Security Owners will not possess physical certificates representing the securities, the Rules provide a mechanism by which Participants and Indirect Participants will receive payments and transfer or exchange interests, directly or indirectly, on behalf of Security Owners.

          Because DTC can act only on behalf of Participants, who in turn may act on behalf of Indirect Participants, the ability of a Security Owner to pledge securities to persons or entities that do not participate in the DTC system, or otherwise take actions with respect to the securities, may be limited due to the lack of a physical certificate representing the securities.

          DTC has advised the company that it will take any action permitted to be taken by a Security Owner under the Indenture, Trust Agreement or Pooling and Servicing Agreement, as applicable, only at the direction of one or more Participants to whose account with DTC the securities are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that these actions are taken on behalf of Participants whose holdings include the undivided interests.

          Clearstream Banking, societe anonyme, 67 Bd Grande-Duchesse Charlotte, L-2967 Luxembourg ("Clearstream, Luxembourg"), was incorporated in 1970 as "Cedel S.A.", a company with limited liability under Luxembourg law (a societe anonyme). Cedel S.A. subsequently changed its name to Cedelbank. On January 10, 2000, Cedelbank's parent company, Cedel International, societe anonyme ("CI") merged its clearing, settlement and custody business with that of Deutsche Borse Clearing AG ("DBC"). The merger involved the transfer by CI of substantially all of its assets and liabilities (including its shares in CB) to a new Luxembourg company, New Cedel International, societe anonyme ("New CI"), which is 50% owned by CI and 50% owned by DBC's parent company Deutsche Borse AG. The shareholders of these two entities are banks, securities dealers and financial institutions. Cedel International currently has 92 shareholders, including U.S. financial institutions or their subsidiaries. No single entity may own more than 5 percent of Cedel International's stock.

          Further to the merger, the Board of Directors of New Cedel International decided to rename the companies in the group in order to give them a cohesive brand name. The new brand name that was chosen is "Clearstream". With effect from January 14, 2000 New CI has been renamed "Clearstream International, societe anonyme". On January 18, 2000, Cedelbank was renamed "Clearstream Banking, societe anonyme", and Cedel Global Services was renamed "Clearstream Services, societe anonyme".

          On January 17, 2000 DBC was renamed "Clearstream Banking AG". This means that there are now two entities in the corporate group headed by Clearstream International which share the name "Clearstream Banking", the entity previously named "Cedelbank" and the entity previously named "Deutsche Brse Clearing AG".

          Clearstream, Luxembourg holds securities for its customers ("Clearstream, Luxembourg Participants") and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg customers through electronic book-entry changes in accounts of Clearstream, Luxembourg customers, thereby eliminating the need for physical movement of certificates. Transactions may be settled by Clearstream, Luxembourg in any of 36 currencies, including United States Dollars. Clearstream, Luxembourg provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream, Luxembourg is registered as a bank in Luxembourg, and as such is subject to regulation by the Commission de Surveillance du Secteur Financier, "CSSF", which supervises Luxembourg banks. Clearstream, Luxembourg's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream, Luxembourg's U.S. customers are limited to securities brokers and dealers, and banks. Currently, Clearstream, Luxembourg has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada, and the United States. Indirect access to Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream, Luxembourg. Clearstream, Luxembourg has established an electronic bridge with Morgan Guaranty Trust Company of New York as the Operator of the Euroclear System (MGT/EOC) in Brussels to facilitate settlement of trades between Clearstream, Luxembourg and MGT/EOC.

          Except as required by law, none of Credit Suisse First Boston Corporation, the company, the related seller, the related servicer, or related indenture trustee, if any, or the related trustee will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of securities of any series held by DTC's nominee, or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

DEFINITIVE SECURITIES

          If so stated in the related prospectus supplement, the notes and/or certificates of a given series will be issued in fully registered, certificated form ("Definitive notes" and "Definitive certificates", respectively, and, collectively, "Definitive Securities") to noteholders or certificateholders or their respective nominees, rather than to DTC or its nominee, only if

          o the related trustee of a grantor trust or the related indenture trustee in the case of an owner trust, as applicable, determines that DTC is no longer willing or able to discharge properly its responsibilities as Depository with respect to the related securities and the indenture trustee or trustee, as applicable, is unable to locate a qualified successor,

          o the indenture trustee or trustee, as applicable, elects, at its option, to terminate the book-entry system through DTC or

          o after the occurrence of an Event of Default or Servicer Default, Security Owners representing at least a majority of the outstanding principal amount of the notes or certificates, as applicable, of the series, advise the related trustee through DTC that the continuation of a book-entry system through DTC, or a successor to DTC, is no longer in the best interests of the related Security Owners.

          Upon the occurrence of any of the events described in the immediately preceding paragraph, the related trustee or indenture trustee, as applicable, will be required to notify the related Security Owners, through Participants, of the availability of Definitive Securities. Upon surrender by DTC of the certificates representing all securities of any affected class and the receipt of instructions for re-registration, the trustee will issue Definitive Securities to the related Security Owners. Distributions on the related Definitive Securities will subsequently be made by the related trustee or indenture trustee, as applicable, directly to the holders in whose name the related Definitive Securities are registered at the close of business on the applicable record date, in accordance with the procedures set forth in this prospectus and in the related Indenture or the related Trust Agreement or Pooling and Servicing Agreement, as applicable. Distributions will be made by check mailed to the address of the holders as they appear on the register specified in the related Indenture, Trust Agreement or Pooling and Servicing Agreement, as applicable; however, the final payment on any securities, whether Definitive Securities or securities registered in the name of a Depository or its nominee, will be made only upon presentation and surrender of the securities at the office or agency as specified in the notice of final distribution to Securityholders.

          Definitive Securities will be transferable and exchangeable at the offices of the related trustee or indenture trustee, or any security registrar appointed by the related trustee or the indenture trustee, as applicable. No service charge will be imposed for any registration of transfer or exchange, but the trustee or indenture trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection with a registration of transfer or exchange.

STATEMENTS TO SECURITYHOLDERS

          With respect to each series of securities, on or prior to each Distribution Date, the related servicer will prepare and forward to the related indenture trustee or trustee to be included with the distribution to each Securityholder of record a statement setting forth for the related Collection Period the following information, and any other information specified in the related prospectus supplement:

          (1) the amount of the distribution allocable to principal of each class of securities of the series;

          (2) the amount of the distribution allocable to interest on each class of securities of the series;

          (3) if applicable, the amount of the Servicing Fee paid to the related servicer with respect to the related Collection Period;

          (4) the outstanding principal balance and Note Pool Factor for each class of notes, if any, and the certificate balance and Certificate Pool Factor for each class of certificates of the series as of the related record date;

          (5) the balance of any Reserve Account or other form of credit enhancement, after giving effect to any additions to the balance of the Reserve Account or withdrawals from the Reserve Account or reductions to the Reserve Account to be made on the following Distribution Date; and

          (6) the aggregate amount of realized losses, if any, in respect of Receivables and any other loss, delinquency or other ratios set forth in the related prospectus supplement for the related Collection Period.

Items (1), (2) and (4) above with respect to the notes or certificates of a series will be expressed as a dollar amount per $1,000 of initial principal balance of the notes or the initial certificate balance of the certificates, as applicable.

          In addition, within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of each Trust, the related trustee or indenture trustee, as applicable, will mail to each person who at any time during the related calendar year shall have been a registered Securityholder a statement containing information for the purposes of the Securityholder's preparation of federal income tax returns. See "Material Federal Income Tax Consequences".

LIST OF SECURITYHOLDERS

          Three or more holders of the notes of any series or one or more holders of the notes evidencing not less than 25% of the aggregate outstanding principal balance of the notes of the series may, by written request to the related indenture trustee, obtain access to the list of all noteholders maintained by the indenture trustee for the purpose of communicating with other noteholders with respect to their rights under the related Indenture or under the notes. The indenture trustee may elect not to afford the requesting noteholders access to the list of noteholders if it agrees to mail the desired communication or proxy, on behalf of and at the expense of the requesting noteholders, to all noteholders of the series.

          Three or more holders of the certificates of any series or one or more holders of the certificates evidencing not less than 25% of the certificate balance of the certificates may, by written request to the related trustee, obtain access to the list of all certificateholders maintained by the trustee for the purpose of communicating with other certificateholders with respect to their rights under the related Trust Agreement or Pooling and Servicing Agreement, as applicable, or under the certificates.

              DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS

         The following summary describes the material provisions, in each case, to the extent anticipated to be common to any series of securities, of:

          o each Receivables Purchase Agreement pursuant to which the seller will transfer Receivables to the company,

          o each Trust Agreement or Pooling and Servicing Agreement pursuant to which a Trust will be created, Collateral Certificates, Government Securities and/or Private Label Custody Receipt Securities, as applicable, may be sold or transferred to the Trust, certificates will be issued, and the servicer will service Receivables and the trustee will manage Government Securities, if any and Private Label Custody Receipt Securities, if any, in the case of a grantor trust,

          o each Sale and Servicing Agreement pursuant to which the company will transfer Receivables to a Trust and the servicer will service Receivables, in the case of an owner trust, or

          o in the case of securities backed by Collateral Certificates, each Trust Agreement pursuant to which a Trust will be created, Collateral Certificates will be sold or transferred to the Trust, Government Securities and Private Label Custody Receipt Securities may be sold or transferred to the Trust and a trustee will manage Collateral Certificates, Government Securities, if any, and Private Label Custody Receipt Securities, if any (collectively, the "Transfer and Servicing Agreements").

Forms of the Transfer and Servicing Agreements have been filed as exhibits to the Registration Statement of which this prospectus forms a part. The following summary does not purport to be a complete description of all of the terms of the Transfer and Servicing Agreements and therefore is subject to, and is qualified in its entirety by reference to, the provisions of the related Transfer and Servicing Agreement.

SALE AND ASSIGNMENT OF PRIMARY ASSETS

         In the case of Primary Assets consisting of Receivables, on or prior to the related closing date, a seller will transfer and assign to the company, pursuant to a Receivables Purchase Agreement, without recourse, all of its right, title and interest in and to Receivables in the outstanding principal amount specified in the related prospectus supplement, including its security interests in the related Financed Vehicles. Each Receivable will be identified in a schedule appearing as an exhibit to the related Receivables Purchase Agreement (the "Schedule of Receivables").

         In each Receivables Purchase Agreement the seller will represent and warrant to the company, among other things, that

          o the information set forth in the Schedule of Receivables is correct in all material respects as of the applicable cutoff date;

          o the obligor on each Receivable is contractually required to maintain physical damage insurance covering the related Financed Vehicle in accordance with the seller's normal requirements;

          o on the closing date, the Receivables are free and clear of all security interests, liens, charges and encumbrances, and no offsets, defenses or counterclaims have been asserted or threatened;

          o at the closing date, each of the Receivables is secured by a perfected, first-priority security interest in the related Financed Vehicle in favor of the seller;

          o each Receivable, at the time it was originated, complied and, on the closing date complies, in all material respects with applicable federal and state laws, including, without limitation, consumer credit, truth-in-lending, equal credit opportunity and disclosure laws; and

          o any other representations and warranties that may be set forth in the related prospectus supplement.

          To the extent specified in the related prospectus supplement, as of the last day of the second Collection Period, or, if the seller so elects, the last day of the first Collection Period, following the discovery by or notice to the seller of any breach of a representation and warranty of the seller that materially and adversely affects the interests of the related Trust in any Receivable, the seller will be obligated to repurchase the Receivable, unless the seller cures the breach in a timely fashion. The purchase price for any of these Receivables will be equal to the unpaid principal balance owed by the obligor on the Receivable, plus accrued and unpaid interest on the unpaid principal balance at the applicable APR to the last day of the month of repurchase (the "Repurchase Amount"). This repurchase obligation will constitute the sole remedy available to the Securityholders, the related trustee and any related indenture trustee for any uncured breach.

          On the related closing date, the company will transfer and assign to the related Trust, pursuant to a Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, without recourse, all of its right, title and interest in and to Primary Assets in the outstanding principal amount specified in the related prospectus supplement. Concurrently with the transfer and assignment of Primary Assets to the related Trust, the related trustee or indenture trustee, as applicable, will execute, authenticate and deliver the related securities.

          Pursuant to the terms of the Sale and Servicing Agreement or the Pooling and Servicing Agreement, as applicable, the company will assign to the related Trust the representations and warranties made by the related seller under the related Receivables Purchase Agreement for the benefit of the related Securityholders and will make limited representations and warranties with respect to the other Primary Assets included in the Trust. To the extent that the related seller does not repurchase a Primary Asset in the event of a breach of its representations and warranties with respect to the Primary Asset, the company will not be required to repurchase the Primary Asset unless the breach also constitutes a breach of one of the company's representations and warranties under the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, with respect to that Primary Asset, if any, and the breach materially and adversely affects the interests of the Securityholders in any Primary Asset. Neither the seller nor the company will have any other obligation with respect to the Primary Assets or the securities.

TRUST ACCOUNTS

          With respect to each owner trust, the servicer will establish and maintain with the related indenture trustee, or the trustee will establish and maintain, (a) one or more accounts, on behalf of the related Securityholders, into which all payments made on or in respect of the related Primary Assets will be deposited (the "Collection Account") and (b) an account, in the name of the indenture trustee on behalf of the noteholders, into which amounts released from the Collection Account and any Reserve Account or other form of credit enhancement for payment to the noteholders will be deposited and from which all distributions to the noteholders will be made (the "Note Distribution Account"). With respect to each owner trust and grantor trust, the servicer or the related trustee will establish and maintain an account, in the name of the trustee on behalf of the certificateholders, into which amounts released from the Collection Account and any Reserve Account or other form of credit enhancement for distribution to the certificateholders will be deposited and from which all distributions to the certificateholders will be made (the "Certificate Distribution Account"). With respect to any grantor trust, the servicer or the related trustee will also establish and maintain the Collection Account and any other Trust Account in the name of the related trustee on behalf of the related certificateholders.

          If so provided in the related prospectus supplement, the servicer will establish for each series of securities an additional account (the "Payahead Account"), in the name of the related indenture trustee, in the case of an owner trust, or trustee, in the case of a grantor trust, into which, to the extent required in the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, early payments made by or on behalf of obligors on Precomputed Receivables will be deposited until the time these payments become due. Until the time payments are transferred from the Payahead Account to the Collection Account, they will not constitute collected interest or collected principal and will not be available for distribution to noteholders or certificateholders. Any other accounts to be established with respect to a Trust will be described in the related prospectus supplement.

          For each series of securities, funds in the Collection Account, Note Distribution Account, Certificate Distribution Account and any Reserve Account or other accounts identified in the related prospectus supplement (collectively, the "Trust Accounts") will be invested as provided in the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, in Eligible Investments. "Eligible Investments" will generally be limited to investments acceptable to the Rating Agencies as being consistent with the rating of the related securities. Eligible Investments will generally be limited to obligations or securities that mature on or before the date of the next scheduled distribution to Securityholders of the series. However, to the extent permitted by the Rating Agencies, funds in any Reserve Account may be invested in securities that will not mature prior to the date of the next scheduled distribution with respect to the notes or certificates and will not be sold prior to maturity to meet any shortfalls. Thus, the amount of available funds on deposit in a Reserve Account at any time may be less than the balance of that Reserve Account. If the amount required to be withdrawn from a Reserve Account to cover shortfalls in collections on the related Receivables (as provided in the related prospectus supplement) exceeds the amount of available funds on deposit in the Reserve Account, a temporary shortfall in the amounts distributed to the related noteholders or certificateholders could result, which could, in turn, increase the average life of the related notes or certificates. Unless otherwise and to the extent provided in the related prospectus supplement, investment earnings on funds deposited in the Trust Accounts, net of losses and investment expenses (collectively, "Investment Earnings"), will be deposited in the applicable Collection Account on each Distribution Date and will be treated as collections of interest on the related Receivables.

          The Trust Accounts will be maintained as Eligible Deposit Accounts. "Eligible Deposit Account" means either (a) a segregated account with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a company institution organized under the laws of the United States of America or any one of the states of the United States of America or the District of Columbia, or any domestic branch of a foreign bank, having corporate trust powers and acting as trustee for funds deposited in the account, so long as any of the securities of the company institution have a credit rating from each Rating Agency in one of its generic rating categories that signifies investment grade. "Eligible Institution" means, with respect to a Trust, (a) the corporate trust department of the related indenture trustee or trustee, as applicable, or (b) a company institution organized under the laws of the United States of America or any one of the states of the United States of America or the District of Columbia, or any domestic branch of a foreign bank, (1) that has either (A) a long-term unsecured debt rating acceptable to the Rating Agencies or (B) a short-term unsecured debt rating or certificate of deposit rating acceptable to the Rating Agencies and (2) whose deposits are insured by the FDIC.

PRE-FUNDING

          If so specified in the related prospectus supplement, a portion of the issuance proceeds of the securities of a particular series (this amount, the "Pre-Funded Amount") will be deposited in an account (the "Pre-Funding Account") to be established with the trustee, which will be used to acquire additional Receivables from time to time during the time period specified in the related prospectus supplement (the "Pre-Funding Period"). Prior to the investment of the Pre-Funded Amount in additional Receivables, the Pre-Funded Amount may be invested in one or more Eligible Investments. Except as otherwise provided in the applicable Agreement, an "Eligible Investment" is any of the following, in each case as determined at the time of the investment or contractual commitment to invest in the relevant Eligible Investment, to the extent these investments would not require registration of the Trust Fund as an investment company pursuant to the Investment Company Act of 1940:

          (a) negotiable instruments or securities represented by instruments in bearer or registered or book-entry form which evidence

               (1) obligations which have the benefit of the full faith and credit of the United States of America, including company receipts issued by a bank as custodian with respect to any instrument or security held by the custodian for the benefit of the holder of the company receipt,
               (2) demand deposits or time deposits in, or bankers' acceptances issued by, any depositary institution or trust company incorporated under the laws of the United States of America or any state of the United States of America and subject to supervision and examination by Federal or state banking or depositary institution authorities; provided that at the time of the trustee's investment or contractual commitment to invest in the relevant Eligible Investment, the certificates of deposit or short-term deposits, if any, or long-term unsecured debt obligations, other than the obligations whose rating is based on collateral or on the credit of a Person other than the institution or trust company, of the depositary institution or trust company has a credit rating in the highest rating category from each Rating Agency,
               (3) certificates of deposit having a rating in the highest rating category from each Rating Agency or
               (4) investments in money market funds which are, or which are composed of instruments or other investments which are, rated in the highest rating category from each Rating Agency;

          (b) demand deposits in the name of the trustee in any depositary institution or trust company referred to in clause (a)(2) above;

         (c) commercial paper, having original or remaining maturities of no more than 270 days, having a credit rating in the highest rating category from each Rating Agency;

          (d) Eurodollar time deposits that are obligations of institutions whose time deposits carry a credit rating in the highest rating category from each Rating Agency;

          (e) repurchase agreements involving any Eligible Investment described in any of clauses (a)(1), (a)(3) or (d) above, so long as the other party to the repurchase agreement has its long-term unsecured debt obligations rated in the highest rating category from each Rating Agency; and

          (f) any other investment with respect to which each Rating Agency rating the securities indicates will not result in the reduction or withdrawal of its then existing rating of the securities. Except as otherwise provided in the applicable Agreement, any Eligible Investment must mature no later than the Business Day prior to the next Distribution Date.

          During any Pre-Funding Period, the seller or any other party specified in the related prospectus supplement will be obligated, subject only to the availability of additional Receivables, to transfer to the related Trust Fund additional Receivables from time to time during the related Pre-Funding Period. Additional Receivables will be required to satisfy specific eligibility criteria more fully set forth in the related prospectus supplement, which eligibility criteria will be consistent with the eligibility criteria of the Receivables included in the Trust Fund as of the closing date subject to exceptions as are expressly stated in the related prospectus supplement.

          Although the specific parameters of the Pre-Funding Account with respect to any issuance of securities will be specified in the related prospectus supplement, it is anticipated that:

          o the Pre-Funding Period will not exceed 90 days from the related closing date;

          o that the additional loans to be acquired during the Pre-Funding Period will be subject to the same representations and warranties as the Receivables included in the related Trust Fund on the closing date, although additional criteria may also be required to be satisfied, as described in the related prospectus supplement; and

          o the Pre-Funded Amount will not exceed 25% of the principal amount of the securities issued pursuant to a particular offering.

SERVICING PROCEDURES

          To assure uniform quality in servicing the Receivables and to reduce administrative costs, the company and each Trust will designate the servicer as custodian to maintain possession, as the Trust's agent, of the related Receivables and any other documents relating to the Receivables. The seller's and the servicer's accounting records and computer systems will be marked to reflect the sale and assignment of the related Receivables to each Trust, and UCC financing statements reflecting the sale and assignment will be filed.

         The servicer will make reasonable efforts to collect all payments due with respect to the Receivables and will, consistent with the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, follow the collection procedures as it follows with respect to comparable Receivables it services for itself and others. The prospectus supplement will specify that the servicer may, in its discretion, arrange with the obligor on a Receivable to extend or modify the payment schedule, but no arrangement will, if inconsistent with its normal procedures, for purposes of any Sale and Servicing Agreement or Pooling and Servicing Agreement, reduce the contract rate of, the amount of the scheduled payments under, or extend the final payment date of, any Receivable beyond the "Final Scheduled Maturity Date" (as the term is defined with respect to any Receivables Pool in the related prospectus supplement). Some arrangements may result in the servicer purchasing the Receivables for the Repurchase Amount, while others may result in the servicer making Advances. The servicer may sell the related Financed Vehicle securing any Receivable at a public or private sale, or take any other action permitted by applicable law. See "Certain Legal Aspects of the Receivables".

COLLECTIONS

          With respect to each Trust, the servicer or the trustee will deposit all payments on the related Primary Assets, from whatever source, and all proceeds of the related Primary Assets, collected during the period specified in the related prospectus supplement (a "Collection Period") into the related Collection Account not later than two business days after receipt of payments and proceeds of the related Primary Assets or any other period as specified in the related prospectus supplement. However, notwithstanding the foregoing, these amounts may be remitted to the Collection Account by the servicer on a monthly basis on or prior to the applicable Distribution Date if no Servicer Default exists and each other condition to making deposits less frequently than daily as may be specified by the Rating Agencies or set forth in the related prospectus supplement is satisfied. Pending deposit into the Collection Account, the collections may be invested by the servicer at its own risk and for its own benefit and will not be segregated from its own funds. If the servicer were unable to remit the funds to the Collection Account on any Distribution Date, Securityholders might incur a loss. To the extent set forth in the related prospectus supplement, the servicer may, in order to satisfy the requirements described above, obtain a letter of credit or other security for the benefit of the related Trust to secure timely remittances of collections on the related Primary Assets and payment of the aggregate Repurchase Amount with respect to Receivables repurchased by the servicer.

          Collections on a Precomputed Receivable during any Collection Period will be applied first to the repayment of any outstanding Precomputed Advances made by the servicer with respect to the Receivable, as described below, and then to the scheduled monthly payment due on the Receivable. Any portion of the collections remaining after the scheduled monthly payment has been made (these excess amounts, the "Payaheads") will, unless the remaining amount is sufficient to prepay the Precomputed Receivable in full, and subject to limitations which, if applicable, will be specified in the related prospectus supplement, be transferred to and kept in the Payahead Account until a later Distribution Date on which the Payaheads may be applied either to the scheduled monthly payment due during the related Collection Period or to prepay the Receivable in full.

ADVANCES

          If specified in the related prospectus supplement, to the extent the collections of interest and principal on a Precomputed Receivable for a Collection Period fall short of the related scheduled payment, the servicer generally will advance the shortfall (a "Precomputed Advance"). The servicer will be obligated to make a Precomputed Advance on a Precomputed Receivable only to the extent that the servicer, in its sole discretion, expects to recoup the Advance from subsequent collections or recoveries on the Receivable or other Precomputed Receivables in the related Receivables Pool. The servicer will deposit the Precomputed Advance in the applicable Collection Account on or before the business day preceding the applicable Distribution Date. The servicer will recoup its Precomputed Advance from subsequent payments by or on behalf of the related obligor or from insurance or liquidation proceeds with respect to the related Receivable and will release its right to reimbursement in conjunction with its purchase of the Receivable as servicer or, upon determining that reimbursement from the preceding sources is unlikely, will recoup its Precomputed Advance from any collections made on other Precomputed Receivables in the related Receivables Pool.

          If specified in the related prospectus supplement, on or before the business day prior to each Distribution Date, the servicer will deposit into the related Collection Account an amount equal to the amount of interest that would have been due on the related Simple Interest Receivables at their respective annual percentage rates for the related Collection Period, assuming that the Simple Interest Receivables are paid on their respective due dates, minus the amount of interest actually received on the Simple Interest Receivables during the applicable Collection Period (a "Simple Interest Advance", and together with Precomputed Advances, "Advances"). If the calculation results in a negative number, an amount equal to the amount shall be paid to the servicer in reimbursement of outstanding Simple Interest Advances. In addition, if specified in the related prospectus supplement, if a Simple Interest Receivable becomes a Liquidated Receivable (as the term is defined in the related prospectus supplement), the amount of accrued and unpaid interest on the Simple Interest Receivable that became a Liquidated Receivable, but not including interest for the then current collection Period, will be withdrawn from the Collection Account and paid to the servicer in reimbursement of outstanding Simple Interest Advances. No advances of principal will be made with respect to Simple Interest Receivables.

NET DEPOSITS

          For administrative convenience, unless the servicer or the trustee is required to remit collections to the Collection Account on a daily basis as described under "Collections" above, the servicer or the trustee will be permitted to make deposits of collections, aggregate Advances and Repurchase Amounts for any Trust for or in respect of each Collection Period net of distributions to be made to the servicer with respect to the Collection Period. The servicer also may cause a single, net transfer to be made from the Collection Account to the Payahead Account, or vice versa.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

          To the extent provided in the related prospectus supplement, with respect to each Trust the related servicer will be entitled to receive, out of interest collected on or in respect of the related Primary Assets serviced by the servicer, a fee for each Collection Period (the "Servicing Fee") in an amount equal to the percentage per annum specified in the related prospectus supplement (the "Servicing Fee Rate") of the Pool Balance related to the Primary Assets as of the first day of the related Collection Period. Unless otherwise provided in the related prospectus supplement, the Servicing Fee, together with any portion of the Servicing Fee that remains unpaid from prior Distribution Dates, will be paid solely to the extent of the Interest Distribution Amount; however, the Servicing Fee will be paid prior to the distribution of any portion of the Interest Distribution Amount to the holders of the notes or certificates of any series.

          To the extent provided in the related prospectus supplement, the servicer will also collect and retain any late fees, prepayment charges and other administrative fees or similar charges allowed by applicable law with respect to Receivables and will be entitled to reimbursement from each Trust for some liabilities. Payments by or on behalf of obligors will be allocated to scheduled payments under the related Receivable and late fees and other charges in accordance with the servicer's normal practices and procedures.

          If applicable, the Servicing Fee will compensate the servicer for performing the functions of a third party servicer of motor vehicle receivables as an agent for the related Trust, including collecting and posting all payments, responding to inquiries of obligors on the Receivables, investigating delinquencies, sending payment statements and reporting the collateral. The Servicing Fee will also compensate the servicer for administering the Receivables, including making Advances, accounting for collection, furnishing monthly and annual statements to the related Indenture Trust and/or trustee, and generating federal income tax information for the Trust and for the related noteholders and/or certificateholders as well as the Trust's compliance with the reporting provisions under the Exchange Act. The Servicing Fee may also reimburse the servicer for particular taxes, the fees of the related indenture trustee and/or trustee, accounting fees, outside auditor fees, date processing cost and other costs incurred in connection with administering the Primary Assets.

DISTRIBUTIONS

          With respect to each series of securities, beginning on the Distribution Date specified in the related prospectus supplement, distributions of principal and interest, or, where applicable, principal only or interest only, on each class of securities entitled to these distributions will be made by the related trustee or indenture trustee, as applicable, to the certificateholders and noteholders of the series. The timing, calculation, allocation, order, source and priorities of, and requirements for, all payments to the holders of each class of notes and/or distributions to holders of each class of certificates will be set forth in the related prospectus supplement.

          With respect to each Trust, on each Distribution Date collections on or in respect of the related Primary Assets will be transferred from the Collection Account to the Note Distribution Account or Certificate Distribution Account, as applicable, for distribution to the noteholders and certificateholders to the extent provided in the related prospectus supplement. Credit enhancement, such as a Reserve Account, will be available to cover shortfalls in the amount available for distribution on the date to the extent specified in the related prospectus supplement. As and to the extent described in the related prospectus supplement, distributions in respect of principal of a class of securities of a series may be subordinate to distributions in respect of interests on the class, and distributions in respect of one or more classes of certificates of the series may be subordinate to payments in respect of the notes, if any, of the series or other classes of certificates. Distributions of principal on the securities of a series may be based on the amount of principal collected or due, or the amount of realized losses incurred, in a Collection Period.

CREDIT AND CASH FLOW ENHANCEMENT

          The amounts and types of any credit and cash flow enhancement arrangements and the provider of the credit and cash flow enhancement arrangements, if applicable, with respect to each class of securities of a series will be set forth in the related prospectus supplement. To the extent provided in the related prospectus supplement, credit or cash flow enhancement may be in the form of subordination of one or more classes of securities, Reserve Accounts, spread accounts, letters of credit, surety bonds, insurance policies, over-collateralization, credit or liquidity facilities, guaranteed investment contracts, swaps or other interest rate protection agreements, repurchase obligations, other agreements with respect to third party payments or other support, cash deposits, or any other arrangements that are incidental to or related to the Primary Assets included in a Trust as may be described in the related prospectus supplement, or any combination of the foregoing. If specified in the applicable prospectus supplement, credit or cash flow enhancement for a class of securities may cover one or more other classes of securities of the same series, and credit enhancement for a series of securities may cover one or more other series of securities.

          The existence of a Reserve Account or other form of credit enhancement for the benefit of any class or series of securities is intended to enhance the likelihood of receipt by the Securityholders of the class or series of the full amount of principal and interest due on the applicable class or series and to decrease the likelihood that the Securityholders will experience losses. The credit enhancement for a class or series of securities will not, as a general rule, provide protection against all types of loss and will not guarantee repayment of all principal and interest on a class or series of securities. If losses occur which exceed the amount covered by credit enhancement or which are not covered by the credit enhancement, Securityholders will bear their allocable share of these losses, as described in the prospectus supplement. In addition, if a form of credit enhancement covers more than one series of securities, Securityholders of any series will be subject to the risk that credit enhancement may be exhausted by the claims of Securityholders of other series.

          RESERVE ACCOUNT. If so provided in the related prospectus supplement, pursuant to the related Transfer and Servicing Agreement, the company or the seller will establish for a series or class or classes of securities an account (the "Reserve Account"), which will be maintained with the related indenture trustee or trustee, as applicable. A Reserve Account will be funded by an initial deposit by the company or the seller, as applicable, on the closing date in the amount set forth in the related prospectus supplement. As further described in the related prospectus supplement, the amount on deposit in the Reserve Account may be increased or reinstated on each Distribution Date, to the extent described in the related prospectus supplement, by the deposit there of amounts from collections on the Primary Assets. The related prospectus supplement will describe the circumstances under which and the manner in which distributions may be made out of the Reserve Account, either to holders of the securities covered by the Reserve Account or to the company, the seller or to any other entity.

EVIDENCE AS TO COMPLIANCE

          Each Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, will provide that a firm of independent public accountants will furnish annually to the related Trust and indenture trustee and/or trustee a statement as to compliance by the Sale and servicer during the preceding twelve months, or, in the case of the first statement, during a shorter period that shall have elapsed since the applicable closing date, with particular standards relating to the servicing of the Receivables, the servicer's accounting records and computer files with respect to the servicer's compliance and other matters.

          Each Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, will also provide for delivery to the related Trust and indenture trustee and/or trustee each year of a certificate signed by an officer of the servicer stating that the servicer has fulfilled it obligations under the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, throughout the preceding twelve months, or, in the case of the first certificate, during a shorter period that shall have elapsed since the applicable closing date, or, if there has been a default in the fulfillment of any obligation, describing each default. The servicer will agree to give each indenture trustee and/or trustee, as applicable, notice of particular Servicer Defaults under the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable.

          Copies of the foregoing statements and certificates may be obtained by Securityholders by a request in writing addressed to the related trustee or indenture trustee, as applicable, at the Corporate Trust Office for the trustee or indenture trustee specified in the related prospectus supplement.

STATEMENTS TO TRUSTEES AND THE TRUST

          Prior to each Distribution Date with respect to each series of securities, the servicer will provide to the applicable indenture trustee, if any, and the applicable trustee as of the close of business on the last day of the preceding Collection Period a statement setting forth substantially the same information as is required to be provided in the periodic reports provided to Securityholders of the series as described under "Certain Information Regarding the Securities--Statements to Securityholders".

                     CERTAIN MATTERS REGARDING THE SERVICER

          Each Sale and Servicing Agreement and Pooling and Servicing Agreement will provide that the servicer may not resign from its obligations and duties as servicer under the applicable Agreement, except upon determination that the servicer's performance of his duties is no longer permissible under applicable law or if resignation is required by regulatory authorities. No resignation will become effective until the related indenture trustee or trustee, as applicable, or a successor servicer has assumed the servicing obligations and duties under the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable.

          Each Sale and Servicing Agreement and Pooling and Servicing Agreement will further provide that neither the servicer nor any of its directors, officers, employees and agents will be under any liability to the related Trust or Securityholders for taking any action or for refraining from taking any action pursuant to the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, or for errors in judgment; provided, that neither the servicer nor any person will be protected against any liability that would otherwise be imposed by reason of wilful misfeasance, bad faith or gross negligence in the performance of the servicer's duties or by reason of reckless disregard of its obligations and duties under the applicable Agreement. In addition, each Sale and Servicing Agreement and Pooling and Servicing Agreement will provide that the servicer is under no obligation to appear in, prosecute or defend any legal action that is not incidental to its servicing responsibilities under the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, and that, in its opinion, may cause it to incur any expense or liability.

          Under the circumstances specified in each Sale and Servicing Agreement and Pooling and Servicing Agreement, any entity into which the servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the servicer is a party, or any entity succeeding to all or substantially all of the business of the servicer, or any corporation which assumes the obligations of the servicer, will be the successor to the servicer under the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable.

SERVICER DEFAULTS

          A "Servicer Default" under each Sale and Servicing Agreement and Pooling and Servicing Agreement will consist of:

          (1) any failure by the servicer to deliver to the related trustee or indenture trustee, as applicable, for deposit in any of the Trust Accounts any required payment or to direct the related trustee or Indenture Trust, as applicable, to make any required distributions from the Trust Accounts, which failure continues unremedied for five business days after discovery by an officer of the servicer or written notice of failure is given (a) to the servicer by the related trustee or indenture trustee, as applicable, or (b) to the servicer and to the related trustee or indenture trustee, as applicable, by holders of notes, if any, evidencing not less that 25% of the aggregate outstanding principal amount of the notes or, in the event a series of securities includes no notes or if the notes have been paid in full, by holders of certificates evidencing not less that 25% of the certificate balance;

          (2) any failure by the servicer duly to observe or perform in any material respect any covenant or agreement in the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, which failure materially and adversely affects the rights of the related Securityholders and which continues unremedied for 60 days after written notice of failure is given to the servicer in the same manner described in clause (1) above;

          (3) specific events of bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings and particular actions by the servicer indicating its insolvency, reorganization pursuant to bankruptcy proceedings or inability to pay its obligations; and

          (4) any other events as may be set forth in the related prospectus supplement.

RIGHTS UPON SERVICER DEFAULT

          Generally, in the case of an owner trust, as long as a Servicer Default under the related Sale and Servicing Agreement remains unremedied, the related indenture trustee or holders of notes of the related series evidencing not less than 50% of the aggregate principal amount of the notes then outstanding may terminate all the rights and obligations of the servicer under the related Sale and Servicing Agreement, and upon this termination the indenture trustee or a successor servicer appointed by the indenture trustee will succeed to all the responsibilities, duties and liabilities of the servicer under the related Sale and Servicing Agreement and will be entitled to similar compensation arrangements. Generally, in the case of any grantor trust, as long as a Servicer Default under the related Pooling and Servicing Agreement remains unremedied, the related trustee or holders of certificates of the related series evidencing not less than 25% of the certificate balance may terminate all the rights and obligations of the servicer under the related Pooling and Servicing Agreement, and upon this termination the trustee or a successor servicer appointed by the trustee will succeed to all the responsibilities, duties and liabilities of the servicer under the related Pooling and Servicing Agreement and will be entitled to similar compensation arrangements. If, however, a bankruptcy trustee or similar official has been appointed for the servicer, and no Servicer Default other than the appointment has occurred, the trustee or official may have the power to prevent any indenture trustee or the related noteholders or the trustee or the related certificateholders from effecting a transfer of servicing. If the related indenture trustee, if any, or the related trustee is unwilling or unable to act as successor to the servicer, the indenture trustee or trustee, as applicable, may appoint, or may petition a court of competent jurisdiction to appoint, a successor with a net worth of at least $100,000,000 and whose regular business includes the servicing of motor vehicle receivables. The indenture trustee, if any, or the trustee may arrange for compensation to be paid to the successor servicer, which in no event may be greater than the compensation payable to the servicer under the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable.

WAIVER OF PAST DEFAULTS

          To the extent provided in the related prospectus supplement, (1) in the case of each owner trust, holders of the related notes evidencing not less than a majority of the aggregate outstanding principal amount of the notes, or of certificates evidencing not less than a majority of the outstanding certificate balance, in the case of any default that does not adversely affect the indenture trustee or noteholders, and (2) in the case of each grantor trust, holders of certificates evidencing not less than a majority of the certificate balance, may, on behalf of all the noteholders and certificateholders, waive any default by the servicer in the performance of its obligations under the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, and its consequences, except a default in making any required deposits to or payments from any Trust Account or in respect of a covenant or provision in the Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, that cannot be modified or amended without the consent of each Securityholder, in which event the related waiver will require the approval of holders of all of the securities of the series. No waiver will impair the Securityholders' right with respect to any subsequent Servicer Default.

AMENDMENT

          Unless otherwise provided in the related prospectus supplement, each of the Transfer and Servicing Agreements may be amended by the parties to the Transfer and Servicing Agreements without the consent of the related noteholders or certificateholders:

         (1)  to cure any ambiguity,
         (2) to correct or supplement any provisions in the related Transfer and Servicing Agreement, or
         (3) for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, the related Transfer and Servicing Agreement;

provided, that any action in this clause (3) will not, in the opinion of counsel satisfactory to the related trustee or indenture trustee, as applicable, adversely affect in any material respect the interests of the company or any noteholder.

          The Transfer and Servicing Agreements may also be amended from time to time by the parties to the Transfer and Servicing Agreements with the consent of the holders of notes evidencing at least a majority of the aggregate principal amount of the then outstanding notes, if any, and with the consent of the holders of certificates evidencing at least a majority of the aggregate principal amount of the then outstanding certificates, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the related Transfer and Servicing Agreement or of modifying in any manner the rights of the noteholders or certificateholders, as applicable; provided that no amendment may (1) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on or in respect of the related Primary Assets or distributions that are required to be made for the benefit of the noteholders or certificateholders or (2) reduce the aforesaid percentage of the notes or certificates of the series the holders of which are required to consent to any amendment, without the consent of the holders of all of the outstanding notes or certificates, as the case may be, of the series.

PAYMENT IN FULL OF THE NOTES

          Upon the payment in full of all outstanding notes of a given series and the satisfaction and discharge of the related Indenture, the related trustee will succeed to all the rights of the indenture trustee, and the certificateholders of the series generally will succeed to the rights of the noteholders of the series under the related Sale and Servicing Agreement.

TERMINATION

          The obligations of the related servicer, the related trustee and the related indenture trustee, if any, with respect to a Trust pursuant to the related Transfer and Servicing Agreement will terminate upon the latest to occur of

          o the maturity or other liquidation of the last Primary Asset and the disposition of any amounts received upon liquidation of any remaining Primary Asset,

          o the payment to noteholders, if any, and certificateholders of all amounts required to be paid to them pursuant to the Transfer and Servicing Agreements and

          o    the occurrence of either event described below.

          In order to avoid excessive administrative expenses, the related servicer will be permitted, at its option, to purchase from a Trust all remaining Primary Assets as of the end of any Collection Period, if the then outstanding Pool Balance is 10%, or, if any seller is a bank, 5%, or less of the Pool Balance as of the related cutoff date, at a purchase price equal to the price specified in the related prospectus supplement.

         If and to the extent provided in the related prospectus supplement, the indenture trustee or trustee, as applicable, will, within ten days following a Distribution Date as of which the Pool Balance is equal to or less than the percentage of the original Pool Balance specified in the related prospectus supplement, solicit bids for the purchase of the Primary Assets remaining in the Trust, in the manner and subject to the terms and conditions set forth in the related prospectus supplement. If the indenture trustee or trustee receives satisfactory bids as described in the related prospectus supplement, then the Primary Assets remaining in the Trust will be sold to the highest bidder.

                    CERTAIN LEGAL ASPECTS OF THE RECEIVABLES

SECURITY INTERESTS IN FINANCED VEHICLES

          In states in which retail installment contracts such as the Receivables evidence the credit sale of automobiles, recreational vehicles, vans, trucks, buses and trailers by dealers to obligors, the contracts also constitute personal property security agreements and include grants of security interests in the vehicles under the UCC as in effect in these states. Perfection of security interests in the automobiles, recreational vehicles, vans, trucks, buses and trailers financed, directly or indirectly, by a seller is generally governed by the motor vehicle registration laws of the state in which the vehicle is located. In general, a security interest in automobiles, recreational vehicles, vans, trucks, buses and trailers is perfected by obtaining the certificate of title to the financed vehicle or notation of the secured party's lien on the vehicles' certificate of title. However, security interests in boats may be perfected in one of three ways: in certificate of title states, a security interest is perfected as described above; in other states, a security interest may be perfected by filing a UCC-1 financing statement, however, a purchase money lien in consumer goods is perfected without any filing requirement and if a boat is required to be documented under Federal law, a preferred mortgage may be obtained under the Ship Mortgage Act by filing the mortgage with the Coast Guard, which is the exclusive method for perfecting security interests in documented boats. The applicable seller will represent and warrant in the Agreement that none of the Receivables are required to be documented under the Ship Mortgage Act.

          Generally all of the Receivables name the seller as obligee or assignee and as the secured party. The seller will take all actions necessary under the laws of the state in which the financed vehicle is located to perfect the seller's security interest in the financed vehicle, including, where applicable, having a notation of its lien recorded on the vehicle's certificate of title or file a UCC-1 Financing Statement. If the seller, because of clerical error or otherwise, has failed to take action with respect to financed vehicle, it will not have a perfected security interest and its security interest may be subordinate to the interest of, among others, subsequent purchasers of the financed vehicle that give value without notice of the seller's security interest and to whom a certificate of ownership is issued in the purchaser's name, holders of perfected security interests in the financed vehicle and the trustee in bankruptcy of the obligor. The seller's security interest may also be subordinate to third parties in the event of fraud or forgery by the obligor or administrative error by state recording officials or in the circumstances noted below.

          Pursuant to each Sale and Servicing Agreement and Pooling and Servicing Agreement, the seller will assign its interests in the Financed Vehicles securing the related Receivables to the related Trust. However, because of administrative burden and expense, neither the seller nor the related trustee will amend any certificate of title to identify the Trust as the new secured party on the certificates of title relating to the Financed Vehicles. Unless otherwise specified in the related prospectus supplement, the servicer will hold certificates of title relating to the Financed Vehicles in its possession as custodian for the Trust pursuant to the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable. See "Description of the Transfer and Servicing Agreements--Sale and Assignment of Primary Assets".

          In most states, assignments such as those under the related Trust Agreement or Pooling and Servicing Agreement, as applicable, are effective conveyances of a security interest in the related financed vehicle without amendment of any lien noted on the vehicle's certificate of title, and the assignee succeeds by assignment to the assignor's rights as secured party. Although re-registration of the motor vehicle is not necessary in these states to convey a perfected security interest in the Financed Vehicles to a Trust, because the related Trust will not be listed as legal owner on the certificates of title to the Financed Vehicles, a Trust's security interest could be defeated through fraud or negligence. However, in the absence of fraud or forgery by the vehicle owner or the servicer or administrative error by state of local agencies, the notation of the seller's lien on a certificate of title will be sufficient to protect a Trust against the rights of subsequent purchasers of a Financed Vehicle or subsequent creditors who take a security interest in a Financed Vehicle. If there are any Financed Vehicles as to which the seller fails to obtain a first-priority perfected security interest, the Trust's security interest would be subordinate to, among others, subsequent purchasers of Financed Vehicles and holders of perfected security interests in Financed Vehicles. A failure, however, would constitute a breach of the seller's representations and warranties under the related Receivables Purchase Agreement and the seller will be required to repurchase the Receivable from the Trust unless the breach is cured in a timely manner. See "Description of the Transfer and Servicing Agreements--Sale and Assignment of Primary Assets" and "Risk Factors--Certain Legal Aspects--Lack of Security Interests in Financed Vehicles".

          Under the laws of most states in which a perfected security interest is governed by a certificate of title statute, a perfected security interest in a motor vehicle continues for four months after the vehicle is moved to a new state from the one in which it is initially registered and after until the owner re-registers the motor vehicle in the new state. A majority of these states require surrender of a certificate of title to re-register a vehicle. Accordingly, a secured party must surrender possession if it holds the certificate of title of the vehicle or, in the case of vehicles registered in states providing for the notation of a lien on the certificate of title but not possession by the secured party, the secured party would receive notice of surrender from the state of re-registration if the security interest is noted on the certificate of title. Thus, the secured party would have the opportunity to reperfect its security interest in the vehicle in the state of relocation. However, these procedural safeguards will not protect the secured party if, through fraud, forgery or administrative error, an obligor somehow procures a new certificate of title that does not list the secured party's lien. Additionally, in states that do not require a certificate of title for registration of a vehicle, re-registration could defeat perfection. In the ordinary course of servicing the Receivables, the servicer will take steps to effect re-perfection upon receipt of notice of re-registration or information from the obligor as to relocation. Similarly, when an obligor sells a Financed Vehicle and the purchaser of that Financed Vehicle attempts to re-register the vehicle, the seller must surrender possession of the certificate of title or will receive notice as a result of having its lien noted on the certificate of title and accordingly will have an opportunity to require satisfaction of the related Receivable before its lien is released. Under each Sale and Servicing Agreement and Pooling and Servicing Agreement, the servicer will be obligated to take appropriate steps, at its own expense, to maintain perfection of security interests in the related Financed Vehicles and is obligated to purchase the related Receivable if it fails to do so.

          In states which the perfection of a security interest is governed by the filing of a UCC-1 financing statement, or the obligor moves from a title state to a non-title state, the servicer will file a UCC-1 financing statement in the new state of the obligor as soon as possible after receiving notice of the obligor's change of residence. UCC-1 financing statements expire after five years. When the term of a loan exceeds five years, the filing must be continued in order to maintain the servicer's perfected security interest. The servicer takes steps to effect continuation. In the event that an obligor moves to a state other than the state in which the UCC-1 financing statement is filed or in some states to a different county in the state, under the laws of most states the perfection of the security interest in the boat would continue for four months after relocation, unless the perfection in the original jurisdiction would have expired earlier. A new financing statement must be filed in the state of relocation or, if the state is a title state, a notation on the certificate of title must be made in order to continue the security interest. The servicer generally takes steps to effect re-perfection upon notification of an address change. Generally, in both title states and in non-title states, the servicer will not re-perfect a state law security interest which has expired or where the obligor has moved if the Receivable has a small balance, a short remaining term and the obligor has a good payment record.

          Under the laws of most states, liens for repairs performed on a motor vehicle and liens for unpaid taxes take priority over even a perfected, first-priority security interest in the vehicle. The Code also grants priority to particular federal tax liens over the lien of a secured party. The laws of some states and federal law permit the confiscation of motor vehicles by governmental authorities under some circumstances if used in unlawful activities, which may result in the loss of a secured party's perfected security interest in a confiscated motor vehicle. In each Receivables Purchase Agreement, the seller will represent and warrant that, as of the date any Receivable is sold to the Trust, the security interest in the related Financed Vehicle is or will be prior to all other present liens, other than tax liens and other liens that arise by operation of law, upon and security interests in the Financed Vehicle. However, liens for repairs or taxes could arise, or the confiscation of a Financed Vehicle could occur, at any time during the term of a Receivable. No notice will be given to the related trustee, the related indenture trustee, if any, or related Securityholders in the event a lien arises or confiscation occurs. Any lien or confiscation arising or occurring after the closing date will not give rise to a repurchase obligation of the seller under the related Receivables Purchase Agreement.

REPOSSESSION

          In the event of default by an obligor, the holder of the related retail installment sale contract has all the remedies of a secured party under the UCC, except where specifically limited by other state laws. The UCC remedies of a secured party include the right to repossession by self-help means, unless these means would constitute a breach of the peace. Self-help repossession is the method employed by the servicer in most cases and is accomplished simply by taking possession of the related motor vehicle. In cases where the obligor objects or raises a defense to repossession, or if otherwise required by applicable state law, a court order must be obtained from the appropriate state court, and the vehicle must then be recovered in accordance with that order. In some jurisdictions, the secured party is required to notify an obligor debtor of the default and the intent to repossess the collateral and to give the obligor a period of time within which to cure the default prior to repossession. Generally, the right to cure may only be exercised on a limited number of occasions during the term of the related contract.

NOTICE OF SALE; REDEMPTION RIGHTS

          The UCC and other state laws require the secured party to provide the obligor with reasonable notice of the date, time and place of any public sale and/or the date after which any private sale of the collateral may be held. The obligor has the right to redeem the collateral prior to actual sale by paying the secured party the unpaid principal balance of the obligation, accrued interest on the unpaid principal balance of the obligation, plus reasonable expenses for repossessing, holding and preparing the collateral for disposition and arranging for its sale, plus, in some jurisdictions, reasonable attorneys' fees or, in some states, by payment of delinquent installments or the unpaid principal balance of the related obligation.

DEFICIENCY JUDGMENTS AND EXCESS PROCEEDS

          The proceeds of the resale of any Financed Vehicle generally will be applied first to the expenses of resale and repossession and then to the satisfaction of the related indebtedness. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from any resale do not cover the full amount of the indebtedness, a deficiency judgment can be sought in other states that do not prohibit or limit deficiency judgments. However, the deficiency judgment would be a personal judgment against the obligor for the shortfall, and a defaulting obligor can be expected to have very little capital or sources of income available following repossession; in many cases, therefore, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount or be uncollectible. In addition to the notice requirement, the UCC requires that every aspect of the sale or other disposition, including the method, manner, time, place and terms, be "commercially reasonable". Generally, courts have held that when a sale is not "commercially reasonable", the secured party loses its right to a deficiency judgment. In addition, the UCC permits the debtor or other interested party to recover for any loss caused by noncompliance with the provisions of the UCC. Also, prior to a sale, the UCC permits the debtor or other interested person to restrain the secured party from disposing of the collateral if it is established that the secured party is not proceeding in accordance with the "default" provisions under the UCC.

          Occasionally, after the resale of a motor vehicle and payment of all related expenses and indebtedness, there is a surplus of funds. In that case, the UCC requires the creditor to remit the surplus to any holder of a subordinate lien with respect to the related vehicle or, if no subordinate lienholder exists, to the former owner of the vehicle.

CONSUMER PROTECTION LAWS

          Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon creditors and servicers involved in consumer finance. These laws include the Truth-in-Lending Act, the Equal Credit Opportunity Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board's Regulations B and Z, the Soldiers' and Sailors' Relief Act, state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code, and state motor vehicle retail installment sales acts, retail installment sales acts and other similar laws. Also, the laws of some states impose finance charge ceilings and other restrictions on consumer transactions and require contract disclosures in addition to those required under other restrictions on consumer transactions and require contract disclosures in addition to those required under federal law. These requirements impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability could affect the ability of an assignee, such as a Trust, to enforce consumer finance contracts such as Receivables.

          The so-called "Holder-in-Due-Course" rule of the Federal Trade Commission (the "FTC Rule"), the provisions of which are generally duplicated by the Uniform Consumer Credit Code, other statutes or the common law, has the effect of subjecting a seller in a consumer credit transaction, and some related creditors and their assignees, to all claims and defenses that the obligor in the transaction could assert against the seller of the goods. Liability under the FTC Rule is limited to the amounts paid by the obligor under the contract, and the holder of the contract may also be unable to collect any balance remaining due under the contract from the obligor. Most of the Receivables will be subject to the requirements of the FTC Rule. Accordingly, each Trust, as holder of the related Receivables, will be subject to any claims or defenses that the purchasers of the related Financed Vehicles may assert against the sellers of those Financed Vehicles. If an obligor were successful in asserting any claims or defenses, the claim or defense would constitute a breach of the seller's warranties under the related Receivables Purchase Agreement and would create an obligation of the seller to repurchase the Receivable unless the breach is cured in a timely manner. See "Description of the Transfer and Servicing Agreements--Sale and Assignment of Primary Assets".

          Courts have applied general equitable principles to secured parties pursuing repossession and litigation involving deficiency balances. These equitable principles may have the effect of relieving an obligor from some or all of the legal consequences of a default.

          In several cases, consumers have asserted that the self-help remedies of secured parties under the UCC and related laws violate the due process protections of the Fourteenth Amendment to the Constitution of the United States. Courts have generally either upheld the notice provisions of the UCC and related laws as reasonable or have found that the creditors' repossession and resale do not involve sufficient state action to afford constitutional protection to borrowers.

          Under each Receivables Purchase Agreement the seller will represent and warrant that each Receivable complies in all material respects with all applicable federal and state laws. Accordingly, if an obligor has a claim against a Trust for a violation of any law and that claim materially and adversely affects the interests of the Trust in a Receivable, the violation would constitute a breach of the seller's representation and warranty and would create an obligation of the seller to repurchase the Receivable unless the breach is cured. See "Description of the Transfer and Servicing Agreements--Sale and Assignment of Primary Assets".

OTHER LIMITATIONS

          In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including federal bankruptcy laws and related state laws, may interfere with or affect the ability of a creditor to realize upon collateral or enforce a deficiency judgment. For example, in a Chapter 13 proceeding under the federal bankruptcy law, a court may prevent a creditor from repossessing a motor vehicle and, as part of the rehabilitation plan, may reduce the amount of the secured indebtedness to the market value of the motor vehicle at the time of bankruptcy, as determined by the court, leaving the party providing financing as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under the related contract or change the rate of interest and time of repayment of the indebtedness.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

          The following is a general discussion of the anticipated material United States federal income tax consequences of the purchase, ownership and disposition of securities. The summary does not purport to deal with federal income tax consequences applicable to all categories of holders, some of which may be subject to special rules. For example, it does not discuss the tax treatment of beneficial owners of notes ("Note Owners") or certificates ("Certificate Owners") that are insurance companies, regulated investment companies or dealers in securities. Moreover, there are no cases or Internal Revenue Service ("IRS") rulings on similar transactions involving both debt and equity interests issued by a trust with terms similar to those of the notes and the certificates. As a result, the IRS might disagree with all or part of the discussion below. Prospective investors are urged to consult their own tax advisors in determining the federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the notes and the certificates.

          The following summary is based upon current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury regulations promulgated under the Code and judicial or ruling authority, all of which are subject to change, which change may be retroactive. Each Trust will be provided with an opinion of tax counsel specified in the related prospectus supplement ("Federal Tax Counsel") regarding some related federal income tax matters discussed below, a copy of which will be filed with the SEC in a Current Report on Form 8-K or in a post-effective amendment to the Registration Statement. An opinion of Federal Tax Counsel, however, is not binding on the IRS or the courts. No ruling on any of the issues discussed below will be sought from the IRS. The opinion of Federal Tax Counsel specifically addresses only those issues specifically identified below as being covered by that opinion; however, the opinion also states that the additional discussion set forth below accurately sets forth the advice of Federal Tax Counsel with respect to material federal income tax issues. For purposes of the following summary, references to the Trust, the notes, the certificates and related terms, parties and documents shall be deemed to refer, unless otherwise specified in this prospectus, to each Trust and the notes, certificates and related terms, parties and documents applicable to the Trust.

OWNER TRUSTS

          TAX CHARACTERIZATION OF THE OWNER TRUSTS. In the case of an owner trust, Federal Tax Counsel will deliver its opinion that the Trust will not be an association, or publicly traded partnership, taxable as a corporation for federal income tax purposes. The opinion of Federal Tax Counsel will be based on the assumption that the terms of the Trust Agreement and related documents will be complied with, and on counsel's conclusions that the nature of the income of the Trust, or restrictions, if any, on transfers of the certificates, will exempt the Trust from the rule that some publicly traded partnerships are taxable as corporations.

          If a Trust were taxable as a corporation for federal income tax purposes, the Trust would be subject to corporate income tax on its taxable income. The Trust's taxable income would include all of its income on the related Primary Assets, which might be reduced by its interest expense on the notes. Any corporate income tax could materially reduce cash available to make payments on the notes and distributions on the certificates, and Certificate Owners, and possibly Note Owners, could be liable for any resulting corporate income tax that is unpaid by the Trust.

TAX CONSEQUENCES TO NOTE OWNERS.

          TREATMENT OF THE NOTES AS INDEBTEDNESS. The Trust will agree, and the Note Owners will agree by their purchase of notes, to treat the notes as debt for federal tax purposes. Federal Tax Counsel will, subject to exceptions which, if applicable, will be specified in the related prospectus supplement, advise the owner trust that the notes will be classified as debt for federal income tax purposes, or classified in any other manner as shall be provided in the related prospectus supplement. If, contrary to the opinion of Federal Tax Counsel, the IRS successfully asserted that one or more of the notes did not represent debt for federal income tax purposes, the notes might be treated as equity interests in the Trust. If so treated, the Trust might be treated as a publicly traded partnership that would be taxable as a corporation unless it met particular qualifying income tests, and the resulting taxable corporation would not be able to reduce its taxable income by deductions for interest expense on notes recharacterized as equity. Treatment of the notes as equity interests in a partnership could have adverse tax consequences to some holders, even if the Trust were not treated as a publicly traded partnership taxable as a corporation. For example, income allocable to foreign holders might be subject to U.S. tax and U.S. tax return filing and withholding requirements, and individual holders might be subject to limitations on their ability to deduct their share of Trust expenses. The discussion below assumes that the notes will be characterized as debt for federal income tax purposes.

          INTEREST INCOME ON THE NOTES. The taxation of interest on a Note will depend on whether the interest constitutes "qualified stated interest". Interest on a Note that constitutes qualified stated interest is includable in a Note Owner's income as ordinary interest income when actually or constructively received, if the Note Owner uses the cash method of accounting for federal income tax purposes, or when accrued, if the Note Owner uses an accrual method of accounting for federal income tax purposes. Interest that does not constitute qualified stated interest is included in a Note Owner's income under the rules described below under "--Original Issue Discount," regardless of the Note Owner's method of accounting, or, in some circumstances, under rules governing contingent payments which are set out in regulations issued in final form on June 11, 1996 (the "1996 Contingent Debt Regulations"). Notwithstanding the foregoing, interest that is payable on a Note with a fixed maturity of one year or less from its issue date is included in a Note Owner's income under the rules described below under "--Short Term notes".

          In general, "qualified stated interest" is stated interest that, during the entire term of the Note, is unconditionally payable at least annually at a single fixed rate of interest or, subject to some exceptions summarized below, at a variable rate that is a single "qualified floating rate" or a single "objective rate". If stated interest is unconditionally payable at two or more qualified floating rates, a single fixed rate and one or more qualified floating rates, or a single fixed rate and a single objective rate that is a "qualified inverse floating rate", all or a portion of the stated interest might be treated as "qualified stated interest." Under Treasury Regulations issued under Sections 1271-1275 of the Code (the "OID Regulations") interest is considered unconditionally payable only if reasonable legal remedies exist to compel timely payment or the debt instrument otherwise contains terms and conditions that make the likelihood of late payment a remote contingency. If stated interest is payable at a variable rate other than in accordance with the foregoing, the interest will not be treated as "qualified stated interest," and it is unclear whether the payments must be treated as part of a Note's "stated redemption price at maturity" and governed by the rules described below under "--Original Issue Discount" or, alternatively, must be taxed as contingent interest under, or under rules similar to, the 1996 Contingent Debt Regulations, or in some other manner.

          Stated interest generally qualifies as being payable at a "qualified floating rate" if variations in the value of the rate can reasonably be expected to measure contemporaneous fluctuations in the cost of newly borrowed funds in the currency in which the Note is denominated. A variable rate will be considered a qualified floating rate if the variable rate equals (1) the product of an otherwise qualified floating rate and a fixed multiple that is greater than 0.65, but not more than 1.35 or (2) an otherwise qualified floating rate, or the product described in clause (1), plus or minus a fixed rate. If the variable rate equals the product of an otherwise qualified floating rate and a single multiplier greater than 1.35 or less than or equal to 0.65, however, the rate will generally constitute an objective rate, described more fully below.

          Stated interest qualifies as payable at an "objective rate" if the rate is determined using a single fixed formula and is based on objective financial information or economic information. However an objective rate does not include a rate based on information that is within the control of the issuer or a related party or that is unique to the circumstances of the issuer or a related party. The IRS may designate other objective rates. An objective rate is a qualified inverse floating rate if (a) the rate is equal to a fixed rate minus a qualified floating rate and (b) the variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the cost of newly borrowed funds, disregarding specific caps, floors, governors or similar restrictions.

         All or a portion of interest that otherwise is treated as qualified stated interest under the rules summarized above will not be treated as qualified stated interest if, among other circumstances:

          o the variable rate of interest is subject to one or more minimum or maximum rate floors or ceilings or one or more governors limiting the amount of increase or decrease in each case which are not fixed throughout the term of the Note and which are reasonably expected as of the issue date to cause the rate in particular accrual periods to be significantly higher or lower than the overall expected return on the Note determined without the floor or ceiling;

          o it is reasonably expected that the average value of the variable rate during the first half of the term of the Note will be either significantly less than or significantly greater than the average value of the rate during the final half of the term of the Note;

          o the "issue price" of the Note exceeds the total noncontingent principal payments by more than an amount equal to the lesser of .015 multiplied by the product of the total noncontingent principal payments and the number of complete years to maturity from the issue date, or, in some cases, its weighted average maturity, and 15 percent of the total noncontingent principal,

          o the Note does not provide that a qualified floating rate or objective rate in effect at any time during the term of the Note is set at the value of the rate on any day that is no earlier than three months prior to the first day on which the value is in effect and no later than one year following that first day, or

          o    if interest is not unconditionally payable.

In these situations, as well as others, it is unclear whether interest payments constitute qualified stated interest, or must be treated either as part of a Note's "stated redemption price at maturity" resulting in original issue discount, or represent contingent payments subject to taxation under, or under rules similar to, the 1996 Contingent Debt Regulations, or in some other manner.

          ORIGINAL ISSUE DISCOUNT. notes may be issued with "original issue discount". Rules governing original issue discount are set forth in Sections 1271-1275 of the Code and the OID Regulations. The discussion in this prospectus is based in part on the OID Regulations. Note Owners also should be aware that the OID Regulations do not address some issues relevant to prepayable securities such as the notes.

          In general, a Note's original issue discount, if any, is the difference between the "stated redemption price at maturity" of the Note and its "issue price".

          The original issue discount with respect to a Note will be considered to be zero if it is less than a specified DE MINIMIS amount of 0.25% of the Note's stated redemption price at maturity multiplied by the number of complete years from the date of issue of the Note to its maturity date or, in the case of notes that have more than one principal payment or that have interest payments that are not qualified stated interest, the weighted average maturity of the Note, as specially defined for tax purposes. Because of the possibility of prepayments, it is not clear how the DE MINIMIS rules will apply to the notes. It is likely that the anticipated rate of prepayments assumed in pricing the debt instrument (the "Prepayment Assumption") will be required to be used in determining the weighted average maturity of the notes. In the absence of authority to the contrary, the company presently expects to apply the DE MINIMIS rule by using the Prepayment Assumption. Generally, a Note Owner includes de minimis original issue discount in income as principal payments are made. The amount includable in income with respect to each principal payment equals a pro rata portion of the entire amount of DE MINIMIS original issue discount with respect to that Note. Any DE MINIMIS amount of original issue discount includable in income by a Note Owner is generally treated as a capital gain if the Note is a capital asset in the hands of the Note Owner.

          The "stated redemption price at maturity" of a Note generally will be equal to the sum of all payments, whether denominated as principal or interest, to be made with respect to a Note other than "qualified stated interest".

          In general, the "issue price" of a Note is the first price at which a substantial amount of the notes of a class are sold for money to the public, excluding bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers.

          If the notes are determined to be issued with original issue discount, a holder of a Note must generally include the original issue discount in ordinary gross income for federal income tax purposes as it accrues in advance of the receipt of any cash attributable to that income. The amount of original issue discount, if any, required to be included in a Note Owner's ordinary gross income for federal income tax purposes in any taxable year will be computed in accordance with Section 1272(a) of the Code and the OID Regulations. Under
Section 1272(a) of the Code and the OID Regulations, original issue discount accrues on a daily basis under a constant yield method that takes into account the compounding of interest. The amount of original issue discount to be included in income by a holder of a debt instrument, such as a Note, under which principal payments may be subject to acceleration because of prepayments of other debt obligations securing this type of instrument, is computed by taking into account the Prepayment Assumption.

          The amount of original issue discount includable in income by a Note Owner is the sum of the "daily portions" of the original issue discount for each day during the taxable year on which the holder held the Note. The daily portions of original issue discount are determined by allocating to each day in any "accrual period" a pro rata portion of the excess, if any, of (A) the sum of
(1) the present value of all remaining payments to be made on the Note as of the close of the "accrual period" and (2) the payments during the accrual period of amounts included in the stated redemption price of the Note over (B) the "adjusted issue price" of the Note at the beginning of the accrual period. Generally, the "accrual period" for the notes corresponds to the intervals at which amounts are paid or compounded with respect to the Note, beginning with their date of issuance and ending with the maturity date. The "adjusted issue price" of a Note at the beginning of any accrual period is the sum of the issue price and accrued original issue discount for each prior accrual period reduced by the amount of payments other than payments of qualified stated interest made during each prior accrual period. The Code requires the present value of the remaining payments to be determined on the bases of

          o the original yield to maturity, determined on the basis of compounding at the close of each accrual period and properly adjusted for the length of the accrual period,

          o events, including actual prepayments, which have occurred before the close of the accrual period and

          o the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption.

Although original issue discount, if any, will be reported to Note Owners based on the Prepayment Assumption, no representation is made to Note Owners that the notes will be prepaid at that rate or at any other rate.

          In general, a subsequent purchaser of a Note will also be required to include in that purchaser's ordinary gross income for federal income tax purposes the original issue discount, if any, accruing with respect to the Note, unless the price paid equals or exceeds the Note's stated redemption price at maturity. If the price paid exceeds the Note's "adjusted issue price" (as described above), but does not equal or exceed the stated redemption price at maturity, the amount of original issue discount to be accrued will be reduced in accordance with a formula set forth in Section 1272(a)(7)(B) of the Code. If the price paid is less than the Note's adjusted issue price, the purchaser will be required to include in income any original issue discount on the Note and, to the extent the price paid is less than the adjusted issue price, the Note will be treated as having been purchased with "market discount". See "--Market Discount", below.

          The company believes that the owner of a Note determined to be issued with original issue discount will be required to include the original issue discount in ordinary gross income for federal income tax purposes computed in the manner described above. However, the OID Regulations either do not address or are subject to varying interpretations with respect to several issues concerning the computation of original issue discount for obligations such as the notes.

          If a variable rate Note is deemed to have been issued with original issue discount, as described above, the amount of original issue discount accrues on a daily basis under a constant yield method that takes into account the compounding of interest; provided, however, that the interest associated with a variable rate Note generally is assumed to remain constant throughout the term of the Note at a rate that, in the case of a qualified floating rate or qualified inverse floating rate, equals the value of the qualified floating rate or qualified inverse floating rate as of the issue date of the Note, or, in the case of an objective rate other than a qualified floating rate, at a fixed rate that reflects the yield that is reasonably expected for the Note. A holder of a variable rate Note would then recognize original issue discount during each accrual period which is calculated based upon the Note's assumed yield to maturity. If the interest actually accrued or paid during an accrual period exceeds (or is less than) the constant interest assumed to be accrued or paid during the accrual period under the foregoing rules, qualified stated interest or original issue discount allocable to an accrual period is increased (or decreased) under rules set forth in the OID Regulations.

          The OID Regulations either do not address or are subject to varying interpretations with respect to several issues concerning the computation of original issue discount on the notes, including variable rate notes. Additional information regarding the manner of reporting original issue discount to the Service and to holders of variable rate notes will be set forth in the prospectus supplement relating to the issuance of the notes.

         MARKET DISCOUNT. notes, whether or not issued with original issue discount, will be subject to the market discount rules of the Code. A purchaser of a Note who purchases the Note at a price that is less than the Note's "stated redemption price at maturity" or, in the case of a Note issued with original issue discount, at a price that is less than the Note's "adjusted issue price" (as these terms are described above under "--Original Issue Discount") will be required to recognize accrued market discount as ordinary income as payments of principal are received on the Note or upon the sale or exchange of the Note. In general, the holder of a Note may elect to treat market discount as accruing either (1) under a constant yield method that is similar to the method for the accrual of original issue discount or (2) in proportion to accruals of original issue discount, or, if there is no original issue discount, in proportion to accruals of stated interest, in each case computed taking into account the Prepayment Assumption. The amount of accrued market discount for purposes of determining the amount of ordinary income to be recognized with respect to subsequent payments on this type of Note is to be reduced by the amount previously treated as ordinary income.

          The Code provides that the market discount in respect of a Note will be considered to be zero if the amount allocable to the Note is less than a specified DE MINIMIS amount of 0.25% of the Note's stated redemption price at maturity multiplied its weighted average remaining life as computed for tax purposes. If market discount is treated as DE MINIMIS under this rule, the de minimis market discount would be allocated among the scheduled payments included in the stated redemption price at maturity of the Note, and the portion of the discount allocable to each payment would be reported as income when the payment is made.

          The Code grants authority to the Treasury Department to issue regulations providing for the computation of accrued market discount on debt instruments such as the notes. Until the time regulations are issued, rules described in the legislative history for these provisions of the Code will apply. Note Owners who acquire a Note at a market discount should consult their tax advisors concerning various methods which are available for accruing that market discount.

          In general, the Code requires a holder of a Note having market discount to defer a portion of the interest deductions attributable to any indebtedness incurred or continued to purchase or carry the Note. Alternatively, a holder of a Note may elect to include market discount in gross income as it accrues and, if the holder makes this election, the holder will be exempt from this rule. The adjusted basis of a Note subject to the election will be increased to reflect market discount included in gross income, thus reducing any gain or increasing any loss on a sale or other taxable disposition.

          AMORTIZABLE PREMIUM. A holder of a Note who holds the Note as a capital asset and who purchased the Note at a price greater than its stated redemption price at maturity will be considered to have purchased the Note at a premium. In general, the Note Owner may elect under Code Section 171 to deduct the amortizable bond premium as it accrues under a constant yield method. A Note Owner's tax basis in the Note will be reduced by the amount of the amortizable bond premium deducted. In addition, it appears that the same methods which apply to the accrual of market discount on obligations providing for principal payments prior to maturity are intended to apply in computing the amortizable bond premium deduction with respect to a Note. Although there are Treasury regulations dealing with amortizable bond premiums, they specifically do not apply to prepayable debt instruments subject to Section 1272(a)(6), such as the notes. However, by analogy to the Treasury regulations, any premium in excess of interest income may be deductible to the extent of prior accruals of interest. Note Owners who pay a premium for a Note should consult their tax advisors concerning elections and rules for determining the method for amortizing bond premium.

          ELECTION TO TREAT ALL INTEREST AS ORIGINAL ISSUE DISCOUNT. The OID Regulations permit an election to accrue all interest, discount, including de minimus market or original issue discount, reduced by any premium, in income as interest, based on a constant yield method. If this election were to be made with respect to a Note, the Note Owner would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that the Note Owner acquires during the year of the election or after the year of election. See "--Market Discount" above. Similarly, a Note Owner that makes this election for a Note that is acquired as a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the Note Owner owns at the beginning of the first taxable year to which the election applies or acquires afterward. See "--Amortizable Premium" above. The election to accrue interest, discount and premium on a constant yield method with respect to a Note is irrevocable.

          GAIN OR LOSS ON DISPOSITION. If a Note is sold, the selling Note Owner will recognize gain or loss equal to the difference between the amount realized from the sale and the selling Note Owner's adjusted basis in the Note. The adjusted basis generally will equal the cost of the Note to the seller, increased by any original issue discount and market discount on the Note included in the seller's income and reduced, but not below zero, by any payments on the Note other than qualified stated interest and any amortizable premium. Except as discussed above with respect to market discount, any gain or loss recognized upon a sale, exchange, retirement, or other disposition of a Note will be capital gain or loss if the Note is held as a capital asset and as long-term capital gain or loss if the Note Owner's holding period exceeded one year. Special character rules apply to debt instruments characterized as contingent debt instruments under the 1996 Contingent Debt Regulations. In general under those rules gain is treated as ordinary, and loss is treated as ordinary to the extent of prior ordinary income inclusion.

          SHORT-TERM NOTES. In the case of a Note with a maturity of one year or less from its issue date (a "Short-Term Note"), no interest is treated as qualified stated interest, and therefore all interest is included in original issue discount. Note Owners that report income for federal income tax purposes on an accrual method and some other Note Owners, including banks and dealers in securities, are required to include original issue discount in income on Short-Term notes on a straight-line basis, unless an election is made to accrue the original issue discount according to a constant yield method based on daily compounding.

          Any other Note Owner of a Short Term Note is not required to accrue original issue discount for federal income tax purposes, unless it elects to do so. In the case of a Note Owner that is not required, and does not elect, to include original issue discount in income currently, any gain realized on the sale, exchange or retirement of a Short-Term Note is ordinary income to the extent of the original issue discount accrued on a straight-line basis, or, if elected, according to a constant yield method based on daily compounding, through the date of sale, exchange or retirement. In addition, Note Owners that are not required, and do not elect, to include original issue discount in income currently are required to defer deductions for any interest paid on indebtedness incurred or continued to purchase or carry a Short-Term Note in an amount not exceeding the deferred interest income with respect to the Short-Term Note, which includes both the accrued original issue discount and accrued interest that are payable but that have not been included in gross income, until the deferred interest income is realized. A Note Owner may elect to apply the foregoing rules, except for the rule characterizing gain on sale, exchange or retirement as ordinary, with respect to "acquisition discount" rather than original issue discount. Acquisition discount is the excess of the stated redemption price at maturity of the Short-Term Note over the Note Owner's basis in the Short-Term Note. This election applies to all obligations acquired by the taxpayer on or after the first day of the first taxable year to which the election applies, unless revoked with the consent of the IRS. A Note Owner's tax basis in a Short-Term Note is increased by the amount included in the Owner's income on the Note.

          TAXATION OF CERTAIN FOREIGN NOTE OWNERS. As used in this prospectus, the term "Non-United States Person" means any person other than a "United States Person". A "United States Person" is an individual who is a citizen or resident of the United States, a corporation, partnership or other entity treated as such created or organized in or under the laws of the United States or any political subdivision of the United States, an estate the income of which is subject to United States federal income taxation regardless of its source and any trust with respect to which (1) a court within the United States is able to exercise primary supervision over the administration of the trust and (2) one or more United States persons have the authority to control all substantial decisions of the trust. A "Non-United States Holder" means a Non-United States Person who is a Note Owner.

          On October 6, 1997, Treasury Regulations (the "1997 Withholding Regulations") were issued which affect the United States taxation of Non-United States Holders. The 1997 Withholding Regulations are generally effective for payments after December 31, 1999, regardless of the issue date of the Note with respect to which the payments are made, subject to particular transition rules. The discussion under this heading and under "--Backup Withholding and Information Reporting," below, is not intended to include a complete discussion of the provisions of the 1997 Withholding Regulations, and prospective investors are urged to consult their tax advisors with respect to the effect of the 1997 Withholding Regulation.

          In general, Non-United States Holders will not be subject to United States federal withholding tax with respect to payments of principal and interest on notes, provided that specific conditions are met. Under United States federal income tax law now in effect, and subject to the discussion of backup withholding in the following section, payments of principal and interest, including original issue discount, with respect to a Note to any Non-United States Holder will not be subject to United States federal withholding tax, provided, in the case of interest, including original issue discount, that

          o the Holder does not actually or constructively own 10% or more of the equity of the Trust,

          o the Holder is not for federal income tax purposes a controlled foreign corporation related, directly or indirectly, to the Trust through equity ownership,

          o the Holder is not a bank receiving interest described in Section 881(c)(3)(A) of the Code and

          o either (A) the Note Owner certifies, under penalties of perjury, to the Trust or paying agent, as the case may be, that the Holder is a Non-United States Holder and provides the Holder's name and address, or (B) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "financial institution") and holds the Note, certifies, under penalties of perjury, to the Trust or paying agent, as the case may be, that the Certificate has been received from the beneficial owner by it or by a financial institution between it and the beneficial owner and furnishes the payor with a copy of the Certificate.

A certificate described in this paragraph is effective only with respect to payments of interest, including original issue discount, made by the certifying Non-United States Holder after the issuance of the certificate in the calendar year of its issuance and the two immediately succeeding calendar years. The foregoing certification may be provided by the beneficial owner of a Note on IRS Form W-8.

          The 1997 Withholding Regulations provide optional documentation procedures designed to simplify compliance by withholding agents. The 1997 Withholding Regulations add "intermediary certification" options for some qualifying withholding agents. Under one option, a withholding agent will be allowed to rely on an IRS Form W-8 furnished by a financial institution or other intermediary on behalf of one or more beneficial owners, or other intermediaries, without having to obtain the beneficial owner certificate described in the preceding paragraph, provided that the financial institution or intermediary has entered into a withholding agreement with the IRS and is thus a "qualified intermediary". Under another option, an authorized foreign agent of a United States withholding agent will be permitted to act on behalf of the United States withholding agent, provided particular conditions are met.

          The 1997 Withholding Regulations also provide specific presumptions with respect to withholding for holders not providing the required certifications to qualify for the withholding exemption described above. In addition, the 1997 Withholding Regulations replace a number of current tax certification forms (including IRS Form W-8, IRS Form 1001 and IRS Form 4224, discussed below) with restated forms and standardize the period of time for which withholding agents can rely on the certifications.

          Notwithstanding the foregoing, interest described in Section 871(h)(4) of the Code will be subject to United States withholding tax at a 30% rate, or any lower rate as may be provided by an applicable treaty. In general, interest described in Section 871(h)(4) of the Code includes, subject to exceptions, any interest the amount of which is determined by reference to receipts, sales or other cash flow of the issuer or a related person, any income or profits of the issuer or a related person, any change in the value of any property of the issuer or a related person or any dividends, partnership distributions or similar payments made by the issuer or a related person. Interest described in
Section 871(h)(4) of the Code may include other types of contingent interest identified by the IRS in future Treasury Regulations. If the Trust issues notes the interest on which the Trust believes is described in Section 871(h)(4) of the Code, the United States withholding tax consequences of any of these notes will be described in the applicable prospectus supplement.

          If a Non-United States Holder is engaged in a trade or business in the United States and interest, including original issue discount, on the Note is effectively connected with the conduct of that trade or business, the Non-United States Holder, although exempt from the withholding tax discussed in the preceding paragraphs, will be subject to United States federal income tax on the interest, including original issue discount, in the same manner as if it were a United States person. In lieu of the certificate described above, the Holder will be required to provide a properly executed IRS Form 4224 annually in order to claim an exemption from withholding tax. In addition, if the Holder is a foreign corporation, it may be subject to a branch profits tax equal to 30%, or any lower rate as may be specified by an applicable treaty, of its effectively connected earnings and profits for the taxable year, subject to adjustments. For this purpose, interest, including original issue discount, on a Note will be included in the earnings and profits of the Holder if the interest, including original issue discount, is effectively connected with the conduct by the Holder of a trade or business in the United States.

          Generally, any gain or income, other than that attributable to accrued interest, market discount or original issue discount in some circumstances, realized upon the sale, exchange, retirement or other disposition of a Note will not be subject to United States federal income tax unless (1) the gain or income is effectively connected with a trade or business in the United States of the Non-United States Holder or (2) in the case of a Non-United States Holder who is a nonresident alien individual, the Non-United States Holder is present in the United States for 183 days or more in the taxable year of the sale, exchange, retirement or other disposition and the individual has a "tax home" (as defined in Section 911(d)(3) of the Code) in the United States.

          BACKUP WITHHOLDING AND INFORMATION REPORTING. Under current United States federal income tax law, information reporting requirements apply to interest, including original issue discount, and principal payments made to, and to the proceeds of sales before maturity by, specific non-corporate Note Owners that are United States Persons.

          In addition, a 31% backup withholding tax will apply if a non-corporate Note Owner

          o fails to furnish its Taxpayer Identification Number ("TIN"), which, for an individual, would be his or her Social Security Number, to the payor in the manner required,

          o furnishes an incorrect TIN and the payor is so notified by the IRS,

          o is notified by the IRS that it has failed properly to report payments of interest and dividends or

          o in some circumstances, fails to certify, under penalties of perjury, that it has not been notified by the IRS that it is subject to backup withholding for failure properly to report interest and dividend payments.

Backup withholding will not apply with respect to payments made to particular exempt recipients, such as corporations, within the meaning of Section 7701(a) of the Code, and tax-exempt organizations.

          In the case of a Non-United States Holder, under Treasury Regulations, backup withholding and information reporting will not apply to payments of principal and interest made by the Trust or any paying agent of the Trust on a Note with respect to which the holder has provided the required certification under penalties of perjury that it is a Non-United States Holder or has otherwise established an exemption, provided that (1) the Trust or paying agent, as the case may be, does not have actual knowledge that the payee is a United States person and (2) other conditions are satisfied.

          Subject to the discussion below, payments to or through the United States office of a broker will be subject to backup withholding and information reporting unless the holder certifies under penalties of perjury as to its status as a Non-United States Holder and other qualifications, and no agent of the broker who is responsible for receiving or reviewing the statement has actual knowledge that it is incorrect, and provides his or her name and address or the holder otherwise establishes an exemption.

          In general, if principal or interest payments on a Note are collected outside the United States by a foreign office of a custodian, nominee or other agent acting on behalf of a Note Owner, the custodian, nominee or other agent will not be required to apply backup withholding to payments made to the owner and will not be subject to information reporting. However, if the custodian, nominee or other agent is a United States Person for United States federal income tax purposes, a controlled foreign corporation for United States tax purposes, or a foreign person 50% or more of whose gross income is effectively connected with its conduct of a United States trade or business for a specified three-year period, the custodian, nominee or other agent may be subject to particular information reporting, but not backup withholding, requirements with respect to the payment unless the custodian, nominee or other agent has in its records documentary evidence that the Note Owner is not a United States person and specific conditions are met or the Note Owner otherwise establishes an exemption.

          Under Treasury Regulations, payments on the sale, exchange or retirement of a Note effected by or through a foreign office of a broker will not be subject to backup withholding. However, if the broker is a United States person, a controlled foreign corporation for United States tax purposes, or a foreign person 50% or more of whose gross income is effectively connected with its conduct of a United States trade or business for a specified three-year period, information reporting, but not backup withholding, will be required unless the broker has in its records documentary evidence that the Note Owner is not a United States person and other conditions are met or the Note Owner otherwise establishes an exemption.

          The 1997 Withholding Regulations alter the forgoing rules in some respects. In particular, the 1997 Withholding Regulations would provide specific presumptions under which Non-United States Holders may be subject to backup withholding in the absence of required certifications.

          Backup withholding tax is not an additional tax. Rather, any amounts withheld from a payment to a Note Owner under the backup withholding rules will be allowed as a refund or a credit against the owner's United States federal income tax, provided that the required information is furnished to the IRS.

          Note Owners should consult their tax advisors regarding the application of information reporting and backup withholding to their particular situations, the availability of an exemption from reporting and backup withholding, and the procedure for obtaining an exemption, if available.

TAX CONSEQUENCES TO CERTIFICATES OWNERS.

          TREATMENT OF THE TRUST AS A PARTNERSHIP. The Trust will agree, and the related Certificate Owners will agree by their purchase of certificates, if there is more than one Certificate Owner, to treat the Trust as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Trust, the partners of the partnership being the Certificate Owners, including, to the extent relevant, the seller in its capacity as recipient of distributions from any Reserve Fund, and the notes being debt of the partnership, and if there is one Certificate Owner, to treat the Certificate Owner as the owner of the assets of the Trust and to treat the Trust as a disregarded entity. However, the proper characterization of the arrangement involving the Trust, the certificates, the notes, the seller, the company and the servicer is not certain because there is no authority on transactions closely comparable to that contemplated in this prospectus. A variety of alternative characterizations are possible. For example, to the extent the certificates have particular features characteristic of debt, the certificates might be considered debt of the seller, the company or the Trust. As long as a characterization did not result in the Trust being subject to tax as a corporation, any characterization would not result in materially adverse tax consequences to Certificate Owners as compared to the consequences from treatment of the certificates as equity in a partnership, described below. On December 17, 1996, final Treasury Regulations (the "Check-the-Box Regulations") were issued which generally permit non-corporate entities, such as the Trust, to elect whether to be taxed as corporations or partnerships. Under the Check-the-Box Regulations, the Trust will be classified as a partnership unless it elects to be classified as an association taxable as a corporation. Except as expressly provided in the applicable prospectus supplement, the Trust will not elect to be classified as an association taxable as a corporation. However, the Check-the-Box Regulations would have no effect on whether a partnership should be classified as a publicly traded partnership taxable as a corporation.

          The following discussion assumes that the certificates represent equity interests in a partnership, that all payments on the certificates are denominated in United States dollars, none of the certificates represents Stripped Certificates and that a series of securities includes a single class of certificates. If these conditions are not satisfied with respect to any given series of certificates, additional tax considerations with respect to the certificates will be disclosed in the related prospectus supplement.

          PARTNERSHIP TAXATION. As a partnership, the Trust will not be subject to federal income tax. Rather, each Certificate Owner will be required to take into account separately the Owner's allocable share of income, gains, losses, deductions and credits of the Trust, whether or not there is a corresponding cash distribution. Thus, cash basis holders will in effect be required to report income from the certificates on the accrual basis and Certificate Owners may become liable for taxes on Trust income even if they have not received cash from the Trust to pay the taxes. The Trust's income will consist primarily of interest and finance charges earned on the related Primary Assets, including appropriate adjustments for market discount, original issue discount and bond premium, and any gain upon collection or disposition of the Primary Assets.

          The Trust's deductions will consist primarily of interest accruing with respect to the notes, servicing and other fees, and losses or deductions upon collection or disposition of Primary Assets.

          Any Collateral Certificates held by the owner trust will be subject to the federal income tax treatment described in this prospectus depending on the terms of the Collateral Certificates and their characterization (for example, as indebtedness) for federal income tax purposes.

          The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (i.e., the Trust Agreement and related documents). The Trust Agreement will provide, in general, that the Certificate Owners will be allocated taxable income of the Trust for each month equal to the sum of:

          o the interest or other income that accrues on the certificates in accordance with their terms for the relevant month including, as applicable, interest accruing at the related certificate pass-through rate for that month and interest on amounts previously due on the certificates but not yet distributed;

          o any Trust income attributable to discount on the related Primary Assets that corresponds to any excess of the principal amount of the certificates over their initial issue price;

          o any prepayment premium payable to the Certificate Owners for the applicable month; and

          o any other amounts of income payable to the Certificate Owners for the applicable month.

The allocation will be reduced by any amortization by the Trust of premium on Primary Assets that corresponds to any excess of the issue price of certificates over their principal amount. Losses will generally be allocated in the manner in which they are borne.

          Based on the economic arrangement of the parties, the foregoing approach for allocating Trust income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to Certificate Owners. Moreover, even under the foregoing method of allocation, Certificate Owners may be allocated income equal to the entire certificate pass-through rate plus the other items described above, even though the Trust might not have sufficient cash to make current cash distributions of the amount. In addition, because tax allocations and tax reporting will be done on a uniform basis for all Certificate Owners, but Certificate Owners may be purchasing certificates at different times and at different prices, Certificate Owners may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the Trust.

          All of the taxable income allocated to a Certificate Owner that is a pension, profit sharing or employee benefit plan or other tax-exempt entity, including an individual retirement account, will constitute "unrelated business taxable income" generally taxable to the holder under the Code.

          An individual taxpayer's share of expenses of the Trust, including fees to the servicer, but not interest expense, would be miscellaneous itemized deductions and thus deductible only to the extent expenses plus all other
Section 212 expenses exceed two percent of the individual's adjusted gross income. An individual taxpayer will be allowed no deduction for his share of expenses of the Trust, other than interest, in determining his liability for alternative minimum tax. In addition, Section 68 of the Code provides that the amount of itemized deductions, including those provided for in Section 212 of the Code, otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds a threshold amount specified in the Code, $100,000 (or $50,000 in the case of a separate return by a married individual, adjusted for changes in the cost of living subsequent to 1990) will be reduced by the lesser of (1) 3% of the excess of adjusted gross income over the specified threshold amount or (2) 80% of the amount of itemized deductions otherwise allowable for the applicable taxable year. Accordingly, deductions might be disallowed to the individual in whole or in part and might result in the Certificate Owner being taxed on an amount of income that exceeds the amount of cash actually distributed to the holder over the life of the Trust. For taxable years beginning after December 31, 1997 in the case of a partnership that has 100 or more partners and elects to be treated as an "electing large partnership;" 70% of that partnership's miscellaneous itemized deductions will be disallowed, although the remaining deductions will generally be allowed at the partnership level and will not be subject to the 2% floor that would otherwise be applicable to individual partners.

          The Trust intends to make all tax calculations relating to income and allocations to Certificate Owners on an aggregate basis to the extent relevant. If the IRS were to require that the calculations be made separately for each Primary Asset, the calculations may result in some timing and character differences under some circumstances.

          DISCOUNT AND PREMIUM. The purchase price paid by the Trust for the related Primary Assets may be greater or less than the remaining principal balance of the Primary Assets at the time of purchase. If so, the Primary Assets will have been acquired at a premium or market discount, as the case may be. See "Tax Consequences to Note Owners--Market Discount" and "--Amortizable Premium" above. As indicated above, the Trust will make this calculation on an aggregate basis, but it is possible that the IRS might require that it be recomputed on a Primary Asset-by-Primary Asset basis.

          If the Trust acquires the Primary Assets at a market discount or premium, the Trust will elect to include any market discount in income currently as it accrues over the life of the Primary Assets or to offset any premium against interest income on the Primary Assets. As indicated above, a portion of the market discount income or premium deduction may be allocated to Certificate Owners.

          SECTION 708 TERMINATION. Under Section 708 of the Code, the Trust will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Trust are sold or exchanged within a 12-month period. If a termination occurs under Section 708 of the Code, the Trust will be considered to contribute its assets to a new Trust, which would be treated as a new partnership, in exchange for certificates in the new Trust. The original Trust will then be deemed to distribute the certificates in the new Trust to each of the Owners of certificates in the original Trust in liquidation of the original Trust. The Trust will not comply with particular technical requirements that might apply when a constructive termination occurs. As a result, the Trust may be subject to some tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, the Trust might not be able to comply with these requirements due to lack of data.

          DISPOSITION OF CERTIFICATES. Generally, capital gain or loss will be recognized on a sale of certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the certificates sold. Any gain or loss would be long-term capital gain or loss if the Certificate Owner's holding period exceeded one year. A Certificate Owner's tax basis in a Certificate will generally equal its cost, increased by its share of Trust income allocable to the Certificate Owner and decreased by any distributions received or losses allocated with respect to the Certificate. In addition, both the tax basis in the certificates and the amount realized on a sale of a Certificate would include the Certificate Owner's share, determined under Treasury Regulations, of the notes and other liabilities of the Trust. A Certificate Owner acquiring certificates at different prices will generally be required to maintain a single aggregate adjusted tax basis in the certificates and, upon a sale or other disposition of some of the certificates, allocate a portion of the aggregate tax basis to the certificates sold, rather than maintaining a separate tax basis in each Certificate for purposes of computing gain or loss on a sale of that Certificate.

          If a Certificate Owner is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the certificates that exceeds the aggregate cash distributions with respect to the certificates, the excess will generally give rise to a capital loss upon the retirement of the certificates.

          ALLOCATIONS BETWEEN TRANSFERORS AND TRANSFEREES. In general, the Trust's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the Certificate Owners in proportion to the principal amount of certificates owned by them as of the close of the last day of the applicable month. As a result, a Certificate Owner purchasing certificates may be allocated tax items, which will affect the purchaser's tax liability and tax basis, attributable to periods before the actual transaction.

          The use of a monthly convention may not be permitted by existing Treasury Regulations. If a monthly convention is not allowed, or only applies to transfers of less than all of the partner's interest, taxable income or losses of the Trust might be reallocated among the Certificate Owners. The seller will be authorized to revise the Trust's method of allocation between transferors and transferees to conform to a method permitted by future laws, regulations or other IRS guidance.

          SECTION 754 ELECTION. In the event that a Certificate Owner sells its certificates at a profit (or loss), the purchasing Certificate Owner will have a higher (or lower) basis in the certificates than the selling Certificate Owner had. The tax basis of the Trust's assets will not be adjusted to reflect that higher (or lower) basis unless the Trust were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Trust will not make an election under
Section 754 of the Code. As a result, Certificate Owners might be allocated a greater or lesser amount of Trust income than would be appropriate based on their own purchase price for certificates.

          ADMINISTRATIVE MATTERS. The trustee is required to keep complete and accurate books of the Trust. The trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the Trust and will report each Certificate Owner's allocable share of items of Trust income and expense to holders and the IRS on Schedule K-1. The Trust will provide the Schedule K-1 information to nominees that fail to provide the Trust with the information statement described below and the nominees will be required to forward this information to the beneficial owners of the certificates. Generally, holders must timely file tax returns that are consistent with the information return filed by the Trust or be subject to penalties unless the holder notifies the IRS of all the inconsistencies.

          Under Section 6031 of the Code, any person that holds certificates as a nominee at any time during a calendar year is required to furnish the Trust with a statement containing specific information on the nominee, the beneficial owners and the certificates so held. The information includes (1) the name, address and taxpayer identification number of the nominee and (2) as to each beneficial owner

          o    the name, address and identification number of the person,

          o whether the person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and

          o particular information on certificates that were held, bought or sold on behalf of the person throughout the year.

In addition, brokers and financial institutions that hold certificates through a nominee are required to furnish directly to the Trust information as to themselves and their ownership of certificates. A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any information statement to the Trust. The information referred to above for any calendar year must be furnished to the Trust on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the Trust with the information described above may be subject to penalties.

          The company will be designated as the tax matters partner for each Trust in the related Trust Agreement and, as the tax matters partner, will be responsible for representing the Certificate Owners in some specific disputes with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before the later of three years after the date on which the partnership information return is filed or the last day for filing the return for the applicable year, determined without regard to extensions. Any adverse determination following an audit of the return of the Trust by the appropriate taxing authorities could result in an adjustment of the returns of the Certificate Owners, and, under some circumstances, a Certificate Owner may be precluded from separately litigating a proposed adjustment to the items of the Trust. An adjustment could also result in an audit of a Certificate Owner's returns and adjustments of items not related to the income and losses of the Trust.

          The Taxpayer Relief Act of 1997 created a special audit system for qualifying large partnerships that have elected to apply a simplified flow-through reporting system under new sections 771 through 777. Unless otherwise specified in the applicable prospectus supplement, a Trust will not elect to apply the simplified flow-through reporting system.

          TAXATION OF CERTAIN FOREIGN CERTIFICATE OWNERS. As used in this prospectus, the term "Non-United States Owner" means a Certificate Owner that is not a United States person, as defined under "owner trusts--Tax Consequences to Note Owners--Backup Withholding and Information Reporting," above.

          It is not clear whether the Trust would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to Non-United States Owners because there is no clear authority dealing with that issue under facts substantially similar to those described in this prospectus. Although it is not expected that the Trust would be engaged in a trade or business in the United States for these purposes, the Trust will withhold as if it were so engaged in order to protect the Trust from possible adverse consequences of a failure to withhold. The Trust expects to withhold on the portion of its taxable income that is allocable to Non-United States Owners pursuant to Section 1446 of the Code, as if the income were effectively connected to a U.S. trade or business, at a rate of 35% for Non-United States Owners that are taxable as corporations and 39.6% for all other Owners.

          Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Trust to change its withholding procedures. In determining a Certificate Owner's withholding status, the Trust may rely on IRS Form W-8, IRS Form W-9 or the Certificate Owner's certification of nonforeign status signed under penalties of perjury.

          Each Non-United States Owner might be required to file a U.S. individual or corporate income tax return on its share of the Trust's income including, in the case of a corporation, a return in respect of the branch profits tax. Each Non-United States Owner must obtain a taxpayer identification number from the IRS and submit that number to the Trust in order to assure appropriate crediting of the taxes withheld. Assuming the Trust is not engaged in a U.S. trade or business, a Non-United States Owner would be entitled to a refund with respect to all or a portion of taxes withheld by the Trust if, in particular, the Owner's allocable share of interest from the Trust constituted "portfolio interest" under the Code.

          The interest, however, may not constitute "portfolio interest" if, among other reasons, the underlying obligation is not in registered form or if the interest is determined without regard to the income of the Trust, in the later case, the interest being properly characterized as a guaranteed payment under Section 707(c) of the Code. If this were the case, Non-United States Owners would be subject to a United States federal income and withholding tax at a rate of 30 percent on the Trust's gross income, without any deductions or other allowances for costs and expenses incurred in producing the income, unless reduced or eliminated pursuant to an applicable treaty. In this case, a Non-United States Owner would only be entitled to a refund for that portion of the taxes, if any, in excess of the taxes that should have been withheld with respect to the interest.

          BACKUP WITHHOLDING. Distributions made on the certificates and proceeds from the sale of the certificates will be subject to a "backup" withholding tax of 31% if, in general, the Certificate Owner fails to comply with particular identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

GRANTOR TRUSTS

TAX CHARACTERIZATION OF THE GRANTOR TRUSTS.

          CHARACTERIZATION. In the case of a grantor trust, Federal Tax Counsel will deliver its opinion that the Trust will not be classified as an association taxable as a corporation and that the Trust will be classified as a grantor trust under subpart E, Part I of subchapter J of the Code. In this case, beneficial owners of certificates (referred to in this prospectus as "grantor trust certificateholders") will be treated for federal income tax purposes as owners of a portion of the Trust's assets as described below. The certificates issued by a Trust that is treated as a grantor trust are referred to in this prospectus as "grantor trust certificates".

          TAXATION OF GRANTOR TRUST CERTIFICATEHOLDERS. Subject to the discussion below under "Stripped Certificates" and "Subordinated certificates," each grantor trust certificateholder will be treated as the owner of a pro rata undivided interest in the Primary Assets and other assets of the Trust. Accordingly, and subject to the discussion below of the recharacterization of the Servicing Fee, each grantor trust certificateholder must include in income its pro rata share of the interest and other income from the Primary Assets, including any interest, original issue discount, market discount, prepayment fees, assumption fees, and late payment charges with respect to the assets, and, subject to limitations discussed below, may deduct its pro rata share of the fees and other deductible expenses paid by the Trust, at the same time and to the same extent as these items would be included or deducted by the grantor trust certificateholder if the grantor trust certificateholder held directly a pro rata interest in the assets of the Trust and received and paid directly the amounts received and paid by the Trust. Any amounts received by a grantor trust certificateholder in lieu of amounts due with respect to any Primary Asset because of a default or delinquency in payment will be treated for federal income tax purposes as having the same character as the payments they replace.

          Under Sections 162 and 212 each grantor trust certificateholder will be entitled to deduct its pro rata share of servicing fees, prepayment fees, assumption fees, any loss recognized upon an assumption and late payment charges retained by the servicer, provided that these amounts are reasonable compensation for services rendered to the Trust. Grantor trust certificateholders that are individuals, estates or trusts will be entitled to deduct their share of expenses only to the extent these expenses plus all other miscellaneous itemized deductions exceed two percent of the grantor trust certificateholder's adjusted gross income, and will be allowed no deduction for these expenses in determining their liabilities for alternative minimum tax. In addition, Section 68 of the Code provides that the amount of itemized deductions, including those provided for in Section 212 of the Code, otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds a threshold amount specified in the Code, $100,000 (or $50,000 in the case of a separate return by a married individual), adjusted for changes in the cost of living subsequent to 1990, will be reduced by the lesser of (1) 3% of the excess of adjusted gross income over the specified threshold amount or (2) 80% of the amount of itemized deductions otherwise allowable for the applicable taxable year. For taxable years beginning after December 31, 1997, in the case of a partnership that has 100 or more partners and elects to be treated as an "electing large partnership," 70% of the partnership's miscellaneous itemized deductions will be disallowed, although the remaining deductions will generally be allowed at the partnership level and will not be subject to the 2% floor that would otherwise be applicable to individual partners.

          The servicing compensation to be received by the servicer may be questioned by the IRS as exceeding a reasonable fee for the services being performed in exchange for the servicing compensation, and a portion of the servicing compensation could be recharacterized as an ownership interest retained by the servicer or other party in a portion of the interest payments to be made pursuant to the Contracts. In this event, a Certificate might be treated as a Stripped Certificate subject to the stripped bond rules of Section 1286 of the Code and the original issue discount provisions rather than to the market discount and premium rules. See the discussion below under "--Stripped Certificates". Except as discussed below under "--Stripped Certificates" or "--Subordinated certificates," this discussion assumes that the servicing fees paid to the servicer do not exceed reasonable servicing compensation.

          A purchaser of a grantor trust Certificate will be treated as purchasing an interest in each Primary Asset in the Trust at a price determined by allocating the purchase price paid for the Certificate among all Primary Assets in proportion to their fair market values at the time of the purchase of the Certificate. To the extent that the portion of the purchase price of a grantor trust Certificate allocated to a Primary Asset is less than or greater than the portion of the stated redemption price at maturity of the Primary Asset, the interest in the Primary Asset will have been acquired at a discount or premium. See "--Market Discount" and "--Premium," below.

          The treatment of any discount on a Primary Asset will depend on whether the discount represents original issue discount or market discount. Except as indicated otherwise in the applicable prospectus supplement, it is not expected that any Primary Asset will have original issue discount (except as discussed below under "Stripped Certificates" or "Subordinated certificates"). For the rules governing original issue discount, see "owner trusts--Tax Consequences to Note Owners--Original Issue Discount" above. However, in the case of Primary Assets that constitute short-term Government Securities the rules set out above dealing with short-term obligations (see "owner trusts--Tax Consequences to Note Owners-- Short-Term notes" above) are applied with reference to acquisition discount rather than original issue discount, if the obligations constitute "short-term Government obligations" within the meaning of
Section 1271(a)(3)(B) of the Code.

          The information provided to grantor trust certificateholders will not include information necessary to compute the amount of discount or premium, if any, at which an interest in each Primary Asset is acquired.

          MARKET DISCOUNT. A grantor trust certificateholder that acquires an undivided interest in Primary Assets may be subject to the market discount rules of Sections 1276 through 1278 to the extent an undivided interest in a Primary Asset is considered to have been purchased at a "market discount". For a discussion of the market discount rules under the Code, see "owner trusts--Tax Consequences to Note Owners--Market Discount" above.

          PREMIUM. To the extent a grantor trust certificateholder is considered to have purchased an undivided interest in a Primary Asset for an amount that is greater than the stated redemption price at maturity of the interest, the grantor trust certificateholder will be considered to have purchased the interest in the Primary Asset with "amortizable bond premium" equal in amount to the excess. For a discussion of the rules applicable to amortizable bond premium, see "owner trusts--Tax Consequences to Note Owners--Amortizable Premium" above.

          STRIPPED CERTIFICATES. Some classes of certificates may be subject to the stripped bond rules of Section 1286 of the Code and for purposes of this discussion will be referred to as "Stripped Certificates." In general, a Stripped Certificate will be subject to the stripped bond rules where there has been a separation of ownership of the right to receive some or all of the principal payments on a Primary Asset from ownership of the right to receive some or all of the related interest payments. In general, where a separation has occurred, under the stripped bond rules of Section 1286 of the Code the holder of a right to receive a principal or interest payment on the bond is required to accrue into income, on a constant yield basis under rules governing original issue discount (see "owner trust--Tax Consequences to Note Owners--Original Issue Discount"), the difference between the holder's initial purchase price for the right to receive and the principal or interest payment to be received with respect to that right.

          Certificates will constitute Stripped Certificates and will be subject to these rules under various circumstances, including the following:

          o if any servicing compensation is deemed to exceed a reasonable amount (see "Taxation of grantor trust certificateholders," above);

          o if the company or any other party retains a retained yield with respect to the Primary Assets held by the Trust;

          o if two or more classes of certificates are issued representing the right to non-pro rata percentages of the interest or principal payments on the Contracts; or

          o if certificates are issued which represent the right to interest-only payments or principal-only payments.

          The tax treatment of the Stripped Certificates with respect to the application of the original issue discount provisions of the Code is currently unclear. However, the trustee intends to treat each Stripped Certificate as a single debt instrument issued on the day it is purchased for purposes of calculating any original issue discount. Original issue discount with respect to a Stripped Certificate must be included in ordinary gross income for federal income tax purposes as it accrues in accordance with the constant yield method that takes into account the compounding of interest and this accrual of income may be in advance of the receipt of any cash attributable to that income. See "owner trust--Tax Consequences to Note Owners--Original Issue Discount" above. For purposes of applying the original issue discount provisions of the Code, the issue price of a Stripped Certificate will be the purchase price paid by each holder of the Stripped Certificate and the stated redemption price at maturity may include the aggregate amount of all payments to be made with respect to the Stripped Certificate whether or not denominated as interest. The amount of original issue discount with respect to a Stripped Certificate may be treated as zero under the original issue discount DE MINIMIS rules described above.

          SUBORDINATED CERTIFICATES. In the event the Trust issues two classes of grantor trust certificates that are identical except that one class is a subordinate class, with a relatively high Certificate Pass Through Rate, and the other is a senior class, with a relatively low Certificate Pass Through Rate (referred to in this prospectus as the "Subordinate Certificates" and "Senior Certificates", respectively), the grantor trust certificateholders will be deemed to have acquired the following assets: (1) the principal portion of each Primary Asset plus a portion of the interest due on each Primary Asset (the "Trust Stripped Bond"), and (2) a portion of the interest due on each Primary Asset equal to the difference between the Certificate Pass Through Rate on the Subordinate Certificates and the Certificate Pass Through Rate on the Senior Certificates, if any, which difference is then multiplied by the Subordinate Class Percentage (the "Trust Stripped Coupon"). The "Subordinate Class Percentage" equals the initial aggregate principal amount of the Subordinate Certificates divided by the sum of the initial aggregate principal amount of the Subordinate Certificates and the Senior Certificates. The "Senior Class Percentage" equals the initial aggregate principal amount of the Senior Certificates divided by the sum of the initial aggregate principal amount of the Subordinate Certificates and the Senior Certificates.

          The Senior Certificateholders in the aggregate will own the Senior Class Percentage of the Trust Stripped Bond and accordingly each Senior Certificateholder will be treated as owning its pro rata share of each asset. The Senior Certificateholders will not own any portion of the Trust Stripped Coupon. The Subordinate Certificateholders in the aggregate own both the Subordinate Class Percentage of the Trust Stripped Bond plus 100% of the Trust Stripped Coupon, if any, and accordingly each Subordinate Certificateholder will be treated as owning its pro rata share in both assets. The Trust Stripped Bond will be treated as a "stripped bond" and the Trust Stripped Coupon will be treated as "stripped coupons" within the meaning of Section 1286 of the Code. Because the purchase price paid by each Subordinate Certificateholder will be allocated between that certificateholder's interest in the Trust Stripped Bond and the Trust Stripped Coupon based on the relative fair market value of each asset on the date the Subordinate Certificate is purchased, the Trust Stripped Bond may be issued with original issue discount.

          Except to the extent modified below, the income of the Trust Stripped Bond represented by a Certificate will be reported in the same manner as described generally above for holders of certificates. The interest income on the Subordinate Certificates at the Senior Certificate pass-through rate and the portion of the Servicing Fee that does not constitute excess servicing will be treated as qualified stated interest.

          Income of the holder of the Trust Stripped Coupon will be reported by treating the Trust Stripped Coupon as a single debt instrument with original issue discount equal to the excess of the total amount payable with respect to the Trust Stripped Coupon, based on the prepayment assumption used in pricing the certificates, over the portion of the purchase price allocated to the Trust Stripped Coupon. The sum of the daily portions of original issue discount on the Trust Stripped Coupon for each day during a year in which the Subordinate Certificateholder holds the Trust Stripped Coupon will be included in the Subordinate Certificateholder's income.

          If the Subordinate Certificateholders receive distribution of less than their share of the Trust's receipts of principal or interest (the "Shortfall Amount") because of the subordination of the Subordinate Certificates, holders of Subordinate Certificates would probably be treated for federal income tax purposes as if they had

          o    received as distributions their full share of receipts,

          o paid over to the Senior Certificateholders an amount equal to the Shortfall Amount and

          o retained the right to reimbursement of the relevant amounts to the extent these amounts are otherwise available as a result of collections on the Primary Assets or amounts available from a Reserve Account or other form of credit enhancement, if any.

         Under this analysis,

          o Subordinate Certificateholders would be required to accrue as current income any interest income or original issue discount of the Trust that was a component of the Shortfall Amount, even though that amount was in fact paid to the Senior
               Certificateholders,

          o    a loss would only be allowed to the Subordinate
               Certificateholders when their right to receive reimbursement of the Shortfall Amount became worthless (i.e., when it becomes clear that amount will not be available from any source to reimburse the loss) and

          o reimbursement of the Shortfall Amount prior to a claim of worthlessness would not be taxable income to Subordinate Certificateholders because the amount was previously included in income.

Those results should not significantly affect the inclusion of income for Subordinate Certificateholders on the accrual method of accounting, but could accelerate inclusion of income to Subordinate Certificateholders on the cash method of accounting by, in effect, placing them on the accrual method. Moreover, the character and timing of loss deductions are unclear. Subordinate Certificateholders are strongly urged to consult their own tax advisors regarding the appropriate timing, amount and character of any losses sustained with respect to the Subordinate Certificates including any loss resulting from the failure to recover previously accrued interest or discount income.

          Election to Treat All Interest as Original Issue Discount. The OID regulations permit a grantor trust certificateholder to elect to accrue all interest, discount, including DE MINIMIS market or original issue discount, reduced by any premium, in income as interest, based on a constant yield method. If an election were to be made with respect to an interest in a Primary Asset with market discount, the Certificate Owner would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that the grantor trust certificateholder acquires during the year of the election or afterward. See "--Market Discount" above. Similarly, a grantor trust certificateholder that makes this election for an interest in a Primary Asset that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the grantor trust certificateholder owns at the beginning of the first taxable year to which the election applies or acquires afterward. See "--Premium" above. The election to accrue interest, discount and premium on a constant yield method with respect to a grantor trust Certificate is irrevocable.

          PREPAYMENTS. The Taxpayer Relief Act of 1997 (the "1997 Act") contains a provision requiring original issue discount on any pool of debt instruments the yield on which may be affected by reason of prepayments be calculated taking into account the Prepayment Assumption and requiring the discount to be taken into income on the basis of a constant yield to assumed maturity taking account of actual prepayments. The legislative history to the 1986 Act states that similar rules apply with respect to market discount and amortizable bond premium on debt instruments.

          SALE OR EXCHANGE OF A GRANTOR TRUST CERTIFICATE. Sale or exchange of a grantor trust Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount realized, exclusive of amounts attributable to accrued and unpaid interest, which will be treated as ordinary income, allocable to the Primary Asset and the owner's adjusted basis in the grantor trust Certificate. The adjusted basis generally will equal the seller's cost for the grantor trust Certificate, increased by the original issue discount and any market discount included in the seller's gross income with respect to the grantor trust Certificate, and reduced, but not below zero, by any premium amortized by the seller and by principal payments on the grantor trust Certificate previously received by the seller. The gain or loss will, except as discussed below, be capital gain or loss to an owner for which the Primary Assets represented by a grantor trust Certificate are "capital assets" within the meaning of Section 1221, except that gain will be treated in whole or in part as ordinary interest income to the extent of the seller's interest in accrued market discount not previously taken into income on underlying Primary Assets having a fixed maturity date of more than one year from the date of origination. A capital gain or loss will be long-term or short-term depending on whether or not the grantor trust Certificate has been owned for the long-term capital gain holding period, currently more than one year.

          Notwithstanding the foregoing, any gain realized on the sale or exchange of a grantor trust Certificate will be ordinary income to the extent of the seller's interest in accrued market discount on Primary Assets not previously taken into income. See "--Market Discount," above.

          NON-UNITED STATES GRANTOR TRUST CERTIFICATE OWNERS. Amounts paid to Non-United States Owners of grantor trust certificates will be treated as interest for purposes of United States withholding tax. The interest attributable to the underlying Primary Assets will not be subject to the normal 30%, or any lower rate provided for by an applicable tax treaty, withholding tax imposed on these amounts provided that (1) the Non-U.S. Certificate Owner does not own, directly or indirectly, 10% or more of, and is not a controlled foreign corporation, within the definition of Section 957, related to any of the issuers of the Primary Assets and (2) the Certificate Owner fulfills specific certification requirements. Under these requirements, the Certificate Owner must certify, under penalty of perjury, that it is not a "United States person" and must provide its name and address. "United States person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision of the United States, or an estate or trust the income of which is includable in gross income for United States federal income tax purposes, without regard to its source. If, however, interest or gain is effectively connected to the conduct of a trade or business within the United States by the Certificate Owner, the owner will be subject to United States federal income tax on the interest or gain at graduated rates and, in the case of a corporation, to a possible branch profits tax, and will not be subject to withholding tax provided that the owner meets applicable documentation requirements. Potential investors who are not United States persons should consult their own tax advisors regarding the specific tax consequences of owning a Certificate.

          On October 6, 1997, final Treasury Regulations (the "1997 Withholding Regulations") were issued which affect the United States taxation of Non-United States Owners of grantor trust certificates. The 1997 Withholding Regulations are generally effective for payments after December 31, 1999, regardless of the issue date of the Primary Assets with respect to which payments are made, subject to particular transition rules. For further discussion, see "owner trusts--Tax Consequences to Note Owners Taxation of Certain Foreign Note Owners" above.

          BACKUP WITHHOLDING. Distributions made on the grantor trust certificates and proceeds from the sale of the grantor trust certificates will be subject to a "backup" withholding tax of 31% if, in general, the grantor trust certificateholder fails to comply with particular identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code. See "owner trusts--Tax Consequences to Note Owners--Backup Withholding and Information Reporting" above.

                       STATE AND LOCAL TAX CONSIDERATIONS

          An investment in the securities may have state or local income, franchise, personal property or other tax consequences. These consequences may depend upon, among other things, the tax laws of the jurisdiction where the Security Owners reside or are doing business, the characterization of the Trust (e.g., as a trust, partnership or other entity) for state or local tax purposes, whether the Trust is considered to be doing business in a particular jurisdiction, and the classification of the securities as equity or debt or as an undivided interest in the underlying Primary Assets under the laws of a jurisdiction.

          Generally, the tax treatment of the securities for federal income tax purposes should apply for state and local tax purposes. Thus, if the certificates or notes are treated as indebtedness for federal income tax purposes, they should likewise be treated as indebtedness for state and local tax purposes. In this case, Certificate Owners and Note Owners not otherwise subject to state or local tax would not become subject to the tax solely because of their ownership of the securities. However, except as described in the following paragraph, a Security Owner already subject to tax in a state or locality could be required to pay additional tax as a result of the holder's ownership or disposition of securities.

          Interest income, including original issue discount, earned on obligations of the United States Treasury Department and of some government sponsored enterprises generally is exempt from state and local income taxation. Therefore, where a grantor trust holds Government Securities as part of the Trust Property, interest income attributable to Government Securities earned on the certificates may be exempt from state and local taxation, depending on the form of the Government Security. However, some states or localities may take a contrary position. Investors should consult with their own tax advisors concerning the exemptions from state and local income taxes.

          If some or all of the securities are treated as equity interest in a partnership, not treated as a publicly traded partnership taxable as a corporation, for federal income tax purposes, the securities generally should be treated as partnership interests for state and local income tax purposes. In this case, the partnership should be viewed as a passive holder of investments and, as a result, should not be subject to state or local taxation and the Security Owners should not be subject to taxation on income received through the partnership unless they are already subject to tax in the jurisdiction. However, if the state or local jurisdiction viewed the partnership as doing business in the jurisdiction, Security Owners would normally be subject to taxation in that jurisdiction on their allocable share of the partnership's income even though they otherwise had no contact with the jurisdiction. Furthermore, depending on the specific allocation and apportionment formula, if any, used by the jurisdiction, it is possible that Security Owners in this case may be subject to tax in the jurisdiction on their income from other sources. Additionally, notwithstanding the flow-through treatment that generally applies to partnerships, some states and localities impose an entity level tax on partnerships and trusts doing business within their jurisdiction.

          The foregoing discussion presents some of the state and local tax consequences that might apply to Security Owners. However, because of the variation in each state's and locality's tax laws based in whole or in part upon income, it is impossible to predict the tax consequences to Note Owners and Certificate Owners in all of the taxing jurisdictions in which they are already subject to tax. Accordingly, Security Owners are strongly urged to consult their own tax advisors with respect to state and local tax consequences arising out of the purchase, ownership and disposition of securities.

* * *

          THE FEDERAL AND STATE TAX DISCUSSIONS SET FORTH ABOVE ARE INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A NOTEHOLDER'S OR CERTIFICATEHOLDER'S PARTICULAR TAX SITUATION. PROSPECTIVE PURCHASERS OF NOTES OR CERTIFICATES SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF NOTES AND CERTIFICATES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL AND FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.

                              ERISA CONSIDERATIONS

          Set forth below are some consequences under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code that a fiduciary (a "Plan Fiduciary") of an "employee benefit plan" (as defined in and subject to ERISA) or of a "plan" (as defined in Section 4975 of the Code) who has investment discretion should consider before deciding to invest the plan's assets in securities. The following summary is intended to be a summary of some relevant ERISA issues and does not purport to address all ERISA considerations that may be applicable to a particular plan.

          In general, the terms "employee benefit plan" as defined in ERISA and "plan" as defined in Section 4975 of the Code (a "Plan") refer to any plan or account of various types which provide retirement benefits or welfare benefits to an individual or to an employer's employees and their beneficiaries. Plans include corporate pension and profit-sharing plans, "simplified employee pension plans", Keogh plans for self-employed individuals, including partners in a partnership, individual retirement accounts described in Section 408 of the Code and medical benefit plans.

          Each Plan Fiduciary must give appropriate consideration to the facts and circumstances that are relevant to an investment in the securities plays in the Plan's investment portfolio. Each Plan Fiduciary before deciding to invest in the securities, must be satisfied that investment in the securities is a prudent investment for the Plan, that the investments of the Plan, including the investment in the securities, are diversified so as to minimize the risks of large losses and that an investment in the securities complies with the Plan and related trust documents.

          Each Plan considering acquiring a Security should consult its own legal and tax advisors before doing so.

EXEMPT PLANS

          ERISA and Section 4975 of the Code do not apply to governmental plans and some church plans, each as defined in Section 3 of ERISA and Section 4975(g) of the Code. However, fiduciaries with respect to these plans may be subject to federal, state or other laws similar in effect to ERISA and Section 4975 of the Code. The discussion below does not purport to address considerations under the applicable federal, state or other laws.

INELIGIBLE PURCHASERS

          Securities may not be purchased with the assets of a Plan that is sponsored by or maintained by the company, the trustee, the indenture trustee, the Trust, the servicer or any of their respective affiliates. securities may not be purchased with the assets of a Plan if the company, the trustee, the indenture trustee, the Trust, the servicer or any of their respective affiliates or any employees of the trustee, the indenture trustee, the Trust or the servicer: (1) has investment discretion with respect to the investment of the Plan assets; or (2) has authority or responsibility to give or regularly gives investment advice with respect to the Plan assets for a fee, pursuant to an agreement or understanding that the advice will serve as a primary basis for investment decisions with respect to the Plan assets and that the advice will be based on the particular investment needs of the Plan. A party that is described in clause (1) or (2) of the preceding sentence is a fiduciary under ERISA and the Code with respect to the Plan, and any purchase might result in a "prohibited transaction" under ERISA and the Code.

PLAN ASSETS

          It is possible that the purchase of a Security by a Plan will cause, for purposes of Title I of ERISA and Section 4975 of the Code, the related assets of a Trust to be treated as assets of that Plan. A regulation (the "DOL Regulation") issued under ERISA by the United States Department of Labor (the "DOL") contains rules for determining when an investment by a Plan in an entity will result in the underlying assets of the entity being plan assets. The rules provide that the assets of an entity will not be "plan assets" of a Plan that purchases an interest in plan assets if the interest is not an "equity interest". The DOL Regulation defines an equity interest as an interest other than an instrument that is treated as indebtedness under applicable local law and that has no substantial equity features. The DOL Regulation provides with respect to the purchase of an equity interest by a Plan, that the assets of an entity will not be plan assets of a Plan that purchases an interest in plan assets if particular exceptions apply including the following: (1) the investment by all "benefit plan investors" is not "significant"; or (2) the security issued by the entity is a "publicly offered security". The prospectus supplement will specify whether any of the exceptions set forth in the regulation under ERISA may apply with respect to a series of securities.

          With respect to clause (1) of the preceding paragraph, the term "benefit plan investors" includes all plans and accounts of the types described above as employee benefit plans and accounts, whether or not subject to ERISA, as well as entities that hold "plan assets" due to investments made in the entities by any of these plans or accounts. Investments by benefit plan investors will be deemed not significant if benefit plan investors own, in the aggregate, less than a 25% interest in the entity, determined without regard to the investments of persons with discretionary authority or control over the assets of the entity, of any person who provides investment advice for a fee with respect to the assets and of "affiliates" of these persons, within the meaning of the DOL Regulation.

          Because the availability of this exception to any Trust depends upon the identity of the certificateholders of the applicable series at any time, there can be no assurance that any series or class of certificates will qualify for this exception.

          With respect to clause (2) of the second preceding paragraph, a publicly offered security is one which is

         (a) "freely transferable,"
         (b) part of a class of securities that is "widely held" and
         (c) either

               (1) part of a class of securities registered under Section 12(b) or 12(g) of the Exchange Act, or

               (2) sold to the Plan as part of a public offering pursuant to an effective registration statement under the securities Act and registered under the Exchange Act within 120 days, or any later time as may be allowed by the securities and Exchange Commission, after the end of the fiscal year of the issuer in which the offering of the security occurred.

Whether a security is "freely transferable" is based on all relevant facts and circumstances. A class of securities is "widely held" only if it is of a class of securities owned by 100 or more investors independent of the issuer and of each other.

          If none of the exceptions set forth in the DOL Regulation apply, the assets of a Trust will be deemed to be the assets of each Plan investor for the purposes of ERISA and Section 4975 of the Code. In this case, the discussion set forth in the following sections will apply.

CONSEQUENCES OF CHARACTERIZATION AS PLAN ASSETS.

          If the assets of a Trust are plan assets, the trustee will be a fiduciary under ERISA with respect to Plan investors and its duties and liabilities will be subject to the provisions of ERISA.

          In addition, Section 406 of ERISA will prohibit the trustee, among others, from causing the assets of the Trust to be involved, directly or indirectly, in specific types of transactions with "parties in interest" to investing Plans unless statutory or administrative exemption applies. If the prohibited transaction restrictions of Section 406 of ERISA are violated, ERISA generally provides for criminal and civil penalties upon the Plan Fiduciary and possibly other persons. Section 4975(c) of the Code generally imposes excise tax on "disqualified persons" who engage, directly or indirectly, in similar types of transactions with the assets of Plans subject to the Section, except that an IRA that engages in a prohibited transaction may instead forfeit its tax exempt status, and also requires recession of the transaction.

          If the Trust assets are plan assets, Section 406 of ERISA will prohibit the trustee, among others, from causing the assets of the Trust to be involved, directly or indirectly, in specific types of transactions with "parties in interest" to investing Plans unless a statutory or administrative exemption applies. If the prohibited transaction restrictions of Section 406 of ERISA are violated, ERISA generally provides for criminal and civil penalties upon the Plan Fiduciary and possibly other persons. Section 4975(c) of the Code generally imposes an excise tax on "disqualified persons" who engage, directly or indirectly, in similar types of transactions with the assets of Plans subject to the Section, except that an IRA that engages in a prohibited transaction may instead forfeit its tax-exempt status, and also requires recision of the transaction.

          The types of transactions subject to the prohibited transaction restrictions of ERISA and Section 4975(c) of the Code include:

         (1) sales, exchanges or leases of property, such as the securities,
         (2) loans or other extensions of credit and
         (3) the furnishing of goods and services. As described in Section 406(b)(1) or Section 4975(c)(1)(E) of the Code, the use of plan assets by or for the benefit of parties in interest or disqualified persons may also constitute a prohibited transaction.

          The company, the trustee, the indenture trustee, the Trust, the servicer and other persons and some affiliates of the trustee, the indenture trustee, the Trust and the servicer, might be considered or might become a party in interest or disqualified person with respect to a Plan. If so, the acquisition, holding or disposition of securities by or on behalf of the Plan could give rise to one or more "prohibited transactions" within the meaning of
Section 406 ERISA and Section 4975(c) of the Code unless an exemption described below or some other exemption is available.

PROHIBITED TRANSACTION EXEMPTIONS FOR CERTIFICATES

          Credit Suisse First Boston Corporation ("CSFB") is the recipient of a final prohibited transaction exemption, 54 Fed. Reg. 42597 (Oct. 17, 1989) (the "Underwriter's PTE" or "Credit Suisse First Boston Corporation's PTE" if specified in the applicable prospectus supplement), which may accord protection from violations under Sections 406 and 407 of ERISA and Section 4975 of the Code for Plans that acquire certificates. The Underwriter's PTE applies to certificates (a) which represent (1) a beneficial ownership interest in the assets of a trust and entitle the holder to pass-through payments of principal, interest and/or other payments made with respect to the assets of the trust, or
(2) an interest in a REMIC if the certificates are issued by and are obligations of a trust; and (b) with respect to which CSFB or any of its affiliates is either the sole underwriter, the manager or co-manager of the underwriting syndicate or a selling or placement agent. The corpus of a trust to which the Underwriter's PTE applies include

               (1) obligations which bear interest or are purchased at a discount and which are secured by (A) single-family residential, multifamily residential or commercial real property, including obligations secured by leasehold interests on commercial real property, or (B) shares issued by a cooperative housing association;

               (2) "guaranteed governmental mortgage pool certificates" (as defined in the Final Regulation) and (3) undivided fractional interests in the above.

         Plans acquiring certificates may be eligible for protection under the Underwriter's PTE if:

               (a) assets of the type included as Primary Assets have been included in other investment pools ("Other Pools");

               (b) certificates evidencing interests in Other Pools have been both (1) rated in one of the three highest generic rating categories by Standard & Poor's, a division of The McGraw-Hill Companies, Inc., Moody's Investors Service, Inc., Duff & Phelps Credit Rating Co. or Fitch IBCA, Inc. and (2) purchased by investors, other than Plans, for at least one year prior to a Plan's acquisition of certificates in reliance upon the Underwriter's PTE;

               (c) at the time of acquisition, the class of certificates acquired by the Plan has received a rating in one of the rating categories referred to in condition (b) above;

               (d) the trustee is not an affiliate of any member of the Restricted Group;

               (e) the class of certificates acquired by the Plan are not subordinated to other classes of certificates of that series with respect to the right to receive payment in the event of defaults or delinquencies on the underlying Primary Assets;

               (f) the Plan is an "accredited investor" (as defined in Rule 501(a)(1) of Regulation D under the securities Act);

               (g) the acquisition of the certificates by a Plan is on terms, including the price for the certificates, that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party; and

               (h) the sum of all payments made to and retained by the Underwriter or members of any underwriting syndicate in connection with the distribution of the certificates represents not more than reasonable compensation for underwriting the certificates; the sum of all payments made to and retained by the seller pursuant to the sale of the Primary Assets to the Trust represents not more than the fair market value of the Primary Assets; and the sum of all payments made to and retained by the servicer and all subservicers represents not more than reasonable compensation for the servicer's services under the Pooling and Servicing Agreement or Sale and Servicing Agreement and reimbursement of the servicer's reasonable expenses in connection with the servicer's services.

         In addition, the Underwriter's PTE will not apply to a Plan's investment in certificates if the Plan fiduciary responsible for the decision to invest in a class of certificates is an obligor with respect to more than 5% of the fair market value of the obligations constituting the Primary Assets or an affiliate of the person and will not apply, unless:

                    (1) in the case of an acquisition in connection with the initial issuance of any series of certificates, at least 50% of each class of certificates in which Plans have invested is acquired by persons independent of the Restricted Group and at least 50% of the aggregate interest in the Trust is acquired by persons independent of the Restricted Group;

                    (2) the Plan's investment in any class of certificates does not exceed 25% of the outstanding certificates of that class at the time of acquisition;

                    (3) immediately after the acquisition, no more than 25% of the Plan assets with respect to which the investing fiduciary has discretionary authority or renders investment advice are invested in certificates evidencing interest in trusts sponsored or containing assets sold or serviced by the same entity; and

                    (4) the Plan is not sponsored by the company, any Underwriter, the trustee, the servicer, any subservicer, any credit enhancer or the obligor under any other credit support mechanism, an obligor with respect to obligations constituting more than 5% of the aggregate unamortized principal balance of the Primary Assets on the date of the initial issuance of certificates, or any of their affiliates (the "Restricted Group").

          On July 21, 1997, the DOL published in the Federal Register a final amendment to the Underwriter's PTE which extends exemptive relief to particular mortgage-backed and asset-backed securities transactions using pre-funding accounts for trusts issuing pass-through certificates. With respect to the certificates, the amendment generally allows a portion of the receivables ("Loans") supporting payments to certificateholders and having a principal amount equal to no more than 25% of the total principal amount of the certificates to be transferred to the Trust within a 90-day or three-month period following the closing date ("Pre-Funding Period"), instead of requiring that all the Loans be either identified or transferred on or before the closing date. The relief, is effective for transactions occurring on or after May 23, 1997, provided that the following conditions are met:

                    (1) the ratio of the amount allocated to the Pre-Funding Account to the total principal amount of the certificates being offered ("Pre-Funding Limit") must not exceed 25%;

                    (2) all Loans transferred after the closing date ("Additional Loans") must meet the same terms and conditions for eligibility as the original Loans used to create the Trust, which terms and conditions have been approved by the Rating Agency;

                    (3) the transfer of the Additional Loans to the Trust during the Pre-Funding Period must not result in the certificates receiving a lower credit rating from the Rating Agency upon termination of the Pre-Funding Period than the rating that was obtained at the time of the initial issuance of the certificates by the Trust;

                    (4) solely as a result of the use of pre-funding, the weighted average annual percentage interest rate (the "average interest rate") for all of the Loans in the Trust at the end of the Pre-Funding Period must not be more than 100 basis points lower than the average interest rate for the Loans which were transferred to the Trust on the closing date;

                    (5) in order to ensure that the characteristics of the Additional Loans are substantially similar to the original obligations which were transferred to the Trust, either: (a) the characteristics of the Additional Loans must be monitored by an insurer or other credit support provider which is independent of the company or (b) an independent accountant retained by the company must provide the company with a letter, with copies provided to the Rating Agency, the Underwriter and the trustee, stating whether or not the characteristics of the Additional Loans conform to the characteristics described in the prospectus, prospectus supplement, Private Placement Memorandum ("Offering Documents") and/or Pooling and Servicing Agreement or Sale and Servicing Agreement ("Pooling Agreement"); in preparing the letter, the independent accountant must use the same type of procedures as were applicable to the Loans which were transferred as of the closing date;

                    (6) the Pre-Funding Period must end no later than three months or 90 days after the closing date or earlier, in some circumstances, if the amount on deposit in the Pre-Funding Account is reduced below the minimum level specified in the Pooling Agreement or an event of default occurs under the Pooling Agreement;

                    (7) amounts transferred to any Pre-Funding Account and/or Capitalized Interest Account used in connection with the pre-funding may be invested only in specifically permitted investments;

                    (8) the Offering Documents must describe:

                         o any Pre-Funding Account and/or Capitalized Interest Account used in connection with a Pre-Funding Account;

                         o    the duration of the Pre-Funding Period;

                         o the percentage and/or dollar amount of the Pre-Funding Limit for the Trust; and

                         o that the amounts remaining in the Pre-Funding Account at the end of the Pre-Funding Period will be remitted to certificateholders as repayments of principal; and

                    (9) the Pooling and Servicing Agreement or Sale and Servicing Agreement must describe the permitted investments for the Pre-Funding Account and Capitalized Interest Account and, if not disclosed in the Offering Documents, the terms and conditions for eligibility of the Additional Loans.

          Whether the conditions in the Underwriter's PTE, in addition to, and including those, relating to pre-funding, will be satisfied as to certificates or any particular class will depend upon the relevant facts and circumstances existing at the time the Plan acquires certificates of that class. Any Plan investor who proposes to use "plan assets" of a Plan to acquire certificates in reliance upon the Underwriter's PTE should determine whether the Plan satisfies all of the applicable conditions and consult with its counsel regarding other factors that may affect the applicability of the Underwriter's PTE.

          If for any reason the Underwriter's PTE does not provide an exemption for a particular Plan's purchase of certificates, some other individual or class exemption may be applicable, including but not limited to: Prohibited Transaction class Exemption ("PTCE") 90-1, regarding investments by insurance company pooled separate accounts; PTCE 91-38 regarding investments by bank collective investment funds; PTCE 95-60, regarding investments by insurance company general accounts; PTCE 96-23, regarding transactions affected by in-house asset managers; and PTCE 84-14, regarding transactions effected by "qualified professional asset managers" ("Investor Based Exemptions"). There can be no assurance that any of these exemptions will apply with respect to any Plan, or even if it were to apply, that the exemption would cover all transactions involving the applicable Trust.

PURCHASE OF NOTES

          Some transactions involving the purchase of securities which are notes might be deemed to constitute prohibited transactions under ERISA and the Code if the Primary Assets were deemed to be assets of a Plan. Under the DOL Regulation, the Trust treated as plan assets of a Plan for the purposes of ERISA and the Code only if the Plan acquires an equity interest in the Trust fund and none of the exceptions contained in the DOL Regulation is applicable. The prospectus supplement will indicate whether the notes will be treated as indebtedness without substantial equity features for purposes of the DOL Regulation.

          Without regard to whether the notes are characterized as equity interests, the acquisition, transfer or holding of notes by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the Trust Fund, the trustee, the indenture trustee or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to the Plan or in the event that a Note is purchased in the secondary market and that purchase constitutes a sale or exchange between a Plan and a party in interest or disqualified person with respect to the Plan. However, one or more of the Investor Based Exemptions may be applicable depending on the type and circumstances of the plan fiduciary making the decision to acquire a Note.

GENERAL CONSIDERATIONS

          Before a Plan Fiduciary decides to purchase securities on behalf of a Plan, the Plan Fiduciary should determine whether the Exemption is applicable, whether any other prohibited transaction exemption, if required, is available under ERISA and Section 4975 of the Code or whether an exemption from "plan asset" treatment is available to the applicable Trust. The Plan Fiduciary should also consult the ERISA discussion in the applicable prospectus supplement for further information regarding the application of ERISA to any class of certificates.

          ACCEPTANCE OF SUBSCRIPTIONS ON BEHALF OF PLANS IS IN NO RESPECT A REPRESENTATION BY THE COMPANY, THE SERVICER, THE TRUSTEE OR ANY OTHER PARTY THAT THIS INVESTMENT MEETS ALL RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY ANY PARTICULAR PLAN OR THAT THE INVESTMENT IS APPROPRIATE FOR ANY PARTICULAR PLAN. EACH PLAN FIDUCIARY SHOULD CONSULT WITH ITS ATTORNEYS AND FINANCIAL ADVISORS AS TO THE PROPRIETY OF THIS TYPE OF AN INVESTMENT IN LIGHT OF THE CIRCUMSTANCES OF THE PARTICULAR PLAN AND THE RESTRICTIONS OF ERISA AND
SECTION 4975 OF THE CODE.

                              PLAN OF DISTRIBUTION

          On the terms and conditions set forth in an underwriting agreement with respect to the notes, if any, of a given series and an underwriting agreement with respect to the certificates of the series (collectively, the "Underwriting Agreements"), the company will agree to cause the related Trust to sell to the underwriters named in the Underwriting Agreement and in the related prospectus supplement, and each of these underwriters will severally agree to purchase, the principal amount of each class of notes and certificates, as the case may be, of the related series set forth in the related Underwriting Agreement and in the related prospectus supplement.

          In the Underwriting Agreements with respect to any given series of securities, the several underwriters will agree, subject to the terms and conditions set forth in the related Underwriting Agreement, to purchase all of the notes and certificates, as the case may be, described in the related Underwriting Agreement that are offered by this prospectus and by the related prospectus supplement if any of the notes and certificates, as the case may be, are purchased.

          Each prospectus supplement will either (1) set forth the price at which each class of notes and certificates, as the case may be, being offered by the related prospectus supplement will be offered to the public and any concessions that may be offered to particular dealers participating in the offering of the notes and certificates, as the case may be, or (2) specify that the related notes and certificates, as the case may be, are to be resold by the underwriters in negotiated transactions at varying prices to be determined at the time of sale. After the initial public offering of any notes and certificates, as the case may be, public offering prices and concessions may be changed.

          Pursuant to the Receivables Purchase Agreement between the seller, or its affiliate, and the company, the seller will indemnify the company and the related underwriters against specific civil liabilities, including liabilities under the securities Act, or contribute to payments the company and the several underwriters may be required to make in respect of the Receivables Purchase Agreement.

          Each Trust may, from time to time, invest the funds in its Trust Accounts in Eligible Investments acquired from the underwriters.

          Pursuant to each of the Underwriting Agreements with respect to a given series of securities, the closing of the sale of any class of securities will be conditioned on the closing of the sale of all other classes under the related Underwriting Agreement.

          The place and time of delivery for the notes and certificates, as the case may be, in respect of which this prospectus is delivered will be set forth in the related prospectus supplement.

          If and to the extent required by applicable law or regulation, this prospectus and the prospectus supplement will also be used by the Underwriter after the completion of the offering in connection with offers and sales related to market-making transactions in the offered securities in which the Underwriter acts as principal. The Underwriter may also act as agent in these transactions. Sales will be made at negotiated prices determined at the time of sale.

                                  LEGAL MATTERS

          Some legal matters relating to the securities of any series will be passed upon by the law firms specified in the related prospectus supplement. Some related federal income tax and other matters will be passed upon for the Trust and the seller, by the law firms specified in the related prospectus supplement.


                              PROSPECTUS SUPPLEMENT

          The prospectus supplement relating to a series of securities to be offered under this prospectus will, among other things, set forth with respect to each class of securities:

          o the interest rate and authorized denominations, as applicable, of each class of securities;

          o specific information concerning the Primary Assets and the related seller and servicer, as applicable;

          o the terms of any Credit or Cash Flow Enhancement applicable to any class or classes of securities;

          o    information concerning any other assets in the related Trust;

          o the expected date or dates on which the principal amount, if any, of each class of securities will be paid to holders of the securities;

          o the extent to which any class within a series is subordinated to any other class of the same series; and

          o additional information with respect to the plan of distribution of the securities.

                           REPORTS TO SECURITYHOLDERS

          With respect to each series of securities, the servicer of the related Primary Assets will prepare for distribution to the related Securityholders monthly and annual reports concerning the securities and the related Trust. See "Certain Information Regarding the Securities--Statements to Securityholders."

                              AVAILABLE INFORMATION

          The company, as originator of the Trusts, has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-3 (together with all amendments and exhibits to the Registration Statement, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the securities being offered by this prospectus. This prospectus does not contain all of the information set forth in the Registration Statement, some parts of which have been omitted in accordance with the rules and regulations of the Commission. In addition, company is subject to the informational requirements of the securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance with the Exchange Act files reports and other information with the Commission. The Registration Statement, reports and other information are available for inspection without charge at the public reference facilities of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and the regional offices of the Commission at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511, and Seven World Trade Center, Suite 1300, New York, New York 10048. Copies of this information can be obtained from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of the site is http://www.sec.gov.

          Upon receipt of a request by an investor who has received an electronic prospectus supplement and prospectus from the Underwriter or a request by the investor's representative within the period during which there is an obligation to deliver a prospectus supplement and Prospectus, the Underwriter will promptly deliver, or cause to be delivered, without charge, to the investor a paper copy of the prospectus supplement and prospectus.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

          All documents filed by the company on behalf of the Trust referred to in the accompanying prospectus supplement with the Commission pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering of the securities offered by the Trust shall be deemed to be incorporated by reference in this prospectus and to be a part of this prospectus from the dates of filing of the documents. Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, or in the accompanying prospectus supplement, or in any subsequently filed document that also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes the statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

          The company on behalf of any Trust will provide without charge to each person to whom a copy of this prospectus is delivered, on the written or oral request of the person, a copy of any or all of the documents incorporated in this prospectus by reference, except the exhibits to these documents. Requests for copies should be directed to: Secretary, Asset Backed Securities Corporation, 11 Madison Avenue, New York, New York 10010, telephone, (212) 325-2000.

                                 INDEX OF TERMS

                                                                            PAGE

1996 Contingent Debt Regulations............................................52
1997 Act....................................................................71
1997 Withholding Regulations................................................58
accrual period..............................................................55
Actuarial Receivables........................................................8
Additional Loans............................................................79
adjusted issue price........................................................55
Advances....................................................................40
average interest rate.......................................................79
CSFB........................................................................77
Cede.........................................................................1
Certificate Distribution Account............................................36
Certificate Owners..........................................................51
Certificate Pool Factor.....................................................22
Check-the-Box Regulations...................................................62
Code........................................................................51
Collection Account..........................................................35
Collection Period...........................................................39
Credit Suisse First Boston Corporation's PTE................................77
Definitive certificates.....................................................31
Definitive notes............................................................31
Definitive Securities.......................................................32
Depository..................................................................23
Distribution Date...........................................................30
DOL.........................................................................75
DOL Regulation..............................................................75
DTC..........................................................................1
Eligible Deposit Account....................................................36
Eligible Institution........................................................36
Eligible Investment.........................................................37
Eligible Investments........................................................36
ERISA.......................................................................74
Events of Default...........................................................24
Exchange Act................................................................83
Fannie Mae..................................................................14
Farm Credit Act.............................................................18
FCA.........................................................................18
FCBs........................................................................18
Federal Tax Counsel.........................................................51
FFCB........................................................................14
FFEL........................................................................16
FHLB........................................................................14
FHLMC Act...................................................................15
Final Scheduled Maturity Date...............................................38
Financed Vehicles............................................................6
financial institution.......................................................59
FIRREA......................................................................16
Fiscal Agent................................................................14
Freddie Mac.................................................................14
FTC Rule....................................................................50
Funding Corporation.........................................................18
Government Securities.......................................................12
grantor trust certificateholders............................................67
grantor trust certificates..................................................67
GSE Issuer..................................................................14
GSEs........................................................................12
GSEs Bonds..................................................................12
Indenture...................................................................22
Indirect Participants.......................................................31
Interest Component..........................................................20
Investment Earnings.........................................................36
Investor Based Exemptions...................................................80
IRS.........................................................................51
issue price.................................................................53
Loans.......................................................................78
MBS.........................................................................15
Non-United States Holder....................................................58
Non-United States Owner.....................................................66
Non-United States Person....................................................58
Note Distribution Account...................................................35
Note Owners.................................................................51
Note Pool Factor............................................................21
objective rate..............................................................52
Offering Documents..........................................................79
OID Regulations.............................................................53
Other Pools.................................................................77
Participants................................................................30
Payahead Account............................................................36
Payaheads...................................................................39
Plan........................................................................74
Plan Fiduciary..............................................................74
Pooling Agreement...........................................................79
Pooling and Servicing Agreement..............................................6
Precomputed Advance.........................................................39
Precomputed Receivables......................................................8
Pre-Funded Amount...........................................................37
Pre-Funding Account.........................................................37
Pre-Funding Limit...........................................................79
Pre-Funding Period..........................................................37
Prepayment Assumption.......................................................54
Principal Component.........................................................20
Private Label Custody Receipt Securities....................................18
Private Label Custody Strips................................................18
PTCE........................................................................80
qualified inverse floating rate.............................................52 qualified stated interest...................................................52
Receivables..................................................................8
REFCO.......................................................................18
REFCO Strip.................................................................20
Registration Statement......................................................82
Related Documents...........................................................27
Repurchase Amount...........................................................35
Reserve Account.............................................................42
Restricted Group............................................................78
RTC.........................................................................16
Rule of 78S Receivables......................................................8
Rules.......................................................................31
Sale and Servicing Agreement.................................................6
Sallie Mae..................................................................14
Schedule of Receivables.....................................................34
Securities Act..............................................................83
Security Owners.............................................................30
Senior Certificates.........................................................69
Senior Class Percentage.....................................................70
Servicer Default............................................................43
Servicing Fee...............................................................40
Servicing Fee Rate..........................................................40
Shortfall Amount............................................................70
Short-Term Note.............................................................57
Simple Interest Advance.....................................................40
Simple Interest Receivables..................................................9
stated redemption price at maturity.........................................54
Stripped Certificates.......................................................69
Subordinate Certificates....................................................69
Subordinate Class Percentage................................................70
System......................................................................18
Systemwide Debt Securities..................................................18
TEFRA.......................................................................20
TIN.........................................................................60
Transfer and Servicing Agreements...........................................34
Treasury Bonds..............................................................12
Treasury Strips.............................................................12
Trust........................................................................6
Trust Accounts..............................................................36
Trust Agreement..............................................................6
Trust Stripped Bond.........................................................69
Trust Stripped Coupon.......................................................70
TVA.........................................................................14
TVA Act.....................................................................17
UCC.........................................................................30
Underlying Issuer...........................................................10
Underlying Servicer.........................................................10
Underlying Trust Agreement..................................................10
Underlying Trustee..........................................................10
Underwriter's PTE...........................................................77
Underwriting Agreements.....................................................81
United States Person........................................................58

                                                                         ANNEX I

          GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

          Except in some limited circumstances, the globally offered securities (the "Global securities") will be available only in book-entry form. Unless otherwise specified in the related prospectus supplement, investors in the Global securities may hold Global securities through any of The Depository Trust company ("DTC"), Clearstream, Luxembourg or Euroclear. Unless otherwise specified in the related prospectus supplement, Global securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Unless otherwise specified in the related prospectus supplement, Initial settlement and all secondary trades will settle in same-day funds.

          Secondary market trading between investors holding Global securities through Clearstream, Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

          Secondary market trading between investors holding Global securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

          Secondary cross-market trading between Clearstream, Luxembourg or Euroclear and DTC Participants holding securities will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream, Luxembourg and Euroclear, in this capacity, and as DTC Participants.

          Non-U.S. holders of Global securities will be subject to U.S. withholding taxes unless the holders meet particular requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

          All Global securities will be held in book-entry form by The Depository Trust Company ("DTC") in the name of Cede & Co. ("Cede") as nominee of DTC. Securityholders' interests in the Global securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream, Luxembourg and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold these positions in accounts as DTC Participants.

          Securityholders electing to hold their Global securities through DTC will follow the settlement practices applicable to U.S. corporate debt obligations. Securityholder securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

          Securityholders electing to hold their Global securities through Clearstream, Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

          Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

          TRADING BETWEEN DTC PARTICIPANTS. Secondary market trading between DTC Participants will be settled using the procedures applicable to U.S. corporate debt obligations in same-day funds.

          TRADING BETWEEN CLEARSTREAM, LUXEMBOURG AND/OR EUROCLEAR PARTICIPANTS. Secondary market trading between Clearstream, Luxembourg Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

          TRADING BETWEEN DTC SELLER AND CLEARSTREAM, LUXEMBOURG OR EUROCLEAR PURCHASER. When Global securities are to be transferred from the account of a DTC Participant to the account of a Clearstream, Luxembourg Clearstream, Luxembourg Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream, Luxembourg or Euroclear through a Clearstream, Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. Clearstream, Luxembourg or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global securities against payment. Payment will include interest accrued on the Global securities from and including the last coupon payment date to and excluding the settlement date. Payment will then be made by the respective Depositary to the DTC Participant's account against delivery of the Global securities. After settlement has been completed, the Global securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream, Luxembourg Participant's or Euroclear Participant's account. The Global securities credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the Global securities will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream, Luxembourg or Euroclear cash debit will be valued instead as of the actual settlement date.

          Clearstream, Luxembourg Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream, Luxembourg or Euroclear. Under this approach, they may take on credit exposure to Clearstream, Luxembourg or Euroclear until the Global securities are credited to their accounts one day later.

          As an alternative, if Clearstream, Luxembourg or Euroclear has extended a line of credit to them, Clearstream, Luxembourg Participants or Euroclear Participants can elect not to pre-position funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream, Luxembourg Participants or Euroclear Participants purchasing Global securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global securities were credited to their accounts. However, interest on the Global securities would accrue from the value date. Therefore, in many cases the investment income on the Global securities earned during that one-day period may substantially reduce or offset the amount of the overdraft charges, although this result will depend on each Clearstream, Luxembourg Participant's or Euroclear Participant's particular cost of funds.

          Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global securities to the respective Depositary for the benefit of Clearstream, Luxembourg Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participant a cross-market transaction will settle no differently than a trade between two DTC Participants.

          TRADING BETWEEN CLEARSTREAM, LUXEMBOURG OR EUROCLEAR SELLER AND DTC PURCHASER. Due to time zone differences in their favor, Clearstream, Luxembourg Participants and Euroclear Participants may employ their customary procedures for transactions in which Global securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Clearstream, Luxembourg or Euroclear through a Clearstream, Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. In these cases, Clearstream, Luxembourg or Euroclear will instruct the respective Depositary, as appropriate, to deliver the bonds to the DTC Participant's account against payment. Payment will include interest accrued on the Global securities from and including the last coupon payment date to and excluding the settlement date. The payment will then be reflected in the account of the Clearstream, Luxembourg Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream, Luxembourg Participant's or Euroclear Participant's account would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York. Should the Clearstream, Luxembourg Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream, Luxembourg Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date. Finally, day traders that use Clearstream, Luxembourg or Euroclear and that purchase Global securities from DTC Participants for delivery to Clearstream, Luxembourg Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

          (a) borrowing through Clearstream, Luxembourg or Euroclear for one day, until the purchase side of the day trade is reflected in their Clearstream, Luxembourg or Euroclear accounts, in accordance with the clearing system's customary procedures;

          (b) borrowing the Global securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global securities sufficient time to be reflected in their Clearstream, Luxembourg or Euroclear account in order to settle the sale side of the trade; or

          (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream, Luxembourg Participant or Euroclear Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

          A beneficial owner of Global securities holding securities through Clearstream, Luxembourg or Euroclear, or through DTC if the holder has an address outside the U.S., will be subject to the 30% U.S. withholding tax that generally applies to payments of interest, including original issue discount, on registered debt issued by U.S. Persons, unless (1) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between the beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (2) the beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

          EXEMPTION FOR NON-U.S. PERSONS (FORM W-8). Beneficial owners of securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of the change.

          EXEMPTION FOR NON-U.S. PERSONS WITH EFFECTIVELY CONNECTED INCOME (FORM
4224). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

          EXEMPTION OR REDUCED RATE FOR NON-U.S. PERSONS RESIDENT IN TREATY COUNTRIES (FORM 1001). Non-U.S. Persons that are beneficial owners of securities residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate, depending on the treaty terms, by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the Securityholder or his agent.

          EXEMPTION FOR U.S. PERSONS (FORM W-9). U.S. Persons can obtain complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

          U.S. FEDERAL INCOME TAX REPORTING PROCEDURE. The beneficial owner of a Global Security or in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds, the clearing agency, in the case of persons holding directly on the books of the clearing agency. Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

          The term "U.S. Person" means;

          (1) a citizen or resident of the United States,

          (2) a corporation or partnership organized in or under the laws of the United States or any political subdivision thereof or

          (3) an estate or trust the income of which is includible in gross income for United States tax purposes, regardless of its source.

          This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global securities. Securityholders are advised to consult their own tax advisers for specific tax advice concerning their holding and disposing of the Global securities.

                          CREDIT                  FIRST
                          SUISSE                  BOSTON

                   SUBJECT TO COMPLETION, DATED ________, 2000
       FORM OF PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED _________, _____


                                   $----------

                    ASSET BACKED SECURITIES CORPORATION HOME
                           EQUITY LOAN TRUST _____-__

                   HOME EQUITY LOAN PASS-THROUGH CERTIFICATES

                           [-------------------------]
                                     Seller

                       ASSET BACKED SECURITIES CORPORATION
                                    Depositor

                           [-------------------------]
                                    Servicer


The sources for payment of the certificates are a pool of sub-prime, closed end, first lien home equity loans held by the trust, cash held by the trust and with respect to the Class A and Class A-IO certificates only, two financial guaranty insurance policies to be issued by [_________________________]. The Class B-1 Certificates will not be insured. Interest and principal on the certificates are scheduled to be paid monthly on the ____ day of the month. The first scheduled distribution will be made in _____ , _____.


                                     [LOGO]

THE TRUST WILL ISSUE--

  Offered                 Principal                                            Final Scheduled
  CERTIFICATES             BALANCE               CERTIFICATE RATE             DISTRIBUTION DATE
  ------------           -----------         ------------------------         -----------------
  A-1F                  $__________                 [___]%                        [___]
  A-2F                  $__________                 [___]%                        [___]
  A-3A                  $__________                  (1)                          [___]
  A-4A                  $__________                  (1)                          [___]
  A-5A                  $__________                  (1)                          [___]
  A-IO                      (2)                     [___]%                        [___]
  B-1                   $__________                  (3)                          [___]

(1) The interest rate on this class may change from month to month based on the London interbank offered rate for one-month U.S. dollar deposits, and is subject to an interest rate cap.
(2) This class will not receive any principal payments but will accrue interest on the notional amount of each of the Class A-IO component certificates, as described in this prospectus supplement.
(3) Interest is payable in an amount equal to the sum of the interest payable on the Class B component certificates. The interest rate on each Class B component certificate may change from month to month based on the London interbank offered rate for one-month U.S. dollar deposits, and is subject to an interest rate cap.


Credit Suisse First Boston Corporation will purchase the certificates from the trust at approximately _____% of the principal amount of the certificates. Credit Suisse First Boston Corporation will offer the certificates from time to time in negotiated transactions or at varying prices which will be determined at the time of sale. The aggregate proceeds to the trust, before deducting expenses payable by or on behalf of the trust estimated at $______, will be approximately $__________.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS TO WHICH IT RELATES IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THE CERTIFICATES ARE NOT INTERESTS IN OR OBLIGATIONS OF [_________________________], ASSET BACKED SECURITIES CORPORATION, [_________________________] OR ANY OF THEIR AFFILIATES.

CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE S-__ OF THIS PROSPECTUS SUPPLEMENT AND PAGE ____ OF THE PROSPECTUS.


                           CREDIT SUISSE FIRST BOSTON

                    Prospectus Supplement dated ______, ____

YOU SHOULD RELY ON INFORMATION CONTAINED IN THIS DOCUMENT OR TO WHICH WE HAVE REFERRED YOU. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS DOCUMENT MAY ONLY BE USED WHERE IT IS LEGAL TO SELL THESE SECURITIES. THE INFORMATION IN THIS DOCUMENT MAY ONLY BE ACCURATE ON THE DATE OF THIS DOCUMENT.

We provide information to you about the certificates in two separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to your certificates and (b) this prospectus supplement, which describes the specific terms of your certificates.

IF THERE IS A CONFLICT BETWEEN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS, YOU SHOULD RELY ON THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT.

This prospectus supplement and the accompanying prospectus include cross-references to captions in these materials where you can find further related discussions. The following table of contents provides the pages on which these captions are located.

We have filed preliminary information regarding the trust's assets and the certificates with the SEC. The information contained in this document supersedes all of that preliminary information, which was prepared by the underwriters for prospective investors.

Until ________, _____ all dealers that effect transactions in the offered certificates, whether or not participating in this offering, may be required to deliver a prospectus and prospectus supplement. This requirement is in addition to the dealer's obligation to deliver a prospectus and prospectus supplement when acting as underwriters with respect to their unsold allotments or subscriptions.

We are not offering the certificates in any state where the offer is not permitted.

We do not claim the accuracy of the information in this prospectus supplement and the accompanying prospectus as of any date other than the dates stated on their respective covers.

                                TABLE OF CONTENTS

                 PROSPECTUS SUPPLEMENT                                                    PROSPECTUS

Summary..............................................3                  Summary..................................................
Risk Factors........................................10                  Risk Factors.............................................
The Servicer........................................14                  The Depositor............................................
Origination of the Home Equity Loans................17                  Use of Proceeds..........................................
Description of the Home Equity Loans................18                  Maturity, Prepayment and Yield Considerations............
Prepayment and Yield Considerations.................52                  Description of the Securities............................
Formation of the Trust and Trust Property...........61                  Credit Support...........................................
Additional Information..............................61                  Description of Insurance.................................
Description of the Certificates.....................62                  Certain Legal Aspects of the Mortgage Loans
The Policies and the Certificate Insurer............87                     and Contracts.........................................
Use of Proceeds.....................................89                  Federal Income Tax Consequences..........................
Certain Legal Aspects of the Home Equity Loans.....101                  ERISA Considerations.....................................
Federal Income Tax Consequences....................102                  Legal Investment.........................................
Certain State Tax Considerations...................103                  Plan of Distribution.....................................
Erisa Considerations...............................104                  Legal Matters............................................
Legal Investment Considerations....................105                  Index of Terms...........................................
Underwriting.......................................105                  prospectus supplement....................................
Experts............................................106                  Additional Information...................................
Legal Matters......................................106                  Incorporation of Certain Information by Reference........
Ratings............................................106
Index of Defined Terms.............................107
Annex I; Global Clearance, Settlement and Tax
Documentation Procedures...........................111
Annex II; Scheduled Notional Amounts...............115

                                     SUMMARY

o This summary highlights selected information from this prospectus supplement and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of the offering of the certificates, you should carefully read this entire prospectus supplement and the accompanying prospectus.

o This summary provides an overview of information to aid your understanding and is qualified by the full description of this other information in this prospectus supplement and the accompanying prospectus.

o You can find a listing of the pages where capitalized terms used in this prospectus supplement are defined under the caption "Index of Principal Terms" beginning on page S-___ in this prospectus supplement.

ISSUER

     Asset Backed Securities Corporation Home Equity Loan Trust _____-__.

SELLER

     [-------------------------].

DEPOSITOR

     Asset Backed Securities Corporation, a special purpose Delaware corporation. Asset Backed Securities Corporation is an indirect, wholly owned special purpose subsidiary of Credit Suisse First Boston, Inc. Asset Backed Securities Corporation will sell the home equity loans to the issuing trust. Neither Credit Suisse First Boston, Inc. nor any of its affiliates has guaranteed, will guarantee is or will be otherwise obligated with respect to any notes.

SERVICER

     [-------------------------].

ORIGINATORS

     [_________________________] with respect to ___% of the home equity loans and [_______________] with respect to ____% of the

THE CERTIFICATE INSURER.

     [_________________________], a ___________________.

TRUSTEE.

     -------------------.

CLOSING DATE

     ---------, ----.

CUT-OFF DATE

     The close of business on _____ , _____.

DISTRIBUTION DATE

     The ____ day of each month or if it is not a business day, then the next succeeding business day. The first distribution date will be in _____ , _____.

RECORD DATE

     With respect to any distribution date, the last business day of the month immediately preceding the calendar month in which a distribution date occurs.

DUE PERIOD

     With respect to any distribution date, the period from the second day of the preceding month to the first day of each calendar month. Scheduled payments of principal received by the trust during this period will be passed through to holders of certificates on each distribution date.

THE CERTIFICATES

     On the closing date, the trust will issue the offered certificates and the non-offered certificates.

     OFFERED CERTIFICATES

     The Class A certificates, the Class A-IO certificates and the subordinated offered certificates will be offered for purchase in denominations of $1,000 and multiples of $1 above $1,000.

     CLASS A CERTIFICATES

     The Class A-1F, Class A-2F, Class A-3A, Class A-4A and Class A-5A certificates.

     CLASS A-IO CERTIFICATES

     The Class A-IO certificates. Distributions will be made on Class A-IO certificates in an amount equal to the sum of the amounts allocated to the Class A-IO component certificates.

     CLASS A-IO COMPONENT CERTIFICATES

     The Class A-IOF and Class A-IOA component certificates. The Class A-IO component certificates may not be traded separately. The Class A-IO component certificates will have the following certificate rates and notional amounts:

COMPONENT       CERTIFICATE RATENOTIONAL AMOUNT
---------       -------------------------------
Class A-IOF     ___%                    (1)
Class A-IOA     ____%                   (1)

(1) The lesser of (a) in the case of the Class A-IOF component certificates, $_________for the first twelve distribution dates, $_________for the thirteenth through the twenty-fourth distribution dates and $_________for the twenty-fifth through the thirtieth distribution dates and in the case of the Class A-IOA component certificates $_________for the first twelve distribution dates, $_________for the thirteenth through the twenty-fourth distribution dates and $_________for the twenty-fifth through the thirtieth distribution dates and (b) the outstanding principal balance of the related home equity loan group. Each notional amount will be $0 after the thirtieth distribution date.

     SUBORDINATED OFFERED CERTIFICATES

     The Class B-1 certificates. Distributions will be made on Class B-1 certificates in an amount equal to the sum of the amounts allocated to the Class B component certificates.

     SUBORDINATED CERTIFICATES

     The Class B-1, Class B-IOF and Class B-IOA certificates.

     CLASS B COMPONENT CERTIFICATES

     The Class B-1F and Class B-1A component certificates. The Class B component certificates may not be traded separately. The Class B component certificates will have the following certificate rates, subject to an interest rate cap, and initial principal balances:

COMPONENT           CERTIFICATE RATE   PRINCIPAL BALANCE
---------           ----------------   -----------------
Class B-1F                 (1)            $_________
Class B-1A                 (1)            $_________

(1) The interest rate on this component certificate may change from month to month based on the London interbank offered rate for one-month U.S. dollar deposits, and is subject to an interest rate cap.

     NON-OFFERED CERTIFICATES

     The Class B-IOF, Class B-IOA, Class X-F, Class X-A, Class P-F, Class P-A and Class R-Certificates are not being offered to the public. Any information with respect to those certificates is included in this prospectus supplement solely to provide a better understanding of the offered certificates.

     The trustee will distribute to the Class X-F, Class X-A and Class R certificates excess cashflow as described in this prospectus supplement. The trustee will distribute to the Class P-F and Class P-A certificates all prepayment penalties received on the home equity loans. The trustee will distribute to the Class B-IOF and Class B-IOA certificates interest for the first thirty six distribution dates at the following certificate rates and on notional amounts equal to the lesser of the amounts shown below and the related home equity loan group outstanding principal balance:

COMPONENT         CERTIFICATE RATE NOTIONAL AMOUNT
---------         ---------------- ---------------
Class B-IOF            _____%               (1)
Class B-IOA            _____%               (1)

(1) This class will not receive any principal payments but will accrue interest on its notional amount, the lesser of (a) in the case of the Class B-IOF certificates, $_________and in the case of the Class B-IOA certificates $_________and (b) the outstanding principal balance of the related loan group. The notional amounts will be $0 on and after the thirty-sixth distribution date.

     GROUP I CERTIFICATES

     The Group I certificates will be the Class A-1F, Class A-2F, Class A-IOF component, Class B-1F component and Class B-IOF certificates. Distributions on the Group I certificates will be derived from payments on the home equity loans in Group I. Principal distributions on the Class A-1F Certificates will be based on the principal received on a subgroup of Group I consisting of home equity loans with initial principal balances of, in most cases, $240,000 or less. Principal distributions on the Class A-2F Certificates will be based on the principal received on a subgroup of Group I consisting of home equity loans with initial principal balances of greater than, in most cases, $240,000.

     GROUP II CERTIFICATES

     The Group II certificates will be the Class A-3A, Class A-4A, Class A-5A, Class A-IOA component, Class B-1A component and Class B-IOA certificates. Distributions on the Group II certificates will be derived primarily from payments on the home equity loans in Group II. Principal distributions on the Class A-3A certificates will be based on the principal received on a subgroup of Group II consisting of home equity loans with initial principal balances of, in most cases, $240,000 or less. Principal distributions on the Class A-4A certificates will be based on the principal received on a subgroup of Group II consisting of home equity loans with initial principal balances of greater than, in most cases, $240,000. Principal distributions on the Class A-5A certificates will be based on the ratio of the outstanding principal balance of the Class A-5A certificates to the outstanding balance of the Class A certificates with respect to Group II.

     BOOK-ENTRY REGISTRATION

     We will issue the offered certificates in book-entry form. You will hold your interests through a depository. While the offered certificates are book-entry they will be registered in the name of the applicable depository, or in the name of the nominee of the depository. Transfers within any depository system will be in accordance with the usual rules and operating procedures of that system.

DISTRIBUTIONS TO CERTIFICATEHOLDERS

     You will be entitled to receive payments of interest on each distribution date. The amount of interest that you are entitled to receive on any distribution date is subject to reduction as a result of (1) the application of the Soldier's and Sailor's Civil Relief Act of 1940 and (2) the servicer's failure to pay compensating interest to the trust. The amount of principal you will be entitled to receive will vary depending on a number of factors, including the payments received on the home equity loans in the related group. If you hold an offered certificate on the applicable record date, you will be entitled to receive payments on the related distribution date.

     CERTIFICATE INTEREST

     The interest rate on any distribution date for a Class A certificate will be the interest rate set forth in this prospectus supplement. The Class A-IO certificates will receive interest based on the interest rates set forth in this prospectus supplement for the related Class A-IO component certificates. The subordinated offered certificates will receive interest based on the interest rates set forth in this prospectus supplement for the related Class B component certificates. Interest on the Class B and Class A-IO component certificates will be separately calculated for each Class B or Class A-IO, as applicable, component certificate and you will be entitled to receive the sum of the interest on each Class B or Class A-IO, as applicable, component certificate.

     You can use the following formula to calculate your current interest payment on any distribution date:

  N     x  IR  x  PB= your interest payment
------
360

N= for the fixed rate certificates, 30 and for the adjustable rate certificates, the number of days from the last distribution date (or in the case of the initial distribution date, from _________, ____) until the current distribution date.

IR=  the applicable per annum interest rate.
PB= the principal balance or notional amount of your certificates or component certificate immediately prior to any distributions on each distribution date.

INTEREST RATE CAP

     The interest rate for the Class A-3A, Class A-4A and Class A-5A certificates and the Class B component certificates is limited by a maximum rate cap that will be determined based on the weighted average of the interest rates on the applicable group of home equity loans (net of specified fees and expenses).

PRINCIPAL

     On each distribution date, the trustee will distribute principal of the classes of offered certificates in the manner and priority discussed under the caption "Description of the Certificates - Distributions" in this prospectus supplement.

TRUST PROPERTY

     The trust property is held by the trustee for the benefit of the certificateholders and the certificate insurer. The trust property includes:

o a pool of sub-prime, closed-end, fixed rate and adjustable rate home equity loans transferred to the trust on the closing date secured by first lien deeds of trust or mortgages primarily on one- to four-family residential properties;

o payments on the home equity loans due and received after the cut-off date (other than payments of interest due on or prior to _______, ____);

o property that secured a home equity loan which has been acquired by foreclosure or deed in lieu of foreclosure;

o    specific rights of the depositor under a mortgage loan purchase agreement;

o    amounts on deposit in the accounts specified in this prospectus supplement;

o rights under any hazard insurance policies, if any covering the mortgaged properties; and

o    proceeds of the foregoing.

THE HOME EQUITY LOANS

     On the closing date, the trust will purchase a pool of home equity loans. The statistical information presented in this prospectus supplement is with respect to ______ home equity loans, in the aggregate principal balance of approximately $______as of the cut-off date. Some of these home equity loans may not be purchased by the trust and other home equity loans may be purchased by the trust on the closing date.

     The home equity loans will be divided into two groups. Each of the home equity loan groups will constitute a separate sub-trust. The Group I home equity loan group will contain home equity loans that bear interest at fixed rates. The Group II home equity loan group will contain home equity loans that bear interest at rates that adjust semi-annually based on six-month LIBOR and the applicable gross margin (subject to the limitations described in this prospectus supplement). The home equity loans in each group will be subdivided into subgroups based on whether the principal balance of each loan is greater than or equal to or less than, in most cases, $240,000.

     The initial rate adjustment date for those home equity loans that bear interest at an adjustable rate is either (a) six months after the date of origination of the related home equity loan or (b) two or three years after the date of origination of the related home equity loan. The home equity loans are secured by first lien mortgages or deeds of trust primarily on one- to four-family residential properties, located in ____ states and the District of Columbia. None of the home equity loans are insured by primary mortgage insurance policies.

     GROUP IA HOME EQUITY LOANS

     The home equity loans in Group Ia will have the following characteristics as of the cut-off date:

o    number of home equity loans:                 __________
o    aggregate principal balance:                 $__________
o    average principal balance:                   $__________
o    maximum principal balance:                   $__________
o    minimum principal balance:                   $__________
o    latest maturity date:                        __________
o    interest rates range:                        ____% to ____%
o    weighted average interest rate:              _____%
     (approximate)
o    weighted average remaining
     term: ____ months (approximate)
o    remaining term range:
     ____ months to ____ months
o    weighted average
     original loan-to-value ratio:                ____%
     (approximate)
o    maximum original loan-to-value ratio:        ____%
o    % of balloon loans:                          ____%
     (approximate)

     GROUP IB HOME EQUITY LOANS

     The home equity loans in Group Ib will have the following characteristics as of the cut-off date:

o    number of home equity loans:                 ____
o    aggregate principal balance:                 $____
o    average principal balance:                   $____
o    maximum principal balance:                   $____
o    minimum principal balance:                   $____
o    latest maturity date:                        ____
o    interest rates range:                        ____% to ____%
o    weighted average interest rate:              ____%
     (approximate)
o    weighted average remaining
     term: ____months (approximate)
o    remaining term range:
     ____ months to ____ months
o    weighted average
     original loan-to-value ratio:                ____%
     (approximate)
o    maximum original loan-to-value ratio:        ____%
o    % of balloon loans:                          ____%
     (approximate)

     GROUP IIA HOME EQUITY LOANS

     The home equity loans in Group IIa will have the following characteristics as of the cut-off date:

o    number of home equity loans:                 ____
o    aggregate principal balance:                 $____
o    average principal balance:                   $____
o    maximum principal balance:                   $____
o    minimum principal balance:                   $____
o    latest maturity date:                        ____
o    weighted average current interest rate:      ____%
     (approximate)
o    current interest rates range:                ____% to ____%
o    weighted average gross margin:               ____%
     (approximate)
o    gross margin range:                          ____% to ____%
o    weighted average maximum interest rate:      ____%
     (approximate)
o    maximum interest rate range:                 ____% to ____%
o    weighted average minimum interest rate:      ____%
     (approximate)
o    minimum interest rate range:                 ____% to ____%
o    weighted average remaining
     term: ____months (approximate)
o    remaining term range:
     ____ months to ____ months
o    weighted average original
     loan-to-value ratio:                         ____%
     (approximate)
o    maximum original loan-to-value
     ratio:                                       ____%
o    % of Six-Month Adjustable Rate Loans (by
     principal balance):                          ____%
o    % of 2/28 Adjustable Rate Loans (by
     principal balance):                          ____%
o    % of 3/27 Adjustable Rate Loans (by
     principal balance):                          ____%
o    weighted average initial interest rate
     adjustment cap:                              ____%
o    weighted average periodic interest
     rate adjustment cap:                         ____%
o    weighted average lifetime interest rate
     adjustment cap:                              ____%

                          GROUP IIB HOME EQUITY LOANS

     The home equity loans in Group IIb will have the following characteristics as of the cut-off date:

o    number of home equity loans:                 ____
o    aggregate principal balance:                 $____
o    average principal balance:                   $____
o    maximum principal balance:                   $____
o    minimum principal balance:                   $____
o    latest maturity date:                        ____
o    weighted average current interest rate:      ____%
     (approximate)
o    current interest rates range:                ____% to ___%
o    weighted average gross margin:               ____%
     (approximate)
o    gross margin range:                          ____% to ____%
o    weighted average maximum interest
     rate:                                        ____%
     (approximate)
o    maximum interest rate range:                 ____% to ____%
o    weighted average minimum interest rate:      ____%
     (approximate)
o    minimum interest rate range:                 ____% to ____%
o    weighted average remaining
     term: ____months (approximate)
o    remaining term range:                        ____ months to ____ months
o    weighted average original
     loan-to-value ratio:                         ____%
     (approximate)
o    maximum original loan-to-value
     ratio:                                       ____%
o    % of Six-Month Adjustable Rate Loans (by
     principal balance):                          ____%
o    % of 2/28 Adjustable Rate Loans (by
     principal balance):                          ____%
o    % of 3/27 Adjustable Rate Loans (by
     principal balance):                          ____%
o    weighted average initial interest rate
     adjustment cap:                              ____%
o    weighted average periodic interest
     rate adjustment cap:                         ____%
o    weighted average lifetime interest rate
     adjustment cap:                              ____%

DELINQUENCY ADVANCES, SERVICING
ADVANCES AND COMPENSATING INTEREST

     Each month the servicer will determine the amount of any unpaid interest and principal due on the home equity loans due to delinquent payments. If the servicer believes that the unpaid interest and principal can be recovered, then the servicer will advance the unpaid interest and principal (net of the servicing fee) to the trust. The servicer will also pay expenses in connection with loss mitigation strategies. The trust will reimburse the servicer for the advances and expenses from future collections on the related home equity loan.

     The servicer will provide to the trust any shortfall in the anticipated collection of interest on a home equity loan (net of the servicing fee) that is caused by a full prepayment of a home equity loan up to the amount of the servicing fee.

CREDIT ENHANCEMENT

     Credit enhancement refers to a mechanism that is intended to protect the holders of particular classes of certificates against losses due to defaults by the borrowers under the home equity loans.

     The Class A and Class A-IO component certificates have the benefit of four types of credit enhancement:

o the use of excess interest to cover losses and to create overcollateralization;

o    the two year interest rate cap agreement;

o    subordination of the Class B Certificates; and

o    the financial guaranty insurance policies.

     The Class B component certificates, and consequently, the subordinated offered certificates have the benefit of only the first two forms of credit enhancement described above. THE SUBORDINATED CERTIFICATES ARE NOT COVERED BY THE FINANCIAL GUARANTY INSURANCE POLICIES.

OPTIONAL TERMINATION

     On any date when the aggregate principal balance of the certificates is less than 10% of their principal balances on the closing date and to the extent conditions specified in the pooling and servicing agreement are satisfied, the holder of the Class X-F certificates will have the right to purchase the home equity loans from the trust. If the holder of the Class X-F certificates does not exercise the right, the certificate insurer or the servicer may purchase the home equity loans.

OPTIONAL PURCHASE OF
DEFAULTED HOME EQUITY LOANS.

     The holder of the related Class X certificate has the option, but is not obligated, and if the option is not exercised, the servicer has the option, but is not obligated, to purchase from the trust any home equity loan that becomes 90 days or more delinquent.

FEDERAL TAX CONSEQUENCES

     Stroock & Stroock & Lavan LLP has acted as counsel to the depositor and is of the opinion that:

o The trust will include four real estate mortgage investment conduits or "REMICs" for federal income tax purposes.

o The offered certificates will constitute "regular interests" in a REMIC and will be treated as debt instruments of the REMIC for federal income tax purposes with payment terms equivalent to the terms of the certificates.

ERISA CONSIDERATIONS

     The acquisition of a Class A or Class A-IO certificate by a pension or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended, or ERISA could, in some instances, result in a "prohibited transaction" or other violation of the fiduciary responsibility provisions of ERISA and the Internal Revenue Code. Some exemptions from the prohibited transaction rules could be applicable to the acquisition of the Class A or Class A-IO certificates. The subordinated offered certificates are not eligible for purchase by plans other than insurance company general accounts pursuant to Prohibited Transaction Class Exemption 95-60.

     Any plan fiduciary considering whether to purchase any Class A or Class A-IO certificate on behalf of a plan should consult with its counsel regarding the applicability of the provisions of ERISA and the Internal Revenue Code. Subject to the considerations and conditions described in this prospectus supplement and in the prospectus, it is expected that the Class A or Class A-IO certificates may be purchased by a plan.

LEGAL INVESTMENT CONSIDERATIONS

     The Class A and Class A-IO certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of
1984) as long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization. The subordinated offered certificates will not constitute "mortgage related securities."

CERTIFICATE RATING

     Before the offered certificates can be issued, the trust must obtain the following ratings:

     CLASS A CERTIFICATES

o "AAA" by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. and Duff & Phelps Credit Rating Co.

o    "Aaa" by Moody's Investors Service, Inc.

     CLASS A-IO CERTIFICATES

o "AAAr" by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

o    "Aaa" by Moody's Investors Service, Inc.

o    "AAA" by Duff & Phelps Credit Rating Co.


     CLASS B-1 CERTIFICATES

o    "BBB" by Duff & Phelps Credit Rating Co.

o    "Baa3" by Moody's Investors Service, Inc.

                                  RISK FACTORS

     You should carefully consider the following risk factors prior to any purchase of certificates. You should also consider the information set forth under "Risk Factors" in the prospectus.

     YOU MAY HAVE DIFFICULTY SELLING YOUR CERTIFICATES. The offered certificates will not be listed on any securities exchange. As a result, if you wish to sell your certificates, you will have to find a purchaser that is willing to purchase your certificates. The underwriter intends to make a secondary market for the offered certificates. The underwriter may do so by offering to buy the offered certificates from investors that wish to sell. However, the underwriter will not be obligated to make offers to buy the offered certificates and may stop making offers at any time. In addition, the prices offered, if any, may not reflect prices that other potential purchasers, were they to be given the opportunity, would be willing to pay. There have been times in the past where there have been very few buyers of similar asset backed securities, and there may be times again in the future. As a result, you may not be able to sell your certificates when you wish to do so or you may not be able to obtain the price you wish to receive.

     UNDERWRITING STANDARDS. [_________________________]'s underwriting standards are primarily intended to assess the value of the mortgaged property and to evaluate the adequacy of the mortgaged property as collateral for the mortgage loan and the applicant's credit standing and ability to repay. [_________________________] provides loans primarily to borrowers who do not qualify for loans conforming to Fannie Mae and Freddie Mac guidelines but who generally have equity in their property. While [_________________________]'s primary consideration in underwriting a mortgage loan is the value of the mortgaged property as collateral, [_________________________] also considers, among other things, a mortgagor's credit history, repayment ability and debt service-to-income ratio, as well as the type and use of the mortgaged property. [_________________________]'s underwriting standards do not prohibit a mortgagor from obtaining secondary financing from other sources at the time of origination of [_________________________]'s first lien. Any secondary financing would reduce the equity the mortgagor would otherwise have in the related mortgaged property that is indicated in [_________________________]'s loan-to-value ratio determination. Asset Backed Securities Corporation believes that [_______________].'s underwriting standards utilize factors similar to [_________________________]'s underwriting standards in underwriting mortgage loans to its underwriting standards.

     As a result of the foregoing, the rates of delinquency, foreclosure and bankruptcy on the home equity loans are likely to be higher, and may be substantially higher, than on mortgage loans underwritten in a more traditional manner.

     Furthermore, changes in the values of mortgaged properties may have a greater effect on the delinquency, foreclosure, bankruptcy and loss experience of the home equity loans than on mortgage loans originated in a more traditional manner. No assurance can be given that the values of the mortgaged properties have remained or will remain at the levels in effect on the dates of origination of the related home equity loans.

     SERVICING RISK. The servicing of home equity loans of the type originated by the originators, as compared to the servicing of prime mortgage loans, requires special skill and diligence. The servicing of these types of home equity loans generally require more attention to each account, earlier and more frequent contact with borrowers in default and commencing the foreclosure process at an earlier stage of default. The servicer began directly servicing home equity loans in ____. As a result the servicer has limited experience servicing home equity loans similar to the home equity loans being sold to the trust. The servicer's lack of experience in servicing home equity loans may result in greater defaults and losses on the home equity loans. This may result in an accelerated prepayment of your certificates and losses on the subordinated certificates.

     Because the servicer commenced its direct servicing operations in ____, the servicer does not have historical delinquency, bankruptcy, foreclosure or default experience that may be referred to for purposes of examining the servicer's performance in servicing mortgage loans similar to the home equity loans, other than to the limited extent as described under "THE SERVICER-- Delinquency and Loss Experience" in this prospectus supplement. There can be no assurance that this experience is or will be representative of the performance of the home equity loans.

     Pursuant to the pooling and servicing agreement, the certificate insurer will have the right to remove the servicer and the holders of the Class X certificates, with the prior written consent of the certificate insurer, of the related group will have the right to appoint a special servicer for delinquent mortgage loans. In the event that the certificate insurer removes the servicer and appoints a successor servicer or the holder of a Class X certificate, with the prior written consent of the certificate insurer, appoints a special servicer, the servicing of the home equity loans or a delinquent home equity loan will be transferred. As a result, interruptions in servicing may occur, potentially resulting in the home equity loans suffering a higher default rate.

     FOR A DESCRIPTION OF THE SERVICING PROCESS, WE REFER YOU TO "THE SERVICER" FOR MORE DETAIL.

     ADDITIONAL RISKS ASSOCIATED WITH THE HOME EQUITY LOANS. Approximately ____% of the home equity loans, by aggregate principal balance as of the cut-off date, had a loan-to-value ratio at origination in excess of ____% but will not be covered by a primary mortgage insurance policy. No home equity loan will have a loan-to-value ratio exceeding ____% at origination. Home equity loans with higher loan-to-value ratios may present a greater risk of loss. There can be no assurance that the loan-to-value ratio of any home equity loan determined at any time after origination is less than or equal to its original loan-to-value ratio.

     GEOGRAPHIC CONCENTRATION MAY AFFECT PERFORMANCE. Approximately ____% and ____% of the home equity loans in Group I and Group II, respectively, by aggregate principal balance as of the cut-off date, are secured by mortgaged properties located in the state of [California]. The aggregate principal balance of home equity loans in the [California] zip code with the largest amount of home equity loans was approximately $____and $____in Group I and Group II, respectively. If the [California] residential real estate market should experience an overall decline in property values after the dates of origination of the home equity loans, the rates of delinquencies, foreclosures, bankruptcies and losses on the home equity loans may be expected to increase, and may increase substantially. A higher rate of default may result in accelerated payments on your certificates. You will bear any reinvestment risk associated with any accelerated payments.

     RISK OF EARLY DEFAULTS. Substantially all of the home equity loans were originated within twelve months prior to the cut-off date. Although little data is available, defaults on home equity loans, including home equity loans similar to the home equity loans to be included in the trust, are generally expected to occur with greater frequency in the early years of the terms of home equity loans.

     PREPAYMENT RISKS. Approximately ____% of the Group I home equity loans and approximately ____% of the Group II home equity loans, in each case, as of the cut-off date, may be prepaid in whole or in part at any time without penalty. Home equity loans may not be viewed by borrowers as permanent financing. Accordingly, the home equity loans may experience a higher rate of prepayment than traditional mortgage loans. The trust's prepayment experience may be affected by a wide variety of factors, including general economic conditions, interest rates, the availability of alternative financing and homeowner mobility. In addition all of the home equity loans contain due-on-sale provisions and the servicer will be required by the pooling and servicing agreement to enforce the provisions unless enforcement is not permitted by applicable law or the servicer, in a manner consistent with reasonable commercial practice and the pooling and servicing agreement, permits the purchaser of the related mortgaged property to assume the related home equity loan. To the extent permitted by applicable law, any assumption will not release the original borrower from its obligation under any home equity loan.

     WE REFER YOU TO "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS AND CONTRACTS--'DUE-ON-SALE CLAUSES'" IN THE PROSPECTUS FOR MORE DETAIL.

     Approximately ____% of the Group II home equity loans as of the cut-off date are 2/28 Adjustable Rate Loans, having a two year fixed rate term followed by a 28 year adjustable rate term. Approximately ____% of the Group II home equity loans as of the cut-off date are 3/27 Adjustable Rate Loans, having a three year fixed rate term followed by a 27 year adjustable rate term. As with all home equity loans, the rate of prepayments on home equity loans that are 2/28 Adjustable Rate Loans or 3/27 Adjustable Rate Loans and are in the initial fixed rate period is sensitive to prevailing interest rates. The prepayment behavior of the 2/28 Adjustable Rate Loans or 3/27 Adjustable Rate Loans may differ from that of the other home equity loans. As a 2/28 Adjustable Rate Loan or a 3/27 Adjustable Rate Loan approaches its initial adjustment date, the borrower may become more likely to refinance a loan to avoid an increase in the coupon rate, even if fixed rate loans are only available at rates that are slightly lower or higher than the coupon rate before adjustment. The existence of the applicable periodic rate cap, lifetime cap and lifetime floor also may affect the likelihood of prepayments resulting from refinancings.

     Generally, if prevailing interest rates fall significantly below the interest rates on the home equity loans, the home equity loans are likely to be subject to higher prepayment rates than if prevailing rates remain at or above the interest rates on the home equity loans. Conversely, if prevailing interest rates rise significantly above the interest rates on the home equity loans, the rate of prepayments is likely to decrease. The average life of your certificates and, if purchased at other than par, the yields realized by you will be sensitive to levels of payment, including prepayments relating to the home equity loans, on the home equity loans. In general, the yield on an offered certificate that is purchased at a premium from the outstanding principal amount of the certificate may be adversely affected by a higher than anticipated level of prepayments of the home equity loans. Conversely, the yield on an offered certificate that is purchased at a discount from the outstanding principal amount of the certificate may be adversely affected by a lower than anticipated level of prepayments.

     WE REFER YOU TO "PREPAYMENT AND YIELD CONSIDERATIONS" FOR MORE DETAIL.

     EFFECT OF HOME EQUITY LOAN YIELD ON CERTIFICATE RATE OF GROUP II CERTIFICATES AND SUBORDINATED OFFERED CERTIFICATES; BASIS RISK. Approximately ____% of the Group II home equity loans as of the cut-off date are Six- Month Adjustable Rate Loans. These home equity loans adjust semi-annually based upon the London interbank offered rate for six-month United States dollar deposits. The remaining Group II home equity loans are either 2/28 Adjustable Rate Loans or 3/27 Adjustable Rate Loans. These home equity loans provide for a fixed interest rate for a period of approximately two years or three years, as applicable, following origination and after that time provide for interest rate and payment adjustments in a manner similar to the Six-Month Adjustable Rate Loans. The interest rate for the Group II certificates, other than Class A-IOA component certificate and Class B-IOA certificate, and the Class B component certificates is determined in accordance with and adjusts monthly based upon one-month LIBOR, and is subject to interest rate caps. One-month LIBOR and six-month LIBOR may respond to different economic and market factors, and there is not necessarily a correlation between them. Thus, it is possible, for example, that one-month LIBOR may rise during periods in which six-month LIBOR is stable or is falling or that, even if both one-month LIBOR and six-month LIBOR rise during the same period, one-month LIBOR may rise more rapidly than six-month LIBOR. Furthermore, even if one-month LIBOR and six-month LIBOR were at the same level, various factors may cause an interest rate cap to limit the amount of interest that would otherwise be distributable on the Group II certificates, other than Class A-IOA component certificate and Class B-IOA certificate, and the Class B component certificates. The operation of an interest rate cap may cause the certificate rate of any of these certificates to be reduced for extended periods in a rising interest rate environment and could result in the temporary or permanent decline in the market value of any of these certificates.

     WE REFER YOU TO "DESCRIPTION OF THE CERTIFICATES--CALCULATION OF ONE-MONTH LIBOR" FOR MORE DETAIL.

     In addition, the interest rates on the Group II home equity loans are subject to periodic interest rate adjustment caps and maximum rate caps, the weighted average margin of the home equity loans in Group II is subject to change based upon prepayment experience and the weighted average coupon rate of the home equity loans in Group II is subject to change based upon prepayment experience, which also may result in an interest rate cap limiting increases in the certificate rate for some of the certificates. Finally, the home equity loans accrue interest on the basis of a 360-day year assumed to consist of twelve 30-day months, while calculations of interest on the Group II certificates, other than Class A-IOA component certificate and Class B-IOA certificate, and the Class B component certificates will be made on the basis of the actual number of days elapsed in the related interest period and a year of 360 days. This may result in an interest rate cap limiting the certificate rate for these certificates in interest periods that have more than 30 days. Consequently, the interest that becomes due on the home equity loans, net of the sum of the fees payable to each of the servicer, the trustee and the certificate insurer, with respect to any distribution date may be insufficient to pay you interest at your stated certificate rate.

     YIELD CONSIDERATIONS RELATING TO EXCESS CASH. If the Class A and Class B component certificates related to a home equity loan group are overcollateralized below the required amount, excess interest, if any, will be distributable to you as a payment of principal. If purchased at a premium or a discount, the yield to maturity on your certificate will be affected by the rate at which excess interest is distributed as a payment of principal. If the actual rate of excess interest distribution is slower than the rate anticipated by an investor who purchases a related offered certificate at a discount, the actual yield to the investor will be lower than the investor's anticipated yield. If the actual rate of excess interest distribution is faster than the rate anticipated by an investor who purchases a related offered certificate at a premium, the actual yield to the investor will be lower than the investor's anticipated yield. The amount of excess interest available for distribution with respect to a home equity loan group on any distribution date will be affected by:

o the actual amount of interest received, collected or recovered in respect of the home equity loans in the related home equity loan group during the calendar month prior to the related distribution date;

o changes in the weighted average of the coupon rates of the related home equity loans resulting from prepayments and liquidations of home equity loans in the related home equity loan group; and

o in the case of Group II home equity loans, adjustments in the related interest rates.

     OWNERS OF CLASS A-IO CERTIFICATES MAY NOT RECOVER THEIR INITIAL INVESTMENTS. An investment in the Class A-IO certificates is risky because the return of the investment depends solely on the payments of interest by borrowers under the mortgage loans. If the borrowers prepay their mortgage loans, no further interest payments will be made. If borrowers prepay their mortgage loans very fast, investors in the Class A-IO certificates may not recover their initial investments. In addition, the Class A-IO certificates are not entitled to any distributions after the 30th distribution date.

     THE SUBORDINATED OFFERED CERTIFICATES HAVE A GREATER RISK OF LOSS THAN THE OTHER OFFERED CERTIFICATES. The Class B component certificates of a group will not be allocated any distributions of interest until the Class A and Class A-IO component certificates of the related group receive their interest distributions and will not receive any distributions of principal until the Class A and Class A-IO component certificates of the related group receive their principal distributions. If the available funds are insufficient to make all of the required distributions on the Class A, Class A-IO component and Class B component certificates of the related group, one or more of the related Class B component certificates will not receive all of their distributions. In addition, losses due to defaults by borrowers of the related group, will be allocated first to the related Class B component certificates and second to the unrelated Class B component certificates to the extent not covered by the amount of overcollateralization and excess interest in the related group at that time. Any allocation of a loss to a class of Class B component certificates will reduce the amount of interest and, to the extent not reimbursed from future excess interest, principal they will receive. Losses are allocated to the Class B component certificates in the following order: (a) from Group I to the Class B-1F component certificate and then to the Class B-1A component certificate and
(b) from Group II to the Class B-1A component certificate and then to the Class B-1F component certificate. The Class A and Class A-IO Component certificates receive distributions before the Class B component certificates. As a result of the foregoing, the Class B-1 certificates will be affected to a larger degree by any losses on the home equity loans. In addition, following the exercise of the clean-up call, the Class B component certificates and consequently, the Class B-1 Certificates, may not receive amounts with respect to any losses allocated to the Class B component certificates that have not been previously reimbursed.

     THE TRUST ASSETS ARE THE ONLY SOURCE OF PAYMENTS ON THE OFFERED CERTIFICATES. All distributions on the offered certificates will be made from payments by borrowers under the home equity loans or, except in the case of the subordinated offered certificates, payments under the financial guaranty insurance policy. The trust has no other assets to make distributions on the offered certificates. The mortgage loans are NOT insured or guaranteed by any person. The notes represent obligations of the trust and will not be insured or guaranteed by any entity. The trust is the only person that is obligated to make distributions on the offered certificates. The offered certificates are NOT insured by any governmental agency.

     CERTIFICATE RATING. The rating of the offered certificates will depend on an assessment by the rating agencies of the home equity loans and, with respect to the Class A and Class A-IO certificates, on an assessment of the claims-paying ability of the certificate insurer. Any reduction in a rating assigned to the claims-paying ability of the certificate insurer below the rating initially given to the Class A and Class A-IO certificates may result in a reduction in the rating of the Class A and Class A-IO certificates. The rating by the rating agencies of the offered certificates is not a recommendation for you to purchase, hold or sell the offered certificates, and the rating does not comment as to the market price or suitability for a particular investor. There is no assurance that the ratings will remain in place for any given period of time or that the ratings will not be lowered or withdrawn by the rating agencies. In general, the ratings address credit risk and do not address the likelihood of prepayments on home equity loans, the likelihood of the payment of any interest payable to the offered certificateholders on a subordinated basis due to the application of the available funds cap described under the section "DESCRIPTION OF THE CERTIFICATES--Certificate Rate" or the possibility that offered certificateholders might realize a lower than anticipated yield. The ratings of the offered certificates do not address the possibility of the imposition of United States withholding tax with respect to non-U.S. persons. Any downgrade in the rating of the certificate insurer will likely result in the downgrade of the rating of the offered certificates. No rating of the originator, the servicer or the company is required to maintain the rating of the offered certificates.

     NATURE OF COLLATERAL. Even assuming that the mortgaged properties provide adequate security for the home equity loans, substantial delays in receiving proceeds could be encountered by the trust in connection with the liquidation of defaulted home equity loans. As a result, shortfalls in distributions on offered certificates could occur if either the certificate insurer, the servicer or any special servicer were unable to perform their obligations under the pooling and servicing agreement or the policies. Further, liquidation expenses, including, legal fees, real estate taxes, and maintenance and preservation expenses, will reduce the proceeds payable on the offered certificates and thus reduce the security for the home equity loans. In the event any of the mortgaged properties fail to provide adequate security for the related home equity loans, Class A and Class A-IO certificateholders could experience a loss if the certificate insurer were unable to perform its obligations under the policies.

     WE REFER YOU TO "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS AND CONTRACTS" IN THE PROSPECTUS FOR MORE DETAIL.

     PAYMENTS ON THE HOME EQUITY LOANS. When a full principal prepayment is made on a home equity loan, the mortgagor is charged interest only up to the date of prepayment, rather than for a full month, which may result in a prepayment interest shortfall. The servicer is obligated to pay those shortfalls in interest collections payable on the Class A, Class A-IO component and Class B component certificates that are attributable to prepayment interest shortfalls, but only to the extent of the servicing fee for the related due period. The servicing fee will not be available to cover any shortfalls in interest collections on the home equity loans that are attributable to the Soldier's and Sailor's Civil Relief Act of 1940. These interest shortfalls will not be covered by payments under the policies. Prepayment interest shortfalls, after application of the servicing fee as described above, will be so covered by the related policy. The policies will not cover the servicer's failure to pay compensating interest.

     THE OFFERED CERTIFICATES ARE NOT SUITABLE INVESTMENTS FOR ALL INVESTORS. The offered certificates are not suitable investments for any investor that requires a regular or predictable schedule of payments or payment on any specific date. The offered certificates are complex investments that should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risk, the tax consequences of an investment, and the interaction of these factors.

                                  THE SERVICER

     The information set forth in the following paragraphs has been provided by [_________________________]. None of the Depositor, the Seller, the Trustee, the Certificate Insurer, the Underwriter or any of their respective affiliates has made or will make any representation as to the accuracy or completeness of information.

     [_________________________], a __________ corporation ("______" or the
"Servicer" ), is a specialty finance company engaged in the business of originating, purchasing, servicing and selling sub-prime mortgage loans secured by one- to four-family residences. ______ began originating sub-prime mortgage loans in ----------.

     ______ is approved as a seller/servicer for Fannie Mae and as a non-supervised mortgagee by the U.S. Department of Housing and Urban Development.

LENDING ACTIVITIES AND LOAN SALES

     ______ currently originates real estate loans through its network of offices and loan origination centers. ______ also participates in secondary market activities by originating and selling mortgage loans while continuing to service the majority of the loans sold. In other cases ______'s whole loan sale agreements provide for the transfer of servicing rights.

     ______'s primary lending activity is funding loans to enable mortgagors to purchase or refinance residential real property, which loans are secured by first or second liens on the related real property. ______'s single-family real estate loans are predominantly "conventional" mortgage loans, meaning that they are not insured by the Federal Housing Administration or partially guaranteed by the U.S. Department of Veterans Affairs.

     The following table summarizes ______'s one- to four-family residential mortgage loan origination and sales activity for the periods shown below. Sales activity may include sales of mortgage loans purchased by ______ from other loan originators.

                       Three Months Ended March 31,                       Year Ended December 31,
                       ------------------------------    -----------------------------------------------------------
                           1999            1998            1994(1)     1995(1)     1996(1)    1997(1)       1998
                       -------------- --------------- -- ----------- ----------- ----------- ----------- -----------
                                                                      (Dollars in Thousands)
                       ---------------------------------------------------------------------------------------------

Originations and
Purchases.........

Sales.............

SERVICING GUIDELINES

     ______ services all of the mortgage loans it originates that are retained in its portfolio and continues to service at least a majority of the loans that have been sold to investors. Servicing includes collecting and remitting loan payments, accounting for principal and interest, contacting delinquent mortgagors, and supervising foreclosure in the event of unremedied defaults. ______'s servicing activities are audited periodically by applicable regulatory authorities. Some of the financial records of ______ relating to its loan servicing activities are reviewed annually as part of the audit of the ______'s financial statements conducted by its independent accountants.

     When a mortgagor fails to make a required payment on a residential mortgage loan, ______ attempts to cause the deficiency to be cured by corresponding with the mortgagor. In most cases deficiencies are cured promptly. Pursuant to ______'s customary procedures for residential mortgage loans serviced by it for its own account, ______ generally mails a notice of intent to foreclose to the mortgagor after the loan is delinquent two payments and, within one month of that time, if the loan remains delinquent, typically institutes appropriate legal action to foreclose on the property securing the loan. If foreclosed, the property is sold at public or private sale and may be purchased by ______. In California, real estate lenders are generally unable as a practical matter to obtain a deficiency judgment against the mortgagor on a loan secured by single-family real estate.

DELINQUENCY AND LOSS EXPERIENCE

     The following table sets forth the delinquency and loss experience at the dates indicated for residential (one- to four-family) first lien loans serviced directly by ______ that were originated or purchased by ______:


                                                      (Dollars in Thousands)

Total Outstanding Principal
  Balance...................................
Number of Loans.............................
DELINQUENCY
Period of Delinquency:
31-60 Days
        Principal Balance...................
        Number of Loans.....................
        Delinquency as a Percentage
          of Total Outstanding
          Principal Balance.................
        Delinquency as a Percentage
          of Number of Loans................
61-90 Days
        Principal Balance...................
        Number of Loans.....................
        Delinquency as a Percentage
          of Total Outstanding
          Principal Balance.................
        Delinquency as a Percentage
          of Number of Loans................
91 Days or More
        Principal Balance...................
        Number of Loans.....................
        Delinquency as a Percentage
          of Total Outstanding
          Principal Balance.................
        Delinquency as a Percentage
          of Number of Loans................
Total Delinquencies:
        Principal Balance...................
        Number of Loans.....................
        Delinquency as a Percentage
          of Total Outstanding
          Principal Balance.................
        Delinquency as a Percentage
          of Number of Loans................
FORECLOSURES PENDING(1)
        Principal Balance...................
        Number of Loans.....................
        Foreclosures Pending as a
          Percentage of Total
          Outstanding Principal
          Balance...........................
        Foreclosures Pending as a
          Percentage of Number of
          Loans.............................
NET LOAN LOSSES for the
  Period(2).................................
NET LOAN LOSSES as a
  Percentage of Total Outstanding
  Principal Balance.........................

(1) Includes mortgage loans which are in foreclosure but as to which title to the mortgaged property has not been acquired, at the end of the period indicated. Foreclosures pending are included in the delinquencies set forth above.

(2) Net Loan Losses is calculated for loans conveyed to REMIC trust funds as the aggregate of the net loan loss for all the loans liquidated during the period indicated. The net loan loss for any of these loans is equal to the difference between (a) the principal balance plus accrued interest through the date of liquidation plus all liquidation expenses related to the loan and (b) all amounts received in connection with the liquidation of the loan. The majority of residential loans serviced by ______ have been conveyed to REMIC trust funds.

     As of ______, __ one to four-family residential properties relating to loans in ______'s servicing portfolio had been acquired through foreclosure or deed in lieu of foreclosure and were not liquidated.

     There can be no assurance that the delinquency and loss experience of the Home Equity Loans will correspond to the loss experience of the ______'s mortgage portfolio set forth in the foregoing table. The statistics shown above represent the delinquency and loss experience for ______'s total servicing portfolio only for the periods presented, whereas the aggregate delinquency and loss experience on the Home Equity Loans will depend on the results obtained over the life of the Trust. ______'s portfolio includes mortgage loans with payment and other characteristics which are not representative of the payment and other characteristics of the Home Equity Loans. A substantial number of the Home Equity Loans may also have been originated based on ______ Underwriting Guidelines that are less stringent than those generally applicable to the servicing portfolio reflected in the foregoing table. If the residential real estate market should experience an overall decline in property values, the actual rates of delinquencies, foreclosures and losses could be higher than those previously experienced by ______. In addition, adverse economic conditions, which may or may not affect real property values, may affect the timely payment by mortgagors of scheduled payments of principal and interest on the Home Equity Loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to the Home Equity Loans.

     The delinquency and loss experience percentages set forth above in the immediately preceding table are calculated on the basis of the total mortgage loans serviced as of the end of the periods indicated. However, because the total outstanding principal balance of residential loans serviced by ______ has increased from $ ______ at ______ to $ ______ at ______, the total outstanding principal balance of originated loans serviced as of the end of any indicated period includes many loans that will not have been outstanding long enough to give rise to some or all of the indicated periods of delinquency. In the absence of these substantial and continual additions of newly originated loans to the total amount of loans serviced, the percentages indicated above would be higher and could be substantially higher. The actual delinquency percentages with respect to the Home Equity Loans may be expected to be substantially higher than the delinquency percentages indicated above because the composition of the Home Equity Loans will not change.

                      ORIGINATION OF THE HOME EQUITY LOANS

     ______ originated ______ % of the Home Equity Loans in Group I and ______ % of the Home Equity Loans in Group II and [_______________]. ("______" originated __% of the Home Equity Loans in Group I. Set forth below are the guidelines pursuant to which ______ originated the Home Equity Loans it originated. Asset Backed Securities Corporation believes that ______'s underwriting standards utilizes factors similar to ______'s underwriting standards in underwriting mortgage loans to its underwriting standards.

______ HOME EQUITY LOANS

     The information set forth in the following paragraphs has been provided by ______ with respect to the Home Equity Loans originated by it, and ______ makes no statement with regard to the Home Equity Loans originated by ______. None of the Depositor, the Seller, the Trustee, the Certificate Insurer, the Underwriter or any of their respective affiliates has made or will make any representation as to the accuracy or completeness of the information.

     The Home Equity Loans originated by ______ were originated generally in accordance with guidelines (the "______ Underwriting Guidelines").

     [TO BE INSERTED]

                      DESCRIPTION OF THE HOME EQUITY LOANS

     The statistical information presented in this prospectus supplement concerning the pool of home equity loans transferred to the Trust (the "Home Equity Loans") is with respect to ______ Home Equity Loans, in the aggregate principal balance of approximately $______to be purchased by the Trust on the Closing Date (the "Home Equity Loans").

     This subsection describes generally characteristics of the Home Equity Loans. Unless otherwise noted, all statistical percentages in this prospectus supplement are measured by the aggregate outstanding principal balance of the Home Equity Loans as of the Cut-Off Date (the "Cut-Off Date Loan Balance"). All principal balances and percentages described in this prospectus supplement are approximates. The "Loan Balance" with respect to each Home Equity Loan and as of any date of determination is the Cut-Off Date Loan Balance with respect to the Home Equity Loan excluding payments of principal due on or prior to the Cut-Off Date, whether or not received, less any principal payments and Delinquency Advances with respect to principal relating to the Home Equity Loan included in previous monthly remittances, provided, however, that the Loan Balance for any Home Equity Loan that has become a Liquidated Loan shall be deemed to be zero as of the first day of the Due Period following the Due Period in which the Home Equity Loan becomes a Liquidated Loan, and at all times afterward.

     Each Home Equity Loan in the Trust will be assigned to one of two home equity loan groups (each, a "Home Equity Loan Group"). Each Home Equity Loan Group will constitute a separate sub-trust. The Group I Home Equity Loans will bear interest at fixed interest rates. The Group II Home Equity Loans will bear interest at adjustable interest rates. Distributions on the Group I Certificates will be based on amounts available for distribution in respect of the Group I Home Equity Loans. Distributions on the Group II Certificates will generally be based on amounts available for distribution in respect of the Group II Home Equity Loans.

     The Home Equity Loans to be transferred to the Trust on the Closing Date will consist of ______ fixed rate Home Equity Loans and ______ adjustable rate Home Equity Loans, evidenced by promissory notes (the "Notes") secured by first lien deeds of trust, security deeds or mortgages, which are located in ______ states and the District of Columbia. The aggregate outstanding Cut-Off Date Loan Balance of the Group I Home Equity Loans is $______ or approximately ______ % of the Cut-Off Date Loan Balance of the Home Equity Loans; and the aggregate outstanding Cut-Off Date Loan Balance of the Group II Home Equity Loans is $______ or approximately ______ % of the Cut-Off Date Loan Balance of the Home Equity Loans. The first lien deeds of trust or mortgages on one- to four-family residential properties (the "Mortgaged Properties") securing the Home Equity Loans consist primarily of one- to four-family residential properties and manufactured housing treated as real property under applicable state law. The Mortgaged Properties may be owner-occupied and non-owner occupied investment properties, which include second and vacation homes. All of the Home Equity Loans were originated no earlier than ______. No Original Loan-to-Value Ratio relating to any Home Equity Loan exceeded ______ % as of the Cut-Off Date. None of the Home Equity Loans are insured by pool mortgage insurance policies or primary mortgage insurance policies.

     The Original Loan-to-Value Ratios shown below were calculated based upon the lesser of the appraised values of the Mortgaged Properties at the time of origination (the "Appraised Values") or the sales price of the Mortgaged Property, provided that the sales price shall be deemed to equal the Appraised Value in the case of a Home Equity Loan for which the proceeds were not used to purchase the related Mortgage Property. The "Original Loan-to-Value Ratio" of a Home Equity Loan is the ratio, expressed as a percentage, equal to the original balance of the Home Equity Loan divided by the lesser of the Appraised Value or the sales price of the Mortgaged Property, provided that the sales price shall be deemed to equal the Appraised Value in the case of a Home Equity Loan for which the proceeds were not used to purchase the related Mortgage Property. In the instance where more than one appraisal was performed on the subject property, the lesser of the two values was used to determine the Original Loan-to-Value Ratio.

     WE REFER YOU TO "RISK FACTORS--UNDERWRITING STANDARDS" FOR MORE DETAIL.

     No assurance can be given that values of the Mortgaged Properties have remained or will remain at their levels on the dates of origination of the related Home Equity Loans. If the residential real estate market has experienced or should experience an overall decline in property values so that the outstanding balances of the Home Equity Loans, together with the outstanding balances of any first mortgage, become equal to or greater than the value of the Mortgaged Properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry.

GROUP I HOME EQUITY LOANS

     The average Cut-Off Date Loan Balance of the Home Equity Loans in Group I ("Group I Home Equity Loans") was $______. The minimum and maximum Cut-Off Date Loan Balance of the Group I Home Equity Loans were $______ and $______ respectively. As of the Cut-Off Date, the weighted average per annum interest rate (the "Coupon Rate") of the Group I Home Equity Loans was approximately ______ % per annum; the Coupon Rates of the Group I Home Equity Loans ranged from ______ % to ______ % per annum; the weighted average Original Loan-to-Value Ratio of the Group I Home Equity Loans was approximately ______ %; the weighted average original term to maturity was approximately ______ months; the weighted average remaining term to maturity of the Group I Home Equity Loans was approximately ______ months; and the remaining terms to maturity of the Group I Home Equity Loans ranged from ______ months to ______ months. Group I Home Equity Loans containing "balloon" payments represented approximately ______ % of the Cut-Off Date Loan Balance of the Group I Home Equity Loans. No Group I Home Equity Loan will mature later than ______. As of the Cut-Off Date, ______ % Group I Home Equity Loans were more than ___ days past due but less than ___ days past due. However, investors in the Offered Certificates should be aware that approximately ______ % of the Group I Home Equity Loans by Cut-Off Date Loan Balance had a first monthly payment due on or after ______ and it was not possible for the Group I Home Equity Loans to be more than ___ days past due as of the Cut-Off Date.

GROUP IA HOME EQUITY LOANS

     The average Cut-Off Date Loan Balance of the Home Equity Loans in Group Ia ("Group Ia Home Equity Loans") was $______. The original Loan Balance of each Group Ia Home Equity Loan at origination will be less than or equal to $240,000, provided that the Loan Balance of Group Ia Home Equity Loans for which the related Mortgaged Property is (1) in Alaska or Hawaii or (2) is a 2-4 family property, may be up to $______. The minimum and maximum Cut-Off Date Loan Balance of the Group Ia Home Equity Loans were $______ and $______ respectively. As of the Cut-Off Date, the Coupon Rate of the Group Ia Home Equity Loans was approximately ______ % per annum; the Coupon Rates of the Group Ia Home Equity Loans ranged from ______ % to ______ % per annum; the weighted average Original Loan-to-Value Ratio of the Group Ia Home Equity Loans was approximately ______ %; the weighted average original term to maturity was approximately ______ months; the weighted average remaining term to maturity of the Group Ia Home Equity Loans was approximately ______ months; and the remaining terms to maturity of the Group Ia Home Equity Loans ranged from ______ months to ______ months. With respect to each Group Ia Home Equity Loan, the original principal balance was no more than $______. Group Ia Home Equity Loans containing "balloon" payments represented approximately ______ % of the Cut-Off Date Loan Balance of the Group Ia Home Equity Loans. No Group Ia Home Equity Loan will mature later than ______. As of the Cut-Off Date, ______ % Group Ia Home Equity Loans were more than _____ days past due but less than ____ days past due. However, investors in the Offered Certificates should be aware that approximately ______ % of the Group Ia Home Equity Loans by Cut-Off Date Loan Balance had a first monthly payment due on or after ______ and it was not possible for the Group Ia Home Equity Loans to be more than ____ days past due as of the Cut-Off Date.

     Set forth below is approximate statistical information as of the Cut-Off Date regarding the Group Ia Home Equity Loans. Prior to the Closing Date, Home Equity Loans may be removed from Group Ia and other fixed rate Home Equity Loans may be substituted for them. Characteristics of the Group Ia Home Equity Loans may vary but any variance will not be material. The sum of the percentage columns in the following tables may not equal 100% due to rounding.

       PRINCIPAL BALANCES AT ORIGINATION OF THE GROUP IA HOME EQUITY LOANS

                                                                                                 % of Group Ia Loans
                                                 Number of Home         Aggregate Original        by Aggregate Original
 Principal Balance at Origination                 Equity Loans          Principal Balance          Principal Balance

$ 10,000.01 -    $ 20,000.00
$ 20,000.01 -    $ 30,000.00
$ 30,000.01 -    $ 40,000.00
$ 40,000.01 -    $ 50,000.00
$ 50,000.01 -    $ 60,000.00
$ 60,000.01 -    $ 70,000.00
$ 70,000.01 -    $ 80,000.00
$ 80,000.01 -    $ 90,000.00
$ 90,000.01 -    $100,000.00
$100,000.01 -    $110,000.00
$110,000.01 -    $120,000.00
$120,000.01 -    $130,000.00
$130,000.01 -    $140,000.00
$140,000.01 -    $150,000.00
$150,000.01-     $160,000.00
$160,000.01 -    $170,000.00
$170,000.01 -    $180,000.00
$180,000.01 -    $190,000.00
$190,000.01 -    $200,000.00
$200,000.01 -    $210,000.00
$210,000.01 -    $220,000.00
$220,000.01 -    $230,000.00
$230,000.01 -    $240,000.00
$240,000.01 -    $250,000.00
$250,000.01 -    $350,000.00
$350,000.01 -    $450,000.00

 Total

         REMAINING PRINCIPAL BALANCES OF THE GROUP IA HOME EQUITY LOANS

                                                                                                 % of Group Ia Loans
 Remaining                                       Number of Home         Aggregate Remaining        by Aggregate Original
 Principal Balance                                Equity Loans          Principal Balance          Principal Balance


$ 10,000.01    -  $ 20,000.00
$ 20,000.01    -  $ 30,000.00
$ 30,000.01    -  $ 40,000.00
$ 40,000.01    -  $ 50,000.00
$ 50,000.01    -  $ 60,000.00
$ 60,000.01    -  $ 70,000.00
$ 70,000.01    -  $ 80,000.00
$ 80,000.01    -  $ 90,000.00
$ 90,000.01    -  $100,000.00
$100,000.01    -  $110,000.00
$110,000.01    -  $120,000.00
$120,000.01    -  $130,000.00
$130,000.01    -  $140,000.00
$140,000.01    -  $150,000.00
$150,000.01    -  $160,000.00
$160,000.01    -  $170,000.00
$170,000.01    -  $180,000.00
$180,000.01    -  $190,000.00
$190,000.01    -  $200,000.00
$200,000.01    -  $210,000.00
$210,000.01    -  $220,000.00
$220,000.01    -  $230,000.00
$230,000.01    -  $240,000.00
$240,000.01    -  $250,000.00
$250,000.01    -  $350,000.00
$350,000.01    -  $450,000.00

   Total

          GEOGRAPHIC DISTRIBUTION OF THE GROUP IA MORTGAGED PROPERTIES

                                                                                                 % of Group Ia Loans
                                                 Number of Home         Aggregate Remaining      by Aggregate Original
State                                             Equity Loans          Principal Balance          Principal Balance

Alabama
Alaska
Arizona
Arkansas
California
Colorado
Connecticut
Florida
Georgia
Hawaii
Idaho
Illinois
Indiana
Iowa
Kansas
Louisiana
Maine
Maryland
Massachusetts
Michigan
Minnesota
Mississippi
Missouri
Montana
Nebraska
Nevada
New Hampshire
New Jersey
New Mexico
New York
North Carolina
North Dakota
Ohio
Oklahoma
Oregon
Pennsylvania
Rhode Island
South Carolina
South Dakota
Tennessee
Texas
Utah
Vermont
Virginia
Washington
Washington D C
West Virginia
Wisconsin
Wyoming
Total

             CURRENT COUPON RATES OF THE GROUP IA HOME EQUITY LOANS

                                                                                                 % of Group Ia Loans
                                                 Number of Home         Aggregate Remaining      by Aggregate Original
 Coupon Rate                                      Equity Loans          Principal Balance          Principal Balance

  7.000% to  7.499%
  7.500% to  7.999%
  8.000% to  8.499%
  8.500% to  8.999%
  9.000% to  9.499%
  9.500% to  9.999%
 10.000% to 10.499%
 10.500% to 10.999%
 11.000% to 11.499%
 11.500% to 11.999%
 12.000% to 12.499%
 12.500% to 12.999%
 13.000% to 13.499%
 13.500% to 13.999%

  Total


         REMAINING MONTHS TO MATURITY OF THE GROUP IA HOME EQUITY LOANS

                                                                                                 % of Group Ia Loans
                                                 Number of Home         Aggregate Remaining     by Aggregate Original
 Months Remaining                                 Equity Loans          Principal Balance          Principal Balance

  61  to  120
121  to   180
181  to   300
301  to   360

Total

         ORIGINAL LOAN-TO-VALUE RATIO OF THE GROUP IA HOME EQUITY LOANS

                                                                                                 % of Group Ia Loans
                                                 Number of Home         Aggregate Remaining     by Aggregate Original
 Original Loan-to-Value Ratio                     Equity Loans          Principal Balance          Principal Balance

  50.00%  or less
  50.01%  to 55.00%
  55.01%  to 60.00%
  60.01%  to 65.00%
  65.01%  to 70.00%
  70.01%  to 75.00%
  75.01%  to 80.00%
  80.01%  to 85.00%
  85.01%  to 90.00%

  Total


                LOAN PROGRAM OF THE GROUP IA HOME EQUITY LOANS(1)

                                                                                                 % of Group Ia Loans
                                                 Number of Home         Aggregate Remaining     by Aggregate Original
 Program                                          Equity Loans          Principal Balance          Principal Balance

  Fast Trac
  Full Documentation
  Stated Income

  Total

(1)  Only refers to Home Equity Loans originated by ______.


                    PURPOSE OF THE GROUP IA HOME EQUITY LOANS

                                                                                                 % of Group Ia Loans
                                                 Number of Home         Aggregate Remaining     by Aggregate Original
 Purpose                                          Equity Loans          Principal Balance          Principal Balance

  Purchase
  Refinance - No Cash Out
  Refinance Equity Take-Out

  Total

               RISK CATEGORY OF THE GROUP IA HOME EQUITY LOANS(1)

                                                                                                 % of Group Ia Loans
                                                 Number of Home         Aggregate Remaining     by Aggregate Original
 Risk Category                                    Equity Loans          Principal Balance          Principal Balance

A-
B
B-
C
D

Total

(1)  Only refers to Home Equity Loans originated by ______.


           MORTGAGED PROPERTY TYPES OF THE GROUP IA HOME EQUITY LOANS

                                                                                                 % of Group Ia Loans
                                                 Number of Home         Aggregate Remaining     by Aggregate Original
 Mortgaged Property Type                          Equity Loans          Principal Balance          Principal Balance

  2 to 4 units
  Single Family

  Total


               OCCUPANCY STATUS OF THE GROUP IA HOME EQUITY LOANS

                                                                                                 % of Group Ia Loans
                                                 Number of Home         Aggregate Remaining     by Aggregate Original
 Occupancy Status                                 Equity Loans          Principal Balance          Principal Balance

  Non-Owner Occupied
  Owner Occupied
  Second Home

  Total

GROUP IB HOME EQUITY LOANS

     The average Cut-Off Date Loan Balance of the Home Equity Loans in Group Ib ("Group Ib Home Equity Loans") was $____________. The minimum and maximum Cut-Off Date Loan Balance of the Group Ib Home Equity Loans were $______ and $__________ respectively. As of the Cut-Off Date, the Coupon Rate of the Group Ib Home Equity Loans was approximately ________% per annum; the Coupon Rates of the Group Ib Home Equity Loans ranged from _______% to _______% per annum; the weighted average Original Loan-to-Value Ratio of the Group Ib Home Equity Loans was approximately _________%; the weighted average original term to maturity was approximately ________ months; the weighted average remaining term to maturity of the Group Ib Home Equity Loans was approximately _______ months; and the remaining terms to maturity of the Group Ib Home Equity Loans ranged from ______ months to ______ months. With respect to each Group Ib Home Equity Loan, the original principal balance was no more than $__________. Group Ib Home Equity Loans containing "balloon" payments represented approximately ________% of the Cut-Off Date Loan Balance of the Group Ib Home Equity Loans. No Group Ib Home Equity Loan will mature later than ___________. As of the Cut-Off Date, ______% of Group Ib Home Equity Loans were more than ____ days past due but less than ____ days past due. However, investors in the Offered Certificates should be aware that approximately _________% of the Group Ib Home Equity Loans by Cut-Off Date Loan Balance had a first monthly payment due on or after __________ and it was not possible for the Group Ib Home Equity Loans to be more than ____ days past due as of the Cut-Off Date.

     Set forth below is approximate statistical information as of the Cut-Off Date regarding the Group Ib Home Equity Loans. Prior to the Closing Date, Home Equity Loans may be removed from Group Ib and other fixed rate Home Equity Loans may be substituted for them. Characteristics of the Group Ib Home Equity Loans may vary but any variance will not be material. The sum of the percentage columns in the following tables may not equal 100% due to rounding.

       PRINCIPAL BALANCES AT ORIGINATION OF THE GROUP IB HOME EQUITY LOANS

                                                                                                 % of Group Ib Loans
                                                 Number of Home         Aggregate Original        by Aggregate Original
 Principal Balance at Origination                 Equity Loans          Principal Balance          Principal Balance

$      0.01 -    $ 10,000.00
$ 10,000.01 -    $ 20,000.00
$ 20,000.01 -    $ 30,000.00
$ 30,000.01 -    $ 40,000.00
$ 40,000.01 -    $ 50,000.00
$ 50,000.01 -    $ 60,000.00
$ 60,000.01 -    $ 70,000.00
$ 70,000.01 -    $ 80,000.00
$ 80,000.01 -    $ 90,000.00
$ 90,000.01 -    $100,000.00
$100,000.01 -    $110,000.00
$110,000.01 -    $120,000.00
$120,000.01 -    $130,000.00
$130,000.01 -    $140,000.00
$140,000.01 -    $150,000.00
$150,000.01-     $160,000.00
$160,000.01 -    $170,000.00
$170,000.01 -    $180,000.00
$180,000.01 -    $190,000.00
$190,000.01 -    $200,000.00
$200,000.01 -    $210,000.00
$210,000.01 -    $220,000.00
$220,000.01 -    $230,000.00
$230,000.01 -    $240,000.00
$240,000.01 -    $250,000.00
$250,000.01 -    $350,000.00
$350,000.01 -    $450,000.00
$450,000.01      and greater

   Total

         REMAINING PRINCIPAL BALANCES OF THE GROUP IB HOME EQUITY LOANS

                                                                                                 % of Group Ib Loans
 Remaining                                       Number of Home         Aggregate Remaining     by Aggregate Original
 Principal Balance                                Equity Loans          Principal Balance          Principal Balance

   $      0.01    -   $ 10,000.00
   $ 10,000.01    -   $ 20,000.00
   $ 20,000.01    -   $ 30,000.00
   $ 30,000.01    -   $ 40,000.00
   $ 40,000.01    -   $ 50,000.00
   $ 50,000.01    -   $ 60,000.00
   $ 60,000.01    -   $ 70,000.00
   $ 70,000.01    -   $ 80,000.00
   $ 80,000.01    -   $ 90,000.00
   $ 90,000.01    -   $100,000.00
   $100,000.01    -   $110,000.00
   $110,000.01    -   $120,000.00
   $120,000.01    -   $130,000.00
   $130,000.01    -   $140,000.00
   $140,000.01    -   $150,000.00
   $150,000.01    -   $160,000.00
   $160,000.01    -   $170,000.00
   $170,000.01    -   $180,000.00
   $180,000.01    -   $190,000.00
   $190,000.01    -   $200,000.00
   $200,000.01    -   $210,000.00
   $210,000.01    -   $220,000.00
   $220,000.01    -   $230,000.00
   $230,000.01    -   $240,000.00
   $240,000.01    -   $250,000.00
   $250,000.01    -   $350,000.00
   $350,000.01    -   $450,000.00
   $450,000.01        and greater

   Total

          GEOGRAPHIC DISTRIBUTION OF THE GROUP IB MORTGAGED PROPERTIES

                                                                                                 % of Group Ib Loans
                                                 Number of Home         Aggregate Remaining     by Aggregate Original
 State                                            Equity Loans          Principal Balance          Principal Balance

 Alabama
 Alaska
 Arizona
 Arkansas
 California
 Colorado
 Connecticut
 Florida
 Georgia
 Hawaii
 Idaho
 Illinois
 Indiana
 Iowa
 Kentucky
 Louisiana
 Maryland
 Massachusetts
 Michigan
 Minnesota
 Mississippi
 Missouri
 Montana
 Nebraska
 Nevada
 New Jersey
 New Mexico
 New York
 North Carolina
 Ohio
 Oklahoma
 Oregon
 Pennsylvania
 South Carolina
 Tennessee
 Texas
 Utah
 Virginia
 Washington

 Total

             CURRENT COUPON RATES OF THE GROUP IB HOME EQUITY LOANS

                                                                                                 % of Group Ib Loans
                                                 Number of Home         Aggregate Remaining     by Aggregate Original
 Coupon Rate                                      Equity Loans          Principal Balance          Principal Balance

    7.000%    to   7.499%
    7.500%    to   7.999%
    8.000%    to   8.499%
    8.500%    to   8.999%
    9.000%    to   9.499%
    9.500%    to   9.999%
   10.000%     to 10.499%
   10.500%     to 10.999%
   11.000%     to 11.499%
   11.500%     to 11.999%
   12.000%     to 12.499%
   12.500%     to 12.999%
   13.000%     to 13.499%
   13.500%     to 13.999%

   Total


                REMAINING MONTHS TO MATURITY OF THE GROUP IB HOME EQUITY LOANS

                                                                                                 % of Group Ib Loans
                                                 Number of Home         Aggregate Remaining     by Aggregate Original
 Months Remaining                                 Equity Loans          Principal Balance          Principal Balance

  121  to  180
  181  to  300
  301  to  360

  Total


         ORIGINAL LOAN-TO-VALUE RATIO OF THE GROUP IB HOME EQUITY LOANS

                                                                                                 % of Group Ib Loans
                                                 Number of Home         Aggregate Remaining     by Aggregate Original
 Original Loan-to-Value Ratio                     Equity Loans          Principal Balance          Principal Balance

  50.00%  or less
  50.01%  to 55.00%
  55.01%  to 60.00%
  60.01%  to 65.00%
  65.01%  to 70.00%
  70.01%  to 75.00%
  75.01%  to 80.00%
  80.01%  to 85.00%
  85.01%  to 90.00%

  Total


                LOAN PROGRAM OF THE GROUP IB HOME EQUITY LOANS(1)

                                                                                                 % of Group Ib Loans
                                                 Number of Home         Aggregate Remaining     by Aggregate Original
 Program                                          Equity Loans          Principal Balance          Principal Balance

  Fast Trac
  Full Documentation
  Stated Income

  Total

(1)  Only refers to Home Equity Loans originated by ______.


                    PURPOSE OF THE GROUP IB HOME EQUITY LOANS

                                                                                                 % of Group Ib Loans
                                                 Number of Home         Aggregate Remaining     by Aggregate Original
 Purpose                                          Equity Loans          Principal Balance          Principal Balance

Purchase
Refinance - No Cash Out
Refinance Equity Take-Out

  Total


               RISK CATEGORY OF THE GROUP IB HOME EQUITY LOANS(1)

                                                                                                 % of Group Ib Loans
                                                 Number of Home         Aggregate Remaining     by Aggregate Original
 Risk Category                                    Equity Loans          Principal Balance          Principal Balance

  A-
  B
  B-
  C
  D

  Total

(1)  Only refers to Home Equity Loans originated by ______.

           MORTGAGED PROPERTY TYPES OF THE GROUP IB HOME EQUITY LOANS

                                                                                                 % of Group Ib Loans
                                                 Number of Home         Aggregate Remaining     by Aggregate Original
 Mortgaged Property Type                          Equity Loans          Principal Balance          Principal Balance

  2 to 4 units
  Condo
  Manufactured Home
  PUD
  Single Family
  Townhouse

  Total


               OCCUPANCY STATUS OF THE GROUP IB HOME EQUITY LOANS

                                                                                                 % of Group Ib Loans
                                                 Number of Home         Aggregate Remaining     by Aggregate Original
 Occupancy Status                                 Equity Loans          Principal Balance          Principal Balance

  Non-Owner Occupied
  Owner Occupied
  Second Home

  Total

GROUP II HOME EQUITY LOANS

     The average Cut-Off Date Loan Balance of the Home Equity Loans in Group II ("Group II Home Equity Loans") was $______. The minimum and maximum Cut-Off Date Loan Balance of the Group II Home Equity Loans were $_________ and $________, respectively. As of the Cut-Off Date, the weighted average Original Loan-to-Value Ratio of the Group II Home Equity Loans was approximately ______%; the weighted average original term to maturity was approximately ______ months; the weighted average remaining term to maturity of the Group II Home Equity Loans was approximately ______ months; and the remaining terms to maturity of the Group II Home Equity Loans ranged from ______ months to ______ months. No Group II Home Equity Loan will mature later than __________. As of the Cut-Off Date, ______% of Group II Home Equity Loans were more than ____days past due but less than ____ days past due. However, investors in the Offered Certificates should be aware that approximately ______% of the Group II Home Equity Loans by Cut-Off Date Loan Balance had a first monthly payment due on or after _________ and it was not possible for the Group II Home Equity Loans to be more than ____ days past due as of the Cut-Off Date.

     As of the Cut-Off Date, for approximately ________% of the Cut-Off Date Loan Balance of the Group II Home Equity Loans the first adjustment date is six months after the date of origination of the related Home Equity Loan ("Six-Month Adjustable Rate Loans"), for approximately ______% of the Cut-Off Date Loan Balance of the Group II Home Equity Loans the first adjustment date is two years after the date of origination of the related Home Equity Loan ("2/28 Adjustable Rate Loans") and for approximately _______% of the Cut-Off Date Loan Balance of the Group II Home Equity Loans the first adjustment date is three years after the date or origination of the related Home Equity Loan ("3/27 Adjustable Rate Loans"). As of the Cut-Off Date, and with respect to the Group II Home Equity Loans, the weighted average remaining period to the next interest rate adjustment date for the Six-Month Adjustable Rate Loans was approximately ____ months; the weighted average remaining period to the next interest rate adjustment date for the 2/28 Adjustable Rate Loans was approximately 20 months; the weighted average remaining period to the next interest rate adjustment date for the 3/27 Adjustable Rate Loans was approximately ____ months; each Six-Month Adjustable Rate Loan will have an initial payment adjustment effective with the seventh monthly payment on the loan, a weighted average initial interest rate adjustment cap of ______%, a semi-annual interest rate adjustment cap of ____%, in each case, above the then current interest rate for the Six-Month Adjustable Rate Loan and a weighted average lifetime interest rate adjustment cap of ______% above the initial rate of the loan; each 2/28 Adjustable Rate Loan will have an initial payment adjustment effective with the 25th monthly payment on the loan, a weighted average initial interest rate adjustment cap of ______%, a semi-annual interest rate adjustment cap of ____%, in each case, above the then current interest rate for the 2/28 Adjustable Rate Loan and a weighted average lifetime interest rate adjustment cap of ______% above the initial rate of the loan; and each 3/27 Adjustable Rate Loan will have an initial payment adjustment effective with the 37th monthly payment on the loan, a weighted average initial interest rate adjustment cap of _____%, a semi-annual interest rate adjustment cap of ______%, in each case, above the then current interest rate for the 3/27 Adjustable Rate Loan and a weighted average lifetime interest rate adjustment cap of _______% above the initial rate of the loan. As of the Cut-Off Date, the weighted average Coupon Rate of the Group II Home Equity Loans was approximately ______% per annum. The Coupon Rates borne by the Group II Home Equity Loans as of the Cut-Off Date ranged from ______% to ____% per annum. The Group II Home Equity Loans had a weighted average gross margin as of the Cut-Off Date of approximately _____%. As of the Cut-Off Date, the gross margins for the Group II Home Equity Loans ranged from ______% to _____%. As of the Cut-Off Date, the maximum rates at which interest may accrue on the Group II Home Equity Loans (the "Maximum Rates") ranged from ______% to ______% per annum. The Group II Home Equity Loans had a weighted average Maximum Rate as of the Cut-Off Date of approximately _____% per annum. As of the Cut-Off Date, the minimum rates at which interest may accrue on the Group II Home Equity Loans (the "Minimum Rates") ranged from ______% to _____% per annum. As of the Cut-Off Date, the weighted average Minimum Rate on the Group II Home Equity Loans was approximately ______% per annum.

GROUP IIA HOME EQUITY LOANS

     The average Cut-Off Date Loan Balance of the Home Equity Loans in Group IIa ("Group IIa Home Equity Loans") was $_________. The original Loan Balance of each Group IIa Home Equity Loan at origination will be less than or equal to $__________, provided that the Loan Balance of Group IIa Home Equity Loans for which the related Mortgaged Property is (1) in Alaska or Hawaii or (2) is a 2-4 family property, may be up to $________. The minimum and maximum Cut-Off Date Loan Balance of the Group IIa Home Equity Loans were $_________, and $________, respectively. As of the Cut-Off Date, the weighted average Original Loan-to-Value Ratio of the Group IIa Home Equity Loans was approximately ________%; the weighted average original term to maturity was approximately
______ months; the weighted average remaining term to maturity of the Group IIa Home Equity Loans was approximately _______ months; and the remaining terms to maturity of the Group IIa Home Equity Loans ranged from _______ months to ______ months. No Group IIa Home Equity Loan will mature later than ________. As of the Cut-Off Date, _______% Group IIa Home Equity Loans were more than ____ days past due but less than ____ days past due. However, investors in the Offered Certificates should be aware that approximately ________% of the Group IIa Home Equity Loans by Cut-Off Date Loan Balance had a first monthly payment due on or after _________ and it was not possible for the Group IIa Home Equity Loans to be more than ____ days past due as of the Cut-Off Date.

     As of the Cut-Off Date, approximately _______% of the Cut-Off Date Loan Balance of the Group IIa Home Equity Loans are Six-Month Adjustable Rate Loans, approximately _______% of the Cut-Off Date Loan Balance of the Group IIa Home Equity Loans are 2/28 Adjustable Rate Loans and approximately _______% of the Cut-Off Date Loan Balance of the Group II Home Equity Loans are 3/27 Adjustable Rate Loans. As of the Cut-Off Date, and with respect to the Group IIa Home Equity Loans, the weighted average remaining period to the next interest rate adjustment date for the Six-Month Adjustable Rate Loans was approximately 3 months; the weighted average remaining period to the next interest rate adjustment date for the 2/28 Adjustable Rate Loans was approximately ____ months; the weighted average remaining period to the next interest rate adjustment date for the 3/27 Adjustable Rate Loans was approximately ____ months; each Six-Month Adjustable Rate Loan will have an initial payment adjustment effective with the seventh monthly payment on the loan, a weighted average initial interest rate adjustment cap of _____%, a semi-annual interest rate adjustment cap of ______%, in each case, above the then current interest rate for the Six-Month Adjustable Rate Loan and a weighted average lifetime interest rate adjustment cap of _____% above the initial rate of the loan; each 2/28 Adjustable Rate Loan will have an initial payment adjustment effective with the 25th monthly payment on the loan, a weighted average initial interest rate adjustment cap of _____%, a semi-annual interest rate adjustment cap of _____%, in each case, above the then current interest rate for the 2/28 Adjustable Rate Loan and a weighted average lifetime interest rate adjustment cap of ______% above the initial rate of the loan; and each 3/27 Adjustable Rate Loan will have an initial payment adjustment effective with the 37th monthly payment on the loan, a weighted average initial interest rate adjustment cap of ______%, a semi-annual interest rate adjustment cap of 1.00%, in each case, above the then current interest rate for the 3/27 Adjustable Rate Loan and a weighted average lifetime interest rate adjustment cap of ______% above the initial rate of the loan. As of the Cut-Off Date, the weighted average Coupon Rate of the Group IIa Home Equity Loans was approximately ______% per annum. The Coupon Rates borne by the Group IIa Home Equity Loans as of the Cut-Off Date ranged from ______% to _____% per annum. The Group IIa Home Equity Loans had a weighted average gross margin as of the Cut-Off Date of approximately ______%. As of the Cut-Off Date, the gross margins for the Group IIa Home Equity Loans ranged from _____% to ______%. As of the Cut-Off Date, the Maximum Rates ranged from ______% to
______% per annum. The Group IIa Home Equity Loans had a weighted average Maximum Rate as of the Cut-Off Date of approximately ______% per annum. As of the Cut-Off Date, the Minimum Rates ranged from ______% to _____% per annum. As of the Cut-Off Date, the weighted average Minimum Rate on the Group IIa Home Equity Loans was approximately ______% per annum.

     Set forth below is approximate statistical information as of the Cut-Off Date regarding the Group IIa Home Equity Loans. Prior to the Closing Date, Home Equity Loans may be removed from Group IIa and other fixed and adjustable rate Home Equity Loans may be substituted for them. Characteristics of the Home Equity Loans may vary but any variance will not be material. The sum of the percentage columns in the following tables may not equal 100% due to rounding.

       PRINCIPAL BALANCE AT ORIGINATION OF THE GROUP IIA HOME EQUITY LOANS

                                                                                                 % of Group IIa Loans
                                                 Number of Home         Aggregate Original        by Aggregate Original
 Principal Balance at Origination                 Equity Loans          Principal Balance          Principal Balance

  $  10,000.01   - $ 20,000.00
  $  20,000.01   - $ 30,000.00
  $  30,000.01   - $ 40,000.00
  $  40,000.01   - $ 50,000.00
  $  50,000.01   - $ 60,000.00
  $  60,000.01   - $ 70,000.00
  $  70,000.01   - $ 80,000.00
  $  80,000.01   - $ 90,000.00
  $  90,000.01   - $100,000.00
   $100,000.01   - $110,000.00
   $110,000.01   - $120,000.00
   $120,000.01   - $130,000.00
   $130,000.01   - $140,000.00
   $140,000.01   - $150,000.00
   $150,000.01   - $160,000.00
   $160,000.01   - $170,000.00
   $170,000.01   - $180,000.00
   $180,000.01   - $190,000.00
   $190,000.01   - $200,000.00
   $200,000.01   - $210,000.00
   $210,000.01   - $220,000.00
   $220,000.01   - $230,000.00
   $230,000.01   - $240,000.00
   $250,000.01   - $350,000.00

Total

         REMAINING PRINCIPAL BALANCE OF THE GROUP IIA HOME EQUITY LOANS

                                                                                                 % of Group IIa Loans
 Remaining                                       Number of Home         Aggregate Remaining     by Aggregate Original
 Principal Balance                                Equity Loans          Principal Balance          Principal Balance

  $  10,000.01   - $ 20,000.00
  $  20,000.01   - $ 30,000.00
  $  30,000.01   - $ 40,000.00
  $  40,000.01   - $ 50,000.00
  $  50,000.01   - $ 60,000.00
  $  60,000.01   - $ 70,000.00
  $  70,000.01   - $ 80,000.00
  $  80,000.01   - $ 90,000.00
  $  90,000.01   - $100,000.00
   $100,000.01   - $110,000.00
   $110,000.01   - $120,000.00
   $120,000.01   - $130,000.00
   $130,000.01   - $140,000.00
   $140,000.01   - $150,000.00
   $150,000.01   - $160,000.00
   $160,000.01   - $170,000.00
   $170,000.01   - $180,000.00
   $180,000.01   - $190,000.00
   $190,000.01   - $200,000.00
   $200,000.01   - $210,000.00
   $210,000.01   - $220,000.00
   $220,000.01   - $230,000.00
   $230,000.01   - $240,000.00
   $250,000.01   - $350,000.00

Total

          GEOGRAPHIC DISTRIBUTION OF THE GROUP IIA MORTGAGED PROPERTIES

                                                                                                 % of Group IIa Loans
                                                 Number of Home         Aggregate Remaining     by Aggregate Original
 State                                            Equity Loans          Principal Balance          Principal Balance

Alabama
Alaska
Arizona
Arkansas
California
Colorado
Connecticut
Delaware
Florida
Georgia
Hawaii
Idaho
Illinois
Indiana
Iowa
Kansas
Kentucky
Louisiana
Maine
Maryland
Massachusetts
Michigan
Minnesota
Mississippi
Missouri
Montana
Nebraska
Nevada
New Hampshire
New Jersey
New Mexico
New York
North Carolina
North Dakota
Ohio
Oklahoma
Oregon
Pennsylvania
Rhode Island
South Carolina
South Dakota
Tennessee
Texas
Utah
Virginia
Washington
Washington DC
West Virginia
Wisconsin
Wyoming
Total


             CURRENT COUPON RATES OF THE GROUP IIA HOME EQUITY LOANS

                                                                                                 % of Group IIa Loans
                                                 Number of Home         Aggregate Remaining     by Aggregate Original
 Coupon Rates                                     Equity Loans          Principal Balance          Principal Balance

    6.000%    to  6.499%
    6.500%    to  6.999%
    7.000%    to  7.499%
    7.500%    to  7.999%
    8.000%    to  8.499%
    8.500%    to  8.999%
    9.000%    to  9.499%
    9.500%    to  9.999%
   10.000%    to 10.499%
   10.500%    to 10.999%
   11.000%    to 11.499%
   11.500%    to 11.999%
   12.000%    to 12.499%
   12.500%    to 12.999%
   13.000%    to 13.499%
   13.500%    to 13.999%
   14.000%    to 14.499%

     Total


         REMAINING MONTHS TO MATURITY OF THE GROUP IIA HOME EQUITY LOANS

                                                                                                 % of Group IIa Loans
                                                 Number of Home         Aggregate Remaining     by Aggregate Original
 Months Remaining                                 Equity Loans          Principal Balance          Principal Balance

  120  to   180
  181  to   300
  301  to   360

  Total


                 PRODUCT TYPE OF THE GROUP IIA HOME EQUITY LOANS

                                                                                                 % of Group IIa Loans
                                                 Number of Home         Aggregate Remaining     by Aggregate Original
 Product Type                                     Equity Loans          Principal Balance          Principal Balance

  2/28
  3/27
  6 month-LIBOR

  Total

         ORIGINAL LOAN-TO-VALUE RATIO OF THE GROUP IIA HOME EQUITY LOANS

                                                                                                 % of Group IIa Loans
                                                 Number of Home         Aggregate Remaining     by Aggregate Original
 Original Loan-to-Value Ratio                     Equity Loans          Principal Balance          Principal Balance

 50.00%  or     Less
 50.01%  to     55.00%
 55.01%  to     60.00%
 60.01%  to     65.00%
 65.01%  to     70.00%
 70.01%  to     75.00%
 75.01%  to     80.00%
 80.01%  to     85.00%
 85.01%  to     90.00%

 Total


                 LOAN PROGRAM OF THE GROUP IIA HOME EQUITY LOANS

                                                                                                 % of Group IIa Loans
                                                 Number of Home         Aggregate Remaining     by Aggregate Original
 Program                                          Equity Loans          Principal Balance          Principal Balance

  Fast Trac
  Full Documentation
  Stated Income

  Total


                   PURPOSE OF THE GROUP IIA HOME EQUITY LOANS

                                                                                                 % of Group IIa Loans
                                                 Number of Home         Aggregate Remaining     by Aggregate Original
 Purpose                                          Equity Loans          Principal Balance          Principal Balance

  Purchase
  Refinance - No Cash Out
  Refinance Equity Take-Out

  Total


                RISK CATEGORY OF THE GROUP IIA HOME EQUITY LOANS

                                                                                                 % of Group IIa Loans
                                                 Number of Home         Aggregate Remaining     by Aggregate Original
 Risk Category                                    Equity Loans          Principal Balance          Principal Balance

  A-
  B
  B-
  C
  D

  Total


           MORTGAGED PROPERTY TYPES OF THE GROUP IIA HOME EQUITY LOANS

                                                                                                 % of Group IIa Loans
                                                 Number of Home         Aggregate Remaining     by Aggregate Original
Mortgaged Property Type                           Equity Loans          Principal Balance          Principal Balance

 2 to 4 units
 Single Family

 Total


               OCCUPANCY STATUS OF THE GROUP IIA HOME EQUITY LOANS

                                                                                                 % of Group IIa Loans
                                                 Number of Home         Aggregate Remaining     by Aggregate Original
 Occupancy Status                                 Equity Loans          Principal Balance          Principal Balance

   Non-Owner Occupied
   Owner Occupied
   Second Home

   Total

    MONTH AND YEAR OF NEXT RATE ADJUSTMENT OF THE GROUP IIA HOME EQUITY LOANS

                                                                                                 % of Group IIa Loans
 Month and Year of                               Number of Home         Aggregate Remaining     by Aggregate Original
 Next Rate Adjustment                             Equity Loans          Principal Balance          Principal Balance

 July 1999
 -----  , -----
 ------ ------
 ------ ------
 ------ ------
 ------ ------
 ------ ------
 ------ ------
 ------ ------
 ------ ------
 ------ ------
 ------ ------
 ------ ------
 ------ ------
 ------ ------
 ------ ------
 ------ ------
 ------ ------
 ------ ------
 ------ ------
 ------ ------
 ------ ------
 ------ ------
 ------ ------
 Total


                GROSS MARGINS OF THE GROUP IIA HOME EQUITY LOANS

                                                                                                 % of Group IIa Loans
                                                 Number of Home         Aggregate Remaining     by Aggregate Original
 Gross Margin                                     Equity Loans          Principal Balance          Principal Balance

    4.000%    to  4.499%
    4.500%    to  4.999%
    5.000%    to  5.499%
    5.500%    to  5.999%
    6.000%    to  6.499%
    6.500%    to  6.999%
    7.000%    to  7.499%
    7.500%    to  7.999%
    8.000%    to  8.499%
    8.500%    to  8.999%
    9.500%    and greater

    Total


              MAXIMUM LOAN RATES OF THE GROUP IIA HOME EQUITY LOANS

                                                                                                 % of Group IIa Loans
                                                 Number of Home         Aggregate Remaining     by Aggregate Original
 Maximum Rate                                     Equity Loans          Principal Balance          Principal Balance

12.000%       to  12.499%
12.500%       to  12.999%
13.000%       to  13.499%
13.500%       to  13.999%
14.000%       to  14.499%
14.500%       to  14.999%
15.000%       to  15.499%
15.500%       to  15.999%
16.000%       to  16.499%
16.500%       to  16.999%
17.000%       to  17.499%
17.500%       to  17.999%
18.000%       to  18.499%
18.500%       to  18.999%
19.000%       to  19.499%
19.500%       to  19.999%
20.000%       to  20.499%

Total


              MINIMUM LOAN RATES OF THE GROUP IIA HOME EQUITY LOANS

                                                                                                 % of Group IIa Loans
                                                 Number of Home         Aggregate Remaining     by Aggregate Original
 Minimum Rate                                     Equity Loans          Principal Balance          Principal Balance

    6.000%     to   6.499%
    6.500%     to   6.999%
    7.000%     to   7.499%
    7.500%     to   7.999%
    8.000%     to   8.499%
    8.500%     to   8.999%
    9.000%     to   9.499%
    9.500%     to   9.999%
   10.000%     to  10.499%
   10.500%     to  10.999%
   11.000%     to  11.499%
   11.500%     to  11.999%
   12.000%     to  12.499%
   12.500%     to  12.999%
   13.000%     to  13.499%
   13.500%     to  13.999%
   14.000%     to  14.499%

   Total

GROUP IIB HOME EQUITY LOANS

     The average Cut-Off Date Loan Balance of the Home Equity Loans in Group IIb ("Group IIb Home Equity Loans") was $_________. The minimum and maximum Cut-Off Date Loan Balance of the Group IIb Home Equity Loans were $________, and $________, respectively. As of the Cut-Off Date, the weighted average Original Loan-to-Value Ratio of the Group IIb Home Equity Loans was approximately ______%; the weighted average original term to maturity was approximately ______ months; the weighted average remaining term to maturity of the Group IIb Home Equity Loans was approximately ______ months; and the remaining terms to maturity of the Group IIb Home Equity Loans ranged from _____ months to _____ months. No Group IIb Home Equity Loan will mature later than _________. As of the Cut-Off Date, ______% of Group IIb Home Equity Loans were more than ____ days past due but less than ____ days past due. However, investors in the Offered Certificates should be aware that approximately ______% of the Group IIb Home Equity Loans by Cut-Off Date Loan Balance had a first monthly payment due on or after _______ and it was not possible for the Group IIb Home Equity Loans to be more than ____ days past due as of the Cut-Off Date.

     As of the Cut-Off Date, approximately ______% of the Cut-Off Date Loan Balance of the Group IIb Home Equity Loans are Six-Month Adjustable Rate Loans, approximately ______% of the Cut-Off Date Loan Balance of the Group IIb Home Equity Loans are 2/28 Adjustable Rate and approximately ______% of the Cut-Off Date Loan Balance of the Group IIb Home Equity Loans are 3/27 Adjustable Rate Loans. As of the Cut-Off Date, and with respect to the Group IIb Home Equity Loans, the weighted average remaining period to the next interest rate adjustment date for the Six-Month Adjustable Rate Loans was approximately 3 months; the weighted average remaining period to the next interest rate adjustment date for the 2/28 Adjustable Rate Loans was approximately ____ months; the weighted average remaining period to the next interest rate adjustment date for the 3/27 Adjustable Rate Loans was approximately ____ months; each Six-Month Adjustable Rate Loan will have an initial payment adjustment effective with the seventh monthly payment on the loan, a weighted average initial interest rate adjustment cap of ____%, a semi-annual interest rate adjustment cap of _____%, in each case, above the then current interest rate for the Six-Month Adjustable Rate Loan and a weighted average lifetime interest rate adjustment cap of _____% above the initial rate of the loan; each 2/28 Adjustable Rate Loan will have an initial payment adjustment effective with the 25th monthly payment on the loan, a weighted average initial interest rate adjustment cap of _____%, a semi-annual interest rate adjustment cap of _____%, in each case, above the then current interest rate for the 2/28 Adjustable Rate Loan and a weighted average lifetime interest rate adjustment cap of _____% above the initial rate of the loan; and each 3/27 Adjustable Rate Loan will have an initial payment adjustment effective with the 37th monthly payment on the loan, a weighted average initial interest rate adjustment cap of _____%, a semi-annual interest rate adjustment cap of _____%, in each case, above the then current interest rate for the 3/27 Adjustable Rate Loan and a weighted average lifetime interest rate adjustment cap of ______% above the initial rate of the loan. As of the Cut-Off Date, the weighted average Coupon Rate of the Group IIb Home Equity Loans was approximately ______% per annum. The Coupon Rates borne by the Group IIb Home Equity Loans as of the Cut-Off Date ranged from ____% to ____% per annum. The Group IIb Home Equity Loans had a weighted average gross margin as of the Cut-Off Date of approximately ____%. As of the Cut-Off Date, the gross margins for the Group IIb Home Equity Loans ranged from _____% to _____%. As of the Cut-Off Date, the Maximum Rates ranged from ______% to _____% per annum. The Group IIb Home Equity Loans had a weighted average Maximum Rate as of the Cut-Off Date of approximately _____% per annum. As of the Cut-Off Date, the Minimum ranged from ______% to _____% per annum. As of the Cut-Off Date, the weighted average Minimum Rate on the Group IIb Home Equity Loans was approximately ____% per annum.

     Set forth below is approximate statistical information as of the Cut-Off Date regarding the Group IIb Home Equity Loans. Prior to the Closing Date, Home Equity Loans may be removed from Group IIb and other fixed and adjustable rate Home Equity Loans may be substituted for them. Characteristics of the Home Equity Loans may vary but any variance will not be material. The sum of the percentage columns in the following tables may not equal 100% due to rounding.

       PRINCIPAL BALANCE AT ORIGINATION OF THE GROUP IIB HOME EQUITY LOANS

                                                                                                 % of Group IIb Loans
                                                 Number of Home         Aggregate Original        by Aggregate Original
 Principal Balance at Origination                 Equity Loans          Principal Balance          Principal Balance

  $ 10,000.01 - $ 20,000.00
  $ 20,000.01 - $ 30,000.00
  $ 30,000.01 - $ 40,000.00
  $ 40,000.01 - $ 50,000.00
  $ 50,000.01 - $ 60,000.00
  $ 60,000.01 - $ 70,000.00
  $ 70,000.01 - $ 80,000.00
  $ 80,000.01 - $ 90,000.00
  $ 90,000.01 - $100,000.00
  $100,000.01 - $110,000.00
  $110,000.01 - $120,000.00
  $120,000.01 - $130,000.00
  $130,000.01 - $140,000.00
  $140,000.01 - $150,000.00
  $150,000.01 - $160,000.00
  $160,000.01 - $170,000.00
  $170,000.01 - $180,000.00
  $180,000.01 - $190,000.00
  $190,000.01 - $200,000.00
  $200,000.01 - $210,000.00
  $210,000.01 - $220,000.00
  $220,000.01 - $230,000.00
  $230,000.01 - $240,000.00
  $240,000.01 - $250,000.00
  $250,000.01 - $350,000.00
  $350,000.01 - $450,000.00
  $450,000.01 and greater

  Total

                          REMAINING PRINCIPAL BALANCE OF THE GROUP IIB HOME EQUITY LOANS

                                                                                                 % of Group IIb Loans
 Remaining                                       Number of Home         Aggregate Remaining     by Aggregate Original
 Principal Balance                                Equity Loans          Principal Balance          Principal Balance

   $ 10,000.01 - $ 20,000.00
   $ 20,000.01 - $ 30,000.00
   $ 30,000.01 - $ 40,000.00
   $ 40,000.01 - $ 50,000.00
   $ 50,000.01 - $ 60,000.00
   $ 60,000.01 - $ 70,000.00
   $ 70,000.01 - $ 80,000.00
   $ 80,000.01 - $ 90,000.00
   $ 90,000.01 - $100,000.00
   $100,000.01 - $110,000.00
   $110,000.01 - $120,000.00
   $120,000.01 - $130,000.00
   $130,000.01 - $140,000.00
   $140,000.01 - $150,000.00
   $150,000.01 - $160,000.00
   $160,000.01 - $170,000.00
   $170,000.01 - $180,000.00
   $180,000.01 - $190,000.00
   $190,000.01 - $200,000.00
   $200,000.01 - $210,000.00
   $210,000.01 - $220,000.00
   $220,000.01 - $230,000.00
   $230,000.01 - $240,000.00
   $240,000.01 - $250,000.00
   $250,000.01 - $350,000.00
   $350,000.01 - $450,000.00
   $450,000.01 and greater

   Total

          GEOGRAPHIC DISTRIBUTION OF THE GROUP IIB MORTGAGED PROPERTIES

                                                                                                 % of Group IIb Loans
                                                 Number of Home         Aggregate Remaining     by Aggregate Original
 State                                            Equity Loans          Principal Balance          Principal Balance

Alabama
Alaska
Arizona
California
Colorado
Florida
Georgia
Hawaii
Idaho
Illinois
Indiana
Iowa
Kansas
Kentucky
Louisiana
Maine
Maryland
Massachusetts
Michigan
Minnesota
Missouri
Montana
Nebraska
Nevada
New Jersey
New Mexico
New York
North Carolina
Ohio
Oklahoma
Oregon
Pennsylvania
South Carolina
Tennessee
Texas
Utah
Virginia
Washington
Wisconsin
Wyoming

Total


             CURRENT COUPON RATES OF THE GROUP IIB HOME EQUITY LOANS

                                                                                                 % of Group IIb Loans
                                                 Number of Home         Aggregate Remaining     by Aggregate Original
 Coupon Rates                                     Equity Loans          Principal Balance          Principal Balance

  6.500% to     6.999%
  7.000% to     7.499%
  7.500% to     7.999%
  8.000% to     8.499%
  8.500% to     8.999%
  9.000% to     9.499%
  9.500% to     9.999%
 10.000% to    10.499%
 10.500% to    10.999%
 11.000% to    11.499%
 11.500% to    11.999%
 12.000% to    12.499%
 12.500% to    12.999%
 Total


         REMAINING MONTHS TO MATURITY OF THE GROUP IIB HOME EQUITY LOANS

                                                                                                 % of Group IIb Loans
                                                 Number of Home         Aggregate Remaining     by Aggregate Original
 Months Remaining                                 Equity Loans          Principal Balance          Principal Balance

   61 to  120
 181 to   300
 301 to   360

 Total


                 PRODUCT TYPE OF THE GROUP IIB HOME EQUITY LOANS

                                                                                                 % of Group IIb Loans
                                                 Number of Home         Aggregate Remaining     by Aggregate Original
 Product Type                                     Equity Loans          Principal Balance          Principal Balance

 2/28
 3/27
 Six-Month LIBOR

 Total

         ORIGINAL LOAN-TO-VALUE RATIO OF THE GROUP IIB HOME EQUITY LOANS

                                                                                                 % of Group IIb Loans
                                                 Number of Home         Aggregate Remaining     by Aggregate Original
 Original Loan-to-Value Ratio                     Equity Loans          Principal Balance          Principal Balance

 50.00% or less
 50.01% to 55.00%
 55.01% to 60.00%
 60.01% to 65.00%
 65.01% to 70.00%
 70.01% to 75.00%
 75.01% to 80.00%
 80.01% to 85.00%
 85.01% to 90.00%

 Total


                 LOAN PROGRAM OF THE GROUP IIB HOME EQUITY LOANS

                                                                                                 % of Group IIb Loans
                                                 Number of Home         Aggregate Remaining     by Aggregate Original
 Program                                          Equity Loans          Principal Balance          Principal Balance

 Fast Trac
 Full Documentation
 Stated Income

 Total


                   PURPOSE OF THE GROUP IIB HOME EQUITY LOANS

                                                                                                 % of Group IIb Loans
                                                 Number of Home         Aggregate Remaining     by Aggregate Original
 Purpose                                          Equity Loans          Principal Balance          Principal Balance

 Purchase
 Refinance - No Cash Out
 Refinance Equity Take-Out

 Total


                RISK CATEGORY OF THE GROUP IIB HOME EQUITY LOANS

                                                                                                 % of Group IIb Loans
                                                 Number of Home         Aggregate Remaining     by Aggregate Original
 Risk Category                                    Equity Loans          Principal Balance          Principal Balance

 A-
 B
 B-
 C
 D

 Total


           MORTGAGED PROPERTY TYPES OF THE GROUP IIB HOME EQUITY LOANS

                                                                                                 % of Group IIb Loans
                                                 Number of Home         Aggregate Remaining     by Aggregate Original
 Mortgaged Property Type                          Equity Loans          Principal Balance          Principal Balance

 Single Family
 2 to 4 units
 Condo
 Manufactured Home
 Townhouse
 PUD

 Total


               OCCUPANCY STATUS OF THE GROUP IIB HOME EQUITY LOANS

                                                                                                 % of Group IIb Loans
                                                 Number of Home         Aggregate Remaining     by Aggregate Original
 Occupancy Status                                 Equity Loans          Principal Balance          Principal Balance

 Owner Occupied
 Non-Owner Occupied
 Second Home

 Total

    MONTH AND YEAR OF NEXT RATE ADJUSTMENT OF THE GROUP IIB HOME EQUITY LOANS

                                                                                                 % of Group IIb Loans
 Month and Year of                               Number of Home         Aggregate Remaining     by Aggregate Original
 Next Rate Adjustment                             Equity Loans          Principal Balance          Principal Balance

July 1999
__________, ____
September 1999
October 1999
November 1999
December 1999
July 2000
August 2000
September 2000
October 2000
November 2000
December 2000
January 2001
February 2001
March 2001
April 2001
November 2001
December 2001
January 2002
February 2002
March 2002
April 2002

 Total


                GROSS MARGINS OF THE GROUP IIB HOME EQUITY LOANS

                                                                                                 % of Group IIb Loans
                                                 Number of Home         Aggregate Remaining     by Aggregate Original
 Gross Margin                                     Equity Loans          Principal Balance          Principal Balance

 4.000% to 4.499%
 4.500% to 4.999%
 5.000% to 5.499%
 5.500% to 5.999%
 6.000% to 6.499%
 6.500% to 6.999%
 7.000% to 7.499%
 7.500% to 7.999%
 8.000% to 8.499%
 8.500% to 8.999%
 9.500% and greater

 Total

              MAXIMUM LOAN RATES OF THE GROUP IIB HOME EQUITY LOANS

                                                                                                 % of Group IIb Loans
                                                 Number of Home         Aggregate Remaining     by Aggregate Original
 Maximum Rate                                     Equity Loans          Principal Balance          Principal Balance

 12.500% to 12.999%
 13.000% to 13.499%
 13.500% to 13.999%
 14.000% to 14.499%
 14.500% to 14.999%
 15.000% to 15.499%
 15.500% to 15.999%
 16.000% to 16.499%
 16.500% to 16.999%
 17.000% to 17.499%
 17.500% to 17.999%
 18.000% to 18.499%
 18.500% to 18.999%

 Total


              MINIMUM LOAN RATES OF THE GROUP IIB HOME EQUITY LOANS

                                                                                                 % of Group IIb Loans
                                                 Number of Home         Aggregate Remaining     by Aggregate Original
 Minimum Rate                                     Equity Loans          Principal Balance          Principal Balance

  6.500% to    6.999%
  7.000% to    7.499%
  7.500% to    7.999%
  8.000% to    8.499%
  8.500% to    8.999%
  9.000% to    9.499%
  9.500% to    9.999%
 10.000% to  10.499%
 10.500% to  10.999%
 11.000% to  11.499%
 11.500% to  11.999%
 12.000% to  12.499%
 12.500% to  12.999%

 Total

                       PREPAYMENT AND YIELD CONSIDERATIONS

     The rate of principal payments on each class of Offered Certificates, other than the Class A-IO Certificates, the aggregate amount of distributions on the Offered Certificates and the yield to maturity of the Offered Certificates will be related to the rate and timing of payments of principal on the Home Equity Loans. The rate of principal payments on the Home Equity Loans will in turn be affected by the amortization schedules of the Home Equity Loans and by the rate of principal prepayments, including for this purpose prepayments resulting from refinancing, liquidations of the Home Equity Loans due to defaults, casualties, condemnations and repurchases by the Originators or the Seller ("Prepayments"). Some of the Home Equity Loans may be prepaid by the Mortgagors at any time without penalty. Some of the Home Equity Loans are subject to penalties for prepayments.

SUBORDINATED OFFERED CERTIFICATES

     The Subordinated Offered Certificates provide credit enhancement for all of the Class A and Class A-IO Component Certificates and may absorb losses on the Home Equity Loans in either Home Equity Loan Group. The weighted average lives of, and the yields to maturity on, the related Class B Component Certificates, and consequently, on the Subordinated Offered Certificates, in order of their relative loss allocation priority will be progressively more sensitive to the rate and timing of mortgagor defaults and the severity of ensuing losses on the Home Equity Loans in the related Home Equity Loan Group and in both Home Equity Loan Groups. If the actual rate and severity of losses on the Home Equity Loans is higher in a particular Home Equity Loan Group or for both Home Equity Loan Groups than those assumed by a holder of a Subordinated Offered Certificate, the actual yield to maturity on the holder's Certificate may be lower than the yield expected by the holder based on this assumption. Realized Losses on the Home Equity Loans will reduce the Certificate Principal Balance of the class or classes of the Class B Component Certificates, and the related Subordinated Offered Certificates, then due to be allocated a loss if and to the extent that the aggregate of the Certificate Principal Balances of all classes of Certificates, following all distributions on a Distribution Date, exceeds the outstanding principal balance of the Home Equity Loans. As a result of these reductions, less interest will accrue on the Class B Component Certificates, and the related class of Subordinated Offered Certificates, than otherwise would be the case. The related Group Principal Distribution Amount includes the net proceeds in respect of principal received upon liquidation of a related Liquidated Loan. If the net proceeds are less than the unpaid principal balance of the Liquidated Loan, the outstanding principal balance of the Home Equity Loans will decline more than the aggregate Certificate Principal Balance of the Offered Certificates, thus reducing the Class B Subordinated Amount. If the difference is not covered by the Class B Subordinated Amount or the application of Net Monthly Excess Cash Flow, the class of the Class B Component Certificates, and the related Subordinated Offered Certificates, then due to be allocated a loss will bear the loss. In addition, the Class B Component Certificates, and the related Subordinated Offered Certificates, will not be entitled to any principal distributions prior to the Stepdown Date or during the continuation of a Trigger Event, unless all of the Certificates with a higher relative payment priority have been paid in full. Because of the disproportionate distribution of principal of the Class A Certificates, depending on the timing of Realized Losses, the Class B Component Certificates, and the related Subordinated Offered Certificate,) may bear a disproportionate percentage of the Realized Losses on the Home Equity Loans. The "Class B Subordinated Amount" means, with respect to each Home Equity Loan Group and Distribution Date, the excess, if any, of (x) the aggregate Loan Balances of the Home Equity Loans in the Home Equity Loan Group as of the close of business on the last day of the preceding Due Period over (y) the aggregate outstanding Certificate Principal Balance of the related Class A Certificates and Class B Component Certificates as of the Distribution Date, after taking into account the payment of the Group Principal Distribution Amount related to the Home Equity Loan Group, except for any Subordination Reduction Amount or Subordination Increase Amount related to the Home Equity Loan Group, on the Distribution Date.

PREPAYMENTS

     On the first Distribution Date, you will receive a payment of principal equal to the sum of (a) two months of scheduled and unscheduled principal collections and (b) approximately $______, representing the outstanding principal balance of home equity loans that were expected to be conveyed to the Trust on the Closing Date but were not so conveyed. Of the amounts described in clause (b) above, $______, $______, $______ and $______ will be allocated to
Group Ia, Group Ib, Group IIa, and Group IIb, respectively (the "Closing Date Deposits").

     Prepayments, liquidations and purchases of the Home Equity Loans, including any optional purchase by the holder of the related Class X Certificates or the Servicer of a delinquent Home Equity Loan and any optional purchase by the holders of the Class X-F Certificates of the remaining Home Equity Loans will result in distributions on the related class or classes of Offered Certificates then entitled to distributions of principal amounts which would otherwise be distributed over the remaining terms of the Home Equity Loans. Since the rate of payment of principal of the Home Equity Loans will depend on future events and a variety of factors, no assurance can be given as to the rate or the rate of principal prepayments. The extent to which the yield to maturity of a class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which a Certificate of the class is purchased at a discount or premium, and the degree to which the timing of payments on the Certificates is sensitive to prepayments, liquidations and purchases of the related Home Equity Loans.

     Holders of the Offered Certificates should consider, in the case of any the Certificates purchased at a discount, and particularly the Subordinated Offered Certificates, the risk that a slower than anticipated rate of principal payments on the related Home Equity Loans could result in an actual yield that is lower than the anticipated yield and, in the case of any Offered Certificates purchased at a premium, the risk that a faster than anticipated rate of principal payments on the related Home Equity Loans could result in an actual yield that is lower than the anticipated yield. The timing of losses on the related Home Equity Loans also will affect an investor's actual yield to maturity, even if the rate of defaults and severity of losses over the life of the Trust are consistent with an investor's expectations. In general, the earlier a loss occurs, the greater the effect on an investor's yield of maturity.

     The rate of prepayment on the Home Equity Loans cannot be predicted. Approximately ______ % of all of the Home Equity Loans by Cut-Off Date Loan Balance may be prepaid in whole or in part at any time without penalty. Generally, home equity loans are not viewed by borrowers as permanent financing. Accordingly, the Home Equity Loans may experience a higher rate of prepayment than traditional first home equity loans. The prepayment experience of the Trust with respect to the Home Equity Loans may be affected by a wide variety of factors, including economic conditions, prevailing interest rate levels, the availability of alternative financing and homeowner mobility and changes affecting the deductibility for Federal income tax purposes of interest payments on home equity loans. All of the Home Equity Loans contain "due-on-sale" provisions, and the Servicer is required by the Agreement to enforce the provisions, unless the enforcement is not permitted by applicable law. The enforcement of a "due-on-sale" provision will have the same effect as a prepayment of the related Home Equity Loan. The rate of prepayment of the Home Equity Loans will also be affected by the magnitude of any penalty in connection with a prepayment.

     WE REFER YOU TO "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS AND CONTRACTS--'DUE-ON-SALE CLAUSES'" IN THE PROSPECTUS FOR MORE DETAIL.

     As with fixed rate obligations generally, the rate of prepayment on a pool of home equity loans with fixed rates, including the Group I Home Equity Loans is affected by prevailing market rates for home equity loans of a comparable term and risk level. When the market interest rate is below the mortgage coupon, mortgagors may have an increased incentive to refinance their home equity loans. Depending on prevailing market rates, the future outlook for market rates and economic conditions generally, some mortgagors may sell or refinance mortgaged properties in order to realize their equity in the mortgaged properties, to meet cash flow needs or to make other investments. The prepayment behavior of the 2/28 Adjustable Rate Loans and 3/27 Adjustable Rate Loans may differ from that of the other Home Equity Loans. As a 2/28 Adjustable Rate Loan or 3/27 Adjustable Rate Loan approaches its initial adjustment date, the borrower may become more likely to refinance the loan to avoid an increase in the Coupon Rate, even if fixed-rate loans are only available at rates that are slightly lower or higher than the Coupon Rate before adjustment. The existence of the applicable periodic rate cap, lifetime cap and lifetime floor also may affect the likelihood of prepayments resulting from refinancings. As is the case with conventional fixed-rate home equity loans, adjustable-rate home equity loans may be subject to a greater rate of principal prepayments in a declining interest rate environment. For example, if prevailing interest rates fall significantly, adjustable-rate home equity loans could be subject to higher prepayment rates than if prevailing interest rates remain constant because the availability of fixed-rate home equity loans at competitive rates may encourage mortgagors to refinance their adjustable-rate home equity loans to "lock in" a lower fixed interest rate. However, no assurance can be given as to the level of prepayments that the Home Equity Loans will experience.

     Net Monthly Excess Cash Flow for the Home Equity Loans in the applicable Home Equity Loan Group will be distributed in reduction of the Certificate Principal Balance of the related Class of Class A and Class B Component Certificates entitled to distributions of principal on each Distribution Date to the extent that the then required overcollateralization amount for the Home Equity Loans in the applicable Home Equity Loan Group exceeds the actual overcollateralization amount. If purchased at a premium or a discount, the yield to maturity on a Class of Offered Certificates will be affected by the rate at which the Net Monthly Excess Cash Flow for the Home Equity Loans in the related Home Equity Loan Group is distributed in reduction of the Certificate Principal Balance of the applicable Class B Component Certificates. If the actual rate of the Net Monthly Excess Cash Flow distribution is slower than the rate anticipated by an investor who purchases a Class of Offered Certificates at a discount, the actual yield to the investor will be lower than the investor's anticipated yield. If the actual rate of the Net Monthly Excess Cash Flow distribution is faster than the rate anticipated by an investor who purchases a Class of Offered Certificates at a premium, the actual yield to the investor will be lower than the investor's anticipated yield. The amount of Net Monthly Excess Cash Flow on any Distribution Date will be affected by the actual amount of interest received, collected or recovered in respect of the Home Equity Loans during the related Due Period and the amount will be influenced by changes in the weighted average of the Coupon Rates of the Home Equity Loans resulting from prepayments and liquidations. The amount of Net Monthly Excess Cash Flow distributions applied in reduction of the applicable Certificate Principal Balance on each Distribution Date will be based on the required overcollateralization amount.

     WE REFER YOU TO "DESCRIPTION OF THE CERTIFICATES--CREDIT ENHANCEMENT" FOR MORE DETAIL.

PAYMENT DELAY FEATURE OF THE GROUP I CERTIFICATES

     The effective yield to the Group I Certificateholders will be lower than the yield otherwise produced by the Certificate Rate for the Class and the purchase price of the Certificates because distributions will not be payable to the Group I Certificates until the Distribution Date following the month of accrual, without any additional distribution of interest or earnings on the Certificates in respect of the delay.

WEIGHTED AVERAGE LIVES

     Generally, greater than anticipated prepayments of principal will increase the yield on Offered Certificates purchased at a price less than par and will decrease the yield on Offered Certificates purchased at a price greater than par. The effect on an investor's yield due to principal prepayments on the Home Equity Loans in the related Home Equity Loan Group occurring at a rate that is faster (or slower) than the rate anticipated by the investor in the period immediately following the issuance of the Certificates will not be entirely offset by a subsequent like reduction (or increase) in the rate of principal payments. The weighted average life of the Class A and Class B Component Certificates will also be affected by the amount and timing of delinquencies and defaults on the Home Equity Loans in the related Home Equity Loan Group and the recoveries, if any, on defaulted Home Equity Loans in the related Home Equity Loan Group and foreclosed properties.

     The "weighted average life" of a Certificate refers to the average amount of time that will elapse from the date of issuance to the date each dollar in respect of principal of the Certificate is repaid. The weighted average life of any Class of the Offered Certificates will be influenced by, among other factors, the rate at which principal payments are made on the Home Equity Loans, including final payments made upon the maturity of Home Equity Loans for which the related monthly payments are insufficient to fully amortize the Home Equity Loans ("Balloon Loans").

     Prepayments of home equity loans are commonly measured relative to a prepayment standard or model. The model used with respect to the Group I Certificates (the "Prepayment Assumption") assumes a constant prepayment rate ("CPR") of 4.0% per annum of the then unpaid principal balance of the home equity loan in the first month of the life of the home equity loans and an additional approximately 1.455%, precisely 16/11%, per annum in each subsequent month until the 12th month. Beginning in the 12th month and in each subsequent month during the life of the home equity loans, 100% Prepayment Assumption assumes a CPR of 20%. The model used with respect to the Group II Certificates is CPR, which is a prepayment assumption that represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of home equity loans for the life of the home equity loans. Neither model purports to be either a historical description of the prepayment experience of any pool of home equity loans or a prediction of the anticipated rate of prepayment of any home equity loans, including the Home Equity Loans to be included in the Trust.

     Since the following tables were prepared on the basis of the assumptions in the following paragraph, there are discrepancies between characteristics of the actual Home Equity Loans and the characteristics of the Home Equity Loans assumed in preparing the tables. Any discrepancy may have an effect upon the percentages of the Certificate Principal Balances outstanding and weighted average lives of the Offered Certificates set forth in the tables. In addition, since the actual Home Equity Loans in the Trust have characteristics which differ from those assumed in preparing the tables set forth below, the distributions of principal on the Offered Certificates may be made earlier or later than as indicated in the tables.

     The information in the decrement tables has been prepared on the basis of the following assumed characteristics of the Home Equity Loans and the following additional assumptions (collectively, the "Structuring Assumptions"):

o the Home Equity Loans consist of pools of loans with the level-pay and balloon amortization characteristics set forth below,

o the Closing Date for the Offered Certificates is _________, ____ and interest on the Group II Certificates begins to accrue on the Closing Date,

o distributions on the Offered Certificates are made on the ____ day of each month, commencing in _____ , _____ and are made in accordance with the priorities described in this prospectus supplement,

o scheduled monthly payments of principal will be timely delivered on the first day of each month commencing in ______, with no defaults, delinquencies, modifications, waivers or amendments,

o scheduled monthly payments of interest will be timely delivered on the first day of each month commencing in _____ , _____, with no defaults, delinquencies, modifications, waivers or amendments,

o on the first distribution date in _____ , _____, scheduled monthly payments of principal due from _______, ____through ______, prepayments of principal received from ______ through ______ and scheduled monthly payments of interest due from ______ will be available to be distributed to Certificateholders,

o the Home Equity Loans prepay at the specified percentages of the Prepayment Assumption in the case of the Group I Home Equity Loans, or at the indicated Percentage of CPR, in the case of the Group II Home Equity Loans, as indicated in the prepayment scenarios below,

o all prepayments are prepayments in full received on the last day of each month commencing in ______ and include 30 days' interest on the prepayment,

o no optional termination is exercised, except as set forth below with respect to weighted average life to call,

o the Offered Certificates of each Class have the respective Certificate Rates and initial Certificate Principal Balances or Notional Amount as set forth in this prospectus supplement,

o the required overcollateralization levels are set initially as specified in this prospectus supplement, and subsequently decrease in accordance with the provisions of the Agreement,

o the Coupon Rate for each Group II Home Equity Loan is adjusted on its next adjustment date and on subsequent adjustment dates, if necessary, to equal the sum of the applicable gross margin and the London interbank offered rate for six-month United States dollar deposits ("Six-Month LIBOR"), this sum being subject to the applicable periodic rate adjustment caps and floors and lifetime rate caps and floors,

o Six-Month LIBOR remains constant at ______ % per annum and One-Month LIBOR remains constant at ______ % per annum;

o the servicing fee rate and the trustee fee rate together are ______ % of the Loan Balance of each Home Equity Loan and the Minimum Spread is assumed to be 0%; and

o the definition of Class A Principal Distribution Amount does not have clause (z) and the definition of Specified Subordinated Amount does not have clause (3).

                                    GROUP IA

                                                                  Remaining
                                                 Original          Term to         Remaining
Pool                           Coupon          Amortization        Maturity        Amortization      Amortization
NUMBER     LOAN BALANCE($)     RATE (%)        TERM (MONTHS)       (MONTHS)        TERM (MONTHS)       METHOD
------     -------------       --------        -------------     --------------- -------------     ----------

   1                                                                                                 Level Pay
   2                                                                                                 Level Pay
   3                                                                                                 Level Pay
   4                                                                                                 Level Pay
   5                                                                                                  Balloon


                                    GROUP IB

                                                                  Remaining
                                                 Original          Term to         Remaining
Pool                           Coupon          Amortization        Maturity        Amortization      Amortization
NUMBER     LOAN BALANCE($)     RATE (%)        TERM (MONTHS)       (MONTHS)        TERM (MONTHS)       METHOD
------     -------------       --------        -------------     --------------- -------------     ----------

   1                                                                                                 Level Pay
   2                                                                                                 Level Pay
   3                                                                                                 Level Pay
   4                                                                                                  Balloon

                                    GROUP IIA

                                                                       Initial                                       Months
                           Original  Remaining    Current               Periodic                       Next Rate     Between
  Pool                     Term to     Term        Coupon   Gross       Rate      Lifetime   Lifetime  Adjustment     Rate
 NUMBER    LOAN BALANCE($) MATURITY  TO MATURITY   RATE(%)  MARGIN(%)   CAP(%)    CAP(%)     FLOOR(%)  PERIOD       ADJUSTMENT
 ------    -------------   --------  -----------  ------    -------    -------    -------    ------    ----------   ----------

    1                                                                                                                  6
    2                                                                                                                  6
    3                                                                                                                  6
    4                                                                                                                  6
    5                                                                                                                  6
    6                                                                                                                  6
    7                                                                                                                  6
    8                                                                                                                  6


                                    GROUP IIB

                                                                       Initial                                       Months
                           Original  Remaining    Current               Periodic                       Next Rate     Between
  Pool                     Term to     Term        Coupon   Gross       Rate      Lifetime   Lifetime  Adjustment     Rate
 NUMBER    LOAN BALANCE($) MATURITY  TO MATURITY   RATE(%)  MARGIN(%)   CAP(%)    CAP(%)     FLOOR(%)  PERIOD       ADJUSTMENT
 ------    -------------   --------  -----------  ------    -------    -------    -------    ------    ----------   ----------

    1                                                                                                                  6
    2                                                                                                                  6
    3                                                                                                                  6
    4                                                                                                                  6
    5                                                                                                                  6
    6                                                                                                                  6
    7                                                                                                                  6
    8                                                                                                                  6

                              PREPAYMENT SCENARIOS

                        I         II        III        IV        V        VI
                        -         --        ---        --        -        --


   Group I(1)

   Group II(2)

------------------

(1)   Percentage of the Prepayment Assumption.
(2)   Percentage of CPR.

DECREMENT TABLES

     The following tables indicate, based on the Structuring Assumptions, the percentages of the initial Certificate Principal Balance of the Offered Certificates that would be outstanding after each of the dates shown at the indicated prepayment scenario, and the corresponding weighted average lives of the Classes. It is not likely that

     (1) all of the Home Equity Loans will have the characteristics assumed,

     (2) the Home Equity Loans will prepay at the specified percentages of Prepayment Assumption or CPR or at any other CONSTANT percentage or

     (3) the level of One-Month LIBOR or Six-Month LIBOR will remain constant at the level assumed or at any other level.

Moreover, the diverse remaining terms to maturity of the Home Equity Loans could produce slower or faster principal distributions than indicated in the tables at the specified percentages of the Prepayment Assumption or CPR even if the weighted average remaining term to maturity of the Home Equity Loans is consistent with the remaining terms to maturity of the Home Equity Loans specified in the Structuring Assumptions.

          PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING

                                                   Class A-1F                                  Class A-2F
                                     ---------------------------------------  ---------------------------------------------
                                               Prepayment Scenario                         Prepayment Scenario
DISTRIBUTION DATE                      I     II     III    IV      V     VI      I    II       III    IV     V      VI
-----------------                      -     --     ---    --      -     --      -    --       ---    --     -      --
Initial Percentage
_____ 2000
_____ 2001
_____ 2002
_____ 2003
_____ 2004
_____ 2005
_____ 2006
_____ 2007
_____ 2008
_____ 2009
_____ 2010
_____ 2011
_____ 2012
_____ 2013
_____ 2014
_____ 2015
_____ 2016
_____ 2017
_____ 2018
_____ 2019
_____ 2020
_____ 2021
_____ 2022
_____ 2023
_____ 2024
_____ 2025
_____ 2026
_____ 2027
_____ 2028
_____ 2029

Weighted Average Life (Years) (1)(2)
Weighted Average Life (Years (1)(3)

(1) The weighted average life of an Offered Certificate is determined by (1) multiplying the amount of each distribution in reduction of the related
     Certificate Principal Balance by the number of years from the date of issuance of the Offered Certificate to the related Distribution Date, (2) adding the results, and (3) dividing the sum by the original Certificate
     Principal Balance of the Offered Certificate.
(2)  To maturity.
(3)  To call.

                                                   Class A-3A                                  Class A-4A
                                     ---------------------------------------  ---------------------------------------------
                                               Prepayment Scenario                         Prepayment Scenario
DISTRIBUTION DATE                      I     II     III    IV      V     VI      I    II       III    IV     V      VI
-----------------                      -     --     ---    --      -     --      -    --       ---    --     -      --
Initial Percentage                    100    100    100    100    100    100    100     100     100    100    100    100
_____ 2000
_____ 2001
_____ 2002
_____ 2003
_____ 2004
_____ 2005
_____ 2006
_____ 2007
_____ 2008
_____ 2009
_____ 2010
_____ 2011
_____ 2012
_____ 2013
_____ 2014
_____ 2015
_____ 2016
_____ 2017
_____ 2018
_____ 2019
_____ 2020
_____ 2021
_____ 2022
_____ 2023
_____ 2024
_____ 2025
_____ 2026
_____ 2027
_____ 2028
_____ 2029

Weighted Average Life (Years) (1)(2)
Weighted Average Life (Years)(1)(3)

(1) The weighted average life of an Offered Certificate is determined by (1) multiplying the amount of each distribution in reduction of the related
     Certificate Principal Balance by the number of years from the date of issuance of the Offered Certificate to the related Distribution Date, (2) adding the results, and (3) dividing the sum by the original Certificate
     Principal Balance of the Offered Certificate.
(2)  To maturity.
(3)  To call.

                                                   Class A-5A                                   Class B-1
                                     ---------------------------------------  ---------------------------------------------
                                               Prepayment Scenario                         Prepayment Scenario
DISTRIBUTION DATE                      I     II     III    IV      V     VI      I    II       III    IV     V      VI
-----------------                      -     --     ---    --      -     --      -    --       ---    --     -      --
Initial Percentage                    100    100    100    100    100    100    100     100     100    100    100    100
July 2000
July 2001
July 2002
July 2003
July 2004
July 2005
July 2006
July 2007
July 2008
July 2009
July 2010
July 2011
July 2012
July 2013
July 2014
July 2015
July 2016
July 2017
July 2018
July 2019
July 2020
July 2021
July 2022
July 2023
July 2024
July 2025
July 2026
July 2027
July 2028
July 2029

Weighted Average Life (Years) (1)(2)
Weighted Average Life (Years) (1)(3)

(1) The weighted average life of an Offered Certificate is determined by (1) multiplying the amount of each distribution in reduction of the related
     Certificate Principal Balance by the number of years from the date of issuance of the Offered Certificate to the related Distribution Date, (2) adding the results, and (3) dividing the sum by the original Certificate
     Principal Balance of the Offered Certificate.
(2)  To maturity.
(3)  To call.

     These tables have been prepared based on the assumptions described above (including the assumptions regarding the characteristics and performance of the Home Equity Loans, which differ from the actual characteristics and performance of the loans) and should be read in conjunction with them.

                    FORMATION OF THE TRUST AND TRUST PROPERTY

     Asset Backed Securities Corporation Home Equity Loan Trust _____-__ (the "Trust") will be created and established pursuant to the Pooling and Servicing Agreement dated as of _____ , _____ (the "Agreement") among Asset Backed Securities Corporation (the "Depositor"), the Servicer, and ___________________ (the "Trustee"). On or prior to the Closing Date, the Originators will transfer without recourse the Home Equity Loans to the Seller. On or before the Closing Date, the Seller will transfer without recourse the Home Equity Loans to the Depositor pursuant to the Mortgage Loan Purchase Agreement dated as of _____, _____ (the "Loan Purchase Agreement") among the Depositor, the Seller and
______. On the Closing Date, the Depositor will convey without recourse the Home Equity Loans to the Trust and the Trust will issue the Certificates at the direction of the Depositor.

     The property of the Trust shall include:

     (1) the Home Equity Loans together with the related Home Equity Loan documents and the Originators' interest in any Mortgaged Property which secures a Home Equity Loan and all payments on the Home Equity Loans and proceeds of the conversion, voluntary or involuntary, of the foregoing, other than principal received on or before the applicable Cut-Off Date and interest due on or prior to ----------,

     (2) the amounts as may be held by the Trustee in the Certificate Account, the Cap Reserve Fund, the LIBOR Carryover Funds and any other accounts held by the Trustee for the Trust together with investment earnings on these amounts and other amounts as may be held by the Servicer in the Principal and Interest Account, if any, whether in the form of cash, instruments, securities or other properties,

     (3) the Depositor's rights but not its obligations under the Loan Purchase Agreement,

     (4)  the Cap Agreement and

     (5) proceeds of all the foregoing, including, but not by way of limitation, all proceeds of any mortgage insurance, hazard insurance and title insurance policy relating to the Home Equity Loans, cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, rights to payment of any and every kind, and other forms of obligations and receivables which at any time constitute all or part of or are included in the proceeds of any of the foregoing, to pay the Certificates as specified in the Agreement (collectively with clause (1) through (4) above, the "Trust Estate").

     In addition to the foregoing, the Depositor shall cause the Certificate Insurer to deliver the Policies to the Trustee for the benefit of the Owners of the Class A and Class A-IO Certificates.

     The Offered Certificates will not represent an interest in or an obligation of, nor will the Home Equity Loans be guaranteed by, the Depositor, the Seller, the Originators, the Servicer, the Trustee or any of their affiliates. Some of the distributions due to the Owners of the Class A and Class A-IO Certificates are insured by the Certificate Insurer.

     Prior to its formation the Trust will have had no assets or obligations. Upon formation, the Trust will not engage in any business activity other than acquiring, holding and collecting payments on the Home Equity Loans, issuing the Certificates and distributing payments on them. The Trust will not acquire any receivables or assets other than the Home Equity Loans and the proceeds of the Home Equity Loans and rights appurtenant to the Home Equity Loans. To the extent that borrowers make scheduled payments under the Home Equity Loans, the Trust will have sufficient liquidity to make distributions on the Certificates. As the Trust does not have any operating history and will not engage in any business activity other than issuing the Certificates and making distributions on the Certificates, there has not been included any historical or pro forma ratio of earnings to fixed charges with respect to the Trust.

                             ADDITIONAL INFORMATION

     The description in this prospectus supplement of the Home Equity Loans and the Mortgaged Properties is based upon the Home Equity Loans in each Home Equity Loan Group as constituted at the Cut-Off Date. Prior to the issuance of the Offered Certificates, Home Equity Loans may be removed from any of the Home Equity Loan Groups as a result of incomplete documentation or non-compliance with representations and warranties set forth in the Agreement, if the Depositor or the Certificate Insurer deems removal necessary or appropriate and other Home Equity Loans may be added to a Home Equity Loan Group prior to the issuance of the Offered Certificates.

                         DESCRIPTION OF THE CERTIFICATES

     Pursuant to the Agreement, the Trust will issue on the Closing Date the Asset Backed Securities Corporation Home Equity Loan Pass-Through Certificates, Series _____-__, Class A-1F (the "Class A-1F Certificates"), Class A-2F (the "Class A-2F Certificates" and together with the Class A-1F Certificates, the "Class AI Certificates"), Class A-3A (the "Class A-3A Certificates"), Class A-4A (the "Class A-4A Certificates"), Class A-5A (the "Class A-5A Certificates" and together with the Class A-3A Certificates and together with the Class A-4A Certificates, the "Class AII Certificates" and together with the Class AI Certificates, the "Class A Certificates"), Class A-IO (the "Class A-IO Certificates"), Class B-1 (the "Class B-1 Certificates" or the "Subordinated Offered Certificates" and together with the Class A and Class A-IO Certificates, the "Offered Certificates"). The Trust will also issue on the Closing Date the Class B-IOF Certificates (the "Class B-IOF Certificates"), the Class B-IOA Certificates (the "Class B-IOA Certificates" and, together with the Class A-IO and Class B-IOF Certificates, the "Notional Amount Certificates"), the Class X-F Certificates (the "Class X-F Certificates"), the Class X-A Certificates (the "Class X-A Certificates" and together with the Class X-F Certificates, the "Class X Certificates"), the Class P-F Certificates (the "Class P-F Certificates"), the Class P-A Certificates (the "Class P-A Certificates") and particular residual classes of certificates (the "Class R Certificates" and together with the Class X-F Certificates, the Class X-A Certificates, the Class P-F Certificates and the Class P-A Certificates, the "Nonoffered Certificates" and together with the Offered Certificates, the "Certificates"). Only the Offered Certificates are being offered by this rospectus supplement.

     The Class B-1 Certificates are comprised of two component certificates, the Class B-1F Component Certificate (the "Class B-1F Component Certificate") and the Class B-1A Component Certificate (the "Class B-1A Component Certificate"). The Class A-IO Certificates are comprised of two component certificates, the Class A-IOF Component Certificate (the "Class A-IOF Component Certificate") and the Class A-IOA Component Certificate (the "Class A-IOA Component Certificate"). The Class AI Certificates, Class A-IOF Component Certificates, Class B-1F Component Certificates, Class B-IOF Certificates are referred to as the "Group I Certificates." The Class AII Certificates, Class A-IOA Component Certificates, Class B-1A Component Certificates, and Class B-IOA Certificates are referred to as the "Group II Certificates."

     The form of the Agreement has been filed as an exhibit to the Registration Statement of which this prospectus supplement and the prospectus is a part and the Agreement will be filed in a current report on Form 8-K within fifteen days of the Closing Date. The following summaries describe provisions of the Agreement. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Agreement. Wherever particular sections or defined terms of the Agreement are referred to, the sections or defined terms are incorporated in this prospectus supplement by reference.

     The Offered Certificates will be issued in denominations of $1,000 and multiples of $1 in excess of $1,000 and will evidence specified undivided interests in the Trust. The property of the Trust will consist of, to the extent provided in the Agreement:

     o    the Home Equity Loans;

     o payments on the Home Equity Loans due and received after the Cut-Off Date, exclusive of principal received on or prior to the Cut-Off Date and interest due on or prior to _____, ________;

     o Mortgaged Properties relating to the Home Equity Loans that are acquired by foreclosure or deed in lieu of foreclosure;

     o the Principal and Interest Account and the Certificate Account and funds on deposit in these accounts;

     o rights under hazard insurance policies, if any, covering the Mortgaged Properties;

     o an assignment of some of the Depositor's rights, but none of its obligations, under the Loan Purchase Agreement;

     o amounts on deposit in specific accounts including the Cap Reserve Account and the LIBOR Carryover Funds;

     o    the Cap Agreement; and

     o    proceeds of the foregoing.

     In addition, the Depositor will cause [_________________________] (the "Certificate Insurer") to issue two irrevocable and unconditional certificate guaranty insurance policies (the "Policies") one for the benefit of the holders of the Class A-1F, Class A-2F and Class A-IOF Component Certificates and the other for the benefit of the holders of the Class A-3A, Class A-4A, Class A-5A and Class A-IOA Component Certificates, pursuant to which the Certificate Insurer will guarantee particular payments to the Class A and Class A-IO Certificateholders as described in this prospectus supplement and in the Policies. Definitive Certificates will be transferable and exchangeable at the corporate trust office of the Trustee, which will initially act as Certificate Registrar.

     WE REFER YOU TO "--BOOK-ENTRY CERTIFICATES" BELOW FOR MORE DETAIL.

     No service charge will be made for any registration of exchange or transfer of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge.

     Each Home Equity Loan in the trust will be assigned to one of two home equity loan groups ("Group I", and "Group II," respectively, and each a "Home Equity Loan Group"). Distributions on the Group I Certificates will be derived from payments on the home equity loans in Group I. Principal distributions on the Class A-1F Certificates and the Class A-2F Certificates, respectively will be based on the principal received on subgroups of Group I consisting of home equity loans with initial principal balances of $240,000 or less and greater than $240,000, respectively. The Group II Certificates will receive distributions primarily based upon collections on the Home Equity Loans in Group
II. Distributions on the Group II Certificates will be derived from payments on the home equity loans in Group II. Principal distributions on the Class A-3A and Class A-4A Certificates, respectively, will be based on the principal received on subgroups of Group II consisting of home equity loans with initial principal balances of $240,000, or less and greater than $240,000, respectively. Principal distributions on the Class A-5A Certificates will be based on ratio of the outstanding principal balance of the Class A-5A Certificates and the outstanding balance of the Class A Certificates in Group II.

     The principal amount of a class of Offered Certificates and a class of Class B Component Certificates, other than the Class A-I0F and Class A-I0A Certificates, (each, a "Certificate Principal Balance") on any Distribution Date is equal to the applicable Certificate Principal Balance on the Closing Date minus the aggregate of amounts actually distributed as principal to the holders of the class of Offered Certificates. On any date, the "Aggregate Principal Balance" with respect to the Group I Certificates or the Group II Certificates is the aggregate of the related Certificate Principal Balances on the date. The notional amount of each class of Notional Amount Certificates (each, a "Notional Amount") will be the notional amount for the Distribution Date as set forth in this prospectus supplement.

     Each class of Class A, Class A-IO Component and Class B Component Certificates represents the right to receive payments of interest at the Certificate Rate for the Class and payments of principal, other than with respect to the Class A-IO Certificates, as described below.

     The Person in whose name a Certificate is registered in the Certificate Register is referred to in this prospectus supplement as a "Certificateholder."

BOOK-ENTRY CERTIFICATES

     The Offered Certificates will initially be book-entry Certificates (the "Book-Entry Certificates"). Persons acquiring beneficial ownership interests in Book-Entry Certificates ("Certificateowners") may hold through DTC (in the United States), or Clearstream, Luxembourg, societe anonyme ("Clearstream, Luxembourg") or the Euroclear System ("Euroclear")(in Europe), which in turn hold through DTC, if they are participants in the systems, or indirectly through organizations that are participants in the systems ("Participants"). Investors may hold beneficial interests in the Book-Entry Certificates in minimum denominations representing principal amounts or notional amounts, as applicable, of $1,000 and in integral multiples of $1 in excess of $1,000. Except as described below, no beneficial owner will be entitled to receive a physical certificate representing the Certificate (a "Definitive Certificate").

     Unless and until Definitive Certificates are issued, it is anticipated that the only "Owner" of the Book-Entry Certificates will be Cede & Co. ("Cede"), as nominee of The Depository Trust Company ("DTC"). Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of their Participants through customers' securities accounts in the Depositaries which in turn will hold positions in customers' securities accounts in the Depositaries' names on the books of DTC. Certificateowners will not be Owners as that term is used in the Agreement. Certificateowners are only permitted to exercise their rights indirectly through Participants.

     Transfers between Participants in DTC ("DTC Participants") will occur in accordance with DTC rules. Transfers between Participants in Clearstream, Luxembourg ("Clearstream, Luxembourg Participants") and Participants in Euroclear ("Euroclear Participants") will occur in accordance with their respective rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Luxembourg Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of Clearstream, Luxembourg or Euroclear by its Depositary. However, each cross-market transaction will require delivery of instructions to Clearstream, Luxembourg or Euroclear by the counterparty in the system in accordance with its rules and procedures and within its established deadlines (European time). Clearstream, Luxembourg or Euroclear will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream, Luxembourg Participants and Euroclear Participants may not deliver instructions directly to the related Depositaries.

     Because of time-zone differences, credits of securities received in Clearstream, Luxembourg or Euroclear as a result of a transaction with a DTC Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Credits or any transactions in the securities settled during the processing will be reported to the relevant Clearstream, Luxembourg Participants or Euroclear Participants on this business day. Cash received in Clearstream, Luxembourg or Euroclear as a result of sales of Offered Certificates by or through a Clearstream, Luxembourg Participant or Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC.

     DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the UCC in effect in the State of New York and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that DTC Participants deposit with DTC. DTC also facilitates the clearance and settlement of securities transactions among DTC Participants through electronic computerized book-entry changes in accounts of DTC Participants, thus eliminating the need for physical movement of securities certificates. DTC Participants include securities brokers and dealers, including the Underwriters, banks, trust companies, clearing corporations and other organizations. Indirect access to the DTC system also is available to banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly (the "Indirect DTC Participants"). The rules applicable to DTC and DTC Participants are on file with the Commission.

     Certificateowners that are not DTC Participants or Indirect DTC Participants but that desire to purchase, sell or otherwise transfer ownership of, or an interest in, Offered Certificates under the DTC System may do so only through DTC Participants or Indirect DTC Participants. DTC Participants will receive a credit for the Offered Certificates in DTC's records. The ownership interest of each Certificateowners in turn will be recorded on the DTC Participants' and Indirect DTC Participants' respective records. Certificateowners will not receive written confirmation from DTC of their purchase, but Certificateowners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the DTC Participant or Indirect DTC Participant through which the Certificateowner entered into the transaction. Transfers of ownership interests in the Offered Certificates will be accomplished by entries made on the books of DTC Participants acting on behalf of Certificateowners.

     To facilitate subsequent transfers, all Offered Certificates deposited by DTC Participants with DTC will be registered in the name of Cede, as nominee of DTC. The deposit of Offered Certificates with DTC and their registration in the name of Cede will effect no change in beneficial ownership. DTC will have no knowledge of the actual Certificateowners and its records will reflect only the identity of the DTC Participants to whose accounts the Offered Certificates are credited, which may or may not be the Certificateowners. DTC Participants and Indirect DTC Participants will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by DTC to DTC Participants, by DTC Participants to Indirect DTC Participants and by DTC Participants and Indirect DTC Participants to Certificateowners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Principal and interest payments with respect to the Offered Certificates will be made to DTC. DTC's practice is to credit DTC Participants' accounts on each Distribution Date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on the Distribution Date. Payments by DTC Participants and Indirect DTC Participants to Certificateowners will be governed by standing instructions and customary practices, as in the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of the DTC Participant and Indirect DTC Participant and not of DTC, the Trustee, the Servicer, the Seller or the Depositor, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal of and interest on the Offered Certificates to DTC will be the responsibility of the Trustee, disbursement of payments to DTC Participants will be the responsibility of DTC and disbursement of payments to Certificateowners will be the responsibility of DTC Participants and Indirect DTC Participants. As a result, under the book-entry format, Certificateowners may experience some delay in their receipt of payments.

     Because DTC can only act on behalf of DTC Participants, who in turn act on behalf of Indirect DTC Participants and specific banks, the ability of a Certificateowner to pledge Offered Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions with respect to the Offered Certificates, may be limited due to the lack of a physical Certificate for the Offered Certificates.

     Neither DTC nor Cede will consent or vote with respect to the Offered Certificates. Under its usual procedures, DTC mails an "Omnibus Proxy" to the Trustee as soon as possible after any applicable record date for a consent or vote. The Omnibus Proxy assigns Cede's consenting or voting rights to those DTC Participants to whose accounts the Offered Certificates are credited on that record date, identified in a listing attached to the Omnibus Proxy. None of the Depositor, the Servicer, the Certificate Insurer, the Trustee nor the Depositor will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Offered Certificates held by Cede, as nominee of DTC, or for maintaining, supervising or reviewing any records relating to beneficial ownership interests.

     Clearstream, Luxembourg is incorporated under the laws of Luxembourg as a professional depository. Clearstream, Luxembourg holds securities for Clearstream, Luxembourg Participants and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg Participants through electronic book-entry changes in accounts of Clearstream, Luxembourg Participants, thus eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream, Luxembourg in any of 34 currencies, including United States dollars. Clearstream, Luxembourg provides to Clearstream, Luxembourg Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg interfaces with domestic markets in several countries. As a professional depositary, Clearstream, Luxembourg is subject to regulation by the Luxembourg Monetary Institute. Clearstream, Luxembourg Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. Indirect access to Clearstream, Luxembourg is also available to others, including banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream, Luxembourg Participant, either directly or indirectly.

     Euroclear was created in 1968 to hold securities for Euroclear Participants and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thus eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 34 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing, and interfaces with domestic markets in more than 25 countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York (the "Euroclear Operator"), under contract with Euroclear Clearance System S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative Board establishes policy for the Euroclear System. Euroclear Participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

     The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. It is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

     Distributions with respect to Offered Certificates held through Clearstream, Luxembourg or Euroclear will be credited to the cash accounts of Clearstream, Luxembourg Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its Depositary. The distributions will be subject to tax reporting and withholding in accordance with relevant United States tax laws and regulations. For further information in this regard, see "Global Clearance, Settlement and Tax Documentation Procedures--Certain U.S. Federal Income Tax Documentation Requirements" in Annex I to this prospectus supplement. Clearstream, Luxembourg or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Offered Certificateholder on behalf of a Clearstream, Luxembourg Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the related Depositary's ability to effect the actions on its behalf through DTC.

     Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Offered Certificates among Participants of DTC, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform the procedures and the procedures may be discontinued at any time.

     Definitive Certificates will be issued to Certificateowners of the Book-Entry Certificates, or their nominees, rather than to DTC, only if:

     (1) DTC or the Depositor advises the Trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as a nominee and depository with respect to the Book-Entry Certificates and the Depositor or the Trustee is unable to locate a qualified successor,

     (2) the Depositor, at its sole option, elects to terminate a book-entry system through DTC or

     (3) DTC, at the direction of the Certificateowners representing a majority of the outstanding Percentage Interests of the Offered Certificates, advises the Trustee in writing that the continuation of a book-entry system through DTC, or a successor to DTC, is no longer in the best interests of Certificateowners.

     Upon the occurrence of any of the events described in the immediately preceding paragraph, the Trustee will be required to notify all Certificateowners of the occurrence of the event and the availability through DTC of Definitive Certificates. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Certificates and instructions for re-registration, the Trustee will issue Definitive Certificates, and after the Trustee will recognize the holders of the Definitive Certificates as Owners under the Agreement.

     Although DTC has agreed to the foregoing procedures in order to facilitate transfers of Certificates among Participants of DTC, it is under no obligation to perform or continue to perform the procedures and the procedures may be discontinued at any time.

ASSIGNMENT OF RIGHTS

     A Certificateowner may pledge, encumber, hypothecate or assign all or any part of its right to receive distributions under any Offered Certificate, but the pledge, encumbrance, hypothecation or assignment shall not constitute a transfer of an ownership interest sufficient to render the transferee a Certificateowner of the Trust without compliance with the provisions of the Agreement. Notwithstanding the foregoing, the Agreement provides that the Certificate Insurer will, in connection with the subrogation of the Certificate Insurer to the rights of the Certificateowners of the Offered Certificates in an amount equal to Insured Payments for which the Certificate Insurer has not received reimbursement, be considered to be an "Owner" to the extent, but only to the extent, of the rights.

DISTRIBUTION DATES

     On each Distribution Date, distributions will be made to Certificateholders from amounts then on deposit in the certificate accounts established and maintained by the Trustee in accordance with the Agreement (each a "Certificate Account"). The "Distribution Date" shall be the ____ day of each month and if this day is not a Business Day, then the next succeeding Business Day. Distributions will be made in immediately available funds to Certificateholders of Offered Certificates by wire transfer or otherwise, to the account of the Certificateholder at a domestic bank or other entity having appropriate facilities, if the Certificateholder has so notified the Trustee at least five Business Days prior to the Record Date, or by check mailed to the address of the person so entitled as it appears on the register (the "Certificate Register") maintained by the Trustee as registrar (the "Certificate Registrar"). Certificateowners may experience some delay in the receipt of their payments due to the operations of DTC.

     "Business Day" means any day other than:

     (1) a Saturday or Sunday,

     (2) a day on which the Certificate Insurer is closed or

     (3) a day on which banking institutions in the City of New York, New York, [Orange, California, Houston or Dallas, Texas] or the city in which the corporate trust office of the Trustee is located are authorized or obligated by law or executive order to be closed.

     "Record Date" means with respect to any Distribution Date, the last day of the month immediately preceding the calendar month in which the Distribution Date occurs.

     WE REFER YOU TO "--BOOK ENTRY CERTIFICATES" FOR MORE DETAIL.

     The Agreement will provide that a Certificateholder, upon receiving the final distribution on a Certificate, will be required to send the Certificate to the Trustee. The Agreement additionally will provide that, in any event, any Certificate as to which the final distribution has been made shall be deemed cancelled for all purposes of the Agreement and the Policies.

     Each Certificateholder of record of a class of Offered Certificates will be entitled to receive the Certificateholder's Percentage Interest in the amounts due the Class on each Distribution Date. The "Percentage Interest" of an Offered Certificate as of any date of determination will be equal to the percentage obtained by dividing the principal balance or notional amount of the Offered Certificate as of the Closing Date by the Certificate Principal Balance or Notional Amount for the related class of Offered Certificates as of the Closing Date.

DISTRIBUTIONS

     The Trustee will be required to deposit into the Certificate Account,

     o    the proceeds of any liquidation of the assets of the Trust,

     o all remittances made to the Trustee by or on behalf of the Servicer, the Seller or the Depositor,

     o any Cap Reserve Fund Transfer Amounts, any withdrawals from the LIBOR Carryover Funds,

     o any Insured Payments from the Certificate Insurer, provided that the amounts shall only be available to pay the applicable Class A Certificates and Class A-IO Certificates, and

     o    other amounts required in the Agreement.

     The Agreement establishes a Certificate Rate on each class of Class A, Class A-IO Component and Class B Component Certificates as set forth in this prospectus supplement under "--Certificate Rate." The Subordinated Offered Certificates will receive all of the interest and principal payments paid with respect to the related Class B Component Certificates. The "Expense Fee" for any Distribution Date will equal the sum of the Trustee Fee and the amounts payable to the Certificate Insurer as premium on the Policies (the "Premium Amount") on the Distribution Date. The Premium Amount as of each Distribution Date and Home Equity Loan Group will be as set out in the Agreement.

     On each Distribution Date, the Trustee is required to make the following disbursements and transfers from monies then on deposit in the Certificate Account as specified below in the following order of priority:

          (1) FIRST, on each Distribution Date from amounts then on deposit in the Certificate Account and with respect to a Home Equity Loan Group,

               (A) to the Trustee, the Trustee Fee for the related Home Equity Loan Group and

               (B) provided that no Certificate Insurer Default as defined in clause (x) of the definition of Certificate Insurer Default has occurred and is continuing, the Premium Amount for the related class of Class A and Class A-IO Certificates for the Distribution Date to the Certificate Insurer;

          (2) SECOND, on each Distribution Date, the Trustee shall allocate an amount equal to the sum of

               (x) the Total Monthly Excess Spread with respect to each Home Equity Loan Group with respect to the Distribution Date plus

               (y) any Subordination Reduction Amount with respect to the related Home Equity Loan Group with respect to the Distribution Date (the sum for each Home Equity Loan Group being the "Total Monthly Excess Cashflow") as follows:

               (A) FIRST, the Total Monthly Excess Cashflow with respect to the Home Equity Loan Group shall be allocated to the payment of the related Class A Distribution Amount, excluding any related Subordination Increase Amount, pursuant to clause (3) below in an amount equal to the amount, if any, by which (x) the Class A Distribution Amount, excluding any related Subordination Increase Amount, exceeds (y) the Available Funds with respect to the Home Equity Loan Group, net of the related Expense Fees;

               (B) SECOND, provided that no Certificate Insurer Default as defined in clause (x) of the definition of Certificate Insurer Default has occurred and is continuing, any portion of the Total Monthly Excess Cashflow with respect to the Home Equity Loan Group remaining after the allocation described in clause (2) (A) above shall be allocated to the Certificate Insurer in respect of any Reimbursement Amount (as defined in the Agreement) with respect to the related class of Class A and Class A-IO Certificates; provided further that if a Certificate Insurer Default as defined in clause (x) of the definition of Certificate Insurer Default has occurred and is continuing, then the priority of this allocation shall follow immediately after clause
          (2)(C) below;

               (C) THIRD, any portion of the Total Monthly Excess Cashflow with respect to the Home Equity Loan Group remaining after the allocation described in clauses (2) (A) and (B) above shall be used to reduce to zero, through the payment to the Certificateholders of the related class of Class A and Class B Component Certificates of a Subordination Increase Amount included in the related Group Principal Distribution Amount which shall be paid pursuant to clause (3) (D) below and the payment priorities specified below under "--Principal Priorities," in an amount, if any, equal to the excess of the Specified Subordinated Amount with respect to the Home Equity Loan Group over the Subordinated Amount with respect to the Home Equity Loan Group, assuming application of 100% of scheduled principal collections received during the Due Period and principal prepayments received during the related Prepayment Period but prior to the application of any Subordination Increase Amount, (the excess, the "Subordination Deficiency Amount") as of the Distribution Date;

               (D) FOURTH, if the Subordinated Amount for Group II has never equaled the Specified Subordinated Amount for Group II, any portion of the Total Monthly Excess Cashflow with respect to Group I remaining after the allocation described in clauses (2) (A), (B) and (C) above shall be used to reduce to zero, through the payment to the Certificateholders of the Class A and Class B Component Certificates of Group II of a Subordination Increase Amount included in the Principal Distribution Amount for Group II which shall be paid pursuant to clause (3) (D) below and the payment priorities specified below under "--Principal Priorities," in an amount, if any, equal to the remaining Subordination Deficiency Amount for Group II as of the Distribution Date;

               (E) FIFTH, any Total Monthly Excess Cashflow with respect to the Home Equity Loan Group remaining after the allocations described in clauses (2) (A), (B), (C) and (D) above shall be allocated to the unrelated Class B Component Certificates and paid pursuant to clause
          (3)(E) below, to the extent of any unreimbursed Unrelated Principal Carryover Shortfalls;

               (F) SIXTH, any Total Monthly Excess Cashflow with respect to the Home Equity Loan Group remaining after the allocations described in clauses (2) (A), (B), (C), (D) and (E) above shall be allocated to the related Class B Component Certificates and paid pursuant to clause
          (3)(F) below, to the extent of any unreimbursed Related Principal Carryover Shortfalls;

               (G) SEVENTH, any portion of Total Monthly Excess Cashflow with respect to the Home Equity Loan Group remaining after the allocations described in clauses (2) (A), (B), (C), (D), (E) and (F) above shall be allocated to the related Class X Certificates and paid to the LIBOR Carryover Fund pursuant to clause (3)(G) below, to the extent of any related required LIBOR Carryover Fund Deposit; and

               (H) EIGHTH, any Total Monthly Excess Cashflow remaining after the allocations described in clauses (2) (A), (B), (C), (D), (E), (F) and
          (G) above shall be allocated to the Servicer and paid pursuant to clause (3)(I) below, to the extent of any unreimbursed Delinquency Advances and unreimbursed Servicing Advances and other amounts specified in the Agreement;

          (3) THIRD, following the making by the Trustee of all allocations, transfers and disbursements described above from amounts, including any related Insured Payment which shall be paid only to the Certificateholders of the related Class A and Class A-IO Certificates, then on deposit in the Certificate Account with respect to the related Home Equity Loan Group, the Trustee shall distribute based on and after giving effect to the allocations provided in clause (2) above:

               (A) to the related Class A and Class A-IO Component Certificates, the related Current Interest for each Class, including the proceeds of any Insured Payments with respect to Current Interest made by the Certificate Insurer, on a pro rata basis based on each the Class A and Class A-IO Component Certificate's Current Interest without priority among the Class A and Class A-IO Component Certificates;

               (B) to the related Class B Component Certificates and the Class B-IOA or Class B-IOF Certificates, as applicable, the related Current Interest;

               (C) to the Certificate Insurer, the amounts described in clause
          (2)(B) above;

               (D) the Group Principal Distribution Amount applicable to each of the Group I and Group II Certificates shall be distributed as described under "--Principal Priorities" below;

               (E) to the unrelated Class B Component Certificate the amounts described in clause (2)(E) above until its Unrelated Principal Carryover Shortfall is reduced to zero;

               (F) to the related Class B Component Certificate the amounts described in clause (2)(F) above until its Related Principal Carryover Shortfall is reduced to zero;

               (G) from the amounts described in clause (2) (G) above the related LIBOR Carryover Fund Deposit to the related Class X Certificates for concurrent deposit in the related LIBOR Carryover Fund;

               (H) from amounts on deposit in the LIBOR Carryover Fund, the lesser of the related Certificateholders' Interest Index Carryover and the Available LIBOR Carryover Amount (1) first, pro rata based on Certificateholders' Interest Index Carryover, an amount up to the related outstanding Certificateholders' Interest Index Carryover to the related Class A Certificates, and (2) second, to the related Class B Component Certificates, an amount up to the related outstanding Certificateholders' Interest Index Carryover to the related Class B Component Certificates; and

               (I) to the Servicer the amounts described in clause (2)(H) above;

          (4) FOURTH, following the making by the Trustee of all allocations, transfers and disbursements described above, from amounts then on deposit in the Certificate Account, the Trustee shall distribute the remaining distributable amounts for the Distribution Date to the Trustee, a successor servicer and the Nonoffered Certificateholders, as specified in the Agreement.

PRINCIPAL PRIORITIES

     On each Distribution Date, the Trustee will distribute the Group Principal Distribution Amount with respect to Group I in the following order of priority, to the extent of the funds remaining for the distribution:

     (A) to the Class AI Certificateholders, the related Class A Principal Distribution Amount, concurrently, as follows:

          (1) an amount equal to the Class A-1F Principal Distribution Amount to the Class A-1F Certificates until the principal balance of the Class is reduced to zero; and

          (2) an amount equal to the Class A-2F Principal Distribution Amount to the Class A-2F Certificates until the principal balance of the Class is reduced to zero;

     (B) to the Class B-1F Component Certificates, the related Class B Component Principal Distribution Amount, until the principal balance of the Class is reduced to zero; and

     (C) to the Nonoffered Certificateholders related to Group I, any remaining amounts, as specified in the Agreement.

     On each Distribution Date, the Trustee will distribute the Group Principal Distribution Amount with respect to Group II in the following order of priority, to the extent of the funds remaining for the distribution:

     (A) to the Class AII Certificateholders, the related Class A Principal Distribution Amount, concurrently, as follows:

          (1) an amount equal to the Class A-3A Principal Distribution Amount to the Class A-3A Certificates until the principal balance of the Class is reduced to zero;

          (2) an amount equal to the Class A-4A Principal Distribution Amount to the Class A-4A Certificates until the principal balance of the Class is reduced to zero; and

          (3) an amount equal to the Class A-5A Principal Distribution Amount to the Class A-5A Certificates until the principal balance of the Class is reduced to zero;

     (B) to the Class B-1A Component Certificates, the related Class B Component Principal Distribution Amount, until the principal balance of the Class is reduced to zero; and

     (C) to the Nonoffered Certificateholders related to Group II, any remaining amounts, as specified in the Agreement.

     To the extent that the Trustee receives an Insured Payment with respect to any Distribution Date, the Trustee will distribute any portion of the Insured Payment with respect to the related Guaranteed Principal Amount to the related Class A Certificates in the same manner as Class A Principal Distribution Amount for the related Home Equity Loan Group is allocated to the related Class A Certificates.

CERTAIN DEFINITIONS

     "Available Funds" as to each Home Equity Loan Group and Distribution Date is the amount on deposit in the Certificate Account with respect to the related Home Equity Loan Group on the Distribution Date, excluding any Cap Reserve Fund Transfer Amount for the Distribution Date and including any amounts to be transferred from the LIBOR Carryover Funds, net of Total Monthly Excess Cashflow and any prepayment penalties with respect to the Home Equity Loan Group and disregarding the amounts of any Insured Payments to be made on the Distribution Date.

     The Trustee or Paying Agent shall (1) receive as attorney-in-fact of each Certificateholder of Class A and Class A-IO Certificates any Insured Payment from the Certificate Insurer and deposit the amounts into the Certificate Account and (2) disburse the same to each Certificateholder of Class A and Class A-IO Certificates. The Agreement will provide that to the extent the Certificate Insurer makes Insured Payments, either directly or indirectly, as by paying through the Trustee or Paying Agent, to the Certificateholders of the Class A and Class A-IO Certificates the Certificate Insurer will be subrogated to the rights of the Certificateholders of Class A and Class A-IO Certificates with respect to the Insured Payments, and shall receive reimbursement for the Insured Payment as provided in the Agreement, but only from the sources and in the manner provided in the Agreement; this subrogation and reimbursement to have no effect on the Certificate Insurer's obligations under the Policies.

     "Available LIBOR Carryover Amount" means with respect to any Distribution Date and a class of Certificates, the amount on deposit in the related LIBOR Carryover Fund after giving effect to deposits to it on the Distribution Date.

     "Cap Reserve Fund Transfer Amount" means with respect to any Distribution Date, the lesser of (1) the amount to be on deposit in the Cap Reserve Fund with respect to the Distribution Date and (2) as of any Distribution Date, the excess, if any, of

     (a)  the sum of:

     o the related Current Interest for the related Certificates for the Distribution Date,

     o the amounts described in clause (b) of the definition of Guaranteed Principal Amount for the related Class A Certificates for the Distribution Date,

     o the amount by which the Certificate Principal Balance of the related Group I or Group II Certificates, as applicable, after giving effect to all payments on the Distribution Date except with respect to any Cap Reserve Fund Transfer Amounts on the Distribution Date exceeds the Loan Balance of the Home Equity Loans in the related Home Equity Loan Group as of the end of the related Due Period;

     o on the Cap Reserve Fund Release Date, an amount necessary to cause the Subordinated Amount for each Home Equity Loan Group to equal the Specified Subordinated Amount for the Home Equity Loan Group and

     o on the Cap Reserve Fund Release Date, Principal Carryover Shortfalls for the related Class B Component Certificates over

     (b) the related Total Available Funds for the Distribution Date, net of the Premium Amount with respect to the related Class A Certificates and Class A-IO Component Certificates and the Trustee Fee with respect to the related Home Equity Loan Group and excluding any transfers to be made from the Cap Reserve Fund for the Distribution Date.

     "Carry-Forward Amount" with respect to any class of Certificates is the amount as of any Distribution Date, equal to the sum of:

     (1)  the amount, if any, by which

          (x) the Current Interest for the Class for the immediately preceding Distribution Date exceeded (y) the amount of the actual distribution in respect to interest on the class of Certificates made to the Certificateholders of the class of Certificates on the immediately preceding Distribution Date and

     (2) interest on the excess for the related Interest Period at the related Certificate Rate for the class of Certificates.

     "Certificate Insurer Default" is defined under the Agreement as the occurrence and continuance of (x) the failure by the Certificate Insurer to make a required payment under any of the Policies, which failure continues unremedied for five Business Days or (y) specified events of bankruptcy or insolvency of the Certificate Insurer.

     "Class A Distribution Amount" for each Home Equity Loan Group and Distribution Date shall be the sum of (x) Current Interest for the Class A and Class A-IO Component Certificates related to the Home Equity Loan Group, and (y) the Class A Principal Distribution Amount for the Home Equity Loan Group.

     "Class A Principal Distribution Amount" for each Home Equity Loan Group and Distribution Date shall be with respect to

     (a) any Distribution Date prior to the Stepdown Date or during the continuation of a Trigger Event, the lesser of

          (1) 100% of the related Group Principal Distribution Amount and

          (2) the aggregate Certificate Principal Balance of the related Class A Certificates, and

     (b) any other Distribution Date, an amount equal to the excess, if any, of

          (1) the aggregate Certificate Principal Balance of the related Class A Certificates immediately prior to the Distribution Date over (2) the lesser of

               (x) the product of ____% with respect to Group I and ____% with respect to Group II and the outstanding Loan Balance of the related Home Equity Loans as of the last day of the related Due Period, (y) the outstanding principal balance of the related Home Equity Loans as of the last day of the related Due Period minus the sum of

                    (A) $____in case of Group I and $____in case of Group II and
                    (B) the related 270-Day Delinquency Amount and

               (z) the outstanding Loan Balance of the related Home Equity Loans as of the last day of the related Due Period minus sum of the outstanding principal balances of the three largest Home Equity Loans as of the last day of the related Due Period in the Home Equity Loan Group;

provided, however, on the Final Scheduled Distribution Date for each class of Class A Certificates, the related Class A Principal Distribution Amount shall equal the aggregate Certificate Principal Balance of the related Class A Certificates.

     "Class A Subordination Increase Amount" means with respect to any Distribution Date and Home Equity Loan Group, the portion of any Subordination Increase Amount for the Home Equity Loan Group. The Class A Subordination Increase Amount with respect to Group I will be allocated between the Class A-1F Certificates and Class A-2F Certificates as follows; (1) first, pro rata, based on cumulative Realized Losses in Group Ia and Group Ib, respectively until Class A Subordination Increase Amounts in an amount equal to the cumulative Realized Losses has been paid the Class A-1F Certificates and Class A-2F Certificates on the Distribution Date or on prior Distribution Dates and (2) second, the remainder, pro rata, based upon the percentage that the outstanding Loan Balance of Group Ia or Group Ib represents of the Group I Home Equity Loans; provided, however, if the Certificate Principal Balance of either the Class A-1F Certificates or the Class A-2F Certificates has been reduced to zero, 100% of the Class A Subordination Increase Amount with respect to Group I shall be allocated to the outstanding Class A-1F Certificates or Class A-2F Certificates, as applicable. The Class A Subordination Increase Amount with respect to Group II will be allocated among the Class A-3A, Class A-4A and Class A-5A Certificates as follows;

     (1) first, an amount equal to the product of

          (x) a fraction, the numerator of which is the Certificate Principal Balance of the Class A-5A Certificates immediately preceding the Distribution Date and the denominator of which is the Certificate Principal Balance of the Group AII Certificates immediately preceding the Distribution Date and (y) the related Class A Subordination Increase Amount, will be paid to the Class A-5A Certificates,

     (2) second, the remainder pro rata, to the Class A-3A and Class A-4A Certificates, based on cumulative Realized Losses in Group IIa and Group IIb, respectively until Class A Subordination Increase Amounts in an amount equal to the cumulative Realized Losses has been paid to the Class A-3A and Class A-4A Certificates on the Distribution Date or on prior Distribution Dates and

     (3) third, the remainder, pro rata, to the Class A-3A and Class A-4A Certificates based upon the percentage that the outstanding principal balance at Group IIa or Group IIb represents of the Group II Home Equity Loans;

provided, however, if the Certificate Principal Balance of either the Class A-3A Certificates or the Class A-4A Certificates has been reduced to zero, the remainder of the Class A Subordination Increase Amount with respect to Group II remaining after the allocation in clause (1) shall be allocated to the outstanding Class A-3A Certificates or Class A-4A Certificates, as applicable.

     "Class A-1F Principal Distribution Amount" means with respect to any Distribution Date and the Class A-1F Certificates, the sum of

     o    the product of

          (1) the Class A Principal Distribution Amount, less any Class A Subordination Increase Amount included in the Class A Principal Distribution Amount, for Group I and

          (2) (A) if the Certificate Principal Balance of the Class A-2F Certificates is not zero, a fraction (x) the numerator of which is the sum of the amounts described in clauses (b) (1) (A) - (D) of the definition of Group Principal Distribution Amount received with respect to the Home Equity Loans in Group Ia and (y) the denominator of which is the sum of the amounts described in clauses (b) (1) (A) - (D) of the definition of Group Principal Distribution Amount received with respect to the Home Equity Loans in Group I and

               (B) if the Certificate Principal Balance of the Class A-2F Certificates is zero, 100%, and

     o the Class A Subordination Increase Amount with respect to the Class A-1F Certificates for the Distribution Date;

provided, however, on the Final Scheduled Distribution Date for the Class A-1F Certificates, the Class A-1F Principal Distribution Amount shall equal the Certificate Principal Balance of the Class A-1F Certificates on the Distribution Date, prior to giving effect to any distributions on this date.

     "Class A-2F Principal Distribution Amount" means with respect to any Distribution Date and the Class A-2F Certificates, the sum of

     o    the product of

     (1) the Class A Principal Distribution Amount, less any Class A Subordination Increase Amount included in the Class A Principal Distribution Amount, for Group I and

     (2) (A) if the Certificate Principal Balance of the Class A-1F Certificates is not zero, a fraction (x) the numerator of which is the sum of the amounts described in clauses (b) (1) (A) - (D) of the definition of Group Principal Distribution Amount received with respect to the Home Equity Loans in Group Ib and (y) the denominator of which is the sum of the amounts described in clauses (b) (1) (A) -
          (D) of the definition of Group Principal Distribution Amount received with respect to the Home Equity Loans in Group I and

          (B) if the Certificate Principal Balance of the Class A-1F Certificates is zero, 100%, and o the Class A Subordination Increase Amount with respect to the Class A-2F Certificates for the Distribution Date;

provided, however, on the Final Scheduled Distribution Date for the Class A-2F Certificates, the Class A-2F Principal Distribution Amount shall equal the Certificate Principal Balance of the Class A-2F Certificates on the Distribution Date, prior to giving effect to any distributions on this date.

     "Class A-3A Principal Distribution Amount" means with respect to any Distribution Date and the Class A-3A Certificates, the sum of

     o    the product of

     (1) the Class A Principal Distribution Amount, less any Class A Subordination Increase Amount included in the Class A Principal Distribution Amount, for Group II,

     (2) (A) if the Certificate Principal Balance of the Class A-4A Certificates is not zero a fraction (x) the numerator of which is the sum of the amounts described in clauses (b) (1) (A) - (D) of the definition of Group Principal Distribution Amount received with respect to the Home Equity Loans in Group IIa and (y) the denominator of which is the sum of the amounts described in clauses (b) (1) (A) -
          (D) of the definition of Group Principal Distribution Amount received with respect to the Home Equity Loans in Group II and

          (B) if the Certificate Principal Balance of the Class A-4A Certificates is zero, 100% and

     (3) a fraction, (A) the numerator of which is the Certificate Principal Balance of the Class A-3A and Class A-4A Certificates immediately preceding the Distribution Date and (B) the denominator of which is the Certificate Principal Balance of the Group AII Certificates immediately preceding the Distribution Date, and o the Class A Subordination Increase Amount with respect to the Class A-3A Certificates for the Distribution Date;

provided, however, on the Final Scheduled Distribution Date for the Class A-3A Certificates, the Class A-3A Principal Distribution Amount shall equal the Certificate Principal Balance of the Class A-3A Certificates on the Distribution Date, prior to giving effect to any distributions on this date.

     "Class A-4A Principal Distribution Amount" means with respect to any Distribution Date and the Class A-4A Certificates, the sum of o the product of

     (1) the Class A Principal Distribution Amount, less any Class A Subordination Increase Amount included in the Class A Principal Distribution Amount, for Group II,

     (2) (A) if the Certificate Principal Balance of the Class A-3A Certificates is not zero a fraction (x) the numerator of which is the sum of the amounts described in clauses (b) (1) (A) - (D) of the definition of Group Principal Distribution Amount received with respect to the Home Equity Loans in Group IIb and (y) the denominator of which is the sum of the amounts described in clauses (b) (1) (A) -
          (D) of the definition of Group Principal Distribution Amount received with respect to the Home Equity Loans in Group II and

          (B) if the Certificate Principal Balance of the Class A-3A Certificates is zero, 100% and

     (3) a fraction, (A) the numerator of which is the Certificate Principal Balance of the Class A-3A and Class A-4A Certificates immediately preceding the Distribution Date and (B) the denominator of which is the Certificate Principal Balance of the Group AII Certificates immediately preceding the Distribution Date, and o the Class A Subordination Increase Amount with respect to the Class A-4A Certificates for the Distribution Date;

provided, however, on the Final Scheduled Distribution Date for the Class A-4A Certificates, the Class A-4A Principal Distribution Amount shall equal the Certificate Principal Balance of the Class A-4A Certificates on the Distribution Date, prior to giving effect to any distributions on this date.

     "Class A-5A Principal Distribution Amount" means with respect to any Distribution Date and the Class A-5A Certificates, the sum of

     o    the product of

     (1) the Class A Principal Distribution Amount, less any Class A Subordination Increase Amount included in the Class A Principal Distribution Amount, for Group II and

     (2) a fraction, the numerator of which is the Certificate Principal Balance of the Class A-5A Certificates immediately preceding the Distribution Date and the denominator of which is the Certificate Principal Balance of the Group AII Certificates immediately preceding the Distribution Date and o the Class A Subordination Increase Amount with respect to the Class A-5A Certificates for the Distribution Date;

provided, however, on the Final Scheduled Distribution Date for the Class A-5A Certificates, the Class A-5A Principal Distribution Amount shall equal the Certificate Principal Balance of the Class A-5A Certificates, prior to giving effect to any distributions on this date.

     "Class B Component Distribution Amount" for each Home Equity Loan Group and Distribution Date shall be the sum of (x) Current Interest for the Class B Component Certificates related to the Home Equity Loan Group and (y) the Class B Component Principal Distribution Amount for the Home Equity Loan Group.

     "Class B Component Principal Distribution Amount" for each Home Equity Loan Group and Distribution Date shall be (a) prior to the Stepdown Date or during the occurrence of a Trigger Event, zero and (b) on any Distribution Date on and after the Stepdown Date and so long as a Trigger Event is not in effect, an amount equal to the excess of

     (1) the sum of (x) the aggregate Certificate Principal Balance of the related Class A Certificates, after giving effect to the distribution of the related Group Principal Distribution Amount on the Distribution Date, and (y) the Certificate Principal Balance of the related Class B Component Certificates immediately prior to the Distribution Date, over

     (2) the lesser of (x) the product of ____% and the outstanding Loan Balance of the related Home Equity Loans as of the last day of the related Due Period and (y) the outstanding principal balance of the related Home Equity Loans as of the last day of the related Due Period minus $____in the case of Group I and $____in case of Group II;

PROVIDED, HOWEVER, that if the aggregate Certificate Principal Balance of the related Class A Certificates is reduced to zero, the related Class B Component Certificates shall be entitled to all of the remaining related Group Principal Distribution Amount, whether or not a Trigger Event is in effect.

     "Compensating Interest Default Amount" means the excess, if any, of (a) the aggregate Compensating Interest required to be paid by the Servicer on the related Monthly Remittance Date pursuant to the Agreement over (b) the aggregate Compensating Interest actually paid by the Servicer on the Monthly Remittance Date.

     "Current Interest" with respect to each class of Class A, Class A-IO Component and Class B Component Certificates means, with respect to any Distribution Date: (1) the aggregate amount of interest accrued at the related Certificate Rate on the Certificate Principal Balance or Notional Amount, as applicable, of the related Class A, Class A-IO Component and Class B Component Certificates plus (2) the Carry-Forward Amount, if any, with respect to the class of Class A, Class A-IO Component and Class B Component Certificates; provided, however, that with respect to each class of Class A, Class A-IO Component and Class B Component Certificates, the amount described in clause (1) above will be reduced by the Class' pro rata share of the sum of (a) any shortfalls with respect to the related Home Equity Loan Group resulting from the application of the Soldier's and Sailor's Civil Relief Act of 1940 ("Civil Relief Interest Shortfalls") with respect the related Interest Period and (b) any Compensating Interest Default Amounts with respect to the related Home Equity Loan Group.

     "Delinquency Amount" as to any date of determination, means the product of the related Delinquency Percentage and the Loan Balance of the Home Equity Loans in the related Home Equity Loan Group.

     "Delinquency Percentage" means with respect to each Home Equity Loan Group, the rolling three month average of the percentage equivalent of a fraction, the numerator of which is:

     (a) the sum, without duplication, of the

          (1) aggregate Loan Balance of all Home Equity Loans in the related Home Equity Loan Group that are 90 or more days delinquent,

          (2) aggregate Loan Balance of all Home Equity Loans in the related Home Equity Loan Group that are in foreclosure and

          (3) the aggregate Loan Balance of all Home Equity Loans in the related Home Equity Loan Group that are relating to REO Properties and the denominator of which is

     (b) the aggregate Loan Balance of the Home Equity Loans in the related Home Equity Loan Group, as of the end of the related Due Period.

     "Due Period" with respect to any Distribution Date is the period beginning on the opening of business on the 2nd day of the calendar month preceding the calendar month in which the Distribution Date occurs and ending on the close of business on the 1st day of the month in which the Distribution Date occurs.

     "Group Principal Distribution Amount" with respect to the Class A Certificates and the Class B Component Certificates of the related Home Equity Loan Group and Distribution Date shall be the lesser of: (a) the related Total Available Funds plus any Insured Payments paid by the Certificate Insurer related to the Home Equity Loan Group, provided, however, the amounts shall be payable solely to the Class A Certificates and Class A-IO Certificates, minus the related Expense Fee, and minus the Current Interest for the Distribution Date with respect to the related Certificates; and (b) the excess, if any, of

     (1)  the sum of, without duplication:

          (A) the principal portion of all scheduled monthly payments on the Home Equity Loans related to the Home Equity Loan Group actually received by the Servicer during the related Due Period, related Delinquency Advances with respect to principal for the related Due Period and any full or partial Prepayments on the Home Equity Loans made by the Mortgagors of Home Equity Loans in the related Home Equity Loan Group and actually received by the Servicer during the related Prepayment Period to the extent the amounts are received by the Trustee;

          (B) the outstanding principal balance of each Home Equity Loan in the related Home Equity Loan Group that was repurchased by the Originator or the Seller or purchased by the Servicer on or prior to the related Monthly Remittance Date;

          (C) any Substitution Amounts to the extent the Substitution Amounts relate to principal;

          (D) all Net Liquidation Proceeds actually collected by or on behalf of the Servicer with respect to the Home Equity Loans in the related Home Equity Loan Group during the related Due Period, to the extent the Net Liquidation Proceeds relate to principal;

          (E) the amount of any Subordination Deficit with respect to the related Home Equity Loan Group for the Distribution Date;

          (F) the principal portion of the proceeds received by the Trustee with respect to the related Home Equity Loan Group upon termination of the Trust, to the extent the proceeds relate to principal;

          (G) the amount of any Subordination Increase Amount with respect to the related Home Equity Loan Group for the Distribution Date to the extent of any Net Monthly Excess Cashflow available for this purpose and

          (H)  the related Closing Date Deposit; over

     (2) the amount of any Subordination Reduction Amount with respect to the related Home Equity Loan Group for the Distribution Date; provided, however, on the related Final Scheduled Distribution Date for a class of Class A Certificates the Group Principal Distribution Amount with respect to the related class of Class A Certificates shall include the Certificate Principal Balance for the class of Certificates.

     "LIBOR Carryover Fund Deposit" for each Distribution Date and each Home Equity Loan Group, will equal:

          (a) any related Certificateholders' Interest Index Carryover for the Distribution Date, or

          (b) if no Certificateholders' Interest Index Carryover is payable on the Distribution Date, an amount so when it is added to other amounts already on deposit in the applicable LIBOR Carryover Fund, the aggregate amount on deposit in the related LIBOR Carryover Fund is equal to $10,000.

     "Monthly Remittance Date" means the date on which the Servicer is required to make deposits to the Certificate Account and reports are required to be delivered to the Trustee as specified in the Agreement.

     "Net Monthly Excess Cashflow" with respect to each Home Equity Loan Group and Distribution Date, means the excess, if any, of:

          (a) the Total Monthly Excess Cashflow for the Home Equity Loan Group over

          (b) the amounts allocated pursuant to clauses (2)(A) through (2)(B) above under "--Distributions" above for the Distribution Date.

     "Prepayment Period" with respect to any Distribution Date is the calendar month preceding the calendar month in which the Distribution Date occurs.

     "Principal Carryover Shortfall" with respect to any Distribution Date and any Class B Component Certificate is the excess, if any, of:

          (1)  the sum of:

               (x) the amount of the reduction in the Certificate Principal Balance of that Class B Component Certificate on the Distribution Date as provided under "--Allocation of Realized Losses" below and

               (y) the amount of the reductions on prior Distribution Dates over

          (2)  the amount distributed in respect of it on prior Distribution
Dates.

     "Related Principal Carryover Shortfall" with respect to any Distribution Date and any Class B Component Certificate is the Principal Carryover Shortfall of the Class B Component Certificate to the extent that it resulted from a loss in the related Home Equity Loan Group.

     "Senior Enhancement Percentage" means with respect to any Distribution Date, the percentage equivalent of a fraction, the numerator of which is the related Subordinated Amount, in each case, prior to taking into account the distribution of the related Group Principal Distribution Amount on the Distribution Date, and the denominator of which is the outstanding principal balance of the related Home Equity Loans as of the last day of the related Due Period.

     "Stepdown Date" with respect to a Home Equity Loan Group means the later to occur of (x) the Distribution Date in ____and (y) the Distribution Date on which the Senior Enhancement Percentage is greater than or equal to ____% for Group I or ____% for Group II.

     "Total Available Funds" as to each Distribution Date and Home Equity Loan Group is the sum of (x) the Available Funds with respect to the Home Equity Loan Group and (y) any amounts of Total Monthly Excess Cashflow with respect to the Home Equity Loan Group or the unrelated Home Equity Loan Group to be applied to the related class of Certificates on the Distribution Date, disregarding the amount of any Insured Payment to be made on the Distribution Date.

     "Total Monthly Excess Spread" with respect to each Home Equity Loan Group and Distribution Date, means the excess of (1) the aggregate of all interest which is collected on the Home Equity Loans in the Home Equity Loan Group during a Due Period, net of the Servicing Fee and Trustee Fee with respect to the Home Equity Loan Group and any reimbursement of nonrecoverable Delinquency Advances with respect to the Home Equity Loan Group, plus the sum of any Delinquency Advances and Compensating Interest paid by the Servicer with respect to the Home Equity Loan Group plus any Cap Reserve Fund Transfer Amount over (2) the sum of the Current Interest for the Certificates related to the Home Equity Loan Group and the Premium Amount with respect to the Class A and Class A-IO Certificates related to the Home Equity Loan Group.

     "Trigger Event" means, with respect to Group I or Group II, as applicable, if at any time, (x) the product of (1) ____% and (2) the percentage equivalent of a fraction, the numerator of which is the Delinquency Amount for the related Home Equity Loan Group and the denominator of which is the outstanding principal balance of the related Home Equity Loans as of the last day of the related Due Period for the related Home Equity Loan Group exceeds (y) the Senior Enhancement Percentage for the related Home Equity Loan Group.

     "270-Day Delinquency Amount" means the aggregate principal balance of the Home Equity Loans in the related Home Equity Loan Group that are 270 or more days delinquent, including without limitation, Home Equity Loans in foreclosure and Home Equity Loans relating to REO Properties.

     "Unrelated Principal Carryover Shortfall" with respect to any Distribution Date and any Class B Component Certificate is the Principal Carryover Shortfall of the Class B Component Certificate to the extent that it resulted from a loss in the unrelated Home Equity Loan Group.

CERTIFICATE RATE

     The "Certificate Rate" on any Distribution Date with respect to the Class A, Class A-IO Component and Class B Component Certificates will be the rate set forth in this prospectus supplement except that on any Distribution Date with respect to the Class A-3A, Class A-4A, Class A-5A, Class B-1F Component and Class B-1A Component Certificates, the related Certificate Rate will be the lesser of (A) the related Formula Rate, and (B) the related Available Funds Cap for the Distribution Date.

     The "Class A-3A Formula Rate" for any Distribution Date is the lesser of

     (A) the sum of

          (1) One-Month LIBOR and

          (2) ____%, or ____% for each Distribution Date occurring after the date on which the holder of the Class X-F Certificate has the right to terminate the Agreement by purchasing all outstanding Home Equity Loans, and

     (B) ____% per annum.

     The "Class A-4A Formula Rate" for any Distribution Date is the lesser of

     (A) the sum of

          (1) One-Month LIBOR and

          (2) ____%, or ____% for each Distribution Date occurring after the date on which the holder of the Class X-F Certificate has the right to terminate the Agreement by purchasing all outstanding Home Equity Loans, and

     (B) ____% per annum.

     The "Class A-5A Formula Rate" for any Distribution Date is the lesser of

     (A) the sum of

          (1) One-Month LIBOR and

          (2) ____%, or ____% for each Distribution Date occurring after the date on which the holder of the Class X-F Certificate has the right to terminate the Agreement by purchasing all outstanding Home Equity Loans, and

     (B) ____% per annum.

     The "Class B-1F Component Formula Rate" for any Distribution Date is the lesser of

     (A) the sum of

          (1) One-Month LIBOR and

          (2) ____%, or ____% for each Distribution Date occurring after the date on which the holder of the Class X-F Certificate has the right to terminate the Agreement by purchasing all outstanding Home Equity Loans, and

     (B) ____% per annum.

     The "Class B-1A Component Formula Rate" for any Distribution Date is the lesser of:

          (A) the sum of:

               (1) One-Month LIBOR and

               (2) ____%, or ____% for each Distribution Date occurring after the date on which the holder of the Class X-F Certificate has the right to terminate the Agreement by purchasing all outstanding Home Equity Loans, and

          (B) ____% per annum.

     The related "Available Funds Cap" with respect to a Certificate or Component Certificate and any Interest Period and the related Distribution Date will be a rate per annum equal to the fraction, expressed as a percentage, the numerator of which is the excess of (1) the product of (a) the weighted average of the Net Coupon Rates on the Home Equity Loans in the related Home Equity Loan Group as of the beginning of the related Due Period and (b) the aggregate Loan Balance of the Home Equity Loans in the related Home Equity Loan Group as of the beginning of the related Due Period over (2) the interest payable on the related Notional Amount Certificates on the related Distribution Date, and the denominator of which is the then outstanding Certificate Principal Balance of the Group I or Group II Certificates, as applicable (adjusted to an effective rate reflecting accrued interest calculated on the basis a 360-day year and the actual number of days elapsed).

     The "Net Coupon Rate" will be the rate per annum equal to the Coupon Rate of the Home Equity Loan minus the sum of:

               (1) the rate at which the Servicing Fee accrues,

               (2) the rate at which the Trustee Fee accrues,

               (3) the applicable Premium Amount, expressed as a per annum percentage of the aggregate Loan Balance of the related Home Equity Loans, and (4) in the case of any Group II Home Equity Loan, the Minimum Spread.

The "Minimum Spread" shall be a percentage per annum equal to ___%.

     If on any Distribution Date the Certificate Rate for any Certificates is based on the related Available Funds Cap, the related Certificateholders will be entitled to receive on subsequent Distribution Dates the applicable Certificateholders' Interest Index Carryover. The applicable
"Certificateholders' Interest Index Carryover" is equal to the sum of:

          (A) the excess of

               (1) the amount of interest the Certificates would otherwise be entitled to receive on the Distribution Date had the rate been calculated at the applicable Formula Rate for the Distribution Date over

               (2) the amount of interest payable on the the Certificates at the applicable Available Funds Cap for the Distribution Date and

          (B) the applicable Certificateholders' Interest Index Carryover for all previous Distribution Dates not previously paid to the related Certificateholders, including any interest accrued at the related Formula Rate.

The Policies will not cover any Certificateholders' Interest Index Carryover, and the ratings on the Certificates by the Rating Agencies will not address the likelihood of receipt by the related Certificateholders of any amounts in respect Certificateholders' Interest Index Carryovers. Payment of the Certificateholders' Interest Index Carryover will be subject to availability of funds for payment in accordance with the priority of payments set forth under "--Distributions" above.

     The "Interest Period" means, (1) with respect to each Distribution Date and the Class AI, Class A-IOF Component and Class A-IOA Component Certificates, the period from the first day of the calendar month preceding the month of the Distribution Date through the last day of the calendar month. Interest on the Certificates in respect of any Distribution Date will accrue during the related Interest Period on the basis of a 360-day year consisting of twelve 30-day months and (2) with respect to each Distribution Date and the Class AII and Class B Component Certificates, is the period from and including the preceding Distribution Date, or _________, ____ in the case of the first Distribution Date, to and including the day preceding the related Distribution Date. Interest will accrue on the Class AII and Class B Component Certificates during the related Interest Period on the basis of the actual number of days in the related Interest Period and a year of 360 days.

CALCULATION OF ONE-MONTH LIBOR

     On each LIBOR Determination Date (as defined below), the Trustee will determine One-Month LIBOR for the next Interest Period.

     "One-Month LIBOR" means, as of any LIBOR Determination Date, the London interbank offered rate for one-month United States dollar deposits which appears in the Telerate Page 3750 as of 11:00 a.m., London time, on the LIBOR Determination Date. If the rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the rates at which deposits in United States dollars are offered by the Reference Banks at approximately 11:00 a.m. (London time), on that day to prime banks in the London interbank market. The Trustee will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two quotations are provided, the rate for that day will be the arithmetic mean of the quotations, rounded upwards if necessary to the nearest whole multiple of 1/16%. If fewer than two quotations are provided as requested, the rate for that day will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Trustee, at approximately 11:00 a.m. (New York City time) on that day for loans in United States dollars to leading European banks.

     "LIBOR Determination Date" means, with respect to any Interest Period, the second London business day preceding the commencement of the Interest Period, or in the case of the first Distribution Date, ____. For purposes of determining One-Month LIBOR, a "London business day" is any day on which dealings in deposits of United States dollars are transacted in the London interbank market.

     "Telerate Page 3750" means the display page currently so designated on the Dow Jones Telerate Capital Markets Report, or another page as may replace that page on that service for the purpose of displaying comparable rates or prices, and "Reference Banks" means leading banks selected by the Depositor and engaged in transactions in Eurodollar deposits in the international Eurocurrency market.

CREDIT ENHANCEMENT

     THE POLICIES

     FOR AN EXPLANATION OF THE POLICIES, WE REFER YOU TO "THE POLICIES AND THE CERTIFICATE INSURER" FOR MORE DETAIL.

     OVERCOLLATERALIZATION RESULTING FROM CASH FLOW STRUCTURE. The Agreement requires that, on each Distribution Date, Net Monthly Excess Cashflow with respect to a Home Equity Loan Group be applied on the Distribution Date as an accelerated payment of principal on the related Class(es) of Class A and Class B Component Certificates, but only to the limited extent described in this propsectus supplement.

     Any application of Net Monthly Excess Cashflow for the payment of principal has the effect of accelerating the amortization of the related Class A and Class B Component Certificates relative to the amortization of the Home Equity Loans in the related Home Equity Loan Group.

     Pursuant to the Agreement, each Home Equity Loan Group's Net Monthly Excess Cashflow will be applied as an accelerated payment of principal on the applicable Class A and Class B Component Certificates until the related Subordinated Amount has increased to the level required. "Subordinated Amount" means, with respect to each Home Equity Loan Group and Distribution Date, the excess, if any, of (x) the aggregate Loan Balances of the Home Equity Loans in the Home Equity Loan Group as of the close of business on the last day of the preceding Due Period over (y) the aggregate outstanding Certificate Principal Balance of the related Class A Certificates as of the Distribution Date, after taking into account the payment of the Group Principal Distribution Amount related to the Home Equity Loan Group, except for any Subordination Reduction Amount or Subordination Increase Amount related to the Home Equity Loan Group, on the Distribution Date. With respect to each Home Equity Loan Group and Distribution Date, the lesser of (1) the related Subordination Deficiency Amount as of the Distribution Date, after taking into account the payment of the related Class A Distribution Amounts on the Distribution Date, except for any Subordination Increase Amount for the Home Equity Loan Group, and (2) the aggregate amount of Net Monthly Excess Cashflow available to be applied as an accelerated payment of principal is a "Subordination Increase Amount." The required level of the Subordinated Amount or the "Specified Subordinated Amount" for each Home Equity Loan Group with respect to a Distribution Date is:

     (a) prior to the Stepdown Date, the sum of;

          (x) the product of,

               (1) ____% for Group I and ____% for Group II and

               (2) the outstanding principal balance of the related Home Equity Loans as of the Cut-Off Date and

          (y) the amount of Unrelated Principal Carryover Shortfalls applied to the Class B Component Certificates related to the Home Equity Loan Group; and

     (b) on and after the Stepdown Date, the greater of

          (x) the lesser of

               (1) the amount specified in clause (a) above and

               (2) the sum of

                    (A) the product of ____% for Group I and ____% for Group II and the outstanding principal balance of the related Home Equity Loans as of the end of the related Due Period and

                    (B) the amount of Unrelated Principal Carryover Shortfalls applied to the Class B Component Certificates related to the Home Equity Loan Group,

          (y) the sum of $____with respect to Group I and $____with respect to Group II and the applicable 270-Day Delinquency Amount and

          (z) the sum of the outstanding principal balances of the three largest Home Equity Loans in the Home Equity Loan Group;

provided, however, that on each Distribution Date during the continuance of a Trigger Event, the Specified Subordinated Amount with respect to clause (a) or
(b) above, as applicable, will equal the greater of (1) the amount specified above for the Distribution Date and (2) ____% of the Delinquency Amount for the related Home Equity Loan Group.

     With respect to any Home Equity Loan Group and Distribution Date, the excess, if any, of (x) the related Subordinated Amount on the Distribution Date after taking into account all distributions to be made on the Distribution Date, except for any distributions of related Subordination Reduction Amounts as described in this sentence, over (y) the related Specified Subordinated Amount is the "Excess Subordinated Amount" for the Home Equity Loan Group and Distribution Date. If, on any Distribution Date, the Excess Subordinated Amount is, or, after taking into account all other distributions to be made on the Distribution Date, would be, greater than zero, i.e., the Subordinated Amount is or would be greater than the related Specified Subordinated Amount, then any amounts relating to principal which would otherwise be distributed with respect to the related class or classes of Class A and Class B Component Certificates on the Distribution Date shall instead be distributed with respect to the related Nonoffered Certificates, to the extent available for distribution, in an amount equal to the lesser of (x) the related Excess Subordinated Amount for the Home Equity Loan Group and Distribution Date and (y) the amount available for distribution on account of principal with respect to the Certificates on the Distribution Date; this amount being the "Subordination Reduction Amount" with respect to the related Home Equity Loan Group and Distribution Date. Following the cure of a Trigger Event, that portion of a Subordination Reduction Amount necessary to cause, when taken together with other distributions with respect to the related Class B Component Certificates for a Distribution Date, an amount equal to the applicable Class B Component Principal Distribution Amount to be distributed to the applicable Class B Component Certificates will be paid to the applicable Class B Component Certificates, and consequently to the Class B-1 Certificates.

     The Agreement provides generally that, on any Distribution Date all amounts collected on account of scheduled principal payments, other than any amount applied to the payment of a Subordination Reduction Amount, during the prior Due Period and Prepayments during the prior Prepayment Period will be distributed with respect to the related Class A and Class B Component Certificates on the Distribution Date. If any Home Equity Loan became a Liquidated Loan during the prior Due Period, the Net Liquidation Proceeds related to the Home Equity Loan and allocated to principal may be less than the principal balance of the related Home Equity Loan; the amount of any insufficiency is a "Realized Loss." In addition, the Agreement provides that the principal balance of any Home Equity Loan which becomes a Liquidated Loan shall thenceforth equal zero. The Agreement does not contain any requirement that the amount of any Realized Loss be distributed to the Certificateholders of the related Class A and Class B Component Certificates on the Distribution Date which immediately follows the event of loss, i.e., the Agreement does not require the current recovery of losses. However, the occurrence of a Realized Loss will reduce the Subordinated Amount with respect to a Home Equity Loan Group, which to the extent that the reduction causes the Subordinated Amount to be less than the Specified Subordinated Amount applicable to the related Distribution Date, will require the payment of a Subordination Increase Amount on the Distribution Date, or, if insufficient funds are available on the Distribution Date, on subsequent Distribution Dates, until the applicable Subordinated Amount equals the applicable Specified Subordinated Amount. The effect of the foregoing is to allocate losses initially to the Certificateholders of the Nonoffered Certificates by reducing, or eliminating entirely, payments of Total Monthly Excess Spread and Subordination Reduction Amounts which the Certificateholders would otherwise receive.

     A "Liquidated Loan" is a Home Equity Loan with respect to which a determination has been made by the Servicer that all recoveries have been recovered or that the Servicer reasonably believes that the cost of obtaining any additional recoveries would exceed the amount of the recoveries.

     OVERCOLLATERALIZATION AND THE POLICIES. The Agreement defines a "Subordination Deficit" with respect to a Home Equity Loan Group and a Distribution Date on and after the Distribution Date on which the Certificate Principal Balance of the Subordinated Offered Certificates has been reduced to zero to be the amount, if any, by which (x) the aggregate Certificate Principal Balances of the related Class A Certificates with respect to the Distribution Date, after taking into account all distributions to be made on the Distribution Date, except for any Insured Payment or any Subordination Deficit, exceeds (y) the aggregate Loan Balances of the Home Equity Loans in the Home Equity Loan Group as of the close of business on the last day of the related Due Period. The Agreement requires the Trustee to make a claim for an Insured Payment under the related Policy not later than the third Business Day prior to any Distribution Date as to which the Trustee has determined that a Subordination Deficit will occur for the purpose of applying the proceeds of the Insured Payment as a payment of principal to the Certificateholders of the related Class A Certificates on the Distribution Date. Each Policy is thus similar to the subordination provisions described above insofar as the Policy guarantees ultimate, rather than current, payment of the amounts of any Realized Losses to the Certificateholders of the Class A Certificates. Investors in the Class A Certificates should realize that, under extreme loss or delinquency scenarios applicable to the related Home Equity Loan Group, they may temporarily receive no distributions of principal when they would otherwise be entitled to distributions of principal under the principal allocation provisions described in this prospectus supplement. Nevertheless, the exposure to risk of loss of principal of the Certificateholders of the Class A Certificates depends in part on the ability of the Certificate Insurer to satisfy its obligations under the Policies. In that respect and to the extent that the Certificate Insurer satisfies the obligations, the Certificateholders of the Class A Certificates are insulated from principal losses on the Certificates.

ALLOCATION OF REALIZED LOSSES

     The Group Principal Distribution Amount for each Home Equity Loan Group includes the Net Liquidation Proceeds in respect of principal received upon liquidation of a Liquidated Loan. If the Net Liquidation Proceeds are less than the unpaid principal balance of the related Liquidated Loan, the principal balance of the related Home Equity Loans will decline more than the aggregate Certificate Principal Balance of the related Class A and Class B Component Certificates. If the difference is not covered by the related Class B Subordinated Amount or the application of the related Net Monthly Excess Cashflow, the losses will be allocated first to the related Class B Component Certificates in the reverse order of payment priority and second to the unrelated Class B Component Certificates in the reverse order of payment priority. Any allocation of a loss to a class of Class B Component Certificates will reduce the amount of interest and, to the extent not reimbursed from future Net Monthly Excess Cashflow, principal they will receive and accordingly the amounts that the related Subordinated Offered Certificates would receive. Losses are allocated with respect to each Home Equity Loan Group, to the Class B Component Certificates in the following order: (a) from Group I to the Class B-1F Component Certificate and then to the Class B-1A Component Certificate and
(b) from Group II to the Class B-1A Component Certificate and then to the Class B-1F Component Certificate.

     If, following the distributions on a Distribution Date, the aggregate Certificate Principal Balance of the related Class A and Class B Component Certificates exceeds the principal balance of the related Home Equity Loans, I.E., the related Certificates are undercollateralized, the Certificate Principal Balance of the applicable Class B Component Certificates will be reduced by the amount of the excess. If the Certificate Principal Balance of a Class B Component Certificate is reduced, the Certificate Principal Balance of the related Subordinated Offered Certificate will be reduced. This reduction will constitute a Principal Carryover Shortfall for the Class B Component Certificates and the related Subordinated Offered Certificate. Although a Principal Carryover Shortfall will not accrue interest, the amount may be paid on a future Distribution Date to the extent funds are available as provided above under "--Distributions."

FINAL SCHEDULED DISTRIBUTION DATE

     The last scheduled Distribution Date (the "Final Scheduled Distribution Date") for each class of Offered Certificates is set forth on the cover page of this prospectus supplement.

     It is expected that the actual last Distribution Date for each class of Offered Certificates will occur significantly earlier than the Final Scheduled Distribution Dates.

     WE REFER YOU TO "PREPAYMENT AND YIELD CONSIDERATIONS" FOR MORE DETAIL.

     The Final Scheduled Distribution Date for each class of Offered Certificates, other than the Class A-IO Certificates, has been calculated by adding two months to the maturity date of the latest maturing Home Equity Loan.

SERVICING FEE

     As to each Home Equity Loan, the Servicer will retain a fee (the "Servicing Fee") equal to 0.50% per annum, payable monthly at one-twelfth of this annual rate of the then outstanding principal balance of the Home Equity Loan serviced as of the first day of each Due Period, provided, however, that if a successor Servicer is appointed in accordance with the Agreement, the Servicing Fee shall be the amount agreed upon by the Trustee, the Certificate Insurer, and the successor Servicer but in no event in an amount greater than the amount paid to the predecessor Servicer. The Servicer will also be able to retain late fees, assumption fees, release fees, bad check charges, investment earnings on the funds in the Principal and Interest Account and any other servicing related charges.

TERMINATION; PURCHASE OF HOME EQUITY LOANS

     The Trust will terminate on the Distribution Date following the later to occur of:

          (a) the final payment or other liquidation, or any advance made with respect to the final payment or other liquidation, of the last Home Equity Loan in the Trust,

          (b) the disposition of all property acquired in respect of any Home Equity Loan remaining in the Trust and

          (c) the optional purchase by the Servicer, or, if the Servicer does not so opt, the Certificate Insurer, of the Home Equity Loans as described below.

     Subject to provisions in the Agreement concerning the adoption of a plan of complete liquidation, the holder of the Class X-F Certificate may at its option, on any date on which the Aggregate Principal Balance of all the Certificates is less than 10% of the initial Aggregate Principal Balance of all of the Certificates, to the extent conditions specified in the Agreement are satisfied, purchase, on the next succeeding Distribution Date, all of the outstanding Home Equity Loans and all property acquired by the Trust in respect of any Home Equity Loan by foreclosure, deed in lieu of foreclosure or otherwise at a price equal to the sum of:

     (a) the greater of,

          (1) the outstanding Loan Balance of the Home Equity Loans and

          (2) the greater of

               (x) the Aggregate Principal Balance of Group I and Group II and

               (y) the fair market value of the Home Equity Loans, excluding accrued interest,

     (b) Current Interest due to the Certificateholders plus the Servicing Fee, the Trustee Fee and the Premium Amount due for the related Distribution Date and

     (c) all amounts due and owing to the Certificate Insurer and any advances that the Servicer has failed to remit and unreimbursed advances and servicing fees and other amounts as may be specified in the Agreement (this amount, the "Termination Price").

The Depositor expects that the Class X-F Certificates will be conveyed to a third-party. The Depositor expects that this third party will enter into agreements that will limit the third party's ability to exercise its clean up call option. If the holder of the Class X-F Certificate does not exercise this right within the period set forth in the Agreement, the Certificate Insurer or the Servicer, may, as set forth in the Agreement, exercise the right. Upon exercise of this option, in addition to the Termination Price, the entity exercising the option must pay additional amounts to the holder of each Class X Certificate, as specified in the Agreement.

THE TRUSTEE

     ___________________, a ____corporation, has been named Trustee pursuant to the Agreement. The Trustee may have normal banking relationships with the Depositor, the Originators and the Servicer. As to each Home Equity Loan the Trustee will receive a fee (the "Trustee Fee") set forth in the Agreement.

     The Trustee may resign at any time, in which event the Depositor will be obligated to appoint a successor Trustee, as approved by the Certificate Insurer and the Servicer. The Certificate Insurer or the Depositor and, in specific instances, the Servicer may, in each case with the prior written consent of the Certificate Insurer, also remove the Trustee if the Trustee ceases to be eligible to continue under the Agreement, if the Trustee becomes insolvent or if the Trustee fails to perform its obligations. Upon becoming aware of these circumstances, the Depositor will be obligated to appoint a successor Trustee, as approved by the Certificate Insurer. Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee acceptable to the Certificate Insurer.

     No holder of a Certificate will have any right under the Agreement to institute any proceeding with respect to the Agreement unless (a) so long as no Certificate Insurer Default constituting a payment default exist, the Certificate Insurer has given its prior written consent and (b) the holder previously has given to the Trustee written notice of default and unless Certificateholders holding Certificates evidencing at least 51% of the Percentage Interests in the Trust, have made written requests upon the Trustee to institute the proceeding in its own name as Trustee under the Agreement and have offered to the Trustee reasonable indemnity and the Trustee for 60 days has neglected or refused to institute this proceeding. The Trustee will be under no obligation to exercise any of the trusts or powers vested in it by the Agreement or to make any investigation of matters arising under the Agreement or to institute, conduct or defend any litigation under the Agreement or in relation to the Agreement at the request, order or direction of any of the Certificateholders, unless the Certificateholders have offered to the Trustee reasonable security or indemnity against the cost, expenses and liabilities which may be incurred in or by exercising any of the trusts or powers vested in the Trustee.

                    THE POLICIES AND THE CERTIFICATE INSURER

     The following information has been supplied by [_________________________] (the "Certificate Insurer") for inclusion in this prospectus supplement. The Certificate Insurer does not accept any responsibility for the accuracy or completeness of this prospectus supplement or any information or disclosure contained in this prospectus supplement, or omitted from this prospectus supplement, other than with respect to the accuracy of the information regarding the two Certificate Guaranty Insurance Policies (the "Policies") and the Certificate Insurer set forth in this prospectus supplement under the heading "THE POLICIES AND THE CERTIFICATE INSURER." Additionally, the Certificate Insurer makes no representation regarding the Certificates or the advisability of investing in the Certificates.

THE POLICIES

     The Certificate Insurer, in consideration of the payment of the premium and subject to the terms of the Policies, unconditionally and irrevocably guarantees to any Owner that an amount equal to each full and complete Insured Payment (as described below) will be received from the Certificate Insurer by ___________________, or its successor, as trustee for the Owners (the "Trustee"), on behalf of the Owners for distribution by the Trustee to each Owner of each Owner's proportionate share of the Insured Payment. The Certificate Insurer's obligations under the Policies with respect to a particular Insured Payment shall be discharged to the extent funds equal to the applicable Insured Payment are received by the Trustee, whether or not the funds are properly applied by the Trustee. Insured Payments shall be made only at the time set forth in the related Policy and no accelerated Insured Payments shall be made regardless of any acceleration of the Class A Certificates and Class A-IO Certificates, unless the acceleration is at the sole option of the Certificate Insurer.

     Notwithstanding the foregoing paragraph, the Policies do not cover shortfalls, if any, attributable to the liability of the Trust, any REMIC or the Trustee for withholding taxes, if any, including interest and penalties in respect this liability. The Policies do not cover, and Insured Payments shall not include, any Civil Relief Interest Shortfalls, any Compensating Interest Default Amounts or any Certificateholders' Interest Index Carryover.

     The Certificate Insurer will pay any Insured Payment that is a Preference Amount (as described below) on the Business Day (as described below) following receipt on a Business Day by the Fiscal Agent (as described below) of:

     o a certified copy of the order requiring the return of a preference payment,

     o an opinion of counsel satisfactory to the Certificate Insurer that the order is final and not subject to appeal,

     o an assignment in the form as is reasonably required by the Certificate Insurer, irrevocably assigning to the Certificate Insurer all rights and claims of the Owner relating to or arising under the Class A Certificates and Class A-IO Certificates against the debtor which made the preference payment or otherwise with respect to the preference payment, and

     o appropriate instruments to effect the appointment of the Certificate Insurer as agent for the Owner in any legal proceeding related to the preference payment, the instruments being in a form satisfactory to the Certificate Insurer, provided that if the documents are received after 12:00 noon New York City time, on this Business Day, they will be deemed to be received on the following Business Day. The payments shall be disbursed to the receiver or trustee in bankruptcy named in the final order of the court exercising jurisdiction on behalf of the Owner and not to any Owner directly unless the Owner has returned principal or interest paid on the Class A Certificates or Class A-IO Certificates to the receiver or trustee in bankruptcy, in which case the payment shall be disbursed to the Owner.

     The Certificate Insurer will pay any other amount payable under the related Policy no later than 12:00 noon, New York City time, on the later of the Distribution Date on which the related Deficiency Amount is due or the third Business Day following receipt in New York, New York on a Business Day by State Street Bank and Trust Company, N.A., as Fiscal Agent for the Certificate Insurer, or any successor fiscal agent appointed by the Certificate Insurer (the "Fiscal Agent") of a Notice (as described below); provided that if the Notice is received after 12:00 noon, New York City time, on this Business Day, it will be deemed to be received on the following Business Day. If the Notice received by the Fiscal Agent is not in proper form or is otherwise insufficient for the purpose of making claim under the related Policy, it shall be deemed not to have been received by the Fiscal Agent for purposes of this paragraph, and the Certificate Insurer or the Fiscal Agent, as the case may be, shall promptly so advise the Trustee and the Trustee may submit an amended Notice.

     Insured Payments due under the Policies unless otherwise stated in the Policies will be disbursed by the Fiscal Agent to the Trustee on behalf of the Owners by wire transfer of immediately available funds in the amount of the Insured Payment less, in respect of Insured Payments related to Preference Amounts, any amount held by the Trustee for the payment of the Insured Payment and legally available for the payment.

     The Fiscal Agent is the agent of the Certificate Insurer only and the Fiscal Agent shall in no event be liable to Owners for any acts of the Fiscal Agent or any failure of the Certificate Insurer to deposit, or cause to be deposited, sufficient funds to make payments due under the related Policy.

     As used in the Policies, the following terms shall have the following meanings:

     "AGREEMENT" means the Pooling and Servicing Agreement dated as of _____, _____ among Asset Backed Securities Corporation, as Depositor,
[_________________________], as Servicer and the Trustee, as trustee, without regard to any amendment or supplement to it unless the amendment or supplement is approved in writing by the Certificate Insurer.

     "BUSINESS DAY" means any day other than:

     (a) a Saturday or a Sunday,

     (b) a day on which the Certificate Insurer is closed, as notified to the Trustee by the Certificate Insurer, or

     (c) a day on which banking institutions in New York, New York, [Orange, California, Houston or Dallas, Texas] or the city in which the corporate trust office of the Trustee under the Agreement is located are authorized or obligated by law or executive order to be closed.

     "DEFICIENCY AMOUNT" means, as of any Distribution Date, the excess, if any, of:

     (a) the sum of

          (1) the related Current Interest for the related Class A Certificates and Class A-IO Certificates for the Distribution Date and

          (2) the Guaranteed Principal Amount for the related Class A Certificates for the Distribution Date over

     (b) the related Total Available Funds for the Distribution Date, net of the Premium Amount with respect to the related Class A Certificates and Class A-IO Certificates and the Trustee Fee with respect to the related Home Equity Loan Group.

     "GUARANTEED PRINCIPAL AMOUNT" means:

     (a) with respect to any Distribution Date on which the Certificate Principal Balance of the Class B-1 Certificates has been reduced to zero, other than the Final Scheduled Distribution Date for the Class A Certificates, the excess, if any, of

          (1) the aggregate Certificate Principal Balances of the related Class A Certificates on the Distribution Date, prior to giving effect to distributions on the Distribution Date, over

          (2) the aggregate Loan Balances of the Home Equity Loans in the related Home Equity Loan Group as of the close of business on the last day of the related Due Period and

     (b) with respect to the Final Scheduled Distribution Date for the Class A Certificates, the aggregate Certificate Principal Balances of the related Class A Certificates for the Final Scheduled Distribution Date.

     "INSURED PAYMENT" means (a) as of any Distribution Date, any Deficiency Amount and (b) any Preference Amount.

     "NOTICE" means the telephonic or telegraphic notice, promptly confirmed in writing by facsimile substantially in the form of Exhibit A attached to the related Policy, the original of which is subsequently delivered by registered or certified mail, from the Trustee specifying the Insured Payment which shall be due and owing on the applicable Distribution Date.

     "OWNER" means each Owner (as defined in the Agreement) of a Class A Certificate or Class A-IO Certificate who, on the applicable Distribution Date, is entitled under the terms of the applicable Class A Certificates or Class A-IO Certificates to payment.

     "PREFERENCE AMOUNT" means any amount previously distributed to an Owner on the Class A Certificates or Class A-IO Certificates that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code (11 U.S.C.), as amended from time to time in accordance with a final nonappealable order of a court having competent jurisdiction.

     Capitalized terms used in the Policies and not otherwise defined in the Policies shall have the respective meanings set forth in the Agreement as of the date of execution of the Policies, without giving effect to any subsequent amendment to or modification of the Agreement unless the amendment or modification has been approved in writing by the Certificate Insurer.

     Any notice under a Policy or service of process on the Fiscal Agent may be made at the address listed below for the Fiscal Agent or other addresses specified by the Certificate Insurer in writing to the Trustee.

     The notice address of the Fiscal Agent is 15th Floor, 61 Broadway, New York, New York 10006 Attention: Municipal Registrar and Paying Agency or other addresses specified by the Fiscal Agent to the Trustee in writing.

     Each Policy is being issued under and pursuant to, and shall be construed under, the laws of the State of New York, without giving effect to the conflict of laws principles of the State of New York.

     The insurance provided by each Policy is not covered by the Property/Casualty Insurance Security Fund specified in Article 76 of the New York Insurance Law.

     The Policies are not cancelable for any reason. The premium on the Policies is not refundable for any reason including payment, or provision being made for payment, prior to maturity of the Class A Certificates and Class A-IO Certificates.

THE CERTIFICATE INSURER

[To Be Inserted]


                                 USE OF PROCEEDS

     The net proceeds to be received from the sale of the Certificates will be applied by the Depositor towards the purchase of the Home Equity Loans from the Seller.

               DESCRIPTION OF THE POOLING AND SERVICING AGREEMENT

In addition to the provisions of the Agreement summarized elsewhere in the prospectus and this prospectus supplement there is set forth below a summary of other provisions of the Agreement.

COVENANT OF THE ORIGINATORS AND THE SELLER TO TAKE CERTAIN ACTIONS WITH RESPECT TO THE HOME EQUITY LOANS IN CERTAIN SITUATIONS

     Pursuant to the Agreement, upon the discovery by the Depositor, the Seller, the Certificate Insurer, the Servicer, any Sub-Servicer, any Owner or the Trustee that the representations and warranties of the Originators or the Seller (as applicable, the "Responsible Party") in the Loan Purchase Agreement or other covenants of the Servicer in the Agreement are untrue in any material respect as of the Closing Date with the result that the interests of the Owners or of the Certificate Insurer are materially and adversely affected, the party discovering the breach is required to give prompt written notice to the other parties and to the Responsible Party.

     Upon the earliest to occur of the Responsible Party's discovery or receipt of notice of breach of a representation or warranty made by it with respect to a Home Equity Loan from any of the other parties which materially and adversely affects the interests of the Owners or the Certificate Insurer in the Home Equity Loan, the Responsible Party will be required promptly to cure the breach in all material respects or the Responsible Party shall within 60 days, or 90 days if the Responsible Party is attempting in good faith to cure the breach as determined by the Certificate Insurer, in its sole discretion, of the discovery, the receipt of notice:

     (1) substitute in lieu of each Home Equity Loan which has given rise to the requirement for action by the Responsible Party a "Qualified Replacement Mortgage" (as defined in the Agreement) and deliver an amount equal to the sum of

          (a) the excess, if any, of the outstanding principal balance of the Home Equity Loan being replaced over the outstanding principal balance of the replacement Home Equity Loan,

          (b) accrued and unpaid interest on the Home Equity Loan being replaced, and

          (c) the amount of any Delinquency Advances and Servicing Advances which have previously been reimbursed or remains unreimbursed on the Home Equity Loan being replaced (the "Substitution Amount"), to the Trustee (to be deemed part of the collections remitted by the Servicer on the next Monthly Remittance
Date) or

     (2) purchase the Home Equity Loan from the Trust at a purchase price equal to the Loan Purchase Price (as defined below) of the Home Equity Loan.

Notwithstanding any provision of the Agreement to the contrary, with respect to any Home Equity Loan which is not in default or as to which no default is reasonably foreseeable, no repurchase or substitution will be made unless the Responsible Party obtains for the Trustee and the Certificate Insurer an opinion of counsel experienced in federal income tax matters and acceptable to the Trustee and the Certificate Insurer to the effect that the repurchase or substitution would not constitute a Prohibited Transaction for either REMIC or otherwise subject either REMIC to tax and would not jeopardize the status of either REMIC as a REMIC (a "REMIC Opinion"), addressed to the Trustee and the Certificate Insurer and acceptable to the Trustee and the Certificate Insurer. Any Home Equity Loan as to which repurchase or substitution was delayed pursuant to the Agreement shall be repurchased or substituted for, subject to compliance with the provisions of the Agreement, upon the earlier of (a) the occurrence of a default or reasonably foreseeable default with respect to the Home Equity Loan and (b) receipt by the Trustee and the Certificate Insurer of a REMIC Opinion. In connection with any breach of a representation, warranty or covenant or defect in documentation giving rise to the repurchase or substitution obligation, the Responsible Party has agreed that it shall, at its expense, furnish the Trustee and the Certificate Insurer either a REMIC Opinion or an opinion of counsel rendered by independent counsel that the effects described in a REMIC Opinion will not occur as a result of the repurchase or substitution. The obligation of the Responsible Party to cure the breach or to substitute or repurchase any Home Equity Loan as to which a representation or warranty is untrue in any material respect and has not been remedied constitutes the sole remedy available to the Owners and the Trustee.

     "Loan Purchase Price" means an amount equal to the aggregate principal balance of the Home Equity Loan as of the date of purchase, plus all accrued and unpaid interest on the Home Equity Loan at the Coupon Rate to the end of the current Due Period of the purchase together with, without duplication, the aggregate amount of (1) all unreimbursed Servicing Advances made with respect to the Home Equity Loan, and (2) all reimbursed Servicing Advances to the extent that the reimbursement was not made from the Mortgagor or other collections or recoveries on the related Home Equity Loan.

     Under the Agreement, the Seller may, at its option, substitute additional mortgage loans for Home Equity Loans which are prepaid in full prior to _________. These additional mortgage loans may have been owned on the Cut-Off Date by the Seller but were not eligible for sale to the Trust on the Closing Date. Any substitute mortgage loans must satisfy the conditions set forth in the Agreement and must be substituted prior to the Monthly Remittance Date immediately following the calendar month in which the prepayment was received by the Servicer. In the event the aggregate amount of principal received in respect of Home Equity Loans prepaid in full in a given calendar month exceeds the aggregate of the outstanding principal balances of mortgage loans substituted therefore, the excess shall be distributed to Certificateholders on the related Distribution Date as a prepayment of principal. Notwithstanding the foregoing, there is no assurance that the Seller will opt to make any substitutions nor, should it desire to exercise the option, that mortgage loans will be available.

ASSIGNMENT OF HOME EQUITY LOANS

     On or before the Closing Date, the Originators will transfer, assign, set over and otherwise convey without recourse to the Seller, the Seller will transfer, assign, set over and otherwise convey without recourse to the Depositor and the Depositor will transfer, assign, set over and otherwise convey without recourse to the Trustee in trust for the benefit of the Owners and the Certificate Insurer all right, title and interest of the related Originator in and to each Home Equity Loan and all its right, title and interest in and to principal received on each Home Equity Loan on and after the Cut-Off Date and interest due on each Home Equity Loan on and after ____; provided, however, that the Trust will not be entitled to unscheduled principal received, including Prepayments, and scheduled principal and interest due on each Home Equity Loan prior to the Cut-Off Date in the case of principal and ____, in the case of interest. Purely as a protective measure and not to be construed as contrary to the parties intent that the transfer on the Closing Date is a sale, the applicable Originator will also be deemed to have granted to the Seller, the Seller will also be deemed to have granted to the Depositor and the Depositor will also be deemed to have granted to the Trustee a security interest in the Home Equity Loans in the event that the transfer of the Home Equity Loans is deemed to be a loan and not a sale.

     In connection with the transfer and assignment of the Home Equity Loans on the Closing Date the Depositor will be required to:

          (1) deliver or cause to be delivered without recourse to the Trustee or an affiliate or agent of the Trustee (the "Custodian") on behalf of the Trustee on the Closing Date and with respect to the Home Equity Loans identified in the Schedule of Home Equity Loans

     o    the original Notes, endorsed in blank or to the order of the Trustee,

     o an original or certified copy of the title search and the original title insurance commitment or a copy of the original title insurance commitment certified as a true copy or the original title insurance policy or a copy certified by the issuer of the title insurance policy,

     o subject to clause (2) below, originals of all intervening assignments, if any, showing a complete chain of title from origination to the applicable Originator, including warehousing assignments, if recorded,

     o originals of all assumption, modification, consolidation or extension agreements, if any,

     o either: (a) the original Mortgage, with evidence of recording on the Mortgage, if the original Mortgage has been returned to the applicable Originator or the Seller from the applicable recording office, or a copy, if the original Mortgage has not been returned to the applicable Originator or the Seller from the applicable recording office, of the Mortgage certified as a true copy by the closing attorney or the applicable Originator or the Seller or (a) a copy of the Mortgage certified by the public recording office in those instances where the original recorded Mortgage has been lost or retained by the recording office, and

     o the original assignments of Mortgages in recordable form, other than the assignee's name and mortgage recording information not yet received;

          (2) with respect to each Home Equity Loan as to which the applicable Originator, the Seller or the Depositor has received recording information by the Closing Date, cause, within 30 days following the Closing Date and with respect to each other Home Equity Loan cause, within 30 days of receipt of the recording information assignments of the Mortgages to "___________________, as Trustee of Asset Backed Securities Corporation Home Equity Loan Trust _____-__ under the Pooling and Servicing Agreement dated as of _____ , _____" to be submitted for recording in the appropriate jurisdictions; provided, however, that the Depositor shall not be required to prepare or cause to be prepared any assignment of Mortgage for a Mortgage with respect to which the original recording information has not been received, until the information has been received from the recording office; provided, further, that, except as provided in the Agreement, the Depositor shall not be required to record or cause an Originator to record an assignment of a Mortgage if the Depositor or Originator furnishes to the Trustee, the Certificate Insurer and the Rating Agencies, on or before the Closing Date with respect to the Home Equity Loans, at the Originator's expense, an opinion of counsel with respect to the relevant jurisdiction that the recording is not required to perfect the Trustee's interests in the related Home Equity Loans, in form satisfactory to the Trustee, the Certificate Insurer and the Rating Agencies; and

          (3) deliver the title insurance policy, the original Mortgages and the recorded assignments, together with originals or duly certified copies of any and all prior assignments, other than unrecorded warehouse assignments, to the Trustee or the Custodian on behalf of the Trustee within 15 days of receipt by the Originator, the Seller or the Depositor, but in any event, with respect to any Mortgage as to which original recording information has been made available to the Originator, the Seller or the Depositor, within 12 months after the Closing Date.

The Trustee will agree, for the benefit of the Owners, to review or cause the Custodian to review each Home Equity Loan file on or before the Closing Date, or the date of receipt of any documents delivered to the Trustee after the Closing Date, to ascertain that all required documents, or certified copies of documents, have been executed and received.

If the Trustee or the Custodian on behalf of the Trustee during the review finds any document constituting a part of a Home Equity Loan file which is not properly executed, has not been received, is unrelated to the Home Equity Loans or that any Home Equity Loan does not conform in a material respect to the description set forth in the Schedule of Home Equity Loans, the Custodian shall promptly notify the Trustee, and, the Trustee shall notify the Depositor, the Originator, and the Certificate Insurer. The Seller and ______, as applicable will agree in the Loan Purchase Agreement to use reasonable efforts to remedy a material defect in a document constituting part of a Home Equity Loan file of which it is so notified by the Trustee. If, however, within 60 days, or 90 days if ______ or the Seller, as applicable, is attempting in good faith to cure the defect as determined by the Certificate Insurer, in its sole discretion, after notice to it respecting the defect ______ or the Seller, as applicable, shall not have remedied the defect and the defect materially and adversely affects the interest in the related Home Equity Loan, the Owners or the Certificate Insurer, ______ or the Seller will be required on the next succeeding Monthly Remittance Date to:

     (1) substitute in lieu of the Home Equity Loan a Qualified Replacement Mortgage and deliver the Substitution Amount to the Trustee, to be deemed part of the collections remitted by the Servicer on the Monthly Remittance Date, or

     (2) purchase the Home Equity Loan at a purchase price equal to the Loan Purchase Price, which purchase price shall be delivered to the Trustee along with the monthly remittance remitted by the Servicer on the Monthly Remittance Date.

However, the substitution or purchase must occur within 60 days, or 90 days if ______ or the Seller, as applicable, is attempting in good faith to cure the defect as determined by the Certificate Insurer, in its sole discretion, of the notice of defect if the defect would prevent the Home Equity Loan from being a Qualified Mortgage (as the term is defined in the Agreement), and no substitution or purchase of a Home Equity Loan that is not in default or as to which no default is reasonably foreseeable shall be made unless ______ obtains for the Trustee and Certificate Insurer a REMIC Opinion, addressed to and acceptable to the Trustee and Certificate Insurer.

In addition to the foregoing, the Trustee has agreed to perform or cause the Custodian to perform a review prior to 180 days after the Closing Date indicating the current status of the exceptions previously indicated (the "Final Certification"). After delivery of the Final Certification, the Trustee or the Custodian, on behalf of the Trustee and the Servicer shall provide to the Certificate Insurer no less frequently than quarterly updated certifications indicating the then current status of exceptions, until all the exceptions have been eliminated.

LIBOR CARRYOVER FUND

     The Agreement provides for two reserve funds (each, a "LIBOR Carryover Fund") which are held by the Trustee on behalf of the holders of the adjustable rate Certificates. One LIBOR Carryover Fund is for the benefit of the adjustable rate Group I Certificates and the other is for the benefit of the adjustable rate Group II Certificates. To the extent amounts on deposit are sufficient, holders of the related Certificates will be entitled to receive payments from the related LIBOR Carryover Fund equal to any Certificateholders' Interest Index Carryover. Any investment earnings on amounts on deposit in each fund will be paid to, and for the benefit of, the holders of the related Class X Certificates and will not be available to pay any Certificateholders' Interest Index Carryover. Neither LIBOR Carryover Fund will be included as an asset of any REMIC.

INTEREST RATE CAP AGREEMENT

     The Agreement provides for a reserve fund (the "Cap Reserve Fund") which is held by the Trustee on behalf of the holders of the Certificates. The Cap Reserve Fund will be an asset of the Trust but not of a REMIC. The holder of the Class R Certificates will be the owner of the Cap Reserve Fund for tax purposes only, and amounts on deposit in the Cap Reserve Fund will be invested at the direction of the holder of the of the Class R Certificate as provided in the Agreement. Withdrawals will be made from the Cap Reserve Fund to the extent necessary to make the Cap Reserve Fund Transfer Amount to the Certificate Account and to reimburse the Certificate Insurer for any outstanding Reimbursement Amount.

     The only asset of the Cap Reserve Fund will be the Cap Agreement which will be deposited into the Cap Reserve Fund. The Trust will have the benefit of an interest rate cap agreement (the "Cap Agreement") pursuant to which ______________ (together with any successor, the "Counterparty") will agree to pay to the Trust a monthly payment at an annual rate equal to the excess, if any, of LIBOR over ____% on a scheduled notional amount. The scheduled notional amounts are set forth with respect to each Distribution Date in "Annex II; Scheduled Notional Amounts." The initial scheduled notional amount will be $____, which is equal to the total Loan Balance as of the Cut-Off Date of the 2/28 Adjustable Rate Loans and the 3/27 Adjustable Rate Loans. The scheduled notional amount declines in accordance with the expected amortization of the 2/28 Adjustable Rate Loans. The Cap Agreement will terminate after the Distribution Date in ____.

     In accordance with the terms of the Agreement, amounts on deposit in the Cap Reserve Fund will be released (the "Cap Reserve Fund Release Date") one year after the later of (1) ____ and (2) the payment in full of all amounts payable to the Certificate Insurer. On the Cap Reserve Fund Release Date, if there are no Cap Reserve Fund Transfer Amounts for the related Distribution Date, except as provided in the Agreement, all amounts will be released to the Class X-A Certificates.

     The Cap Agreement will be governed by and construed in accordance with the law of the State of New York and will be documented on the ISDA Master Agreement, as supplemented by a schedule and a confirmation. The obligations of the Counterparty are limited to those specifically set forth in the Cap Agreement.

     The Counterparty is a [To Be Inserted]

SERVICING AND SUB-SERVICING

     ______ will also serve as the Servicer of each Home Equity Loan. On the date of issuance of the Certificates, it is anticipated that all of the Home Equity Loans will be serviced by the Servicer. The Servicer may not assign its obligations under the Agreement, in whole or in part, unless it shall have first obtained the written consent of the Trustee and the Certificate Insurer; provided, however, that any assignee must meet the eligibility requirements for a successor Servicer set forth in the Agreement.

     The Certificates will not represent an interest in or obligation of, nor are the Home Equity Loans guaranteed by, the Depositor, the Seller, the Trustee, the Originators, the Servicer, or any of their affiliates.

     The Servicer is required to service the Home Equity Loans in accordance with the Agreement and the terms of the respective Home Equity Loans.

     The Servicer is permitted to retain from the interest portion of each monthly payment, the related Servicing Fee. In addition, the Servicer will be entitled to retain additional servicing compensation in the form of release fees, bad check charges, assumption fees, late payment charges, investment income on funds on deposit in the Principal and Interest Account, and any other servicing-related fees, and similar items.

     The Servicer is required to make reasonable efforts to collect all payments called for under the terms and provisions of the Home Equity Loans, and, to the extent the procedures are consistent with the Agreement and the terms and provisions of any applicable insurance policy, to follow collection procedures for all Home Equity Loans at least as rigorous as those used in servicing home equity loans similar to the Home Equity Loans for its own account, giving due regard to industry standards for servicing home equity similar to the Home Equity Loans. Consistent with the foregoing, the Servicer may in its discretion waive or permit to be waived any late payment charge, assumption fee or any penalty interest in connection with the prepayment of a Home Equity Loan or any other fee or charge which the Servicer would be entitled to retain as additional servicing compensation. In the event the Servicer consents to the deferment of the due dates for payments due on a Note, the Servicer will nonetheless be required to make payment of any required Delinquency Advances with respect to the interest payments so extended to the same extent as if the interest portion of the installment were due, owing and delinquent and had not been deferred.

     The Servicer is required to create, or cause to be created, in the name of the Trustee, at one or more depository institutions, which institutions may be affiliates of the Servicer, one or more principal and interest accounts maintained as an eligible account as required by the Agreement (collectively, the "Principal and Interest Account"). All funds in the Principal and Interest Account are required to be held (1) uninvested, or (2) invested in Eligible Investments (as defined in the Agreement). Any investment of funds in the Principal and Interest Account must mature or be withdrawable at par on or prior to the immediately succeeding Monthly Remittance Date. Any investment earnings on funds held in the Principal and Interest Account are for the account of, and any net losses in the Principal and Interest Account are also for the account of, and must be promptly replenished by, the Servicer.

     The Servicer is required to deposit, or cause to be deposited, to the Principal and Interest Account daily but no later than three business days following receipt by the Servicer or with respect to particular collections prior to the Closing Date, the Seller, all principal and interest on the Home Equity Loans received on and after the Cut-Off Date, in the case of principal due on and after ____, in the case of interest, including any Prepayments received during the related Prepayment Period, the proceeds of any liquidation of a Home Equity Loan net of expenses and unreimbursed Servicing Fees, Servicing Advances and Delinquency Advances ("Net Liquidation Proceeds") and, any income from foreclosed Mortgaged Properties and Delinquency Advances, but net of

     o principal, including Prepayments, collected and interest due on the Home Equity Loans prior to the Cut-Off Date, in the case of principal and ____, in the case of interest,

     o reimbursements for Delinquency Advances, Servicing Advances and other amounts to the extent provided below, and

     o reimbursement for amounts deposited in the Principal and Interest Account representing payments of principal and/or interest on a Note by a Mortgagor which are subsequently returned by a depository institution as unpaid (all the net amounts being referred to in this prospectus supplement as the "Daily Collections").

The Servicer may make withdrawals from the Principal and Interest Account for the following purposes:

     o    to remit to the Trustee amounts to be deposited in the Certificate
          Account;

     o to withdraw net investment earnings on amounts on deposit in the Principal and Interest Account;

     o to withdraw amounts that have been deposited to the Principal and Interest Account in error;

     o to reimburse itself for unrecovered Delinquency Advances and Servicing Advances (in each case, solely from amounts recovered on the related Home Equity Loan) and for any excess interest collected from a Mortgagor;

     o to reimburse itself for Delinquency Advances and Servicing Advances deemed to be nonrecoverable from collections with respect to the related Home Equity Loan Group; and

     o to clear and terminate the Principal and Interest Account following the termination of the Trust;

The Servicer will remit to the Trustee for deposit in the Certificate Account the Daily Collections allocable to the related Distribution Date, the Loan Purchase Price and Substitution Amounts not later than the related Monthly Remittance Date.

On each Monthly Remittance Date, the Servicer shall be required to remit to the Trustee for deposit to the Certificate Account out of the Servicer's own funds or from collections on any Home Equity Loans that are not required to be distributed on the Distribution Date occurring during the month in which the advance is made, which shall be reimbursed by the Servicer on or before any subsequent Monthly Remittance Dates on which the amounts are required to be part of the monthly remittance amount, any delinquent payment of interest and principal with respect to each delinquent Home Equity Loan, which payment was not received on or prior to the related Monthly Remittance Date and was not advanced by the Servicer. These amounts of the Servicer's own funds so deposited are "Delinquency Advances." The Servicer may reimburse itself on any Business Day for any Delinquency Advances paid from the Servicer's own funds, from amounts recovered on the related Home Equity Loan from the Principal and Interest Account or out of Total Monthly Excess Cashflow as provided in the Agreement.

Notwithstanding the foregoing, in the event that the Servicer determines in its reasonable business judgment in accordance with the servicing standards of the Agreement that any proposed Delinquency Advance if made would not be recoverable, the Servicer shall not be required to make the Delinquency Advances with respect to the Home Equity Loan. To the extent that the Servicer previously has made Delinquency Advances with respect to a Home Equity Loan that the Servicer subsequently determines to be nonrecoverable, the Servicer shall be entitled to reimbursement for the aggregate unreimbursed Delinquency Advances as provided above or may withdraw the amounts from the Principal and Interest Account. The Servicer shall give written notice of the determination as to why the amount is or would be nonrecoverable to the Trustee and the Certificate Insurer and may withdraw the amounts from the Principal and Interest Account.

The Servicer will be required to pay all "out of pocket" costs and expenses incurred in the performance of its servicing obligations, including, but not limited to,

     (1) expenditures in connection with a foreclosed Home Equity Loan prior to its liquidation, including, without limitation, expenditures for real estate property taxes, hazard insurance premiums, property restoration or preservation and environmental audits ("Preservation Expenses"),

     (2) the cost of any enforcement or judicial proceedings, including foreclosures and

     (3) the cost of the management and liquidation of Mortgaged Property, including broker's fees, acquired in satisfaction of the related Mortgage, except to the extent that the Servicer in its reasonable business judgment determines that any proposed amount would not be recoverable.

These costs and expenses will constitute "Servicing Advances." The Servicer may recover a Servicing Advance to the extent permitted by the Home Equity Loans or, if not recovered from the Mortgagor on whose behalf the Servicing Advance was made, from Liquidation Proceeds realized upon the liquidation of the related Home Equity Loan. To the extent that the Servicer previously has made Servicing Advances with respect to a Home Equity Loan that the Servicer subsequently determines to be nonrecoverable, the Servicer shall be entitled to reimbursement for the aggregate unreimbursed Servicing Advances as provided above or may withdraw these amounts from the Principal and Interest Account.

     A full month's interest at the Coupon Rate will be due on the outstanding Loan Balance of each Home Equity Loan as of the beginning of each Due Period. If a full Prepayment of a Home Equity Loan occurs during any calendar month, any shortfall between the interest collected from the Mortgagor in connection with the payoff and the full month's interest at the Coupon Rate, net of the Servicing Fee, that would be due on the related due date for the Home Equity Loan (this shortfall, "Compensating Interest"), but not in excess of the aggregate Servicing Fee for the related Due Period, will be required to be deposited in the Certificate Account on the next succeeding Monthly Remittance Date by the Servicer and shall be included in the monthly remittance amount to be made available to the Trustee on the next succeeding Monthly Remittance Date.

     The holder of the related Class X Certificate will have the right and option, but not the obligation, and if it does not exercise the option, the Servicer will have the right and the option, but not the obligation, to purchase for its own account any Home Equity Loan which becomes delinquent as to three consecutive monthly installments or any Home Equity Loan as to which enforcement proceedings have been brought by the Servicer. The purchase price for any Home Equity Loan is equal to the Loan Purchase Price, which purchase price shall be deposited in the Certificate Account.

     The Servicer is required to cause to be liquidated any Home Equity Loan relating to a Mortgaged Property as to which ownership has been effected in the name of the Servicer on behalf of the Trust and which has not been liquidated within 35 months of the effecting of ownership at the price the Servicer deems necessary to comply with this requirement, or within the period of time as may, in the opinion of counsel nationally recognized in federal income tax matters, be permitted under the Code.

     The Servicer will be required to cause hazard insurance to be maintained with respect to the related Mortgaged Property and to advance sums on account of the premiums for the insurance if not paid by the Mortgagor if permitted by the terms of the Home Equity Loan.

     The Servicer shall not agree to any modification, waiver or amendment of any provision of any Home Equity Loan unless, in the Servicer's good faith judgment, the modification, waiver or amendment would minimize the loss that might otherwise be experienced with respect to the Home Equity Loan and only in the event of a payment default with respect to the Home Equity Loan or in the event that a payment default with respect to the Home Equity Loan is reasonably foreseeable by the Servicer; provided, however, that no the modification, waiver or amendment shall change the Coupon Rate, increase or reduce the Loan Balance, extend the maturity date of the Home Equity Loan, or effect an exchange or reissuance of the Home Equity Loan under Section 1001 of the Code or cause either REMIC to fail to qualify as a REMIC under the Code or the imposition of any tax on "prohibited transactions" on "contributions after the startup date" under the REMIC provisions; provided that the Certificate Insurer's prior written consent shall be required for any modification, waiver or amendment if the aggregate number of Home Equity Loans which have been modified, waived or amended exceeds 5% of the number of outstanding Home Equity Loans as of the Cut-Off Date. Notwithstanding anything set forth in the Agreement to the contrary, the Servicer shall be permitted to modify, waive or amend any provision of a Home Equity Loan if required by statute or a court of competent jurisdiction to do so.

     The Servicer, with the prior written consent of the Certificate Insurer, will be permitted under the Agreement to enter into servicing agreements (the "Sub-Servicing Agreements") with other qualified servicers (the "Sub-Servicers") for any servicing and administration of Home Equity Loans with any institution that

     (x) is in compliance with the laws of each state necessary to enable it to perform its obligations under the Sub-Servicing Agreement,

     (y) has experience servicing home equity loans that are similar to the Home Equity Loans and

     (z) has equity of not less than $5,000,000, as determined in accordance with generally accepted accounting principles.

     Notwithstanding any Sub-Servicing Agreement, the Servicer will not be relieved of its obligations under the Agreement and the Servicer will be obligated to the same extent and under the same terms and conditions as if it alone were servicing and administering the Home Equity Loans. The Servicer shall be entitled to enter into any agreement with a Sub-Servicer for indemnification of the Servicer by the Sub-Servicer and nothing contained in the Sub-Servicing Agreement shall be deemed to limit or modify the Agreement.

     The Servicer has agreed to indemnify and hold the Trustee and the Certificate Insurer harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, fees and expenses that the Trustee and the Certificate Insurer may sustain in any way related to the failure of the Servicer to perform its duties and service the Home Equity Loans in compliance with the terms of the Agreement except as may be limited in the Agreement. The Servicer shall immediately notify the Trustee and the Certificate Insurer if a claim is made by a third party arising out of or based upon the alleged actions or alleged failure of the Servicer to perform its duties and service the Home Equity Loans in compliance with the terms of the Agreement, and the Servicer shall assume the defense of any claim and pay all expenses in connection with any claim, including reasonable counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against the Servicer, the Trustee and/or the Certificate Insurer in respect of the claim. The Trustee shall reimburse the Servicer from amounts otherwise distributable on the Nonoffered Certificates for all amounts advanced by it pursuant to the preceding sentence, except when a final nonappealable adjudication determines that the claim relates directly to the failure of the Servicer to perform its duties in compliance with the Agreement. The indemnification provisions shall survive the termination of the Agreement and the payment of the outstanding Certificates.

     The Servicer will be required to deliver to the Trustee, the Certificate Insurer, and the Rating Agencies on or before April 15 of each year, commencing in ____:

     (1) an officers' certificate stating, as to each signer of the certificate, that

          (x) a review of the activities of the Servicer during the preceding calendar year and of performance under the Agreement has been made under the officers' supervision, and

          (y) to the best of the officers' knowledge, based on this review, the Servicer has fulfilled all its obligations under the Agreement for the year, or, if there has been a default in the fulfillment of any obligation, specifying each default known to the officers and the nature and status of the default including the steps being taken by the Servicer to remedy the default and

     (2) a letter or letters of a firm of independent, nationally recognized certified public accountants reasonably acceptable to the Certificate Insurer stating that the firm has examined the Servicer's overall servicing operations in accordance with the requirements of the Uniform Single Attestation Program for Mortgage Bankers, and stating the firm's conclusions relating to the examination.

REMOVAL AND RESIGNATION OF SERVICER

     The Certificate Insurer, or, the Owners, with the consent of the Certificate Insurer, will have the right, pursuant to the Agreement, to remove the Servicer upon the occurrence of particular events (collectively, the "Servicer Termination Events") including, without limitation:

     o    specific acts of bankruptcy or insolvency on the part of the Servicer;

     o specific failures on the part of the Servicer to perform its obligations under the Agreement, including particular performance tests related to the delinquency rate and cumulative losses of the Home Equity Loans;

     o the failure to cure material breaches of the Servicer's representations in the Agreement; or

     o other events specified in the Agreement. In addition, under some circumstances, the Certificate Insurer may remove the Servicer, without cause.

     The holder of the related Class X Certificate, with the prior written consent of the Certificate Insurer will have the right, pursuant to the Agreement to appoint a special servicer for any Home Equity Loans that are 90 or more days delinquent.

     The Servicer is not permitted to resign from the obligations and duties imposed on it under the Agreement except upon (a) determination that its duties under the Agreement are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it, the other activities of the Servicer so causing the conflict being of a type and nature carried on by the Servicer on the date of the Agreement or (b) with the Trustee's and the Certificate Insurer's, so long as no Certificate Insurer Default exists, prior written consent. Any determination permitting the resignation of the Servicer due to conflicts with applicable law is required to be evidenced by an opinion of counsel which shall be delivered, and reasonably acceptable, to the Trustee and the Certificate Insurer.

     Upon removal or resignation of the Servicer, the Trustee (A) if the Certificate Insurer removes the Servicer as described above, shall solicit bids for a successor servicer as described in the Agreement and (B) until the time a successor servicer is appointed pursuant to the terms of the Agreement, shall serve in the capacity of successor Servicer. The Certificate Insurer may appoint a successor Servicer other than the Trustee. If the Certificate Insurer does not appoint a successor Servicer, the Trustee, if it is unable to obtain a qualifying bid and is prevented by law from acting as servicer, will be required to appoint, or petition a court of competent jurisdiction to appoint, any housing and home finance institution, bank or mortgage servicing institution designated as an approved seller-servicer by Freddie Mac or Fannie Mae, having net equity of not less than $5,000,000, and acceptable to the Certificate Insurer, as the successor to the Servicer in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer. Any net proceeds from the sale of the servicing rights after expenses of the sale and the transfer of servicing, shall belong to the predecessor servicer.

     No removal or resignation of the Servicer will become effective until the Trustee or another successor Servicer, acceptable to the Certificate Insurer, shall have assumed the Servicer's responsibilities and obligations in accordance with the Agreement.

REPORTING REQUIREMENTS

     On each Distribution Date the Trustee will be required to report in writing, based on information provided to the Trustee by the Servicer, to each Owner, the Rating Agencies and the Certificate Insurer:

     o the amount of the principal and interest distribution with respect to each class of Offered Certificates, based on a Certificate in the original principal amount or notional amount of $1,000;

     o the amount of the distributions allocable to principal on each of the Group Ia Home Equity Loans, Group Ib Home Equity Loans, Group IIa Home Equity Loans and Group IIb Home Equity Loans, separately identifying the aggregate amount of any Prepayments in full or other recoveries of principal included, based on a Certificate in the original principal amount of $1,000, and any Subordination Increase Amount;

     o the amount of the distribution allocable to interest on each of the Group Ia Home Equity Loans, Group Ib Home Equity Loans, Group IIa Home Equity Loans and Group IIb Home Equity Loans, based on a Certificate in the original principal amount of $1,000;

     o if the distribution, net of any Insured Payment, to the Owners of any Class of the Offered Certificates on the Distribution Date was less than the related Class A or Class B Distribution Amounts on the Distribution Date, the related Carry-Forward Amount resulting;

     o the amount of any Insured Payment included in the amounts distributed to the Owners of Class A Certificates and Class A-IO Certificates on the Distribution Date;

     o the Certificate Principal Balance or Notional Amount of each class of Offered Certificate, based on a Certificate in the original principal amount or notional amount of $1,000, which will be outstanding after giving effect to any payment of principal on the Distribution Date;

     o the Subordinated Amount, Class B Subordinated Amount, Specified Subordinated Amount and Subordination Deficit of each Home Equity Loan Group, if any, remaining after giving effect to all distributions and transfers on the Distribution Date;

     o the aggregate Loan Balance of all Home Equity Loans and the aggregate Loan Balance of the Home Equity Loans in each Home Equity Loan Group, in each case with respect to the Distribution Date;

     o the total of any Substitution Amounts or Loan Purchase Price amounts included in the distribution;

     o the weighted average Coupon Rate of the Home Equity Loans in each Home Equity Loan Group and in the aggregate;

     o other information reasonably requested by the Certificate Insurer or any Owner with respect to delinquent Home Equity Loans;

     o    the three largest Loan Balances in each Home Equity Loan Group;

     o the Certificate Rate on the Class A-3A, Class A-4A, Class A-5A, Class B-1F Component and Class B-1A Component Certificates; and

     o the Loan Balance of the 2/28 Adjustable Rate Loans and the 3/27 Adjustable Rate Loans in each Home Equity Loan Group (the "Aggregate Hybrid Loan Balance").

     Some obligations of the Trustee to provide information to the Owners are conditioned upon the information being received from the Servicer.

     In addition, on each Distribution Date the Trustee will be required to distribute to each Owner, the Certificate Insurer and the Rating Agencies, together with the information described above, the following information prepared by the Servicer and furnished to the Trustee:

     (1)  the number and aggregate principal balances of Home Equity Loans,

          (a) 30-59 days delinquent,

          (b) 60-89 days delinquent,

          (c) 90 or more days delinquent, as of the close of business on the last Business Day of the calendar month immediately preceding the Distribution Date,

          (d) the number and aggregate principal balances of all Home Equity Loans, as of the close of business on the last day of the Due Period immediately preceding the Distribution Date, and

          (e) the percentage that each of the amounts represented by clauses
          (a), (b) and (c) represent as a percentage of the respective amounts in clause (d);

     (2) the status and the number and dollar amounts of all Home Equity Loans in foreclosure proceedings as of the close of business on the last Business Day of the calendar month immediately preceding the Distribution Date;

     (3)  the number of Mortgagors and the Loan Balances of,

          (a) the related Mortgages involved in bankruptcy proceedings as of the close of business on the last Business Day of the calendar month immediately preceding the Distribution Date and

          (b) Home Equity Loans that are "balloon" loans;

     (4) the existence and status of any Mortgaged Properties as to which title has been taken in the name of, or on behalf of the Trustee, as of the close of business of the last Business Day of the calendar month immediately preceding the Distribution Date;

     (5) the book value of any real estate acquired through foreclosure or grant of a deed in lieu of foreclosure as of the close of business on the last Business Day of the calendar month immediately preceding the Distribution Date;

     (6) the cumulative Realized Losses incurred on the Home Equity Loans from the Closing Date to and including the Prepayment Period immediately preceding the Distribution Date; and

     (7) the amount of Net Liquidation Proceeds realized on the Home Equity Loans during the Prepayment Period immediately preceding the Distribution Date.

REMOVAL OF TRUSTEE FOR CAUSE

     The Trustee may be removed upon the occurrence of any one of the following events, whatever the reason for the event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body, on the part of the Trustee:

     o    failure to make distributions of available amounts;

     o    breaches of covenants and representations by the Trustee;

     o    specific acts of bankruptcy or insolvency on the part of the Trustee;
          or

     o failure to meet the standards of Trustee eligibility as set forth in the Agreement.

     If any of these events occurs and is continuing, then and in every case (1) the Certificate Insurer or (2) with the prior written consent of the Certificate Insurer, the Depositor and the Owners of a majority of the Percentage Interests represented by the Offered Certificates or, if there are no Offered Certificates then outstanding, by a majority of the Percentage Interests represented by the Class X Certificates, may appoint a successor trustee.

GOVERNING LAW

     The Agreement and each Certificate will be construed in accordance with and governed by the laws of the State of New York applicable to agreements made and to be performed.

AMENDMENTS

     The Trustee, the Depositor, and the Servicer with the consent of the Certificate Insurer may, at any time and from time to time and without notice to or the consent of the Owners, amend the Agreement, and the Trustee will be required to consent to the amendment, for the purposes of

     (1) if accompanied by an approving REMIC Opinion of counsel experienced in federal income tax matters, removing the restriction against the transfer of a Class R Certificate to a Disqualified Organization (as the term is defined in the Code),

     (2) complying with the requirements of the Code including any amendments necessary to maintain REMIC status,

     (3)  curing any ambiguity,

     (4) correcting or supplementing any provisions in the Agreement which are inconsistent with any other provisions in the Agreement, or

     (5)  for any other purpose, provided that in the case of this clause (5),

          (A) the party requesting the amendment delivers an opinion of counsel acceptable to the Trustee that the amendment will not adversely affect in any material respect the interest of the Owners and

          (B) the amendment will not result in a withdrawal or reduction of the rating of the Offered Certificates without regard to the Policies.

     Notwithstanding anything to the contrary, no amendment shall (a) change in any manner the amount of, or delay the timing of, payments which are required to be distributed to any Owner without the consent of the Owner of the Certificate or (b) change the percentages of Percentage Interest which are required to consent to any amendments, without the consent of the Owners of all Certificates of the Class or Classes affected then Outstanding; provided that the Trustee will not be required to consent to any amendment which would adversely affect its interests under the Agreement.

     The Trustee will be required to furnish written notification of the substance of any amendment to each Owner in the manner set forth in the Agreement.

     The Certificate Insurer may change the required level of subordination for any Home Equity Loan Group without the consent of any Owners.


                 CERTAIN LEGAL ASPECTS OF THE HOME EQUITY LOANS

     The following discussion contains summaries of some legal aspects of mortgage loans which are general in nature. Because the legal aspects are governed by applicable state law, which laws may differ substantially, the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the Home Equity Loans is situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Home Equity Loans and to information in the prospectus under the heading "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS AND CONTRACTS."

LIENS ON MORTGAGED PROPERTIES

     The Home Equity Loans will be secured by either first mortgages or deeds of trust, depending upon the prevailing practice in the state in which the underlying property is located. In California, for example, mortgage loans are secured by deeds of trust. The filing of a mortgage, deed of trust or deed to secure debt creates a lien or title interest upon the real property covered by the instrument and represents the security for the repayment of an obligation that is customarily evidenced by a promissory note.

     WE REFER YOU TO "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS AND CONTRACTS--THE MORTGAGE LOANS" IN THE PROSPECTUS FOR MORE DETAIL.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

     Some states (including California) have imposed statutory restrictions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states (including California), statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or a non-judicial sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the amount due to the lender and the net amount realized upon the foreclosure sale. Other statutes prohibit a deficiency judgment where the loan proceeds were used to purchase a dwelling occupied by the borrower.

     WE REFER YOU TO "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS AND CONTRACTS--THE MORTGAGE LOANS--ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS " IN THE PROSPECTUS FOR MORE DETAIL.

ENFORCEABILITY OF CERTAIN PROVISIONS

     Courts (including California courts) have imposed general equitable principles upon foreclosure. These equitable principles are generally designed to relieve the borrower from the legal effect of defaults under the loan documents. Examples of judicial remedies that may be fashioned include judicial requirements that the lender undertake affirmative and sometimes expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, including cases in California, courts have substituted their judgment for the lender's judgment and have required lenders to reinstate loans or recast payment schedules to accommodate borrowers who are suffering from temporary financial disability.

     WE REFER YOU TO "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS AND CONTRACTS--THE MORTGAGE LOANS--ENFORCEABILITY OF CERTAIN PROVISIONS" IN THE PROSPECTUS FOR MORE DETAIL.


                         FEDERAL INCOME TAX CONSEQUENCES

     The following section in conjunction with the section in the prospectus captioned "FEDERAL INCOME TAX CONSEQUENCES" discusses the material federal income tax consequences of the purchase, ownership and disposition of the Offered Certificates. This section must be considered only in connection with "FEDERAL INCOME TAX CONSEQUENCES" in the prospectus. The discussion in this prospectus supplement and in the prospectus is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. The discussion below and in the prospectus does not purport to deal with all federal tax consequences applicable to all categories of investors, some of which may be subject to special rules. Investors should consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the Offered Certificates. No portion of the "FEDERAL INCOME TAX CONSEQUENCES" section of the prospectus or prospectus supplement constitutes an opinion of counsel, other than the opinion set forth in the second paragraph of "--REMIC ELECTIONS" below and in clause (2) of "FEDERAL INCOME TAX CONSEQUENCES--OPINIONS" in the prospectus.

REMIC ELECTIONS

     An election will be made to treat specific assets of the Trust, exclusive of the LIBOR Carryover Funds and the Cap Reserve Fund, as "real estate mortgage investment conduits" ("REMICs") for federal income tax purposes, creating a four-tiered REMIC structure. The Offered Certificates will be designated as regular interests in a REMIC (the "Regular Certificates" or the "REMIC Regular Certificates"), and the Class R Certificates will be designated as the residual interest in each REMIC (the "Residual Certificates" or the "REMIC Residual Certificates").

     Qualification as a REMIC requires ongoing compliance with particular conditions. Stroock & Stroock & Lavan LLP, special tax counsel to the Seller and the Depositor, is of the opinion that, for federal income tax purposes, assuming
(1) the appropriate REMIC elections are made, and (2) compliance with all of the provisions of the Agreement, the REMICs formed pursuant to the Agreement will each constitute a REMIC, the Offered Certificates will be considered "regular interests" in a REMIC, and the Class R Certificates will be considered the sole class of "residual interests" in each REMIC.

     Because the REMIC Regular Certificates will be considered REMIC regular interests, they generally will be taxable as debt obligations under the Internal Revenue Code of 1986, as amended (the "Code"), and interest paid or accrued on the Regular Certificates, including original issue discount with respect to any Regular Certificates issued with original issue discount, will be taxable to Certificateholders in accordance with the accrual method of accounting. Some or all of the Classes of Regular Certificates may be subject to the original issue discount provisions.

     WE REFER YOU TO "FEDERAL INCOME TAX CONSEQUENCES" IN THE PROSPECTUS FOR MORE DETAIL.

     In addition, some Classes of Regular Certificates may be treated as issued with a premium.

     WE REFER YOU TO "FEDERAL INCOME TAX CONSEQUENCES" IN THE PROSPECTUS FOR MORE DETAIL.

     The prepayment assumption that will be used in determining the rate of accrual of original issue discount is 100% of the Prepayment Assumption with respect to the Group I Home Equity Loans, 30% CPR with respect to the Group II Home Equity Loans. See "Prepayment and Yield Considerations" in this prospectus supplement for a description of the prepayment assumption model. However, no representation is made as to the rate at which prepayments actually will occur.

     The Offered Certificates will be treated as assets described in Section 7701(a)(19)(C) of the Code for domestic building and loan associations, and "real estate assets" for real estate investment trusts (REITs), subject to the limitations described in "Federal Income Tax Consequences" in the prospectus. Similarly, interest on the Offered Certificates will be considered "interest on obligations secured by mortgages on real property" for REITs, subject to the limitations described in "Federal Income Tax Consequences" in the prospectus.

CERTIFICATEHOLDERS' INTEREST INDEX CARRYOVER AND CAP RESERVE FUND

     The beneficial owners of the Certificates will be treated for tax purposes as owning two separate assets: (a) the respective Certificates without the rights to receive funds from the Cap Reserve Fund and Certificateholders' Interest Index Carryover, which constitute regular interests in a REMIC, and (b) the rights to receive funds from the Cap Reserve Fund and in the case of adjustable rate Certificates, Certificateholders' Interest Index Carryover. Accordingly, a purchaser of a Certificate must allocate its purchase price between the assets comprising the related Certificate. In general, the allocation would be based on the relative fair market values of the assets on the date of purchase of the Certificates. No representation is or will be made as to the relative fair market values. We recommend that all holders of adjustable rate Certificates consult their tax advisors regarding the taxation of funds from the Cap Reserve Fund and Certificateholders' Interest Index Carryover, which is generally governed by the provisions of the Code and Treasury regulations relating to notional principal contracts and possibly those relating to straddles. The rights to receive funds from the Cap Reserve Fund and Certificateholders' Interest Index Carryover will not constitute:

     (a) a "real estate asset" within the meaning of section 856(c)(4)(A) of the Code for a real estate investment trust;

     (b) a "qualified mortgage" or a "permitted investment" within the meaning of section 860G(a)(3) and section 860G(a)(5), respectively, of the Code if held by a REMIC; or

     (c) an asset described in section 7701(a)(19)(C)(xi) of the Code if held by a domestic building and loan association.

Further, funds from the Cap Reserve Fund and the Certificateholders' Interest Index Carryover will not constitute income described in section 856(c)(3)(B) of the Code for a real estate investment trust. Moreover, other special rules may apply to particular investors, including dealers in securities and dealers in notional principal contracts.


                        CERTAIN STATE TAX CONSIDERATIONS

     Because the income tax laws of the states vary, it is impractical to predict the income tax consequences to the Certificateholders in all of the state taxing jurisdictions in which they are subject to tax. Certificateholders are urged to consult their own tax advisors with respect to state and local income and franchise taxes.


                              ERISA CONSIDERATIONS

     A fiduciary of a pension, profit-sharing, retirement or other employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), should consider the fiduciary standards under ERISA in the context of the plan's particular circumstances before authorizing an investment of a portion of the plan's assets in the Class A or Class A-IO Certificates. Accordingly, pursuant to Section 404 of ERISA, the fiduciary should consider among other factors:

     o whether the investment is for the exclusive benefit of plan participants and their beneficiaries;

     o whether the investment satisfies the applicable diversification requirements;

     o whether the investment is in accordance with the documents and instruments governing the plan; and

     o whether the investment is prudent, considering the nature of the investment.

     Fiduciaries of plans also should consider ERISA's prohibition on improper delegation of control over, or responsibility for, plan assets.

     In addition, benefit plans subject to ERISA, as well as individual retirement accounts or specific types of Keogh plans not subject to ERISA but subject to Section 4975 of the Code and any entity whose source of funds for the purchase of Class A or Class A-IO Certificates includes plan assets by reason of a plan or account investing in the entity (each, a "Plan"), are prohibited from engaging in a broad range of transactions involving Plan assets and persons having specified relationships to a Plan ("parties in interest" and "disqualified persons"). The transactions are treated as "prohibited transactions" under Sections 406 and 407 of ERISA and excise taxes are imposed upon the persons by Section 4975 of the Code.

     An investment in Class A or Class A-IO Certificates by a Plan might result in the assets of the Trust being deemed to constitute Plan assets, which in turn might mean that some aspects of the investment, including the operation of the Trust, might be prohibited transactions under ERISA and the Code. Neither ERISA nor the Code defines the term "plan assets." Under Section 2510.3- 101 of the United States Department of Labor ("DOL") regulations (the "Regulation"), a Plan's assets may include an interest in the underlying assets of an entity, including the trust, for particular purposes, including the prohibited transaction provisions of ERISA and the Code, if the Plan acquires an "equity interest" in the entity, unless particular exceptions apply. The Depositor believes that the Class A Certificates and Class A-IO Certificates will give Certificateholders an equity interest in the Trust for purposes of the Regulation and can give no assurance that the Class A Certificates and Class A-IO Certificates will qualify for any of the exceptions under the Regulation. As a result, the assets of the Trust may be considered the assets of any Plan which acquires a Class A or Class A-IO Certificate.

     The DOL has granted to Credit Suisse First Boston Corporation an administrative exemption (Prohibited Transaction Exemption ("PTE") 89-90; 54 Fed. Reg. 42,597 (Oct. 17, 1989)(as amended by PTE 97-34; 62 Fed. Reg. 39,021
(July 21, 1997) (the "Exemption") from some of the prohibited transaction rules of ERISA which may be applicable to the initial purchase, the holding and the subsequent resale in the secondary market by Plans of pass-through certificates representing a beneficial undivided ownership interest in the assets of a trust that consist of specific receivables, loans and other obligations that meet the conditions and requirements of the Exemption which may be applicable to the Class A Certificates and Class A-IO Certificates if Credit Suisse First Boston Corporation or any of its affiliates is either the sole underwriter or manager or co-manager of the underwriting syndicate, or a selling or placement agent. The conditions which must be satisfied for the Exemption to apply to the purchase, holding and transfer of the Class A Certificates and Class A-IO Certificates are set forth under "ERISA CONSIDERATIONS" in the prospectus.

     The Exemption does not apply to Plans sponsored by the Originators, the Depositor, the Certificate Insurer, the Underwriters, the Trustee, the Servicer or any Mortgagor with respect to Home Equity Loans included in the Trust constituting more than 5% of the aggregate unamortized principal balance of the assets in the Trust or any affiliate of the parties (the "Restricted Group"). No exemption is provided from the restrictions of ERISA for the acquisition or holding of Class A Certificates and Class A-IO Certificates on behalf of an "Excluded Plan" by any person who is a fiduciary with respect to the assets of the Excluded Plan. For purposes of the Class A Certificates and Class A-IO Certificates, an Excluded Plan is a Plan sponsored by any member of the Restricted Group. In addition, no Plan's investment in any class of Class A or Class A-IO Certificates may exceed 25% of all of the Certificates of the Class outstanding at the time of the Plan's acquisition and after the Plan's acquisition of the class of Class A or Class A-IO Certificates, no more than 25% of the assets over which the fiduciary has investment authority may be invested in securities of a trust containing assets which are sold or serviced by the same entity. Finally, in the case of initial issuance, but not secondary market transactions, at least 50% of each class of Class A Certificates and Class A-IO Certificates, and at least 50% of the aggregate interest in the Trust, must be acquired by persons independent of the Restricted Group.

     The Depositor believes that the Exemption will apply to the acquisition, holding and resale of the Class A Certificates and Class A-IO Certificates by a Plan and that all conditions of the Exemption other than those within the control of the investors have been or will be met.

     WE REFER YOU TO "ERISA CONSIDERATIONS" IN THE PROSPECTUS FOR MORE DETAIL.

     Before purchasing a Class A or Class A-IO Certificate, a fiduciary of a Plan should itself confirm (a) that the Class A Certificates and Class A-IO Certificates constitute "certificates" for purposes of the Exemption and (b) that the specific conditions set forth in the Exemption and the other requirements set forth in the Exemption will be satisfied.

     As the Class B-1 Certificates are subordinate, the Exemption will not be applicable to the sale, purchase or holding of the Class B-1 Certificates. However, the Class B-1 Certificates may be purchased by an "insurance company general account" within the meaning of Section V(e) of Prohibited Transaction Class Exemption 95-60, 60 Fed. Reg. 35925 (July 12, 1995) but may not otherwise be purchased by or on behalf of other plans.

     Any Plan fiduciary considering whether to purchase a Class A, Class A-IO or Class B-1 Certificate on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to the investment.


                         LEGAL INVESTMENT CONSIDERATIONS

     The Class A Certificates and Class A-IO Certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA") so long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization. See "LEGAL INVESTMENT" in the prospectus.


                                  UNDERWRITING

     Subject to the terms and conditions set forth in the underwriting agreement, dated ____ (the "Underwriting Agreement"), between the Depositor and Credit Suisse First Boston Corporation (the "Underwriter") the Depositor has agreed to sell to the Underwriter and the Underwriter has agreed to purchase from the Depositor the Offered Certificates.

     The Depositor has been advised that the Underwriter proposes initially to offer the Offered Certificates to the public from time to time in negotiated transactions, at prices determined at the time of sale. The Underwriter may effect the transactions by selling Offered Certificates to or through dealers and the dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriter and any purchasers of Offered Certificates for whom they may act as agents. The Underwriter and any dealers that participate with the Underwriter in the distribution of the Offered Certificates may be deemed to be underwriters, and any discounts or commissions received by them and any profit on the resale of Offered Certificates by them may be deemed to be underwriting discounts or commissions received by them and any profit on the resale of Offered Certificates by them may be deemed to be underwriting discounts or commissions under the Securities Act of 1933, as amended (the "Securities Act").

     The Offered Certificates are a new issue of securities with no established trading market. The Trust has been advised by the Underwriter that it intends to make a market in the Offered Certificates, but the Underwriter is not obligated to make a market and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the Offered Certificates.

     The Underwriting Agreement provides that the Depositor will indemnify the Underwriter against some civil liabilities, including liabilities under the Securities Act.

     Each of the Seller and the Depositor is an affiliate of the Underwriter.


                                     EXPERTS

     The consolidated balance sheets of [_________________________] dated as of ____ and ____ and the related consolidated statements of income, changes in shareholder's equity, and cash flows for each of the three years in the period ended ____, incorporated by reference in this prospectus supplement, have been incorporated in this prospectus supplement in reliance on the report of ____, independent accountants, given on the authority of that firm as experts in accounting and auditing.


                                  LEGAL MATTERS

     Some legal matters with respect to the Offered Certificates will be passed upon for the Depositor and the Underwriter by Stroock & Stroock & Lavan LLP, New York, New York.

                                     RATINGS

     It is a condition to the issuance of the Class A Certificates that they receive ratings of "AAA" by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("S&P") and Duff & Phelps Credit Rating Co. ("Duff") and "Aaa" by Moody's Investors Service, Inc. ("Moody's"). It is a condition to the issuance of the Class A-IO Certificates that they receive ratings of "AAAr" by S&P, "Aaa" by Moody's and "AAA" by Duff. It is a condition to the issuance of the Class B-1 Certificates that they receive ratings of "BBB" by Duff and "Baa3" by Moody's. S&P, Moody's and Duff are together referred to as the "Rating Agencies."

     A securities rating addresses the likelihood of the receipt by Offered Certificateholders of distributions on the Home Equity Loans. The rating takes into consideration the characteristics of the Home Equity Loans and the structural, legal and tax aspects associated with the Offered Certificates. The ratings on the Offered Certificates do not, however, constitute statements regarding the likelihood or frequency of prepayments on the Home Equity Loans, the likelihood of payment of any Certificateholders' Interest Index Carryovers or the possibility that Offered Certificateholders might realize a lower than anticipated yield.

     The ratings assigned to the Class A Certificates and Class A-IO Certificates will depend primarily upon the creditworthiness of the Certificate Insurer. Any reduction in a rating assigned to the claims-paying ability of the Certificate Insurer below the ratings initially assigned to the Class A Certificates and Class A-IO Certificates may result in a reduction of one or more of the ratings assigned to the Class A Certificates and Class A-IO Certificates.

     A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each securities rating should be evaluated independently of similar ratings on different securities.

                             INDEX OF DEFINED TERMS

TERMS                                                                     PAGE

______....................................................................S-15
______ Underwriting Guidelines............................................S-17
2/28 Adjustable Rate Loans................................................S-33
270-Day Delinquency Amount................................................S-78
3/27 Adjustable Rate Loans................................................S-33
Aggregate Hybrid Loan Balance.............................................S-98
Aggregate Principal Balance...............................................S-63
Agreement.................................................................S-61
Appraised Values..........................................................S-18
Available Funds...........................................................S-71
Available Funds Cap.......................................................S-80
Available LIBOR Carryover Amount..........................................S-71
Balloon Loans.............................................................S-54
Book-Entry Certificates...................................................S-63
Business Day..............................................................S-67
Cap Agreement.............................................................S-92
Cap Reserve Fund..........................................................S-92
Cap Reserve Fund Release Date.............................................S-93
Carry-Forward Amount......................................................S-72
Cede......................................................................S-64
Clearstream, Luxembourg Participants......................................S-64
Certificate Account.......................................................S-67
Certificate Insurer.......................................................S-63
Certificate Insurer Default...............................................S-72
Certificate Principal Balance.............................................S-63
Certificate Rate..........................................................S-79
Certificate Register......................................................S-67
Certificate Registrar.....................................................S-67
Certificateholder.........................................................S-63
Certificateholders' Interest Index Carryover..............................S-80
Certificateowners.........................................................S-63
Certificates..............................................................S-62
Civil Relief Interest Shortfalls..........................................S-76
Class A Distribution Amount...............................................S-72
Class A Principal Distribution Amount.....................................S-72
Class A Subordination Increase Amount.....................................S-73
Class A-1F Certificates...................................................S-62
Class A-1F Principal Distribution Amount..................................S-73
Class A-2F Certificates...................................................S-62
Class A-2F Principal Distribution Amount..................................S-74
Class A-3A Certificates...................................................S-62
Class A-3A Formula Rate...................................................S-79
Class A-3A Principal Distribution Amount..................................S-74
Class A-4A Certificates...................................................S-62
Class A-4A Formula Rate...................................................S-79
Class A-4A Principal Distribution Amount..................................S-75
Class A-5A Certificates...................................................S-62
Class A-5A Formula Rate...................................................S-79
Class A-5A Principal Distribution Amount..................................S-75
Class AI Certificates.....................................................S-62
Class AII Certificates....................................................S-62
Class A-IO Certificates...................................................S-62
Class A-IOA Component Certificate.........................................S-62
Class A-IOF Component Certificate.........................................S-62
Class B Component Distribution Amount.....................................S-75
Class B Component Principal Distribution Amount...........................S-76
Class B Subordinated Amount...............................................S-52
Class B-1 Certificates....................................................S-62
Class B-1A Component Certificate..........................................S-62
Class B-1A Component Formula Rate.........................................S-80
Class B-1F Component Certificate..........................................S-62
Class B-1F Component Formula Rate.........................................S-79
Class B-IOA Certificates..................................................S-62
Class B-IOF Certificates..................................................S-62
Class P-A Certificates....................................................S-62
Class P-F Certificates....................................................S-62
Class R Certificates......................................................S-62
Class X Certificates......................................................S-62
Class X-A Certificates....................................................S-62
Class X-F Certificates....................................................S-62
Closing Date Deposits.....................................................S-52
Compensating Interest.....................................................S-95
Compensating Interest Default Amount......................................S-76
Cooperative...............................................................S-66
Coupon Rate...............................................................S-19
CPR.......................................................................S-54
Current Interest..........................................................S-76
Custodian.................................................................S-90
Cut-Off Date Loan Balance.................................................S-18
Daily Collections.........................................................S-94
Deficiency Amount.........................................................S-87
Definitive Certificate....................................................S-63
Delinquency Advances......................................................S-94
Delinquency Amount........................................................S-76
Delinquency Percentage....................................................S-76
Depositary Services.......................................................S-67
Depositor.................................................................S-61
disqualified persons.....................................................S-103
Distribution Date.........................................................S-67
DOL......................................................................S-103
DTC.......................................................................S-64
DTC Participants..........................................................S-64
Due Period................................................................S-76
Duff.....................................................................S-105
equity interest..........................................................S-103
ERISA....................................................................S-103
Euroclear.................................................................S-63
Euroclear Operator........................................................S-65
Euroclear Participants....................................................S-64
Excess Subordinated Amount................................................S-82
Exemption................................................................S-103
Expense Fee...............................................................S-68
Final Certification.......................................................S-92
Final Scheduled Distribution Date.........................................S-84
Fiscal Agent..............................................................S-87
Group I...................................................................S-63
Group I Certificates......................................................S-62
Group I Home Equity Loans.................................................S-19
Group Ia Home Equity Loans................................................S-19
Group Ib Home Equity Loans................................................S-26
Group II..................................................................S-63
Group II Certificates.....................................................S-62
Group II Home Equity Loans................................................S-33
Group IIa Home Equity Loans...............................................S-33
Group IIb Home Equity Loans...............................................S-43
Group Principal Distribution Amount.......................................S-77
Guaranteed Principal Amount...............................................S-88
Home Equity Loan Group....................................................S-18
Home Equity Loans.........................................................S-18
Indirect DTC Participants.................................................S-64
Insured Payment...........................................................S-88
Interest Period...........................................................S-81
LIBOR Carryover Fund......................................................S-92
LIBOR Carryover Fund Deposit..............................................S-77
LIBOR Determination Date..................................................S-81
Liquidated Loan...........................................................S-83
Loan Balance..............................................................S-18
Loan Purchase Agreement...................................................S-61
Loan Purchase Price.......................................................S-90
London business day.......................................................S-81
Maximum Rates.............................................................S-33
Minimum Rates.............................................................S-33
Minimum Spread............................................................S-80
Monthly Remittance Date...................................................S-77
Moody's..................................................................S-105
Mortgaged Properties......................................................S-18
Net Coupon Rate...........................................................S-80
Net Liquidation Proceeds..................................................S-94
Net Monthly Excess Cashflow...............................................S-77
Notes.....................................................................S-18
Notice....................................................................S-88
Notional Amount...........................................................S-63
Notional Amount Certificates..............................................S-62
Offered Certificates......................................................S-62
One-Month LIBOR...........................................................S-81
Original Loan-to-Value Ratio..............................................S-18
Owner.....................................................................S-64
Participants..............................................................S-63
parties in interest......................................................S-103
Percentage Interest.......................................................S-68
Plan.....................................................................S-103
plan assets..............................................................S-103
Policies..................................................................S-63
Preference Amount.........................................................S-88
Premium Amount............................................................S-68
Prepayment Assumption.....................................................S-54
Prepayment Period.........................................................S-78
Prepayments...............................................................S-52
Preservation Expenses.....................................................S-95
Principal and Interest Account............................................S-93
Principal Carryover Shortfall.............................................S-78
prohibited transactions..................................................S-103
PTE......................................................................S-103
Qualified Replacement Mortgage............................................S-89
Rating Agencies..........................................................S-105
Realized Loss.............................................................S-83
Record Date...............................................................S-67
Reference Banks...........................................................S-81
Regular Certificates.....................................................S-101
Regulation...............................................................S-103
Related Principal Carryover Shortfall.....................................S-78
REMIC Opinion.............................................................S-90
REMIC Regular Certificates...............................................S-101
REMICs...................................................................S-101
Residual Certificates....................................................S-101
Responsible Party.........................................................S-89
S&P......................................................................S-105
Senior Enhancement Percentage.............................................S-78
Servicer..................................................................S-15
Servicer Termination Events...............................................S-97
Servicing Advances........................................................S-95
Six-Month Adjustable Rate Loans...........................................S-33
Six-Month LIBOR...........................................................S-55
SMMEA....................................................................S-104
Specified Subordinated Amount.............................................S-82
Stepdown Date.............................................................S-78
Structuring Assumptions...................................................S-55
Subordinated Amount.......................................................S-82
Subordinated Offered Certificates.........................................S-62
Subordination Deficit.....................................................S-83
Subordination Increase Amount.............................................S-82
Subordination Reduction Amount............................................S-83
Sub-Servicers.............................................................S-96
Sub-Servicing Agreements..................................................S-96
Substitution Amount.......................................................S-89
Systems...................................................................S-67
Telerate Page 3750........................................................S-81
Termination Price.........................................................S-85
Terms and Conditions......................................................S-66
Total Available Funds.....................................................S-78
Total Monthly Excess Cashflow.............................................S-68
Total Monthly Excess Spread...............................................S-78
Trigger Event.............................................................S-78
Trust.....................................................................S-61
Trust Estate..............................................................S-61
Trustee...................................................................S-61
Trustee Fee...............................................................S-85
Underwriter..............................................................S-104
Underwriting Agreement...................................................S-104
Unrelated Principal Carryover Shortfall...................................S-79

                                                                         ANNEX 1

          GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

     Except in limited circumstances, the globally offered Offered Certificates (the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold the Global Securities through any of DTC, Clearstream, Luxembourg or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

     Secondary market trading between investors holding Global Securities through Clearstream, Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

     Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

     Secondary cross-market trading between Clearstream, Luxembourg or Euroclear and DTC Participants holding Notes will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream, Luxembourg and Euroclear, in this capacity, and as DTC Participants.

     Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless the holders meet particular requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

     INITIAL SETTLEMENT

     All Global Securities will be held in book-entry form by DTC in the name of Cede, as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream, Luxembourg and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold the positions in accounts as DTC Participants.

     Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to U.S. corporate debt obligations. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their Global Securities through Clearstream, Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in the same-day funds.

     SECONDARY MARKET TRADING

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     TRADING BETWEEN DTC PARTICIPANTS. Secondary market trading between DTC Participants will be settled using the procedures applicable to U.S. corporate debt obligations in same-day funds.

     TRADING BETWEEN CLEARSTREAM, LUXEMBOURG AND/OR EUROCLEAR PARTICIPANTS. Secondary market trading between Clearstream, Luxembourg Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

     TRADING BETWEEN DTC SELLER AND CLEARSTREAM, LUXEMBOURG OR EUROCLEAR PURCHASER. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream, Luxembourg Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream, Luxembourg or Euroclear through a Clearstream, Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. Clearstream, Luxembourg or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of actual days elapsed and a 360 day year. Payment will then be made by the respective Depositary to the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream, Luxembourg Participant's or Euroclear Participant's account. The Global Securities credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream, Luxembourg or Euroclear cash debit will be valued instead as of the actual settlement date.

     Clearstream, Luxembourg Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream, Luxembourg or Euroclear. Under this approach, they may take on credit exposure to Clearstream, Luxembourg or Euroclear until the Global Securities are credited to their accounts one day later.

     As an alternative, if Clearstream, Luxembourg or Euroclear has extended a line of credit to them, Clearstream, Luxembourg Participants or Euroclear Participants can elect not to pre-position funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream, Luxembourg Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of the overdraft charges, although this result will depend on each Clearstream, Luxembourg Participant's or Euroclear Participant's particular cost of funds.

     Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective Depositary for the benefit of Clearstream, Luxembourg Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participant a cross-market transaction will settle no differently than a trade between two DTC Participants.

     TRADING BETWEEN CLEARSTREAM, LUXEMBOURG OR EUROCLEAR SELLER AND DTC PURCHASER. Due to time zone differences in their favor, Clearstream, Luxembourg Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing systems, through the respective Depositaries, to a DTC Participant. The seller will send instructions to Clearstream, Luxembourg or Euroclear through a Clearstream, Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. In these cases, Clearstream, Luxembourg or Euroclear will instruct the respective Depositaries, as appropriate, to deliver the bonds to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date on the basis of actual days elapsed and a 360 day year. The payment will then be reflected in the account of the Clearstream, Luxembourg Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream, Luxembourg Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream, Luxembourg Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream, Luxembourg Participant's or Euroclear Participant's account would instead be value as of the actual settlement date.

     Finally, day traders that use Clearstream, Luxembourg or Euroclear and that purchase Global Securities from DTC Participants for delivery to Clearstream, Luxembourg Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

          (a) borrowing through Clearstream, Luxembourg or Euroclear for one day, until the purchase side of the day trade is reflected in their Clearstream, Luxembourg or Euroclear accounts, in accordance with the clearing system's customary procedures;

          (b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream, Luxembourg or Euroclear account in order to settle the sale side of the trade; or

          (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream, Luxembourg Participant or Euroclear Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

     A beneficial owner of Global Securities holding through Clearstream, Luxembourg or Euroclear, or through DTC if the holder has an address outside the U.S., will be subject to the 30% U.S. withholding tax that generally applies to payments of interest, including original issue discount, on registered debt issued by U.S. Persons, unless (1) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between the beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (2) the beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

          EXEMPTION FOR NON-U.S. PERSONS (FORM W-8). Beneficial owners of Global Securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 or the Tax Certificate changes, a new Form W-8 or Tax Certificate, as the case may be, must be filed within 30 days of the change.

          EXEMPTION FOR NON-U.S. PERSON WITH EFFECTIVELY CONNECTED INCOME (FORM
     4224). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

          EXEMPTION OR REDUCED RATE FOR NON-U.S. PERSONS RESIDENT IN TREATY COUNTRIES (FORM 1001). Non-U.S. Persons that are beneficial owners of Global Securities residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate, depending on the treaty terms, by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the Note Owner or his agent.

          EXEMPTION FOR U.S. PERSONS (FORM W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

          U.S. FEDERAL INCOME TAX REPORTING PROCEDURE. The beneficial owner of a Global Security or, in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

     The term "U.S. Person" means

     o    a citizen or resident of the United States,

     o a corporation, partnership or other entity organized in or under the laws of the United States or any state or political subdivision of the United States, other than a partnership that is not treated as a United States person under any applicable Treasury regulations,

     o an estate whose income is subject to United States federal income tax, regardless of its source or

     o (iv) a trust whose administration is subject to the primary supervision of a United States court and which has one or more United States persons who have authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in regulations, some trusts in existence on August 20, 1996 and treated as United States persons prior to this date that elect to continue to be so treated also shall be considered U.S. Persons.

     This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

                                                                        ANNEX II

                           SCHEDULED NOTIONAL AMOUNTS



             WITH RESPECT TO THE                          SCHEDULED NOTIONAL
             DISTRIBUTION DATE IN:                         AMOUNT ($)

             -----, -----
             -------, -----
             -----, -----
             -------, -----
             -----, -----
             -------, -----

             -----, -----
             -------, -----
             -----, -----
             -------, -----
             -----, -----
             -------, -----
             -----, -----
             -------, -----
             -----, -----
             -------, -----
             -----, -----
             -------, -----

                       CREDIT                      FIRST
                       SUISSE                     BOSTON

PROSPECTUS


                       ASSET BACKED SECURITIES CORPORATION
                                    DEPOSITOR

                 ABS MORTGAGE AND MANUFACTURED HOUSING CONTRACT
      ASSET-BACKED CERTIFICATES AND ASSET-BACKED NOTES (ISSUABLE IN SERIES)
                              --------------------

Asset Backed Securities Corporation, as depositor, may offer from time to time under this prospectus and related prospectus supplements securities that are either asset-backed notes or asset-backed certificates which may be sold from time to time in one or more series. Each series of securities will be issued in one or more classes.

The related prospectus supplement will set forth the specific assets of the trust fund and the seller or sellers from whom the assets are acquired. The assets may include:

     1.  One or more pools of

     o closed-end and/or revolving home equity loans or manufactured housing contracts or specified balances of these loans or contracts and/or loans of which the proceeds have been applied to the purchase of the related mortgaged property, secured by mortgages primarily on one- to four-family residential properties, mortgages on multifamily residential rental properties consisting of five or more dwelling units or apartment buildings owned by cooperative housing corporations,

     o loans made to finance the purchase of rights relating to cooperatively owned properties secured by a pledge of shares of a cooperative corporation and an assignment of a proprietary lease or occupancy agreement on a cooperative dwelling,

     o loans made to finance the origination of the loans and contracts described above and secured by the related loans or contracts,

     o mortgage participation certificates evidencing participation interests in loans that are acceptable to the nationally recognized statistical rating agencies rating a series of securities,

     o private securities evidencing ownership interests in or secured by loans similar to the types of loans described above;

     2. All monies due under the above assets, which may be net of amounts payable to the servicer; and

     3. Funds or accounts established for the related trust fund, or one or more forms of enhancement.

The related prospectus supplement will state if the trust fund will make a REMIC election for federal income tax purposes.

FOR A DISCUSSION OF RISKS ASSOCIATED WITH AN INVESTMENT IN THE SECURITIES, SEE RISK FACTORS ON PAGE 2.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE OFFERED SECURITIES OR DETERMINED IF THIS PROSPECTUS IS ACCURATE OR COMPLETE. MAKING ANY CONTRARY REPRESENTATION IS A CRIMINAL OFFENSE.

                               ------------------

                           CREDIT SUISSE FIRST BOSTON

                 The date of this Prospectus is _________, 2000

                                TABLE OF CONTENTS

                                                                            Page

Risk Factors.................................................................2

The Trust Fund...............................................................5

The Depositor................................................................19

Use Of Proceeds..............................................................20

Maturity, Prepayment and Yield Considerations................................20

Description of the Securities................................................24

Credit Support...............................................................59

Description of Insurance.....................................................65

Certain Legal Aspects of the Mortgage Loans and Contracts....................73

Federal Income Tax Consequences..............................................84

Legal Investment.............................................................131

Plan of Distribution.........................................................132

Prospectus Supplement........................................................133

Additional Information.......................................................133

Incorporation of Certain Information By Reference............................134

                                  RISK FACTORS

     You should carefully consider the following risk factors prior to any purchase of the securities.

LIMITED LIQUIDITY MAY RESULT IN
DELAYS IN YOUR ABILITY TO SELL
SECURITIES OR
LOWER RETURNS.........................  There will be no market for the securities of any series prior to their
                                        issuance, and there can be no assurance
                                        that a secondary market will develop. If a secondary market does develop, there can be no assurance that it will provide holders with liquidity of investment or that the market will continue for the life of the securities of the related series. Credit Suisse First Boston Corporation presently expects to make a secondary market in the securities, but has no obligation to do so. Absent a secondary market for the securities you may experience a delay if you choose to sell your securities or the price you receive may be less than you would receive for a comparable liquid security.

LIMITED ASSETS FOR PAYMENTS - NO
RECOURSE TO DEPOSITOR, UNAFFILIATED
SELLER, MASTER SERVICER OR SERVICER...  The depositor does not have, nor is it expected to have, any significant
                                        assets. The securities of a series will
                                        be payable solely from the assets of the trust fund for that series. Except for any related insurance policies or credit support, there will be no recourse to the depositor or any other person for any default on the notes or any failure to receive distributions on the certificates with respect to any series. Consequently, holders of securities of each series must rely solely upon payments with respect to the assets constituting the trust fund for a series of securities, including, if applicable, any amounts available pursuant to any enhancement for that series, for the payment of principal of and interest on the securities of that series.

                                        The only obligations, if any, of the
                                        depositor with respect to the securities of any series will be with respect to its breach of specific representations and warranties. The depositor does not have, and is not expected in the future to have, any significant assets with which to meet any obligation to repurchase assets with respect to which there has been a breach of any representation or warranty. If, for example, the depositor were required to repurchase a mortgage loan, its only sources of funds to make the repurchase would be from funds obtained from the enforcement of a corresponding obligation, if any, on the part of the originator of the mortgage loan, the master servicer, the servicer or the unaffiliated seller, as the case may be, or from a reserve fund established to provide funds for repurchases. If the depositor does not have sufficient assets and no other party is obligated to repurchase defective assets, you may experience a loss.

LIMITS ON ENHANCEMENT MAY RESULT IN
LOSSES TO YOU.........................  Although we intend the enhancement for the securities to reduce the risk of
                                        delinquent payments or losses to holders of a series of securities entitled to the benefit of the securities, the amount of the enhancement will be limited, as set forth in the related prospectus supplement. In addition, the amount available will decline and could be depleted prior to the payment in full of the related series of securities, and losses on the primary assets could result in losses to holders of those securities.

DECREASE IN VALUE OF MORTGAGED
PROPERTY--RISK OF LOSS................  There are several factors that could adversely affect the value of mortgaged
                                        properties and cause the outstanding
                                        balance of the related mortgage loan,
                                        contract, loan secured by a mortage loan or contract or of an underlying loan relating to the private securities, together with any senior financing, to equal or exceed the value of the mortgaged properties. Among the factors that could adversely affect the value of the mortgaged properties are

                                        o  an overall decline in the residential
                                           real estate market in the areas in
                                           which the mortgaged properties are
                                           located;

                                        o  a decline in the general condition of
                                           the mortgaged properties as a result
                                           of failure of borrowers to maintain
                                           adequately the mortgaged properties;
                                           or

                                        o  natural disasters that are not
                                           necessarily covered by insurance,
                                           including earthquakes and floods.

                                        Any decline in the value of a mortgaged
                                        property could extinguish the value of a junior interest in that mortgaged property before having any effect on the related senior interest. If a decline in the value of the related mortgaged properties occurs, the actual rates of delinquencies, foreclosure and losses on the mortgage loans could be higher than those currently experienced in the mortgage lending industry in general and you could suffer a loss.

TIMING AND RATE OF PREPAYMENTS MAY
RESULT IN LOWER YIELD.................  The yield to maturity experienced by a holder of securities may be affected by
                                        the rate and timing of payments of
                                        principal of the mortgage loans,
                                        contracts, loans secured by mortgage
                                        loans or contracts or of the underlying
                                        loans relating to the private
                                        securities. The rate and timing of
                                        principal payments of the securities of
                                        a series will be affected by a number of factors, including the following:

                                        o  the extent of prepayments, which may
                                           be influenced by a variety of
                                           factors,

                                        o  the manner of allocating principal
                                           payments among the classes of
                                           securities of a series as specified
                                           in the related prospectus supplement,
                                           and

                                        o  the exercise of any right of optional
                                           termination.

                                        Prepayments may also result from
                                        repurchases of mortgage loans or
                                        underlying loans, as applicable, due to
                                        material breaches of the unaffiliated
                                        seller's or the depositor's
                                        representations or warranties.

                                        Interest payable on the securities of a
                                        series on a distribution date will
                                        include all interest accrued during the
                                        period specified in the related
                                        prospectus supplement. In the event
                                        interest accrues during the calendar
                                        month prior to a distribution date, the
                                        effective yield to holders will be
                                        reduced from the yield that would
                                        otherwise be obtainable if interest
                                        payable on the security were to accrue
                                        through the day immediately preceding
                                        each distribution date, and the
                                        effective yield at par to holders will
                                        be less than the indicated coupon rate.

RISKS OF SUBORDINATED SECURITIES......  To the extent specified in the applicable prospectus supplement,
                                        distributions of interest on and
                                        principal of one or more classes of
                                        securities of a series may be
                                        subordinated in priority of payment to
                                        interest and principal due on one or
                                        more other classes of securities of the
                                        related series. Any subordinated
                                        securities will be affected to a greater degree by any losses on the mortgage loans, contracts, loans secured by mortgage loans or contracts or of the underlying loans relating to the private securities.

BOOK-ENTRY REGISTRATION--BENEFICIAL
OWNERS NOT RECOGNIZED BY TRUST........  Issuance of the securities in book-entry form may reduce the liquidity of these
                                        securities in the secondary trading
                                        market since investors may be unwilling
                                        to purchase securities for which they
                                        cannot obtain physical certificates.
                                        Since transactions in the securities can be effected only through The Depository Trust Company and any other entities set forth in the related prospectus supplement, your ability to pledge a security to persons or entities that do not participate in The Depository Trust Company or any other entities or otherwise to take actions in respect of the related securities may be limited due to lack of a physical certificate representing the securities.

                                        You may experience some delay in the
                                        receipt of distributions of interest and principal on the securities since the distributions will be forwarded by the trustee to The Depository Trust Company and The Depository Trust Company will credit the distributions to the accounts of its participants which will then credit them to your account either directly or indirectly through indirect participants.


                                 THE TRUST FUND

     The Depositor may offer from time to time the ABS Mortgage and Manufactured Housing Contract Asset-Backed Certificates (the "Certificates") and the ABS Mortgage and Manufactured Housing Contract Asset-Backed Notes (the "Notes" and, together with the Certificates, the "Securities") offered by this prospectus and by the related prospectus supplements which may be sold from time to time in one or more series (each, a "Series") in amounts, at prices and on terms to be determined at the time of sale and to be set forth in the related prospectus supplement. Each Series of Securities may include one or more separate classes (each, a "Class") of Notes and/or Certificates, which may be divided into one or more subclasses (each, a "Subclass"). The Certificates will be issued by a trust (the "Trust") to be formed by the Depositor with respect to a Series pursuant to either a Trust Agreement (each, a "Trust Agreement") to be entered into between the Depositor and the trustee specified in the related Prospectus Supplement (the "Trustee") or a Pooling and Servicing Agreement (each, a "Pooling and Servicing Agreement") among the Depositor, the Master Servicer and the Trustee. If a Series of Securities includes Notes, the Notes will be issued and secured pursuant to an Indenture (each, an "Indenture") to be entered into between any of (1) the Trust or (2) a partnership, corporation, limited liability company or other entity formed by the Depositor solely for the purpose of issuing Notes of a related Series and incidental matters, as issuer (the "Issuer"), and the indenture trustee specified in the related Prospectus Supplement (the "Indenture Trustee"). The related Trust Fund will be serviced by the Master Servicer pursuant to a Sale and Servicing Agreement (the "Sale and Servicing Agreement") among the Depositor, the Master Servicer and the Indenture Trustee. The Certificates represent interests in specified percentages of principal and interest (a "Percentage Interest") with respect to the related Mortgage Pool, Warehouse Loan Pool or Contract Pool, or have been assigned a Stated Principal Balance and an Interest Rate, as more fully set forth in this prospectus, and will evidence the undivided interest, beneficial interest or notional amount specified in the related Prospectus Supplement in one of a number of Trusts, each to be created by the Depositor from time to time. If a Series of Securities includes Notes, the Notes will represent indebtedness of the related Trust Fund. The trust property of each Trust (the "Trust Fund") will consist of the assets described below.

     Ownership of the Mortgage, Warehouse Loan or Contract Pool or Pools included in the Trust Fund for a Series of Securities may be evidenced by one or more Classes of Certificates, which may consist of one or more Subclasses, as specified in the prospectus supplement for the Series. Each Certificate will evidence the undivided interest, beneficial interest or notional amount specified in the related prospectus supplement in one or more Mortgage Pools containing one or more Mortgage Loans or Mortgage Certificates, Warehouse Loan Pools or Contract Pools containing Contracts, having an aggregate principal balance of not less than approximately $50,000,000 as of the first day of the month of its creation (the "Cut-off Date"), unless otherwise specified in the applicable prospectus supplement. If so specified in the related prospectus supplement, each Class or Subclass of the Certificates of a Series will evidence the percentage interest specified in the prospectus supplement in the payments of principal of and interest on the Mortgage Loans or Mortgage Certificates in the related Mortgage Pool or Pools, Warehouse Loans in the related Warehouse Loan Pool or Pools or on the Contracts in the related Contract Pool or Pools (a "Percentage Interest"). To the extent specified in the related prospectus supplement, each Mortgage Pool, Warehouse Loan Pool or Contract Pool with respect to a Series will be covered by one or more irrevocable letters of credit (a "Letter of Credit"), a policy of mortgage pool insurance (a "Pool Insurance Policy"), a bond or similar form of insurance coverage against particular losses in the event of the bankruptcy of a Mortgagor (a "Mortgagor Bankruptcy Bond"), an insurance policy (the "Special Hazard Insurance Policy") covering losses that result from other physical risks that are not otherwise insured against, including earthquakes and mudflows, by the subordination of the rights of the holders of the one or more subordinate Classes or Subclasses (the "Subordinate Securities") to the rights of the holders of one or more senior Classes or Subclasses (the "Senior Securities") to the extent specified in the related prospectus supplement (the "Subordinated Amount which, if so specified in the related prospectus supplement, may include Subordinate Securities of one or more Class or Subclass (a "Subordinated Class" or "Subordinated Subclass," respectively) and the establishment of a reserve fund (a "Reserve Fund"), by the right of one or more Classes or Subclasses of Securities to receive a disproportionate amount of particular distributions of principal, by an insurance policy (the "Security Guarantee Insurance") issued by one or more insurance companies or another form or forms of additional or alternative forms of credit support, including a guarantee or surety bond ("Alternative Credit Support") acceptable to the Rating Agency rating the Securities of a Series or by any combination of the foregoing. See "Description of Insurance" and "Credit Support."

THE MORTGAGE POOLS

     If so specified in the prospectus supplement with respect to a Series, the Trust Fund for each Series may include

1. one or more pools ("Mortgage Pools") containing

     o conventional one-to four-family residential, first and/or second mortgage loans,

     o closed-end loans (the "Closed-End Loans") and/or revolving home equity loans or specific balances of those loans (the "Revolving Credit Line Loans" and, together with the Closed-End Loans, the "Home Equity Loans") secured by mortgages or deeds of trust on residential one-to-four family properties, including townhouses and individual units in condominiums and planned unit developments,

     o loans ("Cooperative Loans") made to finance the purchase of particular rights relating to cooperatively owned properties secured by the pledge of shares issued by a cooperative corporation (the "Cooperative") and the assignment of a proprietary lease or occupancy agreement providing the exclusive right to occupy a particular dwelling unit (a "Cooperative Dwelling" and, together with one- to four-family residential properties, "Single Family Property,

     o mortgage loans secured by multifamily residential rental properties consisting of five or more dwelling units or apartment buildings owned by cooperative housing corporations ("Multifamily Property"),

     o mortgage participation securities evidencing participation interests in loans that are acceptable to the nationally recognized statistical rating agency or agencies rating the related Series of Securities (collectively, the "Rating Agency") in one of the four highest rating categories of each Rating Agency (all the loans described above and participation certificates being referred to collectively in this prospectus as the "Mortgage Loans"), acceptable to the nationally recognized Rating Agency rating the Securities of the Series for a rating in one of the four highest rating categories of the Rating Agency; or

     o conventional mortgage pass-through certificates, collateralized mortgage bonds or other indebtedness secured by mortgage loans or manufactured housing contracts (the "Mortgage Certificates"), in each case together with specific and related property issued by one or more trusts established by one or more private entities,

2. one or more Contract Pools containing Contracts or participation Securities representing participation interests in the Contracts purchased by the Depositor either directly or through one or more affiliates or Unaffiliated Sellers, and related property conveyed to the trust by the Depositor or

3. one or more Warehouse Loan Pools containing Warehouse Loans or participation Securities representing participation interests in the Warehouse Loans purchased by the Depositor either directly or through one or more affiliates or Unaffiliated Sellers, and related property conveyed to the trust by the Depositor or

     A Mortgage Pool may include Mortgage Loans insured by the FHA ("FHA Loans") and/or Mortgage Loans partially guaranteed by the Veterans Administration (the "VA", and mortgage loans are referred to in this prospectus as "VA Loans"). All Mortgage Loans will be evidenced by promissory notes or other evidence of indebtedness (the "Mortgage Notes") secured by first mortgages or first or second deeds of trust or other similar security instruments creating a first lien or second lien, as applicable, on the Mortgaged Properties. Single Family Property and Multifamily Property will consist of single family detached homes, attached homes, single family units having a common wall, individual units located in condominiums, townhouses, planned unit developments, multifamily residential rental properties, apartment buildings owned by cooperative housing corporations and the other types of homes or units as are set forth in the related prospectus supplement. Unless otherwise specified in the applicable prospectus supplement, each detached or attached home or multifamily property will be constructed on land owned in fee simple by the borrower (the "Mortgagor"). or on land leased by the Mortgagor for a term at least two years greater than the term of the applicable Mortgage Loan. Attached homes may consist of duplexes, triplexes and fourplexes, multifamily structures where each Mortgagor owns the land upon which the unit is built with the remaining adjacent land owned in common. Multifamily Property may include mixed commercial and residential buildings. The Mortgaged Properties may include investment properties and vacation and second homes. Mortgage Loans secured by Multifamily Property may also be secured by an assignment of leases and rents and operating or other cash flow guarantees relating to the Mortgaged Properties to the extent specified in the related prospectus supplement.

     Unless otherwise specified below or in the applicable prospectus supplement, each Mortgage Loan in a Mortgage Pool will

o have an individual principal balance at origination of not less than $25,000 nor more than $500,000,

o    have monthly payments due on the first day of each month (the "Due Date"),

o be secured by Mortgaged Properties or relate to Cooperative Loans located in any of the 50 states or the District of Columbia, and

o consist of fully-amortizing Mortgage Loans, each with a 10 to 40 year term at origination, a fixed or variable rate of interest and level or variable monthly payments over the term of the Mortgage Loan.

     Unless otherwise specified in the related prospectus supplement, the Loan-to-Value Ratio of the Mortgage Loans at origination will not exceed the percentages set forth below.

o 95% on any Mortgage Loan with an original principal balance of $150,000 or less,

o 90% on any Mortgage Loan with an original principal balance of $150,001 through $200,000,

o 85% on any Mortgage Loan with an original principal balance of $200,001 through $300,000 and

o    80% on any Mortgage Loan with an original principal balance exceeding
     $300,000.

     If so specified in the related prospectus supplement, a Mortgage Pool may also include fully amortizing, adjustable rate Mortgage Loans ("ARM Loans") with, unless otherwise specified in the related prospectus supplement, 30-year terms at origination and mortgage interest rates adjusted periodically, with corresponding adjustments in the amount of monthly payments, to equal the sum, which may be rounded, of a fixed margin and an index described in the related prospectus supplement, subject to any applicable restrictions on adjustments. The Mortgage Pools may also include other types of Mortgage Loans to the extent set forth in the applicable prospectus supplement.

     Unless otherwise specified in the applicable prospectus supplement, no Mortgage Loan will have a Loan-to-Value Ratio at origination in excess of 95%, regardless of its original principal balance. Except as otherwise provided in the related prospectus supplement, the Loan-to-Value Ratio will be the ratio, expressed as a percentage, of the principal amount of the Mortgage Loan at the date of determination to the lesser of (1) the appraised value determined in an appraisal obtained by the originator and (2) the sales price for the property (the "Original Value"). Unless otherwise specified in the related prospectus supplement, with respect to a Mortgage Loan secured by a mortgage on a vacation or second home or an investment property, other than Multifamily Property, no income derived from the property will be considered for underwriting purposes, the Loan-to-Value Ratio, taking into account any secondary financing, may not exceed 80% and the original principal balance may not exceed $250,000.

     If so specified in the related prospectus supplement, a Mortgage Pool may contain Mortgage Loans with fluctuating interest rates (the "Mortgage Rates"). These Mortgage Loan may provide that on the day on which the Mortgage Rate adjusts, the amount of the monthly payments on the Mortgage Loan will be adjusted to provide for the payment of the remaining principal amount of the Mortgage Loan with level monthly payments of principal and interest at the new Mortgage Rate to the maturity date of the Mortgage Loan. Alternatively, the Mortgage Loan may provide that the Mortgage Rate adjusts more frequently than the monthly payment. As a result, a greater or lesser portion of the monthly payment will be applied to the payment of principal of the Mortgage Loan, thus increasing or decreasing the rate at which the Mortgage Loan is repaid. See "Maturity, Prepayment and Yield Considerations." In the event that an adjustment to the Mortgage Rate causes the amount of interest accrued in any month to exceed the amount of the monthly payment on the Mortgage Loan, the excess (the "Deferred Interest") will be added to the principal balance of the Mortgage Loan, unless otherwise paid by the Mortgagor, and will bear interest at the Mortgage Rate in effect from time to time. The amount by which the Mortgage Rate or monthly payment may increase or decrease and the aggregate amount of Deferred Interest on any Mortgage Loan may be subject to limitations, as described in the related prospectus supplement.

     If so specified in the prospectus supplement for the related Series, the Mortgage Rate on some of the ARM Loans will be convertible from an adjustable rate to a fixed rate at the option of the Mortgagor under some circumstances. Unless otherwise specified in the related prospectus supplement, the Agreement will provide that the Unaffiliated Seller from which convertible ARM Loans were acquired will be obligated to repurchase from the Trust Fund any ARM Loan as to which the conversion option has been exercised (a "Converted Mortgage Loan"), at a purchase price set forth in the related prospectus supplement. The amount of the purchase price will be required to be deposited in the Certificate Account and will be distributed to the Securityholders on the Distribution Date in the month following the month of the exercise of the conversion option. The obligation of the Unaffiliated Seller to repurchase Converted Mortgage Loans may or may not be supported by cash, letters of credit, third party guarantees or other similar arrangements.

     If provided for in the applicable prospectus supplement, a Mortgage Pool may contain Mortgage Loans pursuant to which the monthly payments made by the Mortgagor during the early years of the Mortgage Loan will be less than the scheduled monthly payments on the Mortgage Loan ("Buy-Down Loans"). The resulting difference in payment shall be compensated for from an amount contributed by the Depositor, the seller of the related Mortgaged Property, the Servicer or another source and placed in a custodial account (the "Buy-Down Fund") by the Servicer, or if so specified in the related prospectus supplement, with the Trustee. In lieu of a cash deposit, if so specified in the related prospectus supplement, a letter of credit or guaranteed investment contract may be delivered to the Trustee to fund the Buy-Down Fund. See "Description of the Securities -- Payments on Mortgage Loans." Buy-Down Loans included in a Mortgage Pool will provide for a reduction in monthly interest payments by the Mortgagor for a period of up to the first four years of the term of the Mortgage Loans.

     If provided for in the applicable prospectus supplement, a Mortgage Pool may contain Mortgage Loans pursuant to which the monthly payments by the Mortgagor during the early years of the related Mortgage Note are less than the amount of interest that would otherwise be payable on the Mortgage Note, with the interest not so paid added to the outstanding principal balance of the Mortgage Loan ("GPM Loans"). If so specified in the related prospectus supplement, the resulting difference in payment shall be compensated for from an amount contributed by the Depositor or another source and delivered to the Trustee (the "GPM Fund"). In lieu of a cash deposit, the Depositor may deliver to the Trustee a letter of credit, guaranteed investment contract or another instrument acceptable to the Rating Agency rating the related Series to fund the GPM Fund.

     If provided for in the applicable prospectus supplement, a Mortgage Pool may contain Mortgage Loans which are Home Equity Loans pursuant to which the full principal amount of the Mortgage Loan is advanced at origination of the loan and generally is repayable in equal, or substantially equal, installments of an amount sufficient to fully amortize the loan at its stated maturity. Interest on each Home Equity Loan may be calculated on the basis of the outstanding principal balance of the loan multiplied by the Mortgage Rate on each Home Equity Loan and further multiplied by a fraction, the numerator of which is the number of days in the period elapsed since the preceding payment of interest was made and the denominator is the number of days in the annual period for which interest accrues on the loan. Under some circumstances, under a Home Equity Loan, a borrower may choose an interest only payment option and is obligated to pay only the amount of interest which accrues on the loan during the billing cycle. Generally, an interest only payment option may be available for a specified period before the borrower must begin paying at least the minimum monthly payment of a specified percentage of the average outstanding balance of the loan.

     FHA Loans will be insured by the Federal Housing Administration (the "FHA") as authorized under the National Housing Act, as amended, and the United States Housing Act of 1937, as amended. FHA loans will be insured under various FHA programs including the standard FHA 203-b programs to finance the acquisition of one- to four-family housing units, the FHA 245 graduated payment mortgage program and the FHA 221 and 223 programs to finance particular multifamily residential rental properties. FHA Loans generally require a minimum down payment of approximately 5% of the original principal amount of the FHA Loan. No FHA Loan may have an interest rate or original principal amount exceeding the applicable FHA limits at the time of origination of FHA Loan.

     VA Loans will be partially guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended (the "Servicemen's Readjustment Act"). The Servicemen's Readjustment Act permits a veteran, or in some instances the spouse of a veteran, to obtain a mortgage loan guarantee by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit at interest rates permitted by the VA. The program has no mortgage loan limits, requires no down payment from the purchasers and permits the guarantee of mortgage loans of up to 30 years' duration. However, no VA Loan will have an original principal amount greater than five times the partial VA guarantee for the VA Loan. The maximum guarantee that may be issued by VA under this program is

o 50% of the principal amount of the Mortgage Loan if the principal amount of the Mortgage Loan is $45,000 or less,

o the lesser of $36,000 and 40% of the principal amount of the Mortgage Loan if the principal amount of the Mortgage Loan is greater than $45,000 but less than or equal to $144,000,

o and the lesser of $46,000 and 25% of the principal amount of the Mortgage Loan if the principal amount of the Mortgage Loan is greater than $144,000.

     Unless otherwise specified in the related prospectus supplement, interest on each Revolving Credit Line Loan, excluding introduction rates offered from time to time during promotional periods, is computed and payable monthly on the average daily outstanding principal balance of the Loan. Principal amounts on a Revolving Credit Line Loan may be drawn down, up to a maximum amount as set forth in the related prospectus supplement, or repaid under each Revolving Credit Line Loan from time to time, but may be subject to a minimum periodic payment. To the extent and accordingly under the terms provided in the related prospectus supplement, the Trust Fund may include amounts borrowed under a Revolving Credit Line Loan after the Cut-off Date. The full amount of a Closed-End Loan is advanced at the inception of the Loan and generally is repayable in equal, or substantially equal, installments of an amount to fully amortize the Loan at its stated maturity. Except to the extent provided in the related prospectus supplement, the original terms to stated maturity of Closed-End Loans will not exceed 360 months. Under some circumstances, under either a Revolving Credit Line Loan or a Closed-End Loan, a borrower may choose an interest only payment option and is obligated to pay only the amount of interest which accrues on the Loan during the billing cycle. An interest only payment option may be available for a specified period before the borrower must begin paying at least the minimum monthly payment of a specified percentage of the average outstanding balance of the Loan.

     The prospectus supplement, or, if information is not available in advance of the date of the related prospectus supplement, a Current Report on Form 8-K to be filed with the Commission, for each Series of Securities the Trust Fund with respect to which contains Mortgage Loans will contain information as to the type of Mortgage Loans that will comprise the related Mortgage Pool or Pools and information as to

o the aggregate principal balance of the Mortgage Loans as of the applicable Cut-off Date,

o    the type of Mortgaged Properties securing the Mortgage Loans,

o    the original terms to maturity of the Mortgage Loans,

o    the largest in principal balance of the Mortgage Loans,

o    the earliest origination date and latest maturity date of the Mortgage
     Loans,

o the aggregate principal balance of Mortgage Loans having Loan-to-Value Ratios at origination exceeding 80%,

o    the interest rate or range of interest rates borne by the Mortgage Loans,

o    the average outstanding principal balance of the Mortgage Loans,

o    the geographical distribution of the Mortgage Loans,

o the number and aggregate principal balance of Buy-Down Loans or GPM Loans, if applicable,

o with respect to ARM Loans, the adjustment dates, the highest, lowest and weighted average margin, and the maximum Mortgage Rate variation at the time of any periodic adjustment and over the life of ARM Loans, and o with respect to Mortgage Loans secured by Multifamily Property or the other Mortgage Loans as are specified in the prospectus supplement, whether the Mortgage Loan provides for an interest only period and whether the principal amount of the Mortgage Loan is amortized on the basis of a period of time that extends beyond the maturity date of the Mortgage Loan.

     No assurance can be given that values of the Mortgaged Properties in a Mortgage Pool have remained or will remain at their levels on the dates of origination of the related Mortgage Loans. If the real estate market should experience an overall decline in property values causing the outstanding balances of the Mortgage Loans and any secondary financing on the Mortgaged Properties in a particular Mortgage Pool to become equal to or greater than the value of the Mortgaged Properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, the value of property securing Cooperative Loans and the delinquency rate with respect to Cooperative Loans could be adversely affected if the current favorable tax treatment of cooperative stockholders were to become less favorable. See "Certain Legal Aspects of the Mortgage Loans and Contracts -- The Mortgage Loans." To the extent that any of these losses are not covered by the methods of credit support or the insurance policies described in this prospectus or by Alternative Credit Support, they will be borne by holders of the Securities of the Series evidencing interests in, or secured by, the Mortgage Pool.

     Multifamily lending is generally viewed as exposing the lender to a greater risk of loss than one- to four-family residential lending. Multifamily lending typically involves larger loans to single borrowers or groups of related borrowers than residential one- to four-family mortgage loans. Furthermore, the repayment of loans secured by income producing properties is typically dependent upon the successful operation of the related real estate project. If the cash flow from the project is reduced, for example, if leases are not obtained or renewed, the borrower's ability to repay the loan may be impaired. Multifamily real estate can be affected significantly by supply and demand in the market for the type of property securing the loan and, therefore, may be subject to adverse economic conditions. Market values may vary as a result of economic events or governmental regulations outside the control of the borrower or lender, including rent control laws, which impact the future cash flow of the property. Corresponding to the greater lending risk is a generally higher interest rate applicable to multifamily mortgage loans.

     The Depositor will cause the Mortgage Loans constituting each Mortgage Pool to be assigned to the Trustee named in the applicable prospectus supplement, for the benefit of the holders of the Certificates of the related Series (the "Certificateholders") and, if a Series of Securities includes Notes, the Depositor will cause the Mortgage Loans constituting the Mortgage Pool to be pledged to the Indenture Trustee, for the benefit of the holders of the Notes of the related Series (the "Noteholders" and, together with the Certificateholders, the "Securityholders"). The Master Servicer, if any, named in the related prospectus supplement will service the Mortgage Loans, either by itself or through other mortgage servicing institutions, if any (each, a "Servicer"), pursuant to a Pooling and Servicing Agreement or a Sale and Servicing Agreement, as described in this prospectus, and will receive a fee as compensation. See " -- Mortgage Loan Program" and "Description of the Securities." As used in this prospectus, "Agreement" means, with respect to a Series that only includes Certificates, the Pooling and Servicing Agreement, and with respect to a Series that includes Notes, the Indenture, the Trust Agreement and the Sale and Servicing Agreement, as the context requires. Unless otherwise specified in the applicable prospectus supplement, with respect to those Mortgage Loans serviced by a Servicer, the Servicer will be required to service the related Mortgage Loans in accordance with the Pooling and Servicing Agreement, Sale and Servicing Agreement or Seller's Warranty and Servicing Agreement between the Servicer and the Depositor (each, a "Servicing Agreement"), as applicable, and will receive as compensation, the fee specified in the related Servicing Agreement; however, any Master Servicer will remain liable for its servicing obligations under the applicable Agreement as if the Master Servicer alone were servicing the Mortgage Loans.

     The Depositor will make representations and warranties regarding the Mortgage Loans, but its assignment of the Mortgage Loans to the Trustee will be without recourse. See "Description of the Securities -- Assignment of Mortgage Loans." The Master Servicer's obligations with respect to the Mortgage Loans will consist principally of its contractual servicing obligations under the Servicing Agreement, including its obligation to enforce particular types of purchase and other obligations of Servicers and/or Unaffiliated Sellers, as more fully described in this prospectus under " -- Mortgage Loan Program" and " -- Representations by Unaffiliated Sellers; Repurchases" and "Description of the Securities -- Assignment of Mortgage Loans" and " -- Servicing by Unaffiliated Sellers", and its obligations to make Advances in the event of delinquencies in payments on or with respect to the Mortgage Loans or in connection with prepayments and liquidations of the Mortgage Loans, in amounts described in this prospectus under "Description of the Securities -- Advances." Unless otherwise specified in the related prospectus supplement, Advances with respect to delinquencies will be limited to amounts that the Master Servicer believes ultimately would be reimbursable under any applicable Letter of Credit, Pool Insurance Policy, Special Hazard Insurance Policy, Mortgagor Bankruptcy Bond or other policy of insurance, from amounts in the Reserve Fund, under any Alternative Credit Support or out of the proceeds of liquidation of the Mortgage Loans, cash in the Certificate Account or otherwise. See "Description of the Securities -- Advances," "Credit Support" and "Description of Insurance."

MORTGAGE LOAN PROGRAM

     The Mortgage Loans will have been purchased by the Depositor either directly or through affiliates or by the Trust formed by the Depositor, from one or more affiliates or from sellers unaffiliated with the Depositor ("Unaffiliated Sellers"). Mortgage Loans acquired by the Depositor will have been originated in accordance with the underwriting criteria specified below under "Underwriting Standards" or as otherwise described in a related prospectus supplement.

UNDERWRITING STANDARDS

     Except in the case of particular Mortgage Loans originated by Unaffiliated Sellers in accordance with their own underwriting criteria ("Closed Loans") or other standards as may be described in the applicable prospectus supplement, all prospective Mortgage Loans will be subject to the underwriting standards adopted by the Depositor. See " -- Closed Loan Program" below for a description of underwriting standards applicable to Closed Loans. Unaffiliated Sellers will represent and warrant that Mortgage Loans originated by them and purchased by the Depositor have been originated in accordance with the applicable underwriting standards established by the Depositor or other standards as may be described in the applicable prospectus supplement. The following discussion describes the underwriting standards of the Depositor with respect to any Mortgage Loan that it purchases.

     The mortgage credit approval process for one- to four-family residential loans follows a standard procedure that generally complies with FHLMC and FNMA regulations and guidelines, except that some Mortgage Loans may have higher loan amount and qualifying ratios, and applicable federal and state laws and regulations. The credit approval process for Cooperative Loans follows a procedure that generally complies with applicable FNMA regulations and guidelines, except for the loan amounts and qualifying ratios, and applicable federal and state laws and regulations. The originator of a Mortgage Loan (the "Originator") generally will review a detailed credit application by the prospective mortgagor designed to provide pertinent credit information, including a current balance sheet describing assets and liabilities and a statement of income and expenses, as well as an authorization to apply for a credit report that summarizes the prospective mortgagor's credit history with local merchants and lenders and any record of bankruptcy. In addition, an employment verification is obtained from the prospective mortgagor's employer in which the employer reports the length of employment with that organization, the current salary, and gives an indication as to whether it is expected that the prospective mortgagor will continue the employment in the future. If the prospective mortgagor is self-employed, he or she is required to submit copies of signed tax returns. The prospective mortgagor may also be required to authorize verification of deposits at financial institutions. In some circumstances, other credit considerations may cause the Originator or Depositor not to require some of the above documents, statements or proofs in connection with the origination or purchase of particular Mortgage Loans.

     Unless otherwise specified in the applicable prospectus supplement, an appraisal generally will be required to be made on each residence to be financed. The appraisal generally will be made by an appraiser who meets FNMA requirements as an appraiser of one- to four-family residential properties. The appraiser is required to inspect the property and verify that it is in good condition and that, if new, construction has been completed. The appraisal generally will be based on the appraiser's judgment of value, giving appropriate weight to both the market value of comparable homes and the cost of replacing the residence. These underwriting standards also require a search of the public records relating to a mortgaged property for any liens and judgments.

     Based on the data provided, particular verifications and the appraisal, a determination is made by the Originator as to whether the prospective mortgagor has sufficient monthly income available to meet the prospective mortgagor's monthly obligations on the proposed loan and other expenses related to the residence, including property taxes, hazard and primary mortgage insurance and, if applicable, maintenance, and other financial obligations and monthly living expenses. Each Originator's lending guidelines for conventional mortgage loans generally will specify that mortgage payments plus taxes and insurance and all monthly payments extending beyond one year, including those mentioned above and other fixed obligations, or car payments, would equal no more than specified percentages of the prospective mortgagor's gross income. These guidelines will be applied only to the payments to be made during the first year of the loan. For FHA and VA Loans, the Originator's lending guidelines will follow HUD and VA guidelines, respectively. Other credit considerations may cause an Originator to depart from these guidelines. For example, when two individuals co-sign the loan documents, the incomes and expenses of both individuals may be included in the computation.

     The Mortgaged Properties may be located in states where, in general, a lender providing credit on a single-family property may not seek a deficiency judgment against the Mortgagor but rather must look solely to the property for repayment in the event of foreclosure. The Depositor's underwriting standards applicable to all states, including anti-deficiency states, require that the value of the property being financed, as indicated by the appraisal, currently supports and is anticipated to support in the future the outstanding loan balance. Some of the types of Mortgage Loans that may be included in the Mortgage Pools or Trust Funds may involve additional uncertainties not present in traditional types of loans. For example, Buy-Down Loans and GPM Loans provide for escalating or variable payments by the Mortgagor. These types of Mortgage Loans are underwritten on the basis of a judgment that the Mortgagor will have the ability to make larger monthly payments in subsequent years. In some instances the Mortgagor's income may not be sufficient to enable it to continue to make scheduled loan payments as the payments increase.

     To the extent specified in the related prospectus supplement, the Depositor may purchase or cause the Trust to purchase Mortgage Loans for inclusion in a Trust Fund that are underwritten under standards and procedures which vary from and are less stringent than those described in this prospectus. For instance, Mortgage Loans may be underwritten under a "limited documentation" program if so specified in the related prospectus supplement. For limited documentation Mortgage Loans, minimal investigation into the borrowers' credit history and income profile is undertaken by the originator and the Mortgage Loans may be underwritten primarily on the basis of an appraisal of the Mortgaged Property or Cooperative Dwelling and the Loan-to-Value Ratio at origination. Thus, if the Loan-to-Value Ratio is less than a percentage specified in the related prospectus supplement, the originator may forego some aspects of the review relating to monthly income, and traditional ratios of monthly or total expenses to gross income may not be considered.

     The underwriting standards for Mortgage Loans secured by Multifamily Property will be described in the related prospectus supplement.

QUALIFICATIONS OF UNAFFILIATED SELLERS

     Unless otherwise specified in the applicable prospectus supplement with respect to an Unaffiliated Seller of Closed Loans secured by residential properties, each Unaffiliated Seller must be an institution experienced in originating conventional mortgage loans and/or FHA Loans or VA Loans in accordance with accepted practices and prudent guidelines, and must maintain satisfactory facilities to originate those loans. In addition, except as otherwise specified, the Depositor requires adequate financial stability and adequate servicing experience, where appropriate, as well as satisfaction of other criteria.

REPRESENTATIONS BY UNAFFILIATED SELLERS; REPURCHASES

     Unless otherwise specified in the related prospectus supplement, each Unaffiliated Seller, or the Master Servicer, if the Unaffiliated Seller is also the Master Servicer under the Agreement, will have made representations and warranties in respect of the Mortgage Loans sold by the Unaffiliated Seller to the Depositor. These representations and warranties will generally include, among other things:

o with respect to each Mortgaged Property, that title insurance, or in the case of Mortgaged Properties located in areas where policies are generally not available, an attorney's certificate of title, and any required hazard and primary mortgage insurance was effective at the origination of each Mortgage Loan, and that each policy, or certificate of title, remained in effect on the date of purchase of the Mortgage Loan from the Unaffiliated Seller;

o that the Unaffiliated Seller had good and marketable title to each Mortgage Loan it sold;

o with respect to each Mortgaged Property, that each mortgage constituted a valid first lien on the Mortgaged Property, subject only to permissible title insurance exceptions;

o that there were no delinquent tax or assessment liens against the Mortgaged Property; and

o that each Mortgage Loan was current as to all required payments, unless otherwise specified in the related prospectus supplement.

     With respect to a Cooperative Loan, the Unaffiliated Seller will represent and warrant that (1) the security interest created by the cooperative security agreements constituted a valid first lien on the collateral securing the Cooperative Loan, subject to the right of the related Cooperative to cancel shares and terminate the proprietary lease for unpaid assessments and to the lien of the related Cooperative for unpaid assessments representing the Mortgagor's pro rata share of the Cooperative's payments for its mortgage, current and future real property taxes, maintenance charges and other assessments to which like collateral is commonly subject, and (2) the related cooperative apartment was free from damage and was in good repair.

     All of the representations and warranties of an Unaffiliated Seller in respect of a Mortgage Loan will have been made as of the date on which the related Unaffiliated Seller sold the Mortgage Loan to the Depositor or its affiliate. A substantial period of time may have elapsed between the date of sale and the date of initial issuance of the Series of Securities evidencing an interest in, or secured by, the related Mortgage Loan. Since the representations and warranties of an Unaffiliated Seller do not address events that may occur following the sale of a Mortgage Loan by an Unaffiliated Seller, the repurchase obligation described below will not arise if, during the period commencing on the date of sale of a Mortgage Loan by the Unaffiliated Seller to or on behalf of the Depositor, the relevant event occurs that would have given rise to the obligation had the event occurred prior to sale of the affected Mortgage Loan. However, the Depositor will not include any Mortgage Loan in the Trust Fund for any Series of Securities if anything has come to the Depositor's attention that would cause it to believe that the representations and warranties of an Unaffiliated Seller will not be accurate and complete in all material respects in respect of the related Mortgage Loan as of the related Cut-off Date.

     The only representations and warranties to be made for the benefit of holders of Securities of a Series in respect of any Mortgage Loan relating to the period commencing on the date of sale of the Mortgage Loan to the Depositor or its affiliates will be limited representations of the Depositor and of the Master Servicer described below under "Description of the Securities -- Assignment of Mortgage Loans." If the Master Servicer is also an Unaffiliated Seller of Mortgage Loans with respect to a particular Series, the representations will be in addition to the representations and warranties made in its capacity as an Unaffiliated Seller.

     Upon the discovery of the breach of any representation or warranty made by an Unaffiliated Seller in respect of a Mortgage Loan that materially and adversely affects the interests of the Securityholders of the related Series, the related Unaffiliated Seller or the Servicer of the Mortgage Loan will be obligated to repurchase the Mortgage Loan at a purchase price equal to 100% of the unpaid principal balance of the Mortgage Loan at the date of repurchase or, in the case of a Series of Securities as to which the Depositor has elected to treat the related Trust Fund as a REMIC, at a price as may be necessary to avoid a tax on a prohibited transaction, as described in Section 860F(a) of the Code, in each case together with accrued interest at the Mortgage Rate for the related Mortgage Loan to the first day of the month following the repurchase and the amount of any unreimbursed Advances made by the Master Servicer or the Servicer, as applicable, in respect of the Mortgage Loan. The Master Servicer will be required to enforce this obligation for the benefit of the Trustee and the Securityholders, following the practices it would employ in its good faith business judgment were it the owner of the Mortgage Loan. Unless otherwise specified in the applicable prospectus supplement, and subject to the ability of the Depositor, the Unaffiliated Seller or the Servicer to substitute for some of the Mortgage Loans as described below, this repurchase obligation constitutes the sole remedy available to the Securityholders of the related Series for a breach of representation or warranty by an Unaffiliated Seller.

     The obligation of the Master Servicer to purchase a Mortgage Loan if an Unaffiliated Seller or a Servicer defaults on its obligation to do so is subject to limitations, and no assurance can be given that Unaffiliated Sellers will carry out their respective repurchase obligations with respect to Mortgage Loans. However, to the extent that a breach of the representations and warranties of an Unaffiliated Seller may also constitute a breach of the representations and warranties made by the Depositor or by the Master Servicer with respect to the insurability of the Mortgage Loans, the Depositor may have a repurchase obligation, and the Master Servicer may have the limited purchase obligation, in each case as described below under "Description of the Securities -- Assignment of Mortgage Loans."

CLOSED LOAN PROGRAM

     The Depositor may also acquire Closed Loans that have been originated by Unaffiliated Sellers in accordance with underwriting standards acceptable to the Depositor. Unless otherwise specified in the applicable prospectus supplement, Closed Loans for which 11 or fewer monthly payments have been received will be further subject to the Depositor's customary underwriting standards. Unless otherwise specified in the applicable prospectus supplement, Closed Loans for which 12 to 60 monthly payments have been received will be subject to a review of payment history and will conform to the Depositor's guidelines for the related mortgage program. In the event one or two payments were over 30 days delinquent, a letter explaining the delinquencies will be required of the Mortgagor. Unless otherwise specified in the applicable prospectus supplement, the Depositor will not purchase for inclusion in a Mortgage Pool a Closed Loan for which

     (1) more than two monthly payments were over 30 days delinquent,

     (2) one payment was over 60 days delinquent or

     (3) more than 60 monthly payments were received.

MORTGAGE CERTIFICATES

     If so specified in the prospectus supplement with respect to a Series, the Trust Fund for the Series may include conventional mortgage pass-through certificates, collateralized mortgage bonds or other indebtedness secured by mortgage loans or manufactured housing contracts (the "Mortgage Certificates") issued by one or more trusts established by one or more private entities and evidencing, unless otherwise specified in the related prospectus supplement, the entire interest in a pool of mortgage loans. A description of the mortgage loans and/or manufactured housing contracts underlying the Mortgage Certificates, the related pooling and servicing arrangements and the insurance arrangements in respect of the mortgage loans will be set forth in the applicable prospectus supplement or in the Current Report on Form 8-K referred to below. That prospectus supplement, or, if the applicable information is not available in advance of the date of the prospectus supplement, a Current Report on Form 8-K to be filed by the Depositor with the Commission within 15 days of the issuance of the Securities of the related Series, will also set forth information with respect to the entity or entities forming the related mortgage pool, the issuer of any credit support with respect to the Mortgage Certificates and the aggregate outstanding principal balance and the pass-through rate borne by each Mortgage Certificate included in the Trust Fund, together with some additional information with respect to the Mortgage Certificates. The inclusion of Mortgage Certificates in a Trust Fund with respect to a Series of Securities is conditioned upon their characteristics being in form and substance satisfactory to the Rating Agency rating the related Series of Securities. Mortgage Certificates, together with the Mortgage Loans, Warehouse Loans and Contracts, are referred to in this prospectus as the "Trust Assets."

THE CONTRACT POOLS

     If so specified in the prospectus supplement with respect to a Series, the Trust Fund for the Series may include a pool of manufactured housing installment or conditional sales contracts and installment loan agreements (the "Contracts") or participation certificates representing participation interests in the Contracts and related property (the "Contract Pool") conveyed to the Trust by the Depositor, evidencing interests in manufactured housing installment or conditional sales contracts and installment loan agreements originated by a manufactured housing dealer in the ordinary course of business and purchased by the Depositor. The Contracts may be conventional manufactured housing contracts or contracts insured by the FHA or partially guaranteed by the VA. Each Contract will be secured by a new or used unit of manufactured housing (a "Manufactured Home"). Unless otherwise specified in the related prospectus supplement, the Contracts will be fully amortizing and will bear interest at the fixed annual percentage rates ("APRs") specified in the related prospectus supplement.

     The Manufactured Homes securing the Contracts consist of manufactured homes within the meaning of 42 United States Code, Section 5402(6), which defines a "manufactured home" as "a structure, transportable in one or more sections, which in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air conditioning, and electrical systems contained therein; except that the term shall include any structure which meets all the requirements of [this] paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under [this] chapter."

     The Depositor will cause the Contracts constituting each Contract Pool to be assigned and/or pledged to the related Trustee named in the related prospectus supplement for the benefit of the related Securityholders. The Master Servicer specified in the related prospectus supplement will service the Contracts, either by itself or through other Servicers, pursuant to the Agreement. See "Description of the Securities -- Servicing by Unaffiliated Sellers." With respect to those Contracts serviced by the Master Servicer through a Servicer, the Master Servicer will remain liable for its servicing obligations under the Agreement as if the Master Servicer alone were servicing the Contracts. The Contract documents, if so specified in the related prospectus supplement, may be held for the benefit of the Trustee by a Custodian (the "Custodian") appointed pursuant to the related Pooling and Servicing Agreement or a Custodial Agreement (the "Custodial Agreement") among the Depositor, the Trustee and the Custodian.

     Unless otherwise specified in the related prospectus supplement, each registered holder of a Security will be entitled to receive periodic distributions, which will be monthly unless otherwise specified in the related prospectus supplement, of all or a portion of principal of the underlying Contracts or interest on the principal balance of the Security at the Interest Rate, or both. See "Description of the Securities -- Payments on Contracts."

     Except as otherwise specified in the related prospectus supplement, the related prospectus supplement, or, if the information is not available in advance of the date of the related prospectus supplement, a Current Report on Form 8-K to be filed with the Commission, will specify, for the Contracts contained in the related Contract Pool, among other things:

o    the dates of origination of the Contracts;

o    the weighted average APR on the Contracts;

o    the range of outstanding principal balances as of the Cut-off Date;

o the average outstanding principal balance of the Contracts as of the Cut-off Date;

o    the weighted average term to maturity as of the Cut-off Date; and

o    the range of original maturities of the Contracts.

     With respect to the Contracts included in the Contract Pool, the Depositor, the Master Servicer or any other party specified in the related prospectus supplement, will make or cause to be made representations and warranties as to the types and geographical distribution of the Contracts and as to the accuracy in all material respects of information furnished to the Trustee in respect of each Contract. In addition, the Master Servicer or the Unaffiliated Seller of the Contracts will represent and warrant that, as of the Cut-off Date, unless otherwise specified in the related prospectus supplement, no Contract was more than 30 days delinquent as to payment of principal and interest. Upon a breach of any representation that materially and adversely affects the interest of the related Securityholders in a Contract, the Master Servicer, the Unaffiliated Seller or another party, as appropriate, will be obligated either to cure the breach in all material respects or to purchase the Contract or, if so specified in the related prospectus supplement, to substitute another Contract as described below. This repurchase or substitution obligation constitutes the sole remedy available to the Securityholders or the Trustee for a breach of a representation by the Master Servicer, the Unaffiliated Seller or another party.

     If so specified in the related prospectus supplement, in addition to making particular representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the Agreement, the Master Servicer will make other representations and warranties, except to the extent that another party specified in the prospectus supplement makes any representations, to the Trustee with respect to the enforceability of coverage under any applicable insurance policy or hazard insurance policy. See "Description of Insurance" for information regarding the extent of coverage under the insurance policies. Upon a breach of the insurability representation that materially and adversely affects the interests of the Securityholders in a Contract, the Master Servicer, the Unaffiliated Seller or any other party, as appropriate, will be obligated either to cure the breach in all material respects or, unless otherwise specified in the related prospectus supplement, to purchase the Contract at a price equal to the principal balance of the Contract as of the date of purchase plus accrued interest at the related Pass-Through Rate to the first day of the month following the month of purchase. The Master Servicer, if required by the Rating Agency rating the Securities, will procure a surety bond, guaranty, letter of credit or other instrument (the "Performance Bond") acceptable to the Rating Agency to support this purchase obligation. See "Credit Support -- Performance Bond." The purchase obligation will constitute the sole remedy available to the Securityholders or the Trustee for a breach of the Master Servicer's or seller's insurability representation.

     If provided in the related prospectus supplement, if the Depositor discovers or receives notice of any breach of its representations and warranties relating to a Contract within two years or another period specified in the related prospectus supplement of the date of the initial issuance of the Securities, the Depositor may remove the Contract from the Trust Fund (each, a "Deleted Contract"), rather than repurchase the Contract as provided above, and substitute in its place another Contract (each, a "Substitute Contract"). Any Substitute Contract, on the date of substitution, will

o have an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of the outstanding principal balance of the Deleted Contract, the amount of any shortfall to be distributed to Securityholders in the month of substitution,

o have an APR not less than, and not more than 1% greater than, the APR of the Deleted Contract,

o have a remaining term to maturity not greater than, and not more than one year less than, that of the Deleted Contract and

o comply with all the representations and warranties set forth in the Agreement as of the date of substitution.

This repurchase or substitution obligation constitutes the sole remedy available to the Securityholders or the Trustee for any breach.

UNDERWRITING POLICIES

     Conventional Contracts will comply with the underwriting policies of the Originator or Unaffiliated Seller of the Contracts described in the related prospectus supplement. Except as described below or in the related prospectus supplement, the Depositor believes that these policies were consistent with those utilized by mortgage lenders or manufactured home lenders generally during the period of origination.

     With respect to a Contract made in connection with the Obligor's purchase of a Manufactured Home, the "appraised value" is the amount determined by a professional appraiser. The appraiser must personally inspect the Manufactured Home and prepare a report which includes market data based on recent sales of comparable Manufactured Homes and, when deemed applicable, a replacement cost analysis based on the current cost of a similar Manufactured Home. Unless otherwise specified in the related prospectus supplement, the "Contract Loan-to-Value Ratio" will be equal to the original principal amount of the Contract divided by the lesser of the "appraised value" or the sales price for the Manufactured Home.

THE FINANCING LOAN POOLS

     If so specified in the prospectus supplement with respect to a Series, the Trust Fund for the Series may include a pool of loans made to finance the origination of Home Equity Loans or Contracts (the "Warehouse Loans") and secured by Home Equity Loans or Contracts or participation certificates representing participation interests in the Warehouse Loans and related property (the "Warehouse Loan Pool") conveyed to the Trust by the Depositor, evidencing interests in Warehouse Loans originated in the ordinary course of business and purchased by the Depositor. Unless otherwise specified in the related prospectus supplement, the Warehouse Loans will be fully amortizing and will bear interest at the interest rates specified in the related prospectus supplement.

     The Depositor will cause the Warehouse Loans constituting each Warehouse Loan Pool to be assigned and/or pledged to the related Trustee named in the related prospectus supplement for the benefit of the related Securityholders. The Master Servicer specified in the related prospectus supplement will service the Warehouse Loans, either by itself or through other Servicers, pursuant to the Agreement. See "Description of the Securities -- Servicing by Unaffiliated Sellers." With respect to those Warehouse Loans serviced by the Master Servicer through a Servicer, the Master Servicer will remain liable for its servicing obligations under the Agreement as if the Master Servicer alone were servicing the Warehouse Loans. The Warehouse Loan documents, if so specified in the related prospectus supplement, may be held for the benefit of the Trustee by a Custodian appointed pursuant to the related Pooling and Servicing Agreement or a Custodial Agreement.

     Except as otherwise specified in the related prospectus supplement, the related prospectus supplement, or, if the information is not available in advance of the date of the related prospectus supplement, a Current Report on Form 8-K to be filed with the Commission, will specify, for the Warehouse Loans contained in the related Warehouse Loan Pool, among other things:

o    the dates of origination of the Warehouse Loans;

o    the weighted average APR on the Warehouse Loans;

o    the range of outstanding principal balances as of the Cut-off Date;

o the average outstanding principal balance of the Warehouse Loans as of the Cut-off Date;

o    the weighted average term to maturity as of the Cut-off Date; and

o    the range of original maturities of the Warehouse Loans.

     With respect to the Warehouse Loans included in the Warehouse Loan Pool, the Depositor, the Master Servicer or any other party specified in the related prospectus supplement, will make or cause to be made representations and warranties as to the types and geographical distribution of the Warehouse Loans and as to the accuracy in all material respects of information furnished to the Trustee in respect of each Warehouse Loan. In addition, the Master Servicer or the Unaffiliated Seller of the Warehouse Loans will represent and warrant that, as of the Cut-off Date, unless otherwise specified in the related prospectus supplement, no Warehouse Loan was more than 30 days delinquent as to payment of principal and interest. Upon a breach of any representation that materially and adversely affects the interest of the related Securityholders in a Warehouse Loan, the Master Servicer, the Unaffiliated Seller or another party, as appropriate, will be obligated either to cure the breach in all material respects or to purchase the Warehouse Loan or, if so specified in the related prospectus supplement, to substitute another Warehouse Loan. This repurchase or substitution obligation constitutes the sole remedy available to the Securityholders or the Trustee for a breach of a representation by the Master Servicer, the Unaffiliated Seller or another party.

     If provided in the related prospectus supplement, if the Depositor discovers or receives notice of any breach of its representations and warranties relating to a Warehouse Loan within two years or another period specified in the related prospectus supplement of the date of the initial issuance of the Securities, the Depositor may remove the Warehouse Loan from the Trust Fund (each, a "Deleted Warehouse Loan"), rather than repurchase the Warehouse Loan as provided above, and substitute in its place another Warehouse Loan (each, a "Substitute Warehouse Loan"). Any Substitute Warehouse Loan, on the date of substitution, will

o have an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of the outstanding principal balance of the Deleted Warehouse Loan, the amount of any shortfall to be distributed to Securityholders in the month of substitution,

o have an APR not less than, and not more than 1% greater than, the APR of the Deleted Warehouse Loan,

o have a remaining term to maturity not greater than, and not more than one year less than, that of the Deleted Warehouse Loan and

o comply with all the representations and warranties set forth in the Agreement as of the date of substitution.

This repurchase or substitution obligation constitutes the sole remedy available to the Securityholders or the Trustee for any breach.

UNDERWRITING POLICIES

     Warehouse Loans will comply with the underwriting policies of the Originator or Unaffiliated Seller of the Warehouse Loans described in the related prospectus supplement. Except as described below or in the related prospectus supplement.

                                  THE DEPOSITOR

     Asset Backed Securities Corporation (the "Depositor") was incorporated in the State of Delaware on December 31, 1985, and is an indirect, wholly owned subsidiary of Credit Suisse First Boston, Inc. Credit Suisse First Boston Corporation, which may act as an underwriter in offerings made by this Prospectus, as described in "Plan of Distribution" below, is also a wholly owned subsidiary of Credit Suisse First Boston, Inc. The principal executive offices of the Depositor are located at Eleven Madison Avenue, New York, NY 10010. Its telephone number is (212) 325-2000.

     The Depositor was organized, among other things, for the purposes of establishing trusts, selling beneficial interests in those trusts and acquiring and selling mortgage assets to trusts. Neither the Depositor, its parent nor any of the Depositor's affiliates will ensure or guarantee distributions on the Securities of any Series.

     Trust Assets will be acquired by the Depositor directly or through one or more affiliates.

                                 USE OF PROCEEDS

     Except as otherwise provided in the related prospectus supplement, the Depositor will apply all or substantially all of the net proceeds from the sale of each Series offered by this Prospectus and by the related prospectus supplement to purchase the Trust Assets, to repay indebtedness which has been incurred to obtain funds to acquire the Trust Assets, to establish the Reserve Funds or Pre-Funding Accounts, if any, for the Series and to pay costs of structuring and issuing the Securities. If so specified in the related prospectus supplement, Securities may be exchanged by the Depositor for Trust Assets. Unless otherwise specified in the related prospectus supplement, the Trust Assets for each Series of Securities will be acquired by the Depositor either directly, or through one or more affiliates which will have acquired Trust Assets from time to time either in the open market or in privately negotiated transactions.

                  MATURITY, PREPAYMENT AND YIELD CONSIDERATIONS

     Unless otherwise specified in the related prospectus supplement, the scheduled maturities of all of the Mortgage Loans, or the mortgage loans underlying the Mortgage Certificates, at origination will not be less than approximately 10 years or exceed 40 years and all the Contracts will have maturities at origination of not more than 20 years, but the Mortgage Loans, or the underlying mortgage loans, or Contracts may be prepaid in full or in part at any time. Unless otherwise specified in the applicable prospectus supplement, no Mortgage Loan, or mortgage loan, or Contract will provide for a prepayment penalty and each will contain, except in the case of FHA and VA Loans, due-on-sale clauses permitting the mortgagee or obligee to accelerate maturity upon conveyance of the related Mortgaged Property, Cooperative Dwelling or Manufactured Home.

     The FHA has compiled statistics relating to one- to four-family, level payment mortgage loans insured by the FHA under the National Housing Act of 1934, as amended, at various interest rates, all of which permit assumption by the new buyer if the home is sold. The statistics indicate that while some mortgage loans remain outstanding until their scheduled maturities, a substantial number are paid prior to their respective stated maturities. The Actuarial Division of HUD has prepared tables which, assuming full mortgage prepayments at the rates experienced by FHA, set forth the percentages of the original number of FHA Loans in pools of level payment mortgage loans of varying maturities that will remain outstanding on each anniversary of the original date of the mortgage loans, assuming they all have the same origination date, ("FHA Experience"). Published information with respect to conventional residential mortgage loans indicates that the mortgage loans have historically been prepaid at higher rates than government-insured loans because, unlike government insured mortgage loans, conventional mortgage loans may contain due-on-sale clauses that allow the holder of the loans to demand payment in full of the remaining principal balance of the mortgage loans upon sales or particular transfers of the mortgaged property. There are no similar statistics with respect to the prepayment rates of cooperative loans or loans secured by multifamily properties.

     It is customary in the residential mortgage industry in quoting yields on a pool of (1) 30-year fixed-rate, level payment mortgages, to compute the yield as if the pool were a single loan that is amortized according to a 30-year schedule and is then prepaid in full at the end of the twelfth year and (2) 15-year fixed-rate, level payment mortgages, to compute the yield as if the pool were a single loan that is amortized according to a 15-year schedule and then is prepaid in full at the end of the seventh year.

     Prepayments on residential mortgage loans are also commonly measured relative to a prepayment standard or model. If so specified in the prospectus supplement relating to a Series of Securities, the model used in a prospectus supplement will be the Standard Prepayment Assumption ("SPA"). SPA represents an assumed rate of prepayment relative to the then outstanding principal balance of a pool of mortgages. A prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of the mortgages in the first month of the life of the mortgages and an additional 0.2% per annum in each subsequent month until the thirtieth month and in each subsequent month during the life of the mortgages, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

     Information regarding FHA Experience, other published information, SPA or any other rate of assumed prepayments, as applicable, will be set forth in the prospectus supplement with respect to a Series of Securities. There is, however, no assurance that prepayment of the Mortgage Loans underlying a Series of Securities will conform to FHA Experience, mortgage industry custom, any level of SPA, or any other rate specified in the related prospectus supplement. A number of factors, including homeowner mobility, economic conditions, enforceability of due-on-sale clauses, mortgage market interest rates, mortgage recording taxes and the availability of mortgage funds, may affect prepayment experience on residential mortgage loans.

     The terms of the Servicing Agreement will require the Servicer or the Master Servicer to enforce any due-on-sale clause to the extent it has knowledge of the conveyance or the proposed conveyance of the underlying Mortgaged Property or Cooperative Dwelling; provided, however, that any enforcement action that would impair or threaten to impair any recovery under any related Insurance Policy will not be required or permitted. See "Description of the Securities -- Enforcement of `Due-On-Sale' Clauses; Realization Upon Defaulted Mortgage Loans" and "Certain Legal Aspects of the Mortgage Loans and Contracts -- The Mortgage Loans -- `Due-On-Sale' Clauses" for a description of particular provisions of each Agreement and related legal developments that may affect the prepayment experience on the Mortgage Loans.

     At the request of the Mortgagor, the Servicer may refinance the Mortgage Loans in any Mortgage Pool by accepting prepayments on the Mortgage Loans and making new loans secured by a mortgage on the same property. Upon any refinancing, the new loans will not be included in the Mortgage Pool and the related Servicer will be required to repurchase the affected Mortgage Loan. A Mortgagor may be legally entitled to require the Servicer to allow a refinancing. Any repurchase will have the same effect as a prepayment in full of the related Mortgage Loan.

     There are no uniform statistics compiled for prepayments of contracts relating to Manufactured Homes. Prepayments on the Contracts may be influenced by a variety of economic, geographic, social and other factors, including repossessions, aging, seasonality and interest rate fluctuations. Other factors affecting prepayment of mortgage loans or Contracts include changes in housing needs, job transfers, unemployment and servicing decisions. An investment in Securities evidencing interests in, or secured by, Contracts may be affected by, among other things, a downturn in regional or local economic conditions. These regional or local economic conditions are often volatile, and historically have affected the delinquency, loan loss and repossession experience of the Contracts. To the extent that losses on the Contracts are not covered by the Subordinated Amount, if any, Letters of Credit, applicable Insurance Policies, if any, or by any Alternative Credit Support, holders of the Securities of a Series evidencing interests in, or secured by, Contracts will bear all risk of loss resulting from default by Obligors and will have to look primarily to the value of the Manufactured Homes, which generally depreciate in value, for recovery of the outstanding principal of and unpaid interest on the defaulted Contracts. See "The Trust Fund -- The Contract Pools."

     While most Contracts will contain "due-on-sale" provisions permitting the holder of the Contract to accelerate the maturity of the Contract upon conveyance by the borrower, to the extent provided in the related prospectus supplement, the Master Servicer may permit proposed assumptions of Contracts where the proposed buyer meets the underwriting standards described above. Any assumption would have the effect of extending the average life of the Contracts. FHA Mortgage Loans and Contracts and VA Mortgage Loans and Contracts are not permitted to contain "due-on-sale" clauses, and are freely assumable.

     Mortgage Loans made with respect to Multifamily Property may have provisions that prevent prepayment for a number of years and may provide for payments of interest only during a specific period followed by amortization of principal on the basis of a schedule extending beyond the maturity of the related Mortgage Loans. Prepayments of Mortgage Loans secured by Multifamily Property may be affected by these and other factors, including changes in interest rates and the relative tax benefits associated with ownership of Multifamily Property.

     If set forth in the applicable prospectus supplement, the Depositor or other specified entity will have the option to repurchase the Trust Assets included in the related Trust Fund under the conditions stated in the related prospectus supplement. For any Series of Securities for which the Depositor has elected to treat the Trust Fund or particular assets of the Trust Fund as a REMIC pursuant to the provisions or the Code, any repurchase will be effected in compliance with the requirements of Section 860F(a)(4) of the Code so as to constitute a "qualifying liquidation" under the Code. In addition, the Depositor will be obligated, under some circumstances, to repurchase some of the Trust Assets. The Master Servicer and Unaffiliated Sellers will also have repurchase obligations, as more fully described in this prospectus and in the related prospectus supplement. In addition, the mortgage loans underlying the Mortgage Certificates may be subject to repurchase under circumstances similar to those described above. Repurchases will have the same effect as prepayments in full. See "The Trust Fund -- Mortgage Loan Program" and " -- Representations by Unaffiliated Sellers; Repurchases," "Description of the Securities -- Assignment of Mortgage Loans," "-- Assignment of Mortgage Certificates," "-- Assignment of Contracts" and " -- Termination."

     If so specified in the related prospectus supplement, a Mortgage Pool may contain Mortgage Loans with fluctuating Mortgage Rates that adjust more frequently than the monthly payment with respect to the Mortgage Loans. As a result, the portion of each monthly payment allocated to principal may vary from month to month. Negative amortization with respect to a Mortgage Loan will occur if an adjustment to the Mortgage Rate causes the amount of interest accrued in any month, calculated at the new Mortgage Rate for the period, to exceed the amount of the monthly payment or if the allowable increase in any monthly payment is limited to an amount that is less than the amount of interest accrued in any month. The amount of any resulting Deferred Interest will be added to the principal balance of the Mortgage Loan and will bear interest at the Mortgage Rate in effect from time to time. To the extent that, as a result of the addition of any Deferred Interest, the Mortgage Loan negatively amortizes over its term, the weighted average life of the Securities of the related Series will be greater than would otherwise be the case. As a result, the yield on any Mortgage Loan at any time may be less than the yields on similar adjustable rate mortgage loans, and the rate of prepayment may be lower or higher than would otherwise be anticipated.

     Generally, when a full prepayment is made on a Mortgage Loan , Warehouse Loan or Contract, the Mortgagor or the borrower under a Contract (the "Obligor"), is charged interest for the number of days actually elapsed from the due date of the preceding monthly payment up to the date of prepayment, at a daily interest rate determined by dividing the Mortgage Rate or APR by 365. Full prepayments will reduce the amount of interest paid by the Mortgagor or the Obligor because interest on the principal amount of any Mortgage Loan, Warehouse Loan or Contract so prepaid will be paid only to the date of prepayment instead of for a full month; however, unless otherwise provided in the applicable prospectus supplement, the Master Servicer with respect to a Series will be required to advance from its own funds the portion of any interest at the related Mortgage Rate that is not so received. Partial prepayments generally are applied on the first day of the month following receipt, with no resulting reduction in interest payable for the period in which the partial prepayment is made. Unless otherwise specified in the related prospectus supplement, full and partial prepayments, together with interest on the full and partial prepayments at the Mortgage Rate or APR for the related Mortgage Loan, Warehouse Loan or Contract to the last day of the month in which the prepayments occur, will be deposited in the Certificate Account and will be available for distribution to Securityholders on the next succeeding Distribution Date in the manner specified in the related prospectus supplement.

     Generally, the effective yield to holders of Securities having a monthly Distribution Date will be lower than the yield otherwise produced because, while interest will accrue on each Mortgage Loan, Warehouse Loan or Contract, or mortgage loan underlying a Mortgage Certificate, to the first day of the month, the distribution of interest to holders of Securities will be made no earlier than the 25th day of the month following the month of the accrual, unless otherwise provided in the applicable prospectus supplement. The adverse effect on yield will intensify with any increase in the period of time by which the Distribution Date with respect to a Series of Securities succeeds the 25th day. If so specified in the related prospectus supplement, one or more Classes or Subclasses of Certificates within a Series (the "Multi-Class Securities") may be assigned a principal balance (a "Stated Principal Balance" or a "Certificate Principal Balance") based on the cash flow from the Mortgage Loans, Mortgage Certificates, the Warehouse Loans, the Contracts and/or the other assets in the Trust Fund if specified in the related prospectus supplement and a stated annual interest rate, determined in the manner set forth in the related Prospectus Supplement, which may be fixed or variable (an "Interest Rate"). With respect to the Multi-Class Securities of a Series having other than monthly Distribution Dates, the yield to holders of the Certificates will also be adversely affected by any increase in the period of time from the date to which interest accrues on the Certificate to the Distribution Date on which interest is distributed.

     If so specified in the related prospectus supplement, one or more Classes or Subclasses of Notes and/or Certificates may receive unequal amounts of the distributions of principal of and interest on the Mortgage Loans, the Warehouse Loans, the Contracts and the Mortgage Certificates included in the related Trust Fund, as specified in the related prospectus supplement (any Class or Subclass receiving the higher proportion of principal distributions being referred to in this prospectus after as a "Principal Weighted Class" or "Principal Weighted Subclass," respectively, and any Class or Subclass receiving the higher proportion of interest distributions being referred to in this prospectus as an "Interest Weighted Class" or an "Interest Weighted Subclass," respectively). If so specified in the related prospectus supplement, the allocation of the principal and interest distributions may involve as much as 100% of each distribution of principal or interest being allocated to one or more Classes or Subclasses and 0% to another. If so specified in the related prospectus supplement, one or more Classes or Subclasses may receive disproportionate amounts of distributions of principal, which proportions may change over time subject to specific conditions. Payments may be applied to any one or more Classes or Subclasses on a sequential or pro rata basis, or otherwise, as specified in the related prospectus supplement.

     In the event that the Securities of a Series are divided into two or more Classes or Subclasses and that a Class or Subclass is an Interest Weighted Class, in the event that a Series includes Classes or Subclasses of Certificates of a Series which evidence a residual interest in the related Trust Fund (the "Residual Certificates"), the prospectus supplement for the Series will indicate the manner in which the yield to Securityholders will be affected by different rates of prepayments on the Mortgage Loans, on the Warehouse Loans, on the Contracts or on the mortgage loans underlying the Mortgage Certificates. In general, the yield on Securities that are offered at a premium to their principal or notional amount ("Premium Securities") is likely to be adversely affected by a higher than anticipated level of principal prepayments on the Mortgage Loans, on the Warehouse Loans, on the Contracts or on the mortgage loans underlying the Mortgage Certificates. This relationship will become more sensitive as the amount by which the Percentage Interest of the Class in each Interest Distribution is greater than the corresponding Percentage Interest of the Class in each Principal Distribution. If the differential is particularly wide, e.g., the Interest Distribution is allocated primarily or exclusively to one Class or Subclass and the Principal Distribution primarily or exclusively to another, and a high level of prepayments occurs, there is a possibility that Securityholders of Premium Securities will not only suffer a lower than anticipated yield but, in extreme cases, will fail to recoup fully their initial investment. Conversely, a lower than anticipated level of principal prepayments, which can be anticipated to increase the expected yield to holders of Securities that are Premium Securities, will likely result in a lower than anticipated yield to holders of Securities that are offered at a discount to their principal amount ("Discount Securities"). If so specified in the applicable prospectus supplement, a disproportionately large amount of principal prepayments or other recoveries of principal specified in the related prospectus supplement on a Mortgage Loan , Warehouse Loan or Contract that are received in advance of their scheduled Due Dates and are not accompanied by an amount as to interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment (the "Principal Prepayments") may be distributed to the holders of the Senior Securities at the times and under the circumstances described in the prospectus supplement.

     In the event that the Securities of a Series include one or more Classes or Subclasses of Multi-Class Securities, the prospectus supplement for the Series will set forth information, measured relative to a prepayment standard or model specified in the prospectus supplement, with respect to the projected weighted average life of each the Class or Subclass and the percentage of the initial Stated Principal Balance of each Subclass that would be outstanding on special Distribution Dates for the related Series based on the assumptions stated in the prospectus supplement, including assumptions that prepayments on the Mortgage Loans, Warehouse Loans or Contracts or on the mortgage loans underlying the Mortgage Certificates in the related Trust Fund are made at rates corresponding to the various percentages of the prepayment standard or model.

                          DESCRIPTION OF THE SECURITIES

     Each Series of Securities will be issued pursuant to either:

     (a) an agreement consisting of either,

          (1) a Pooling and Servicing Agreement or

          (2) a Reference Agreement (the "Reference Agreement") and the Standard Terms and Provisions of Pooling and Servicing Agreement (the "Standard Terms"), (either the Standard Terms together with the Reference Agreement or the Pooling and Servicing Agreement referred to in this prospectus as the "Pooling and Servicing Agreement") among the Depositor, the Master Servicer, if any, and the Trustee or

     (b) if a Series of Securities includes Notes, a Trust Agreement.

Forms of the Pooling and Servicing Agreement and the Trust Agreement have been filed as exhibits to the Registration Statement of which this Prospectus is a part. If a Series of Securities includes Notes, the Notes will be issued and secured pursuant to an Indenture to be entered into between the related Issuer and the Indenture Trustee, and the related Trust Fund will be serviced by the Master Servicer pursuant to a Sale and Servicing Agreement. Forms of the Indenture and the Sale and Servicing Agreement have been filed as exhibits to the Registration Statement of which this Prospectus is a part. In addition, a Series of Securities may include a Warranty and Servicing Agreement between the Master Servicer and the Servicer (the "Warranty and Servicing Agreement"). As used in this prospectus, "Agreement" means, with respect to a Series that only includes Certificates, the Pooling and Servicing Agreement and, if applicable, the Warranty and Servicing Agreement, and with respect to a Series that includes Notes, the Indenture, the Trust Agreement and the Sale and Servicing Agreement and, if applicable, the Warranty and Servicing Agreement, as the context requires.

     The following summaries describe provisions common to each Agreement. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Agreement for the applicable Series and the related prospectus supplement. Wherever defined terms of the Agreement are referred to, the defined terms are incorporated in this prospectus by reference.

     Unless otherwise specified in the prospectus supplement with respect to a Series, each Security offered by the prospectus supplement and by means of the related prospectus supplement will be issued in fully registered form. Securities will represent the undivided interest or beneficial interest attributable to a Class or Subclass in, and Notes will be secured by, the Trust Fund. The Trust Fund with respect to a Series will consist of:

o the Mortgage Loans, Warehouse Loans, Contracts and Mortgage Certificates and distributions on the Mortgage Loans, Warehouse Loans, Contracts and Mortgage Certificates as from time to time are subject to the applicable Agreement;

o the assets as from time to time are identified as deposited in the Certificate Account referred to below;

o property acquired by foreclosure of Mortgage Loans or deed in lieu of foreclosure, or Manufactured Homes acquired by repossession;

o    the Letter of Credit, if any, with respect to the related Series;

o the Pool Insurance Policy, if any, with respect to the related Series (described below under "Description of Insurance");

o the Special Hazard Insurance Policy, if any, with respect to the related Series (described below under "Description of Insurance");

o the Mortgagor Bankruptcy Bond and proceeds of the Mortgagor Bankruptcy Bond, if any, with respect to the related Series (as described below under "Description of Insurance");

o the Performance Bond and proceeds of the Performance Bond, if any, with respect to the related Series;

o the Primary Mortgage Insurance Policies, if any, with respect to the related Series (as described below under "Description of Insurance");

o    the Security Guarantee Insurance, if any, with respect to the related
     Series;

o the Depositor's rights under the Servicing Agreement with respect to the Mortgage Loans, Warehouse Loans or Contracts, if any, with respect to the related Series; and

o the GPM and Buy-Down Funds, if any, with respect to the related Series; or, in lieu of some or all of the foregoing, the Alternative Credit Support described in the applicable prospectus supplement.

     Upon the original issuance of a Series of Securities, Certificates representing the minimum undivided interest or beneficial ownership interest in the related Trust Fund or the minimum notional amount allocable to each Class will evidence the undivided interest, beneficial ownership interest or percentage ownership interest specified in the related prospectus supplement.

     If so specified in the related prospectus supplement, one or more Servicers or the Depositor may directly perform some or all of the duties of a Master Servicer with respect to a Series.

     If so specified in the prospectus supplement for a Series with respect to which the Depositor has elected to treat the Trust Fund as a REMIC under the Code, ownership of the Trust Fund for a Series may be evidenced by Multi-Class Certificates and/or Notes and Residual Certificates. Distributions of principal and interest with respect to Multi-Class Securities may be made on a sequential or concurrent basis, as specified in the related prospectus supplement. If so specified in the related prospectus supplement, one or more Classes or Subclasses may be Compound Interest Securities.

     The Residual Certificates, if any, included in a Series will be designated by the Depositor as the "residual interest" in the related REMIC for purposes of
Section 860G(a)(2) of the Code, and will represent the right to receive distributions as specified in the prospectus supplement for the Series. All other Classes of Securities of the Series will constitute "regular interests" in the related REMIC. If so specified in the related prospectus supplement, the Residual Certificates may be offered by this prospectus and by means of the related prospectus supplement. See "Federal Income Tax Consequences."

     If so specified in the prospectus supplement for a Series which includes Multi-Class Securities, each Trust Asset in the related Trust Fund will be assigned an initial "Asset Value." Unless otherwise specified in the related prospectus supplement, the Asset Value of each Trust Asset in the related Trust Fund will be the Stated Principal Balance of each Class or Classes of Securities of the Series that, based upon specific assumptions, can be supported by distributions on the Trust Assets allocable to a Class or Subclass, together with reinvestment income on the Trust Assets, to the extent specified in the related prospectus supplement, and amounts available to be withdrawn from any Buy-Down, GPM Fund or Reserve Fund for the Series. The method of determining the Asset Value of the Trust Assets in the Trust Fund for a Series that includes Multi-Class Securities will be specified in the related prospectus supplement.

     If so specified in the prospectus supplement with respect to a Series, ownership of the Trust Fund for a Series may be evidenced by one or more Classes or Subclasses of Certificates that are Senior Certificates and one or more Classes or Subclasses of Certificates that are Subordinated Certificates, each representing the undivided interests in the Trust Fund specified in the related prospectus supplement. If so specified in the related prospectus supplement, one or more Classes or Subclasses or Subordinated Securities of a Series may be subordinated to the right of the holders of Securities of one or more Classes or Subclasses within a Series to receive distributions with respect to the Mortgage Loans, Warehouse Loans, Mortgage Certificates or Contracts in the related Trust Fund, in the manner and to the extent specified in the related prospectus supplement. If so specified in the related prospectus supplement, the holders of each Subclass of Senior Securities will be entitled to the Percentage Interests in the principal and/or interest payments on the underlying Mortgage Loans, Warehouse Loans or Contracts specified in the related prospectus supplement. If so specified in the related prospectus supplement, the Subordinated Securities of a Series will evidence the right to receive distributions with respect to a specific pool of Mortgage Loans, Warehouse Loans, Mortgage Certificates or Contracts, which right will be subordinated to the right of the holders of the Senior Securities of the Series to receive distributions with respect to a specific pool of Mortgage Loans, Warehouse Loans, Mortgage Certificates or Contracts, as more fully set forth in the related prospectus supplement. If so specified in the related prospectus supplement, the holders of the Senior Securities may have the right to receive a greater than pro rata percentage of Principal Prepayments in the manner and under the circumstances described in the prospectus supplement. If so specified in the related prospectus supplement, if a Series of Securities includes Notes, one more Classes or Subclasses of Notes may be subordinated to another Class or Subclasses of Notes in the manner and under the circumstances described in the prospectus supplement.

     If so specified in the related prospectus supplement, the Depositor may sell some Classes or Subclasses of the Securities of a Series, including one or more Classes or Subclasses of Subordinated or Residual Certificates, in privately negotiated transactions exempt from registration under the Securities Act of 1933, as amended (the "Securities Act"). These Securities will be transferable only pursuant to an effective registration statement or an applicable exemption under the Securities Act and pursuant to any applicable state law. Alternatively, if so specified in the related prospectus supplement, the Depositor may offer one or more Classes or Subclasses of the Subordinated or Residual Certificates of a Series by means of this Prospectus and the related prospectus supplement.

     The Securities of a Series offered by this prospectus and by means of the related prospectus supplements will be transferable and exchangeable at the office or agency maintained by the Trustee for the purpose set forth in the related prospectus supplement, unless the related prospectus supplement provides otherwise. No service charge will be made for any transfer or exchange of Securities, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge in connection with a transfer or exchange.

DISTRIBUTIONS OF PRINCIPAL AND INTEREST

     Beginning on the date specified in the related prospectus supplement, distributions of principal of and interest on the Securities of a Series will be made by the Master Servicer or Trustee, if so specified in the prospectus supplement, on each Distribution Date to persons in whose name the Securities are registered at the close of business on the day specified in the related prospectus supplement (the "Record Date"). The "Distribution Date" will be the day specified in the prospectus supplement with respect to each Class or Subclass of Securities of a Series, or if the day specified is not a business day, the next succeeding business day. Distributions of interest will be made periodically at the intervals, in the manner and at the per annum rate specified in the related prospectus supplement, which rate may be fixed or variable. Interest on the Securities will be calculated on the basis of a 360-day year consisting of twelve 30-day months, unless otherwise specified in the related prospectus supplement. Distributions of principal of the Securities will be made in the priority and manner and in the amounts specified in the related prospectus supplement.

     If so specified in the prospectus supplement with respect to a Series of Securities, distributions of interest and principal to a Certificateholder will be equal to the product of the undivided interest evidenced by a Certificate and the payments of principal and interest, adjusted as set forth in the prospectus supplement, on or with respect to the Mortgage Loans, Warehouse Loans or Contracts, including any Advances, or the Mortgage Certificates included in the Trust Fund with respect to a Series.

     If so specified in the related prospectus supplement, distributions on a Class or Subclass of Securities of a Series may be based on the Percentage Interest evidenced by a Security of a Class or Subclass in the distributions, including any Advances, of principal (the "Principal Distribution") and interest, adjusted as set forth in the prospectus supplement, (the "Interest Distribution") on or with respect to the Mortgage Loans, Warehouse Loans, the Contracts or the Mortgage Certificates in the related Trust Fund. Unless otherwise specified in the related prospectus supplement, on each Distribution Date, the Trustee will distribute to each holder of a Security of a Class or Subclass an amount equal to the product of the Percentage Interest evidenced by the Security and the interest of a Class or Subclass in the Principal Distribution and the Interest Distribution. A Security of a Class or Subclass may represent a right to receive a percentage of both the Principal Distribution and the Interest Distribution or a percentage of either the Principal Distribution or the Interest Distribution, as specified in the related prospectus supplement.

     If so specified in the related prospectus supplement, the holders of the Senior Securities may have the right to receive a percentage of Principal Prepayments that is greater than the percentage of regularly scheduled payments of principal the holder is entitled to receive. The percentages may vary from time to time, subject to the terms and conditions specified in the prospectus supplement.

     Unless otherwise specified in the prospectus supplement relating to a Series of Securities that includes Multi-Class Securities, distributions of interest on each Class or Subclass will be made on the Distribution Dates, and at the Interest Rates, specified in the related prospectus supplement. Unless otherwise specified in the prospectus supplement relating to a Series of Securities, distributions of interest on each Class or Subclass of Compound Interest Securities of the Series will be made on each Distribution Date after the Stated Principal Balance of all Certificates and/or Notes of the Series having a Final Scheduled Distribution Date prior to that of a Class or Subclass of Compound Interest Securities has been reduced to zero. Prior to that time, interest on each Class or Subclass of Compound Interest Securities will be added to the Stated Principal Balance of each Class or Subclass on each Distribution Date for the Series.

     Unless otherwise specified in the prospectus supplement relating to a Series of Securities that includes Multi-Class Securities, distributions in reduction of the Stated Principal Balance of the Securities will be made as described in this prospectus. Distributions in reduction of the Stated Principal Balance of the Securities will be made on each Distribution Date for the Series to the holders of the Securities of the Class or Subclass then entitled to receive distributions until the aggregate amount of distributions have reduced the Stated Principal Balance of the Securities to zero. Allocation of distributions in reduction of Stated Principal Balance will be made to each Class or Subclass of the Securities in the order specified in the related prospectus supplement, which, if so specified in the related prospectus supplement, may be concurrently. Unless otherwise specified in the related prospectus supplement, distributions in reduction of the Stated Principal Balance of each Security of a Class or Subclass then entitled to receive distributions will be made pro rata among the Securities of the Class or Subclass.

     Unless otherwise specified in the prospectus supplement relating to a Series of Securities that includes Multi-Class Securities, the maximum amount which will be distributed in reduction of Stated Principal Balance to holders of Securities of a Class or Subclass then entitled to distribution on any Distribution Date will equal, to the extent funds are available in the Certificate Account, the sum of

(1) the amount of the interest, if any, that has accrued but is not yet payable on the Compound Interest Securities of a Series since the prior Distribution Date, or since the date specified in the related prospectus supplement in the case of the first Distribution Date, (the "Accrual Distribution Amount");
(2)  the Stated Principal Distribution Amount; and
(3) to the extent specified in the related prospectus supplement, the applicable percentage of the Excess Cash Flow specified in the related prospectus supplement.

     Unless otherwise specified in the prospectus supplement relating to a Series of Securities that includes Multi-Class Securities, the "Stated Principal Distribution Amount" with respect to a Distribution Date will equal the sum of the Accrual Distribution Amount, if any, and the amount, if any, by which the then outstanding Stated Principal Balance of the Multi-Class Securities of a Series, before taking into account the amount of interest accrued on any Class of Compound Interest Securities of the Series to be added to the Stated Principal Balance of the Class on each Distribution Date, exceeds the Asset Value of the Trust Assets in the Trust Fund underlying the Series as of the end of a period (a "Due Period") specified in the related prospectus supplement. For purposes of determining the Stated Principal Distribution Amount with respect to a Distribution Date, the Asset Value of the Trust Assets will be reduced to take into account the interest evidenced by Classes or Subclasses of Securities in the principal distributions on or with respect of Trust Assets received by the Trustee during the preceding Due Period.

     Unless otherwise specified in the prospectus supplement relating to a Series of Securities that includes Multi-Class Securities, Excess Cash Flow represents the excess of

(1) the interest evidenced by Multi-Class Securities in the distributions received on the Mortgage Loans, Warehouse Loans or Contracts underlying a Series in the Due Period preceding a Distribution Date for the Series, and, in the case of the first Due Period, the amount deposited in the Certificate Account on the closing day for the sale of the Securities, together with income from its reinvestment, and, to the extent specified in the related prospectus supplement, the amount of cash withdrawn from any Reserve, GPM or Buy-Down Fund for the Series in the Due Period preceding the Distribution Date, over

(2) the sum of all interest accrued, whether or not then distributable, on the Multi-Class Securities since the preceding Distribution Date, or since the date specified in the related prospectus supplement in the case of the first Distribution Date, the Stated Principal Distribution Amount for the then current Distribution Date and, if applicable, any payments made on any Securities of a Class or Subclass pursuant to any special distributions in reduction of Stated Principal Balance during the related Due Period.

     The Stated Principal Balance of a Multi-Class Certificate of a Series at any time represents the maximum specified dollar amount, exclusive of interest at the related Interest Rate, to which the holder is entitled from the cash flow on the Trust Assets in the Trust Fund for the Series, and will decline to the extent distributions in reduction of Stated Principal Balance are received by the holder. The Initial Stated Principal Balance of each Class or Subclass within a Series that has been assigned a Stated Principal Balance will be specified in the related prospectus supplement.

     Distributions, other than the final distribution in retirement of the Securities, will be made by check mailed to the address of the person entitled to the distribution as it appears on the registers maintained for holders of Notes (the "Note Register") or holders of Certificates (the "Certificate Register"), as applicable, except that, with respect to any holder of a Security meeting the requirements specified in the applicable prospectus supplement, except as otherwise provided in the related prospectus supplement, distributions shall be made by wire transfer in immediately available funds, provided that the Trustee shall have been furnished with appropriate wiring instructions not less than two Business Days prior to the related Distribution Date. The final distribution in retirement of Securities will be made only upon presentation and surrender of the Securities at the office or agency designated by the Master Servicer, as specified in the final distribution notice to Securityholders.

     If specified in the related Prospectus Supplement, the Trust may issue securities from time to time and use the proceeds of this issuance to make principal payments with respect to a Series.

ASSIGNMENT OF MORTGAGE CERTIFICATES

     Pursuant to the applicable Agreement for a Series of Securities that includes Mortgage Certificates in the related Trust Fund, the Depositor will cause the Mortgage Certificates to be transferred to the Trustee together with all principal and interest distributed on the Mortgage Certificates after the Cut-off Date. Each Mortgage Certificate included in a Trust Fund will be identified in a schedule appearing as an exhibit to the applicable Agreement. The schedule will include information as to the principal balance of each Mortgage Certificate as of the date of issuance of the Securities and its coupon rate, maturity and original principal balance. In addition, necessary steps will be taken by the Depositor to cause the Trustee to become the registered owner of each Mortgage Certificate which is included in a Trust Fund and to provide for all distributions on each Mortgage Certificate to be made directly to the Trustee.

     In connection with each assignment, the Depositor will make particular representations and warranties in the Agreement as to, among other things, its ownership of the Mortgage Certificates. In the event that these representations and warranties are breached, and the breach or breaches adversely affect the interests of the Securityholders in the Mortgage Certificates, the Depositor will be required to repurchase the affected Mortgage Certificates at a price equal to the principal balance of the Mortgage Certificates as of the date of purchase together with accrued and unpaid interest on the Mortgage Certificates at the related pass-through rate to the distribution date for the Mortgage Certificates or, in the case of a Series in which an election has been made to treat the related Trust Fund as a REMIC, at the lesser of the price set forth above, or the adjusted tax basis, as defined in the Code, of the Mortgage Certificates. The Mortgage Certificates with respect to a Series may also be subject to repurchase, in whole but not in part, under the circumstances and in the manner described in the related prospectus supplement. Any amounts received in respect of any repurchases will be distributed to Securityholders on the immediately succeeding Distribution Date.

     If so specified in the related prospectus supplement, within the specified period following the date of issuance of a Series of Securities, the Depositor may, in lieu of the repurchase obligation set forth above, and in other circumstances, deliver to the Trustee Mortgage Certificates ("Substitute Mortgage Certificates") in substitution for any one or more of the Mortgage Certificates ("Deleted Mortgage Certificates") initially included in the Trust Fund. The required characteristics of any Substitute Mortgage Certificates and any additional restrictions relating to the substitution of Mortgage Certificates will be set forth in the related prospectus supplement.

ASSIGNMENT OF MORTGAGE LOANS

     The Depositor will cause the Mortgage Loans constituting a Mortgage Pool to be assigned to the Trustee, together with all principal and interest received on or with respect to the Mortgage Loans after the Cut-off Date, but not including principal and interest due on or before the Cut-off Date. The Trustee will, concurrently with each assignment, either deliver the Securities to the Depositor in exchange for the Mortgage Loans or apply the proceeds from the sale of the Securities to the purchase price for the Mortgage Loans. If a Series of Securities includes Notes, the Trust Fund will be pledged by the Issuer to the Indenture Trustee as security for the Notes. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the related Agreement. The schedule will include information as to the adjusted principal balance of each Mortgage Loan as of the Cut-off Date, as well as information respecting the Mortgage Rate, the currently scheduled monthly payment of principal and interest, the maturity of the Mortgage Note and the Loan-to-Value Ratio at origination.

     In addition, the Depositor will, as to each Mortgage Loan that is not a Cooperative Loan, deliver or cause to be delivered to the Trustee, or to the custodian in this prospectusafter referred to, the Mortgage Note endorsed to the order of the Trustee, the Mortgage with evidence of recording indicated on it, except for any Mortgage not returned from the public recording office, in which case the Depositor will deliver a copy of the Mortgage together with its certificate that the original of the Mortgage was delivered to the recording office, and, unless otherwise specified in the related prospectus supplement, an assignment of the Mortgage in recordable form. Assignments of the Mortgage Loans to the Trustee will be recorded in the appropriate public office for real property records, except in states where, in the opinion of counsel acceptable to the Trustee, the recording is not required to protect the Trustee's interest in the Mortgage Loan against the claim of any subsequent transferee or any successor to or creditor of the Depositor or the Originator of the Mortgage Loan.

     The Depositor will cause to be delivered to the Trustee, its agent, or a custodian, with respect to any Cooperative Loan, the related original security agreement, the proprietary lease or occupancy agreement, the recognition agreement, an executed financing statement and the relevant stock certificate and related blank stock powers. The Master Servicer will file in the appropriate office a financing statement evidencing the Trustee's security interest in each Cooperative Loan.

     The Trustee, or the custodian in this prospectus referred to, will, generally within 60 days after receipt of the documents, review and hold the documents in trust for the benefit of the Securityholders. Unless otherwise specified in the applicable prospectus supplement, if any document is found to be defective in any material respect, the Trustee will promptly notify the Master Servicer and the Depositor, and the Master Servicer will notify the related Servicer. If the Servicer cannot cure the defect within 60 days after notice is given to the Master Servicer, the Servicer will be obligated either to substitute for the related Mortgage Loan a Replacement Mortgage Loan or Loans, or to purchase within 90 days of notice the related Mortgage Loan from the Trustee at a price equal to the principal balance of the related Mortgage Loan as of the date of purchase or, in the case of a Series as to which an election has been made to treat the related Trust Fund as a REMIC, at another price necessary to avoid a tax on a prohibited transaction, as described in Section 860F(a) of the Code, in each case together with accrued interest at the applicable Mortgage Rate to the first day of the month following the repurchase, plus the amount of any unreimbursed Advances made by the Master Servicer or the Servicer, as applicable, in respect of the Mortgage Loan. The Master Servicer is obligated to enforce the repurchase obligation of the Servicer, to the extent described above under "The Trust Fund -- Mortgage Loan Program" and " -- Representations by Unaffiliated Sellers; Repurchases." Unless otherwise specified in the applicable prospectus supplement, this purchase obligation constitutes the sole remedy available to the Securityholders or the Trustee for a material defect in a constituent document.

     Unless otherwise specified in the applicable prospectus supplement, with respect to the Mortgage Loans in a Mortgage Pool, the Depositor will make representations and warranties as to the types and geographical distribution of the Mortgage Loans and as to the accuracy in all material respects of particular information furnished to the Trustee in respect of each Mortgage Loan. In addition, unless otherwise specified in the related prospectus supplement, the Depositor will represent and warrant that, as of the Cut-off Date for the related Series of Securities, no Mortgage Loan is more than 30 days delinquent as to payment of principal and interest. Upon a breach of any representation or warranty by the Depositor that materially and adversely affects the interest of the Securityholders, the Depositor will be obligated either to cure the breach in all material respects or to purchase the Mortgage Loan at the purchase price set forth above. Unless otherwise specified in the applicable prospectus supplement and subject to the ability of the Depositor, if so specified in the applicable prospectus supplement, to substitute for specific Mortgage Loans as described below, this repurchase obligation constitutes the sole remedy available to the Securityholders or the Trustee for a breach of a representation or warranty by the Depositor.

     Within the period specified in the related prospectus supplement, following the date of issuance of a Series of Securities, the Depositor, the Master Servicer or the related Servicer, as the case may be, may deliver to the Trustee Mortgage Loans ("Substitute Mortgage Loans") in substitution for any one or more of the Mortgage Loans ("Deleted Mortgage Loans") initially included in the Trust Fund but which do not conform in one or more respects to the description of the Mortgage Loans contained in the related prospectus supplement, or as to which a breach of a representation or warranty is discovered, which breach materially and adversely affects the interests of the Securityholders. The required characteristics of any Substitute Mortgage Loan and any additional restrictions relating to the substitution of Mortgage Loans will generally be as described under "The Trust Fund -- The Contract Pools" with respect to the substitution of Contracts.

     In addition to making specific representations and warranties regarding its authority to enter into, and its ability to perform its obligations under the Agreement relating to a Series of Securities, the Master Servicer may make representations and warranties to the Trustee in the Agreement with respect to the enforceability of coverage under any applicable Primary Insurance Policy, Pool Insurance Policy, Special Hazard Insurance Policy or Mortgagor Bankruptcy Bond. See "Description of Insurance" for information regarding the extent of coverage under some of the aforementioned insurance policies. Unless otherwise specified in the applicable prospectus supplement, upon a breach of any representation or warranty that materially and adversely affects the interests of the Securityholders of a Series in a Mortgage Loan, the Master Servicer will be obligated either to cure the breach in all material respects or to purchase the Mortgage Loan at the price calculated as set forth above.

     To the extent described in the related prospectus supplement, the Master Servicer will procure a surety bond, corporate guaranty or another similar form of insurance coverage acceptable to the Rating Agency rating the related Series of Securities to support, among other things, this purchase obligation. Unless otherwise stated in the applicable prospectus supplement, the aforementioned purchase obligation constitutes the sole remedy available to the Securityholders or the Trustee for a breach of the Master Servicer's insurability representation. The Master Servicer's obligation to purchase Mortgage Loans upon a breach is subject to limitations.

     The Trustee will be authorized, with the consent of the Depositor and the Master Servicer, to appoint a custodian pursuant to a custodial agreement to maintain possession of documents relating to the Mortgage Loans as the agent of the Trustee.

     Pursuant to each Agreement, the Master Servicer, either directly or through Servicers, will service and administer the Mortgage Loans assigned to the Trustee as more fully set forth below.

ASSIGNMENT OF CONTRACTS

     The Depositor will cause the Contracts constituting the Contract Pool to be assigned to the Trustee, together with principal and interest due on or with respect to the Contracts after the Cut-off Date, but not including principal and interest due on or before the Cut-off Date. If the Depositor is unable to obtain a perfected security interest in a Contract prior to transfer and assignment to the Trustee, the Unaffiliated Seller will be obligated to repurchase the Contract. The Trustee, concurrently with each assignment, will authenticate and deliver the Securities. If a Series of Securities includes Notes, the Trust fund will be pledged by the Issuer to the Indenture Trustee as security for the Notes. Each Contract will be identified in a schedule appearing as an exhibit to the Agreement (the "Contract Schedule"). The Contract Schedule will specify, with respect to each Contract, among other things: the original principal amount and the adjusted principal balance as of the close of business on the Cut-off Date, the APR, the current scheduled monthly level payment of principal and interest and the maturity of the Contract.

     In addition, the Depositor, as to each Contract, will deliver or cause to be delivered to the Trustee, or, as specified in the related prospectus supplement, the Custodian, the original Contract and copies of documents and instruments related to each Contract and the security interest in the Manufactured Home securing each Contract. In order to give notice of the right, title and interest of the Certificateholders to the Contracts, the Depositor will cause a UCC-1 financing statement to be executed by the Depositor identifying the Trustee as the secured party and identifying all Contracts as collateral. Unless otherwise specified in the related prospectus supplement, the Contracts will not be stamped or otherwise marked to reflect their assignment from the Depositor to the Trust Fund. Therefore, if a subsequent purchaser were able to take physical possession of the Contracts without notice of an assignment, the interest of the Certificateholders in the Contracts could be defeated. See "Certain Legal Aspects of Mortgage Loans and Contracts -- The Contracts."

     The Trustee, or the Custodian, will review and hold the documents in trust for the benefit of the Securityholders. Unless otherwise provided in the related prospectus supplement, if any document is found to be defective in any material respect, the Unaffiliated Seller must cure the defect within 60 days, or within another period specified in the related prospectus supplement, the Unaffiliated Seller, not later than 90 days or within another period specified in the related prospectus supplement, after the Trustee's notice to the Unaffiliated Seller of the defect. If the defect is not cured, the Unaffiliated Seller will repurchase the related Contract or any property acquired in respect of the Contract from the Trustee at a price equal to the remaining unpaid principal balance of the Contract, or, in the case of a repossessed Manufactured Home, the unpaid principal balance of the Contract immediately prior to the repossession, or, in the case of a Series as to which an election has been made to treat the related Trust Fund as a REMIC, at another price necessary to avoid a tax on a prohibited transaction, as described in Section 860F(a) of the Code, in each case together with accrued but unpaid interest to the first day of the month following repurchase at the related APR, plus any unreimbursed Advances with respect to the Contract. Unless otherwise specified in the related prospectus supplement, the repurchase obligation will constitute the sole remedy available to the Securityholders or the Trustee for a material defect in a Contract document.

     Unless otherwise specified in the related prospectus supplement, each Unaffiliated Seller of Contracts will have represented, among other things, that

o immediately prior to the transfer and assignment of the Contracts, the Unaffiliated Seller had good title to, and was the sole owner of each Contract and there had been no other sale or assignment of the relevant Contract,

o as of the date of transfer, the Contracts are subject to no offsets, defenses or counterclaims,

o each Contract at the time it was made complied in all material respects with applicable state and federal laws, including usury, equal credit opportunity and disclosure laws,

o as of the date of transfer, each Contract is a valid first lien on the related Manufactured Home and the Manufactured Home is free of material damage and is in good repair,

o as of the date of transfer, no Contract is more than 30 days delinquent in payment and there are no delinquent tax or assessment liens against the related Manufactured Home and

o with respect to each Contract, the Manufactured Home securing the Contract is covered by a Standard Hazard Insurance Policy in the amount required in the Agreement and that all premiums now due on insurance have been paid in full.

     All of the representations and warranties of an Unaffiliated Seller in respect of a Contract will have been made as of the date on which the Unaffiliated Seller sold the Contract to the Depositor or its affiliate; the date the representations and warranties were made may be a date prior to the date of initial issuance of the related series of Securities. A substantial period of time may have elapsed between the date as of which the representations and warranties were made and the date of initial issuance of the related Series of Securities. Since the representations and warranties referred to in the preceding paragraph are the only representations and warranties that will be made by an Unaffiliated Seller, the Unaffiliated Seller's repurchase obligation described below will not arise if, during the period commencing on the date of sale of a Contract by the Unaffiliated Seller to the Depositor or its affiliate, the relevant event occurs that would have given rise to the obligation had the event occurred prior to sale of the affected Contract. Nothing, however, has come to the Depositor's attention that would cause it to believe that the representations and warranties referred to in the preceding paragraph will not be accurate and complete in all material respects in respect of Contracts as of the date of initial issuance of the related Series of Securities.

     The only representations and warranties to be made for the benefit of Securityholders in respect of any Contract relating to the period commencing on the date of sale of the Contract to the Depositor or its affiliate will be limited representations of the Depositor and of the Master Servicer described above under "The Trust Fund -- The Contract Pools."

     If an Unaffiliated Seller cannot cure a breach of any representation or warranty made by it in respect of a Contract that materially and adversely affects the interest of the Securityholders in the Contract within 90 days, or another period specified in the related prospectus supplement, after notice from the Master Servicer, the Unaffiliated Seller will be obligated to repurchase the Contract at a price equal to, unless otherwise specified in the related prospectus supplement, the principal balance of the Contract as of the date of the repurchase or, in the case of a Series as to which an election has been made to treat the related Trust Fund as a REMIC, at another price necessary to avoid a tax on a prohibited transaction, as described in Section 860F(a) of the Code, in each case together with accrued and unpaid interest to the first day of the month following repurchase at the related APR, plus the amount of any unreimbursed Advances in respect of the Contract (the "Purchase Price"). The Master Servicer will be required under the applicable Agreement to enforce this obligation for the benefit of the Trustee and the Securityholders, following the practices it would employ in its good faith business judgment were it the owner of the Contract. Except as otherwise set forth in the related prospectus supplement, this repurchase obligation will constitute the sole remedy available to Securityholders or the Trustee for a breach of representation by an Unaffiliated Seller.

     Neither the Depositor nor the Master Servicer will be obligated to purchase a Contract if an Unaffiliated Seller defaults on its obligation to do so, and no assurance can be given that sellers will carry out their respective repurchase obligations with respect to Contracts. However, to the extent that a breach of the representations and warranties of an Unaffiliated Seller may also constitute a breach of a representation made by the Depositor or the Master Servicer, the Depositor or the Master Servicer may have a purchase obligation as described above under "The Trust Fund -- The Contract Pools."

PRE-FUNDING

     If so specified in the related prospectus supplement, a portion of the issuance proceeds of the Securities of a particular Series (the "Pre-Funded Amount") will be deposited in an account (the "Pre-Funding Account") to be established with the Trustee, which will be used to acquire additional Mortgage Loans, Warehouse Loans, Contracts or Mortgage Certificates from time to time during the time period specified in the related prospectus supplement (the "Pre-Funding Period"). Prior to the investment of the Pre-Funded Amount in additional Mortgage Loans, Warehouse Loans, Contracts or Mortgage Certificates, the Pre-Funded Amount may be invested in one or more Eligible Investments. Except as otherwise provided in the applicable Agreement, an "Eligible Investment" will be any of the following, in each case as determined at the time of the investment or contractual commitment to invest, to the extent the investments would not require registration of the Trust Fund as an investment company pursuant to the Investment Company Act of 1940:

(a) negotiable instruments or securities represented by instruments in bearer or registered or book-entry form which evidence:

     (1) obligations which have the benefit of the full faith and credit of the United States of America, including depository receipts issued by a bank as custodian with respect to any instrument or security held by the custodian for the benefit of the holder of the depository receipt,

     (2) demand deposits or time deposits in, or bankers' acceptances issued by, any depositary institution or trust company incorporated under the laws of the United States of America or any state of the United States of America and subject to supervision and examination by Federal or state banking or depositary institution authorities; provided that at the time of the Trustee's investment or contractual commitment to invest, the certificates of deposit or short-term deposits, if any, or long-term unsecured debt obligations, other than obligations the rating of which is based on collateral or on the credit of a Person other than any depositary institution or trust company, of the depositary institution or trust company has a credit rating in the highest rating category from the Rating Agency rating the Securities,

     (3) certificates of deposit having a rating in the highest rating category from the Rating Agency, or

     (4) investments in money market funds which are, or which are composed of instruments or other investments which are, rated in the highest category from the Rating Agency;

(b) demand deposits in the name of the Trustee in any depositary institution or trust company referred to in clause (a)(2) above;

(c) commercial paper, having original or remaining maturities of no more than 270 days, having a credit rating in the highest rating category from the Rating Agency;

(d) Eurodollar time deposits that are obligations of institutions the time deposits of which carry a credit rating in the highest rating category from the Rating Agency;

(e) repurchase agreements involving any Eligible Investment described in any of clauses (a)(1), (a)(3) or (d) above, so long as the other party to the repurchase agreement has its long-term unsecured debt obligations rated in the highest rating category from the Rating Agency; and

(f) any other investment with respect to which the Rating Agency indicates will not result in the reduction or withdrawal of its then existing rating of the Securities.

Except as otherwise provided in the applicable Agreement, any Eligible Investment must mature no later than the Business Day prior to the next Distribution Date.

     During any Pre-Funding Period, the Depositor will be obligated, subject only to their availability, to transfer to the related Trust Fund additional Mortgage Loans, Warehouse Loans, Contracts and/or Mortgage Certificates from time to time during the Pre-Funding Period. The additional Mortgage Loans, Warehouse Loans or Contracts will be required to satisfy particular eligibility criteria more fully set forth in the related prospectus supplement which eligibility criteria will be consistent with the eligibility criteria of the Mortgage Loans, Warehouse Loans or Contracts included in the Trust Fund as of the Closing Date subject to exceptions as are expressly stated in the related prospectus supplement.

     Although the specific parameters of the Pre-Funding Account with respect to any issuance of Securities will be specified in the related prospectus supplement, it is anticipated that:

o    the Pre-Funding Period will not exceed 120 days from the related Closing
     Date,

o that the additional loans to be acquired during the Pre-Funding Period will be subject to the same representations and warranties as the Mortgage Loans, Warehouse Loans, Contracts and/or Mortgage Certificates included in the related Trust Fund on the Closing Date, although additional criteria may also be required to be satisfied, as described in the related prospectus supplement, and

o that the Pre-Funded Amount will not exceed 25% of the principal amount of Securities issued pursuant to a particular offering.

SERVICING BY UNAFFILIATED SELLERS

     Each Unaffiliated Seller of a Mortgage Loan, Warehouse Loan or a Contract may have the option to act as the Servicer, or Master Servicer, for a Mortgage Loan, Warehouse Loan or Contract pursuant to a Servicing Agreement. A representative form of Servicing Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. The following description does not purport to be complete and is qualified in its entirety by reference to the form of Servicing Agreement and by the discretion of the Master Servicer or Depositor to modify the Servicing Agreement and to enter into different Servicing Agreements. The Agreement provides that, if for any reason the Master Servicer for a Series of Securities is no longer the Master Servicer of the related Mortgage Loans, Warehouse Loans or Contracts, the Trustee or any successor master servicer must recognize the Servicer's rights and obligations under the Servicing Agreement.

     A Servicer may delegate its servicing obligations to third-party servicers, but continue to act as Servicer under the related Servicing Agreement. The Servicer will be required to perform the customary functions of a servicer, including collection of payments from Mortgagors and Obligors and remittance of collections to the Master Servicer, maintenance of primary mortgage, hazard insurance, FHA insurance and VA guarantees and filing and settlement of claims under the FHA insurance and VA guarantees, subject in some cases to

o    the right of the Master Servicer to approve in advance any settlement;

o maintenance of escrow accounts of Mortgagors and Obligors for payment of taxes, insurance and other items required to be paid by the Mortgagor pursuant to the terms of the related Mortgage Loan or the Obligor pursuant to the related Warehouse Loan or Contract;

o    processing of assumptions or substitutions;

o    attempting to cure delinquencies;

o    supervising foreclosures or repossessions;

o inspection and management of Mortgaged Properties, Cooperative Dwellings or Manufactured Homes under some circumstances; and

o maintaining accounting records relating to the Mortgage Loans, Warehouse Loans and Contracts.

Except as otherwise provided in the related prospectus supplement, the Servicer will also be obligated to make Advances in respect of delinquent installments of principal and interest on Mortgage Loans, Warehouse Loans and Contracts (as described more fully below under " -- Payments on Mortgage Loans" and " -- Payments on Contracts"), and in respect of particular taxes and insurance premiums not paid on a timely basis by Mortgagors and Obligors.

     As compensation for its servicing duties, a Servicer will be entitled to amounts from payments with respect to the Mortgage Loans, Warehouse Loans and Contracts serviced by it. The Servicer will also be entitled to collect and retain, as part of its servicing compensation, specific fees and late charges provided in the Mortgage Notes or related instruments. The Servicer will be reimbursed by the Master Servicer for some of the expenditures that it makes, generally to the same extent that the Master Servicer would be reimbursed under the applicable Agreement.

     Each Servicer will be required to agree to indemnify the Master Servicer for any liability or obligation sustained by the Master Servicer in connection with any act or failure to act by the Servicer in its servicing capacity.

     Each Servicer will be required to service each Mortgage Loan, Warehouse Loan or Contract pursuant to the terms of the Servicing Agreement for the entire term of the Mortgage Loan, Warehouse Loan or Contract, unless the Servicing Agreement is earlier terminated by the Master Servicer or unless servicing is released to the Master Servicer. Unless otherwise set forth in the prospectus supplement, the Master Servicer may terminate a Servicing Agreement upon 30 days' written notice to the Servicer, without cause, upon payment of an amount equal to the fair market value of the right to service the Mortgage Loans, Warehouse Loans or Contracts serviced by any the Servicer under the Servicing Agreement, or if the fair market value cannot be determined, a specified percentage of the aggregate outstanding principal balance of all the Mortgage Loans, , Warehouse Loans or Contracts, or immediately upon the giving of notice upon particular stated events, including the violation of the Servicing Agreement by the Servicer.

     The Master Servicer may agree with a Servicer to amend a Servicing Agreement. The Master Servicer may also, at any time and from time to time, release servicing to third-party servicers, but continue to act as Master Servicer under the related Agreement. Upon termination of a Servicing Agreement, the Master Servicer or Trustee may act as servicer of the related Mortgage Loans, Warehouse Loans or Contracts or the Master Servicer may enter into one or more new Servicing Agreements. If the Master Servicer acts as servicer, it will not assume liability for the representations and warranties of the Servicer that it replaces. If the Master Servicer enters into a new Servicing Agreement, each new Servicer must be an Unaffiliated Seller or meet the standards for becoming an Unaffiliated Seller or have servicing experience that is otherwise satisfactory to the Master Servicer. The Master Servicer will make reasonable efforts to have the new Servicer assume liability for the representations and warranties of the terminated Servicer, but no assurance can be given that an assumption will occur. In the event of an assumption, the Master Servicer may, in the exercise of its business judgment, release the terminated Servicer from liability in respect of the representations and warranties. Any amendments to a Servicing Agreement or new Servicing Agreements may contain provisions different from those described above that are in effect in the original Servicing Agreements. However, the related Agreement will provide that any amendment or new agreement may not be inconsistent with or violate the Agreement.

PAYMENTS ON MORTGAGE LOANS

     The Master Servicer will, unless otherwise specified in the prospectus supplement with respect to a Series of Securities, establish and maintain a separate account or accounts in the name of the applicable Trustee (the "Certificate Account"), which must be maintained with a depository institution and in a manner acceptable to the Rating Agency rating the Securities of a Series. If a Series of Securities includes Notes, the Master Servicer may establish and maintain a separate account or accounts in the name of the applicable Trustee (the "Collection Account") into which amounts received in respect of the Trust Assets are required to be deposited and a separate account or accounts in the name of the applicable Trustee from which distributions in respect of the Notes (the "Note Distribution Account") and/or the Certificates (the "Certificate Distribution Account") may be made. The Collection Account, Note Distribution Account and Certificate Distribution Account must be established with a depositary institution and in a manner acceptable to the Rating Agencies rating the Securities of a Series. For ease of reference, references in this Prospectus to the Certificate Account shall be deemed to refer to the Collection Account, Note Distribution Account and Certificate Distribution Account, as applicable.

     If so specified in the applicable prospectus supplement, the Master Servicer, in lieu of establishing a Certificate Account, may establish a separate account or accounts in the name of the Trustee (the "Custodial Account") meeting the requirements set forth in this prospectus for the Certificate Account. Amounts in the Custodial Account, after making the required deposits and withdrawals specified below, shall be remitted to the Certificate Account maintained by the Trustee for distribution to Securityholders in the manner set forth in this prospectus and in the related prospectus supplement.

     In those cases where a Servicer is servicing a Mortgage Loan pursuant to a Servicing Agreement, the Servicer will establish and maintain an account (the "Servicing Account") that will comply with either the standards set forth above or, subject to the conditions set forth in the Servicing Agreement, be maintained with a depository, meeting the requirements of the Rating Agency rating the Securities of the related Series, and that is otherwise acceptable to the Master Servicer. Unless otherwise specified in the related prospectus supplement, the Servicer will be required to deposit into the Servicing Account on a daily basis all amounts enumerated in the following paragraph in respect of the Mortgage Loans received by the Servicer, less its servicing compensation. On the date specified in the Servicing Agreement, the Servicer shall remit to the Master Servicer all funds held in the Servicing Account with respect to each Mortgage Loan. Except as otherwise provided in the related prospectus supplement, the Servicer will also be required to advance any monthly installment of principal and interest that was not timely received, less its servicing fee, provided that, unless otherwise specified in the related prospectus supplement, the requirement shall only apply to the extent the Servicer determines in good faith any advance will be recoverable out of Insurance Proceeds, proceeds of the liquidation of the related Mortgage Loans or otherwise.

     The Certificate Account may be maintained with a depository institution that is an affiliate of the Master Servicer. Unless otherwise specified in the related prospectus supplement, the Master Servicer will deposit in the Certificate Account for each Series of Securities on a daily basis the following payments and collections received or made by it subsequent to the Cut-off Date, other than payments due on or before the Cut-off Date, in the manner set forth in the related prospectus supplement:

          (1) all payments on account of principal, including principal prepayments, of the Mortgage Loans, net of any portion of the payments that represent unreimbursed or unrecoverable Advances made by the related Servicer;

          (2) all payments on account of interest on the Mortgage Loans, net of any portion retained by the Servicer, if any, as its servicing fee;

          (3) all proceeds of,

               (A) any Special Hazard Insurance Policy, Primary Mortgage Insurance Policy, FHA Insurance, VA Guarantee, Mortgagor Bankruptcy Bond or Pool Insurance Policy with respect to a Series of Securities and any title, hazard or other insurance policy covering any of the Mortgage Loans included in the related Mortgage Pool, to the extent the proceeds are not applied to the restoration of the related property or released to the Mortgagor in accordance with customary servicing procedures, (collectively, "Insurance Proceeds") or any Alternative Credit Support established in lieu of the insurance and described in the applicable prospectus supplement; and

               (B) all other cash amounts received and retained in connection with the liquidation of defaulted Mortgage Loans, by foreclosure or otherwise, other than Insurance Proceeds, payments under the Letter of Credit or proceeds of any Alternative Credit Support, if any, with respect to the Series ("Liquidation Proceeds"), net of expenses of liquidation, unpaid servicing compensation with respect to the Mortgage Loans and unreimbursed or unrecoverable Advances made by the Servicers of the related Mortgage Loans;

          (4) all payments under the Letter of Credit, if any, with respect to the Series;

          (5) all amounts required to be deposited in the Certificate Account from the Reserve Fund, if any, for the Series;

          (6) any Advances made by a Servicer or the Master Servicer (as described in this prospectus under " -- Advances");

          (7) any Buy-Down Funds, and, if applicable, investment earnings on the Buy-Down Funds, required to be deposited in the Certificate Account, as described below; and

          (8) all proceeds of any Mortgage Loan repurchased by the Master Servicer, the Depositor, any Servicer or any Unaffiliated Seller (as described under "The Trust Fund -- Mortgage Loan Program," "-- Representations by Unaffiliated Sellers; Repurchases" or " -- Assignment of Mortgage Loans" above) or repurchased by the Depositor (as described under " -- Termination" below).

     With respect to each Buy-Down Loan, if so specified in the related prospectus supplement, the Master Servicer or the related Servicer will deposit the Buy-Down Funds with respect to each Buy-Down Loan in a custodial account complying with the requirements set forth above for the Certificate Account, which, unless otherwise specified in the related prospectus supplement, may be an interest-bearing account. The amount of required deposits, together with investment earnings on the deposits at the rate specified in the applicable prospectus supplement, will provide sufficient funds to support the full monthly payments due on each Buy-Down Loan on a level debt service basis. Neither the Master Servicer nor the Depositor will be obligated to add to the Buy-Down Fund should investment earnings prove insufficient to maintain the scheduled level of payments on the Buy-Down Loans. To the extent that any insufficiency is not recoverable from the Mortgagor under the terms of the related Mortgage Note, distributions to Securityholders will be affected. With respect to each Buy-Down Loan, the Master Servicer will withdraw from the Buy-Down Fund and deposit in the Certificate Account on or before each Distribution Date the amount, if any, for each Buy-Down Loan that, when added to the amount due on that date from the Mortgagor on the Buy-Down Loan, equals the full monthly payment that would be due on the Buy-Down Loan if it were not subject to the buy-down plan.

     If the Mortgagor on a Buy-Down Loan prepays the loan in its entirety, or defaults on the loan and the Mortgaged Property is sold in liquidation of the Mortgaged Property, during the period when the Mortgagor is not obligated, on account of the buy-down plan, to pay the full monthly payment otherwise due on the loan, the related Servicer will withdraw from the Buy-Down Fund and deposit in the Certificate Account the amounts remaining in the Buy-Down Fund with respect to the Buy-Down Loan. In the event of a default with respect to which a claim, including accrued interest supplemented by amounts in the Buy-Down Fund with respect to the related Buy-Down Loan, has been made, the Master Servicer or the related Servicer will pay an amount equal to the remaining amounts in the Buy-Down Fund with respect to the related Buy-Down Loan, to the extent the claim includes accrued interest supplemented by amounts in the Buy-Down Fund, to the related Pool Insurer or the insurer under the related Primary Insurance Policy (the "Primary Insurer") if the Mortgaged Property is transferred to the Pool Insurer or the Primary Insurer, as the case may be, which pays 100% of the related claim, including accrued interest and expenses, in respect of a default, to the L/C Bank in consideration of the payment under the related Letter of Credit, or to the guarantor or other person which pays the same pursuant to Alternative Credit Support described in the applicable prospectus supplement. In the case of any prepaid or defaulted Buy-Down Loan the amounts in the Buy-Down Fund in respect of which were supplemented by investment earnings, the Master Servicer will withdraw from the Buy-Down Fund and remit to the Depositor or the Mortgagor, depending on the terms of the related buy-down plan, any investment earnings remaining in the related Buy-Down Fund.

     If so specified in the prospectus supplement with respect to a Series, in lieu of, or in addition to the foregoing, the Depositor may deliver cash, a letter of credit or a guaranteed investment contract to the Trustee to fund the Buy-Down Fund for the Series, which shall be drawn upon by the Trustee in the manner and at the times specified in the related prospectus supplement.

PAYMENTS ON CONTRACTS

     A Certificate Account meeting the requirements set forth under " -- Description of the Securities -- Payments on Mortgage Loans" will be established in the name of the Trustee.

     Except as otherwise provided in the related prospectus supplement, there will be deposited in the Certificate Account on a daily basis the following payments and collections received or made by it on or after the Cut-off Date:

          (1) all Obligor payments on account of principal, including principal prepayments, of the Contracts;

          (2) all Obligor payments on account of interest on the Contracts;

          (3) all Liquidation Proceeds received with respect to Contracts or property acquired in respect of the Contracts by foreclosure or otherwise;

          (4) all Insurance Proceeds received with respect to any Contract, other than proceeds to be applied to the restoration or repair of the Manufactured Home or released to the Obligor;

          (5) any Advances made as described under " -- Advances" and other amounts required under the related Agreement to be deposited in the Certificate Account;

          (6) all amounts received from Credit Support provided with respect to a Series of Securities;

          (7) all proceeds of any Contract or property acquired in respect of the Contract repurchased by the Master Servicer, the Depositor or otherwise as described above or under " -- Termination" below; and

          (8) all amounts, if any, required to be transferred to the Certificate Account from the Reserve Fund.

COLLECTION OF PAYMENTS ON MORTGAGE CERTIFICATES

     The Mortgage Certificates included in the Trust Fund with respect to a Series of Securities will be registered in the name of the Trustee so that all distributions on the Mortgage Certificates will be made directly to the Trustee. The related Agreement will require the Trustee, if it has not received a distribution with respect to any Mortgage Certificate by the second business day after the date on which a distribution was due and payable pursuant to the terms of the Mortgage Certificate, to request the issuer or guarantor, if any, of the Mortgage Certificate to make the payment as promptly as possible and legally permitted and to take the legal action against the issuer or guarantor as the Trustee deems appropriate under the circumstances, including the prosecution of any related claims. The reasonable legal fees and expenses incurred by the Trustee in connection with the prosecution of any the legal action will be reimbursable to the Trustee out of the proceeds of any action and will be retained by the Trustee prior to the deposit of any remaining proceeds in the Certificate Account pending distribution of the proceeds to Securityholders of the affected Series. In the event that the Trustee has reason to believe that the proceeds of any legal action may be insufficient to reimburse it for its projected legal fees and expenses, the Trustee will notify the Securityholders that it is not obligated to pursue any available remedies unless adequate indemnity for its legal fees and expenses is provided by the Securityholders.

DISTRIBUTIONS ON SECURITIES

     On each Distribution Date with respect to a Series of Securities as to which credit support is provided by means other than the creation of a Subordinated Class or Subclasses and the establishment of a Reserve Fund, the Master Servicer will withdraw from the applicable Certificate Account funds on deposit in the Certificate Account and distribute, or, if so specified in the applicable prospectus supplement, will withdraw from the Custodial Account, funds on deposit in the Custodial Account and remit to the Trustee, who will distribute the funds to Securityholders of record on the applicable Record Date. The distributions shall occur in the manner described in this prospectus under " -- Description of the Securities -- Distributions of Principal and Interest" and in the related prospectus supplement. If so specified in the applicable prospectus supplement, the Master Servicer will withdraw from the applicable Certificate Account funds on deposit in the Certificate Account and distribute them to the Trustee. The funds shall consist of the aggregate of all previously undistributed payments on account of principal, including principal prepayments, if any, and interest received after the Cut-off Date and on or prior to the 20th day, or if the 20th day is not a business day, the next preceding business day, of the month of the distribution or another day specified in the related prospectus supplement (in either case, the "Determination Date"), except:

          (1) all payments that were due on or before the Cut-off Date;

          (2) all principal prepayments received during the month of distribution and all payments of interest representing interest for the month of distribution or any portion of the these payments;

          (3) all payments which represent early receipt, other than prepayments, of scheduled payments of principal and interest due on a date or dates subsequent to the first day of the month of distribution;

          (4) amounts received on particular Mortgage Loans, Warehouse Loans or Contracts as late payments of principal or interest and respecting which the Master Servicer has made an unreimbursed Advance;

          (5) amounts representing reimbursement for other Advances which the Master Servicer has determined to be otherwise nonrecoverable and amounts representing reimbursement for particular losses and expenses incurred or Advances made by the Master Servicer and discussed below; and

          (6) that portion of each collection of interest on a particular Mortgage Loan in the Mortgage Pool, a particular Warehouse Loan in the Warehouse Loan Pool or on a particular Contract in the Contract Pool that represents

               (A) servicing compensation to the Master Servicer,

               (B) amounts payable to the entity or entities specified in the applicable prospectus supplement or permitted withdrawals from the Certificate Account out of payments under the Letter of Credit, if any, with respect to the Series,

               (C) related Insurance Proceeds or Liquidation Proceeds,

               (D) amounts in the Reserve Fund, if any, with respect to the Series or

               (E) proceeds of any Alternative Credit Support, each deposited in the Certificate Account to the extent described under "Description of the Securities -- Maintenance of Insurance Policies," "-- Presentation of Claims," "-- Enforcement of `Due-on-Sale' Clauses; Realization Upon Defaulted Mortgage Loans" and " -- Enforcement of `Due-on-Sale' Clauses; Realization Upon Defaulted Contracts" or in the applicable prospectus supplement.

     Except as otherwise specified in the related prospectus supplement, no later than the Business Day immediately preceding the Distribution Date for a Series of Securities, the Master Servicer will furnish a statement to the Trustee setting forth the amount to be distributed on the next succeeding Distribution Date on account of principal of and interest on the Mortgage Loans, Warehouse Loans or Contracts, stated separately or the information enabling the Trustee to determine the amount of distribution to be made on the Securities and a statement setting forth information with respect to the Mortgage Loans, Warehouse Loans or Contracts.

     If so specified in the applicable prospectus supplement, the Trustee will establish and maintain the Certificate Account for the benefit of the holders of the Securities of the related Series in which the Trustee shall deposit, as soon as practicable after receipt, each distribution made to the Trustee by the Master Servicer, as set forth above, with respect to the Mortgage Loans, Warehouse Loans or Contracts, any distribution received by the Trustee with respect to the Mortgage Certificates, if any, included in the Trust Fund and deposits from any Reserve Fund or GPM Fund. If so specified in the applicable prospectus supplement, prior to making any distributions to Securityholders, any portion of the distribution on the Mortgage Certificates that represents servicing compensation, if any, payable to the Trustee shall be deducted and paid to the Trustee.

     Funds on deposit in the Certificate Account may be invested in Eligible Investments maturing in general not later than the Business Day preceding the next Distribution Date. Unless otherwise provided in the prospectus supplement, all income and gain realized from this investment will be for the benefit of the Master Servicer. The Master Servicer will be required to deposit the amount of any losses incurred with respect to these investments out of its own funds, when realized. Unless otherwise provided in the prospectus supplement, the Certificate Account established pursuant to the Trust Agreement shall be a non-interest bearing account or accounts.

     The timing and method of distribution of funds in the Certificate Account to Classes or Subclasses of Securities having differing terms, whether subordinated or not, to the extent not described in this prospectus, shall be set forth in the related prospectus supplement.

REVOLVING PERIOD

     The applicable prospectus supplement may provide that all or a portion of the principal collections may be applied by the Trustee to the acquisition of subsequent Mortgage Pools, Mortgage Certificates, Warehouse Loan Pools or Contract Pools during a specified period rather than used to distribute payments of principal to Securityholders during that period. These Securities would then possess an interest only period, also commonly referred to as a "Revolving Period", which will be followed by an "Amortization Period", during which principal will be paid. Any interest only or revolving period may terminate prior to the end of the specified period and result in the earlier than expected principal repayment of the Securities.

SPECIAL DISTRIBUTIONS

     To the extent specified in the prospectus supplement relating to a Series of Securities, one or more Classes of Multi-Class Securities that do not provide for monthly Distribution Dates may receive Special Distributions in reduction of Stated Principal Balance ("Special Distributions") in any month, other than a month in which a Distribution Date occurs, if, as a result of principal prepayments on the Trust Assets in the related Trust Fund and/or low reinvestment yields, the Trustee determines, based on assumptions specified in the related Agreement, that the amount of cash anticipated to be on deposit in the Certificate Account on the next Distribution Date for the Series and available to be distributed to the holders of the Securities of a Classes or Subclasses may be less than the sum of (1) the interest scheduled to be distributed to holders of the Securities of the Classes or Subclasses and (2) the amount to be distributed in reduction of Stated Principal Balance or the Securities on the Distribution Date. Any Special Distributions will be made in the same priority and manner as distributions in reduction of Stated Principal Balance would be made on the next Distribution Date.

REPORTS TO SECURITYHOLDERS

     Unless otherwise specified or modified in the related prospectus supplement for each Series, the Master Servicer or the Trustee will include with each distribution to Securityholders of record of the Series, or within a reasonable time afterward, a statement generally setting forth, among other things, the following information, if applicable, per each Security, as to (1) through (3) or (4) through (6) below, as applicable:

          (1) to each holder of a Security, other than a Multi-Class Certificate or Residual Certificate, the amount of the distribution allocable to principal of the Trust Assets, separately identifying the aggregate amount of any Principal Prepayments included in the amount, and the portion, if any, advanced by a Servicer or the Master Servicer;

          (2) to each holder of a Security, other than a Multi-Class Certificate or Residual Certificate, the amount of the distribution allocable to interest on the related Trust Assets and the portion, if any, advanced by a Servicer or the Master Servicer;

          (3) to each holder of a Security, the amount of servicing compensation with respect to the related Trust Assets and other customary information as the Master Servicer deems necessary or desirable to enable Securityholders to prepare their tax returns;

          (4) to each holder of a Multi-Class Certificate on which an interest distribution and a distribution in reduction of Stated Principal Balance are then being made, the amount of the interest distribution and distribution in reduction of Stated Principal Balance, and the Stated Principal Balance of each Class after giving effect to the distribution in reduction of Stated Principal Balance made on the Distribution Date or on any Special Distribution Date occurring subsequent to the last report;

          (5) to each holder of a Multi-Class Certificate on which a distribution of interest only is then being made, the aggregate Stated Principal Balance of Securities outstanding of each Class or Subclass after giving effect to the distribution in reduction of Stated Principal Balance made on the Distribution Date and on any Special Distribution Date occurring subsequent to the last report and after including in the aggregate Stated Principal Balance the Stated Principal Balance of the Compound Interest Securities, if any, outstanding and the amount of any accrued interest added to the Compound Value of the Compound Interest Securities on the Distribution Date;

          (6) to each holder of a Compound Interest Security, but only if the holder shall not have received a distribution of interest on the Distribution Date equal to the entire amount of interest accrued on the Certificate with respect to the Distribution Date:

               (a) the information contained in the report delivered pursuant to clause (5) above;

               (b) the interest accrued on the Class or Subclass of Compound Interest Securities with respect to the Distribution Date and added to the Compound Value of the Compound Interest Security; and

               (c) the Stated Principal Balance of the Class or Subclass of Compound Interest Securities after giving effect to the addition of all interest accrued;

          (7) in the case of a series of Securities with a variable Interest Rate, the Interest Rate applicable to the distribution in question;

          (8) the amount or the remaining obligations of an L/C Bank with respect to a Letter of Credit, after giving effect to the declining amount available and any payments and other amounts charged on the applicable Distribution Date, expressed as a percentage of the amount reported pursuant to (x) below, and the amount of coverage remaining under the Pool Insurance Policy, Special Hazard Insurance Policy, Mortgagor Bankruptcy Bond or Reserve Fund, as applicable, in each case as of the applicable Determination Date, after giving effect to any amounts with respect to them to be distributed to Securityholders on the Distribution Date;

          (9) in the case of a Series of Securities benefiting from the Alternative Credit Support described in the related prospectus supplement, the amount of coverage under the Alternative Credit Support as of the close of business on the applicable Determination Date, after giving effect to any amounts with respect to the Alternative Credit Support distributed to Securityholders on the Distribution Date;

          (10) the aggregate scheduled principal balance of the Trust Assets as of a date not earlier than the Distribution Date after giving effect to payments of principal distributed to Securityholders on the Distribution Date;

          (11) the book value of any collateral acquired by the Mortgage Pool, Warehouse Loan Pool or Contract Pool through foreclosure, repossession or otherwise; and

          (12) the number and aggregate principal amount of Mortgage Loans, Warehouse Loans or Contracts one month and two months delinquent.

     In addition, within a reasonable period of time after the end of each calendar year, the Master Servicer, or the Trustee, if specified in the applicable prospectus supplement, will cause to be furnished to each Securityholder of record at any time during the calendar year a report as to the aggregate of amounts reported pursuant to (1) through (3) or (4) through (6) above and other information as in the judgment of the Master Servicer or the Trustee, as the case may be, is needed for the Securityholder to prepare its tax return, as applicable, for the calendar year or, in the event the person was a Securityholder of record during a portion of the calendar year, for the applicable portion of the year.

ADVANCES

     Unless otherwise stated in the related prospectus supplement, each Servicer and the Master Servicer, with respect to Mortgage Loans, Warehouse Loans or Contracts serviced by it and with respect to advance delinquent installments of principal of and interest on the Mortgage Loans, Warehouse Loans and Contracts (the "Advances") required to be made by the Servicers that were not so made, will be obligated to advance funds in an amount equal to the aggregate scheduled installments of payments of principal and interest that were due on the Due Date with respect to a Mortgage Loan, Warehouse Loan or Contract and that were delinquent, including any payments that have been deferred by the Servicer or the Master Servicer, as of the close of business on the date specified in the related Servicing Agreement, to be remitted no later than the close of business on the business day immediately preceding the Distribution Date, subject to, unless otherwise provided in the applicable prospectus supplement, their respective determinations that the advances are reimbursable under any Letter of Credit, Pool Insurance Policy, Primary Mortgage Insurance Policy, Mortgagor Bankruptcy Bond, from the proceeds of Alternative Credit Support, from cash in the Reserve Fund, the Servicing or Certificate Accounts or otherwise. In making the Advances, the Servicers and Master Servicer will endeavor to maintain a regular flow of scheduled interest and principal payments to the Securityholders, rather than to guarantee or insure against losses. Any of these Advances are reimbursable to the Servicer or Master Servicer out of related recoveries on the Mortgage Loans with respect to which amounts were advanced. In addition, Advances are reimbursable from cash in the Reserve Fund, the Servicing or Certificate Accounts to the extent that the Servicer or the Master Servicer, as the case may be, shall determine that any Advances previously made are not ultimately recoverable. The Servicers and the Master Servicer generally will also be obligated to make advances in respect of particular taxes and insurance premiums not paid by Mortgagors or Obligors on a timely basis and, to the extent deemed recoverable, foreclosure costs, including reasonable attorney's fees. These funds so advanced are reimbursable out of recoveries on the related Mortgage Loans. This right of reimbursement for any Advance will be prior to the rights of the Securityholders to receive any amounts recovered with respect to Mortgage Loans, Warehouse Loans or Contracts. Unless otherwise provided in the applicable prospectus supplement, the Servicers and the Master Servicer will also be required to advance an amount necessary to provide a full month's interest in connection with full or partial prepayments, liquidations, defaults and repurchases of the Mortgage Loans, Warehouse Loans or Contracts. Any of these Advances will not be reimbursable to the Servicers or the Master Servicer.

COLLECTION AND OTHER SERVICING PROCEDURES

     The Master Servicer, directly or through the Servicers, as the case may be, will make reasonable efforts to collect all payments called for under the Mortgage Loans or Contracts and will, consistent with the applicable Servicing Agreement and any applicable Letter of Credit, Pool Insurance Policy, Special Hazard Insurance Policy, Primary Mortgage Insurance Policy, Mortgagor Bankruptcy Bond or Alternative Credit Support, follow collection procedures as it follows with respect to mortgage loans or contracts serviced by it that are comparable to the Mortgage Loans or Contracts, except when, in the case of FHA or VA Loans, applicable regulations require otherwise. Consistent with the above, if so provided in the related prospectus supplement, the Master Servicer may, in its discretion, waive any late payment charge or any prepayment charge or penalty interest in connection with the prepayment of a Mortgage Loan or Contract or extend the due dates for payments due on a Mortgage Note or Contract for a period of not greater than 270 days, provided that the insurance coverage for the Mortgage Loan or Contract or the coverage provided by any Letter of Credit or any Alternative Credit Support, will not be adversely affected.

     If specified in the related prospectus supplement, under the applicable Servicing Agreement, the Master Servicer, either directly or through Servicers, to the extent permitted by law, may establish and maintain an escrow account (the "Escrow Account") in which Mortgages or Obligors will be required to deposit amounts sufficient to pay taxes, assessments, mortgage and hazard insurance premiums and other comparable items. This obligation may be satisfied by the provision of insurance coverage against loss occasioned by the failure to escrow insurance premiums rather than causing escrows to be made. Withdrawals from the Escrow Account may be made to effect timely payment of taxes, assessments, mortgage and hazard insurance, to refund to Mortgagors or Obligors amounts determined to be overages, to pay interest to Mortgagors or Obligors on balances in the Escrow Account, if required, and to clear and terminate the account. The Master Servicer will be responsible for the administration of each Escrow Account and will be obliged to make advances to the accounts when a deficiency exists in the Escrow Account. Alternatively, in lieu of establishing an Escrow Account, the Servicer may procure a performance bond or other form of insurance coverage, in an amount acceptable to the Rating Agency rating the related Series of Securities, covering loss occasioned by the failure to escrow required amounts.

MAINTENANCE OF INSURANCE POLICIES

     To the extent that the applicable prospectus supplement does not expressly provide for a method of credit support described below under "Credit Support" or for Alternative Credit Support in lieu of some or all of the insurance coverage set forth below, the following paragraphs on insurance shall apply.

STANDARD HAZARD INSURANCE

     To the extent specified in a related prospectus supplement, the terms of each Servicing Agreement will require the Servicer to cause to be maintained for each Mortgage Loan or Contract that it services, and the Master Servicer will be required to maintain for each Mortgage Loan or Contract serviced by it directly, a policy of standard hazard insurance (a "Standard Hazard Insurance Policy") covering the Mortgaged Property underlying the Mortgage Loan or Manufactured Home underlying the Contract in an amount equal to the lesser of the maximum insurable value of the improvements securing the Mortgage Loan or Contract or the principal balance of the Mortgage Loan or Contract. Each Servicer or the Master Servicer, as the case may be, shall also maintain on property acquired upon foreclosure, or deed in lieu of foreclosure, of any Mortgage Loan or Contract, a Standard Hazard Insurance Policy in an amount that is at least equal to the maximum insurable value of the improvements that are a part of the Mortgaged Property or Manufactured Home. Any amounts collected by the Servicer or the Master Servicer under any the policies, other than amounts to be applied to the restoration or repair of the Mortgaged Property or Manufactured Home or released to the borrower in accordance with normal servicing procedures, shall be deposited in the related Servicing Account for deposit in the Certificate Account or, in the case of the Master Servicer, shall be deposited directly into the Certificate Account. Any cost incurred in maintaining any insurance shall not, for the purpose of calculating monthly distributions to Securityholders, be added to the amount owing under the Mortgage Loan or Contract, notwithstanding that the terms of the Mortgage Loan or Contract may so permit. The cost shall be recoverable by the Servicer only by withdrawal of funds from the Servicing Account or by the Master Servicer only by withdrawal from the Certificate Account, as described in the applicable Servicing Agreement. No earthquake or other additional insurance is to be required of any borrower or maintained on property acquired in respect of a Mortgage Loan or Contract, other than pursuant to applicable laws and regulations as shall at any time be in force and as shall require additional insurance. When the Mortgaged Property or Manufactured Home is located at the time of origination of the Mortgage Loan or Contract in a federally designated flood area, the related Servicer, or the Master Servicer, in the case of each Mortgage Loan or Contract serviced by it directly, will cause flood insurance to be maintained, to the extent available, in those areas where flood insurance is required under the National Flood Insurance Act of 1968, as amended.

     The Depositor will not require that a standard hazard or flood insurance policy be maintained on the Cooperative Dwelling relating to any Cooperative Loan. Generally, the cooperative corporation itself is responsible for maintenance of hazard insurance for the property owned by the cooperative and the tenant-stockholders of that cooperative do not maintain individual hazard insurance policies. To the extent, however, that a Cooperative and the related borrower on a Cooperative Loan do not maintain insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged property, any damage to the borrower's Cooperative Dwelling or the Cooperative's building could significantly reduce the value of the collateral securing the Cooperative Loan to the extent not covered by other credit support.

     The applicable Servicing Agreement will require the Master Servicer to perform the aforementioned obligations of the Servicer in the event the Servicer fails to do so. In the event that the Master Servicer obtains and maintains a blanket policy insuring against hazard losses on all of the related Mortgage Loans or Contracts, it will conclusively be deemed to have satisfied its obligations to cause to be maintained a Standard Hazard Insurance Policy for each Mortgage Loan or Contract that it services. This blanket policy may contain a deductible clause, in which case the Master Servicer will, in the event that there has been a loss that would have been covered by the policy absent the deductible, deposit in the Certificate Account the amount not otherwise payable under the blanket policy because of the application of the deductible clause.

     Since the amount of hazard insurance to be maintained on the improvements securing the Mortgage Loans or Contracts may decline as the principal balances owing on the Mortgage Loans or Contracts decrease, and since residential properties have historically appreciated in value over time, in the event of partial loss, hazard insurance proceeds may be insufficient to fully restore the damaged Mortgaged Property or Manufactured Home. See "Description of Insurance -- Special Hazard Insurance Policies" for a description of the limited protection afforded by a Special Hazard Insurance Policy against losses occasioned by specific hazards that are otherwise uninsured against as well as against losses caused by the application of the coinsurance provisions contained in the Standard Hazard Insurance Policies.

SPECIAL HAZARD INSURANCE

     If so specified in the related prospectus supplement, the Master Servicer will be required to exercise its best reasonable efforts to maintain the Special Hazard Insurance Policy, if any, with respect to a Series of Securities in full force and effect, unless coverage under the policy has been exhausted through payment of claims, and will pay the premium for the Special Hazard Insurance Policy on a timely basis; provided, however, that the Master Servicer shall be under no obligation if coverage under the Pool Insurance Policy with respect to the Series has been exhausted. In the event that the Special Hazard Insurance Policy is cancelled or terminated for any reason, other than the exhaustion of total policy coverage, the Master Servicer will exercise its best reasonable efforts to obtain from another insurer a replacement policy comparable to the Special Hazard Insurance Policy with a total coverage that is equal to the then existing coverage of the Special Hazard Insurance Policy; provided that if the cost of any replacement policy is greater than the cost of the terminated Special Hazard Insurance Policy, the amount of coverage under the replacement Special Hazard Insurance Policy may be reduced to a level so that the applicable premium will not exceed the cost of the Special Hazard Insurance Policy that was replaced. Some of the characteristics of the Special Hazard Insurance Policy are described under "Description of Insurance -- Special Hazard Insurance Policies."

POOL INSURANCE

     To the extent specified in a related prospectus supplement, the Master Servicer will exercise its best reasonable efforts to maintain a Pool Insurance Policy with respect to a Series of Securities in effect throughout the term of the applicable Agreement, unless coverage under the policy has been exhausted through payment of claims, and will pay the premiums for the Pool Insurance Policy on a timely basis. In the event that the Pool Insurer ceases to be a qualified insurer because it is not qualified to transact a mortgage guaranty insurance business under the laws of the state of its principal place of business or any other state which has jurisdiction over the Pool Insurer in connection with the Pool Insurance Policy, or if the Pool Insurance Policy is cancelled or terminated for any reason, other than the exhaustion of total policy coverage, the Master Servicer will exercise its best reasonable efforts to obtain a replacement policy of pool insurance comparable to the Pool Insurance Policy and may obtain, under the circumstances described above with respect to the Special Hazard Insurance Policy, a replacement policy with reduced coverage. In the event the Pool Insurer ceases to be a qualified insurer because it is not approved as an insurer by FHLMC, FNMA or any successors to FNMA, the Master Servicer will agree to review, not less often than monthly, the financial condition of the Pool Insurer with a view towards determining whether recoveries under the Pool Insurance Policy are jeopardized and, if so, will exercise its best reasonable efforts to obtain from another qualified insurer a replacement insurance policy under the above-stated limitations. Some of the characteristics of the Pool Insurance Policy are described under "Description of Insurance -- Pool Insurance Policies."

PRIMARY MORTGAGE INSURANCE

     To the extent specified in the related prospectus supplement, the Master Servicer will be required to keep in force and effect for each Mortgage Loan secured by Single Family Property serviced by it directly, and each Servicer of a Mortgage Loan secured by Single Family Property will be required to keep in full force and effect with respect to each Mortgage Loan serviced by it, in each case to the extent required by the underwriting standards of the Depositor, a Pool Insurance Policy to cover any loss, subject to the limitations described below, by reason of default by the Mortgagors on the related Mortgage Loans to the extent not covered by any policy of primary mortgage insurance (a "Primary Mortgage Insurance Policy") issued by a qualified insurer (the "Primary Mortgage Insurer") with regard to each Mortgage Loan for which coverage is required pursuant to the applicable Servicing Agreement and Agreement and to act on behalf of the Trustee (the "Insured") under each Primary Mortgage Insurance Policy. Neither the Servicer nor the Master Servicer will cancel or refuse to renew any Primary Mortgage Insurance Policy in effect at the date of the initial issuance of a Series of Securities that is required to be kept in force under the applicable Agreement or Servicing Agreement unless the replacement Primary Mortgage Insurance Policy for the cancelled or non-renewed policy is maintained with an insurer whose claims-paying ability is acceptable to the Rating Agency rating the Securities. See "Description of Insurance -- Primary Mortgage Insurance Policies." The Master Servicer, if any, or the Depositor or the applicable Servicer will be required to use its best reasonable efforts to maintain the Pool Insurance Policy for each related Mortgage Pool and to present claims under the policy to the issuer of the Pool Insurance Policy (the "Pool Insurer") on behalf of the Trustee and the Securityholders. See "Description of the Securities -- Presentation of Claims."

MORTGAGOR BANKRUPTCY BOND

     If so specified in the related prospectus supplement, the Master Servicer will exercise its best reasonable efforts to maintain a Mortgagor Bankruptcy Bond for a Series of Securities in full force and effect throughout the term of the applicable Agreement, unless coverage under the Mortgagor Bankruptcy Bond has been exhausted through payment of claims, and will pay the premiums for the Mortgagor Bankruptcy Bond on a timely basis. At the request of the Depositor, coverage under a Mortgagor Bankruptcy Bond will be cancelled or reduced by the Master Servicer to the extent permitted by the Rating Agency rating the related Series of Securities, provided that the cancellation or reduction does not adversely affect the then current rating of the Series. See "Description of Insurance -- Mortgagor Bankruptcy Bond."

PRESENTATION OF CLAIMS

     The Master Servicer, on behalf of itself, the Trustee and the Securityholders, will present claims to HUD, the VA, the Pool Insurer, the Special Hazard Insurer, the issuer of the Mortgagor Bankruptcy Bond, and each Primary Mortgage Insurer, as applicable, and take reasonable steps necessary to permit recovery under the insurance policies or Mortgagor Bankruptcy Bond, if any, with respect to a Series concerning defaulted Mortgage Loans or Contracts or Mortgage Loans or Contracts that are the subject of a bankruptcy proceeding. All collections by the Master Servicer under any FHA insurance or VA guarantee, any Pool Insurance Policy, any Primary Mortgage Insurance Policy or any Mortgagor Bankruptcy Bond and, where the related property has not been restored, any Special Hazard Insurance Policy, are to be deposited in the Certificate Account, subject to withdrawal as previously described. In those cases in which a Mortgage Loan or Contract is serviced by a Servicer, the Servicer, on behalf of itself, the Trustee and the Securityholders, will present claims to the applicable Primary Mortgage Insurer and to the FHA and the VA, as applicable, and all collections shall be deposited in the Servicing Account, subject to withdrawal, as set forth above, for deposit in the Certificate Account.

     If any property securing a defaulted Mortgage Loan or Contract is damaged and proceeds, if any, from the related Standard Hazard Insurance Policy or the applicable Special Hazard Insurance Policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under any Pool Insurance Policy or any Primary Mortgage Insurance Policy, neither the related Servicer nor the Master Servicer, as the case may be, will be required to expend its own funds to restore the damaged property unless it determines, and, in the case of a determination by a Servicer, the Master Servicer agrees, (1) that the restoration will increase the proceeds to Securityholders on liquidation of the Mortgage Loan or Contract after reimbursement of the expenses incurred by the Servicer or the Master Servicer, as the case may be, and (2) that the expenses will be recoverable through proceeds of the sale of the Mortgaged Property or proceeds of any related Pool Insurance Policy, any related Primary Mortgage Insurance Policy or otherwise.

     If recovery under a Pool Insurance Policy or any related Primary Mortgage Insurance Policy is not available because the related Servicer or the Master Servicer has been unable to make the above determinations or otherwise, the Servicer or the Master Servicer is nevertheless obligated to follow the normal practices and procedures deemed necessary or advisable to realize upon the defaulted Mortgage Loan. If the proceeds of any liquidation of the Mortgaged Property or Manufactured Home are less than the principal balance of the defaulted Mortgage Loan or Contract, respectively, plus interest accrued on the proceeds at the Mortgage Rate, and if coverage under any other method of credit support with respect to the Series is exhausted, the related Trust Fund will realize a loss in the amount of the difference plus the aggregate of expenses incurred by the Servicer or the Master Servicer in connection with the proceedings and which are reimbursable under the related Servicing Agreement or Agreement. In the event that any proceedings result in a total recovery that is, after reimbursement to the Servicer or the Master Servicer of its expenses, in excess of the principal balance of the related Mortgage Loan or Contract, together with accrued and unpaid interest at the applicable Mortgage Rate or APR, as the case may be, the Servicer and the Master Servicer will be entitled to withdraw amounts representing normal servicing compensation on the Mortgage Loan or Contract from the Servicing Account or the Certificate Account, as the case may be.

ENFORCEMENT OF "DUE-ON-SALE" CLAUSES; REALIZATION UPON DEFAULTED MORTGAGE LOANS

     Each Servicing Agreement and the applicable Agreement with respect to Securities representing interests in or secured by a Mortgage Pool will provide that, when any Mortgaged Property has been conveyed by the borrower, the Servicer or the Master Servicer, as the case may be, will, to the extent it has knowledge of the conveyance, exercise its rights to accelerate the maturity of the Mortgage Loan under any applicable "due-on-sale" clause , if any, unless it reasonably believes that the enforcement is not exercisable under applicable law or regulations or if the exercise would result in loss of insurance coverage with respect to the Mortgage Loan. In either case, where the due-on-sale clause will not be exercised, the Servicer or the Master Servicer is authorized to take or enter into an assumption and modification agreement from or with the person to whom the Mortgaged Property has been or is about to be conveyed, pursuant to which the person becomes liable under the Mortgage Note and, unless prohibited by applicable state law, the Mortgagor remains liable on the Mortgage Note, provided that the Mortgage Loan will continue to be covered by any Pool Insurance Policy and any related Primary Mortgage Insurance Policy. In the case of an FHA Loan, an assumption can occur only with HUD approval of the substitute Mortgagor. Each Servicer and the Master Servicer will also be authorized, with the prior approval of the Insurer under any required insurance policies, to enter into a substitution of liability agreement with the person, pursuant to which the original Mortgagor is released from liability and the person is substituted as Mortgagor and becomes liable under the Mortgage Note.

     Under the Servicing Agreements and the applicable Agreement, the Servicer or the Master Servicer, as the case may be, will foreclose upon or otherwise comparably convert the ownership of properties securing the related Mortgage Loans that come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. In connection with foreclosure or other conversion, the Servicer or the Master Servicer will follow practices and procedures deemed necessary or advisable and as shall be normal and usual in its general mortgage servicing activities and in accordance with FNMA guidelines, except when, in the case of FHA or VA Loans, applicable regulations require otherwise. However, neither the Servicer nor the Master Servicer will be required to expend its own funds in connection with any foreclosure or towards the restoration of any property unless it determines and, in the case of a determination by a Servicer, the Master Servicer agrees (1) that restoration and/or foreclosure will increase the proceeds of liquidation of the related Mortgage Loan to Securityholders after reimbursement to itself for expenses and (2) that expenses will be recoverable to it either through Liquidation Proceeds, Insurance Proceeds, payments under the Letter of Credit, or amounts in the Reserve Fund, if any, with respect to the related Series, or otherwise.

     Any prospective purchaser of a Cooperative Dwelling will generally be required to obtain the approval of the board of directors of the related Cooperative before purchasing the shares and acquiring rights under the proprietary lease or occupancy agreement securing the Cooperative Loan. See "Certain Legal Aspects of the Mortgage Loans and Contracts -- The Mortgage Loans -- Foreclosure" in this prospectus. This approval is usually based on the purchaser's income and net worth and numerous other factors. Although the Cooperative's approval is unlikely to be unreasonably withheld or delayed, the necessity of acquiring approval could limit the number of potential purchasers for those shares and otherwise limit the Trust Fund's ability to sell and realize the value of those shares.

     The market value of any Multifamily Property obtained in foreclosure or by deed in lieu of foreclosure will be based substantially on the operating income obtained from renting the dwelling units. Since a default on a Mortgage Loan secured by Multifamily Property is likely to have occurred because operating income, net of expenses, is insufficient to make debt service payments on the related Mortgage Loan, it can be anticipated that the market value of the property will be less than was anticipated when the Mortgage Loan was originated. To the extent that the equity in the property does not absorb the loss in market value and the loss is not covered by other credit support, a loss may be experienced by the related Trust Fund. With respect to Multifamily Property consisting of an apartment building owned by a Cooperative, the Cooperative's ability to meet debt service obligations on the Mortgage Loan, as well as all other operating expenses, will be dependent in large part on the receipt of maintenance payments from the tenant-stockholders, as well as any rental income from units or commercial areas the Cooperative might control. Unanticipated expenditures may in some cases have to be paid by special assessments of the tenant-stockholders. The Cooperative's ability to pay the principal amount of the Mortgage Loan at maturity may depend on its ability to refinance the Mortgage Loan. The Depositor, the Unaffiliated Seller and the Master Servicer will have no obligation to provide refinancing for any Mortgage Loan.

ENFORCEMENT OF `DUE-ON-SALE' CLAUSES; REALIZATION UPON DEFAULTED CONTRACTS

     Each applicable Agreement and Servicing Agreement with respect to Securities representing interests in or secured by a Contract Pool will provide that, when any Manufactured Home securing a Contract is about to be conveyed by the Obligor, the Master Servicer, to the extent it has knowledge of a prospective conveyance and prior to the time of the consummation of the conveyance, may exercise its rights to accelerate the maturity of the Contract under the applicable "due-on-sale" clause, if any, unless it is not exercisable under applicable law. In that case, the Master Servicer is authorized to take or enter into an assumption agreement from or with the person to whom the Manufactured Home has been or is about to be conveyed, pursuant to which the person becomes liable under the Contract and, unless determined to be materially adverse to the interests of Securityholders, with the prior approval of the Pool Insurer, if any, to enter into a substitution of liability agreement with the person, pursuant to which the original Obligor is released from liability and the person is substituted as Obligor and becomes liable under the Contract. Where authorized by the Contract, the APR may be increased, upon assumption, to the then-prevailing market rate, but shall not be decreased.

     Under the Servicing Agreement or the applicable Agreement, the Master Servicer will repossess or otherwise comparably convert the ownership of properties securing the related Manufactured Homes that come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. In connection with repossession or other conversion, the Servicer or Master Servicer will follow practices and procedures it deems necessary or advisable and as are normal and usual in its general Contract servicing activities. The Servicer or Master Servicer, however, will not be required to expend its own funds in connection with any repossession or towards the restoration of any property unless it determines (1) that the restoration or repossession will increase the proceeds of liquidation of the related Contract to the Certificateholders after reimbursement to itself for the expenses and (2) that the expenses will be recoverable to it either through liquidation proceeds or through insurance proceeds.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     Under the applicable Agreement for a Series of Securities, the Depositor or the person or entity specified in the related prospectus supplement and any Master Servicer will be entitled to receive an amount described in the related prospectus supplement. As compensation for its servicing duties, a Servicer will be entitled to receive a monthly servicing fee in the amount specified in the related Servicing Agreement. The servicing compensation shall be payable by withdrawal from the related Servicing Account prior to deposit in the Certificate Account. Each Servicer, with respect to the Mortgage Loans or Contracts serviced by it, and the Master Servicer will be entitled to servicing compensation out of Insurance Proceeds, Liquidation Proceeds, or Letter of Credit payments. Additional servicing compensation in the form of prepayment charges, assumption fees, late payment charges or otherwise shall be retained by the Servicers and the Master Servicer to the extent not required to be deposited in the Certificate Account.

     The Servicers and the Master Servicer, unless otherwise specified in the related prospectus supplement, will pay from their servicing compensation some of the expenses incurred in connection with the servicing of the Mortgage Loans or Contracts, including, without limitation, payment of the Insurance Policy premiums and, in the case of the Master Servicer, fees or other amounts payable for any Alternative Credit Support, payment of the fees and disbursements of the Trustee, and any custodian selected by the Trustee, the Note Register, the Certificate Register and independent accountants and payment of expenses incurred in enforcing the obligations of Servicers and Unaffiliated Sellers. Some of these expenses may be reimbursable by the Depositor pursuant to the terms of the applicable Agreement. In addition, the Master Servicer will be entitled to reimbursement of expenses incurred in enforcing the obligations of Servicers and Unaffiliated Sellers under limited circumstances.

     As set forth in the preceding section, the Servicers and the Master Servicer will be entitled to reimbursement for some of the expenses incurred by them in connection with the liquidation of defaulted Mortgage Loans or Contracts. The related Trust Fund will suffer no loss by reason of these expenses to the extent claims are fully paid under the Letter of Credit, if any, the related insurance policies, from amounts in the Reserve Fund or under any applicable Alternative Credit Support described in a prospectus supplement. In the event, however, that claims are either not made or fully paid under the Letter of Credit, Insurance Policies or Alternative Credit Support, or if coverage has ceased, or if amounts in the Reserve Fund are not sufficient to fully pay the losses, the related Trust Fund will suffer a loss to the extent that the proceeds of the liquidation proceedings, after reimbursement of the expenses of the Servicers or the Master Servicer, as the case may be, are less than the principal balance of the related Mortgage Loan or Contract. In addition, the Servicers and the Master Servicer will be entitled to reimbursement of expenditures incurred by them in connection with the restoration of a Mortgaged Property, Cooperative Dwelling or Manufactured Home, the right of reimbursement being prior to the rights of the Securityholders to receive any payments under the Letter of Credit, or from any related Insurance Proceeds, Liquidation Proceeds, amounts in the Reserve Fund or any proceeds of Alternative Credit Support.

     Under the Trust Agreement, the Trustee will be entitled to deduct, from distributions of interest with respect to the Mortgage Certificates, a specified percentage of the unpaid principal balance of each Mortgage Certificate as servicing compensation. The Trustee shall be required to pay all expenses, except as expressly provided in the Trust Agreement, subject to limited reimbursement as provided in the Trust Agreement.

EVIDENCE AS TO COMPLIANCE

     The Master Servicer will deliver to the Depositor and the Trustee, on or before the date specified in the applicable Agreement or Servicing Agreement, an Officer's Certificate stating that (1) a review of the activities of the Master Servicer and the Servicers during the preceding calendar year and of its performance under the Agreement or Servicing Agreement has been made under the supervision of the officer, and (2) to the best of the officer's knowledge, based on the review, the Master Servicer and each Servicer has fulfilled all its obligations under the Agreement or Servicing Agreement and the applicable Servicing Agreement throughout the year, or, if there has been a default in the fulfillment of any obligation, specifying each default known to the officer and the nature and status of the default. The Officer's Certificate shall be accompanied by a statement of a firm of independent public accountants to the effect that, on the basis of an examination of particular documents and records relating to servicing of the Mortgage Loans or Contract, conducted in accordance with generally accepted accounting principles in the mortgage banking industry, the servicing of the Mortgage Loans or Contract was conducted in compliance with the provisions of the Agreement and/or the Servicing Agreements, except for any exceptions as the firm believes it is required to report.

CERTAIN MATTERS REGARDING THE MASTER SERVICER, THE DEPOSITOR AND THE TRUSTEE AND THE INDENTURE TRUSTEE

     The Master Servicer under each Agreement will be named in the applicable prospectus supplement. The entity acting as Master Servicer may be an Unaffiliated Seller and have other normal business relationships with the Depositor and/or affiliates of the Depositor and may be an affiliate of the Depositor. In the event there is no Master Servicer under an Agreement, all servicing of Mortgage Loans or Contracts will be performed by a Servicer pursuant to a Servicing Agreement.

     The Master Servicer may not resign from its obligations and duties under the applicable Agreement except upon a determination that its duties under the relevant Agreement are no longer permissible under applicable law. No the resignation will become effective until the Trustee or a successor servicer has assumed the Master Servicer's obligations and duties under the Agreement.

     The Trustee under each Pooling and Servicing Agreement or Trust Agreement will be named in the applicable prospectus supplement. The commercial bank or trust company serving as Trustee may have normal banking relationships with the Depositor and/or its affiliates and with the Master Servicer and/or its affiliates.

     The Trustee may resign from its obligations under the Pooling and Servicing Agreement at any time, in which event a successor trustee will be appointed. In addition, the Depositor may remove the Trustee if the Trustee ceases to be eligible to act as Trustee under the Pooling and Servicing Agreement or if the Trustee becomes insolvent, at which time the Depositor will become obligated to appoint a successor Trustee. The Trustee may also be removed at any time by the holders of Certificates evidencing voting rights aggregating not less than 50% of the voting rights evidenced by the Certificates of the Series. Any resignation and removal of the Trustee, and the appointment of a successor trustee, will not become effective until acceptance of the appointment by the successor Trustee.

     The Trustee may resign at any time from its obligations and duties under the Trust Agreement by executing an instrument in writing resigning as Trustee, filing the same with the Depositor, mailing a copy of a notice of resignation to all Certificateholders then of record, and appointing a qualified successor trustee. No resignation will become effective until the successor trustee has assumed the Trustee's obligations and duties under the Trust Agreement.

     The Indenture Trustee under the Indenture will be named in the applicable prospectus supplement. The commercial bank or trust company serving as Indenture Trustee may have normal banking relationships with the Depositor and/or its affiliates and with the Master Servicer and/or its affiliates.

     The Indenture Trustee may resign from its obligations under the Indenture at any time, in which event a successor trustee will be appointed. In addition, the Depositor may remove the Indenture Trustee if the Indenture Trustee ceases to be eligible to act as Indenture Trustee under the Indenture or if the Indenture Trustee becomes insolvent, at which time the Depositor will become obligated to appoint a successor Indenture Trustee. Unless otherwise specified in the related prospectus supplement, the Indenture Trustee may also be removed at any time by the holders of Notes evidencing voting rights aggregating not less than 50% of the voting rights evidenced by the Notes of the Series. Any resignation and removal of the Trustee, and the appointment of a successor trustee, will not become effective until acceptance of the appointment by the successor Trustee.

     Each Pooling and Servicing Agreement and Trust Agreement will also provide that neither the Depositor nor any director, officer, employee or agent of the Depositor or the Trustee, or any responsible officers of the Trustee will be under any liability to the Certificateholders, for the taking of any action or for refraining from the taking of any action in good faith pursuant to the Pooling and Servicing Agreement, or for errors in judgment; provided, however, that none of the Depositor or the Trustee nor any other person will be protected against, in the case of the Depositor, any breach of representations or warranties made by them, and in the case of the Depositor and the Trustee, against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of its duties or by reason of reckless disregard of its obligations and duties under the related Agreement. Each Pooling and Servicing Agreement and Trust Agreement will further provide that the Depositor and the Trustee and any director, officer and employee or agent of the Depositor or the Trustee shall be entitled to indemnification, by the Trust Fund in the case of the Depositor and by the Master Servicer in the case of the Trustee and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the applicable Agreement or the Certificates and in the case of the Trustee, resulting from any error in any tax or information return prepared by the Master Servicer or from the exercise of any power of attorney granted pursuant to the Pooling and Servicing Agreement, other than any loss, liability or expense related to any specific Mortgage Loan, Contract or Mortgage Certificate, except any loss, liability or expense otherwise reimbursable pursuant to the applicable Agreement, and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of their duties under the related Agreement or by reason of reckless disregard of their obligations and duties under the related Agreement. In addition, each Agreement will provide that neither the Depositor nor the Master Servicer, as the case may be, will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its duties under the Agreement and that in its opinion may involve it in any expense or liability. The Depositor or the Master Servicer may, however, in their discretion, undertake any action deemed by them necessary or desirable with respect to the applicable Agreement and the rights and duties of the parties to the applicable Agreement and the interests of the Securityholders under the applicable Agreement. In this event, the legal expenses and costs of the action and any liability resulting from the action will be expenses, costs and liabilities of the Trust Fund, and the Master Servicer or the Depositor, as the case may be, will be entitled to be reimbursed for the action out of the Certificate Account.

DEFICIENCY EVENT

     To the extent a deficiency event is specified in the prospectus supplement, a deficiency event (a "Deficiency Event") with respect to the Securities of each Series may be defined in the applicable Agreement as being the inability of the Trustee to distribute to holders of one or more Classes of Securities of the Series, in accordance with the terms of the Securitites and the Agreement, any distribution of principal or interest on the Securitites when and as distributable, in each case because of the insufficiency for the purpose of the funds then held in the related Trust Fund.

     Except as otherwise provided in the related prospectus supplement, to the extent a deficiency event is specified in the related prospectus supplement, upon the occurrence of a Deficiency Event, the Trustee is required to determine whether or not the application on a monthly basis, regardless of the frequency of regular Distribution Dates, of all future scheduled payments on the Mortgage Loans, Contracts and Mortgage Certificates included in the related Trust Fund and other amount receivable with respect to the Trust Fund towards payments on the Securities in accordance with the priorities as to distributions of principal and interest set forth in the Securities will be sufficient to make distributions of interest at the applicable Interest Rates and to distribute in full the principal balance of each Security on or before the latest Final Distribution Date of any outstanding Securities of the Series.

     Except as otherwise provided in the related prospectus supplement, to the extent a deficiency event is specified in the related prospectus supplement, the Trustee will obtain and rely upon an opinion or report of a firm of independent accountants of recognized national reputation as to the sufficiency of the amounts receivable with respect to the Trust Fund to make distributions on the Securities, which opinion or report will be conclusive evidence as to the sufficiency. Pending the making of any determination, distributions on the Securities shall continue to be made in accordance with their terms.

     Except as otherwise provided in the related prospectus supplement, to the extent a deficiency event is specified in the related prospectus supplement, in the event that the Trustee makes a positive determination, the Trustee will apply all amounts received in respect of the related Trust Fund, after payment of fees and expenses of the Trustee and accountants for the Trust Fund, to distributions on the Securities of the Series in accordance with their terms, except that the distributions shall be made on each Distribution Date or on more frequent dates as specified in the related prospectus supplement and without regard to the amount of principal that would otherwise be distributable on the related Distribution Date. Under some circumstances following any positive determination, the Trustee may resume making distributions on the Securities expressly in accordance with their terms.

     Except as otherwise provided in the related prospectus supplement, to the extent a deficiency event is specified in the related prospectus supplement, if the Trustee is unable to make the positive determination described above, the applicable Trustee will apply all amounts received in respect of the related Trust Fund, after payment of Trustee and accountants' fees and expenses, to monthly distributions on Securities of the Series or on all Senior Securities of the Series pro rata, without regard to the priorities as to distribution of principal set forth in the Securities, and the Securities will, to the extent permitted by applicable law and specified in the related Prospectus Statement, accrue interest at the highest Interest Rate borne by any Security or Securities with the same credit rating by the Rating Agencies of the Series, or in the event any Class of the Series shall accrue interest at a floating rate, at the weighted average Interest Rate, calculated on the basis of the maximum interest rate applicable to the Class having a floating interest rate and on the original principal amount of the Securities of that Class. In this event, the holders of a majority in outstanding principal balance of the Securities may direct the Trustee to sell the related Trust Fund, any direction being irrevocable and binding upon the holders of all Securities of the Series and upon the owners of the residual interests in the Trust Fund. In the absence of a direction, the Trustee may not sell all or any portion of the Trust Fund.

 EVENTS OF DEFAULT

     Except as otherwise provided in the related prospectus supplement, Events of Default under the related Pooling and Servicing Agreement or Sale and Servicing will consist of:

o any failure to make a specified payment which continues unremedied, in most cases, for five business days after the giving of written notice;

o any failure by the Trustee, the Servicer or the Master Servicer, as applicable, duly to observe or perform in any material respect any other of its covenants or agreements in the applicable Agreement which failure shall continue for the number of days specified in the related prospectus supplement or any breach of any representation and warranty made by the Master Servicer or the Servicer, if applicable, which continues unremedied for the number of days specified in the related prospectus supplement after the giving of written notice of the failure or breach;

o particular events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings regarding the Master Servicer or a Servicer, as applicable; and

o any lowering, withdrawal or notice of an intended or potential lowering, of the outstanding rating of the Securities by the Rating Agency rating the Securities because the existing or prospective financial condition or mortgage loan servicing capability of the Master Servicer is insufficient to maintain the rating.

     Unless otherwise specified in the related prospectus supplement, Events of Default under the Indenture for each Series of Notes include:

o a default of five days or more in the payment of any principal of or interest on any Note of the Series;

o failure to perform any other covenant of the Depositor or the Trust Fund in the Indenture which continues for a period of thirty days after notice is given in accordance with the procedures described in the related prospectus supplement;

o any representation or warranty made by the Depositor or the Trust Fund in the Indenture or in any certificate or other writing delivered or in connection with the Indenture with respect to or affecting the Series having been incorrect in a material respect as of the time made, and the breach is not cured within thirty days after notice is given in accordance with the procedures described in the related prospectus supplement;

o particular events of bankruptcy, insolvency, receivership or liquidation of the Depositor or the Trust Fund; or

o    any other Event of Default provided with respect to Notes of that Series.

RIGHTS UPON EVENT OF DEFAULT

     If an Event of Default with respect to the Notes of any Series at the time outstanding occurs and is continuing, either the Indenture Trustee or the Noteholders of a majority of the then aggregate outstanding amount of the Notes of the Series may declare the principal amount of all the Notes of the Series to be due and payable immediately. The declaration may, under some circumstances, be rescinded and annulled by the Noteholders of a majority in aggregate outstanding amount of the Notes of the Series.

     If, following an Event of Default with respect to any Series of Notes, the Notes of the Series have been declared to be due and payable, the Indenture Trustee may, in its discretion, notwithstanding the acceleration, elect to maintain possession of the collateral securing the Notes of the Series and to continue to apply distributions on the collateral as if there had been no declaration of acceleration if the collateral continues to provide sufficient funds for the payment of principal of and interest on the Notes of the Series as they would have become due if there had not been a declaration. In addition, the Indenture Trustee may not sell or otherwise liquidate the collateral securing the Notes of a Series following an Event of Default other than a default in the payment of any principal of or interest on any Note of the Series for thirty days or more, unless

o the Noteholders of 100% of the then aggregate outstanding amount of the Notes of the Series consent to the sale,

o the proceeds of the sale or liquidation are sufficient to pay in full the principal of and accrued interest due and unpaid on the outstanding Notes of the Series at the date of the sale or

o the Indenture Trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on the Notes as the payments would have become due if the Notes had not been declared due and payable, and the Indenture Trustee obtains the consent of the Holders of 66 2/3% of the then aggregate outstanding amount of the Notes of the Series.

     In the event that the Indenture Trustee liquidates the collateral in connection with an Event of Default involving a default for thirty days or more in the payment of principal of or interest on the Notes of a Series, the Indenture provides that the Indenture Trustee will have a prior lien on the proceeds of any liquidation for unpaid fees and expenses. As a result, upon the occurrence of this Event of Default, the amount available for distribution to the Noteholders may be less than would otherwise be the case. However, the Indenture Trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the Indenture for the benefit of the Noteholders after the occurrence of this Event of Default.

     Unless otherwise specified in the related prospectus supplement, in the event the principal of the Notes of a Series is declared due and payable, as described above, the Noteholders of these Notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount of the Notes less the amount of the discount which is unamortized.

     Except as otherwise provided in the related prospectus supplement, so long as an Event of Default with respect to a Series of Securities remains unremedied, the Depositor, the Trustee or the holders of Notes of the Series, or, if no Notes are issued as part of the Series, Certificate, evidencing not less than 25% of the principal amount of the Securities of the Series may terminate all of the rights and obligations of the Master Servicer under the applicable Agreement and/or Servicing Agreement and in and to the Mortgage Loans and Contracts and their proceeds, whereupon, subject to applicable law regarding the Trustee's ability to make advances, the Trustee or, if the Depositor so notifies the Trustee and the Master Servicer, the Depositor or its designee, will succeed to all the responsibilities, duties and liabilities of the Master Servicer under the Agreement and will be entitled to similar compensation arrangements. In the event that the Trustee would be obligated to succeed the Master Servicer but is unwilling or unable so to act, it may appoint, or petition to a court of competent jurisdiction for the appointment of, a successor master servicer. Pending an appointment, the Trustee, unless prohibited by law from so acting, shall be obligated to act in this capacity. The Trustee and the successor master servicer may agree upon the servicing compensation to be paid to the successor, which in no event may be greater than the compensation to the Master Servicer under the applicable Agreement.

AMENDMENT

     Except as otherwise provided in the related prospectus supplement, the Pooling and Servicing Agreement or Sale and Servicing Agreement, as applicable, for each Series of Securities may be amended by the Depositor, the Master Servicer and the Trustee, without the consent of the Securityholders,

o    to cure any ambiguity,

o to correct or supplement any provision in the Pooling and Servicing Agreement or Sale and Servicing Agreement, as applicable, that may be inconsistent with any other provision in these agreements or

o to make any other provisions with respect to matters or questions arising under the Agreement that are not inconsistent with the provisions of these Agreements, provided that the action will not adversely affect in any material respect the interests of any Securityholder of the related Series.

     Except as otherwise provided in the related prospectus supplement, the Pooling and Servicing Agreement or Sale and Servicing Agreement, as applicable, for each Series of Securities may also be amended by the Depositor, the Master Servicer and the Trustee with the consent of holders of Securities evidencing not less than 66 2/3% of the aggregate outstanding principal amount of the Securities of the Series, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement or of modifying in any manner the rights of the Securityholders; provided, however, that no the amendment may

(1) reduce in any manner the amount of, delay the timing of or change the manner in which payments received on or with respect to Mortgage Loans and Contracts are required to be distributed with respect to any Security without the consent of the holder of the Security,

(2) adversely affect in any material respect the interests of the holders of a Class or Subclass of the Senior Securities, if any, of a Series in a manner other than that set forth in (1) above without the consent of the holders of the Senior Securities of the Subclass evidencing not less than 66 2/3% of the Class or Subclass,

(3) adversely affect in any material respect the interests of the holders of the Subordinated Securities of a Series in a manner other than that set forth in (1) above without the consent of the holders of Subordinated Securities evidencing not less than 66 2/3% of the Class or Subclass or

(4) reduce the aforesaid percentage of the Securities, the holders of which are required to consent to the amendment, without the consent of the holders of the Class affected by the amendment.

     The Trust Agreement for a Series may be amended by the Trustee and the Depositor without Certificateholder consent, to cure any ambiguity, to correct or supplement any provision in the Trust Agreement that may be inconsistent with any other provision in the Trust Agreement, or to make any other provisions with respect to matters or questions arising under the Trust Agreement that are not inconsistent with any other provisions of the Trust Agreement, provided that the action will not, as evidenced by an opinion of counsel, adversely affect the interests of any Certificateholders of that Series in any material respect. The Trust Agreement for each Series may also be amended by the Trustee and the Depositor with the consent of the Holders of Securities evidencing Percentage Interests aggregating not less than 66 2/3% of each Class of the Securities of the Series affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement or modifying in any manner the rights of Certificateholders of that Series; provided, however, that no amendment may (1) reduce in any manner the amount of, or delay the timing of, or change the manner in which payments received on Mortgage Certificates are required to be distributed in respect of any Certificate, without the consent of the Holder of the Certificate or (2) reduce the aforesaid percentage of Securities the Holders of which are required to consent to any amendment, without the consent of the Holders of all Securities of the Series then outstanding.

TERMINATION

     Except as otherwise provided in the related prospectus supplement, the obligations created by the Pooling and Servicing Agreement or Sale and Servicing Agreement, as applicable, for a Series of Securities will terminate upon the earlier of

     (a) the repurchase of all Mortgage Loans or Contracts and all property acquired by foreclosure of the Mortgage Loan or Contract and

     (b) the later of

          (1) the maturity or other liquidation of the last Mortgage Loan or Contract subject to the obligations and the disposition of all property acquired upon foreclosure of the Mortgage Loan or Contract and

          (2) the payment to the Securityholders of all amounts held by the Master Servicer and required to be paid to them pursuant to the applicable Agreement.

The obligations created by the Trust Agreement for a Series of Certificates will terminate upon the distribution to Certificateholders of all amounts required to be distributed to them pursuant to the Trust Agreement. In no event, however, will the Trust created by either the Agreement continue beyond the expiration of 21 years from the death of the last survivor of specific persons identified in it. For each Series of Securities, the Master Servicer will give written notice of termination of the applicable Agreement of each Securityholder, and the final distribution will be made only upon surrender and cancellation of the Securities at an office or agency specified in the notice of termination.

     If so provided in the related prospectus supplement, the Pooling and Servicing Agreement or Sale and Servicing Agreement for each Series of Securities will permit, but not require, the Depositor or another person specified in the prospectus supplement to repurchase from the Trust Fund for the Series all remaining Mortgage Loans or Contracts subject to the applicable Agreement at a price specified in the related prospectus supplement. In the event that the Depositor elects to treat the related Trust Fund as a REMIC under the Code, the repurchase will be effected in compliance with the requirements of
Section 860F(a)(4) of the Code, in order to constitute a "qualifying liquidation" under the Code. The exercise of the right will effect early retirement of the Securities of that Series, but the right so to repurchase may be effected only on or after the aggregate principal balance of the Mortgage Loans or Contracts for the Series at the time of repurchase is less than a specified percentage of the aggregate principal balance at the Cut-off Date for the Series, or on or after the date set forth in the related prospectus supplement.

     The Indenture will be discharged with respect to a Series of Notes, except with respect to the continuing rights specified in the Indenture, upon the delivery to the Indenture Trustee for cancellation of all the Notes of the Series or, with some limitations, upon deposit with the Indenture Trustee of funds sufficient for the payment in full of all the Notes of the Series.

                  CERTAIN INFORMATION REGARDING THE SECURITIES

BOOK-ENTRY REGISTRATION

     If so specified in the related prospectus supplement, DTC will act as securities company for each class of securities offered by this prospectus. Each class of securities initially will be represented by one or more certificates registered in the name of Cede, the nominee of DTC. As the nominee of DTC, it is anticipated that the only "noteholder" and/or "certificateholder" with respect to a series of securities will be Cede. Beneficial owners of the securities ("Security Owners") will not be recognized as "noteholders" by the related indenture trustee, as the term is used in each Indenture, or as "certificateholders" by the related trustee, as the term is used in each Trust Agreement or Pooling and Servicing Agreement, as applicable, and Security Owners will be permitted to exercise the rights of noteholders or certificateholders only indirectly through DTC and its participating members ("Participants").

     DTC is a limited purpose trust company organized under the laws of the State of New York, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code (the "UCC") in effect in the State of New York, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for the Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic book-entries, thus eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (the "Indirect Participants").

     Security Owners that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or an interest in, the securities may do so only through Participants and Indirect Participants. In addition, all Security Owners will receive all distributions of principal and interest from the related indenture trustee or the related trustee, as applicable, through Participants or Indirect Participants. Under a book-entry format, Security Owners may experience some delay in their receipt of payments, since these payments will be forwarded by the applicable trustee or indenture trustee to DTC's nominee. DTC will then forward the payments to the Participants, which will then forward them to Indirect Participants or Security Owners.

     Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the securities and to receive and transmit distributions of principal of and interest on the securities. Participants and Indirect Participants with which Security Owners have accounts with respect to the securities similarly are required to make book-entry transfers and to receive and transmit the payments on behalf of their respective Security Owners. Accordingly, although Security Owners will not possess physical certificates representing the securities, the Rules provide a mechanism by which Participants and Indirect Participants will receive payments and transfer or exchange interests, directly or indirectly, on behalf of Security Owners.

     Because DTC can act only on behalf of Participants, who in turn may act on behalf of Indirect Participants, the ability of a Security Owner to pledge securities to persons or entities that do not participate in the DTC system, or otherwise take actions with respect to the securities, may be limited due to the lack of a physical certificate representing the securities.

     DTC has advised the company that it will take any action permitted to be taken by a Security Owner under the Indenture, Trust Agreement or Pooling and Servicing Agreement, as applicable, only at the direction of one or more Participants to whose account with DTC the securities are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that these actions are taken on behalf of Participants whose holdings include the undivided interests.

     Clearstream Banking, societe anonyme, 67 Bd Grande-Duchesse Charlotte, L-2967 Luxembourg ("Clearstream, Luxembourg"), was incorporated in 1970 as "Cedel S.A.", a company with limited liability under Luxembourg law (a societe anonyme). Cedel S.A. subsequently changed its name to Cedelbank. On January 10, 2000, Cedelbank's parent company, Cedel International, societe anonyme ("CI") merged its clearing, settlement and custody business with that of Deutsche Borse Clearing AG ("DBC"). The merger involved the transfer by CI of substantially all of its assets and liabilities (including its shares in CB) to a new Luxembourg company, New Cedel International, societe anonyme ("New CI"), which is 50% owned by CI and 50% owned by DBC's parent company Deutsche Borse AG. The shareholders of these two entities are banks, securities dealers and financial institutions. Cedel International currently has 92 shareholders, including U.S. financial institutions or their subsidiaries. No single entity may own more than 5 percent of Cedel International's stock.

     Further to the merger, the Board of Directors of New Cedel International decided to rename the companies in the group in order to give them a cohesive brand name. The new brand name that was chosen is "Clearstream". With effect from January 14, 2000 New CI has been renamed "Clearstream International, societe anonyme". On January 18, 2000, Cedelbank was renamed "Clearstream Banking, societe anonyme", and Cedel Global Services was renamed "Clearstream Services, societe anonyme".

     On January 17, 2000 DBC was renamed "Clearstream Banking AG". This means that there are now two entities in the corporate group headed by Clearstream International which share the name "Clearstream Banking", the entity previously named "Cedelbank" and the entity previously named "Deutsche Brse Clearing AG".

     Clearstream, Luxembourg holds securities for its customers ("Clearstream, Luxembourg Participants") and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg customers through electronic book-entry changes in accounts of Clearstream, Luxembourg customers, thereby eliminating the need for physical movement of certificates. Transactions may be settled by Clearstream, Luxembourg in any of 36 currencies, including United States Dollars. Clearstream, Luxembourg provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream, Luxembourg is registered as a bank in Luxembourg, and as such is subject to regulation by the Commission de Surveillance du Secteur Financier, "CSSF", which supervises Luxembourg banks. Clearstream, Luxembourg's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream, Luxembourg's U.S. customers are limited to securities brokers and dealers, and banks. Currently, Clearstream, Luxembourg has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada, and the United States. Indirect access to Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream, Luxembourg. Clearstream, Luxembourg has established an electronic bridge with Morgan Guaranty Trust Company of New York as the Operator of the Euroclear System (MGT/EOC) in Brussels to facilitate settlement of trades between Clearstream, Luxembourg and MGT/EOC.

     Except as required by law, none of Credit Suisse First Boston Corporation, the company, the related seller, the related servicer, or related indenture trustee, if any, or the related trustee will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of securities of any series held by DTC's nominee, or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

                                 CREDIT SUPPORT

     Credit support for a Series of Securities may be provided by one or more Letters of Credit, the issuance of Subordinated Classes or Subclasses of Securities, which may, if so specified in the related prospectus supplement, be issued in notional amounts, the issuance of subordinated Classes or Subclasses of Notes, the provision for shifting interest credit enhancement, the establishment of a Reserve Fund, the method of Alternative Credit Support specified in the applicable prospectus supplement, or any combination of the foregoing, in addition to, or in lieu of, the insurance arrangements set forth below under "Description of Insurance." The amount and method of credit support will be set forth in the prospectus supplement with respect to a Series of Securities.

LETTERS OF CREDIT

     The Letters of Credit, if any, with respect to a Series of Securities will be issued by the bank or financial institution specified in the related prospectus supplement (the "L/C Bank"). The maximum obligation of the L/C Bank under the Letter of Credit will be to honor requests for payment in an aggregate fixed dollar amount, net of unreimbursed payments, equal to the percentage of the aggregate principal balance on the related Cut-off Date of the Mortgage Loans or Contracts evidenced by each Series (the "L/C Percentage") specified in the prospectus supplement for the Series. The duration of coverage and the amount and frequency of any reduction in coverage provided by the Letter of Credit with respect to a Series of Securities will be in compliance with the requirements established by the Rating Agency rating the Series and will be set forth in the prospectus supplement relating to the Series of Securities. The amount available under the Letter of Credit in all cases shall be reduced to the extent of the unreimbursed payments under the Letter of Credit. The obligations of the L/C Bank under the Letter of Credit for each Series of Securities will expire a specified number of days after the latest of the scheduled final maturity dates of the Mortgage Loans or Contracts in the related Mortgage Pool or Contract Pool or the repurchase of all Mortgage Loans or Contracts in the Mortgage Pool or Contract Pool in the circumstances specified above. See "Description of the Securities -- Termination."

     Unless otherwise specified in the applicable prospectus supplement, under the applicable Agreement and/or Servicing Agreement, the Master Servicer will be required not later than three business days prior to each Distribution Date to determine whether a payment under the Letter of Credit will be necessary on the Distribution Date and will, no later than the third business day prior to the Distribution Date, advise the L/C Bank and the Trustee of its determination, setting forth the amount of any required payment. On the Distribution Date, the L/C Bank will be required to honor the Trustee's request for payment in an amount equal to the lesser of (A) the remaining amount available under the Letter of Credit and (B) the outstanding principal balances of any Liquidating Loans to be assigned on the Distribution Date, together with accrued and unpaid interest on the Liquidating Loans at the related Mortgage Rate or APR to the related Due Date. The proceeds of payments under the Letter of Credit will be deposited into the Certificate Account and will be distributed to Securityholders, in the manner specified in the related prospectus supplement, on the Distribution Date, except to the extent of any unreimbursed Advances, servicing compensation due to the Servicers and the Master Servicer and other amounts payable to the Depositor or the person or entity named in the applicable prospectus supplement. Unless otherwise provided in the related prospectus supplement, the term "Liquidating Loan" means:

     (a) each Mortgage Loan with respect to which foreclosure proceedings have been commenced, and the Mortgagor's right of reinstatement has expired,

     (b) each Mortgage Loan with respect to which the Servicer or the Master Servicer has agreed to accept a deed to the property in lieu of foreclosure,

     (c) each Cooperative Loan as to which the shares of the related Cooperative and the related proprietary lease or occupancy agreement have been sold or offered for sale or

     (d) each Contract with respect to which repossession proceedings have been commenced.

     If at any time the L/C Bank makes a payment in the amount of the full outstanding principal balance and accrued interest on a Liquidating Loan, it will be entitled to receive an assignment by the Trustee of the Liquidating Loan, and the L/C Bank will then own the Liquidating Loan free of any further obligation to the Trustee or the Securityholders with respect to the Liquidating Loan. Payments made to the Certificate Account by the L/C Bank under the Letter of Credit with respect to a Liquidating Loan will be reimbursed to the L/C Bank only from the proceeds, net of liquidation costs, of the Liquidating Loan. The amount available under the Letter of Credit will be increased to the extent it is reimbursed for the payments.

     To the extent the proceeds of liquidation of a Liquidating Loan acquired by the L/C Bank in the manner described in the preceding paragraph exceed the amount of payments made with respect to the Liquidating Loan, the L/C Bank will be entitled to retain the proceeds as additional compensation for issuance of the Letter of Credit.

     Prospective purchasers of Securities of a Series with respect to which credit support is provided by a Letter of Credit must look to the credit of the L/C Bank, to the extent of its obligations under the Letter of Credit, in the event of default by Mortgagors or Obligors. If the amount available under the Letter of Credit is exhausted, or the L/C Bank becomes insolvent, and amounts in the Reserve Fund, if any, with respect to the Series are insufficient to pay the entire amount of the loss and still be maintained at the Required Reserve, the Securityholders, in the priority specified in the related prospectus supplement, will subsequently bear all risks of loss resulting from default by Mortgagors or Obligors, including losses not covered by insurance or Alternative Credit Support, and must look primarily to the value of the properties securing defaulted Mortgage Loans or Contracts for recovery of the outstanding principal and unpaid interest.

     If so specified in the related prospectus supplement, the Reserve Fund may be created by the deposit, in escrow, by the Depositor, of a separate pool of Mortgage Loans or Contracts (the "Subordinated Pool"), with the aggregate principal balance specified in the related prospectus supplement, or by the deposit of cash in the amount specified in the related prospectus supplement (the "Initial Deposit"). The Reserve Fund will be funded by the retention of specified distributions on the Trust Assets of the related Mortgage Pool or Contract Pool, and/or on the mortgage loans, cooperative loans or Contracts in the Subordinated Pool, until the Reserve Fund, without taking into account the amount of any Initial Deposit, except as otherwise provided in the related prospectus supplement, reaches an amount (the "Required Reserve") set forth in the related prospectus supplement. Subsequently, specified distributions on the Trust Assets of the related Mortgage Pool or Contract Pool, and/or on the Mortgage Loans or Contracts in the Subordinated Pool, will be retained to the extent necessary to maintain the Reserve Fund, without, except as otherwise provided in the related prospectus supplement, taking into account the amount of any Initial Deposit, at the related Required Reserve.

     In the event that a Subordinated Class or Subclass of a Series of Securities is issued with a notional amount, the coverage provided by the Letter of Credit with respect to the Series, and the terms and conditions of the coverage, will be set forth in the related prospectus supplement.

SUBORDINATED SECURITIES

     To the extent specified in the prospectus supplement with respect to a Series of Securities, credit support may be provided by the subordination of the rights of the holders of one or more Classes or Subclasses of Securities to receive distributions with respect to the Mortgage Loans or Mortgage Certificates in the Mortgage Pool or Contracts in the Contract Pool underlying the Series, or with respect to a Subordinated Pool of mortgage loans or contracts, to the rights of the Senior Securityholders or holders of one or more Classes or Subclasses of Subordinated Securities of the Series to receive distributions, to the extent of the applicable Subordinated Amount or as otherwise specified in the related prospectus supplement. In this case, credit support may also be provided by the establishment of a Reserve Fund, as described below. Except as otherwise provided in the related prospectus supplement, the Subordinated Amount, as described below, will be reduced by an amount equal to Aggregate Losses. Aggregate Losses will be defined in the related Agreement for any given period as the aggregate amount of delinquencies, losses and other deficiencies in the amounts due to the holders of the Securities of one or more Classes or Subclasses of the Series paid or borne by the holders of one or more Classes or Subclasses of Subordinated Securities of the Series ("payment deficiencies"), but excluding any payments of interest on any amounts originally due to the holders of the Securities of a Class or Subclass to which the applicable Class or Subclass of Subordinated Securities are subordinated on a previous Distribution Date, but not paid as due, whether by way of withdrawal from the Reserve Fund, including, prior to the time that the Subordinated Amount is reduced to zero, any withdrawal of amounts attributable to the Initial Deposit, if any, reduction in amounts otherwise distributable to the Subordinated Securityholders on any Distribution Date or otherwise, less the aggregate amount of previous payment deficiencies recovered by the related Trust Fund during any period in respect of the Mortgage Loans or Contracts giving rise to previous payment deficiencies, including, without limitation, recoveries resulting from the receipt of delinquent principal and/or interest payments, Liquidation Proceeds or Insurance Proceeds, net, in each case, of servicing compensation, foreclosure costs and other servicing costs, expenses and unreimbursed Advances relating to the Mortgage Loans or Contracts. The prospectus supplement for each Series of Securities with respect to which credit support will be provided by one or more Classes or Subclasses of Subordinated Securities will set forth the Subordinated Amount for the Series and/or the manner by which one or more Classes or Subclasses of Securities may be subordinated to other Classes or Subclasses or Securities. If specified in the related prospectus supplement, the Subordinated Amount will decline over time in accordance with a schedule which will also be set forth in the related prospectus supplement.

     In addition, if so specified in the related prospectus supplement, if a Series of Securities includes Notes, one more Classes or Subclasses of Notes may be subordinated to another Class or Subclasses of Notes and may be entitled to receive disproportionate amounts of distributions in respect of principal and all the Certificates of the Series will be subordinated to all the Notes.

SHIFTING INTEREST

     If specified in the prospectus supplement for a Series of Securities for which credit enhancement is provided by shifting interest as described in this prospectus, the rights of the holders of the Subordinated Securities of a Series to receive distributions with respect to the Mortgage Loans, Mortgage Certificates or Contracts in the related Trust Fund or Subsidiary Trust will be subordinated to the right of the holders of the Senior Securities of the same Series to the extent described in the related prospectus supplement. This subordination feature is intended to enhance the likelihood of regular receipt by holders of Senior Securities of the full amount of scheduled monthly payments of principal and interest due them and to provide limited protection to the holders of the Senior Securities against losses due to mortgagor defaults.

     The protection afforded to the holders of Senior Securities of a Series by the shifting interest subordination feature will be effected by distributing to the holders of the Senior Securities a disproportionately greater percentage (the "Senior Prepayment Percentage") of Principal Prepayments. The initial Senior Prepayment Percentage will be the percentage specified in the related prospectus supplement and will decrease in accordance with the schedule and subject to the conditions set forth in the prospectus supplement. This disproportionate distribution of Principal Prepayments will have the effect of accelerating the amortization of the Senior Securities while increasing the respective interest of the Subordinated Securities in the Mortgage Pool or Contract Pool. Increasing the respective interest of the Subordinated Securities relative to that of the Senior Securities is intended to preserve the availability of the benefits of the subordination provided by the Subordinated Securities.

SWAP AGREEMENT

     If so specified in the prospectus supplement relating to a Series of Securities, the related Trust will enter into or obtain an assignment of a swap agreement or other similar agreement pursuant to which the trust will have the right to receive particular payments of interest, or other payments, as set forth or determined as described in the agreement or agreements. The prospectus supplement relating to a Series of Securities having the benefit of an interest rate or currency rate swap, cap or floor agreement will describe the material terms of the agreement and the particular risks associated with the interest rate swap feature, including market and credit risk, the effect of counterparty defaults and other risks, if any, addressed by the rating. The prospectus supplement relating to the Series of Securities also will set forth information relating to the corporate status, ownership and credit quality of the counterparty or counterparties to the swap agreement in accordance with applicable rules and regulations of the Commission.

RESERVE FUND

     If so specified in the related prospectus supplement, credit support with respect to one or more Classes or Subclasses of Securities of a Series may be provided by the establishment and maintenance with the Trustee for the Series of Securities, in trust, of a Reserve Fund for the Series. Unless otherwise specified in the applicable prospectus supplement, the Reserve Fund for a Series will not be included in the Trust Fund for the Series. The Reserve Fund for each Series will be created by the Depositor and shall be funded by the retention by the Master Servicer of particular payments on the Mortgage Loans or Contracts, by the deposit with the Trustee, in escrow, by the Depositor of a Subordinated Pool of mortgage loans or Contracts with the aggregate principal balance, as of the related Cut-off Date, set forth in the related prospectus supplement, by any combination of the foregoing, or in another manner specified in the related prospectus supplement. Except as otherwise provided in the related prospectus supplement, following the initial issuance of the Securities of a Series and until the balance of the Reserve Fund first equals or exceeds the Required Reserve, the Master Servicer will retain specified distributions on the related Mortgage Loans or Contracts and/or on the Contracts in the Subordinated Pool otherwise distributable to the holders of the applicable Class or Subclasses of Subordinated Securities and deposit the amounts in the Reserve Fund. After the amounts in the Reserve Fund for a Series first equal or exceed the applicable Required Reserve, the Master Servicer will retain the distributions and deposit so much of the amounts in the Reserve Fund as may be necessary, after the application of distributions to amounts due and unpaid on the Securities or on the Securities of the Series to which the applicable Class or Subclass of Subordinated Securities are subordinated and the reimbursement of unreimbursed Advances and liquidation expenses, to maintain the Reserve Fund at the Required Reserve. Except as otherwise provided in the related prospectus supplement, the balance in the Reserve Fund in excess of the Required Reserve shall be paid to the applicable Class or Subclass of Subordinated Securities, or to another specified person or entity, as set forth in the related prospectus supplement, and shall subsequently be unavailable for future distribution to Certificateholders of either Class. The prospectus supplement for each Series will set forth the amount of the Required Reserve applicable from time to time. The Required Reserve may decline over time in accordance with a schedule which will also be set forth in the related prospectus supplement.

     Except as otherwise provided in the related prospectus supplement, amounts held in the Reserve Fund for a Series from time to time will continue to be the property of the Subordinated Securityholders of the Classes or Subclasses specified in the related prospectus supplement until withdrawn from the Reserve Fund and transferred to the Certificate Account as described below. Except as otherwise provided in the related prospectus supplement, if on any Distribution Date the amount in the Certificate Account available to be applied to distributions on the applicable Senior Securities of the Series, after giving effect to any Advances made by the Servicers or the Master Servicer on the Distribution Date, is less than the amount required to be distributed to the Senior Securityholders (the "Required Distribution") on the Distribution Date, the Master Servicer will withdraw from the Reserve Fund and deposit into the Certificate Account the lesser of (1) the entire amount on deposit in the Reserve Fund available for distribution to the Senior Securityholders, which amount will not in any event exceed the Required Reserve, or (2) the amount necessary to increase the funds in the Certificate Account eligible for distribution to the Senior Securityholders on the Distribution Date to the Required Distribution; provided, however, that unless specified in the related prospectus supplement no amount representing investment earnings on amounts held in the Reserve Fund be transferred into the Certificate Account or otherwise used in any manner for the benefit of the Senior Securityholders. If so specified in the applicable prospectus supplement, the balance, if any, in the Reserve Fund in excess of the Required Reserve shall be released to the applicable Subordinated Securityholders. Unless otherwise specified in the related prospectus supplement, whenever the Reserve Fund is less than the Required Reserve, holders of the Subordinated Securities of the applicable Class or Subclass will not receive any distributions with respect to the Mortgage Loans, Mortgage Certificates or Contracts other than amounts attributable to interest on the Mortgage Loans, Mortgage Certificates or Contracts after the initial Required Reserve has been attained and amounts attributable to any income resulting from investment of the Reserve Fund as described below. Except as otherwise provided in the related prospectus supplement, whether or not the amount of the Reserve Fund exceeds the Required Reserve on any Distribution Date, the holders of the Subordinated Securities of the applicable Class or Subclass are entitled to receive from the Certificate Account their share of the proceeds of any Mortgage Loan, Mortgage Certificates or Contract, or any property acquired for them, repurchased by reason of defective documentation or the breach of a representation or warranty pursuant to the Pooling and Servicing Agreement. Except as otherwise provided in the related prospectus supplement, amounts in the Reserve Fund shall be applied in the following order:

          (1) to the reimbursement of Advances determined by the Master Servicer and the Servicers to be otherwise unrecoverable, other than Advances of interest in connection with prepayments in full, repurchases and liquidations, and the reimbursement of liquidation expenses incurred by the Servicers and the Master Servicer if sufficient funds for reimbursement are not otherwise available in the related Servicing Accounts and Certificate Account;

          (2) to the payment to the holders of the applicable Senior Securities of the Series of amounts distributable to them on the related Distribution Date in respect of scheduled payments of principal and interest due on the related Due Date to the extent that sufficient funds in the Certificate Account are not available; and

          (3) to the payment to the holders of the Senior Securities of the Series of the principal balance or purchase price, as applicable, of Mortgage Loans or Contracts repurchased, liquidated or foreclosed during the period ending on the day prior to the Due Date to which the distribution relates and interest on these Mortgage Loans or Contracts at the related Mortgage Rate or APR, as applicable, to the extent that sufficient funds in the Certificate Account are not available.

     Except as otherwise provided in the related prospectus supplement, amounts in the Reserve Fund in excess of the Required Reserve, including any investment income on amounts in the Reserve Fund, as set forth below, shall then be released to the holders of the Subordinated Securities, or to another person specified in the applicable prospectus supplement, as set forth above.

     Funds in the Reserve Fund for a Series shall be invested as provided in the related Agreement and/or Indenture in specific types of eligible investments. The earnings on these investments will be withdrawn and paid to the holders of the applicable Class or Subclass of Subordinated Securities in accordance with their respective interests in the Reserve Fund in the priority specified in the related prospectus supplement. Unless otherwise specified in the related prospectus supplement, investment income in the Reserve Fund is not available for distribution to the holders of the Senior Securities of the Series or otherwise subject to any claims or rights of the holders of the applicable Class or Subclass of Senior Securities. Eligible investments for monies deposited in the Reserve Fund will be specified in the applicable Agreement and/or Indenture for a Series of Securities for which a Reserve Fund is established and in some instances will be limited to investments acceptable to the Rating Agency rating the Securities of the Series from time to time as being consistent with its outstanding rating of the Securities. These eligible investments will be limited, however, to obligations or securities that mature at various time periods up to 30 days according to a schedule in the applicable Agreement based on the current balance of the Reserve Fund at the time of the investment or the contractual commitment providing for the investment.

     The time necessary for the Reserve Fund of a Series to reach and maintain the applicable Required Reserve at any time after the initial issuance of the Securities of the Series and the availability of amounts in the Reserve Fund for distributions on the Securities will be affected by the delinquency, foreclosure and prepayment experience of the Mortgage Loans or Contracts in the related Trust Fund and/or in the Subordinated Pool and therefore cannot be accurately predicted.

SECURITY GUARANTEE INSURANCE

     If so specified in the related prospectus supplement, Security Guarantee Insurance, if any, with respect to a Series of Securities may be provided by one or more insurance companies. The Security Guarantee Insurance will guarantee, with respect to one or more Classes of Securities of the related Series, timely distributions of interest and full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. If so specified, in the related prospectus supplement, the Security Guarantee Insurance will also guarantee against any payment made to a Series of Securities which is subsequently recovered as a "voidable preference" payment under the Bankruptcy Code. A copy of the Security Guarantee Insurance for a Series, if any, will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed with the Commission within 15 days of issuance of the Securities of the related Series.

PERFORMANCE BOND

     If so specified in the related prospectus supplement, the Master Servicer may be required to obtain a Performance Bond that would provide a guarantee of the performance by the Master Servicer of one or more of its obligations under the applicable Agreement and/or Servicing Agreement, including its obligation to make Advances and its obligation to repurchase Mortgage Loans or Contracts in the event of a breach by the Master Servicer of a representation or warranty contained in the applicable Agreement. In the event that the outstanding credit rating of the obligor of the Performance Bond is lowered by the Rating Agency, with the result that the outstanding rating on any Class or Subclass of Securities would be reduced by the Rating Agency, the Master Servicer will be required to secure a substitute Performance Bond issued by an entity with a rating sufficient to maintain the outstanding rating on the Securities or to deposit and maintain with the Trustee cash in the amount specified in the applicable prospectus supplement.

                            DESCRIPTION OF INSURANCE

     To the extent that the applicable prospectus supplement does not expressly provide for a form of credit support specified above or for Alternative Credit Support in lieu of some or all of the insurance mentioned below, the following paragraphs on insurance shall apply with respect to the Mortgage Loans included in the related Trust Fund. To the extent specified in the related prospectus supplement, each Manufactured Home that secures a Contract will be covered by a standard hazard insurance policy and other insurance policies to the extent described in the related prospectus supplement. Any material changes in the insurance from the description that follows or the description of any Alternative Credit Support will be set forth in the applicable prospectus supplement.

PRIMARY MORTGAGE INSURANCE POLICIES

     To the extent specified in the related prospectus supplement, each Servicing Agreement will require the Servicer to cause a Primary Mortgage Insurance Policy to be maintained in full force and effect with respect to each Mortgage Loan that is secured by a Single Family Property covered by the Servicing Agreement requiring the insurance and to act on behalf of the Insured with respect to all actions required to be taken by the Insured under each Primary Mortgage Insurance Policy. Any primary mortgage insurance or primary credit insurance policies relating to the Contracts underlying a Series of Securities will be described in the related prospectus supplement.

     Unless otherwise specified in the related prospectus supplement, the amount of a claim for benefits under a Primary Mortgage Insurance Policy covering a Mortgage Loan in the related Mortgage Pool (referred to in this prospectus as the "Loss") will consist of the insured portion of the unpaid principal amount of the covered Mortgage Loan, as described in this prospectus, and accrued and unpaid interest on the Mortgage Loan and reimbursement of particular types of expenses, less

o all rents or other payments collected or received by the Insured, other than the proceeds of hazard insurance, that are derived from or in any way related to the Mortgaged Property,

o hazard insurance proceeds in excess of the amount required to restore the Mortgaged Property and which have not been applied to the payment of the Mortgage Loan,

o    amounts expended but not approved by the Primary Mortgage Insurer,

o    claim payments previously made by the Primary Mortgage Insurer, and

o    unpaid premiums.

     Unless otherwise specified in the related prospectus supplement, as conditions precedent to the filing of or payment of a claim under a Primary Mortgage Insurance Policy covering a Mortgage Loan in the related Mortgage Pool, the Insured will be required to, in the event of default by the Mortgagor:

(1)  advance or discharge

     (A) all hazard insurance premiums and

     (B) as necessary and approved in advance by the Primary Mortgage Insurer,

     o    real estate property taxes,

     o all expenses required to preserve, repair and prevent waste to the Mortgaged Property so as to maintain the Mortgaged Property in at least as good a condition as existed at the effective date of the Primary Mortgage Insurance Policy, ordinary wear and tear excepted,

     o    property sales expenses,

     o any outstanding liens (as defined in the Primary Mortgage Insurance Policy) on the Mortgaged Property and

     o foreclosure costs, including court costs and reasonable attorneys' fees;

(2) in the event of a physical loss or damage to the Mortgaged Property, have restored and repaired the Mortgaged Property to at least as good a condition as existed at the effective date of the Primary Mortgage Insurance Policy, ordinary wear and tear excepted; and

(3) tender to the Primary Mortgage Insurer good and merchantable title to and possession of the mortgaged property.

     Unless otherwise specified in the related prospectus supplement, other provisions and conditions of each Primary Mortgage Insurance Policy covering a Mortgage Loan in the related Mortgage Pool generally will provide that:

(1) no change may be made in the terms of the Mortgage Loan without the consent of the Primary Mortgage Insurer;

(2) written notice must be given to the Primary Mortgage Insurer within 10 days after the Insured becomes aware that a Mortgagor is delinquent in the payment of a sum equal to the aggregate of two scheduled monthly payments due under the Mortgage Loan or that any proceedings affecting the Mortgagor's interest in the Mortgaged Property securing the Mortgage Loan have commenced, and afterward the Insured must report monthly to the Primary Mortgage Insurer the status of any the Mortgage Loan until the Mortgage Loan is brought current, the proceedings are terminated or a claim is filed;

(3) the Primary Mortgage Insurer will have the right to purchase the Mortgage Loan, at any time subsequent to the 10 days' notice described in (2) above and prior to the commencement of foreclosure proceedings, at a price equal to the unpaid principal amount of the Mortgage Loan, plus accrued and unpaid interest on the Mortgage Loan and reimbursable amounts expended by the Insured for the real estate taxes and fire and extended coverage insurance on the Mortgaged Property for a period not exceeding 12 months, and less the sum of any claim previously paid under the Primary Mortgage Insurance Policy and any due and unpaid premiums with respect to the policy;

(4) the Insured must commence proceedings at the times specified in the Primary Mortgage Insurance Policy and diligently proceed to obtain good and merchantable title to and possession of the Mortgaged Property;

(5) the Insured must notify the Primary Mortgage Insurer of the price specified in (3) above at least 15 days prior to the sale of the Mortgaged Property by foreclosure, and bid the amount unless the Mortgage Insurer specifies a lower or higher amount; and

(6) the Insured may accept a conveyance of the Mortgaged Property in lieu of foreclosure with written approval of the Mortgage Insurer provided the ability of the Insured to assign specified rights to the Primary Mortgage Insurer are not impaired by a conveyance or the specified rights of the Primary Mortgage Insurer are not adversely affected by a conveyance.

     Unless otherwise specified in the related prospectus supplement, the Primary Mortgage Insurer will be required to pay to the Insured either: (1) the insured percentage of the Loss; or (2) at its option under some of the Primary Mortgage Insurance Policies, the sum of the delinquent monthly payments plus any advances made by the Insured, both to the date of the claim payment, and afterward, monthly payments in the amount that would have become due under the Mortgage Loan if it had not been discharged plus any advances made by the Insured until the earlier of (A) the date the Mortgage Loan would have been discharged in full if the default had not occurred or (B) an approved sale. Any rents or other payments collected or received by the Insured which are derived from or are in any way related to the Mortgaged Property will be deducted from any claim payment.

FHA INSURANCE AND VA GUARANTEES

     The FHA is responsible for administering various federal programs, including mortgage insurance, authorized under the National Housing Act, as amended, and the United States Housing Act of 1937, as amended. Any FHA Insurance or VA Guarantees relating to Contracts underlying a Series of Securities will be described in the related prospectus supplement.

     The insurance premiums for FHA Loans are collected by HUD approved lenders or by the Servicers of FHA Loans and are paid to the FHA. The regulations governing FHA single-family mortgage insurance programs provide that insurance benefits are payable either upon foreclosure, or other acquisition of possession, and conveyance of the mortgaged premises to HUD or upon assignment of the defaulted FHA Loan to HUD. With respect to a defaulted FHA Loan, the Servicer of the FHA Loan will be limited in its ability to initiate foreclosure proceedings. When it is determined, either by the Servicer or HUD, that default was caused by circumstances beyond the Mortgagor's control, the Servicer will be expected to make an effort to avoid foreclosure by entering, if feasible, into one of a number of available forms of forbearance plans with the Mortgagor. The plans may involve the reduction or suspension of scheduled mortgage payments for a specified period, with the payments to be made upon or before the maturity date of the mortgage, or the recasting of payments due under the mortgage up to or beyond the scheduled maturity date. In addition, when a default caused by this circumstance is accompanied by other criteria, HUD may provide relief by making payments to the Servicer of the Mortgage Loan in partial or full satisfaction of amounts due, which payments are to be repaid by the Mortgagor to HUD, or by accepting assignment of the Mortgage Loan from the Servicer. With some exceptions, at least three full monthly installments must be due and unpaid under the Mortgage Loan, and HUD must have rejected any request for relief from the Mortgagor before the Servicer may initiate foreclosure proceedings.

     HUD has the option, in most cases, to pay insurance claims in cash or in debentures issued by HUD. Presently, claims are being paid in cash, and claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debenture interest rate. The Servicer of each FHA Loan in a Mortgage Pool will be obligated to purchase any debenture issued in satisfaction of a defaulted FHA Loan serviced by it for an amount equal to the principal amount of the FHA Loan.

     The amount of insurance benefits generally paid by the FHA is equal to the entire unpaid principal balance of the defaulted FHA Loan, adjusted to reimburse the Servicer of the FHA Loan for particular costs and expenses and to deduct specific amounts received or retained by the Servicer after default. When entitlement to insurance benefits results from foreclosure, or other acquisition of possession, and conveyance to HUD, the Servicer is compensated for no more than two-thirds of its foreclosure costs, and is compensated for interest accrued and unpaid prior to this date in general only to the extent it was allowed pursuant to a forbearance plan approved by HUD. When entitlement to insurance benefits results from assignment of the FHA Loan to HUD, the insurance payment includes full compensation for interest accrued and unpaid to the assignment date. The insurance payment itself, upon foreclosure of an FHA Loan, bears interest from a date 30 days after the mortgagor's first uncorrected failure to perform any obligation or make any payment due under the Mortgage Loan and, upon assignment, from the date of assignment, to the date of payment of the claim, in each case at the same interest rate as the applicable HUD debenture interest rate as described above.

     The maximum guarantee that may be issued by the VA under a VA Loan is

o 50% of the principal amount of the VA Loan if the principal amount of the Mortgage Loan is $45,000 or less,

o the lesser of $36,000 and 40% if the principal amount of the VA Loan if the principal amount of the VA Loan is greater than $45,000 but less than or equal to $144,000, and

o the lesser of $46,000 and 25% of the principal amount of the Mortgage Loan if the principal amount of the Mortgage Loan is greater than $144,000.

The liability on the guarantee is reduced or increased pro rata with any reduction or increase in the amount of indebtedness, but in no event will the amount payable on the guarantee exceed the amount of the original guarantee. The VA may, at its option and without regard to the guarantee, make full payment to a mortgage holder of unsatisfied indebtedness on a Mortgage upon its assignment to the VA.

     With respect to a defaulted VA Loan, the Servicer is, absent exceptional circumstances, authorized to announce its intention to foreclose only when the default has continued for three months. Generally, a claim for the guarantee is submitted after liquidation of the Mortgaged Property.

     The amount payable under the guarantee will be the percentage of the VA Loan originally guaranteed applied to indebtedness outstanding as of the applicable date of computation specified in the VA regulations. Payments under the guarantee will be equal to the unpaid principal amount of the VA Loan, interest accrued on the unpaid balance of the VA Loan to the appropriate date of computation and limited expenses of the mortgagee, but in each case only to the extent that the amounts have not been recovered through liquidation of the Mortgaged Property. The amount payable under the guarantee may in no event exceed the amount of the original guarantee.

STANDARD HAZARD INSURANCE POLICIES ON MORTGAGE LOANS

     Unless otherwise specified in the related prospectus supplement, any Standard Hazard Insurance Policies covering the Mortgage Loans in a Mortgage Pool will provide for coverage at least equal to the applicable state standard form of fire insurance policy with extended coverage. In general, the standard form of fire and extended coverage policy will cover physical damage to, or destruction of, the improvements on the Mortgaged Property caused by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Because the Standard Hazard Insurance Policies relating to the Mortgage Loans will be underwritten by different insurers and will cover Mortgaged Properties located in various states, the policies will not contain identical terms and conditions. The most significant terms of the policies, however, generally will be determined by state law and generally will be similar. Most policies typically will not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement, including earthquakes, landslides and mudflows, nuclear reaction, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in some cases, vandalism. The foregoing list is merely indicative of specific kinds of uninsured risks and is not intended to be all-inclusive.

     The Standard Hazard Insurance Policies covering Mortgaged Properties securing Mortgage Loans typically will contain a "coinsurance" clause which, in effect, will require the insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the dwellings, structures and other improvements on the Mortgaged Property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, the clause will provide that the insurer's liability in the event of partial loss will not exceed the greater of (1) the actual cash value, the replacement cost less physical depreciation, of the dwellings, structures and other improvements damaged or destroyed or (2) the proportion of the loss, without deduction for depreciation, as the amount of insurance carried bears to the specified percentage of the full replacement cost of the dwellings, structures and other improvements.

     The Depositor will not require that a standard hazard or flood insurance policy be maintained on the Cooperative Dwelling relating to any Cooperative Loan. Generally, the cooperative corporation itself is responsible for maintenance of hazard insurance for the property owned by the cooperative and the tenant-stockholders of that cooperative do not maintain individual hazard insurance policies. To the extent, however, that a Cooperative and the related borrower on a Cooperative Loan do not maintain the insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged property, any damage to the borrower's Cooperative Dwelling or the Cooperative's building could significantly reduce the value of the collateral securing the Cooperative Loan to the extent not covered by other credit support.

     Any losses incurred with respect to Mortgage Loans due to uninsured risks, including earthquakes, mudflows and, with respect to Mortgaged Properties located other than in HUD designated flood areas, floods, or insufficient hazard insurance proceeds and any hazard losses incurred with respect to Cooperative Loans could affect distributions to the Certificateholders.

     With respect to Mortgage Loans secured by Multifamily Property, additional insurance policies may be required with respect to the Multifamily Property; for example, general liability insurance for bodily injury and property damage, steam boiler coverage where a steam boiler or other pressure vessel is in operation, and rent loss insurance to cover income losses following damage or destruction of the Mortgaged Property. The related prospectus supplement will specify the required types and amounts of additional insurance that may be required in connection with Mortgage Loans secured by Multifamily Property and will describe the general terms of the insurance and conditions to payment.

STANDARD HAZARD INSURANCE POLICIES ON THE MANUFACTURED HOMES

     The applicable Pooling and Servicing Agreement or Sale and Servicing Agreement for each Series will require the Master Servicer to cause to be maintained with respect to each Contract one or more Standard Hazard Insurance Policies which provide, at a minimum, the same coverage as a standard form file and extended coverage insurance policy that is customary for manufactured housing, issued by a company authorized to issue policies in the state in which the Manufactured Home is located, and in an amount which is not less than the lesser of the maximum insurable value of the Manufactured Home or the principal balance due from the Obligor on the related Contract; provided, however, that the amount of coverage provided by each Standard Hazard Insurance Policy shall be sufficient to avoid the application of any co-insurance clause contained in the policy. When a Manufactured Home's location was, at the time of origination of the related Contract, within a federally designated flood area, the Master Servicer also shall cause flood insurance to be maintained, which coverage shall be at least equal to the minimum amount specified in the preceding sentence or a lesser amount as may be available under the federal flood insurance program. Each Standard Hazard Insurance Policy caused to be maintained by the Master Servicer shall contain a standard loss payee clause in favor of the Master Servicer and its successors and assigns. If any Obligor is in default in the payment of premiums on its Standard Hazard Insurance Policy or Policies, the Master Servicer shall pay the premiums out of its own funds, and may add separately the premium to the Obligor's obligation as provided by the Contract, but may not add the premium to the remaining principal balance of the Contract.

     The Master Servicer may maintain, in lieu of causing individual Standard Hazard Insurance Policies to be maintained with respect to each Manufactured Home, and shall maintain, to the extent that the related Contract does not require the Obligor to maintain a Standard Hazard Insurance Policy with respect to the related Manufactured Home, one or more blanket insurance policies covering losses on the Obligor's interest in the Contracts resulting from the absence or insufficiency of individual Standard Hazard Insurance Policies. Any blanket policy shall be substantially in the form and in the amount carried by the Master Servicer as of the date of the Pooling and Servicing Agreement. The Master Servicer shall pay the premium for the policy on the basis described in the policy and shall pay any deductible amount with respect to claims under the policy relating to the Contracts. If the insurer shall cease to be acceptable to the Master Servicer, the Master Servicer shall use its best reasonable efforts to obtain from another insurer a replacement policy comparable to the policy.

     If the Master Servicer shall have repossessed a Manufactured Home on behalf of the Trustee, the Master Servicer shall either (1) maintain at its expense hazard insurance with respect to the Manufactured Home or (2) indemnify the Trustee against any damage to the Manufactured Home prior to resale or other disposition.

POOL INSURANCE POLICIES

     If so specified in the related prospectus supplement, the Master Servicer will obtain a Pool Insurance Policy for a Mortgage Pool underlying Securities of the Series. The Pool Insurance Policy will be issued by the Pool Insurer named in the applicable prospectus supplement. Any Pool Insurance Policy for a Contract Pool underlying a Series of Securities will be described in the related prospectus supplement. Each Pool Insurance Policy will cover any loss, subject to the limitations described below, by reason of default to the extent the related Mortgage Loan is not covered by any Primary Mortgage Insurance Policy, FHA insurance or VA guarantee. The amount of the Pool Insurance Policy, if any, with respect to a Series will be specified in the related prospectus supplement. A Pool Insurance Policy, however, will not be a blanket policy against loss, because claims under a Pool Insurance Policy may only be made for particular defaulted Mortgage Loans and only upon satisfaction of particular conditions precedent described below. The prospectus supplement will contain the financial information regarding the Pool Insurer required by the rules and regulations of the Commission.

     Unless otherwise specified in the related prospectus supplement, the Pool Insurance Policy will provide that as a condition precedent to the payment of any claim the Insured will be required

(1) to advance hazard insurance premiums on the Mortgaged Property securing the defaulted Mortgage Loan;

(2)  to advance, as necessary and approved in advance by the Pool Insurer,

     o    real estate property taxes,

     o all expenses required to preserve and repair the Mortgaged Property, to protect the Mortgaged Property from waste, so that the Mortgaged Property is in at least as good a condition as existed on the date upon which coverage under the Pool Insurance Policy with respect to the Mortgaged Property first became effective, ordinary wear and tear excepted,

     o    property sales expenses,

     o    any outstanding liens on the Mortgaged Property and

     o foreclosure costs including court costs and reasonable attorneys' fees; and

(3) if there has been physical loss or damage to the Mortgaged Property, to restore the Mortgaged Property to its condition, reasonable wear and tear excepted, as of the issue date of the Pool Insurance Policy.

It also will be a condition precedent to the payment of any claim under the Pool Insurance Policy that the Insured maintain a Primary Mortgage Insurance Policy that is acceptable to the Pool Insurer on all Mortgage Loans that have Loan-to-Value Ratios at the time of origination in excess of 80%. FHA insurance and VA guarantees will be deemed to be an acceptable Primary Mortgage Insurance Policy under the Pool Insurance Policy. Assuming satisfaction of these conditions, the Pool Insurer will pay to the Insured the amount of loss, determined as follows:

(1) the amount of the unpaid principal balance of the Mortgage Loan immediately prior to the Approved Sale (as described below) of the Mortgaged Property,

(2) the amount of the accumulated unpaid interest on the Mortgage Loan to the date of claim settlement at the applicable Mortgage Rate and

(3)  advances as described above, less

     o all rents or other payments, excluding proceeds of fire and extended coverage insurance, collected or received by the Insured, which are derived from or in any way related to the Mortgaged Property,

     o amounts paid under applicable fire and extended coverage policies which are in excess of the cost of restoring and repairing the Mortgaged Property and which have not been applied to the payment of the Mortgage Loan,

     o any claims payments previously made by the Pool Insurer on the Mortgage Loan,

     o due and unpaid premiums payable with respect to the Pool Insurance Policy and

     o all claim payments received by the Insured pursuant to any Primary Mortgage Insurance Policy.

An "Approved Sale" is

(1) a sale of the Mortgaged Property acquired because of a default by the Mortgagor to which the Pool Insurer has given prior approval,

(2) a foreclosure or trustee's sale of the Mortgaged Property at a price exceeding the maximum amount specified by the Pool Insurer,

(3) the acquisition of the Mortgaged Property under the Primary Insurance Policy by the Primary Mortgage Insurer or

(4)  the acquisition of the Mortgaged Property by the Pool Insurer.

The Pool Insurer must be provided with good and merchantable title to the Mortgaged Property as a condition precedent to the payment of any Loss. If any Mortgaged Property securing a defaulted Mortgage Loan is damaged and the proceeds, if any, from the related Standard Hazard Insurance Policy or the applicable Special Hazard Insurance Policy are insufficient to restore the Mortgaged Property to a condition sufficient to permit recovery under the Pool Insurance Policy, the Master Servicer or the Servicer of the related Mortgage Loan will not be required to expend its own funds to restore the damaged Mortgaged Property unless it is determined (1) that the restoration will increase the proceeds to the Securityholders of the related Series on liquidation of the Mortgage Loan, after reimbursement of the expenses of the Master Servicer or the Servicer, as the case may be, and (2) that the expenses will be recoverable by it through payments under the Letter of Credit, if any, with respect to the Series, Liquidation Proceeds, Insurance Proceeds, amounts in the Reserve Fund, if any, or payments under any Alternative Credit Support, if any, with respect to the Series.

     No Pool Insurance Policy will insure, and many Primary Mortgage
Insurance Policies may not insure, against loss sustained by reason of a default arising from, among other things,

(1) fraud or negligence in the origination or servicing of a Mortgage Loan, including misrepresentation by the Mortgagor, the Unaffiliated Seller, the Originator or other persons involved in the origination of the Mortgage Loan,

(2) the exercise by the Insured of its right to call the Mortgage Loan, or the term of the Mortgage Loan is shorter than the amortization period and the defaulted payment is for an amount more than twice the regular periodic payments of principal and interest for the Mortgage Loan, or

(3) the exercise by the Insured of a "due-on-sale" clause or other similar provision in the Mortgage Loan; provided, in either case of clause (2) or
     (3), the exclusion shall not apply if the Insured offers a renewal or extension of the Mortgage Loan or a new Mortgage Loan at the market rate in an amount not less than the then outstanding principal balance with no decrease in the amortization period.

A failure of coverage attributable to one of the foregoing events might result in a breach of the Master Servicer's insurability representation described under "Description of the Securities -- Assignment of Mortgage Loans," and in this event, subject to the limitations described, might give rise to an obligation on the part of the Master Servicer to purchase the defaulted Mortgage Loan if the breach materially and adversely affects the interests of the Securityholders of the related Series and cannot be cured by the Master Servicer. Depending upon the nature of the event, a breach of representation made by the Depositor or an Unaffiliated Seller may also have occurred. The breach, if it materially and adversely affects the interests of the Securityholders of the Series and cannot be cured, would give rise to a repurchase obligation on the part of the Unaffiliated Seller as more fully described under "The Trust Fund -- Mortgage Loan Program" and " -- Representations by Unaffiliated Sellers; Repurchases" and "Description of the Securities -- Assignment of Mortgage Loans."

     The original amount of coverage under the Pool Insurance Policy will be reduced over the life of the Securities of the related Series by the aggregate dollar amount of claims paid less the aggregate of the net amounts realized by the Pool Insurer upon disposition of all foreclosed Mortgaged Properties covered by the policy. The amount of claims paid will include some of the expenses incurred by the Master Servicer or by the Servicer of the defaulted Mortgage Loan as well as accrued interest on delinquent Mortgage Loans to the date of payment of the claim. Accordingly, if aggregate net claims paid under a Pool Insurance Policy reach the original policy limit, coverage under the Pool Insurance Policy will lapse and any further losses will be borne by the holders of the Securities of the Series. In addition, unless the Master Servicer or the related Servicer could determine that an Advance in respect of a delinquent Mortgage Loan would be recoverable to it from the proceeds of the liquidation of the Mortgage Loan or otherwise, neither the Servicer nor the Master Servicer would be obligated to make an Advance respecting any this delinquency, since the Advance would not be ultimately recoverable to it from either the Pool Insurance Policy or from any other related source. See "Description of the Securities -- Advances."

SPECIAL HAZARD INSURANCE POLICIES

     If so specified in the related prospectus supplement, the Master Servicer shall obtain a Special Hazard Insurance Policy for the Mortgage Pool underlying a Series of Securities. Any Special Hazard Insurance Policies for a Contract Pool underlying a Series of Securities will be described in the related prospectus supplement. The Special Hazard Insurance Policy for the Mortgage Pool underlying the Securities of a Series will be issued by the Special Hazard Insurer named in the applicable prospectus supplement. Each Special Hazard Insurance Policy will, subject to the limitations described below, protect against loss by reason of damage to Mortgaged Properties caused by particular types of hazards, including vandalism and earthquakes and, except where the Mortgagor is required to obtain flood insurance, floods and mudflows, not insured against under the standard form of hazard insurance policy for the respective states in which the Mortgaged Properties are located. See "Description of the Securities -- Maintenance of Insurance Policies" and " -- Standard Hazard Insurance." The Special Hazard Insurance Policy will not cover losses occasioned by war, particular types of governmental actions, nuclear reaction and other perils. Coverage under a Special Hazard Insurance Policy will be at least equal to the amount set forth in the related prospectus supplement.

     Subject to the foregoing limitations, each Special Hazard Insurance Policy will provide that, when there has been damage to the Mortgaged Property securing a defaulted Mortgage Loan and to the extent the damage is not covered by the Standard Hazard Insurance Policy, if any, maintained by the Mortgagor, the Master Servicer or the Servicer, the Special Hazard Insurer will pay the lesser of (1) the cost of repair or replacement of the Mortgaged Property or (2) upon transfer of the Mortgaged Property to the Special Hazard Insurer, the unpaid balance of the Mortgage Loan at the time of acquisition of the Mortgaged Property by foreclosure or deed in lieu of foreclosure, plus accrued interest to the date of claim settlement, excluding late charges and penalty interest, and particular expenses incurred in respect of the Mortgaged Property. No claim may be validly presented under a Special Hazard Insurance Policy unless (1) hazard insurance on the Mortgaged Property has been kept in force and other reimbursable protection, preservation and foreclosure expenses have been paid, all of which must be approved in advance as necessary by the insurer, and (2) the insured has acquired title to the Mortgaged Property as a result of default by the Mortgagor. If the sum of the unpaid principal balance plus accrued interest and particular expenses is paid by the Special Hazard Insurer, the amount of further coverage under the related Special Hazard Insurance Policy will be reduced by the amount paid less any net proceeds from the sale of the Mortgaged Property. Any amount paid as the cost of repair of the Mortgaged Property will further reduce coverage.

     The terms of the applicable Agreement and/or Servicing Agreement will require the Master Servicer to maintain the Special Hazard Insurance Policy in full force and effect throughout the term of the Agreement. If a Pool Insurance Policy is required to be maintained pursuant to the Agreement, the Special Hazard Insurance Policy will be designed to permit full recoveries under the Pool Insurance Policy in circumstances where recoveries would otherwise be unavailable because Mortgaged Property has been damaged by a cause not insured against by a Standard Hazard Insurance Policy. In this event, the Agreement and/or Servicing Agreement will provide that, if the related Pool Insurance Policy shall have terminated or been exhausted through payment of claims, the Master Servicer will be under no further obligation to maintain the Special Hazard Insurance Policy.

MORTGAGOR BANKRUPTCY BOND

     In the event of a personal bankruptcy of a Mortgagor, a bankruptcy court may establish the value of the related Mortgaged Property or Cooperative Dwelling at an amount less than the then outstanding principal balance of the related Mortgage Loan. The amount of the secured debt could be reduced to this value, and the holder of the Mortgage Loan thus would become an unsecured creditor to the extent the outstanding principal balance of the Mortgage Loan exceeds the value so assigned to the Mortgaged Property or Cooperative Dwelling by the bankruptcy court. In addition, other modifications of the terms of a Mortgage Loan can result from a bankruptcy proceeding. If so specified in the related prospectus supplement, losses resulting from a bankruptcy proceeding affecting the Mortgage Loans in a Mortgage Pool with respect to a Series of Securities will be covered under a Mortgagor Bankruptcy Bond, or any other instrument that will not result in a downgrading of the rating of the Securities of a Series by the Rating Agency that rated the Series. Any Mortgagor Bankruptcy Bond will provide for coverage in an amount acceptable to the Rating Agency rating the Securities of the related Series, which will be set forth in the related prospectus supplement. Subject to the terms of the Mortgagor Bankruptcy Bond, the issuer of the Mortgagor Bankruptcy Bond may have the right to purchase any Mortgage Loan with respect to which a payment or drawing has been made or may be made for an amount equal to the outstanding principal amount of the Mortgage Loan plus accrued and unpaid interest on the Mortgage Loan. The coverage of the Mortgagor Bankruptcy Bond with respect to a Series of Securities may be reduced as long as any reduction will not result in a reduction of the outstanding rating of the Securities of the Series by the Rating Agency rating the Series.


            CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS AND CONTRACTS

     The following discussion contains summaries of some of the legal aspects of mortgage loans and manufactured housing installment or conditional sales contracts and installment loan agreements which are general in nature. Because these legal aspects are governed by applicable state law, which laws may differ substantially, the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the Mortgage Loans or Contracts is situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Mortgage Loans and Contracts.

THE MORTGAGE LOANS

     The Mortgage Loans, other than the Cooperative Loans, comprising or underlying the Trust Assets for a Series will be secured by either first mortgages or deeds of trust, depending upon the prevailing practice in the state in which the underlying property is located. The filing of a mortgage, deed of trust or deed to secure debt creates a lien or title interest upon the real property covered by the instrument and represents the security for the repayment of an obligation that is customarily evidenced by a promissory note. It is not prior to the lien for real estate taxes and assessments or other charges imposed under governmental police powers. Priority with respect to the instruments depends on their terms, the knowledge of the parties to the mortgage and generally on the order of recording with the applicable state, county or municipal office. There are two parties to a mortgage: the mortgagor, who is the borrower and homeowner, and the mortgagee, who is the lender. In a mortgage state, the mortgagor delivers to the mortgagee a note or bond evidencing the loan and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust has three parties: the borrower-homeowner called the trustor, similar to a mortgagor, a lender called the beneficiary, similar to a mortgagee, and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the loan. The trustee's authority under a deed of trust and the mortgagee's authority under a mortgage are governed by the express provisions of the deed of trust or mortgage, applicable law and, in some cases, with respect to the deed of trust, the directions of the beneficiary.

FORECLOSURE

     Foreclosure of a mortgage is generally accomplished by judicial action. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure occasionally may result from difficulties in locating necessary parties defendant. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming. After the completion of a judicial foreclosure proceeding, the court may issue a judgment of foreclosure and appoint a receiver or other officer to conduct the sale of the property. In some states, mortgages may also be foreclosed by advertisement, pursuant to a power of sale provided in the mortgage. Foreclosure of a mortgage by advertisement is essentially similar to foreclosure of a deed of trust by non-judicial power of sale.

     Though a deed of trust may also be foreclosed by judicial action, foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust that authorizes the trustee to sell the property upon a default by the borrower under the terms of the note or deed of trust. In some states, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, the trustee must provide notice in some states to any other individual having an interest in the real property, including any junior lienholders. If the loan is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the property.

     In some states, the borrower-trustor has the right to reinstate the loan at any time following default until shortly before the trustee's sale. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Particular state laws control the amount of foreclosure expenses and costs, including attorneys' fees, which may be recovered by a lender.

     In case of foreclosure under either a mortgage or a deed of trust, the sale by the receiver or other designated officer, or by the trustee, is a public sale. However, because of a number of factors, including the difficulty a potential buyer at the sale would have in determining the exact status of title and the fact that the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at the foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or receiver for a credit bid less than or equal to the unpaid principal amount of the note, accrued and unpaid interest and the expenses of foreclosure. Subsequently, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance and making the repairs at its own expense as are necessary to render the property suitable for sale. The lender commonly will obtain the services of a real estate broker and pay the broker a commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss may be reduced by the receipt of mortgage insurance proceeds.

COOPERATIVE LOANS

     If specified in the prospectus supplement relating to a Series of Securities, the Mortgage Loans may also contain Cooperative Loans evidenced by promissory notes secured by security interests in shares issued by private corporations which are entitled to be treated as housing cooperatives under the Code and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the corporations' buildings. The security agreement will create a lien upon, or grant a title interest in, the property that it covers, the priority of which will depend on the terms of the particular security agreement as well as the order of recordation of the agreement in the appropriate recording office. This lien or title interest is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers.

     A corporation that is entitled to be treated as a housing cooperative under the Code owns all the real property or some interest sufficient to permit it to own the building and all separate dwelling units in the real property. The cooperative is directly responsible for property management and, in most cases, payment of real estate taxes and hazard and liability insurance. If there is a blanket mortgage or mortgages on the cooperative apartment building and/or underlying land, as is generally the case, or an underlying lease of the land, as is the case in some instances, the cooperative, as property mortgagor, is also responsible for meeting these mortgage or rental obligations. The interest of the occupancy under proprietary leases or occupancy agreements as to which that cooperative is the landlord are generally subordinate to the interest of the holder of a blanket mortgage and to the interest of the holder of a land lease. If the cooperative is unable to meet the payment obligations (1) arising under a blanket mortgage, the mortgagee holding a blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements or (2) arising under its land lease, the holder of the land lease could terminate it and all subordinate proprietary leases and occupancy agreements. Also, a blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity. The inability of the cooperative to refinance a mortgage and its consequent inability to make the final payment could lead to foreclosure by the mortgagee. Similarly, a land lease has an expiration date and the inability of the cooperative to extend its term or, in the alternative, to purchase the land could lead to termination of the cooperative's interest in the property and termination of all proprietary leases and occupancy agreements. A foreclosure by the holder of a blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed an individual tenant-stockholder of cooperative shares including, in the case of the Cooperative Loans, the collateral securing the Cooperative Loans. Similarly, the termination of the land lease by its holder could eliminate or significantly diminish the value of any collateral held by the lender who financed an individual tenant-stockholder of the cooperative shares or, in the case of the Cooperative Loans, the collateral securing the Cooperative Loans.

     Each cooperative is owned by tenant-stockholders who, through ownership of stock or shares in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing the tenant-stockholder's pro rata share of the cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a cooperative and accompanying occupancy rights are financed through a cooperative share loan evidenced by a promissory note and secured by a security interest in the occupancy agreement or proprietary lease and in the related cooperative shares. The lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement, and a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares. See " -- Realizing upon Cooperative Loan Security" below.

TAX ASPECTS OF COOPERATIVE LOANS

     In general, a "tenant-stockholder" (as defined in Section 216(b)(2) of the Code) of a corporation that qualifies as a "cooperative housing corporation" within the meaning of Section 216(b)(1) of the Code is allowed a deduction for amounts paid or accrued within his taxable year to the corporation representing his proportionate share of particular interest expenses and real estate taxes allowable as a deduction under Section 216(a) of the Code to the corporation under Sections 163 and 164 of the Code. In order for a corporation to qualify under Section 216(b)(1) of the Code for its taxable year in which the items are allowable as a deduction to the corporation, the section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholder. By virtue of this requirement the status of a corporation for purposes of Section 216(b)(1) of the Code must be determined on a year-to-year basis. Consequently, there can be no assurance that cooperatives relating to the Cooperative Loans will qualify under the section for any particular year. In the event that a cooperative fails to qualify for one or more years, the value of the collateral securing any related Cooperative Loans could be significantly impaired because no deduction would be allowable to tenant-stockholders under Section 216(a) of the Code with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Section 216(b)(1) of the Code, the likelihood that a failure would be permitted to continue over a period of years appears remote.

REALIZING UPON COOPERATIVE LOAN SECURITY

     The cooperative shares and proprietary lease or occupancy agreement owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the cooperative's certificate of incorporation and by-laws, as well as in the proprietary lease or occupancy agreement. The proprietary lease or occupancy agreement, even while pledged, may be cancelled by the cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by the tenant-stockholder, including mechanics' liens against the cooperative apartment building incurred by the tenant-stockholder. Commonly, rent and other obligations and charges arising under a proprietary lease or occupancy agreement which are owed to the cooperative are made liens upon the shares to which the proprietary lease or occupancy agreement relates. In addition, the proprietary lease or occupancy agreement generally permits the cooperative to terminate the lease or agreement in the event the borrower defaults in the performance of covenants under the lease or agreement. The lender and the cooperative will typically enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

     The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the cooperative will take no action to terminate the lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the cooperative will recognize the lender's lien against proceeds from a sale of the cooperative apartment subject, however, to the cooperative's right to sums due under the proprietary lease or occupancy agreement or that have become liens on the shares relating to the proprietary lease or occupancy agreement. The total amount owed to the cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest on the cooperative loan.

     Recognition agreements also provide that in the event the lender succeeds to the tenant-shareholder's shares and proprietary lease or occupancy agreement as the result of realizing upon the collateral for a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease. The approval or consent is usually based on the prospective purchaser's income and net worth, among other factors, and may significantly reduce the number of potential purchasers, which could limit the ability of the lender to sell and realize upon the value of the collateral. Generally, the lender is not limited in any rights it may have to dispossess the tenant-shareholders.

     The terms of the Cooperative Loans do not require either the Mortgagor or the Cooperative to obtain title insurance of any type. Consequently, the existence of any prior liens or other imperfections of title also may adversely affect the marketability of the Cooperative Dwelling in the event of foreclosure.

     In New York, lenders generally realize upon the pledged shares and proprietary lease or occupancy agreement given to secure a cooperative loan by public sale in accordance with the provisions of Article 9 of the Uniform Commercial Code (the "UCC") and the security agreement relating to those shares.
Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the sale. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

     Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative corporation to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See " -- Anti-Deficiency Legislation and Other Limitations on Lenders" below.

     In the case of foreclosure on a Multifamily Property that was converted from a rental building to a building owned by a cooperative housing corporation under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws which apply to particular tenants who elected to remain in the building but not to purchase shares in the cooperative when the building was so converted. Any restrictions could adversely affect the number of potential purchasers for and the value of the property.

RIGHTS OF REDEMPTION

     In some states, after a sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and particular foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In other states, this right of redemption applies only to a sale following judicial foreclosure, and not a sale pursuant to a non-judicial power of sale. In most states where the right of redemption is available, statutory redemption may occur upon payment of the foreclosure purchase price, accrued interest and taxes. In some states, the right to redeem is an equitable right. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

     Some states have imposed statutory restrictions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or a non-judicial sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the amount due to the lender and the net amount realized upon the foreclosure sale. Other statutes prohibit a deficiency judgment where the loan proceeds were used to purchase a dwelling occupied by the borrower.

     Some state statutes may require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security; however, in some of these states, the lender, following judgment on the personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower.

     Other statutory provisions may limit any deficiency judgment against the former borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the property at the time of the sale. The purpose of these statutes is to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale.

     In some states, exceptions to the anti-deficiency statutes are provided for in some instances where the value of the lender's security has been impaired by acts or omissions of the borrower, for example, in the event of waste of the property.

     In the case of cooperative loans, lenders generally realize on cooperative shares and the accompanying proprietary lease or occupancy agreement given to secure a cooperative loan under Article 9 of the UCC. Some courts have interpreted Section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral, which, in the case of a Cooperative Loan, would be the shares of the Cooperative and the related proprietary lease or occupancy agreement, was conducted in a commercially reasonable manner.

     In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws, the federal Soldiers' and Sailors' Civil Relief Act of 1940 and state laws affording relief to debtors, may interfere with or affect the ability of a secured mortgage lender to realize upon its security. For example, in a Chapter 13 proceeding under the federal Bankruptcy Code, when a court determines that the value of a home is less than the principal balance of the loan, the court may prevent a lender from foreclosing on the home, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the value of the home as it exists at the time of the proceeding, leaving the lender as a general unsecured creditor for the difference between that value and the amount of outstanding indebtedness. A bankruptcy court may grant the debtor a reasonable time to cure a payment default, and in the case of a mortgage loan not secured by the debtor's principal residence, also may reduce the monthly payments due under the mortgage loan, change the rate of interest and alter the mortgage loan repayment schedule. Particular court decisions have applied the relief to claims secured by the debtor's principal residence.

     The Code provides priority to particular tax liens over the lien of the mortgage or deed of trust. The laws of some states provide priority to particular tax liens over the lien of the mortgage or deed of trust. Numerous federal and some state consumer protection laws impose substantive requirements upon mortgage lenders in connection with the origination, servicing and the enforcement of mortgage loans. These laws include the federal Truth in Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act, and related statutes and regulations. These federal laws and state laws impose specific statutory liabilities upon lenders who originate or service mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans.

     Unless otherwise specified in the related prospectus supplement, each Mortgage Loan secured by Multifamily Property will be a non-recourse loan to the Mortgagor. As a result, the Mortgagor's obligation to repay the Mortgage Loan can be enforced only against the Mortgaged Property regardless of whether the Mortgagor has other assets from which it could repay the loan.

     Unless otherwise specified in the related prospectus supplement, the mortgage securing each Mortgage Loan relating to Multifamily Property will contain an assignment of rents and an assignment of leases, pursuant to which the borrower assigns its right, title and interest as landlord under each lease and the income derived from each lease to the Depositor, while retaining a license to collect the rents so long as there is no default. In the event the borrower defaults, the license terminates and the Trustee, as the assignee of the assignment, is entitled to collect the rents. The Trustee may enforce its right to the rents by seeking the appointment of a receiver to collect the rents immediately after giving notice to the borrower of the default.

"DUE-ON-SALE" CLAUSES

     The forms of note, mortgage and deed of trust relating to conventional Mortgage Loans may contain a "due-on-sale" clause permitting acceleration of the maturity of a loan if the borrower transfers its interest in the property. The enforceability of these clauses has been subject of legislation or litigation in many states, and in some cases the enforceability of these clauses was limited or denied. However, the Garn-St Germain Depository Institutions Act of 1982 (the "Garn-St Germain Act") preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to limited exceptions. The Garn-St Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

     The Garn-St Germain Act also sets forth nine specific instances in which a mortgage lender covered by the Garn-St Germain Act may not exercise a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. These include intra-family transfers, particular transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance. Regulations promulgated under the Garn-St Germain Act also prohibit the imposition of prepayment penalty upon the acceleration of a loan pursuant to a due-on-sale clause.

     The inability to enforce a due-on-sale clause may result in a mortgage loan bearing an interest rate below the current market rate being assumed by a new home buyer rather than being paid off, which may have an impact upon the average life of the Mortgage Loans and the number of Mortgage Loans which may be outstanding until maturity.

ENFORCEABILITY OF CERTAIN PROVISIONS

     Standard forms of note, mortgage and deed of trust generally contain provisions obligating the borrower to pay a late charge if payments are not timely made and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In some states, there are or may be specific limitations upon late charges which a lender may collect from a borrower for delinquent payments. State and federal statutes or regulations may also limit a lender's right to collect a prepayment penalty when the prepayment is caused by the lender's acceleration of the loan pursuant to a due-on-sale clause. Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Under the Servicing Agreements and the applicable Agreement, late charges and prepayment fees, to the extent permitted by law and not waived by the Servicers, will be retained by the Servicers or Master Servicer as additional servicing compensation.

     Courts have imposed general equitable principles upon foreclosure. These equitable principles are generally designed to relieve the borrower from the legal effect of defaults under the loan documents. Examples of judicial remedies that may be fashioned include judicial requirements that the lender undertake affirmative and sometimes expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required lenders to reinstate loans or recast payment schedules to accommodate borrowers who are suffering from temporary financial disability. In some cases, courts have limited the right of lenders to foreclose if the default under the mortgage instrument is not monetary, for example, the borrower failing to adequately maintain or insure the property or the borrower executing a second mortgage or deed of trust affecting the property. In other cases, some courts have been faced with the issue whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under the deeds of trust receive notices in addition to the statutorily-prescribed minimum requirements. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust or under a mortgage having a power of sale does not involve sufficient state action to afford constitutional protections to the borrower.

ENVIRONMENTAL CONSIDERATIONS

     Under the federal Comprehensive Environmental Response Compensation and Liability Act, as amended, a secured party which takes a deed in lieu of foreclosure or purchases a mortgaged property at a foreclosure sale may become liable in some circumstances for the costs of remedial action ("Cleanup Costs") if hazardous wastes or hazardous substances have been released or disposed of on the property. The Cleanup Costs may be substantial. It is possible that the costs could become a liability of the Trust Fund and reduce the amounts otherwise distributable to the Securityholders if a Mortgaged Property securing a Mortgage Loan became the property of the Trust Fund in some circumstances and if the Cleanup Costs were incurred.

     Except as otherwise specified in the related prospectus supplement, each Unaffiliated Seller will represent, as of the date of delivery of the related Series of Securities, that to the best of its knowledge no Mortgaged Property secured by Multifamily Property is subject to an environmental hazard that would have to be eliminated under applicable law before the sale of, or which could otherwise affect the marketability of, the Mortgaged Property or which would subject the owner or operator of the Mortgaged Property or a lender secured by the Mortgaged Property to liability under law, and that there are no liens which relate to the existence of any clean-up of a hazardous substance, and to the best of its knowledge no circumstances are existing that under law would give rise to any lien, affecting the Mortgaged Property which are or may be liens prior to or on a parity with the lien of the related mortgage. The applicable Agreement and/or Servicing Agreement will further provide that the Master Servicer, acting on behalf of the Trust Fund, may not acquire title to a Mortgaged Property or take over its operation unless the Master Servicer has received a report from a qualified independent person selected by the Master Servicer setting forth whether the Mortgaged Property is subject to or presents any toxic wastes or environmental hazards and an estimate of the cost of curing or cleaning up the hazard.

THE CONTRACTS

     As a result of the Depositor's assignment of the Contract to the Trustee, the Certificateholders will succeed collectively to all of the rights, including the right to receive payment on the Contracts, and will assume particular obligations of the Depositor. Each Contract evidences both (1) the obligation of the Obligor to repay the loan and (2) the grant of a security interest in the Manufactured Home to secure repayment of the loan. Some of the aspects of both features of the Contracts are described more fully below.

     The Contracts generally are "chattel paper" as defined in the Uniform Commercial Code in effect in the states in which the Manufactured Homes initially were registered. Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the applicable Agreement and/or Servicing Agreement, the Master Servicer or the Depositor, as the case may be, will transfer physical possession of the Contracts to the Trustee or Indenture Trustee, or their respective custodian, as the case may be. In addition, the Master Servicer will make an appropriate filing of a UCC-1 financing statement in the appropriate states to give notice of the Trustee's ownership of the Contracts or the Indenture Trustee's security interest in the Contracts, as the case may be. Unless otherwise specified in the related prospectus supplement, the Contracts will not be stamped or marked otherwise to reflect their assignment from the Depositor to the Trustee or their pledge to the Indenture Trustee. Therefore, if a subsequent purchaser were able to take physical possession of the Contracts without notice of the assignment or pledge, the respective Trustees' interest in the Contracts could be defeated.

SECURITY INTERESTS IN THE MANUFACTURED HOMES

     The law governing perfection of a security interest in a Manufactured Home varies from state to state. Security interests in manufactured homes may be perfected either by notation of the secured party's lien on the certificate of title or by delivery of the required documents and payment of a fee to the state motor vehicle authority, depending on state law. In some nontitle states, perfection pursuant to the provisions of the UCC is required. The lender or Master Servicer may effect the notation or delivery of the required documents and fees, and obtain possession of the certificate of title, as appropriate under the laws of the state in which any manufactured home securing a manufactured housing conditional sales contract is registered. In the event the Master Servicer or the lender fails, due to clerical errors, to effect the notation or delivery, or files the security interest under the wrong law, for example, under a motor vehicle title statute rather than under the UCC, in a few states, the Securityholders may not have a first priority security interest in the Manufactured Home securing a Contract. As manufactured homes have become larger and often have been attached their sites without any apparent intention to move them, courts in many states have held that manufactured homes, under some circumstances, may become subject to real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law. In order to perfect a security interest in a manufactured home under real estate laws, the holder of the security interest must file either a "fixture filing" under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the manufactured home is located. These filings must be made in the real estate records office of the county where the manufactured home is located. Substantially all of the Contracts will contain provisions prohibiting the borrower from permanently attaching the Manufactured Home to its site. So long as the Obligor does not violate this agreement, a security interest in the Manufactured Home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the seller's security interest in the Manufactured Home. If, however, a Manufactured Home is permanently attached to its site, other parties could obtain an interest in the Manufactured Home which is prior to the security interest originally retained by the Unaffiliated Seller and transferred to the Depositor. With respect to a Series of Securities and as described in the related prospectus supplement, the Master Servicer may be required to perfect a security interest in the Manufactured Home under applicable real estate laws. If the real estate filings are not required and if any of the foregoing events were to occur, the only recourse of the Securityholders would be against the Unaffiliated Seller pursuant to its repurchase obligation for breach of warranties. Based on the representations of the Unaffiliated Seller, the Depositor, however, believes that it has obtained a perfected first priority security interest by proper notation or delivery of the required documents and fees with respect to substantially all of the Manufactured Homes securing the Contracts.

     The Depositor will assign its security interests in the Manufactured Homes to the Trustee on behalf of the Certificateholders and, if a Series of Securities includes Notes, the security interest will be pledged to the Indenture Trustee on behalf of the Noteholders. Unless otherwise specified in the related prospectus supplement, neither the Depositor nor the Trustee or Indenture Trustee will amend the certificates of title to identify the Trustee or the Indenture Trustee, as applicable, as the new secured party. Accordingly, the Depositor or another entity specified in the prospectus supplement will continue to be named as the secured party on the certificates of title relating to the Manufactured Homes. In most states, the assignment is an effective conveyance of the security interest without amendment of any lien noted on the related certificate of title and the new secured party succeeds to the assignor's rights as the secured party. However, in some states there exists a risk that, in the absence of an amendment to the certificate of title, the assignment of the security interest might not be held effective against creditors of the assignor.

     In the absence of fraud, forgery or permanent affixation of the Manufactured Home to its site by the Manufactured Home owner, or administrative error by state recording officials, the notation of the lien of the Depositor on the certificate of title or delivery of the required documents and fees will be sufficient to protect the Securityholders against the rights of subsequent purchasers of a Manufactured Home or subsequent lenders who take a security interest in the Manufactured Home. If there are any Manufactured Homes as to which the security interest assigned to the Depositor and the Certificateholders and pledged to the Noteholders, if any, is not perfected, the security interest would be subordinate to, among others, subsequent purchasers for value of Manufactured Homes and holders of perfected security interests. There also exists a risk in not identifying the applicable Securityholders as the new secured party on the certificate of title that, through fraud or negligence, the security interest of the Securityholders could be released.

     In the event that the owner of a Manufactured Home moves it to a state other than the state in which the Manufactured Home initially is registered, under the laws of most states the perfected security interest in the Manufactured Home would continue for four months after the relocation and after that time only if and after the owner re-registers the Manufactured Home in the state. If the owner were to relocate a Manufactured Home to another state and not re-register the Manufactured Home in the state, and if steps are not taken to re-perfect the Trustee's security interest in the state, the security interest in the Manufactured Home would cease to be perfected. A majority of states generally require surrender of a certificate of title to re-register a Manufactured Home; accordingly, the Trustee or the Indenture Trustee, or the Master Servicer as custodian for the Trustee and/or Indenture Trustee, must surrender possession if it holds the certificate of title to the Manufactured Home or, in the case of Manufactured Homes registered in states which provide for notation of lien on the certificate of title, the applicable Trustee would receive notice of surrender if the security interest in the Manufactured Home is noted on the certificate of title. Accordingly, the Trustee and Indenture Trustee would have the opportunity to re-perfect its security interest in the Manufactured Home in the state of relocation. In states which do not require a certificate of title for registration of a Manufactured Home, re-registration could defeat perfection. In the ordinary course of servicing manufactured housing installment or conditional sales contracts and installment loan agreements, the Master Servicer takes steps to effect the re-perfection upon receipt of notice of re-registration or information from the Obligor as to relocation. Similarly, when an Obligor under a Contract sells a Manufactured Home, the Trustee or the Indenture Trustee, or the Master Servicer as custodian for the Trustee or Indenture Trustee, must surrender possession of the certificate of title or will receive notice as a result of its lien noted on the certificate of title and accordingly will have an opportunity to require satisfaction of the related Contract before release of the lien. Under the applicable Agreement, the Master Servicer, on behalf of the Depositor, will be obligated to take the steps, at the Master Servicer's expense, as are necessary to maintain perfection of security interests in the Manufactured Homes.

     Under the laws of most states, liens for repairs performed on a Manufactured Home take priority even over a perfected security interest. The Depositor will represent in the applicable Agreement that it has no knowledge of any liens with respect to any Manufactured Home securing payment on any Contract. However, liens could arise at any time during the term of a Contract. No notice will be given to the Trustee, Indenture Trustee or Securityholders in the event a lien arises and the lien would not give rise to a repurchase obligation on the part of the party specified in the applicable Agreement.

ENFORCEMENT OF SECURITY INTERESTS IN MANUFACTURED HOMES

     The Master Servicer on behalf of the Trustee or the Indenture Trustee, to the extent required by the related Agreement and/or Indenture, may take action to enforce the applicable Trustee's security interest with respect to Contracts in default by repossession and resale of the Manufactured Homes securing the Defaulted Contracts. Except in Louisiana, so long as the Manufactured Home has not become subject to the real estate law, a creditor can repossess a Manufactured Home securing a Contract by voluntary surrender, by "self-help" repossession that is "peaceful" (i.e., without breach of the peace) or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a Contract must give the debtor a number of days notice, which varies from 10 to 30 days depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting a sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the unit so that the debtor may redeem at or before a resale. In the event of a repossession and resale of a Manufactured Home, the Trustee and/or Indenture Trustee would be entitled to be paid out of the sale proceeds before the proceeds could be applied to the payment of the claims of unsecured creditors or the holders of subsequently perfected security interests or, afterward, to the debtor.

     Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the Manufactured Home securing the debtor's loan. However, some states impose prohibitions or limitations on deficiency judgments.

     Under other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.

CONSUMER PROTECTION LAWS

     The so-called "Holder-in-Due-Course" rule of the Federal Trade Commission is intended to defeat the ability of the transferor of a consumer credit contract which is the seller of goods which gave rise to the transaction, and particular related lenders and assignees, to transfer the contract free of notice of claims by the debtor under the contract. The effect of this rule is to subject the assignee of a contract to all claims and defenses which the debtor could assert against the seller of goods. Liability under this rule is limited to amounts paid under a Contract; however, the Obligor also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought against the Obligor. Numerous other federal and state consumer protection laws impose requirements applicable to the origination and lending pursuant to the Contracts, including the Truth in Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related Contract.

TRANSFERS OF MANUFACTURED HOMES; ENFORCEABILITY OF "DUE-ON-SALE" CLAUSES

     The Contracts, in general, prohibit the sale or transfer of the related Manufactured Homes without the consent of the Depositor or the Master Servicer and permit the acceleration of the maturity of the Contracts by the Depositor or the Master Servicer upon any sale or transfer that is not consented to. Unless otherwise specified in the related prospectus supplement, the Depositor or the Master Servicer expects that it will permit most transfers of Manufactured Homes and not accelerate the maturity of the related Contracts. In some cases, the transfer may be made by a delinquent Obligor in order to avoid a repossession proceeding with respect to a Manufactured Home.

     In the case of a transfer of a Manufactured Home after which the Depositor desires to accelerate the maturity of the related Contract, the Depositor's ability to do so will depend on the enforceability under state law of the "due-on-sale" clause. The Garn-St Germain Act preempts, subject to exceptions and conditions, state laws prohibiting enforcement of "due-on-sale" clauses applicable to the Manufactured Homes. In some states the Depositor or the Master Servicer may be prohibited from enforcing a "due-on-sale" clause in respect of particular Manufactured Homes.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, as amended ("Title V"), provides that, subject to the following conditions, state usury limitations shall not apply to any loan that is secured by a first lien on some kinds of manufactured housing. The Contracts would be covered if they satisfy particular conditions, among other things, governing the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of or foreclosure with respect to the related unit.

     Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision that expressly rejects application of the federal law. Fifteen states adopted a law prior to the April 1, 1983 deadline. In addition, even where Title V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V. In any state in which application of Title V was expressly rejected or a provision limiting discount points or other charges has been adopted, no Contract which imposes finance charges or provides for discount points or charges in excess of permitted levels has been included in the Trust Assets or Fund. The Depositor, or the party specified in the related Agreement will represent that all of the Contracts comply with applicable usury laws.

                         FEDERAL INCOME TAX CONSEQUENCES

     The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of Securities. Where appropriate, additional consequences will be discussed in the prospectus supplement relating to a particular Series. Stroock & Stroock & Lavan LLP, New York, New York, or other counsel to the Depositor specified in the related prospectus supplement (each, "Special Tax Counsel"), is delivering its opinion regarding related federal income tax matters discussed below. The opinion addresses only those issues specifically identified below as being covered by the opinion; however, the opinion also states that the additional discussion set forth below accurately sets forth Special Tax Counsel's advice with respect to material federal income tax issues. As used in this prospectus in "Federal Income Tax Consequences," "Mortgage Loans" shall include Mortgage Certificates and Contracts and "Mortgage Pool" shall include "Contract Pool." The following discussion does not purport to discuss all federal income tax consequences that may be applicable to particular categories of investors, some of which may be subject to special rules. Further, the authorities on which this discussion are based are subject to change and differing interpretation, which change or differing interpretation could apply retroactively. This discussion does not address the state or local tax consequences of the purchase, ownership and disposition of the Securities. It is recommended that investors consult their own tax advisers in determining the federal, state, local or other tax consequences to them of the purchase, ownership and disposition of the Securities offered under this Prospectus.

     The following discussion addresses securities of two general types: (1) certificates and/or notes ("REMIC Certificates") representing interests in a Mortgage Pool ("REMIC Mortgage Pool") which the Master Servicer elects to have treated as a real estate mortgage investment conduit ("REMIC") under Code Sections 860A through 860G ("REMIC Provisions") and (2) certificates and/or notes ("Trust Certificates") representing particular interests in a Trust Fund which the Master Servicer does not elect to have treated as a REMIC. REMIC Certificates and Trust Certificates will be referred to collectively as "Certificates."

     Under the REMIC Provisions, REMICs may issue one or more classes of "regular" interests and must issue one and only one class of "residual" interests. A REMIC Certificate representing a regular interest in a REMIC Mortgage Pool will be referred to as a "REMIC Regular Certificate" and a REMIC Certificate representing a residual interest in a REMIC Mortgage Pool will be referred to as a "REMIC Residual Certificate."

     A Trust Certificate representing an undivided equitable ownership interest in the principal of the Mortgage Loans constituting the related Trust Fund, together with interest on the Mortgage Loans at a remittance rate, which may be less than, greater than or equal to the related pass-through interest rate, will be referred to as a "Trust Fractional Certificate" and a Trust Certificate representing an equitable ownership of all or a portion of the interest paid on each Mortgage Loan constituting the related Trust Fund, net of normal servicing fees, will be referred to as a "Trust Interest Certificate."

     The following discussion is based in part upon the rules governing original issue discount that are set forth in Code Sections 1271 through 1275 and in Treasury regulations issued under the original issue discount provisions of the Code (the "OID Regulations"), and the Treasury regulations issued under the provisions of the Code relating to REMICs (the "REMIC Regulations").

I. REMIC TRUST FUNDS

A. CLASSIFICATION OF REMIC TRUST FUNDS

     With respect to each Series of REMIC Certificates relating to a REMIC Mortgage Pool, Special Tax Counsel will deliver its opinion generally to the effect that, assuming that:

     (1) a REMIC election is made timely in the required form,

     (2) there is ongoing compliance with all provisions of the related Pooling and Servicing Agreement,

     (3) representations set forth in the Pooling and Servicing Agreement are true and

     (4) there is continued compliance with applicable provisions of the Code and applicable Treasury regulations issued under the Code,

the REMIC Mortgage Pool will qualify as a REMIC and the classes of interests offered will be considered to be "regular interests" or "residual interests" in that REMIC Mortgage Pool within the meaning of the REMIC Provisions.

     Holders of REMIC Certificates ("REMIC Certificateholders") should be aware that, if an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, the Code provides that the entity will not be treated as a REMIC for the year and after. In this event, an entity electing to be treated as a REMIC may be taxable as a separate corporation under Treasury regulations, and the REMIC Certificates issued by the entity may not be accorded the status described below under " -- Characterization of Investments in REMIC Certificates." In the case of an inadvertent termination of REMIC status, the Code provides the Treasury Department with authority to issue regulations providing relief. Any relief, however, may be accompanied by sanctions, including the imposition of a corporate tax on all or a portion of the REMIC's income for the period of time in which the requirements for REMIC status are not satisfied.

     Among the ongoing requirements in order to qualify for REMIC treatment is that substantially all of the assets of the Trust Fund, as of the close of the third calendar month beginning after the creation of the REMIC and continually afterward, must consist of only "qualified mortgages" and "permitted investments." In order to be a "qualified mortgage" or to support treatment of a certificate of participation in a "qualified mortgage" as a "qualified mortgage," an obligation must be principally secured by an interest in real property. The REMIC Regulations treat an obligation secured by manufactured housing qualifying as a single family residence under Code Section 25(e)(10) as an obligation secured by real property, without regard to the treatment of the obligation or the property under state law. Under Code Section 25(e)(10), a single family residence includes any manufactured home that has a minimum of 400 square feet of living space and a minimum width in excess of 102 inches and that is of a kind customarily used at a fixed location.

B. CHARACTERIZATION OF INVESTMENTS IN REMIC CERTIFICATES

     In general, REMIC Certificates are not treated for federal income tax purposes as ownership interests in the assets of a REMIC Mortgage Pool. However,
(1) REMIC Certificates held by a domestic building and loan association will constitute a "regular or residual interest in a REMIC" within the meaning of Code Section 7701(a)(19)(C)(xi) in the same proportion that the assets of the REMIC Mortgage Pool underlying the Certificates ("Assets") would be treated as "loans secured by an interest in real property" within the meaning of Code
Section 7701(a)(19)(C)(v) or as other assets described in Code Section 7701(a)(19)(C)(i) through (x); and (2) REMIC Certificates held by a real estate investment trust ("REIT") will constitute "real estate assets" within the meaning of Code Section 856(c)(4)(A), and any amount includible in gross income on the REMIC Certificates will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B) in the same proportion that, for both purposes, the Assets of the REMIC would be treated as "interests in real property" as defined in Code Section 856(c)(5)(C) (or, as provided in the Committee Report, as "real estate assets" as defined in Code Section 856(c)(5)(B)). See " -- Non-REMIC Trust Funds -- Characterization of Investments in Trust Certificates -- Buydown Mortgage Loans." Moreover, if 95% or more of the Assets qualify for any of the foregoing treatments, the REMIC Certificates (and income on the REMIC Certificates) will qualify for the corresponding status in their entirety. Investors should be aware that the investment of amounts in any Reserve Fund or GPM Fund in non-qualifying assets would, and holding property acquired by foreclosure pending sale might, reduce the amount of the REMIC Certificates that would qualify for the foregoing treatment. The REMIC Regulations provide that payments on Mortgage Loans held pending distribution are considered part of the Mortgage Loans for purposes of Code Section 856(c)(4)(A); it is unclear whether the collected payments would be so treated for purposes of Code Section 7701(a)(19)(C)(v), but there appears to be no reason why analogous treatment should not be given to the collected payments under that provision. The determination as to the percentage of the REMIC's assets (or income) that will constitute assets (or income) described in the foregoing Sections of the Code will be made with respect to each calendar quarter based on the average adjusted basis (or average amount of income) of each category of the assets held (or income accrued) by the REMIC during the calendar quarter. The REMIC will report those determinations to Certificateholders in the manner and at the times required by applicable Treasury regulations. The prospectus supplement or the related Current Report on Form 8-K for each Series of REMIC Certificates will describe the Assets as of the Cut-off Date. REMIC Certificates held by particular financial institutions will constitute an "evidence of indebtedness" within the meaning of Code Section 582(c)(1); in addition, regular interests in any other REMIC acquired by a REMIC in accordance with the requirements of Code
Section 860G(a)(3) or Section 860G(a)(4) will be treated as "qualified mortgages" within the meaning of Code Section 860D(a)(4).

     For purposes of characterizing an investment in REMIC Certificates, a Contract secured by a Manufactured Home qualifying as a "single family residence" under Code Section 25(e)(10) will constitute (1) a "real estate asset" within the meaning of Code Section 856 and (2) an asset described in Code
Section 7701(a)(19)(C). With respect to the Contracts included in a Trust Fund that makes an election to be treated as a REMIC, each Unaffiliated Seller will represent and warrant that each of the Manufactured Homes securing the Contracts meets the definition of a "single family residence."

C. TIERED REMIC STRUCTURES

     For some Series of Certificates, two or more separate elections may be made to treat designated portions of the related Trust Fund as REMICs ("Tiered REMICs") for federal income tax purposes. Upon the issuance of a Series of this type of Certificates, Special Tax Counsel will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Pooling and Servicing Agreement, the Tiered REMICs will each qualify as a REMIC and the REMIC Certificates issued by the Tiered REMICs will be considered to evidence ownership of REMIC Regular Certificates or REMIC Residual Certificates in the related REMIC within the meaning of the REMIC Provisions.

     Solely for purposes of determining whether the REMIC Certificates will be "real estate assets" within the meaning of Code Section 856(c)(4)(A), and assets described in Code Section 7701(a)(19)(C), and whether the income on the Certificates is interest described in Code Section 856(c)(3)(B), the Tiered REMICs will be treated as one REMIC.

D. TAXATION OF OWNERS OF REMIC REGULAR CERTIFICATES

     Except as otherwise stated in this discussion, the REMIC Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC Mortgage Pool and not as ownership interests in the REMIC Mortgage Pool or its Assets. In general, interest, original issue discount and market discount paid or accrued on a REMIC Regular Certificate will be treated as ordinary income to the holder of the REMIC Regular Certificate. Distributions in reduction of the stated redemption price at maturity of the REMIC Regular Certificate will be treated as a return of capital to the extent of the holder's basis in the REMIC Regular Certificate. Holders of REMIC Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

1. ORIGINAL ISSUE DISCOUNT

     Particular REMIC Regular Certificates may be issued with "original issue discount" within the meaning of Code Section 1273(a). Any holders of REMIC Regular Certificates issued with original issue discount generally will be required to include original issue discount in income as it accrues, in accordance with a constant yield method that takes into account the compounding of interest, in advance of the receipt of the cash attributable to the income. The Master Servicer will report annually, or more frequently if required, to the Internal Revenue Service (the "IRS") and to Certificateholders the information with respect to the original issue discount accruing on the REMIC Regular Certificates as may be required under Code Section 6049 and the regulations under the Code. See " -- Reporting and Other Administrative Matters of REMICs" below.

     Rules governing original issue discount are set forth in Code Sections 1271 through 1275 and in the OID Regulations. Code Section 1272(a)(6) provides special original issue discount rules applicable to REMIC Regular Certificates.

     Code Section 1272(a)(6) requires that a mortgage prepayment assumption ("Prepayment Assumption") be used in computing the accrual of original issue discount on REMIC Regular Certificates, and for other federal income tax purposes. The Prepayment Assumption is to be determined in the manner prescribed in Treasury regulations. To date, no regulations in this regard have been promulgated. The Committee Report indicates that the regulations will provide that the Prepayment Assumption, if any, used with respect to a particular transaction must be the same as that used by the parties in pricing the transaction. The Master Servicer will use a Prepayment Assumption in reporting original issue discount that is consistent with this standard. However, neither the Depositor nor the Master Servicer makes any representation that the Mortgage Loans will in fact prepay at the rate reflected in the Prepayment Assumption or at any other rate. Each investor must make its own decision as to the appropriate prepayment assumption to be used in deciding whether or not to purchase any of the REMIC Regular Certificates. The prospectus supplement with respect to a Series of REMIC Certificates will disclose the Prepayment Assumption to be used in reporting original issue discount, if any, and for other federal income tax purposes.

     The total amount of original issue discount on a REMIC Regular Certificate is the excess of the "stated redemption price at maturity" of the REMIC Regular Certificate over its "issue price." Except as discussed in the following two paragraphs, in general, the issue price of a particular class of REMIC Regular Certificates offered under this prospectus will be the price at which a substantial amount of REMIC Regular Certificates of that class is first sold to the public, excluding bond houses and brokers, and the stated redemption price at maturity of a REMIC Regular Certificate will be its Stated Principal Balance.

     If a REMIC Regular Certificate is sold with accrued interest that relates to a period prior to the issue date of the REMIC Regular Certificate, the amount paid for the accrued interest will be treated instead as increasing the issue price of the REMIC Regular Certificate. In addition, that portion of the first interest payment in excess of interest accrued from the date of initial issuance of the REMIC Regular Certificates (the "Closing Date") to the first Distribution Date will be treated for federal income tax reporting purposes as includible in the stated redemption price at maturity of the REMIC Regular Certificates, and as excludible from income when received as a payment of interest on the first Distribution Date, except to the extent of any accrued market discount as of that date. The OID Regulations suggest, however, that some or all of this pre-issuance accrued interest "may" be treated as a separate asset, and hence not includible in a REMIC Regular Certificate's issue price or stated redemption price at maturity, whose cost is recovered entirely out of interest paid on the first Distribution Date.

     The stated redemption price at maturity of a REMIC Regular Certificate is equal to the total of all payments to be made on the Certificate other than "qualified stated interest." Under the OID Regulations, "qualified stated interest" is interest that is unconditionally payable at least annually during the entire term of the Certificate at either (1) a single fixed rate that appropriately takes into account the length of the interval between payments or
(2) a current value of a single "qualified floating rate" or "objective rate" (each, a "Single Variable Rate"). A "current value" is the value of a variable rate on any day that is no earlier than three months prior to the first day on which that value is in effect and no later than one year following that day. A "qualified floating rate" is a rate whose variations can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the Certificate is denominated. This rate remains qualified even though it is multiplied by a fixed, positive multiple greater than 0.65 but not exceeding 1.35, increased or decreased by a fixed rate, or both. Some combinations of rates constitute a single qualified floating rate, including (1) interest stated at a fixed rate for an initial period of less than one year followed by a qualified floating rate if the value of the floating rate at the Closing Date is intended to approximate the fixed rate, and (2) two or more qualified floating rates that can reasonably be expected to have approximately the same values throughout the term of the Certificate. A combination of these rates is conclusively presumed to be a single floating rate if the values of all rates on the Closing Date are within 0.25 percentage points of each other. A variable rate that is subject to an interest rate cap, floor, governor or similar restriction on rate adjustment may be a qualified floating rate only if the restriction is fixed throughout the term of the instrument, or is not reasonably expected as of the Closing Date to cause the yield on the debt instrument to differ significantly from the expected yield absent the restriction. Final regulations issued on June 11, 1996 define an "objective rate" as a rate determined using a single fixed formula and based on objective financial information or economic information. However, an objective rate does not include a rate based on information that is within the control of or unique to the circumstances of the issuer or a party related to the issuer. A combination of interest stated at a fixed rate for an initial period of less than one year followed by an objective rate is treated as a single objective rate if the value of the objective rate at the Closing Date is intended to approximate the fixed rate; this combination of rates is conclusively presumed to be a single objective rate if the objective rate on the Closing Date does not differ from the fixed rate by more than 0.25 percentage points. For a REMIC Regular Certificate with a Single Variable Rate the qualified stated interest allocable to an accrual period is increased (or decreased) if the interest actually paid during an accrual period exceeds (or is less than) the interest assumed to be paid under the Single Variable Rate. The qualified stated interest payable with respect to particular variable rate debt instruments not bearing stated interest at a Single Variable Rate is discussed below under " -- Variable Rate Certificates." Under the foregoing rules, some of the payments of interest on a Certificate bearing a fixed rate of interest for an initial period followed by a qualified floating rate of interest in subsequent periods could be treated as included in the stated redemption price at maturity if the initial fixed rate were to differ sufficiently from the rate that would have been set using the formula applicable to subsequent periods. See " -- Variable Rate Certificates."

     Under a DE MINIMIS rule in the Code, as interpreted in the OID Regulations, original issue discount on a REMIC Regular Certificate will be considered to be zero if the original issue discount is less than 0.25% of the stated redemption price at maturity of the REMIC Regular Certificate multiplied by the weighted average life of the REMIC Regular Certificate. For this purpose, the weighted average life of the REMIC Regular Certificate is computed as the sum of the amounts determined by multiplying the amount of each payment under the instrument, other than a payment of qualified stated interest, by a fraction, whose numerator is the number of complete years from the issue date until the payment is made and whose denominator is the stated redemption price at maturity of the REMIC Regular Certificate. The IRS may take the position that this rule should be applied taking into account the Prepayment Assumption and the effect of any anticipated investment income. Under the OID Regulations, REMIC Regular Certificates bearing only qualified stated interest except for any "teaser" rate, interest holiday or similar provision are treated as subject to the de minimis rule if the greater of the foregone interest or any excess of the Certificates' stated principal amount over their issue price is less than the de minimis amount.

     The OID Regulations generally treat de minimis original issue discount as includible in income as each principal payment is made, based on the product of the total amount of the de minimis original issue discount and a fraction, whose numerator is the amount of the principal payment and whose denominator is the outstanding principal balance of the REMIC Regular Certificate. The OID Regulations also permit a Certificateholder to elect to accrue de minimis original issue discount, together with stated interest, market discount and original issue discount, into income currently based on a constant yield method. See " -- Market Discount and Premium."

     Each holder of a REMIC Regular Certificate must include in gross income the sum of the "daily portions" of original issue discount on its REMIC Regular Certificate for each day during its taxable year on which it held the REMIC Regular Certificate. For this purpose, in the case of an original holder of a REMIC Regular Certificate, the daily portions of original issue discount will be determined as follows. A calculation will first be made of the portion of the original issue discount that accrued during each accrual period, that is generally each period that ends on a date that corresponds to a Distribution Date on the REMIC Regular Certificate and begins on the first day following the immediately preceding accrual period, or in the case of the first period, begins on the Closing Date. For any accrual period the portion will equal the excess, if any, of:

     (1) the sum of

          (a) the present value of all of the distributions remaining to be made on the REMIC Regular Certificate, if any, as of the end of the accrual period and

          (b) distributions made on the REMIC Regular Certificate during the accrual period of amounts included in the stated redemption price at maturity, over

     (2) the adjusted issue price of the REMIC Regular Certificate at the beginning of the accrual period.

The present value of the remaining payments referred to in the preceding sentence will be calculated based on:

     (1) the yield to maturity of the REMIC Regular Certificate, calculated as of the settlement date, giving effect to the Prepayment Assumption,

     (2) events, including actual prepayments, that have occurred prior to the end of the accrual period and

     (3) the Prepayment Assumption.

The adjusted issue price of a REMIC Regular Certificate at the beginning of any accrual period will equal the issue price of the Certificate, increased by the aggregate amount of original issue discount with respect to the REMIC Regular Certificate that accrued in prior accrual periods, and reduced by the amount of any distributions made on the REMIC Regular Certificate in prior accrual periods of amounts included in the stated redemption price at maturity. The original issue discount accruing during any accrual period will then be allocated ratably to each day during the period to determine the daily portion of original issue discount for each day. With respect to an accrual period between the settlement date and the first Distribution Date on a REMIC Regular Certificate that is shorter than a full accrual period, the OID Regulations permit the daily portions of original issue discount to be determined according to any reasonable method.

     A subsequent purchaser of a REMIC Regular Certificate that purchases the REMIC Regular Certificate at a cost, not including payment for accrued qualified stated interest, less than its remaining stated redemption price at maturity will also be required to include in gross income, for each day on which it holds the REMIC Regular Certificate, the daily portions of original issue discount with respect to the REMIC Regular Certificate, but reduced, if the cost exceeds the "adjusted issue price," by an amount equal to the product of (1) the daily portions and (2) a constant fraction, whose numerator is the excess and whose denominator is the sum of the daily portions of original issue discount on the REMIC Regular Certificate for all days on or after the day of purchase. The adjusted issued price of a REMIC Regular Certificate on any given day is equal to the sum of the adjusted issue price, or, in the case of the first accrual period, the issue price, of the REMIC Regular Certificate at the beginning of the accrual period during which this day occurs and the daily portions of original issue discount for all days during the accrual period prior to this day, reduced by the aggregate amount of distributions made during the accrual period prior to this day other than distributions of qualified stated interest.

     VARIABLE RATE CERTIFICATES. REMIC Regular Certificates bearing interest at one or more variable rates are subject to special rules. The qualified stated interest payable with respect to particular variable rate debt instruments not bearing interest at a Single Variable Rate generally is determined under the OID Regulations by converting the instruments into fixed rate debt instruments. Instruments qualifying for this treatment generally include those providing for stated interest at (1) more than one qualified floating rate or (2) a single fixed rate and (a) one or more qualified floating rates or (b) a single "qualified inverse floating rate" (each, a "Multiple Variable Rate"). A qualified inverse floating rate is an objective rate equal to a fixed rate reduced by a qualified floating rate, the variations in which can reasonably be expected to inversely reflect contemporaneous variations in the qualified floating rate, disregarding permissible rate caps, floors, governors and similar restrictions including those described above.

     Purchasers of REMIC Regular Certificates bearing a variable rate of interest should be aware that there is uncertainty concerning the application of Code Section 1272(a)(6) and the OID Regulations to the Certificates. In the absence of other authority, the Master Servicer intends to be guided by the provisions of the OID Regulations governing variable rate debt instruments in adapting the provisions of Code Section 1272(a)(6) to the Certificates for the purpose of preparing reports furnished to Certificateholders. The effect of the application of the provisions generally will be to cause Certificateholders holding Certificates bearing interest at a Single Variable Rate to take into account for each period an amount corresponding approximately to the sum of (1) the qualified stated interest accruing on the outstanding face amount of the REMIC Regular Certificate as the stated interest rate for that Certificate varies from time to time and (2) the amount of original issue discount that would have been attributable to that period on the basis of a constant yield to maturity for a bond issued at the same time and issue price as the REMIC Regular Certificate, having the same face amount and schedule of payments of principal as the Certificate, subject to the same Prepayment Assumption, and bearing interest at a fixed rate equal to the value of the applicable qualified floating rate or qualified inverse floating rate in the case of a Certificate providing for either the rate, or equal to the fixed rate that reflects the reasonably expected yield on the Certificate in the case of a Certificate providing for an objective rate other than an inverse floating rate, in each case as of the issue date. Certificateholders holding REMIC Regular Certificates bearing interest at a Multiple Variable Rate generally will take into account interest and original issue discount under a similar methodology, except that the amounts of qualified stated interest and original issue discount attributable to these Certificates first will be determined for an "equivalent" debt instrument bearing fixed rates, the assumed fixed rates for which are:

     (a) for each qualified floating rate, the value of each rate as of the Closing Date, with appropriate adjustment for any differences in intervals between interest adjustment dates,

     (b) for a qualified inverse floating rate, the value of the rate as of the Closing Date and

     (c) for any other objective rate, the fixed rate that reflects the yield that is reasonably expected for the Certificate.

If the interest paid or accrued with respect to a Multiple Variable Rate Certificate during an accrual period differs from the assumed fixed interest rate, the difference will be an adjustment, to interest or original issue discount, as applicable, to the Certificateholder's taxable income for the taxable period or periods to which the difference relates.

     In the case of a Certificate that provides for stated interest at a fixed rate in one or more accrual periods and either one or more qualified floating rates or a qualified inverse floating rate in other accrual periods, the fixed rate is first converted into an assumed variable rate. The assumed variable rate will be a qualified floating rate or a qualified inverse floating rate according to the type of actual variable rates provided by the Certificate, and must be a rate so that the fair market value of the REMIC Regular Certificate as of issuance is approximately the same as the fair market value of an otherwise identical debt instrument that provides for the assumed variable rate in lieu of the fixed rate. The REMIC Regular Certificate is then subject to the determination of the amount and accrual of original issue discount as described above, by reference to the hypothetical variable rate instrument.

     Purchasers of variable rate REMIC Regular Certificates further should be aware that the provisions of the OID Regulations applicable to variable rate debt instruments have been limited and may not apply to some REMIC Regular Certificates having variable rates. Since the Treasury regulations, issued in final form on June 11, 1996, applicable to instruments having contingent payments (the "1996 Contingent Debt Regulations") are not applicable to instruments that are subject to Code Section 1272(a)(6), prospective purchasers of variable rate REMIC Regular Certificates are advised to consult their tax advisers concerning the tax treatment of the Certificates.

2. MARKET DISCOUNT AND PREMIUM

     A Certificateholder that purchases a REMIC Regular Certificate at a market discount, that is, at a purchase price less than the REMIC Regular Certificate's stated redemption price at maturity, or, in the case of a REMIC Regular Certificate issued with original issue discount, the REMIC Regular Certificate's adjusted issue price (as defined under " -- Original Issue Discount"), will recognize market discount upon receipt of each payment of principal. In particular, this holder will generally be required to allocate each payment of principal on a REMIC Regular Certificate first to accrued market discount, and to recognize ordinary income to the extent the principal payment does not exceed the aggregate amount of accrued market discount on the REMIC Regular Certificate not previously included in income. The market discount must be included in income in addition to any original issue discount includible in income with respect to the REMIC Regular Certificate.

     A Certificateholder may elect to include market discount in income currently as it accrues, rather than including it on a deferred basis in accordance with the foregoing. If made, the election will apply to all market discount bonds acquired by the Certificateholder on or after the first day of the first taxable year to which the election applies. In addition, the OID Regulations permit a Certificateholder to elect to accrue all interest, discount, including de minimis market or original issue discount, reduced by any premium, in income as interest, based on a constant yield method. If this election were made for a REMIC Regular Certificate with market discount, the Certificateholder is deemed to have made an election to currently include market discount in income with respect to all other debt instruments having market discount that the Certificateholder acquires during the year of the election or afterward. Similarly, a Certificateholder that makes this election for a Certificate that is acquired at a premium is deemed to have made an election to amortize bond premium, as described below, with respect to all debt instruments having amortizable bond premium that the Certificateholder owns at the beginning of the first taxable year to which the election applies or acquires afterward. The election to accrue interest, discount and premium on a constant yield method with respect to a Certificate is irrevocable, unless the IRS consents to a revocation.

     Under a statutory de minimis exception, market discount with respect to a REMIC Regular Certificate will be considered to be zero for purposes of Code Sections 1276 through 1278 if the market discount is less than 0.25% of the stated redemption price at maturity of the REMIC Regular Certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar de minimis rule with respect to original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied in determining whether market discount is de minimis. It appears that de minimis market discount on a REMIC Regular Certificate would be treated in a manner similar to original issue discount of a de minimis amount. See "Taxation of Holders of REMIC Regular Certificates -- Original Issue Discount." This treatment would result in discount being included in income at a slower rate than discount would be required to be included using the method described above. However, Treasury regulations implementing the market discount de minimis exception have not been issued in proposed, temporary or final form, and the precise treatment of de minimis market discount on obligations payable in more than one installment therefore remains uncertain.

     The Tax Reform Act of 1986 (the "1986 Act") grants authority to the Treasury Department to issue regulations providing for the method for accruing market discount of more than a de minimis amount on debt instruments, the principal of which is payable in more than one installment. Until the time regulations are issued by the Treasury Department, some of the rules described in the Committee Report might apply. Under those rules, the holder of a bond purchased with more than de minimis market discount may elect to accrue the market discount either on the basis of a constant yield method or on the basis of the appropriate proportionate method described below. Under the proportionate method for obligations issued with original issue discount, the amount of market discount that accrues during a period is equal to the product of (1) the total remaining market discount, multiplied by (2) a fraction, the numerator of which is the original issue discount accruing during the period and the denominator of which is the total remaining original issue discount at the beginning of the period. Under the proportionate method for obligations issued without original issue discount, the amount of market discount that accrues during a period is equal to the product of (1) the total remaining market discount, multiplied by
(2) a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the period. The Prepayment Assumption, if any, used in calculating the accrual of original issue discount is to be used in calculating the accrual of market discount under any of the above methods. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect the regulations might have on the tax treatment of a REMIC Regular Certificate purchased at a discount in the secondary market.

     Further, a purchaser generally will be required to treat a portion of any gain on sale or exchange of a REMIC Regular Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income. The purchaser also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry the REMIC Regular Certificate. Any deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized. If the holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by the holder in that taxable year or afterward, the interest deferral rule described above will not apply.

     A REMIC Regular Certificate purchased at a cost, not including payment for accrued qualified stated interest, greater than its remaining stated redemption price at maturity will be considered to be purchased at a premium. The holder of a REMIC Regular Certificate may elect to amortize the premium under the constant yield method. The OID Regulations also permit Certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the Certificateholder as having made the election to amortize premium generally, as described above. The Committee Report indicates a Congressional intent that the same rules that will apply to accrual of market discount on installment obligations will also apply in amortizing bond premium under Code Section 171 on installment obligations like the REMIC Regular Certificates.

     Treasury regulations under Code Section 171 were issued on December 30, 1997 ("Bond Premium Amortization Regulations") which generally provide that amortizable bond premium is amortized over the term of a note by offsetting the qualified stated interest allocable to an accrual period with the amortizable bond premium allocable to the period using a specified constant yield method. To the extent that the amortizable bond premium allocated to an accrual period exceeds the qualified stated interest allocable to the period, the excess is deductible under Code Section 171 to the extent the excess does not exceed the difference between (1) prior interest inclusions over (2) prior amortizable bond premium deductions on the bond ("Bond Premium Amortization Limit"), with the excess over the Bond Premium Amortization Limit carried forward to the next accrual period and treated as amortizable bond premium allocable to that period. The Bond Premium Amortization Regulations are effective for notes acquired on or after March 2, 1998. However, if a holder makes the election to amortize bond premium for the taxable year containing March 2, 1998, or any subsequent taxable year, the Treasury regulations would apply to debt instruments held on or after the first day for the taxable year in which the election is made. The Bond Premium Amortization Regulations specifically do not apply to debt instruments described in Code Section 1272(a)(6) like the REMIC Regular Certificates. However, it is possible that by analogy to these Regulations, any premium on a REMIC Regular Certificate in excess of interest income may be deductible to the extent of prior accruals of interests.

3. TREATMENT OF SUBORDINATED SECURITIES

     As described above under "Credit Support -- Subordinated Certificates," some Series of Securities may contain one or more Classes or Subclasses of Subordinated Securities. Holders of Subordinated Securities will be required to report income with respect to the Securities on the accrual method without giving effect to delays and reductions in distributions attributable to defaults or delinquencies on any Mortgage Loans or Contracts, except possibly, in the case of income that constitutes qualified stated interest, to the extent that it can be established that the amounts are uncollectible. As a result, the amount of income reported by a Securityholder of a Subordinated Security in any period could significantly exceed the amount of cash distributed to the Securityholder in that period.

     Although not entirely clear, it appears that a corporate holder or a holder who holds a Regular Certificate in the course of a trade or business generally should be allowed to deduct as an ordinary loss any loss sustained on account of partial or complete worthlessness of a Subordinated Security. Although similarly unclear, a noncorporate holder who does not hold a Regular Certificate in the course of a trade or business generally should be allowed to deduct as a short-term capital loss any loss sustained on account of complete worthlessness of a Subordinated Security. Special rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Holders of Subordinated Securities should consult their own tax advisers regarding the appropriate timing, character and amount of any loss sustained with respect to Subordinated Securities.

E. TAXATION OF OWNERS OF REMIC RESIDUAL CERTIFICATES

     An owner of a REMIC Residual Certificate ("Residual Owner") generally will be required to report its daily portion of the taxable income or, subject to the limitation described below in " -- Basis Rules and Distributions," the net loss of the REMIC Mortgage Pool for each day during a calendar quarter that the Residual Owner owned the REMIC Residual Certificate. For this purpose, the daily portion will be determined by allocating to each day in the calendar quarter, using a 30 days per month/90 days per quarter/360 days per year counting convention, its ratable portion of the taxable income or net loss of the REMIC Mortgage Pool for the quarter, and by allocating the daily portions among the Residual Owners, on the day, in accordance with their percentage of ownership interests on the day. Any amount included in the gross income of, or allowed as a loss to, any Residual Owner by virtue of the rule referred to in this paragraph will be treated as ordinary income or loss. Purchasers of REMIC Residual Certificates should be aware that taxable income from the Certificates may exceed cash distributions with respect to the Certificates in any taxable year. For example, if the Mortgage Loans are acquired by a REMIC at a discount, then the holder of a residual interest may recognize income without corresponding cash distributions. This result could occur because a payment produces recognition by the REMIC of discount on the Mortgage Loan while all or a portion of the payment could be used in whole or in part to make principal payments on REMIC Regular Certificates issued without substantial discount. Taxable income may also be greater in earlier years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of the REMIC Regular Certificates, will increase over time as the lower yielding sequences of Certificates are paid, whereas interest income with respect to any given fixed rate Mortgage Loan will remain constant over time as a percentage of the outstanding principal amount of that loan.

     Any payments received by a holder of a REMIC Residual Certificate in connection with the acquisition of the Certificate will be taken into account in determining the income of the holder for federal income tax purposes. Although it appears likely that any payment would be includible in income immediately upon its receipt, the IRS might assert that the payment should be included in income over time according to an amortization schedule or according to some other method. Because of the uncertainty concerning the treatment of the payments, holders of REMIC Residual Certificates should consult their tax advisers concerning the treatment of the payments for income tax purposes.

1. TAXABLE INCOME OR NET LOSS OF THE REMIC TRUST FUND

     The taxable income or net loss of the REMIC Mortgage Pool will reflect a netting of income from the Mortgage Loans, any cancellation of indebtedness income due to the allocation of Realized Losses to REMIC Regular Certificates, and the deductions and losses allowed to the REMIC Mortgage Pool. The taxable income or net loss for a given calendar quarter will be determined in the same manner as for an individual having the calendar year as his taxable year and using the accrual method of accounting, with modifications. The first modification is that a deduction will be allowed for accruals of interest, including original issue discount, on the REMIC Regular Certificates. Second, market discount equal to the excess of any Mortgage Loan's adjusted issue price (as determined above under " -- Taxation of Owners of REMIC Regular Certificates -- Market Discount and Premium") over its fair market value at the time of its transfer to the REMIC Mortgage Pool generally will be included in income as it accrues, based on a constant yield method and on the Prepayment Assumption. For this purpose, the Master Servicer intends to treat the fair market value of the Mortgage Loans as being equal to the aggregate issue prices of the REMIC Regular Certificates and REMIC Residual Certificates; if one or more classes of REMIC Regular Certificates or REMIC Residual Certificates are retained by the Depositor, the Master Servicer will estimate the value of the retained interests in order to determine the fair market value of the Mortgage Loans for this purpose. Third, no item of income, gain, loss or deduction allocable to a prohibited transaction (see " -- Prohibited Transactions and Other Possible REMIC Taxes" below) will be taken into account. Fourth, the REMIC Mortgage Pool generally may not deduct any item that would not be allowed in calculating the taxable income of a partnership by virtue of Code Section 703(a)(2). Fifth, the REMIC Regulations provide that the limitation on miscellaneous itemized deductions imposed on individuals by Code Section 67 will not be applied at the Mortgage Pool level to the servicing fees paid to the Master Servicer or sub-servicers if any. See, however, "-- Pass-Through of Servicing Fees" below. Sixth, net income from foreclosure property is reduced by the amount of tax on net income from foreclosure property. If the deductions allowed to the REMIC Mortgage Pool exceed its gross income for a calendar quarter, the excess will be the net loss for the REMIC Mortgage Pool for that calendar quarter.

2. BASIS RULES AND DISTRIBUTIONS

     Any distribution by a REMIC Mortgage Pool to a Residual Owner will not be included in the gross income of the Residual Owner to the extent it does not exceed the adjusted basis of the Residual Owner's interest in a REMIC Residual Certificate. The distribution will reduce the adjusted basis of this interest, but not below zero. To the extent a distribution exceeds the adjusted basis of the REMIC Residual Certificate, it will be treated as gain from the sale of the REMIC Residual Certificate. See " -- Sales of REMIC Certificates" below. The adjusted basis of a REMIC Residual Certificate is equal to the amount paid for the REMIC Residual Certificate, increased by amounts included in the income of the Residual Owner and decreased by distributions and by net losses taken into account with respect to this interest.

     A Residual Owner is not allowed to take into account any net loss for any calendar quarter to the extent the net loss exceeds the Residual Owner's adjusted basis in its REMIC Residual Certificate as of the close of the calendar quarter, determined without regard to the net loss. Any loss disallowed by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC Residual Certificate.

     The effect of these basis and distribution rules is that a Residual Owner may not amortize its basis in a REMIC Residual Certificate, but may only recover its basis through distributions, through the deduction of any net losses of the REMIC Mortgage Pool or upon the sale of its REMIC Residual Certificate. See " -- Sales of REMIC Certificates" below.

3. EXCESS INCLUSIONS

     Any "excess inclusions" with respect to a REMIC Residual Certificate are subject to special tax rules. With respect to a Residual Owner, the excess inclusion for any calendar quarter is defined as the excess, if any, of the daily portions of taxable income over the sum of the "daily accruals" for each day during the quarter that the REMIC Residual Certificate was held by the Residual Owner. The daily accruals are determined by allocating to each day during a calendar quarter its ratable portion of the product of the "adjusted issue price" of the REMIC Residual Certificate at the beginning of the calendar quarter and 120% of the long-term "applicable federal rate" (generally, an average of current yields on Treasury securities of comparable maturity, and hereafter the "AFR") in effect at the time of issuance of the REMIC Residual Certificate. For this purpose, the adjusted issue price of a REMIC Residual Certificate as of the beginning of any calendar quarter is the issue price of the REMIC Residual Certificate, increased by the amount of daily accruals for all prior quarters and decreased by any distributions made with respect to the REMIC Residual Certificate before the beginning of the quarter. The issue price of a REMIC Residual Certificate is the initial offering price to the public, excluding bond houses and brokers, at which a substantial amount of the REMIC Residual Certificates were sold.

     For Residual Owners, an excess inclusion cannot be offset by deductions, losses or loss carryovers from other activities. However, net operating loss carryovers are determined without regard to excess inclusion income. For Residual Owners that are subject to tax on unrelated business taxable income (as defined in Code Section 511), an excess inclusion is treated as unrelated business taxable income. For Residual Owners that are nonresident alien individuals or foreign corporations generally subject to United States 30% withholding tax, even if interest paid to the Residual Owners is generally eligible for exemptions from the tax, an excess inclusion will be subject to the tax and no tax treaty rate reduction or exemption may be claimed with respect to an excess inclusion. See " -- Foreign Investors in REMIC Certificates" below. The Small Business Job Protection Act of 1996 ("SBJPA of 1996") eliminated the special rule permitting Section 593 institutions ("thrift institutions") to use net operating losses and other allowable deductions to offset their excess inclusion income from REMIC Residual Certificates that have "significant value" within the meaning of the REMIC Regulations, effective for taxable years beginning after December 31, 1995, except with respect to REMIC Residual Certificates continuously held by thrift institutions since November 1, 1995.

     In addition, the SBJPA of 1996 provides three rules for determining the effect of excess inclusions on the alternative minimum taxable income of a Residual Owner. First, alternative minimum taxable income for a Residual Owner is determined without regard to the special rule, discussed above, that taxable income cannot be less than excess inclusions. Second, a Residual Owner's alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions. These rules are effective for taxable years beginning after December 31, 1986, unless a Residual Owner elects to have the rules apply only to taxable years beginning after August 20, 1996.

     In the case of any REMIC Residual Certificates held by a REIT, the aggregate excess inclusions with respect to the REMIC Residual Certificates, reduced, but not below zero, by the real estate investment trust taxable income (within the meaning of Code Section 857(b)(2), excluding any net capital gain), will be allocated among the shareholders of the trust in proportion to the dividends received by the shareholders from the trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by the shareholder.

4. NONECONOMIC REMIC RESIDUAL CERTIFICATES

     Under the REMIC Regulations, transfers of "noneconomic" REMIC Residual Certificates will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax." If the transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on the "noneconomic" REMIC Residual Certificate. The REMIC Regulations provide that a REMIC Residual Certificate is noneconomic unless, at the time of its transfer and based on the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents, (1) the present value of the expected future distributions, discounted using the AFR, on the REMIC Residual Certificate equals at least the product of the present value of the anticipated excess inclusions and the highest tax rate applicable to corporations for the year of the transfer and (2) the transferor reasonably expects that the transferee will receive distributions with respect to the REMIC Residual Certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. Accordingly, all transfers of REMIC Residual Certificates that may constitute noneconomic residual interests will be subject to restrictions under the terms of the related Pooling and Servicing Agreement that are intended to reduce the possibility of this transfer being disregarded. The restrictions will require each party to a transfer to provide an affidavit that no purpose of the transfer is to impede the assessment or collection of tax, including particular representations as to the financial condition of the prospective transferee. Prior to purchasing a REMIC Residual Certificate, prospective purchasers should consider the possibility that a purported transfer of the REMIC Residual Certificate by a purchaser to another purchaser at some future date may be disregarded in accordance with the above-described rules, which would result in the retention of tax liability by the purchaser. The applicable prospectus supplement will disclose whether offered REMIC Residual Certificates may be considered "noneconomic" residual interests under the REMIC Regulations; provided, however, that any disclosure that a REMIC Residual Certificate will or will not be considered "noneconomic" will be based upon particular assumptions, and the Depositor will make no representation that a REMIC Residual Certificate will not be considered "noneconomic" for purposes of the above-described rules or that a REMIC Residual Owner will receive distributions calculated pursuant to the assumptions. See " -- Foreign Investors in REMIC Certificates" below for additional restrictions applicable to transfers of specific REMIC Residual Certificates to foreign persons.

5. TAX-EXEMPT INVESTORS

     Tax-exempt organizations, including employee benefit plans, that are subject to tax on unrelated business taxable income (as defined in Code Section
511) will be subject to tax on any excess inclusions attributed to them as owners of Residual Certificates. Excess inclusion income associated with a Residual Certificate may significantly exceed cash distributions with respect to a Residual Certificate. See " -- Excess Inclusions" above.

     Generally, tax-exempt organizations that are not subject to federal income taxation on "unrelated business taxable income" pursuant to Code Section 511 are treated as "disqualified organizations" under provisions of the "Technical and Miscellaneous Revenue Act of 1988" (the "1988 Act"). Under provisions of the applicable Agreement, the organizations generally are prohibited from owning Residual Certificates. See " -- Sales of REMIC Certificates" below.

6. REAL ESTATE INVESTMENT TRUSTS

     If the applicable prospectus supplement so provides, a Mortgage Pool may hold Mortgage Loans bearing interest based wholly or partially on Mortgagor profits, Mortgaged Property appreciation, or similar contingencies. The interest, if earned directly by a REIT, would be subject to the limitations of Code Sections 856(f) and 856(j). Treasury regulations treat a REIT holding a REMIC Residual Certificate for a principal purpose of avoiding the Code provisions as receiving directly the income of the REMIC Mortgage Pool, hence potentially jeopardizing its qualification for taxation as a REIT and exposing the income to taxation as a prohibited transaction at a 100% rate.

7. MARK-TO-MARKET RULES

     Code Section 475 generally requires that securities dealers include securities in inventory at their fair market value, recognizing gain or loss as if the securities were sold at the end of each tax year. Treasury regulations provide that, for purposes of this mark-to-market requirement, a REMIC Residual Certificate acquired on or after January 4, 1995 is not treated as a security and thus may not be marked to market.

8. PARTNERSHIP HOLDERS

     Special rules for electing partnerships with at least 100 members were adopted in the Taxpayer Relief Act of 1997 (the "1997 Act"). There are special rules relating to the electing partnerships that hold REMIC Residual Certificates. Large partnerships which have or are considering making this election should consult with their tax advisors concerning the consequences of holding a REMIC Residual Certificate.

F. SALES OF REMIC CERTIFICATES

     If a REMIC Certificate is sold, the seller will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC Certificate. The adjusted basis of a REMIC Regular Certificate generally will equal the cost of the REMIC Regular Certificate to the seller, increased by any original issue discount or market discount included in the seller's gross income with respect to the REMIC Regular Certificate and reduced by premium amortization deductions and distributions previously received by the seller of amounts included in the stated redemption price at maturity of the REMIC Regular Certificate. The adjusted basis of a REMIC Residual Certificate will be determined as described under " -- Taxation of Owners of REMIC Residual Certificates -- Basis Rules and Distributions." Gain from the disposition of a REMIC Regular Certificate that might otherwise be treated as a capital gain will be treated as ordinary income to the extent that the gain does not exceed the excess, if any, of (1) the amount that would have been includible in the holder's income had income accrued at a rate equal to 110% of the AFR as of the date of purchase over (2) the amount actually includible in the holder's income. Except as otherwise provided under " -- Taxation of Owners of REMIC Regular Certificates -- Market Discount and Premium" and under Code Section 582(c), any additional gain or any loss on the sale or exchange of a REMIC Certificate will be capital gain or loss, provided the REMIC Certificate is held as a capital asset, generally, property held for investment, within the meaning of Code Section 1221.

     All or a portion of any gain from the sale of a REMIC Certificate that might otherwise be capital gain may be treated as ordinary income (1) if the Certificate is held as part of a "conversion transaction" as defined in Code
Section 1258(c), up to the amount of interest that would have accrued on the holder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction reduced by any amount treated as ordinary income with respect to any prior disposition or other termination of a position that was held as part of the transaction, or (2) in the case of a noncorporate taxpayer that has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates.

     If a Residual Owner sells a REMIC Residual Certificate at a loss, the loss will not be recognized if, within six months before or after the sale of the REMIC Residual Certificate, the Residual Owner purchases another residual in any REMIC or any interest in a taxable mortgage pool (as defined in Code Section 7701(i)) comparable to a residual interest in a REMIC. The disallowed loss will be allowed upon the sale of the other residual interest, or comparable interest, if the rule referred to in the preceding sentence does not apply to that sale. While the Committee Report states that this rule may be modified by Treasury regulations, the REMIC Regulations do not address this issue and it is not clear whether any modification will in fact be implemented or, if implemented, what its precise nature or effective date would be.

     The 1988 Act makes transfers of a REMIC Residual Certificate to specific "disqualified organizations" subject to an additional tax on the transferor in an amount equal to the maximum corporate tax rate applied to the present value, using a discount rate equal to the AFR, of the total anticipated excess inclusions with respect to the residual interest for the periods after the transfer. For this purpose, "disqualified organizations" include:

     (1) the United States, any state or political subdivision of a state, any foreign government or international organization or any agency or instrumentality of any of the foregoing,

     (2) any tax-exempt entity (other than a Code Section 521 cooperative) which is not subject to the tax on unrelated business income and

     (3) any rural electrical or telephone cooperative.

The anticipated excess inclusions must be determined as of the date that the REMIC Residual Certificate is transferred and must be based on events that have occurred up to the time of the transfer, the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents. The tax generally is imposed on the transferor of the REMIC Residual Certificate, except that it is imposed on an agent for a disqualified organization if the transfer occurs through the agent. The applicable Agreement requires, as a prerequisite to any transfer of a Residual Certificate, the delivery to the Trustee of an affidavit of the transferee to the effect that it is not a disqualified organization and contains other provisions designed to render any attempted transfer of a Residual Certificate to a disqualified organization void.

     In addition, if a "pass-through entity" includes in income excess inclusions with respect to a REMIC Residual Certificate, and a disqualified organization is the record holder of an interest in the entity at any time during any taxable year of the entity, then a tax will be imposed on the entity equal to the product of (1) the amount of excess inclusions on the REMIC Residual Certificate for the taxable year that are allocable to the interest in the pass-through entity held by the disqualified organization and (2) the highest marginal federal income tax rate imposed on corporations. A pass-through entity will not be subject to this tax for any period with respect to any holder, however, if the record holder of the interest in the entity furnishes to the entity (1) the holder's social security number and a statement under penalty of perjury that the social security number is that of the record holder or (2) a statement under penalty of perjury that the record holder is not a disqualified organization. For these purposes, a "pass-through entity" means any regulated investment company, REIT, trust, partnership or other entities described in Code
Section 860E(e)(6). In addition, a person holding an interest in a pass-through entity as a nominee for another person shall, with respect to the interest, be treated as a pass-through entity.

     The 1997 Act provides that for taxable years beginning after December 31, 1997, all partners of electing partnerships having 100 or more partners ("electing large partnerships") will be treated as disqualified organizations for purposes of the tax imposed on pass-through entities if the electing large partnerships hold residual interests in a REMIC. However, the electing large partnership would be entitled to exclude the excess inclusion income from gross income for purposes of determining the taxable income of the partners. When applicable, the provisions would also disallow 70% of an electing large partnership's miscellaneous itemized deductions, including deductions for servicing and guaranty fees and any expenses of the REMIC, although the remaining deductions would generally be allowed at the partnership level and would not be subject to the 2% floor applicable to individual partners. See "G. Pass-Through of Servicing Fees" below.

G. PASS-THROUGH OF SERVICING FEES

     The general rule is that Residual Owners take into account taxable income or net loss of the related REMIC Mortgage Pool. Under that rule, servicing compensation of the Master Servicer and the subservicers, if any, will be allocated to the holders of the REMIC Residual Certificates, and therefore will not affect the income or deductions of holders of REMIC Regular Certificates. However, in the case of a "single-class REMIC," the expenses and an equivalent amount of additional gross income will be allocated among all holders of REMIC Regular Certificates and REMIC Residual Certificates for purposes of the limitations on the deductibility of particular miscellaneous itemized deductions by individuals contained in Code Sections 56(b)(1) and 67. Generally, any holder of a REMIC Residual Certificate and any holder of a REMIC Residual Certificate issued by a "single-class REMIC" who is an individual, estate or trust, including a person that holds an interest in a pass-through entity holding a REMIC Certificate, will be able to deduct the expenses in determining regular taxable income only to the extent that the expenses together with other miscellaneous itemized deductions of the individual, estate or trust exceed 2% of adjusted gross income; this holder may not deduct the expenses to any extent in determining liability for alternative minimum tax. Accordingly, REMIC Residual Certificates, and REMIC Regular Certificates receiving an allocation of servicing compensation, may not be appropriate investments for individuals, estates or trusts, and the persons should carefully consult with their own tax advisers regarding the advisability of an investment in the Certificates.

     A "single-class REMIC" is a REMIC that either (1) would be treated as an investment trust under the provisions of Treasury Regulation Section 301.7701-4(c) in the absence of a REMIC election, or (2) is substantially similar to an investment trust and is structured with the principal purpose of avoiding the allocation of investment expenses to holders of REMIC Regular Certificates. The Depositor intends, subject to some exceptions which, if applicable, will be stated in the applicable prospectus supplement, to treat each REMIC Mortgage Pool as other than a "single-class REMIC," consequently allocating servicing compensation expenses and related income amounts entirely to REMIC Residual Certificates and in no part to REMIC Regular Certificates.

H. PROHIBITED TRANSACTIONS AND OTHER POSSIBLE REMIC TAXES

     The Code imposes a tax on REMIC Mortgage Pools equal to 100% of the net income derived from "prohibited transactions." In general, a prohibited transaction means the disposition of a Mortgage Loan other than pursuant to specified exceptions, the receipt of income from a source other than a Mortgage Loan or other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the Mortgage Loans for temporary investment pending distribution on the REMIC Certificates. The Code also imposes a 100% tax on the value of any contribution of assets to the REMIC after the "startup day", generally the day on which the regular and residual interests are issued, other than pursuant to specified exceptions, and subjects "net income from foreclosure property" to tax at the highest corporate rate. It is not anticipated that a REMIC Mortgage Pool will engage in any of these transactions or receive any of this income.

I. TERMINATION OF A REMIC TRUST FUND

     In general, no special tax consequences will apply to a holder of a REMIC Regular Certificate upon the termination of the REMIC Mortgage Pool by virtue of the final payment or liquidation of the last Mortgage Loan remaining in the REMIC Mortgage Pool. If a Residual Owner's adjusted basis in its REMIC Residual Certificate at the time a termination occurs exceeds the amount of cash distributed to the Residual Owner in liquidation of its interest, then, although the matter is not entirely free from doubt, it appears that the Residual Owner would be entitled to a loss, which could be a capital loss, equal to the amount of the excess.

J. REPORTING AND OTHER ADMINISTRATIVE MATTERS OF REMICS

     Reporting of interest income, including any original issue discount, with respect to REMIC Regular Certificates is required annually, and may be required more frequently under Treasury regulations. Some of the holders of REMIC Regular Certificates who are generally exempt from information reporting on debt instruments, including corporations, banks, registered securities or commodities brokers, real estate investment trusts, registered investment companies, common trust funds, charitable remainder annuity trusts and unitrusts, will be provided interest and original issue discount income information and the information set forth in the following paragraph upon request in accordance with the requirements of the Treasury regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. The REMIC Mortgage Pool must also comply with rules requiring the face of a REMIC Certificate issued at more than a de minimis discount to disclose the amount of original issue discount and the issue date and requiring the information to be reported to the Treasury Department.

     The REMIC Regular Certificate information reports must include a statement of the "adjusted issue price" of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports must include information necessary to compute the accrual of any market discount that may arise upon secondary trading of REMIC Regular Certificates. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price which the REMIC Mortgage Pool may not have, it appears that this provision will only require information pertaining to the appropriate proportionate method of accruing market discount.

     The responsibility for complying with the foregoing reporting rules will be borne by the Master Servicer.

     For purposes of the administrative provisions of the Code, REMIC Pools will be treated as partnerships, or disregarded as an entity separate from its owners, and the holders of Residual Certificates will be treated as partners. The Master Servicer will file federal income tax information returns on behalf of the related REMIC Pool, and will be designated as agent for and will act on behalf of the "tax matters person" with respect to the REMIC Pool in all respects.

     As agent for the tax matters person, the Master Servicer will, subject to particular notice requirements and various restrictions and limitations, generally have the authority to act on behalf of the REMIC and the Residual Owners in connection with the administrative and judicial review of items of income, deduction, gain or loss of the REMIC Mortgage Pool, as well as the REMIC Mortgage Pool's classification. Residual Owners will generally be required to report the REMIC Mortgage Pool items consistently with their treatment on the REMIC Mortgage Pool's federal income tax information return and may in some circumstances be bound by a settlement agreement between the Master Servicer, as agent for the tax matters person, and the IRS concerning any REMIC Mortgage Pool item. Adjustments made to the REMIC Mortgage Pool tax return may require a Residual Owner to make corresponding adjustments on its return, and an audit of the REMIC Mortgage Pool's tax return, or the adjustments resulting from an audit, could result in an audit of a Residual Owner's return.

K. BACKUP WITHHOLDING WITH RESPECT TO REMIC CERTIFICATES

     Payments of interest and principal on REMIC Regular Certificates, as well as payment of proceeds from the sale of REMIC Certificates, may be subject to the "backup withholding tax" under Code Section 3406 at a rate of 31% if recipients of the payments fail to furnish to the payor particular information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from the tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against the recipient's federal income tax. Furthermore, penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the manner required.

L. FOREIGN INVESTORS IN REMIC CERTIFICATES

1. REMIC REGULAR CERTIFICATES

     Except as qualified below, payments made on a REMIC Regular Certificate to a REMIC Regular Certificateholder that is not a U.S. Person (a "non-U.S. Person"), or to a person acting on behalf of a Certificateholder, generally will be exempt from U.S. federal income and withholding taxes, provided that:

     (1) the holder of the Certificate is not subject to U.S. tax as a result of a connection to the United States other than ownership of the Certificate,

     (2) the holder of the Certificate signs a statement under penalty of perjury that certifies that the holder is a non-U.S. Person and the beneficial owner, and provides the name and address of the holder and

     (3) the last U.S. Person in the chain of payment to the holder receives the statement from the holder or a financial institution holding on its behalf and does not have actual knowledge that the statement is false.

If the holder does not qualify for exemption, distributions of interest, including distributions in respect of accrued original issue discount, to the holder may be subject to a withholding tax rate of 30%, subject to reduction under an applicable tax treaty.

     "U.S. Person" means a citizen or resident of the United States, a corporation, partnership or other entity treated as a corporation or partnership for United States federal income tax purposes, created or organized in or under the laws of the United States or any political subdivision of the United States, unless, in the case of a partnership, future Treasury regulations provide otherwise, an estate that is subject to U.S. federal income tax regardless of the source of its income, or a trust other than a "foreign trust," as defined in Code Section 7701(a)(31).

     Holders of REMIC Regular Certificates should be aware that the IRS may take the position that exemption from U.S. withholding taxes does not apply to a holder that also directly or indirectly owns 10% or more of the REMIC Residual Certificates.

2. REMIC RESIDUAL CERTIFICATES

     Amounts paid to a Residual Owner that is a non-U.S. Person generally will be treated as interest for purposes of applying the withholding tax on non-U.S. Persons with respect to income on its REMIC Residual Certificate. However, it is unclear whether distributions on REMIC Residual Certificates will be eligible for the general exemption from withholding tax that applies to REMIC Regular Certificates as described above. Treasury regulations provide that, for purposes of the portfolio interest exception, payments to the foreign owner of a REMIC Residual Certificate are to be considered paid on the obligations held by the REMIC, rather than on the Certificate itself. These payments will thus only qualify for the portfolio interest exception if the underlying obligations held by the REMIC would so qualify. The withholding tax generally is imposed at a rate of 30% but is subject to reduction under any tax treaty applicable to the Residual Owner. However, there is no exemption from withholding tax nor may the rate of the tax be reduced, under a tax treaty or otherwise, with respect to any distribution of income that is an excess inclusion. Although no regulations have been proposed or adopted addressing withholding on residual interests held by non-U.S. Persons, the provisions of the REMIC Regulations, described below, relating to the transfer of residual interests to non-U.S. Persons can be read as implying that withholding with respect to excess inclusion income is to be determined by reference to the amount of the accrued excess inclusion income rather than to the amount of cash distributions. If the IRS were successfully to assert this position, cash distributions on Residual Certificates held by non-U.S. Persons could be subject to withholding at rates as high as 100%, depending on the relationship of accrued excess inclusion income to cash distributions with respect to the Residual Certificates. See " -- Taxation of Owners of REMIC Residual Certificates -- Excess Inclusions."

     Some restrictions relating to transfers of REMIC Residual Certificates to and by investors who are non-U.S. Persons are also imposed by the REMIC Regulations. First, transfers of REMIC Residual Certificates to a non-U.S. Person that have "tax avoidance potential" are disregarded for all federal income tax purposes. If the transfer is disregarded, the purported transferor of a REMIC Residual Certificate to a non-U.S. Person continues to remain liable for any taxes due with respect to the income on the REMIC Residual Certificate as if held by the U.S. Person. A transfer of a REMIC Residual Certificate has tax avoidance potential unless, at the time of the transfer, the transferor reasonably expects (1) that the REMIC will distribute to the transferee Residual Certificateholder amounts that will equal at least 30% of each excess inclusion and (2) that the amounts will be distributed at or after the time at which the excess inclusion accrues and not later than the close of the calendar year following the calendar year of accrual. This rule does not apply to transfers if the income from the REMIC Residual Certificate is taxed in the hands of the transferee as income effectively connected with the conduct of a U.S. trade or business. Second, if a non-U.S. Person transfers a REMIC Residual Certificate to a U.S. Person, or to a non-U.S. Person in whose hands income from the REMIC Residual Certificate would be effectively connected, and the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions, that transfer is disregarded for all federal income tax purposes and the purported non-U.S. Person transferor continues to be treated as the owner of the REMIC Residual Certificate. Thus, the REMIC's liability to withhold 30% of the accrued excess inclusions is not terminated even though the REMIC Residual Certificate is no longer held by a non-U.S. Person.

     Recently issued Treasury regulations (the "Final Withholding Regulations"), which are generally effective with respect to payments made after December 31, 2000, consolidate and modify the current certification requirements and means by which a holder may claim exemption from United States federal income tax withholding and provide particular presumptions regarding the status of holders when payments to the holders cannot be reliably associated with appropriate documentation provided to the payor. All holders of REMIC Regular Certificates and REMIC Residual Certificates should consult their tax advisers regarding the application of the Final Withholding Regulations.

M. STATE AND LOCAL TAXATION

     Many states do not automatically conform to changes in the federal income tax laws. Consequently, a REMIC Mortgage Pool that would not qualify as a fixed investment trust for federal income tax purposes may be characterized as a corporation, a partnership or some other entity for purposes of state income tax law. The characterization could result in entity level income or franchise taxation of the REMIC Mortgage Pool formed in, owning mortgages or property in, or having servicing activity performed in a state without conforming REMIC provisions in its income or franchise tax law. Further, REMIC Regular Certificateholders resident in non-conforming states may have their ownership of REMIC Regular Certificates characterized as an interest other than debt of the REMIC, for example, stock or a partnership interest. Investors are advised to consult their tax advisers concerning the state and local income tax consequences of their purchase and ownership of REMIC Regular Certificates.

II. NON-REMIC TRUST FUNDS

     The discussion that follows relates only to Non-REMIC Trust Funds that have not issued Trust Certificates structured as debt for federal income tax purposes and that are not intended to be treated as partnerships for federal income tax purposes. For a discussion of Trust Certificates in a Non-REMIC Trust Fund which have been structured as debt for federal income tax purposes, see "IV. Characterization of the Trust Certificates as Indebtedness." For a discussion of Trust Certificates and Notes in a Non-REMIC Trust Fund which is intended to be treated as a partnership for federal income tax purposes, see "V. Tax Characterization as a Partnership."

A. CLASSIFICATION OF TRUST FUNDS

     With respect to each series of Trust Certificates, Special Tax Counsel will deliver their opinion to the effect that the arrangements pursuant to which the Trust Fund will be administered and the Trust Certificates will be issued will not be classified as an association taxable as a corporation and that each Trust Fund will be classified as a grantor trust whose taxation will be governed by the provisions of Subpart E, Part I of Subchapter J of Chapter 1 of Subtitle A of the Code.

B. CHARACTERIZATION OF INVESTMENTS IN TRUST CERTIFICATES

1. TRUST FRACTIONAL CERTIFICATES

     In the case of Trust Fractional Certificates, counsel to the Depositor will deliver an opinion that, in general (and subject to the discussion below of Contracts and under " -- Buydown Mortgage Loans"), (1) Trust Fractional Certificates held by a thrift institution taxed as a "domestic building and loan association" will represent "loans . . . secured by an interest in real property" within the meaning of Code Section 7701 (a)(19)(C)(v), (2) Trust Fractional Certificates held by a REIT will represent "real estate assets" within the meaning of Code Section 856(c)(4)(A) and interest on Trust Fractional Certificates will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code
Section 856(c)(3)(B) and (3) Trust Fractional Certificates acquired by a REMIC in accordance with the requirements of Code Section 860G(a)(3)(A)(i) and (ii) or
Section 860G(a)(4)(B) will be treated as "qualified mortgages" within the meaning of Code Section 860D(a)(4). In the case of a Trust Fractional Certificate evidencing interests in Contracts, the Certificates will qualify for the treatment described in (1) through (3) of the preceding sentence only to the extent of the fraction of the Certificate corresponding to the fraction of the Contract Pool that consists of Contracts that would receive the treatment if held directly by the Trust Fractional Certificateholder.

2. TRUST INTEREST CERTIFICATES

     With respect to each Series of Certificates, Special Tax Counsel will advise the Depositor that in their opinion, based on the legislative history, a REMIC that acquires a Trust Interest Certificate in accordance with the requirements of Code Section 860G(a)(3) or Section 860G(a)(4) will be treated as owning a "Qualified Mortgage" within the meaning of Code Section 860(G)(a)(3).

     Although there appears to be no policy reason not to accord to Trust Interest Certificates the treatment described above for Trust Fractional Certificates, there is no authority addressing the characterization for instruments similar to Trust Interest Certificates. Consequently, it is unclear to what extent, if any, (1) a Trust Interest Certificate owned by a "domestic building and loan association" within the meaning of Code Section 7701(a)(19) would be considered to represent "loans . . . secured by an interest in real property" within the meaning of Code Section 7701(a)(19)(C)(v) or (2) a REIT which owns a Trust Interest Certificate would be considered to own "real estate assets" within the meaning of Code Section 856(c)(4)(A), and interest income on the assets would be considered "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B). Prospective purchasers to which characterization of an investment in Trust Interest Certificates is material should consult their own tax advisers regarding whether the Trust Interest Certificates, and the income from the Trust Interest Certificates, will be so characterized.

3. BUYDOWN MORTGAGE LOANS

     It is contemplated that the assets of particular Trust Funds may include Buydown Mortgage Loans. The characterization of an investment in Buydown Mortgage Loans will depend upon the precise terms of the related Buydown Agreement. There are no directly applicable precedents with respect to the federal income tax treatment or the characterization of investments in Buydown Mortgage Loans. Accordingly, holders of Trust Certificates should consult their own tax advisers with respect to characterization of investments in Trust Funds that include Buydown Mortgage Loans.

     Although the matter is not entirely free from doubt, the portion of a Trust Certificate representing an interest in Buydown Mortgage Loans may be considered to represent an investment in "loans . . . secured by an interest in real property" within the meaning of Code Section 7701(a)(19)(C)(v) to the extent the outstanding principal balance of the Buydown Mortgage Loans exceeds the amount held from time to time in the Buydown Fund. It is also possible that the entire interest in Buydown Mortgage Loans may be so considered, because the fair market value of the real property securing each Buydown Mortgage Loan will exceed the amount of the loan at the time it is made.

     For similar reasons, the portion of the Trust Certificate representing an interest in Buydown Mortgage Loans may be considered to represent "real estate assets" within the meaning of Code Section 856(c)(4)(A). Purchasers and their tax advisers are advised to review Section 1.856-5(c)(1)(i) of the Treasury regulations, which specifies that if a mortgage loan is secured by both real property and by other property and the value of the real property alone equals or exceeds the amount of the loan, then all interest income will be treated as "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B).

C. TAXATION OF OWNERS OF TRUST FRACTIONAL CERTIFICATES

     Each holder of a Trust Fractional Certificate (a "Trust Fractional Certificateholder") will be treated as the owner of an undivided percentage interest in the principal of, and possibly a different undivided percentage interest in the interest portion of, each of the Trust Funds included in a Mortgage Pool. Accordingly, each Trust Fractional Certificateholder must report on its federal income tax return its allocable share of income from its interests, as described below, at the same time and in the same manner as if it had held directly interests in the Mortgage Loans and received directly its share of the payments on the Mortgage Loans. Because those fractional interests having differing undivided percentage interests in principal and interest represent interests in "stripped bonds" or "stripped coupons" within the meaning of Code Section 1286, the interests would be considered to be newly issued debt instruments, and thus to have no market discount or premium, and the amount of original issue discount may differ from the amount of original issue discount on the Mortgage Loans and the amount includible in income on account of a Trust Fractional Certificate may differ significantly from the amount payable on a Trust Fractional Certificate from payments of interest on the Mortgage Loans. Each Trust Fractional Certificateholder may report and deduct its allocable share of the servicing and related fees and expenses paid to or retained by the Depositor at the same time, to the same extent, and in the same manner as the items would have been reported and deducted had it held directly interests in the Mortgage Loans and paid directly its share of the servicing and related fees and expenses. A holder of a Trust Fractional Certificate who is an individual, estate or trust will be allowed a deduction for servicing fees in determining its regular tax liability only to the extent that the aggregate of the holder's miscellaneous itemized deductions exceeds two percent of the holder's adjusted gross income. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the "applicable amount", $100,000 (or $50,000 in the case of a separate return by a married individual) adjusted for changes in the cost of living subsequent to 1990, will be reduced by the lesser of (1) 3 percent of the excess of adjusted gross income over the applicable amount, or (2) 80 percent of the amount of itemized deductions allowable for the taxable year. For taxable years beginning after December 31, 1997, in the case of a partnership that has 100 or more partners and elects to be treated as an "electing large partnership," 70 percent of the partnership's miscellaneous itemized deductions will be disallowed, although the remaining deductions will generally be allowed at the partnership level and will not be subject to the 2 percent flood that would otherwise be applicable to individual partners. Moreover, a holder of a Trust Fractional Certificate that is not a corporation cannot deduct the fees for purposes of the alternative minimum tax, if applicable. Amounts received by Trust Fractional Certificateholders in lieu of amounts due with respect to any Mortgage Loan but not received by the Depositor from the Mortgagor will be treated for federal income tax purposes as having the same character as the payments which they replace.

     Purchasers of Trust Fractional Certificates identified in the applicable prospectus supplement as representing interests in Stripped Mortgage Loans should read the material under the headings " -- Application of Stripped Bond Rules," "-- Market Discount and Premium" and " -- Allocation of Purchase Price" for a discussion of particular rules applicable to their Certificates. A "Stripped Mortgage Loan" means a Mortgage Loan having a Retained Yield (as that term is defined below) or a Mortgage Loan included in a Trust Fund having either Trust Interest Certificates or more than one class of Trust Fractional Certificates or identified in the prospectus supplement as related to a Class of Trust Certificates identified as representing interests in Stripped Mortgage Loans.

     Purchasers of Trust Fractional Certificates identified in the applicable prospectus supplement as representing interests in Unstripped Mortgage Loans should read the material under the headings " -- Treatment of Unstripped Certificates," "-- Market Discount and Premium," and " -- Allocation of Purchase Price" for a discussion of particular rules applicable to their Certificates. However, the IRS has indicated that under some circumstances it will view a portion of servicing and related fees and expenses paid to or retained by the Master Servicer or sub-servicers as an interest in the Mortgage Loans, ("Retained Yield"). If this view were sustained with respect to a particular Trust Fund, the purchasers would be subject to the rules set forth under " -- Application of Stripped Bond Rules" rather than those under " -- Treatment of Unstripped Certificates." The Depositor does not expect any servicing compensation payable to the Master Servicer, as described under "Description of the Securities -- Servicing Compensation and Payment of Expenses," to constitute a retained interest in the Mortgage Loans; nevertheless, this expectation generally will be a matter of uncertainty, and prospective purchasers are advised to consult their own tax advisers with respect to the existence of a retained interest and any effects on investment in Trust Fractional Certificates.

1. APPLICATION OF STRIPPED BOND RULES

     Each Trust Fund will consist of an interest in each of the Mortgage Loans relating to the Trust Fund, exclusive of the Depositor's Retained Yield, if any. With respect to each Series of Certificates, Special Tax Counsel will advise the Depositor that, in their opinion, any Retained Yield will be treated for federal income tax purposes as an ownership interest retained by the Depositor in a portion of each interest payment on the underlying Mortgage Loans. The sale of the Trust Certificates associated with any Trust Fund for which there is a class of Trust Interest Certificates or two or more Classes of Trust Fractional Certificates bearing different interest rates or of Trust Certificates identified in the prospectus supplement as representing interests in Stripped Mortgage Loans, subject to some exceptions which, if applicable, will be stated in the applicable prospectus supplement, will be treated for federal income tax purposes as having effected a separation in ownership between the principal of each Mortgage Loan and some or all of the interest payable on the Mortgage Loan. As a consequence, each Stripped Mortgage Loan will become subject to the "stripped bond" rules of the Code (the "Stripped Bond Rules"). The effect of applying those rules will generally be to require each Trust Fractional Certificateholder to accrue and report income attributable to its share of the principal and interest on each of the Stripped Mortgage Loans as original issue discount on the basis of the yield to maturity of the Stripped Mortgage Loans, as determined in accordance with the provisions of the Code dealing with original issue discount. For a description of the general method of calculating original issue discount, see " -- REMIC Trust Funds -- Taxation of Owners of REMIC Regular Certificates -- Original Issue Discount." The yield to maturity of a Trust Fractional Certificateholder's interest in the Stripped Mortgage Loans will be calculated taking account of the price at which the holder purchased the Certificate and the holder's share of the payments of principal and interest to be made on the Certificate. Although the provisions of the Code and the OID Regulations do not directly address the treatment of instruments similar to Trust Fractional Certificates, in reporting to Trust Fractional Certificateholders the Trustee intends to treat the Certificates as a single obligation with payments corresponding to the aggregate of the payments allocable to the Certificates from each of the Mortgage Loans, and to determine the amount of original issue discount on the Certificates accordingly. See " -- Aggregate Reporting."

     Under Treasury regulations, original issue discount so determined with respect to a particular Stripped Mortgage Loan may be considered to be zero under the de minimis rule described above, in which case it is treated as market discount. See " -- REMIC Trust Funds -- Taxation of Owners of REMIC Regular Certificates -- Original Issue Discount." Those regulations also provide that original issue discount so determined with respect to a particular Stripped Mortgage Loan will be treated as market discount if the rate of interest on the Stripped Mortgage Loan, including a reasonable Servicing Fee, is no more than one percentage point less than the unstripped rate of interest. See " -- Market Discount and Premium." The Trustee intends to apply the foregoing de minimis and market discount rules on an aggregate poolwide basis, although it is possible that investors may be required to apply them on a loan by loan basis. The loan by loan information required for the application of those rules may not be available. See " -- Aggregate Reporting." Unless the market discount rules apply, subsequent purchasers of the Certificates may be required to include "original issue discount" in an amount computed using the price at which the subsequent purchaser purchased the Certificates.

     VARIABLE RATE CERTIFICATES. Purchasers of Trust Fractional Certificates bearing a variable rate of interest should be aware that there is considerable uncertainty concerning the application of the OID Regulations to Mortgage Loans bearing a variable rate of interest. Although the regulations are subject to a different interpretation, as discussed below, in the absence of other contrary authority in preparing reports furnished to Certificateholders the Trustee intends to treat Stripped Mortgage Loans bearing a variable rate of interest, other than those treated as having market discount pursuant to the regulations described above, as subject to the provisions in the regulations governing variable rate debt instruments. The effect of the application of the provisions generally will be to cause Certificateholders holding Trust Fractional Certificates bearing interest at a Single Variable Rate or at a Multiple Variable Rate (as defined above under " -- REMIC Trust Funds -- Taxation of Owners of REMIC Regular Certificates -- Original Issue Discount") to accrue original issue discount and interest as though the value of each variable rate were a fixed rate, which is:

     (a) for each qualified floating rate, the value of each rate as of the Closing Date, with appropriate adjustment for any differences in intervals between interest adjustment dates,

     (b) for a qualified inverse floating rate, the value of the rate as of Closing Date and

     (c) for any other objective rate, the fixed rate that reflects the yield that is reasonably expected for the Trust Fractional Certificate.

If the interest paid or accrued with respect to the Variable Rate Trust Fractional Certificate during an accrual period differs from the assumed fixed interest rate, the difference will be an adjustment, to interest or original issue discount, as applicable, to the Certificateholder's taxable income for the taxable period or periods to which the difference relates.

     Prospective purchasers of Trust Fractional Certificates bearing a variable rate of interest should be aware that the provisions in the OID Regulations applicable to variable rate debt instruments may not apply to particular adjustable and variable rate mortgage loans, possibly including the Mortgage Loans, or to Stripped Certificates representing interests in the Mortgage Loans. If variable rate Trust Fractional Certificates are not governed by the provisions of the OID Regulations applicable to variable rate debt instruments, the Certificates may be subject to the provisions of the 1996 Contingent Debt Regulations. The application of those provisions to instruments including the Trust Fractional Certificates is subject to differing interpretations. Prospective purchasers of variable rate Trust Fractional Certificates are advised to consult their tax advisers concerning the tax treatment of the Certificates.

     AGGREGATE REPORTING. The Trustee intends in reporting information relating to original issue discount to Certificateholders to provide the information on an aggregate poolwide basis. Applicable law is unclear, however, and it is possible that investors may be required to compute original issue discount on a Mortgage Loan by Mortgage Loan basis, or on the basis of the rights to individual payments, taking account of an allocation of their basis in the Certificates among the interests in the various Mortgage Loans represented by the Certificates according to their respective fair market values. Investors should be aware that it may not be possible to reconstruct after the fact sufficient mortgage by mortgage information should a computation on that basis be required by the IRS.

     Because the treatment of the Certificates under the OID Regulations is both complicated and uncertain, Certificateholders should consult their tax advisers to determine the proper method of reporting amounts received or accrued on Certificates.

2. TREATMENT OF UNSTRIPPED CERTIFICATES

     Mortgage Loans in a Trust Fund for which there is neither any Class of Trust Interest Certificates, nor more than one Class of Trust Fractional Certificates, nor any Retained Yield and which are not otherwise identified in the prospectus supplement as being stripped mortgage loans ("Unstripped Mortgage Loans") will be treated as wholly owned by the Trust Fractional Certificateholders of a Trust Fund. Trust Fractional Certificateholders using the cash method of accounting must take into account their pro rata share of original issue discount as it accrues and qualified stated interest (as described in " -- REMIC Trust Funds -- Taxation of Owners of REMIC Regular Certificates -- Original Issue Discount") from Unstripped Mortgage Loans as and when collected by the Trustee. Trust Fractional Certificateholders using an accrual method of accounting must take into account their pro rata shares of qualified stated interest from Unstripped Mortgage Loans as it accrues or is received by the Trustee, whichever is earlier. Under the 1997 Act, gain or loss from the termination of a newly originated mortgage will be treated as capital gain or loss.

     Code Sections 1272 through 1275 provide rules for the current inclusion in income of original issue discount on obligations issued by natural persons on or after March 2, 1984. Generally those sections provide that original issue discount should be included in income on the basis of a constant yield to maturity. However, the application of the original issue discount rules to mortgages is unclear in some respects. The Treasury Department has issued the OID Regulations relating to original issue discount, which generally address the treatment of mortgages issued on or after April 4, 1994. The OID Regulations provide a new de minimis rule for determining whether particular self-amortizing installment obligations, including the Mortgage Loans, are to be treated as having original issue discount. These obligations have original issue discount if the points charged at origination, or other loan discount, exceed the greater of approximately one-sixth of one percent times the number of full years to final maturity or one-fourth of one percent times weighted average maturity. For a description of the general method of calculating the amount of original issue discount see " -- REMIC Trust Funds -- Taxation of Owners of REMIC Regular Certificates -- Original Issue Discount" and " -- Application of Stripped Bond Rules -- Variable Rate Certificates."

     A subsequent purchaser of a Trust Fractional Certificate that purchases the Certificate at a cost, not including payment for accrued qualified stated interest, less than its allocable portion of the aggregate of the remaining stated redemption prices at maturity of the Unstripped Mortgage Loans will also be required to include in gross income, for each day on which it holds the Trust Fractional Certificate, its allocable share of the daily portion of original issue discount with respect to each Unstripped Mortgage Loan, but reduced, if the cost of the subsequent purchaser's interest in the Unstripped Mortgage Loan exceeds its "adjusted issue price," by an amount equal to the product of (1) the daily portion and (2) a constant fraction, whose numerator is the excess and whose denominator is the sum of the daily portions of original issue discount allocable to the subsequent purchaser's interest for all days on or after the day of purchase. The adjusted issue price of an Unstripped Mortgage Loan on any given day is equal to the sum of the adjusted issue price, or, in the case of the first accrual period, the issue price, of the Unstripped Mortgage Loan at the beginning of the accrual period during which the day occurs and the daily portions of original issue discount for all days during the accrual period prior to the day, reduced by the aggregate amount of payments made during the accrual period prior to the day other than payments of qualified stated interest.

3. MARKET DISCOUNT AND PREMIUM

     In general, if the Stripped Bond Rules do not apply to a Trust Fractional Certificate, a purchaser of a Trust Fractional Certificate will be treated as acquiring market discount bonds to the extent that the share of the purchaser's purchase price allocable to any Unstripped Mortgage Loan is less than its allocable share of the "adjusted issue price" of the Mortgage Loan. See " -- Treatment of Unstripped Certificates" and " -- Application of Stripped Bond Rules." Thus, with respect to the Mortgage Loans, a holder will be required, under Code Section 1276, to include as ordinary income the previously unrecognized accrued market discount in an amount not exceeding each principal payment on any the Mortgage Loans at the time each principal payment is received or due, in accordance with the purchaser's method of accounting, or upon a sale or other disposition of the Certificate. In general, the amount of market discount that has accrued is determined on a ratable basis. A Trust Fractional Certificateholder may, however, elect to determine the amount of accrued market discount on a constant yield to maturity basis. This election is made on a bond-by-bond basis and is irrevocable. In addition, the description of the market discount rules in " -- REMIC Trust Funds -- Taxation of Owners of REMIC Regular Certificates -- Market Discount and Premium" with respect to:

     (1) conversion to ordinary income of a portion of any gain recognized on sale or exchange of a market discount bond,

     (2) deferral of interest expense deductions,

     (3) the de minimis exception from the market discount rules and

     (4) the elections to include in income either market discount or all interest, discount and premium as they accrue,

is also generally applicable to Trust Fractional Certificates. Treasury regulations implementing the market discount rules, including the 1986 Act amendments to the regulations, have not yet been issued and investors therefore should consult their own tax advisers regarding the application of these rules.

     If a Trust Fractional Certificate is purchased at a premium, under existing law the premium must be allocated among each of the Mortgage Loans, on the basis of their relative fair market values. The portion of any premium allocated to Unstripped Mortgage Loans originated after September 27, 1985 can be amortized and deducted under the provisions of the Code relating to amortizable bond premium.

     The Bond Premium Amortization Regulations generally provide that amortizable bond premium is amortized over the term of a note by offsetting the qualified stated interest allocable to an accrual period with the amortizable bond premium allocable to the period using a specified constant yield method. To the extent that the amortizable bond premium allocated to an accrual period exceeds the qualified stated interest allocable to the period, the excess is deductible under Code Section 171 to the extent the excess does not exceed the difference between (1) prior interest inclusions over (2) the Bond Premium Amortization Limit, with the excess over the Bond Premium Amortization Limit carried forward to the next accrual period and treated as amortizable bond premium allocable to that period. The Bond Premium Amortization Regulations are effective for notes acquired on or after March 2, 1998. However, if a holder makes the election to amortize bond premium for the taxable year containing March 2, 1998, or any subsequent taxable year, the Treasury regulations would apply to debt instruments held on or after the first day for the taxable year in which the election is made. The Bond Premium Amortization Regulations specifically do not apply to a pool of prepayable debt instruments subject to Code Section 1272(a)(6). However, by analogy to these regulations, it may be possible to deduct any premium in excess of interest income to the extent of prior accrual of interest.

4. ALLOCATION OF PURCHASE PRICE

     As noted above, a purchaser of a Trust Fractional Certificate relating to Unstripped Mortgage Loans will be required to allocate the purchase price of the Trust Fractional Certificate to the undivided interest it acquires in each of the Mortgage Loans, in proportion to the respective fair market values of the portions of the Mortgage Loans included in the Trust Fund at the time the Certificate is purchased. The Depositor believes that it may be reasonable to make the allocation in proportion to the respective principal balances of the Mortgage Loans, where the interests in the Mortgage Loans represented by a Trust Fractional Certificate have a common remittance rate and other common characteristics, and otherwise so as to produce a common yield for each interest in a Mortgage Loan, provided the Mortgage Loans are not so diverse as to evoke differing prepayment expectations. However, if there is any significant variation in interest rates among the Mortgage Loans, a disproportionate allocation of the purchase price taking account of prepayment expectations may be required.

D. TAXATION OF OWNERS OF TRUST INTEREST CERTIFICATES

     With respect to each Series of Certificates, Special Tax Counsel will advise the Depositor that, in their opinion, each holder of a Trust Interest Certificate (a "Trust Interest Certificateholder") will be treated as the owner of an undivided interest in the interest portion ("Interest Coupon") of each of the Mortgage Loans. Accordingly, and subject to the discussion under "Application of Stripped Bond Rules," each Trust Interest Certificateholder is treated as owning its allocable share of the entire Interest Coupon from the Mortgage Loans, will report income as described below, and may deduct its allocable share of the servicing and related fees and expenses paid to or retained by the Depositor at the same time and in the same manner as the items would have been reported under the Trust Interest Certificateholder's tax accounting method had it held directly an interest in the Interest Coupon from the Mortgage Loans, received directly its share of the amounts received with respect to the Mortgage Loans and paid directly its share of the servicing and related fees and expenses. An individual, estate or trust holder of a Trust Interest Certificate will be allowed a deduction for servicing fees in determining its regular tax liability only to the extent that the aggregate of the holder's miscellaneous itemized deductions exceeds two percent of the holder's adjusted gross income. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the "applicable amount", $100,000 (or $50,000 in the case of a separate return by a married individual), adjusted for changes in the cost of living subsequent to 1990, will be reduced by the lesser of (1) 3 percent of the excess of adjusted gross income over the applicable amount, or (2) 80 percent of the amount of itemized deductions allowable for the taxable year. For taxable years beginning after December 31, 1997, in the case of a partnership that has 100 or more partners and elects to be treated as an "electing large partnership," 70 percent of the partnership's miscellaneous itemized deductions will be disallowed, although the remaining deductions will generally be allowed at the partnership level and will not be subject to the 20 percent flood that would otherwise be applicable to individual partners. Moreover, a holder of a Trust Fractional Certificate that is not a corporation cannot deduct the fees for purposes of the alternative minimum tax, if applicable. Amounts, if any, received by Trust Interest Certificateholders in lieu of amounts due with respect to any Mortgage Loan but not received by the Master Servicer from the Mortgagor will be treated for federal income tax purposes as having the same character as the payment which they replace.

1. APPLICATION OF STRIPPED BOND RULES

     A Trust Interest Certificate will consist of an undivided interest in the Interest Coupon of each of the Mortgage Loans. With respect to each Series of Certificates, Special Tax Counsel will advise the Depositor that, in their opinion a Trust Interest Certificate will be treated for federal income tax purposes as comprised of an ownership interest in a portion of the Interest Coupon of each of the Mortgage Loans (a "Stripped Interest") separated by the Depositor from the right to receive principal payments and the remainder, if any, of each interest payment on the underlying Mortgage Loan. As a consequence, the Trust Interest Certificates will become subject to the Stripped Bond Rules. Each Trust Interest Certificateholder will be required to apply the Stripped Bond Rules to its interest in the Interest Coupon under the method prescribed by the Code, taking account of the price at which the holder purchased the Trust Interest Certificate and the Trust Interest Certificateholder's share of the scheduled payment to be made on the Trust Interest Certificate. The Stripped Bond Rules generally require a holder of Stripped Coupons to accrue and report income from the Stripped Coupons daily on the basis of the yield to maturity of the stripped bonds or coupons, as determined in accordance with the provisions of the Code dealing with original issue discount. For a discussion of the general method of calculating original issue discount, see "REMIC Trust Funds -- Taxation of Owners of REMIC Regular Certificates -- Original Issue Discount." The provisions of the Code and the OID Regulations do not directly address the treatment of instruments similar to Trust Interest Certificates. In reporting to Trust Interest Certificateholders the Certificates will be treated as a single obligation with payment corresponding to the aggregate of the payments allocable to the Certificates from each of the Mortgage Loans. See "Aggregate Reporting."

     Alternatively, Trust Interest Certificateholders may be required by the IRS to treat each scheduled payment on each Stripped Interest, or their interests in all scheduled payments from each of the Stripped Interests, as a separate obligation for purposes of allocating purchase price and computing original issue discount.

     The tax treatment of the Trust Interest Certificates with respect to the application of the original issue discount provisions of the Code is currently unclear. However, the Trustee intends to treat each Trust Interest Certificate as a single debt instrument issued on the day it is purchased for purposes of calculating any original issue discount. Original issue discount with respect to a Trust Interest Certificate must be included in ordinary gross income for federal income tax purposes as it accrues in accordance with a constant yield method that takes into account the compounding of interest and the accrual of income may be in advance of the receipt of any cash attributable to the income. In general, the rules for accruing original issue discount set forth under " -- REMIC Trust Funds -- Taxation of Owners of REMIC Regular Certificates -- Original Issue Discount" apply. For purposes of applying the original issue discount provisions of the Code, the issue price used in reporting original issue discount with respect to a Trust Interest Certificate will be the purchase price paid by each holder of a Trust Interest Certificate and the stated redemption price at maturity may include the aggregate amount of all payments to be made with respect to the Trust Interest Certificate whether or not denominated as interest.

     AGGREGATE REPORTING. The Trustee intends in reporting information relating to original issue discount to Certificateholders to provide the information on an aggregate poolwide basis. Applicable law is unclear, however, and it is possible that investors may be required to compute original issue discount either on a Mortgage Loan by Mortgage Loan basis or on a payment by payment basis taking account of an allocation of their basis in the Certificates among the interests in the various Mortgage Loans represented by the Certificates according to their respective fair market values. Investors should be aware that it may not be possible to reconstruct after the fact sufficient mortgage by mortgage information should a computation on that basis be required by the IRS.

     Because the treatment of the Trust Interest Certificates under current law and the potential application of the 1996 Contingent Debt Regulations are both complicated and uncertain, Trust Interest Certificateholders should consult their tax advisers to determine the proper method of reporting amounts received or accrued on Trust Interest Certificates.

E. PREPAYMENTS

     The 1986 Act contains a provision requiring original issue discount on particular obligations issued after December 31, 1986 to be calculated taking into account a prepayment assumption and requiring the discount to be taken into income on the basis of a constant yield to assumed maturity taking account of actual prepayments. The 1997 Act provides that the prepayment rules of Code
Section 1272(a)(6), discussed above, will also apply to pools of debt instruments the yield on which may be affected by reason of prepayments. Trust Fractional Certificateholders and Trust Interest Certificateholders should consult their tax advisers as to the proper reporting of income from Trust Fractional Certificates and Trust Interest Certificates, as the case may be, in the light of the possibility of prepayment and, as to the possible application of the 1996 Contingent Debt Regulations.

F. SALES OF TRUST CERTIFICATES

     If a Certificate is sold, gain or loss will be recognized by the holder of the Certificate in an amount equal to the difference between the amount realized on the sale and the Certificateholder's adjusted tax basis in the Certificate. The tax basis will equal the Certificateholder's cost for the Certificate, increased by any original issue or market discount with respect to the interest in the Mortgage Loans represented by the Certificate previously included in income, and decreased by any deduction previously allowed for premium and by the amount of payments, other than payments of qualified stated interest, previously received with respect to the Certificate. The portion of any gain attributable to accrued market discount not previously included in income will be ordinary income, as will gain attributable to a Certificate which is part of a "conversion transaction" or which the holder elects to treat as ordinary. See " -- REMIC Trust Funds -- Sales of REMIC Certificates" above. Any remaining gain or any loss will be capital gain or loss if the Certificate was held as a capital asset except to the extent that code Section 582(c) applies to the gain or loss. Any gain or loss would be long-term capital gain or loss if the Certificateholder's holding period exceeded one year.

G. TRUST REPORTING

     The Master Servicer will furnish to each holder of a Trust Fractional Certificate with each distribution a statement setting forth the amount of the distribution allocable to principal on the underlying Mortgage Loans and to interest on the underlying Mortgage Loans at the Interest Rate. In addition, the Master Servicer will furnish, within a reasonable time after the end of each calendar year, to each holder of a Trust Certificate who was a holder at any time during the year, information regarding the amount of servicing compensation received by the Master Servicer and sub-servicer, if any, and other customary factual information as the Master Servicer deems necessary or desirable to enable holders of Trust Certificates to prepare their tax returns.

H. BACK-UP WITHHOLDING

     In general, the rules described in "REMIC Trust Funds -- Back-up Withholding with respect to REMIC Certificates" will also apply to Trust Certificates.

I. FOREIGN CERTIFICATEHOLDERS

     Payments in respect of interest or original issue discount, including amounts attributable to servicing fees, on the Mortgage Loans to a Certificateholder who is not a citizen or resident of the United States, a corporation or other entity organized in or under the laws of the United States or of any State of the United States, unless, in the case of a partnership, future Treasury regulations provide otherwise, or a United States estate or trust, will not generally be subject to 30% United States withholding tax, provided that the Certificateholder (1) does not own, directly or indirectly, 10% or more of, and is not a controlled foreign corporation (within the meaning of Code Section 957) related to, an issuer of Mortgage Loan and (2) provides required certification as to its non-United States status under penalty of perjury and then will be free of the tax only to the extent that the underlying Mortgage Loans were issued after July 18, 1984. Notwithstanding the foregoing, if any the payments are effectively connected with a United States trade or business conducted by the Certificateholder, they will be subject to regular United States income tax and, in the case of a corporation, to a possible branch profits tax, but will ordinarily be exempt from United States withholding tax provided that applicable documentation requirements are met. This withholding tax may be reduced or eliminated by an applicable tax treaty.

J. STATE AND LOCAL TAXATION

     In addition to the federal income tax consequences described above, potential investors should consider the state income tax consequences of the acquisition, ownership, and disposition of the Securities. State income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state. Therefore, potential investors should consult their own tax advisers with respect to the various state tax consequences of an investment in the Securities.

III. CHARACTERIZATION OF THE TRUST CERTIFICATES AS INDEBTEDNESS

A. CHARACTERIZATION OF INVESTMENTS IN TRUST CERTIFICATES

     With respect to each Series of Trust Certificates that have been structured as debt for federal income tax purposes, Special Tax Counsel will deliver their opinion to the effect that the Trust Certificates will be treated as debt instruments for federal income tax purposes as of the date rather than as ownership interests in the Trust Fund.

     The Depositor, each Unaffiliated Seller and the Certificateholders will express in the Agreement their intent that, for applicable tax purposes, the Trust Certificates will be indebtedness secured by the Mortgage Loans. The Depositor, each Unaffiliated Seller and each Certificateholder, by its acceptance and acquisition of a beneficial interest in a Trust Certificate, will have agreed to treat the Trust Certificates as indebtedness for federal income tax purposes. However, because different criteria are used to determine the non-tax accounting characterization of a securitization transaction, the transaction may be treated as a sale of an interest in the Mortgage Loans for financial accounting purposes.

     In general, whether for federal income tax purposes a transaction constitutes a sale of property or a loan, the repayment of which is secured by property, is a question of fact, the resolution of which is based upon the economic substance of the transaction rather than its form or the manner in which it is labeled. While the IRS and the courts have set forth several factors to be taken into account in determining whether the substance of a transaction is a sale of property or a secured loan, the primary factor in making this determination is whether the transferee has assumed the risk of loss or other economic burdens relating to the property and has obtained the benefits of ownership of the property or secured loan. Special Tax Counsel has analyzed and relied on several factors in reaching its opinion that the weight of the benefits and burdens of ownership of the Mortgage Loans has been retained by the Depositor or an Unaffiliated Seller and has not been transferred to the Certificateholders.

     In some instances, courts have held that a taxpayer is bound by the particular form it has chosen for a transaction, even if the substance of the transaction does not accord with its form. Special Tax Counsel has advised that the rationale of those cases will not apply to this transaction, because the form of the transaction as reflected in the operative provisions of the documents either accords with the characterization of the Trust Certificates as debt or otherwise makes the rationale of those cases inapplicable to this situation.

B. TAXATION OF INTEREST INCOME OF CERTIFICATEHOLDERS

     Assuming that the Certificateholders are holders of debt obligations for federal income tax purposes, the Trust Certificates generally will be taxable as debt. The stated interest on the Trust Certificates will be taxable to a Certificateholder as ordinary interest income when received or accrued in accordance with the Certificateholder's method of tax accounting. Under the OID Regulations, a holder of a debt instrument issued with a de minimis amount of original issue discount must include the original issue discount in income, on a pro rata basis, as principal payments are made on the debt instrument. A subsequent purchaser who buys a Trust Certificate for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

     A holder of a Trust Certificate that has a fixed maturity date of not more than one year from the issue date of the Trust Certificate (a "Short-Term Certificate") may be subject to special rules. An accrual basis holder of a Short-Term Certificate, and some cash method holders, including regulated investment companies, as set forth in Code Section 1281, generally would be required to report interest income as interest accrues on a straight-line basis over the term of each interest period, unless an election is made to accrue interest income pursuant to a constant yield method, compared on a daily basis. Other cash basis holders of a Short-Term Certificate would, in general, be required to report interest income as interest is paid, or, if earlier, upon the taxable disposition of the Short-Term Certificate. However, a cash basis holder of a Short-Term Certificate reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the Short-Term Certificate until the taxable disposition of the Short-Term Certificate. A cash basis taxpayer may elect under Code Section 1281 to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the taxpayer would include interest on a Short-Term Certificate in income as it accrues, and would not be subject to the interest expense deferral rule referred to in the preceding sentence. Some special rules apply if a Short-Term Certificate is purchased for more or less than its principal amount.

     While it is not anticipated that the Trust Certificates will be issued at a greater than de minimis discount, it is possible that the Trust Certificates could nevertheless be deemed to have been issued with original issue discount if interest with respect to the Trust Certificates were not treated as "unconditionally payable" under the OID Regulations. In this event, all of the taxable income to be recognized with respect to the Trust Certificates would be includible in income of Certificateholders as original issue discount, but would not be includible again when the interest is actually received.

C. POSSIBLE CLASSIFICATION AS A PARTNERSHIP OR ASSOCIATION TAXABLE AS A CORPORATION

     The opinion of Special Tax Counsel is not binding on the courts or the IRS. It is possible that the IRS could assert that, for federal income tax purposes, the transaction contemplated with respect to the Certificates constitutes a sale of the Mortgage Loans, or an interest in the Mortgage Loans, to the Certificateholders and that the proper classification of the legal relationship between the Depositor, any Unaffiliated Seller and the Certificateholders resulting from this transaction is that of a partnership, or a publicly traded partnership taxable as a corporation. Since Special Tax Counsel has advised that the Trust Certificates will be treated as indebtedness in the hands of the Certificateholders for federal income tax purposes, neither the Depositor nor any Unaffiliated Seller will attempt to comply with federal income tax reporting requirements applicable to partnerships or corporations.

     If it were determined that this transaction created an entity classified as a corporation (i.e. a publicly traded partnership taxable as a corporation), the Trust Fund would be subject to federal income tax at corporate income tax rates on the income it derives from the Mortgage Loans, which would reduce the amounts available for distribution to the Certificateholders. Cash distributions to the Certificateholders generally would be treated as dividends for federal income tax purposes to the extent of the corporation's earnings and profits.

     If the transaction were treated as creating a partnership, the partnership itself would not be subject to federal income tax, unless it were to be characterized as a publicly traded partnership taxable as a corporation; rather, each partner, including each Certificateholder, would be taxed individually on its respective distributive shares of the partnership's income, gain, loss, deductions and credits. The amount and timing of items of income and deductions of the Certificateholders could differ if the Certificates were held to constitute partnership interests rather than indebtedness. Assuming that all of the provisions of the Agreement, as in effect on the date of the issuance, are complied with, it is the opinion of Special Tax Counsel that the Trust Fund will not be treated as a corporation.

D. POSSIBLE CLASSIFICATION AS A TAXABLE MORTGAGE POOL

     In relevant part, Section 7701(i) of the Code provides that any entity, or a portion of an entity, that is a "taxable mortgage pool" will be classified as a taxable corporation and will not be permitted to file a consolidated federal income tax return with another corporation. Any entity, or a portion of any entity, will be a taxable mortgage pool if:

     (1) it is not a REMIC, or, after September 1, 1997, a FASIT,

     (2) substantially all of its assets consist of debt instruments, more than 50% of which are real estate mortgages,

     (3) the entity is the obligor under debt obligations with two or more maturities, and

     (4) under the terms of the entity's debt obligations, or an underlying arrangement, payments on the debt obligations bear a relationship to the debt instruments held by the entity.

     Assuming that all of the provisions of the Agreement, as in effect on the date of issuance, are complied with, Special Tax Counsel is of the opinion that the arrangement created by the Agreement will not be a taxable mortgage pool under Section 7701(i) of the Code because only one class of indebtedness secured by the Mortgage Loans is being issued.

     The opinion of Special Tax Counsel is not binding on the courts or the IRS. If the IRS were to contend successfully, or future regulations were to provide, that the arrangement created by the Agreement is a taxable mortgage pool, the arrangement would be subject to federal corporate income tax on its taxable income generated by ownership of the Mortgage Loans. This tax might reduce amounts available for distributions to Certificateholders. The amount of this tax would depend upon whether distributions to Certificateholders would be deductible as interest expense in computing the taxable income of the arrangement as a taxable mortgage pool.

E. FOREIGN INVESTORS

     In general, subject to some exceptions, interest, including original issue discount, paid on a Trust Certificate to a nonresident alien individual, foreign corporation or other non-United States person is not subject to United States federal income tax, provided that the interest is not effectively connected with a trade or business of the recipient in the United States and the Certificateholder provides the required certification of foreign status.

     If the interests of the Certificateholders were deemed to be partnership interests, the partnership would be required, on a quarterly basis, to pay withholding tax equal to the product, for each foreign partner, of the foreign partner's distributive share of "effectively connected" income of the partnership multiplied by the highest United States rate of tax applicable to that foreign partner. In addition, the foreign partner, if a corporation or association taxable as a corporation, could be subject to branch profits tax. Each non-foreign partner would be required to certify to the partnership that it is not a foreign person. The tax withheld from each foreign partner would be credited against the foreign partner's United States federal income tax liability.

     If the Trust Fund were taxable as a corporation, distributions to foreign persons, to the extent treated as dividends, would generally be subject to withholding at the rate of 30%, unless the rate were reduced by an applicable tax treaty.

F. BACKUP WITHHOLDING

     Some Certificateholders may be subject to backup withholding at the rate of 31% with respect to interest paid on the Trust Certificates if the Certificateholder, upon issuance, fails to supply the Trustee or his broker with his taxpayer identification number, furnishes an incorrect taxpayer identification number, fails to report interest, dividends, or other "reportable payments" (as defined in the Code) properly, or, under some circumstances, fails to provide the Trustee or his broker with a statement, certified under penalties of perjury, that he is not subject to backup withholding.

     The Trustee will be required to report annually to the IRS, and to each Certificateholder of record, the amount of interest paid, and original issue discount accrued, if any, on the Trust Certificates, and the amount of interest withheld for federal income taxes, if any, for each calendar year, except as to exempt holders, generally, holders that are corporations, particular tax-exempt organizations or nonresident aliens who provide certification as to their status as nonresidents. As long as the only "Certificateholder" of record is Cede & Co. ("Cede"), as nominee for The Depository Trust Company ("DTC"), Certificateholders and the IRS will receive tax and other information including the amount of interest paid on the Trust Certificates from other persons holding Trust Certificates directly or indirectly through DTC, rather than from the Trustee. The Trustee, however, will respond to requests for necessary information to enable the other persons to complete their reports. Each non-exempt Certificateholder will be required to provide, under penalties of perjury, a certificate on IRS Form W-9 containing his or her name, address, correct federal taxpayer identification number and a statement that he or she is not subject to backup withholding. Should a non-exempt Certificateholder fail to provide the required certification, 31% of the interest, and principal, otherwise payable to the Certificateholder will be required to be withheld and remitted to the IRS as a credit against the Certificateholder's federal income tax liability.

G. SALE OR OTHER DISPOSITION

     If a Certificateholder sells a Trust Certificate, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the Certificateholder's adjusted tax basis in the Trust Certificate. The adjusted tax basis of a Trust Certificate to a particular Certificateholder will equal the holder's cost for the Trust Certificate, increased by any market discount, acquisition discount, original issue discount and gain previously included by the Certificateholder in income with respect to the Trust Certificate and decreased by the amount of bond premium, if any, previously amortized and by the amount of principal payments previously received by the Certificateholder with respect to the Trust Certificate. Any gain or loss will generally be capital gain or loss if the Trust Certificate was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Any capital gain or loss would be long-term capital gain or loss if the Certificateholder's holding period exceeded one year. Capital losses generally may be used only to offset capital gains.

H. STATE AND LOCAL TAXATION

     In addition to the federal income tax consequences described above, potential investors should consider the state income tax consequences of the acquisition. ownership, and disposition of the Trust Certificates. State income tax law may differ substantially from the corresponding federal law and this discussion does not purport to describe any aspect of the income tax laws of any state. Therefore, potential investors should consult their own tax advisers with respect to the various state tax consequences of an investment in the Trust Certificates.

IV. TAX CHARACTERIZATION AS A PARTNERSHIP OR DIVISION

     Special Tax Counsel will deliver its opinion for an Issuer which is intended to be a partnership for federal income tax purposes, as specified in the related prospectus supplement, generally to the effect that the Issuer will not be an association, or publicly traded partnership, taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the Trust Agreement and related documents will be complied with, and on counsel's conclusion that the nature of the income of the Issuer will exempt it from the rule that some publicly traded partnerships are taxable as corporations or the rule is otherwise inapplicable to the Issuer, so that the Issuer will not be characterized as a publicly traded partnership taxable as a corporation, and that no action will be taken that is inconsistent with the treatment of the Issuer as a partnership, including an election to treat the Issuer as a corporation for federal income tax purposes. If, however, the Issuer has a single owner for federal income tax purposes, it will be treated as a division of its owner and will be disregarded as an entity separate from its owner for federal income tax purposes, assuming no election will be made to treat the Issuer as a corporation for federal income tax purposes.

     Some entities classified as "taxable mortgage pools" are subject to corporate level tax on their net income. A "taxable mortgage pool" is generally defined as an entity that meets the following requirements:

     (1) the entity is not a REMIC, or, after September 1, 1997, a FASIT,

     (2) substantially all of the assets of the entity are debt obligations, and more than 50 percent of the debt obligations consists of real estate mortgages, or interests in real estate mortgages,

     (3) the entity is the obligor under debt obligations with two or more maturities, and

     (4) payments on the debt obligations on which the entity is the obligor bear a relationship to the payments on the debt obligations which the entity holds as assets.

With respect to requirement (3), the Code authorizes the Internal Revenue Service to provide by regulations that equity interests may be treated as debt for purposes of determining whether there are two or more maturities. If the Issuer were treated as a taxable mortgage pool, it would be ineligible to file consolidated returns with any other corporation and could be liable for corporate tax. Treasury regulations do not provide for the recharacterization of equity as debt for purposes of determining whether an entity has issued debt with two maturities, except in the case of transactions structured to avoid the taxable mortgage pool rules. Special Tax Counsel will deliver its opinion for an Issuer which is intended to be a partnership for federal income tax purposes, as specified in the related prospectus supplement, generally to the effect that the Issuer will not be a taxable mortgage pool. This opinion will be based on the assumption that the terms of the Trust Agreement and related documents will be complied with, and on counsel's conclusion that either the number of classes of debt obligations issued by the Issuer, or the nature of the assets held by the Issuer, will exempt the Issuer from treatment as a taxable mortgage pool.

     If the Issuer were taxable as a corporation for federal income tax purposes, the Issuer would be subject to corporate income tax on its taxable income. The Issuer's taxable income would include all its income, possibly reduced by its interest expense on the Notes. Any corporate income tax could materially reduce cash available to make payments on the Notes and distributions on the Certificates, and Certificateholders could be liable for any tax that is unpaid by the Issuer. In addition, distributions to the Certificateholders generally would be taxable as dividends.

A. TAX CONSEQUENCES TO HOLDERS OF THE NOTES ISSUED BY A PARTNERSHIP OR DIVISION

1. TREATMENT OF THE NOTES AS INDEBTEDNESS

     The Issuer will agree, and the Noteholders will agree by their purchase of Notes, to treat the Notes as debt for federal income tax purposes. Except as otherwise provided in the related prospectus supplement, Special Tax Counsel will advise the Depositor that in its opinion the Notes will be classified as debt for federal income tax purposes.

2. POSSIBLE ALTERNATIVE TREATMENTS OF THE NOTES

     If, contrary to the opinion of counsel, the IRS successfully asserted that one or more of the Notes did not represent debt for federal income tax purposes, the Notes might be treated as equity interests in the Issuer. If so treated, the Issuer might be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet specific qualifying income tests. Nonetheless, treatment of the Notes as equity interests in a publicly traded partnership could have adverse tax consequences to some holders. For example, income to foreign holders generally would be subject to United States federal income tax and United States federal income tax return filing and withholding requirements, and individual holders might be subject to particular limitations on their ability to deduct their share of the Issuer's expenses.

3. INTEREST INCOME ON THE NOTES

     The stated interest on the Notes will be taxable to a Noteholder as ordinary income when received or accrued in accordance with the Noteholder's method of tax accounting. It is not anticipated that the Notes will be issued with original issue discount within the meaning of Section 1273 of the Code. A subsequent holder who purchases a Note at a discount that exceeds a statutorily defined de minimis amount will be subject to the "market discount" rules of the Code, and a holder who purchases a Note at a premium will be subject to the premium amortization rules of the Code.

4. SALE OR OTHER DISPOSITION

     If a Noteholder sells a Note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder's adjusted tax basis in the Note. The adjusted tax basis of a Note to a particular Noteholder will equal the holder's cost for the Note, increased by original issue discount, if any, and market discount previously included by the Noteholder in income with respect to the Note and decreased by the amount of bond premium, if any, previously amortized and by the amount of principal payments previously received by the Noteholder with respect to the Note. Subject to the rules of the Code concerning market discount on the Notes, any gain or loss generally will be capital gain or loss if the Note was held as a capital asset. Any gain or loss would be long-term capital gain or loss if the Noteholder's holding period exceeded one year. Capital losses generally may be deducted only to the extent the Noteholder has capital gains for the taxable year, although under some circumstances non-corporate Noteholders can deduct losses in excess of available capital gains.

5. FOREIGN HOLDERS

     If interest paid, or accrued, to a Noteholder who is a nonresident alien, foreign corporation or other non-United States person (a "foreign person") is not effectively connected with the conduct of a trade or business within the United States by the foreign person, the interest generally will be considered "portfolio interest," and generally will not be subject to United States Federal income tax and withholding tax, if the foreign person (1) is not actually or constructively a "10 percent shareholder" of the Trust or the Depositor, including a holder of 10% of the outstanding Certificates, or a "controlled foreign corporation" with respect to which the Trust or the Depositor is a "related person" within the meaning of the Code and (2) provides the person otherwise required to withhold United States tax with an appropriate statement, signed under penalties of perjury, certifying that the beneficial owner of the
Note is a foreign person and providing the foreign person's name and address. If the information provided in the statement changes, the foreign person must so inform the person otherwise required to withhold United States tax within 30 days of the change. The statement generally must be provided in the year a payment occurs, prior to the payment, or in either of the two preceding years. If a Note is held through a securities clearing organization or other financial institutions, the organization or institution may provide a signed statement to the withholding agent. However, in that case, the signed statement must be accompanied by a Form W-8 or substitute form provided by the foreign person that owns the Note. If the interest in not portfolio interest, then it will be subject to United States federal income and withholding tax at a rate of 30%, unless reduced or eliminated pursuant to an applicable tax treaty.

     Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Note by a foreign person will be exempt from United States federal income and withholding tax, provided that (1) the gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person and (2) in the case of an individual foreign person, the foreign individual is not present in the United States for 183 days or more in the taxable year.

     If the interest, gain or income on a Note held by a foreign person is effectively connected with the conduct of a trade or business in the United States by the foreign person, although exempt from the withholding tax previously discussed if the holder provides an appropriate statement, the holder generally will be subject to United States federal income tax on the interest, gain or income at regular federal income tax rates. In addition, if the foreign person is a corporation or association taxable as a corporation, it may be subject to a branch profits tax equal to 30% of its "effectively connected earnings and profits" within the meaning of the Code for the taxable year, as adjusted for particular items, unless it qualifies for a lower rate under an applicable tax treaty, as modified by the branch profits tax rules. The Final Withholding Regulations, which are generally effective with respect to payments made after December 31, 1999, consolidate and modify the current certification requirements and means by which a holder may claim exemption from United States federal income tax withholding and provide particular presumptions regarding the status of holders when payments to the holders cannot be reliably associated with appropriate documentation provided to the payor. All Noteholders should consult their own tax advisers regarding the application of these regulations.

6. INFORMATION REPORTING AND BACKUP WITHHOLDING

     The Trust will be required to report annually to the IRS, and to each Noteholder of record, the amount of interest paid on the Notes, and the amount of interest withheld for federal income taxes, if any, for each calendar year, except as to exempt holders, generally, holders that are corporations, tax-exempt organizations, qualified pension and profit-sharing trusts, individual retirement accounts, or nonresident aliens who provide certification as to their status as nonresidents. Accordingly, each holder, other than exempt holders who are not subject to the reporting requirements, will be required to provide, under penalties of perjury, a certificate containing the holder's name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt Noteholder fail to provide the required certification, the Trust will be required to withhold 31% of the amount otherwise payable to the holder, and remit the withheld amount to the IRS, as a credit against the holder's federal income tax liability.

B. TAX CONSEQUENCES TO HOLDERS OF THE CERTIFICATES ISSUED BY A PARTNERSHIP OR DIVISION

1. TREATMENT OF THE ISSUER AS A PARTNERSHIP

     In the case of an Issuer intended to qualify as a partnership for federal income tax purposes, the Issuer and the Depositor will agree, and the Certificateholders will agree by their purchase of Certificates, to treat the Issuer as a partnership for purposes of United States federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership, or if there is a single Certificateholder for federal income tax purposes, to disregard the Issuer as an entity separate from the Certificateholder, being the assets held by the Issuer, the partners of the partnership being the Certificateholders, and the Notes, if any, being debt of the partnership. However, the proper characterization of the arrangement involving the Certificates, the Notes, the Issuer and the Servicer is not clear because there is no authority on transactions closely comparable to that contemplated in this prospectus.

     A variety of alternative characterizations are possible. For example, because the Certificates have features characteristic of debt, the Certificates might be considered debt of the Issuer. Generally, provided the Certificates are issued at or close to face value, any characterization would not result in materially adverse tax consequences to Certificateholders as compared to the consequences from treatment of the Certificates as equity in a partnership, described below. The following discussion assumes that the Certificates represent equity interests in a partnership.

2. PARTNERSHIP TAXATION

     As a partnership, the Issuer will not be subject to federal income tax. Rather, each Certificateholder will be required to separately take into account the holder's allocated share of income, gains, losses, deductions and credits of the Issuer. The Issuer's income will consist primarily of interest and finance charges earned on the Mortgage Loans, including appropriate adjustments for market discount, original issue discount and bond premium, and any gain upon collection or disposition of Mortgage Loans. The Issuer's deductions will consist primarily of interest and original issue discount accruing with respect to the Notes, servicing and other fees, and losses or deductions upon collection or disposition of Mortgage Loans.

     The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement, here, the Trust Agreement and related documents. The Trust Agreement will provide, in general, that the Certificateholders will be allocated taxable income of the Issuer for each month equal to the sum of:

     (1) the interest that accrues on the Certificates in accordance with their terms for the month, including interest accruing at the Interest Rate for the month and interest on amounts previously due on the Certificates but not yet distributed;

     (2) any Issuer income attributable to discount on the Mortgage Loans that corresponds to any excess of the principal amount of the Certificates over their initial issue price;

     (3) prepayment premium payable to the Certificateholders for the month; and

     (4) any other amounts of income payable to the Certificateholders for the month.

The allocation will be reduced by any amortization by the Issuer of premium on Mortgage Loans that corresponds to any excess of the issue price of Certificates over their principal amount. All remaining taxable income of the Issuer will be allocated to the Depositor. Based on the economic arrangement of the parties, this approach for allocating Issuer income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to Certificateholders. Moreover, even under the foregoing method of allocation, Certificateholders may be allocated income equal to the entire Interest Rate plus the other items described above even though the Issuer might not have sufficient cash to make current cash distributions of the amount. Thus, cash basis holders will in effect be required to report income from the Certificates on the accrual basis and Certificateholders may become liable for taxes on Issuer income even if they have not received cash from the Issuer to pay the taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all Certificateholders but Certificateholders may be purchasing Certificates at different times and at different prices, Certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the Issuer.

     If Notes are also issued, some or all of the taxable income allocated to a Certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity, including an individual retirement account, will constitute "unrelated business taxable income" generally taxable to a holder under the Code.

     An individual taxpayer's share of expenses of the Issuer, including fees to the Servicer but not interest expense, would be miscellaneous itemized deductions. The deductions might be disallowed to the individual in whole or in part and might result in the holder being taxed on an amount of income that exceeds the amount of cash actually distributed to the holder over the life of the Issuer. The deductions may also be subject to reduction under Section 68 of the Code if the individual's adjusted gross income exceeds specified limits. See " --Non-REMIC Trust Funds--Taxation of Owners of Trust Traction Certificates."

     The Issuer intends to make all tax calculations relating to income and allocations to Certificateholders on an aggregate basis. If the IRS were to require that the calculations be made separately for each Mortgage Loan, the Issuer might be required to incur additional expense but it is believed that there would not be a material adverse effect on Certificateholders.

3. DISCOUNT AND PREMIUM

     It is believed that the Mortgage Loans were not issued with original issue discount and, therefore, the Trust should not have original issue discount income. However, the purchase price paid by the Issuer for the Mortgage Loans may be greater or less than the remaining principal balance of the Mortgage Loans at the time of purchase. If so, the Mortgage Loan will have been acquired at a premium or discount, as the case may be. As indicated above, the Issuer will make this calculation on an aggregate basis, but might be required to recompute it on a Mortgage Loan by Mortgage Loan basis.

     If the Issuer acquires the Mortgage Loans at a market discount or premium, the Issuer will elect to include any discount in income currently as it accrues over the life of the Mortgage Loans or to offset any premium against interest income on the Mortgage Loans. As indicated above, a portion of the market discount income or premium deduction may be allocated to Certificateholders.

4. SECTION 708 TERMINATION

     Under Section 708 of the Code, the Issuer will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Issuer are sold or exchanged within a 12-month period. If a termination occurs, the partnership will be considered to have transferred its assets and liabilities to a new partnership in exchange for interests in that new partnership, which it would then be treated as transferring to its partners.

5. DISPOSITION OF CERTIFICATES

     Generally, capital gain or loss will be recognized on a sale of Certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the Certificates sold. This gain or loss would be long-term capital gain or loss if the Certificateholder's holding period exceeded one year. A Certificateholder's tax basis in a Certificate will generally equal the holder's cost increased by the holder's share of Issuer income, includible in income, and decreased by any distributions received with respect to the Certificate. In addition, both the tax basis in the Certificates and the amount realized on a sale of a Certificate would include the holder's share of the Notes and other liabilities of the Issuer. A holder acquiring Certificates at different prices may be required to maintain a single aggregate adjusted tax basis in the Certificates, and, upon sale or other disposition of some of the Certificates, allocate a portion of the aggregate tax basis to the Certificates sold, rather than maintaining a separate tax basis in each Certificate for purposes of computing gain or loss on a sale of that Certificate.

     Any gain on the sale of a Certificate attributable to the holder's share of unrecognized accrued market discount on the Mortgage Loans would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The Issuer does not expect to have any other assets that would give rise to the special reporting requirements. Thus, to avoid those special reporting requirements, the Issuer will elect to include market discount in income as it accrues.

     If a Certificateholder is required to recognize an aggregate amount of income, not including income attributable to disallowed itemized deductions described above, over the life of the Certificates that exceeds the aggregate cash distributions with respect to the Certificates, the excess will generally give rise to a capital loss upon the retirement of the Certificates.

6. ALLOCATIONS BETWEEN DEPOSITORS AND TRANSFEREES

     In general, the Issuer's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the Certificateholders in proportion to the principal amount of Certificates owned by them as of the close of the last day of the month. As a result, a holder purchasing Certificates may be allocated tax items, which will affect its tax liability and tax basis, attributable to periods before the actual transaction.

     The use of this monthly convention may not be permitted by existing regulations and federal tax counsel is unable to opine on the matter. If a monthly convention is not allowed, or only applies to transfers of less than all of the partner's interest, taxable income or losses of the Issuer might be reallocated among the Certificateholders. The Issuer's method of allocation between transferors and transferees may be revised to conform to a method permitted by future regulations.

7. SECTION 754 ELECTION

     In the event that a Certificateholder sells its Certificates at a profit (or loss), the purchasing Certificateholder will have a higher (or lower) basis in the Certificates than the selling Certificateholder had. The tax basis of the Issuer's assets will not be adjusted to reflect that higher (or lower) basis unless the Issuer were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Issuer currently does not intend to make this election. As a result, Certificateholders might be allocated a greater or lesser amount of Issuer income than would be appropriate based on their own purchase price for Certificates.

8. ADMINISTRATIVE MATTERS

     The Trustee is required to keep or have kept complete and accurate books of the Issuer. These books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the Issuer will be the calendar year. The Trustee will file a partnership information return (IRS Form
1065) with the IRS for each taxable year of the Issuer and will report each Certificateholder's allocable share of items of Issuer income and expense to holders and the IRS on Schedule K-1. The Issuer will provide the Schedule K-1 information to nominees that fail to provide the Issuer with the information statement described below and the nominees will be required to forward the information to the beneficial owners of the Certificates. Generally, holders must file tax returns that are consistent with the information return filed by the Issuer or be subject to penalties unless the holder timely notifies the IRS of all the inconsistencies.

     Under Section 6031 of the Code, any person that holds Certificates as a nominee at any time during a calendar year is required to furnish the Issuer with a statement containing information on the nominee, the beneficial owners and the Certificates so held. The information includes:

     (1) the name, address and taxpayer identification number of the nominee and

     (2) as to each beneficial owner,

          (x) the name, address and identification number of the person,

          (y) whether the person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and

          (z) particular information on Certificates that were held, bought or sold on behalf of the person throughout the year.

In addition, brokers and financial institutions that hold Certificates through a nominee are required to furnish directly to the Issuer information as to themselves and their ownership of Certificates. A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any the information statement to the Issuer. The information referred to above for any calendar year must be furnished to the Issuer on or before the following January
31. Nominees, brokers and financial institutions that fail to provide the Issuer with the information described above may be subject to penalties.

     The Depositor will be designated as the tax matters partner in the related Trust Agreement and will be responsible for representing the Certificateholders in particular disputes with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the Issuer by the appropriate taxing authorities could result in an adjustment of the returns of the Certificateholders, and, under some circumstances, a Certificateholder may be precluded from separately litigating a proposed adjustment to the items of the Issuer. An adjustment could also result in an audit of a Certificateholder's returns and adjustments of items not related to the income and losses of the Issuer.

9. TAX CONSEQUENCES TO FOREIGN CERTIFICATEHOLDERS

     It is not clear and federal tax counsel is unable to opine whether the Issuer would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-United States persons because there is no clear authority dealing with that issue under facts substantially similar to those described in this prospectus. Although it is not expected that the Issuer would be engaged in a trade or business in the United States for these purposes, the Issuer will withhold as if it were so engaged in order to protect the Issuer from possible adverse consequences of a failure to withhold. The Issuer expects to withhold on the portion of its taxable income that is allocable to foreign Certificateholders pursuant to
Section 1446 of the Code, as if the income were effectively connected to a United States trade or business, at a rate of 35% for foreign holders that are taxable as corporations and 39.6% for all other foreign holders. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Issuer to change its withholding procedures.

     If the trust is engaged in a United States trade or business, each foreign holder might be required to file a United States individual or corporate income tax return, including, in the case of a corporation, the branch profits tax, on its share of the Issuer's income. A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the Issuer taking the position that no taxes were due because the Issuer was not engaged in a United States trade or business. However, interest payments made, or accrued, to a Certificateholder who is a foreign person generally will be considered guaranteed payments to the extent the payments are determined without regard to the income of the Issuer, and for that reason or because of the nature of the assets of the Issuer probably will not be considered "portfolio interest." As a result, even if the Issuer was not considered to be engaged in a United States trade or business, Certificateholders will be subject to United States federal income tax which must be withheld at a rate of 30%, unless reduced or eliminated pursuant to an applicable treaty. A foreign holder would be entitled to claim a refund for withheld tax, taking the position that the interest was portfolio interest and therefore not subject to United States tax. However, the IRS may disagree and no assurance can be given as to the appropriate amount of tax liability. As a result, each potential foreign Certificateholder should consult its tax advisor as to whether an interest in a Certificate is an unsuitable investment.

10. BACKUP WITHHOLDING

     Distributions made on the Certificates and proceeds from the sale of the Certificates will be subject to a "backup" withholding tax of 31% if, in general, the Certificateholder fails to comply with particular identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

ERISA CONSIDERATIONS

     The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes restrictions on employee benefit plans subject to ERISA ("ERISA Plans") and on those persons who are ERISA fiduciaries with respect to the assets of the ERISA Plans. In accordance with the general fiduciary standards of ERISA, an ERISA Plan fiduciary should consider whether an investment in the Securities is permitted by the documents and instruments governing the Plan, consistent with the Plan's overall investment policy and appropriate in view of the composition of its investment portfolio. Fiduciaries should also consider ERISA's prohibition on improper delegation of control over, or responsibility for, plan assets.

     Employee benefit plans which are governmental plans and particular church plans, if no election has been made under Section 410(d) of the Code, are not subject to ERISA requirements. Accordingly, assets of the plans may be invested in the Securities subject to the provisions of applicable federal and state law and, in the case of any plan which is qualified under Section 401(a) of the Code and exempt from taxation under Section 501(a) of the Code, the restrictions imposed under Section 503 of the Code.

     In addition to imposing general fiduciary standards, ERISA and Section 4975 of the Code prohibit a broad range of transactions involving assets of ERISA Plans and other plans subject to Section 4975 of the Code or any entity whose underlying assets include plan assets by reason of a plan or account investing in the entity, including an insurance company general account (together with ERISA Plans, "Plans") and particular persons ("Parties in Interest") who have specified relationships to the Plans and taxes and/or imposes other penalties on any transaction under ERISA and/or Section 4975 of the Code, unless an exemption applies. If the assets of a Trust Fund are treated for ERISA purposes as the assets of the Plans that purchase or hold Securities of the applicable Series, an investment in Securities of that Series by or with "plan assets" of a Plan might constitute or give rise to a prohibited transaction under ERISA or Section 4975 of the Code, unless a statutory or administrative exemption applies. Violation of the prohibited transaction rules could result in the imposition of excise taxes and/or other penalties under ERISA and/or Section 4975 of the Code.

FINAL PLAN ASSETS REGULATION

     The United States Department of Labor ("DOL") has issued a regulation (the "Plan Assets Regulation") under which assets of an entity in which a Plan makes an equity investment will be treated as assets of the investing Plan in some circumstances. Unless the Plan Assets Regulation provides an exemption from this "plan asset" treatment, and if the exemption is not otherwise available under ERISA, an undivided portion of the assets of a Trust Fund will be treated, for purposes of applying the fiduciary standards and prohibited transaction rules of ERISA and Section 4975 of the Code, as an asset of each Plan which becomes a Securityholder of the applicable Series.

     The Plan Assets Regulation provides an exemption from "plan asset" treatment for securities issued by an entity if, immediately after the most recent acquisition of any equity interest in the entity, less than 25% of the value of each class of equity interests in the entity, excluding interests held by a person who has discretionary authority or control with respect to the assets of the entity, or any affiliate of the person, are held by "benefit plan investors", e.g., Plans, governmental and other benefit plans not subject to ERISA and entities holding assets deemed to be "plan assets". Because the availability of this exemption to any Trust Fund depends upon the identity of the Securityholders of the applicable Series at any time, there can be no assurance that any Series or Class of Securities will qualify for this exemption.

PROHIBITED TRANSACTION CLASS EXEMPTION APPLICABLE TO CERTIFICATES

     Prohibited Transaction Class Exemption 83-1 (Class Exemption for Certain Transactions Involving Mortgage Pool Investment Trusts) ("PTCE 83-1") permits, subject to some conditions, specific transactions involving the creation, maintenance and termination of particular residential mortgage pools and the acquisition and holding of particular residential mortgage pool pass-through Certificates by Plans, regardless of whether (a) the mortgage pool is exempt from "plan asset" treatment or (b) the transactions would otherwise be prohibited under ERISA or Section 4975 of the Code. A Series of Certificates will be eligible for prohibited transaction relief if the general conditions (described below) of PTCE 83-1 are satisfied, and if the applicable Series of Certificates evidences ownership interests in Trust Assets which do not include Mortgage Certificates, Cooperative Loans, Mortgage Loans secured by cooperative buildings, Mortgage Loans secured by Multifamily Property, or Contracts (collectively "Nonexempt Assets"). An investment by a Plan in Certificates of a Series qualifying for relief under PTCE 83-1:

     (1) will be exempt from the prohibitions of Section 406(a) of ERISA (relating generally to Plan transactions involving Parties in Interest who are not fiduciaries) if the Plan purchases the Certificates at no more than fair market value, and

     (2) will be exempt from the prohibitions of Sections 406(b) (1) and (2) of ERISA (relating generally to Plan transactions with fiduciaries) if, in addition,

          (a) the purchase is approved by an independent fiduciary,

          (b) no sales commission is paid to the Depositor as Mortgage Pool sponsor,

          (c) the Plan does not purchase more than 25% of the Certificates of that Series and

          (d) at least 50% of the Certificates of that Series is purchased by persons independent of the Depositor, the Trustee and the Insurer, as applicable.

PTCE 83-1 will not apply to a Series of Securities with respect to which the Trust Assets include Nonexempt Assets.

     PTCE 83-1 sets forth three general conditions that must be satisfied for any transaction to be eligible for exemption:

     (1) the existence of a pool trustee who is not an affiliate of the pool sponsor;

     (2) the maintenance of a system of insurance or other protection for the pooled mortgage loans and property securing the loans, and for indemnifying certificateholders against reductions in pass-through payment due to property damage or defaults in loan payments; and

     (3) a limitation on the amount of the payment retained by the pool sponsor, together with other benefits inuring to it, to not more than adequate consideration for selling the mortgage loans and reasonable compensation for services provided by the pool sponsor to the mortgage pool.

     The Trustee for all Series will be unaffiliated with the Depositor, and, accordingly, the first general condition will be satisfied. With respect to the second general condition of PTCE 83-1, the credit support method represented by the issuance of a Subordinated Class or Subclasses of Certificates and/or the establishment of a Reserve Fund, with respect to any Series intending to meet the conditions of PTCE 83-1 for which this method of Credit Support is provided (see "Credit Support -- Subordinated Securities" and " -- Reserve Fund"), is substantially similar to a system for protecting Certificateholders against reductions in pass-through payments which has been reviewed and accepted by the DOL as an alternative to pool insurance or a letter of credit indemnification system. This may support a Plan fiduciary's conclusion that the second general condition is satisfied with respect to the Series although, in the absence of a ruling to this effect, there can be no assurance that these features will be so viewed by the DOL. In addition, the Depositor intends to use its best efforts to establish, for the Series for which credit support is provided by a Letter of Credit (see "Credit Support -- Letters of Credit") and/or the insurance arrangements set forth above under "Description of Insurance" (an "Insured Series"), a system that will adequately protect the Mortgage Pools and indemnify Certificateholders of the applicable Series against pass-through payment reductions resulting from property damage or defaults in loan payments. With respect to the third general condition of PTCE 83-1, the Depositor intends to use its best efforts to establish a compensation system which will produce for the Depositor total compensation that will not exceed adequate consideration for forming the Mortgage Pool and selling the Certificates. However, the Depositor does not guarantee that its systems will be sufficient to meet the second and third general conditions (described above) with respect to the Series.

     If a Series of Certificates is subdivided into two or more Classes or Subclasses which are entitled to disproportionate allocations of the principal and interest payments on the Mortgage Loans held by the applicable Trust Fund, the availability of the exemption afforded by PTCE 83-1 may be adversely affected, as described in the applicable prospectus supplement. Moreover, if the Certificateholders of any Class or Subclass of Certificates are entitled to pass-through payment of principal, but no or only nominal interest, or interest, but no or only nominal principal, it appears that PTCE 83-1 will not exempt Plans which acquire Certificates of that Class or Subclass from the prohibited transaction rules of ERISA and Section 4975 of the Code.

     If a Series of Certificates includes a Class of Subordinated Certificates, PTCE 83-1 will not provide an exemption from the prohibited transaction rules of ERISA for Plans that acquire the Subordinated Certificates.

UNDERWRITER'S PROHIBITED TRANSACTION EXEMPTION APPLICABLE TO CERTIFICATES

     Credit Suisse First Boston Corporation ("CSFB") is the recipient of a final prohibited transaction exemption, 54 Fed. Reg. 42597 (Oct. 17, 1989) (the "Underwriter's PTE" or "Credit Suisse First Boston Corporation's PTE" if specified in the applicable prospectus supplement), which may accord protection from violations under Sections 406 and 407 of ERISA and Section 4975 of the Code for Plans that acquire Certificates. The Underwriter's PTE applies to
Certificates:

     (a) which represent,

          (1) a beneficial ownership interest in the assets of a trust and entitle the holder to pass-through payments of principal, interest and/or other payments made with respect to the assets of the trust, or

          (2) an interest in a REMIC if the Certificates are issued by and are obligations of a trust; and

     (b) with respect to which CSFB or any of its affiliates is either the sole underwriter, the manager or co-manager of the underwriting syndicate or a selling or placement agent.

The corpus of a trust to which the Underwriter's PTE applies include:

     (1) obligations which bear interest or are purchased at a discount and which are secured by

          (A) single-family residential, multifamily residential or commercial real property, including obligations secured by leasehold interests on commercial real property, or

          (B) shares issued by a cooperative housing association;

     (2) "guaranteed governmental mortgage pool certificates" (as defined in the Plan Assets Regulation) and

     (3) undivided fractional interests in the above.

     Plans acquiring Certificates may be eligible for protection under the Underwriter's PTE if:

          (a) assets of the type included as Trust Assets have been included in other investment pools ("Other Pools");

          (b) Certificates evidencing interests in Other Pools have been both,

               (1) rated in one of the three highest generic rating categories by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., Moody's Investors Service, Inc., Duff & Phelps Credit Rating Co. or Fitch IBCA, Inc. and

               (2) purchased by investors, other than Plans, for at least one year prior to a Plan's acquisition of Certificates in reliance upon the Underwriter's PTE;

          (c) at the time of the acquisition, the Class of Certificates acquired by the Plan has received a rating in one of the rating categories referred to in condition (b) above;

          (d) the Trustee is not an affiliate of any member of the Restricted Group (as defined below);

          (e) the Class of Certificates acquired by the Plan are not subordinated to other Classes of Certificates of that Series with respect to the right to receive payment in the event of defaults or delinquencies on the underlying Trust Assets;

          (f) the Plan is an "accredited investor" (as defined in Rule 501(a)(1) of Regulation D under the Securities Act);

          (g) the acquisition of the Certificates by a Plan is on terms, including the price for the Securities, that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party; and

          (h) the sum of all payments made to and retained by the Underwriter or members of any underwriting syndicate in connection with the distribution of the Certificates represents not more than reasonable compensation for underwriting the Certificates; the sum of all payments made to and retained by the Seller pursuant to the sale of the Trust Assets to the Trust represents not more than the fair market value of the Trust Assets; and the sum of all payments made to and retained by the Master Servicer and all Servicers represents not more than reasonable compensation for the Servicers' services under the Pooling and Servicing Agreement and reimbursement of the Servicers' reasonable expenses in connection with this prospectus.

     In addition, the Underwriter's PTE will not apply to a Plan's investment in Certificates if the Plan fiduciary responsible for the decision to invest in a Class of Certificates is a Mortgagor or Obligor with respect to more than 5% of the fair market value of the obligations constituting the Trust Assets or an affiliate of the person and will not apply, unless:

          (1) in the case of an acquisition in connection with the initial issuance of any Series of Certificates, at least 50% of each Class of Certificates in which Plans have invested is acquired by persons independent of the Restricted Group and at least 50% of the aggregate interest in the Trust is acquired by persons independent of the Restricted Group;

          (2) the Plan's investment in any Class of Certificates does not exceed 25% of the outstanding Certificates of that Class at the time of acquisition;

          (3) immediately after the acquisition, no more than 25% of the Plan assets with respect to which the investing fiduciary has discretionary authority or renders investment advice are invested in Certificates evidencing interest in trusts sponsored or containing assets sold or serviced by the same entity; and

          (4) the Plan is not sponsored by the Depositor, any Underwriter, the Trustee, any Servicer, any Pool, Special Hazard or Primary Mortgage Insurer or the obligor under any other credit support mechanism, a Mortgagor or Obligor with respect to obligations constituting more than 5% of the aggregate unamortized principal balance of the Trust Assets on the date of the initial issuance of Certificates, or any of their affiliates (the "Restricted Group").

     On July 21, 1997, the DOL published in the Federal Register a final amendment to the Underwriter's PTE which extends exemptive relief to particular mortgage-backed and asset-backed securities transactions using pre-funding accounts for trusts issuing pass-through certificates. With respect to the Certificates, the amendment generally allows a portion of the mortgages or receivables ("Loans") supporting payments to Certificateholders and having a principal amount equal to no more than 25% of the total principal amount of the Certificates to be transferred to the Trust within a 90-day or three-month period following the Closing Date ("ERISA Pre-Funding Period"), instead of requiring that all the Loans be either identified or transferred on or before the Closing Date. The relief, is effective for transactions occurring on or after May 23, 1997, provided that the following conditions are met:

          (1) the ratio of the amount allocated to the Pre-Funding Account to the total principal amount of the Certificates being offered ("Pre-Funding Limit") must not exceed 25%;

          (2) all Loans transferred after the Closing Date ("Additional Loans") must meet the same terms and conditions for eligibility as the original Loans used to create the Trust, which terms and conditions have been approved by the Rating Agency;

          (3) the transfer of the Additional Loans to the Trust during the ERISA Pre-Funding Period must not result in the Certificates receiving a lower credit rating from the Rating Agency upon termination of the ERISA Pre-Funding Period than the rating that was obtained at the time of the initial issuance of the Certificates by the Trust;

          (4) solely as a result of the use of pre-funding, the weighted average annual percentage interest rate (the "average interest rate") for all of the Loans in the Trust at the end of the ERISA Pre-Funding Period must not be more than 100 basis points lower than the average interest rate for the Loans which were transferred to the Trust on the Closing Date;

          (5) in order to ensure that the characteristics of the Additional Loans are substantially similar to the original obligations which were transferred to the Trust, either:

          o the characteristics of the Additional Loans must be monitored by an insurer or other credit support provider which is independent of the Depositor or

          o an independent accountant retained by the Depositor must provide the Depositor with a letter, with copies provided to the Rating Agency, the Underwriter and the Trustee, stating whether or not the characteristics of the Additional Loans conform to the characteristics described in the prospectus, prospectus supplement, Private Placement Memorandum ("Offering Documents") and/or Pooling and Servicing Agreement ("Pooling Agreement"); in preparing the letter, the independent accountant must use the same type of procedures as were applicable to the Loans which were transferred as of the Closing Date;

          (6) the ERISA Pre-Funding Period must end no later than three months or 90 days after the Closing Date or earlier, in some circumstances, if the amount on deposit in the Pre-Funding Account is reduced below the minimum level specified in the Pooling Agreement or an event of default occurs under the Pooling Agreement;

          (7) amounts transferred to any Pre-Funding Account and/or Capitalized Interest Account used in connection with the pre-funding may be invested only in specific permitted investments;

          (8) the Offering Documents must describe:

               (a) any Pre-Funding Account and/or Capitalized Interest Account used in connection with a Pre-Funding Account;

               (b) the duration of the ERISA Pre-Funding Period;

               (c) the percentage and/or dollar amount of the Pre-Funding Limit for the Trust; and

               (d) that the amounts remaining in the Pre-Funding Account at the end of the ERISA Pre-Funding Period will be remitted to Certificateholders as repayments of principal; and

          (9) the Pooling and Servicing Agreement must describe the permitted investments for the Pre-Funding Account and Capitalized Interest Account and, if not disclosed in the Offering Documents, the terms and conditions for eligibility of the Additional Loans.

     Whether the conditions in the Underwriter's PTE, in addition to, and including those, relating to pre-funding, will be satisfied as to Certificates or any particular Class will depend upon the relevant facts and circumstances existing at the time the Plan acquires Certificates of that Class. Any Plan investor who proposes to use "plan assets" of a Plan to acquire Certificates in reliance upon the Underwriter's PTE should determine whether the Plan satisfies all of the applicable conditions and consult with its counsel regarding other factors that may affect the applicability of the Underwriter's PTE.

GENERAL ERISA CONSIDERATIONS RELATING TO CERTIFICATES

     Any member of the Restricted Group, a Mortgagor or Obligor, or any of their affiliates might be considered or might become a Party in Interest with respect to a Plan. In that event, the acquisition or holding of Certificates of the applicable Series or Class by, on behalf of or with "plan assets" of the Plan might be viewed as giving rise to a prohibited transaction under ERISA and
Section 4975 of the Code, unless PTCE 83-1, the Underwriter's PTE or another exemption is available. Accordingly, before a Plan investor makes the investment decision to purchase, to commit to purchase or to hold Certificates of any Series or Class, the Plan investor should determine:

     (a) whether the conditions (described briefly above) of PTCE 83-1 have been satisfied;

     (b) whether the Underwriter's PTE is applicable;

     (c) whether any other prohibited transaction exemption, if required, is available under ERISA and Section 4975 of the Code; or

     (d) whether an exemption from "plan asset" treatment is available to the applicable Trust Fund.

The Plan investor should also consult the ERISA discussion, if any, in the applicable prospectus supplement for further information regarding the application of ERISA to any Series or Class of Certificates.

     If for any reason neither PTCE 83-1 nor the Underwriter's PTE provides an exemption for a particular Plan investor, one of five other prohibited transaction class exemptions issued by the DOL might apply, i.e., PTCE 91-38 (Class Exemption for Certain Transactions Involving Bank Collective Investment Funds), PTCE 90-1 (Class Exemption for Certain Transactions Involving Insurance Company Pooled Separate Accounts), PTCE 84-14 (Class Exemption for Plan Asset Transactions Determined by Independent Qualified Professional Asset Managers), PTCE 95-60 (Class Exemption for Certain Transactions Involving Insurance Company General Accounts) or PTCE 96-23 (Class Exemption for Plan Asset Transactions Performed by In-house Asset Managers) (collectively, the "Investor Based Exemptions"). There can be no assurance that any of these Investor Based Exemptions will apply with respect to any particular Plan investor or, even if it were to apply, that the exemption would apply to all transactions involving the applicable Trust Fund. Any person who is a fiduciary by reason of his or her authority to invest "plan assets" of any Plan and who is considering the use of "plan assets" of any Plan to purchase the offered Certificates should consult with its counsel with respect to the potential applicability of ERISA and the Code to the investments, and should determine on its own whether PTCE 83-1, the Underwriter's PTE or another exemption would be applicable, and whether all conditions have been satisfied with respect to this exemptions, and whether the offered Certificates are an appropriate investment for a Plan. Moreover, each Plan fiduciary should determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the offered Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

ERISA CONSIDERATIONS RELATING TO THE NOTES

     Under the Plan Assets Regulation, the assets of the Trust would be treated as plan assets of a Plan for the purposes of ERISA and the Code only if the Plan acquires an "Equity Interest" in the Trust and none of the exceptions contained in the Plan Assets Regulation is applicable. An equity interest is defined under the Plan Assets Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Assuming that a Class of Notes is treated as indebtedness without substantial equity features for purposes of the Plan Assets Regulation, then the Class of Notes will be eligible for purchase by Plans. However, without regard to whether a Class of Notes is treated as an "equity interest" for these purposes, the acquisition or holding of Notes by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the Trust or any of its affiliates is or becomes a party in interest or disqualified person with respect to the Plan, or in the event that a Note is purchased in the secondary market and the purchase constitutes a sale or exchange between a Plan and a party in interest or disqualified person with respect to the Plan. There can be no assurance that the Trust or any of its affiliates will not be or become a party in interest or a disqualified person with respect to a Plan that acquires Notes. However, one or more of the Investor Based Exemptions described above may apply to any potential prohibited transactions arising as a consequence of the acquisition, holding and transfer of the Notes.

          ANY PLAN INVESTOR WHO PROPOSES TO USE "PLAN ASSETS" OF ANY PLAN TO PURCHASE SECURITIES OF ANY SERIES OR CLASS SHOULD CONSULT WITH ITS COUNSEL WITH RESPECT TO THE POTENTIAL CONSEQUENCES UNDER ERISA AND
          SECTION 4975 OF THE CODE OF THE ACQUISITION AND OWNERSHIP OF THE SECURITIES.

                                LEGAL INVESTMENT

     The applicable prospectus supplement for a Series of Securities will specify whether a Class or Subclass of the Securities, as long as it is rated in one of the two highest rating categories by one or more nationally recognized statistical rating organizations, will constitute a "mortgage related security" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"). The Class or Subclass, if any, constituting a "mortgage related security" will be a legal investment for persons, trusts, corporations, partnerships, associations, business trusts and business entities, including depository institutions, insurance companies, trustees and state government employee retirement systems, created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality of the United States constitute legal investments for the entities.

     Pursuant to SMMEA, a number of states enacted legislation, on or prior to the October 3, 1991 cutoff for the enactments, limiting to varying extents the ability of specific entities, in particular, insurance companies, to invest in "mortgage related securities," in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Accordingly, the investors affected by the legislation will be authorized to invest in Securities qualifying as "mortgage related securities" only to the extent provided in the legislation.

     SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in mortgage related securities without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in the securities, and national banks may purchase the securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to the regulations as the applicable federal regulatory authority may prescribe. In this connection, federal credit unions should review NCUA Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities. The NCUA has adopted rules, codified as 12 C.F.R. Section 703.5(f)-(k), which prohibit federal credit unions from investing in particular mortgage related securities, including the securities of particular Series, Classes or Subclasses of Securities, except under limited circumstances.

     All depository institutions considering an investment in the Securities should review the "Supervisory Policy Statement on Securities Activities" dated January 28, 1992, as revised April 15, 1994 (the "Policy Statement") of the Federal Financial Institutions Examination Council.

     The Policy Statement which has been adopted by the Board of Governors of the Federal Reserve System, the Office of the Comptroller of the Currency, the FDIC and the Office of Thrift Supervision and by the NCUA, with some modifications, prohibits depository institutions from investing in particular "high-risk Mortgage Certificates", including the securities of particular Series, Classes or Subclasses of the Securities, except under limited circumstances, and sets forth investment practices deemed to be unsuitable for regulated institutions.

     Institutions whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by the authorities before purchasing any Securities, as some Series, Classes or Subclasses may be deemed unsuitable investments, or may otherwise be restricted, under the rules, policies or guidelines, in some instances irrespective of SMMEA.

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying," and, with regard to any Securities issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

     Except as to the status of some of the Classes of Securities as "mortgage related securities," no representation is made as to the proper characterization of the Securities for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase Securities under applicable legal investment restrictions. The uncertainties described above, and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Securities, may adversely affect the liquidity of the Securities.

     Investors should consult their own legal advisers in determining whether and to what extent the Securities constitute legal investments for the investors.

                              PLAN OF DISTRIBUTION

     Each Series of Securities offered by this prospectus and by means of the related prospectus supplements may be sold directly by the Depositor or may be offered through Credit Suisse First Boston Corporation, an affiliate of the Depositor, or underwriting syndicates represented by Credit Suisse First Boston Corporation (the "Underwriters"). The prospectus supplement with respect to each Series of Securities will set forth the terms of the offering of the Series or Class of Securities and each Subclass within the Series, including the name or names of the Underwriters, the proceeds to the Depositor, and either the initial public offering price, the discounts and commissions to the Underwriters and any discounts or concessions allowed or reallowed to particular dealers, or the method by which the price at which the Underwriters will sell the Securities will be determined.

     Unless otherwise specified in the prospectus supplement, the Underwriters will be obligated to purchase all of the Securities of a Series described in the prospectus supplement with respect to the Series if any Securities are purchased. The Securities may be acquired by the Underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.

     If so indicated in the prospectus supplement, the Depositor will authorize the Underwriters or other persons acting as the Depositor's agents to solicit offers by specific institutions to purchase the Securities from the Depositor pursuant to contracts providing for payment and delivery on a future date. Institutions with which the contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases the institutions must be approved by the Depositor. The obligation of any purchaser under any contract will be subject to the condition that the purchase of the offered Securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which the purchaser is subject. The Underwriters and other agents will not have any responsibility in respect of the validity or performance of the contracts.

     The Depositor may also sell the Securities offered by this prospectus and by means of the related prospectus supplements from time to time in negotiated transactions or otherwise, at prices determined at the time of sale. The Depositor may effect the transactions by selling Securities to or through dealers, and the dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Depositor and any purchasers of Securities for whom they may act as agents.

     The place and time of delivery for each Series of Securities offered by this prospectus and by means of the related prospectus supplement will be set forth in the prospectus supplement with respect to the Series.

     If and to the extent required by applicable law or regulation, this prospectus and the attached prospectus supplement will also be used by the Underwriters after the completion of the offering in connection with offers and sales related to market-making transactions in the offered Securities in which the Underwriters act as principal. Sales will be made at negotiated prices determined at the time of sales.

                                  LEGAL MATTERS

     Some legal matters in connection with the Securities offered by this prospectus, including material federal income tax consequences, will be passed upon for the Depositor and for the Underwriters by Stroock & Stroock & Lavan LLP, New York, New York, or other counsel specified in the related prospectus supplement.

                              PROSPECTUS SUPPLEMENT

     The prospectus supplement with respect to each Series of Securities will, among other things, set forth with respect to the Series of Securities:

o    the identity of each Class or Subclass of Securities within the Series;

o the undivided interest, Percentage Interest, Stated Principal Balance, principal balance or notional amount of each Class or Subclass of Securities;

o the Interest Rate borne, or manner in which interest is paid, if any, by each Class or Subclass of Securities within the Series;

o particular information concerning the Mortgage Loans, the Mortgage Certificates, the Contracts, if any, and the other assets comprising the Trust Fund for the Series;

o the final Distribution Date of each Class or Subclass of Securities within the Series;

o the identity of each Class or Subclass of Compound Interest Securities, if any, within the Series;

o the method used to calculate the amount to be distributed with respect to each Class or Subclass of Securities within the Series;

o the order of application of distributions to each of the Classes or Subclasses of Securities within the Series, whether sequential, pro rata or otherwise;

o    the Distribution Dates with respect to the Series;

o information with respect to the terms of the Residual Certificates or Subordinated Securities offered by this prospectus, if any, are offered;

o information with respect to the method of credit support, if any, with respect to the Series; and

o additional information with respect to the plan of distribution of the Series of Certificates.

                             ADDITIONAL INFORMATION

     This prospectus contains, and the prospectus supplement for each Series of Securities will contain, a summary of the material terms of the documents referred to in this prospectus and in the prospectus supplement, but neither contains nor will contain all of the information set forth in the Registration Statement of which this prospectus and the related prospectus supplement is a part. For further information, reference is made to the Registration Statement and the exhibits to the Registration Statement which the Depositor has filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended. Statements contained in this prospectus and any prospectus supplement as to the contents of any contract or other document referred to are summaries and in each instance reference is made to the copy of the contract or other document filed as an exhibit to the Registration Statement, each statement being qualified in all respects by the reference. Copies of the Registration Statement may be obtained from the Commission, upon payment of the prescribed charges, or may be examined free of charge at the Commission's offices. Reports and other information filed with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Regional Offices of the Commission at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and Seven World Trade Center, Suite 1300, New York, New York 10048. Copies of this information can be obtained from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

     The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of the site is (http://www.sec.gov).

     Copies of the Pooling and Servicing Agreement or of the Trust Agreement, Indenture and Sale and Servicing Agreement pursuant to which a Series of Securities is issued, as applicable, will be provided to each person to whom a prospectus and the related prospectus supplement are delivered, upon written or oral request directed to: Treasurer, Asset Backed Securities Corporation, Eleven Madison Avenue, New York, New York 10010, (212) 325-2000.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     There are incorporated in this prospectus by reference all documents and reports filed or caused to be filed by the Depositor with respect to a Trust Fund pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering of Securities offered by this prospectus. The Depositor will provide or cause to be provided without charge to each person to whom this prospectus is delivered in connection with the offering of one or more Classes or Subclasses of Securities, upon request, a copy of any or all the documents or reports incorporated in this prospectus by reference, in each case to the extent the documents or reports relate to one or more of the Classes of the Securities, other than the exhibits to the documents, unless the exhibits are specifically incorporated by reference in the documents. Requests to the Depositor should be directed to: Asset Backed Securities Corporation, Eleven Madison Avenue, New York, New York 10010, (212) 325-2000.

     IF AND TO THE EXTENT REQUIRED BY APPLICABLE LAW OR REGULATIONS, THIS PROSPECTUS AND THE ATTACHED PROSPECTUS SUPPLEMENT WILL ALSO BE USED BY THE UNDERWRITER AFTER THE COMPLETION OF THE OFFERING IN CONNECTION WITH OFFERS AND SALES RELATED TO MARKET-MAKING TRANSACTIONS IN THE OFFERED SECURITIES IN WHICH THE UNDERWRITER ACTS AS PRINCIPAL. SALES WILL BE MADE AT NEGOTIATED PRICES DETERMINED AT THE TIME OF SALE.

                                 INDEX OF TERMS

10 percent shareholder.....................................................115
1986 Act....................................................................89
1988 Act....................................................................94
1996 Contingent Debt Regulations............................................88
1997 Act....................................................................94
accredited investor........................................................124
Accrual Distribution Amount.................................................27
Additional Loans...........................................................125
adjusted issue price........................................................87
Advances....................................................................42
AFR.........................................................................92
Agreement...................................................................11
Alternative Credit Support...................................................6
applicable amount..........................................................102
applicable federal rate.....................................................92 appraised value.............................................................17
Approved Sale...............................................................67
APRs........................................................................15
ARM Loans....................................................................7
Asset Value.................................................................25
Assets......................................................................82
average interest rate......................................................125
backup.....................................................................120
backup withholding tax......................................................98
benefit plan investors.....................................................121
Bond Premium Amortization Limit.............................................90
Bond Premium Amortization Regulations.......................................89
Buy-Down Fund................................................................8
Buy-Down Loans...............................................................8
Cede.......................................................................112
Certificate Account.........................................................35
Certificate Distribution Account............................................36
Certificate Principal Balance...............................................22
Certificate Register........................................................28
Certificateholder..........................................................112
Certificateholders..........................................................10
Certificates.................................................................5
chattel paper...............................................................77
Class........................................................................5
Cleanup Costs...............................................................77
Closed Loans................................................................11
Closed-End Loans.............................................................6
Closing Date................................................................84
coinsurance.................................................................65
Collection Account..........................................................35
commercially reasonable.....................................................73
Commission.................................................................130
Contract Loan-to-Value Ratio................................................17
Contract Pool...............................................................15
Contract Schedule...........................................................31
Contracts...................................................................15
controlled foreign corporation.............................................115 conversion transaction......................................................95
Converted Mortgage Loan......................................................8
Cooperative..................................................................6
Cooperative Dwelling.........................................................6
cooperative housing corporation.............................................72
Cooperative Loans............................................................6
Credit Suisse First Boston Corporation's PTE...............................123
Credit Support..............................................................43
current value...............................................................85
Custodial Account...........................................................36
Custodial Agreement.........................................................16
Custodian...................................................................16
Cut-off Date.................................................................5
daily accruals..............................................................92
daily portions..............................................................86
Deferred Interest............................................................8
Deficiency Event............................................................51
Deleted Contract............................................................17
Deleted Mortgage Certificates...............................................29
Deleted Mortgage Loans......................................................30
Deleted Warehouse Loan......................................................18
Depositor...................................................................19
Description of Insurance....................................................24
Determination Date..........................................................39
Discount Securities.........................................................23
disqualified organizations..................................................94
Distribution Date...........................................................26
DOL........................................................................121
domestic building and loan association.....................................100
DTC........................................................................112
Due Date.....................................................................7
Due Period..................................................................27
due-on-sale.................................................................21
effectively connected......................................................112
effectively connected earnings and profits.................................115
Eligible Investment.........................................................33
Equity Interest............................................................127
equivalent..................................................................87
ERISA......................................................................120
ERISA Plans................................................................120
ERISA Pre-Funding Period...................................................125
Escrow Account..............................................................43
evidence of indebtedness....................................................83
excess inclusions...........................................................92
FHA..........................................................................9
FHA Experience..............................................................20
FHA Loans....................................................................6
Final Withholding Regulations...............................................99
First Boston...............................................................123
fixture filing..............................................................78
foreign person.............................................................115
foreign trust...............................................................99
Garn-St Germain Act.........................................................76
GPM Fund.....................................................................8
GPM Loans....................................................................8
guaranteed governmental mortgage pool certificates.........................123
Holder-in-Due-Course........................................................80
Home Equity Loans............................................................6
Indenture....................................................................5
Indenture Trustee............................................................5
Initial Deposit.............................................................57
Insurance Proceeds..........................................................36
Insured.....................................................................46
Insured Series.............................................................122
interest bearing...........................................................128
Interest Coupon............................................................106
Interest Distribution.......................................................26
Interest Rate...............................................................22
Interest Weighted Class.....................................................23
Interest Weighted Subclass..................................................23
Investor Based Exemptions..................................................126
IRS.........................................................................84
Issuer.......................................................................5
L/C Bank....................................................................56
L/C Percentage..............................................................56
Letter of Credit.............................................................5
limited documentation.......................................................13
Liquidating Loan............................................................57
Liquidation Proceeds........................................................37
Loans......................................................................125
Loss........................................................................62
Manufactured Home...........................................................15
market discount............................................................114
Mortgage Certificates........................................................6
Mortgage Loans...............................................................6
Mortgage Notes...............................................................7
Mortgage Pools...............................................................6
Mortgage Rates...............................................................8
mortgage related securities................................................128
mortgage related security..................................................127
Mortgagor....................................................................7
Mortgagor Bankruptcy Bond....................................................5
Multi-Class Securities......................................................22
Multifamily Property.........................................................6
Multiple Variable Rate......................................................87
net income from foreclosure property........................................97 noneconomic.................................................................93
Nonexempt Assets...........................................................121
non-U.S. Person.............................................................98
Note Distribution Account...................................................35
Note Register...............................................................28
Noteholders.................................................................11
Notes........................................................................5
objective rate..............................................................85
Obligor.....................................................................22
Offering Documents.........................................................125
OID Regulations.............................................................81
original issue discount.....................................................84
Original Value...............................................................7
Originator..................................................................12
Other Pools................................................................123
Parties in Interest........................................................121
pass-through entity.........................................................95
payment deficiencies........................................................58
peaceful....................................................................79
Percentage Interest..........................................................5
Performance Bond............................................................17
permitted investments.......................................................82
plan assets................................................................121
Plan Assets Regulation.....................................................121
Plans......................................................................121
Policy Statement...........................................................128
Pool Insurance Policy........................................................5
Pool Insurer................................................................46
Pooling Agreement..........................................................125
Pooling and Servicing Agreement..............................................5
portfolio interest.........................................................115
Pre-Funded Amount...........................................................33
Pre-Funding Account.........................................................33
Pre-Funding Limit..........................................................125
Pre-Funding Period..........................................................33
Premium Securities..........................................................23
Prepayment Assumption.......................................................84
Primary Insurer.............................................................37
Primary Mortgage Insurance Policy...........................................46
Primary Mortgage Insurer....................................................46
Principal Distribution......................................................26
Principal Prepayments.......................................................23
Principal Weighted Class....................................................23
Principal Weighted Subclass.................................................23
prohibited transactions.....................................................97
prudent investor...........................................................128
PTCE 83-1..................................................................121
Purchase Price..............................................................32
qualified floating rate.....................................................85 qualified inverse floating rate.............................................87
Qualified Mortgage.........................................................101
qualified mortgages.........................................................82
qualified stated interest...................................................85
qualifying liquidation......................................................21
Rating Agency................................................................6
real estate assets..........................................................82
Record Date.................................................................26
Reference Agreement.........................................................24
regular interests...........................................................25
REIT........................................................................82
related person.............................................................115
REMIC.......................................................................81
REMIC Certificateholders....................................................82
REMIC Certificates..........................................................81
REMIC Mortgage Pool.........................................................81
REMIC Provisions............................................................81
REMIC Regular Certificate...................................................81
REMIC Regulations...........................................................81
REMIC Residual Certificate..................................................81
reportable payments........................................................112
Required Distribution.......................................................60
Required Reserve............................................................57
Reserve Fund.................................................................6
Residual Certificates.......................................................23
residual interest...........................................................25
Residual Owner..............................................................91
Restricted Group...........................................................124
Retained Yield.............................................................102
Revolving Credit Line Loans..................................................6
Sale and Servicing Agreement.................................................5
SBJPA of 1996...............................................................93
Securities...................................................................5
Securities Act..............................................................26
Security Guarantee Insurance.................................................6
Securityholders.............................................................11
self-help...................................................................79
Senior Prepayment Percentage................................................59
Senior Securities............................................................5
Series.......................................................................5
Servicemen's Readjustment Act................................................9
Servicer....................................................................11
Servicing Account...........................................................36
Servicing Agreement.........................................................11
Short-Term Certificate.....................................................110
significant value...........................................................93
Single Family Property.......................................................6
single family residence.....................................................83
Single Variable Rate........................................................85
single-class REMIC..........................................................96
SMMEA......................................................................127
SPA.........................................................................20
Special Distributions.......................................................40
Special Hazard Insurance Policy..............................................5
Special Tax Counsel.........................................................81
Standard Hazard Insurance Policy............................................44
Standard Terms..............................................................24
startup day.................................................................97
Stated Principal Balance....................................................22
Stated Principal Distribution Amount........................................27
stripped bond..............................................................103
Stripped Bond Rules........................................................103
stripped bonds.............................................................102
stripped coupons...........................................................102
Stripped Interest..........................................................107
Stripped Mortgage Loan.....................................................102
Subclass.....................................................................5
Subordinate Securities.......................................................5
Subordinated Amount..........................................................5
Subordinated Class...........................................................6
Subordinated Pool...........................................................57
Subordinated Subclass........................................................6
Substitute Contract.........................................................17
Substitute Mortgage Certificates............................................29
Substitute Mortgage Loans...................................................30
Substitute Warehouse Loan...................................................19
Supervisory Policy Statement on Securities Activities......................128
tax avoidance potential.....................................................99
tax matters person..........................................................98
taxable mortgage pool......................................................111
teaser......................................................................85
Technical and Miscellaneous Revenue Act of 1988.............................94
tenant-stockholder..........................................................72
thrift institutions.........................................................93
Tiered REMICs...............................................................83
Title V.....................................................................80
Trust........................................................................5
Trust Agreement..............................................................5
Trust Assets................................................................15
Trust Certificates..........................................................81
Trust Fractional Certificate................................................81
Trust Fractional Certificateholder.........................................101
Trust Fund...................................................................5
Trust Interest Certificate..................................................81
Trust Interest Certificateholder...........................................106
Trustee......................................................................5
U.S. Person.................................................................98
UCC.........................................................................73
Unaffiliated Sellers........................................................11
Underwriter's PTE..........................................................123
Underwriters...............................................................129
unrelated business taxable income...........................................94
Unstripped Mortgage Loans..................................................104
VA...........................................................................6
VA Loans.....................................................................6
voidable preference.........................................................61
Warehouse Loan Pool.........................................................18
Warehouse Loans.............................................................18
Warranty and Servicing Agreement............................................24

               ____________ CREDIT CARD MASTER NOTE TRUST ____-___
                                     Issuer

                       ASSET BACKED SECURITIES CORPORATION
                                   Transferor

                              --------------------
                                    Servicer

                                 Series 200_-__
                                        $
                    Class A Floating Rate Asset Backed Notes
                                        $s
                    Class B Floating Rate Asset Backed Notes
                                        $
                    Class C Floating Rate Asset Backed Notes
                              --------------------
                              PROSPECTUS SUPPLEMENT

                              --------------------


                   SUBJECT TO COMPLETION, DATED ________, 2000

             PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED _______, 2000

                 __________ CREDIT CARD MASTER NOTE TRUST 200_-_

                       ASSET BACKED SECURITIES CORPORATION
                                   Transferor

                             ----------------------
                                    Servicer


The trust will issue the following classes of asset backed notes:

                                         CLASS A NOTES                CLASS B NOTES               CLASS C NOTES
         PRINCIPAL AMOUNT:               $                            $                           $
         INTEREST RATE:                  [Libor plus] __% per year    [Libor plus] __% per year   [Libor plus] __% per year
                                         Monthly on the 17th,         Monthly on the 17th,        Monthly on the 17th,
         INTEREST PAYMENT DATES:         beginning, _______, 200_     beginning, _______, 200_    beginning, _______, 200_
         EXPECTED PRINCIPAL PAYMENT
         DATE:                           ______, 200_                 ______, 200_                ______, 200_
         LEGAL MATURITY DATE:            ______, 200_                 ______, 200_                ______, 200_
         PRICE TO PUBLIC:                $       (or %)               $        (or %)             $        (or %)
         UNDERWRITING DISCOUNT:          $       (or %)               $        (or %)             $        (or %)
         PROCEEDS TO ISSUER:             $       (or %)               $        (or %)             $        (or %)

The Class B notes are subordinated to the Class A notes. The Class C notes are subordinated to the Class A and Class B notes.

We expect to issue your series of notes on or about, _____ 200_. We will deliver your series of notes in book-entry form.

YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE S-_ IN THIS PROSPECTUS SUPPLEMENT AND ON PAGE _ IN THE PROSPECTUS.

The notes are obligations of __________ Credit Card Master Note Trust 200_-_ only and are not obligations of Asset Backed Securities Corporation, _____________, _____________ or any other person.

Neither the Securities and Exchange Commission nor any state securities commission has approved these notes or determined that this prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.


                           CREDIT SUISSE FIRST BOSTON
                               ____________, 2000

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

     We provide information to you about the notes in two separate documents:

          o the accompanying prospectus, which provides general information, some of which may not apply to your series of notes, and

          o this prospectus supplement, which describes the specific terms of your series of notes.

     If the terms of your series of notes vary between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

     You should rely only on the information provided in this prospectus supplement and the accompanying prospectus, including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the notes in any state where the offer is not permitted.

     We include cross references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. The following Table of Contents and the Table of Contents in the accompanying prospectus provide the pages on which these captions are located.

     This prospectus supplement uses defined terms. You can find a listing of the pages where definitions can be found under the caption "Index of Terms for Prospectus Supplement" beginning on page S-__ in this prospectus supplement and under the caption "Index of Terms for Prospectus" beginning on page __ in the accompanying prospectus.

                                TABLE OF CONTENTS

                                                                            PAGE

Transaction Summary.........................................................S-
Summary of Terms............................................................S-
Risk Factors................................................................S-
_________'s Credit Card Portfolio...........................................S-
The Trust Portfolio.........................................................S-
Maturity Considerations.....................................................S-
The Originator..............................................................S-
The Servicer ...............................................................S-
The Transferor..............................................................S-
Description of Series Provisions............................................S-
ERISA Considerations........................................................S-
Underwriting................................................................S-
Legal Matters...............................................................S-
Index of Terms for Prospectus Supplement....................................S-
Annex I: Other Series Issued and Outstanding................................S-

                               TRANSACTION SUMMARY

Trust:                         __________ Credit Card Master Note Trust 200_-_
Transferor:                    Asset Backed Securities Corporation
Originator:                    ___________
Servicer:                      ___________
Indenture Trustee:             ___________
Owner Trustee:                 ___________
Closing Date:                  _______, 200_
Clearance and Settlement:      DTC/Clearstream, Luxembourg/Euroclear
Primary Trust Assets:          Receivables originated in [MasterCard(R) and
                               VISA(R)] accounts
Servicing Fee Rate:            ___%

                                CLASS A NOTES                CLASS B NOTES                CLASS C NOTES
Anticipated Ratings
(Moody's/Standard &
  Poor's/Fitch IBCA):*
                                Aaa/AAA/AAA                  A2/A/A                       Baa2/BBB/BBB
Credit Enhancement:             subordination of Class B     subordination of Class C     spread account
                                and Class C
Interest Rate:                  [One-Month LIBOR] plus [     [One-Month LIBOR] plus [     [One-Month LIBOR] plus [
                                ]% per year                  ]% per year                  ]% per year
Interest Accrual Method:
                                [actual/360]                 [actual/360]                 [actual/360]
Interest Payment Dates:
                                monthly (17th)               monthly (17th)               monthly (17th)
[Interest Rate Index Reset      [2 London business days      [2 London business days      [2 London business days
Date:]                          before each interest         before each interest         before each interest
                                payment date]                payment date]                payment date]
First Interest Payment Date:
                                _____, 200_                  _____, 200_                  _____, 200_
Expected Principal Payment
Date:                           _____, 200_                  _____, 200_                  _____, 200_
Commencement of Accumulation
Period
  (subject to adjustment):
                                _____, 200_                  _____, 200_                  _____, 200_
Legal Final Maturity Date:
                                _____, 200_                  _____, 200_                  _____, 200_

---------------
 * It is a condition to issuance that one of these ratings be obtained.

                                SUMMARY OF TERMS

     This summary highlights selected information and does not contain all of the information that you need to consider in making your investment decision. You should carefully read this entire document and the accompanying prospectus before you purchase any notes.

THE ISSUER

The notes will be issued by __________ Credit Card Master Note Trust 200_-_, a Delaware statutory business trust, pursuant to an indenture supplement to an indenture, each between the trust and the indenture trustee.

The indenture trustee is _______________.

THE SERIES 200_-_ NOTES

INTEREST

The Class A notes will bear interest at [one-month LIBOR as determined each month] plus __% per annum.

The Class B notes will bear interest at [one-month LIBOR as determined each month] plus __% per annum.

The Class C notes will bear interest at [one-month LIBOR as determined each month] plus __% per annum.

For each class of the Series 200_-__ notes, interest will be calculated as follows:

o    Principal balance, multiplied by

o    Number of days in prior monthly interest period, multiplied by

o    applicable interest rate, divided by

o    360.

Each interest period begins on and includes a distribution date and ends on but excludes the next distribution date. However, the first interest period will begin on and include the closing date.

Interest on the Series 200_-__ notes will be paid on each distribution date, which will be _____ [17], 200_ and the 17th day of each following month if the 17th is a business day and, if not, the following business day.

See "Description of Series Provisions -- Interest Payments" in this prospectus supplement for a description of how and when LIBOR will be determined.

PRINCIPAL

Principal of the Class A notes, the Class B notes and the Class C notes is expected to be paid in full on the _____ 200_ distribution date. However:

o no principal will be paid on the Class B notes until the Class A notes are paid in full; and

o no principal will be paid on the Class C notes until the Class A and Class B notes are paid in full.

We are scheduled to begin accumulating collections of principal receivables starting on, _____ 200_ for payment to the Series 200_-__ noteholders on the expected principal payment date, but we may begin accumulating at a later date.

Principal of the Series 200_-__ notes may be paid earlier or later than the expected principal payment date. You will not be entitled to any premium for early or late payment of principal. If specified adverse events known as pay out events occur, principal may be paid earlier than expected. If collections of the credit card receivables are less than expected or are collected more slowly than expected, then principal payments may be delayed. If the Series 200_-__ notes are not paid on the expected principal payment date, collections of principal receivables will continue to be used to pay principal on the Series 200_-__ notes until the notes are paid or until ______, 200_, whichever occurs first. _______, 200_ is the legal maturity date for Series 200_-__ .

For more information about principal payments, see "Maturity Considerations," "Description of Series Provisions -- Principal Payments" and "-- Allocation Percentages" in this prospectus supplement.

CREDIT ENHANCEMENT

  SUBORDINATION

Credit enhancement for the Class A notes is provided by the subordination of the Class B notes and the Class C notes.

Credit enhancement for the Class B notes is provided by the subordination of the Class C notes.

  SPREAD ACCOUNT

A spread account will provide credit enhancement for the Class C notes. The spread account initially will not be funded. After the Series 200_-__ notes are issued, deposits into the spread account will be made each month from available finance charge collections and, if necessary and available, excess finance charge collections from other series in group one up to the required spread account amount as described in this prospectus supplement under "Description of Series Provisions -- Spread Account." The spread account will be used to make payments on the Class C notes if collections of receivables allocated to the Class C notes are insufficient to make required payments.

Credit enhancement for your series is for your series' benefit only, and you are not entitled to the benefits of credit enhancement available to other series.

For more information about credit enhancement, see "Description of Series Provisions -- Reallocated Principal Collections," "-- Application of Collections" and "-- Defaulted Receivables; Investor Charge-Offs" in this prospectus supplement.

EVENTS OF DEFAULT

The Series 200_-__ notes are subject to specified events of default described under "Description of Series Provisions -- Events of Default" in this prospectus supplement and "The Indenture -- Events of Default; Rights upon Event of Default" in the accompanying prospectus. These include, among other things, the failure to pay interest for __ days after it is due or to pay principal on the legal maturity date.

In case any event of default occurs and continues with respect to the Series 200_-__ notes, the indenture trustee or holders of more than 50% of the then-outstanding principal balance of the Series 200_-__ notes may declare the principal amount of the notes to be immediately due and payable. That declaration may, be rescinded by holders of more than 50% of the then-outstanding principal balance of the Series 200_-__ notes.

After an event of default and the acceleration of the Series 200_-__ notes, funds on deposit in the collection account, the principal funding account, the reserve account and, with respect to the Class C notes, the spread account will be applied to pay principal of and interest on the Series 200_-__ notes to the extent permitted by law. Principal collections and finance charge collections allocated to Series 200_-__ will be applied to make monthly principal and interest payments on the Series 200_-__ notes until the earlier of the date those notes are paid in full or the legal final maturity of those notes.

If the Series 200_-__ notes are accelerated or the issuer fails to pay the principal of the Series 200_-__ notes on the legal maturity, once conditions described in the prospectus under "The Indenture -- Events of Default; Rights upon Event of Default" are satisfied, the indenture trustee may, if legally permitted, or will at the direction of holders of at least 66 2/3% of the principal amount of each class of Series 200_-__ notes:

o institute proceedings in its own name for the collection of all amounts then payable on the Series 200_-__ notes;

o take any other appropriate action to protect and enforce the rights and remedies of the indenture trustee and the Series 200_-__ noteholders; or

o foreclose on a portion of the trust's assets by causing the trust to sell an interest in the assets of the trust by issuing a foreclosure certificate to the holders of the notes or to a third party selected by the indenture trustee or by holders of more than 50% of the then-outstanding principal balance of the Series 200_-__ notes.

A foreclosure certificate is an investor certificate issued by the trust representing ownership of the interest in the assets of the trust securing the Series 200_-__ notes. A foreclosure certificate held by a noteholder or a third party will be subject to restrictions on transfer described under "The Indenture -- Events of Default; Rights upon Event of Default" in the accompanying prospectus.

OTHER INTERESTS IN THE TRUST

  OTHER SERIES OF NOTES

The trust will issue other series of notes secured by the assets of the trust from time to time in the future. A summary of the outstanding series is in "Annex I: Other Series Issued and Outstanding" included at the end of this prospectus supplement. The issuance of future series will occur without prior review or consent by you or any other noteholder.

  THE TRANSFEROR INTEREST

The interest in the trust not securing your series or any other series is the transferor interest. The transferor interest is owned by the transferor. The transferor may, however, sell all or a portion of its interest in the transferor interest. The transferor interest does not provide credit enhancement for your series or any other series.

THE RECEIVABLES

The primary assets of the trust are receivables in [MasterCard(R) and VISA(R)]* revolving credit card accounts. The receivables consist of principal receivables and finance charge receivables.

____________
* MasterCard(R) and VISA(R) are federally registered service marks of MasterCardInternational Inc. and VISA U.S.A., Inc., respectively.


The following information is as of _______ 200_:

o    Receivables in the trust: $

o    Accounts designated to the trust: ________

For more information, see "The Trust Portfolio" in this prospectus supplement.

ALLOCATIONS OF COLLECTIONS

The servicer will collect payments on the receivables and will deposit those collections in an account. It will keep track of those collections that are finance charge receivables and those that are principal receivables.

Each month, the servicer will allocate collections received among:

o    your series;

o    other series outstanding; and

o    the transferor interest in the trust.

The amount allocated to your series will be determined based mainly upon the size of the invested amount of your series compared to the total amount of principal receivables in the trust. At the time of issuance of the Series 200_-__ notes, the invested amount for Series 200_-__ will be $______. You are entitled to receive payments of interest and principal only from collections of receivables and other trust assets allocated to your series. If the invested amount of your series declines, amounts allocated and available for payment to your series and to you may be reduced. For a description of the allocation calculations and the events which may lead to these reductions, see "Description of Series Provisions -- Allocation Percentages" and "-- Reallocated Principal Collections" in this prospectus supplement.

APPLICATION OF COLLECTIONS

  FINANCE CHARGE COLLECTIONS

The trust will apply your series' share of collections of finance charge receivables each month in the following order of priority:

o    to pay interest on the Class A notes;

o    to pay interest on the Class B notes;

o    to pay the servicing fee;

o    to pay interest on the Class C notes;

o    to cover your series' allocation of defaulted receivables;

o to cover reductions in your series' invested amount resulting from investor charge-offs allocated to your series and from reallocated principal collections, in each case that have not been reimbursed;

o to fund, in limited circumstances, a reserve account to cover interest payment shortfalls for Class A and Class B during the accumulation period;

o to make a deposit, if needed, to the spread account for Class C up to the required spread account amount; and

o to other series in group one or to the holders of the transferor certificates.

For a more detailed description of these applications, see "Description of Series Provisions -- Application of Collections" in this prospectus supplement.

  PRINCIPAL COLLECTIONS

The trust will apply your series' share of principal collections each month as follows:

o During the revolving period, no principal will be paid to you or accumulated in a trust account. Instead, your series' share of principal collections will be treated as shared principal collections and may be available to make principal payments for other series in group one.

o The accumulation period is scheduled to begin on, ______ 200 , but may begin at a later date. During the accumulation period, your series' share of principal collections will be deposited in a trust account, up to a controlled deposit amount. On the expected principal payment date, amounts on deposit in that account will be paid first to the Class A noteholders, then to the Class B noteholders and then to the Class C noteholders.

o If a pay out event (described below) that applies to Series 200_-__ or to all series occurs, the early amortization period will begin. During the early amortization period, your series' share of principal collections will be paid first to the Class A noteholders, then to the Class B noteholders and then to the Class C noteholders.

o During any of the above periods, principal collections allocated to your series, may be reallocated, if necessary, to make required interest payments on the Class A notes and the Class B notes not made from available finance charge collections, excess finance charge collections available from other series in group one or funds in the reserve account. However, for any monthly period, the sum of these reallocated principal collections cannot exceed __% of the initial invested amount of your series, as reduced due to the writing off of receivables or for previously reallocated principal collections, in each case that have not been reimbursed.

o Any remaining principal collections will first be made available to other series in group one and then be paid to the holders of the transferor certificates or deposited in the special funding account.

For a more detailed description of these applications, see "Description of Series Provisions -- Application of Collections" in this prospectus supplement.

PAY OUT EVENTS

The documents under which the Series 200_-__ notes will be issued include a list of adverse events known as pay out events. If a pay out event that applies to Series 200_-__ or to all series occurs, the trust will use collections of principal receivables allocated to Series 200_-__ each month to pay principal on the Series 200_-__ notes.

Pay out events may occur if the transferor fails to make required payments or deposits, violates other covenants and agreements or makes representations and warranties that are materially incorrect.

The following also are pay out events:

o The yield on the trust portfolio less the amount of receivables that are written off as uncollectible allocated to Series 200_-__ , averaged over three months is less than the weighted average interest rate for Series 200_-__ , calculated by taking into account the interest rate for the Class A notes, the Class B notes and the Class C notes, plus the servicing fee rate for Series 200_-__ ;

o The Class A notes, the Class B notes or the Class C notes are not paid in full on their expected principal payment dates;

o Bankruptcy, insolvency or similar events relating to the transferor (including any additional transferor) or the servicer;

o The transferor (including any additional transferor) is unable to transfer receivables to the trust as required under the transfer and servicing agreement;

o The transferor does not transfer receivables in additional accounts to the trust within 5 business days of when required under the transfer and servicing agreement;

o    Specified defaults of the servicer;

o The trust becomes subject to regulation as an "investment company" under the Investment Company Act of 1940; or

o    An event of default occurs for the Series 200_-__ notes.

For a more detailed discussion of the pay out events, see "Description of Series Provisions -- Pay Out Events" in this prospectus supplement and "Description of the Notes -- Pay Out Events" in the accompanying prospectus.

OPTIONAL REDEMPTION

The trust has the option to repurchase your notes when the outstanding principal amount for your series has been reduced to 10% or less of the initial principal amount (as increased by the principal amount of any notes of your series issued after the closing date). See "Description of the Notes -- Final Payment of Principal; Termination" in the accompanying prospectus.

DENOMINATIONS

Beneficial interests in the Series 200_-___ notes may be purchased in minimum denominations of $1,000 and multiples of $1,000 in excess of that amount.

REGISTRATION, CLEARANCE AND SETTLEMENT

The Series 200_-__ notes will be in book-entry form and will be registered in the name of Cede & Co., as the nominee of The Depository Trust Company. Except in limited circumstances, you will not receive a definitive instrument representing your notes. See "Description of the Notes -- Definitive Notes" in the accompanying prospectus.

You may elect to hold your Series 200_-__ notes through The Depository Trust Company, in the United States, or Clearstream, Luxembourg or the Euroclear System, in Europe.

Transfers will be made in accordance with the rules and operating procedures of those clearing systems. See "Description of the Notes -- Book-Entry Registration" in the accompanying prospectus.

TAX STATUS

Subject to important considerations described under "Federal Income Tax Consequences" in the accompanying prospectus, Stroock & Stroock Lavan LLP, as special tax counsel to the trust, is of the opinion that under existing law your Series 200_-__ notes will be characterized as debt for federal income tax purposes. By your acceptance of a Series 200_-__ note, you will agree to treat your Series 200_-__ notes as debt for federal, state and local income and franchise tax purposes. See "Federal Income Tax Consequences" in the accompanying prospectus for additional information concerning the application of federal income tax laws.

ERISA CONSIDERATIONS

Subject to important considerations described under "ERISA Considerations" in this prospectus supplement and in the accompanying prospectus, the Series 200_-__ notes are eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts. A fiduciary or other person contemplating purchasing the Series 200_-__ notes on behalf of or with plan assets of any plan or account should consult with its counsel regarding whether the purchase or holding of the Series 200_-__ notes could give rise to a transaction prohibited or not otherwise permissible under ERISA or Section 4975 of the Internal Revenue Code.

                                  RISK FACTORS

     You should carefully consider the following risk factors prior to any purchase of certificates. You should also consider the information set forth under "Risk Factors" in the prospectus.

YOU MAY HAVE DIFFICULTY SELLING YOUR
NOTES.................................  The notes will not be listed on any securities exchange. As a result, if you wish to sell your notes, you will have to find a purchaser that is willing to purchase your notes. The underwriter intends to make a secondary market for the offered notes. The underwriter may do so by offering to buy the notes from investors that wish to sell. However, the underwriter will not be obligated to make offers to buy the notes and may stop making offers at any time. In addition, the prices offered, if any, may not reflect prices that other potential purchasers, were they to be given the opportunity, would be willing to pay. There have been times in the past where there have been very few buyers of similar asset backed securities, and there may be times again in the future. As a result, you may not be able to sell your notes when you wish to do so or you may not be able to obtain the price you wish to receive.

[GEOGRAPHIC CONCENTRATION MAY AFFECT
 PERFORMANCE..........................  Discuss any geographic risks, if applicable]

[CONCENTRATION OF CREDIT RISK.......... Discuss impact on noteholders of material concentration of credit risk,
                                        if applicable.]

THE SUBORDINATED NOTES HAVE A
 GREATER RISK OF LOSS THAN
 THE OTHER NOTES......................  The class C notes will not be paid any distributions of interest until the
                                        class B notes receive their interest
                                        distributions and will not receive any
                                        distributions of principal until the
                                        class B notes receive their principal
                                        distributions. The class B notes will
                                        not be paid any distributions of
                                        interest until the class A notes receive their interest distributions and will not receive any distributions of principal until the class A notes receive their principal distributions. If the available funds are insufficient to make all of the required distributions on the class A, class B and class C notes, the class C notes will not and class B notes may not receive all of their distributions. In addition, losses due to defaults will be allocated first to the class C notes and second to the class B notes to the extent not covered by excess interest at that time. Any allocation of a loss to class B notes or class C notes will reduce the amount of interest and, to the extent not reimbursed from future excess interest, principal they will receive. As a result of the foregoing, the class C notes and the class B notes will be affected to a larger degree by any losses on the receivables.

THE TRUST ASSETS ARE THE ONLY SOURCE
OF PAYMENTS ON THE NOTES..............  All distributions on the notes will be made from payments by borrowers under
                                        the receivables. The trust has no other
                                        assets [other than ______] to make
                                        distributions on the notes. The
                                        receivables are NOT insured or
                                        guaranteed by any person. The Notes
                                        represent obligations of the trust and
                                        will not be insured or guaranteed by any enity. The trust is the only person that is obligated to make distributions on the notes. The notes are NOT insured by any governmental agency.

NOTE RATING...........................  The rating of the notes will depend on an assessment by the rating agencies of
                                        the receivables. The rating by the
                                        rating agencies of the notes is not a
                                        recommendation for you to purchase, hold or sell the notes, and the rating does not comment as to the market price or suitability for a particular investor. There is no assurance that the ratings will remain in place for any given period of time or that the ratings will not be lowered or withdrawn by the rating agencies. The ratings do not address the possibility that offered noteholders might realize a lower than anticipated yield. The ratings of the offered notes do not address the possibility of the imposition of United States withholding tax with respect to non-U.S. persons. No rating of the originator, the servicer or the company is required to maintain the rating of the offered notes.

THE NOTES ARE NOT SUITABLE
INVESTMENTS FOR ALL
INVESTORS.............................  The notes are not suitable investments for any investor that requires a regular or predictable schedule of payments or payment on any specific date. The notes are complex investments that should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risk, the tax consequences of an investment, and the interaction of these factors.

                      _____________'S CREDIT CARD PORTFOLIO

     The following discussion describes terms and characteristics that generally apply to the accounts in the portfolio from which the accounts in the trust portfolio were selected. The accounts selected for the trust portfolio do not represent _______'s entire portfolio. Additional accounts consist of eligible accounts which may or may not currently be in existence and which may be selected using different criteria from those used in selecting the accounts already included in the trust portfolio. See "Description of the Notes -- Addition of Trust Assets" in the accompanying prospectus. Consequently, actual loss and delinquency, revenue and monthly payment rate experience with respect to the initial accounts and the additional accounts may be different from the experience for the trust portfolio described in this prospectus supplement.

BILLING AND PAYMENTS

     Each credit card account may have different billing and payment structures, including different periodic finance charges and fees. The following information reflects the typical billing and payment characteristics of the accounts.

     [To be inserted]

DELINQUENCY AND LOSS EXPERIENCE

     An account is contractually delinquent if the minimum payment is not received by the appropriate due date indicated on the customer's statement.

     [To be inserted]

     The following tables set forth the aggregate delinquency and loss experience for cardholder payments on the credit card accounts in ______'s portfolio for each of the three calendar years in the period ended __________, and in the trust portfolio for the period ended __________. Any particular segment of ______'s portfolio may have delinquency and gross charge-off characteristics different from those of ______'s portfolio.

     As of the beginning of the day on _______, 200_, the receivables in the trust portfolio represented approximately __% of ______'s portfolio. Because the trust portfolio is only a portion of ______'s portfolio, actual delinquency and loss experience with respect to the receivables may be different from that set forth below for ______'s portfolio. We cannot assure you that the future delinquency and loss experience for the receivables in either ______'s portfolio or trust portfolio will be similar to the historical experience set forth below.

                DELINQUENCY AS PERCENTAGE OF _______'S PORTFOLIO
                             (Dollars in Thousands)

                                                                                  Year Ended
      Number of               At Month End
   DELINQUENT DAYS           _____ 31, ____
   ---------------      -------------------------- --------------------------- -------------------------- ------------------------
                        PERCENTAGE      AMOUNT      PERCENTAGE      AMOUNT      PERCENTAGE     AMOUNT      PERCENTAGE    AMOUNT
                        ----------      ------      ----------      ------      ----------     ------      ----------    ------

30 to 59 Days.....
60 to 80 days.....
90 Days or Greater
Totals............


                     LOSS EXPERIENCE FOR _______'S PORTFOLIO
                             (Dollars in Thousands)

                               [Three] Months Ended    [Three] Months Ended                       Year Ended
                              --------------, --      --------------,--               ---------   --------   --------

Average Receivables
  Outstanding............
Gross Losses.............
Gross Losses as a
  Percentage of Average
  Receivables
  Outstanding............
Recoveries...............
Net Losses...............
Net Losses as a
  Percentage of Average
  Receivables
  Outstanding............

REVENUE EXPERIENCE

     The following table sets forth the revenues from the cardholder payments on the credit card accounts in ______'s portfolio for each of the periods shown.

                    REVENUE EXPERIENCE FOR ______'S PORTFOLIO
                             (Dollars in Thousands)

                               [Three] Months Ended    [Three] Months Ended                       Year Ended
                              --------------, --      --------------,--               ---------   --------   --------

Average Receivables
  Outstanding Finance
  Charges and Fees.......
Yield from Finance
  Charges and Fees.......
Interchange..............
Yield from Interchange...
Yield from Finance
  Charges Fees and
  Interchange............

     There can be no assurance that the yield experience with respect to the trust portfolio will be comparable to that set forth above for the ______'s portfolio. In addition, revenue from the trust portfolio will depend on the types of fees and charges assessed on the accounts, and could be adversely affected by future changes made by _______ in fees and charges or by other factors.

INTERCHANGE

     Creditors participating in the VISA(R) and MasterCard(R) associations receive fees ("Interchange") as partial compensation for taking credit risk, absorbing fraud losses and funding receivables for a limited period prior to initial billing. Under the VISA(R) and MasterCard(R) systems, a portion of Interchange in connection with cardholder charges for goods and services is collected by banks that issue credit cards by applying a discount to the amount paid by these banks to the banks that clear the related transactions for merchants. Interchange will be allocated to the trust on a monthly basis based on an equivalent percentage that the transferor receives each month ______'s portfolio.

RECOVERIES

     Pursuant to the terms of the transfer and servicing agreement, the transferor will be required to transfer to the trust all of the recoveries that are reasonably estimated by the servicer on receivables in charged-off accounts of the trust, including amounts received by the transferor or the servicer from the purchaser or transferee with respect to the sale or other disposition of receivables in defaulted accounts ("Recoveries"). Collections of recoveries will be treated as collections of finance charge receivables and included as part of the Portfolio Yield.

PAYMENT RATES

     The following table sets forth the highest and lowest cardholder monthly payment rates on the credit card accounts during any month in the periods shown and the average cardholder monthly payment rates for all months in the periods shown, in each case calculated as a percentage of total opening monthly account balances during the periods shown. Payment rates shown in the table are based on amounts which would be deemed payments of principal receivables and finance charge receivables with respect to the accounts.

                       CARDHOLDER MONTHLY PAYMENT RATES(1)

                                      YEAR ENDED DECEMBER 31,

                          ---------            ---------          ---------
Lowest Month                         %                    %                  %
Highest Month                        %                    %                  %
Monthly Average                      %                    %                  %

---------------

(1) For each of the three calendar years in the period ended _________, information is presented for credit card accounts in the originator's portfolio. For the _________, this information is presented for credit card accounts in the trust portfolio.

     Generally, cardholders must make a monthly minimum payment equal to 2.0% of the statement balance plus any past due amounts. However, the cardholder is usually required to make at least a monthly minimum payment of $15 plus any past due amounts. The minimum monthly payment typically will be increased to 3.0% of the statement balance plus any past due amounts if the account becomes greater than 60 days delinquent. In the case of delinquency, however, the cardholder is usually required to make at least a monthly payment of $25 plus any past due amounts. We cannot assure you that the cardholder monthly payment rates in the future will be similar to the historical experience set forth above. In addition, the amount of collections of receivables may vary from month to month due to seasonal variations, general economic conditions and payment habits of individual cardholders.

                               THE TRUST PORTFOLIO

     The receivables conveyed to the trust arise in accounts selected from _______'s portfolio at the time the trust was established, and in additional accounts selected since that time, on the basis of criteria set forth in the transfer and servicing agreement (the "Trust Portfolio"). The transferor has the right to designate additional accounts for the trust portfolio and to transfer to the trust all receivables of those additional accounts, whether the receivables already exist or arise after the designation, if conditions are satisfied. For a discussion of these conditions, see "Description of the Notes -- Addition of Trust Assets" in the accompanying prospectus. In addition, the transferor will be required to designate additional accounts, to the extent available, (a) to maintain the Transferor Interest so that, during any period of 30 consecutive days, the Transferor Interest averaged over that period equals or exceeds the Required Transferor Interest for the same period and (b) to maintain, for so long as notes of any series remain outstanding, an aggregate amount of principal receivables in the trust portfolio equal to or greater than the Required Minimum Principal Balance (as adjusted for any series having a paired series as described in the related indenture supplement).

     The "Transferor Interest" on any date is equal to the difference between:

     (a) the sum of

          (1) the product of (x) total amount of principal receivables in the trust portfolio on immediately prior day and (x) 1 minus the Discount Percentage and

          (2)  the special funding account balance, minus

     (b) the total adjusted invested amounts of all series of notes then outstanding.

     The "Required Transferor Interest" is the product of :

     o    Required Transferor Percentage;

     o    Total amount of principal receivables in the trust portfolio; and

     o    1 minus the Discount Percentage.

     The "Required Transferor Percentage" initially is _%, but may be reduced if conditions set forth in the transfer and servicing agreement are satisfied, including receipt of written confirmation that reducing the Required Transferor Percentage will not result in the reduction or withdrawal by any rating agency of its rating of any outstanding series or class.

     The "Discount Percentage" on the closing date is _%.

     The "Required Minimum Principal Balance" on any date is, for all outstanding series, unless otherwise provided in the related indenture supplement for a series having a paired series, the sum of the initial invested amounts for each series outstanding on that date plus the Required Transferor Interest on that date minus the amounts on deposit in the special funding account.

     The transferor also has the right to designate removed accounts and to require the indenture trustee to transfer all receivables in the removed accounts back to the transferor, whether the receivables already exist or arise after the designation, if conditions are satisfied. For a discussion of these conditions, see "Description of the Notes -- Removal of Accounts" in the accompanying prospectus.

     Throughout the term of the trust, the accounts from which the receivables arise will be the accounts designated by the transferor at the time the trust is established plus any additional accounts minus any removed accounts. As a result, the composition of the trust assets is expected to change over time. For a general description of the receivables in the trust, see "The Trust Portfolio" in the accompanying prospectus.

     The following is selected information about the receivables:

     o The receivables in the trust portfolio, as of the beginning of the day on ________, included $____ of principal receivables and $_________ of finance charge receivables.

     o The accounts designated for the trust portfolio had an average principal receivable balance of $__________ and an average credit limit of $________.

     o The percentage of the aggregate total receivable balance to the aggregate total credit limit was __%. The average age of the accounts was approximately months.

     o As of the beginning of the day on, __________, cardholders whose accounts are designated for the trust portfolio had billing addresses in all 50 states and the District of Columbia.

     The following tables summarize the trust portfolio by various criteria as of the beginning of the day on, ____________. Because the future composition of the trust portfolio may change over time, these tables are not necessarily indicative of the composition of the trust portfolio at any subsequent time.

                         COMPOSITION BY ACCOUNT BALANCE
                                 TRUST PORTFOLIO
                             (as of _________, ____)
                             (Dollars in Thousands)

Receivables Account
BALANCE RANGE OUTSTANDING

Credit Balance................
No Balance....................
More than $0 and less than or
  equal to $1,500.............
$1,500.01 - $5,000............
$5,000 - $10,000..............
Over $10,000..................

                           COMPOSITION BY CREDIT LIMIT
                                 TRUST PORTFOLIO
                             (as of ________, ____)
                             (Dollars in Thousands)

Receivables Account
BALANCE RANGE OUTSTANDING

Less than or equal to
  $1,500......................
$1,500.01 - $5,000............
$5,000 - $10,000..............
Over $10,000..................


                          COMPOSITION BY PAYMENT STATUS
                                 TRUST PORTFOLIO
                             (as of _________, 19__)
                             (Dollars in Thousands)

Receivables Account
BALANCE RANGE OUTSTANDING

Current to 29 days............
Past due 30 - 59 days.........
Past due 60 - 89 days.........
Past due 90+ days.............

Total.........................

                           COMPOSITION BY ACCOUNT AGE
                                 TRUST PORTFOLIO
                             (as of _________, 19__)
                             (Dollars in Thousands)

Receivables Account
BALANCE RANGE OUTSTANDING

Not more than 6 months........
Over 6 months to 12 months....
Over 1 year to 2 years........
Over 2 years to 3 years.......
Over 3 years to 4 years.......
Over 4 years..................

Total.........................

                  COMPOSITION BY ACCOUNTHOLDER BILLING ADDRESS
                                 TRUST PORTFOLIO
                             (as of ________, 19__)
                             (Dollars in Thousands)

LOCATION

Alaska.........................
Arizona........................
Arkansas.......................
California.....................
Colorado.......................
Connecticut....................
Delaware.......................
District of Columbia...........
Florida........................
Georgia........................
Hawaii.........................
Idaho..........................
Illinois.......................
Indiana........................
Iowa...........................
Kansas.........................
Kentucky.......................
Louisiana......................
Maine..........................
Maryland.......................
Massachusetts..................
Michigan.......................
Minnesota......................
Mississippi....................
Missouri.......................
Montana........................
Nebraska.......................
Nevada.........................
New Hampshire..................
New Jersey.....................
New Mexico.....................
New York.......................
North Carolina.................
North Dakota...................
Ohio...........................
Oklahoma.......................
Oregon.........................
Pennsylvania...................
Rhode Island...................
South Carolina.................
South Dakota...................
Tennessee......................
Texas..........................
Utah...........................
Vermont........................
Virginia.......................
Washington.....................
West Virginia..................
Alabama........................
Wyoming........................
Other..........................

                             MATURITY CONSIDERATIONS

     You are expected to receive payment of principal in full on ______, 200_, the "Expected Principal Payment Date." You may, however, receive payments of principal earlier than the expected principal payment date if a pay out event occurs and the early amortization period begins. The holders of the Class B notes will not begin to receive payments of principal until the final principal payment on the Class A notes has been made. The holders of the Class C notes will not begin to receive payments of principal until the final principal payments on the Class A notes and Class B notes have been made.

CONTROLLED ACCUMULATION PERIOD

     Principal for payment to the Series 200_-___ noteholders will accumulate during the controlled accumulation period in the principal funding account established by the indenture trustee. The controlled accumulation period is scheduled to begin at the close of business on _____, 200_ , but may be delayed based on recent payment rate experience, as discussed under "Description of Series Provisions -- Postponement of the Controlled Accumulation Period" in this prospectus supplement. On each distribution date during the controlled accumulation period, an amount will be deposited into the principal funding account equal to, for each monthly period, the least of:

     o    Available Principal Collections;

     o    the Controlled Deposit Amount; and

     o    the Adjusted Invested Amount prior to any deposits on that day.

     We expect, but cannot assure you, that the amounts available in the principal funding account on the expected principal payment date will be sufficient to pay in full the outstanding principal balance of the Class A notes, the Class B notes and the Class C notes. If these amounts are not available on the expected principal payment date, a pay out event will occur and the early amortization period will begin.

EARLY AMORTIZATION PERIOD

     If a pay out event occurs during either the revolving period or the controlled accumulation period, the early amortization period will begin. If a pay out event occurs during the controlled accumulation period, on the next distribution date any amount on deposit in the principal funding account will be paid to the Class A noteholders and, after the outstanding principal balance of the Class A notes has been paid in full, any remaining amount will be paid to the Class B noteholders and, after the outstanding principal balance of the Class B notes has been paid in full, any remaining amount will be paid to the Class C noteholders, up to the outstanding principal balance of the Class C notes.

     In addition, if the outstanding principal balance of the Class A notes has not been paid in full, Available Principal Collections will be paid to the Class A noteholders on each distribution date until the earlier of:

     o    the date the Class A notes are paid in full; and

     o    _______, 200 , called the "Series 200_-__ Termination Date".

     After the Class A notes have been paid in full, and if the Series 200_-__ termination date or the trust termination date has not occurred, Available Principal Collections will be paid to the Class B noteholders on each distribution date until the earlier of:

     o    the date the Class B notes are paid in full; and

     o    the Series 200_-__ termination date.

     After the Class B notes have been paid in full, and if the Series 200_-__ termination date or the trust termination date has not occurred, Available Principal Collections will be paid to the Class C noteholders on each distribution date until the earlier of:

     o    the date the Class C notes are paid in full; and

     o    the Series 200_-__ termination date.


                                 THE ORIGINATOR

     The "Originator" is _______________. [Insert description of the Originator.]


                                  THE SERVICER

     The "Servicer" is _______________. [Insert description of the Servicer.]


                                 THE TRANSFEROR

     Asset Backed Securities Corporation (the "Transferor") is a special-purpose Delaware corporation organized for the purpose of issuing the notes and other securities issued under the Registration Statement backed by accounts or underlying securities of various types and acting as sponsor, settlor or transferor or depositor with respect to trusts, custody accounts or similar arrangements. It is not expected that the Transferor will have any significant assets. The Transferor is an indirect, wholly owned subsidiary of Credit Suisse First Boston, Inc. Neither Credit Suisse First Boston, Inc. nor any of its affiliates has guaranteed, will guarantee or is or will be otherwise obligated with respect to any notes.

     The Transferor's principal executive office is located at 11 Madison Avenue, New York, New York 10010, and its telephone number is (212) 325-2000.


                        DESCRIPTION OF SERIES PROVISIONS

     The following is a summary of the material provisions of the Series 200_-__ notes. This summary is not a complete description of the terms of the Series 200_-__ notes. You should refer to "Description of the Notes" in the accompanying prospectus as well as to the transfer and servicing agreement, the indenture and the Series 200_-__ indenture supplement for a complete description. The form of each of the transfer and servicing agreement, the indenture and an indenture supplement has been filed with the SEC as an exhibit to the registration statement relating to the notes.

     The Class A notes, Class B notes and Class C notes comprise the "Series 200_-__ Notes" and will be issued under the indenture, as supplemented by the indenture supplement relating to the Series 200_-__ notes (the "Series 200_-__ Indenture Supplement"), in each case between the trust and the indenture trustee. As described under "Description of the Notes--New Issuances" in the accompanying prospectus, the transferor may cause the owner trustee, on behalf of the trust, and the indenture trustee to execute further indenture supplements in order to issue additional series.

     The "Closing Date" for Series 200_-__ is _____, 200_. The Series 200_-__ notes will be issued in denominations of $1,000 and integral multiples of $1,000 and will be available only in book-entry form, registered in the name of Cede, as nominee of DTC. As described under "Description of the Notes--General," "-- Book-Entry Registration" and "-- Definitive Notes" in the accompanying prospectus, unless and until definitive notes are issued, you will be able to transfer your notes only through the facilities of DTC. You will receive payments and notices through DTC and its participants. Payments of interest and principal will be made on each distribution date on which those amounts are due to the noteholders in whose names Series 200_-__ notes were registered on the last day of the calendar month preceding that distribution date (each, a "Record Date").

INTEREST PAYMENTS

     The Class A notes will accrue interest from and including the closing date through but excluding ______, 200_, and for each following interest period, at a rate of __% per annum above LIBOR for the related LIBOR determination date with respect to each interest period (the "Class A Note Interest Rate").

     The Class B notes will accrue interest from and including the closing date through but excluding ______, 200_, and for each following interest period, at a rate of __% per annum above LIBOR for the related LIBOR determination date with respect to each interest period (the "Class B Note Interest Rate").

     The Class C notes will accrue interest from and including the closing date through but excluding ______, 200_, and for each following interest period, at a rate of __% per annum above LIBOR for the related LIBOR determination date with respect to each interest period (the "Class C Note Interest Rate").

     The indenture trustee will determine LIBOR for each interest period two London business days before the related interest period commences. We refer to each of these determination dates as a "LIBOR Determination Date." For purposes of calculating LIBOR, a "London Business Day" is any business day on which dealings in deposits in United States dollars are transacted in the London interbank market.

     An "Interest Period" begins on and includes a distribution date and ends on but excludes the next distribution date. However, the first interest period will begin on and include the closing date.

     "LIBOR" means, for any LIBOR determination date, the rate for deposits in United States dollars for a one-month period which appears on Telerate Page 3750 as of 11:00 a.m., London time, on that date. If that rate does not appear on Telerate Page 3750, the rate for that LIBOR determination date will be determined based on the rates at which deposits in United States dollars are offered by four major banks selected by the servicer at approximately 11:00 a.m., London time, on that day to prime banks in the London interbank market for a one-month period. The indenture trustee will request the principal London office of each of those banks to provide a quotation of its rate. If at least two quotations are provided, the rate for that LIBOR determination date will be the arithmetic mean of the quotations. If fewer than two quotations are provided, the rate for that LIBOR determination date will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the servicer, at approximately 11:00 a.m., New York City time, on that day for loans in United States dollars to leading European banks for a one-month period.

     "Telerate Page 3750" means the display page currently so designated on the Bridge Telerate Capital Markets Report (or any other page as may replace that page on that service for the purpose of displaying comparable rates or prices).

     The Class A note interest rate, the Class B note interest rate and the Class C note interest rate applicable to the then current and immediately preceding interest period may be obtained by telephoning the indenture trustee at its corporate trust office at (212) ______________.

     Interest on the notes will be calculated on the basis of the actual number of days in the related interest period and a 360-day year.

     Interest will be paid on each "Distribution Date," which will be ______, 200_ and the 17th day of each following month (or, if the 17th day is not a business day, the following business day). For purposes of this prospectus supplement and the accompanying prospectus, a "Business Day" is, unless otherwise indicated, any day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York, Delaware or any other state in which the principal executive offices of the bank, the owner trustee, the indenture trustee or other account owner, as the case may be, are located, are authorized or obligated by law, executive order or governmental decree to be closed.

     Interest payments on the Class A notes, the Class B notes and the Class C notes on any distribution date will be calculated on the outstanding principal balance of the Class A notes, the Class B notes and the Class C notes, as applicable, as of the preceding record date, except that interest for the first distribution date will accrue at the applicable note interest rate on the initial outstanding principal balance of the Class A notes, the Class B notes and the Class C notes, as applicable, from the closing date.

     Interest due on the Class A notes, the Class B notes and the Class C notes but not paid on any distribution date will be payable on the following distribution date, together with additional interest on that amount at the applicable note interest rate. We refer to this additional interest as "Class A Additional Interest," "Class B Additional Interest" and "Class C Additional Interest," as applicable. Additional interest will accrue on the same basis as interest on the Series 200_-__ notes, and will accrue from the distribution date on which the overdue interest became due, to but excluding the distribution date on which the additional interest is paid.

     Interest payments on the Series 200_-__ notes on any distribution date will be paid from Available Finance Charge Collections for the related monthly period and, to the extent Available Finance Charge Collections are insufficient to pay the interest, from Excess Finance Charge Collections and Reallocated Principal Collections (to the extent available) for the related monthly period. Interest payments on the Class C notes on any distribution date will also be paid from available amounts on deposit in the spread account to the extent needed.

     "Available Finance Charge Collections" means, with respect to any monthly period, an amount equal to the sum of:

          (a) the Investor Percentage of collections of finance charge receivables deposited in the collection account for that monthly period;

          (b) an amount equal to the Principal Funding Investment Proceeds, if any, for the related distribution date; and

          (c) amounts, if any, to be withdrawn from the reserve account which are required to be included in Available Finance Charge Collections pursuant to the Series 200_-__ indenture supplement for the related distribution date.

     Each "Monthly Period" will be the period from and including the first day of a calendar month to and including the last day of that calendar month (other than the initial monthly period, which will commence on and include the closing date and end on and include, 200_).

PRINCIPAL PAYMENTS

     Principal payments on the Series 200_-__ notes will be paid from "Available Principal Collections" which, for any monthly period, equal:

          (a) the Investor Percentage of collections of principal receivables deposited in the collection account for that monthly period; minus

          (b) the amount of Reallocated Principal Collections for that monthly period; plus

          (c) any Shared Principal Collections from other series in group one and any Shared Transferor Principal Collections allocated to your series.

         REVOLVING PERIOD

     The "Revolving Period" for the Series 200_-__ notes begins on the closing date and ends on the earlier of the date the controlled accumulation period or the early amortization period begins. During the revolving period, the Investor Percentage of collections of principal receivables will, subject to limitations, including the allocation of any Reallocated Principal Collections for that monthly period, be treated as Shared Principal Collections and used to pay principal to other series in group one or will be paid to the holders of the transferor certificates.

         CONTROLLED ACCUMULATION PERIOD

     The "Controlled Accumulation Period" for the Series 200_-__ notes is scheduled to begin on ______, 200_, but may be postponed, as discussed under "Description of Series Provisions -- Postponement of the Controlled Accumulation Period" in this prospectus supplement, and ends on the earliest of:

     o    the beginning of the early amortization period;

     o    the payment in full of the Invested Amount; and

     o    the Series 200_-__ termination date.

If a pay out event occurs before the controlled accumulation period begins, there will be no controlled accumulation period and the early amortization period will begin.

     On each distribution date relating to the controlled accumulation period, the indenture trustee will deposit in the principal funding account an amount equal to the least of

          (a) Available Principal Collections with respect to that distribution date,

          (b)  the applicable Controlled Deposit Amount and

          (c) the Adjusted Invested Amount prior to any deposits on that date. Amounts in the principal funding account will be paid:

     o first to Class A noteholders, up to the outstanding principal balance of the Class A notes;

     o then to Class B noteholders, up to the outstanding principal balance of the Class B notes; and

     o then to Class C noteholders, up to the outstanding principal balance of the Class C notes;

in each case, on the expected principal payment date unless paid earlier due to the commencement of the early amortization period.

     During the controlled accumulation period, the portion of Available Principal Collections not applied for the payment of principal on the Class A notes, the Class B notes or the Class C notes on a distribution date generally will be treated as Shared Principal Collections.

     EARLY AMORTIZATION PERIOD

     The "Early Amortization Period" for the Series 200_-__ notes will begin on the day on which a pay out event with respect to Series 200_-__ occurs and ends on the earlier of:

     o    the payment in full of the Invested Amount; and

     o    the Series 200_-__ termination date.

     On each distribution date relating to the early amortization period, the Class A noteholders will be entitled to receive Available Principal Collections for the related monthly period in an amount up to the outstanding principal balance of the Class A notes.

     After payment in full of the outstanding principal balance of the Class A notes, the Class B noteholders will be entitled to receive, on each distribution date relating to the early amortization period, Available Principal Collections for the related monthly period in an amount up to the outstanding principal balance of the Class B notes.

     After payment in full of the outstanding principal balance of the Class B notes, the Class C noteholders will be entitled to receive on each distribution date relating to the early amortization period, Available Principal Collections for the related monthly period in an amount up to the outstanding principal balance of the Class C notes.

     See "-- Pay Out Events" below for a discussion of events that might lead to the commencement of the early amortization period.

POSTPONEMENT OF CONTROLLED ACCUMULATION PERIOD

     The controlled accumulation period is scheduled to last __ months. However, the servicer may elect to extend the revolving period and postpone the controlled accumulation period by providing a notice to the indenture trustee. The servicer can make this election only if the number of months needed to fund the principal funding account based on expected principal collections needed to pay principal on the Series 200_-__ notes is less than __ months.

     On each determination date beginning in ______ 200_ and ending when the controlled accumulation period begins, the servicer will review the amount of expected principal collections and determine the number of months expected to be required to fully fund the principal funding account by the expected principal payment date and may elect to postpone the controlled accumulation period. In making its decision, the servicer is required to assume that the principal payment rate will be no greater than the lowest monthly payment rate for the prior 12 months and will consider the amount of principal expected to be allocable to noteholders of all other series which are expected to be amortizing or accumulating principal during the controlled accumulation period for Series 200_-__ . In no case will the controlled accumulation period be reduced to less than one month.

     The method for determining the number of months required to fully fund the principal funding account may be changed upon receipt of written confirmation that the change will not result in the reduction or withdrawal by any rating agency of its rating of any outstanding series or class.

SUBORDINATION

     The Class B notes and the Class C notes are subordinated to the Class A notes. Interest payments will be made on the Class A notes prior to being made on the Class B notes and the Class C notes. Interest payments will be made on the Class B notes prior to being made on the Class C notes. Principal payments on the Class B notes will not begin until the Class A notes have been paid in full. Principal payments on the Class C notes will not begin until the Class A notes and the Class B notes have been paid in full. If principal collections allocated to your series are reallocated to pay the interest on the Class A notes, the principal amount of the Class B notes and the Class C notes may not be repaid. If principal collections allocated to your series are reallocated to pay interest on the Class B notes, the principal amount of the Class C notes may not be repaid. If a foreclosure certificate is sold after an event of default, the net proceeds of that sale which are available to pay principal on the Series 200_-__ notes would be paid first to the Class A notes before any remaining net proceeds would be available for payments due to the Class B notes or the Class C notes.

ALLOCATION PERCENTAGES

     Pursuant to the indenture, with respect to each monthly period, the servicer will allocate among the Invested Amount, the invested amount for all other series issued and outstanding and the Transferor Interest, all amounts collected on finance charge receivables, all amounts collected on principal receivables and all Defaulted Amounts with respect to that monthly period. These amounts will be allocated based on the Investor Percentage.

     "INVESTOR PERCENTAGE," for any monthly period, means (a) for Defaulted Amounts at anytime and for collections of finance charge receivables and principal receivables during the revolving period, the Floating Investor Percentage and (b) for collections of finance charge receivables and principal receivables during the controlled accumulation period and early amortization period, the Fixed Investor Percentage.

     FLOATING ALLOCATION DEFINITIONS

     Defaulted Amounts at any time and collections of finance charge receivables and principal receivables during the revolving period will be allocated to the Invested Amount based on the Floating Investor Percentage. The "Floating Investor Percentage" means, with respect to any monthly period, the percentage equivalent of a fraction:

     (a) the numerator of which is the Adjusted Invested Amount as of the close of business on the last day of the preceding monthly period (or with respect to the first monthly period, the initial Invested Amount); and

     (b)  the denominator of which is the greater of:

          (1) the sum of (A) the product of (x) the aggregate amount of principal receivables in the trust as of the close of business on the last day of the preceding monthly period (or with respect to the first monthly period, the aggregate amount of principal receivables in the trust as of the close of business on the closing date) and (y) one minus the Discount Percentage and (B) the principal amount on deposit in the special funding account as of the close of business on the last day of the preceding monthly period (or with respect to the first monthly period, as of the closing date) and

          (2) the sum of the numerators used to calculate the investor percentages for allocations with respect to finance charge receivables, Defaulted Amounts or principal receivables, as applicable, for all outstanding series on the date of determination.

     The denominator used in the calculation of Floating Investor Percentage, however, will be adjusted as follows, with respect to any monthly period in which an addition date occurs or in which a removal date occurs on which, if any series has been paid in full, principal receivables in an aggregate amount approximately equal to the initial invested amount of that series are removed from the trust, the amount in clause (b)(1)(A) above shall be:

          (1) the product of (x) the aggregate amount of principal receivables in the trust as of the close of business on the last day of the prior monthly period and (y) one minus the Discount Percentage, for the period from and including the first day of the prior monthly period to but excluding the related addition date or removal date; and

          (2) the product of (x) the aggregate amount of principal receivables in the trust as of the close of business on the related addition date or removal date after adjusting for the aggregate amount of principal receivables added to or removed from the trust on the related addition date or removal date, as the case may be, and
               (y) one minus the Discount Percentage, for the period from and including the related addition date or removal date to and including the last day of that monthly period.

     FIXED ALLOCATION DEFINITIONS

     Collections of finance charge receivables and principal receivables during the controlled accumulation period and early amortization period will be allocated to the Invested Amount based on the Fixed Investor Percentage. The "Fixed Investor Percentage" means, with respect to any monthly period, the percentage equivalent of a fraction:

     (a) the numerator of which is the Invested Amount as of the close of business on the last day of the revolving period; and

     (b)  the denominator of which is the greater of:

          (1) the sum of (A) the product of (x) the aggregate amount of principal receivables in the trust as of the close of business on the last day of the prior monthly period (or with respect to the first monthly period, the aggregate amount of principal receivables in the trust as of the closing date) and (y) one minus the Discount Percentage and (B) the principal amount on deposit in the special funding account as of the close of business on the last day of the preceding monthly period (or with respect to the first monthly period, as of the closing date) and

          (2) the sum of the numerators used to calculate the investor percentages for allocations with respect to principal receivables or finance charge receivables, as applicable, for all outstanding series on the date of determination.

     The denominator used in the calculation of Fixed Investor Percentage, however, will be adjusted as follows, with respect to any monthly period in which an addition date occurs or in which a removal date occurs on which, if any series has been paid in full, principal receivables in an aggregate amount approximately equal to the initial invested amount of that series are removed from the trust, the amount in clause (b)(1)(A) above shall be:

     (1) the product of (x) the aggregate amount of principal receivables in the trust as of the close of business on the last day of the prior monthly period and (y) one minus the Discount Percentage, for the period from and including the first day of the prior monthly period to but excluding the related addition date or removal date; and

     (2) the product of (x) the aggregate amount of principal receivables in the trust as of the close of business on the related addition date or removal date after adjusting for the aggregate amount of principal receivables added to or removed from the trust on the related addition date or removal date, as the case may be, and (y) one minus the Discount Percentage, for the period from and including the related addition date or removal date to and including the last day of that monthly period.

     INVESTED AMOUNT DEFINITIONS

     "Invested Amount," for any date of determination, means an amount equal to

     (a) the initial outstanding principal amount of the Series 200_-__ notes (as increased by the principal balance of any Series 200_-__ notes issued after the closing date), minus

     (b) the amount of principal previously paid to the Series 200_-__ noteholders, minus

     (c) the amount of unreimbursed Investor Charge-Offs and Reallocated Principal Collections.

     "Adjusted Invested Amount," for any date of determination, means the (a) the Invested Amount as of that date, minus (b) the amount on deposit in the principal funding account for that date.

REALLOCATED PRINCIPAL COLLECTIONS

     On each distribution date, if the sum of Class A interest, Class B interest and the monthly servicing fee cannot be paid from Available Finance Charge Collections and Excess Finance Charge Collections as described below under "--Application of Collections," then collections of principal receivables allocated to the Invested Amount will be treated as collections of finance charge receivables and will be available to pay these amounts, in an amount equal to the Reallocated Principal Collections, and the Invested Amount will be reduced accordingly. A reduction in the Invested Amount will reduce the allocation of finance charge and principal collections to your series.

     "Reallocated Principal Collections" means, for any monthly period, Available Principal Collections used to pay interest on the Class A notes and the Class B notes or used to pay the monthly servicing fee in an amount equal to the lesser of:

     o    the Monthly Principal Reallocation Amount for that monthly period; and

     o the Invested Amount after giving effect to any Investor Charge-Offs for that distribution date.

     "Monthly Principal Reallocation Amount" means, for any monthly period, the sum of:

     o    the lower of:

          o the excess of the amounts needed to pay current and past due Class A Monthly Interest and Class A Additional Interest as described under " --Application of Collections -- Payment of Interest, Fees and Other Items" below over the Available Finance Charge Collections allocated to cover these amounts; and

          o ___% of the initial Invested Amount minus the amount of unreimbursed Investor Charge-Offs and unreimbursed Reallocated Principal Collections; plus the lower of:

          o the sum of (A) the excess of the amounts needed to pay current and past due Class B Monthly Interest and Class B Additional Interest as described under "--Application of Collections -- Payments of Interest, Fees and Other Items" below over the Available Finance Charge Collections allocated to cover these amounts and (B) the excess of the monthly servicing fee over the Available Finance Charge Collections allocated to cover these amounts; and

          o ___% of the initial Invested Amount minus the amount of unreimbursed Investor Charge-Offs and unreimbursed Reallocated Principal Collections.

APPLICATION OF COLLECTIONS

     PAYMENT OF INTEREST, FEES AND OTHER ITEMS

     On each distribution date, the servicer will direct the indenture trustee to apply Available Finance Charge Collections and Excess Finance Charge Collections on deposit in the collection account in the following order:

     o an amount equal to the Class A Monthly Interest plus Class A Additional Interest due for the related distribution date, and past due for any prior distribution dates, will be paid to the Class A noteholders on that distribution date;

     o an amount equal to the Class B Monthly Interest plus Class B Additional Interest due for the related distribution date, and past due for any prior distribution dates, will be paid to the Class B noteholders on that distribution date;

     o an amount equal to the monthly servicing fee due for the related distribution date, and past due for any prior distribution date, will be paid to the servicer;

     o an amount equal to the Class C Monthly Interest plus Class C Additional Interest due for the related distribution date, and past due for any prior distribution dates, will be paid to the Class C noteholders on that distribution date;

     o an amount equal to the Investor Default Amount, if any, for the related monthly period, will be treated as Available Principal Collections;

     o an amount equal to the sum of the Investor Charge-Offs and the amount of unreimbursed Reallocated Principal Collections will be treated as Available Principal Collections;

     o on and after the reserve account funding date, an amount equal to the excess, if any, of the Required Reserve Account Amount over the amount then on deposit in the reserve account will be deposited into the reserve account;

     o an amount equal to the excess, if any, of the Required Spread Account Amount over the amount then on deposit in the spread account will be deposited into the spread account;

     o all remaining amounts will be treated as Excess Finance Charge Collections and will be available to cover any shortfalls in finance charge collections for other outstanding series in group one and, after payment of these shortfalls, the remaining amount will be paid to the holders of the transferor certificates.

     In the event that Available Finance Charge Collections and Excess Finance Charge Collections for any monthly period are insufficient to pay Class C Monthly Interest when due, a draw will be made from amounts available in the spread account and will be paid to the Class C noteholders on the related distribution date.

     "Class A Monthly Interest" with respect to any distribution date will equal the product of

     (a)  the Class A note interest rate for the related interest period,

     (b)  the actual number of days in that interest period divided by 360 and

     (c) the outstanding principal balance of the Class A notes as of the close of business on the last day of the prior monthly period or, with respect to the first distribution date, the outstanding principal balance of the Class A notes as of the closing date.

     "Class B Monthly Interest" with respect to any distribution date will equal the product of

     (a)  the Class B note interest rate for the related interest period,

     (b)  the actual number of days in that interest period divided by 360 and

     (c) the outstanding principal balance of the Class B notes as of the close of business on the last day of the prior monthly period or, with respect to the first distribution date, the outstanding principal balance of the Class B notes as of the closing date.

     "Class C Monthly Interest" with respect to any distribution date will equal the product of

     (a)  the Class C note interest rate for the related interest period,

     (b)  the actual number of days in that interest period divided by 360 and

     (c) the outstanding principal balance of the Class C notes as of the close of business on the last day of the prior monthly period or, with respect to the first distribution date, the outstanding principal balance of the Class C notes as of the closing date.

     "Monthly Interest" with respect to any distribution date will equal the sum of the Class A Monthly Interest, the Class B Monthly Interest and the Class C Monthly Interest for that distribution date.

     "Payments of Principal"

     On each distribution date, the servicer will direct the indenture trustee to apply Available Principal Collections on deposit in the collection account in the following priority:

     (a) on each distribution date with respect to the revolving period, all Available Principal Collections will be treated as Shared Principal Collections and applied as described under "Description of Series Provisions -Shared Principal Collections and Transferor Principal Collections" in this prospectus supplement and "Description of the Notes -Shared Principal Collections and Transferor Principal Collections" in the accompanying prospectus;

     (b) on each distribution date with respect to the controlled accumulation period and the early amortization period, all Available Principal Collections will be distributed or deposited in the following priority:

          (1) during the controlled accumulation period, an amount equal to Monthly Principal will be deposited in the principal funding account;

          (2) during the early amortization period, an amount equal to the Monthly Principal will be distributed to the paying agent for payment to the Class A noteholders until the outstanding principal balance of the Class A notes has been paid in full;

          (3) during the early amortization period, an amount equal to Monthly Principal will, after the outstanding principal balance of the Class A notes has been paid in full, be distributed to the paying agent for payment to the Class B noteholders until the outstanding principal balance of the Class B notes has been paid in full; and

          (4) during the early amortization period, an amount equal to Monthly Principal will, after the outstanding principal balances of the Class A notes and the Class B notes have been paid in full, be distributed to the paying agent for payment to the Class C noteholders until the outstanding principal balance of the Class C notes has been paid in full;

     (c) on each distribution date with respect to the controlled accumulation period and the early amortization period, the balance of Available Principal Collections not applied pursuant to (b) above, if any, will be treated as Shared Principal Collections and applied as described under "Description of Series Provisions -Shared Principal Collections and Transferor Principal Collections" in this prospectus supplement and "Description of the Notes -Shared Principal Collections and Transferor Principal Collections" in the accompanying prospectus.

     "Monthly Principal" with respect to any distribution date will equal the least of

     o the Available Principal Collections on deposit in the collection account with respect to that distribution date,

     o for each distribution date with respect to the controlled accumulation period, the Controlled Deposit Amount for that distribution date and

     o the Adjusted Invested Amount (as adjusted for any Investor Charge-Offs and Reallocated Principal Collections on that distribution date) prior to any deposits into the principal funding account on that distribution date.

     "Controlled Deposit Amount" means, for any distribution date, the sum of
(1) the Controlled Accumulation Amount for that distribution date, plus (2) the Accumulation Shortfall, if any.

     "Controlled Accumulation Amount" means for any distribution date with respect to the controlled accumulation period, $________. However, if the commencement of the controlled accumulation period is postponed as described above under "--Postponement of Controlled Accumulation Period," the Controlled Accumulation Amount may be higher than the amount stated above for each distribution date with respect to the controlled accumulation period and will be determined by the servicer in accordance with the Series 200_-__ indenture supplement based on the principal payment rates for the accounts and on the invested amounts of other series (other than excluded series) which are scheduled to be in their revolving periods and then scheduled to create Shared Principal Collections during the controlled accumulation period.

     "Accumulation Shortfall" means:

     (a) on the first distribution date during the controlled accumulation period, the excess, if any, of the Controlled Accumulation Amount for that distribution date over the amount deposited in the principal funding account on that distribution date; and

     (b) on each subsequent distribution date during the controlled accumulation period, the excess, if any, of the applicable Controlled Accumulation Amount for that subsequent distribution date plus any Accumulation Shortfall for the prior distribution date over the amount deposited in the principal funding account on that subsequent distribution date.

SHARED EXCESS FINANCE CHARGE COLLECTIONS

     Finance charge collections -and other amounts treated like finance charge collections -in excess of the amount required to make payments or deposits for your series will be made available to other series included in group one whose allocation of finance charge collections is not sufficient to make its required payments or deposits. We call these collections "Excess Finance Charge Collections." If your series requires more finance charge collections than allocated through the Investor Percentage, it will have access to finance charge collections -and other amounts treated like finance charge collections -from other series in group one. Each series that is part of group one and has a shortfall will receive a share of the total amount of Excess Finance Charge Collections available for that month based on the amount of shortfall for that series divided by the total shortfall for all series for that same month.

SHARED PRINCIPAL COLLECTIONS AND TRANSFEROR PRINCIPAL COLLECTIONS

     Collections of principal receivables for any monthly period allocated to the Invested Amount will first be used to cover, during the controlled accumulation period, deposits of the applicable Controlled Deposit Amount to the principal funding account, and during the early amortization period, payments to the noteholders. The servicer will determine the amount of collections of principal receivables for any monthly period allocated to the Invested Amount remaining after covering required payments to the noteholders and any similar amount remaining for any other series in group one ("Shared Principal Collections"). The servicer will allocate the Shared Principal Collections to cover any scheduled or permitted principal distributions to noteholders and deposits to principal funding accounts, if any, for any series in group one which have not been covered out of the collections of principal receivables allocable to the other series in group one and other amounts for those series ("Principal Shortfalls"). Shared Principal Collections will not be used to cover investor charge-offs for any series. If Principal Shortfalls exceed Shared Principal Collections for any monthly period, Shared Principal Collections will be allocated pro rata among the applicable series in group one based on the relative amounts of Principal Shortfalls. To the extent that Shared Principal Collections exceed Principal Shortfalls, the balance will, subject to limitations, be paid to the holders of the transferor certificates.

     In addition, the servicer will, under the terms of the indenture, determine the amount of collections of principal receivables for any monthly period allocated to the Transferor Interest but not due to the holder of any supplemental certificate and other amounts payable to the transferor with respect to collections of principal receivables ("Shared Transferor Principal Collections"). Shared Transferor Principal Collections will be applied, if necessary, to cover payments of principal due to noteholders during the controlled accumulation period and the early amortization period that have not been covered out of collections of principal receivables allocated to Series 200_-__ and other amounts and Shared Principal Collections. To the extent Principal Shortfalls for series designated to receive Shared Transferor Principal Collections exceed Shared Principal Collections allocable to each of these series and Shared Transferor Principal Collections, for any monthly period, Shared Transferor Principal Collections will be allocated pro rata among the applicable series in group one based on the remaining Principal Shortfalls for each of these series.

DEFAULTED RECEIVABLES; INVESTOR CHARGE-OFFS

     The Investor Default Amount represents the series' share of losses from the trust portfolio. On each distribution date, the servicer will calculate the "Investor Default Amount" by multiplying:

     o    the Floating Investor Percentage for that month, by

     o the "Defaulted Amount," which is the total amount of principal receivables (other than ineligible receivables) in the trust that were charged-off for that month.

If the Investor Default Amount exceeds the amount of finance charge collections allocated to fund this amount for the prior month, then the Invested Amount will be reduced by the excess. The Invested Amount will also be reduced by the amount of any Reallocated Principal Collections used to cover any Investor Default Amounts. In no event, however, will the Invested Amount be reduced below zero. Reductions in the Invested Amount from both of these items may be reimbursed from subsequent finance charge collections allocated for reimbursement, if available. If the Invested Amount is reduced to zero, your series will not receive any further allocations of finance charge and principal collections.

PRINCIPAL FUNDING ACCOUNT

     The indenture trustee will establish and maintain with an eligible institution a segregated trust account held for the benefit of the noteholders to serve as the "Principal Funding Account." During the controlled accumulation period, the indenture trustee at the direction of the servicer will transfer Available Principal Collections from the collection account to the principal funding account as described under "-Application of Collections" in this prospectus supplement.

     Funds on deposit in the principal funding account will be invested to the following distribution date by the indenture trustee at the direction of the servicer in eligible investments. Investment earnings (net of investment losses and expenses) on funds on deposit in the principal funding account (the "Principal Funding Investment Proceeds") will be deposited in the collection account and included in Available Finance Charge Collections for the related interest period. If, for any distribution date, the Principal Funding Investment Proceeds are less than the sum of:

     (a) the product of

          o the balance of the principal funding account, up to the outstanding principal balance of the Class A notes, on the record date immediately preceding that distribution date,

          o the Class A note interest rate for the related interest period and

          o the number of days in the related interest period divided by 360, plus

     (b) the product of

          o the balance of the principal funding account in excess of the outstanding principal balance of the Class A notes on the record date immediately preceding that distribution date,

          o the Class B note interest rate for the related interest period and

          o    the number of days in the related interest period divided by 360,

then the indenture trustee will withdraw the shortfall, called the "Reserve Draw Amount," to the extent required and available, from the reserve account and deposit it in the collection account for use as Available Finance Charge Collections.

RESERVE ACCOUNT

     The indenture trustee will establish and maintain with an eligible institution a segregated trust account held for the benefit of the noteholders to serve as the "Reserve Account." The reserve account is established to assist with the subsequent distribution of interest on the notes during the controlled accumulation period and on the first distribution date with respect to the early amortization period. On each distribution date from and after the reserve account funding date, but prior to the termination of the reserve account, the indenture trustee, acting pursuant to the servicer's instructions, will apply Available Finance Charge Collections and Excess Finance Charge Collections allocated to the Series 200_-__ notes (to the extent described above under "-Application of Collections -Payment of Interest, Fees and Other Items") to increase the amount on deposit in the reserve account (to the extent that amount is less than the Required Reserve Account Amount).

     The "Reserve Account Funding Date" will be the distribution date with respect to the monthly period which commences no later than three months prior to the commencement of the controlled accumulation period, or an earlier date as the servicer may determine.

     The "Required Reserve Account Amount" for any distribution date on or after the reserve account funding date will be equal to (a) 0.__% of the outstanding principal balance of the Class A notes or (b) any other amount designated by the transferor; except that if the designation is of a lesser amount, the transferor will provide the servicer and the indenture trustee with written confirmation that the designation will not result in the reduction or withdrawal by any rating agency of its rating of any outstanding series or class and the transferor will deliver to the indenture trustee a certificate of an authorized officer of the transferor to the effect that, based on the facts known to that officer at the time, in the reasonable belief of the transferor, the designation will not cause a pay out event or an event that, after the giving of notice or the lapse of time, would cause a pay out event to occur with respect to Series 200_-__ .

     On each distribution date, after giving effect to any deposit to be made to, and any withdrawal to be made from, the reserve account on that distribution date, the indenture trustee will withdraw from the reserve account an amount equal to the excess, if any, of the amount on deposit in the reserve account over the Required Reserve Account Amount, will deposit the excess in the spread account to the extent that funds available in the spread account are less than the Required Spread Account Amount and will distribute any remaining excess to the holders of the transferor certificates. Any amounts withdrawn from the reserve account and deposited in the spread account as described above will be available for distribution only to the holders of the Class C notes. Any amounts withdrawn from the reserve account and distributed to the holders of the transferor certificates as described above will not be available for distribution to the noteholders.

     So long as the reserve account is not terminated as described below, all amounts on deposit in the reserve account on any distribution date (after giving effect to any deposits to, or withdrawals from, the reserve account to be made on that distribution date) will be invested to the following distribution date by the indenture trustee at the direction of the servicer in eligible investments. The interest and other investment income (net of investment expenses and losses) earned on these investments will be retained in the reserve account (to the extent the amount on deposit is less than the Required Reserve Account Amount) or deposited in the collection account and treated as Available Finance Charge Collections.

     On or before each distribution date with respect to the controlled accumulation period and on the first distribution date with respect to the early amortization period, a withdrawal will be made from the reserve account, and the amount of this withdrawal will be deposited in the collection account and included as Available Finance Charge Collections, as provided in the Series 200_-__ indenture supplement, for that distribution date in an aggregate amount equal to the least of (a) the amount then on deposit in the reserve account with respect to that distribution date, (b) the Required Reserve Account Amount and
(c) the reserve draw amount with respect to that distribution date. However, the amount of the withdrawal will be reduced to the extent that funds otherwise would be available to be deposited in the reserve account on that distribution date.

     The reserve account will be terminated upon the earliest to occur of:

     o    the first distribution date for the early amortization period;

     o    the expected principal payment date; and

     o    the termination of the trust.

Upon the termination of the reserve account, all amounts on deposit in the reserve account (after giving effect to any withdrawal from the reserve account on that date as described above) will be deposited in the spread account to the extent that funds available in the spread account are less than the Required Spread Account Amount and any remaining amounts will be distributed to the holders of the transferor certificates. Any amounts withdrawn from the reserve account and deposited in the spread account as described above will be available for distribution only to the holders of the Class C notes. Any amounts withdrawn from the reserve account and distributed to the holders of the transferor certificates as described above will not be available for distribution to the noteholders.

SPREAD ACCOUNT

     The servicer will establish and maintain with an eligible institution the spread account as a segregated account held as security for the benefit of the Class C noteholders (the "Spread Account"). Amounts on deposit in the spread account will be used (a) to fund shortfalls in interest payments on the Class C notes and (b) on the Series 200_-__ termination date, to fund any shortfall in payment of the outstanding principal balance of the Class C notes.

     The spread account initially will not be funded, but will be funded by (a) Available Finance Charge Collections and Excess Finance Charge Collections, as described above under "-Application of Collections -Payment of Interest, Fees and Other Items," and (b) amounts, if any, withdrawn from the reserve account to be treated as Available Finance Charge Collections, as described above under "-Reserve Account," and deposited into the spread account on any distribution date to the extent that the funds available in the spread account are less than the Required Spread Account Amount on that distribution date.

     The "Required Spread Account Amount" will be determined on each distribution date, and, in general, for any date of determination, will be equal to the product of (a) the Spread Account Percentage in effect on the date of determination and (b) the initial Invested Amount. However, as long as no event of default for your series has occurred and is continuing, the Required Spread Account Amount will not exceed the outstanding principal balance of the Class C Notes minus the excess, if any, of the principal funding account balance over the sum of the outstanding principal balances of the Class A notes and the Class B notes on the date of determination.

     Once an event of default for your series occurs and is continuing, the Required Spread Account Amount for any distribution date will automatically increase to the sum of

     (a) the amount on deposit in the spread account on that distribution date plus

     (b) Available Finance Charge Collections and Excess Finance Charge Collections for that distribution date available immediately after funding the reserve account plus

     (c) amounts withdrawn from the reserve account to be treated as Available Finance Charge Collections, as described above under "-Reserve Account." However, following an event of default for your series, if the maturity of your notes is not accelerated, the increase in the Required Spread Account Amount will be limited to an amount equal to the outstanding principal amount of your series of notes.

     "Spread Account Percentage" will be determined as follows:

IF THE QUARTERLY EXCESS SPREAD
PERCENTAGE IS GREATER THAN OR                           THEN, THE SPREAD ACCOUNT
EQUAL TO:                         AND    LESS THAN:     PERCENTAGE WILL EQUAL:
---%                                     ---%           ---%
---%                                     ---%           ---%
---%                                     ---%           ---%

However, if a pay out event (other than a pay out event resulting from the occurrence of an event of default) for Series 200_-__ has occurred, the Spread Account Percentage will be [--]%.

     After the Spread Account Percentage has been increased above zero as specified in the table above, it will remain at the specified percentage until:

     (a) further increased to a higher required percentage as specified above, or

     (b) the distribution date on which the Quarterly Excess Spread Percentage has increased to a level above that for the then current Spread Account Percentage, in which case the Spread Account Percentage will be decreased to the appropriate percentage as specified above (or, if the Quarterly Excess Spread Percentage is greater than or equal to [--]%, the Spread Account Percentage will be zero and the Required Spread Account Amount will be zero).

However, if a pay out event (other than a pay out event resulting from the occurrence of an event of default) with respect to Series 200_-__ has occurred, the Spread Account Percentage will equal [--]% (as provided in the definition of Spread Account Percentage above) and may not be subsequently reduced.

     The "Quarterly Excess Spread Percentage" will be determined as follows:

For the [Month 1] 200_ distribution date:   The Modified Excess Spread Percentage.

For the [Month 2] 200_ distribution date:   The Modified Excess Spread Percentage for the first monthly period, plus the Excess Spread Percentage for the [Month 1] 200_ monthly period.

For the [Month 3] 200_ distribution date:   The Modified Excess Spread Percentage for the first monthly period, plus the Excess Spread Percentage for the [Month 1] 200_ monthly period, plus the Excess Spread Percentage for the [Month 2] 200_
                                            monthly period .

For each following distribution date:       The sum of the Excess Spread Percentages for the 3 prior monthly periods.

     The "Excess Spread Percentage" for any monthly period will be determined as follows:

     o during the controlled accumulation period, but only if the amount on deposit in the reserve account is greater than or equal to the Required Reserve Account Amount:

          o Available Finance Charge Collections for that monthly period available immediately after covering Class A's portion of the Investor Default Amount times 12, divided by

          o The Adjusted Invested Amount on the first day of that monthly period

     o    in all other cases:

          o Available Finance Charge Collections for that monthly period available immediately after covering Class A's portion of the Investor Default Amount times 12, divided by

          o    The Invested Amount on the first day of that monthly period.

     The "Modified Excess Spread Percentage" will be calculated for the first monthly period in accordance with the Series 200_-__ indenture supplement based on collections of finance charge receivables for that monthly period in relation to the amount of interest and servicing fee accrued for the first distribution date.

     Funds on deposit in the spread account will be invested at the direction of the servicer in eligible investments. For purposes of the spread account, the reference in the definition of eligible investments to a rating in the "highest rating category" refers to a rating of at least A-2 by Standard & Poor's, P-2 by Moody's or F2 by Fitch. Investment earnings (net of losses and investment expenses) will, except as otherwise indicated in this prospectus supplement, not be deposited into the spread account and will be paid to the holders of the transferor certificates. However, after an event of default relating to your series of notes, these investment earnings will be available for payment to holders of the Class C notes.

SPREAD ACCOUNT DISTRIBUTIONS

     If on any distribution date, the interest to be paid on the Class C notes exceeds the amount allocated to pay that interest, the indenture trustee, at the instruction of the servicer, will withdraw from the spread account the lesser of
(1) the amount on deposit in the spread account (including investment earnings to the extent necessary to fund that excess) and (2) the amount of the excess, and will deposit that amount into the collection account for payment of interest on the Class C notes.

     On the Series 200_-__ termination date, funds available in the spread account (after giving effect to any withdrawals to be made as discussed in the preceding paragraph) will be used to fund any shortfall in the payment of the outstanding principal balance of the Class C notes.

     Funds on deposit in the spread account on any distribution date in excess of the Required Spread Account Amount on that date will be paid to the holders of the transferor certificates. On the date on which all amounts due to the Class C noteholders from the spread account have been paid in full, all amounts, if any, then remaining in the spread account will be distributed to the holders of the transferor certificates.

ISSUANCE OF ADDITIONAL NOTES

     The Series 200_-__ indenture supplement provides that, from time to time during the revolving period, the transferor may, subject to conditions described below, cause the trust to issue additional notes of Series 200_-__ (each issuance, an "Additional Issuance"). When issued, the additional notes of each class will be identical in all respects to the other outstanding notes of that class and will be equally and ratably entitled to the benefits of the transfer and servicing agreement, the indenture and the Series 200_-__ indenture supplement without preference, priority or distinction.

     In connection with each additional issuance, the outstanding principal amounts of each class of notes and the series enhancement will be increased proportionately. The additional series enhancement provided in connection with an additional issuance may take the form of a letter of credit, the establishment of a cash collateral account, the purchase of interest rate caps or swaps and/or another form of series enhancement, provided that the form and amount of additional series enhancement will not cause a reduction or withdrawal by any rating agency of its rating of any outstanding series or class.

     Following an additional issuance, the respective portions of the series enhancement that are for the benefit of the noteholders will remain the same, as a percentage of the total series enhancement, as the respective proportions in effect on the closing date. The Controlled Accumulation Amount also will be increased proportionately to reflect the principal amount of additional notes.

     In order to issue additional notes, several conditions must be satisfied, including:

     o notice to the indenture trustee, the owner trustee, the servicer and any series enhancer of the issuance and the date upon which it is to occur;

     o after giving effect to the additional issuance, the total amount of principal receivables must at least equal the Required Minimum Principal Balance, and the Transferor Interest must equal or exceed the Required Transferor Interest;

     o delivery to the indenture trustee of any additional series enhancement agreement related to the additional issuance, executed by each of the parties to the series enhancement agreement;

     o delivery to the indenture trustee of written confirmation that the additional issuance will not result in the reduction or withdrawal by any rating agency of its rating of any outstanding series or class;

     o delivery to the indenture trustee of a certificate of an authorized officer of the transferor to the effect that, in the transferor's reasonable belief, the issuance will not have a material adverse effect on the interests of the noteholders at the date of issuance or at any future date;

     o as of the date of the additional issuance, all amounts due to the Series 200_-_ noteholders must have been paid, and there must not be any unreimbursed Investor Charge-Offs;

     o the excess of the principal amount of the additional notes over their issue price shall not exceed the maximum amount permitted under the Code without the creation of original issue discount; and

     o delivery by the transferor to the indenture trustee of an opinion of counsel acceptable to the indenture trustee that, for federal income tax purposes,

          (1) the issuance will not adversely affect the tax characterization as debt of notes of any outstanding series or class that were characterized as debt at the time of their issuance;

          (2) the new issuance will not cause the trust to be deemed to be an association (or publicly traded partnership) taxable as a corporation; and

          (3) the new issuance will not cause or constitute an event in which gain or loss would be recognized by any noteholder.

     There are no restrictions on the timing or amount of any additional issuance, provided that the conditions described above are met. As of the date of any additional issuance, the Invested Amount will be increased to reflect the initial principal balance of the additional notes of each class.

PAIRED SERIES

     Your series of notes may be paired with one or more series of notes issued at a later time once the controlled accumulation period or the early amortization period for your series begins. We call each of these later issued series a "Paired Series." All or a portion of a paired series may be pre-funded with an initial deposit to a funding account that is for the sole benefit of the paired series; in the alternative, a paired series may have a principal amount that can be increased. Once your series is paid in full, if there have been no unreimbursed investor charge-offs for any paired series, the invested amount of the paired series will be increased by an amount up to the full Invested Amount of your series. The issuance of the paired series will be subject to the conditions described under "Description of the Notes -New Issuances" in the accompanying prospectus.

     We cannot assure you that the terms of any paired series will not have an impact on the calculation of the Investor Percentage or the timing or amount of payments received by you as a Series 200_-__ noteholder. The extent to which the timing or amount of payments received by you may be affected will depend on many factors, only one of which is a change in the calculation of the Investor Percentage.

PAY OUT EVENTS

     As described above, the revolving period will continue through _______, 200 (unless that date is postponed as described under "-Postponement of Controlled Accumulation Period" in this prospectus supplement), unless a pay out event occurs prior to that date.

     A "Pay Out Event" refers to any of the following events:

     (a) failure by the transferor (1) to make any payment or deposit on the date required under the transfer and servicing agreement, the indenture or the Series 200_-__ indenture supplement (or within the applicable grace period which shall not exceed five days) or (2) to observe or perform in any material respect any other covenants or agreements of the transferor set forth in the transfer and servicing agreement, the indenture or the Series 200_-__ indenture supplement, which failure has a material adverse effect on the Series 200_-__ noteholders and which continues unremedied for a period of 60 days after written notice of the failure, requiring the same to be remedied, and continues to materially and adversely affect the interests of the noteholders for the designated period;

     (b) any representation or warranty made by the transferor in the transfer and servicing agreement, the indenture or the Series 200_-__ indenture supplement, or any information required to be given by the transferor to the indenture trustee to identify the accounts proves to have been incorrect in any material respect when made or delivered and which continues to be incorrect in any material respect for a period of 60 days after written notice of the failure, requiring the same to be remedied, and as a result of which the interests of the noteholders are materially and adversely affected and continue to be materially and adversely affected for the designated period; except that a pay out event pursuant to this subparagraph (b) will not occur if the transferor has accepted reassignment of the related receivable or all related receivables, if applicable, during the designated period in accordance with the provisions of the transfer and servicing agreement;

     (c) a failure by the transferor to convey receivables in additional accounts or participations to the trust within 5 business days after the date required by the transfer and servicing agreement;

     (d) any servicer default occurs which would have a material adverse effect on the Series 200_-__ noteholders;

     (e) the average of the Portfolio Yields for any three consecutive monthly periods is less than the average of the Base Rates for the same monthly periods;

     (f) insufficient moneys are available to pay in full the outstanding principal balances of all the Series 200_-__ notes on the expected principal payment date;

     (g) bankruptcy, insolvency, liquidation, conservatorship, receivership or similar events relating to the transferor (including any additional transferor) or the originator;

     (h) the transferor is unable for any reason to transfer receivables to the trust in accordance with the provisions of the transfer and servicing agreement;

     (i) the trust becomes subject to regulation as an "investment company" within the meaning of the Investment Company Act of 1940, as amended; or

     (j) an event of default for Series 200_-__ occurs under the indenture.

     In the case of any event described in clause (a), (b), (d) or (f) above, a pay out event will be deemed to have occurred with respect to the notes only if, after any applicable grace period, either the indenture trustee or the Series 200_-__ noteholders evidencing interests aggregating not less than 50% of the aggregate unpaid principal amount of the Series 200_-__ notes, by written notice to the transferor and the servicer (and to the indenture trustee if given by the Series 200_-__ noteholders), declare that a pay out event has occurred with respect to the Series 200_-__ notes as of the date of the notice.

     In the case of any event described in clause (g), (h) or (i), a pay out event with respect to all series then outstanding, and in the case of any event described in clause (c), (e) or (j), a pay out event with respect to only the Series 200_-__ notes, will occur without any notice or other action on the part of the indenture trustee or the Series 200_-__ noteholders immediately upon the occurrence of the event.

     On the date on which a pay out event is deemed to have occurred, the early amortization period will begin.

     See "Description of the Notes -Pay Out Events" in the accompanying prospectus for an additional discussion of the consequences of an insolvency, conservatorship or receivership of the transferor.

     The term "Base Rate" means, with respect to any monthly period, the annualized percentage equivalent of a fraction:

     o the numerator of which is the sum of the Monthly Interest and the Monthly Servicing Fee, each for the related distribution date; and

     o the denominator of which is the Invested Amount as of the close of business on the last day of that monthly period.

     The term "Portfolio Yield" means, with respect to any monthly period, the annualized percentage equivalent of a fraction:

     o the numerator of which is the sum of collections of finance charge receivables, Excess Finance Charge Collections, Principal Funding Investment Proceeds and amounts withdrawn from the reserve account, if any, deposited in the collection account and allocable to the Series 200_-__ notes for that monthly period, calculated on a cash basis after subtracting the Investor Default Amount for that monthly period; and

     o the denominator of which is the Invested Amount as of the close of business on the last day of that monthly period.

EVENTS OF DEFAULT

     The events of default for Series 200_-__ , as well as the rights and remedies available to the indenture trustee and the Series 200_-__ noteholders when an event of default occurs, are described under "The Indenture -Events of Default; Rights Upon Event of Default" in the accompanying prospectus.

     If an event of default for Series 200_-__ occurs, the indenture trustee or the holders of a majority of the then-outstanding principal balance of the Series 200_-__ notes may declare the Series 200_-__ notes to be immediately due and payable. If the Series 200_-__ notes are accelerated, you may receive principal prior to the expected principal payment date for your notes.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     The share of the servicing fee allocable to the Invested Amount with respect to any distribution date (the "Monthly Servicing Fee") will be equal to one-twelfth of the product of (a) ___% and (b) (1) the Adjusted Invested Amount as of the last day of the monthly period preceding that distribution date, minus
(2) the product of the amount, if any, on deposit in the special funding account as of the last day of the monthly period preceding that distribution date and the Investor Percentage of collections of finance charge receivables with respect to that monthly period. However, with respect to the first distribution date, the monthly servicing fee will equal $___.

     The servicer will pay from its servicing compensation expenses incurred in connection with servicing the receivables including, without limitation, payment of the fees and disbursements of the indenture trustee and independent certified public accountants and other fees which are not expressly stated in the transfer and servicing agreement, the indenture or the Series 200_-__ indenture supplement to be payable by the trust or the noteholders other than federal, state and local income and franchise taxes, if any, of the trust.

                             REPORTS TO NOTEHOLDERS

     On each distribution date, the paying agent, on behalf of the indenture trustee will forward to each noteholder of record, a statement prepared by the servicer setting forth the items described in "Description of the Notes -Reports to Noteholders" in the accompanying prospectus.

                              ERISA CONSIDERATIONS

     The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Code impose requirements on employee benefit plans and other plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds or insurance company general or separate accounts in which the plans, accounts or arrangements are invested, that are subject to the fiduciary responsibility provisions of ERISA and/or Section 4975 of the Code (collectively, "Plans"), and on persons who are fiduciaries with respect to Plans, in connection with the investment of "plan assets" of any Plan ("Plan Assets"). ERISA generally imposes on Plan fiduciaries general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan.

     ERISA and Section 4975 of the Code prohibit a broad range of transactions involving Plan Assets and persons ("parties in interest" under ERISA and "disqualified persons" under the Code, collectively, "Parties In Interest") who have specified relationships to a Plan or its Plan Assets, unless a statutory or administrative exemption is available. Parties in Interest that participate in a prohibited transaction may be subject to a penalty imposed under ERISA and/or an excise tax imposed pursuant to Section 4975 of the Code, unless a statutory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Section 4975 of the Code.

     Subject to the considerations described below and in the accompanying Prospectus, the notes are eligible for purchase with Plan Assets of any Plan.

     Any fiduciary or other Plan investor considering whether to purchase the notes with Plan Assets of any Plan should determine whether that purchase is consistent with its fiduciary duties and whether that purchase would constitute or result in a non-exempt prohibited transaction under ERISA and/or Section 4975 of the Code because any of the transferor, the servicer, the indenture trustee, the owner trustee or any other party may be Parties in Interest with respect to the investing Plan and may be deemed to be benefiting from the issuance of the notes. If the transferor or the servicer is a Party in Interest with respect to the prospective Plan investor, any fiduciary or other Plan investor considering whether to purchase or hold the notes should consult with its counsel regarding the availability of exemptive relief under U.S. Department of Labor ("DOL") Prohibited Transaction Class Exemption ("PTCE") 96-23 (relating to transactions determined by "in-house asset managers"), 95-60 (relating to transactions involving insurance company general accounts), 91-38 (relating to transactions involving bank collective investment funds), 90-1 (relating to transactions involving insurance company pooled separate accounts) or 84-14 (relating to transactions determined by independent "qualified professional asset managers") or any other prohibited transaction exemption issued by the DOL. A purchaser of the notes should be aware, however, that even if the conditions specified in one or more of the above-referenced exemptions are met, the scope of the exemptive relief provided by the exemption might not cover all acts which might be construed as prohibited transactions.

     In addition, under DOL Regulation Section 2510.3-101 (the "Plan Asset Regulation"), the purchase with Plan Assets of equity interests in the issuer could, in specified circumstances, cause the receivables and other assets of the issuer to be deemed Plan Assets of the investing Plan which, in turn, would subject the issuer and its assets to the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Code. Nevertheless, because the notes (a) are expected to be treated as indebtedness under local law and will, in the opinion of Special Tax Counsel, be treated as debt, rather than equity, for federal tax purposes (see "Federal Income Tax Consequences -Tax Characterization of the Trust and the Notes -Treatment of the Notes as Debt" in the accompanying prospectus), and (b) should not be deemed to have any "substantial equity features," purchases of the notes with Plan Assets should not be treated as equity investments and, therefore, the receivables and other assets included as assets of the issuer should not be deemed to be Plan Assets of the investing Plans. Those conclusions are based, in part, upon the traditional debt features of the notes, including the reasonable expectation of purchasers of the notes that the notes will be repaid when due, as well as the absence of conversion rights, warrants and other typical equity features.

     The notes may not be purchased or held by any Plan, or any person investing Plan Assets of any Plan, if any of the transferor, the servicer, the indenture trustee, the owner trustee or any of their respective affiliates

     (a) has investment or administrative discretion with respect to the Plan Assets used to effect the purchase;

     (b) has authority or responsibility to give, or regularly gives, investment advice with respect to the Plan Assets, for a fee and pursuant to an agreement or understanding that the advice (1) will serve as a primary basis for investment decisions with respect to the Plan Assets, and (2) will be based on the particular investment needs of that Plan; or

     (c) unless PTCE 95-60, 91-38 or 90-1 is applicable, is an employer maintaining or contributing to that Plan. Each purchaser or holder of the notes or any interest in the notes will be deemed to have represented by its purchase and holding that it is not subject to the foregoing limitation.

     Any fiduciary or other Plan investor considering whether to purchase any notes on behalf of or with Plan Assets of any Plan should consult with its counsel and refer to this prospectus supplement for guidance regarding the ERISA considerations applicable to the notes offered by this prospectus supplement and the accompanying prospectus.

                                  UNDERWRITING

     Subject to the terms and conditions set forth in an underwriting agreement as supplemented by a terms agreement relating to the Class A notes (together, the "Class A Underwriting Agreement") between the transferor and the Class A underwriters named below (the "Class A Underwriters"), the terms and conditions set forth in an underwriting agreement as supplemented by a terms agreement relating to the Class B notes (together, the "Class B Underwriting Agreement") between the transferor and the Class B underwriters named below (the "Class B Underwriters") and the terms and conditions set forth in an underwriting agreement as supplemented by a terms agreement relating the Class C notes (together, the "Class C Underwriting Agreement" and, together with the Class A underwriting agreement and the Class B underwriting agreement, the "Underwriting Agreement") between the transferor and the Class C underwriters named below (the "Class C Underwriters" and, together with the Class A underwriters and the Class B underwriters, the "UNDERWRITERS"), the transferor has agreed to sell to the underwriters, and each of the underwriters has severally agreed to purchase, the principal amount of the notes set forth opposite its name:

                                PRINCIPAL        PRINCIPAL       PRINCIPAL
                                AMOUNT OF        AMOUNT OF       AMOUNT OF
UNDERWRITERS                    CLASS A NOTES    CLASS B NOTES   CLASS C NOTES


Total......................     $

     In the Class A underwriting agreement, the Class A underwriters have agreed, subject to the terms and conditions set forth in that agreement, to purchase all of the Class A notes offered hereby if any of the Class A notes are purchased. In the Class B underwriting agreement, the Class B underwriters have agreed, subject to the terms and conditions set forth in that agreement, to purchase all of the Class B notes offered hereby if any of the Class B notes are purchased. In the Class C underwriting agreement, the Class C underwriters have agreed, subject to the terms and conditions set forth in that agreement, to purchase all of the Class C notes offered hereby if any of the Class C notes are purchased.

     The Class A underwriters propose initially to offer the Class A notes to the public at [ ]% of their principal amount and to dealers at that price less concessions not in excess of [ ]% of the principal amount of the Class A notes. The Class A underwriters may allow, and the dealers may reallow, concessions not in excess of [ ]% of the principal amount of the Class A notes to brokers and dealers. After the initial public offering, the public offering price and other selling terms may be changed by the Class A underwriters.

     The Class B underwriters propose initially to offer the Class B notes to the public at [ ]% of their principal amount and to dealers at that price less concessions not in excess of [ ]% of the principal amount of the Class B notes. The Class B underwriters may allow, and the dealers may reallow, concessions not in excess of [ ]% of the principal amount of the Class B notes to brokers and dealers. After the initial public offering, the public offering price and other selling terms may be changed by the Class B underwriters.

     The Class C underwriters propose initially to offer the Class C notes to the public at [ ]% of their principal amount and to dealers at that price less concessions not in excess of [ ]% of the principal amount of the Class C notes. The Class C underwriters may allow, and the dealers may reallow, concessions not in excess of [ ]% of the principal amount of the Class C notes to brokers and dealers. After the initial public offering, the public offering price and other selling terms may be changed by the Class C underwriters.

     We will receive proceeds of approximately $[] from the sale of the notes (representing [ ]% of the principal amount of each Class A note, [ ]% of the principal amount of each Class B note and [ ]% of the principal amount of each Class C note) after paying the underwriting discount of $[] (representing [ ]% of the principal amount of each Class A note, [ ]% of the principal amount of each Class B note and [ ]% of the principal amount of each Class C note). Additional offering expenses are estimated to be $[].

     The transferor will indemnify the underwriters against liabilities, including liabilities under the Securities Act, or contribute to payments the underwriters may be required to make.

     The underwriters may engage in over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids with respect to the notes in accordance with Regulation M under the Exchange Act. Over-allotment transactions involve syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the notes so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the notes in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the notes originally sold by that syndicate member are purchased in a syndicate covering transaction. Over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids may cause the prices of the notes to be higher than they would otherwise be in the absence of those transactions. Neither the transferor nor the underwriters represent that the underwriters will engage in any of these transactions or that those transactions, once commenced, will not be discontinued without notice at any time.

     The transferor is an affiliate of the underwriters.

                                  LEGAL MATTERS

     Certain legal matters relating to the issuance of the notes will be passed upon for the transferor and the underwriters by Stroock & Stroock Lavan LLP, New York, New York, special counsel to the transferor.

                    INDEX OF TERMS FOR PROSPECTUS SUPPLEMENT

Terms                                                                      Page

Accumulation Shortfall.....................................................33
Additional Issuance........................................................40
Adjusted Invested Amount...................................................29
Available Finance Charge Collections.......................................24
Available Principal Collections............................................24
Base Rate..................................................................43
Business Day...............................................................23
Class A Additional Interest................................................23
Class A Monthly Interest...................................................31
Class A Note Interest Rate.................................................22
Class A Underwriters.......................................................46
Class A Underwriting Agreement.............................................46
Class B Additional Interest................................................23
Class B Monthly Interest...................................................31
Class B Note Interest Rate.................................................22
Class B Underwriters.......................................................46
Class B Underwriting Agreement.............................................46
Class C Additional Interest................................................23
Class C Monthly Interest...................................................31
Class C Note Interest Rate.................................................22
Class C Underwriters.......................................................46
Class C Underwriting Agreement.............................................46
Closing Date...............................................................22
Controlled Accumulation Amount.............................................33
Controlled Accumulation Period.............................................24
Controlled Deposit Amount..................................................33
Defaulted Amount...........................................................34
Discount Percentage........................................................16
Distribution Date..........................................................23
Early Amortization Period..................................................25
ERISA......................................................................44
Excess Finance Charge Collections..........................................33
Excess Spread Percentage...................................................39
Expected Principal Payment Date............................................19
Fixed Investor Percentage..................................................28
Floating Investor Percentage...............................................27
Interchange................................................................14
Interest Period............................................................22
Invested Amount............................................................29
Investor Default Amount....................................................34
LIBOR Determination Date...................................................22
London Business Day........................................................22
Modified Excess Spread Percentage..........................................39
Monthly Interest...........................................................32
Monthly Period.............................................................24
Monthly Principal..........................................................32
Monthly Principal Reallocation Amount......................................29
Monthly Servicing Fee......................................................44
Originator.................................................................21
Paired Series..............................................................41
Parties In Interest........................................................45
Pay Out Event..............................................................42
Payments of Principal......................................................32
Plan Asset Regulation......................................................45
Plan Assets................................................................45
Plans......................................................................44
Portfolio Yield............................................................43
Principal Funding Account..................................................35
Principal Funding Investment Proceeds......................................35
Principal Shortfalls.......................................................34
Quarterly Excess Spread Percentage.........................................38
Reallocated Principal Collections..........................................29
Record Date................................................................22
Recoveries.................................................................14
Required Minimum Principal Balance.........................................16
Required Reserve Account Amount............................................36
Required Spread Account Amount.............................................37
Required Transferor Interest...............................................16
Required Transferor Percentage.............................................16
Reserve Account............................................................35
Reserve Account Funding Date...............................................36
Reserve Draw Amount........................................................35
Revolving Period...........................................................24
Series 200_-__ Indenture Supplement........................................22
Series 200_-__ Notes.......................................................22
Series 200_-__ Termination Date............................................20
Servicer...................................................................21
Shared Principal Collections...............................................34
Shared Transferor Principal Collections....................................34
Spread Account.............................................................37
Spread Account Percentage..................................................38
Telerate Page 3750.........................................................23
Transferor.................................................................21
Transferor Interest........................................................16
Trust Portfolio............................................................15
Underwriting Agreement.....................................................46

                                     ANNEX I

                       OTHER SERIES ISSUED AND OUTSTANDING

     The table below sets forth the principal characteristics of the other series previously issued by the trust that are currently outstanding, all of which are in group one. For more specific information with respect to any series, any prospective investor should contact _______________ at ______________. ___________________ will provide, without charge, to any prospective purchaser of the notes, a copy of the disclosure documents for any previous publicly-issued series.

  [1. Series 200_-__

Current Class A Invested Amount..........$
Class A note interest rate...............[one-month] LIBOR plus __% per annum
Initial Class B Invested Amount..........$
Current Class B Invested Amount..........$
Class B note interest rate...............[one-month] LIBOR plus __% per annum
Initial Class C Invested Amount..........$
Current Class C Invested Amount..........$
Class C note interest rate...............[one-month] LIBOR plus __% per annum
[Controlled Accumulation Amount..........$*]
[Expected principal payment date.........[] distribution date]
Annual servicing fee percentage..........___% per annum
[Enhancement for the Class A notes.......Subordination of Class B and Class
                                          C notes]
[Enhancement for the Class B notes.......Subordination of Class C notes]
[Enhancement for the Class C notes.......spread account]
Series 200_-__ termination date............[] distribution date
Series Issuance Date..................... , 200_

Initial Class A Invested Amount..........$
--------------

* Subject to change if the commencement of the accumulation period or controlled accumulation period, as applicable, is delayed.]

PROSPECTUS




                       ASSET BACKED SECURITIES CORPORATION
                              Transferor or Sponsor

                                   CREDIT CARD
                               ASSET BACKED NOTES

The trust may periodically issue asset backed notes in one or more series with one or more classes and will own:

     o receivables arising from time to time in the ordinary course of business in one or more portfolios of credit card, charge card or other types of accounts,

     o participation certificates evidencing participation interests in loans similar to the types of loans described above;

     o    payments due on those receivables; and

     o other property described in this prospectus and in the accompanying prospectus supplement.

The notes

     o    will be paid only from the trust assets;

     o offered with this prospectus will be rated in one of the four highest rating categories by at least one nationally recognized rating organization;

     o    may have one or more forms of credit enhancement; and

     o will be issued as part of a designated series which may include one or more classes of notes and credit enhancement.

YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE __ IN THIS PROSPECTUS.

The notes are obligations of the Credit Card Master Note Trust described in the related prospectus supplement only and are not obligations of Asset Backed Securities Corporation or any other person.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THESE NOTES OR DETERMINED THAT THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                           CREDIT SUISSE FIRST BOSTON

                 The date of this Prospectus is _________, 2000

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT

     We provide information to you about the notes in two separate documents:
(a) this prospectus, which provides general information, some of which may not apply to your series of notes, and (b) the accompanying prospectus supplement, which describes the specific terms of your series of notes, including:

     o    the terms, including interest rates, for each class;

     o    the timing of interest and principal payments;

     o    information about the receivables;

     o    information about credit enhancement, if any, for each class;

     o    the ratings for each class being offered; and

     o    the method for selling the notes.

     If the terms of your series of notes vary between this prospectus and the accompanying prospectus supplement, you should rely on the information in the prospectus supplement.

     You should rely only on the information provided in this prospectus and the accompanying prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the notes in any state where the offer is not permitted.

     We include cross references in this prospectus and the accompanying prospectus supplement to captions in these materials where you can find further related discussions. The following Table of Contents and the Table of Contents in the accompanying prospectus supplement provide the pages on which these captions are located.

     This prospectus uses defined terms. You can find a listing of the pages where definitions can be found under the caption "Index of Terms for Prospectus" beginning on page __ in this prospectus.

                                TABLE OF CONTENTS
                                                                            PAGE
Risk Factors...............................................................
The Issuer ................................................................
The Trust Portfolio .......................................................
Maturity Considerations ...................................................
Use of Proceeds ...........................................................
Description of the Notes ..................................................
The Indenture..............................................................
Credit Enhancement ........................................................
Description of the Purchase Agreements ....................................
Note Ratings...............................................................
Certain Legal Aspects of the Receivables ..................................
Federal Income Tax Consequences. ..........................................
ERISA Considerations ......................................................
Plan of Distribution ......................................................
Reports to Noteholders ....................................................
Where You Can Find More Information .......................................
Index of Terms for Prospectus..............................................
Annex I: Global Clearance, Settlement and Tax Documentation Procedures ....

                                  RISK FACTORS

     You should consider the following risk factors in deciding whether to purchase the notes.

IT MAY NOT BE POSSIBLE TO FIND AN INVESTOR TO PURCHASE YOUR NOTES.

     The underwriters may assist in resales of the notes but they are not required to do so. A secondary market for any notes may not develop. If a secondary market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell any of your notes.

SOME LIENS WOULD BE GIVEN PRIORITY OVER YOUR NOTES WHICH COULD CAUSE DELAYED OR REDUCED PAYMENTS.

     Each of the originator and the transferor will account for the transfer of the receivables as a sale. Even so, a court could conclude that the originator or the transferor owns the receivables and that the trust holds only a security interest. Even if a court would reach that conclusion, however, the indenture trustee will have a "first priority perfected security interest."

     If a court were to conclude that the trust has only a security interest, a tax or governmental lien (or other lien imposed under applicable state or federal law without consent) on the property of the person that owns the receivables arising before receivables come into existence may be senior to the trust's interest in the receivables. Additionally, if a receiver or conservator were appointed for the originator, the fees and expenses of the receiver or conservator might be paid from the receivables before the trust receives any payments on the receivables. If insolvency or bankruptcy proceedings were commenced by or against the servicer or if specified time periods were to elapse, moreover, the trust may not have a first-priority perfected security interest in collections commingled and used for the benefit of the servicer. If any of these events were to occur, payments to you could be delayed or reduced. See "Certain Legal Aspects of the Receivables -Transfer of Receivables" and "Description of the Notes -Representations and Warranties" in this prospectus.

IF A CONSERVATOR OR RECEIVER WERE APPOINTED FOR AN ORIGINATOR OR THE TRANSFEROR OR THE ORIGINATOR OR TRANSFEROR BECAME A DEBTOR IN A BANKRUPTCY CASE, DELAYS OR REDUCTIONS IN PAYMENT OF YOUR NOTES COULD OCCUR.

     The Federal Deposit Insurance Act, as amended by the Financial Institutions Reform, Recovery and Enforcement Act of 1989 (the "FDIA"), provides that a security interest granted by an originator that is a bank in the receivables would be respected to the extent that the receivables purchase agreement complies with the regulatory requirements of the FDIA; the security interest granted under the receivables purchase agreement was perfected before the Federal Deposit Insurance Corporation (the "FDIC") is appointed as conservator or receiver for the bank; and the security interest was not taken in contemplation of the bank's insolvency or with the intent to hinder, delay or defraud the bank or its creditors.

     Opinions and policy statements issued by the FDIC suggest that, because of the manner in which these transactions are structured, the FDIC would respect the security interest granted by an originator that is a bank in the receivables. If the FDIC were to assert a contrary position, however, payments of principal and interest on your notes could be delayed and possibly reduced. Furthermore, the FDIC could require the indenture trustee to go through the administrative claims procedure established by the FDIC in order to obtain payments on the notes; request a stay of any actions by the indenture trustee to enforce the receivables purchase agreement or the notes against the bank; or repudiate the receivables purchase agreement and limit the claims of the holders of the notes to their "actual direct compensatory damages."

     If the FDIC were to take any of these actions, the amount payable to you could be lower than the outstanding principal and accrued interest on the notes, thus resulting in losses to you.

     If an originator became a debtor in a bankruptcy case, and if its transfer of the receivables to the transferor were construed as the grant of a security interest to secure a borrowing, your payments of outstanding principal and interest could be delayed and possibly reduced.

     If a conservator or receiver were appointed for an originator that is a bank, or if an originator or the transferor became a debtor in a bankruptcy case, an early payment of principal on all outstanding series could result. Under the terms of the transfer and servicing agreement, new principal receivables would not be transferred to the trust. However, the bankruptcy court, the conservator or the receiver may have the power, regardless of the terms of the transfer and servicing agreement, (a) to delay this procedure, (b) to prevent the early payment of principal or (c) to require new principal receivables to continue being transferred.

     In addition, a court overseeing the servicer's bankruptcy case may have the power to prevent either the indenture trustee or the noteholders from appointing a new servicer. See "Certain Legal Aspects of the Receivables -Certain Matters Relating to Conservatorship, Receivership and Bankruptcy" in this prospectus.

THE ACCOUNT OWNER MAY CHANGE THE TERMS AND CONDITIONS OF THE ACCOUNTS IN A WAY THAT REDUCES COLLECTIONS.

     As owner of the accounts, the originator retains the right to change various account terms including finance charges, other fees and the required monthly minimum payment. These changes may be voluntary on the part of the originator or may be forced by law or market conditions. Changes in interest and fees could decrease the effective yield on the accounts and this could result in an early payment of principal of your notes. Changes could also cause a reduction in the credit ratings on your notes.

CHANGES TO CONSUMER PROTECTION LAWS MAY IMPEDE COLLECTION EFFORTS OR REDUCE COLLECTIONS.

     Federal and state consumer protection laws regulate the creation and enforcement of consumer loans, including credit card accounts and receivables. Changes or additions to those regulations could make it more difficult for the servicer of the receivables to collect payments on the receivables or reduce the finance charges and other fees that the originator can charge on credit card account balances, resulting in reduced collections. Receivables that do not comply with consumer protection laws may not be valid or enforceable under their terms against the obligors on those receivables.

     If a cardholder sought protection under federal or state bankruptcy or debtor relief laws, a court could reduce or discharge completely the cardholder's obligations to repay amounts due on its account and, as a result, the related receivables would be written off as uncollectible. See "Certain Legal Aspects of the Receivables -Consumer Protection Laws" in this prospectus.

LIMITED REMEDIES FOR BREACHES OF REPRESENTATIONS COULD REDUCE OR DELAY PAYMENTS.

     The originator and/or the transferor of the receivables will make representations and warranties relating to the validity and enforceability of the receivables arising under the accounts in the trust portfolio, and as to the perfection and priority of the indenture trustee's interest in the receivables. However, neither the owner trustee nor the indenture trustee will make any examination of the receivables or the related assets to determine the presence of defects, compliance with the representations and warranties or for any other purpose.

     If a representation or warranty relating to the receivables is violated, the related obligors may have defenses to payment or offset rights, or creditors of the originator or the transferor may claim rights to the trust assets. If a representation or warranty is violated, the transferor may have an opportunity to cure the violation. If it is unable to cure the violation within the specified time period or if there is no right to cure the violation, the transferor must accept reassignment of the receivables affected by the violation. These reassignments are the only remedy for breaches of representations and warranties, even if your damages exceed your share of the reassignment price. See "Description of the Notes -Representations and Warranties" in this prospectus.

PAYMENT PATTERNS OF RECEIVABLES COULD REDUCE COLLECTIONS.

     The receivables transferred to the trust may be paid at any time. We cannot assure the creation of additional receivables in the trust's accounts or that any particular pattern of cardholder payments will occur. A significant decline in the amount of new receivables generated could result in the occurrence of a pay out event for one or more series and the commencement of the early amortization period or, if applicable, the early accumulation period for each of those series. If a pay out event occurs, you could receive payment of principal sooner than expected. The originator's ability to compete in the current industry environment will affect its ability to generate new receivables and might also affect payment patterns on the receivables. In addition, changes in finance charges can alter the monthly payment rates of cardholders. A significant decrease in monthly payment rates could slow the return or accumulation of principal during an amortization period or accumulation period. See "Maturity Considerations" in this prospectus.

SUBORDINATED CLASSES BEAR LOSSES BEFORE SENIOR CLASSES.

     One or more classes of notes in a series may be subordinated to one or more senior classes of notes in the same series. Principal allocations to the subordinated class or classes will not begin until each of the more senior classes has been paid in full. Additionally, if collections of finance charge receivables allocated to a series are insufficient to cover amounts due for that series' senior notes, the Invested Amount for the series might be reduced. This would reduce the amount of the collections of finance charge receivables available to the subordinated notes in future periods and could cause a possible delay or reduction in principal and interest payments on the subordinated notes.

ALLOCATIONS OF CHARGED-OFF RECEIVABLES COULD REDUCE PAYMENTS TO YOU.

     The servicer will write off the receivables arising in accounts in the trust portfolio if the receivables become uncollectible. Your series will be allocated a portion of these charged-off receivables. See "Description of Series Provisions -Allocation Percentages" in the accompanying prospectus supplement. If the amount of charged-off receivables allocated to your series of notes exceeds the amount of funds available to reimburse those charge-offs, you may not receive the full amount of principal and interest due to you. See "Description of Series Provisions -Reallocated Principal Collections," "-Application of Collections" and "-Defaulted Receivables; Investor Charge-Offs" in the accompanying prospectus supplement.

RECHARACTERIZATION OF PRINCIPAL RECEIVABLES WOULD REDUCE PRINCIPAL RECEIVABLES AND MAY REQUIRE ADDITION OF NEW RECEIVABLES.

     The transferor may designate a percentage of the receivables that would otherwise be treated as principal receivables to be treated as finance charge receivables. This designation should decrease the likelihood of an early amortization event occurring as a result of a reduction of the average net portfolio yield for a given period. However, this designation will also reduce the aggregate amount of principal receivables, which may increase the likelihood that the transferor will be required to add receivables to the trust. If the transferor were unable to add receivables and could not make a sufficient cash deposit into the special funding account, one or more series of notes, including your series, could go into early amortization.

THE NOTE INTEREST RATE AND THE RECEIVABLES INTEREST RATE MAY RE-SET AT DIFFERENT TIMES, RESULTING IN REDUCED OR EARLY PAYMENTS TO YOU.

     Some accounts may have finance charges set at a variable rate based on a designated index (for example, the prime rate). A series of notes may bear interest either at a fixed rate or at a floating rate based on a different index. If the interest rate charged on the accounts declines, collections of finance charge receivables may be reduced without a corresponding reduction in the amounts of interest payable on your notes and other amounts required to be paid out of collections of finance charge receivables. This could result in delayed or reduced payments to you.

     A decrease in the spread, or difference, between collections of finance charge receivables and those collections allocated to make interest payments on your notes could reduce the portfolio yield and increase the risk of early repayment of your notes.

ISSUANCE OF ADDITIONAL SERIES BY THE TRUST MAY AFFECT THE TIMING OF PAYMENTS TO YOU.

     The trust expects to issue additional series from time to time. The trust may issue additional series with terms that are different from your series without your prior review or consent. It is a condition to the issuance of each new series that each rating agency that has rated an outstanding series confirm in writing that the issuance of the new series will not result in a reduction or withdrawal of its rating of any class of any outstanding series. The rating agency confirmation primarily will be based on the trust's ability to pay principal by the legal maturity date and interest on each distribution date. The rating agency confirmation will not consider how the terms of a new series could affect the timing and amounts of payments on your series.

                                   THE ISSUER

     The Credit Card Master Note Trust specified in the related prospectus supplement (the "Issuer" or the "Trust") will be a statutory business trust created under the laws of the State of Delaware. It will operated under a trust agreement among Asset Backed Securities Corporation, the transferor specified in the related prospectus supplement (which may be Asset Backed Securities Corporation) and the owner trustee specified in the related prospectus supplement (the "Owner Trustee"). If Asset Backed Securities Corporation is not the transferor for a Trust, it will be the sponsor of the Trust.

     The activities of the issuer will be limited to:

     o acquiring, owning and managing the trust assets and the proceeds of those assets;

     o    issuing and making payments on the notes; and

     o    engaging in related activities.

     The administrator specified in the related prospectus supplement (the "Administrator") will provide the notices and perform on behalf of the issuer and other administrative obligations required by the transfer and servicing agreement, the indenture and the indenture supplement for each series, and will be compensated for acting as the administrator.

     The transferor will pay the fees of the owner trustee and will reimburse it for liabilities and expenses.


                               THE TRUST PORTFOLIO

     The assets of the trust will include receivables generated through accounts designated as trust accounts, all of which are owned by the originator. These designated accounts are referred to as the "Trust Portfolio." In addition to the receivables in the trust portfolio, the trust assets include, to the extent noted below:

     o    all monies due or to become due in payment of these receivables;

     o    all proceeds of these receivables;

     o all proceeds of any credit insurance policies relating to these receivables;

     o Interchange, if the prospectus supplement for your series of notes so indicates;

     o    any recoveries allocable to the trust because of these receivables;

     o all monies on deposit in specified trust accounts or investments made with these monies, including any earned investment proceeds if the prospectus supplement for your series of notes so indicates;

     o proceeds of any credit enhancement, as described in the prospectus supplement for your series of notes; and

     o proceeds of any derivative contracts between the trust and a counterparty, as described in the prospectus supplement for your series of notes.

     Receivables in the trust will consist of:

     "Principal Receivables," which are amounts charged by trust account cardholders for goods and services, cash advances and consolidation or transfer of balances from other credit cards; and

     "Finance Charge Receivables," which are periodic finance charges and other amounts charged to trust accounts, including cash advance fees, late fees and annual membership fees.

     The trust considers collections of Interchange and recoveries as collections of finance charge receivables. If the originator exercises the Discount Option, an amount of monthly collections of principal receivables will be considered finance charge collections. See "Description of the Notes -Discount Option" for a description of the manner of and the conditions to exercise of the Discount Option.

     A group of accounts will be selected as of the date specified in the related prospectus supplement (the "Cut-Off Date") and designated as trust accounts. Additional accounts may be designated for inclusion in the trust as well as participations in lieu of, or in addition to, additional accounts. Accounts designated as trust accounts must meet eligibility criteria set forth in the transfer and servicing agreement. Receivables conveyed to the trust must also meet eligibility criteria set forth in the transfer and servicing agreement. If receivables conveyed to the trust are found to have been ineligible when created or designated for inclusion, the transferor must accept retransfer of these receivables.

     The transferor has the right, and may be required to, designate additional accounts for inclusion in the trust portfolio, as described under "Description of the Notes -Addition of Trust Assets" in this prospectus.

     The transferor also has the right to remove accounts from the trust portfolio, as described under "Description of the Notes -Removal of Accounts" in this prospectus. If the transferor does so, the trust will reconvey all receivables in these removed accounts, whether existing or to be created, to the transferor.

     When the trust issues a new series of notes, the transferor will represent and warrant to the trust that, as of the closing date for the new series, the accounts designated as trust accounts met the eligibility criteria set forth in the transfer and servicing agreement at their time of designation. See "Description of the Notes -Representations and Warranties" in this prospectus for more information on eligibility criteria for accounts and receivables.

     The prospectus supplement relating to each series of notes will provide information about the trust portfolio as of the date specified. This information will include:

     o    the amount of principal receivables;

     o    the amount of finance charge receivables;

     o    the range and average of principal balances of the accounts;

     o    the range and average of credit limits of the accounts;

     o    the range and average of ages of the accounts;

     o    the geographic distribution of the accounts; and

     o    delinquency statistics relating to the accounts.

                             MATURITY CONSIDERATIONS

     Following its revolving period, each series of notes is expected to begin to accumulate principal or begin to distribute principal to noteholders. The accompanying prospectus supplement describes the conditions under which an accumulation or amortization period will begin for your class of notes.

     Principal will accumulate in a principal funding account if your series features controlled accumulation or early accumulation and one of these accumulation periods begins. As described in the accompanying prospectus supplement, during controlled accumulation on each distribution date an amount of principal, up to the amount specified, will be set aside in the principal funding account. If a pay out event occurs and your series features early accumulation, the full amount of principal available to your series will be deposited in the principal funding account, up to the amount specified in the related prospectus supplement. This accumulated principal will be paid to you on the expected principal payment date for your class of notes, or earlier if an amortization period begins before your expected principal payment date. Note that although your series may feature an accumulation period, your class of notes might not make use of it.

     Principal will be paid to you in increments, up to the amount specified in the accompanying prospectus supplement, if your series features controlled amortization and this period begins. Your class of notes might also begin to pay principal to you if the accompanying prospectus supplement specifies that your class will begin early amortization. Early amortization will begin for all classes of your series when a pay out event occurs. During any amortization period, principal will be paid to you only on a distribution date.

     If the series described in the accompanying prospectus supplement features multiple classes, different classes of your series may have differing priorities for the accumulation or payment of principal. This means that noteholders of other classes could begin to receive payments of principal before you do.

     We can give you no assurance that principal will be available when expected, either to accumulate or to pay to you. The expected principal payment date for your class of notes is based upon assumptions about payment rates on the receivables, as detailed in the accompanying prospectus supplement. We can give you no assurance that these payment rate assumptions will be correct. Payment rates depend on collections of receivables. Collections can vary seasonally and are also affected by general economic conditions and the payment habits of individual cardholders. The accompanying prospectus supplement will provide historical payment rates, total charge-offs and other information relating to the originator's portfolio. We cannot assure you that future events will be consistent with this historical performance. The life of your notes might be longer than expected if principal is collected more slowly. The accompanying prospectus supplement may provide that if the principal payment rate falls below a specified level, a pay out event will occur. The occurrence of any pay out event may substantially shorten the average life of your notes.

                                 USE OF PROCEEDS

     The net proceeds from the sale of each series of notes offered by this prospectus will be paid to the transferor. The transferor will use those proceeds to pay the originator the purchase price of the receivables transferred to the transferor by originator pursuant to the receivables purchase agreement. The originator will use the proceeds received from the transferor for its general corporate purposes.

                            DESCRIPTION OF THE NOTES

     The notes will be issued in series. Each series will represent an obligation of the trust. Each series of notes will be issued pursuant to the indenture, as supplemented by an indenture supplement, in each case entered into by the trust and the indenture trustee. The following summaries describe provisions common to each series of notes. The accompanying prospectus supplement gives you additional information specific to the notes of your series. The summaries are not complete and are subject to, and are qualified by, all of the provisions of the transfer and servicing agreement, the indenture and the related indenture supplement.

GENERAL

     The notes will be secured by and paid from the assets of the trust. Each series will be allocated collections of principal receivables and finance charge receivables based on a percentage called the "Investor Percentage." The Investor Percentage will be based on the Invested Amount for a series. The "Invested Amount" for a series on any date will be equal to:

     o the initial outstanding principal amount of that series of notes as of the related closing date for that series (increased by the principal balance of any notes of that series issued after the closing date for that series); minus

     o the amount of principal paid to the related noteholders prior to that date; minus

     o the amount of unreimbursed Investor Charge-Offs with respect to those notes prior to that date.

If so specified in the prospectus supplement relating to any series of notes, under specified circumstances the Invested Amount may be further adjusted by the amount of principal allocated to noteholders, the funds on deposit in any specified account, and any other amount specified in the accompanying prospectus supplement.

     Each series of notes may consist of one or more classes, one or more of which may be senior notes and one or more of which may be subordinated notes. Each class of a series will evidence the right to receive a specified portion of each distribution of principal or interest or both. Each class of a series may differ from other classes in some aspects, including:

     o    amounts allocated to principal payments;

     o    maturity date;

     o    interest rate; and

     o    availability and amount of enhancement.

     Payments and deposits of interest and principal will be made on distribution dates to noteholders in whose names the notes were registered on the record dates specified in the accompanying prospectus supplement. Interest will be distributed to noteholders in the amounts, for the periods and on the dates specified in the accompanying prospectus supplement.

     The transferor initially will own the "Transferor Interest" which represents the right to receive all cash flows from the trust assets not required to make payments on the notes or to credit enhancement providers. The holder of the Transferor Interest, subject to limitations, will have the right to a percentage, called the "Transferor Percentage," of all cardholder payments from the receivables in the trust. The Transferor Interest may be transferred, in whole or in part, subject to limitations and conditions described in the trust agreement, and, at the discretion of the transferor, the Transferor Interest may be held either in an uncertificated form or in the form of a certificate representing the Transferor Interest, called a "Transferor Certificate." See "-Certain Matters Regarding the Transferor and the Servicer" in this prospectus.

     During the revolving period, the Invested Amount of a series will remain constant except under limited circumstances. See "-Defaulted Receivables; Rebates and Fraudulent Charges; Investor Charge-Offs" in this prospectus. The amount of principal receivables in the trust, however, will vary each day as new principal receivables are created and others are paid. The amount of the Transferor Interest will fluctuate each day, therefore, to reflect the changes in the amount of the principal receivables in the trust. When a series is amortizing, the Invested Amount of that series will decline as customer payments of principal receivables are collected and distributed, or accumulated for distribution, to the noteholders. As a result, the Transferor Interest will generally increase to reflect reductions in the Invested Amount for that series and will also change to reflect the variations in the amount of principal receivables in the trust. The Transferor Interest may also be reduced as the result of new issuances. See "-New Issuances" in this prospectus.

     Generally, notes offered through the prospectus and the accompanying prospectus supplement:

     o    will be represented by notes registered in the name of a DTC nominee;

     o will be available for purchase in minimum denominations of $1,000 and multiples of $1,000 in excess of that amount; and

     o    will be available for purchase in book-entry form only.

     The accompanying prospectus supplement will specify if your notes have different characteristics from those listed above.

     DTC has informed the transferor that its nominee will be Cede & Co. Accordingly, Cede & Co. is expected to be the holder of record of each series of notes. As an owner of beneficial interests in the notes, called a "NOTE OWNER," you will generally not be entitled to a definitive note representing your interest in the issued notes because you will own notes through a book-entry record maintained by DTC. References in this prospectus and the accompanying prospectus supplement to distributions, reports, notices and statements to noteholders refer to DTC or Cede & Co., as registered holder of the notes, for distribution to you in accordance with DTC procedures. All references in this prospectus and the accompanying prospectus supplement to actions by noteholders shall refer to actions taken by DTC upon instructions from DTC Participants.

     The accompanying prospectus supplement may state that application will be made to list your series or class of notes on the Luxembourg Stock Exchange or another exchange.

BOOK-ENTRY REGISTRATION

     Following is a description of the form your notes will take. We also describe how your notes may be transferred and how payments will be made to you.

     The information in this section concerning DTC and DTC's book-entry system has been provided by DTC. The transferor has not independently verified the accuracy of this information.

     You may hold your notes through DTC in the U.S., Clearstream, Luxembourg or Euroclear in Europe or in any other manner described in the accompanying prospectus supplement. You may hold your notes directly with one of these systems if you are a participant in the system, or indirectly through organizations which are participants.

     Cede & Co., as nominee for DTC, will hold the global notes. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of the Clearstream, Luxembourg Customers and the Euroclear Participants, respectively, through customers' securities accounts in Clearstream, Luxembourg's and Euroclear's names on the books of their respective depositaries collectively called the "DEPOSITARIES," which in turn will hold positions in customers' securities accounts in the depositaries' names on the books of DTC.

     DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers (who may include the underwriters of any series), banks, trust companies and clearing corporations and may include other organizations. Indirect access to the DTC system also is available to others including banks, brokers, dealers and trust companies, as indirect participants, that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

     Transfers between DTC participants will occur in accordance with DTC rules. Transfers between Clearstream, Luxembourg customers and Euroclear participants will occur in the ordinary way in accordance with their applicable rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream, Luxembourg customers or Euroclear participants, on the other, will be effected through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its depositary; however, cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in the system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream, Luxembourg customers and Euroclear participants may not deliver instructions directly to the depositaries.

     Because of time-zone differences, credits of securities in Clearstream, Luxembourg or Euroclear as a result of a transaction with a Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and the credits or any transactions in the securities settled during processing will be reported to the relevant Clearstream, Luxembourg customer or Euroclear participant. Cash received in Clearstream, Luxembourg or Euroclear as a result of sales of securities by or through a Clearstream, Luxembourg customer or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC.

     Note owners that are not participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interest in, notes may do so only through participants and indirect participants. In addition, note owners will receive all distributions of principal of and interest on the notes from the indenture trustee through the participants who in turn will receive them from DTC. Under a book-entry format, note owners may experience some delay in their receipt of payments, since payments will be forwarded by the indenture trustee to Cede & Co., as nominee for DTC. DTC will forward payments to its participants, which thereafter will forward them to indirect participants or note owners. It is anticipated that the only "noteholder" will be Cede & Co., as nominee of DTC. Note owners will not be recognized by the indenture trustee as noteholders, as it is used in the indenture, and note owners will only be permitted to exercise the rights of noteholders indirectly through the participants who in turn will exercise the rights of noteholders through DTC.

     Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among participants on whose behalf it acts with respect to the notes and is required to receive and transmit distributions of principal and interest on the notes. Participants and indirect participants with which note owners have accounts with respect to the notes similarly are required to make book-entry transfers and receive and transmit payments on behalf of their respective note owners. Accordingly, although note owners will not possess notes, note owners will receive payments and will be able to transfer their interests.

     Because DTC can only act on behalf of participants, who in turn act on behalf of indirect participants and banks, the ability of a note owner to pledge notes to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of those notes, may be limited due to the lack of a physical certificate for those notes.

     DTC has advised the transferor that it will take any action permitted to be taken by a noteholder under the indenture only at the direction of one or more participants to whose account with DTC the notes are credited. Additionally, DTC has advised the transferor that it will take actions with respect to specified percentages of the Invested Amount only at the direction of and on behalf of participants whose holdings include interests that satisfy specified percentages. DTC may take conflicting actions with respect to other interests to the extent that actions are taken on behalf of participants whose holdings include these interests.

     Clearstream Banking, societe anonyme, 67 Bd Grande-Duchesse Charlotte, L-2967 Luxembourg ("Clearstream, Luxembourg"), was incorporated in 1970 as "Cedel S.A.", a company with limited liability under Luxembourg law (a societe anonyme). Cedel S.A. subsequently changed its name to Cedelbank. On January 10, 2000, Cedelbank's parent company, Cedel International, societe anonyme ("CI") merged its clearing, settlement and custody business with that of Deutsche Borse Clearing AG ("DBC"). The merger involved the transfer by CI of substantially all of its assets and liabilities (including its shares in CB) to a new Luxembourg company, New Cedel International, societe anonyme ("New CI"), which is 50% owned by CI and 50% owned by DBC's parent company Deutsche Borse AG. The shareholders of these two entities are banks, securities dealers and financial institutions. Cedel International currently has 92 shareholders, including U.S. financial institutions or their subsidiaries. No single entity may own more than 5 percent of Cedel International's stock.

     Further to the merger, the Board of Directors of New Cedel International decided to rename the companies in the group in order to give them a cohesive brand name. The new brand name that was chosen is "Clearstream". With effect from January 14, 2000 New CI has been renamed "Clearstream International, societe anonyme". On January 18, 2000, Cedelbank was renamed "Clearstream Banking, societe anonyme", and Cedel Global Services was renamed "Clearstream Services, societe anonyme".

     On January 17, 2000 DBC was renamed "Clearstream Banking AG". This means that there are now two entities in the corporate group headed by Clearstream International which share the name "Clearstream Banking", the entity previously named "Cedelbank" and the entity previously named "Deutsche Brse Clearing AG".

     Clearstream, Luxembourg holds securities for its customers ("Clearstream, Luxembourg Participants") and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg customers through electronic book-entry changes in accounts of Clearstream, Luxembourg customers, thereby eliminating the need for physical movement of certificates. Transactions may be settled by Clearstream, Luxembourg in any of 36 currencies, including United States Dollars. Clearstream, Luxembourg provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream, Luxembourg is registered as a bank in Luxembourg, and as such is subject to regulation by the Commission de Surveillance du Secteur Financier, "CSSF", which supervises Luxembourg banks. Clearstream, Luxembourg's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream, Luxembourg's U.S. customers are limited to securities brokers and dealers, and banks. Currently, Clearstream, Luxembourg has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada, and the United States. Indirect access to Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream, Luxembourg. Clearstream, Luxembourg has established an electronic bridge with Morgan Guaranty Trust Company of New York as the Operator of the Euroclear System (MGT/EOC) in Brussels to facilitate settlement of trades between Clearstream, Luxembourg and MGT/EOC.

     Euroclear was created in 1968 to hold securities for participants of the Euroclear System and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of notes and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 27 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. The Euroclear System is operated by Morgan Guaranty Trust Company of New York, Brussels, Belgium office as the Euroclear operator, under contract with Euro-clear Clearance System, S.C., a Belgian cooperative corporation. All operations are conducted by the Euroclear operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator, not the cooperative. The cooperative establishes policy for the Euroclear System on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters of any series of notes. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

     The Euroclear operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. It is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

     Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law. These rules and laws govern transfers of securities and cash within the Euroclear System, withdrawal of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under these rules and laws only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

     Distributions with respect to notes held through Clearstream, Luxembourg or Euroclear will be credited to the cash accounts of Clearstream, Luxembourg customers or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by its depositary. Distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Federal Income Tax Consequences" in this prospectus. Clearstream, Luxembourg or the Euroclear operator, as the case may be, will take any other action permitted to be taken by a noteholder under the indenture on behalf of a Clearstream, Luxembourg customer or Euroclear participant only in accordance with its relevant rules and procedures and subject to its depositary's ability to effect actions on its behalf through DTC.

     Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of notes among participants of DTC, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform procedures and the procedures may be discontinued at any time.

DEFINITIVE NOTES

     We refer to notes issued in fully registered, certificated form as "DEFINITIVE NOTES." The notes of each series will be issued as definitive notes to note owners or their nominees, rather than to DTC or its nominee, only if:

     o the transferor advises the indenture trustee for that series in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to that series of notes, and the indenture trustee or the transferor is unable to locate a qualified successor;

     o the transferor, at its option, advises the indenture trustee in writing that it elects to terminate the book-entry system through DTC; or

     o after the occurrence of a Servicer Default, note owners representing not less than 50% (or another percentage specified in the accompanying prospectus supplement) of the Invested Amount advise the indenture trustee and DTC through participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interest of the note owners.

     If any of these events occur, DTC must notify all participants of the availability through DTC of definitive notes. Upon surrender by DTC of the definitive instrument representing the notes and instructions for re-registration, the indenture trustee will issue the notes as definitive notes, and thereafter the indenture trustee will recognize the registered holders of those definitive notes as noteholders under the indenture.

     Distribution of principal and interest on the notes will be made by the indenture trustee directly to holders of definitive notes in accordance with the procedures set forth in this prospectus and in the indenture. Interest payments and any principal payments on each distribution date will be made to holders in whose names the definitive notes were registered at the close of business on the related record date. Distributions will be made by check mailed to the address of the noteholders as it appears on the register maintained by the indenture trustee. The final payment on any note (whether definitive notes or the notes registered in the name of Cede & Co. representing the notes), however, will be made only upon presentation and surrender of that note at the office or agency specified in the notice of final distribution to noteholders. The indenture trustee will provide this notice to registered noteholders not later than the fifth day of the month of the final distributions.

     Definitive notes will be transferable and exchangeable at the offices of the transfer agent and registrar, which will initially be the indenture trustee. No service charge will be imposed for any registration of transfer or exchange, but the transfer agent and registrar may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection with the transfer or exchange. The transfer agent and registrar will not be required to register the transfer or exchange of definitive notes for a period of fifteen days preceding the due date for any payment on those definitive notes.

INTEREST PAYMENTS

     For each series of notes and each related class, interest will accrue from the relevant closing date on the applicable outstanding principal balance at the applicable interest rate. The interest rate on any note may be a fixed, floating or any other type of rate as specified in the accompanying prospectus supplement. Interest will be paid, or deposited for later payment, to noteholders on the distribution dates.

     Interest payments or deposits on any distribution date will be funded from:

     o collections of finance charge receivables allocated to the Invested Amount during the preceding monthly period or periods;

     o    investment earnings, if any, on any funds held in trust accounts;

     o any credit enhancement, to the extent described in the accompanying prospectus supplement; and

     o any derivative counterparty, to the extent described in the accompanying prospectus supplement.

     If interest payments will be made less frequently than monthly, an interest funding account may be established to accumulate the required interest amount. If a series has more than one class of notes, that series may have more than one interest funding account.

     Your class of notes will pay interest on the dates and at the interest rate specified in the accompanying prospectus supplement. If your notes bear interest at a floating or variable rate, the accompanying prospectus supplement will describe how that rate is calculated.

PRINCIPAL PAYMENTS

     Generally, each series will begin with a revolving period, which begins on the closing date relating to that series and ends on the day before an amortization period or accumulation period begins, during which no principal payments will be made to the noteholders of that series.

     During the controlled amortization period, which will be scheduled to begin on the date specified in, or determined in the manner specified in, the accompanying prospectus supplement, and during the early amortization period, which will begin upon the occurrence of a pay out event or, if specified in the accompanying prospectus supplement, the early accumulation period, principal will be paid to any class of the series in the amounts and on the dates specified in the accompanying prospectus supplement.

     During an accumulation period, principal will be accumulated in a trust account, called a "Principal Funding Account," established for the benefit of that class of noteholders for later distribution to noteholders on the expected principal payment date in the amounts specified in the accompanying prospectus supplement.

     Principal payments for any series or the related class will typically be funded from collections of principal receivables received during the related monthly period or periods as specified in the accompanying prospectus supplement and allocated to that series or class and from other sources specified in the accompanying prospectus supplement. If specified in the related prospectus supplement, the Trust may issue securities from time to time and use the proceeds of this issuance to make principal payments with respect to the series. In the case of a series with more than one class of notes, the noteholders of one or more classes may receive payments of principal at different times. The accompanying prospectus supplement will describe the manner, timing and priority of payments of principal to noteholders of each class.

     Funds on deposit in any principal funding account for a series may be subject to a guaranteed rate agreement or guaranteed investment contract or other arrangement specified in the accompanying prospectus supplement intended to assure a minimum rate of return on the investment of these funds. In order to enhance the likelihood of the payment in full of the principal amount of a series or a related class of notes at the end of an accumulation period, that series or class of notes may be subject to a principal guaranty or other similar arrangement specified in the accompanying prospectus supplement.

TRANSFER AND ASSIGNMENT OF RECEIVABLES

     The originator will transfer and assign to the transferor, for transfer and assignment by the transferor to the trust, all of the originator's right, title and interest in and to the receivables in the accounts designated as accounts of the trust and future receivables created in these accounts.

     Except as set forth in the related prospectus supplement, each of the originator and the transferor will indicate in its computer files or books and records that the receivables have been conveyed to the trust. In addition, each of the originator and the transferor (including any additional transferor) will provide or cause to be provided to the owner trustee computer files or microfiche lists, containing a true and complete list showing each account, identified by account number and by total outstanding balance on the date of transfer. Except as stated above or as set forth in the related prospectus supplement, the records and agreements relating to the accounts and the receivables maintained by any of the originator and the transferor (including any additional transferor) are not and will not be segregated from other documents and agreements relating to other credit card accounts and receivables and are not and will not be stamped or marked to reflect the transfers described above, but the computer records of each of the originator and the transferor (including any additional transferor) will be required to be marked to evidence these transfers. Each of the originator and the transferor (including any additional transferor) will file in all appropriate jurisdictions Uniform Commercial Code financing statements with respect to the receivables meeting the requirements of applicable law. See "Risk Factors -Some liens would be given priority over your notes which could cause delayed or reduced payments" and "Certain Legal Aspects of the Receivables" in this prospectus.

NEW ISSUANCES

     The indenture provides that, pursuant to any one or more indenture supplements, the transferor may cause the owner trustee, on behalf of the trust, to issue one or more new series of notes and may define all principal terms of those series. Each series issued may have different terms and enhancements than any other series. Upon the issuance of an additional series of notes, none of the transferor, the servicer, the indenture trustee or the trust will be required or will intend to obtain the consent of any noteholder of any other series previously issued by the trust. However, as a condition of a new issuance, the indenture trustee must receive written confirmation that the new issuance will not result in the reduction or withdrawal by any rating agency of its rating of any outstanding series or class. The trust may offer any series under a prospectus or other disclosure document in offerings pursuant to this prospectus or in transactions either registered under the Securities Act of 1933, as amended (the "Securities Act"), or exempt from registration under the Securities Act directly, through one or more other underwriters or placement agents, in fixed-price offerings or in negotiated transactions or otherwise.

     Unless otherwise specified in the accompanying prospectus supplement, a new issuance may only occur upon the satisfaction of conditions provided in the indenture. Under the indenture, the transferor may cause the owner trustee, on behalf of the trust, to issue new series of notes by notifying the owner trustee, the indenture trustee, the Servicer and each rating agency at least five days in advance of the date upon which the new issuance is to occur. Under the indenture, the notice will state the date upon which the new issuance is to occur.

     The owner trustee will execute, and the indenture trustee will authenticate, the notes of any series only upon delivery to them of the following items, or satisfaction of the following conditions, among others:

          (1) an indenture supplement specifying the principal terms of the new series;

          (2)(a) an opinion of counsel to the effect that, except as otherwise stated in the related indenture supplement, the notes of the new series will be characterized as indebtedness for federal income tax purposes; and

          (b) an opinion of counsel to the effect that, for federal income tax purposes:

          o the issuance will not adversely affect the tax characterization as debt of notes of any outstanding series or class that were characterized as debt at the time of their issuance;

          o the new issuance will not cause the trust to be deemed to be an association (or publicly traded partnership) taxable as a corporation; and

          o the new issuance will not cause or constitute an event in which gain or loss would be recognized by any noteholder (an opinion of counsel with respect to any matter to the effect referred to in clause (b) with respect to any action is referred to in this prospectus as a "Tax Opinion");

          (3) if required by the related indenture supplement, the form of credit enhancement and an appropriate credit enhancement agreement with respect to that credit enhancement executed by the transferor and the issuer of the credit enhancement;

          (4) written confirmation from each rating agency that the new issuance will not result in a reduction or withdrawal of its rating of any outstanding series or class; and

          (5)(a) the new issuance will not:

          o    cause a pay out event or an event of default; or

          o materially and adversely affect the amount or timing of payments to be made to the noteholders of any series or class (any effect referred to in this clause on the prior clause with respect to any action is referred to in this prospectus as an "Adverse Effect"); and

          (b) a certificate of an authorized officer of the transferor to the effect that it reasonably believes the new issuance will not have an adverse effect; and

          (6) after giving effect to the new issuance, the total amount of principal receivables plus the principal amount of any participation interests previously transferred to the trust exceed a specified minimum principal balance, called the "Required Minimum Principal Balance."

REPRESENTATIONS AND WARRANTIES

     When the trust issues a new series of notes, the transferor will make several representations and warranties to the trust in the transfer and servicing agreement, including the following:

     o the execution and delivery by the transferor of the transfer and servicing agreement and each other document relating to the issuance to which it is a party will not conflict with any law or any other agreement to which the transferor is a party; and

     o all required governmental approvals in connection with the execution and delivery by the transferor of the transfer and servicing agreement and each other document relating to the issuance have been obtained and remain in force and effect.

     If a representation or warranty made by the transferor is later found to be materially incorrect when made, and:

     o continues to be materially incorrect for 60 days after notice to the transferor by the indenture trustee, or to the transferor and the indenture trustee by any noteholder; and

     o as a result, the interests of the noteholders are materially and adversely affected, and continue to be materially and adversely affected during the 60-day period,

then the indenture trustee or noteholders holding more than 50% of the then-outstanding principal balance of the notes of the affected series may give notice to the transferor and the servicer (and to the indenture trustee if given by the noteholders) declaring that a pay out event has occurred. Declaring a pay out event will automatically begin early amortization or, if specified in the accompanying prospectus supplement, early accumulation of principal.

     The transferor will make other representations and warranties to the trust in the transfer and servicing agreement, including the following:

     o as of the closing date, the transferor is duly incorporated and in good standing and has the authority to consummate the issuance;

     o the transfer and servicing agreement and each other document relating to the issuance to which it is a party constitutes a legal, valid and binding obligation enforceable against the transferor; and

     o the trust has all right, title and interest in the receivables in the trust portfolio or has a first priority perfected security interest in these receivables.

     In the event:

     o any representation or warranty described immediately above is breached; and

     o as a result, the interests of noteholders in the receivables in the trust portfolio are materially and adversely affected;

then any of the owner trustee, the indenture trustee or noteholders representing 50% or more of the then-outstanding principal amount of all of the trust's outstanding series may give notice to the transferor and the servicer (and to the owner trustee and indenture trustee if given by the noteholders) directing the transferor to accept reassignment of the entire trust portfolio and to pay into the trust's collection account a cash deposit equal to the sum of the amounts specified with respect to each outstanding series in the related indenture supplement. However, no reassignment will be required if:

     o within 60 days, or up to 120 days if specified in the notice, the transferor cures the breach and any material adverse effect caused by the breach; or

     o on any day within the applicable 60-day to 120-day period the relevant representation and warranty is then true and correct in all material respects and the transferor delivers to the owner trustee a certificate of an authorized officer describing the nature of the breach and the manner in which the relevant representation and warranty became true and correct.

     Reassignment of the trust portfolio and the transferor's obligation to make the cash deposit in the trust's collection account are the only remedies to any breach of the representations and warranties described above.

     The transferor makes representations and warranties in the transfer and servicing agreement concerning the accounts and the receivables in the trust portfolio. Only eligible accounts can be designated as accounts for the trust portfolio. We can give you no assurance that eligible accounts will remain eligible once added to the trust.

     The transferor also represents that each receivable in the trust portfolio is an eligible receivable when created. If a receivable in the trust portfolio is found to be ineligible when created, and, as a result, the interests of noteholders in any receivable in the trust portfolio are materially and adversely affected, the transferor must accept reassignment of the principal amount of this ineligible receivable. However, the transferor will have 60 days, or up to 120 days if agreed to by the indenture trustee and the servicer, from the earlier to occur of discovery of the breach by the transferor or receipt by the transferor of written notice of the breach given by the owner trustee, the indenture trustee or the servicer, to cure the ineligibility before reassignment is required.

     The transferor will accept reassignment by directing the servicer to deduct the principal amount of the ineligible receivable from the Transferor Interest. If this would reduce the Transferor Interest below the Required Transferor Interest, the transferor will make a cash deposit in the trust's special funding account in the amount by which the Transferor Interest would have been reduced below the Required Transferor Interest. Any deduction or deposit is considered a repayment in full of the ineligible receivable. The transferor's obligation to accept reassignment of any ineligible receivable is the only remedy for any breach of a representation concerning eligibility of receivables.

     The accompanying prospectus supplement may specify additional representations and warranties made by the transferor when your notes are issued. The indenture trustee is not required to make periodic examinations of receivables in the trust portfolio or any records relating to them. However, the servicer will deliver to the indenture trustee once each year an opinion of counsel affirming, among other things, that no further action is necessary to maintain the trust's perfected security interest in the receivables.

     With respect to each series of notes, an "Eligible Account" means, as of the cut-off date (or, with respect to additional accounts, as of their date of designation for inclusion in the trust), each account owned by the originator or other account owner:

     o which was in existence and maintained by the originator or other account owner, as applicable;

     o    which is payable in United States dollars;

     o the cardholder of which has provided, as his or her most recent billing address, an address located in the United States or its territories, possessions or military bases;

     o which, except as provided below, has a cardholder who has not been identified by the servicer in its computer files as currently being involved in a bankruptcy proceeding;

     o    which has not been classified as stolen or lost;

     o which has not been sold or pledged to any other party except for any sale (1) to another account owner that has either entered into a receivables purchase agreement or is an additional transferor or (2) pursuant to a receivables purchase agreement;

     o which does not have receivables which have been sold or pledged by the originator or any other account owner, as the case may be, to any other party other than pursuant to a receivables purchase agreement;

     o which, with respect to the initial accounts, is an account in existence and maintained by the originator as of the cut-off date or as of its date of designation for inclusion in the trust with respect to additional accounts;

     o    which does not have any receivables that are defaulted receivables;

     o which does not have any receivables that have been identified by the servicer or the relevant cardholder as having been incurred as a result of fraudulent use of any related credit card; and

     o which, except as provided below, does not have any receivables that are more than 180 days past due from the date of the initial billing statement.

     Eligible accounts may include accounts, the receivables of which have been charged off, or with respect to which the servicer believes the related cardholder is bankrupt, in each case as of the cut-off date or as of its date of designation for inclusion in the trust, as applicable, if:

     o the balance of all receivables included in those accounts is reflected on the books and records of the transferor as "zero"; and

     o charging privileges for these accounts have been canceled in accordance with the customary policies and procedures, as amended from time to time, of the originator other account owner, as applicable.

     Under the transfer and servicing agreement, the definition of eligible account may be changed by amendment to the agreement without the consent of the noteholders if: (1) the transferor delivers to the owner trustee and the indenture trustee a certificate of an authorized officer to the effect that, in the reasonable belief of the transferor, the amendment will not as of the date of the amendment adversely affect in any material respect the interest of the noteholders, and (2) the amendment will not result in a withdrawal or reduction of the rating of any outstanding series under the trust.

     With respect to each series of notes, an "Eligible Receivable" means each receivable:

     o    which has arisen in an eligible account;

     o which was created in compliance, in all material respects, with all requirements of law applicable to the institution that owned the receivable at the time of its creation, and under the terms of a credit card agreement which complies in all material respects with all requirements of law applicable to the originator or other account owner, as applicable;

     o with respect to which all consents, licenses or authorizations of, or registrations with, any governmental authority required to be obtained or given in connection with the creation of the receivable or the execution, delivery and performance by the originator or other account owner, as applicable, of the related credit card agreement have been duly obtained or given and are in full force and effect;

     o as to which, at the time of its transfer to the trust, the transferor or the trust has good title, free and clear of all liens and security interests arising under or through the transferor, other than some tax liens for taxes not then due or which the transferor is contesting;

     o which has been the subject of either a valid transfer and assignment from the transferor to the trust of all of the transferor's right, title and interest in the receivable (including any proceeds of the receivable), or the grant of a first priority perfected security interest in the receivable (and in the proceeds of the receivable), effective until the termination of the trust;

     o which is the legal, valid and binding payment obligation of the obligor under the receivable, legally enforceable against that obligor in accordance with its terms, subject to some bankruptcy-related exceptions;

     o which, at the time of transfer to the trust, has not been waived or modified except as permitted under the customary policies and procedures, as amended from time to time, of the originator or other account owner, as applicable, and then only if the waiver or modification is reflected in the servicer's computer file of revolving credit card accounts;

     o which, at the time of transfer to the trust, is not subject to any right of rescission, setoff, counterclaim or any other defense (including defenses arising out of violations of usury laws) of the obligor, other than defenses arising out of bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights in general;

     o which, at the time of transfer to the trust, the originator or other account owner, as applicable, has satisfied all of its obligations required to be satisfied by that time;

     o which, at the time of transfer to the trust, none of the transferor, the originator or any other account owner, as applicable, has taken any action, or omitted to take any action, that would impair the rights of the trust or the noteholders; and

     o which constitutes an "account" or "general intangible" under Article 9 of the UCC as then in effect in the State of Delaware or any other state where the filing of a financing statement is required to perfect the trust's interest in the receivables and the proceeds of the receivables.

ADDITION OF TRUST ASSETS

     As described above under "The Trust Portfolio," the transferor will have the right to designate, from time to time, additional accounts to be included as accounts for the trust. In addition, the transferor will be required to designate additional accounts under the circumstances and in the amounts specified in the accompanying prospectus supplement. The transferor will convey to the trust its interest in all receivables of those additional accounts, whether the receivables are then existing or subsequently created.

     Each additional account must be an eligible account at the time of its designation. However, additional accounts may not be of the same credit quality as the initial accounts. Additional accounts may have been originated by the originator or other account owner, as applicable, using credit criteria different from those which were applied by the originator to the initial accounts or may have been acquired by the originator or other account owner, as applicable, from an institution which may have had different credit criteria.

     The transferor is also permitted to add, from time to time, participations and related collections to the trust. These "Participations" must be undivided interests in a pool of assets primarily consisting of receivables arising under consumer revolving credit card accounts. Participations may be issued under separate agreements that are similar to the agreements governing the issuance of the notes and that entitle the holder of the participation to receive percentages of collections generated by the pool of assets supporting the participation. Participations may have their own credit enhancement, pay out events, servicing obligations and servicer defaults, all of which are likely to be enforceable by a separate trustee under these participation agreements and may be different from those specified in this prospectus. The rights and remedies of the trust as the holder of a participation (and, therefore, the noteholders) will be subject to all the terms and provisions of those participation agreements.

     The transfer and servicing agreement may be amended to permit the addition of a participation to the trust without noteholder consent if:

     o the transferor delivers to the owner trustee and the indenture trustee a certificate of an authorized officer to the effect that, in the transferor's reasonable belief, adding the participation will not have a material adverse effect on the interests of the noteholders; and

     o the amendment allowing the addition of the participation will not result in a withdrawal or reduction of the rating of any outstanding series under the trust.

     When the transferor transfers receivables in additional accounts or participations, it must satisfy several conditions, including, as applicable:

     o notice to the owner trustee, the indenture trustee, the servicer and each rating agency;

     o delivery and acceptance by the owner trustee of a written assignment of receivables in the additional accounts or participations to the trust;

     o delivery to the owner trustee of a computer file or microfiche list with an accurate list of all additional accounts;

     o delivery to the owner trustee and the indenture trustee of a certificate of an authorized officer to the effect that:

     o as of the date of assignment, called the "Addition Date," each additional account is an eligible account;

     o any action necessary to perfect the trust's interest in the receivables arising in the additional accounts has been taken;

     o as of the addition date, none of the originator (or any other account owner), the servicer or the transferor is insolvent; and

     o in the transferor's reasonable belief, adding the receivables in additional accounts or participations will not have a material adverse effect on the interests of the noteholders;

     o delivery of opinions of counsel with respect to the transfer of the receivables in the additional accounts or the participations to the trust;

     o in circumstances where the transferor, in its discretion, designates additional accounts to be included as accounts for the trust or adds participations to the trust, written confirmation from each rating agency that the addition will not result in the reduction or withdrawal of its rating of any outstanding series or class; and

     o in circumstances where the transferor is required to designate additional accounts to be included as accounts for the trust, or to add participations to the trust, each rating agency then rating any series of notes outstanding under the trust shall have previously, or, in limited circumstances, within a three-month period, consented to the designation of the additional accounts or the addition of the participations.

     In addition to the periodic reports otherwise required to be filed by the servicer with the Securities and Exchange Commission (the "SEC") pursuant to the Securities Exchange Act of 1934, the servicer intends to file, on behalf of the trust, a Report on Form 8-K with respect to any addition to the trust of receivables in additional accounts or participations that would have a material effect on the composition of the assets of the trust.

     The transferor may, from time to time, designate one or more of its affiliates as additional transferors under the transfer and servicing agreement. In connection with this designation, the transferor will exchange the transferor certificate for a newly issued transferor certificate modified to reflect any additional transferor's interest in the Transferor Interest. The transfer and servicing agreement may be amended to permit the designation of these additional transferors and the exchange of the Transferor Certificate without noteholder consent upon:

     o delivery to the owner trustee and the indenture trustee of a tax opinion regarding the exchange; and

     o receipt of written confirmation from each rating agency that the exchange will not result in a reduction or withdrawal of its rating of any outstanding series or class.

REMOVAL OF ACCOUNTS

     The transferor has the right to designate removed accounts and to remove participations from the trust and to require the indenture trustee to transfer all receivables in the removed accounts back to the transferor, whether the receivables already exist or arise after the designation. The transferor's rights to removal are subject to satisfaction of several conditions, including:

     o written notice to the owner trustee, the indenture trustee, the servicer, each rating agency and each series enhancer;

     o delivery to the owner trustee for execution a written reassignment of receivables in the removed accounts and removed participations to the transferor or its designee;

     o delivery to the owner trustee of a computer file or microfiche list with an accurate list of all removed accounts;

     o written confirmation from each rating agency that the removal will not result in the reduction or withdrawal of its rating of any outstanding series or class;

     o delivery to the owner trustee and the indenture trustee a certificate of an authorized officer to the effect that, in the transferor's reasonable belief:

     o the removal will not have a material adverse effect on the interests of the noteholders;

     o    the removal will not cause a pay out event or event of default; and

     o the accounts to be removed were not selected through a selection process believed to be materially adverse to the interests of the noteholders; and

     o any other conditions specified in the accompanying prospectus supplement.

     The conditions described above relating to rating agency confirmation and the delivery of an officer's certificate will not apply if the transferor is purchasing receivables in accounts designated for re-purchase by a merchant or co-branding participant upon termination of its affinity agreement with the originator or other account owner, as applicable.

     In all cases of removal, the transferor will purchase the related receivables by directing the servicer to deduct the principal amount of those receivables from the Transferor Interest. If this would reduce the Transferor Interest below the Required Transferor Interest, the transferor will make a cash deposit in the trust's special funding account in the amount by which the Transferor Interest would have been reduced below the Required Transferor Interest. Any deduction or deposit is considered a payment in full for those receivables.

COLLECTION AND OTHER SERVICING PROCEDURES

     For each series of notes, the servicer will be responsible for servicing and administering the receivables in accordance with the servicer's policies and procedures for servicing credit card receivables comparable to the receivables. The servicer will be required to maintain fidelity bond coverage insuring against losses through wrongdoing of its officers and employees who are involved in the servicing of credit card receivables covering these actions and in amounts as the servicer believes to be reasonable from time to time.

DISCOUNT OPTION

     The transferor, has the option to reclassify a percentage, called the "Discount Percentage," of collections of principal receivables in the trust portfolio as collections of finance charge receivables. This option is referred to as the "Discount Option." The transferor may use the Discount Option to compensate for a decline in the portfolio yield, but only if there would be sufficient principal receivables to allow for that discounting. Exercise of the Discount Option would result in a larger amount of collections of finance charge receivables and a smaller amount of collections of principal receivables. By doing so, the transferor would reduce the likelihood that a pay out event would occur as a result of a decreased portfolio yield and, at the same time, would increase the likelihood that the transferor will have to add principal receivables to the trust.

     If the Discount Percentage is greater than zero, an amount of collections of principal receivables in the trust portfolio for each monthly period equal to the product of:

     o    the Discount Percentage times

     o    total collections of principal receivables in the trust portfolio will be considered collections of finance charge receivables in the trust portfolio and allocated with all other collections of finance charge receivables in the trust portfolio.

     To exercise the Discount Option, the transferor must satisfy the conditions in the transfer and servicing agreement, including written confirmation from each rating agency that use of the Discount Option will not result in a reduction or withdrawal of its rating of any outstanding series or class.

TRUST ACCOUNTS

     The servicer will establish and maintain in the name of the indenture trustee, for the benefit of noteholders of all series, a "Collection Account," which shall be either (a) a segregated trust account established with the corporate trust department of a securities intermediary or (b) a segregated account with a securities intermediary that is an eligible institution (a "Qualified Account"). The servicer will also establish and maintain with a securities intermediary in the name of the indenture trustee, a "Special Funding Account," which also is required to be a qualified account. References to the "Securities Intermediary" shall refer to any entity which is a person, including a bank or broker, that in the ordinary course of its business maintains securities accounts for others and is acting in that capacity and which is also a depository institution organized under the laws of the United States or any one of the fifty states, including the District of Columbia (or any domestic branch of a foreign bank), and having a credit rating from each rating agency in one of its generic credit rating categories which signifies investment grade. An "Eligible Institution" is defined as:

          (1) (a) a depository institution, which may include the owner trustee or the indenture trustee;

               (b) organized under the laws of the United States or any one of the fifty states, including the District of Columbia (or any domestic branch of a foreign bank); and

               (c) which at all times (1) is a member of the FDIC and (2) has either a long-term unsecured debt rating or a certificate of deposit rating acceptable to each rating agency selected by the transferor to rate a series or class of notes; or

          (2) any other institution acceptable to each rating agency selected by the transferor to rate a series or class of notes.

     Funds in the collection account and the special funding account will be assets of the trust and will be invested, at the direction of the servicer, in "Eligible Investments" consisting of securities, instruments, security entitlements or other investment property which evidence:

          (1) direct obligations of, and obligations fully guaranteed as to timely payment of principal and interest by, the United States of America;

          (2) demand deposits, time deposits or certificates of deposit (having original maturities of no more than 365 days) of depository institutions or trust companies incorporated under the laws of the United States of America or any are of the fifty states, including the District of Columbia (or domestic branches of foreign banks) and subject to supervision and examination of federal or state banking or depository institution authorities; provided, that at the time of the trust's investment or contractual commitment to invest, the short-term debt rating of that depository institution or trust company shall be in the highest investment category of Standard & Poor's Ratings Group ("Standard & Poor's") and Moody's Investors Service Inc. ("Moody's");

          (3) commercial paper or other short-term obligations having original or remaining maturities of no more than 30 days having, at the time of the trust's investment or contractual commitment to invest, a rating in the highest rating category of Standard & Poor's and Moody's;

          (4) demand deposits, time deposits and certificates of deposit which are fully insured by the FDIC having, at the time of the trust's investment, a rating in the highest rating category of Standard & Poor's and Moody's;

          (5) bankers' acceptances (having original maturities of no more than 365 days) issued by any depository institution or trust company referred to in clause (2) above;

          (6) money market funds having, at the time of the trust's investment, a rating in the highest rating category of Standard & Poor's and Moody's (including funds for which the indenture trustee or any of its affiliates is investment manager or advisor);

          (7) time deposits (having maturities not later than the next distribution date) other than those referred to in clause (4) above, with a person whose commercial paper has a credit rating satisfactory to Standard & Poor's and Moody's; or

          (8) any other investment upon receipt of written confirmation from each rating agency that the additional form of investment will not result in a reduction or withdrawal of its rating of any outstanding series or class.

     The indenture trustee, acting as the initial paying agent (together with any successor to the indenture trustee acting in that capacity, and any entity specified in an indenture supplement to act in that capacity for the related series, referred to collectively as the "Paying Agent"), will have the revocable power to withdraw funds from the collection account for the purpose of making payments to the noteholders of any series pursuant to the related indenture supplement.

FUNDING PERIOD

     For any series of notes, the total amount of principal receivables in the trust available to that series may be less than the total principal amount of the notes of that series. If this occurs, the initial Invested Amount for that series of notes will be less than the principal amount of that series of notes. In this case, the related prospectus supplement will set forth the terms of the "Funding Period," which is the period from that series' closing date to the earlier of:

     o the date that series' Invested Amount equals the principal amount of that series of notes; and

     o    the date specified in the related prospectus supplement.

     During the funding period, the portion of the series amount not invested in receivables will be maintained in a "Pre-Funding Account," which is a trust account established with the indenture trustee for the benefit of the noteholders of that series. On the closing date for that series of notes, this amount may be up to 100% of the principal balance of that series of notes. The Invested Amount for that series will increase as new receivables are transferred to the trust or as the Invested Amounts of other outstanding series are reduced. The Invested Amount may decrease due to charge-offs allocated to the series.

     During the funding period, funds on deposit in the pre-funding account will be paid to the transferor as the Invested Amount increases. If the Invested Amount for that series is not increased so that it equals the principal balance of the notes of that series by the end of the funding period, any amount remaining in the pre-funding account will be repaid to noteholders. This type of event may also cause repayment of other amounts to noteholders, as set forth in the related prospectus supplement.

     The prospectus supplement for a series with a funding period will set forth:

     o    the series' initial Invested Amount;

     o the series' full Invested Amount, which is the initial principal balance of the series of notes;

     o the date on which the series' Invested Amount is expected to equal the full Invested Amount;

     o    the date by which the funding period will end; and

     o what other events, if any, will occur if the end of the funding period is reached before the full Invested Amount is funded.

INVESTOR PERCENTAGE AND TRANSFEROR PERCENTAGE

     The servicer will allocate all collections of finance charge receivables, all collections of principal receivables and all receivables in accounts which were written off as uncollectible by the servicer, called "Defaulted Accounts," among:

     o    each series issued and outstanding;

     o    the Transferor Interest; and

     o if the related prospectus supplement so states, to any credit enhancement providers.

All allocations of these amounts will be made through the respective Investor Percentages for each series, the Transferor Percentage and, where applicable, the percentage interest of credit enhancement providers, called the "Credit Enhancement Percentage." The related prospectus supplements will set forth how the Investor Percentages are calculated.

     The Transferor Percentage is, in all cases, equal to 100% minus:

     o the total Investor Percentages for all outstanding series; and, if applicable, minus

     o    the total Credit Enhancement Percentages for all outstanding series.

APPLICATION OF COLLECTIONS

     Except in the circumstance described below, the servicer must deposit into the collection account, no later than two business days after processing, all payments made on receivables in the trust portfolio. The servicer must also allocate these deposits between accounts and to various parties, as described below. However, the servicer will be able to make these deposits on a monthly or other periodic basis if the conditions specified in the related prospectus are satisfied.

     The servicer must make daily or periodic deposits to the collection account only to the extent that the funds are needed for deposit into other trust accounts or distribution to noteholders or other parties. If the collection account balance ever exceeds this amount for deposit or distribution, the servicer will be able to withdraw the excess. Subject to the immediately preceding sentence, the servicer may retain its servicing fee with respect to any series and will not be required to deposit it in the collection account.

     Each time a collection account deposit is made, the servicer will withdraw from, or retain in, the collection account, as applicable, the following amounts and apply them as indicated:

          (1) the Transferor Percentage of collections of finance charge receivables and principal receivables in the trust portfolio will be paid or held for payment to the holders of the transferor certificates, provided that collections of principal receivables allocable to the holders of the transferor certificates will be:

               (a) paid to the holders of the transferor certificates only if the Transferor Interest exceeds zero; or

               (b) deposited in the special funding account;

          (2) for each series, the relevant Investor Percentage of collections of finance charge receivables in the trust portfolio will be retained in the collection account for allocation and payment as set forth in the related prospectus supplement;

          (3) if the series is in its revolving period, the applicable Investor Percentage of collections of principal receivables in the trust portfolio allocated to the series will be paid or held for payment to the holders of the transferor certificates, provided that collections of principal receivables will be:

               (a) paid to the holders of the transferor certificates only if the Transferor Interest is greater than a specified minimum level, called the "Required Transferor Interest"; or

               (b) deposited in the special funding account;

          (4) if the series is in its controlled accumulation period, controlled amortization period or early accumulation period, as applicable, the applicable Investor Percentage of collections of principal receivables in the trust portfolio allocated to the series up to the amount, if any, specified in the accompanying prospectus supplement will be retained in the collection account or deposited in a principal funding account, as applicable, for allocation and payment to noteholders as described in the accompanying prospectus supplement; provided that if collections of principal receivables exceed the principal payments which may be allocated or distributed to noteholders, the excess will be paid to the holders of the transferor certificates, subject to the limitations described in clause
     (3) above; and

          (5) if the series is in its early amortization period, the applicable Investor Percentage of collections of principal receivables in the trust portfolio will be retained in the collection account for application and payment as provided in the accompanying prospectus supplement.

     In the case of a series of notes having more than one class, the amounts in the collection account will be allocated and applied to each class in the manner and order of priority described in the accompanying prospectus supplement.

     Any amounts collected in respect of principal receivables and not paid to the holders of the transferor certificates because the Transferor Interest is less than the Required Transferor Interest as described in paragraph (3) above (with respect to each series, "Unallocated Principal Collections"), together with any adjustment payments as described below, will be paid to and held in the special funding account and paid to the holders of the transferor certificates if, and only to the extent that, the Transferor Interest is greater than the Required Transferor Interest. If an amortization period or accumulation period has commenced, unallocated principal collections will be held for distribution to the noteholders on the dates specified in the accompanying prospectus supplement or accumulated for distribution on the expected principal payment date, as applicable, and distributed to the noteholders of each class or held for and distributed to the noteholders of other series of notes issued by the trust in the manner and order of priority specified in the accompanying prospectus supplement.

SHARED EXCESS FINANCE CHARGE COLLECTIONS

     If a series is identified in the prospectus supplement for that series as included in a group, collections of finance charge receivables in the trust portfolio allocated to the series in excess of the amount needed to make deposits or payments may be shared with other series identified in the prospectus supplements for those other series as included in the same group. If one series requires more collections of finance charge receivables than allocated through its Investor Percentage, it will have access to all of these shared excess finance charge collections in other series in its group. If two or more series require more collections of finance charge receivables, excess finance charge collections in the group will be shared among the series in the manner and priority set forth in the related prospectus supplements.

SHARED PRINCIPAL COLLECTIONS AND TRANSFEROR PRINCIPAL COLLECTIONS

     If a series is allocated principal in excess of the amount needed for deposit or distribution, this excess amount will be available to make principal payments or deposits required by other series. These shared principal collections may be limited to series identified in the prospectus supplements for those series as included in the same group. If collections of principal receivables in the trust portfolio allocated to a series are shared with another series, the Invested Amount for the series from which collections were shared will not be reduced.

     In addition, collections of principal receivables in the trust portfolio otherwise payable to the holders of the transferor interest may be available to make principal payments or deposits required by noteholders of one or more series. These shared transferor principal collections may be limited to series identified in the prospectus supplements for those series as included in the same group.

DEFAULTED RECEIVABLES; REBATES AND FRAUDULENT CHARGES; INVESTOR CHARGE-OFFS

     Unless otherwise specified in the accompanying prospectus supplement, for each series of notes, on the earlier of (a) the third business day and (b) the fifth calendar day (or, if the fifth calendar day is not a business day, then the preceding business day) preceding the seventeenth day of each calendar month (the "Determination Date"), the servicer will calculate the aggregate Investor Default Amount for the preceding monthly period, which will be equal to the aggregate amount of the Investor Percentage of principal receivables in defaulted accounts; that is, accounts which in that monthly period were written off as uncollectible in accordance with the servicer's policies and procedures for servicing credit card receivables, comparable to the receivables. If so provided in the accompanying prospectus supplement, an amount equal to the Investor Default Amount for any monthly period may be paid from other amounts, including from credit enhancement, and applied to pay principal to noteholders or, subject to limitations, the holder of the Transferor Interest, as appropriate.

     With respect to each series of notes, the Invested Amount with respect to that series will be reduced by the amount of Investor Charge-Offs for any monthly period. Investor Charge-Offs will be reimbursed on any distribution date to the extent amounts on deposit in the collection account and otherwise available exceed the interest, fees and any aggregate Investor Default Amount payable on that date. This reimbursement of Investor Charge-Offs will result in an increase in the Invested Amount with respect to that series.

     If the servicer adjusts the amount of any principal receivable because of transactions occurring in respect of a rebate or refund to a cardholder, or because that principal receivable was created in respect of merchandise which was refused or returned by a cardholder, then the Transferor Interest will be reduced, on a net basis, by the amount of the adjustment. In addition, the Transferor Interest will be reduced, on a net basis, as a result of transactions in respect of any principal receivable which was discovered as having been created through a fraudulent or counterfeit charge.

DEFEASANCE

     If so specified in the prospectus supplement relating to a series, the transferor may terminate its substantive obligations in respect of that series or the trust by depositing with the indenture trustee, from amounts representing, or acquired with, collections of receivables, money or eligible investments sufficient to make all remaining scheduled interest and principal payments on that series or all outstanding series of notes of the trust, as the case may be, on the dates scheduled for those payments and to pay all amounts owing to any credit enhancement provider with respect to that series or all outstanding series, as the case may be, if that action would not result in a pay out event for any series. Prior to its first exercise of its right to substitute money or eligible investments for receivables, the transferor will deliver to the indenture trustee an opinion of counsel to the effect that:

     o for federal income tax purposes, the deposit and termination of obligations will not cause the trust, or any portion of the trust, to be deemed to be an association (or publicly traded partnership) taxable as a corporation;

     o the deposit and termination of obligations will not result in the trust being required to register as an "investment company" within the meaning of the Investment Company Act of 1940, as amended; and

     o if the transferor's long-term unsecured debt obligations are not rated at least P-3 or Baa3, respectively, by Moody's, the deposit and termination of obligations would not be a fraudulent conveyance (based in reliance on certificates to the effect that the receivables in the trust portfolio and termination of obligations constitute fair value for consideration paid and as to the solvency of the transferor).

FINAL PAYMENT OF PRINCIPAL; TERMINATION

     For each series, the transferor has the option to repurchase the notes at any time after the remaining outstanding principal amount of that series is 10% or less of the initial principal amount of that series (as increased by the principal balance of any notes of that series issued after the related closing date) if the conditions set forth in the related indenture supplement are met. The repurchase price will equal:

     o    the outstanding principal amount of the notes of that series, plus

     o any accrued and unpaid interest through the day preceding the distribution date on which the repurchase occurs or, if the repurchase occurs on any other date, through the day preceding the distribution date immediately following the repurchase date.

     Any amounts on deposit in the principal funding account for that series will be applied toward the repurchase price on behalf of the transferor.

     For any series of notes, the related prospectus supplement may specify different conditions to the transferor's repurchase option and a different method for determining the repurchase price.

     The notes of each series will be retired on the day following the date on which the final payment of principal is scheduled to be made to the noteholders, whether as a result of optional reassignment to the transferor or otherwise. Each prospectus supplement will specify the series termination date with respect to the related series of notes. However, the notes may be subject to prior termination as provided above. For any series the failure to pay principal of the related notes on the series termination date will be an event of default and the indenture trustee or holders of a specified percentage of the notes of that series will have the rights described under "The Indenture -Events of Default; Rights upon Event of Default" in this prospectus.

     Unless the servicer and the holder of the Transferor Interest instruct the indenture trustee otherwise, the trust will terminate on the earlier of (a) the day after the distribution date on which the aggregate Invested Amount and Enhancement Invested Amount, if any, with respect to each series outstanding is zero, or (b) January 1, 20___, (this date, the "Trust Termination Date"). Upon the termination of the trust and the surrender of the transferor certificates, the indenture trustee shall convey to the holders of the transferor certificates all right, title and interest of the trust in and to the receivables and other funds of the trust.

PAIRED SERIES

     The prospectus supplement for a series of notes will specify whether that series may be paired with a previously or later issued series so that a decrease in the Invested Amount of the previously issued series results in a corresponding increase in the Invested Amount of the later issued series. We call each of these series a "Paired Series." In general, a series may be issued as a paired series so the trust can fund the amount by which the previously issued series has amortized and will amortize in the future.

     If a pay out event occurs for the previously issued series or its paired series when the previously issued series is amortizing, the Investor Percentage for the allocation of collections of principal receivables for the previously issued series may be reset to a lower percentage as described in the prospectus supplement for that series and the period over which it will amortize may be lengthened as a result. The extent to which the period over which it amortizes is lengthened will depend on many factors, only one of which is the reduction of its Investor Percentage. For a discussion of these factors, see "Risk Factors -Issuance of additional series by the trust may affect the timing of payments to you" in this prospectus and "Maturity Considerations" in the accompanying prospectus supplement.

PAY OUT EVENTS

     Unless otherwise specified in the accompanying prospectus supplement, as described above, the revolving period will continue through the date specified in the accompanying prospectus supplement unless a pay out event occurs prior to that date. A "Pay Out Event" occurs with respect to all series issued by the trust upon the occurrence of any of the following events:

     o bankruptcy, insolvency, liquidation, conservatorship, receivership or similar events relating to the transferor (including any additional transferor) or the originator;

     o the transferor is unable for any reason to transfer receivables to the trust in accordance with the provisions of the transfer and servicing agreement; or

     o the trust becomes subject to regulation as an "investment company" within the meaning of the Investment Company Act of 1940.

     In addition, a pay out event may occur with respect to any series upon the occurrence of any other event specified in the accompanying prospectus supplement. On the date on which a pay out event is deemed to have occurred, the early amortization period or, if so specified in the accompanying prospectus supplement, the early accumulation period will commence. If, because of the occurrence of a pay out event, the early amortization period begins earlier than the scheduled commencement of an amortization period or prior to an expected principal payment date, noteholders will begin receiving distributions of principal earlier than they otherwise would have, which may shorten the average life of the notes.

     In addition to the consequences of a pay out event discussed above, unless otherwise specified in the accompanying prospectus supplement, if bankruptcy, insolvency or similar proceedings under the Bankruptcy Code or similar laws occur with respect to the transferor, on the day of that event the transferor will immediately cease to transfer principal receivables to the trust and promptly give notice to the indenture trustee and the owner trustee of this event. Any principal receivables transferred to the trust prior to the event, as well as collections on those principal receivables and finance charge receivables accrued at any time with respect to those principal receivables, will continue to be part of the trust assets and will be applied as specified above in "-Application of Collections" and in the accompanying prospectus supplement.

     If the only pay out event to occur is either the insolvency of the transferor or the commencement of a bankruptcy case by or against the transferor, the bankruptcy court may have the power to require the continued transfer of principal receivables to the trust. See "Risk Factors -If a conservator or receiver were appointed for the originator or the transferor or if the originator or the transferor became a debtor in a bankruptcy case, delays or reductions in payment of your notes could occur" in this prospectus.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     The servicer receives a fee for its servicing activities and reimbursement of expenses incurred in administering the trust. This servicing fee accrues for each outstanding series in the amounts and calculated on the balances set forth in the related prospectus supplement. Each series' servicing fee is payable each period from collections of finance charge receivables allocated to the series; some series, however, may direct all or a portion of the Interchange arising from the accounts toward paying the servicing fee. Neither the trust nor the noteholders are responsible for any servicing fee allocable to the Transferor Interest.

CERTAIN MATTERS REGARDING THE TRANSFEROR AND THE SERVICER

     The servicer may not resign from its obligations and duties under the transfer and servicing agreement, except upon a determination that performance of its duties is no longer permissible under applicable law; or if:

     o within 120 days of the determination that the servicer is no longer permitted to act as servicer; and

     o    the indenture trustee is unable to appoint a successor,

the indenture trustee will act as servicer. If the indenture trustee is unable to act as servicer, it will petition an appropriate court to appoint an eligible successor.

     The servicer may not resign until the indenture trustee or another successor has assumed the servicer's obligations and duties.

     The servicer will indemnify the trust, the owner trustee and the indenture trustee for any losses suffered as a result of (a) its actions or omissions as servicer or (b) the administration by the owner trustee of the trust, except in each case, for losses resulting from the negligence or willful misconduct of the owner trustee or the indenture trustee, as applicable.

     Neither the servicer nor any of its directors, officers, employees or agents will be under any other liability to the trust, the owner trustee, the indenture trustee, the noteholders, any series enhancer or any other person for any action taken, or for refraining from taking any action, in good faith under the transfer and servicing agreement. However, none of them will be protected against any liability resulting from willful wrongdoing, bad faith or gross negligence in the performance of its duties or by reason of reckless disregard of obligations and duties under the transfer and servicing agreement. In addition, the transfer and servicing agreement provides that the servicer is not under any obligation to appear in, prosecute or defend any legal action which is not incidental to its servicing responsibilities under the transfer and servicing agreement and which in its opinion may expose it to any expense or liability.

     Each transferor will be severally, but not jointly, liable for all of its obligations, covenants, representations and warranties under the transfer and servicing agreement. No transferor nor any of its directors, officers, employees, incorporators or agents will be liable to the trust, the owner trustee, the indenture trustee, the noteholders, any series enhancer or any other person for any action taken, or for refraining from taking any action, in good faith under the transfer and servicing agreement. However, none of them will be protected against any liability resulting from willful wrongdoing, bad faith or gross negligence in the performance of its duties or by reason of reckless disregard of obligations and duties under the transfer and servicing agreement.

     The trust agreement provides that the transferor may transfer its interest in all or a portion of the transferor certificate by exchanging its transferor certificate for a newly issued transferor certificate and a second certificate, called a "Supplemental Certificate." The terms of the supplemental certificate must be defined in a supplement to the trust agreement. Before a supplemental certificate is issued, the following must occur:

     o notice of the exchange to the owner trustee, the indenture trustee, the servicer and each rating agency;

     o delivery to the owner trustee and the indenture trustee of an executed supplement to the trust agreement;

     o written confirmation from each rating agency that the exchange will not result in a reduction or withdrawal of its rating of any outstanding series or class;

     o delivery to the owner trustee and the indenture trustee of a certificate of an authorized officer of the transferor to the effect that it reasonably believes the exchange will not have an adverse effect;

     o delivery to the owner trustee and the indenture trustee of a tax opinion regarding the exchange; and

     o the total amount of principal receivables in the trust portfolio, plus the principal amount of any participations transferred to the trust must exceed the Required Minimum Principal Balance on the date of the exchange.

     No supplemental certificate may be transferred or exchanged unless a tax opinion is delivered to the owner trustee and the indenture trustee regarding the exchange.

     The transferor or the servicer may consolidate with, merge into, or sell its business to, another entity, in accordance with the transfer and servicing agreement, and the surviving entity will be the successor to the transferor or servicer, as the case may be, on the following conditions:

     o execution of an agreement relating to the succession that supplements the transfer and servicing agreement;

     o in the case of a succession relating to the transferor, (1) delivery to the owner trustee and the indenture trustee of a certificate of an authorized officer of the transferor and an opinion of counsel, each addressing compliance with the applicable provisions of the transfer and servicing agreement and the validity and enforceability of the supplemental agreement and (2) written confirmation from each rating agency that the succession will not result in a reduction or withdrawal of its rating of any outstanding series or class; and

     o in the case of a succession relating to the servicer, (1) delivery to the owner trustee and the indenture trustee of a certificate of an authorized officer of the servicer and an opinion of counsel, each addressing compliance with the applicable provisions of the transfer and servicing agreement, (2) notification of the succession to each rating agency and (3) that the successor is eligible to act as servicer.

SERVICER DEFAULT

     The transfer and servicing agreement specifies the duties and obligations of the servicer. A failure by the servicer to perform its duties or fulfill its obligations can result in a Servicer Default.

     A "Servicer Default" includes each of the following:

          (1) failure by the servicer to make any payment, transfer or deposit, or to give instructions or to give notice to the indenture trustee to do so, on the required date under the transfer and servicing agreement, the indenture or any indenture supplement or within the applicable grace period not exceeding 5 business days;

          (2) failure on the part of the servicer to observe or perform any of its other covenants or agreements if the failure:

               (a) materially adversely affects noteholders of any series issued and outstanding under the trust; and

               (b) continues unremedied for a period of 60 days after written notice to (1) the servicer by the owner trustee or the indenture trustee, or (2) the servicer, the owner trustee and the indenture trustee by noteholders of 10% or more of the then-outstanding principal amount of all of the trust's outstanding series (or, where the servicer's failure does not relate to all series, 10% or more of the then-outstanding principal amount of all series affected); or

               (c) the assignment or the delegation by the servicer of its duties, except as specifically permitted under the transfer and servicing agreement;

          (3) any representation, warranty or certification made by the servicer in the transfer and servicing agreement, or in any certificate delivered pursuant to the transfer and servicing agreement, proves to have been incorrect when made if it:

               (a) materially adversely affects noteholders of any series issued and outstanding under the trust; and

               (b) continues to be incorrect and to materially adversely affect those noteholders for a period of 60 days after written notice to (1) the servicer by the owner trustee or the indenture trustee, or (2) the servicer, the owner trustee and the indenture trustee by noteholders of 10% or more of the then-outstanding principal amount of all of the trust's outstanding series (or, where the servicer's inaccuracy does not relate to all series, 10% or more of the then-outstanding principal amount of all series affected);

          (4) specific bankruptcy, insolvency, liquidation, conservatorship, receivership or similar events relating to the servicer; or

          (5) any other event specified in the accompanying prospectus supplement.

     Notwithstanding the foregoing, a delay in or failure of performance referred to in clause (1) above for a period of 10 business days after the applicable grace period, or referred to under clause (2) or (3) for a period of 60 business days after the applicable grace period, will not constitute a Servicer Default if the delay or failure could not be prevented by the exercise of reasonable diligence by the servicer and the delay or failure was caused by an act of God or other similar occurrence. Upon the occurrence of any of these events, the servicer shall not be relieved from using all commercially reasonable efforts to perform its obligations in a timely manner in accordance with the terms of the transfer and servicing agreement and the servicer must provide the indenture trustee, the owner trustee each transferor and any provider of enhancement and/or any issuer of any third-party credit enhancement (a "Series Enhancer") with an officer's certificate giving prompt notice of its failure or delay, together with a description of its efforts to perform its obligations.

     If a Servicer Default occurs, for as long as it has not been remedied, the indenture trustee or noteholders representing a majority of the then-outstanding principal amount of all of the trust's outstanding series may give a notice to the servicer and the owner trustee (and to the indenture trustee if given by the noteholders) terminating all of the rights and obligations of the servicer under the transfer and servicing agreement and the indenture trustee may appoint a new servicer. The indenture trustee will as promptly as possible appoint an eligible successor to the servicer. If no successor has been appointed or has accepted the appointment by the time the servicer ceases to act as servicer, the indenture trustee will automatically become the successor. If the indenture trustee is unable to obtain bids from eligible servicers and the servicer delivers a certificate of an authorized officer to the effect that it cannot in good faith cure the Servicer Default which gave rise to a transfer of servicing, and if the indenture trustee is legally unable to act as successor, then the indenture trustee will give the transferor a right of first refusal to purchase the interests of the noteholders in the trust on the distribution date in the next calendar month at a price equal to the sum of the amounts specified for each series outstanding in the related indenture supplement.

     The rights and obligations of the transferor under the transfer and servicing agreement will be unaffected by any change in servicer.

     In the event of the bankruptcy of the servicer, the bankruptcy court may have the power to prevent either the indenture trustee or the noteholders from appointing a successor servicer.

REPORTS TO NOTEHOLDERS

     Noteholders of each series issued by the trust will receive reports with information on the series and the trust. The paying agent will forward to each noteholder of record a report, prepared by the servicer, for its series on the distribution dates for that series. The report will set forth information as specified in the related prospectus supplement. If a series has multiple classes, information will be provided for each class, as specified in the related prospectus supplement.

     Periodic information to noteholders generally will include:

     o    the total amount distributed;

     o    the amount of principal and interest for distribution

     o collections of principal receivables and finance charge receivables allocated to the series;

     o the aggregate amount of principal receivables, the Invested Amount and the Invested Amount as a percentage of the aggregate amount of the principal receivables in the trust portfolio;

     o the aggregate outstanding balance of accounts broken out by delinquency status;

     o    the aggregate defaults allocated to the series;

     o Investor Charge-Offs for the series and any reimbursements of previous Investor Charge-Offs;

     o    the monthly servicing fee for that series;

     o the amount available under any enhancement and credit enhancement, if any, for the series or each class of the series;

     o the "pool factor," which is the ratio of the current Invested Amount to the initial Invested Amount;

     o the Base Rate and Portfolio Yield (each as defined in the accompanying prospectus supplement) for the series; and

     o if the series or a class of the series bears interest at a floating or variable rate, information relating to that rate.

     By January 31 of each calendar year, the paying agent will also provide to each person who at any time during the preceding calendar year was a noteholder of record a statement, prepared by the servicer, containing the type of information presented in the periodic reports, aggregated for that calendar year or the portion of that calendar year that the person was a noteholder, together with other information that is customarily provided to holders of debt, to assist noteholders in preparing their United States tax returns.

EVIDENCE AS TO COMPLIANCE

     The transfer and servicing agreement provides that on or before April 30 of each calendar year, the servicer will have a firm of independent certified public accountants furnish a report showing that, for the prior calendar year:

     o the accounting firm has reviewed management's assertion that the system of internal control over servicing of securitized credit card receivables met the criteria for effective internal control and that, in the accounting firm's opinion, management's assertion is fairly stated in all material respects, and

     o the accounting firm has compared amounts set forth in the periodic reports prepared by the servicer for the prior calendar year with the servicer's computer reports and that, in the accounting firm's opinion, the amounts are in agreement, except for any discrepancies disclosed.

     The transfer and servicing agreement also provides that by April 30 of each calendar year, the servicer will deliver to the owner trustee, the indenture trustee and each rating agency a certificate of an authorized officer to the effect that the servicer has fully performed its obligations under the transfer and servicing agreement during the preceding year, or, if there has been a default in the performance of any of its obligations, specifying the nature and status of default.

AMENDMENTS

     The transfer and servicing agreement may be amended by the transferor, the servicer and the owner trustee, without the consent of the indenture trustee or the noteholders of any series, on the following conditions:

     o the transferor delivers to the owner trustee and the indenture trustee a certificate of an authorized officer stating that, in the transferor's reasonable belief, the amendment will not have a material adverse effect on the interests of the noteholders; and

     o written confirmation from each rating agency that the amendment will not result in a reduction or withdrawal of its rating of any outstanding series or class.

     The transfer and servicing agreement may also be amended by the servicer and the owner trustee at the direction of the transferor, without the consent of the indenture trustee, the noteholders of any series or the series enhancers for any series to add, modify or eliminate any provisions necessary or advisable in order to enable the trust or any portion of the trust to (1) qualify as, and to permit an election to be made for the trust to be treated as, a "financial asset securitization investment trust" under the Internal Revenue Code of 1986, as amended and (2) avoid the imposition of state or local income or franchise taxes on the trust's property or its income. The following conditions apply for the amendments described in this paragraph:

     o delivery to the owner trustee and the indenture trustee of a certificate of an authorized officer of the transferor to the effect that the requirements under the transfer and servicing agreement applicable to the proposed amendments have been met;

     o receipt of written confirmation from each rating agency that the amendment will not result in a reduction or withdrawal of its rating of any outstanding series or class; and

     o the amendment must not affect the rights, duties or obligations of the indenture trustee or the owner trustee under the transfer and servicing agreement.

     The amendments which the transferor may make without the consent of the noteholders of any series or the series enhancers for any series in accordance with the preceding paragraph may include, without limitation, the addition of a sale of receivables in the trust portfolio.

     The transfer and servicing agreement may also be amended by the transferor, the servicer and the owner trustee with the consent of noteholders representing at least 66 2/3% of the then-outstanding principal balance of the notes of all series adversely affected by the amendment. Even with consent, no amendment may occur if it:

          (1) reduces the amount of, or delays the timing of:

               (a) any distributions to be made to noteholders of any series (changes in pay out events or events of default that decrease the likelihood of the occurrence of those events will not be considered delays in the timing of distributions for purposes of this clause);

               (b) deposits of amounts to be distributed; or

               (c) the amount available under any series enhancement, without the consent of each affected noteholder;

          (2) changes the manner of calculating the interests of any noteholder, without the consent of each affected noteholder;

          (3) reduces the percentage of the outstanding principal balance of the notes required to consent to any amendment, without the consent of each affected noteholder; or

          (4) adversely affects the rating of any series or class by any rating agency, without the consent of noteholders representing at least 66 2/3% of the then-outstanding principal balance of the notes of each affected series or class.

                                  THE INDENTURE

     The following summarizes terms of the indenture and is qualified in its entirety by reference to the indenture.

EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT

     With respect to the notes of any series, "EVENTS OF DEFAULT" under the indenture will be any of the following:

     o the trust fails to pay principal when it becomes due and payable on the series termination date for that series of notes;

     o the trust fails to pay interest when it becomes due and payable and the default continues for a period of 3 (or the number of days specified in the prospectus supplement) days;

     o bankruptcy, insolvency, conservatorship, receivership, liquidation or similar events relating to the trust; or

     o the trust fails to observe or perform covenants or agreements made in the indenture, and:

the failure continues, or is not cured, for 60 days after notice to the trust by the indenture trustee or to the trust and the indenture trustee by noteholders representing 25% or more of the then-outstanding principal amount of all of the trust's outstanding series; and as a result, the interests of the noteholders are materially and adversely affected, and continue to be materially and adversely affected during the 60-day period.

     Failure to pay the full principal amount of a note on its expected principal payment date will not constitute an event of default.

     An event of default with respect to one series of notes will not necessarily be an event of default with respect to any other series of notes.

     If an event of default should occur and be continuing with respect to the notes, the indenture trustee or noteholders holding more than 50% of the then-outstanding principal balance of the notes of the affected series may declare the principal of the notes of that series to be immediately due and payable. This declaration may, under specified circumstances, be rescinded by noteholders holding more than 50% of the then-outstanding principal balance of the notes of that series.

     Generally, in the case of any event of default, the indenture trustee will be under no obligation to exercise any of the rights or powers under the indenture if requested or directed by any of the holders of the notes of the affected series if the indenture trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with that request. Subject to those provisions for indemnification and limitations contained in the indenture, noteholders holding more than 50% (or not less than 66 2/3% if an event of default has occurred and is continuing) of the then-outstanding principal balance of the notes of the affected series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee, and noteholders holding more than 50% of the then-outstanding principal balance of the notes of the affected series may, in specified cases, waive any default with respect to the notes, except a default in the payment of principal or interest or a default relating to a covenant or provision of the indenture that cannot be modified without the waiver or consent of all noteholders of the affected series.

     After acceleration of a series of notes, principal collections and finance charge collections allocated to those notes will be applied to make monthly principal and interest payments on the notes until the earlier of the date the notes are paid in full or the legal maturity date of the notes. Funds in the collection account and other trust accounts for an accelerated series of notes will be applied immediately to pay principal of and interest on those notes.

     Upon acceleration of the maturity of a series of notes following an event of default, the indenture trustee will have a lien on the collateral for those notes for its unpaid fees and expenses that ranks senior to the lien of those notes on the collateral.

     In general, the indenture trustee will enforce the rights and remedies of the holders of accelerated notes. However, noteholders will have the right to institute any proceeding with respect to the indenture if the following conditions are met:

     o the noteholder gives the indenture trustee written notice of a continuing event of default;

     o the noteholders of at least 25% of the Invested Amount of the affected series make a written request of the indenture trustee to institute a proceeding as indenture trustee;

     o the noteholders offer reasonable indemnification to the indenture trustee against the costs, expenses and liabilities of instituting a proceeding;

     o the indenture trustee has not instituted a proceeding within 60 days after receipt of the request and offer of indemnification; and

     o the indenture trustee has not received from noteholders holding more than 50% of the then-outstanding principal balance of the notes of that series a direction inconsistent with the request.

     If any series of notes has been accelerated following an event of default, and the indenture trustee has not received any valid directions from those noteholders, the indenture trustee may elect to continue to hold the portions of the trust assets that secures those notes and apply distributions on the trust assets to make payments on those notes to the extent funds are available.

     Subject to the provisions of the indenture relating to the duties of the indenture trustee, in case any event of default occurs and is continuing with respect to the notes, the indenture trustee:

     o may institute proceedings in its own name for the collection of all amounts then payable on the notes of the affected series; or

     o may take any other appropriate action to protect and enforce the rights and remedies of the indenture trustee and the noteholders of the affected series.

     Subject to the conditions described below, the indenture trustee also:

     o may, at its own election, foreclose on the portion of the receivables which secure a series of accelerated notes by causing the trust to sell an interest in the assets of the trust by issuing a foreclosure certificate to the holders of those notes;

     o may, at its own election, foreclose on the portion of the receivables which secure a series of accelerated notes by causing the trust to sell an interest in the assets of the trust by issuing a foreclosure certificate to a third party selected by the indenture trustee, but only if it determines that the proceeds of the issuance of the foreclosure certificate to that third party will be sufficient to pay principal of and interest on the accelerated series of notes in full; and

     o must, at the direction of noteholders holding more than 50% of the then-outstanding principal balance of the series of accelerated notes, foreclose on the portion of the receivables which secure that series of accelerated notes by causing the trust to sell an interest in the assets of the trust by issuing a foreclosure certificate to the holders of that series of notes or to one or more third parties.

     The conditions that must be satisfied for the indenture trustee to exercise one of these foreclosure remedies include:

          (1) (a) the indenture trustee must receive the consent of all noteholders of the affected series;

               (b) the indenture trustee determines that any proceeds from exercising the foreclosure remedy that are to be distributed to the noteholders of that series are sufficient to discharge in full all principal and interest due on those notes; or

               (c) the indenture trustee determines that the trust assets may not continue to provide sufficient funds for the payment of principal and interest on those notes as they would have become due if the notes had not been accelerated, and the indenture trustee obtains the consent of noteholders holding at least 66 2/3% of the then-outstanding principal balance of each class of the notes of the affected series; and

          (2) the indenture trustee has obtained an opinion of counsel:

               (a) that exercise of the foreclosure remedy will not cause the trust or any portion of the trust to be classified as an association (or a publicly traded partnership) taxable as a corporation for federal income tax purposes; and

               (b) that exercise of the foreclosure remedy complies with applicable federal and state securities laws.

     A "Foreclosure Certificate" is an investor certificate issued by the trust as a result of a foreclosure on a portion of the receivables that corresponds to the portion of the receivables that secured the accelerated notes. The foreclosure certificate represents an undivided interest in the assets of the trust. The principal amount of the foreclosure certificate would be equal to the principal amount of the accelerated series of notes, and the invested amount of the foreclosure certificate would be equal to the Invested Amount of the accelerated series of notes.

     When a foreclosure certificate is issued with respect to accelerated notes, those notes will be deemed to have been paid in full by the trust and not outstanding, and the holders of the accelerated notes will no longer have any claim against the trust. Accordingly, the Invested Amount securing the accelerated notes will be allocable to the holders of the foreclosure certificate.

     A foreclosure certificate held by a noteholder or a third party will be subject to restrictions on transfer, including:

     o restrictions required to prevent the trust from becoming a publicly traded partnership taxable as a corporation for federal income tax purposes, including a limitation on the number of holders or interests in the foreclosure certificate and restrictions on transfers to holders that are partnerships, Subchapter S corporations or grantor trusts for United States federal income tax purposes;

     o restrictions on transfers of interest in the foreclosure certificate to non-U.S. persons;

     o restrictions on transfers to employee benefit plans, or any entity whose underlying assets include "plan assets"; and

     o other restrictions that counsel to the trust may require to avoid adverse tax and other consequences to the trust or the noteholders.

     The indenture trustee and the noteholders will covenant that they will not at any time institute against the trust or the transferor any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

     None of the transferor, the administrator, the owner trustee, the indenture trustee, the servicer, the originator or the trust, in its individual capacity, nor any holder of an ownership interest in the trust, nor any of their respective owners, beneficiaries, agents, officers, directors, employees, successors or assigns shall, in the absence of an express agreement to the contrary, be personally liable for the payment of the principal of or interest on the notes or for the agreements of the trust contained in the indenture. The notes will represent obligations solely of the trust, and the notes will not be insured or guaranteed by the transferor, the servicer, the administrator, the owner trustee, the indenture trustee, the originator or any other person or entity.

CERTAIN COVENANTS

     The indenture provides that the trust may not consolidate with, merge into or sell its business to, another entity, unless:

     o the entity formed by or surviving the consolidation or merger, or that acquires the Issuer's business, is organized under the laws of the United States, any of the fifty states or the District of Columbia;

     o the entity is not subject to regulation as an "investment company" under the Investment Company Act of 1940, as amended;

     o the entity expressly assumes, by supplemental indenture, the trust's obligation to make due and punctual payments upon the notes and the performance of every covenant of the trust under the indenture;

     o no payout event or event of default shall have occurred and be continuing immediately after the merger, consolidation or sale;

     o written confirmation is received from each rating agency that the transaction will not result in a reduction or withdrawal of its rating of any outstanding series or class;

     o the trust has received an opinion of counsel to the effect that the consolidation, merger or sale would have no material adverse federal income tax consequence to any noteholder;

     o any action as is necessary to maintain the lien and security interest created by the indenture shall have been taken; and

     o the trust has delivered to the indenture trustee an opinion of counsel and officer's certificate each stating that the consolidation, merger or sale satisfies all requirements under the indenture and that the supplemental indenture is duly authorized, executed and delivered and is valid, binding and enforceable.

     The trust will not, among other things:

     o except as expressly permitted by the indenture, the transfer and servicing agreement or related documents, sell, transfer, exchange or otherwise dispose of any of the assets of the trust, unless directed to do so by the indenture trustee;

     o claim any credit on or make any deduction from payments in respect of the principal of and interest on the notes (other than amounts withheld under the Code or applicable state law) or assert any claim against any present or former noteholders because of the payment of taxes levied or assessed upon the trust;

     o    voluntarily dissolve or liquidate in whole or in part; or

     o permit (A) the validity or effectiveness of the indenture to be impaired, or permit the lien under the indenture to be amended, hypothecated, subordinated, terminated or discharged, or permit any person to be released from any covenants or obligations with respect to the notes under the indenture except as may be expressly permitted by the indenture, (B) any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the assets of the trust, except as may be created by the terms of the indenture; or (C) the lien of the indenture not to constitute a valid first priority perfected security interest in the assets of the trust that secure the notes.

     The trust may not engage in any activity other than as specified under "The Issuer" in this prospectus. The trust will not incur, assume or guarantee any indebtedness other than indebtedness incurred pursuant to the notes and the indenture.

MODIFICATION OF THE INDENTURE

     The trust and the indenture trustee may, without the consent of any noteholders, enter into one or more supplemental indentures, upon receiving written confirmation from each rating agency that the action will not result in a reduction or withdrawal of its rating of any outstanding series or class, for any of the following purposes:

     o to correct or enhance the description of any property subject to the lien of the indenture, or to take any action that will enhance the indenture trustee's lien under the indenture, or to add to the property pledged to secure the notes;

     o to reflect the agreement of another person to assume the role of the trust;

     o to add to the covenants of the trust, for the benefit of the noteholders, or to surrender any right or power of the trust;

     o    to transfer or pledge any property to the indenture trustee;

     o to cure any ambiguity, to correct or supplement any provision in the indenture or in any supplemental indenture that may be inconsistent with any other provision in the indenture or in any supplemental indenture if that action would not materially and adversely affect the interests of the noteholders;

     o to appoint a successor to the indenture trustee with respect to the notes and to add to or change any of the provisions of the indenture to allow more than one indenture trustee to act under the indenture;

     o to modify, eliminate or add to the provisions of the indenture as necessary to qualify the indenture under the Trust Indenture Act of 1939, as amended, or any similar federal statute later enacted;

     o to permit the issuance of one or more new series of notes in accordance with the indenture; or

     o to terminate any interest rate swap agreement or other credit enhancement in accordance with the related indenture supplement.

     The trust and the indenture trustee may also, without the consent of any noteholders, enter into one or more supplemental indentures to add provisions to, change in any manner or eliminate any provision of the indenture, or to change the rights of the noteholders under the indenture, upon:

     o receipt of written confirmation from each rating agency that the action will not result in a reduction or withdrawal of its rating of any outstanding series or class; and

     o receipt of a certificate of an authorized officer of the transferor to the effect that, in the transferor's reasonable belief, the action will not have a material adverse effect on the interests of the noteholders of any outstanding series.

     The trust and the indenture trustee may also, without the consent of the noteholders of any series or the series enhancers for any series, enter into one or more supplemental indentures to add, modify or eliminate any provisions necessary or advisable in order to enable the trust or any portion of the trust to (1) qualify as, and to permit an election to be made for the trust to be treated as, a "financial asset securitization investment trust" under the Internal Revenue Code of 1986, as amended and (2) to avoid the imposition of state or local income or franchise taxes on the trust's property or its income. The following conditions apply for the amendments described in this paragraph:

     o delivery to the owner trustee and the indenture trustee of a certificate of an authorized officer of the transferor to the effect that the requirements under the indenture applicable to the proposed amendments have been met;

     o receipt of written confirmation from each rating agency that the action will not result in a reduction or withdrawal of its rating of any outstanding series or class; and

     o the amendment must not affect the rights, duties or obligations of the indenture trustee or the owner trustee under the indenture.

     The trust and the indenture trustee will not, without prior notice to each rating agency and without the consent of each noteholder affected, enter into any supplemental indenture to:

     o change the date of payment of any installment of principal of or interest on any note or reduce the principal amount of a note, the note interest rate or the redemption price of the note or change any place of payment where, or the currency in which, any note is payable;

     o impair the right to institute suit for the enforcement of specified payment provisions of the indenture;

     o reduce the percentage of the aggregate principal amount of the notes of any series, whose consent is required (a) for execution of any supplemental indenture or (b) for any waiver of compliance with specified provisions of the indenture or of some defaults under the indenture and their consequences provided in the indenture;

     o reduce the percentage of the aggregate outstanding amount of the notes required to direct the indenture trustee to sell or liquidate the trust assets if the proceeds of the sale would be insufficient to pay the principal amount and interest due on those notes;

     o decrease the percentage of the aggregate principal amount of the notes required to amend the sections of the indenture that specify the percentage of the principal amount of the notes of a series necessary to amend the indenture or other related agreements;

     o modify any provisions of the indenture regarding the voting of notes held by the trust, any other party obligated on the notes, or the originator, any other account owner or any of their affiliates; or

     o permit the creation of any lien superior or equal to the lien of the indenture with respect to any of the collateral for any notes or, except as otherwise permitted or contemplated in the indenture, terminate the lien of the indenture on the collateral or deprive any noteholder of the security provided by the lien of the indenture.

     The trust and the indenture trustee may otherwise, with prior notice to each rating agency and with the consent of noteholders holding more than 50% of the then-outstanding principal balance of the notes of each series adversely affected, enter into one or more supplemental indentures to add provisions to, change in any manner or eliminate any provision of the indenture, or to change the rights of the noteholders under the indenture.

ANNUAL COMPLIANCE STATEMENT

     The trust will be required to present to the indenture trustee each year a written statement as to the performance of its obligations under the indenture.

INDENTURE TRUSTEE'S ANNUAL REPORT

     The indenture trustee will be required to mail to the noteholders each year a brief report relating to its eligibility and qualification to continue as indenture trustee under the indenture, the property and funds physically held by the indenture trustee and any action it took that materially affects the notes and that has not been previously reported.

LIST OF NOTEHOLDERS

     Upon the issuance of definitive notes, three or more holders of the notes who have each owned a note for at least six months may obtain access to the list of noteholders the indenture trustee maintains for the purpose of communicating with other noteholders. The indenture trustee may elect not to allow the requesting noteholders access to the list of noteholders if it agrees to mail the requested communication or proxy, on behalf and at the expense of the requesting noteholders, to all noteholders of record.

SATISFACTION AND DISCHARGE OF INDENTURE

     An indenture will be discharged with respect to the notes upon the delivery to the indenture trustee for cancellation of all the notes or, with specific limitations, upon deposit with the indenture trustee of funds sufficient for the payment in full of all the notes.

THE INDENTURE TRUSTEE

     The indenture trustee may resign at any time, in which event your administrator will appoint a successor indenture trustee for your series. The administrator may also remove the indenture trustee if it ceases to be eligible to continue as an indenture trustee under the indenture or if the indenture trustee becomes insolvent. The administrator will then be obligated to appoint a successor indenture trustee for your series. If an event of default occurs under the indenture and the accompanying prospectus supplement provides that a given class of notes of your series is subordinated to one or more other classes of notes of your series, under the Trust Indenture Act of 1939, as amended, the indenture trustee may be deemed to have a conflict of interest and be required to resign as indenture trustee for one of more of those classes of notes. In that case, a successor indenture trustee will be appointed for one or more of those classes of notes and may provide for rights of senior noteholders to consent to or direct actions by the indenture trustee which are different from those of subordinated noteholders. Any resignation or removal of the indenture trustee and appointment of a successor indenture trustee for any series of notes will not become effective until the successor indenture trustee accepts its appointment for your series.

CERTAIN MATTERS REGARDING THE ADMINISTRATOR

     The administrator will, to the extent provided in the administration agreement, provide the notices and perform on behalf of the trust other administrative obligations required by the indenture.

                               CREDIT ENHANCEMENT

     For any series, credit enhancement may be provided with respect to one or more of the related classes. Credit enhancement may be in the form of the subordination of one or more classes of the notes of that series, a letter of credit, the establishment of a cash collateral guaranty or account, a surety bond, an insurance policy, a spread account, a reserve account, the use of cross support features or another method of credit enhancement described in the accompanying prospectus supplement, or any combination of these. If so specified in the accompanying prospectus supplement, any form of credit enhancement may be structured so as to be drawn upon by more than one class to the extent described in that accompanying prospectus supplement.

     Unless otherwise specified in the accompanying prospectus supplement for a series, the credit enhancement will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the notes and interest thereon. If losses occur which exceed the amount covered by the credit enhancement or which are not covered by the credit enhancement, noteholders will bear their allocable share of deficiencies.

     If credit enhancement is provided with respect to a series, the accompanying prospectus supplement will include a description of:

     o    the amount payable under that credit enhancement;

     o    any conditions to payment not described here;

     o the conditions, if any, under which the amount payable under that credit enhancement may be reduced and under which that credit enhancement may be terminated or replaced; and

     o any material provision of any agreement relating to that credit enhancement.

     Additionally, the accompanying prospectus supplement may set forth information with respect to any credit enhancement provider, including:

     o    a brief description of its principal business activities;

     o its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business;

     o if applicable, the identity of regulatory agencies which exercise primary jurisdiction over the conduct of its business; and

     o its total assets, and its stockholders' or policy holders' surplus, if applicable, and other appropriate financial information as of the date specified in the prospectus supplement.

     If so specified in the accompanying prospectus supplement, credit enhancement with respect to a series may be available to pay principal of the notes of that series following the occurrence of pay out events with respect to that series. In this event, the credit enhancement provider will have an interest in cash flows in respect of the receivables to the extent described in that prospectus supplement called the "Enhancement Invested Amount".

SUBORDINATION

     If so specified in the accompanying prospectus supplement, one or more classes of any series will be subordinated as described in the accompanying prospectus supplement to the extent necessary to fund payments with respect to the senior notes. The rights of the holders of these subordinated notes to receive distributions of principal and/or interest on any distribution date for that series will be subordinate in right and priority to the rights of the holders of senior notes, but only to the extent set forth in the accompanying prospectus supplement. If so specified in the accompanying prospectus supplement, subordination may apply only in the event of specified types of losses not covered by another credit enhancement.

     The accompanying prospectus supplement will also set forth information concerning:

     o the amount of subordination of a class or classes of subordinated notes in a series;

     o    the circumstances in which that subordination will be applicable;

     o the manner, if any, in which the amount of subordination will decrease over time; and

     o the conditions under which amounts available from payments that would otherwise be made to holders of those subordinated notes will be distributed to holders of senior notes.

     If collections of receivables otherwise distributable to holders of a subordinated class of a series will be used as support for a class of another series, the accompanying prospectus supplement will specify the manner and conditions for applying that cross-support feature.

LETTER OF CREDIT

     If so specified in the accompanying prospectus supplement, support for a series or one or more of the related classes will be provided by one or more letters of credit. A letter of credit may provide limited protection against losses in addition to or in lieu of other credit enhancement. The issuer of the letter of credit, referred to as the "L/C Bank," will be obligated to honor demands with respect to that letter of credit, to the extent of the amount available thereunder, to provide funds under the circumstances and subject to any conditions as are specified in the accompanying prospectus supplement.

     The maximum liability of an L/C Bank under its letter of credit will generally be an amount equal to a percentage specified in the accompanying prospectus supplement of the initial Investor Amount of a series or a class of that series. The maximum amount available at any time to be paid under a letter of credit will be set forth in the accompanying prospectus supplement.

CASH COLLATERAL GUARANTY OR ACCOUNT

         If so specified in the accompanying prospectus supplement, support for a series or one or more of the related classes will be provided by a guaranty, referred to as the "Cash Collateral Guaranty" secured by the deposit of cash or permitted investments in an account, referred to as the "Cash Collateral Account," reserved for the beneficiaries of the cash collateral guaranty or by a cash collateral account alone. The amount available pursuant to the cash collateral guaranty or the cash collateral account will be the lesser of amounts on deposit in the cash collateral account and an amount specified in the accompanying prospectus supplement. The accompanying prospectus supplement will set forth the circumstances under which payments are made to beneficiaries of the cash collateral guaranty from the cash collateral account or from the cash collateral account directly.

SURETY BOND OR INSURANCE POLICY

         If so specified in the accompanying prospectus supplement, insurance with respect to a series or one or more of the related classes will be provided by one or more insurance companies. This insurance will guarantee, with respect to one or more classes of the related series, distributions of interest or principal in the manner and amount specified in the accompanying prospectus supplement.

     If so specified in the accompanying prospectus supplement, a surety bond will be purchased for the benefit of the holders of any series or class of that series to assure distributions of interest or principal with respect to that series or class of notes in the manner and amount specified in the accompanying prospectus supplement.

SPREAD ACCOUNT

     If so specified in the accompanying prospectus supplement, support for a series or one or more of the related classes will be provided by the periodic deposit of available excess cash flow from the trust assets into an account, referred to as the "Spread Account," intended to assist with subsequent distribution of interest and principal on the notes of that class or series in the manner specified in the accompanying prospectus supplement.

RESERVE ACCOUNT

     If so specified in the accompanying prospectus supplement, support for a series or one or more of the related classes or any related enhancement will be provided by the establishment of an account, referred to as the "Reserve Account." The reserve account may be funded, to the extent provided in the accompanying prospectus supplement, by an initial cash deposit, the retention of periodic distributions of principal or interest or both otherwise payable to one or more classes of notes, including the subordinated notes, or the provision of a letter of credit, guarantee, insurance policy or other form of credit or any combination of these arrangements. The reserve account will be established to assist with the subsequent distribution of principal or interest on the notes of that series or the related class or any other amount owing on any related enhancement in the manner provided in the accompanying prospectus supplement.

                     DESCRIPTION OF THE PURCHASE AGREEMENTS

     The following summary is qualified in its entirety by the receivables purchase agreement to be entered into by the originator and the transferor (the "Receivables Purchase Agreement"). A forms of this agreement is filed as exhibits to the registration statement of which this prospectus is a part.

     SALE OF RECEIVABLES. The receivables transferred to the trust by the transferor were acquired by the transferor from the originator pursuant to the receivables purchase agreement. In connection with the sale of the receivables to the transferor, the originator will (1) file appropriate UCC financing statements to evidence that sale and perfect the transferor's right, title and interest in those receivables and (ii) indicate in its computer files that the receivables have been sold to the transferor.

     In connection with this sale of receivables to the transferor, the originator will indicate in its files that those receivables have been sold to the transferor by the originator and that those receivables will be sold or transferred by the transferor to the trust. The records and agreements relating to the accounts and receivables for the trust portfolio may not be segregated by the originator from other documents and agreements relating to other credit accounts and receivables. The originator and the transferor will file UCC financing statements meeting the requirements of applicable law in each of the jurisdictions necessary to perfect the ownership or security interest of the transferor in those receivables. See "Risk Factors -Some liens would be given priority over your notes which would cause delayed or reduced payments" and "Certain Legal Aspects of the Receivables" in this prospectus.

     REPRESENTATIONS AND WARRANTIES. In the receivables purchase agreement, the originator represents and warrants to the transferor to the effect that, among other things, as of the date of the receivables purchase agreement and, with respect to any receivables in any designated additional accounts, as of the date of designation of those additional accounts, it is duly organized and in good standing and has the authority to consummate the transactions contemplated by the receivables purchase agreement. In the receivables purchase agreement, the originator additionally represents and warrants that as of the initial cut-off date and, with respect to any receivables in any designated additional accounts, as of each date of designation of those additional accounts, each receivable transferred thereunder is an eligible receivable. In the event of a breach of any representation and warranty set forth in the receivables purchase agreement which results in the requirement that the transferor accept retransfer of an ineligible receivable under the transfer and servicing agreement, then the originator will repurchase that ineligible receivable from the transferor on the date of the retransfer. The purchase price for the ineligible receivables will be the principal amount of those receivables plus applicable finance charges.

     The originator also represents and warrants to the transferor in the receivables purchase agreement that, among other things, as of the date of the receivables purchase agreement and, with respect to any receivables in any designated additional accounts, as of each date of designation of those additional accounts (a) the receivables purchase agreement constitutes a valid and binding obligation of the originator and (b) the receivables purchase agreement constitutes a valid sale to the transferor of all right, title and interest of the originator in and to the receivables existing in the accounts as of the related cut-off date and in the related proceeds. If the breach of any of the representations or warranties described in this paragraph results in the obligation of the transferor under the transfer and servicing agreement to accept retransfer of the receivables, the originator will repurchase the receivables retransferred to the transferor for an amount of cash at least equal to the amount of cash the transferor is required to deposit under the transfer and servicing agreement in connection with the retransfer.

     AMENDMENTS. The receivables purchase agreement may be amended by the transferor and the originator without the consent of the noteholders. No amendment, however, may have a materially adverse effect on the interest of the noteholders and no amendment may change, modify, delete or add any other obligation of the originator or the transferor unless written confirmation is received from each rating agency that the amendment will not result in a reduction or withdrawal of its rating of any outstanding series or class.

     TERMINATION. The receivables purchase agreement will terminate immediately after the trust terminates. In addition, if a receiver or conservator is appointed for the originator or the originator becomes a debtor in a bankruptcy case or other liquidation, bankruptcy, insolvency or similar events occur, the originator will immediately cease to sell receivables to the transferor and promptly give notice of that event to the transferor and the indenture trustee, unless the bankruptcy court, receiver or conservator instructs otherwise.

                                  NOTE RATINGS

     Any rating of the notes by a rating agency will indicate:

     o its view on the likelihood that noteholders will receive required interest and principal payments; and

     o its evaluation of the receivables and the availability of any credit enhancement for the notes.

     Among the things a rating will not indicate are:

     o the likelihood that interest or principal payments will be paid on a scheduled date;

     o    the likelihood that a pay out event will occur;

     o the likelihood that a U.S. withholding tax will be imposed on non-U.S. noteholders;

     o    the marketability of the notes;

     o    the market price of the notes; or

     o    whether the notes are an appropriate investment for any purchaser.

     A rating will not be a recommendation to buy, sell or hold the notes. A rating may be lowered or withdrawn at any time by a rating agency.

     The transferor will request a rating of the notes offered by this prospectus and the accompanying prospectus supplement from at least one rating agency. Rating agencies other than those requested could assign a rating to the notes and, if so, that a rating could be lower than any rating assigned by a rating agency chosen by the transferor. Except as otherwise expressly stated, any reference in this prospectus or the accompanying prospectus supplement to a "Rating Agency" refers to a rating agency selected by the transferor to rate the notes of a series or class issued by the trust.

                    CERTAIN LEGAL ASPECTS OF THE RECEIVABLES

TRANSFER OF RECEIVABLES

     The originator, in the receivables purchase agreement will represent and warrant that its transfer of receivables constitutes a valid sale and assignment of all of its right, title and interest in and to the receivables. In the transfer and servicing agreement, the transferor will represent and warrant that its transfer of receivables constitutes a valid sale and assignment of all of its right, title and interest in and to the receivables, except for its interest as the holder of the transferor certificate, or creates in favor of the trust a valid first-priority perfected security interest in the transferor's rights in the receivables in existence at the time that the trust is formed or at the time that receivables in additional accounts are transferred, as the case may be, and a valid first-priority perfected security interest in the transferor's rights in the receivables arising in accounts already designated for the trust on and after their creation, in each case until termination of the trust.

     Each of the transferor in the transfer and servicing agreement and the originator in the receivables purchase agreement will represent that the receivables are "accounts" or "general intangibles" for purposes of the UCC. Both the sale of accounts and the transfer of accounts as security for an obligation are subject to the provisions of Article 9 of the UCC. In addition, a transfer of general intangibles as security for an obligation is subject to the provisions of Article 9 of the UCC. Therefore, the originator and the transferor will file appropriate UCC financing statements to perfect the respective transferee's security interest in the receivables. Article 9 of the UCC, however, does not apply to the sale of general intangibles. As a consequence, some other action under applicable state law may be required in order to perfect a sale against the interests of third parties.

     There are limited circumstances in which prior or subsequent transferees of receivables coming into existence after a series closing date could have an interest in receivables with priority over the trust's interest. Under the receivables purchase agreement, however, the originator will represent and warrant that it has transferred the receivables to the transferor free and clear of the lien of any third party (other than the indenture trustee). In addition, the originator will covenant that it will not sell, pledge, assign, transfer or grant any lien on any receivable (or any interest in any receivables) other than to the transferor. Similarly, under the transfer and servicing agreement, the transferor will represent and warrant that it has transferred the receivables to the trust free and clear of the lien of any third party (other than the indenture trustee), and the transferor will covenant that it will not sell, pledge, assign, transfer, or grant any lien on any receivable (or any interest in any receivable) other than to the trust. Nevertheless, a tax, governmental or other nonconsensual lien on property of the transferor or the originator arising prior to the time a receivable comes into existence may have priority over the interest of the trust in the receivable. Furthermore, if the FDIC were appointed as a receiver or conservator of the originator, administrative expenses of the receiver or conservator may have priority over the interest of the trust in the receivables.

     For as long as the conditions specified in the related prospectus supplement are satisfied, cash collections held by the servicer may be commingled and used for the benefit of the servicer prior to each distribution date and, in the event of the insolvency or bankruptcy of the servicer or, in specified circumstances, the lapse of time periods, the trust may not have a first-priority perfected security interest in these collections. In this event, the amount payable to you could be lower than the outstanding principal and accrued interest on the notes, thus resulting in losses to you. However, if the conditions specified in the related prospectus supplement are not satisfied, the servicer will deposit collections directly into the collection account within two business days of each date of processing.

CERTAIN MATTERS RELATING TO CONSERVATORSHIP, RECEIVERSHIP AND BANKRUPTCY

     The originator may be regulated and supervised by the Office of the Comptroller of the Currency, which is authorized to appoint the FDIC as conservator or receiver if events occur relating to the originator's financial condition or the propriety of its actions. In addition, the FDIC could appoint itself as conservator or receiver for the originator.

     To the extent that

     o the receivables purchase agreement complies with the regulatory requirements of the FDIA,

     o the security interest granted under the receivables purchase agreement was perfected before the FDIC is appointed as conservator or receiver for the originator, and

     o the security interest was not taken in contemplation of the originator's insolvency or with the intent to hinder, delay or defraud the originator or its creditors,

the FDIA provides that the security interest should be respected. In addition, opinions and policy statements issued by the FDIC suggest that, because of the manner in which these transactions are structured, the FDIC would respect the security interest granted by the originator in the receivables. Nevertheless, if the FDIC were to assert a contrary position, or were to require the indenture trustee to go through the administrative claims procedure established by the FDIC in order to obtain payments on the notes, or were to request a stay of any actions by the indenture trustee to enforce the receivables purchase agreement or the notes against the originator, delays in payments on outstanding series of notes and possible reductions in the amount of those payments could occur.

     In addition, the FDIC as conservator or receiver for the originator could repudiate the receivables purchase agreement. The FDIA would limit the damages for any repudiation to the trust's "actual direct compensatory damages" determined as of the date that the FDIC were appointed as conservator or receiver for the originator. The FDIC, moreover, could delay its decision whether to repudiate the receivables purchase agreement for a reasonable period following its appointment as conservator or receiver for the originator. Therefore, if the FDIC as conservator or receiver for the originator were to repudiate the receivables purchase agreement, the amount payable to you could be lower than the outstanding principal and accrued interest on the notes, thus resulting in losses to you.

     In addition, regardless of the terms of the indenture, the FDIC as conservator or receiver for the originator may have the power to prevent the commencement of an early amortization period, to prevent or limit the early liquidation of the receivables and termination of the trust, or to require the continued transfer of new principal receivables. Regardless of the instructions of those authorized to direct the indenture trustee's action, moreover, the FDIC as conservator or receiver for the originator may have the power to require the early liquidation of the receivables, to require the early termination of the trust and the retirement of the notes, or to prohibit or limit the continued transfer of new principal receivables.

     In the event of the bankruptcy of the servicer, the bankruptcy court may have the power to prevent either the indenture trustee or the noteholders from appointing a successor servicer. In addition, if the servicer becomes a debtor in a bankruptcy case, the servicer's rights under the transfer and servicing agreement (including the right to service the receivables) would be property of the estate of the servicer and, under the Bankruptcy Code, subject to the servicer's right to assume or reject the agreement. See "Description of the Notes -Servicer Default" in this prospectus.

     The transferor has been or will be structured so that (1) the filing of a voluntary or involuntary petition for relief by or against the transferor under the Bankruptcy Code and (2) the substantive consolidation of the assets and liabilities of the transferor with those of its parent is unlikely. The transferor is a separate, limited purpose entity, and its organizational documents contains limitations on the nature of its business and restrictions on its ability to commence a voluntary case or proceeding under the Bankruptcy Code or similar laws without the prior unanimous consent of all of its directors. In addition, the indenture trustee will covenant in the indenture that it will not at any time institute against the transferor any bankruptcy, insolvency or similar proceedings under the Bankruptcy Code or similar laws. Nevertheless, if the transferor were to become a debtor in a bankruptcy case and if a bankruptcy trustee or creditor of the transferor or the transferor as debtor-in-possession were to take the position that the transfer of the receivables by the transferor to the trust should be characterized as a pledge of those receivables, or if the assets and liabilities of the transferor were substantively consolidated with those of an entity in bankruptcy, then delays in payments on the notes and possible reductions in the amount of those payments could result.

     If bankruptcy, insolvency or similar proceedings under the Bankruptcy Code or similar laws occur with respect to the transferor or the originator (if it is not a bank), the transferor or the originator will promptly notify the indenture trustee and a pay out event will occur with respect to each series. Pursuant to the transfer and servicing agreement, newly created receivables will not be transferred to the trust on and after this event. Any principal receivables transferred to the trust prior to the event, as well as collections on those principal receivables and finance charge receivables accrued at any time with respect to those principal receivables, will continue to be part of the trust assets and will be applied as specified above in "Description of the Notes -Application of Collections" and in the accompanying prospectus supplement.

     The bankruptcy court, however, may have the power to delay this procedure or to require the continued transfer of principal receivables to the trust. See "Risk Factors -If a conservator or receiver were appointed for the originator, or if the transferor or the originator became a debtor in a bankruptcy case, delays or reductions in payment of your notes could occur" in this prospectus.

CONSUMER PROTECTION LAWS

     The relationship of the consumer and the provider of consumer credit is extensively regulated by federal and state consumer protection laws. With respect to credit accounts, the most significant federal laws include the Federal Truth-in-Lending, Equal Credit Opportunity, Fair Credit Reporting and Fair Debt Collection Practices Acts. These statutes impose various disclosure requirements either before or when an account is opened, or both, and at the end of monthly billing cycles, and, in addition, limit account holder liability for unauthorized use prohibit discriminatory practices in extending credit, and regulate practices followed in collections. In addition, account holders are entitled under these laws to have payments and credits applied to the revolving credit account promptly and to request prompt resolution of billing errors. Congress and the states may enact new laws and amendments to existing laws to regulate further the consumer revolving credit industry. The trust may be liable for violations of consumer protection laws that apply to the receivables, either as assignee from the transferor with respect to obligations arising before transfer of the receivables to the trust or as the party directly responsible for obligations arising after the transfer. In addition, an account holder may be entitled to assert these violations by way of set-off against the obligation to pay the amount of receivables owing. All receivables that were not created in compliance in all material respects with the requirements of law (if noncompliance has a material adverse effect on the noteholders' interest) will be reassigned to the transferor. The servicer has also agreed in the transfer and servicing agreement to indemnify the trust, among other things, for any liability arising from these violations. For a discussion of the trust's rights if the receivables were not created in compliance in all material respects with applicable laws, see "Description of the Notes -Representations and Warranties" in this prospectus.

     Application of federal and state bankruptcy and debtor relief laws would affect the interests of the noteholders if these laws result in any receivables being charged-off as uncollectible. See "Description of the Notes -Defaulted Receivables; Rebates and Fraudulent Charges Investor Charge-Offs" in this prospectus.

                         FEDERAL INCOME TAX CONSEQUENCES

     The following summary describes generally the material United States federal income tax consequences of an investment in the notes. Additional federal income tax considerations relevant to a particular series may be set forth in the accompanying prospectus supplement. The following summary has been prepared and reviewed by Stroock & Stroock Lavan LLP as special tax counsel to the Issuer ("Special Tax Counsel"). The summary is based on the Internal Revenue Code of 1986, as amended (the "CODE") as of the date of this prospectus, and existing final, temporary and proposed Treasury regulations, revenue rulings and judicial decisions, all of which are subject to prospective and retroactive changes. The summary is addressed only to original purchasers of the notes, deals only with notes held as capital assets within the meaning of Section 1221 of the Code and, except as specifically set forth below, does not address tax consequences of holding notes that may be relevant to investors in light of their own investment circumstances or their special tax situations, including financial institutions, tax-exempt organizations, life insurance companies, dealers in securities, non-U.S. persons, or investors holding the notes as part of a conversion transaction, as part of a hedge or hedging transaction, or as a position in a straddle for tax purposes. Further, this discussion does not address alternative minimum tax consequences or any tax consequences to holders of interests in a noteholder. Special Tax Counsel is of the opinion that the following summary of federal income tax consequences is correct in all material respects. An opinion of Special Tax Counsel, however, is not binding on the Internal Revenue Service ("IRS") or the courts, and no ruling on any of the issues discussed below will be sought from the IRS. Moreover, there are no authorities on similar transactions involving interests issued by an entity with terms similar to those of the notes described in this prospectus. Accordingly, persons considering the purchase of notes should consult their own tax advisors with regard to the United States federal income tax consequences of an investment in the notes and the application of United States federal income tax laws, as well as the laws of any state, local or foreign taxing jurisdictions, to their particular situations.

TAX CHARACTERIZATION OF THE TRUST AND THE NOTES

     TREATMENT OF THE TRUST AS AN ENTITY NOT SUBJECT TO TAX. Special Tax Counsel is of the opinion that, although no transaction closely comparable to that contemplated in this prospectus has been the subject of any Treasury Regulation, revenue ruling or judicial decision, the trust will not be classified as an association or as a publicly traded partnership taxable as a corporation for federal income tax purposes. As a result, the trust will not be subject to federal income tax. However, as discussed above, this opinion is not binding on the IRS and no assurance can be given that this characterization will prevail.

     THE PRECISE TAX CHARACTERIZATION OF THE TRUST FOR FEDERAL INCOME TAX PURPOSES IS NOT evident. It might be viewed as merely holding assets on behalf of the transferor as collateral for notes issued by the transferor. On the other hand, the trust could be viewed as a separate entity for tax purposes issuing its own notes. This distinction, however, should not have a significant tax effect on noteholders except as stated below under "Possible Alternative Characterizations."

     TREATMENT OF THE NOTES AS DEBT. Special Tax Counsel is of the opinion that, although no transaction closely comparable to that contemplated in this prospectus has been the subject of any Treasury regulation, revenue ruling or judicial decision, the notes will be characterized as debt for United States federal income tax purposes. Additionally, the trust will agree by entering into the Indenture, and the noteholders will agree by their purchase and holding of notes, to treat the notes as debt for United States federal income tax purposes.

     POSSIBLE ALTERNATIVE CHARACTERIZATIONS. If, contrary to the opinion of Special Tax Counsel, the IRS successfully asserted that a series or class of notes did not represent debt for United States federal income tax purposes, those notes might be treated as equity interests in the trust or some other entity. If so treated, investors could be treated either as partners in a partnership or, alternatively, as shareholders in a taxable corporation. Treatment of a noteholder as a partner could have adverse tax consequences to holders; for example, income to foreign persons generally would be subject to United States tax and United States tax return filing and withholding requirements, and individual holders might be subject to limitations on their ability to deduct their share of partnership expenses. If notes instead were treated as corporate stock, the taxable corporation would not be able to reduce its taxable income by deductions for interest expense on notes recharacterized as equity, and any increase in the corporate tax imposed with respect to the corporation could materially reduce cash available to make payments on the notes; further, noteholders might not be entitled to any dividends received deduction in respect of payments of interest on notes treated as dividends. In addition, even if the notes are treated as debt, the trust is also able to issue other securities which may be treated as debt or as equity interests in the trust. The issuance of securities requires the delivery of a new opinion of counsel generally to the effect that the issuance will not cause the trust to become taxable as a separate entity for federal income tax purposes; however, any new opinion would not bind the IRS, and the trust could become taxable as a corporation as a result of the issuance, potentially diminishing cash available to make payments on the notes. Prospective investors should consult with their own tax advisors with regard to the consequences of each possible alternative characterization to them in their particular circumstances; the following discussion assumes that the characterization of the notes as debt is correct.

CONSEQUENCES TO HOLDERS OF THE OFFERED NOTES

     Interest and Original Issue Discount. In general, stated interest on a note will be includible in gross income as it accrues or is received in accordance with an noteholder's usual method of tax accounting. If a class of notes is issued with original issue discount ("OID"), the provisions of Sections 1271 through 1273 and 1275 of the Code will apply to those notes. Under those provisions, a holder of a note (including a cash basis holder) generally would be required to include the OID on a note in income for federal income tax purposes on a constant yield basis, resulting in the inclusion of OID in income in advance of the receipt of cash attributable to that income. In general, a note will be treated as having OID to the extent that its "stated redemption price" exceeds its "issue price," if the excess equals or exceeds 0.25 percent multiplied by the weighted average life of the note (determined by taking into account the number of complete years following issuance until payment is made for each partial principal payment). Under Section 1272(a)(6) of the Code, special provisions apply to debt instruments on which payments may be accelerated due to prepayments of other obligations securing those debt instruments. However, no regulations have been issued interpreting those provisions, and the manner in which those provisions would apply to the notes is unclear, but the application of Section 1272(a)(6) could affect the rate of accrual of OID and could have other consequences to holders of the notes. Additionally, the IRS could take the position based on Treasury regulations that none of the interest payable on a note is "unconditionally payable" and hence that all of the interest should be included in the note's stated redemption price at maturity. If sustained, the treatment should not significantly affect tax liabilities for most holders of the notes, but prospective noteholders should consult their own tax advisors concerning the impact to them in their particular circumstances. The trust intends to take the position that interest on the notes constitutes "qualified stated interest" and that the above consequences do not apply.

     MARKET DISCOUNT. A holder of a note who purchases an interest in a note at a discount that exceeds any OID not previously includible in income may be subject to the "market discount" rules of Sections 1276 through 1278 of the Code. These rules provide, in part, that gain on the sale or other disposition of a note and partial principal payments on a note are treated as ordinary income to the extent of accrued market discount. The market discount rules also provide for deferral of interest deductions with respect to debt incurred to purchase or carry a note that has market discount.

     MARKET PREMIUM. A holder of a note who purchases an interest in a note at a premium may elect to amortize the premium against interest income over the remaining term of the note in accordance with the provisions of Section 171 of the Code.

     DISPOSITION OF THE NOTES; DEFEASANCE. Upon the sale, exchange or retirement of a note, the holder of the note generally will recognize taxable gain or loss in an amount equal to the difference between the amount realized on the disposition (other than amounts attributable to accrued interest) and the holder's adjusted tax basis in the note. A taxable exchange of a note could also occur as a result of the transferor's substitution of money or investments for the receivables in the trust portfolio. See "Description of the Notes -Defeasance" in this prospectus. The holder's adjusted tax basis in the note generally will equal the cost of the note to this holder, increased by any market or original issue discount previously included in income by this holder with respect to the note, and decreased by the amount of any bond premium previously amortized and any payments of principal or OID previously received by this holder with respect to the note. Any gain or loss generally will be capital gain or loss, except to the extent of accrued market discount not previously included in income, and will be long-term capital gain or loss if at the time of sale the note has been held for more than one year.

     FOREIGN HOLDERS. Under United States federal income tax law now in effect, payments of interest by the trust to a holder of a note who, as to the United States, is a nonresident alien individual or a foreign corporation (a "foreign person") generally will be considered "portfolio interest," and generally will not be subject to United States federal income tax and withholding tax, provided the interest is not effectively connected with the conduct of a trade or business within the United States by the foreign person and the foreign person
(1) is not for United States federal income tax purposes (a) actually or constructively a "10 percent shareholder" of the transferor or the trust, (b) a "controlled foreign corporation" with respect to which the transferor or the trust is a "related person" within the meaning of the Code, or (c) a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business, and (2) provides the person who is otherwise required to withhold United States tax with respect to the notes with an appropriate statement (on IRS Form W-8 or a substitute form), signed under penalties of perjury, certifying that the beneficial owner of the note is a foreign person and providing the foreign person's name and address. If a note is held through a securities clearing organization or other financial institutions (as is expected to be the case unless definitive notes are issued), the organization or institution may provide the relevant signed statement generally to the withholding agent; in that case, however, the signed statement generally must be accompanied by an IRS Form W-8 or substitute form provided by the foreign person that owns the note. If the interest is not portfolio interest, then it will be subject to United States federal income and withholding tax at a rate of 30%, unless reduced or eliminated pursuant to an applicable tax treaty or the interest is effectively connected with the conduct of a trade or business within the United States and, in either case, the appropriate statement has been provided. The U.S. Treasury Department recently issued final Treasury regulations which will revise some of the foregoing procedures whereby a foreign person may establish an exemption from withholding generally beginning January 1, 2001; foreign persons should consult their tax advisors concerning the impact to them, if any, of the revised procedures.

     Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a note by a foreign person will be exempt from United States federal income tax and withholding tax, provided that (1) the gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person, and (2) in the case of an individual foreign person, the individual is not present in the United States for 183 days or more in the taxable year.

     Backup Withholding. Payments of principal and interest, as well as payments of proceeds from the sale, retirement or disposition of a note, may be subject to "backup withholding" tax under Section 3406 of the Code at a rate of 31% if a recipient of these payments fails to furnish to the payor identifying information. Any amounts deducted and withheld would be allowed as a credit against the recipient's United States federal income tax, provided appropriate proof is provided under rules established by the IRS. Furthermore, penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner. Backup withholding will not apply with respect to payments made to exempt recipients, including as corporations and financial institutions. Holders of the notes should consult their tax advisors regarding their qualification for exemption from backup withholding and the procedure for obtaining an exemption.

     THE UNITED STATES FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY, MAY NOT BE APPLICABLE DEPENDING UPON A HOLDER'S PARTICULAR TAX SITUATION, AND DOES NOT PURPORT TO ADDRESS THE ISSUES DESCRIBED WITH THE DEGREE OF SPECIFICITY THAT WOULD BE PROVIDED BY A TAXPAYER'S OWN TAX ADVISOR. PROSPECTIVE PURCHASERS SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE NOTES AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL TAX LAWS.

                        STATE AND LOCAL TAX CONSEQUENCES

     The discussion above does not address the taxation of the trust or the tax consequences of the purchase, ownership or disposition of an interest in the notes under any state or local tax law. Each investor should consult its own tax adviser regarding state and local tax consequences. ERISA CONSIDERATIONS

     Subject to the considerations described below and in the accompanying prospectus supplement, the notes may be purchased by, on behalf of, or with "plan assets" of any employee benefit or other plan that is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or
Section 4975 of the Internal Revenue Code of 1986, as amended (each, a "PLAN"). Any Plan fiduciary that proposes to cause a Plan to acquire any of the notes should consult with its counsel with respect to the potential consequences under ERISA and the Code of the Plan's acquisition and ownership of the Notes. See "ERISA Considerations" in the accompanying prospectus supplement.

     Section 406 of ERISA and Section 4975 of the Code prohibit Plans from engaging in transactions involving "plan assets" with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code (collectively, "Parties In Interest") with respect to the Plan. A violation of these "prohibited transaction" rules may generate excise tax and other liabilities under ERISA and Section 4975 of the Code for these persons, unless a statutory, regulatory or administrative exemption is available.

     Some employee benefit plans, including governmental plans (as defined in Section 3(32) of ERISA) and some church plans (as defined in Section 3(33) of ERISA), are not subject to the requirements of ERISA or Section 4975 of the Code. Accordingly, assets of these plans may be invested in the notes without regard to the ERISA considerations described in this prospectus, subject to the provisions or other applicable federal and state law. However, any plan that is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code is subject to the prohibited transaction rules set forth in Section 503 of the Code.

     Fiduciaries or other persons contemplating purchasing the notes on behalf or with "plan assets" of any Plan should consult their own counsel regarding whether the trust assets represented by the notes would be considered "plan assets," the consequences that would apply if the trust's assets were considered "plan assets," and the availability of exemptive relief from the prohibited transaction rules.

     Finally, Plan fiduciaries and other Plan investors should consider the fiduciary standards under ERISA or other applicable law in the context of the Plan's particular circumstances before authorizing an investment of a portion of the Plan's assets in the notes. Accordingly, among other factors, Plan fiduciaries and other Plan investors should consider whether the investment (1) satisfies the diversification requirement of ERISA or other applicable law, (2) is in accordance with the Plan's governing instruments, and (3) is prudent in light of the "Risk Factors" and other factors discussed in the accompanying prospectus supplement.

                              PLAN OF DISTRIBUTION

     Subject to the terms and conditions set forth in an underwriting agreement to be entered into with respect to each series of notes, the transferor will cause the notes to be sold by the trust to each of the underwriters named in that underwriting agreement and in the accompanying prospectus supplement, and each of those underwriters will severally agree to purchase from the trust, the principal amount of notes set forth in that underwriting agreement and in the accompanying prospectus supplement (subject to proportional adjustment on the terms and conditions set forth in the related underwriting agreement in the event of an increase or decrease in the aggregate amount of notes offered by this prospectus and by the accompanying prospectus supplement).

     In each underwriting agreement, the several underwriters will agree, subject to the terms and conditions set forth in that underwriting agreement, to purchase all the notes offered by this prospectus and by the accompanying prospectus supplement if any of those notes are purchased. In the event of a default by any underwriter, each underwriting agreement will provide that, purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated. Each prospectus supplement will set forth the price at which each series of notes or class being offered initially will be offered to the public and any concessions that may be offered to dealers participating in the offering of those notes. After the initial public offering, the public offering price and the concessions may be changed.

     Each underwriting agreement will provide that the transferor will indemnify the related underwriters against liabilities, including liabilities under the Securities Act of 1933, as amended.

     The place and time of delivery for any series of notes in respect of which this prospectus is delivered will be set forth in the accompanying prospectus supplement.

                             REPORTS TO NOTEHOLDERS

     The servicer will prepare monthly and annual reports that will contain information about the trust. The financial information contained in the reports will not be prepared in accordance with generally accepted accounting principles. Unless and until definitive notes are issued, the reports will be sent to Cede & Co. which is the nominee of The Depository Trust Company and the registered holder of the notes. No financial reports will be sent to you. See "Description of the Notes -Book-Entry Registration," "-Reports to Noteholders" and "-Evidence as to Compliance" in this prospectus.

                       WHERE YOU CAN FIND MORE INFORMATION

     We filed a registration statement relating to the notes with the SEC. This prospectus is part of the registration statement, but the registration statement includes additional information.

     The servicer will file with the SEC all required annual, monthly and special SEC reports and other information about the trust.

     You may read and copy any reports, statements or other information we file at the SEC's public reference room in Washington, D.C. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at (800) SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings are also available to the public on the SEC Internet site (http://www.sec.gov.).

     The SEC allows us to "incorporate by reference" information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information that we file later with the SEC will automatically update the information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus or the accompanying prospectus supplement. We incorporate by reference any future annual, monthly and special SEC reports and proxy materials filed by or on behalf of the trust until we terminate our offering of the notes.

     As a recipient of this prospectus, you may request a copy of any document we incorporate by reference, except exhibits to the documents (unless the exhibits are specifically incorporated by reference), at no cost, by writing or calling us at: Asset Backed Securities Corporation, 11 Madison Avenue, New York, NY 10010, telephone, (212) 325-2000.

                          INDEX OF TERMS FOR PROSPECTUS

TERM                                                                      PAGE

Addition Date............................................................24
Administrator.............................................................7
Adverse Effect...........................................................18
Cash Collateral Account..................................................50
Cash Collateral Guaranty.................................................50
Collection Account.......................................................26
Credit Enhancement Percentage............................................29
Cut-Off Date..............................................................8
Defaulted Accounts.......................................................29
Determination Date.......................................................31
Discount Option..........................................................26
Discount Percentage......................................................26
Eligible Account.........................................................21
Eligible Institution.....................................................27
Eligible Investments.....................................................27
Eligible Receivable......................................................22
Enhancement Invested Amount..............................................49
Finance Charge Receivables................................................8
Foreclosure Certificate..................................................43
Funding Period...........................................................28
Invested Amount..........................................................10
Investor Percentage......................................................10
Issuer....................................................................6
L/C Bank.................................................................50
Moody's..................................................................27
Owner Trustee.............................................................6
Paired Series............................................................33
Participations...........................................................23
Parties In Interest......................................................60
Pay Out Event............................................................33
Paying Agent.............................................................28
Pre-Funding Account......................................................28
Principal Funding Account................................................16
Principal Receivables.....................................................7
Qualified Account........................................................26
Rating Agency............................................................53
Receivables Purchase Agreement...........................................51
Required Minimum Principal Balance.......................................19
Required Transferor Interest.............................................30
Reserve Account..........................................................51
Securities Act...........................................................17
Securities Intermediary..................................................26
Series Enhancer..........................................................37
Servicer Default.........................................................36
Special Funding Account..................................................26
Special Tax Counsel......................................................56
Spread Account...........................................................51
Standard & Poor's........................................................27
Supplemental Certificate.................................................35
Tax Opinion..............................................................18
Transferor Certificate...................................................11
Transferor Interest......................................................11
Transferor Percentage....................................................11
Trust.....................................................................6
Trust Portfolio...........................................................7
Trust Termination Date...................................................33
Unallocated Principal Collections........................................30

                                     ANNEX I

          GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

     The globally offered Credit Card Master Note Trust Asset Backed Notes (the "global securities") to be issued in series from time to time (each, a "series") will be available only in book-entry form. Investors in the global securities may, as specified in the related prospectus supplement hold those global securities through any of The Depository Trust Company ("DTC"), Clearstream, Luxembourg or Euroclear. The global securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

     Secondary market trading between investors holding global securities through Clearstream, Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

     Secondary market trading between investors holding global securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

     Secondary cross-market trading between Clearstream, Luxembourg or Euroclear and DTC participants holding notes will be effected on a delivery-against-payment basis through the respective depositaries of Clearstream, Luxembourg and Euroclear (in this capacity) and as DTC participants.

     Non-U.S. holders (as described below) of global securities will be subject to U.S. withholding taxes unless the holders meet specified requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

     All global securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the global securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Clearstream, Luxembourg and Euroclear will hold positions on behalf of their participants through their respective depositaries, which in turn will hold positions in accounts as DTC participants.

     Investors electing to hold their global securities through DTC (other than through accounts at Clearstream, Luxembourg or Euroclear) will follow the settlement practices applicable to U.S. corporate debt obligations. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their global securities through Clearstream, Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds in registered form. Global securities will be credited to the securities custody accounts on the settlement date against payment for value on the settlement date.

SECONDARY MARKET TRADING

     Because the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     Trading between DTC Participants. Secondary market trading between DTC participants (other than Citibank, N.A. ("Citibank") and Morgan Guaranty Trust Company of New York ("Morgan") as depositories for Clearstream, Luxembourg and Euroclear, respectively) will be settled using the procedures applicable to U.S. corporate debt obligations in same-day funds.

     Trading between Clearstream, Luxembourg Customers and/or Euroclear Participants. Secondary market trading between Clearstream, Luxembourg customers or Euroclear participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

     Trading between DTC seller and Clearstream, Luxembourg or Euroclear purchaser. When global securities are to be transferred from the account of a DTC participant (other than Citibank and Morgan as depositories for Clearstream, Luxembourg and Euroclear, respectively) to the account of a Clearstream, Luxembourg customer or a Euroclear participant, the purchaser must send instructions to Clearstream, Luxembourg prior to settlement date 12:30. Clearstream, Luxembourg or Euroclear, as the case may be, will instruct Citibank or Morgan, respectively, to receive the global securities for payment. Payment will then be made by Citibank or Morgan, as the case may be, to the DTC participant's account against delivery of the global securities. After settlement has been completed, the global securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream, Luxembourg customer's or Euroclear participant's account. Credit for the global securities will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the global securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream, Luxembourg or Euroclear cash debit will be valued instead as of the actual settlement date.

     Clearstream, Luxembourg customers and Euroclear participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream, Luxembourg or Euroclear. Under this approach, they may take on credit exposure to Clearstream, Luxembourg or Euroclear until the global securities are credited to their accounts one day later.

     As an alternative, if Clearstream, Luxembourg or Euroclear has extended a line of credit to them, Clearstream, Luxembourg customers or Euroclear participants can elect not to pre-position funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream, Luxembourg customers or Euroclear participants purchasing global securities would incur overdraft charges for one day, assuming they cleared the overdraft when the global securities were credited to their accounts. However, interest on the global securities would accrue from the value date. Therefore, in many cases the investment income on the global securities earned during that one-day period may substantially reduce or offset the amount of the overdraft charges, although this result will depend on each Clearstream, Luxembourg customer's or Euroclear participant's particular cost of funds.

     Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending global securities to Citibank or Morgan for the benefit of Clearstream, Luxembourg customers or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant a cross-market transaction will settle no differently from a trade between two DTC participants.

     Trading between Clearstream, Luxembourg or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, Clearstream, Luxembourg customers and Euroclear participants may employ their customary procedures for transactions in which global securities are to be transferred by the respective clearing system, through Citibank or Morgan, to another DTC participant. The seller will send instructions to Clearstream, Luxembourg before settlement date 12:30. In these cases, Clearstream, Luxembourg or Euroclear will instruct Citibank or Morgan, as appropriate, to credit the global securities to the DTC participant's account against payment. The payment will then be reflected in the account of the Clearstream, Luxembourg customer or Euroclear participant the following day, and receipt of the cash proceeds in the Clearstream, Luxembourg customer's or Euroclear participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). If the Clearstream, Luxembourg customer or Euroclear participant has a line of credit with its respective clearing system and elects to draw on a line of credit in anticipation of receipt of the sale proceeds in its account, the back-valuation may substantially reduce or offset any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream, Luxembourg customer's or Euroclear participant's account would instead be valued as of the actual settlement date.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

     A beneficial owner of global securities holding securities through Clearstream, Luxembourg or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless, under currently applicable law,
(1) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between the beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and
(2) a beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

     Exemption for non-U.S. Persons (Form W-8). Beneficial owners of notes that are non-U.S. Persons generally can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of the change.

     Exemption for non-U.S. Persons with effectively connected income (Form
4224). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

     Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form 1001). Non-U.S. Persons that are note owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the note owner or his agent.

     Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

     U.S. Federal Income Tax Reporting Procedure. The note owner of a global security or, in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

     The term "U.S. Person" means (1) a citizen or resident of the United States, (2) a corporation or partnership organized in or under the laws of the United States, any state of the fifty states, or any political subdivision of either (including the District of Columbia), or (3) an estate or trust the income of which is includible in gross income for United States tax purposes regardless of its source. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the global securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the global securities. Further, the U.S. Treasury Department has recently finalized new regulations that will revise some aspects of the current system for withholding on amounts paid to foreign persons. Under these regulations, interest or OID paid to a nonresident alien would continue to be exempt from U.S. withholding taxes (including backup withholding) provided that the holder complies with the new certification procedures.

            ____________ DEALER FLOORPLAN MASTER NOTE TRUST ____-___
                                     Issuer

                       ASSET BACKED SECURITIES CORPORATION
                                   Transferor

                              --------------------
                                    Servicer

                                 Series 200_-__
                                        $
                    Class A Floating Rate Asset Backed Notes
                                        $
                    Class B Floating Rate Asset Backed Notes
                                        $
                    Class C Floating Rate Asset Backed Notes
                              --------------------
                              PROSPECTUS SUPPLEMENT

                              --------------------
                                   ----------

                                   ----------

                   SUBJECT TO COMPLETION, DATED ________, 2000

             PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED _______, 2000

              __________ DEALER FLOORPLAN MASTER NOTE TRUST 200_-_

                       ASSET BACKED SECURITIES CORPORATION
                                   Transferor

                             ----------------------
                                    Servicer


The trust will issue the following classes of asset backed notes:


                                   CLASS A NOTES                CLASS B NOTES               CLASS C NOTES
   PRINCIPAL AMOUNT:               $                            $                           $
   INTEREST RATE:                  [Libor plus] __% per year    [Libor plus] __% per year   [Libor plus] __% per year
                                   Monthly on the 17th,         Monthly on the 17th,        Monthly on the 17th,
   INTEREST PAYMENT DATES:         beginning, _______, 200_     beginning, _______, 200_    beginning, _______, 200_
   EXPECTED PRINCIPAL PAYMENT
   DATE:                           ______, 200_                 ______, 200_                ______, 200_
   LEGAL MATURITY DATE:            ______, 200_                 ______, 200_                ______, 200_
   PRICE TO PUBLIC:                $       (or %)               $        (or %)             $        (or %)
   UNDERWRITING DISCOUNT:          $       (or %)               $        (or %)             $        (or %)
   PROCEEDS TO ISSUER:             $       (or %)               $        (or %)             $        (or %)

The Class B notes are subordinated to the Class A notes. The Class C notes are subordinated to the Class A and Class B notes.

We expect to issue your series of notes on or about, _____ 200_. We will deliver your series of notes in book-entry form.

YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE S-_ IN THIS PROSPECTUS SUPPLEMENT AND ON PAGE _ IN THE PROSPECTUS.

The notes are obligations of __________ Dealer Floorplan Master Note Trust 200_-_ only and are not obligations of Asset Backed Securities Corporation, _____________, _____________ or any other person.

Neither the Securities and Exchange Commission nor any state securities commission has approved these notes or determined that this prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.


                           CREDIT SUISSE FIRST BOSTON
                               ____________, 2000

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

          We provide information to you about the notes in two separate documents:

          o the accompanying prospectus, which provides general information, some of which may not apply to your series of notes, and

          o this prospectus supplement, which describes the specific terms of your series of notes.

          If the terms of your series of notes vary between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

          You should rely only on the information provided in this prospectus supplement and the accompanying prospectus, including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the notes in any state where the offer is not permitted.

          We include cross references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. The following Table of Contents and the Table of Contents in the accompanying prospectus provide the pages on which these captions are located.

          This prospectus supplement uses defined terms. You can find a listing of the pages where definitions can be found under the caption "Index of Terms for Prospectus Supplement" beginning on page S-__ in this prospectus supplement and under the caption "Index of Terms for Prospectus" beginning on page __ in the accompanying prospectus.

                                TABLE OF CONTENTS
                                                                        PAGE
Transaction Summary......................................................S-
Summary of Terms.........................................................S-
Risk Factors.............................................................S-
_________'s Dealer Floorplan Portfolio...................................S-
The Trust Portfolio......................................................S-
Maturity Considerations..................................................S-
The Originator...........................................................S-
The Servicer ............................................................S-
The Transferor...........................................................S-
Description of Series Provisions.........................................S-
ERISA Considerations.....................................................S-
Underwriting.............................................................S-
Legal Matters............................................................S-
Index of Terms for Prospectus Supplement.................................S-
Annex I: Other Series Issued and Outstanding.............................S-


                               TRANSACTION SUMMARY

Trust:                         __________ Dealer Floorplan Master Note Trust 200_-_
Transferor:                    Asset Backed Securities Corporation
Originator:                    ___________
Servicer:                      ___________
Indenture Trustee:             ___________
Owner Trustee:                 ___________
Closing Date:                  _______, 200_
Clearance and Settlement:      DTC/Clearstream, Luxembourg/Euroclear
Servicing Fee Rate:            ___%

                                CLASS A NOTES                CLASS B NOTES                CLASS C NOTES
Anticipated Ratings
(Moody's/Standard &
  Poor's/Fitch IBCA):*          Aaa/AAA/AAA                  A2/A/A                       Baa2/BBB/BBB

Credit Enhancement:             subordination of Class B     subordination of Class C     spread account
                                and Class C
Interest Rate:                  [One-Month LIBOR] plus [     [One-Month LIBOR] plus [     [One-Month LIBOR] plus [
                                ]% per year                  ]% per year                  ]% per year
Interest Accrual Method:
                                [actual/360]                 [actual/360]                 [actual/360]
Interest Payment Dates:
                                monthly (17th)               monthly (17th)               monthly (17th)
[Interest Rate Index Reset      [2 London business days      [2 London business days      [2 London business days
Date:]                          before each interest         before each interest         before each interest
                                payment date]                payment date]                payment date]
First Interest Payment Date:
                                _____, 200_                  _____, 200_                  _____, 200_
Expected Principal Payment
Date:                           _____, 200_                  _____, 200_                  _____, 200_
Commencement of Accumulation
Period
  (subject to adjustment):
                                _____, 200_                  _____, 200_                  _____, 200_
Legal Final Maturity Date:
                                _____, 200_                  _____, 200_                  _____, 200_

---------------
* It is a condition to issuance that one of these ratings be obtained.

                                SUMMARY OF TERMS

          This summary highlights selected information and does not contain all of the information that you need to consider in making your investment decision. You should carefully read this entire document and the accompanying prospectus before you purchase any notes.

THE ISSUER

The notes will be issued by __________ Dealer Floorplan Master Note Trust 200_-_, a Delaware statutory business trust, pursuant to an indenture supplement to an indenture, each between the trust and the indenture trustee.

The indenture trustee is _______________.

THE SERIES 200_-_ NOTES

INTEREST

The Class A notes will bear interest at [one-month LIBOR as determined each month] plus __% per annum.

The Class B notes will bear interest at [one-month LIBOR as determined each month] plus __% per annum.

The Class C notes will bear interest at [one-month LIBOR as determined each month] plus __% per annum.

For each class of the Series 200_-__ notes, interest will be calculated as follows:

o    Principal balance, multiplied by

o    Number of days in prior monthly interest period, multiplied by

o    applicable interest rate, divided by o 360.

Each interest period begins on and includes a distribution date and ends on but excludes the next distribution date. However, the first interest period will begin on and include the closing date.

Interest on the Series 200_-__ notes will be paid on each distribution date, which will be _____ [17], 200_ and the 17th day of each following month if the 17th is a business day and, if not, the following business day.

See "Description of Series Provisions -- Interest Payments" in this prospectus supplement for a description of how and when LIBOR will be determined.

PRINCIPAL

Principal of the Class A notes, the Class B notes and the Class C notes is expected to be paid in full on the _____ 200_ distribution date. However:

o no principal will be paid on the Class B notes until the Class A notes are paid in full; and

o no principal will be paid on the Class C notes until the Class A and Class B notes are paid in full.

We are scheduled to begin accumulating collections of principal receivables starting on, _____ 200_ for payment to the Series 200_-__ noteholders on the expected principal payment date, but we may begin accumulating at a later date.

Principal of the Series 200_-__ notes may be paid earlier or later than the expected principal payment date. You will not be entitled to any premium for early or late payment of principal. If specified adverse events known as pay out events occur, principal may be paid earlier than expected. If collections of the receivables are less than expected or are collected more slowly than expected, then principal payments may be delayed. If the Series 200_-__ notes are not paid on the expected principal payment date, collections of principal receivables will continue to be used to pay principal on the Series 200_-__ notes until the notes are paid or until ______, 200_, whichever occurs first. _______, 200_ is the legal maturity date for Series 200_-__ .

For more information about principal payments, see "Maturity Considerations," "Description of Series Provisions -- Principal Payments" and "-- Allocation Percentages" in this prospectus supplement.

CREDIT ENHANCEMENT

  SUBORDINATION

Credit enhancement for the Class A notes is provided by the subordination of the Class B notes and the Class C notes.

Credit enhancement for the Class B notes is provided by the subordination of the Class C notes.

  SPREAD ACCOUNT

A spread account will provide credit enhancement for the Class C notes. The spread account initially will not be funded. After the Series 200_-__ notes are issued, deposits into the spread account will be made each month from available finance charge collections and, if necessary and available, excess finance charge collections from other series in group one up to the required spread account amount as described in this prospectus supplement under "Description of Series Provisions -- Spread Account." The spread account will be used to make payments on the Class C notes if collections of receivables allocated to the Class C notes are insufficient to make required payments.

Credit enhancement for your series is for your series' benefit only, and you are not entitled to the benefits of credit enhancement available to other series.

For more information about credit enhancement, see "Description of Series Provisions -- Reallocated Principal Collections," "-- Application of Collections" and "-- Defaulted Receivables; Investor Charge-Offs" in this prospectus supplement.

EVENTS OF DEFAULT

The Series 200_-__ notes are subject to specified events of default described under "Description of Series Provisions -- Events of Default" in this prospectus supplement and "The Indenture -- Events of Default; Rights upon Event of Default" in the accompanying prospectus. These include, among other things, the failure to pay interest for __ days after it is due or to pay principal on the legal maturity date.

In case any event of default occurs and continues with respect to the Series 200_-__ notes, the indenture trustee or holders of more than 50% of the then-outstanding principal balance of the Series 200_-__ notes may declare the principal amount of the notes to be immediately due and payable. That declaration may, be rescinded by holders of more than 50% of the then-outstanding principal balance of the Series 200_-__ notes.

After an event of default and the acceleration of the Series 200_-__ notes, funds on deposit in the collection account, the principal funding account, the reserve account and, with respect to the Class C notes, the spread account will be applied to pay principal of and interest on the Series 200_-__ notes to the extent permitted by law. Principal collections and finance charge collections allocated to Series 200_-__ will be applied to make monthly principal and interest payments on the Series 200_-__ notes until the earlier of the date those notes are paid in full or the legal final maturity of those notes.

If the Series 200_-__ notes are accelerated or the issuer fails to pay the principal of the Series 200_-__ notes on the legal maturity, once conditions described in the prospectus under "The Indenture -- Events of Default; Rights upon Event of Default" are satisfied, the indenture trustee may, if legally permitted, or will at the direction of holders of at least 66 2/3% of the principal amount of each class of Series 200_-__ notes:

o institute proceedings in its own name for the collection of all amounts then payable on the Series 200_-__ notes;

o take any other appropriate action to protect and enforce the rights and remedies of the indenture trustee and the Series 200_-__ noteholders; or

o foreclose on a portion of the trust's assets by causing the trust to sell an interest in the assets of the trust by issuing a foreclosure certificate to the holders of the notes or to a third party selected by the indenture trustee or by holders of more than 50% of the then-outstanding principal balance of the Series 200_-__ notes.

A foreclosure certificate is an investor certificate issued by the trust representing ownership of the interest in the assets of the trust securing the Series 200_-__ notes. A foreclosure certificate held by a noteholder or a third party will be subject to restrictions on transfer described under "The Indenture -- Events of Default; Rights upon Event of Default" in the accompanying prospectus.

OTHER INTERESTS IN THE TRUST

  OTHER SERIES OF NOTES

The trust will issue other series of notes secured by the assets of the trust from time to time in the future. A summary of the outstanding series is in "Annex I: Other Series Issued and Outstanding" included at the end of this prospectus supplement. The issuance of future series will occur without prior review or consent by you or any other noteholder.

  THE TRANSFEROR INTEREST

The interest in the trust not securing your series or any other series is the transferor interest. The transferor interest is owned by the transferor. The transferor may, however, sell all or a portion of its interest in the transferor interest. The transferor interest does not provide credit enhancement for your series or any other series.

THE RECEIVABLES

The primary assets of the trust are a pool of wholesale receivables generated or to be generated from time to time in a portfolio of revolving financing arrangements with [automobile dealers] to finance their [automobile and light truck inventory held by the trust and cash held by the trust]. The receivables consist of principal receivables and finance charge receivables.

The following information is as of _______ 200_:

o    Receivables in the trust: $

o    Accounts designated to the trust: ________

For more information, see "The Trust Portfolio" in this prospectus supplement.

ALLOCATIONS OF COLLECTIONS

The servicer will collect payments on the receivables and will deposit those collections in an account. It will keep track of those collections that are finance charge receivables and those that are principal receivables.

Each month, the servicer will allocate collections received among:

o    your series;

o    other series outstanding; and

o    the transferor interest in the trust.

The amount allocated to your series will be determined based mainly upon the size of the invested amount of your series compared to the total amount of principal receivables in the trust. At the time of issuance of the Series 200_-__ notes, the invested amount for Series 200_-__ will be $______. You are entitled to receive payments of interest and principal only from collections of receivables and other trust assets allocated to your series. If the invested amount of your series declines, amounts allocated and available for payment to your series and to you may be reduced. For a description of the allocation calculations and the events which may lead to these reductions, see "Description of Series Provisions -- Allocation Percentages" and "-- Reallocated Principal Collections" in this prospectus supplement.

APPLICATION OF COLLECTIONS

  FINANCE CHARGE COLLECTIONS

The trust will apply your series' share of collections of finance charge receivables each month in the following order of priority:

o    to pay interest on the Class A notes;

o    to pay interest on the Class B notes;

o    to pay the servicing fee;

o    to pay interest on the Class C notes;

o    to cover your series' allocation of defaulted receivables;

o to cover reductions in your series' invested amount resulting from investor charge-offs allocated to your series and from reallocated principal collections, in each case that have not been reimbursed;

o to fund, in limited circumstances, a reserve account to cover interest payment shortfalls for Class A and Class B during the accumulation period;

o to make a deposit, if needed, to the spread account for Class C up to the required spread account amount; and

o to other series in group one or to the holders of the transferor certificates.

For a more detailed description of these applications, see "Description of Series Provisions -- Application of Collections" in this prospectus supplement.

  PRINCIPAL COLLECTIONS

The trust will apply your series' share of principal collections each month as follows:

o During the revolving period, no principal will be paid to you or accumulated in a trust account. Instead, your series' share of principal collections will be treated as shared principal collections and may be available to make principal payments for other series in group one.

o The accumulation period is scheduled to begin on, ______ 200 , but may begin at a later date. During the accumulation period, your series' share of principal collections will be deposited in a trust account, up to a controlled deposit amount. On the expected principal payment date, amounts on deposit in that account will be paid first to the Class A noteholders, then to the Class B noteholders and then to the Class C noteholders.

o If a pay out event (described below) that applies to Series 200_-__ or to all series occurs, the early amortization period will begin. During the early amortization period, your series' share of principal collections will be paid first to the Class A noteholders, then to the Class B noteholders and then to the Class C noteholders.

o During any of the above periods, principal collections allocated to your series, may be reallocated, if necessary, to make required interest payments on the Class A notes and the Class B notes not made from available finance charge collections, excess finance charge collections available from other series in group one or funds in the reserve account. However, for any monthly period, the sum of these reallocated principal collections cannot exceed __% of the initial invested amount of your series, as reduced due to the writing off of receivables or for previously reallocated principal collections, in each case that have not been reimbursed.

o Any remaining principal collections will first be made available to other series in group one and then be paid to the holders of the transferor certificates or deposited in the special funding account.

For a more detailed description of these applications, see "Description of Series Provisions -- Application of Collections" in this prospectus supplement.

PAY OUT EVENTS

The documents under which the Series 200_-__ notes will be issued include a list of adverse events known as pay out events. If a pay out event that applies to Series 200_-__ or to all series occurs, the trust will use collections of principal receivables allocated to Series 200_-__ each month to pay principal on the Series 200_-__ notes.

Pay out events may occur if the transferor fails to make required payments or deposits, violates other covenants and agreements or makes representations and warranties that are materially incorrect.

The following also are pay out events:

o The yield on the trust portfolio less the amount of receivables that are written off as uncollectible allocated to Series 200_-__ , averaged over three months is less than the weighted average interest rate for Series 200_-__ , calculated by taking into account the interest rate for the Class A notes, the Class B notes and the Class C notes, plus the servicing fee rate for Series 200_-__ ;

o The Class A notes, the Class B notes or the Class C notes are not paid in full on their expected principal payment dates;

o Bankruptcy, insolvency or similar events relating to the transferor (including any additional transferor) or the servicer;

o The transferor (including any additional transferor) is unable to transfer receivables to the trust as required under the transfer and servicing agreement;

o The transferor does not transfer receivables in additional accounts to the trust within 5 business days of when required under the transfer and servicing agreement;

o    Specified defaults of the servicer;

o The trust becomes subject to regulation as an "investment company" under the Investment Company Act of 1940; or

o    An event of default occurs for the Series 200_-__ notes.

For a more detailed discussion of the pay out events, see "Description of Series Provisions -- Pay Out Events" in this prospectus supplement and "Description of the Notes -- Pay Out Events" in the accompanying prospectus.

OPTIONAL REDEMPTION

The trust has the option to repurchase your notes when the outstanding principal amount for your series has been reduced to 10% or less of the initial principal amount (as increased by the principal amount of any notes of your series issued after the closing date). See "Description of the Notes -- Final Payment of Principal; Termination" in the accompanying prospectus.

DENOMINATIONS

Beneficial interests in the Series 200_-___ notes may be purchased in minimum denominations of $1,000 and multiples of $1,000 in excess of that amount.

REGISTRATION, CLEARANCE AND SETTLEMENT

The Series 200_-__ notes will be in book-entry form and will be registered in the name of Cede & Co., as the nominee of The Depository Trust Company. Except in limited circumstances, you will not receive a definitive instrument representing your notes. See "Description of the Notes -- Definitive Notes" in the accompanying prospectus.

You may elect to hold your Series 200_-__ notes through The Depository Trust Company, in the United States, or Clearstream, Luxembourg or the Euroclear System, in Europe.

Transfers will be made in accordance with the rules and operating procedures of those clearing systems. See "Description of the Notes -- Book-Entry Registration" in the accompanying prospectus.

TAX STATUS

Subject to important considerations described under "Federal Income Tax Consequences" in the accompanying prospectus, Stroock & Stroock Lavan LLP, as special tax counsel to the trust, is of the opinion that under existing law your Series 200_-__ notes will be characterized as debt for federal income tax purposes. By your acceptance of a Series 200_-__ note, you will agree to treat your Series 200_-__ notes as debt for federal, state and local income and franchise tax purposes. See "Federal Income Tax Consequences" in the accompanying prospectus for additional information concerning the application of federal income tax laws.

ERISA CONSIDERATIONS

Subject to important considerations described under "ERISA Considerations" in this prospectus supplement and in the accompanying prospectus, the Series 200_-__ notes are eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts. A fiduciary or other person contemplating purchasing the Series 200_-__ notes on behalf of or with plan assets of any plan or account should consult with its counsel regarding whether the purchase or holding of the Series 200_-__ notes could give rise to a transaction prohibited or not otherwise permissible under ERISA or Section 4975 of the Internal Revenue Code.

                                  RISK FACTORS

          You should carefully consider the following risk factors prior to any purchase of certificates. You should also consider the information set forth under "Risk Factors" in the prospectus.

YOU MAY HAVE DIFFICULTY SELLING YOUR
NOTES.................................  The notes will not be listed on any securities exchange. As a result, if you wish to sell your notes, you will have to find a purchaser that is willing to purchase your notes. The underwriter intends to make a secondary market for the offered notes. The underwriter may do so by offering to buy the notes from investors that wish to sell. However, the underwriter will not be obligated to make offers to buy the notes and may stop making offers at any time. In addition, the prices offered, if any, may not reflect prices that other potential purchasers, were they to be given the opportunity, would be willing to pay. There have been times in the past where there have been very few buyers of similar asset backed securities, and there may be times again in the future. As a result, you may not be able to sell your notes when you wish to do so or you may not be able to obtain the price you wish to receive.

[GEOGRAPHIC CONCENTRATION MAY AFFECT
PERFORMANCE...........................  Discuss any geographic risks, if applicable]

THE SUBORDINATED NOTES HAVE A GREATER
RISK OF LOSS THAN THE OTHER NOTES.....  The class C notes will not be paid any distributions of interest until the
                                        class B notes receive their interest
                                        distributions and will not receive any
                                        distributions of principal until the
                                        class B notes receive their principal
                                        distributions. The class B notes will
                                        not be paid any distributions of
                                        interest until the class A notes receive their interest distributions and will not receive any distributions of principal until the class A notes receive their principal distributions. If the available funds are insufficient to make all of the required distributions on the class A, class B and class C notes, the class C notes will not and class B notes may not receive all of their distributions. In addition, losses due to defaults will be allocated first to the class C notes and second to the class B notes to the extent not covered by excess interest at that time. Any allocation of a loss to class B notes or class C notes will reduce the amount of interest and, to the extent not reimbursed from future excess interest, principal they will receive. As a result of the foregoing, the class C notes and the class B notes will be affected to a larger degree by any losses on the receivables.

THE TRUST ASSETS ARE THE ONLY SOURCE
OF PAYMENTS ON THENOTES..............   All distributions on the notes will be
                                        made from payments by borrowers under
                                        the receivables. The trust has no other
                                        assets [other than ______] to make
                                        distributions on the notes. The
                                        receivables are NOT insured or
                                        guaranteed by any person. The trust is
                                        the only person that is obligated to
                                        make distributions on the notes. The
                                        notes are NOT insured by any
                                        governmental agency.

NOTE RATING..........................   The rating of the notes will depend on
                                        an assessment by the rating agencies of
                                        the receivables. The rating by the
                                        rating agencies of the notes is not a
                                        recommendation for you to purchase, hold or sell the notes, and the rating does not comment as to the market price or suitability for a particular investor.
                                        There is no assurance that the ratings
                                        will remain in place for any given
                                        period of time or that the ratings will
                                        not be lowered or withdrawn by the
                                        rating agencies. The ratings do not
                                        address the possibility that offered
                                        noteholders might realize a lower than
                                        anticipated yield. The ratings of the
                                        offered notes do not address the
                                        possibility of the imposition of United
                                        States withholding tax with respect to
                                        non-U.S. persons. No rating of the
                                        originator, the servicer or the company
                                        is required to maintain the rating of
                                        the offered notes.

THE NOTES ARE NOT SUITABLE
INVESTMENTS FOR ALL
INVESTORS............................   The notes are not suitable investments
                                        for any investor that requires a regular or predictable schedule of payments or payment on any specific date. The notes are complex investments that should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risk, the tax consequences of an investment, and the interaction of these factors.

                   _____________'S DEALER FLOORPLAN PORTFOLIO

          The following discussion describes terms and characteristics that generally apply to the accounts in the portfolio from which the accounts in the trust portfolio were selected. The accounts selected for the trust portfolio do not represent _______'s entire portfolio. Additional accounts consist of eligible accounts which may or may not currently be in existence and which may be selected using different criteria from those used in selecting the accounts already included in the trust portfolio. See "Description of the Notes -- Addition of Trust Assets" in the accompanying prospectus. Consequently, actual loss and delinquency, revenue and monthly payment rate experience with respect to the initial accounts and the additional accounts may be different from the experience for the trust portfolio described in this prospectus supplement.

BILLING AND PAYMENTS

          Each receivable may have different billing and payment structures, including different periodic finance charges and fees. The following information reflects the typical billing and payment characteristics of the accounts.

          [To be inserted]

DELINQUENCY AND LOSS EXPERIENCE

          An account is contractually delinquent if the minimum payment is not received by the appropriate due date indicated on the customer's statement.

          [To be inserted]

          The following tables set forth the aggregate delinquency and loss experience for payments on the dealer floorplan accounts in ______'s portfolio for each of the three calendar years in the period ended __________, and in the trust portfolio for the period ended __________. Any particular segment of ______'s portfolio may have delinquency and gross charge-off characteristics different from those of ______'s portfolio.

          As of the beginning of the day on _______, 200_, the receivables in the trust portfolio represented approximately __% of ______'s portfolio. Because the trust portfolio is only a portion of ______'s portfolio, actual delinquency and loss experience with respect to the receivables may be different from that set forth below for ______'s portfolio. We cannot assure you that the future delinquency and loss experience for the receivables in either ______'s portfolio or trust portfolio will be similar to the historical experience set forth below.


                                      DELINQUENCY AS PERCENTAGE OF _______'S PORTFOLIO
                                                 (Dollars in Thousands)

                                                                                  YEAR ENDED
                                                    ------------------------------------------------------------------------------
      NUMBER OF               AT MONTH END
   DELINQUENT DAYS           _____ 31, ____
   ---------------      ----------------------------------------------------------------------------------------------------------
                        PERCENTAGE      AMOUNT      PERCENTAGE      AMOUNT      PERCENTAGE     AMOUNT      PERCENTAGE    AMOUNT
                        ----------      ------      ----------      ------      ----------     ------      ----------    ------

30 to 59 Days.....
60 to 80 days.....
90 Days or Greater
Totals............


                                         LOSS EXPERIENCE FOR _______'S PORTFOLIO
                                                 (Dollars in Thousands)

                               [Three] Months Ended    [Three] Months Ended        Year Ended
                                 __________, ___         _________, __           __________, __
                              ---------------------    --------------------    -------------------
Average Receivables
  Outstanding............
Gross Losses.............
Gross Losses as a
  Percentage of Average
  Receivables
  Outstanding............
Recoveries...............
Net Losses...............
Net Losses as a
  Percentage of Average
  Receivables
  Outstanding............

REVENUE EXPERIENCE

          The following table sets forth the revenues from the payments on the dealer floorplan accounts in ______'s portfolio for each of the periods shown.


                    REVENUE EXPERIENCE FOR ______'S PORTFOLIO
                             (Dollars in Thousands)

                               [Three] Months Ended    [Three] Months Ended        Year Ended
                                 __________, ___         _________, __           __________, __
                              ---------------------    --------------------    -------------------

Average Receivables
  Outstanding Finance
  Charges and Fees.......
Yield from Finance
  Charges and Fees.......
Yield from Finance
  Charges Fees...........

          There can be no assurance that the yield experience with respect to the trust portfolio will be comparable to that set forth above for the ______'s portfolio. In addition, revenue from the trust portfolio will depend on the types of fees and charges assessed on the accounts, and could be adversely affected by future changes made by _______ in fees and charges or by other factors.

RECOVERIES

          Pursuant to the terms of the transfer and servicing agreement, the transferor will be required to transfer to the trust all of the recoveries that are reasonably estimated by the servicer on receivables in charged-off accounts of the trust, including amounts received by the transferor or the servicer from the purchaser or transferee with respect to the sale or other disposition of receivables in defaulted accounts ("Recoveries"). Collections of recoveries will be treated as collections of finance charge receivables and included as part of the Portfolio Yield.

PAYMENT RATES

          The following table sets forth the highest and lowest monthly payment rates on the dealer floorplan accounts during any month in the periods shown and the average monthly payment rates for all months in the periods shown, in each case calculated as a percentage of total opening monthly account balances during the periods shown. Payment rates shown in the table are based on amounts which would be deemed payments of principal receivables and finance charge receivables with respect to the accounts.

                            MONTHLY PAYMENT RATES(1)

                             YEAR ENDED DECEMBER 31,

                            ---------         ---------       ---------
Lowest Month                           %               %              %
Highest Month                          %               %              %
Monthly Average                        %               %              %

---------------

(1) For each of the three calendar years in the period ended _________, information is presented for dealer floorplan accounts in the originator's portfolio. For the _________, this information is presented for dealer floorplan accounts in the trust portfolio.

          We cannot assure you that the monthly payment rates in the future will be similar to the historical experience set forth above.

                               THE TRUST PORTFOLIO

          The receivables conveyed to the trust arise in accounts selected from _______'s portfolio at the time the trust was established, and in additional accounts selected since that time, on the basis of criteria set forth in the transfer and servicing agreement (the "Trust Portfolio"). The transferor has the right to designate additional accounts for the trust portfolio and to transfer to the trust all receivables of those additional accounts, whether the receivables already exist or arise after the designation, if conditions are satisfied. For a discussion of these conditions, see "Description of the Notes -- Addition of Trust Assets" in the accompanying prospectus. In addition, the transferor will be required to designate additional accounts, to the extent available, (a) to maintain the Transferor Interest so that, during any period of 30 consecutive days, the Transferor Interest averaged over that period equals or exceeds the Required Transferor Interest for the same period and (b) to maintain, for so long as notes of any series remain outstanding, an aggregate amount of principal receivables in the trust portfolio equal to or greater than the Required Minimum Principal Balance (as adjusted for any series having a paired series as described in the related indenture supplement).

          The "Transferor Interest" on any date is equal to the difference between:

          (a) the sum of

               (1) the product of (x) total amount of principal receivables in the trust portfolio on immediately prior day and (x) 1 minus the Discount Percentage and

               (2)  the special funding account balance, minus

          (b) the total adjusted invested amounts of all series of notes then outstanding.

          The  "Required Transferor Interest" is the product of :

          o    Required Transferor Percentage;

          o    Total amount of principal receivables in the trust portfolio; and

          o    1 minus the Discount Percentage.

          The "Required Transferor Percentage" initially is _%, but may be reduced if conditions set forth in the transfer and servicing agreement are satisfied, including receipt of written confirmation that reducing the Required Transferor Percentage will not result in the reduction or withdrawal by any rating agency of its rating of any outstanding series or class.

          The "Discount Percentage" on the closing date is _%.

          The "Required Minimum Principal Balance" on any date is, for all outstanding series, unless otherwise provided in the related indenture supplement for a series having a paired series, the sum of the initial invested amounts for each series outstanding on that date plus the Required Transferor Interest on that date minus the amounts on deposit in the special funding account.

          The transferor also has the right to designate removed accounts and to require the indenture trustee to transfer all receivables in the removed accounts back to the transferor, whether the receivables already exist or arise after the designation, if conditions are satisfied. For a discussion of these conditions, see "Description of the Notes -- Removal of Accounts" in the accompanying prospectus.

          Throughout the term of the trust, the accounts from which the receivables arise will be the accounts designated by the transferor at the time the trust is established plus any additional accounts minus any removed accounts. As a result, the composition of the trust assets is expected to change over time. For a general description of the receivables in the trust, see "The Trust Portfolio" in the accompanying prospectus.

          The following is selected information about the receivables:

          o The receivables in the trust portfolio, as of the beginning of the day on ________, included $____ of principal receivables and $_________ of finance charge receivables.

          o The accounts designated for the trust portfolio had an average principal receivable balance of $__________ and an average credit limit of $________.

          o The percentage of the aggregate total receivable balance to the aggregate total credit limit was __%. The average age of the accounts was approximately months.


          The following tables summarize the trust portfolio by various criteria as of the beginning of the day on, ____________. Because the future composition of the trust portfolio may change over time, these tables are not necessarily indicative of the composition of the trust portfolio at any subsequent time.

                         COMPOSITION BY Account BALANCE
                                 TRUST PORTFOLIO
                             (as of _________, ____)
                             (Dollars in Thousands)

RECEIVABLES ACCOUNT
BALANCE RANGE OUTSTANDING

Credit Balance................
No Balance....................
More than $0 and less than or
  equal to $1,500.............
$1,500.01 - $5,000............
$5,000 - $10,000..............
Over $10,000..................

                           COMPOSITION BY CREDIT LIMIT
                                 TRUST PORTFOLIO
                             (as of ________, ____)
                             (Dollars in Thousands)

RECEIVABLES ACCOUNT
BALANCE RANGE OUTSTANDING

Less than or equal to
  $1,500......................
$1,500.01 - $5,000............
$5,000 - $10,000..............
Over $10,000..................


                          COMPOSITION BY PAYMENT STATUS
                                 TRUST PORTFOLIO
                             (as of _________, 19__)
                             (Dollars in Thousands)

RECEIVABLES ACCOUNT
BALANCE RANGE OUTSTANDING

Current to 29 days............
Past due 30 - 59 days.........
Past due 60 - 89 days.........
Past due 90+ days.............

Total.........................

                           COMPOSITION BY Account AGE
                                 TRUST PORTFOLIO
                             (as of _________, 19__)
                             (Dollars in Thousands)

RECEIVABLES ACCOUNT
BALANCE RANGE OUTSTANDING

Not more than 6 months........
Over 6 months to 12 months....
Over 1 year to 2 years........
Over 2 years to 3 years.......
Over 3 years to 4 years.......
Over 4 years..................

Total.........................

                  COMPOSITION BY AccountHOLDER BILLING ADDRESS
                                 TRUST PORTFOLIO
                             (as of ________, 19__)
                             (Dollars in Thousands)

LOCATION

Alaska.........................
Arizona........................
Arkansas.......................
California.....................
Colorado.......................
Connecticut....................
Delaware.......................
District of Columbia...........
Florida........................
Georgia........................
Hawaii.........................
Idaho..........................
Illinois.......................
Indiana........................
Iowa...........................
Kansas.........................
Kentucky.......................
Louisiana......................
Maine..........................
Maryland.......................
Massachusetts..................
Michigan.......................
Minnesota......................
Mississippi....................
Missouri.......................
Montana........................
Nebraska.......................
Nevada.........................
New Hampshire..................
New Jersey.....................
New Mexico.....................
New York.......................
North Carolina.................
North Dakota...................
Ohio...........................
Oklahoma.......................
Oregon.........................
Pennsylvania...................
Rhode Island...................
South Carolina.................
South Dakota...................
Tennessee......................
Texas..........................
Utah...........................
Vermont........................
Virginia.......................
Washington.....................
West Virginia..................
Alabama........................
Wyoming........................
Other..........................

                             MATURITY CONSIDERATIONS

          You are expected to receive payment of principal in full on ______, 200_, the "Expected Principal Payment Date." You may, however, receive payments of principal earlier than the expected principal payment date if a pay out event occurs and the early amortization period begins. The holders of the Class B notes will not begin to receive payments of principal until the final principal payment on the Class A notes has been made. The holders of the Class C notes will not begin to receive payments of principal until the final principal payments on the Class A notes and Class B notes have been made.

CONTROLLED ACCUMULATION PERIOD

          Principal for payment to the Series 200_-___ noteholders will accumulate during the controlled accumulation period in the principal funding account established by the indenture trustee. The controlled accumulation period is scheduled to begin at the close of business on _____, 200_ , but may be delayed based on recent payment rate experience, as discussed under "Description of Series Provisions -- Postponement of the Controlled Accumulation Period" in this prospectus supplement. On each distribution date during the controlled accumulation period, an amount will be deposited into the principal funding account equal to, for each monthly period, the least of:

          o    Available Principal Collections;

          o    the Controlled Deposit Amount; and

          o    the Adjusted Invested Amount prior to any deposits on that day.

          We expect, but cannot assure you, that the amounts available in the principal funding account on the expected principal payment date will be sufficient to pay in full the outstanding principal balance of the Class A notes, the Class B notes and the Class C notes. If these amounts are not available on the expected principal payment date, a pay out event will occur and the early amortization period will begin.

EARLY AMORTIZATION PERIOD

          If a pay out event occurs during either the revolving period or the controlled accumulation period, the early amortization period will begin. If a pay out event occurs during the controlled accumulation period, on the next distribution date any amount on deposit in the principal funding account will be paid to the Class A noteholders and, after the outstanding principal balance of the Class A notes has been paid in full, any remaining amount will be paid to the Class B noteholders and, after the outstanding principal balance of the Class B notes has been paid in full, any remaining amount will be paid to the Class C noteholders, up to the outstanding principal balance of the Class C notes.

          In addition, if the outstanding principal balance of the Class A notes has not been paid in full, Available Principal Collections will be paid to the Class A noteholders on each distribution date until the earlier of:

          o    the date the Class A notes are paid in full; and

          o    _______, 200 , called the "Series 200_-__ Termination Date".

          After the Class A notes have been paid in full, and if the Series 200_-__ termination date or the trust termination date has not occurred, Available Principal Collections will be paid to the Class B noteholders on each distribution date until the earlier of:

          o    the date the Class B notes are paid in full; and

          o    the Series 200_-__ termination date.

          After the Class B notes have been paid in full, and if the Series 200_-__ termination date or the trust termination date has not occurred, Available Principal Collections will be paid to the Class C noteholders on each distribution date until the earlier of:

          o    the date the Class C notes are paid in full; and

          o    the Series 200_-__ termination date.

                                 THE ORIGINATOR

          The "Originator" is _______________. [Insert description of the Originator.]


                                  THE SERVICER

          The "Servicer" is _______________. [Insert description of the Servicer.]

                                 THE TRANSFEROR

          Asset Backed Securities Corporation (the "Transferor") is a special-purpose Delaware corporation organized for the purpose of issuing the notes and other securities issued under the Registration Statement backed by accounts or underlying securities of various types and acting as sponsor, settlor or transferor or depositor with respect to trusts, custody accounts or similar arrangements. It is not expected that the Transferor will have any significant assets. The Transferor is an indirect, wholly owned subsidiary of Credit Suisse First Boston, Inc. Neither Credit Suisse First Boston, Inc. nor any of its affiliates has guaranteed, will guarantee or is or will be otherwise obligated with respect to any notes.

          The Transferor's principal executive office is located at 11 Madison Avenue, New York, New York 10010, and its telephone number is (212) 325-2000.

                        DESCRIPTION OF SERIES PROVISIONS

          The following is a summary of the material provisions of the Series 200_-__ notes. This summary is not a complete description of the terms of the Series 200_-__ notes. You should refer to "Description of the Notes" in the accompanying prospectus as well as to the transfer and servicing agreement, the indenture and the Series 200_-__ indenture supplement for a complete description. The form of each of the transfer and servicing agreement, the indenture and an indenture supplement has been filed with the SEC as an exhibit to the registration statement relating to the notes.

          The Class A notes, Class B notes and Class C notes comprise the "Series 200_-__ Notes" and will be issued under the indenture, as supplemented by the indenture supplement relating to the Series 200_-__ notes (the "Series 200_-__ Indenture Supplement"), in each case between the trust and the indenture trustee. As described under "Description of the Notes--New Issuances" in the accompanying prospectus, the transferor may cause the owner trustee, on behalf of the trust, and the indenture trustee to execute further indenture supplements in order to issue additional series.

          The "Closing Date" for Series 200_-__ is _____, 200_. The Series 200_-__ notes will be issued in denominations of $1,000 and integral multiples of $1,000 and will be available only in book-entry form, registered in the name of Cede, as nominee of DTC. As described under "Description of the Notes--General," "-- Book-Entry Registration" and "-- Definitive Notes" in the accompanying prospectus, unless and until definitive notes are issued, you will be able to transfer your notes only through the facilities of DTC. You will receive payments and notices through DTC and its participants. Payments of interest and principal will be made on each distribution date on which those amounts are due to the noteholders in whose names Series 200_-__ notes were registered on the last day of the calendar month preceding that distribution date (each, a "Record Date").

INTEREST PAYMENTS

          The Class A notes will accrue interest from and including the closing date through but excluding ______, 200_, and for each following interest period, at a rate of __% per annum above LIBOR for the related LIBOR determination date with respect to each interest period (the "Class A Note Interest Rate").

          The Class B notes will accrue interest from and including the closing date through but excluding ______, 200_, and for each following interest period, at a rate of __% per annum above LIBOR for the related LIBOR determination date with respect to each interest period (the "Class B Note Interest Rate").

          The Class C notes will accrue interest from and including the closing date through but excluding ______, 200_, and for each following interest period, at a rate of __% per annum above LIBOR for the related LIBOR determination date with respect to each interest period (the "Class C Note Interest Rate").

          The indenture trustee will determine LIBOR for each interest period two London business days before the related interest period commences. We refer to each of these determination dates as a "LIBOR Determination Date." For purposes of calculating LIBOR, a "London Business Day" is any business day on which dealings in deposits in United States dollars are transacted in the London interbank market.

          An "Interest Period" begins on and includes a distribution date and ends on but excludes the next distribution date. However, the first interest period will begin on and include the closing date.

          "LIBOR" means, for any LIBOR determination date, the rate for deposits in United States dollars for a one-month period which appears on Telerate Page 3750 as of 11:00 a.m., London time, on that date. If that rate does not appear on Telerate Page 3750, the rate for that LIBOR determination date will be determined based on the rates at which deposits in United States dollars are offered by four major banks selected by the servicer at approximately 11:00 a.m., London time, on that day to prime banks in the London interbank market for a one-month period. The indenture trustee will request the principal London office of each of those banks to provide a quotation of its rate. If at least two quotations are provided, the rate for that LIBOR determination date will be the arithmetic mean of the quotations. If fewer than two quotations are provided, the rate for that LIBOR determination date will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the servicer, at approximately 11:00 a.m., New York City time, on that day for loans in United States dollars to leading European banks for a one-month period.

          "Telerate Page 3750" means the display page currently so designated on the Bridge Telerate Capital Markets Report (or any other page as may replace that page on that service for the purpose of displaying comparable rates or prices).

          The Class A note interest rate, the Class B note interest rate and the Class C note interest rate applicable to the then current and immediately preceding interest period may be obtained by telephoning the indenture trustee at its corporate trust office at (212) ______________.

          Interest on the notes will be calculated on the basis of the actual number of days in the related interest period and a 360-day year.

          Interest will be paid on each "Distribution Date," which will be ______, 200_ and the 17th day of each following month (or, if the 17th day is not a business day, the following business day). For purposes of this prospectus supplement and the accompanying prospectus, a "Business Day" is, unless otherwise indicated, any day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York, Delaware or any other state in which the principal executive offices of the bank, the owner trustee, the indenture trustee or other account owner, as the case may be, are located, are authorized or obligated by law, executive order or governmental decree to be closed.

          Interest payments on the Class A notes, the Class B notes and the Class C notes on any distribution date will be calculated on the outstanding principal balance of the Class A notes, the Class B notes and the Class C notes, as applicable, as of the preceding record date, except that interest for the first distribution date will accrue at the applicable note interest rate on the initial outstanding principal balance of the Class A notes, the Class B notes and the Class C notes, as applicable, from the closing date.

          Interest due on the Class A notes, the Class B notes and the Class C notes but not paid on any distribution date will be payable on the following distribution date, together with additional interest on that amount at the applicable note interest rate. We refer to this additional interest as "Class A Additional Interest," "Class B Additional Interest" and "Class C Additional Interest," as applicable. Additional interest will accrue on the same basis as interest on the Series 200_-__ notes, and will accrue from the distribution date on which the overdue interest became due, to but excluding the distribution date on which the additional interest is paid.

          Interest payments on the Series 200_-__ notes on any distribution date will be paid from Available Finance Charge Collections for the related monthly period and, to the extent Available Finance Charge Collections are insufficient to pay the interest, from Excess Finance Charge Collections and Reallocated Principal Collections (to the extent available) for the related monthly period. Interest payments on the Class C notes on any distribution date will also be paid from available amounts on deposit in the spread account to the extent needed.

          "Available Finance Charge Collections" means, with respect to any monthly period, an amount equal to the sum of:

               (a) the Investor Percentage of collections of finance charge receivables deposited in the collection account for that monthly period;

               (b) an amount equal to the Principal Funding Investment Proceeds, if any, for the related distribution date; and

               (c) amounts, if any, to be withdrawn from the reserve account which are required to be included in Available Finance Charge Collections pursuant to the Series 200_-__ indenture supplement for the related distribution date.

          Each "Monthly Period" will be the period from and including the first day of a calendar month to and including the last day of that calendar month (other than the initial monthly period, which will commence on and include the closing date and end on and include, 200_).

PRINCIPAL PAYMENTS

          Principal payments on the Series 200_-__ notes will be paid from "Available Principal Collections" which, for any monthly period, equal:

               (a) the Investor Percentage of collections of principal receivables deposited in the collection account for that monthly period; minus

               (b) the amount of Reallocated Principal Collections for that monthly period; plus

               (c) any Shared Principal Collections from other series in group one and any Shared Transferor Principal Collections allocated to your series.

          REVOLVING PERIOD

          The "Revolving Period" for the Series 200_-__ notes begins on the closing date and ends on the earlier of the date the controlled accumulation period or the early amortization period begins. During the revolving period, the Investor Percentage of collections of principal receivables will, subject to limitations, including the allocation of any Reallocated Principal Collections for that monthly period, be treated as Shared Principal Collections and used to pay principal to other series in group one or will be paid to the holders of the transferor certificates.

          CONTROLLED ACCUMULATION PERIOD

          The "Controlled Accumulation Period" for the Series 200_-__ notes is scheduled to begin on ______, 200_, but may be postponed, as discussed under "Description of Series Provisions -- Postponement of the Controlled Accumulation Period" in this prospectus supplement, and ends on the earliest of:

          o    the beginning of the early amortization period;

          o    the payment in full of the Invested Amount; and

          o    the Series 200_-__ termination date.

If a pay out event occurs before the controlled accumulation period begins, there will be no controlled accumulation period and the early amortization period will begin.

          On each distribution date relating to the controlled accumulation period, the indenture trustee will deposit in the principal funding account an amount equal to the least of

               (a) Available Principal Collections with respect to that distribution date,
               (b)  the applicable Controlled Deposit Amount and
               (c) the Adjusted Invested Amount prior to any deposits on that date. Amounts in the principal funding account will be paid:

          o first to Class A noteholders, up to the outstanding principal balance of the Class A notes;

          o then to Class B noteholders, up to the outstanding principal balance of the Class B notes; and

          o then to Class C noteholders, up to the outstanding principal balance of the Class C notes;

in each case, on the expected principal payment date unless paid earlier due to the commencement of the early amortization period.

          During the controlled accumulation period, the portion of Available Principal Collections not applied for the payment of principal on the Class A notes, the Class B notes or the Class C notes on a distribution date generally will be treated as Shared Principal Collections.

          EARLY AMORTIZATION PERIOD

          The "Early Amortization Period" for the Series 200_-__ notes will begin on the day on which a pay out event with respect to Series 200_-__ occurs and ends on the earlier of:

          o    the payment in full of the Invested Amount; and

          o    the Series 200_-__ termination date.

          On each distribution date relating to the early amortization period, the Class A noteholders will be entitled to receive Available Principal Collections for the related monthly period in an amount up to the outstanding principal balance of the Class A notes.

          After payment in full of the outstanding principal balance of the Class A notes, the Class B noteholders will be entitled to receive, on each distribution date relating to the early amortization period, Available Principal Collections for the related monthly period in an amount up to the outstanding principal balance of the Class B notes.

          After payment in full of the outstanding principal balance of the Class B notes, the Class C noteholders will be entitled to receive on each distribution date relating to the early amortization period, Available Principal Collections for the related monthly period in an amount up to the outstanding principal balance of the Class C notes.

          See "-- Pay Out Events" below for a discussion of events that might lead to the commencement of the early amortization period.

POSTPONEMENT OF CONTROLLED ACCUMULATION PERIOD

          The controlled accumulation period is scheduled to last __ months. However, the servicer may elect to extend the revolving period and postpone the controlled accumulation period by providing a notice to the indenture trustee. The servicer can make this election only if the number of months needed to fund the principal funding account based on expected principal collections needed to pay principal on the Series 200_-__ notes is less than __ months.

          On each determination date beginning in ______ 200_ and ending when the controlled accumulation period begins, the servicer will review the amount of expected principal collections and determine the number of months expected to be required to fully fund the principal funding account by the expected principal payment date and may elect to postpone the controlled accumulation period. In making its decision, the servicer is required to assume that the principal payment rate will be no greater than the lowest monthly payment rate for the prior 12 months and will consider the amount of principal expected to be allocable to noteholders of all other series which are expected to be amortizing or accumulating principal during the controlled accumulation period for Series 200_-__ . In no case will the controlled accumulation period be reduced to less than one month.

          The method for determining the number of months required to fully fund the principal funding account may be changed upon receipt of written confirmation that the change will not result in the reduction or withdrawal by any rating agency of its rating of any outstanding series or class.

SUBORDINATION

          The Class B notes and the Class C notes are subordinated to the Class A notes. Interest payments will be made on the Class A notes prior to being made on the Class B notes and the Class C notes. Interest payments will be made on the Class B notes prior to being made on the Class C notes. Principal payments on the Class B notes will not begin until the Class A notes have been paid in full. Principal payments on the Class C notes will not begin until the Class A notes and the Class B notes have been paid in full. If principal collections allocated to your series are reallocated to pay the interest on the Class A notes, the principal amount of the Class B notes and the Class C notes may not be repaid. If principal collections allocated to your series are reallocated to pay interest on the Class B notes, the principal amount of the Class C notes may not be repaid. If a foreclosure certificate is sold after an event of default, the net proceeds of that sale which are available to pay principal on the Series 200_-__ notes would be paid first to the Class A notes before any remaining net proceeds would be available for payments due to the Class B notes or the Class C notes.

ALLOCATION PERCENTAGES

          Pursuant to the indenture, with respect to each monthly period, the servicer will allocate among the Invested Amount, the invested amount for all other series issued and outstanding and the Transferor Interest, all amounts collected on finance charge receivables, all amounts collected on principal receivables and all Defaulted Amounts with respect to that monthly period. These amounts will be allocated based on the Investor Percentage.

          "INVESTOR PERCENTAGE," for any monthly period, means (a) for Defaulted Amounts at anytime and for collections of finance charge receivables and principal receivables during the revolving period, the Floating Investor Percentage and (b) for collections of finance charge receivables and principal receivables during the controlled accumulation period and early amortization period, the Fixed Investor Percentage.

          FLOATING ALLOCATION DEFINITIONS

          Defaulted Amounts at any time and collections of finance charge receivables and principal receivables during the revolving period will be allocated to the Invested Amount based on the Floating Investor Percentage. The "Floating Investor Percentage" means, with respect to any monthly period, the percentage equivalent of a fraction:

               (a) the numerator of which is the Adjusted Invested Amount as of the close of business on the last day of the preceding monthly period (or with respect to the first monthly period, the initial Invested Amount); and

               (b)  the denominator of which is the greater of:

                    (1) the sum of (A) the product of (x) the aggregate amount of principal receivables in the trust as of the close of business on the last day of the preceding monthly period (or with respect to the first monthly period, the aggregate amount of principal receivables in the trust as of the close of business on the closing date) and (y) one minus the Discount Percentage and (B) the principal amount on deposit in the special funding account as of the close of business on the last day of the preceding monthly period (or with respect to the first monthly period, as of the closing date) and

                    (2) the sum of the numerators used to calculate the investor percentages for allocations with respect to finance charge receivables, Defaulted Amounts or principal receivables, as applicable, for all outstanding series on the date of determination.

          The denominator used in the calculation of Floating Investor Percentage, however, will be adjusted as follows, with respect to any monthly period in which an addition date occurs or in which a removal date occurs on which, if any series has been paid in full, principal receivables in an aggregate amount approximately equal to the initial invested amount of that series are removed from the trust, the amount in clause (b)(1)(A) above shall be:

          (1) the product of (x) the aggregate amount of principal receivables in the trust as of the close of business on the last day of the prior monthly period and (y) one minus the Discount Percentage, for the period from and including the first day of the prior monthly period to but excluding the related addition date or removal date; and

          (2) the product of (x) the aggregate amount of principal receivables in the trust as of the close of business on the related addition date or removal date after adjusting for the aggregate amount of principal receivables added to or removed from the trust on the related addition date or removal date, as the case may be, and
               (y) one minus the Discount Percentage, for the period from and including the related addition date or removal date to and including the last day of that monthly period.

          FIXED ALLOCATION DEFINITIONS

          Collections of finance charge receivables and principal receivables during the controlled accumulation period and early amortization period will be allocated to the Invested Amount based on the Fixed Investor Percentage. The "Fixed Investor Percentage" means, with respect to any monthly period, the percentage equivalent of a fraction:

          (a) the numerator of which is the Invested Amount as of the close of business on the last day of the revolving period; and

          (b)  the denominator of which is the greater of:

               (1) the sum of (A) the product of (x) the aggregate amount of principal receivables in the trust as of the close of business on the last day of the prior monthly period (or with respect to the first monthly period, the aggregate amount of principal receivables in the trust as of the closing date) and (y) one minus the Discount Percentage and
                    (B) the principal amount on deposit in the special funding account as of the close of business on the last day of the preceding monthly period (or with respect to the first monthly period, as of the closing date) and

               (2) the sum of the numerators used to calculate the investor percentages for allocations with respect to principal receivables or finance charge receivables, as applicable, for all outstanding series on the date of determination.

          The denominator used in the calculation of Fixed Investor Percentage, however, will be adjusted as follows, with respect to any monthly period in which an addition date occurs or in which a removal date occurs on which, if any series has been paid in full, principal receivables in an aggregate amount approximately equal to the initial invested amount of that series are removed from the trust, the amount in clause (b)(1)(A) above shall be:

          (1) the product of (x) the aggregate amount of principal receivables in the trust as of the close of business on the last day of the prior monthly period and (y) one minus the Discount Percentage, for the period from and including the first day of the prior monthly period to but excluding the related addition date or removal date; and

          (2) the product of (x) the aggregate amount of principal receivables in the trust as of the close of business on the related addition date or removal date after adjusting for the aggregate amount of principal receivables added to or removed from the trust on the related addition date or removal date, as the case may be, and
               (y) one minus the Discount Percentage, for the period from and including the related addition date or removal date to and including the last day of that monthly period.

          INVESTED AMOUNT DEFINITIONS

          "Invested Amount," for any date of determination, means an amount equal to

          (a) the initial outstanding principal amount of the Series 200_-__ notes (as increased by the principal balance of any Series 200_-__ notes issued after the closing date), minus
          (b) the amount of principal previously paid to the Series 200_-__ noteholders, minus
          (c) the amount of unreimbursed Investor Charge-Offs and Reallocated Principal Collections.

          "Adjusted Invested Amount," for any date of determination, means the
(a) the Invested Amount as of that date, minus (b) the amount on deposit in the principal funding account for that date.

REALLOCATED PRINCIPAL COLLECTIONS

          On each distribution date, if the sum of Class A interest, Class B interest and the monthly servicing fee cannot be paid from Available Finance Charge Collections and Excess Finance Charge Collections as described below under "--Application of Collections," then collections of principal receivables allocated to the Invested Amount will be treated as collections of finance charge receivables and will be available to pay these amounts, in an amount equal to the Reallocated Principal Collections, and the Invested Amount will be reduced accordingly. A reduction in the Invested Amount will reduce the allocation of finance charge and principal collections to your series.

          "Reallocated Principal Collections" means, for any monthly period, Available Principal Collections used to pay interest on the Class A notes and the Class B notes or used to pay the monthly servicing fee in an amount equal to the lesser of:

          o the Monthly Principal Reallocation Amount for that monthly period; and

          o the Invested Amount after giving effect to any Investor Charge-Offs for that distribution date.

          "Monthly Principal Reallocation Amount" means, for any monthly period, the sum of:

               the lower of:

               o the excess of the amounts needed to pay current and past due Class A Monthly Interest and Class A Additional Interest as described under " --Application of Collections -- Payment of Interest, Fees and Other Items" below over the Available Finance Charge Collections allocated to cover these amounts; and

               o ___% of the initial Invested Amount minus the amount of unreimbursed Investor Charge-Offs and unreimbursed Reallocated Principal Collections; plus the lower of:

          o the sum of (A) the excess of the amounts needed to pay current and past due Class B Monthly Interest and Class B Additional Interest as described under "--Application of Collections -- Payments of Interest, Fees and Other Items" below over the Available Finance Charge Collections allocated to cover these amounts and (B) the excess of the monthly servicing fee over the Available Finance Charge Collections allocated to cover these amounts; and

          o ___% of the initial Invested Amount minus the amount of unreimbursed Investor Charge-Offs and unreimbursed Reallocated Principal Collections.

APPLICATION OF COLLECTIONS

          PAYMENT OF INTEREST, FEES AND OTHER ITEMS

          On each distribution date, the servicer will direct the indenture trustee to apply Available Finance Charge Collections and Excess Finance Charge Collections on deposit in the collection account in the following order:

          o an amount equal to the Class A Monthly Interest plus Class A Additional Interest due for the related distribution date, and past due for any prior distribution dates, will be paid to the Class A noteholders on that distribution date;

          o an amount equal to the Class B Monthly Interest plus Class B Additional Interest due for the related distribution date, and past due for any prior distribution dates, will be paid to the Class B noteholders on that distribution date;

          o an amount equal to the monthly servicing fee due for the related distribution date, and past due for any prior distribution date, will be paid to the servicer;

          o an amount equal to the Class C Monthly Interest plus Class C Additional Interest due for the related distribution date, and past due for any prior distribution dates, will be paid to the Class C noteholders on that distribution date;

          o an amount equal to the Investor Default Amount, if any, for the related monthly period, will be treated as Available Principal Collections;

          o an amount equal to the sum of the Investor Charge-Offs and the amount of unreimbursed Reallocated Principal Collections will be treated as Available Principal Collections;

          o on and after the reserve account funding date, an amount equal to the excess, if any, of the Required Reserve Account Amount over the amount then on deposit in the reserve account will be deposited into the reserve account;

          o an amount equal to the excess, if any, of the Required Spread Account Amount over the amount then on deposit in the spread account will be deposited into the spread account;

          o all remaining amounts will be treated as Excess Finance Charge Collections and will be available to cover any shortfalls in finance charge collections for other outstanding series in group one and, after payment of these shortfalls, the remaining amount will be paid to the holders of the transferor certificates.

          In the event that Available Finance Charge Collections and Excess Finance Charge Collections for any monthly period are insufficient to pay Class C Monthly Interest when due, a draw will be made from amounts available in the spread account and will be paid to the Class C noteholders on the related distribution date.

          "Class A Monthly Interest" with respect to any distribution date will equal the product of

          (a)  the Class A note interest rate for the related interest period,
          (b) the actual number of days in that interest period divided by 360 and
          (c) the outstanding principal balance of the Class A notes as of the close of business on the last day of the prior monthly period or, with respect to the first distribution date, the outstanding principal balance of the Class A notes as of the closing date.

          "Class B Monthly Interest" with respect to any distribution date will equal the product of

          (a)  the Class B note interest rate for the related interest period,
          (b) the actual number of days in that interest period divided by 360 and
          (c) the outstanding principal balance of the Class B notes as of the close of business on the last day of the prior monthly period or, with respect to the first distribution date, the outstanding principal balance of the Class B notes as of the closing date.

          "Class C Monthly Interest" with respect to any distribution date will equal the product of

          (a)  the Class C note interest rate for the related interest period,
          (b) the actual number of days in that interest period divided by 360 and
          (c) the outstanding principal balance of the Class C notes as of the close of business on the last day of the prior monthly period or, with respect to the first distribution date, the outstanding principal balance of the Class C notes as of the closing date.

          "Monthly Interest" with respect to any distribution date will equal the sum of the Class A Monthly Interest, the Class B Monthly Interest and the Class C Monthly Interest for that distribution date.

          "Payments of Principal"

          On each distribution date, the servicer will direct the indenture trustee to apply Available Principal Collections on deposit in the collection account in the following priority:

          (a) on each distribution date with respect to the revolving period, all Available Principal Collections will be treated as Shared Principal Collections and applied as described under "Description of Series Provisions -Shared Principal Collections and Transferor Principal Collections" in this prospectus supplement and "Description of the Notes -Shared Principal Collections and Transferor Principal Collections" in the accompanying prospectus;

          (b) on each distribution date with respect to the controlled accumulation period and the early amortization period, all Available Principal Collections will be distributed or deposited in the following priority:

               (1) during the controlled accumulation period, an amount equal to Monthly Principal will be deposited in the principal funding account;

               (2) during the early amortization period, an amount equal to the Monthly Principal will be distributed to the paying agent for payment to the Class A noteholders until the outstanding principal balance of the Class A notes has been paid in full;

               (3) during the early amortization period, an amount equal to Monthly Principal will, after the outstanding principal balance of the Class A notes has been paid in full, be distributed to the paying agent for payment to the Class B noteholders until the outstanding principal balance of the Class B notes has been paid in full; and

               (4) during the early amortization period, an amount equal to Monthly Principal will, after the outstanding principal balances of the Class A notes and the Class B notes have been paid in full, be distributed to the paying agent for payment to the Class C noteholders until the outstanding principal balance of the Class C notes has been paid in full;

          (c) on each distribution date with respect to the controlled accumulation period and the early amortization period, the balance of Available Principal Collections not applied pursuant to (b) above, if any, will be treated as Shared Principal Collections and applied as described under "Description of Series Provisions -Shared Principal Collections and Transferor Principal Collections" in this prospectus supplement and "Description of the Notes -Shared Principal Collections and Transferor Principal Collections" in the accompanying prospectus.

          "Monthly Principal" with respect to any distribution date will equal the least of

          o the Available Principal Collections on deposit in the collection account with respect to that distribution date,

          o for each distribution date with respect to the controlled accumulation period, the Controlled Deposit Amount for that distribution date and

          o the Adjusted Invested Amount (as adjusted for any Investor Charge-Offs and Reallocated Principal Collections on that distribution date) prior to any deposits into the principal funding account on that distribution date.

          "Controlled Deposit Amount" means, for any distribution date, the sum of (1) the Controlled Accumulation Amount for that distribution date, plus (2) the Accumulation Shortfall, if any.

          "Controlled Accumulation Amount" means for any distribution date with respect to the controlled accumulation period, $________. However, if the commencement of the controlled accumulation period is postponed as described above under "--Postponement of Controlled Accumulation Period," the Controlled Accumulation Amount may be higher than the amount stated above for each distribution date with respect to the controlled accumulation period and will be determined by the servicer in accordance with the Series 200_-__ indenture supplement based on the principal payment rates for the accounts and on the invested amounts of other series (other than excluded series) which are scheduled to be in their revolving periods and then scheduled to create Shared Principal Collections during the controlled accumulation period.

          "Accumulation Shortfall" means:

          (a) on the first distribution date during the controlled accumulation period, the excess, if any, of the Controlled Accumulation Amount for that distribution date over the amount deposited in the principal funding account on that distribution date; and

          (b) on each subsequent distribution date during the controlled accumulation period, the excess, if any, of the applicable Controlled Accumulation Amount for that subsequent distribution date plus any Accumulation Shortfall for the prior distribution date over the amount deposited in the principal funding account on that subsequent distribution date.

SHARED EXCESS FINANCE CHARGE COLLECTIONS

          Finance charge collections -and other amounts treated like finance charge collections -in excess of the amount required to make payments or deposits for your series will be made available to other series included in group one whose allocation of finance charge collections is not sufficient to make its required payments or deposits. We call these collections "Excess Finance Charge Collections." If your series requires more finance charge collections than allocated through the Investor Percentage, it will have access to finance charge collections -and other amounts treated like finance charge collections -from other series in group one. Each series that is part of group one and has a shortfall will receive a share of the total amount of Excess Finance Charge Collections available for that month based on the amount of shortfall for that series divided by the total shortfall for all series for that same month.

SHARED PRINCIPAL COLLECTIONS AND TRANSFEROR PRINCIPAL COLLECTIONS

          Collections of principal receivables for any monthly period allocated to the Invested Amount will first be used to cover, during the controlled accumulation period, deposits of the applicable Controlled Deposit Amount to the principal funding account, and during the early amortization period, payments to the noteholders. The servicer will determine the amount of collections of principal receivables for any monthly period allocated to the Invested Amount remaining after covering required payments to the noteholders and any similar amount remaining for any other series in group one ("Shared Principal Collections"). The servicer will allocate the Shared Principal Collections to cover any scheduled or permitted principal distributions to noteholders and deposits to principal funding accounts, if any, for any series in group one which have not been covered out of the collections of principal receivables allocable to the other series in group one and other amounts for those series ("Principal Shortfalls"). Shared Principal Collections will not be used to cover investor charge-offs for any series. If Principal Shortfalls exceed Shared Principal Collections for any monthly period, Shared Principal Collections will be allocated pro rata among the applicable series in group one based on the relative amounts of Principal Shortfalls. To the extent that Shared Principal Collections exceed Principal Shortfalls, the balance will, subject to limitations, be paid to the holders of the transferor certificates.

          In addition, the servicer will, under the terms of the indenture, determine the amount of collections of principal receivables for any monthly period allocated to the Transferor Interest but not due to the holder of any supplemental certificate and other amounts payable to the transferor with respect to collections of principal receivables ("Shared Transferor Principal Collections"). Shared Transferor Principal Collections will be applied, if necessary, to cover payments of principal due to noteholders during the controlled accumulation period and the early amortization period that have not been covered out of collections of principal receivables allocated to Series 200_-__ and other amounts and Shared Principal Collections. To the extent Principal Shortfalls for series designated to receive Shared Transferor Principal Collections exceed Shared Principal Collections allocable to each of these series and Shared Transferor Principal Collections, for any monthly period, Shared Transferor Principal Collections will be allocated pro rata among the applicable series in group one based on the remaining Principal Shortfalls for each of these series.

DEFAULTED RECEIVABLES; INVESTOR CHARGE-OFFS

          The Investor Default Amount represents the series' share of losses from the trust portfolio. On each distribution date, the servicer will calculate the "Investor Default Amount" by multiplying:

          o    the Floating Investor Percentage for that month, by

          o the "Defaulted Amount," which is the total amount of principal receivables (other than ineligible receivables) in the trust that were charged-off for that month.

If the Investor Default Amount exceeds the amount of finance charge collections allocated to fund this amount for the prior month, then the Invested Amount will be reduced by the excess. The Invested Amount will also be reduced by the amount of any Reallocated Principal Collections used to cover any Investor Default Amounts. In no event, however, will the Invested Amount be reduced below zero. Reductions in the Invested Amount from both of these items may be reimbursed from subsequent finance charge collections allocated for reimbursement, if available. If the Invested Amount is reduced to zero, your series will not receive any further allocations of finance charge and principal collections.

PRINCIPAL FUNDING Account

          The indenture trustee will establish and maintain with an eligible institution a segregated trust account held for the benefit of the noteholders to serve as the "Principal Funding Account." During the controlled accumulation period, the indenture trustee at the direction of the servicer will transfer Available Principal Collections from the collection account to the principal funding account as described under "-Application of Collections" in this prospectus supplement.

          Funds on deposit in the principal funding account will be invested to the following distribution date by the indenture trustee at the direction of the servicer in eligible investments. Investment earnings (net of investment losses and expenses) on funds on deposit in the principal funding account (the "Principal Funding Investment Proceeds") will be deposited in the collection account and included in Available Finance Charge Collections for the related interest period. If, for any distribution date, the Principal Funding Investment Proceeds are less than the sum of:

          (a) the product of

          o the balance of the principal funding account, up to the outstanding principal balance of the Class A notes, on the record date immediately preceding that distribution date,

          o the Class A note interest rate for the related interest period and

          o the number of days in the related interest period divided by 360, plus

          (b) the product of

          o the balance of the principal funding account in excess of the outstanding principal balance of the Class A notes on the record date immediately preceding that distribution date,

          o the Class B note interest rate for the related interest period and

          o    the number of days in the related interest period divided by 360,

then the indenture trustee will withdraw the shortfall, called the "Reserve Draw Amount," to the extent required and available, from the reserve account and deposit it in the collection account for use as Available Finance Charge Collections.

RESERVE ACCOUNT

          The indenture trustee will establish and maintain with an eligible institution a segregated trust account held for the benefit of the noteholders to serve as the "Reserve Account." The reserve account is established to assist with the subsequent distribution of interest on the notes during the controlled accumulation period and on the first distribution date with respect to the early amortization period. On each distribution date from and after the reserve account funding date, but prior to the termination of the reserve account, the indenture trustee, acting pursuant to the servicer's instructions, will apply Available Finance Charge Collections and Excess Finance Charge Collections allocated to the Series 200_-__ notes (to the extent described above under "-Application of Collections -Payment of Interest, Fees and Other Items") to increase the amount on deposit in the reserve account (to the extent that amount is less than the Required Reserve Account Amount).

          The "Reserve Account Funding Date" will be the distribution date with respect to the monthly period which commences no later than three months prior to the commencement of the controlled accumulation period, or an earlier date as the servicer may determine.

          The "Required Reserve Account Amount" for any distribution date on or after the reserve account funding date will be equal to (a) 0.__% of the outstanding principal balance of the Class A notes or (b) any other amount designated by the transferor; except that if the designation is of a lesser amount, the transferor will provide the servicer and the indenture trustee with written confirmation that the designation will not result in the reduction or withdrawal by any rating agency of its rating of any outstanding series or class and the transferor will deliver to the indenture trustee a certificate of an authorized officer of the transferor to the effect that, based on the facts known to that officer at the time, in the reasonable belief of the transferor, the designation will not cause a pay out event or an event that, after the giving of notice or the lapse of time, would cause a pay out event to occur with respect to Series 200_-__ .

          On each distribution date, after giving effect to any deposit to be made to, and any withdrawal to be made from, the reserve account on that distribution date, the indenture trustee will withdraw from the reserve account an amount equal to the excess, if any, of the amount on deposit in the reserve account over the Required Reserve Account Amount, will deposit the excess in the spread account to the extent that funds available in the spread account are less than the Required Spread Account Amount and will distribute any remaining excess to the holders of the transferor certificates. Any amounts withdrawn from the reserve account and deposited in the spread account as described above will be available for distribution only to the holders of the Class C notes. Any amounts withdrawn from the reserve account and distributed to the holders of the transferor certificates as described above will not be available for distribution to the noteholders.

          So long as the reserve account is not terminated as described below, all amounts on deposit in the reserve account on any distribution date (after giving effect to any deposits to, or withdrawals from, the reserve account to be made on that distribution date) will be invested to the following distribution date by the indenture trustee at the direction of the servicer in eligible investments. The interest and other investment income (net of investment expenses and losses) earned on these investments will be retained in the reserve account (to the extent the amount on deposit is less than the Required Reserve Account Amount) or deposited in the collection account and treated as Available Finance Charge Collections.

          On or before each distribution date with respect to the controlled accumulation period and on the first distribution date with respect to the early amortization period, a withdrawal will be made from the reserve account, and the amount of this withdrawal will be deposited in the collection account and included as Available Finance Charge Collections, as provided in the Series 200_-__ indenture supplement, for that distribution date in an aggregate amount equal to the least of (a) the amount then on deposit in the reserve account with respect to that distribution date, (b) the Required Reserve Account Amount and
(c) the reserve draw amount with respect to that distribution date. However, the amount of the withdrawal will be reduced to the extent that funds otherwise would be available to be deposited in the reserve account on that distribution date.

          The reserve account will be terminated upon the earliest to occur of:

          o    the first distribution date for the early amortization period;

          o    the expected principal payment date; and

          o    the termination of the trust.

Upon the termination of the reserve account, all amounts on deposit in the reserve account (after giving effect to any withdrawal from the reserve account on that date as described above) will be deposited in the spread account to the extent that funds available in the spread account are less than the Required Spread Account Amount and any remaining amounts will be distributed to the holders of the transferor certificates. Any amounts withdrawn from the reserve account and deposited in the spread account as described above will be available for distribution only to the holders of the Class C notes. Any amounts withdrawn from the reserve account and distributed to the holders of the transferor certificates as described above will not be available for distribution to the noteholders.

SPREAD ACCOUNT

          The servicer will establish and maintain with an eligible institution the spread account as a segregated account held as security for the benefit of the Class C noteholders (the "Spread Account"). Amounts on deposit in the spread account will be used (a) to fund shortfalls in interest payments on the Class C notes and (b) on the Series 200_-__ termination date, to fund any shortfall in payment of the outstanding principal balance of the Class C notes.

          The spread account initially will not be funded, but will be funded by
(a) Available Finance Charge Collections and Excess Finance Charge Collections, as described above under "-Application of Collections -Payment of Interest, Fees and Other Items," and (b) amounts, if any, withdrawn from the reserve account to be treated as Available Finance Charge Collections, as described above under "-Reserve Account," and deposited into the spread account on any distribution date to the extent that the funds available in the spread account are less than the Required Spread Account Amount on that distribution date.

          The "Required Spread Account Amount" will be determined on each distribution date, and, in general, for any date of determination, will be equal to the product of (a) the Spread Account Percentage in effect on the date of determination and (b) the initial Invested Amount. However, as long as no event of default for your series has occurred and is continuing, the Required Spread Account Amount will not exceed the outstanding principal balance of the Class C Notes minus the excess, if any, of the principal funding account balance over the sum of the outstanding principal balances of the Class A notes and the Class B notes on the date of determination.

          Once an event of default for your series occurs and is continuing, the Required Spread Account Amount for any distribution date will automatically increase to the sum of

          (a) the amount on deposit in the spread account on that distribution date plus
          (b) Available Finance Charge Collections and Excess Finance Charge Collections for that distribution date available immediately after funding the reserve account plus
          (c) amounts withdrawn from the reserve account to be treated as Available Finance Charge Collections, as described above under "-Reserve Account." However, following an event of default for your series, if the maturity of your notes is not accelerated, the increase in the Required Spread Account Amount will be limited to an amount equal to the outstanding principal amount of your series of notes.

          "Spread Account Percentage" will be determined as follows:


IF THE QUARTERLY EXCESS SPREAD PERCENTAGE IS                                     THEN, THE SPREAD ACCOUNT
GREATER THAN OR EQUAL TO:                              AND      LESS THAN:       PERCENTAGE WILL EQUAL:
---%                                                            ---%             ---%
---%                                                            ---%             ---%
---%                                                            ---%             ---%

However, if a pay out event (other than a pay out event resulting from the occurrence of an event of default) for Series 200_-__ has occurred, the Spread Account Percentage will be [--]%.

          After the Spread Account Percentage has been increased above zero as specified in the table above, it will remain at the specified percentage until:

          (a) further increased to a higher required percentage as specified above, or

          (b) the distribution date on which the Quarterly Excess Spread Percentage has increased to a level above that for the then current Spread Account Percentage, in which case the Spread Account Percentage will be decreased to the appropriate percentage as specified above (or, if the Quarterly Excess Spread Percentage is greater than or equal to [--]%, the Spread Account Percentage will be zero and the Required Spread Account Amount will be zero).

However, if a pay out event (other than a pay out event resulting from the occurrence of an event of default) with respect to Series 200_-__ has occurred, the Spread Account Percentage will equal [--]% (as provided in the definition of Spread Account Percentage above) and may not be subsequently reduced.

          The "Quarterly Excess Spread Percentage" will be determined as follows:

For the [Month 1] 200_ distribution date:   The Modified Excess Spread
                                            Percentage.

For the [Month 2] 200_ distribution date:   The Modified Excess Spread
                                            Percentage for the first monthly
                                            period, plus the Excess Spread
                                            Percentage for the [Month 1] 200_
                                            monthly period .

For the [Month 3] 200_ distribution date:   The Modified Excess Spread
                                            Percentage for the first monthly
                                            period, plus the Excess Spread
                                            Percentage for the [Month 1] 200_
                                            monthly period, plus the Excess
                                            Spread Percentage for the [Month 2]
                                            200_ monthly period .

For each following distribution date:       The sum of the Excess Spread
                                            Percentages for the 3 prior monthly
                                            periods.

          The "Excess Spread Percentage" for any monthly period will be determined as follows:

          o during the controlled accumulation period, but only if the amount on deposit in the reserve account is greater than or equal to the Required Reserve Account Amount:

               o Available Finance Charge Collections for that monthly period available immediately after covering Class A's portion of the Investor Default Amount times 12, divided by

               o The Adjusted Invested Amount on the first day of that monthly period

          o    in all other cases:

               o Available Finance Charge Collections for that monthly period available immediately after covering Class A's portion of the Investor Default Amount times 12, divided by

               o    The Invested Amount on the first day of that monthly period.

          The "Modified Excess Spread Percentage" will be calculated for the first monthly period in accordance with the Series 200_-__ indenture supplement based on collections of finance charge receivables for that monthly period in relation to the amount of interest and servicing fee accrued for the first distribution date.

          Funds on deposit in the spread account will be invested at the direction of the servicer in eligible investments. For purposes of the spread account, the reference in the definition of eligible investments to a rating in the "highest rating category" refers to a rating of at least A-2 by Standard & Poor's, P-2 by Moody's or F2 by Fitch. Investment earnings (net of losses and investment expenses) will, except as otherwise indicated in this prospectus supplement, not be deposited into the spread account and will be paid to the holders of the transferor certificates. However, after an event of default relating to your series of notes, these investment earnings will be available for payment to holders of the Class C notes.

SPREAD ACCOUNT DISTRIBUTIONS

          If on any distribution date, the interest to be paid on the Class C notes exceeds the amount allocated to pay that interest, the indenture trustee, at the instruction of the servicer, will withdraw from the spread account the lesser of (1) the amount on deposit in the spread account (including investment earnings to the extent necessary to fund that excess) and (2) the amount of the excess, and will deposit that amount into the collection account for payment of interest on the Class C notes.

          On the Series 200_-__ termination date, funds available in the spread account (after giving effect to any withdrawals to be made as discussed in the preceding paragraph) will be used to fund any shortfall in the payment of the outstanding principal balance of the Class C notes.

          Funds on deposit in the spread account on any distribution date in excess of the Required Spread Account Amount on that date will be paid to the holders of the transferor certificates. On the date on which all amounts due to the Class C noteholders from the spread account have been paid in full, all amounts, if any, then remaining in the spread account will be distributed to the holders of the transferor certificates.

ISSUANCE OF ADDITIONAL NOTES

          The Series 200_-__ indenture supplement provides that, from time to time during the revolving period, the transferor may, subject to conditions described below, cause the trust to issue additional notes of Series 200_-__ (each issuance, an "Additional Issuance"). When issued, the additional notes of each class will be identical in all respects to the other outstanding notes of that class and will be equally and ratably entitled to the benefits of the transfer and servicing agreement, the indenture and the Series 200_-__ indenture supplement without preference, priority or distinction.

          In connection with each additional issuance, the outstanding principal amounts of each class of notes and the series enhancement will be increased proportionately. The additional series enhancement provided in connection with an additional issuance may take the form of a letter of credit, the establishment of a cash collateral account, the purchase of interest rate caps or swaps and/or another form of series enhancement, provided that the form and amount of additional series enhancement will not cause a reduction or withdrawal by any rating agency of its rating of any outstanding series or class.

          Following an additional issuance, the respective portions of the series enhancement that are for the benefit of the noteholders will remain the same, as a percentage of the total series enhancement, as the respective proportions in effect on the closing date. The Controlled Accumulation Amount also will be increased proportionately to reflect the principal amount of additional notes.

          In order to issue additional notes, several conditions must be satisfied, including:

          o notice to the indenture trustee, the owner trustee, the servicer and any series enhancer of the issuance and the date upon which it is to occur;

          o after giving effect to the additional issuance, the total amount of principal receivables must at least equal the Required Minimum Principal Balance, and the Transferor Interest must equal or exceed the Required Transferor Interest;

          o delivery to the indenture trustee of any additional series enhancement agreement related to the additional issuance, executed by each of the parties to the series enhancement agreement;

          o delivery to the indenture trustee of written confirmation that the additional issuance will not result in the reduction or withdrawal by any rating agency of its rating of any outstanding series or class;

          o delivery to the indenture trustee of a certificate of an authorized officer of the transferor to the effect that, in the transferor's reasonable belief, the issuance will not have a material adverse effect on the interests of the noteholders at the date of issuance or at any future date;

          o as of the date of the additional issuance, all amounts due to the Series 200_-_ noteholders must have been paid, and there must not be any unreimbursed Investor Charge-Offs;

          o the excess of the principal amount of the additional notes over their issue price shall not exceed the maximum amount permitted under the Code without the creation of original issue discount; and

          o delivery by the transferor to the indenture trustee of an opinion of counsel acceptable to the indenture trustee that, for federal income tax purposes,

                    (1) the issuance will not adversely affect the tax characterization as debt of notes of any outstanding series or class that were characterized as debt at the time of their issuance;

                    (2) the new issuance will not cause the trust to be deemed to be an association (or publicly traded partnership) taxable as a corporation; and

                    (3) the new issuance will not cause or constitute an event in which gain or loss would be recognized by any noteholder.

          There are no restrictions on the timing or amount of any additional issuance, provided that the conditions described above are met. As of the date of any additional issuance, the Invested Amount will be increased to reflect the initial principal balance of the additional notes of each class.

PAIRED SERIES

          Your series of notes may be paired with one or more series of notes issued at a later time once the controlled accumulation period or the early amortization period for your series begins. We call each of these later issued series a "Paired Series." All or a portion of a paired series may be pre-funded with an initial deposit to a funding account that is for the sole benefit of the paired series; in the alternative, a paired series may have a principal amount that can be increased. Once your series is paid in full, if there have been no unreimbursed investor charge-offs for any paired series, the invested amount of the paired series will be increased by an amount up to the full Invested Amount of your series. The issuance of the paired series will be subject to the conditions described under "Description of the Notes -New Issuances" in the accompanying prospectus.

          We cannot assure you that the terms of any paired series will not have an impact on the calculation of the Investor Percentage or the timing or amount of payments received by you as a Series 200_-__ noteholder. The extent to which the timing or amount of payments received by you may be affected will depend on many factors, only one of which is a change in the calculation of the Investor Percentage.

PAY OUT EVENTS

          As described above, the revolving period will continue through _______, 200 (unless that date is postponed as described under "-Postponement of Controlled Accumulation Period" in this prospectus supplement), unless a pay out event occurs prior to that date.

          A "Pay Out Event" refers to any of the following events:

          (a) failure by the transferor (1) to make any payment or deposit on the date required under the transfer and servicing agreement, the indenture or the Series 200_-__ indenture supplement (or within the applicable grace period which shall not exceed five days) or (2) to observe or perform in any material respect any other covenants or agreements of the transferor set forth in the transfer and servicing agreement, the indenture or the Series 200_-__ indenture supplement, which failure has a material adverse effect on the Series 200_-__ noteholders and which continues unremedied for a period of 60 days after written notice of the failure, requiring the same to be remedied, and continues to materially and adversely affect the interests of the noteholders for the designated period;

          (b) any representation or warranty made by the transferor in the transfer and servicing agreement, the indenture or the Series 200_-__ indenture supplement, or any information required to be given by the transferor to the indenture trustee to identify the accounts proves to have been incorrect in any material respect when made or delivered and which continues to be incorrect in any material respect for a period of 60 days after written notice of the failure, requiring the same to be remedied, and as a result of which the interests of the noteholders are materially and adversely affected and continue to be materially and adversely affected for the designated period; except that a pay out event pursuant to this subparagraph (b) will not occur if the transferor has accepted reassignment of the related receivable or all related receivables, if applicable, during the designated period in accordance with the provisions of the transfer and servicing agreement;

          (c) a failure by the transferor to convey receivables in additional accounts or participations to the trust within 5 business days after the date required by the transfer and servicing agreement;

          (d) any servicer default occurs which would have a material adverse effect on the Series 200_-__ noteholders;

          (e) the average of the Portfolio Yields for any three consecutive monthly periods is less than the average of the Base Rates for the same monthly periods;

          (f) insufficient moneys are available to pay in full the outstanding principal balances of all the Series 200_-__ notes on the expected principal payment date;

          (g) bankruptcy, insolvency, liquidation, conservatorship, receivership or similar events relating to the transferor (including any additional transferor) or the originator;

          (h) the transferor is unable for any reason to transfer receivables to the trust in accordance with the provisions of the transfer and servicing agreement;

          (i) the trust becomes subject to regulation as an "investment company" within the meaning of the Investment Company Act of 1940, as amended; or

          (j) an event of default for Series 200_-__ occurs under the indenture.

          In the case of any event described in clause (a), (b), (d) or (f) above, a pay out event will be deemed to have occurred with respect to the notes only if, after any applicable grace period, either the indenture trustee or the Series 200_-__ noteholders evidencing interests aggregating not less than 50% of the aggregate unpaid principal amount of the Series 200_-__ notes, by written notice to the transferor and the servicer (and to the indenture trustee if given by the Series 200_-__ noteholders), declare that a pay out event has occurred with respect to the Series 200_-__ notes as of the date of the notice.

          In the case of any event described in clause (g), (h) or (i), a pay out event with respect to all series then outstanding, and in the case of any event described in clause (c), (e) or (j), a pay out event with respect to only the Series 200_-__ notes, will occur without any notice or other action on the part of the indenture trustee or the Series 200_-__ noteholders immediately upon the occurrence of the event.

          On the date on which a pay out event is deemed to have occurred, the early amortization period will begin.

          See "Description of the Notes -Pay Out Events" in the accompanying prospectus for an additional discussion of the consequences of an insolvency, conservatorship or receivership of the transferor.

          The term "Base Rate" means, with respect to any monthly period, the annualized percentage equivalent of a fraction:

          o the numerator of which is the sum of the Monthly Interest and the Monthly Servicing Fee, each for the related distribution date; and

          o the denominator of which is the Invested Amount as of the close of business on the last day of that monthly period.

          The term "Portfolio Yield" means, with respect to any monthly period, the annualized percentage equivalent of a fraction:

          o the numerator of which is the sum of collections of finance charge receivables, Excess Finance Charge Collections, Principal Funding Investment Proceeds and amounts withdrawn from the reserve account, if any, deposited in the collection account and allocable to the Series 200_-__ notes for that monthly period, calculated on a cash basis after subtracting the Investor Default Amount for that monthly period; and

          o the denominator of which is the Invested Amount as of the close of business on the last day of that monthly period.

EVENTS OF DEFAULT

          The events of default for Series 200_-__ , as well as the rights and remedies available to the indenture trustee and the Series 200_-__ noteholders when an event of default occurs, are described under "The Indenture -Events of Default; Rights Upon Event of Default" in the accompanying prospectus.

          If an event of default for Series 200_-__ occurs, the indenture trustee or the holders of a majority of the then-outstanding principal balance of the Series 200_-__ notes may declare the Series 200_-__ notes to be immediately due and payable. If the Series 200_-__ notes are accelerated, you may receive principal prior to the expected principal payment date for your notes.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

          The share of the servicing fee allocable to the Invested Amount with respect to any distribution date (the "Monthly Servicing Fee") will be equal to one-twelfth of the product of (a) ___% and (b) (1) the Adjusted Invested Amount as of the last day of the monthly period preceding that distribution date, minus
(2) the product of the amount, if any, on deposit in the special funding account as of the last day of the monthly period preceding that distribution date and the Investor Percentage of collections of finance charge receivables with respect to that monthly period. However, with respect to the first distribution date, the monthly servicing fee will equal $___.

          The servicer will pay from its servicing compensation expenses incurred in connection with servicing the receivables including, without limitation, payment of the fees and disbursements of the indenture trustee and independent certified public accountants and other fees which are not expressly stated in the transfer and servicing agreement, the indenture or the Series 200_-__ indenture supplement to be payable by the trust or the noteholders other than federal, state and local income and franchise taxes, if any, of the trust.

                             REPORTS TO NOTEHOLDERS

          On each distribution date, the paying agent, on behalf of the indenture trustee will forward to each noteholder of record, a statement prepared by the servicer setting forth the items described in "Description of the Notes -Reports to Noteholders" in the accompanying prospectus.

                              ERISA CONSIDERATIONS

          The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Code impose requirements on employee benefit plans and other plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds or insurance company general or separate accounts in which the plans, accounts or arrangements are invested, that are subject to the fiduciary responsibility provisions of ERISA and/or Section 4975 of the Code (collectively, "Plans"), and on persons who are fiduciaries with respect to Plans, in connection with the investment of "plan assets" of any Plan ("Plan Assets"). ERISA generally imposes on Plan fiduciaries general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan.

          ERISA and Section 4975 of the Code prohibit a broad range of transactions involving Plan Assets and persons ("parties in interest" under ERISA and "disqualified persons" under the Code, collectively, "Parties In Interest") who have specified relationships to a Plan or its Plan Assets, unless a statutory or administrative exemption is available. Parties in Interest that participate in a prohibited transaction may be subject to a penalty imposed under ERISA and/or an excise tax imposed pursuant to Section 4975 of the Code, unless a statutory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Section 4975 of the Code.

          Subject to the considerations described below and in the accompanying Prospectus, the notes are eligible for purchase with Plan Assets of any Plan.

          Any fiduciary or other Plan investor considering whether to purchase the notes with Plan Assets of any Plan should determine whether that purchase is consistent with its fiduciary duties and whether that purchase would constitute or result in a non-exempt prohibited transaction under ERISA and/or Section 4975 of the Code because any of the transferor, the servicer, the indenture trustee, the owner trustee or any other party may be Parties in Interest with respect to the investing Plan and may be deemed to be benefiting from the issuance of the notes. If the transferor or the servicer is a Party in Interest with respect to the prospective Plan investor, any fiduciary or other Plan investor considering whether to purchase or hold the notes should consult with its counsel regarding the availability of exemptive relief under U.S. Department of Labor ("DOL") Prohibited Transaction Class Exemption ("PTCE") 96-23 (relating to transactions determined by "in-house asset managers"), 95-60 (relating to transactions involving insurance company general accounts), 91-38 (relating to transactions involving bank collective investment funds), 90-1 (relating to transactions involving insurance company pooled separate accounts) or 84-14 (relating to transactions determined by independent "qualified professional asset managers") or any other prohibited transaction exemption issued by the DOL. A purchaser of the notes should be aware, however, that even if the conditions specified in one or more of the above-referenced exemptions are met, the scope of the exemptive relief provided by the exemption might not cover all acts which might be construed as prohibited transactions.

          In addition, under DOL Regulation Section 2510.3-101 (the "Plan Asset Regulation"), the purchase with Plan Assets of equity interests in the issuer could, in specified circumstances, cause the receivables and other assets of the issuer to be deemed Plan Assets of the investing Plan which, in turn, would subject the issuer and its assets to the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Code. Nevertheless, because the notes (a) are expected to be treated as indebtedness under local law and will, in the opinion of Special Tax Counsel, be treated as debt, rather than equity, for federal tax purposes (see "Federal Income Tax Consequences -Tax Characterization of the Trust and the Notes -Treatment of the Notes as Debt" in the accompanying prospectus), and (b) should not be deemed to have any "substantial equity features," purchases of the notes with Plan Assets should not be treated as equity investments and, therefore, the receivables and other assets included as assets of the issuer should not be deemed to be Plan Assets of the investing Plans. Those conclusions are based, in part, upon the traditional debt features of the notes, including the reasonable expectation of purchasers of the notes that the notes will be repaid when due, as well as the absence of conversion rights, warrants and other typical equity features.

          The notes may not be purchased or held by any Plan, or any person investing Plan Assets of any Plan, if any of the transferor, the servicer, the indenture trustee, the owner trustee or any of their respective affiliates

          (a) has investment or administrative discretion with respect to the Plan Assets used to effect the purchase;

          (b) has authority or responsibility to give, or regularly gives, investment advice with respect to the Plan Assets, for a fee and pursuant to an agreement or understanding that the advice (1) will serve as a primary basis for investment decisions with respect to the Plan Assets, and (2) will be based on the particular investment needs of that Plan; or

          (c) unless PTCE 95-60, 91-38 or 90-1 is applicable, is an employer maintaining or contributing to that Plan. Each purchaser or holder of the notes or any interest in the notes will be deemed to have represented by its purchase and holding that it is not subject to the foregoing limitation.

         Any fiduciary or other Plan investor considering whether to purchase any notes on behalf of or with Plan Assets of any Plan should consult with its counsel and refer to this prospectus supplement for guidance regarding the ERISA considerations applicable to the notes offered by this prospectus supplement and the accompanying prospectus.

                                  UNDERWRITING

          Subject to the terms and conditions set forth in an underwriting agreement as supplemented by a terms agreement relating to the Class A notes (together, the "Class A Underwriting Agreement") between the transferor and the Class A underwriters named below (the "Class A Underwriters"), the terms and conditions set forth in an underwriting agreement as supplemented by a terms agreement relating to the Class B notes (together, the "Class B Underwriting Agreement") between the transferor and the Class B underwriters named below (the "Class B Underwriters") and the terms and conditions set forth in an underwriting agreement as supplemented by a terms agreement relating the Class C notes (together, the "Class C Underwriting Agreement" and, together with the Class A underwriting agreement and the Class B underwriting agreement, the "Underwriting Agreement") between the transferor and the Class C underwriters named below (the "Class C Underwriters" and, together with the Class A underwriters and the Class B underwriters, the "UNDERWRITERS"), the transferor has agreed to sell to the underwriters, and each of the underwriters has severally agreed to purchase, the principal amount of the notes set forth opposite its name:

UNDERWRITERS            PRINCIPAL AMOUNT   PRINCIPAL AMOUNT   PRINCIPAL AMOUNT
                        OF CLASS A NOTES   OF CLASS B NOTES   OF CLASS C NOTES


Total.................  $

          In the Class A underwriting agreement, the Class A underwriters have agreed, subject to the terms and conditions set forth in that agreement, to purchase all of the Class A notes offered hereby if any of the Class A notes are purchased. In the Class B underwriting agreement, the Class B underwriters have agreed, subject to the terms and conditions set forth in that agreement, to purchase all of the Class B notes offered hereby if any of the Class B notes are purchased. In the Class C underwriting agreement, the Class C underwriters have agreed, subject to the terms and conditions set forth in that agreement, to purchase all of the Class C notes offered hereby if any of the Class C notes are purchased.

          The Class A underwriters propose initially to offer the Class A notes to the public at [ ]% of their principal amount and to dealers at that price less concessions not in excess of [ ]% of the principal amount of the Class A notes. The Class A underwriters may allow, and the dealers may reallow, concessions not in excess of [ ]% of the principal amount of the Class A notes to brokers and dealers. After the initial public offering, the public offering price and other selling terms may be changed by the Class A underwriters.

          The Class B underwriters propose initially to offer the Class B notes to the public at [ ]% of their principal amount and to dealers at that price less concessions not in excess of [ ]% of the principal amount of the Class B notes. The Class B underwriters may allow, and the dealers may reallow, concessions not in excess of [ ]% of the principal amount of the Class B notes to brokers and dealers. After the initial public offering, the public offering price and other selling terms may be changed by the Class B underwriters.

          The Class C underwriters propose initially to offer the Class C notes to the public at [ ]% of their principal amount and to dealers at that price less concessions not in excess of [ ]% of the principal amount of the Class C notes. The Class C underwriters may allow, and the dealers may reallow, concessions not in excess of [ ]% of the principal amount of the Class C notes to brokers and dealers. After the initial public offering, the public offering price and other selling terms may be changed by the Class C underwriters.

          We will receive proceeds of approximately $[] from the sale of the notes (representing [ ]% of the principal amount of each Class A note, [ ]% of the principal amount of each Class B note and [ ]% of the principal amount of each Class C note) after paying the underwriting discount of $[] (representing [ ]% of the principal amount of each Class A note, [ ]% of the principal amount of each Class B note and [ ]% of the principal amount of each Class C note). Additional offering expenses are estimated to be $[].

          The transferor will indemnify the underwriters against liabilities, including liabilities under the Securities Act, or contribute to payments the underwriters may be required to make.

          The underwriters may engage in over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids with respect to the notes in accordance with Regulation M under the Exchange Act. Over-allotment transactions involve syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the notes so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the notes in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the notes originally sold by that syndicate member are purchased in a syndicate covering transaction. Over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids may cause the prices of the notes to be higher than they would otherwise be in the absence of those transactions. Neither the transferor nor the underwriters represent that the underwriters will engage in any of these transactions or that those transactions, once commenced, will not be discontinued without notice at any time.

          The transferor is an affiliate of the underwriters.

                                  LEGAL MATTERS

          Certain legal matters relating to the issuance of the notes will be passed upon for the transferor and the underwriters by Stroock & Stroock Lavan LLP, New York, New York, special counsel to the transferor.

                    INDEX OF TERMS FOR PROSPECTUS SUPPLEMENT

TERMS                                                                 PAGE

Accumulation Shortfall.................................................33
Additional Issuance....................................................40
Adjusted Invested Amount...............................................29
Available Finance Charge Collections...................................23
Available Principal Collections........................................24
Base Rate..............................................................43
Business Day...........................................................23
Class A Additional Interest............................................23
Class A Monthly Interest...............................................31
Class A Note Interest Rate.............................................22
Class A Underwriters...................................................46
Class A Underwriting Agreement.........................................46
Class B Additional Interest............................................23
Class B Monthly Interest...............................................31
Class B Note Interest Rate.............................................22
Class B Underwriters...................................................46
Class B Underwriting Agreement.........................................46
Class C Additional Interest............................................23
Class C Monthly Interest...............................................31
Class C Note Interest Rate.............................................22
Class C Underwriters...................................................46
Class C Underwriting Agreement.........................................46
Closing Date...........................................................21
Controlled Accumulation Amount.........................................32
Controlled Accumulation Period.........................................24
Controlled Deposit Amount..............................................32
Defaulted Amount.......................................................34
Discount Percentage....................................................16
Distribution Date......................................................23
Early Amortization Period..............................................25
ERISA..................................................................44
Excess Finance Charge Collections......................................33
Excess Spread Percentage...............................................38
Expected Principal Payment Date........................................19
Fixed Investor Percentage..............................................28
Floating Investor Percentage...........................................27
Interest Period........................................................22
Invested Amount........................................................29
Investor Default Amount................................................34
LIBOR Determination Date...............................................22
London Business Day....................................................22
Modified Excess Spread Percentage......................................39
Monthly Interest.......................................................31
Monthly Period.........................................................24
Monthly Principal......................................................32
Monthly Principal Reallocation Amount..................................29
Monthly Servicing Fee..................................................44
Originator.............................................................21
Paired Series..........................................................41
Parties In Interest....................................................44
Pay Out Event..........................................................41
Payments of Principal..................................................31
Plan Asset Regulation..................................................45
Plan Assets............................................................44
Plans..................................................................44
Portfolio Yield........................................................43
Principal Funding Account..............................................34
Principal Funding Investment Proceeds..................................35
Principal Shortfalls...................................................33
Quarterly Excess Spread Percentage.....................................38
Reallocated Principal Collections......................................29
Record Date............................................................22
Recoveries.............................................................14
Required Minimum Principal Balance.....................................16
Required Reserve Account Amount........................................35
Required Spread Account Amount.........................................37
Required Transferor Interest...........................................16
Required Transferor Percentage.........................................16
Reserve Account........................................................35
Reserve Account Funding Date...........................................35
Reserve Draw Amount....................................................35
Revolving Period.......................................................24
Series 200_-__ Indenture Supplement....................................21
Series 200_-__ Notes...................................................21
Series 200_-__ Termination Date........................................20
Servicer...............................................................21
Shared Principal Collections...........................................33
Shared Transferor Principal Collections................................34
Spread Account.........................................................37
Spread Account Percentage..............................................37
Telerate Page 3750.....................................................22
Transferor.............................................................21
Transferor Interest....................................................15
Trust Portfolio........................................................15
Underwriting Agreement.................................................46

                                     ANNEX I

                       OTHER SERIES ISSUED AND OUTSTANDING

          The table below sets forth the principal characteristics of the other series previously issued by the trust that are currently outstanding, all of which are in group one. For more specific information with respect to any series, any prospective investor should contact _______________ at ______________. ___________________ will provide, without charge, to any prospective purchaser of the notes, a copy of the disclosure documents for any previous publicly-issued series.

  [1. Series 200_-__

Current Class A Invested Amount..................$
Class A note interest rate.......................[one-month] LIBOR plus __% per annum
Initial Class B Invested Amount..................$
Current Class B Invested Amount..................$
Class B note interest rate.......................[one-month] LIBOR plus __% per annum
Initial Class C Invested Amount..................$
Current Class C Invested Amount..................$
Class C note interest rate.......................[one-month] LIBOR plus __% per annum
[Controlled Accumulation Amount..................$*]
[Expected principal payment date.................[] distribution date]
Annual servicing fee percentage..................___% per annum
[Enhancement for the Class A notes...............Subordination of Class B and
                                                 Class C notes]
[Enhancement for the Class B notes...............Subordination of Class C notes]
[Enhancement for the Class C notes...............spread account]
Series 200_-__ termination date..................[] distribution date
Series Issuance Date....................... , 200_

Initial Class A Invested Amount..................$
--------------

* Subject to change if the commencement of the accumulation period or controlled accumulation period, as applicable, is delayed.]

                       ASSET BACKED SECURITIES CORPORATION
                              Transferor or Sponsor

                                DEALER FLOORPLAN
                               ASSET BACKED NOTES

The trust may periodically issue asset backed notes in one or more series with one or more classes and will own:

          o receivables arising from time to time in the ordinary course of business in revolving financing arrangements with dealers, manufacturers and distributors,

          o participation certificates evidencing participation interests in loans similar to the types of loans described above;

          o    payments due on those receivables; and

          o other property described in this prospectus and in the accompanying prospectus supplement.

The notes

          o    will be paid only from the trust assets;

          o offered with this prospectus will be rated in one of the four highest rating categories by at least one nationally recognized rating organization;

          o    may have one or more forms of credit enhancement; and

          o will be issued as part of a designated series which may include one or more classes of notes and credit enhancement.

YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE __ IN THIS PROSPECTUS.

The notes are obligations of the Dealer Floorplan Master Note Trust described in the related prospectus supplement only and are not obligations of Asset Backed Securities Corporation or any other person.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THESE NOTES OR DETERMINED THAT THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL offense.

                           CREDIT SUISSE FIRST BOSTON

                 The date of this Prospectus is _________, 2000

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT

          We provide information to you about the notes in two separate documents: (a) this prospectus, which provides general information, some of which may not apply to your series of notes, and (b) the accompanying prospectus supplement, which describes the specific terms of your series of notes, including:

          o    the terms, including interest rates, for each class;

          o    the timing of interest and principal payments;

          o    information about the receivables;

          o    information about credit enhancement, if any, for each class;

          o the ratings for each class being offered; and o the method for selling the notes.

          If the terms of your series of notes vary between this prospectus and the accompanying prospectus supplement, you should rely on the information in the prospectus supplement.

          You should rely only on the information provided in this prospectus and the accompanying prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the notes in any state where the offer is not permitted.

          We include cross references in this prospectus and the accompanying prospectus supplement to captions in these materials where you can find further related discussions. The following Table of Contents and the Table of Contents in the accompanying prospectus supplement provide the pages on which these captions are located.

          This prospectus uses defined terms. You can find a listing of the pages where definitions can be found under the caption "Index of Terms for Prospectus" beginning on page __ in this prospectus.

                                TABLE OF CONTENTS
                                                                          PAGE
Risk Factors.............................................................
The Issuer ..............................................................
The Trust Portfolio .....................................................
Maturity Considerations .................................................
Use of Proceeds .........................................................
Description of the Notes ................................................
The Indenture............................................................
Credit Enhancement ......................................................
Description of the Purchase Agreements ..................................
Note Ratings.............................................................
Certain Legal Aspects of the Receivables ................................
Federal Income Tax Consequences. ........................................
ERISA Considerations ....................................................
Plan of Distribution ....................................................
Reports to Noteholders ..................................................
Where You Can Find More Information .....................................
Index of Terms for Prospectus............................................
Annex I: Global Clearance, Settlement and Tax Documentation Procedures ..


                                  RISK FACTORS

          You should consider the following risk factors in deciding whether to purchase the notes.

IT MAY NOT BE POSSIBLE TO FIND AN INVESTOR TO PURCHASE YOUR NOTES.

          The underwriters may assist in resales of the notes but they are not required to do so. A secondary market for any notes may not develop. If a secondary market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell any of your notes.

SOME LIENS WOULD BE GIVEN PRIORITY OVER YOUR NOTES WHICH COULD CAUSE DELAYED OR REDUCED PAYMENTS.

          Each of the originator and the transferor will account for the transfer of the receivables as a sale. Even so, a court could conclude that the originator or the transferor owns the receivables and that the trust holds only a security interest. Even if a court would reach that conclusion, however, the indenture trustee will have a "first priority perfected security interest."

          If a court were to conclude that the trust has only a security interest, a tax or governmental lien (or other lien imposed under applicable state or federal law without consent) on the property of the person that owns the receivables arising before receivables come into existence may be senior to the trust's interest in the receivables. Additionally, if a receiver or conservator were appointed for the originator, the fees and expenses of the receiver or conservator might be paid from the receivables before the trust receives any payments on the receivables. If insolvency or bankruptcy proceedings were commenced by or against the servicer or if specified time periods were to elapse, moreover, the trust may not have a first-priority perfected security interest in collections commingled and used for the benefit of the servicer. If any of these events were to occur, payments to you could be delayed or reduced. See "Certain Legal Aspects of the Receivables -Transfer of Receivables" and "Description of the Notes -Representations and Warranties" in this prospectus.

IF THE TRANSFEROR OR THE ORIGINATOR OR TRANSFEROR BECAME A DEBTOR IN A BANKRUPTCY CASE, DELAYS OR REDUCTIONS IN PAYMENT OF YOUR NOTES COULD OCCUR.

          If an originator became a debtor in a bankruptcy case, and if its transfer of the receivables to the transferor were construed as the grant of a security interest to secure a borrowing, your payments of outstanding principal and interest could be delayed and possibly reduced.

          If an originator or the transferor became a debtor in a bankruptcy case, an early payment of principal on all outstanding series could result. Under the terms of the transfer and servicing agreement, new principal receivables would not be transferred to the trust. However, the bankruptcy court, the conservator or the receiver may have the power, regardless of the terms of the transfer and servicing agreement, (a) to delay this procedure, (b) to prevent the early payment of principal or (c) to require new principal receivables to continue being transferred.

          In addition, a court overseeing the servicer's bankruptcy case may have the power to prevent either the indenture trustee or the noteholders from appointing a new servicer. See "Certain Legal Aspects of the Receivables -Certain Matters Relating to Conservatorship, Receivership and Bankruptcy" in this prospectus.

POTENTIAL LACK OF SECURITY

          The transferor will assign security interests in the consumer and commercial products the receivables to the related trust. Generally, under applicable state laws, a security interest in consumer and commercial products which secures wholesale financing obligations may be perfected by the filing of UCC financing statements. The originator and transferor will take all actions necessary under applicable state laws to perfect the originator's security interest in the consumer and commercial products. However, at the time a product is sold, the originator's security interest in the product will terminate. Therefore, if a dealer fails to remit amounts owed with respect to products that have been sold, the related receivables will no longer be secured by products.

RISK OF INABILITY TO SELL PRODUCTS

          Payment of the receivables and accordingly, your notes, is largely dependent upon the retail sale of the related consumer and commercial products. The level of retail sales of consumer and commercial products may change as the result of a variety of social and economic factors. These factors include interest rates, unemployment levels, the rate of inflation and consumer perception of economic conditions generally. In addition, the use of incentive programs (e.g., manufacturers' rebate programs) may affect retail sales. However, the transferor is unable to determine and has no basis to predict the extent economic or social factors will affect the level of consumer and commercial product sales.

LIMITED REMEDIES FOR BREACHES OF REPRESENTATIONS COULD REDUCE OR DELAY PAYMENTS.

          The originator and/or the transferor of the receivables will make representations and warranties relating to the validity and enforceability of the receivables arising under the accounts in the trust portfolio, and as to the perfection and priority of the indenture trustee's interest in the receivables. However, neither the owner trustee nor the indenture trustee will make any examination of the receivables or the related assets to determine the presence of defects, compliance with the representations and warranties or for any other purpose.

          If a representation or warranty relating to the receivables is violated, the related obligors may have defenses to payment or offset rights, or creditors of the originator or the transferor may claim rights to the trust assets. If a representation or warranty is violated, the transferor may have an opportunity to cure the violation. If it is unable to cure the violation within the specified time period or if there is no right to cure the violation, the transferor must accept reassignment of the receivables affected by the violation. These reassignments are the only remedy for breaches of representations and warranties, even if your damages exceed your share of the reassignment price. See "Description of the Notes -Representations and Warranties" in this prospectus.

PAYMENT PATTERNS OF RECEIVABLES COULD REDUCE COLLECTIONS.

          The receivables transferred to the trust may be paid at any time. We cannot assure the creation of additional receivables in the trust's accounts or that any particular pattern of payments will occur. A significant decline in the amount of new receivables generated could result in the occurrence of a pay out event for one or more series and the commencement of the early amortization period or, if applicable, the early accumulation period for each of those series. If a pay out event occurs, you could receive payment of principal sooner than expected. The originator's ability to compete in the current industry environment will affect its ability to generate new receivables and might also affect payment patterns on the receivables.

SUBORDINATED CLASSES BEAR LOSSES BEFORE SENIOR CLASSES.

          One or more classes of notes in a series may be subordinated to one or more senior classes of notes in the same series. Principal allocations to the subordinated class or classes will not begin until each of the more senior classes has been paid in full. Additionally, if collections of finance charge receivables allocated to a series are insufficient to cover amounts due for that series' senior notes, the Invested Amount for the series might be reduced. This would reduce the amount of the collections of finance charge receivables available to the subordinated notes in future periods and could cause a possible delay or reduction in principal and interest payments on the subordinated notes.

ALLOCATIONS OF CHARGED-OFF RECEIVABLES COULD REDUCE PAYMENTS TO YOU.

          The servicer will write off the receivables if the receivables become uncollectible. Your series will be allocated a portion of these charged-off receivables. See "Description of Series Provisions -Allocation Percentages" in the accompanying prospectus supplement. If the amount of charged-off receivables allocated to your series of notes exceeds the amount of funds available to reimburse those charge-offs, you may not receive the full amount of principal and interest due to you. See "Description of Series Provisions -Reallocated Principal Collections," "-Application of Collections" and "-Defaulted Receivables; Investor Charge-Offs" in the accompanying prospectus supplement.

RECHARACTERIZATION OF PRINCIPAL RECEIVABLES WOULD REDUCE PRINCIPAL RECEIVABLES AND MAY REQUIRE ADDITION OF NEW RECEIVABLES.

          The transferor may designate a percentage of the receivables that would otherwise be treated as principal receivables to be treated as finance charge receivables. This designation should decrease the likelihood of an early amortization event occurring as a result of a reduction of the average net portfolio yield for a given period. However, this designation will also reduce the aggregate amount of principal receivables, which may increase the likelihood that the transferor will be required to add receivables to the trust. If the transferor were unable to add receivables and could not make a sufficient cash deposit into the special funding account, one or more series of notes, including your series, could go into early amortization.

ISSUANCE OF ADDITIONAL SERIES BY THE TRUST MAY AFFECT THE TIMING OF PAYMENTS TO YOU.

          The trust expects to issue additional series from time to time. The trust may issue additional series with terms that are different from your series without your prior review or consent. It is a condition to the issuance of each new series that each rating agency that has rated an outstanding series confirm in writing that the issuance of the new series will not result in a reduction or withdrawal of its rating of any class of any outstanding series. The rating agency confirmation primarily will be based on the trust's ability to pay principal by the legal maturity date and interest on each distribution date. The rating agency confirmation will not consider how the terms of a new series could affect the timing and amounts of payments on your series.

                                   THE ISSUER

          The Dealer Floorplan Master Note Trust specified in the related prospectus supplement (the "Issuer" or the "Trust") will be a statutory business trust created under the laws of the State of Delaware. It will operated under a trust agreement among Asset Backed Securities Corporation, the transferor specified in the related prospectus supplement (which may be Asset Backed Securities Corporation) and the owner trustee specified in the related prospectus supplement (the "Owner Trustee"). If Asset Backed Securities Corporation is not the transferor for a Trust, it will be the sponsor of the Trust.

          The activities of the issuer will be limited to:

          o acquiring, owning and managing the trust assets and the proceeds of those assets;

          o    issuing and making payments on the notes; and

          o    engaging in related activities.

          The administrator specified in the related prospectus supplement (the "Administrator") will provide the notices and perform on behalf of the issuer and other administrative obligations required by the transfer and servicing agreement, the indenture and the indenture supplement for each series, and will be compensated for acting as the administrator.

          The transferor will pay the fees of the owner trustee and will reimburse it for liabilities and expenses.


                               THE TRUST PORTFOLIO

          The assets of the trust will include receivables generated in revolving financing arrangements with dealers, manufacturers and distributors originated in accounts designated as trust accounts, all of which are owned by the originator. These designated accounts are referred to as the "Trust Portfolio." In addition to the receivables in the trust portfolio, the trust assets include, to the extent noted below:

          o    all monies due or to become due in payment of these receivables;

          o    all proceeds of these receivables;

          o all proceeds of any credit insurance policies relating to these receivables;

          o Interchange, if the prospectus supplement for your series of notes so indicates;

          o any recoveries allocable to the trust because of these receivables;

          o all monies on deposit in specified trust accounts or investments made with these monies, including any earned investment proceeds if the prospectus supplement for your series of notes so indicates;

          o proceeds of any credit enhancement, as described in the prospectus supplement for your series of notes; and

          o proceeds of any derivative contracts between the trust and a counterparty, as described in the prospectus supplement for your series of notes.

          Receivables in the trust will consist of:

          "Principal Receivables," which are amounts initially advanced in the financing under the trust accounts; and

          "Finance Charge Receivables," which are periodic finance charges and other amounts charged.

          The trust considers collections of Interchange and recoveries as collections of finance charge receivables. If the originator exercises the Discount Option, an amount of monthly collections of principal receivables will be considered finance charge collections. See "Description of the Notes -Discount Option" for a description of the manner of and the conditions to exercise of the Discount Option.

          A group of accounts will be selected as of the date specified in the related prospectus supplement (the "Cut-Off Date") and designated as trust accounts. Additional accounts may be designated for inclusion in the trust as well as participations in lieu of, or in addition to, additional accounts. Accounts designated as trust accounts must meet eligibility criteria set forth in the transfer and servicing agreement. Receivables conveyed to the trust must also meet eligibility criteria set forth in the transfer and servicing agreement. If receivables conveyed to the trust are found to have been ineligible when created or designated for inclusion, the transferor must accept retransfer of these receivables.

          The transferor has the right, and may be required to, designate additional accounts for inclusion in the trust portfolio, as described under "Description of the Notes -Addition of Trust Assets" in this prospectus.

          The transferor also has the right to remove accounts from the trust portfolio, as described under "Description of the Notes -Removal of Accounts" in this prospectus. If the transferor does so, the trust will reconvey all receivables in these removed accounts, whether existing or to be created, to the transferor.

          When the trust issues a new series of notes, the transferor will represent and warrant to the trust that, as of the closing date for the new series, the accounts designated as trust accounts met the eligibility criteria set forth in the transfer and servicing agreement at their time of designation. See "Description of the Notes -Representations and Warranties" in this prospectus for more information on eligibility criteria for accounts and receivables.

          The prospectus supplement relating to each series of notes will provide information about the trust portfolio as of the date specified. This information will include:

          o    the amount of principal receivables;

          o    the amount of finance charge receivables;

          o    the range and average of principal balances of the accounts;

          o    the range and average of credit limits of the accounts;

          o    the range and average of ages of the accounts;

          o    the geographic distribution of the accounts; and

          o    delinquency statistics relating to the accounts.

                             MATURITY CONSIDERATIONS

          Following its revolving period, each series of notes is expected to begin to accumulate principal or begin to distribute principal to noteholders. The accompanying prospectus supplement describes the conditions under which an accumulation or amortization period will begin for your class of notes.

          Principal will accumulate in a principal funding account if your series features controlled accumulation or early accumulation and one of these accumulation periods begins. As described in the accompanying prospectus supplement, during controlled accumulation on each distribution date an amount of principal, up to the amount specified, will be set aside in the principal funding account. If a pay out event occurs and your series features early accumulation, the full amount of principal available to your series will be deposited in the principal funding account, up to the amount specified in the related prospectus supplement. This accumulated principal will be paid to you on the expected principal payment date for your class of notes, or earlier if an amortization period begins before your expected principal payment date. Note that although your series may feature an accumulation period, your class of notes might not make use of it.

          Principal will be paid to you in increments, up to the amount specified in the accompanying prospectus supplement, if your series features controlled amortization and this period begins. Your class of notes might also begin to pay principal to you if the accompanying prospectus supplement specifies that your class will begin early amortization. Early amortization will begin for all classes of your series when a pay out event occurs. During any amortization period, principal will be paid to you only on a distribution date.

          If the series described in the accompanying prospectus supplement features multiple classes, different classes of your series may have differing priorities for the accumulation or payment of principal. This means that noteholders of other classes could begin to receive payments of principal before you do.

          We can give you no assurance that principal will be available when expected, either to accumulate or to pay to you. The expected principal payment date for your class of notes is based upon assumptions about payment rates on the receivables, as detailed in the accompanying prospectus supplement. We can give you no assurance that these payment rate assumptions will be correct. Payment rates depend on collections of receivables. The accompanying prospectus supplement will provide historical payment rates, total charge-offs and other information relating to the originator's portfolio. We cannot assure you that future events will be consistent with this historical performance. The life of your notes might be longer than expected if principal is collected more slowly. The accompanying prospectus supplement may provide that if the principal payment rate falls below a specified level, a pay out event will occur. The occurrence of any pay out event may substantially shorten the average life of your notes.

                                 USE OF PROCEEDS

          The net proceeds from the sale of each series of notes offered by this prospectus will be paid to the transferor. The transferor will use those proceeds to pay the originator the purchase price of the receivables transferred to the transferor by originator pursuant to the receivables purchase agreement. The originator will use the proceeds received from the transferor for its general corporate purposes.

                            DESCRIPTION OF THE NOTES

          The notes will be issued in series. Each series will represent an obligation of the trust. Each series of notes will be issued pursuant to the indenture, as supplemented by an indenture supplement, in each case entered into by the trust and the indenture trustee. The following summaries describe provisions common to each series of notes. The accompanying prospectus supplement gives you additional information specific to the notes of your series. The summaries are not complete and are subject to, and are qualified by, all of the provisions of the transfer and servicing agreement, the indenture and the related indenture supplement.

GENERAL

          The notes will be secured by and paid from the assets of the trust. Each series will be allocated collections of principal receivables and finance charge receivables based on a percentage called the "Investor Percentage." The Investor Percentage will be based on the Invested Amount for a series. The "Invested Amount" for a series on any date will be equal to:

          o the initial outstanding principal amount of that series of notes as of the related closing date for that series (increased by the principal balance of any notes of that series issued after the closing date for that series); minus

          o the amount of principal paid to the related noteholders prior to that date; minus

          o the amount of unreimbursed Investor Charge-Offs with respect to those notes prior to that date.

If so specified in the prospectus supplement relating to any series of notes, under specified circumstances the Invested Amount may be further adjusted by the amount of principal allocated to noteholders, the funds on deposit in any specified account, and any other amount specified in the accompanying prospectus supplement.

          Each series of notes may consist of one or more classes, one or more of which may be senior notes and one or more of which may be subordinated notes. Each class of a series will evidence the right to receive a specified portion of each distribution of principal or interest or both. Each class of a series may differ from other classes in some aspects, including:

          o    amounts allocated to principal payments;

          o    maturity date;

          o    interest rate; and

          o    availability and amount of enhancement.

          Payments and deposits of interest and principal will be made on distribution dates to noteholders in whose names the notes were registered on the record dates specified in the accompanying prospectus supplement. Interest will be distributed to noteholders in the amounts, for the periods and on the dates specified in the accompanying prospectus supplement.

          The transferor initially will own the "Transferor Interest" which represents the right to receive all cash flows from the trust assets not required to make payments on the notes or to credit enhancement providers. The holder of the Transferor Interest, subject to limitations, will have the right to a percentage, called the "Transferor Percentage," of all payments from the receivables in the trust. The Transferor Interest may be transferred, in whole or in part, subject to limitations and conditions described in the trust agreement, and, at the discretion of the transferor, the Transferor Interest may be held either in an uncertificated form or in the form of a certificate representing the Transferor Interest, called a "Transferor Certificate." See "-Certain Matters Regarding the Transferor and the Servicer" in this prospectus.

          During the revolving period, the Invested Amount of a series will remain constant except under limited circumstances. See "-Defaulted Receivables; Rebates and Fraudulent Charges; Investor Charge-Offs" in this prospectus. The amount of principal receivables in the trust, however, will vary each day as new principal receivables are created and others are paid. The amount of the Transferor Interest will fluctuate each day, therefore, to reflect the changes in the amount of the principal receivables in the trust. When a series is amortizing, the Invested Amount of that series will decline as customer payments of principal receivables are collected and distributed, or accumulated for distribution, to the noteholders. As a result, the Transferor Interest will generally increase to reflect reductions in the Invested Amount for that series and will also change to reflect the variations in the amount of principal receivables in the trust. The Transferor Interest may also be reduced as the result of new issuances. See "-New Issuances" in this prospectus.

          Generally, notes offered through the prospectus and the accompanying prospectus supplement:

          o will be represented by notes registered in the name of a DTC nominee;

          o will be available for purchase in minimum denominations of $1,000 and multiples of $1,000 in excess of that amount; and

          o    will be available for purchase in book-entry form only.

          The accompanying prospectus supplement will specify if your notes have different characteristics from those listed above.

          DTC has informed the transferor that its nominee will be Cede & Co. Accordingly, Cede & Co. is expected to be the holder of record of each series of notes. As an owner of beneficial interests in the notes, called a "Note Owner," you will generally not be entitled to a definitive note representing your interest in the issued notes because you will own notes through a book-entry record maintained by DTC. References in this prospectus and the accompanying prospectus supplement to distributions, reports, notices and statements to noteholders refer to DTC or Cede & Co., as registered holder of the notes, for distribution to you in accordance with DTC procedures. All references in this prospectus and the accompanying prospectus supplement to actions by noteholders shall refer to actions taken by DTC upon instructions from DTC Participants.

          The accompanying prospectus supplement may state that application will be made to list your series or class of notes on the Luxembourg Stock Exchange or another exchange.

BOOK-ENTRY REGISTRATION

          Following is a description of the form your notes will take. We also describe how your notes may be transferred and how payments will be made to you.

          The information in this section concerning DTC and DTC's book-entry system has been provided by DTC. The transferor has not independently verified the accuracy of this information.

          You may hold your notes through DTC in the U.S., Clearstream, Luxembourg or Euroclear in Europe or in any other manner described in the accompanying prospectus supplement. You may hold your notes directly with one of these systems if you are a participant in the system, or indirectly through organizations which are participants.

          Cede & Co., as nominee for DTC, will hold the global notes. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of the Clearstream, Luxembourg Customers and the Euroclear Participants, respectively, through customers' securities accounts in Clearstream, Luxembourg's and Euroclear's names on the books of their respective depositaries collectively called the "DEPOSITARIES," which in turn will hold positions in customers' securities accounts in the depositaries' names on the books of DTC.

          DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers (who may include the underwriters of any series), banks, trust companies and clearing corporations and may include other organizations. Indirect access to the DTC system also is available to others including banks, brokers, dealers and trust companies, as indirect participants, that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

          Transfers between DTC participants will occur in accordance with DTC rules. Transfers between Clearstream, Luxembourg customers and Euroclear participants will occur in the ordinary way in accordance with their applicable rules and operating procedures.

          Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream, Luxembourg customers or Euroclear participants, on the other, will be effected through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its depositary; however, cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in the system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream, Luxembourg customers and Euroclear participants may not deliver instructions directly to the depositaries.

          Because of time-zone differences, credits of securities in Clearstream, Luxembourg or Euroclear as a result of a transaction with a Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and the credits or any transactions in the securities settled during processing will be reported to the relevant Clearstream, Luxembourg customer or Euroclear participant. Cash received in Clearstream, Luxembourg or Euroclear as a result of sales of securities by or through a Clearstream, Luxembourg customer or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC.

          Note owners that are not participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interest in, notes may do so only through participants and indirect participants. In addition, note owners will receive all distributions of principal of and interest on the notes from the indenture trustee through the participants who in turn will receive them from DTC. Under a book-entry format, note owners may experience some delay in their receipt of payments, since payments will be forwarded by the indenture trustee to Cede & Co., as nominee for DTC. DTC will forward payments to its participants, which thereafter will forward them to indirect participants or note owners. It is anticipated that the only "noteholder" will be Cede & Co., as nominee of DTC. Note owners will not be recognized by the indenture trustee as noteholders, as it is used in the indenture, and note owners will only be permitted to exercise the rights of noteholders indirectly through the participants who in turn will exercise the rights of noteholders through DTC.

          Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among participants on whose behalf it acts with respect to the notes and is required to receive and transmit distributions of principal and interest on the notes. Participants and indirect participants with which note owners have accounts with respect to the notes similarly are required to make book-entry transfers and receive and transmit payments on behalf of their respective note owners. Accordingly, although note owners will not possess notes, note owners will receive payments and will be able to transfer their interests.

          Because DTC can only act on behalf of participants, who in turn act on behalf of indirect participants and banks, the ability of a note owner to pledge notes to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of those notes, may be limited due to the lack of a physical certificate for those notes.

          DTC has advised the transferor that it will take any action permitted to be taken by a noteholder under the indenture only at the direction of one or more participants to whose account with DTC the notes are credited. Additionally, DTC has advised the transferor that it will take actions with respect to specified percentages of the Invested Amount only at the direction of and on behalf of participants whose holdings include interests that satisfy specified percentages. DTC may take conflicting actions with respect to other interests to the extent that actions are taken on behalf of participants whose holdings include these interests.

          Clearstream Banking, societe anonyme, 67 Bd Grande-Duchesse Charlotte, L-2967 Luxembourg ("Clearstream, Luxembourg"), was incorporated in 1970 as "Cedel S.A.", a company with limited liability under Luxembourg law (a societe anonyme). Cedel S.A. subsequently changed its name to Cedelbank. On January 10, 2000, Cedelbank's parent company, Cedel International, societe anonyme ("CI") merged its clearing, settlement and custody business with that of Deutsche Borse Clearing AG ("DBC"). The merger involved the transfer by CI of substantially all of its assets and liabilities (including its shares in CB) to a new Luxembourg company, New Cedel International, societe anonyme ("New CI"), which is 50% owned by CI and 50% owned by DBC's parent company Deutsche Borse AG. The shareholders of these two entities are banks, securities dealers and financial institutions. Cedel International currently has 92 shareholders, including U.S. financial institutions or their subsidiaries. No single entity may own more than 5 percent of Cedel International's stock.

          Further to the merger, the Board of Directors of New Cedel International decided to rename the companies in the group in order to give them a cohesive brand name. The new brand name that was chosen is "Clearstream". With effect from January 14, 2000 New CI has been renamed "Clearstream International, societe anonyme". On January 18, 2000, Cedelbank was renamed "Clearstream Banking, societe anonyme", and Cedel Global Services was renamed "Clearstream Services, societe anonyme".

          On January 17, 2000 DBC was renamed "Clearstream Banking AG". This means that there are now two entities in the corporate group headed by Clearstream International which share the name "Clearstream Banking", the entity previously named "Cedelbank" and the entity previously named "Deutsche Brse Clearing AG".

          Clearstream, Luxembourg holds securities for its customers ("Clearstream, Luxembourg Participants") and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg customers through electronic book-entry changes in accounts of Clearstream, Luxembourg customers, thereby eliminating the need for physical movement of certificates. Transactions may be settled by Clearstream, Luxembourg in any of 36 currencies, including United States Dollars. Clearstream, Luxembourg provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream, Luxembourg is registered as a bank in Luxembourg, and as such is subject to regulation by the Commission de Surveillance du Secteur Financier, "CSSF", which supervises Luxembourg banks. Clearstream, Luxembourg's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream, Luxembourg's U.S. customers are limited to securities brokers and dealers, and banks. Currently, Clearstream, Luxembourg has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada, and the United States. Indirect access to Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream, Luxembourg. Clearstream, Luxembourg has established an electronic bridge with Morgan Guaranty Trust Company of New York as the Operator of the Euroclear System (MGT/EOC) in Brussels to facilitate settlement of trades between Clearstream, Luxembourg and MGT/EOC.

          Euroclear was created in 1968 to hold securities for participants of the Euroclear System and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of notes and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 27 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. The Euroclear System is operated by Morgan Guaranty Trust Company of New York, Brussels, Belgium office as the Euroclear operator, under contract with Euro-clear Clearance System, S.C., a Belgian cooperative corporation. All operations are conducted by the Euroclear operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator, not the cooperative. The cooperative establishes policy for the Euroclear System on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters of any series of notes. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

          The Euroclear operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. It is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

          Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law. These rules and laws govern transfers of securities and cash within the Euroclear System, withdrawal of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under these rules and laws only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

          Distributions with respect to notes held through Clearstream, Luxembourg or Euroclear will be credited to the cash accounts of Clearstream, Luxembourg customers or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by its depositary. Distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Federal Income Tax Consequences" in this prospectus. Clearstream, Luxembourg or the Euroclear operator, as the case may be, will take any other action permitted to be taken by a noteholder under the indenture on behalf of a Clearstream, Luxembourg customer or Euroclear participant only in accordance with its relevant rules and procedures and subject to its depositary's ability to effect actions on its behalf through DTC.

          Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of notes among participants of DTC, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform procedures and the procedures may be discontinued at any time.

DEFINITIVE NOTES

          We refer to notes issued in fully registered, certificated form as "Definitive Notes." The notes of each series will be issued as definitive notes to note owners or their nominees, rather than to DTC or its nominee, only if:

          o the transferor advises the indenture trustee for that series in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to that series of notes, and the indenture trustee or the transferor is unable to locate a qualified successor;

          o the transferor, at its option, advises the indenture trustee in writing that it elects to terminate the book-entry system through DTC; or

          o after the occurrence of a Servicer Default, note owners representing not less than 50% (or another percentage specified in the accompanying prospectus supplement) of the Invested Amount advise the indenture trustee and DTC through participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interest of the note owners.

          If any of these events occur, DTC must notify all participants of the availability through DTC of definitive notes. Upon surrender by DTC of the definitive instrument representing the notes and instructions for re-registration, the indenture trustee will issue the notes as definitive notes, and thereafter the indenture trustee will recognize the registered holders of those definitive notes as noteholders under the indenture.

          Distribution of principal and interest on the notes will be made by the indenture trustee directly to holders of definitive notes in accordance with the procedures set forth in this prospectus and in the indenture. Interest payments and any principal payments on each distribution date will be made to holders in whose names the definitive notes were registered at the close of business on the related record date. Distributions will be made by check mailed to the address of the noteholders as it appears on the register maintained by the indenture trustee. The final payment on any note (whether definitive notes or the notes registered in the name of Cede & Co. representing the notes), however, will be made only upon presentation and surrender of that note at the office or agency specified in the notice of final distribution to noteholders. The indenture trustee will provide this notice to registered noteholders not later than the fifth day of the month of the final distributions.

          Definitive notes will be transferable and exchangeable at the offices of the transfer agent and registrar, which will initially be the indenture trustee. No service charge will be imposed for any registration of transfer or exchange, but the transfer agent and registrar may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection with the transfer or exchange. The transfer agent and registrar will not be required to register the transfer or exchange of definitive notes for a period of fifteen days preceding the due date for any payment on those definitive notes.

INTEREST PAYMENTS

          For each series of notes and each related class, interest will accrue from the relevant closing date on the applicable outstanding principal balance at the applicable interest rate. The interest rate on any note may be a fixed, floating or any other type of rate as specified in the accompanying prospectus supplement. Interest will be paid, or deposited for later payment, to noteholders on the distribution dates.

          Interest payments or deposits on any distribution date will be funded from:

          o collections of finance charge receivables allocated to the Invested Amount during the preceding monthly period or periods;

          o    investment earnings, if any, on any funds held in trust accounts;

          o any credit enhancement, to the extent described in the accompanying prospectus supplement; and

          o any derivative counterparty, to the extent described in the accompanying prospectus supplement.

          If interest payments will be made less frequently than monthly, an interest funding account may be established to accumulate the required interest amount. If a series has more than one class of notes, that series may have more than one interest funding account.

          Your class of notes will pay interest on the dates and at the interest rate specified in the accompanying prospectus supplement. If your notes bear interest at a floating or variable rate, the accompanying prospectus supplement will describe how that rate is calculated.

PRINCIPAL PAYMENTS

          Generally, each series will begin with a revolving period, which begins on the closing date relating to that series and ends on the day before an amortization period or accumulation period begins, during which no principal payments will be made to the noteholders of that series.

          During the controlled amortization period, which will be scheduled to begin on the date specified in, or determined in the manner specified in, the accompanying prospectus supplement, and during the early amortization period, which will begin upon the occurrence of a pay out event or, if specified in the accompanying prospectus supplement, the early accumulation period, principal will be paid to any class of the series in the amounts and on the dates specified in the accompanying prospectus supplement.

          During an accumulation period, principal will be accumulated in a trust account, called a "Principal Funding Account," established for the benefit of that class of noteholders for later distribution to noteholders on the expected principal payment date in the amounts specified in the accompanying prospectus supplement.

          Principal payments for any series or the related class will typically be funded from collections of principal receivables received during the related monthly period or periods as specified in the accompanying prospectus supplement and allocated to that series or class and from other sources specified in the accompanying prospectus supplement. If specified in the related prospectus supplement, the Trust may issue securities from time to time and use the proceeds of this issuance to make principal payments with respect to the series. In the case of a series with more than one class of notes, the noteholders of one or more classes may receive payments of principal at different times. The accompanying prospectus supplement will describe the manner, timing and priority of payments of principal to noteholders of each class.

          Funds on deposit in any principal funding account for a series may be subject to a guaranteed rate agreement or guaranteed investment contract or other arrangement specified in the accompanying prospectus supplement intended to assure a minimum rate of return on the investment of these funds. In order to enhance the likelihood of the payment in full of the principal amount of a series or a related class of notes at the end of an accumulation period, that series or class of notes may be subject to a principal guaranty or other similar arrangement specified in the accompanying prospectus supplement.

TRANSFER AND ASSIGNMENT OF RECEIVABLES

          The originator will transfer and assign to the transferor, for transfer and assignment by the transferor to the trust, all of the originator's right, title and interest in and to the receivables in the accounts designated as accounts of the trust and future receivables created in these accounts.

          Except as set forth in the related prospectus supplement, each of the originator and the transferor will indicate in its computer files or books and records that the receivables have been conveyed to the trust. In addition, each of the originator and the transferor (including any additional transferor) will provide or cause to be provided to the owner trustee computer files or microfiche lists, containing a true and complete list showing each account, identified by account number and by total outstanding balance on the date of transfer. Except as stated above or as set forth in the related prospectus supplement, the records and agreements relating to the accounts and the receivables maintained by any of the originator and the transferor (including any additional transferor) are not and will not be segregated from other documents and agreements relating to other dealer floorplan accounts and receivables and are not and will not be stamped or marked to reflect the transfers described above, but the computer records of each of the originator and the transferor (including any additional transferor) will be required to be marked to evidence these transfers. Each of the originator and the transferor (including any additional transferor) will file in all appropriate jurisdictions Uniform Commercial Code financing statements with respect to the receivables meeting the requirements of applicable law. See "Risk Factors -Some liens would be given priority over your notes which could cause delayed or reduced payments" and "Certain Legal Aspects of the Receivables" in this prospectus.

NEW ISSUANCES

          The indenture provides that, pursuant to any one or more indenture supplements, the transferor may cause the owner trustee, on behalf of the trust, to issue one or more new series of notes and may define all principal terms of those series. Each series issued may have different terms and enhancements than any other series. Upon the issuance of an additional series of notes, none of the transferor, the servicer, the indenture trustee or the trust will be required or will intend to obtain the consent of any noteholder of any other series previously issued by the trust. However, as a condition of a new issuance, the indenture trustee must receive written confirmation that the new issuance will not result in the reduction or withdrawal by any rating agency of its rating of any outstanding series or class. The trust may offer any series under a prospectus or other disclosure document in offerings pursuant to this prospectus or in transactions either registered under the Securities Act of 1933, as amended (the "Securities Act"), or exempt from registration under the Securities Act directly, through one or more other underwriters or placement agents, in fixed-price offerings or in negotiated transactions or otherwise.

          Unless otherwise specified in the accompanying prospectus supplement, a new issuance may only occur upon the satisfaction of conditions provided in the indenture. Under the indenture, the transferor may cause the owner trustee, on behalf of the trust, to issue new series of notes by notifying the owner trustee, the indenture trustee, the Servicer and each rating agency at least five days in advance of the date upon which the new issuance is to occur. Under the indenture, the notice will state the date upon which the new issuance is to occur.

          The owner trustee will execute, and the indenture trustee will authenticate, the notes of any series only upon delivery to them of the following items, or satisfaction of the following conditions, among others:

               (1) an indenture supplement specifying the principal terms of the new series;

               (2)(a) an opinion of counsel to the effect that, except as otherwise stated in the related indenture supplement, the notes of the new series will be characterized as indebtedness for federal income tax purposes; and

               (b) an opinion of counsel to the effect that, for federal income tax purposes:

                    o the issuance will not adversely affect the tax characterization as debt of notes of any outstanding series or class that were characterized as debt at the time of their issuance;

                    o the new issuance will not cause the trust to be deemed to be an association (or publicly traded partnership) taxable as a corporation; and

                    o the new issuance will not cause or constitute an event in which gain or loss would be recognized by any noteholder (an opinion of counsel with respect to any matter to the effect referred to in clause (b) with respect to any action is referred to in this prospectus as a "Tax Opinion");

               (3) if required by the related indenture supplement, the form of credit enhancement and an appropriate credit enhancement agreement with respect to that credit enhancement executed by the transferor and the issuer of the credit enhancement;

               (4) written confirmation from each rating agency that the new issuance will not result in a reduction or withdrawal of its rating of any outstanding series or class; and

               (5)(a) the new issuance will not:

                    o    cause a pay out event or an event of default; or

                    o materially and adversely affect the amount or timing of payments to be made to the noteholders of any series or class (any effect referred to in this clause on the prior clause with respect to any action is referred to in this prospectus as an "Adverse Effect"); and

               (b) a certificate of an authorized officer of the transferor to the effect that it reasonably believes the new issuance will not have an adverse effect; and

               (6) after giving effect to the new issuance, the total amount of principal receivables plus the principal amount of any participation interests previously transferred to the trust exceed a specified minimum principal balance, called the "Required Minimum Principal Balance."

REPRESENTATIONS AND WARRANTIES

          When the trust issues a new series of notes, the transferor will make several representations and warranties to the trust in the transfer and servicing agreement, including the following:

          o the execution and delivery by the transferor of the transfer and servicing agreement and each other document relating to the issuance to which it is a party will not conflict with any law or any other agreement to which the transferor is a party; and

          o all required governmental approvals in connection with the execution and delivery by the transferor of the transfer and servicing agreement and each other document relating to the issuance have been obtained and remain in force and effect.

          If a representation or warranty made by the transferor is later found to be materially incorrect when made, and:

          o continues to be materially incorrect for 60 days after notice to the transferor by the indenture trustee, or to the transferor and the indenture trustee by any noteholder; and

          o as a result, the interests of the noteholders are materially and adversely affected, and continue to be materially and adversely affected during the 60-day period,

then the indenture trustee or noteholders holding more than 50% of the then-outstanding principal balance of the notes of the affected series may give notice to the transferor and the servicer (and to the indenture trustee if given by the noteholders) declaring that a pay out event has occurred. Declaring a pay out event will automatically begin early amortization or, if specified in the accompanying prospectus supplement, early accumulation of principal.

          The transferor will make other representations and warranties to the trust in the transfer and servicing agreement, including the following:

          o as of the closing date, the transferor is duly incorporated and in good standing and has the authority to consummate the issuance;

          o the transfer and servicing agreement and each other document relating to the issuance to which it is a party constitutes a legal, valid and binding obligation enforceable against the transferor; and

          o the trust has all right, title and interest in the receivables in the trust portfolio or has a first priority perfected security interest in these receivables.

          In the event:

          o any representation or warranty described immediately above is breached; and

          o as a result, the interests of noteholders in the receivables in the trust portfolio are materially and adversely affected;

then any of the owner trustee, the indenture trustee or noteholders representing 50% or more of the then-outstanding principal amount of all of the trust's outstanding series may give notice to the transferor and the servicer (and to the owner trustee and indenture trustee if given by the noteholders) directing the transferor to accept reassignment of the entire trust portfolio and to pay into the trust's collection account a cash deposit equal to the sum of the amounts specified with respect to each outstanding series in the related indenture supplement. However, no reassignment will be required if:

          o within 60 days, or up to 120 days if specified in the notice, the transferor cures the breach and any material adverse effect caused by the breach; or

          o on any day within the applicable 60-day to 120-day period the relevant representation and warranty is then true and correct in all material respects and the transferor delivers to the owner trustee a certificate of an authorized officer describing the nature of the breach and the manner in which the relevant representation and warranty became true and correct.

          Reassignment of the trust portfolio and the transferor's obligation to make the cash deposit in the trust's collection account are the only remedies to any breach of the representations and warranties described above.

          The transferor makes representations and warranties in the transfer and servicing agreement concerning the accounts and the receivables in the trust portfolio. Only eligible accounts can be designated as accounts for the trust portfolio. We can give you no assurance that eligible accounts will remain eligible once added to the trust.

          The transferor also represents that each receivable in the trust portfolio is an eligible receivable when created. If a receivable in the trust portfolio is found to be ineligible when created, and, as a result, the interests of noteholders in any receivable in the trust portfolio are materially and adversely affected, the transferor must accept reassignment of the principal amount of this ineligible receivable. However, the transferor will have 60 days, or up to 120 days if agreed to by the indenture trustee and the servicer, from the earlier to occur of discovery of the breach by the transferor or receipt by the transferor of written notice of the breach given by the owner trustee, the indenture trustee or the servicer, to cure the ineligibility before reassignment is required.

          The transferor will accept reassignment by directing the servicer to deduct the principal amount of the ineligible receivable from the Transferor Interest. If this would reduce the Transferor Interest below the Required Transferor Interest, the transferor will make a cash deposit in the trust's special funding account in the amount by which the Transferor Interest would have been reduced below the Required Transferor Interest. Any deduction or deposit is considered a repayment in full of the ineligible receivable. The transferor's obligation to accept reassignment of any ineligible receivable is the only remedy for any breach of a representation concerning eligibility of receivables.

          The accompanying prospectus supplement may specify additional representations and warranties made by the transferor when your notes are issued. The indenture trustee is not required to make periodic examinations of receivables in the trust portfolio or any records relating to them. However, the servicer will deliver to the indenture trustee once each year an opinion of counsel affirming, among other things, that no further action is necessary to maintain the trust's perfected security interest in the receivables.

          With respect to each series of notes, an "Eligible Account" means, as of the cut-off date (or, with respect to additional accounts, as of their date of designation for inclusion in the trust), each account owned by the originator or other account owner:

          o which was in existence and maintained by the originator or other account owner, as applicable;

          o    which is payable in United States dollars;

          o    which has not been classified as stolen or lost;

          o which has not been sold or pledged to any other party except for any sale (1) to another account owner that has either entered into a receivables purchase agreement or is an additional transferor or (2) pursuant to a receivables purchase agreement;

          o which does not have receivables which have been sold or pledged by the originator or any other account owner, as the case may be, to any other party other than pursuant to a receivables purchase agreement;

          o which, with respect to the initial accounts, is an account in existence and maintained by the originator as of the cut-off date or as of its date of designation for inclusion in the trust with respect to additional accounts;

          o which does not have any receivables that are defaulted receivables; and

          o which, except as provided below, does not have any receivables that are more than 180 days past due from the date of the initial billing statement.

          Eligible accounts may include accounts, the receivables of which have been charged off as of the cut-off date or as of its date of designation for inclusion in the trust, as applicable, if:

          o the balance of all receivables included in those accounts is reflected on the books and records of the transferor as "zero"; and

          o charging privileges for these accounts have been canceled in accordance with the customary policies and procedures, as amended from time to time, of the originator other account owner, as applicable.

          Under the transfer and servicing agreement, the definition of eligible account may be changed by amendment to the agreement without the consent of the noteholders if: (1) the transferor delivers to the owner trustee and the indenture trustee a certificate of an authorized officer to the effect that, in the reasonable belief of the transferor, the amendment will not as of the date of the amendment adversely affect in any material respect the interest of the noteholders, and (2) the amendment will not result in a withdrawal or reduction of the rating of any outstanding series under the trust.

          With respect to each series of notes, an "Eligible Receivable" means each receivable:

          o    which has arisen in an eligible account;

          o which was created in compliance, in all material respects, with all requirements of law applicable to the institution that owned the receivable at the time of its creation, and under the terms of a dealer floorplan agreement which complies in all material respects with all requirements of law applicable to the originator or other account owner, as applicable;

          o with respect to which all consents, licenses or authorizations of, or registrations with, any governmental authority required to be obtained or given in connection with the creation of the receivable or the execution, delivery and performance by the originator or other account owner, as applicable, of the related dealer floorplan agreement have been duly obtained or given and are in full force and effect;

          o as to which, at the time of its transfer to the trust, the transferor or the trust has good title, free and clear of all liens and security interests arising under or through the transferor, other than some tax liens for taxes not then due or which the transferor is contesting;

          o which has been the subject of either a valid transfer and assignment from the transferor to the trust of all of the transferor's right, title and interest in the receivable (including any proceeds of the receivable), or the grant of a first priority perfected security interest in the receivable (and in the proceeds of the receivable), effective until the termination of the trust;

          o which is the legal, valid and binding payment obligation of the obligor under the receivable, legally enforceable against that obligor in accordance with its terms, subject to some bankruptcy-related exceptions;

          o which, at the time of transfer to the trust, has not been waived or modified except as permitted under the customary policies and procedures, as amended from time to time, of the originator or other account owner, as applicable, and then only if the waiver or modification is reflected in the servicer's computer file of revolving dealer floorplan accounts;

          o which, at the time of transfer to the trust, is not subject to any right of rescission, setoff, counterclaim or any other defense (including defenses arising out of violations of usury laws) of the obligor, other than defenses arising out of bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights in general;

          o which, at the time of transfer to the trust, the originator or other account owner, as applicable, has satisfied all of its obligations required to be satisfied by that time;

          o which, at the time of transfer to the trust, none of the transferor, the originator or any other account owner, as applicable, has taken any action, or omitted to take any action, that would impair the rights of the trust or the noteholders; and

          o    which constitutes an "account" or "general intangible" under
               Article 9 of the UCC as then in effect in the State of Delaware or any other state where the filing of a financing statement is required to perfect the trust's interest in the receivables and the proceeds of the receivables.

ADDITION OF TRUST ASSETS

          As described above under "The Trust Portfolio," the transferor will have the right to designate, from time to time, additional accounts to be included as accounts for the trust. In addition, the transferor will be required to designate additional accounts under the circumstances and in the amounts specified in the accompanying prospectus supplement. The transferor will convey to the trust its interest in all receivables of those additional accounts, whether the receivables are then existing or subsequently created.

          Each additional account must be an eligible account at the time of its designation. However, additional accounts may not be of the same credit quality as the initial accounts. Additional accounts may have been originated by the originator or other account owner, as applicable, using credit criteria different from those which were applied by the originator to the initial accounts or may have been acquired by the originator or other account owner, as applicable, from an institution which may have had different credit criteria.

          The transferor is also permitted to add, from time to time, participations and related collections to the trust. These "Participations" must be undivided interests in a pool of assets primarily consisting of receivables arising under dealer floorplan accounts. Participations may be issued under separate agreements that are similar to the agreements governing the issuance of the notes and that entitle the holder of the participation to receive percentages of collections generated by the pool of assets supporting the participation. Participations may have their own credit enhancement, pay out events, servicing obligations and servicer defaults, all of which are likely to be enforceable by a separate trustee under these participation agreements and may be different from those specified in this prospectus. The rights and remedies of the trust as the holder of a participation (and, therefore, the noteholders) will be subject to all the terms and provisions of those participation agreements.

          The transfer and servicing agreement may be amended to permit the addition of a participation to the trust without noteholder consent if:

          o the transferor delivers to the owner trustee and the indenture trustee a certificate of an authorized officer to the effect that, in the transferor's reasonable belief, adding the participation will not have a material adverse effect on the interests of the noteholders; and

          o the amendment allowing the addition of the participation will not result in a withdrawal or reduction of the rating of any outstanding series under the trust.

          When the transferor transfers receivables in additional accounts or participations, it must satisfy several conditions, including, as applicable:

          o notice to the owner trustee, the indenture trustee, the servicer and each rating agency;

          o delivery and acceptance by the owner trustee of a written assignment of receivables in the additional accounts or participations to the trust;

          o delivery to the owner trustee of a computer file or microfiche list with an accurate list of all additional accounts;

          o delivery to the owner trustee and the indenture trustee of a certificate of an authorized officer to the effect that:

               o as of the date of assignment, called the "Addition Date," each additional account is an eligible account;

               o any action necessary to perfect the trust's interest in the receivables arising in the additional accounts has been taken;

               o as of the addition date, none of the originator (or any other account owner), the servicer or the transferor is insolvent; and

               o in the transferor's reasonable belief, adding the receivables in additional accounts or participations will not have a material adverse effect on the interests of the noteholders;

          o delivery of opinions of counsel with respect to the transfer of the receivables in the additional accounts or the participations to the trust;

          o in circumstances where the transferor, in its discretion, designates additional accounts to be included as accounts for the trust or adds participations to the trust, written confirmation from each rating agency that the addition will not result in the reduction or withdrawal of its rating of any outstanding series or class; and

          o in circumstances where the transferor is required to designate additional accounts to be included as accounts for the trust, or to add participations to the trust, each rating agency then rating any series of notes outstanding under the trust shall have previously, or, in limited circumstances, within a three-month period, consented to the designation of the additional accounts or the addition of the participations.

          In addition to the periodic reports otherwise required to be filed by the servicer with the Securities and Exchange Commission (the "SEC") pursuant to the Securities Exchange Act of 1934, the servicer intends to file, on behalf of the trust, a Report on Form 8-K with respect to any addition to the trust of receivables in additional accounts or participations that would have a material effect on the composition of the assets of the trust.

          The transferor may, from time to time, designate one or more of its affiliates as additional transferors under the transfer and servicing agreement. In connection with this designation, the transferor will exchange the transferor certificate for a newly issued transferor certificate modified to reflect any additional transferor's interest in the Transferor Interest. The transfer and servicing agreement may be amended to permit the designation of these additional transferors and the exchange of the Transferor Certificate without noteholder consent upon:

          o delivery to the owner trustee and the indenture trustee of a tax opinion regarding the exchange; and

          o receipt of written confirmation from each rating agency that the exchange will not result in a reduction or withdrawal of its rating of any outstanding series or class.

REMOVAL OF ACCOUNTS

          The transferor has the right to designate removed accounts and to remove participations from the trust and to require the indenture trustee to transfer all receivables in the removed accounts back to the transferor, whether the receivables already exist or arise after the designation. The transferor's rights to removal are subject to satisfaction of several conditions, including:

          o written notice to the owner trustee, the indenture trustee, the servicer, each rating agency and each series enhancer;

          o delivery to the owner trustee for execution a written reassignment of receivables in the removed accounts and removed participations to the transferor or its designee;

          o delivery to the owner trustee of a computer file or microfiche list with an accurate list of all removed accounts;

          o written confirmation from each rating agency that the removal will not result in the reduction or withdrawal of its rating of any outstanding series or class;

          o delivery to the owner trustee and the indenture trustee a certificate of an authorized officer to the effect that, in the transferor's reasonable belief:

          o the removal will not have a material adverse effect on the interests of the noteholders;

          o the removal will not cause a pay out event or event of default; and

          o the accounts to be removed were not selected through a selection process believed to be materially adverse to the interests of the noteholders; and

          o any other conditions specified in the accompanying prospectus supplement.

          The conditions described above relating to rating agency confirmation and the delivery of an officer's certificate will not apply if the transferor is purchasing receivables in accounts designated for re-purchase by a merchant or co-branding participant upon termination of its affinity agreement with the originator or other account owner, as applicable.

          In all cases of removal, the transferor will purchase the related receivables by directing the servicer to deduct the principal amount of those receivables from the Transferor Interest. If this would reduce the Transferor Interest below the Required Transferor Interest, the transferor will make a cash deposit in the trust's special funding account in the amount by which the Transferor Interest would have been reduced below the Required Transferor Interest. Any deduction or deposit is considered a payment in full for those receivables.

COLLECTION AND OTHER SERVICING PROCEDURES

          For each series of notes, the servicer will be responsible for servicing and administering the receivables in accordance with the servicer's policies and procedures for servicing dealer floorplan receivables comparable to the receivables. The servicer will be required to maintain fidelity bond coverage insuring against losses through wrongdoing of its officers and employees who are involved in the servicing of dealer floorplan receivables covering these actions and in amounts as the servicer believes to be reasonable from time to time.

DISCOUNT OPTION

          The transferor, has the option to reclassify a percentage, called the "Discount Percentage," of collections of principal receivables in the trust portfolio as collections of finance charge receivables. This option is referred to as the "Discount Option." The transferor may use the Discount Option to compensate for a decline in the portfolio yield, but only if there would be sufficient principal receivables to allow for that discounting. Exercise of the Discount Option would result in a larger amount of collections of finance charge receivables and a smaller amount of collections of principal receivables. By doing so, the transferor would reduce the likelihood that a pay out event would occur as a result of a decreased portfolio yield and, at the same time, would increase the likelihood that the transferor will have to add principal receivables to the trust.

          If the Discount Percentage is greater than zero, an amount of collections of principal receivables in the trust portfolio for each monthly period equal to the product of:

          o    the Discount Percentage times

          o    total collections of principal receivables in the trust portfolio will be considered collections of finance charge receivables in the trust portfolio and allocated with all other collections of finance charge receivables in the trust portfolio.

          To exercise the Discount Option, the transferor must satisfy the conditions in the transfer and servicing agreement, including written confirmation from each rating agency that use of the Discount Option will not result in a reduction or withdrawal of its rating of any outstanding series or class.

TRUST ACCOUNTS

          The servicer will establish and maintain in the name of the indenture trustee, for the benefit of noteholders of all series, a "Collection Account," which shall be either (a) a segregated trust account established with the corporate trust department of a securities intermediary or (b) a segregated account with a securities intermediary that is an eligible institution (a "Qualified Account"). The servicer will also establish and maintain with a securities intermediary in the name of the indenture trustee, a "Special Funding Account," which also is required to be a qualified account. References to the "Securities Intermediary" shall refer to any entity which is a person, including a bank or broker, that in the ordinary course of its business maintains securities accounts for others and is acting in that capacity and which is also a depository institution organized under the laws of the United States or any one of the fifty states, including the District of Columbia (or any domestic branch of a foreign bank), and having a credit rating from each rating agency in one of its generic credit rating categories which signifies investment grade. An "Eligible Institution" is defined as:

               (1) (a) a depository institution, which may include the owner trustee or the indenture trustee;

                   (b) organized under the laws of the United States or any one of the fifty states, including the District of Columbia (or any domestic branch of a foreign bank); and

                   (c) which at all times (1) is a member of the FDIC and (2)
              has either a long-term unsecured debt rating or a certificate of deposit rating acceptable to each rating agency selected by the transferor to rate a series or class of notes; or

               (2) any other institution acceptable to each rating agency selected by the transferor to rate a series or class of notes.

          Funds in the collection account and the special funding account will be assets of the trust and will be invested, at the direction of the servicer, in "Eligible Investments" consisting of securities, instruments, security entitlements or other investment property which evidence:

               (1) direct obligations of, and obligations fully guaranteed as to timely payment of principal and interest by, the United States of America;

               (2) demand deposits, time deposits or certificates of deposit (having original maturities of no more than 365 days) of depository institutions or trust companies incorporated under the laws of the United States of America or any are of the fifty states, including the District of Columbia (or domestic branches of foreign banks) and subject to supervision and examination of federal or state banking or depository institution authorities; provided, that at the time of the trust's investment or contractual commitment to invest, the short-term debt rating of that depository institution or trust company shall be in the highest investment category of Standard & Poor's Ratings Group ("Standard & Poor's") and Moody's Investors Service Inc. ("Moody's");

               (3) commercial paper or other short-term obligations having original or remaining maturities of no more than 30 days having, at the time of the trust's investment or contractual commitment to invest, a rating in the highest rating category of Standard & Poor's and Moody's;

               (4) demand deposits, time deposits and certificates of deposit which are fully insured by the FDIC having, at the time of the trust's investment, a rating in the highest rating category of Standard & Poor's and Moody's;

               (5) bankers' acceptances (having original maturities of no more than 365 days) issued by any depository institution or trust company referred to in clause (2) above;

               (6)money market funds having, at the time of the trust's investment, a rating in the highest rating category of Standard & Poor's and Moody's (including funds for which the indenture trustee or any of its affiliates is investment manager or advisor);

               (7) time deposits (having maturities not later than the next distribution date) other than those referred to in clause (4) above, with a person whose commercial paper has a credit rating satisfactory to Standard & Poor's and Moody's; or

               (8) any other investment upon receipt of written confirmation from each rating agency that the additional form of investment will not result in a reduction or withdrawal of its rating of any outstanding series or class.

          The indenture trustee, acting as the initial paying agent (together with any successor to the indenture trustee acting in that capacity, and any entity specified in an indenture supplement to act in that capacity for the related series, referred to collectively as the "Paying Agent"), will have the revocable power to withdraw funds from the collection account for the purpose of making payments to the noteholders of any series pursuant to the related indenture supplement.

FUNDING PERIOD

          For any series of notes, the total amount of principal receivables in the trust available to that series may be less than the total principal amount of the notes of that series. If this occurs, the initial Invested Amount for that series of notes will be less than the principal amount of that series of notes. In this case, the related prospectus supplement will set forth the terms of the "Funding Period," which is the period from that series' closing date to the earlier of:

          o the date that series' Invested Amount equals the principal amount of that series of notes; and

          o    the date specified in the related prospectus supplement.

          During the funding period, the portion of the series amount not invested in receivables will be maintained in a "Pre-Funding Account," which is a trust account established with the indenture trustee for the benefit of the noteholders of that series. On the closing date for that series of notes, this amount may be up to 100% of the principal balance of that series of notes. The Invested Amount for that series will increase as new receivables are transferred to the trust or as the Invested Amounts of other outstanding series are reduced. The Invested Amount may decrease due to charge-offs allocated to the series.

          During the funding period, funds on deposit in the pre-funding account will be paid to the transferor as the Invested Amount increases. If the Invested Amount for that series is not increased so that it equals the principal balance of the notes of that series by the end of the funding period, any amount remaining in the pre-funding account will be repaid to noteholders. This type of event may also cause repayment of other amounts to noteholders, as set forth in the related prospectus supplement.

          The prospectus supplement for a series with a funding period will set forth:

          o    the series' initial Invested Amount;

          o the series' full Invested Amount, which is the initial principal balance of the series of notes;

          o the date on which the series' Invested Amount is expected to equal the full Invested Amount;

          o    the date by which the funding period will end; and

          o what other events, if any, will occur if the end of the funding period is reached before the full Invested Amount is funded.

INVESTOR PERCENTAGE AND TRANSFEROR PERCENTAGE

          The servicer will allocate all collections of finance charge receivables, all collections of principal receivables and all receivables in accounts which were written off as uncollectible by the servicer, called "Defaulted Accounts," among:

          o    each series issued and outstanding;

          o    the Transferor Interest; and

          o if the related prospectus supplement so states, to any credit enhancement providers.

All allocations of these amounts will be made through the respective Investor Percentages for each series, the Transferor Percentage and, where applicable, the percentage interest of credit enhancement providers, called the "Credit Enhancement Percentage." The related prospectus supplements will set forth how the Investor Percentages are calculated.

          The Transferor Percentage is, in all cases, equal to 100% minus:

          o the total Investor Percentages for all outstanding series; and, if applicable, minus

          o the total Credit Enhancement Percentages for all outstanding series.

APPLICATION OF COLLECTIONS

          Except in the circumstance described below, the servicer must deposit into the collection account, no later than two business days after processing, all payments made on receivables in the trust portfolio. The servicer must also allocate these deposits between accounts and to various parties, as described below. However, the servicer will be able to make these deposits on a monthly or other periodic basis if the conditions specified in the related prospectus are satisfied.

          The servicer must make daily or periodic deposits to the collection account only to the extent that the funds are needed for deposit into other trust accounts or distribution to noteholders or other parties. If the collection account balance ever exceeds this amount for deposit or distribution, the servicer will be able to withdraw the excess. Subject to the immediately preceding sentence, the servicer may retain its servicing fee with respect to any series and will not be required to deposit it in the collection account.

          Each time a collection account deposit is made, the servicer will withdraw from, or retain in, the collection account, as applicable, the following amounts and apply them as indicated:

               (1) the Transferor Percentage of collections of finance charge receivables and principal receivables in the trust portfolio will be paid or held for payment to the holders of the transferor certificates, provided that collections of principal receivables allocable to the holders of the transferor certificates will be:

                  (a) paid to the holders of the transferor certificates only if the Transferor Interest exceeds zero; or

                  (b) deposited in the special funding account;

               (2) for each series, the relevant Investor Percentage of collections of finance charge receivables in the trust portfolio will be retained in the collection account for allocation and payment as set forth in the related prospectus supplement;

               (3) if the series is in its revolving period, the applicable Investor Percentage of collections of principal receivables in the trust portfolio allocated to the series will be paid or held for payment to the holders of the transferor certificates, provided that collections of principal receivables will be:

                  (a) paid to the holders of the transferor certificates only if the Transferor Interest is greater than a specified minimum level, called the "Required Transferor Interest"; or

                  (b) deposited in the special funding account;

               (4) if the series is in its controlled accumulation period, controlled amortization period or early accumulation period, as applicable, the applicable Investor Percentage of collections of principal receivables in the trust portfolio allocated to the series up to the amount, if any, specified in the accompanying prospectus supplement will be retained in the collection account or deposited in a principal funding account, as applicable, for allocation and payment to noteholders as described in the accompanying prospectus supplement; provided that if collections of principal receivables exceed the principal payments which may be allocated or distributed to noteholders, the excess will be paid to the holders of the transferor certificates, subject to the limitations described in clause (3) above; and

               (5) if the series is in its early amortization period, the applicable Investor Percentage of collections of principal receivables in the trust portfolio will be retained in the collection account for application and payment as provided in the accompanying prospectus supplement.

          In the case of a series of notes having more than one class, the amounts in the collection account will be allocated and applied to each class in the manner and order of priority described in the accompanying prospectus supplement.

          Any amounts collected in respect of principal receivables and not paid to the holders of the transferor certificates because the Transferor Interest is less than the Required Transferor Interest as described in paragraph (3) above (with respect to each series, "Unallocated Principal Collections"), together with any adjustment payments as described below, will be paid to and held in the special funding account and paid to the holders of the transferor certificates if, and only to the extent that, the Transferor Interest is greater than the Required Transferor Interest. If an amortization period or accumulation period has commenced, unallocated principal collections will be held for distribution to the noteholders on the dates specified in the accompanying prospectus supplement or accumulated for distribution on the expected principal payment date, as applicable, and distributed to the noteholders of each class or held for and distributed to the noteholders of other series of notes issued by the trust in the manner and order of priority specified in the accompanying prospectus supplement.

SHARED EXCESS FINANCE CHARGE COLLECTIONS

          If a series is identified in the prospectus supplement for that series as included in a group, collections of finance charge receivables in the trust portfolio allocated to the series in excess of the amount needed to make deposits or payments may be shared with other series identified in the prospectus supplements for those other series as included in the same group. If one series requires more collections of finance charge receivables than allocated through its Investor Percentage, it will have access to all of these shared excess finance charge collections in other series in its group. If two or more series require more collections of finance charge receivables, excess finance charge collections in the group will be shared among the series in the manner and priority set forth in the related prospectus supplements.

SHARED PRINCIPAL COLLECTIONS AND TRANSFEROR PRINCIPAL COLLECTIONS

          If a series is allocated principal in excess of the amount needed for deposit or distribution, this excess amount will be available to make principal payments or deposits required by other series. These shared principal collections may be limited to series identified in the prospectus supplements for those series as included in the same group. If collections of principal receivables in the trust portfolio allocated to a series are shared with another series, the Invested Amount for the series from which collections were shared will not be reduced.

          In addition, collections of principal receivables in the trust portfolio otherwise payable to the holders of the transferor interest may be available to make principal payments or deposits required by noteholders of one or more series. These shared transferor principal collections may be limited to series identified in the prospectus supplements for those series as included in the same group.

DEFAULTED RECEIVABLES; REBATES AND FRAUDULENT CHARGES; INVESTOR CHARGE-OFFS

          Unless otherwise specified in the accompanying prospectus supplement, for each series of notes, on the earlier of (a) the third business day and (b) the fifth calendar day (or, if the fifth calendar day is not a business day, then the preceding business day) preceding the seventeenth day of each calendar month (the "Determination Date"), the servicer will calculate the aggregate Investor Default Amount for the preceding monthly period, which will be equal to the aggregate amount of the Investor Percentage of principal receivables in defaulted accounts; that is, accounts which in that monthly period were written off as uncollectible in accordance with the servicer's policies and procedures for servicing dealer floorplan receivables, comparable to the receivables. If so provided in the accompanying prospectus supplement, an amount equal to the Investor Default Amount for any monthly period may be paid from other amounts, including from credit enhancement, and applied to pay principal to noteholders or, subject to limitations, the holder of the Transferor Interest, as appropriate.

          With respect to each series of notes, the Invested Amount with respect to that series will be reduced by the amount of Investor Charge-Offs for any monthly period. Investor Charge-Offs will be reimbursed on any distribution date to the extent amounts on deposit in the collection account and otherwise available exceed the interest, fees and any aggregate Investor Default Amount payable on that date. This reimbursement of Investor Charge-Offs will result in an increase in the Invested Amount with respect to that series.

DEFEASANCE

          If so specified in the prospectus supplement relating to a series, the transferor may terminate its substantive obligations in respect of that series or the trust by depositing with the indenture trustee, from amounts representing, or acquired with, collections of receivables, money or eligible investments sufficient to make all remaining scheduled interest and principal payments on that series or all outstanding series of notes of the trust, as the case may be, on the dates scheduled for those payments and to pay all amounts owing to any credit enhancement provider with respect to that series or all outstanding series, as the case may be, if that action would not result in a pay out event for any series. Prior to its first exercise of its right to substitute money or eligible investments for receivables, the transferor will deliver to the indenture trustee an opinion of counsel to the effect that:

          o for federal income tax purposes, the deposit and termination of obligations will not cause the trust, or any portion of the trust, to be deemed to be an association (or publicly traded partnership) taxable as a corporation;

          o the deposit and termination of obligations will not result in the trust being required to register as an "investment company" within the meaning of the Investment Company Act of 1940, as amended; and

          o if the transferor's long-term unsecured debt obligations are not rated at least P-3 or Baa3, respectively, by Moody's, the deposit and termination of obligations would not be a fraudulent conveyance (based in reliance on certificates to the effect that the receivables in the trust portfolio and termination of obligations constitute fair value for consideration paid and as to the solvency of the transferor).

FINAL PAYMENT OF PRINCIPAL; TERMINATION

          For each series, the transferor has the option to repurchase the notes at any time after the remaining outstanding principal amount of that series is 10% or less of the initial principal amount of that series (as increased by the principal balance of any notes of that series issued after the related closing date) if the conditions set forth in the related indenture supplement are met. The repurchase price will equal:

          o the outstanding principal amount of the notes of that series, plus

          o any accrued and unpaid interest through the day preceding the distribution date on which the repurchase occurs or, if the repurchase occurs on any other date, through the day preceding the distribution date immediately following the repurchase date.

          Any amounts on deposit in the principal funding account for that series will be applied toward the repurchase price on behalf of the transferor.

          For any series of notes, the related prospectus supplement may specify different conditions to the transferor's repurchase option and a different method for determining the repurchase price.

          The notes of each series will be retired on the day following the date on which the final payment of principal is scheduled to be made to the noteholders, whether as a result of optional reassignment to the transferor or otherwise. Each prospectus supplement will specify the series termination date with respect to the related series of notes. However, the notes may be subject to prior termination as provided above. For any series the failure to pay principal of the related notes on the series termination date will be an event of default and the indenture trustee or holders of a specified percentage of the notes of that series will have the rights described under "The Indenture -Events of Default; Rights upon Event of Default" in this prospectus.

          Unless the servicer and the holder of the Transferor Interest instruct the indenture trustee otherwise, the trust will terminate on the earlier of (a) the day after the distribution date on which the aggregate Invested Amount and Enhancement Invested Amount, if any, with respect to each series outstanding is zero, or (b) January 1, 20___, (this date, the "Trust Termination Date"). Upon the termination of the trust and the surrender of the transferor certificates, the indenture trustee shall convey to the holders of the transferor certificates all right, title and interest of the trust in and to the receivables and other funds of the trust.

PAIRED SERIES

          The prospectus supplement for a series of notes will specify whether that series may be paired with a previously or later issued series so that a decrease in the Invested Amount of the previously issued series results in a corresponding increase in the Invested Amount of the later issued series. We call each of these series a "Paired Series." In general, a series may be issued as a paired series so the trust can fund the amount by which the previously issued series has amortized and will amortize in the future.

          If a pay out event occurs for the previously issued series or its paired series when the previously issued series is amortizing, the Investor Percentage for the allocation of collections of principal receivables for the previously issued series may be reset to a lower percentage as described in the prospectus supplement for that series and the period over which it will amortize may be lengthened as a result. The extent to which the period over which it amortizes is lengthened will depend on many factors, only one of which is the reduction of its Investor Percentage. For a discussion of these factors, see "Risk Factors -Issuance of additional series by the trust may affect the timing of payments to you" in this prospectus and "Maturity Considerations" in the accompanying prospectus supplement.

PAY OUT EVENTS

          Unless otherwise specified in the accompanying prospectus supplement, as described above, the revolving period will continue through the date specified in the accompanying prospectus supplement unless a pay out event occurs prior to that date. A "Pay Out Event" occurs with respect to all series issued by the trust upon the occurrence of any of the following events:

          o bankruptcy, insolvency, liquidation, conservatorship, receivership or similar events relating to the transferor (including any additional transferor) or the originator;

          o the transferor is unable for any reason to transfer receivables to the trust in accordance with the provisions of the transfer and servicing agreement; or

          o the trust becomes subject to regulation as an "investment company" within the meaning of the Investment Company Act of 1940.

          In addition, a pay out event may occur with respect to any series upon the occurrence of any other event specified in the accompanying prospectus supplement. On the date on which a pay out event is deemed to have occurred, the early amortization period or, if so specified in the accompanying prospectus supplement, the early accumulation period will commence. If, because of the occurrence of a pay out event, the early amortization period begins earlier than the scheduled commencement of an amortization period or prior to an expected principal payment date, noteholders will begin receiving distributions of principal earlier than they otherwise would have, which may shorten the average life of the notes.

          In addition to the consequences of a pay out event discussed above, unless otherwise specified in the accompanying prospectus supplement, if bankruptcy, insolvency or similar proceedings under the Bankruptcy Code or similar laws occur with respect to the transferor, on the day of that event the transferor will immediately cease to transfer principal receivables to the trust and promptly give notice to the indenture trustee and the owner trustee of this event. Any principal receivables transferred to the trust prior to the event, as well as collections on those principal receivables and finance charge receivables accrued at any time with respect to those principal receivables, will continue to be part of the trust assets and will be applied as specified above in "-Application of Collections" and in the accompanying prospectus supplement.

          If the only pay out event to occur is either the insolvency of the transferor or the commencement of a bankruptcy case by or against the transferor, the bankruptcy court may have the power to require the continued transfer of principal receivables to the trust. See "Risk Factors -If the originator or the transferor became a debtor in a bankruptcy case, delays or reductions in payment of your notes could occur" in this prospectus.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

          The servicer receives a fee for its servicing activities and reimbursement of expenses incurred in administering the trust. This servicing fee accrues for each outstanding series in the amounts and calculated on the balances set forth in the related prospectus supplement. Each series' servicing fee is payable each period from collections of finance charge receivables allocated to the series; some series, however, may direct all or a portion of the Interchange arising from the accounts toward paying the servicing fee. Neither the trust nor the noteholders are responsible for any servicing fee allocable to the Transferor Interest.

CERTAIN MATTERS REGARDING THE TRANSFEROR AND THE SERVICER

          The servicer may not resign from its obligations and duties under the transfer and servicing agreement, except upon a determination that performance of its duties is no longer permissible under applicable law; or if:

          o within 120 days of the determination that the servicer is no longer permitted to act as servicer; and

          o    the indenture trustee is unable to appoint a successor,

the indenture trustee will act as servicer. If the indenture trustee is unable to act as servicer, it will petition an appropriate court to appoint an eligible successor.

          The servicer may not resign until the indenture trustee or another successor has assumed the servicer's obligations and duties.

          The servicer will indemnify the trust, the owner trustee and the indenture trustee for any losses suffered as a result of (a) its actions or omissions as servicer or (b) the administration by the owner trustee of the trust, except in each case, for losses resulting from the negligence or willful misconduct of the owner trustee or the indenture trustee, as applicable.

          Neither the servicer nor any of its directors, officers, employees or agents will be under any other liability to the trust, the owner trustee, the indenture trustee, the noteholders, any series enhancer or any other person for any action taken, or for refraining from taking any action, in good faith under the transfer and servicing agreement. However, none of them will be protected against any liability resulting from willful wrongdoing, bad faith or gross negligence in the performance of its duties or by reason of reckless disregard of obligations and duties under the transfer and servicing agreement. In addition, the transfer and servicing agreement provides that the servicer is not under any obligation to appear in, prosecute or defend any legal action which is not incidental to its servicing responsibilities under the transfer and servicing agreement and which in its opinion may expose it to any expense or liability.

          Each transferor will be severally, but not jointly, liable for all of its obligations, covenants, representations and warranties under the transfer and servicing agreement. No transferor nor any of its directors, officers, employees, incorporators or agents will be liable to the trust, the owner trustee, the indenture trustee, the noteholders, any series enhancer or any other person for any action taken, or for refraining from taking any action, in good faith under the transfer and servicing agreement. However, none of them will be protected against any liability resulting from willful wrongdoing, bad faith or gross negligence in the performance of its duties or by reason of reckless disregard of obligations and duties under the transfer and servicing agreement.

          The trust agreement provides that the transferor may transfer its interest in all or a portion of the transferor certificate by exchanging its transferor certificate for a newly issued transferor certificate and a second certificate, called a "Supplemental Certificate." The terms of the supplemental certificate must be defined in a supplement to the trust agreement. Before a supplemental certificate is issued, the following must occur:

          o notice of the exchange to the owner trustee, the indenture trustee, the servicer and each rating agency;

          o delivery to the owner trustee and the indenture trustee of an executed supplement to the trust agreement;

          o written confirmation from each rating agency that the exchange will not result in a reduction or withdrawal of its rating of any outstanding series or class;

          o delivery to the owner trustee and the indenture trustee of a certificate of an authorized officer of the transferor to the effect that it reasonably believes the exchange will not have an adverse effect;

          o delivery to the owner trustee and the indenture trustee of a tax opinion regarding the exchange; and

          o the total amount of principal receivables in the trust portfolio, plus the principal amount of any participations transferred to the trust must exceed the Required Minimum Principal Balance on the date of the exchange.

          No supplemental certificate may be transferred or exchanged unless a tax opinion is delivered to the owner trustee and the indenture trustee regarding the exchange.

          The transferor or the servicer may consolidate with, merge into, or sell its business to, another entity, in accordance with the transfer and servicing agreement, and the surviving entity will be the successor to the transferor or servicer, as the case may be, on the following conditions:

          o execution of an agreement relating to the succession that supplements the transfer and servicing agreement;

          o in the case of a succession relating to the transferor, (1) delivery to the owner trustee and the indenture trustee of a certificate of an authorized officer of the transferor and an opinion of counsel, each addressing compliance with the applicable provisions of the transfer and servicing agreement and the validity and enforceability of the supplemental agreement and
               (2) written confirmation from each rating agency that the succession will not result in a reduction or withdrawal of its rating of any outstanding series or class; and

          o in the case of a succession relating to the servicer, (1) delivery to the owner trustee and the indenture trustee of a certificate of an authorized officer of the servicer and an opinion of counsel, each addressing compliance with the applicable provisions of the transfer and servicing agreement,
               (2) notification of the succession to each rating agency and (3) that the successor is eligible to act as servicer.

SERVICER DEFAULT

          The transfer and servicing agreement specifies the duties and obligations of the servicer. A failure by the servicer to perform its duties or fulfill its obligations can result in a Servicer Default.

          A "Servicer Default" includes each of the following:

               (1) failure by the servicer to make any payment, transfer or deposit, or to give instructions or to give notice to the indenture trustee to do so, on the required date under the transfer and servicing agreement, the indenture or any indenture supplement or within the applicable grace period not exceeding 5 business days;

               (2) failure on the part of the servicer to observe or perform any of its other covenants or agreements if the failure:

                  (a) materially adversely affects noteholders of any series issued and outstanding under the trust; and

                  (b) continues unremedied for a period of 60 days after written notice to (1) the servicer by the owner trustee or the indenture trustee, or (2) the servicer, the owner trustee and the indenture trustee by noteholders of 10% or more of the then-outstanding principal amount of all of the trust's outstanding series (or, where the servicer's failure does not relate to all series, 10% or more of the then-outstanding principal amount of all series affected); or

                  (c) the assignment or the delegation by the servicer of its duties, except as specifically permitted under the transfer and servicing agreement;

               (3) any representation, warranty or certification made by the servicer in the transfer and servicing agreement, or in any certificate delivered pursuant to the transfer and servicing agreement, proves to have been incorrect when made if it:

                  (a) materially adversely affects noteholders of any series issued and outstanding under the trust; and

                  (b) continues to be incorrect and to materially adversely affect those noteholders for a period of 60 days after written notice to (1) the servicer by the owner trustee or the indenture trustee, or
          (2) the servicer, the owner trustee and the indenture trustee by noteholders of 10% or more of the then-outstanding principal amount of all of the trust's outstanding series (or, where the servicer's inaccuracy does not relate to all series, 10% or more of the then-outstanding principal amount of all series affected);

               (4) specific bankruptcy, insolvency, liquidation, conservatorship, receivership or similar events relating to the servicer; or

               (5) any other event specified in the accompanying prospectus supplement.

          Notwithstanding the foregoing, a delay in or failure of performance referred to in clause (1) above for a period of 10 business days after the applicable grace period, or referred to under clause (2) or (3) for a period of 60 business days after the applicable grace period, will not constitute a Servicer Default if the delay or failure could not be prevented by the exercise of reasonable diligence by the servicer and the delay or failure was caused by an act of God or other similar occurrence. Upon the occurrence of any of these events, the servicer shall not be relieved from using all commercially reasonable efforts to perform its obligations in a timely manner in accordance with the terms of the transfer and servicing agreement and the servicer must provide the indenture trustee, the owner trustee each transferor and any provider of enhancement and/or any issuer of any third-party credit enhancement (a "Series Enhancer") with an officer's certificate giving prompt notice of its failure or delay, together with a description of its efforts to perform its obligations.

          If a Servicer Default occurs, for as long as it has not been remedied, the indenture trustee or noteholders representing a majority of the then-outstanding principal amount of all of the trust's outstanding series may give a notice to the servicer and the owner trustee (and to the indenture trustee if given by the noteholders) terminating all of the rights and obligations of the servicer under the transfer and servicing agreement and the indenture trustee may appoint a new servicer. The indenture trustee will as promptly as possible appoint an eligible successor to the servicer. If no successor has been appointed or has accepted the appointment by the time the servicer ceases to act as servicer, the indenture trustee will automatically become the successor. If the indenture trustee is unable to obtain bids from eligible servicers and the servicer delivers a certificate of an authorized officer to the effect that it cannot in good faith cure the Servicer Default which gave rise to a transfer of servicing, and if the indenture trustee is legally unable to act as successor, then the indenture trustee will give the transferor a right of first refusal to purchase the interests of the noteholders in the trust on the distribution date in the next calendar month at a price equal to the sum of the amounts specified for each series outstanding in the related indenture supplement.

          The rights and obligations of the transferor under the transfer and servicing agreement will be unaffected by any change in servicer.

          In the event of the bankruptcy of the servicer, the bankruptcy court may have the power to prevent either the indenture trustee or the noteholders from appointing a successor servicer.

REPORTS TO NOTEHOLDERS

          Noteholders of each series issued by the trust will receive reports with information on the series and the trust. The paying agent will forward to each noteholder of record a report, prepared by the servicer, for its series on the distribution dates for that series. The report will set forth information as specified in the related prospectus supplement. If a series has multiple classes, information will be provided for each class, as specified in the related prospectus supplement.

          Periodic information to noteholders generally will include:

          o    the total amount distributed;

          o    the amount of principal and interest for distribution

          o collections of principal receivables and finance charge receivables allocated to the series;

          o the aggregate amount of principal receivables, the Invested Amount and the Invested Amount as a percentage of the aggregate amount of the principal receivables in the trust portfolio;

          o the aggregate outstanding balance of accounts broken out by delinquency status;

          o    the aggregate defaults allocated to the series;

          o Investor Charge-Offs for the series and any reimbursements of previous Investor Charge-Offs;

          o    the monthly servicing fee for that series;

          o the amount available under any enhancement and credit enhancement, if any, for the series or each class of the series;

          o the "pool factor," which is the ratio of the current Invested Amount to the initial Invested Amount;

          o the Base Rate and Portfolio Yield (each as defined in the accompanying prospectus supplement) for the series; and

          o if the series or a class of the series bears interest at a floating or variable rate, information relating to that rate.

          By January 31 of each calendar year, the paying agent will also provide to each person who at any time during the preceding calendar year was a noteholder of record a statement, prepared by the servicer, containing the type of information presented in the periodic reports, aggregated for that calendar year or the portion of that calendar year that the person was a noteholder, together with other information that is customarily provided to holders of debt, to assist noteholders in preparing their United States tax returns.

EVIDENCE AS TO COMPLIANCE

          The transfer and servicing agreement provides that on or before April 30 of each calendar year, the servicer will have a firm of independent certified public accountants furnish a report showing that, for the prior calendar year:

          o the accounting firm has reviewed management's assertion that the system of internal control over servicing of securitized dealer floorplan receivables met the criteria for effective internal control and that, in the accounting firm's opinion, management's assertion is fairly stated in all material respects, and

          o the accounting firm has compared amounts set forth in the periodic reports prepared by the servicer for the prior calendar year with the servicer's computer reports and that, in the accounting firm's opinion, the amounts are in agreement, except for any discrepancies disclosed.

          The transfer and servicing agreement also provides that by April 30 of each calendar year, the servicer will deliver to the owner trustee, the indenture trustee and each rating agency a certificate of an authorized officer to the effect that the servicer has fully performed its obligations under the transfer and servicing agreement during the preceding year, or, if there has been a default in the performance of any of its obligations, specifying the nature and status of default.

AMENDMENTS

          The transfer and servicing agreement may be amended by the transferor, the servicer and the owner trustee, without the consent of the indenture trustee or the noteholders of any series, on the following conditions:

          o the transferor delivers to the owner trustee and the indenture trustee a certificate of an authorized officer stating that, in the transferor's reasonable belief, the amendment will not have a material adverse effect on the interests of the noteholders; and

          o written confirmation from each rating agency that the amendment will not result in a reduction or withdrawal of its rating of any outstanding series or class.

          The transfer and servicing agreement may also be amended by the servicer and the owner trustee at the direction of the transferor, without the consent of the indenture trustee, the noteholders of any series or the series enhancers for any series to add, modify or eliminate any provisions necessary or advisable in order to enable the trust or any portion of the trust to (1) qualify as, and to permit an election to be made for the trust to be treated as, a "financial asset securitization investment trust" under the Internal Revenue Code of 1986, as amended and (2) avoid the imposition of state or local income or franchise taxes on the trust's property or its income. The following conditions apply for the amendments described in this paragraph:

          o delivery to the owner trustee and the indenture trustee of a certificate of an authorized officer of the transferor to the effect that the requirements under the transfer and servicing agreement applicable to the proposed amendments have been met;

          o receipt of written confirmation from each rating agency that the amendment will not result in a reduction or withdrawal of its rating of any outstanding series or class; and

          o the amendment must not affect the rights, duties or obligations of the indenture trustee or the owner trustee under the transfer and servicing agreement.

          The amendments which the transferor may make without the consent of the noteholders of any series or the series enhancers for any series in accordance with the preceding paragraph may include, without limitation, the addition of a sale of receivables in the trust portfolio.

          The transfer and servicing agreement may also be amended by the transferor, the servicer and the owner trustee with the consent of noteholders representing at least 66 2/3% of the then-outstanding principal balance of the notes of all series adversely affected by the amendment. Even with consent, no amendment may occur if it:

               (1) reduces the amount of, or delays the timing of:

                  (a) any distributions to be made to noteholders of any series (changes in pay out events or events of default that decrease the likelihood of the occurrence of those events will not be considered delays in the timing of distributions for purposes of this clause);

                  (b) deposits of amounts to be distributed; or

                  (c) the amount available under any series enhancement, without the consent of each affected noteholder;

               (2) changes the manner of calculating the interests of any noteholder, without the consent of each affected noteholder;

               (3) reduces the percentage of the outstanding principal balance of the notes required to consent to any amendment, without the consent of each affected noteholder; or

               (4) adversely affects the rating of any series or class by any rating agency, without the consent of noteholders representing at least 66 2/3% of the then-outstanding principal balance of the notes of each affected series or class.

                                  THE INDENTURE

          The following summarizes terms of the indenture and is qualified in its entirety by reference to the indenture.

EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT

          With respect to the notes of any series, "Events of Default" under the indenture will be any of the following:

          o the trust fails to pay principal when it becomes due and payable on the series termination date for that series of notes;

          o the trust fails to pay interest when it becomes due and payable and the default continues for a period of 3 (or the number of days specified in the prospectus supplement) days;

          o bankruptcy, insolvency, conservatorship, receivership, liquidation or similar events relating to the trust; or

          o the trust fails to observe or perform covenants or agreements made in the indenture, and:

the failure continues, or is not cured, for 60 days after notice to the trust by the indenture trustee or to the trust and the indenture trustee by noteholders representing 25% or more of the then-outstanding principal amount of all of the trust's outstanding series; and as a result, the interests of the noteholders are materially and adversely affected, and continue to be materially and adversely affected during the 60-day period.

          Failure to pay the full principal amount of a note on its expected principal payment date will not constitute an event of default.

          An event of default with respect to one series of notes will not necessarily be an event of default with respect to any other series of notes.

          If an event of default should occur and be continuing with respect to the notes, the indenture trustee or noteholders holding more than 50% of the then-outstanding principal balance of the notes of the affected series may declare the principal of the notes of that series to be immediately due and payable. This declaration may, under specified circumstances, be rescinded by noteholders holding more than 50% of the then-outstanding principal balance of the notes of that series.

          Generally, in the case of any event of default, the indenture trustee will be under no obligation to exercise any of the rights or powers under the indenture if requested or directed by any of the holders of the notes of the affected series if the indenture trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with that request. Subject to those provisions for indemnification and limitations contained in the indenture, noteholders holding more than 50% (or not less than 66 2/3% if an event of default has occurred and is continuing) of the then-outstanding principal balance of the notes of the affected series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee, and noteholders holding more than 50% of the then-outstanding principal balance of the notes of the affected series may, in specified cases, waive any default with respect to the notes, except a default in the payment of principal or interest or a default relating to a covenant or provision of the indenture that cannot be modified without the waiver or consent of all noteholders of the affected series.

          After acceleration of a series of notes, principal collections and finance charge collections allocated to those notes will be applied to make monthly principal and interest payments on the notes until the earlier of the date the notes are paid in full or the legal maturity date of the notes. Funds in the collection account and other trust accounts for an accelerated series of notes will be applied immediately to pay principal of and interest on those notes.

          Upon acceleration of the maturity of a series of notes following an event of default, the indenture trustee will have a lien on the collateral for those notes for its unpaid fees and expenses that ranks senior to the lien of those notes on the collateral.

          In general, the indenture trustee will enforce the rights and remedies of the holders of accelerated notes. However, noteholders will have the right to institute any proceeding with respect to the indenture if the following conditions are met:

          o the noteholder gives the indenture trustee written notice of a continuing event of default;

          o the noteholders of at least 25% of the Invested Amount of the affected series make a written request of the indenture trustee to institute a proceeding as indenture trustee;

          o the noteholders offer reasonable indemnification to the indenture trustee against the costs, expenses and liabilities of instituting a proceeding;

          o the indenture trustee has not instituted a proceeding within 60 days after receipt of the request and offer of indemnification; and

          o the indenture trustee has not received from noteholders holding more than 50% of the then-outstanding principal balance of the notes of that series a direction inconsistent with the request.

          If any series of notes has been accelerated following an event of default, and the indenture trustee has not received any valid directions from those noteholders, the indenture trustee may elect to continue to hold the portions of the trust assets that secures those notes and apply distributions on the trust assets to make payments on those notes to the extent funds are available.

          Subject to the provisions of the indenture relating to the duties of the indenture trustee, in case any event of default occurs and is continuing with respect to the notes, the indenture trustee:

          o may institute proceedings in its own name for the collection of all amounts then payable on the notes of the affected series; or

          o may take any other appropriate action to protect and enforce the rights and remedies of the indenture trustee and the noteholders of the affected series.

          Subject to the conditions described below, the indenture trustee also:

          o may, at its own election, foreclose on the portion of the receivables which secure a series of accelerated notes by causing the trust to sell an interest in the assets of the trust by issuing a foreclosure certificate to the holders of those notes;

          o may, at its own election, foreclose on the portion of the receivables which secure a series of accelerated notes by causing the trust to sell an interest in the assets of the trust by issuing a foreclosure certificate to a third party selected by the indenture trustee, but only if it determines that the proceeds of the issuance of the foreclosure certificate to that third party will be sufficient to pay principal of and interest on the accelerated series of notes in full; and

          o must, at the direction of noteholders holding more than 50% of the then-outstanding principal balance of the series of accelerated notes, foreclose on the portion of the receivables which secure that series of accelerated notes by causing the trust to sell an interest in the assets of the trust by issuing a foreclosure certificate to the holders of that series of notes or to one or more third parties.

          The conditions that must be satisfied for the indenture trustee to exercise one of these foreclosure remedies include:

               (1) (a) the indenture trustee must receive the consent of all noteholders of the affected series;

                  (b) the indenture trustee determines that any proceeds from exercising the foreclosure remedy that are to be distributed to the noteholders of that series are sufficient to discharge in full all principal and interest due on those notes; or

                  (c) the indenture trustee determines that the trust assets may not continue to provide sufficient funds for the payment of principal and interest on those notes as they would have become due if the notes had not been accelerated, and the indenture trustee obtains the consent of noteholders holding at least 66 2/3% of the then-outstanding principal balance of each class of the notes of the affected series; and

              (2)  the indenture trustee has obtained an opinion of counsel:

                  (a) that exercise of the foreclosure remedy will not cause the trust or any portion of the trust to be classified as an association (or a publicly traded partnership) taxable as a corporation for federal income tax purposes; and

                  (b) that exercise of the foreclosure remedy complies with applicable federal and state securities laws.

          A "Foreclosure Certificate" is an investor certificate issued by the trust as a result of a foreclosure on a portion of the receivables that corresponds to the portion of the receivables that secured the accelerated notes. The foreclosure certificate represents an undivided interest in the assets of the trust. The principal amount of the foreclosure certificate would be equal to the principal amount of the accelerated series of notes, and the invested amount of the foreclosure certificate would be equal to the Invested Amount of the accelerated series of notes.

          When a foreclosure certificate is issued with respect to accelerated notes, those notes will be deemed to have been paid in full by the trust and not outstanding, and the holders of the accelerated notes will no longer have any claim against the trust. Accordingly, the Invested Amount securing the accelerated notes will be allocable to the holders of the foreclosure certificate.

          A foreclosure certificate held by a noteholder or a third party will be subject to restrictions on transfer, including:

          o restrictions required to prevent the trust from becoming a publicly traded partnership taxable as a corporation for federal income tax purposes, including a limitation on the number of holders or interests in the foreclosure certificate and restrictions on transfers to holders that are partnerships, Subchapter S corporations or grantor trusts for United States federal income tax purposes;

          o restrictions on transfers of interest in the foreclosure certificate to non-U.S. persons;

          o restrictions on transfers to employee benefit plans, or any entity whose underlying assets include "plan assets"; and

          o other restrictions that counsel to the trust may require to avoid adverse tax and other consequences to the trust or the noteholders.

          The indenture trustee and the noteholders will covenant that they will not at any time institute against the trust or the transferor any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

          None of the transferor, the administrator, the owner trustee, the indenture trustee, the servicer, the originator or the trust, in its individual capacity, nor any holder of an ownership interest in the trust, nor any of their respective owners, beneficiaries, agents, officers, directors, employees, successors or assigns shall, in the absence of an express agreement to the contrary, be personally liable for the payment of the principal of or interest on the notes or for the agreements of the trust contained in the indenture. The notes will represent obligations solely of the trust, and the notes will not be insured or guaranteed by the transferor, the servicer, the administrator, the owner trustee, the indenture trustee, the originator or any other person or entity.

CERTAIN COVENANTS

          The indenture provides that the trust may not consolidate with, merge into or sell its business to, another entity, unless:

          o the entity formed by or surviving the consolidation or merger, or that acquires the Issuer's business, is organized under the laws of the United States, any of the fifty states or the District of Columbia;

          o the entity is not subject to regulation as an "investment company" under the Investment Company Act of 1940, as amended;

          o the entity expressly assumes, by supplemental indenture, the trust's obligation to make due and punctual payments upon the notes and the performance of every covenant of the trust under the indenture;

          o no payout event or event of default shall have occurred and be continuing immediately after the merger, consolidation or sale;

          o written confirmation is received from each rating agency that the transaction will not result in a reduction or withdrawal of its rating of any outstanding series or class;

          o the trust has received an opinion of counsel to the effect that the consolidation, merger or sale would have no material adverse federal income tax consequence to any noteholder;

          o any action as is necessary to maintain the lien and security interest created by the indenture shall have been taken; and

          o the trust has delivered to the indenture trustee an opinion of counsel and officer's certificate each stating that the consolidation, merger or sale satisfies all requirements under the indenture and that the supplemental indenture is duly authorized, executed and delivered and is valid, binding and enforceable.

          The trust will not, among other things:

          o except as expressly permitted by the indenture, the transfer and servicing agreement or related documents, sell, transfer, exchange or otherwise dispose of any of the assets of the trust, unless directed to do so by the indenture trustee;

          o claim any credit on or make any deduction from payments in respect of the principal of and interest on the notes (other than amounts withheld under the Code or applicable state law) or assert any claim against any present or former noteholders because of the payment of taxes levied or assessed upon the trust;

          o    voluntarily dissolve or liquidate in whole or in part; or

          o permit (A) the validity or effectiveness of the indenture to be impaired, or permit the lien under the indenture to be amended, hypothecated, subordinated, terminated or discharged, or permit any person to be released from any covenants or obligations with respect to the notes under the indenture except as may be expressly permitted by the indenture, (B) any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the assets of the trust, except as may be created by the terms of the indenture; or (C) the lien of the indenture not to constitute a valid first priority perfected security interest in the assets of the trust that secure the notes.

          The trust may not engage in any activity other than as specified under "The Issuer" in this prospectus. The trust will not incur, assume or guarantee any indebtedness other than indebtedness incurred pursuant to the notes and the indenture.

MODIFICATION OF THE INDENTURE

          The trust and the indenture trustee may, without the consent of any noteholders, enter into one or more supplemental indentures, upon receiving written confirmation from each rating agency that the action will not result in a reduction or withdrawal of its rating of any outstanding series or class, for any of the following purposes:

          o to correct or enhance the description of any property subject to the lien of the indenture, or to take any action that will enhance the indenture trustee's lien under the indenture, or to add to the property pledged to secure the notes;

          o to reflect the agreement of another person to assume the role of the trust;

          o to add to the covenants of the trust, for the benefit of the noteholders, or to surrender any right or power of the trust;

          o    to transfer or pledge any property to the indenture trustee;

          o to cure any ambiguity, to correct or supplement any provision in the indenture or in any supplemental indenture that may be inconsistent with any other provision in the indenture or in any supplemental indenture if that action would not materially and adversely affect the interests of the noteholders;

          o to appoint a successor to the indenture trustee with respect to the notes and to add to or change any of the provisions of the indenture to allow more than one indenture trustee to act under the indenture;

          o to modify, eliminate or add to the provisions of the indenture as necessary to qualify the indenture under the Trust Indenture Act of 1939, as amended, or any similar federal statute later enacted;

          o to permit the issuance of one or more new series of notes in accordance with the indenture; or

          o to terminate any interest rate swap agreement or other credit enhancement in accordance with the related indenture supplement.

          The trust and the indenture trustee may also, without the consent of any noteholders, enter into one or more supplemental indentures to add provisions to, change in any manner or eliminate any provision of the indenture, or to change the rights of the noteholders under the indenture, upon:

          o receipt of written confirmation from each rating agency that the action will not result in a reduction or withdrawal of its rating of any outstanding series or class; and

          o receipt of a certificate of an authorized officer of the transferor to the effect that, in the transferor's reasonable belief, the action will not have a material adverse effect on the interests of the noteholders of any outstanding series.

          The trust and the indenture trustee may also, without the consent of the noteholders of any series or the series enhancers for any series, enter into one or more supplemental indentures to add, modify or eliminate any provisions necessary or advisable in order to enable the trust or any portion of the trust to (1) qualify as, and to permit an election to be made for the trust to be treated as, a "financial asset securitization investment trust" under the Internal Revenue Code of 1986, as amended and (2) to avoid the imposition of state or local income or franchise taxes on the trust's property or its income. The following conditions apply for the amendments described in this paragraph:

          o delivery to the owner trustee and the indenture trustee of a certificate of an authorized officer of the transferor to the effect that the requirements under the indenture applicable to the proposed amendments have been met;

          o receipt of written confirmation from each rating agency that the action will not result in a reduction or withdrawal of its rating of any outstanding series or class; and

          o the amendment must not affect the rights, duties or obligations of the indenture trustee or the owner trustee under the indenture.

          The trust and the indenture trustee will not, without prior notice to each rating agency and without the consent of each noteholder affected, enter into any supplemental indenture to:

          o change the date of payment of any installment of principal of or interest on any note or reduce the principal amount of a note, the note interest rate or the redemption price of the note or change any place of payment where, or the currency in which, any note is payable;

          o impair the right to institute suit for the enforcement of specified payment provisions of the indenture;

          o reduce the percentage of the aggregate principal amount of the notes of any series, whose consent is required (a) for execution of any supplemental indenture or (b) for any waiver of compliance with specified provisions of the indenture or of some defaults under the indenture and their consequences provided in the indenture;

          o reduce the percentage of the aggregate outstanding amount of the notes required to direct the indenture trustee to sell or liquidate the trust assets if the proceeds of the sale would be insufficient to pay the principal amount and interest due on those notes;

          o decrease the percentage of the aggregate principal amount of the notes required to amend the sections of the indenture that specify the percentage of the principal amount of the notes of a series necessary to amend the indenture or other related agreements;

          o modify any provisions of the indenture regarding the voting of notes held by the trust, any other party obligated on the notes, or the originator, any other account owner or any of their affiliates; or

          o permit the creation of any lien superior or equal to the lien of the indenture with respect to any of the collateral for any notes or, except as otherwise permitted or contemplated in the indenture, terminate the lien of the indenture on the collateral or deprive any noteholder of the security provided by the lien of the indenture.

          The trust and the indenture trustee may otherwise, with prior notice to each rating agency and with the consent of noteholders holding more than 50% of the then-outstanding principal balance of the notes of each series adversely affected, enter into one or more supplemental indentures to add provisions to, change in any manner or eliminate any provision of the indenture, or to change the rights of the noteholders under the indenture.

ANNUAL COMPLIANCE STATEMENT

          The trust will be required to present to the indenture trustee each year a written statement as to the performance of its obligations under the indenture.

INDENTURE TRUSTEE'S ANNUAL REPORT

          The indenture trustee will be required to mail to the noteholders each year a brief report relating to its eligibility and qualification to continue as indenture trustee under the indenture, the property and funds physically held by the indenture trustee and any action it took that materially affects the notes and that has not been previously reported.

LIST OF NOTEHOLDERS

          Upon the issuance of definitive notes, three or more holders of the notes who have each owned a note for at least six months may obtain access to the list of noteholders the indenture trustee maintains for the purpose of communicating with other noteholders. The indenture trustee may elect not to allow the requesting noteholders access to the list of noteholders if it agrees to mail the requested communication or proxy, on behalf and at the expense of the requesting noteholders, to all noteholders of record.

SATISFACTION AND DISCHARGE OF INDENTURE

          An indenture will be discharged with respect to the notes upon the delivery to the indenture trustee for cancellation of all the notes or, with specific limitations, upon deposit with the indenture trustee of funds sufficient for the payment in full of all the notes.

THE INDENTURE TRUSTEE

          The indenture trustee may resign at any time, in which event your administrator will appoint a successor indenture trustee for your series. The administrator may also remove the indenture trustee if it ceases to be eligible to continue as an indenture trustee under the indenture or if the indenture trustee becomes insolvent. The administrator will then be obligated to appoint a successor indenture trustee for your series. If an event of default occurs under the indenture and the accompanying prospectus supplement provides that a given class of notes of your series is subordinated to one or more other classes of notes of your series, under the Trust Indenture Act of 1939, as amended, the indenture trustee may be deemed to have a conflict of interest and be required to resign as indenture trustee for one of more of those classes of notes. In that case, a successor indenture trustee will be appointed for one or more of those classes of notes and may provide for rights of senior noteholders to consent to or direct actions by the indenture trustee which are different from those of subordinated noteholders. Any resignation or removal of the indenture trustee and appointment of a successor indenture trustee for any series of notes will not become effective until the successor indenture trustee accepts its appointment for your series.

CERTAIN MATTERS REGARDING THE ADMINISTRATOR

          The administrator will, to the extent provided in the administration agreement, provide the notices and perform on behalf of the trust other administrative obligations required by the indenture.

                               CREDIT ENHANCEMENT

          For any series, credit enhancement may be provided with respect to one or more of the related classes. Credit enhancement may be in the form of the subordination of one or more classes of the notes of that series, a letter of credit, the establishment of a cash collateral guaranty or account, a surety bond, an insurance policy, a spread account, a reserve account, the use of cross support features or another method of credit enhancement described in the accompanying prospectus supplement, or any combination of these. If so specified in the accompanying prospectus supplement, any form of credit enhancement may be structured so as to be drawn upon by more than one class to the extent described in that accompanying prospectus supplement.

          Unless otherwise specified in the accompanying prospectus supplement for a series, the credit enhancement will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the notes and interest thereon. If losses occur which exceed the amount covered by the credit enhancement or which are not covered by the credit enhancement, noteholders will bear their allocable share of deficiencies.

          If credit enhancement is provided with respect to a series, the accompanying prospectus supplement will include a description of:

          o    the amount payable under that credit enhancement;

          o    any conditions to payment not described here;

          o the conditions, if any, under which the amount payable under that credit enhancement may be reduced and under which that credit enhancement may be terminated or replaced; and

          o any material provision of any agreement relating to that credit enhancement.

          Additionally, the accompanying prospectus supplement may set forth information with respect to any credit enhancement provider, including:

          o    a brief description of its principal business activities;

          o its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business;

          o if applicable, the identity of regulatory agencies which exercise primary jurisdiction over the conduct of its business; and

          o its total assets, and its stockholders' or policy holders' surplus, if applicable, and other appropriate financial information as of the date specified in the prospectus supplement.

          If so specified in the accompanying prospectus supplement, credit enhancement with respect to a series may be available to pay principal of the notes of that series following the occurrence of pay out events with respect to that series. In this event, the credit enhancement provider will have an interest in cash flows in respect of the receivables to the extent described in that prospectus supplement called the "Enhancement Invested Amount".

SUBORDINATION

          If so specified in the accompanying prospectus supplement, one or more classes of any series will be subordinated as described in the accompanying prospectus supplement to the extent necessary to fund payments with respect to the senior notes. The rights of the holders of these subordinated notes to receive distributions of principal and/or interest on any distribution date for that series will be subordinate in right and priority to the rights of the holders of senior notes, but only to the extent set forth in the accompanying prospectus supplement. If so specified in the accompanying prospectus supplement, subordination may apply only in the event of specified types of losses not covered by another credit enhancement.

          The accompanying prospectus supplement will also set forth information concerning:

          o the amount of subordination of a class or classes of subordinated notes in a series;

          o    the circumstances in which that subordination will be applicable;

          o the manner, if any, in which the amount of subordination will decrease over time; and

          o the conditions under which amounts available from payments that would otherwise be made to holders of those subordinated notes will be distributed to holders of senior notes.

          If collections of receivables otherwise distributable to holders of a subordinated class of a series will be used as support for a class of another series, the accompanying prospectus supplement will specify the manner and conditions for applying that cross-support feature.

LETTER OF CREDIT

          If so specified in the accompanying prospectus supplement, support for a series or one or more of the related classes will be provided by one or more letters of credit. A letter of credit may provide limited protection against losses in addition to or in lieu of other credit enhancement. The issuer of the letter of credit, referred to as the "L/C Bank," will be obligated to honor demands with respect to that letter of credit, to the extent of the amount available thereunder, to provide funds under the circumstances and subject to any conditions as are specified in the accompanying prospectus supplement.

          The maximum liability of an L/C Bank under its letter of credit will generally be an amount equal to a percentage specified in the accompanying prospectus supplement of the initial Investor Amount of a series or a class of that series. The maximum amount available at any time to be paid under a letter of credit will be set forth in the accompanying prospectus supplement.

CASH COLLATERAL GUARANTY OR ACCOUNT

          If so specified in the accompanying prospectus supplement, support for a series or one or more of the related classes will be provided by a guaranty, referred to as the "Cash Collateral Guaranty" secured by the deposit of cash or permitted investments in an account, referred to as the "Cash Collateral Account," reserved for the beneficiaries of the cash collateral guaranty or by a cash collateral account alone. The amount available pursuant to the cash collateral guaranty or the cash collateral account will be the lesser of amounts on deposit in the cash collateral account and an amount specified in the accompanying prospectus supplement. The accompanying prospectus supplement will set forth the circumstances under which payments are made to beneficiaries of the cash collateral guaranty from the cash collateral account or from the cash collateral account directly.

SURETY BOND OR INSURANCE POLICY

          If so specified in the accompanying prospectus supplement, insurance with respect to a series or one or more of the related classes will be provided by one or more insurance companies. This insurance will guarantee, with respect to one or more classes of the related series, distributions of interest or principal in the manner and amount specified in the accompanying prospectus supplement.

          If so specified in the accompanying prospectus supplement, a surety bond will be purchased for the benefit of the holders of any series or class of that series to assure distributions of interest or principal with respect to that series or class of notes in the manner and amount specified in the accompanying prospectus supplement.

SPREAD ACCOUNT

          If so specified in the accompanying prospectus supplement, support for a series or one or more of the related classes will be provided by the periodic deposit of available excess cash flow from the trust assets into an account, referred to as the "Spread Account," intended to assist with subsequent distribution of interest and principal on the notes of that class or series in the manner specified in the accompanying prospectus supplement.

RESERVE ACCOUNT

          If so specified in the accompanying prospectus supplement, support for a series or one or more of the related classes or any related enhancement will be provided by the establishment of an account, referred to as the "Reserve Account." The reserve account may be funded, to the extent provided in the accompanying prospectus supplement, by an initial cash deposit, the retention of periodic distributions of principal or interest or both otherwise payable to one or more classes of notes, including the subordinated notes, or the provision of a letter of credit, guarantee, insurance policy or other form of credit or any combination of these arrangements. The reserve account will be established to assist with the subsequent distribution of principal or interest on the notes of that series or the related class or any other amount owing on any related enhancement in the manner provided in the accompanying prospectus supplement.

                     DESCRIPTION OF THE PURCHASE AGREEMENTS

          The following summary is qualified in its entirety by the receivables purchase agreement to be entered into by the originator and the transferor (the "Receivables Purchase Agreement"). A forms of this agreement is filed as exhibits to the registration statement of which this prospectus is a part.

          SALE OF RECEIVABLES. The receivables transferred to the trust by the transferor were acquired by the transferor from the originator pursuant to the receivables purchase agreement. In connection with the sale of the receivables to the transferor, the originator will (1) file appropriate UCC financing statements to evidence that sale and perfect the transferor's right, title and interest in those receivables and (ii) indicate in its computer files that the receivables have been sold to the transferor.

          In connection with this sale of receivables to the transferor, the originator will indicate in its files that those receivables have been sold to the transferor by the originator and that those receivables will be sold or transferred by the transferor to the trust. The records and agreements relating to the accounts and receivables for the trust portfolio may not be segregated by the originator from other documents and agreements relating to other credit accounts and receivables. The originator and the transferor will file UCC financing statements meeting the requirements of applicable law in each of the jurisdictions necessary to perfect the ownership or security interest of the transferor in those receivables. See "Risk Factors -Some liens would be given priority over your notes which would cause delayed or reduced payments" and "Certain Legal Aspects of the Receivables" in this prospectus.

          REPRESENTATIONS AND WARRANTIES. In the receivables purchase agreement, the originator represents and warrants to the transferor to the effect that, among other things, as of the date of the receivables purchase agreement and, with respect to any receivables in any designated additional accounts, as of the date of designation of those additional accounts, it is duly organized and in good standing and has the authority to consummate the transactions contemplated by the receivables purchase agreement. In the receivables purchase agreement, the originator additionally represents and warrants that as of the initial cut-off date and, with respect to any receivables in any designated additional accounts, as of each date of designation of those additional accounts, each receivable transferred thereunder is an eligible receivable. In the event of a breach of any representation and warranty set forth in the receivables purchase agreement which results in the requirement that the transferor accept retransfer of an ineligible receivable under the transfer and servicing agreement, then the originator will repurchase that ineligible receivable from the transferor on the date of the retransfer. The purchase price for the ineligible receivables will be the principal amount of those receivables plus applicable finance charges.

          The originator also represents and warrants to the transferor in the receivables purchase agreement that, among other things, as of the date of the receivables purchase agreement and, with respect to any receivables in any designated additional accounts, as of each date of designation of those additional accounts (a) the receivables purchase agreement constitutes a valid and binding obligation of the originator and (b) the receivables purchase agreement constitutes a valid sale to the transferor of all right, title and interest of the originator in and to the receivables existing in the accounts as of the related cut-off date and in the related proceeds. If the breach of any of the representations or warranties described in this paragraph results in the obligation of the transferor under the transfer and servicing agreement to accept retransfer of the receivables, the originator will repurchase the receivables retransferred to the transferor for an amount of cash at least equal to the amount of cash the transferor is required to deposit under the transfer and servicing agreement in connection with the retransfer.

          AMENDMENTS. The receivables purchase agreement may be amended by the transferor and the originator without the consent of the noteholders. No amendment, however, may have a materially adverse effect on the interest of the noteholders and no amendment may change, modify, delete or add any other obligation of the originator or the transferor unless written confirmation is received from each rating agency that the amendment will not result in a reduction or withdrawal of its rating of any outstanding series or class.

          TERMINATION. The receivables purchase agreement will terminate immediately after the trust terminates. In addition, if a receiver or conservator is appointed for the originator or the originator becomes a debtor in a bankruptcy case or other liquidation, bankruptcy, insolvency or similar events occur, the originator will immediately cease to sell receivables to the transferor and promptly give notice of that event to the transferor and the indenture trustee, unless the bankruptcy court, receiver or conservator instructs otherwise.

                                  NOTE RATINGS

          Any rating of the notes by a rating agency will indicate:

          o its view on the likelihood that noteholders will receive required interest and principal payments; and

          o its evaluation of the receivables and the availability of any credit enhancement for the notes.

          Among the things a rating will not indicate are:

          o the likelihood that interest or principal payments will be paid on a scheduled date;

          o    the likelihood that a pay out event will occur;

          o the likelihood that a U.S. withholding tax will be imposed on non-U.S. noteholders;

          o    the marketability of the notes;

          o    the market price of the notes; or

          o whether the notes are an appropriate investment for any purchaser.

          A rating will not be a recommendation to buy, sell or hold the notes. A rating may be lowered or withdrawn at any time by a rating agency.

          The transferor will request a rating of the notes offered by this prospectus and the accompanying prospectus supplement from at least one rating agency. Rating agencies other than those requested could assign a rating to the notes and, if so, that a rating could be lower than any rating assigned by a rating agency chosen by the transferor. Except as otherwise expressly stated, any reference in this prospectus or the accompanying prospectus supplement to a "Rating Agency" refers to a rating agency selected by the transferor to rate the notes of a series or class issued by the trust.

                    CERTAIN LEGAL ASPECTS OF THE RECEIVABLES

TRANSFER OF RECEIVABLES

          The originator, in the receivables purchase agreement will represent and warrant that its transfer of receivables constitutes a valid sale and assignment of all of its right, title and interest in and to the receivables. In the transfer and servicing agreement, the transferor will represent and warrant that its transfer of receivables constitutes a valid sale and assignment of all of its right, title and interest in and to the receivables, except for its interest as the holder of the transferor certificate, or creates in favor of the trust a valid first-priority perfected security interest in the transferor's rights in the receivables in existence at the time that the trust is formed or at the time that receivables in additional accounts are transferred, as the case may be, and a valid first-priority perfected security interest in the transferor's rights in the receivables arising in accounts already designated for the trust on and after their creation, in each case until termination of the trust.

          Each of the transferor in the transfer and servicing agreement and the originator in the receivables purchase agreement will represent that the receivables are "accounts" or "general intangibles" for purposes of the UCC. Both the sale of accounts and the transfer of accounts as security for an obligation are subject to the provisions of Article 9 of the UCC. In addition, a transfer of general intangibles as security for an obligation is subject to the provisions of Article 9 of the UCC. Therefore, the originator and the transferor will file appropriate UCC financing statements to perfect the respective transferee's security interest in the receivables. Article 9 of the UCC, however, does not apply to the sale of general intangibles. As a consequence, some other action under applicable state law may be required in order to perfect a sale against the interests of third parties.

          There are limited circumstances in which prior or subsequent transferees of receivables coming into existence after a series closing date could have an interest in receivables with priority over the trust's interest. Under the receivables purchase agreement, however, the originator will represent and warrant that it has transferred the receivables to the transferor free and clear of the lien of any third party (other than the indenture trustee). In addition, the originator will covenant that it will not sell, pledge, assign, transfer or grant any lien on any receivable (or any interest in any receivables) other than to the transferor. Similarly, under the transfer and servicing agreement, the transferor will represent and warrant that it has transferred the receivables to the trust free and clear of the lien of any third party (other than the indenture trustee), and the transferor will covenant that it will not sell, pledge, assign, transfer, or grant any lien on any receivable (or any interest in any receivable) other than to the trust. Nevertheless, a tax, governmental or other nonconsensual lien on property of the transferor or the originator arising prior to the time a receivable comes into existence may have priority over the interest of the trust in the receivable.

          For as long as the conditions specified in the related prospectus supplement are satisfied, cash collections held by the servicer may be commingled and used for the benefit of the servicer prior to each distribution date and, in the event of the insolvency or bankruptcy of the servicer or, in specified circumstances, the lapse of time periods, the trust may not have a first-priority perfected security interest in these collections. In this event, the amount payable to you could be lower than the outstanding principal and accrued interest on the notes, thus resulting in losses to you. However, if the conditions specified in the related prospectus supplement are not satisfied, the servicer will deposit collections directly into the collection account within two business days of each date of processing.

CERTAIN MATTERS RELATING TO BANKRUPTCY

          In the event of the bankruptcy of the servicer, the bankruptcy court may have the power to prevent either the indenture trustee or the noteholders from appointing a successor servicer. In addition, if the servicer becomes a debtor in a bankruptcy case, the servicer's rights under the transfer and servicing agreement (including the right to service the receivables) would be property of the estate of the servicer and, under the Bankruptcy Code, subject to the servicer's right to assume or reject the agreement. See "Description of the Notes -Servicer Default" in this prospectus.

          The transferor has been or will be structured so that (1) the filing of a voluntary or involuntary petition for relief by or against the transferor under the Bankruptcy Code and (2) the substantive consolidation of the assets and liabilities of the transferor with those of its parent is unlikely. The transferor is a separate, limited purpose entity, and its organizational documents contains limitations on the nature of its business and restrictions on its ability to commence a voluntary case or proceeding under the Bankruptcy Code or similar laws without the prior unanimous consent of all of its directors. In addition, the indenture trustee will covenant in the indenture that it will not at any time institute against the transferor any bankruptcy, insolvency or similar proceedings under the Bankruptcy Code or similar laws. Nevertheless, if the transferor were to become a debtor in a bankruptcy case and if a bankruptcy trustee or creditor of the transferor or the transferor as debtor-in-possession were to take the position that the transfer of the receivables by the transferor to the trust should be characterized as a pledge of those receivables, or if the assets and liabilities of the transferor were substantively consolidated with those of an entity in bankruptcy, then delays in payments on the notes and possible reductions in the amount of those payments could result.

          If bankruptcy, insolvency or similar proceedings under the Bankruptcy Code or similar laws occur with respect to the transferor or the originator (if it is not a bank), the transferor or the originator will promptly notify the indenture trustee and a pay out event will occur with respect to each series. Pursuant to the transfer and servicing agreement, newly created receivables will not be transferred to the trust on and after this event. Any principal receivables transferred to the trust prior to the event, as well as collections on those principal receivables and finance charge receivables accrued at any time with respect to those principal receivables, will continue to be part of the trust assets and will be applied as specified above in "Description of the Notes -Application of Collections" and in the accompanying prospectus supplement.

          The bankruptcy court, however, may have the power to delay this procedure or to require the continued transfer of principal receivables to the trust. See "Risk Factors -If a conservator or receiver were appointed for the originator, or if the transferor or the originator became a debtor in a bankruptcy case, delays or reductions in payment of your notes could occur" in this prospectus.

                         FEDERAL INCOME TAX CONSEQUENCES

          The following summary describes generally the material United States federal income tax consequences of an investment in the notes. Additional federal income tax considerations relevant to a particular series may be set forth in the accompanying prospectus supplement. The following summary has been prepared and reviewed by Stroock & Stroock Lavan LLP as special tax counsel to the Issuer ("Special Tax Counsel"). The summary is based on the Internal Revenue Code of 1986, as amended (the "CODE") as of the date of this prospectus, and existing final, temporary and proposed Treasury regulations, revenue rulings and judicial decisions, all of which are subject to prospective and retroactive changes. The summary is addressed only to original purchasers of the notes, deals only with notes held as capital assets within the meaning of Section 1221 of the Code and, except as specifically set forth below, does not address tax consequences of holding notes that may be relevant to investors in light of their own investment circumstances or their special tax situations, including financial institutions, tax-exempt organizations, life insurance companies, dealers in securities, non-U.S. persons, or investors holding the notes as part of a conversion transaction, as part of a hedge or hedging transaction, or as a position in a straddle for tax purposes. Further, this discussion does not address alternative minimum tax consequences or any tax consequences to holders of interests in a noteholder. Special Tax Counsel is of the opinion that the following summary of federal income tax consequences is correct in all material respects. An opinion of Special Tax Counsel, however, is not binding on the Internal Revenue Service ("IRS") or the courts, and no ruling on any of the issues discussed below will be sought from the IRS. Moreover, there are no authorities on similar transactions involving interests issued by an entity with terms similar to those of the notes described in this prospectus. Accordingly, persons considering the purchase of notes should consult their own tax advisors with regard to the United States federal income tax consequences of an investment in the notes and the application of United States federal income tax laws, as well as the laws of any state, local or foreign taxing jurisdictions, to their particular situations.

TAX CHARACTERIZATION OF THE TRUST AND THE NOTES

          TREATMENT OF THE TRUST AS AN ENTITY NOT SUBJECT TO TAX. Special Tax Counsel is of the opinion that, although no transaction closely comparable to that contemplated in this prospectus has been the subject of any Treasury Regulation, revenue ruling or judicial decision, the trust will not be classified as an association or as a publicly traded partnership taxable as a corporation for federal income tax purposes. As a result, the trust will not be subject to federal income tax. However, as discussed above, this opinion is not binding on the IRS and no assurance can be given that this characterization will prevail.

          THE PRECISE TAX CHARACTERIZATION OF THE TRUST FOR FEDERAL INCOME TAX PURPOSES IS NOT evident. It might be viewed as merely holding assets on behalf of the transferor as collateral for notes issued by the transferor. On the other hand, the trust could be viewed as a separate entity for tax purposes issuing its own notes. This distinction, however, should not have a significant tax effect on noteholders except as stated below under "Possible Alternative Characterizations."

          TREATMENT OF THE NOTES AS DEBT. Special Tax Counsel is of the opinion that, although no transaction closely comparable to that contemplated in this prospectus has been the subject of any Treasury regulation, revenue ruling or judicial decision, the notes will be characterized as debt for United States federal income tax purposes. Additionally, the trust will agree by entering into the Indenture, and the noteholders will agree by their purchase and holding of notes, to treat the notes as debt for United States federal income tax purposes.

          POSSIBLE ALTERNATIVE CHARACTERIZATIONS. If, contrary to the opinion of Special Tax Counsel, the IRS successfully asserted that a series or class of notes did not represent debt for United States federal income tax purposes, those notes might be treated as equity interests in the trust or some other entity. If so treated, investors could be treated either as partners in a partnership or, alternatively, as shareholders in a taxable corporation. Treatment of a noteholder as a partner could have adverse tax consequences to holders; for example, income to foreign persons generally would be subject to United States tax and United States tax return filing and withholding requirements, and individual holders might be subject to limitations on their ability to deduct their share of partnership expenses. If notes instead were treated as corporate stock, the taxable corporation would not be able to reduce its taxable income by deductions for interest expense on notes recharacterized as equity, and any increase in the corporate tax imposed with respect to the corporation could materially reduce cash available to make payments on the notes; further, noteholders might not be entitled to any dividends received deduction in respect of payments of interest on notes treated as dividends. In addition, even if the notes are treated as debt, the trust is also able to issue other securities which may be treated as debt or as equity interests in the trust. The issuance of securities requires the delivery of a new opinion of counsel generally to the effect that the issuance will not cause the trust to become taxable as a separate entity for federal income tax purposes; however, any new opinion would not bind the IRS, and the trust could become taxable as a corporation as a result of the issuance, potentially diminishing cash available to make payments on the notes. Prospective investors should consult with their own tax advisors with regard to the consequences of each possible alternative characterization to them in their particular circumstances; the following discussion assumes that the characterization of the notes as debt is correct.

CONSEQUENCES TO HOLDERS OF THE OFFERED NOTES

          Interest and Original Issue Discount. In general, stated interest on a note will be includible in gross income as it accrues or is received in accordance with an noteholder's usual method of tax accounting. If a class of notes is issued with original issue discount ("OID"), the provisions of Sections 1271 through 1273 and 1275 of the Code will apply to those notes. Under those provisions, a holder of a note (including a cash basis holder) generally would be required to include the OID on a note in income for federal income tax purposes on a constant yield basis, resulting in the inclusion of OID in income in advance of the receipt of cash attributable to that income. In general, a note will be treated as having OID to the extent that its "stated redemption price" exceeds its "issue price," if the excess equals or exceeds 0.25 percent multiplied by the weighted average life of the note (determined by taking into account the number of complete years following issuance until payment is made for each partial principal payment). Under Section 1272(a)(6) of the Code, special provisions apply to debt instruments on which payments may be accelerated due to prepayments of other obligations securing those debt instruments. However, no regulations have been issued interpreting those provisions, and the manner in which those provisions would apply to the notes is unclear, but the application of Section 1272(a)(6) could affect the rate of accrual of OID and could have other consequences to holders of the notes. Additionally, the IRS could take the position based on Treasury regulations that none of the interest payable on a note is "unconditionally payable" and hence that all of the interest should be included in the note's stated redemption price at maturity. If sustained, the treatment should not significantly affect tax liabilities for most holders of the notes, but prospective noteholders should consult their own tax advisors concerning the impact to them in their particular circumstances. The trust intends to take the position that interest on the notes constitutes "qualified stated interest" and that the above consequences do not apply.

          MARKET DISCOUNT. A holder of a note who purchases an interest in a note at a discount that exceeds any OID not previously includible in income may be subject to the "market discount" rules of Sections 1276 through 1278 of the Code. These rules provide, in part, that gain on the sale or other disposition of a note and partial principal payments on a note are treated as ordinary income to the extent of accrued market discount. The market discount rules also provide for deferral of interest deductions with respect to debt incurred to purchase or carry a note that has market discount.

          MARKET PREMIUM. A holder of a note who purchases an interest in a note at a premium may elect to amortize the premium against interest income over the remaining term of the note in accordance with the provisions of Section 171 of the Code.

          DISPOSITION OF THE NOTES; DEFEASANCE. Upon the sale, exchange or retirement of a note, the holder of the note generally will recognize taxable gain or loss in an amount equal to the difference between the amount realized on the disposition (other than amounts attributable to accrued interest) and the holder's adjusted tax basis in the note. A taxable exchange of a note could also occur as a result of the transferor's substitution of money or investments for the receivables in the trust portfolio. See "Description of the Notes -Defeasance" in this prospectus. The holder's adjusted tax basis in the note generally will equal the cost of the note to this holder, increased by any market or original issue discount previously included in income by this holder with respect to the note, and decreased by the amount of any bond premium previously amortized and any payments of principal or OID previously received by this holder with respect to the note. Any gain or loss generally will be capital gain or loss, except to the extent of accrued market discount not previously included in income, and will be long-term capital gain or loss if at the time of sale the note has been held for more than one year.

          FOREIGN HOLDERS. Under United States federal income tax law now in effect, payments of interest by the trust to a holder of a note who, as to the United States, is a nonresident alien individual or a foreign corporation (a "foreign person") generally will be considered "portfolio interest," and generally will not be subject to United States federal income tax and withholding tax, provided the interest is not effectively connected with the conduct of a trade or business within the United States by the foreign person and the foreign person (1) is not for United States federal income tax purposes
(a) actually or constructively a "10 percent shareholder" of the transferor or the trust, (b) a "controlled foreign corporation" with respect to which the transferor or the trust is a "related person" within the meaning of the Code, or
(c) a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business, and (2) provides the person who is otherwise required to withhold United States tax with respect to the notes with an appropriate statement (on IRS Form W-8 or a substitute form), signed under penalties of perjury, certifying that the beneficial owner of the note is a foreign person and providing the foreign person's name and address. If a note is held through a securities clearing organization or other financial institutions (as is expected to be the case unless definitive notes are issued), the organization or institution may provide the relevant signed statement generally to the withholding agent; in that case, however, the signed statement generally must be accompanied by an IRS Form W-8 or substitute form provided by the foreign person that owns the note. If the interest is not portfolio interest, then it will be subject to United States federal income and withholding tax at a rate of 30%, unless reduced or eliminated pursuant to an applicable tax treaty or the interest is effectively connected with the conduct of a trade or business within the United States and, in either case, the appropriate statement has been provided. The U.S. Treasury Department recently issued final Treasury regulations which will revise some of the foregoing procedures whereby a foreign person may establish an exemption from withholding generally beginning January 1, 2001; foreign persons should consult their tax advisors concerning the impact to them, if any, of the revised procedures.

          Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a note by a foreign person will be exempt from United States federal income tax and withholding tax, provided that (1) the gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person, and (2) in the case of an individual foreign person, the individual is not present in the United States for 183 days or more in the taxable year.

          Backup Withholding. Payments of principal and interest, as well as payments of proceeds from the sale, retirement or disposition of a note, may be subject to "backup withholding" tax under Section 3406 of the Code at a rate of 31% if a recipient of these payments fails to furnish to the payor identifying information. Any amounts deducted and withheld would be allowed as a credit against the recipient's United States federal income tax, provided appropriate proof is provided under rules established by the IRS. Furthermore, penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner. Backup withholding will not apply with respect to payments made to exempt recipients, including as corporations and financial institutions. Holders of the notes should consult their tax advisors regarding their qualification for exemption from backup withholding and the procedure for obtaining an exemption.

          THE UNITED STATES FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY, MAY NOT BE APPLICABLE DEPENDING UPON A HOLDER'S PARTICULAR TAX SITUATION, AND DOES NOT PURPORT TO ADDRESS THE ISSUES DESCRIBED WITH THE DEGREE OF SPECIFICITY THAT WOULD BE PROVIDED BY A TAXPAYER'S OWN TAX ADVISOR. PROSPECTIVE PURCHASERS SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE NOTES AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL TAX LAWS.

                        STATE AND LOCAL TAX CONSEQUENCES

          The discussion above does not address the taxation of the trust or the tax consequences of the purchase, ownership or disposition of an interest in the notes under any state or local tax law. Each investor should consult its own tax adviser regarding state and local tax consequences. ERISA CONSIDERATIONS

          Subject to the considerations described below and in the accompanying prospectus supplement, the notes may be purchased by, on behalf of, or with "plan assets" of any employee benefit or other plan that is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or
Section 4975 of the Internal Revenue Code of 1986, as amended (each, a "PLAN"). Any Plan fiduciary that proposes to cause a Plan to acquire any of the notes should consult with its counsel with respect to the potential consequences under ERISA and the Code of the Plan's acquisition and ownership of the Notes. See "ERISA Considerations" in the accompanying prospectus supplement.

          Section 406 of ERISA and Section 4975 of the Code prohibit Plans from engaging in transactions involving "plan assets" with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code (collectively, "Parties In Interest") with respect to the Plan. A violation of these "prohibited transaction" rules may generate excise tax and other liabilities under ERISA and Section 4975 of the Code for these persons, unless a statutory, regulatory or administrative exemption is available.

          Some employee benefit plans, including governmental plans (as defined in Section 3(32) of ERISA) and some church plans (as defined in Section 3(33) of ERISA), are not subject to the requirements of ERISA or Section 4975 of the Code. Accordingly, assets of these plans may be invested in the notes without regard to the ERISA considerations described in this prospectus, subject to the provisions or other applicable federal and state law. However, any plan that is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code is subject to the prohibited transaction rules set forth in Section 503 of the Code.

          Fiduciaries or other persons contemplating purchasing the notes on behalf or with "plan assets" of any Plan should consult their own counsel regarding whether the trust assets represented by the notes would be considered "plan assets," the consequences that would apply if the trust's assets were considered "plan assets," and the availability of exemptive relief from the prohibited transaction rules.

          Finally, Plan fiduciaries and other Plan investors should consider the fiduciary standards under ERISA or other applicable law in the context of the Plan's particular circumstances before authorizing an investment of a portion of the Plan's assets in the notes. Accordingly, among other factors, Plan fiduciaries and other Plan investors should consider whether the investment (1) satisfies the diversification requirement of ERISA or other applicable law, (2) is in accordance with the Plan's governing instruments, and (3) is prudent in light of the "Risk Factors" and other factors discussed in the accompanying prospectus supplement.

                              PLAN OF DISTRIBUTION

          Subject to the terms and conditions set forth in an underwriting agreement to be entered into with respect to each series of notes, the transferor will cause the notes to be sold by the trust to each of the underwriters named in that underwriting agreement and in the accompanying prospectus supplement, and each of those underwriters will severally agree to purchase from the trust, the principal amount of notes set forth in that underwriting agreement and in the accompanying prospectus supplement (subject to proportional adjustment on the terms and conditions set forth in the related underwriting agreement in the event of an increase or decrease in the aggregate amount of notes offered by this prospectus and by the accompanying prospectus supplement).

          In each underwriting agreement, the several underwriters will agree, subject to the terms and conditions set forth in that underwriting agreement, to purchase all the notes offered by this prospectus and by the accompanying prospectus supplement if any of those notes are purchased. In the event of a default by any underwriter, each underwriting agreement will provide that, purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated. Each prospectus supplement will set forth the price at which each series of notes or class being offered initially will be offered to the public and any concessions that may be offered to dealers participating in the offering of those notes. After the initial public offering, the public offering price and the concessions may be changed.

          Each underwriting agreement will provide that the transferor will indemnify the related underwriters against liabilities, including liabilities under the Securities Act of 1933, as amended.

          The place and time of delivery for any series of notes in respect of which this prospectus is delivered will be set forth in the accompanying prospectus supplement.

                             REPORTS TO NOTEHOLDERS

          The servicer will prepare monthly and annual reports that will contain information about the trust. The financial information contained in the reports will not be prepared in accordance with generally accepted accounting principles. Unless and until definitive notes are issued, the reports will be sent to Cede & Co. which is the nominee of The Depository Trust Company and the registered holder of the notes. No financial reports will be sent to you. See "Description of the Notes -Book-Entry Registration," "-Reports to Noteholders" and "-Evidence as to Compliance" in this prospectus.

                       WHERE YOU CAN FIND MORE INFORMATION

          We filed a registration statement relating to the notes with the SEC. This prospectus is part of the registration statement, but the registration statement includes additional information.

          The servicer will file with the SEC all required annual, monthly and special SEC reports and other information about the trust.

          You may read and copy any reports, statements or other information we file at the SEC's public reference room in Washington, D.C. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at (800) SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings are also available to the public on the SEC Internet site (http://www.sec.gov.).

          The SEC allows us to "incorporate by reference" information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information that we file later with the SEC will automatically update the information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus or the accompanying prospectus supplement. We incorporate by reference any future annual, monthly and special SEC reports and proxy materials filed by or on behalf of the trust until we terminate our offering of the notes.

          As a recipient of this prospectus, you may request a copy of any document we incorporate by reference, except exhibits to the documents (unless the exhibits are specifically incorporated by reference), at no cost, by writing or calling us at: Asset Backed Securities Corporation, 11 Madison Avenue, New York, NY 10010, telephone, (212) 325-2000.

                          INDEX OF TERMS FOR PROSPECTUS

TERM                                                                   PAGE

Addition Date............................................................23
Administrator.............................................................6
Adverse Effect...........................................................18
Cash Collateral Account..................................................50
Cash Collateral Guaranty.................................................50
Collection Account.......................................................26
Credit Enhancement Percentage............................................28
Cut-Off Date..............................................................7
Defaulted Accounts.......................................................28
Determination Date.......................................................30
Discount Option..........................................................25
Discount Percentage......................................................25
Eligible Account.........................................................20
Eligible Institution.....................................................26
Eligible Investments.....................................................26
Eligible Receivable......................................................21
Enhancement Invested Amount..............................................49
Events of Default........................................................40
Finance Charge Receivables................................................7
Foreclosure Certificate..................................................43
Funding Period...........................................................27
Invested Amount...........................................................9
Investor Percentage.......................................................9
Issuer....................................................................6
L/C Bank.................................................................49
Moody's..................................................................26
Owner Trustee.............................................................6
Paired Series............................................................32
Participations...........................................................22
Parties In Interest......................................................58
Pay Out Event............................................................33
Paying Agent.............................................................27
Pre-Funding Account......................................................27
Principal Funding Account................................................15
Principal Receivables.....................................................7
Qualified Account........................................................26
Rating Agency............................................................52
Receivables Purchase Agreement...........................................51
Required Minimum Principal Balance.......................................18
Required Transferor Interest.............................................29
Reserve Account..........................................................50
Securities Act...........................................................17
Securities Intermediary..................................................26
Series Enhancer..........................................................36
Servicer Default.........................................................35
Special Funding Account..................................................26
Special Tax Counsel......................................................54
Spread Account...........................................................50
Standard & Poor's........................................................26
Supplemental Certificate.................................................34
Tax Opinion..............................................................17
Transferor Certificate...................................................10
Transferor Interest......................................................10
Transferor Percentage....................................................10
Trust.....................................................................6
Trust Portfolio...........................................................6
Trust Termination Date...................................................32
Unallocated Principal Collections........................................30

                                     ANNEX I

          GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

          The globally offered Dealer Floorplan Master Note Trust Asset Backed Notes (the "global securities") to be issued in series from time to time (each, a "series") will be available only in book-entry form. Investors in the global securities may, as specified in the related prospectus supplement hold those global securities through any of The Depository Trust Company ("DTC"), Clearstream, Luxembourg or Euroclear. The global securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

          Secondary market trading between investors holding global securities through Clearstream, Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

          Secondary market trading between investors holding global securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

          Secondary cross-market trading between Clearstream, Luxembourg or Euroclear and DTC participants holding notes will be effected on a delivery-against-payment basis through the respective depositaries of Clearstream, Luxembourg and Euroclear (in this capacity) and as DTC participants.

          Non-U.S. holders (as described below) of global securities will be subject to U.S. withholding taxes unless the holders meet specified requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

          All global securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the global securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Clearstream, Luxembourg and Euroclear will hold positions on behalf of their participants through their respective depositaries, which in turn will hold positions in accounts as DTC participants.

          Investors electing to hold their global securities through DTC (other than through accounts at Clearstream, Luxembourg or Euroclear) will follow the settlement practices applicable to U.S. corporate debt obligations. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

          Investors electing to hold their global securities through Clearstream, Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds in registered form. Global securities will be credited to the securities custody accounts on the settlement date against payment for value on the settlement date.

SECONDARY MARKET TRADING

          Because the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

          Trading between DTC Participants. Secondary market trading between DTC participants (other than Citibank, N.A. ("Citibank") and Morgan Guaranty Trust Company of New York ("Morgan") as depositories for Clearstream, Luxembourg and Euroclear, respectively) will be settled using the procedures applicable to U.S. corporate debt obligations in same-day funds.

          Trading between Clearstream, Luxembourg Customers and/or Euroclear Participants. Secondary market trading between Clearstream, Luxembourg customers or Euroclear participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

          Trading between DTC seller and Clearstream, Luxembourg or Euroclear purchaser. When global securities are to be transferred from the account of a DTC participant (other than Citibank and Morgan as depositories for Clearstream, Luxembourg and Euroclear, respectively) to the account of a Clearstream, Luxembourg customer or a Euroclear participant, the purchaser must send instructions to Clearstream, Luxembourg prior to settlement date 12:30. Clearstream, Luxembourg or Euroclear, as the case may be, will instruct Citibank or Morgan, respectively, to receive the global securities for payment. Payment will then be made by Citibank or Morgan, as the case may be, to the DTC participant's account against delivery of the global securities. After settlement has been completed, the global securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream, Luxembourg customer's or Euroclear participant's account. Credit for the global securities will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the global securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream, Luxembourg or Euroclear cash debit will be valued instead as of the actual settlement date.

          Clearstream, Luxembourg customers and Euroclear participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream, Luxembourg or Euroclear. Under this approach, they may take on credit exposure to Clearstream, Luxembourg or Euroclear until the global securities are credited to their accounts one day later.

          As an alternative, if Clearstream, Luxembourg or Euroclear has extended a line of credit to them, Clearstream, Luxembourg customers or Euroclear participants can elect not to pre-position funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream, Luxembourg customers or Euroclear participants purchasing global securities would incur overdraft charges for one day, assuming they cleared the overdraft when the global securities were credited to their accounts. However, interest on the global securities would accrue from the value date. Therefore, in many cases the investment income on the global securities earned during that one-day period may substantially reduce or offset the amount of the overdraft charges, although this result will depend on each Clearstream, Luxembourg customer's or Euroclear participant's particular cost of funds.

          Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending global securities to Citibank or Morgan for the benefit of Clearstream, Luxembourg customers or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant a cross-market transaction will settle no differently from a trade between two DTC participants.

          Trading between Clearstream, Luxembourg or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, Clearstream, Luxembourg customers and Euroclear participants may employ their customary procedures for transactions in which global securities are to be transferred by the respective clearing system, through Citibank or Morgan, to another DTC participant. The seller will send instructions to Clearstream, Luxembourg before settlement date 12:30. In these cases, Clearstream, Luxembourg or Euroclear will instruct Citibank or Morgan, as appropriate, to credit the global securities to the DTC participant's account against payment. The payment will then be reflected in the account of the Clearstream, Luxembourg customer or Euroclear participant the following day, and receipt of the cash proceeds in the Clearstream, Luxembourg customer's or Euroclear participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). If the Clearstream, Luxembourg customer or Euroclear participant has a line of credit with its respective clearing system and elects to draw on a line of credit in anticipation of receipt of the sale proceeds in its account, the back-valuation may substantially reduce or offset any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream, Luxembourg customer's or Euroclear participant's account would instead be valued as of the actual settlement date.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

          A beneficial owner of global securities holding securities through Clearstream, Luxembourg or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless, under currently applicable law,
(1) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between the beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and
(2) a beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

          Exemption for non-U.S. Persons (Form W-8). Beneficial owners of notes that are non-U.S. Persons generally can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of the change.

          Exemption for non-U.S. Persons with effectively connected income (Form
4224). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

          Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form 1001). Non-U.S. Persons that are note owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the note owner or his agent.

          Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

          U.S. Federal Income Tax Reporting Procedure. The note owner of a global security or, in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

          The term "U.S. Person" means (1) a citizen or resident of the United States, (2) a corporation or partnership organized in or under the laws of the United States, any state of the fifty states, or any political subdivision of either (including the District of Columbia), or (3) an estate or trust the income of which is includible in gross income for United States tax purposes regardless of its source. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the global securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the global securities. Further, the U.S. Treasury Department has recently finalized new regulations that will revise some aspects of the current system for withholding on amounts paid to foreign persons. Under these regulations, interest or OID paid to a nonresident alien would continue to be exempt from U.S. withholding taxes (including backup withholding) provided that the holder complies with the new certification procedures.

                     SUBJECT TO COMPLETION DATED ______, ___

              PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED _______ ___
                                   $---------
                  __________ EQUIPMENT TRUST SECURITIES _____-_
                                   OWNER TRUST
                             RECEIVABLE-BACKED NOTES
                       ASSET BACKED SECURITIES CORPORATION
                                     SPONSOR
                            -------------------------
                                    DEPOSITOR
                            -------------------------
                                    SERVICER

     THE OWNER TRUST WILL ISSUE THE FOLLOWING CLASSES OF NOTES--

              Initial     Interest
Class of     Aggregate      Rate          First                          Price to    Underwriting
  Notes      Principal    (per           Payment       Stated Maturity   Public        Discount
              Amount       annum)         Date               Date         Per Note     Per Note
---------- -------------- --------- ------------------ ----------------- ----------- --------------
   A-1     $__________     ______%  _____________      _____________     _______%       ______%

   A-2     $__________     ______%  _____________      _____________     _______%       ______%

   A-3     $__________    Floating  _____________      _____________     _______%       ______%

   A-4     $__________     ______%  _____________      _____________     _______%       ______%

   A-5     $ __________    ______%  _____________      _____________     _______%       ______%

    B      $ __________    ______%  _____________      _____________     _______%       _____%

    C      $ __________    ______%  _____________      _____________     _______%       ______%

    D      $ _________     ______%  _____________      _____________     _______%       _____%

The total price to the public is $___________.
The total underwriting discount is $___________.
The total proceeds to the owner trust are $__________.

                            ------------------------
NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THISPROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                           CREDIT SUISSE FIRST BOSTON

                   Prospectus Supplement dated _______, ______


CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE S-__ IN THIS PROSPECTUS SUPPLEMENT AND ON PAGE ___ IN THE ACCOMPANYING PROSPECTUS.

The notes represent obligations of the owner trust only.

This prospectus supplement must be accompanied by the prospectus.

                                TABLE OF CONTENTS

                                                                         PAGE

PROSPECTUS SUPPLEMENT

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS.........................4

PROSPECTUS SUPPLEMENT SUMMARY.................................................5

BACKGROUND INFORMATION.......................................................13

RISK FACTORS.................................................................14

   Future Contract Delinquency and Loss Experience of the
      Contract Pool May Vary Substantially from the
      originators' Historical Experience.....................................14

   Some Note Classes Will be Entitled to Interest or
      Principal Payments Before Other Note Classes and the
      Swap Counterparty Will be Entitled to Payment Before
      Some Note Classes..................................................... 14

   Any Failure by the Swap Counterparty to Pay Amounts Owed
      Under the Swap Agreement Would Reduce the Funds
      Available to Pay Interest on the Class A-3 Notes...................... 15

   Adverse Events in _____ High Concentration States May
      Cause Increased Defaults and Delinquencies.............................16

   Adverse Economic Conditions in High Concentration
      Industries May Cause Increased Defaults and
      Delinquencies..........................................................16

   Product Defects or Obsolescence or Adverse Economic
      Events for Two Vendors Accounting for High Proportions
      of the Contracts May Cause Increased Defaults and
      Delinquencies......................................................... 17

   Product Defects or Obsolescence of Types of Equipment
      Accounting for High Proportions of the Contracts May
      Cause Increased Defaults or Delinquencies..............................18

   The Owner Trust's Not Having Security Interests in
      Computer Software and Services and the Owner Trust's
      Not Being Named as Secured Party in Motor Vehicle
      Title Certificates will Leave the Owner Trust Without
      Collateral For the Associated Contracts................................19

THE OWNER TRUST..............................................................19

   The Owner Trust...........................................................19

   The Indenture.............................................................20

   Capitalization of the Owner Trust.........................................20

   The Owner Trustee.........................................................20

THE ORIGINATORS, THE SERVICER, THE SELLER AND THE DEPOSITOR..................20

ORIGINATION OF THE CONTRACTS.................................................20

THE CONTRACTS................................................................20

   Description of the Contracts..............................................20

   Statistics Relating to the Initial Cut-Off Date Contract
      Pool...................................................................21

   Statistics Relating to Delinquencies and Defaults.........................25

WEIGHTED AVERAGE LIFE OF THE NOTES...........................................26

DESCRIPTION OF THE NOTES AND INDENTURE.......................................35

   Distributions.............................................................36

   Interest..................................................................38

   Principal.................................................................39

   Class A-3 Swap Agreement..................................................49

   Optional Purchase of Class A-5 Notes......................................50

   Cash Collateral Account...................................................51

   Optional Purchase of Contracts and Redemption of
      Notes..................................................................53

   Reports to Noteholders....................................................54

   Servicing.................................................................54

   The Indenture Trustee.....................................................55

   Representation and Warranties.............................................55

   Indemnification...........................................................56

   Amendments................................................................56

RATINGS OF THE NOTES.........................................................57

USE OF PROCEEDS..............................................................58

LEGAL PROCEEDINGS............................................................58

PLAN OF DISTRIBUTION.........................................................59

LEGAL MATTERS................................................................61

INDEX OF DEFINED TERMS.......................................................62

PROSPECTUS:

IMPORTANT NOTICE ABOUT RESENTED IN THIS PROSPECTUS AND THE
   ACCOMPANYING PROSPECTUS SUPPLEMENT........................................

PROSPECTUS SUMMARY...........................................................

RISK FACTORS.................................................................

THE SPONSOR..................................................................

THE DEPOSITOR................................................................

THE OWNER TRUSTS.............................................................

THE ORIGINATORS, THE SELLER AND THE SERVICER.................................

THE CONTRACTS................................................................

DESCRIPTION OF THE NOTES AND INDENTURE.......................................

DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS..........................

MATERIAL FEDERAL INCOME TAX CONSEQUENCES.....................................

ERISA CONSIDERATIONS.........................................................

RATINGS OF THE NOTES.........................................................

USE OF PROCEEDS..............................................................

PLAN OF DISTRIBUTION.........................................................

LEGAL MATTERS................................................................

WHERE YOU CAN FIND MORE INFORMATION..........................................

INDEX OF TERMS...............................................................

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

          The sponsor tells you about the notes in two separate documents:

               o the accompanying prospectus, which provides general information, some of which may not apply to you; and

               o this prospectus supplement, which describes the particular terms of your series of notes.

          The sponsor includes cross-references in this prospectus supplement and in the accompanying prospectus to captions in these materials where you can find further discussions. The following Table of Contents and the Table of Contents included in the accompanying prospectus provide the pages on which these captions are located.

          You should rely only on the information contained in this document, including the information described under the heading "WHERE YOU CAN FIND MORE INFORMATION" in the prospectus. The sponsor has not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these notes.

          If you have received a copy of this prospectus supplement and prospectus in an electronic format, and if the legal prospectus delivery period has not expired, you may obtain a paper copy of this prospectus supplement and prospectus from Asset Backed Securities Corporation, at Eleven Madison Avenue, New York, New York 10010, telephone number (212) 325-2000, or an underwriter by asking any of them for it.

                          PROSPECTUS SUPPLEMENT SUMMARY

          The following is only a summary of note terms. It does not contain all information that may be important to you. You should read this entire prospectus supplement and the accompanying prospectus. In addition, you may wish to read the documents governing the transfers of the contracts, the formation of the owner trust and the issuance of notes. These documents have been filed as exhibits to the registration statement of which this prospectus supplement is a part.

          There are material risks associated with an investment in the notes. See "RISK FACTORS" on page S-___ of this prospectus supplement and on page ____ in the accompanying prospectus for a discussion of factors you should consider before investing in the notes.

Owner Trustee....................... The owner trustee is _________________, acting not in its individual capacity but solely as owner trustee under the trust agreement with the sponsor and the depositor, and its telephone number is ____________. See "THE OWNER TRUST" in this prospectus supplement.

Originators......................... ___________________ and _________________.

                                     The address of each originator is
                                     __________________________.

Sponsor............................  Asset Backed Securities Corporation, an
                                     indirect, wholly owned subsidiary of Credit
                                     Suisse First Boston, Inc. Neither Credit
                                     Suisse First Boston Inc. nor any of its
                                     affiliates has guaranteed, will guarantee or is or will be otherwise obligated with respect to any notes.

Indenture and Indenture
   Trustee.......................... The notes will be issued under an indenture. _________________ will serve as indenture trustee. See "DESCRIPTION OF THE NOTES AND INDENTURE-- THE INDENTURE TRUSTEE," in this prospectus supplement. Terms of the Notes:

  o  Payment Dates.................. The [20]th day of each month, beginning _______ ____, or if that day is not a business day, the next business day.

  o  Interest....................... See the cover page for the rates as to all classes other than Class A-3. The Class A-3 interest rate will be the one-month London interbank offered rate, plus _____%. See "DESCRIPTION OF THE NOTES AND INDENTURE-- INTEREST." The owner trust will calculate interest on the Class A-1 and Class A-3 Notes on the basis of the actual number of days elapsed and a 360-day year. The owner trust will calculate interest on the Class A-2, Class A-4, Class A-5, Class B, Class C and Class D Notes on the basis of a 360-day year comprised of twelve 30-day months.

                                     On each payment date and after the owner trust repays any outstanding servicer advances and pays the servicer's monthly servicing fee, the owner trust will pay interest on the notes in the following order:

                   CLASS OF                            RECEIVES INTEREST
                    NOTES                                 BEFORE CLASS
                   --------                            ------------------

          A-1, A-2, A-3, A-4 and A-5                       B C and D
                      B                                    C and D
                      C                                    D
                      D                                    None

                                     If the available funds are insufficient to pay interest on all classes of Class A Notes, the owner trust will apply the available funds pro rata to the classes of Class A Notes based on their respective principal balances.

                                     See "DESCRIPTION OF THE NOTES AND INDENTURE
                                     -- DISTRIBUTIONS" in this prospectus
                                     supplement.

  o  Principal...................... After paying interest on the notes, the owner trust will pay principal on the notes on each payment date. The owner trust will pay principal in the following order:

                                     BEFORE AN EVENT OF DEFAULT:

                                     1. (A)   Until the Class A-1 Note principal
                                              amount becomes zero, _______% of
                                              the total principal payment amount
                                              to the Class A-1 Notes and _____%
                                              of the total principal payment
                                              amount to the Class A-5 Notes;

                                        (B)   on the payment date when the Class
                                              A-1 Note principal amount becomes
                                              zero, first, the remaining Class
                                              A-1 principal amount to the Class
                                              A-1 noteholders, second, ______%
                                              of the total principal payment
                                              amount, but not greater than the
                                              Class A principal payment amount,
                                              to the Class A-5 noteholders and
                                              third, the remaining Class A
                                              principal payment amount to the
                                              Class A-2, A-3, A-4 and A-5 Notes
                                              in that order, with each
                                              successive class not being
                                              entitled to principal until the
                                              prior class' principal amount is
                                              reduced to zero;

                                        (C)   after the Class A-1 Note principal
                                              amount is reduced to zero, ______%
                                              of the total principal payment
                                              amount, but not greater than the
                                              Class A principal payment amount
                                              to the Class A-5 Notes and then
                                              the remaining Class A principal
                                              payment amount to the Class A-2,
                                              A-3, A-4 and A-5 Notes in that
                                              order, with each successive class
                                              not being entitled to principal
                                              until the prior class' principal
                                              amount is reduced to zero.

                                     If the available amount is insufficient for the full payment of the amounts called for in (A), (B), or (C) above, the allocation of the available amount will be as provided in "DESCRIPTION OF THE NOTES AND INDENTURE -- PRINCIPAL" in this prospectus supplement;

                                     2.   after the Class A-1 Note principal
                                          amount is reduced to zero, the Class B
                                          principal payment amount to the Class
                                          B Notes;

                                     3.   after the Class A-1 Note principal
                                          amount is reduced to zero, the Class C
                                          principal payment amount to the Class
                                          C Notes; and

                                     4.   after the Class A-1 Note principal
                                          amount is reduced to zero, the Class D
                                          principal payment amount to the Class
                                          D Notes.

                                     The principal payment amount on each class of the notes on each payment date will be based on the difference between the aggregate principal balance of that class of notes on that payment date and the target amount set for the class or in the case of Class B, C and D a floor amount set for the class, if greater than the target amount.

                                     AFTER AN EVENT OF DEFAULT:

                                     Following an event of default with respect to the notes, the owner trust will pay principal in the following order:

                                              CLASS OF
                     NOTES               RECEIVES PRINCIPAL BEFORE CLASSES
                     -----               ---------------------------------
                      A-1                A-2, A-3, A-4, A-5, B, C and D
                      A-2                A-3, A-4, A-5, B, C and D
                      A-3                A-4, A-5, B, C and D
                      A-4                A-5, B, C and D
                      A-5                B, C and D
                       B                 C and D
                       C                 D
                       D                 None

                                     See "DESCRIPTION OF THE NOTES AND INDENTURE
                                     -- DISTRIBUTIONS" in this prospectus
                                     supplement.

o Class A-3 Swap
    Agreement....................... The owner trust will enter into a swap agreement with a swap counterparty solely for the benefit of the Class A-3 noteholders. Under the swap agreement, the swap counterparty's payments will be calculated at the Class A-3 Note interest rate and the owner trust's payments will be calculated at the assumed fixed rate of ________%.

                                     To the extent that interest on any payment date at the Class A-3 Note interest rate exceeds interest calculated at the assumed fixed rate:

                                     o    the swap counterparty will be
                                          obligated to pay an amount equal to
                                          the excess to the owner trust,

                                     o    that payment will constitute a portion
                                          of the amount available but only in
                                          respect of the Class A-3 Notes and

                                     o    the Class A-3 Notes will be dependent
                                          upon that payment for receipt of
                                          interest to the extent of the excess.

                                     Likewise under the swap agreement, to the extent that interest calculated at the assumed fixed rate exceeds interest calculated at the Class A-3 Note interest rate

                                     o    the owner trust will be obligated to
                                          pay an amount equal to the excess to
                                          the swap counterparty, and

                                     o    the payment will have the same
                                          priority, in terms of application of
                                          the amount available, as payment of
                                          interest on the Class A-3 Notes.

                                     Any shortfall in the payment of interest on the Class A-3 Notes due entirely to the failure of the swap counterparty to make a required payment under the swap agreement will not constitute an event of default under the indenture. Except to the extent the amount available on any payment date exceeds the amount needed to pay:

                                     o    the servicing fee and servicer
                                          advances,

                                     o    all interest and principal payable on
                                          the notes, with Class A-3 Note
                                          interest being calculated at the
                                          assumed fixed rate for this purpose,
                                          and

                                     o    all amounts payable in connection with
                                          the cash collateral account, no
                                          amounts in addition to those available
                                          under the swap agreement will be
                                          available under the indenture to make
                                          up the shortfall. The only remedies in
                                          these circumstances will be those
                                          available to the owner trust under the
                                          swap agreement. See "DESCRIPTION OF
                                          THE NOTES AND INDENTURE -- THE CLASS
                                          A-3 SWAP AGREEMENT" in this prospectus
                                          supplement.

o Class A-3 Swap
   Counterparty..................... _____________________________________ will be the counterparty to the owner trust
                                     under the swap agreement. The swap
                                     counterparty currently has an "___"
                                     long-term unsecured senior debt credit
                                     rating from ________ and an "_____"
                                     long-term unsecured senior debt credit
                                     rating from _________. See "DESCRIPTION OF
                                     THE NOTES AND INDENTURE-- THE CLASS A-3
                                     SWAP COUNTERPARTY" in this prospectus
                                     supplement.

o Stated Maturity Dates............. The notes will mature on the respective dates shown on the cover of this prospectus supplement. However, if the stated maturity date is not a business day, then the stated maturity date will be the next business day.

o Optional Purchase of
     Class.........................  A-5 Notes................The owner trust will have the right to purchase all of the Class A-5 Notes, on any payment date, at a purchase price equal to the principal balance of the Class A-5 Notes plus a premium.

                                     Following any purchase, the Class A-5 Notes will not be retired, but will continue to be entitled to interest and principal payments. See "DESCRIPTION OF THE NOTES AND INDENTURE -- OPTIONAL PURCHASE OF CLASS A-5 NOTES" in this prospectus supplement.

o Optional Redemption When
     the Aggregate Note Principal
     Amount is Less Than 10%
     of Initial Contract Pool
     Principal Balance.............. ____________________, the seller of contracts to the depositor, has the option to purchase the owner trust's assets when the outstanding note principal balance is less than 10% of the initial contract pool principal balance. If the seller exercises this option, the indenture trustee will redeem all notes on the next payment date. The redemption price for each note will be the note's principal amount plus unpaid accrued interest to but excluding the redemption date.

                                     The contract principal balance of any
                                     contract is the present value of the unpaid scheduled payments due on that contract discounted at the discount rate, called the "discount rate," of _____%. This prospectus supplement uses this discount rate to calculate principal balances of contracts throughout. The "contract pool principal balance" is the aggregate of the individual discounted contract principal balances.

                                     See "DESCRIPTION OF THE NOTES AND INDENTURE
                                     -- OPTIONAL PURCHASE OF CONTRACTS" in this prospectus supplement.

Cut-off Date........................ _______, ______.

Closing Date........................ On or about _______, ______.

Servicing; Servicing Fee............ The servicer will be responsible for servicing, managing and administering the contracts and related interests, and enforcing and making collections on the contracts. The servicer may make advances for delinquent scheduled payments, to the extent it determines that advances will be recoverable in future periods. Servicer advances are reimbursable from contract payments. See "Description of the Pooling and Servicing Agreements -- Servicing" in the accompanying prospectus.

                                     The servicer's monthly fee will equal the product of

                                     o    one twelfth of one percent and

                                     o    the aggregate contract pool principal
                                          balance as of the last day of the
                                          second preceding collection period.

                                     The servicer fee is payable out of contract payments. The servicer will pay any sub-servicer servicing fees from its monthly servicing fee. See "DESCRIPTION OF THE NOTES -- SERVICING" in this prospectus supplement.

Ratings............................. The owner trust will not issue any class of notes unless __________________, and
                                     _____________________. assign at least the
                                     following ratings to each class of notes:

                                    CLASS
                                    -----       ------      -------
                                    A-1
                                    A-2
                                    A-3
                                    A-4
                                    A-5
                                    B
                                    C
                                    D

                                     See "Ratings of the Notes" in this
                                     prospectus supplement and the accompanying prospectus.

Owner Trust Assets
     A. The Contracts............... The contracts will consist of the following:

                                     o    equipment lease contracts,
                                     o    installment payment agreements,
                                     o    conditional sales/financing
                                          agreements,
                                     o  promissory notes, and
                                     o    loan and security agreements.

                                     As of _______, ______, the pool of
                                     contracts for the owner trust had the
                                     following characteristics. Percentages are based on the contract pool principal balance:

                                     o    Initial contract pool principal
                                          balance.................$__________

                                     o    Number of contracts......... ________

                                     o    Average contract principal
                                          balance.....................$______

                                     o    Leases as a percentage of the
                                          contracts....................._____%

                                     o    Loans and other financing
                                          arrangements as a percentage of
                                          the contracts.................._____%;

                                     o    Underlying equipment type
                                          concentration:

                                                  PRINCIPAL BALANCE
                       EQUIPMENT TYPE               CONCENTRATION

                       ---------.............       ------%
                       ---------.............       ------%
                       ---------.............       ------%
                       ---------.............       ------%
                       ---------.............       ------%
                       ---------.............       ------%
                       ---------.............       ------%

                                     No other single type of equipment accounted for more than 5% of the initial contract pool principal balance.

                                     o Geographic concentration:

                                                          PRINCIPAL BALANCE
                                   STATE                     CONCENTRATION
                                   -----                     -------------
                     _________..........................       _______%
                     _________..........................       _______%
                     _________..........................       _______%
                     _________..........................       _______%
                     _________..........................       _______%

                                     No other state represented more than 5% of the initial contract pool principal balance.

                                     o    Remaining terms
                                          of the contracts........____ month to
                                                                ____ months
                                     o    The weighted average
                                          remaining term of the
                                          contracts ..............____ months

                                     o    Weighted average
                                          age of the contracts.....____ months

                                     See "THE CONTRACTS -- STATISTICS RELATING
                                     TO THE CUT-OFF DATE CONTRACT POOL" in this prospectus supplement.

B. Cash Collateral
    Account......................... The indenture trustee will establish a cash collateral account having an initial balance of $_________ (_______% of initial contract pool principal balance) for the benefit of the noteholders, which may include proceeds of loans from third party lenders to the owner trust under a cash collateral account loan agreement. The indenture trustee will use cash collateral account funds to pay the following amounts if payments on the contracts are insufficient:

                                     o    interest due on the notes, with
                                          interest on the Class A-3 Notes being
                                          calculated for this purpose at the
                                          assumed fixed rate of _______% in
                                          connection with the swap agreement;

                                     o    the lesser of

                                          o   losses on liquidation of defaulted
                                              contracts during the relevant
                                              collection period, and

                                          o   the excess of the aggregate note
                                              principal amount over the contract
                                              pool principal balance, including
                                              all scheduled payments for the
                                              relevant collection period and
                                              unpaid scheduled payments from
                                              prior periods; and

                                     o    principal on the notes on the
                                          applicable stated maturity date.
                                     See "DESCRIPTION OF THE NOTES AND INDENTURE
                                     -- CASH COLLATERAL ACCOUNT" in this
                                     prospectus supplement.

Use of Proceeds..................... After the deposit of funds from the note sale proceeds into the cash collateral
                                     account and payment of expenses, the
                                     indenture trustee will pay the remaining proceeds of the sale of notes to the depositor. The depositor will pay the proceeds to a warehousing trustor to _______________. in payment of the purchase price of contracts acquired from them, respectively. See "USE OF PROCEEDS" in this prospectus supplement.

Legal Investment.................... The Class A-1 Notes will be eligible securities for purchase by money market
                                     funds under Rule 2a-7 under the Investment
                                     Company Act of 1940.

                             BACKGROUND INFORMATION

          The information in this section will help you understand the information in this prospectus supplement and the accompanying prospectus.

          The principal balance of any contract is the present value of the unpaid scheduled payments due on the contract after a cut-off date. The principal balance of a contract excludes all scheduled payments due on or prior to, but not received as of, that date, as well as any scheduled payments due after but received before that date. The principal balance also excludes any prepayments received on or prior to that date. The scheduled payments are discounted monthly at the rate of ________% per annum.

          The aggregate principal balance of the contracts expected to be held by the owner trust as of any particular date is referred to as the contract pool principal balance. The contract pool principal balance, as of the initial cut-off date, is referred to as the initial cut-off date contract pool principal balance or the initial contract pool. The initial cut-off date is _______, ______ for all contracts transferred to the owner trust on the closing date for the sale of the notes. It will be the first day of the month of transfer to the owner trust for each substitute contract.

          Contract balance percentages and amounts discussed below are based on the aggregate principal balance of the contracts being transferred to the owner trust as of the initial cut-off date, unless a different date is noted. Changes in the characteristics of the contract pool between the initial cut-off date and the closing date will not affect more than 5% of the initial cut-off date contract pool principal balance.

                                  RISK FACTORS

          You should carefully consider the following risk factors before you invest in notes. You should also carefully consider the risk factors beginning on page ____ of the accompanying prospectus.

FUTURE CONTRACT DELINQUENCY AND LOSS EXPERIENCE OF THE CONTRACT POOL MAY VARY SUBSTANTIALLY FROM THE ORIGINATORS' HISTORICAL EXPERIENCE

          The sponsor presents the historical contract delinquency and loss experience of the originators' portfolios of contracts similar to those being transferred to the owner trust under "THE CONTRACTS -- STATISTICS RELATING TO DELINQUENCIES AND DEFAULTS." However, the actual results for the owner trust's contracts could be substantially worse. If so, you may not receive note interest and principal payments in the amounts and at the times you expect.

SOME NOTE CLASSES WILL BE ENTITLED TO INTEREST OR PRINCIPAL PAYMENTS BEFORE OTHER NOTE CLASSES AND THE SWAP COUNTERPARTY WILL BE ENTITLED TO PAYMENT BEFORE SOME NOTE CLASSES

          The owner trust will pay interest, principal or both on some classes of notes prior to paying interest, principal or both on other classes of notes. The subordination of some classes of notes to others means that the subordinated classes are more likely to suffer the consequences of delinquent payments and defaults on the contracts than the classes having prior payment rights. See "DESCRIPTION OF THE NOTES AND INDENTURE -- DISTRIBUTIONS," "-- SUBORDINATION OF SUBORDINATE NOTES" and "-- CASH COLLATERAL ACCOUNT" in this prospectus supplement.

          Similarly, if the owner trust has to pay any amounts to the swap counterparty under the Class A-3 Notes swap agreement, that amount will have the same priority of payment as interest owed to the Class A-3 noteholders. This means that the amount owed to the swap counterparty must be paid before the payment of interest to the Class B, C and D noteholders and before the payment of principal to any noteholders. See "DESCRIPTION OF THE NOTES AND INDENTURE -- CLASS A-3 SWAP AGREEMENT" in this prospectus supplement.

          Moreover, the more senior classes of notes could lose the credit enhancement provided by the more subordinate classes and the cash collateral account if delinquencies and defaults on contracts increase and the collections on contracts and amounts in the cash collateral account are insufficient to pay even the more senior classes of notes.

ANY FAILURE BY THE SWAP COUNTERPARTY TO PAY AMOUNTS OWED UNDER THE SWAP AGREEMENT WOULD REDUCE THE FUNDS AVAILABLE TO PAY INTEREST ON THE CLASS A-3 NOTES

          The Class A-3 Notes will be dependent upon payments to be made by the swap counterparty under the swap agreement for receipt of the full amount of interest on the Class A-3 Notes. This will be the case if the interest due on the Class A-3 Notes at their floating rate exceeds the amount available to the owner trust to pay the Class A-3 Note interest at the assumed fixed rate of _________%. Any shortfall in the payment of interest on the Class A-3 Notes due entirely to the failure of the swap counterparty to make a required payment under the swap agreement will not constitute an event of default under the indenture. Except to the extent the amount available on any payment date exceeds the amount necessary to pay

          o    the servicing fee and servicer advances,

          o    all interest and principal payable on the notes, with Class A-3
               Note interest being calculated at the assumed fixed rate for this purpose and

          o all amounts payable in connection with the cash collateral account, no amounts in addition to those available under the swap agreement will be available under the indenture to make up the shortfall. The only remedies in these circumstances will be those available to the owner trust under the swap agreement.

          As a general matter, the obligations of the swap counterparty under the swap agreement are unsecured. However, in the event that the swap counterparty's long-term unsecured senior debt ceases to be rated at a level acceptable to _______________ and ______________, the swap counterparty will be obligated either to (a) post collateral or establish other arrangements to secure its obligations under the swap agreement or (b) arrange for a substitute swap counterparty to assume the rights and obligations of the swap counterparty under the swap agreement, in either case so that the ratings of the notes are maintained or, if applicable, restored to their level immediately prior to the downgrading or withdrawal of the swap counterparty's debt. If the swap counterparty fails to take either of these actions, the owner trust will be entitled to terminate the swap agreement and to claim from the swap counterparty the cost of obtaining a replacement swap from a swap counterparty satisfactory to the note rating agencies. The Class A-3 noteholders bear the risk of any failure by the swap counterparty to take the actions required of it and the risk of any inability of the owner trust to obtain a replacement swap agreement.

ADVERSE EVENTS IN ______ HIGH CONCENTRATION STATES MAY CAUSE INCREASED DEFAULTS AND DELINQUENCIES

          If adverse events or economic conditions were particularly severe in a geographic region where there is a substantial concentration of obligors, the amount of delinquent payments and defaults on the contracts may increase. As a result, the overall timing and amount of collections on the contracts held by the owner trust may differ from what you expect, and you may experience delays or reductions in payments.

          The following are the approximate percentages of the initial contract pool principal balance of the owner trust's contracts whose obligors are located in the following states:

          o    _______% in __________,

          o    _______% in __________,

          o    _______% in __________,

          o    _______% in __________ and

          o    _______% in __________.

The remaining states accounted for _______% of the initial contract pool principal balance, and none of these remaining states accounted for more than 5% of the initial contract pool principal balance.

          [Although the sponsor does not know of any matters likely to increase the rate of delinquencies or defaults in these states, an example of an adverse event specific to a geographic region is the possibility of a catastrophic earthquake in California. An earthquake in California could have negative regional economic repercussions and potentially cause obligors in that region to delay or reduce their payments on contracts. Additionally, a substantial downturn in the financial services industry, which is highly concentrated in the states of New York and New Jersey, or in the oil and gas industry, which is concentrated in the state of Texas could reduce revenues for obligors in those states and ultimately reduce the associated obligors' ability to make timely payments on their related contracts].

ADVERSE ECONOMIC CONDITIONS IN HIGH CONCENTRATION INDUSTRIES MAY CAUSE INCREASED DEFAULTS AND DELINQUENCIES

          If the industries in which there is a substantial concentration of contracts experience adverse events or economic conditions, the timing and amount of collections on the contracts held by the owner trust may differ from what you expect. This could result in delays or reduced payments to you. As of the initial cut-off date, of the contract pool principal balance, approximately

          o    ________% related to the manufacturing industry,

          o ________% related to equipment used in the services industry, excluding medical and professional services,

          o    _______% related to the retail and wholesale trade industry,

          o    _______% related to equipment used in transportation,

          o    _______% related to equipment used in professional services, and

          o    _______% related to the financial services industry.

          While the sponsor does not know of any industry conditions, practices or other matters likely to increase the rate of delinquencies or defaults on contracts with end-users in these industries, some of them may be adversely affected by various economic conditions. For example, a rise in interest rates may weaken the demand for construction services. Moreover, the retail trade industry is dependent upon the level of consumer confidence and spending. Adverse developments concerning these conditions will tend to increase the rate of delinquencies and defaults by contract obligors in those industries. This, in turn, could result in reductions of or delays in the collection of funds for payment of the notes.

          The sponsor does not believe that any other industry accounts for more than 5.00% of the contract pool principal balance. However, as shown in the table below under the heading "Types of Obligor," the depositor's records list ______% of the contract pool principal balance in the category of "Other" obligor. The depositor has not analyzed this category to determine whether or not the contracts included in it could be grouped into some other more specific type of equipment category. Any contracts in this "Other" category that relate to any particular industry would be subject to all economic and other risks associated with that industry. Any adverse developments in that industry will tend to increase the rate of delinquencies and defaults by contract obligors in that industry. This, in turn, could result in reductions or delays in collection of funds for payment of the notes.

PRODUCT DEFECTS OR OBSOLESCENCE OR ADVERSE ECONOMIC EVENTS FOR TWO VENDORS ACCOUNTING FOR HIGH PROPORTIONS OF THE CONTRACTS MAY CAUSE INCREASED DEFAULTS AND DELINQUENCIES

          _______________, a _____________________________ and __________ a
_____________ is the vendor of equipment for approximately _______% of the contract pool principal balance calculated as of the initial cut-off date. Products of ________________, a leading producer of computer systems, accounted for approximately ______% of the contract pool balance calculated as of the initial cut-off date. Although the sponsor is unaware of conditions likely to increase the rate of defaults or delinquencies on contracts pertaining to equipment produced by these two vendors, some events concerning these vendors or their products could have that effect. For example, if either of these vendors were to experience financial difficulties, the obligors' payment performance with respect to the related contracts may decline as the obligors may be less inclined to make payments on contracts with respect to a vendor which is suffering financial difficulties. Additionally, the occurrence of a substantial number of defects in products produced by either of these vendors may result in decisions by the obligors on the contracts relating to equipment that proved defective not to pay the contract amounts, to pay late or to pay smaller amounts. This could result in reductions of or delays in payments you expect on the notes. Moreover, obsolescence of the products of either of these vendors could result in prepayments of contracts that would cause the notes to be paid earlier than you expect. No other single vendor originated more than ____% of the contract pool principal balance as of the initial cut-off date.

PRODUCT DEFECTS OR OBSOLESCENCE OF TYPES OF EQUIPMENT ACCOUNTING FOR HIGH PROPORTIONS OF THE CONTRACTS MAY CAUSE INCREASED DEFAULTS OR DELINQUENCIES

          If the types of equipment in which contracts are concentrated suffer unexpectedly high rates of defects or become obsolete, the obligors on the contracts may default, pay late or pay less than the amounts owed on the contracts. This could result in reductions of or delays in payments you expect on the notes.

          As of the initial cut-off date, of the contract pool principal balance, approximately

          o _______% related to contracts involving telecommunications equipment,

          o    _______% related to contracts involving transportation equipment,

          o _______% related to contracts involving computer and point-of-sale equipment,

          o    _______% related to contracts involving computer software,

          o    _______% related to contracts involving manufacturing,

          o _______% related to contracts involving construction equipment, and

          o    _______% related to contracts involving medical equipment.

The depositor does not believe that any other type of equipment accounts for more than _____% of the contract pool principal balance. However, as shown in the table below under the heading "Types of Equipment," the depositor's records list _____% of the contract pool principal balance in the category of "Other" types of equipment. The depositor has not analyzed this category to determine whether or not the contracts included in it could be grouped into some other more specific type of equipment category. Any contracts in this "Other" category that relate to any particular type of equipment would be subject to all defect, obsolescence and other risks associated with that type of equipment. Any adverse developments concerning that type of equipment will tend to increase the rate of delinquencies and defaults by obligors on contracts involving that type of equipment. This, in turn, could result in reductions or delays in collection of funds for payment of the notes.

THE OWNER TRUST'S NOT HAVING SECURITY INTERESTS IN COMPUTER SOFTWARE AND SERVICES AND THE OWNER TRUST'S NOT BEING NAMED AS SECURED PARTY IN MOTOR VEHICLE TITLE CERTIFICATES WILL LEAVE THE OWNER TRUST WITHOUT COLLATERAL FOR THE ASSOCIATED CONTRACTS

          The owner trust will have no security interest in computer software and computer services contracts, which accounted for ______% of the initial contract pool balance, and the owner trust will not be named as a secured party in the title certificates for motor vehicle contracts, which accounted for a substantial portion of the ______% of the initial contract pool principal balance attributable to the transportation industry. If the obligor on this type of contract fails to pay or is late in paying, the owner trust will have no recourse to the software, services or motor vehicles, as the case may be, underlying the contracts. This increases the risk that the owner trust will be unable to pay or will be late in paying the amounts you expect on the notes.

THE TRUST ASSETS ARE THE ONLY SOURCE OF PAYMENTS ON THE NOTES

          All distributions on the notes will be made from payments by borrowers under the receivables. The Trust has no other assets [other than _______] to make distributions on the notes. The receivables are NOT insured or guaranteed by any person. The Trust is the only person that is obligated to make distributions on the notes.

                                 THE OWNER TRUST

THE OWNER TRUST

          The sponsor created the owner trust on _______, _____ under a trust agreement, which the parties will amend and restate on the closing date for the sale of the notes, among the sponsor the depositor and the owner trustee.

          Under a pooling and servicing agreement, dated as of _______, ______, among

          o    the depositor,

          o    the owner trust,

          o _________________, an originator and the seller of contracts to the depositor and

          o    the servicer.

The depositor will transfer all of the contracts and the related security interests to the owner trust. As noted in "THE SELLER AND ORIGINATORS -- UNDERWRITING AND SERVICING - DOCUMENTATION" and "THE CONTRACTS -- SOFTWARE AND SERVICES" in the accompanying prospectus, some transferred contracts will not have associated security interests.

          The owner trust will issue an equity certificate, representing the beneficial ownership interest in the owner trust, to the depositor. The equity certificate will be entitled to any excess amount available on any payment date after reimbursement of servicer advances and payment of servicing fees, principal and interest on the notes, any amount owed to the swap counterparty and amounts payable in connection with the cash collateral account. See "DESCRIPTION OF THE INDENTURE AND NOTES -- DISTRIBUTIONS" in this prospectus supplement. The sponsor is not offering and selling the equity certificate under this prospectus supplement and the accompanying prospectus.

THE INDENTURE

          Under an indenture dated as of _______, ______ between the owner trust and __________, as indenture trustee, the indenture trustee will authenticate and deliver the notes.

CAPITALIZATION OF THE OWNER TRUST

          If the issuance and sale of the notes had taken place on the initial cut-off date, the capitalization of the owner trust on that date would have consisted of notes with an aggregate principal amount of $_____________ and an equity certificate.

THE OWNER TRUSTEE

          _____________ will be the owner trustee under the trust agreement. The owner trustee is a ______________ and its principal offices are located at
__________________________-.

                       THE ORIGINATORS, THE SERVICER, THE
                            SELLER AND THE DEPOSITOR

[TO BE INSERTED]

ORIGINATION OF THE CONTRACTS

[TO BE INSERTED]

                                  THE CONTRACTS

DESCRIPTION OF THE CONTRACTS

          All of the contracts are commercial, rather than consumer, leases, loans or agreements. See "THE CONTRACTS" in the accompanying prospectus.

STATISTICS RELATING TO THE INITIAL CUT-OFF DATE CONTRACT POOL

          The initial contract pool principal balance is $_______________. This amount is based upon the contract pool principal balance determined as of the initial cut-off date, but also includes an amount in respect of scheduled payments on the contracts due prior to, but not received as of, the cut-off date. The following tables set forth the characteristics of the contracts as of the cut-off date. Tables presented in this section may not total due to rounding.

              COMPOSITION OF THE INITIAL CUT-OFF DATE CONTRACT POOL

                                                        WEIGHTED               WEIGHTED                AVERAGE
                                 INITIAL                AVERAGE                 AVERAGE               CONTRACT
                              CONTRACT POOL             ORIGINAL               REMAINING              PRINCIPAL
                                 PRINCIPAL                 TERM                   TERM                  BALANCE
       NUMBER OF CONTRACTS       BALANCE                (RANGE)                 (RANGE)                (RANGE)
       ------------------     ------------             ---------               --------                --------

       _________              $_________               _____ months            ____ months              $______
                                                      (____ months to         (___ month to            ($_____ to
                                                      ______ months)           ____ months)             $________)

                                TYPE OF CONTRACTS

                                                                                   AGGREGATE        % OF INITIAL
                                       AGGREGATE            % OF TOTAL             CONTRACT         CONTRACT POOL
                                       NUMBER OF            NUMBER OF              PRINCIPAL          PRINCIPAL
         TYPE OF CONTRACT              CONTRACTS            CONTRACTS               BALANCE            BALANCE
         ----------------              ---------            ---------               -------            -------
True Lease.....................
Finance Leases.................
Loans/Conditional Sales........
Installment Payment
    Agreements.................
       Total...................      .........                   100.00%          $                     100.00%
                                     =========               ===========          =========           =========

                             GEOGRAPHICAL DIVERSITY

                                                                                  AGGREGATE          % OF INITIAL
                                         AGGREGATE           % OF TOTAL           CONTRACT           CONTRACT POOL
                                         NUMBER OF           NUMBER OF            PRINCIPAL            PRINCIPAL
              STATE                      CONTRACTS           CONTRACTS             BALANCE              BALANCE
              -----                      ---------           ---------            ---------          -------------

---------.....................
----------....................
---------.....................
---------.....................
-----------...................
----------....................
----------....................
----------....................
--------......................
---------.....................
--------......................
-------.......................
-----.........................
-------.......................
---------.....................
-------.......................
---------.....................
--------......................
--------......................
--------......................
---------.....................
--------......................
------........................
--------......................
-------.......................
        Total.................                                  100.00%      $                      100.00%
                                    =========              ============      =========             ========

                                                                      PAYMENT STATUS

                                                                                    AGGREGATE         % OF INITIAL
                                                 AGGREGATE        % OF TOTAL        CONTRACT         CONTRACT POOL
                                                 NUMBER OF        NUMBER OF         PRINCIPAL          PRINCIPAL
              DAYS DELINQUENT                    CONTRACTS        CONTRACTS          BALANCE            BALANCE
              ---------------                    ---------        ---------         ---------        ---------------
Current, including 1 to 30
   day delinquent contracts.............
31 - 60 days delinquent.................
        Total...........................                         100.00%                              100.00%
                                               ========          ======              =========        ========

                                                        TYPES OF EQUIPMENT

                                                                                     AGGREGATE         % OF INITIAL
                                               AGGREGATE         % OF TOTAL           CONTRACT        CONTRACT POOL
                                               NUMBER OF          NUMBER OF          PRINCIPAL          PRINCIPAL
TYPE OF EQUIPMENT                              CONTRACTS          CONTRACTS           BALANCE            BALANCE
-----------------                              ---------          ---------           -------            -------
Telecommunications....................
Transportation........................
Computer..............................
Computer Software.....................
Manufacturing.........................
Construction..........................
Medical...............................
Automotive Diagnostic
   Equipment..........................
Printing..............................
Resources.............................
Office Equipment......................
Commercial Retail Fixtures
Industrial............................
Other, including $__________
   as the largest and $__________
   as the average contract
   principal balance..................

      Total...........................                                 100.00%     $                        100.00%
                                           =========              ============     =========                ========

The depositor does not believe that any other type of equipment accounts for more than 5% of the contract pool principal balance. However, the depositor has not analyzed the contracts included in the category "Other" in the above table to determine whether or not the contracts included in it could be grouped into some other more specific type of equipment category.


                                        CONTRACT PRINCIPAL BALANCES

                                                                                    AGGREGATE         % OF INITIAL
                                             AGGREGATE          % OF TOTAL           CONTRACT         CONTRACT POOL
                                             NUMBER OF           NUMBER OF          PRINCIPAL           PRINCIPAL
      CONTRACT PRINCIPAL BALANCE             CONTRACTS           CONTRACTS           BALANCE             BALANCE
      --------------------------             ---------           ---------           -------             -------
$         0.01 to $    5,000.00.....
$     5,000.01 to $   25,000.00.....
$    25,000.01 to $   50,000.00.....
$    50,000.01 to $  100,000.00.....
$   100,000.01 to $  500,000.00.....
$   500,000.01 to $1,000,000.00
$ 1,000,000.01 to $2,000,000.00.....
$ 2,000,000.01 to $3,000,000.00.....
$3,000,000.01 to $4,000,000.00
$ 4,000,000.01 to $5,000,000.00.....
Over $5,000,000, the largest
   single contract principal
   balance being $__________........
         Total......................                                 100.00%    $                          100.00%
                                         =========                 ========     =========               =========

                                              REMAINING TERMS OF CONTRACTS

                                                                                    AGGREGATE         % OF INITIAL
                                             AGGREGATE          % OF TOTAL           CONTRACT         CONTRACT POOL
                                             NUMBER OF           NUMBER OF          PRINCIPAL           PRINCIPAL
     REMAINING TERMS OF CONTRACTS            CONTRACTS           CONTRACTS           BALANCE             BALANCE
     ----------------------------            ---------           ---------          ---------          ------------
           (MONTHS)
0 -  12.............................
13 -  24............................
25 -  36............................
37 -  48............................
49 -  60............................
61 -  72............................
73 -  84............................
85 -  96............................
97 - 108............................
Over 108............................

      Total.........................                                  100.00      $                          100.00
                                         =========                    ======      =========                  ======

                                                         TYPES OF OBLIGOR

                                                                                    AGGREGATE         % OF INITIAL
                                             AGGREGATE          % OF TOTAL           CONTRACT         CONTRACT POOL
                                             NUMBER OF           NUMBER OF          PRINCIPAL           PRINCIPAL
TYPE OF OBLIGOR                              CONTRACTS           CONTRACTS           BALANCE             BALANCE
---------------                              ---------           ---------           -------             -------
Manufacturing......................
Service Organizations..............
Retail & Wholesale.................
Transportation.....................
Professional.......................
Financial Services.................
Manufacturing &
   Construction....................
Machine tools......................
Medical............................
Resources..........................
Government.........................
Print Center.......................
Other, including $__________
   as the largest and $_______
   as the average principal
   balance.........................

     Total.........................                                   100.00%     $                             100.00%
                                         ===============              ======      ==================            ======


The sponsor does not believe that any other industry accounts for more than 5.00% of the contract pool principal balance. However, the depositor has not analyzed the contracts included in the category "Other" in the above table to determine whether or not the contracts could be grouped into some other more specific industry category.

                                                  OBLIGOR CONCENTRATION


                                                                          AGGREGATE
                                                AGGREGATE                  CONTRACT                % OF INITIAL
     OBLIGORS (INCLUDING CONTRACTS              NUMBER OF                 PRINCIPAL               CONTRACT POOL
        SECURING VENDOR LOANS)                  CONTRACTS                  BALANCE              PRINCIPAL BALANCE
        ----------------------                  ---------                  -------              -----------------
Top 5..............................               _____                   $________                  ______%


STATISTICS RELATING TO DELINQUENCIES AND DEFAULTS

          The following table shows contract delinquency statistics for the originators' portfolios of receivables similar to the contracts, on an aggregate basis, as of December 31 in each of the past five years and as of _______, _____ and _____. The applicable originators used the underwriting standards described in the prospectus under the section titled "THE ORIGINATORS-- UNDERWRITING--" for all of these receivables. For these purposes, a "DELINQUENCY" means that the obligor on the contract has failed to make a required scheduled payment in an amount equal to at least 90% of the required scheduled payment within 60 days of the due date. For these purposes, any payment made by the obligor on a contract subsequent to the required payment date is applied to the earliest payment which was unpaid. These statistics are not necessarily indicative of the future performance of the contracts. The following table is based on the net investment for all contracts originated by ___________________. and the gross receivable for contracts originated by the other originators. Net investment is the sum of all payments plus any expected equipment residual value under a contract discounted to present value using the contract's implicit interest rate. The gross receivable is the undiscounted sum of all payments under a contract.

                             CONTRACT DELINQUENCIES

                                                                           PERCENT OF CONTRACT BALANCES
                                                                              WHICH WERE DELINQUENT
                                                             ------------------------------------------------------
                                               CONTRACT        31 TO 60      61 TO 90        OVER 90
-----------------------------------------      BALANCE           DAYS          DAYS           DAYS          TOTAL
                                               -------           ----          ----           ----          -----
AS OF                                       (IN THOUSANDS)
-----
12/31/____...........................           $________         ______%         _____%         _____%        _____%
12/31/____...........................           $________         ______%         _____%         _____%        _____%
12/31/____...........................           $________         ______%         _____%         _____%        _____%
12/31/____...........................           $________         ______%         _____%         _____%        _____%
12/31/____...........................           $________         ______%         _____%         _____%        _____%

03/31/____...........................           $________         ______%         _____%         _____%        _____%
03/31/____...........................           $________          _____%          ____%         _____%         ____%


                              LOSSES AND RECOVERIES

          The following table shows statistics for gross losses and losses net of recoveries on defaulted contracts within the originators' portfolios of receivables similar to the contracts during the twelve-month period ending December 31 in each of the past five years and the three-month periods ended March 31, _____ and _______. Gross losses means total losses before recoveries measured against the net investment of the contracts, gross of any allowance for losses. Losses net of recoveries means losses after recoveries measured against the net investment of the contracts, gross of any allowance for losses. These statistics are not necessarily indicative of the future performance of the contracts.

                                             AGGREGATE NET           GROSS LOSSES AS A           NET LOSSES AS A
                                             INVESTMENT OF           PERCENTAGE OF NET          PERCENTAGE OF NET
         TWELVE MONTHS ENDED                   CONTRACTS                 INVESTMENT                INVESTMENT
        --------------------                  -----------               ------------              -------------
                                            (IN THOUSANDS)
12/31/___.......................                $________                ______%                       _____%
12/31/___.......................                $________                ______%                       _____%
12/31/___.......................                $________                ______%                       _____%
12/31/___.......................                $________                ______%                       _____%
12/31/____......................                $________                 _____%                       _____%

THREE MONTHS ENDED
-------------------

03/31/__........................                $________                 _____%                       _____%
03/31/__........................                $________                  ____%                       _____%


                       WEIGHTED AVERAGE LIFE OF THE NOTES

          The rate of payments on contracts will directly affect

          o     the rate of note principal payments;

          o     the aggregate amount of each note interest payment; and

          o     the yield to maturity of the notes.

          The payments on the contracts may be in the form of payments scheduled to be made under the terms of the contracts, prepayments or liquidations due to default, casualty and other events which cannot be predicted. _____________ may purchase contracts from the owner trust if the contracts were ineligible for transfer at the time of transfer to the owner trust. Any payments for these reasons, other than scheduled payments may result in distributions to you of amounts which would otherwise have been distributed over the remaining term of the contracts. Each prepayment, liquidation or repurchase of a contract, if the contract is not replaced by the depositor with a comparable substitute contract as described under "THE CONTRACTS -- SUBSTITUTION OF CONTRACTS" in the accompanying prospectus, will shorten the weighted average remaining term of the contracts and the weighted average life of the notes. See "RISK FACTORS -- CONTRACT PREPAYMENTS, INELIGIBILITY OR DEFAULT MAY CAUSE EARLIER REPAYMENT OF THE NOTES THAN YOU EXPECT AND YOU MAY NOT BE ABLE TO FIND INVESTMENTS WITH THE SAME YIELD AS THE NOTES AT THE TIME OF REPAYMENT" in the accompanying prospectus.

          The following chart sets forth the percentage of the initial principal amount of each class of notes which would be outstanding on the distribution dates set forth below assuming the conditional prepayment rates ("CPR") indicated in the chart. This information is hypothetical. The conditional prepayment rate assumes that a fraction of the outstanding contracts is prepaid on each payment date, which implies that each contract in the pool of contracts is equally likely to prepay. This fraction, expressed as a percentage, is annualized to arrive at the conditional prepayment rate for the contracts. The conditional prepayment rate measures prepayments based on the contract pool principal balance, after the payment of all payments scheduled to be made under the terms of the contracts during each collection period. The conditional prepayment rate further assumes that all contracts are the same size and amortize at the same rate. The conditional prepayment rate also assumes that each contract will be either paid as scheduled or prepaid in full. The amounts set forth below are based upon the timely receipt of scheduled monthly contract payments, and assume that:

          o the seller exercises its option to cause a redemption of the notes when the aggregate note principal balance is less than 10% of the initial aggregate discounted contract balance of the contracts, and

          o the closing date for the sale of the contracts to the owner trust is _______, ______.

          These tables are based upon the contract pool principal balance determined using the discount rate of _______%. In addition, it is assumed for the purposes of these tables only, that the owner trust issues the notes in the following initial principal amounts and at the following fixed interest rates:

             CLASS                                   INITIAL PRINCIPAL AMOUNT                INTEREST RATE
             -----                                   ------------------------                -------------
             A-1............................              $___________                             ______%
             A-2............................                   _______                             ______
             A-3............................                    ______                             ______
             A-4............................                    ______                             ______
             A-5............................                    ______                              _____
             B..............................                    ______                             ______
             C..............................                    ______                             ______
             D..............................                    ______                             ______

                       PERCENTAGE OF THE INITIAL PRINCIPAL
                             OF THE CLASS A-1 NOTES
                                                                                       CPR
                       PAYMENT DATE                               0%         6%          9%         12%         18%
                                                           ---------------------------------------------------------------
Closing Date...........................................
_____________..........................................
_____________..........................................
_____________..........................................
____________...........................................
_____________..........................................
____________...........................................
____________...........................................
____________...........................................
____________...........................................
____________...........................................
____________...........................................
____________...........................................
____________...........................................
____________...........................................
____________...........................................
____________...........................................
------------
------------...........................................
------------...........................................
------------...........................................
------------...........................................
-------------..........................................
-------------..........................................
-------------..........................................
-------------..........................................
-------------..........................................
-------------..........................................
-------------..........................................
-------------..........................................
-------------..........................................
-------------..........................................
-------------..........................................
-------------..........................................
-------------..........................................
-------------..........................................
-------------..........................................
-------------..........................................
-------------..........................................
-------------..........................................
-------------..........................................
-------------..........................................
-------------..........................................
-------------..........................................
-------------..........................................
--------------.........................................
---------------........................................
-------------..........................................
--------------.........................................
---------------........................................
----------.............................................
Weighted Average Life To Call (in years................
Weighted Average Life To Maturity (in years)...........


                       PERCENTAGE OF THE INITIAL PRINCIPAL
                             OF THE CLASS A-2 NOTES
                                                                                       CPR
                       PAYMENT DATE                               0%         6%          9%         12%         18%
                       ------------                               --         --          --         ---         ---
Closing Date...........................................
________________.......................................
_________________......................................
___________________....................................
___________________....................................
_______________........................................
__________________.....................................
___________________....................................
_________________......................................
___________________....................................
__________________.....................................
_____________________..................................
_______________........................................
___________________....................................
_________________......................................
____________...........................................
_________________......................................
_____________________..................................
__________________.....................................
________________.......................................
___________________....................................
________________.......................................
______________.........................................
_________________......................................
______________.........................................
________________.......................................
_____________..........................................
_________________......................................
_________________......................................
_____________________..................................
_______________________................................
____________________...................................
_________________......................................
______________.........................................
_________________......................................
______________.........................................
_________________......................................
______________.........................................
_________________......................................
______________.........................................
______________.........................................
____________...........................................
______________.........................................
_________________......................................
_____________..........................................
________________.......................................
_____________..........................................
____________...........................................
_________________......................................
_____________..........................................
----------
Weighted Average Life To Call (in years)...............
Weighted Average Life To Maturity (in years)...........


                       PERCENTAGE OF THE INITIAL PRINCIPAL
                             OF THE CLASS A-3 NOTES

                                                                                       CPR
                                                             --------------------------------------------------------

                       PAYMENT DATE                               0%         6%          9%         12%         18%
                       ------------                               --         --          --         ---         ---
Closing Date...........................................
_________________......................................
________________.......................................
______________.........................................
______________.........................................
____________...........................................
____________...........................................
_______________........................................
____________...........................................
____________...........................................
______________.........................................
______________.........................................
____________...........................................
_______________........................................
_________________......................................
_______________........................................
_____________..........................................
________________.......................................
________________.......................................
_________________......................................
___________________....................................
________________.......................................
______________.........................................
____________...........................................
_______________........................................
_________________......................................
_______________........................................
___________________....................................
________________.......................................
__________________.....................................
______________.........................................
________________.......................................
______________.........................................
_________________......................................
______________.........................................
______________.........................................
_____________..........................................
________________.......................................
______________.........................................
________________.......................................
_________________......................................
____________________...................................
________________.......................................
_______________........................................
_________________......................................
__________________.....................................
_______________........................................
________________.......................................
______________.........................................
__________________.....................................
---------
Weighted Average Life To Call (in years)...............
Weighted Average Life To Maturity (in years)...........

                       PERCENTAGE OF THE INITIAL PRINCIPAL
                             OF THE CLASS A-4 NOTES

                                                                                       CPR
                                                             --------------------------------------------------------

                       PAYMENT DATE                               0%         6%          9%         12%         18%
                       ------------                               --         --          --         ---         ---
Closing Date...........................................
_________________......................................
________________.......................................
______________.........................................
______________.........................................
____________...........................................
____________...........................................
_______________........................................
____________...........................................
____________...........................................
______________.........................................
______________.........................................
____________...........................................
_______________........................................
_________________......................................
_______________........................................
_____________..........................................
________________.......................................
________________.......................................
_________________......................................
___________________....................................
________________.......................................
______________.........................................
____________...........................................
_______________........................................
_________________......................................
_______________........................................
___________________....................................
________________.......................................
__________________.....................................
______________.........................................
________________.......................................
______________.........................................
_________________......................................
______________.........................................
______________.........................................
_____________..........................................
________________.......................................
______________.........................................
________________.......................................
_________________......................................
____________________...................................
________________.......................................
_______________........................................
_________________......................................
__________________.....................................
_______________........................................
________________.......................................
______________.........................................
__________________.....................................
---------
Weighted Average Life To Call (in years)...............
Weighted Average Life To Maturity (in years)...........

                       PERCENTAGE OF THE INITIAL PRINCIPAL
                             OF THE CLASS A-5 NOTES
                                                                                       CPR
                                                             --------------------------------------------------------

                       PAYMENT DATE                               0%         6%          9%         12%         18%
                       ------------                               --         --          --         ---         ---
Closing Date...........................................
_________________......................................
________________.......................................
______________.........................................
______________.........................................
____________...........................................
____________...........................................
_______________........................................
____________...........................................
____________...........................................
______________.........................................
______________.........................................
____________...........................................
_______________........................................
_________________......................................
_______________........................................
_____________..........................................
________________.......................................
________________.......................................
_________________......................................
___________________....................................
________________.......................................
______________.........................................
____________...........................................
_______________........................................
_________________......................................
_______________........................................
___________________....................................
________________.......................................
__________________.....................................
______________.........................................
________________.......................................
______________.........................................
_________________......................................
______________.........................................
______________.........................................
_____________..........................................
________________.......................................
______________.........................................
________________.......................................
_________________......................................
____________________...................................
________________.......................................
_______________........................................
_________________......................................
__________________.....................................
_______________........................................
________________.......................................
______________.........................................
__________________.....................................
---------
Weighted Average Life To Call (in years)...............
Weighted Average Life To Maturity (in years)...........

                       PERCENTAGE OF THE INITIAL PRINCIPAL
                              OF THE CLASS B NOTES
                                                                                       CPR
                                                             --------------------------------------------------------

                       PAYMENT DATE                               0%         6%          9%         12%         18%
                       ------------                               --         --          --         ---         ---
Closing Date...........................................
_________________......................................
________________.......................................
______________.........................................
______________.........................................
____________...........................................
____________...........................................
_______________........................................
____________...........................................
____________...........................................
______________.........................................
______________.........................................
____________...........................................
_______________........................................
_________________......................................
_______________........................................
_____________..........................................
________________.......................................
________________.......................................
_________________......................................
___________________....................................
________________.......................................
______________.........................................
____________...........................................
_______________........................................
_________________......................................
_______________........................................
___________________....................................
________________.......................................
__________________.....................................
______________.........................................
________________.......................................
______________.........................................
_________________......................................
______________.........................................
______________.........................................
_____________..........................................
________________.......................................
______________.........................................
________________.......................................
_________________......................................
____________________...................................
________________.......................................
_______________........................................
_________________......................................
__________________.....................................
_______________........................................
________________.......................................
______________.........................................
__________________.....................................
---------
Weighted Average Life To Call (in years)...............
Weighted Average Life To Maturity (in years)...........


                       PERCENTAGE OF THE INITIAL PRINCIPAL
                              OF THE CLASS C NOTES

                                                                                       CPR
                                                             --------------------------------------------------------

                       PAYMENT DATE                               0%         6%          9%         12%         18%
                       ------------                               --         --          --         ---         ---
Closing Date...........................................
_________________......................................
________________.......................................
______________.........................................
______________.........................................
____________...........................................
____________...........................................
_______________........................................
____________...........................................
____________...........................................
______________.........................................
______________.........................................
____________...........................................
_______________........................................
_________________......................................
_______________........................................
_____________..........................................
________________.......................................
________________.......................................
_________________......................................
___________________....................................
________________.......................................
______________.........................................
____________...........................................
_______________........................................
_________________......................................
_______________........................................
___________________....................................
________________.......................................
__________________.....................................
______________.........................................
________________.......................................
______________.........................................
_________________......................................
______________.........................................
______________.........................................
_____________..........................................
________________.......................................
______________.........................................
________________.......................................
_________________......................................
____________________...................................
________________.......................................
_______________........................................
_________________......................................
__________________.....................................
_______________........................................
________________.......................................
______________.........................................
__________________.....................................
---------
Weighted Average Life To Call (in years)...............
Weighted Average Life To Maturity (in years)...........

DESCRIPTION OF THE NOTES AND INDENTURE

          This section adds to the information in the accompanying prospectus under the caption "DESCRIPTION OF THE NOTES AND INDENTURE." However, as these statements are only summaries, you should read the pooling and servicing agreement and the indenture. The sponsor filed the forms of these documents as exhibits to the registration statement it filed with the Securities and Exchange Commission for the notes.

          The notes will be issued under an indenture between the owner trust and the indenture trustee.

          The owner trust will issue eight classes of notes, consisting of five classes of senior notes, designated as the

               o    Class A-1 Notes,

               o    Class A-2 Notes,

               o    Class A-3 Notes,

               o    Class A-4 Notes and

               o    Class A-5 Notes.

These are referred to in this document as "Class A Notes." The owner trust will also issue three classes of subordinate notes, designated as the Class B Notes, the Class C Notes and the Class D Notes. The Class B, Class C and Class D Notes are the "Subordinate Classes."

          Investors may purchase the notes in book-entry form in minimum denominations of $1,000 and in integral multiples of $1 in excess of $1,000. Each class will initially be represented by one or more notes registered in the name of the nominee of The Depository Trust Company. The owner trustee will pay note interest and principal on the 20th day of each month, or, if not a business day, the next succeeding business day, commencing in __________ _____, to registered noteholders as of the related record date. So long as the notes remain in book-entry form, the record date for any payment date will be the business day immediately preceding the payment date. If the notes are no longer in book-entry form, the record date will be the last business day of the month immediately preceding the payment date. However, the owner trust will make the final payment on the notes only upon presentation and surrender of the notes to the indenture trustee. The owner trust will make all payments on the notes in immediately available funds. See "DESCRIPTION OF THE NOTES AND INDENTURE -- BOOK-ENTRY REGISTRATION" in the accompanying prospectus.

DISTRIBUTIONS

          The owner trust will pay note principal and interest on each payment date from the "Available Pledged Revenues" for the payment date, as well as amounts permitted to be withdrawn from the cash collateral account. See "--CASH COLLATERAL ACCOUNT" below. The "Available Pledged Revenues" as of any payment date are the sum of

          (a) the following amounts on deposit in the collection account which the owner trust received during the related collection period

               (1)  scheduled contract payments, except payments in respect of

                    o    taxes,

                    o    insurance premium reimbursements,

                    o    security deposits,

                    o    late charges,

                    o    documentation fees,

                    o    extension fees,

                    o    administrative charges or,

                    o    maintenance premiums,

               (2)  prepayments of contracts, and

               (3)  proceeds of liquidating defaulted contracts,

          (b) the purchase price paid by the seller in repurchasing ineligible contracts from the owner trust,

          (c) the amounts that the seller paid to purchase the contracts in exercise of its option to do so when the aggregate note principal amount is reduced to less than 10% of the initial contract pool principal balance and that were on deposit in the collection account as of the business day before the payment date,

          (d) investment earnings on amounts held in the collection or note distribution account and

          (e) to the extent necessary to pay interest, amounts of the type described in (a) above that the owner trust received after the end of the related collection period.

          However, Available Pledged Revenues do not include any amount allocable to the depositor as representing the residual value of equipment subject to a lease, except to the extent that the end-user or a vendor guaranteed the equipment residual value.

          On each payment date, the servicer will direct the indenture trustee to apply Available Pledged Revenues to the following payments in the following order of priority:

          (1)  reimbursement of servicer advances;

          (2)  the servicing fee;

          (3)  interest on the notes in the following order of priority:

               (a) interest on the Class A-1, A-2, A-3, A-4, and A-5 Notes, including any overdue interest, allocated pro rata based on the respective principal amounts of the Class A-1, A-2, A-3, A-4 and A-5 Notes,

               (b) interest on the Class B Notes, including any overdue interest,

               (c) interest on the Class C Notes, including any overdue interest,

               (d) interest on the Class D Notes, including any overdue interest,

          (4) principal on the notes in the amounts and priority described under "PRINCIPAL" below;

          (5) any amount necessary to increase the cash collateral account balance to its required level;

          (6)  amounts payable in connection with the cash collateral account;

          (7) any shortfall in the payment of interest on the Class A-3 Notes due to the failure of the swap counterparty to pay amounts owed to the owner trust under the swap agreement, together with interest on the shortfall; and

          (8)  any remainder to the holder of the equity certificate.

The owner trust is to make payments first from the Available Pledged Revenues, and second, but only as to amounts described in clauses (3) and (4) immediately above, from amounts permitted to be withdrawn from the cash collateral account as described under "CASH COLLATERAL ACCOUNT" below. For purposes of the above allocation of Available Pledged Revenues in respect of interest, the Class A-3 interest rate will be assumed to be the assumed fixed rate of __________% determined in connection with the swap agreement.

INTEREST

          The priorities of interest payments are set forth under "DISTRIBUTIONS" above.

          The owner trust will pay interest on each class of notes from and including the closing date to but excluding _________, ______, and after that date for each successive interest period. Interest on the Class A-1 and A-3 Notes will be computed on the basis of the actual number of days elapsed and a 360-day year. Interest on the other classes of notes will be computed on the basis of a 360-day year comprised of twelve 30-day months.

          The rates for classes other than Class A-3 are set forth on the cover page of this prospectus supplement. The Class A-3 interest rate shall be the one-month London interbank offered rate, referred to as One-Month LIBOR, plus ______%.

          One-Month LIBOR means as of any LIBOR Determination Date and with respect to the related interest period, the rate of interest per annum equal to the London interbank offered rate for deposits in U.S. dollars having a maturity of one month which appears on Telerate Page 3750 as of 11:00 a.m., London time, on the LIBOR Determination Date. If the rate does not appear on Telerate Page 3750, One-Month LIBOR for the LIBOR Determination Date will be determined on the basis of the rates at which deposits in U.S. dollars having a maturity of one month and in a principal amount of not less than U.S. $1,000,000, are offered at approximately 11:00 a.m., London time, on the LIBOR Determination Date to prime banks in the London interbank market by the Reference Banks. The servicer will request the principal London office of each of the Reference Banks to provide a quotation of its rate to the indenture trustee. If at least two quotations are provided, One-Month LIBOR will be the arithmetic mean, rounded upwards, if necessary, to the nearest .01%, of the offered rates. If fewer than two quotations are provided, One-Month LIBOR will be the arithmetic mean, rounded upwards, if necessary to the nearest .01%, of the rates quoted at approximately 11:00 a.m., New York City time, on the LIBOR Determination Date to the indenture trustee by three major banks in New York, New York, selected by the servicer, for loans in United States dollars to leading European banks having a maturity of one month and in a principal amount of not less than U.S. $1,000,000. However, if those banks do not quote a rate to the indenture trustee as described in this sentence, One-Month LIBOR will be the One-Month LIBOR in effect for the immediately preceding interest period.

          LIBOR Determination Date means for the interest period from and including the closing date to but excluding ________________- the second business day preceding the closing date for the sale of the notes, and for each subsequent interest period the second business day preceding the interest period. For purposes of computing One-Month LIBOR, a business day is any business day on which dealings in deposits in United States dollars are transacted in the London interbank market.

          Telerate Page 3750 means the display page so designated on the Dow Jones Telerate Service, or another page replacing that page on that service for the purpose of displaying comparable rates or prices.

          Reference Banks means four leading banks, selected by the servicer, engaged in transactions in Eurodollar deposits in the international Eurocurrency market and having an established place of business in London.

          If on any payment date, the owner trust does not have sufficient funds, after payment of servicer advances and the servicing fee, to make a full payment of interest on any class of notes, the amount of the shortfall will be carried forward and, together with interest on the shortfall amount at the applicable interest rate for that class, added to the amount of interest the affected class of noteholders will be entitled to receive on the next payment date.

PRINCIPAL

          This section gives only an overview of how the owner trust will pay principal. The sponsor recommends that you read this section in connection with the more detailed terms set forth in the pooling and servicing agreement included as an exhibit to the registration statement filed with the Securities and Exchange Commission for the notes.

  OVERVIEW OF PRINCIPAL DISTRIBUTIONS

          The principal required to be paid on the notes on each payment date will be the amount necessary to pay the notes down so that their aggregate principal balance equals the contract pool principal balance as of the last day of the prior month. This amount will be allocated among the various classes of notes according to the priorities described in this section.

          For so long as the Class A-1 Notes are outstanding, 100% of the principal will be allocated between the Class A-1 Notes and the Class A-5 Notes. After the Class A-1 note principal balance has been paid to zero, the principal will be allocated:

               first, among the Class A Notes as a group, between the Class
               A-5 Notes on one hand and the Class A-2, Class A-3 and Class A-4 Notes, on the other hand, sequentially in that order, then again to the Class A-5 Notes;

               second, to the Class B Notes;

               third, to the Class C Notes; and

               fourth, to the Class D Notes

          Subject to the operation of the floors for each of the Subordinate Classes, after the payment date on which the the Class A-1 note principal amount has been paid to zero, the owner trust will pay principal proportionately, among the Class A Notes as a group, the Class B Notes, the Class C Notes and the Class D Notes, in the priorities listed above. However, the principal paydown rules incorporate a concept of a floor on each class of the Subordinate Classes, which means that the Subordinate Classes, for so long as any notes senior to that class are outstanding, cannot be paid an amount of principal which would reduce that Subordinate Class below its floor principal amount. If a Subordinate Class is at its floor level, that Subordinate Class is "locked out" from receiving further principal payments, with the additional effect of reallocating the principal that would otherwise have been paid to that Subordinate Class to the most senior class then outstanding. The levels of the floors are not static, but are subject to increase if the owner trust experiences contract pool losses that cannot be funded from the current period's Available Pledged Revenues or the cash collateral account. This increase in the level of the floors tends to "lock out" the Subordinate Classes earlier, which accelerates the payment of the reallocated principal to the senior classes. If unfunded losses become severe and the cash collateral account is depleted, the unfunded loss amount could be so large that the principal paydown rules result in a sequential-pay senior subordinated structure among the various note classes, with no principal being paid to a Subordinate Class unless the note principal amount of each class senior to it has been paid in full. The floors operate both before and after an event of default.

          BEFORE AN EVENT OF DEFAULT

          This chart summarizes how principal will be paid on the notes before any event of default. The section headed "Definitions Concerning Principal Payments" below defines various terms relating to the payment of principal.

-------------------- ----------------------------------------------------------
       CLASS                           PRINCIPAL PAYMENTS
-------------------- ----------------------------------------------------------
Class A-1           o    Begins receiving principal on first payment date

                    o    Receives ________-% of Total Principal Payment Amount
                         until paid in full, but will receive 100% of the Total
                         Principal Payment Amount if any of its principal is
                         outstanding after its stated maturity date until paid
                         in full
-------------------- ----------------------------------------------------------
Class A-2           o    Begins receiving principal once Class A-1 is paid in
                         full
                    o    Receives the Class A Principal Payment Amount reduced
                         by any amount paid to Class A-5, until Class A-2 is
                         paid in full, but will receive 100% of the Class A
                         Principal Payment Amount if any of its principal is
                         outstanding after its stated maturity date, until paid
                         in full
                    o    May also receive principal payments reallocated away
                         from the Subordinate Classes through the operation of
                         the floors
-------------------- ----------------------------------------------------------
Class A-3           o    Begins receiving principal once Class A-2 is paid in
                         full
                    o    Receives the Class A Principal Payment Amount reduced
                         by any amount paid to Class A-5, until Class A-3 is
                         paid in full, but will receive 100% of the Class A
                         Principal Payment Amount if any of its principal is
                         outstanding after its stated maturity date, until paid
                         in full
                    o    May also receive principal payments reallocated away
                         from the Subordinate Classes through the operation of
                         the floors
-------------------- ----------------------------------------------------------
Class A-4           o    Begins receiving principal once Class A-3 is paid in
                         full
                    o    Receives the Class A Principal Payment Amount reduced
                         by any amount paid to Class A-5, until Class A-4 is
                         paid in full, but will receive 100% of the Class A
                         Principal Payment Amount if any of its principal is
                         outstanding after its stated maturity date, until paid
                         in full
                    o    May also receive principal payments reallocated away
                         from the Subordinate Classes through the operation of
                         the floors
-------------------- ----------------------------------------------------------
Class A-5           o    Begins receiving principal on first payment date
                    o    Receives ______% of the Total Principal Payment Amount
                         until Class A-1 is paid in full and the same percentage
                         after Class A-1 is paid in full until Class A-4 is paid
                         in full but only to the extent of the Class A Principal
                         Payment Amount
                    o    Once Class A-4 is paid in full, Class A-5 receives 100%
                         of the Class A Principal Payment Amount until paid in
                         full
                    o    May also receive principal payments reallocated away
                         from the Subordinate Classes through the operation of
                         the floors
-------------------- ----------------------------------------------------------

Class B             o    Begins receiving principal once Class A-1 is paid in
                         full
                    o    Receives the Class B Principal Payment Amount until
                         paid in full
                    o    Through the operation of its floor, Class B's principal
                         payments are subject to reallocation for the benefit of
                         Class A
                    o    May also receive principal payments reallocated away
                         from Class C and Class D through the operation of the
                         floors
-------------------- ----------------------------------------------------------
Class C             o    Begins receiving principal once Class A-1 is paid in
                         full
                    o    Receives the Class C Principal Payment Amount until
                         paid in full
                    o    Through the operation of its floor, Class C's principal
                         payments are subject to reallocation for the benefit of
                         Class A and Class B
                    o    May also receive principal payments reallocated away
                         from Class D through the operation of the floors
-------------------- ----------------------------------------------------------
Class D             o    Begins receiving principal once Class A-1 is paid in
                         full
                    o    Receives the Class D Principal Payment Amount until
                         paid in full
                    o    Through the operation of its floor, Class D's principal
                         payments are subject to re-allocation for the benefit
                         of Class A, Class B and Class C
-------------------- ----------------------------------------------------------

DETAILED PRINCIPAL DISTRIBUTION RULES

          The priority of principal payments will be in the following order:

          (1) prior to the payment date on which the Class A-1 Note principal amount has been reduced to zero, the Class A Principal Payment Amount will be equal to the Total Principal Payment Amount and will be allocated ______% to the Class A-1 Notes and ______% to the Class A-5 Notes. However, if the Class A-1 Notes have not been paid to zero by their stated maturity date, 100% of the Class A Principal Payment Amount will be paid to the Class A-1 Notes on their stated maturity date and on each subsequent payment date until their note principal amount is zero;

          (2) on and after the payment date on which the Class A-1 principal amount has been reduced to zero, and disregarding the amount that must first be applied to reduce the Class A-1 principal amount to zero, the Total Principal Payment Amount will be allocated among the various classes in the following order of priority:

               (a) the Class A Principal Payment Amount to the Class A noteholders, allocated as follows:

                    (1) ______% of the Total Principal Payment Amount, but in no event greater than the Class A Principal Payment Amount, to the Class A-5 noteholders, and

                    (2) the Class A Principal Payment Amount reduced by any payments to the Class A-5 noteholders under clause
                         (2)(a)(1) to the Class A-2 noteholders until the Class A-2 principal amount equals zero, then to the Class A-3 noteholders until the Class A-3 principal amount equals zero, then to the Class A-4 noteholders until the Class A-4 principal amount equals zero and then to the Class A-5 noteholders until the Class A-5 principal amount equals zero;

                    However, if the Class A-2, Class A-3 or Class A-4 Notes have not been paid to zero by their respective stated maturity dates, 100% of the Class A Principal Payment Amount will be paid to that class on its stated maturity date and on each subsequent payment date until its note principal amount is zero;

               (b) the Class B Principal Payment Amount to the Class B noteholders;

               (c) the Class C Principal Payment Amount to the Class C noteholders;

               (d) the Class D Principal Payment Amount to the Class D noteholders; and

               (e) any Reallocated Principal, sequentially to the Class A-2, Class A-3, Class A-4, Class A-5, Class B, Class C and Class D Notes.

PRINCIPAL DISTRIBUTIONS AFTER AN EVENT OF DEFAULT

          After an event of default occurs, all principal distributions among the classes will be made as follows:

----------------------- ----------------------------------------------------------------------------------------------
        CLASS                                                PRINCIPAL PAYMENTS
----------------------- ----------------------------------------------------------------------------------------------
Class A-1               100% of the Class A Principal Payment Amount until paid in full
----------------------- ----------------------------------------------------------------------------------------------
Class A-2               100% of the Class A Principal Payment Amount until paid in full
----------------------- ----------------------------------------------------------------------------------------------
Class A-3               100% of the Class A Principal Payment Amount until paid in full
----------------------- ----------------------------------------------------------------------------------------------
Class A-4               100% of the Class A Principal Payment Amount until paid in full
----------------------- ----------------------------------------------------------------------------------------------
Class A-5               100% of the Class A Principal Payment Amount until paid in full
----------------------- ----------------------------------------------------------------------------------------------
Class B                 100% of the Class B Principal Payment Amount until paid in full
----------------------- ----------------------------------------------------------------------------------------------
Class C                 100% of the Class C Principal Payment Amount until paid in full
----------------------- ----------------------------------------------------------------------------------------------
Class D                 100% of the Class D Principal Payment Amount until paid in full
----------------------- ----------------------------------------------------------------------------------------------


          The principles described above in the sections labelled
"PRINCIPAL--OVERVIEW OF PRINCIPAL DISTRIBUTIONS," "--BEFORE AN EVENT OF DEFAULT" and "DETAILED PRINCIPAL DISTRIBUTION RULES" will also apply after an event of default except that the allocations between Class A-5, on the one hand, and the other classes of Class A Notes, on the other hand, as described in those sections, will not apply after an event of default.

          Also, any Reallocated Principal will be allocated sequentially to the Class A-1, A-2, A-3, A-4, A-5, B, C and D noteholders in that order.

DEFINITIONS CONCERNING PRINCIPAL PAYMENTS

          The CLASS A BASE PRINCIPAL PAYMENT AMOUNT is:

          (1) as to any payment date until the payment date on which the Class A-1 principal amount equals zero, 100% of the Total Principal Payment Amount; and

          (2) for any subsequent payment date, and disregarding any amount first used on the payment date on which the Class A-1 principal amount is paid to zero, the excess of:

               (x) the sum of the Class A-2, A-3, A-4 and A-5 notes principal amounts over

               (y)  the Class A Target Principal Amount;

          However, the Class A Principal Payment Amount may not exceed the Class A principal balance.

          The CLASS A PERCENTAGE will be approximately ________%.

          The CLASS A TARGET PRINCIPAL AMOUNT for any payment date will be the product of (a) the Class A Percentage and (b) the contract pool principal balance as of the last day of the collection period immediately preceding the payment date.

          The CLASS A PRINCIPAL PAYMENT AMOUNT is the sum of the Class A Base Principal Payment Amount plus the Class A Principal Shortfall Amount.

          The CLASS A PRINCIPAL SHORTFALL AMOUNT means, for any payment date that is the stated maturity date for a class of Class A Notes and any subsequent payment date until that class' principal amount is zero, the excess of (a) sum of the principal amount of that class, plus, until the Class A-4 principal amount has been reduced to zero, _______% of the Total Principal Payment Amount, over (b) the Total Principal Payment Amount.

          The CLASS B FLOOR for any payment date will equal:

          (1)  ______% of the initial contract pool principal balance, plus

          (2) the Unfunded Loss Amount, if any, for that payment date, minus,

          (3) the sum of the Class C principal amount, and the Class D principal amount, prior to giving effect to any payments of principal on the Class C or D Notes on that payment date, and the amount on deposit in the cash collateral account after giving effect to withdrawals to be made on the payment date.

However, the Class B Floor may not be greater than the Class B principal amount or less than zero.

          The CLASS B PERCENTAGE will be approximately ________%.

          The CLASS B PRINCIPAL PAYMENT AMOUNT will equal

               (1) zero until the payment date on which the Class A-1 principal amount equals zero; and

               (2)  for any subsequent payment date the excess, if any, of:

                    (a)  the Class B principal amount over

                    (b)  the greater of

                    (x)  the Class B Target Principal Amount and

                    (y)  the Class B Floor.

          However, the Class B Principal Payment Amount may not exceed the Class B principal amount.

          The CLASS B TARGET PRINCIPAL AMOUNT for any payment date will be the product of (a) the Class B Percentage and (b) the contract pool principal balance as of the last day of the collection period immediately preceding the payment date.

          The CLASS C FLOOR for any payment date will equal:

          (1) ______% of the initial contract pool principal balance, plus

          (2) the Unfunded Loss Amount, if any, for the payment date, minus

          (3) the sum of the Class D principal amount, prior to giving effect to any payments of principal on the Class D Notes on the payment date, and the amount on deposit in the cash collateral account after giving effect to withdrawals to be made on the payment date.

However, the Class C Floor may not be greater than the Class C principal amount or less than zero. Furthermore, if the Class B principal amount immediately prior to any payment date is less than or equal to the Class B Floor for that payment date, the Class C Floor for that payment date will equal the Class C principal amount immediately prior to that payment date.

          The CLASS C PERCENTAGE will be approximately _______%.

          The CLASS C PRINCIPAL PAYMENT AMOUNT will equal

               (1) zero until the payment date on which the Class A-1 principal amount equals zero; and

               (2)  for any subsequent payment date, the excess, if any, of:

                    (a)  the Class C principal amount over

                    (b)  the greater of

                        (x)  the Class C Target Principal Amount and

                        (y)  the Class C Floor.

          However, the Class C Principal Payment Amount may not exceed the Class C principal amount.

          The CLASS C TARGET PRINCIPAL AMOUNT for any payment date will be the product of (a) the Class C Percentage and (b) the contract pool principal balance as of the last day of the collection period immediately preceding the payment date.

          The CLASS D FLOOR for any payment date will equal:

          (1) _______% of the initial contract pool principal balance, plus

          (2) the Unfunded Loss Amount, if any, for the payment date, minus,

          (3) the amount on deposit in the cash collateral account after giving effect to withdrawals to be made on the payment date.

However, the Class D Floor may not be greater than the Class D principal amount or less than zero. Furthermore, if the Class C principal amount on any payment date is less than or equal to the Class C Floor on that payment date, the Class D Floor for that payment date will equal the Class D principal amount immediately prior to that payment date.

          The CLASS D PERCENTAGE will be approximately _______%.

          The CLASS D PRINCIPAL PAYMENT AMOUNT will equal:

          (1) zero until the payment date on which the Class A-1 principal amount equals zero; and

          (2)  for any subsequent payment date, the excess, if any, of:

               (a)  the Class D principal amount minus

               (b)  the greater of

                    (x)  the Class D Target Principal Amount and

                    (y)  the Class D Floor.

          However, Class D Principal Payment Amount may not exceed the Class D principal balance.

          The CLASS D TARGET PRINCIPAL AMOUNT for any payment date will be the product of (a) the Class D Percentage and (b) the contract pool principal balance as of the last day of the collection period immediately preceding the payment date.

          The COLLECTION PERIOD for any payment date is the calendar month preceding the month in which the payment date occurs.

          A DEFAULTED CONTRACT as to any collection period is any contract:

          (a) which the servicer has determined is uncollectible in accordance with its credit and collection policies and procedures,

          (b) as to which during the collection period 10% or more of a scheduled payment shall have become delinquent 180 days or more, or

          (c) as to which the end-user has suffered an insolvency event.

          PLEDGED REVENUES means the sum of

          o all scheduled payments on the contracts received on or after the cut-off date;

          o any prepayment received on the contracts on or after the cut-off date;

          o    the purchase amount of any contracts purchased by the seller;

          o the amount paid by the depositor to purchase the contracts under its option to purchase all contracts when the aggregate principal amount of the notes is less than 10% of the initial contract pool principal balance;

          o    the liquidation proceeds received in respect of any contracts;
               and

          o any earnings on the investment of amounts credited to the collection account or the note distribution account.

          However, Pledged Revenues shall not include any amounts received with respect to any residual value of leased equipment except to the extent guaranteed by a vendor or end-user.

          PRINCIPAL AMOUNT means, when used with respect to a class of notes, the initial principal balance of the class set forth on the cover page of this prospectus supplement, less the sum of all distributions previously made to the class and all amounts held on deposit for payment to that class in respect of principal.

          The REALLOCATED PRINCIPAL for any payment date will equal the excess, if any, of (1) the Total Principal Payment Amount, over (2) the sum of the Class A Principal Payment Amount, the Class B Principal Payment Amount, the Class C Principal Payment Amount and the Class D Principal Payment Amount.

          The RELATED COLLECTION PERIOD PLEDGED REVENUE means as to any payment date, the amount of Pledged Revenues in the collection account as of the business day preceding the payment date which were received by the depositor during the related collection period, including all liquidation proceeds as to Defaulted Contracts, but not including the residual value of leased equipment except to the extent guaranteed by a vendor or end-user.

          The REQUIRED PAYOFF AMOUNT as to a collection period for any contract is the sum of

          (1) the scheduled payment due in that collection period plus any scheduled payments not received that were due in prior collection periods and

          (2) the contract principal balance determined as if the scheduled payment due in that collection period had been received.

          The TOTAL PRINCIPAL PAYMENT AMOUNT for any payment date is the excess of (x) the aggregate note principal amount immediately prior to that payment date over (y) the contract pool principal balance as of the last day of the collection period immediately preceding the payment date. For this purpose, the contract pool principal balance will be deemed to be zero on any payment date on which the contract pool principal balance is less than $10,000,000. The contract principal balance of any contract which became a defaulted contract during a given collection period or which was a contract subject to a warranty claim which the depositor was obligated to purchase as of the end of a given collection period will, for purposes of computing the Total Principal Payment Amount and the requisite amount for the cash collateral account, be deemed to be zero on and after the last day of the collection period.

          The UNFUNDED LOSS AMOUNT for any payment date will equal any excess of:

               (a)  the remainder of

                    (1) the aggregate note principal amount, prior to giving effect to the payment of principal on the notes on the payment date, minus

                    (2)  the lesser of

                        (A) the contract pool principal balance as of the last day of the collection period immediately preceding the preceding payment date, minus the contract pool principal balance as of the last day of the collection period immediately preceding the payment date, or

                        (B) the Related Collection Period Pledged Revenue remaining after payment of amounts owing to the servicer and note interest on the payment date plus any withdrawal from the cash collateral account for payment of note principal on the payment date, over

               (b) the Required Payoff Amount for all contracts as of the end of the related collection period.

CLASS A-3 SWAP AGREEMENT

          The owner trust will enter into a swap agreement with ________________________as swap counterparty for the sole benefit of the Class A-3 Notes. Under the swap agreement, the swap counterparty's payments will be calculated at the Class A-3 Note interest rate and the owner trust's payments will be calculated at an assumed fixed rate of ______%. To the extent that on any payment date interest calculated at the Class A-3 Note interest rate exceeds interest calculated at the assumed fixed rate:

               o the swap counterparty will be obligated to pay an amount equal to the excess to the owner trust,

               o the payment will constitute a portion of the Available Pledged Revenues, but only in respect of the Class A-3 Notes, and

               o the Class A-3 Notes will be dependent upon the payment for receipt of the interest to the extent of the excess.

Likewise, under the swap agreement to the extent that interest calculated at the assumed fixed rate exceeds interest calculated at the Class A-3 Note interest rate,

               o the owner trust will be obligated to pay an amount equal to the excess to the swap counterparty, and

               o the payment will have the same priority, in terms of application of the Available Pledged Revenues, as payment of interest on the Class A-3 Notes.

          Any shortfall in the payment of interest on the Class A-3 Notes due entirely to the failure of the swap counterparty to make a required payment under the swap agreement will not constitute an event of default under the indenture. Except to the extent the amount available on any payment date exceeds the amount necessary to pay the servicing fee, all interest and principal payable on the notes, with Class A-3 Note interest being calculated at the assumed fixed rate for this purpose, and all amounts payable in connection with the cash collateral account, no amounts in addition to those available under the swap agreement will be available under the indenture to make up the shortfall. The only remedies in these circumstances will be those available to the owner trust under the swap agreement.

          As a general matter, the obligations of the swap counterparty under the swap agreement are unsecured. However, if the swap counterparty's long-term unsecured senior debt ceases to be rated at a level acceptable to ______________ and _____________, the swap counterparty will be obligated either to (a) post collateral or establish other arrangements to secure its obligations under the swap agreement or (b) arrange for a substitute swap counterparty to assume the rights and obligations of the swap counterparty under the swap agreement, in either case so that the ratings of the notes are maintained or, if applicable, restored to their level immediately prior to the downgrading or withdrawal of the swap counterparty's debt. If the swap counterparty fails to take either of these actions, the owner trust will be entitled to terminate the swap agreement and to claim from the swap counterparty the cost of obtaining a replacement swap agreement from a swap counterparty satisfactory to the note rating agencies. The Class A-3 noteholders bear the risk of any failure by the swap counterparty to take the actions required of it and the risk of any inability of the owner trust to obtain a replacement swap agreement.

          The swap counterparty currently has an "______" long-term unsecured senior debt credit rating from _________ and an "______" long-term unsecured senior debt credit rating from ________.

OPTIONAL PURCHASE OF CLASS A-5 NOTES

          The depositor may purchase all of the Class A-5 Notes, on any payment date. The purchase price shall be equal to the Class A-5 principal amount plus a premium equal to the excess, discounted as described below, of (1) the scheduled future interest payments on the Class A-5 Notes, over (2) the interest that would have accrued on the Class A-5 Notes over the same period at a per annum rate of interest equal to _____% plus the bond equivalent yield to maturity on the fifth business day preceding that payment date on a United States Treasury security maturing on a date closest to the end of the remaining weighted average life of the Class A-5 Notes. That excess shall be discounted to present value to the payment date at the yield described in clause (2) above. For purposes of this paragraph only, the depositor will determine (1) the Class A-5 principal amount upon which interest will be deemed to accrue, and (2) the weighted average remaining life of the Class A-5 Notes, based upon the amortization of the contract pool principal balance remaining at the payment date at a conditional prepayment rate of _____%. The depositor will pay the holders of record on the related record date interest payable on the Class A-5 Notes on the payment date in the ordinary manner. Following purchase, the owner trust will not retire the Class A-5 Notes, but will, after the authentication and issuance of replacement notes to the depositor, continue to treat them as being entitled to interest and principal payments on each payment date in the manner described above. Following the giving of proper notice of purchase, all holders of Class A-5 Notes must surrender them for purchase on the relevant purchase date. Effective on the purchase date, the owner trust will not treat the former holders of the Class A-5 Notes as the holders of the notes except for purposes of their right to be paid the purchase price.

CASH COLLATERAL ACCOUNT

          The indenture trustee will establish the cash collateral account on or prior to the closing date. It will be available to the indenture trustee for the benefit of the noteholders. The depositor will initially fund the cash collateral account in the amount of $_______ (______% of initial contract pool principal balance), which may include proceeds of loans from third party lenders to the owner trust under a cash collateral account loan agreement. Available amounts on deposit from time to time in the cash collateral account shall be used to fund the amounts specified below in the following order of priority to the extent that amounts on deposit in the collection account, after payment of servicer fees and advances, as of any deposit date are insufficient:

               (1) to pay interest on the notes in the order of priority described under "DISTRIBUTIONS" above;

               (2) to pay any principal deficiency amount, which is equal to the lesser of:

                    (a) the aggregate Liquidation Losses on all contracts that became Defaulted Contracts during the related collection period, or

                    (b)  the excess, if any, of

                        (A) the aggregate principal amount of the notes, after giving effect to all distributions of principal from Available Pledged Revenues on the payment date, over

                        (B) the aggregate of the Required Payoff Amounts for all contracts as of the last day of the related collection period; and

               (3) to pay principal on the notes at the applicable stated maturity dates and on the first payment date on which the contract pool principal balance is less than $10,000,000.

          Liquidation Loss means, as to any Defaulted Contract, the excess, if any, of

               (1) the required payoff amount of the contract for the collection period during which the contract became a Defaulted Contract, over

               (2) that portion of the liquidation proceeds for the Defaulted Contract allocated to the owner trust, as described under "DESCRIPTION OF THE NOTES AND INDENTURE--LIQUIDATION PROCEEDS" in the accompanying prospectus.

          To the extent that the amount on deposit in the cash collateral account as of any payment date is less than the required amount, the servicer is to restore this deficiency from the remaining amount available in the collection account, after payment of any servicer advances, the servicing fee, interest and principal on the notes and amounts due to the swap counterparty under the swap agreement, as described under "DISTRIBUTIONS" above.

          The required amount of the cash collateral account will be

               (1) for any payment date on or prior to the payment date occurring in _____ ____, $________ (______% of the initial contract pool principal balance), and

               (2)  for any payment date after that, the greater of

                    (a)  the sum of

                        (1) ______% of the contract pool principal balance for the payment date, plus

                        (2)     the excess, if any, of

                                (A) the sum of the principal amounts of the notes, after giving effect to all distributions of principal on the payment date, over

                                (B) the contract pool principal balance for the payment date, and

                    (b) $________ (______% of the initial contract pool principal balance).

          However, in no event will the requisite amount exceed the sum of the principal amounts of the notes.

          The servicer or the indenture trustee acting at the direction of the servicer will release any amount on deposit in the cash collateral account in excess of the required amount and all investment earnings on funds in the cash collateral account. The indenture trustee will pay these amounts to or upon the servicer's order, and they will not be available to make payments on the notes.

          The cash collateral account must be maintained with a qualified institution. Funds on deposit in the cash collateral account will be invested in eligible investments, as defined under "DESCRIPTION OF THE NOTES AND INDENTURE--TRUST ACCOUNTS" in the accompanying prospectus.

OPTIONAL PURCHASE OF CONTRACTS AND REDEMPTION OF NOTES

          The seller may purchase all of the contracts on any payment date following the date on which the aggregate note principal amount at the time is less than 10% of the initial contract pool principal balance. The purchase price that the seller would pay in connection with a purchase shall be the sum of the

               o    unpaid servicer fees and advances,

               o remaining principal amount of the notes, together with accrued interest calculated at the swap agreement assumed fixed rate in the case of the Class A-3 Notes,

               o    unreimbursed servicer advances and unpaid servicer fees, and

               o any other amounts payable at the time from Available Pledged Revenues, minus

               o    available amounts on deposit in the collection account.

          If the seller does purchase the contracts, the notes shall be redeemed on the payment date on which the purchase occurs. The redemption price will be the principal amount of the notes redeemed plus accrued and unpaid interest on the principal amount of each class of notes to but excluding the redemption date.

REPORTS TO NOTEHOLDERS

          The servicer will furnish to the indenture trustee, and the indenture trustee will include with each distribution, a statement in respect of the related payment date. The statement shall set forth, among other things, all information necessary to enable the indenture trustee to make the distribution required for the notes and to reconcile all deposits to and withdrawals from accounts. See "DESCRIPTION OF THE NOTES AND INDENTURE--REPORTS TO NOTEHOLDERS" in the accompanying prospectus. You will not receive reports directly from the indenture trustee. The servicer will file the reports with the Securities and Exchange Commission. However, in accordance with the Securities Exchange Act of 1934 and the rules and regulations of the Securities and Exchange Commission, the owner trust expects that its obligation to file these reports will be terminated at the end of _______.

SERVICING

          The servicer will be responsible for

               o    managing,

               o    administering,

               o    servicing and

               o    making collections

on the contracts.  Compensation to the servicer will include

               (1) a monthly servicing fee, which will be payable to the servicer from the amount available on each payment date, in an amount equal to the product of one-twelfth of one percent per annum multiplied by the contract pool principal balance determined as of the first day of the related collection period;

               (2) any late fees, late payment interest, documentation fees, insurance administration charges, extension fees and other administrative charges, collectively, the administrative fees, collected with respect to the contracts during the related collection period; and

               (3) any investment earnings on collections prior to their deposit in the collection account.

          The indenture trustee may terminate the servicer as servicer under some circumstances, in which event the indenture trustee would appoint a successor servicer to service the contracts. See "DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS--SERVICING--EVENTS OF TERMINATION" in the accompanying prospectus.

THE INDENTURE TRUSTEE

          ____________ will serve as the indenture trustee. The indenture trustee may resign at any time, in which event the owner trust will be obligated to appoint a successor trustee. The owner trust may also remove the indenture trustee if

               (1) the indenture trustee ceases to be eligible to continue as indenture trustee under the indenture,

               (2) a bankruptcy proceeding results in the event of relief or appointment of a receiver as to the indenture trustee,

               (3) the indenture trustee commences bankruptcy or similar proceedings or

               (4)  the indenture trustee becomes incapable of acting.

Any resignation or removal of the indenture trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by a successor trustee.

REPRESENTATION AND WARRANTIES

          The seller will make representations and warranties with respect to the contracts as described in the accompanying prospectus under "THE CONTRACTS--REPRESENTATIONS AND WARRANTIES MADE BY THE SELLER."

          On the date that the depositor adds a substitute contract to the contract pool, the seller and the depositor will make the same representations and warranties as if the transfer occurred on the closing date. However, for these purposes (a) the contract pool on the closing date shall be deemed to include the substitute contract in lieu of the contract being replaced or substituted and (b) the contract principal balance of the substitute contract shall be equal to or greater than the contract principal balance of the contract being replaced or substituted as of the related cut-off date.

          The owner trust shall reassign to the depositor, and the seller will be obligated to purchase from the depositor, any contract transferred by the owner trust at any time there is a breach of any of these representations or warranties. However, the cure of the breach in all material respects, or the waiver of the breach, will be an adequate remedy. This purchase shall occur no later than the second deposit date after the servicer becomes aware, or receives written notice, of the breach. The "deposit date" means the business day preceding a payment date. This purchase obligation will constitute the sole remedy against the depositor and the seller available to the owner trust, the indenture trustee and the noteholders or equity certificateholder for a breach of these representations or warranties.

          Under the pooling and servicing agreement, a contract transferred by the owner trust shall be reassigned to the seller and the seller shall make a deposit in the collection account in immediately available funds in an amount equal to the contract principal balance of the contract. Any amount the seller deposits into the collection account in connection with the reassignment of a contract transferred by the owner trust shall be considered payment in full of the ineligible contract. This amount shall be treated as Available Pledged Revenues. In the alternative, the seller may cause the depositor to convey to the owner trust a substitute contract satisfying the terms and conditions applicable to substitute contracts in replacement for the affected contract. The affected contract shall be deemed released by the owner trust and indenture trustee and reconveyed to the depositor and by the depositor to the seller.

INDEMNIFICATION

          The pooling and servicing agreement provides that the servicer will indemnify

               o    the depositor,

               o    the sponsor,

               o    the owner trust,

               o    the owner trustee,

               o    the indenture trustee,

               o    the holder of the equity certificate and o the noteholders from and against any loss or injury sustained from third party claims resulting from acts or omissions of the servicer with respect to trust assets or any duty or obligations of the servicer under the agreement, except where the claims result from willful misconduct, gross negligence or bad faith of the indemnified person.

AMENDMENTS

          When the pooling and servicing agreement and the indenture may be amended only with the consent of the required majority of the noteholders, see "DESCRIPTION OF THE NOTES AND INDENTURES--MODIFICATION OF INDENTURE WITH NOTEHOLDER CONSENT" and "DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS--AMENDMENT," the required majority means 66 2/3% of the principal amount of the Class A Notes until paid in full, then of the Class B Notes until paid in full, then of the Class C Notes until paid in full and then of the Class D Notes.

          The parties may amend the cash collateral account loan agreement without noteholder consent to cure any ambiguity or inconsistency or to address any other matter but only if the amendment will not adversely affect the noteholders. The parties may also amend the cash collateral account loan agreement in any other manner with the consent of the required majority of noteholders determined as provided above. However, without the consent of all noteholders, no amendment may reduce the amount available in the cash collateral account for the payment of interest or principal on notes or reduce the noteholder consent required for any amendment.

          The parties may amend the swap agreement without noteholder consent to cure any ambiguity or inconsistency or to address any other matter but only if the amendment will not adversely affect the Class A-3 noteholders. The parties may also amend the swap agreement in any other manner with the consent of at least 66 2/3% of the principal amount of the Class A-3 Notes. However, without the consent of all Class A-3 noteholders, no amendment may reduce the amount available under the swap agreement for paying Class A-3 Note interest or reduce the Class A-3 noteholder consent required for any amendment. Also, without the consent of the swap counterparty, the parties may not amend the pooling and servicing agreement so as to adversely affect the priority of payments from the owner trust to the swap counterparty under the swap agreement.

          Also, any amendment of the cash collateral account loan agreement or the swap agreement requiring noteholder approval will not be effective unless each rating agency confirms that the amendment will not result in a reduction, qualification or withdrawal of the ratings on the relevant notes.

                              RATINGS OF THE NOTES

          It is a condition of issuance that each of _______________ and
_______________-.

               o rate the Class A-1 Notes [in its highest short-term rating category],

               o rate the Class A-2, Class A-3, Class A-4 and Class A-5 Notes in its highest long-term rating category,

               o rate the Class B Notes at least ________ and _____, respectively,

               o rate the Class C Notes at least _____, _____and _____, respectively, and

               o rate the Class D Notes at least ______, _____ and _____, respectively.

          The ratings address the likelihood of the timely receipt of interest and payment of principal on each class of notes on or before the stated maturity date for the class. The ratings will be based primarily upon the Available Pledged Revenues, the cash collateral account and the subordination provided by

               o    the Subordinate Classes, in the case of the Class A Notes,

               o the Class C and Class D Notes, in the case of the Class B Notes and

               o    the Class D Notes, in the case of the Class C Notes.

          There is no assurance that any rating will not be lowered or withdrawn by the assigning rating agency. In the event that ratings with respect to the notes are qualified, reduced or withdrawn, no person or entity will be obligated to provide any additional credit enhancement with respect to the notes.

          The ratings should be evaluated independently from similar ratings on other types of securities. A rating is not a recommendation to buy, sell or hold notes, inasmuch as these ratings do not comment as to market price or suitability for a particular investor. The ratings do not address the likelihood of payment of principal on any class of notes prior to the stated maturity date or the possibility of the imposition of United States withholding tax with respect to non-United States Persons.

          The term "United States Person" means

               (1)  a citizen or resident of the United States,

               (2) a corporation or partnership organized in or under the laws of the United States or any political subdivision of the United States,

               (3) an estate the income of which is includable in gross income for United States federal income tax purposes, regardless of its source, or

               (4)  a trust,

                         (A) with respect to which a court within the United
                    States is able to exercise primary supervision over its administration, and one or more United States fiduciaries have the authority to control all of its substantial decisions, or

                         (B) otherwise, the income of which is subject to U.S.
                    federal income tax regardless of its source.


                                 USE OF PROCEEDS

          The owner trust will use the proceeds from the sale of notes, after paying funds into the cash collateral account and paying expenses, to pay the purchase price for the contracts to the depositor. The depositor will use the proceeds to pay amounts owed to another trust for the acquisition of contracts from the trust. The trust from which the owner trust acquired contracts will use the proceeds it receives to pay down a warehouse receivables securitization facility.

                                LEGAL PROCEEDINGS
         None of

               o    the depositor,

               o    the sponsor,

               o    the servicer,

               o    the originators,

               o    the seller or

               o    the owner trust

are parties to any legal proceedings which could have a material adverse impact on noteholders' interests in notes or the owner trust's assets.


                              PLAN OF DISTRIBUTION

          Under the terms of an underwriting agreement dated ______, ________, the underwriters have severally agreed to purchase the following respective initial principal amounts of notes at the respective public offering prices less the respective underwriting discounts shown on the cover page of this prospectus supplement:

                                   INITIAL           INITIAL          INITIAL            INITIAL          INITIAL
                                  PRINCIPAL         PRINCIPAL        PRINCIPAL          PRINCIPAL        PRINCIPAL
                                  AMOUNT OF         AMOUNT OF        AMOUNT OF          AMOUNT OF        AMOUNT OF
         UNDERWRITER           CLASS A-1 NOTES   CLASS A-2 NOTES  CLASS A-3 NOTES    CLASS A-4 NOTES     CLASS A-5
         -----------           ---------------   ---------------  ---------------    ---------------     ---------
                                                                                                           NOTES
                                                                                                           -----
Credit Suisse First Boston
  Corporation
------------







                                                INITIAL                   INITIAL                    INITIAL
                                               PRINCIPAL                 PRINCIPAL                  PRINCIPAL
                                               AMOUNT OF                 AMOUNT OF                  AMOUNT OF
             UNDERWRITER                     CLASS B NOTES             CLASS C NOTES              CLASS D NOTES
            -------------                   --------------            ---------------            ----------------
Credit Suisse First Boston
  Corporation
---------








          In the underwriting agreement, the underwriters have agreed to purchase all of the notes being offered, if any of the notes are purchased. The underwriters have advised the sponsor that they propose initially to offer the notes to the public at the respective public offering prices shown on the cover page of this prospectus supplement, and to dealers at that price, less a concession not in excess of the amount noted in the table below. The underwriters may allow and the dealers may reallow to other dealers a discount not in excess of the amount noted in the table below.

                                            DEALER                    DEALER
                                          CONCESSION                 DISCOUNT
             CLASS OF NOTE               NOT TO EXCEED             NOT TO EXCEED

                  A-1
                  A-2
                  A-3
                  A-4
                  A-5
                   B
                   C
                   D

          After the notes are released for sale to the public, the offering prices and other selling terms may be varied by the underwriters.

          In connection with the offering of the notes, Credit Suisse First Boston Corporation, on behalf of the underwriters, may engage in overallotment, stabilizing transactions and syndicate covering transactions in accordance with Regulation M under the Securities Exchange Act of 1934. Overallotment involves sales in excess of the offering size, which creates a short position for the underwriters. Stabilizing transactions involve bids to purchase the notes in the open markets for the purpose of pegging, fixing or maintaining the price of the notes. Syndicate covering transactions involve purchases of notes in the open market after the distribution has been completed in order to cover short positions. Stabilizing and syndicate covering transactions may cause the price of the notes to be higher than it would otherwise be in the absence of those transactions. If Credit Suisse First Boston Corporation, on behalf of the Underwriters, engages in stabilizing or syndicate covering transactions, it may discontinue them at any time.

          The sponsor, the depositor and some of its affiliates have agreed to indemnify the underwriters against some liabilities in connection with the sale of notes, including liabilities under the Securities Act of 1933, as amended.

          The notes are new issues of securities with no established trading market. The underwriters have advised the sponsor that the underwriters intend to make a market in the notes but are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the notes.

          The sponsor has estimated that it will spend approximately $___________ for printing, rating agency, trustee and legal fees and other expenses related to the offering.

          The sponsor in an affiliate of Credit Suisse First Boston Corporation.

                                  LEGAL MATTERS

          Stroock & Stroock & Lavan LLP, has provided a legal opinion relating to the notes in its capacity as special counsel to the owner trust, the Underwriters and the sponsor. Other legal matters for the underwriters will be passed upon by ___________________. The indenture, the pooling and servicing agreement, the trust agreement and the notes will be governed by the laws of the State of New York.

                           INDEX OF DEFINED TERMS

Available Pledged Revenues................................................S-36
Class A Base Principal Payment Amount.....................................S-43
Class A Percentage........................................................S-43
Class A Principal Payment Amount..........................................S-44
Class A Principal Shortfall Amount........................................S-44
Class B Floor.............................................................S-44
Class B Percentage........................................................S-44
Class B Principal Payment Amount..........................................S-44
Class B Target Principal Amount...........................................S-44
Class C Floor.............................................................S-44
Class C Percentage........................................................S-45
Class C Principal Payment Amount..........................................S-45
Class C Target Principal Amount...........................................S-45
Class D Floor.............................................................S-45
Class D Percentage........................................................S-45
Class D Principal Payment Amount..........................................S-45
Class D Target Principal Amount...........................................S-46
collection period.........................................................S-10
contract pool principal balance...........................................S-10 contract principal balance................................................S-10
CPR.......................................................................S-26
Defaulted Contract........................................................S-46
delinquency...............................................................S-14
deposit date..............................................................S-50
LIBOR Determination Date..................................................S-38
Liquidation Loss..........................................................S-50
One-Month LIBOR...........................................................S-38
Pledged Revenues..........................................................S-46
principal amount..........................................................S-46
principal deficiency amount...............................................S-50
Reallocated Principal.....................................................S-46
Reference Banks...........................................................S-38
Related Collection Period Pledged Revenue.................................S-47
Required Payoff Amount....................................................S-47
Subordinate Classes.......................................................S-35
Telerate Page 3750........................................................S-38
Total Principal Payment Amount............................................S-47
Unfunded Loss Amount......................................................S-47
United States Person......................................................S-56

PROSPECTUS
-----------

                       ASSET BACKED SECURITIES CORPORATION
                                     SPONSOR

                        EQUIPMENT RECEIVABLE-BACKED NOTES
                              (ISSUABLE IN SERIES)


The sponsor will form an owner trust for each series of notes. Each owner trust will offer equipment receivable-backed notes under this prospectus and a prospectus supplement. The prospectus supplement will be prepared separately for each series of notes. Each series may include one or more classes of notes.

Each owner trust will use the note sale proceeds to acquire a pool of contracts from the depositor specified in your prospectus supplement.

The right of each class of notes to receive payments may be senior or subordinate to the rights of one or more of the other classes of notes. The rate of payment on the notes of any class will depend on the priority of payment of the class and the rate and timing of payments of the related contracts.

THE NOTES OF EACH SERIES WILL BE OBLIGATIONS OF THE RELATED OWNER TRUST ONLY.
                               ------------------

CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE __ OF THIS PROSPECTUS AND THE OTHER RISK FACTORS INCLUDED IN THE ACCOMPANYING PROSPECTUS SUPPLEMENT.
                               ------------------

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                               ------------------

This prospectus may not be used to consummate sales of notes unless accompanied by the prospectus supplement relating to the notes.

                               ------------------

                           CREDIT SUISSE FIRST BOSTON

                      Prospectus dated ----------, ------.

                                TABLE OF CONTENTS

                                                                          PAGE


     IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS AND THE
          ACCOMPANYING PROSPECTUS SUPPLEMENT..................................1

     RISK FACTORS.............................................................2

     The Absence of an Existing Market for the Notes May Limit Your Ability to
          Resell the Notes....................................................2
     Contract Prepayment, Ineligibility or Default May Cause Earlier Repayments
          of the Notes than You Expect and You May Not Be Able To Find Investments with the Same Yield as the Notes at the Time of the
          Repayment...........................................................2
     The Price at Which You Can Resell Your Notes May Decrease if the Ratings
          of Your Notes Change................................................3
     The Subordination of Some Classes of Notes is Only a Limited Form of
          Credit Enhancement and Does Not Ensure Payment of the More Senior Classes 3 Limited Assets are Available for Payment of the Notes; Noteholders Will Have No Recourse to the Originators, Depositor, Servicer or their Affiliates in the Event Delinquencies and Losses Reduce the Trust's
          Assets..............................................................4
     Even if an Owner Trust Repossesses and Sells the Equipment Relating to a
          Contract After an Obligor Defaults, Shortfalls in Amounts Available To Pay the Notes May Occur if the Market Value of the Equipment Has
          Declined............................................................4
     Not Having Possession of Contract Files May Hinder an Owner Trust's
          Ability to Realize the Value of Equipment Securing the Contracts....4
     Failure to Take all Steps Necessary to Perfect Security Interests in
          Equipment, to Record Assignment of Security Interests to the Owner Trust or to Record Security Interests in Titled Equipment May Hinder the Owner Trust's Ability to Realize the Value of Equipment Securing
          the Contracts.......................................................6
     Repurchase Obligation of the Seller Provides You Only Limited Protection
          Against Prior Liens on the Contracts or Equipment...................6
     If a Bankruptcy Court Rules that the Transfer of Contracts from a Vendor to an Originator was not a True Sale then Payments on the Contracts may be Reduced or Delayed...........................................7
     A Bankruptcy Court Determination that the Transfer of Contracts from
          Originators to the Seller, from the Seller to the Depositor or from the Depositor to the Owner Trust was not a True Sale then Payments on the Contracts Could be Reduced or Delayed...........................7
     Insolvency of the Vendors Could Delay or Reduce Payments to You..........8
     End-User Bankruptcy May Reduce or Delay Collections on the Contracts, and
          Disposition of Equipment Relating to These or Other Defaulting End-Users May be Delayed or May not Result in Complete Recovery of
          Amounts Due.........................................................8
     Commingling of Collections Could Result in Reduced Payments to
          You.................................................................9
     Bankruptcy of Depositor or the Owner Trust May Cause Delays in or Reduce
          Collections Under the Contracts.....................................9
     The Seller's Obligation to Repurchase Contacts Could be Impaired by
          Bankruptcy..........................................................9
     Contracts Relating to Software or Related Support and Consulting Services
          are not Secured by the Software or Related Services................10
     Limitations on Enforceability of Security Interests in the Equipment May
          Hinder the Owner Trust's Ability to Realize the Value of Equipment
          Securing the Contracts.............................................11
     Bankruptcy Court Rejection of "True Leases" May Reduce Funds Available to
          Pay Notes..........................................................11

THE SPONSOR..................................................................12

THE DEPOSITOR................................................................12

THE OWNER TRUSTS.............................................................12

THE ORIGINATORS, THE SELLER AND THE SERVICER.................................14

THE CONTRACTS................................................................14

DESCRIPTION OF THE NOTES AND INDENTURE.......................................35

DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS..........................49

CERTAIN LEGAL MATTERS AFFECTING THE CONTRACTS................................55

MATERIAL FEDERAL INCOME TAX CONSEQUENCES.....................................57

ERISA CONSIDERATIONS.........................................................65

RATINGS OF THE NOTES.........................................................67

USE OF PROCEEDS..............................................................67

PLAN OF DISTRIBUTION.........................................................67

LEGAL MATTERS................................................................68

WHERE YOU CAN FIND MORE INFORMATION..........................................69

INDEX OF TERMS...............................................................70

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
             PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT

          The sponsor tells you about the notes in two separate documents:

          o this prospectus, which provides general information, some of which may not apply to a particular series of notes, including your series of notes; and

          o the prospectus supplement related to the particular terms of your series of notes.

          SOME PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR IN SOME WAY AFFECT THE PRICE OF THE NOTES. THESE TYPES OF TRANSACTIONS MAY INCLUDE STABILIZING, THE PURCHASE OF NOTES TO COVER SYNDICATE SHORT POSITIONS AND THE IMPOSITION OF PENALTY BIDS. FOR A DESCRIPTION OF THESE ACTIVITIES, PLEASE READ THE SECTION ENTITLED "PLAN OF DISTRIBUTION" IN YOUR PROSPECTUS SUPPLEMENT.

                                  RISK FACTORS

          You should carefully consider the following risk factors and additional risk factors listed in your prospectus supplement before you invest in the notes.

THE ABSENCE OF AN EXISTING MARKET FOR THE NOTES MAY LIMIT YOUR ABILITY TO RESELL THE NOTES

          There is currently no public market for the notes and the sponsor cannot assure you that one will develop. Thus, you may not be able to resell your notes at all, or may be able to do so only at a substantial discount. The underwriters may assist in resales of the notes but they are not obligated to do so. The sponsor does not intend to apply for listing of the notes on any securities exchange or for the inclusion of the notes on any automated quotation system. Even if a secondary market does develop, it may not continue.

CONTRACT PREPAYMENT, INELIGIBILITY OR DEFAULT MAY CAUSE EARLIER REPAYMENTS OF THE NOTES THAN YOU EXPECT AND YOU MAY NOT BE ABLE TO FIND INVESTMENTS WITH THE SAME YIELD AS THE NOTES AT THE TIME OF THE REPAYMENT

          A higher than anticipated level of prepayments or liquidation of contracts that become defaulted may cause an owner trust to pay principal on the notes sooner than you expected. Also, an owner trust may pay principal sooner than you expected if the depositor or a seller repurchases ineligible contracts. Similarly, upon the occurrence of an event of default under the indenture, you may receive principal of the notes sooner than you expected. See "DESCRIPTION OF THE NOTES AND INDENTURE-- EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT." You may not be able to reinvest those distributions of principal at yields equivalent to the yield on the notes; therefore, the ultimate return you receive on your investment in the notes may be less than the return you expected on the notes.

          The rate of early terminations or repurchases of contracts due to prepayments ineligibility, or defaults is influenced by various factors including:

          o    technological change;

          o    changes in customer requirements;

          o    the level of interest rates;

          o    the level of casualty losses; and

          o    the overall economic environment.

          Unless otherwise set forth in your prospectus supplement, under the pooling and servicing agreement, the servicer may allow an obligor to prepay a contract at any time if the payment, alone, or together with the contract's remaining contract principal balance and any scheduled payment owed and not yet received, is equal to the entire contract principal balance of the contract. The principal balance of a contract is the present value of the future scheduled payments under the contract, discounted at a discount rate that will be specified in the prospectus supplement for your notes.

          The sponsor cannot predict the actual rate of prepayments which will be experienced on the contracts. However, your prospectus supplement will present information as to the principal balances of the notes remaining at various times under several hypothetical prepayment rates. See "WEIGHTED AVERAGE LIFE OF THE NOTES" in your prospectus supplement.

THE PRICE AT WHICH YOU CAN RESELL YOUR NOTES MAY DECREASE IF THE RATINGS OF YOUR NOTES CHANGE

          At any time, the rating agencies may lower their respective ratings of the notes or withdraw their ratings entirely. In the event that a rating assigned to any note is subsequently lowered or withdrawn for any reason, you may not be able to resell your notes or to resell them without a substantial discount. For more detailed information regarding the ratings assigned to any class of the notes, See "RATINGS OF THE NOTES" in this prospectus and the prospectus supplement.

THE SUBORDINATION OF SOME CLASSES OF NOTES IS ONLY A LIMITED FORM OF CREDIT ENHANCEMENT AND DOES NOT ENSURE PAYMENT OF THE MORE SENIOR CLASSES

          An owner trust will pay interest and principal on some classes of notes prior to paying interest and principal on other classes of notes. The subordination of some classes of notes to others means that the subordinated classes of notes are more likely to suffer the consequences of delinquent payments and defaults on the contracts than the more senior classes of notes.

          The more senior classes of notes could lose the credit enhancement provided by the more subordinate classes if delinquencies and defaults on the contracts increase and if the collections on the contracts and any credit enhancement described in your prospectus supplement are insufficient to pay even the more senior classes of notes.

          Your prospectus supplement will describe any subordination provisions applicable to your notes.

LIMITED ASSETS ARE AVAILABLE FOR PAYMENT OF THE NOTES; NOTEHOLDERS WILL HAVE NO RECOURSE TO THE ORIGINATORS, SPONSOR, DEPOSITOR, SERVICER OR THEIR AFFILIATES IN THE EVENT DELINQUENCIES AND LOSSES REDUCE THE TRUST'S ASSETS

          Each owner trust will be a limited purpose trust with limited assets. Moreover, you have no recourse to the general credit of the servicer, sponsor, depositor, originator or their affiliates. Therefore, you must rely solely upon the contracts and any credit enhancement described in your prospectus supplement for payment of principal and interest on the notes.

          An increase in delinquent or defaulted payments on contracts could result in your being paid less than you expect on the notes or in delays in payment.

          If a contract is a vendor loan, you must rely solely upon the end-user contracts securing the vendor loan for payments in respect of that contract. Most vendor loans are non-recourse to the vendors. In non-recourse loans you are limited to recovering amounts due solely from the end-user contracts and related security.

EVEN IF AN OWNER TRUST REPOSSESSES AND SELLS THE EQUIPMENT RELATING TO A CONTRACT AFTER AN OBLIGOR DEFAULTS, SHORTFALLS IN AMOUNTS AVAILABLE TO PAY THE NOTES MAY OCCUR IF THE MARKET VALUE OF THE EQUIPMENT HAS DECLINED

          If a contract held by the trust becomes a defaulted contract, the only sources of payment for amounts owed on that contract will be the income and proceeds from the sale of any related equipment and a deficiency judgment, if any, against the obligor under the defaulted contract. Since the market value of the equipment may decline faster than the discounted contract balance, the owner trust may not recover the entire amount due on the contract and might not receive any recoveries on the equipment. The prospectus supplement for your notes may describe some forms of credit enhancement which are intended to make up for deficiencies in the proceeds and recoveries on the contracts. However, this protection is limited and could be depleted if those deficiencies are larger than the sponsor anticipates.

NOT HAVING POSSESSION OF CONTRACT FILES MAY HINDER AN OWNER TRUST'S ABILITY TO REALIZE THE VALUE OF EQUIPMENT SECURING THE CONTRACTS

          To facilitate servicing and reduce administrative costs, the servicer or a sub-servicer, unless otherwise specified in your prospectus supplement, will retain possession of the documents evidencing the contracts held by the owner trust. As a result, a subsequent purchaser of contracts could take physical possession of the documents without knowledge of their assignment. That subsequent purchaser could then have a security interest in the contracts senior to the owner trust's security interest. In the event that the owner trust must rely upon repossession and sale of the equipment securing defaulted contracts to recover amounts due on the defaulted contracts, the owner trust's ability to realize upon the equipment would be limited by the existence of the third party's senior security interest in those contracts. In this event, there may be a delay or reduction in distributions to you.

          Similarly, with respect to contracts securing vendor loans, the vendor will retain the original documents associated with some contracts. The applicable originator will file Uniform Commercial Code financing statements reflecting the pledge of those contracts to the applicable originator as security for the vendor loans. However, the related documents will remain in the vendor's possession. If a subsequent purchaser were able to take physical possession of the related documents without knowledge of the pledge to the originator, the owner trust's security interest in those contracts could be defeated. In this event, there may be a delay or reduction in distributions to you.

FAILURE TO TAKE ALL STEPS NECESSARY TO PERFECT SECURITY INTERESTS IN EQUIPMENT, TO RECORD ASSIGNMENT OF SECURITY INTERESTS TO THE OWNER TRUST OR TO RECORD SECURITY INTERESTS IN TITLED EQUIPMENT MAY HINDER THE OWNER TRUST'S ABILITY TO REALIZE THE VALUE OF EQUIPMENT SECURING THE CONTRACTS

          The depositor will receive security interests in financed equipment securing contracts from the seller of such financed equipment, which will obtain security interests in financed equipment from other originator or through its own origination activities. The depositor will assign the security interests to the owner trust. However, in some instances, the originators may not file financing statements for equipment relating to a single obligor in a single jurisdiction when the value of the equipment is less than a minimum amount which will be specified in the related prospectus supplement. As a result, the originator will not acquire, and the depositor and owner trust will not have, a perfected security interest in the equipment. As a result, creditors of the end-user may acquire superior interests in the equipment.

          Additionally, regardless of equipment value, the sponsor will require the originators to annotate their records to note the depositor's security interest but may not require the filing of assignments of financing statements for the equipment to reflect the depositor's, the owner trust's or the indenture trustee's interests. Because of this, an originator or the servicer could inadvertently release the security interest in the equipment securing a contract. The owner trust would then not have a security interest in the equipment.

          Also, any transfer to the depositor of an originator's security interest in motor vehicles securing the contracts is subject to state vehicle registration laws. The depositor's transfer of a security interest in motor vehicles to the owner trust is also subject to these registration laws. These registration laws require that the secured party's name appear on the certificate of title or similar registration of title to a motor vehicle in order for the secured party's security interest to be perfected. The applicable originator will be identified on the certificates or similar registrations of title. However, the certificates of title or similar registrations of title will not identify the depositor or owner trust as secured party. In addition, some equipment related to the contracts may constitute fixtures under the real estate or Uniform Commercial Code provisions of the state in which the equipment is located. The relevant originator will not file assignments of fixture filings in favor of the depositor or owner trusts. Therefore, a third party could acquire an interest in the motor vehicles or real estate fixtures superior to that of the owner trusts.

REPURCHASE OBLIGATION OF THE SELLER PROVIDES YOU ONLY LIMITED PROTECTION AGAINST PRIOR LIENS ON THE CONTRACTS OR EQUIPMENT

          Federal or state law may grant liens on contracts or equipment that have priority over the owner trust's interest. If the creditor associated with any prior lien exercises its remedies it is unlikely that sufficient cash proceeds from the contract and related equipment will be available to pay the contract balance to the trust. In that event, there may be a delay or reduction in distributions to you. An example of a lien arising under federal or state law is a tax lien on property of the originator or the depositor arising prior to the time a contract is conveyed to the owner trust. The tax lien has priority over the interest of the owner trust in the contracts.

          In most cases where vendors have assigned contracts to originators, the vendors have warranted to the originators that there are no prior liens on the contracts. Additionally, where vendors have assigned contracts to originators, the vendors have agreed not to grant any lien on any contracts transferred to the originators. In all cases, the seller will warrant to the depositor and the owner trust that there are no prior liens on the contracts. The seller also will warrant to the depositor and the owner trust that it will not grant any lien on the contracts. In the event that those warranties are not true as to any contract, the seller will be required under the pooling and servicing agreement to repurchase the contract. There can be no assurance that the seller will be able to repurchase a contract at the time when it is asked to do so.

IF A BANKRUPTCY COURT RULES THAT THE TRANSFER OF CONTRACTS FROM A VENDOR TO AN ORIGINATOR WAS NOT A TRUE SALE THEN PAYMENTS ON THE CONTRACTS MAY BE REDUCED OR DELAYED

          Vendors sell contracts to the originators, which contracts will be transferred directly or indirectly to the depositor and then the owner trust. If a bankruptcy court decides that the acquisition of a contract by an originator is not a sale of the contract from the vendor to the originator, the contract would be part of the vendor's bankruptcy estate. Accordingly, the contract would be available to the vendor's creditors. In that case, it is unlikely the trust will receive all of the scheduled payments on the contracts, and there may be a delay or reduction in distributions to you. In order to treat the transfer of contracts to the trust as not being a true sale, the bankruptcy court would recharacterize the transfer as a pledge of the contracts to secure borrowings by the vendor. Additionally, if the transfer of contracts to an originator from a vendor is recharacterized as a pledge, then a tax or government lien on the property of the pledging vendor arising before the contracts came into existence may have priority over the owner trust's interest in the contracts.

A BANKRUPTCY COURT DETERMINATION THAT THE TRANSFER OF CONTRACTS FROM ORIGINATORS TO THE SELLER, FROM THE SELLER TO THE DEPOSITOR OR FROM THE DEPOSITOR TO THE OWNER TRUST WAS NOT A TRUE SALE THEN PAYMENTS ON THE CONTRACTS COULD BE REDUCED OR DELAYED

          If an originator, the seller or the depositor became a debtor in a bankruptcy case, creditors of that party, or that party acting as a debtor-in-possession, may assert that the transfer of the contracts was ineffective to remove the contracts from that party's estate. In that case, the distribution of contract payments to the trust might be subject to the automatic stay provisions of the United States Bankruptcy Code. This would delay the distribution of those payments to the noteholders for an uncertain period of time. Furthermore, if the bankruptcy court rules in favor of the creditors or the debtor in possession, the result may be reductions in payments under the contracts to the trust. In either case, you may experience delays or reduction in distributions to you. In addition, a bankruptcy trustee would have the power to sell the contracts if the proceeds of the sale could satisfy the amount of the debt deemed owed by the originator, the seller or the depositor, as the case may be. The bankruptcy trustee could also substitute other collateral in lieu of the contracts to secure the debt. Additionally, the bankruptcy court could adjust the debt if the originator, the seller or the depositor were to file for reorganization under Chapter 11 of the Bankruptcy Code. Each of these parties will represent and warrant that the conveyance of the contracts by it is in each case a valid sale and transfer of the contracts. In addition, in agreements conveying the contracts, the originators, the seller and the depositor have agreed that they will each treat the transactions described in this prospectus as a sale of the contracts.

INSOLVENCY OF THE VENDORS COULD DELAY OR REDUCE PAYMENTS TO YOU

          In the event a vendor under a vendor loan becomes subject to insolvency proceedings, the end-user contracts and equipment securing the vendor loan as well as the vendor's obligation to make payments would also become subject to the insolvency proceedings. In that event, payments to the owner trust in respect of those vendor contracts may be reduced or delayed. Payments to you may be reduced if collections from the remaining unaffected contracts are insufficient to cover losses to the owner trust. In those cases in which transfers of end-user contracts by vendors to originator provide that the originator have recourse to the vendor for all or a portion of the losses the originator may incur as a result of a default under those end-user contracts, the vendor's bankruptcy, may similarly result in reductions or payment delays in amounts due from the vendor.

END-USER BANKRUPTCY MAY REDUCE OR DELAY COLLECTIONS ON THE CONTRACTS, AND DISPOSITION OF EQUIPMENT RELATING TO THESE OR OTHER DEFAULTING END-USERS MAY BE DELAYED OR MAY NOT RESULT IN COMPLETE RECOVERY OF AMOUNTS DUE

          Bankruptcy and insolvency laws could affect your interests in contracts with end-user obligors who become subject to bankruptcy proceedings. Those laws could result in contracts of a bankrupt end-user being written off as uncollectible or result in delay in payments due on the contracts. As a result, you may be subject to delays in receiving payments, and you may also suffer losses if collections from the remaining unaffected contracts are insufficient to cover losses to the trust. Foreclosure sales of equipment and obtaining deficiency judgments following foreclosure sales may not yield sufficient proceeds to pay off the balance owed on a contract. If you must rely on repossession and disposition of equipment to recover amounts due on defaulted contracts, those amounts may be insufficient. Factors that may affect whether you receive the full amount due on a contract include the failure to file financing statements to perfect the originator's or owner trust's security interest in the equipment securing the contract. The depreciation, obsolescence, damage, or loss of any item of equipment will also affect whether you receive the full amount due on a contract.

COMMINGLING OF COLLECTIONS COULD RESULT IN REDUCED PAYMENTS TO YOU

          Cash held by the servicer may be commingled and used for the benefit of the servicer prior to the date on which the collections are required to be deposited in a collection account as described under "DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS -- COLLECTIONS ON CONTRACTS." In the event of the insolvency or receivership of the servicer, an owner trust may not have a perfected ownership or security interest in these collections. In that case, you may suffer losses on your investment as a result.

BANKRUPTCY OF DEPOSITOR OR THE OWNER TRUST MAY CAUSE DELAYS IN OR REDUCE COLLECTIONS UNDER THE CONTRACTS

          If an owner trust or the depositor becomes insolvent under any federal bankruptcy or similar state laws, the right of an indenture trustee to foreclose upon and sell the assets of an owner trust is likely to be significantly impaired by applicable bankruptcy laws. This would be the case before or possibly even after an indenture trustee has foreclosed upon and sold the assets of an owner trust. Under the bankruptcy laws, payments on debts are not made, and secured creditors are prohibited from repossessing their security from a debtor in a bankruptcy case or from disposing of security repossessed from the debtor, without bankruptcy court approval. Moreover, the bankruptcy laws may permit the debtor to continue to retain and to use collateral even though the debtor is in default under the applicable debt instruments, if the secured creditor is provided adequate protection. The meaning of the term adequate protection may vary according to circumstances, but it is intended in general to protect the value of the security from any diminution in the value of the collateral as a result of its use by the debtor during the pendency of the bankruptcy case. Because there is no precise definition of the term adequate protection and because the bankruptcy court has broad discretionary powers, it is impossible to predict if or how you would be compensated for any diminution in value of the owner trust assets.

THE SELLER'S OBLIGATION TO REPURCHASE CONTACTS COULD BE IMPAIRED BY BANKRUPTCY

          The seller of contracts to the depositor, will make representations and warranties regarding the contracts, the equipment and other matters. See "THE CONTRACTS -- REPRESENTATIONS AND WARRANTIES MADE BY THE SELLER." If any representation or warranty with regard to a specific contract is breached, is not cured within a specified period of time, and the value of the contract is materially and adversely affected by the breach, the seller must purchase the contract from the applicable owner trust at a price equal to the amount required to pay off the contract. If the seller becomes bankrupt or insolvent, each indenture trustee's right to compel a purchase would both be impaired and have to be satisfied out of any available "assets" of the seller's bankruptcy estate. In that case, you may suffer a loss on your investment in a note as a result.

CONTRACTS RELATING TO SOFTWARE OR RELATED SUPPORT AND CONSULTING SERVICES ARE NOT SECURED BY THE SOFTWARE OR RELATED SERVICES

          Some of the contracts held by the owner trust may relate to software that is not owned by an originator or related support and consulting services. In these cases, the vendor or a licensor traditionally owns the software, and the software and related support and consulting services do not serve as collateral for the contracts. Thus, the owner trust will not have an interest in the software or related support and consulting services. The owner trust will own solely the associated contracts' cash flow. Accordingly, if any of these contracts becomes a defaulted contract, the owner trust will not be able to foreclose on the software or related support and consulting services. Because there will be no proceeds from the software or related support and consulting services which could be used to make payments to you, the owner trust must look solely to the obligor to collect amounts due on the contract. There can be no assurance that the obligor will be able to pay in full amounts due under the contract.

LIMITATIONS ON ENFORCEABILITY OF SECURITY INTERESTS IN THE EQUIPMENT MAY HINDER THE OWNER TRUST'S ABILITY TO REALIZE THE VALUE OF EQUIPMENT SECURING THE CONTRACTS

          State law limitations on the enforceability of security interests and the manner in which a secured party may dispose of collateral may limit the owner trust's ability to obtain or dispose of collateral in a timely fashion. This could reduce or delay the availability of funds to pay the notes. Under these state law limitations:

          o if the obligor becomes bankrupt or insolvent, the owner trust may need the permission of a bankruptcy court to obtain and sell its collateral;

          o some jurisdictions require that the obligor be notified of the default and be given a time period within which it may cure the default prior to repossession; and

          o the obligor may have the right to redeem collateral for its obligations prior to actual sale by paying the lessor or secured party the unpaid balance of the obligation plus the secured party's expenses for repossessing, holding and preparing the collateral for disposition.

BANKRUPTCY COURT REJECTION OF "TRUE LEASES" MAY REDUCE FUNDS AVAILABLE TO PAY NOTES

          A bankruptcy trustee or debtor-in-possession under federal bankruptcy or similar state laws has the right to assume or reject any executory contract or unexpired lease which is considered to be a "true lease" under applicable law. A "true lease" is a contract under which the applicable originator or vendor holds a residual interest in equipment of more than a nominal amount. Some contracts will be true leases and thus subject to rejection by the lessor under federal bankruptcy or similar state laws. For this reason, the originator, as debtor-in-possession or the originator's bankruptcy trustee may reject the leases of which that originator is the lessor. Upon any rejection, payments to the applicable originator under the rejected contract may terminate and your investment may be subject to losses. In addition, any contract which is a true lease that a vendor originated and transferred to an originator in a transaction in which the vendor continues to be the lessor, will be subject to rejection by the vendor, as debtor in possession, or by the vendor's bankruptcy trustee. An example of this transaction is a transfer by a vendor to an originator of a security interest in the lease contract or a transfer by a vendor to an originator of an interest in the right to payments only under the lease contract. Upon any rejection, payments to the applicable originator under the rejected contract may terminate and your investment may be subject to losses.

                                   THE SPONSOR

          The sponsor is Asset Backed Securities Corporation and was incorporated in the State of Delaware on December 31, 1985, and is an indirect, wholly owned subsidiary of Credit Suisse First Boston, Inc. Credit Suisse First Boston Corporation, which may act as an underwriter in offerings made by this prospectus, as described in "Plan of Distribution" below, is also a wholly owned subsidiary of Credit Suisse First Boston, Inc. The principal executive offices of the sponsor are located at Eleven Madison Avenue, New York, NY 10010. Its telephone number is (212) 325-2000.

          The sponsor was organized, among other things, for the purposes of establishing trusts, selling beneficial interests in those trusts and acquiring and selling equipment assets to trusts. Neither the sponsor, its parent nor any of the sponsor's affiliates will ensure or guarantee distributions on the notes of any series.

                                  THE DEPOSITOR

          The depositor will be a special purpose entity specified in your prospectus supplement. The depositor will not be responsible for payment of any principal, interest or any other amount in respect of any series of notes.

                                THE OWNER TRUSTS

          The sponsor will form each owner trust under a trust agreement among the sponsor, the depositor and the owner trustee, as described in your prospectus supplement. Each owner trust may issue one or more classes of securities, representing debt of or beneficial ownership interests in the owner trust. The trust will not offer the beneficial ownership interests under this prospectus.

          The assets of each owner trust, as further specified in your prospectus supplement, will consist of:

          (1)  a pool including some or all of the following types of contracts:

               o    equipment lease contracts,

               o    conditional sale/financing agreements,

               o    installment payment agreements,

               o    promissory notes, and

               o    loan and security agreements;

          (2) amounts on deposit in, and any eligible investments allocated to, accounts established under the related indenture and the pooling and servicing agreement;

          (3) the depositor's rights under the related purchase and sale agreement or other instrument by which it acquired contracts, if any; and

          (4) the depositor's rights with respect to any cash collateral account or other form of credit enhancement for the notes.

          The owner trust will have the right, as set forth in your prospectus supplement, to:

               o all funds payable under the contracts after the cut-off date, the date on which the owner trust's right to contract payments commences. This includes all scheduled but unpaid amounts due prior to the cut-off date, but excludes any scheduled payments due on or after, but received prior to, the date the depositor transfers the contracts to an owner trust. This does not include contract payments in respect of taxes, insurance premiums, security deposits, late charges, administrative fees or charges;

               o prepayments, except for any portion allocated to the depositor in respect of equipment leases; o liquidation proceeds received with respect to defaulted contracts, except for any portion allocable to the depositor under an equipment lease;

               o earnings from the investment of funds in the collection account and note distribution account maintained by the servicer; and

               o security interests in the equipment related to the contracts, but excluding ownership rights.

          No owner trust will engage in any business activity unless otherwise specified in your prospectus supplement, other than

               o    issuing notes and ownership interests in the owner trust;

               o    purchasing contracts and related assets;

               o    holding and dealing with the assets of the owner trust;

               o    making payments on the notes and other securities it issued;

               o entering into and performing the duties, responsibilities and functions required under any of the related pooling and servicing agreement, indenture, contracts, and related documents; and

               o    matters incidental to the above.

          The assets of an owner trust will be separate from the assets of all other owner trusts the sponsor or depositor creates. Accordingly, the assets of one owner trust will not be available to make payments on the securities issued by any other owner trust.

          The sponsor will specify the owner trustee of the owner trust for notes being offered to you in your prospectus supplement. The owner trustee's liability in connection with the sale of notes will be limited to the express obligations of the owner trustee in the related trust agreement and indenture. An owner trustee may resign at any time, in which event the depositor or the sponsor, as specified in your prospectus supplement or any designee must appoint a successor owner trustee. The depositor or the sponsor, as specified in your prospectus supplement or any designee may also remove an owner trustee if the owner trustee ceases to be eligible to continue as such under the related trust agreement or if the owner trustee becomes insolvent. Any resignation or removal of an owner trustee will not become effective until acceptance of the appointment of a successor owner trustee.


                  THE ORIGINATORS, THE SELLER AND THE SERVICER

          Your prospectus supplement will provide information on the originators, the seller and the servicer.

                                  THE CONTRACTS

          With respect to any series of notes, this prospectus and any prospectus supplement refer to the aggregate of the contracts in an owner trust, as of any particular date, as the contract pool. This prospectus and any prospectus supplement refer to the contract pool, as of the cut-off date specified in the prospectus supplement for your notes, as the cut-off date or initial contract pool. This prospectus and any prospectus supplement refer to equipment, software and services collectively as financed items.

DESCRIPTION OF THE CONTRACTS

          The following description of the contracts describes the material terms of the contracts to be included in each contract pool, although an immaterial number of contracts in a contract pool may differ in one or more provisions from the description below.

END-USER CONTRACTS

          Each owner trust will include contracts to which the end-user of the equipment is a party. The sponsor lists the types of contracts under "THE OWNER TRUSTS" above.

          There will be no limit on the number of contracts in a particular contract pool which may consist of any of those types. Each contract is required, however, to be an "eligible contract," as of the date the depositor transfers the contracts to the respective owner trusts. An eligible contract is a contract as to which the representations and warranties listed below under "--REPRESENTATIONS AND WARRANTIES MADE BY THE SELLER" are true as of the transfer date.

   CONDITIONAL SALE AGREEMENTS

          Each originator may offer financing for equipment under conditional sale agreements assigned to the applicable originator by the vendor of the equipment. Each originator will either use its standard pre-printed form or a vendor's standard, pre-printed form to document the conditional sale agreements in a contract pool. The conditional sale agreement sets forth the description of each financed item and the schedule of installment payments. Typically, loans under conditional sale agreements are fixed rate and are for a term of one to seven years. Payments under conditional sale agreements typically are due monthly. Conditional sale agreements typically:

               o provide for a grant by the end-user of the equipment of a security interest in the equipment, which security interest is assigned by the vendor to the originator;

               o may allow prepayment of the obligation upon payment, where allowed by applicable state law, of an additional prepayment fee;

               o require the end-user to maintain the equipment, keep it free and clear of liens and encumbrances and pay all taxes related to the equipment;

               o restrict the modification or disposal of the equipment without the vendor's, or its assignee's, consent;

               o    include a disclaimer of warranties;

               o include the end-user's indemnity against liabilities arising from the use, possession or ownership of the equipment;

               o include the end-user's absolute and unconditional obligation to pay the installment payments on the loan; and

               o    include specific events of default and remedies for default.

A conditional sale agreement typically requires each end-user to maintain insurance, the terms of which may vary. The terms of a conditional sale agreement often may be modified at its inception at the end-user's request.

   LEASES

          The originators, either directly or by assignment from vendors, may offer financing of equipment, software and services under leases. Leases may consist of individual lease agreements relating to a single, separate transaction and financed item. Alternatively, the individual leases may be governed by a master lease agreement which contains the general terms and conditions of the transaction. Specific terms and conditions, such as descriptions of the specific equipment, software and services being leased or financed and the schedule of related rental payments, are typically contained in a supplement or schedule to the master lease agreement, which is signed by the end-user as lessee, and either the vendor or the originator, as lessor. The supplement to the master lease agreement incorporates the master lease agreement by reference, and is treated by the originator as a separate lease. The originator or the vendor originates each lease in the ordinary course of business. Vendors who originate leases assign them to the originator. An originator also may purchase leases on a portfolio basis.

          The initial terms of the leases in the contract pool typically range from one to seven years. Each lease provides for the periodic payment by the end-user of rent in advance or arrears, generally monthly or quarterly. The periodic payments represent the amortization, generally on a level basis, of the total amount that an end-user is required to pay throughout the term of a lease.

          A contract pool will include "NET LEASES" under which the end-user assumes responsibility for

               o the financed items, including operation, maintenance, repair, and insurance or self-insurance,

               o return of the equipment at the expiration or termination of the lease, and

               o the payment of all sales, use and property taxes relating to the financed items during the lease term.

          The end-user further agrees to indemnify the lessor for any liabilities arising out of the use or operation of the financed items. In most cases, the end-user also authorized the lessor to perform the end-user's obligations under the lease at the end-user's expense, if it so elects, in cases where the end-user has failed to perform. In addition, the leases often contain "HELL OR HIGH WATER" clauses unconditionally obligating the end-user to make periodic payments, without setoff, at the times and in the amounts specified in the lease. If an originator is the lessor, the lease will often contain no express or implied warranties with respect to the financed items other than a warranty of quiet enjoyment. If a vendor is the lessor, the lease or a related agreement may contain representations and warranties with respect to the financed items in addition to a warranty of quiet enjoyment. However, the end-user typically agrees not to assert any warranty claims against any assignee, including the originator, of the vendor by way of setoff, counterclaim or otherwise, and further agrees that it may only bring that type of claim against the vendor. Leases of equipment often require the end-user to maintain, at its expense, casualty insurance covering damage to or loss of the equipment during the lease term or to self-insure against these risks, if approved in advance by the originator or vendor, as applicable.

          The leases may include both "TRUE LEASES" and leases intended for security as defined in Section 1-201(37) of the Uniform Commercial Code. Under a "TRUE LEASE", the lessor bears the risk of ownership, except for the risk of loss of the equipment, which is passed to the end-user under the leases. The lessor also takes any tax benefits associated with the ownership of depreciable property under applicable law. No title is conferred upon the lessee. The lessee under a "TRUE LEASE" has the right to the temporary use of property for a term shorter than the economic life of the property in exchange for payments at scheduled intervals during the lease term. Additionally, the lessor retains a significant "RESIDUAL" economic interest in the leased property. End of lease options for "TRUE LEASES" include purchase or renewal at fair market value.

          Under leases intended for security, the lessor in effect finances the "PURCHASE" of the leased property by the lessee and retains a security interest in the leased property. The lessee retains the leased property for substantially all its economic life and the lessor retains no significant residual interest. Such leases are considered conditional sales type leases for federal income tax purposes and, accordingly, the lessor does not take any federal tax benefits associated with the ownership of depreciable property. End of lease options for these leases depend on the terms of the related individual lease agreement or master lease agreement supplement, but often these terms provide for the purchase of the equipment at a prestated price, which may be nominal. The inclusion of "TRUE LEASES" in a contract pool should have no federal income tax impact on holders of notes since the notes are treated as debt for federal income tax purposes. However, the inclusion of "TRUE LEASES" may result in the imposition of state and local taxes which would reduce cash available for payment on the notes.

          A lease will either prohibit the end-user from altering or modifying the equipment or permit the end-user to alter or modify the equipment only to the extent the alterations or modifications are readily removable without damage to the equipment. Under some master lease agreements, the end-user may assign its rights and obligations under the lease, but only upon receiving the prior written consent of the lessor. Under some leases, the lessee may relocate the equipment upon giving the lessor prompt written notice of the relocation. The right to grant or deny consent or to receive written notice will be exercised by the servicer under the authority delegated to it in the related pooling and servicing agreement. Some leases will permit the end-user to substitute substantially identical leased equipment for leased equipment scheduled to be returned to the lessor under the lease.

          While the terms and conditions of the leases will not usually permit cancellation by the end-user, the lessor and the end-user may modify or terminate some leases before the end of the lease term. The originator, or a vendor, with the consent of the originator, may permit the modifications to a lease term or early lease terminations. The modifications typically arise in connection with additional financing opportunities from the same end-user. End-users may also negotiate with the originator, at the originator's discretion, an early termination arrangement allowing the end-user to purchase the equipment during the term of a lease. The early-termination purchase price is often equal to or in excess of the present value of the remaining rental payments under the lease plus the anticipated market value of the related equipment as of the end of the lease term. The originator may permit early termination of a lease in connection with the acquisition of new technology requiring replacement of the equipment. In these cases, the end-user returns the related equipment to the vendor or originator and pays an amount generally equal to the present value of the remaining rental payments under the lease plus an early termination fee to the originator. Modifications usually involve repricing a lease or modification of the lease term. Occasionally the lessor and the end-user may modify a lease in connection with an increase in the capacity or performance of equipment by adding additional equipment that includes new technology. Coincident with the financing of an upgrade to the equipment, the originator may reprice and extend the related base lease term to be coterminous with the desired term of the lease relating to the upgrade. In some cases, subject to conditions described under "DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS -- SERVICING," base lease extensions may remain in a contract pool. The sponsor expects that the servicer will continue to permit these modifications and terminations with respect to leases included in a contract pool under the authority delegated to it in the related pooling and servicing agreement. The servicer's ability to modify leases is limited by the conditions and covenants of the servicer described under "DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS -- SERVICING."

          The originator may modify the standard terms and conditions of the lease agreement at the inception of a lease at the request of the end-user. Common permitted modifications include, but are not limited to:

               o prearranged mid-lease purchase options, early termination options and lease extension options as described above;

               o    modifications to the lessor's equipment inspection rights;

               o modifications to the end-user's insurance requirements permitting the end-user to self-insure against casualty to the equipment;

               o the end-user's right to assign the lease or sub-lease the financed items to an affiliated entity, so long as the end-user remains liable under the lease and promptly notifies the lessor or its assignee of the assignment or sublease; and

               o    extended grace periods for late payments of rent.

          In some cases, after a lease term expires the originator may permit the end-user to continue to use the related equipment for so long as the end-user continues to make lease payments. After the expiration of the term of a lease, any continued lease payments will belong to the depositor, not the owner trust.

   SECURED NOTES

          Each originator may also provide direct initial financing or refinancing of equipment and software under secured promissory notes, which consist of an installment note and a separate security agreement. In an initial financing transaction, the originator pays to the vendor the purchase price for the equipment or software. In a refinancing transaction, the originator pays off an end-user's existing financing source, and the initial financing or refinancing is documented as a direct loan by the originator to the end-user of the equipment or software using a secured note. In the case of a refinancing transaction, upon payment to the existing financing source, the originator obtains a release of the original financing party's lien on the financed equipment. In either case, the originator records its own lien against the financed equipment or software and takes possession of the secured note. Except for the lack of references to "sale" or "purchase" of equipment, a secured note contains terms and conditions substantially similar to those contained in conditional sale agreements.

INSTALLMENT PAYMENT/FINANCING AGREEMENTS

          Each originator may provide financing for software license fees and related support and consulting services under

               o installment payment supplements to software license agreements,

               o    separate installment payment agreements, and

               o other forms of financing agreements assigned to the originator by vendors of software.

Each financing agreement of this type:

               o    generally is an unsecured obligation of the end-user;

               o generally provides for a fixed schedule of payments with no end-user right of prepayment;

               o    generally is noncancellable for its term;

               o generally contains a "HELL OR HIGH WATER" clause unconditionally obligating the end-user to make periodic payments, without setoff, at the times and in the amounts specified. If a financing agreement does not provide for noncancellability or a "HELL OR HIGH WATER" clause, the financing agreement will typically have the benefit of a vendor guarantee;

               o generally permits the assignment of the payment agreement to a third party, including the originator, and includes the end-user's agreement not to assert against assignee any claims or defenses the end-user may have against the vendor; and

               o generally contains default and remedy provisions that usually include acceleration of amounts due and to become due and, in some cases, the right of the vendor, or the originator by assignment, to terminate the underlying software license and all related support and consulting activities.

EQUIPMENT

          The end-user contracts may consist of some or all of the following types of new and used equipment:

               1)   information technology equipment, including:

               o computer work stations, o mainframe, mid-range and personal computers,

               o    data storage devices,

               o    media and video production/post production equipment,

               o    servers and

               o    computer related peripheral equipment,

               2) communications equipment, such as telephone switching and networking systems,

               3)   commercial business and industrial equipment, such as:

               o    printing presses,

               o    machine tools and other manufacturing equipment,

               o    photocopiers, facsimile machines and other office equipment,

               o    energy savings and control equipment,

               o    corrugated boards,

               o    plastic injections,

               o    folding cartons

               o    silk screening equipment,

               o    automotive diagnostic and

               o    automated testing equipment,

               4)   retail equipment, such as

               o    petroleum retail equipment,

               o    fuel dispensers,

               o    ATM units,

               o    convenience store operating equipment,

               o    embroidery machines,

               o coin operated, vending, amusement and coffee service equipment and

               o    restaurant equipment,

               5) medical and dental equipment, such as diagnostic and therapeutic examination equipment for radiology, nuclear medicine and ultrasound and laboratory analysis equipment,

               6)   resources equipment, such as feller-bunchers and grapplers,

               7)   transportation and construction equipment, such as:

               o heavy and medium duty trucks, highway trailers and other title vehicles,

               o    school buses,

               o    bulldozers,

               o    loaders,

               o    graders,

               o    excavators,

               o    machine tools,

               o    forklifts,

               o    other materials handling equipment,

               o    golf carts,

               o    aircraft engines,

               o    other road and off-road machinery and

               o    electronics manufacturing and testing equipment,

               8)   other equipment

               o    forestry,

               o    pollution control,

               o    mining and steel mill equipment,

               o    laundry, janitorial, and cleaning equipment,

               o    photographic equipment,

               o    refuse equipment and

               o    furniture and fixtures equipment.

          In each case, the depositor will transfer the security interests of the originator in the equipment subject to each related end-user contract, but not ownership interests in the case of leased equipment, to the relevant owner trust.

SOFTWARE AND SERVICES

          Some end-user contracts may cover license fees and other fees owed by the end-user under either perpetual or term software license agreements and other related agreements in connection with the end-user's use of computer software programs. The end-user contracts may also cover related support and consulting services which are provided by the vendor, an affiliate of the vendor or a third party contract party and which facilitate the obligor's use of the software. Neither the vendors or licensors of the software nor the end-users under the related end-user contracts will convey to the originator any interest in the software or the software license agreement, other than the right to collect the payment of software license fees. However, in some cases, the vendors may convey to the originator the right to exercise rights and remedies under the relevant software license agreement or related agreements. Consequently, unless otherwise specified in your prospectus supplement, an owner trust will not have title to or a security interest in the software, nor will it own the related services, and would not be able to realize any value from the software or related servicer under a related end-user contract upon a default by the end-user.

VENDOR LOANS

          The contracts may include limited recourse loan or repayment obligations of a vendor. These may take the form of promissory notes with related security interests documented by security agreements or specific provisions in related program agreements. Each of the obligations is secured by all of the vendor's interest in an individual end-user contract originated by the vendor and by the equipment related to the end-user contract.

          The originator may originate vendor loans through, and the vendor loans may incorporate terms and conditions of, a program agreement. See "PROGRAM AGREEMENTS WITH VENDORS." Vendor loans generally are non-recourse to the vendor, meaning that the originator may obtain repayment solely from the proceeds of the end-user contracts and related equipment securing the vendor loan. However, the originator may have recourse to a vendor for nonpayment of a vendor loan through a limited recourse arrangement in the related program agreement or other related agreement. The repayment terms under a vendor loan, including periodic amounts payable and schedule of payments, will correspond to the payment terms of the end-user under the end-user contract collaterally assigned under the vendor loan. Each vendor loan will either include most, if not all, of the representations and warranties regarding the end-user contract and related equipment typically included in a vendor agreement, or incorporate these representations and warranties included in any related program agreement by reference.

PROGRAM AGREEMENTS WITH VENDORS

          An originator's program agreement is typically an agreement with equipment manufacturers, dealers and distributors, or software licensors or distributors, located in the United States. The program agreement provides an originator with the opportunity to finance transactions relating to the acquisition or use by an end-user of a vendor's equipment, software, services or other products. Vendor program arrangements provide an originator with a steady, sustainable flow of new business, often with lower costs of origination than asset-based financings marketed directly to end-users. Some of the program agreements take the form of a referral relationship, which is less formal, and may or may not include credit or remarketing support to the originator from the vendor.

          Each program agreement under which vendors or another party originate and document contracts and assign them to the originator typically includes vendor representations, warranties and covenants regarding each contract assigned to an originator, including that:

               o the obligations of the end-user under the assigned contract are absolute, unconditional, noncancellable, enforceable in accordance with their terms and free from any rights of offset, counterclaim or defense;

               o the originator holds the sole original of the contract and has either title to or a first priority perfected security interest in the equipment, except with respect to situations where no financing statement is filed due to the minimum value involved;

               o the equipment and the contract are free and clear of all liens, claims or encumbrances except for permitted liens;

               o the end-user has irrevocably accepted the equipment or the software; and

               o the end-user duly authorized and signed the assigned contract;

          Each program agreement under which the originators document and originate contracts typically include vendor representations, warranties and covenants regarding each contract, including that

               o the equipment has been delivered to and accepted by the end-user;

               o    the vendor has not received any advance payments;

               o    the vendor has good title to the equipment; and

               o the vendor has not made any misrepresentations to the end-user.

          In each of the two above described program structures, relevant agreements also typically provide for

               o remedies for misrepresentations or breaches of warranties or covenants by the vendor regarding an assigned contract. These remedies usually require the vendor to repurchase the affected end-user contract for the originator's investment balance in the contract plus costs incurred by the originator in breaking any underlying funding arrangement; and

               o the right of an originator to further assign its interests in assigned contracts, all related payments and any related interest in equipment.

          In addition, the originators may enter into profit sharing arrangements with some vendors. These arrangements typically will provide for sharing of revenues generated under the program and for joint participation in management. Under the terms of these arrangements, the originators typically maintain direct or indirect control over all credit decision-making activities.

          Also, a program agreement or profit sharing arrangement may include recourse against a vendor with respect to end-user defaults under some end-user contracts,

               o by specifying that the assignment of the contract from the vendor to the originator is with full recourse against the vendor;

               o by specifying that the vendor will absorb a limited fixed dollar or percentage amount of "FIRST LOSSES" on the contract;

               o by inclusion of the contract in an ultimate net loss pool created under the program agreement as well as guarantees by the applicable vendor with respect to certain contracts which are cancelable or which do not contain "HELL OR HIGH WATER" provisions; or

               o by providing for vendor repurchase of the contract or vendor indemnification payments for breaches of certain representations and warranties made by the vendor with respect to the contract.

If an end-user defaults under a contract subject to a net loss pool, the originator may be permitted to draw against the net loss pool up to the amount of the originator's remaining unpaid investment balance in the defaulted contract. The originator may also be permitted to draw against the net loss pool with respect to contracts that are not included in the pool of contracts in a particular owner trust and, accordingly, there can be no assurance that any amounts contributed by a vendor to a net loss pool will be available with respect to a defaulted contract included in the pool of contracts owned by a particular owner trust.

          The manner in which the vendor assigns contracts to the originator varies from one program agreement to another, depending upon

               o    the nature of the items financed,

               o    the form of the contract,

               o the accounting treatment sought by the vendor and the end-user, and

               o    tax considerations.

          For example, an originator might:

               o accept a vendor loan and collateral assignment of the contract and related equipment or security interest in the equipment from the vendor; or

               o accept a full assignment of the contract and a collateral assignment of the related equipment or security interest from the vendor, which collateral assignment secures the end-user's obligations under the contract or lease.

The originator also may receive, from a vendor with respect to software, a full assignment of leases, installment payment agreements, installment payment supplements to license agreements, and other types of financing agreements used in financing software license payments and related support and consulting services. These assignments may include an assignment of the software vendor's or licensor's right, or the agreement of the vendor or licensor, at the originator's instructions, to terminate the software license covered by the contract and suspend related support in the event of an end-user default under the contract. In some cases, the software vendor also agrees not to relicense the same or similar software to a defaulted end-user for some period of time, e.g., one year, unless the end-user cures its default.

          Some portion of the contracts included in the pool of contracts, especially in the case of conditional sale agreements, may consist of contracts originated by vendors and assigned to the originator in vendor assignments, each of which relates to an individual contract, rather than under a program agreement. Each vendor assignment will either be with or without recourse against the vendor for end-user defaults. Each vendor assignment will typically contain many, if not all, of the representations, warranties and covenants typically contained in program agreements, as well as a vendor repurchase requirement in the event of a breach by the vendor of the representations, warranties or covenants. Vendor assignments may or may not provide for any vendor remarketing support in the event of an end-user default.

RESIDUAL INVESTMENTS

          Any of the originators may finance all or a portion of the residual interest in the equipment under program agreements and under direct transactions between an obligor and the applicable originator. Any investment by the originator in a residual interest shall be referred to as a residual investment. Program agreements may provide that the originator may, at its sole discretion and in connection with the funding of a lease of equipment, make a residual investment in that equipment by advancing additional funds against a portion of the anticipated residual value of the equipment, and not just against the discounted present value of the rental payments due under the contract. Residual investments may take the form of an advance of the present value of some specified percentage of the anticipated residual value of the equipment or a specified percentage, typically not greater than 10%, of the amount to be paid by the originator in funding the present value of the rental payments due under the contract.

          With respect to vendor assignments, the originator may advance the entire purchase price of the equipment subject to a true lease, take title to the equipment, and accept an assignment of the true lease contract from a vendor. With respect to the leases originated by the originator the originator may advance the entire purchase price of the equipment to the vendor, take title to the equipment from the vendor, and enter into a true lease contract with an obligor. In either of the two foregoing types of transactions, the originator will have advanced more than the discounted present value of the rents payable under the true lease contracts by paying the purchase price for the equipment, and so will have made a residual investment in the equipment.

          In some program agreements, the originator may make the residual investment in the form of a full recourse loan of additional funds to the vendor. That loan is repayable by the vendor at the expiration or termination of the contract with interest and is secured by a security interest in the financed equipment. In some transactions involving vendor assignments or direct transactions with obligors under true lease contracts, the originator may obtain the obligation of either the vendor or the obligor to purchase the equipment at the end of the lease term for the full amount of the originator's residual investment in the equipment with accrued interest. Any transaction in which the originator may look to either the vendor or the obligor, and not just the value of equipment itself, to recover its residual investment with interest shall be referred to as a "GUARANTEED RESIDUAL INVESTMENT". Other than guaranteed residual investments, a residual investment will not be included in the discounted contract balance of any contract and, therefore, would not be financed with the proceeds of the notes. This type residual investment is referred to in this prospectus as the "EXCLUDED RESIDUAL INVESTMENT."

          The seller or an affiliate of the seller will transfer the excluded residual investment associated with any contract included in a pool of contracts to the depositor or another affiliate under the terms of a purchase and sale agreement or other transfer agreement. Unless otherwise specified in your prospectus supplement, the depositor will not transfer the excluded residual investment to an owner trust under the related pooling and servicing agreement. The related owner trust's interest in contracts with associated residual investments, other than with guaranteed residual investments, will typically be limited to the discounted present value of the rental payments due under the contract and a security interest in the related equipment. The originator may assign its excluded residual investment to a third party, including the security interest in the equipment in respect of the residual investment.

CONTRACT FILES

          Each originator will indicate in the appropriate computer files relating to the contracts being transferred to an owner trust that the originator has transferred the contracts for the benefit of the holders of the notes. Each originator will also deliver to the indenture trustee a computer file, microfiche or written list containing a true and complete list of all contracts which it has transferred, identified by account number and by the discounted contract balance of the contracts as of the transfer date.

COLLECTION ON CONTRACTS

          Your prospectus supplement will describe how all collections received with respect to the contracts will be allocated.

PAYMENTS GENERALLY

          The contracts usually require that an obligor make periodic payments on a monthly basis. Some contracts, however, provide for quarterly, semi-annual or annual payments. Obligors typically must make the payments under all of the contracts in United States dollars. Payment requirements usually are fixed and specified, rather than being tied to a formula or are otherwise at a floating rate. Payments under the contracts are ordinarily payable in advance, although a small percentage provide for payments in arrears.

EXPENSES RELATING TO EQUIPMENT

          The contracts require the obligors to assume the responsibility for payment of all expenses of the related equipment including, without limitation,

               o any expenses in connection with the maintenance and repair of the related equipment,

               o the payment of any and all premiums for casualty and liability insurance, and

               o    the payment of all taxes relating to the equipment.

INSURANCE; REPAIR AND REPLACEMENT

          Unless otherwise set forth in your prospectus supplement, lease contracts require that the obligors will maintain liability insurance and which must name the lessor as additional insured.

               o    leases, or

               o    loan and security agreements

An originator may waive this requirement from time to time. For some lease contracts, the obligor's already existing self-insurance program permits the obligor to self-insure the equipment. The originators may not track or verify insurance coverage as to the equipment related to a contract after the commencement of the contract.

          Often, the failure to maintain this insurance constitutes an event of default under the applicable contract. Usually, the obligor also agrees to indemnify the originator for all liability and expenses arising from the use, condition or ownership of the equipment.

          If the equipment is damaged or destroyed, each lease contract, unless otherwise set forth in your prospectus supplement, requires that the obligor:

               o    repair the equipment;

               o make a termination payment to the lessor in an amount not less than the amount required to pay off the contract; or

               o in some cases, replace the damaged or destroyed equipment with other equipment of comparable use and value.

The related pooling and servicing agreement, unless otherwise set forth in your prospectus supplement, permits the servicer, in the case of the destruction of the equipment related to a particular lease contract, either to:

               o allow the lessee to replace this equipment, provided that the replacement equipment is, in the judgment of the servicer, of comparable use and at least equivalent value to the value of the equipment which was destroyed, or

               o    accept the termination payment referred to above.

ASSIGNMENT OF CONTRACTS

          Typically the contracts will permit the assignment of the contract by the lessor or secured party without the consent of the obligor. However, occasionally, contracts require notification of the assignment to, or the consent of, the obligor. The seller will represent and warrant in the purchase and sale agreement that these notices have been given, or approvals will have been received, not more than ten days following the date of the transfer of the contract to the depositor. Typically, the contracts do not permit assignment of the contracts, or the related equipment, by the obligor without the prior consent of the lessor or secured party, except the contracts often may permit:

               o    assignments to a parent, subsidiary or affiliate;

               o the assignment to a third party, provided the obligor remains liable under the contract; or

               o assignment to a third party with a credit standing, which the originator determines in accordance with its underwriting policy and practice at the time for an equivalent contract type, term and amount, to be equal to or better than the original obligor.

Under the related pooling and servicing agreement, the servicer may permit an assignment of a particular contract from an obligor to a third party only if the servicer, utilizing the current underwriting criteria for its contract origination activities, determines that the third party is of sufficient credit quality that the servicer would permit the third party to become an obligor with respect to a contract that the servicer originates.

EVENTS OF DEFAULT AND REMEDIES

          Events of default under the contracts ordinarily include:

               o the failure to pay all amounts required by the contract when due;

               o the failure of the obligor to perform its agreements and covenants under the applicable contract;

               o    material misrepresentations made by the obligor;

               o the bankruptcy or insolvency of the obligor or the appointment of a receiver for the obligor; and

               o in some cases, default by the obligor under other contracts or agreements.

Some of these default provisions are, in some instances, subject to notice provisions and cure periods. Remedies available to the lessor or secured party upon the occurrence of an event of default by the obligor typically include the right

               o to cancel or terminate in the case of a contract subject to a true lease,

               o to accelerate payments in the case of a contract subject to financing,

               o    to recover possession of the related equipment and

               o to receive an amount intended to make the lessor or secured party, as the case may be, whole plus costs and expenses, including legal fees, which the lessor or secured party incurs as a result of the default.

Notwithstanding these events of default and remedies, unless otherwise set forth in your prospectus supplement, the pooling and servicing agreement, permits the servicer to take the actions, with respect to delinquent and defaulted contracts, a reasonably prudent creditor would take under similar circumstances. See "DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS -- SERVICING". The originators may occasionally provide payment extensions, typically of three months or less. Longer extensions are occasionally granted to customers experiencing delays in payment due to cash flow shortages or other reasons. However, originators do not intend extensions to be used to provide a temporary solution for a delinquent account. Rather, extensions are intended to be used when, in the judgment of the relevant credit authority, the extension is necessary to avoid a termination and liquidation of the contract and will maximize the amount to be received by the related owner trust with respect to the contract.

PREPAYMENTS AND EARLY TERMINATION

          Any contract may either:

               o not permit the obligor to prepay the amounts due under the contract or otherwise terminate the contract prior to its scheduled expiration date;

               o allow for a prepayment or early termination upon payment of an amount that is at least equal to the contract principal balance, determined using a discount rate specified in your prospectus supplement; or

               o allow for a prepayment or early termination without the payment of the contract principal balance.

Some contracts, often written as installment sales contracts, promissory notes or loan and security agreements, permit the obligor to prepay the contract, in whole or in part, at any time at par plus accrued interest.

          Under each pooling and servicing agreement, the servicer may allow the prepayment of any contract, but only if the amount paid, or, in the case of a partial prepayment, the sum of that amount and the remaining principal balance of the contract after application of that amount, is at least equal to the amount required to pay off the contract. The required payoff amount, with respect to any collection period for any contract, is equal to the sum of:

               o the scheduled payment due in that collection period and not yet received, together with any scheduled payments due in prior collection periods and not yet received; plus

               o the discounted contract principal balance of the contract as of the last day of that collection period, after taking into account the scheduled payment due in that collection period.

          In no event will revenues pledged for a series of notes include, nor will the notes otherwise be payable from, any portion of a prepayment on a contract that exceeds the required payoff amount for that contract.

          Under the pooling and servicing agreement, the depositor may replace any prepaid contract with a substitute contract. See " -- SUBSTITUTION OF CONTRACTS" below.

DISCLAIMER OF WARRANTIES

          The contracts which are subject to a true lease contain provisions by which the lessor, or the originator, as assignee of the lessor, disclaims all warranties with respect to the equipment. The lessor often assigns the manufacturer's warranties to the obligor for the term of the lease. Under true leases, the obligor accepts the equipment under the applicable contract following delivery and an opportunity to inspect the related equipment.

ADDITIONAL EQUIPMENT

          If specified in your prospectus supplement, some of the contracts which are subject to a true lease constitute leases of additional equipment, generally costing $25,000 or less, with existing obligors. Pursuant to the terms of the original contract between the lessor and the obligor, the parties document leases for additional equipment on a written form that the lessor prepares and delivers to the obligor, but the obligor does not execute, which written form describes all of the terms of the lease. Under the terms of the contract, the obligor agrees that unless it objects in writing within a specified period of time, it is deemed to have accepted the lease of this additional equipment.

REPRESENTATIONS AND WARRANTIES MADE BY THE SELLER

          Unless otherwise set forth in your prospectus supplement, the seller of contracts to the depositor, will make the representations and warranties set forth below regarding the contracts and the related equipment included in each pool of contracts transferred to an owner trust as of the related transfer date. The representations and warranties will also apply to contracts that the depositor reacquires from a trust to which the depositor previously transferred the contracts in connection with a warehouse receivables securitization facility.

          (1) the information with respect to the contracts is true and correct in all material respects;

          (2) immediately prior to the transfer of a contract, the contract was owned by the transferring party free and clear of any adverse claim except for permitted claims;

          (3)  the contract is not a defaulted or delinquent contract;

          (4) no provision of the contract has been waived, altered or modified in any material respect, except by instruments or documents contained in the files relating to the contract;

          (5) the contract is a valid and binding payment obligation of the obligor and its terms are enforceable, except as may be limited by insolvency, bankruptcy, moratorium, reorganization, or other similar laws affecting enforceability of creditors' rights and the availability of equitable remedies;

          (6) the contract is not and will not be subject to rights of rescission, setoff, counterclaim or defense;

          (7) the contract, at the time it was made, did not violate the laws of the United States or any state in any material respect;

          (8) (A) the contract and any related equipment have not been sold, transferred, assigned or pledged by the originator to any person other than the end-user, the seller, the depositor or any related financing trust; and

               (B)  either

                    (x) the contract is secured by a perfected lien, subject to permitted liens and subject to minimum filing value exceptions, on the related equipment or, in the case of any vendor loan, related end-user contract or equipment or

                    (y) in the case of a contract secured by a vehicle, within 90 calendar days of the origination or a acquisition of the contract by the originator all required state registration or recording procedures were initiated, and the originator's interest will be so noted or recorded within 180 days of the acquisition or origination;

          (9) if the contract constitutes either an "INSTRUMENT" or "CHATTEL PAPER" for purposes of the Uniform Commercial Code, there is not more than one "SECURED PARTY'S ORIGINAL" counterpart of the contract;

          (10) all filings necessary to evidence the conveyance or transfer of the contract to the depositor have been made or provided for in all appropriate jurisdictions, except that the parties have not made filings to note the seller;

          (11) the obligor is not, to the seller's knowledge, subject to bankruptcy or other insolvency proceedings;

          (12) the contract is a U.S. dollar-denominated obligation and the obligor's billing address is located in the United States or Puerto Rico;

          (13) the contract does not require the prior written notifications to a consent of an obligor or contain any other restriction on the transfer or assignment of the contract other than notifications that will have been given and consents or waivers of restrictions that will have been obtained within ten days after the date the contract was sold to the trust;

          (14) the obligations of the related obligor under the contract are irrevocable and unconditional and non-cancelable or, if not irrevocable and unconditional, are guaranteed by the vendor; or in the case of leases with governments, upon a cancellation of the lease, either the vendor is obligated to repurchase the lease or the seller will indemnify the depositor in respect of the cancellation;

          (15) no adverse selection procedure was used in selecting the contract for transfer;

          (16) the obligor under the contract is required to maintain casualty insurance with respect to the related equipment or to self-insure against casualty with respect to the related equipment in an amount that is consistent with servicer's normal servicing requirements;

          (17) the contract constitutes chattel paper, an account, an instrument or a general intangible as defined under the Uniform Commercial Code;

          (18) no lease is a "CONSUMER LEASE" as defined in Section 2A-103(1)(e) of the Uniform Commercial Code;

          (19) to the best knowledge of the relevant originator each lessee has accepted the related equipment and has had a reasonable opportunity to inspect the equipment;

          (20) except as provided in (14) above, the contract is not guaranteed by any originator nor has the originator established any specific credit reserve with respect to the related obligor;

          (21) each lease is a "TRIPLE NET LEASE" under which the obligor is responsible for the maintenance of the related equipment in a manner that conforms with general industry standards;

          (22) each vendor loan is secured by an eligible end-user contract(s) having an aggregate contract principal balance(s) equal to the outstanding principal amount of the vendor loan. In this context, an eligible end-user contract is one that

               A. satisfies all of these representations and warranties except number (2) above and number (8) above, in respect of ownership by the applicable originator;

               B. in which the relevant originator or financing trust has a perfected lien; and

               C. in which the transfer of the relevant originator's or financing trust's security interest in the contract to the owner trust creates a duly perfected lien;

          (23) the obligor is not the United States of America or any agency, department, subdivision or instrumentality of the United States of America;

          (24) the contract contains customary provisions for this type of financing, and the provisions are sufficient and enforceable, except as listed as noted in (5) above, to enable the relevant originator or its assignees to realize against the financed items securing the contract; and

          (25) if the obligor is a state or local government entity, the transfer of the contract does not violate any applicable state or local laws restricting or prohibiting transfer.

          The owner trust may modify the above representations and warranties and will describe any modification in the relevant prospectus supplement.

          In the event of a breach of any representation or warranty with respect to a contract that materially and adversely affects the owner trust's or any noteholder's or equity certificateholder's interest in the contract or the collectibility of the contract, the owner trust will have a warranty claim against the seller. The seller will then be obligated to repurchase the contract. However, the seller need not do so if the seller cures the breach by the second deposit date after the date on which the servicer becomes aware and gives notice to the seller of the breach. Any purchase shall be made on the deposit date immediately following the end of the second collection period at a price equal to the required payoff amount of the contract. The purchase price will be allocated to the related owner trust plus, if applicable, the book value of the related equipment which will be allocated to the depositor. The related indenture trustee may enforce this purchase obligation on your behalf, and this will constitute your sole remedy available against the seller, the depositor, the trust or the originators for any uncured breach, except that the seller will indemnify

               o    the related indenture trustee,

               o    the related owner trustee, and

               o    the related owner trust

against losses, damages, liabilities and claims which may be asserted against any of them as a result of third-party claims arising out of the facts giving rise to that breach. The seller may, in lieu of repurchasing the contract, cause the depositor to deliver a substitute contract as provided in the next-following section of this prospectus.

          Upon the purchase by the seller of a contract, the depositor will release the contract and related equipment to the seller.

SUBSTITUTION OF CONTRACTS

          The depositor will have the option to substitute one or more contracts having similar characteristics for contracts which are in default or have been prepaid or which have undergone material modification. In addition, in the case of a contract subject to a warranty claim, as described in " -- REPRESENTATIONS AND WARRANTIES MADE BY THE SELLER" above, the seller may choose to replace the contract with a substitute contract.

          Some contracts may permit the obligor to prepay the amounts due under the contract or otherwise to terminate the contract prior to its scheduled expiration date. The depositor may replace any prepaid contract with a substitute contract in lieu of applying the proceeds of the prepaid contract to the pledged revenues as described in this section.

          Material modification of a contract means a termination, release, amendment, modification or waiver of a contract that is not otherwise permitted under the pooling and servicing agreement. The depositor may provide substitute contracts for any that have been so materially modified. The depositor may also replace any defaulted contract with a substitute contract. The aggregate contract principal balances of the defaulted contracts for which the depositor may cause substitution is limited to 10% of the cut-off contract pool principal balance. The depositor may replace a prepaid contract with a substitute contract and the seller may choose to replace contracts subject to a warranty claim or a material modification with substitute contracts, in either case without regard to the 10% limitation described above.

          The same credit criteria and eligibility standards for the contracts in the contract pool on the closing date will also apply to substitute contracts added to the assets of the owner trust. The servicer will include information with respect to these substitute contracts, to the extent the servicer deems them material, in required periodic reports under the Securities Exchange Act of 1934 filed with the Securities and Exchange Commission on behalf of the owner trust. The substitute contracts will have contract principal balances equal to or greater than the contracts being replaced. The representations and warranties the seller makes with respect to the contracts in " -- REPRESENTATIONS AND WARRANTIES MADE BY THE SELLER" above will be equally applicable to substitute contracts.

DELINQUENCY AND NET LOSS EXPERIENCE

          Your prospectus supplement will set forth statistics relating to the delinquency and net loss experience on contracts within the originators' owned and managed portfolios of receivables similar to the contracts in a contract pool.


                     DESCRIPTION OF THE NOTES AND INDENTURE

          The issuance of each series of notes will be under an indenture, a form of which was filed with the Securities and Exchange Commission as an exhibit to the registration statement of which this prospectus is a part. In addition, a copy of the indenture for a series of notes will be filed with the Securities and Exchange Commission following the issuance of each series. The following summary describes certain material terms which may be common to each indenture and the related notes, but does not purport to be complete and is subject to all of the provisions of the indenture, the related notes and the description set forth in your prospectus supplement.

          The notes of each series will be issued in fully registered form only and will represent the obligations of a separate owner trust.

          Payments on the notes will be made by the indenture trustee on each payment date to persons in whose names the notes are registered as of the related record date. Unless otherwise specified in your prospectus supplement, the payment date for the notes will be the 20th day of each month, or if the 20th is not a business day, the next succeeding business day. Unless otherwise specified in your prospectus supplement, for so long as the notes are in book-entry form, the record date for any payment date will be the business day immediately preceding the payment date. Unless otherwise specified in your prospectus supplement, if the owner trust issues certificated notes, the record date will be the last business day of the month immediately preceding the payment date.

          A business day is any day other than a Saturday, Sunday or legal holiday on which commercial banks in New York City or such other jurisdictions specified in your prospectus supplement are open for regular business.

DISTRIBUTIONS

          Your prospectus supplement will describe as to your series of notes

               o    the timing and priority of distributions,

               o    the amount or method of determining distributions,

               o    allocations of loss and

               o    the interest rates.


          If specified in the related prospectus supplement, the trust may issue securities from time to time and use the proceeds of this issuance to make principal payments with respect to the notes of your series.

CREDIT ENHANCEMENT

          As further specified in the your prospectus supplement,

               o    a cash collateral account,

               o    a financial guaranty insurance policy,

               o    subordination of one or more classes of notes,

               o    overcollateralization,

               o    letters of credit or liquidity facilities,

               o    repurchase obligations,

               o    third party payments or other support,

               o    cash deposits,

               o    a reserve fund or

               o other form of credit enhancement which may become suitable in light of credit enhancement practices or developments in the future may be established on or prior to the date the contracts are transferred. The credit enhancement would be available to the related indenture trustee to pay interest and principal on the notes in the manner and to the extent specified in your prospectus supplement.

LIQUIDATION AND INSURANCE PROCEEDS

          The allocation of liquidation proceeds which will consist generally of all amounts the servicer receives in connection with the liquidation of a contract and disposition of the related equipment, net of any related out-of-pocket liquidation expenses, and the allocation of insurance proceeds for physical damage to or loss of equipment covered by contracts, will be as follows unless otherwise specified in your prospectus supplement:

               1) with respect to any contract subject to financing, the proceeds will be allocated to the owner trust; and

               2) with respect to any contract subject to a lease, the proceeds will, unless otherwise specified in your prospectus supplement, be allocated on a pro rata basis between the depositor, on the one hand, and the owner trust, on the other, based respectively on

                    (a)  the book value of the related equipment and

                    (b)  the required payoff amount for the contract.

However, if the proceeds in respect of any contract subject to a lease and the related equipment exceed the sum of the required payoff amount for the contract and the book value of the equipment, the excess shall be allocated solely to the depositor. For example, if the servicer, in connection with a defaulted contract subject to a lease, derived liquidation proceeds in the amount of $100 from the liquidation of the contract and disposition of the related equipment, and if the required payoff amount of the contract was, as of the collection period during which the contract became a liquidated contract, $120 and the book value of the equipment was $30, the liquidation proceeds would be allocated to the owner trust in the amount of $80 and to the depositor in the amount of $20. All liquidation proceeds which are so allocable to the owner trust will be deposited in a collection account and constitute pledged revenues to be applied to the payment of interest and principal on the notes in accordance with the priorities described under " -- DISTRIBUTIONS" above.

OPTIONAL PURCHASE OF CONTRACTS AND REDEMPTION OF NOTES

          The seller or other entity specified in your prospectus supplement may purchase all of the contracts owned by an owner trust on any payment date following the date on which the unpaid principal balance of the related notes is less than 10%, or such other percentage specified in your prospectus supplement, of the initial contract pool principal balance. Except as otherwise described in the prospectus supplement for your notes, the purchase price to be paid in connection with the purchase shall be at least equal to the sum of

               o the unpaid principal balance of the related notes as of that payment date,

               o    accrued but unpaid interest,

               o    unreimbursed servicer advances, and

               o    accrued but unpaid servicer fees.

If the seller or another entity does purchase the contracts, the related notes shall be redeemed on the payment date on which the purchase occurs. The redemption price will be the principal amount of the notes plus accrued and unpaid interest to but excluding the redemption date.

TRUST ACCOUNTS

          Except as otherwise specified in your prospectus supplement, the applicable indenture trustee will establish and maintain under each indenture segregated trust accounts which need not be deposit accounts, but which must be with a qualified institution. These accounts will include, among others, the "COLLECTION ACCOUNT" and the "DISTRIBUTION ACCOUNT." The accounts may, as described in the prospectus supplement for your notes, also include a cash collateral or reserve fund account as credit enhancement. All of these accounts are referred to collectively as the "TRUST ACCOUNTS."

          "Qualified institution" means the corporate trust department of the indenture trustee or any other depository institution

               o organized under the laws of the United States or any state or any domestic branch of a foreign bank,

               o the deposits of which are insured by the Federal Deposit Insurance Corporation and

               o which has, or whose parent corporation has, short-term or long-term debt ratings acceptable to Moody's Investors Service, Inc., Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. and Duff & Phelps Credit Rating Co.

          The servicer, as agent for the indenture trustee of any series, may designate, or otherwise arrange for the purchase by the indenture trustee of, investments to be made with funds in the trust accounts. All investments shall be eligible investments as defined in the related indenture that will mature not later than the business day preceding the applicable monthly payment date or any other date approved by the rating agencies. Eligible investments include, among other investments:

               o obligations of the United States or of any agency of the United States backed by the full faith and credit of the United States;

               o demand deposits, certificates of deposit, time deposits demand notes or bankers acceptance of eligible financial institutions;

               o    highly rated commercial paper or money market funds;

               o repurchase agreements in respect of United States government securities or securities guaranteed or otherwise backed by the full faith and credit of the United States Government with eligible institutions; and

               o other investments which have been approved by each rating agency.


REPORTS TO NOTEHOLDERS

          With respect to each series of notes, the servicer will furnish to the applicable indenture trustee, and the indenture trustee will include with each distribution to you, a statement, as specified in your prospectus supplement, in respect of the related payment date.

          If you purchase a note, you may receive these reports by making a written request to The Depository Trust Company. These reports do not constitute financial statements prepared in accordance with generally accepted accounting principles. None of the depositor, the sponsor, nor the servicer intends to send any of their respective financial reports to owners of notes. The servicer, on behalf of an owner trust, will file with the Securities and Exchange Commission legally required periodic reports concerning the owner trust.

          With respect to any series, the notes will be registered in the name of a nominee of The Depository Trust Company and will not be registered in the names of the beneficial owners or their nominees. As a result, unless and until definitive notes are issued in the limited circumstances described under " -- ISSUANCE OF CERTIFICATED NOTES AT A LATER DATE" below, the indenture trustee will not recognize you as a noteholder, as that term is used in the related indenture. Hence, until that time, you will receive reports and other information provided for under the related indenture only if, when and to the extent The Depository Trust Company and its participating organizations provide this information. The servicer will file a copy of each report with the Securities and Exchange Commission on Form 8-K to the extent the Securities Exchange Act of 1934 and the rules and regulations of the Securities and Exchange Commission under the Exchange Act require it.

BOOK-ENTRY REGISTRATION

          Unless your prospectus supplement states otherwise, you may hold your notes through The Depository Trust Company, referred to as "DTC," in the United States, or Clearstream, Luxembourg or Euroclear System in Europe, if you are a participant of those systems, or indirectly through organizations that are participants in those systems.

          DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered under to Section 17A of the Exchange Act. DTC was created to hold securities for its direct participants and to facilitate the clearance and settlement of securities transactions between its direct participants through electronic book-entries, thus eliminating the need for physical movement of certificates. DTC's direct participants include

               o    the underwriters offering the notes to you,

               o    securities brokers and dealers,

               o    banks,

               o    trust companies and

               o    clearing corporations, and may include other organizations.

Indirect access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly.

          To facilitate subsequent transfers, DTC will register all deposited notes in the name of DTC's nominee, Cede & Co. You will maintain beneficial ownership of the notes despite the deposit of notes with DTC and their registration in the name of Cede. DTC has no knowledge of the actual noteholders; DTC's records reflect only the identity of its direct participants to whose accounts the notes are credited, which may or may not be the noteholders. DTC's direct and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

          You have no entitlement to receive a certificate representing your interest in a class of notes. As long as the notes are registered in the name of Cede & Co., any action to be taken by you or any other noteholders will be taken by DTC upon instructions from DTC's participants. All distributions, notices, reports and statements to noteholders will be delivered to Cede, as the registered holder of the notes, for distribution to noteholders in compliance with DTC procedures.

          You will receive all payments of principal and interest on the notes through direct participants or indirect participants. DTC will forward the payments to its direct participants which will forward them to indirect participants or noteholders. Under a book-entry format, you may experience some delay in their receipt of payments, since payments will be forwarded to Cede as nominee of DTC. The indenture trustee will not recognize you as a noteholder, as that term is used in the indenture. You may exercise the rights of noteholders only indirectly through DTC and its direct participants and indirect participants. Because DTC can act only on behalf of direct participants, who in turn act on behalf of indirect participants, and on behalf of banks, trust companies and other persons approved by it, there may be limits on your ability to pledge the notes to persons or entities that do not participate in the DTC system, or to otherwise act with respect to notes, due to the absence of physical notes for the notes.

          Arrangements among the various parties govern conveyance of notices and other communications by

               o    DTC to direct participants,

               o    by direct participants to indirect participants and

               o by direct participants and indirect participants to noteholders, subject to any statutory or regulatory requirements as may be in effect from time to time.

Standing instructions and customary practices govern payments by DTC participants to noteholders, as is the case with securities held for the accounts of customers in bearer form or registered in "street name" and will be the responsibility of the DTC participant and not of DTC, the indenture trustee, the owner trustee, the originators or the originator, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest to DTC is the responsibility of the indenture trustee, disbursement of the payments to direct participants shall be the responsibility of DTC and disbursement of payments to noteholders shall be the responsibility of direct participants and indirect participants.

          Purchases of notes under the DTC system must be made by or through direct participants, which will receive a credit for the notes on DTC's records. The ownership interest of each actual noteholder is in turn to be recorded on the direct participants' and indirect participants' records. Noteholders will not receive written confirmation from DTC of their purchase, but noteholders are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holders, from the direct participant or indirect participant through which the noteholder entered into the transaction. Entries made on the books of DTC's participants acting on behalf of noteholders evidence transfers of ownership interests in the notes.

          DTC will not comment or vote with respect to the notes. DTC has advised that it will take any action permitted to be taken by a noteholder under the indenture only at the direction of one or more direct participants to whose accounts with DTC the notes are credited. Additionally, DTC has advised that to the extent that the indenture requires that any action may be taken only by noteholders representing a specified percentage of the aggregate outstanding principal amount of the notes, DTC will take the action only at the direction of and on behalf of direct participants, whose holdings include undivided interests that satisfy the specified percentage.

          DTC may discontinue providing its services as securities depositary with respect to the notes at any time by giving reasonable notice to the indenture trustee. Under these circumstances, in the event that a successor securities depositary is not obtained, fully registered, certificated notes are required to be printed and delivered. The originator may decide to discontinue use of the system of book-entry transfers through DTC or a successor securities depositary. In that event, fully registered, certificated notes will be delivered to noteholders. See " -- ISSUANCE OF DEFINITIVE NOTES AT A LATER DATE."

          The information in this section concerning DTC and DTC's book-entry system are from sources that the sponsor believes to be reliable, but neither the sponsor nor the owner trustee take any responsibility for the accuracy of this information.

          Clearstream Banking, societe anonyme, 67 Bd Grande-Duchesse Charlotte, L-2967 Luxembourg ("Clearstream, Luxembourg"), was incorporated in 1970 as "Cedel S.A.", a company with limited liability under Luxembourg law (a societe anonyme). Cedel S.A. subsequently changed its name to Cedelbank. On January 10, 2000, Cedelbank's parent company, Cedel International, societe anonyme ("CI") merged its clearing, settlement and custody business with that of Deutsche Borse Clearing AG ("DBC"). The merger involved the transfer by CI of substantially all of its assets and liabilities (including its shares in CB) to a new Luxembourg company, New Cedel International, societe anonyme ("New CI"), which is 50% owned by CI and 50% owned by DBC's parent company Deutsche Borse AG. The shareholders of these two entities are banks, securities dealers and financial institutions. Cedel International currently has 92 shareholders, including U.S. financial institutions or their subsidiaries. No single entity may own more than 5 percent of Cedel International's stock.

          Further to the merger, the Board of Directors of New Cedel International decided to rename the companies in the group in order to give them a cohesive brand name. The new brand name that was chosen is "Clearstream". With effect from January 14, 2000 New CI has been renamed "Clearstream International, societe anonyme". On January 18, 2000, Cedelbank was renamed "Clearstream Banking, societe anonyme", and Cedel Global Services was renamed "Clearstream Services, societe anonyme".

          On January 17, 2000 DBC was renamed "Clearstream Banking AG". This means that there are now two entities in the corporate group headed by Clearstream International which share the name "Clearstream Banking", the entity previously named "Cedelbank" and the entity previously named "Deutsche Brse Clearing AG".

          Clearstream, Luxembourg holds securities for its customers ("Clearstream, Luxembourg Participants") and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg customers through electronic book-entry changes in accounts of Clearstream, Luxembourg customers, thereby eliminating the need for physical movement of certificates. Transactions may be settled by Clearstream, Luxembourg in any of 36 currencies, including United States Dollars. Clearstream, Luxembourg provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream, Luxembourg is registered as a bank in Luxembourg, and as such is subject to regulation by the Commission de Surveillance du Secteur Financier, "CSSF", which supervises Luxembourg banks. Clearstream, Luxembourg's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream, Luxembourg's U.S. customers are limited to securities brokers and dealers, and banks. Currently, Clearstream, Luxembourg has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada, and the United States. Indirect access to Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream, Luxembourg. Clearstream, Luxembourg has established an electronic bridge with Morgan Guaranty Trust Company of New York as the Operator of the Euroclear System (MGT/EOC) in Brussels to facilitate settlement of trades between Clearstream, Luxembourg and MGT/EOC.

          Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of the participants in the Clearstream, Luxembourg and Euroclear systems, respectively, through customers' securities accounts in Clearstream, Luxembourg 's and Euroclear's names on the books of their respective depositaries which in turn will hold these positions in customers' securities accounts in the depositaries' names on the books of DTC.

          Clearstream, Luxembourg is incorporated under the laws of Luxembourg as a professional depositary. Clearstream, Luxembourg holds securities for its participants and facilitates the clearance and settlement of securities transactions between its participants through electronic book-entry changes in accounts of its participants, thus eliminating the need for physical movement of certificates.

          Indirect access to Clearstream, Luxembourg is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream, Luxembourg participant, either directly or indirectly.

          Euroclear was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear's participants through simultaneous electronic book-entry delivery against payment, thus eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. The Brussels, Belgium office of Morgan Guaranty Trust Company of New York operates Euroclear, under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation. Euroclear's operator conducts all operations and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with Euroclear's operator. Euroclear Clearance Systems S.C. establishes policy for Euroclear on behalf of Euroclear's participants, including banks, securities brokers and dealers, and other professional financial intermediaries.

          Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

          Morgan Guaranty Trust Company of New York is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, the Board of Governors of the Federal Reserve System and the New York Banking Department, as well as the Belgian Banking Commission, regulates and examines it.

          Euroclear holds all securities on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear operator acts under the Euroclear Terms and Conditions only on behalf of Euroclear's participants, and has no record of or relationship with persons holding through Euroclear's participants.

          Transfers between direct participants will comply with DTC rules. Transfers between Clearstream, Luxembourg 's participants and Euroclear's participants will comply with their rules and operating procedures.

          DTC will effect, under DTC rules, cross-market transfers between persons holding directly or indirectly through DTC in the United States, on the one hand, and directly or indirectly through Clearstream, Luxembourg or Euroclear, on the other, through the relevant European international clearing system through its Depositary; however, these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in this system as required by its rules and procedures and within its established deadlines, European time. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment using its normal procedures for same-day funds settlement applicable to DTC. Clearstream, Luxembourg participants and Euroclear participants may not deliver instructions directly to the depositaries.

          Because of time-zone differences, credits of securities in Clearstream, Luxembourg or Euroclear as a result of a transaction with a DTC participant will be made during the subsequent securities settlement processing day, dated the business day following the DTC settlement date, and the credits or any transactions in the securities settled during the processing day will be reported to the relevant Clearstream, Luxembourg participant or Euroclear participant on that business day. Cash received in Clearstream, Luxembourg or Euroclear as a result of sales of securities by or through a Clearstream, Luxembourg participant or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC.

          Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of notes among participants of DTC, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform these procedures and these procedures may be discontinued at any time.

          Except as required by law, none of the seller, the company, any originator, the owner trustee, the depositor or the indenture trustee will have any liability for any aspect of the records relating to, actions taken or implemented by, or payments made on account of, beneficial ownership interests in the notes held through DTC, or for maintaining, supervising or reviewing any records or actions relating to beneficial ownership interests.

ISSUANCE OF CERTIFIED NOTES AT A LATER DATE

          The owner trust will issue notes in fully registered, certificated form to beneficial owners or their nominees rather than to DTC or its nominee, only if:

               (1) the owner trustee advises the indenture trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the notes, and the owner trustee or the indenture trustee is unable to locate a qualified successor,

               (2) the owner trustee elects to terminate the book-entry system, or

               (3) after the occurrence of an event of default under the indenture, the holder of at least 66 2/3% of the principal amount of its outstanding notes advises the indenture trustee that the continuation of the book-entry system is met in their best interests.

          Upon the occurrence of any of the events described in the immediately preceding paragraph, the indenture trustee must notify all beneficial owners for each class of notes held through DTC of the availability of notes in fully registered, certificated form. Upon surrender by DTC of the global note representing the notes and instructions for reregistration, the indenture trustee will issue these fully registered, certificated notes, and the indenture trustee will recognize the holders of fully registered, certificated notes as noteholders under the indenture.

          Additionally, upon the occurrence of any event described above, the indenture trustee will distribute principal of and interest on the notes directly to you as required by the indenture. Distributions will be made by check, mailed to your address as it appears on the note register. Upon at least five days' notice to noteholders for the class, however, the indenture trustee will make the final payment on any note only upon presentation and surrender of the note at the office or agency specified in the notice of final distribution to noteholders. The indenture trustee will make the final payment in this manner whether the notes are fully registered, certificated notes or the note for the class registered in the name of Cede & Co. representing the notes of the class.

          You may transfer any fully registered, certificated notes of any class at the offices of the indenture trustee or its agent in New York, New York, which the indenture trustee shall designate on or prior to the issuance of any fully registered, certificated notes with respect to that class. There is no service charge for any registration of transfer or exchange, but the indenture trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection with the transfer or exchange.

MODIFICATION OF INDENTURE WITHOUT NOTEHOLDER CONSENT

          Unless your prospectus supplement states otherwise, the owner trust and the indenture trustee for a note series may, without your consent, enter into one or more supplemental indentures for any of the following purposes:

               o    to change the collateral description;

               o to provide for a successor to the owner trust to assume the notes and the indenture obligations;

               o to add additional covenants for your benefit, or to surrender any rights or power of the owner trust;

               o    to transfer or pledge any property to the indenture trustee;

               o if not adverse to the interests of noteholders, to correct or supplement any provision in the indenture that is ambiguous or inconsistent with any other provision of the indenture or to make any other provision in respect of matters under the indenture;

               o to accept a successor indenture trustee or to change the provisions of the indenture to facilitate the administration by more than one trustee;

               o    to comply with the Trust Indenture Act of 1939, as amended;
                    or

               o to elect to come under the FASIT provision of the Internal Revenue Code, if the owner trust provides an opinion of counsel as to no adverse impact on noteholders.

MODIFICATION OF INDENTURE WITH NOTEHOLDER CONSENT

          Unless your prospectus supplement states otherwise, with the consent of the required majority of the noteholders determined as described in the prospectus supplement for your notes, prior notice to each rating agency and an opinion of counsel, the owner trustee and the indenture trustee may modify the indenture and your rights under it.

          Without the consent of the holder of each outstanding note affected, however, no modification of the indenture may:

               o reduce the note principal amount, interest rate or redemption price or change the timing of payments;

               o modify the manner of application of payments in respect to contracts to the notes;

               o impair your right to sue to enforce payment provisions of the indenture;

               o    reduce the percentage needed for consents of noteholders;

               o permit the creation of any lien on collateral under the indenture ranking prior to or on a parity with the lien of the indenture;

               o adversely affect the manner of determining notes outstanding or the requisite note for liquidating the trust estate; or

               o modify the provisions of the indenture relating to these types of indenture modification without the consent of all noteholders.

EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT

          Except as otherwise provided in the prospectus supplement for your notes, events of default under each indenture will consist of:

               o a default for five calendar days or more in the payment of interest due on any note;

               o failure to pay the unpaid principal amount of any class of notes on the maturity date for the notes;

               o failure of the owner trust or the depositor to observe any provisions set forth in the pooling and servicing agreement or the indenture, which failure has a material adverse effect on the noteholders and continues for 60 calendar days after written notice;

               o any representation or warranty made by the owner trust or the depositor in the pooling and servicing agreement or indenture was incorrect as of the time made, and continues to be incorrect for a period of 60 calendar days after notice is given and as a result of which the noteholders are materially and adversely affected. A breach of a representation or warranty as to a contract will be considered not to have occurred if the seller purchases the contract or effects a substitution for it, as provided in "THE CONTRACTS -- REPRESENTATIONS AND WARRANTIES MADE BY THE SELLER" and " -- SUBSTITUTION OF CONTRACTS" above;

               o events of bankruptcy, insolvency, receivership or liquidation of the owner trust or the depositor; or

               o    the owner trust becomes an investment company.

          If an event of default should occur and be continuing with respect to the notes of a series, the required holders may, except as to a bankruptcy or insolvency event of default, deem the event not to have occurred.

          If the indenture trustee declares the notes of a series due and payable following an event of default, the indenture trustee may:

               o institute proceedings to collect amounts due or foreclose on the indenture collateral,

               o    exercise remedies as a secured party, or

               o sell the indenture collateral, or elect to have the owner trust maintain possession of the pledged revenues.

          Unless otherwise provided in your prospectus supplement, the indenture trustee, however, may not sell the indenture collateral following an event of default, except an event arising from the owner trust's failure to pay interest or principal, unless:

               o the holders of all the outstanding notes consent to the sale;

               o the proceeds of the sale distributable to holders of the notes are sufficient to pay in full the principal and accrued interest on all the outstanding notes at the date of the sale; or

               o the indenture trustee determines, in complete reliance on investment banking or accounting firm certifications, that the trust estate would not be sufficient on an ongoing basis to make all payments on the notes as the payments would have become due if the obligations had not been declared due and payable, and the indenture trustee obtains the consent of the required holders.

Following a declaration upon an event of default that the notes are immediately due and payable, the application of any proceeds of liquidation of the pledged revenues will be in the order of priority described in the prospectus supplement for your class of notes.

          If an event of default occurs and is continuing, the indenture trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the holders of the notes, if the indenture trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which it may incur in complying with that request. A majority of the noteholders will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the indenture trustee. Additionally, a majority of the noteholders may, in some cases, waive any default, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of all of the holders of the outstanding notes.

          Unless otherwise provided in your prospectus supplement, no holder of a note will have the right to institute any proceeding with respect to the indenture, unless:

               o the holder previously has given to the indenture trustee written notice of a continuing event of default;

               o the holders of not less than 25% in principal amount of the outstanding notes make written request of the indenture trustee to institute the proceeding in its own name as indenture trustee;

               o the holder or holders offer the indenture trustee reasonable indemnity;

               o the indenture trustee has for 60 days failed to institute the proceeding; and

               o no direction inconsistent with that written request has been given to the indenture trustee during the 60-day period by the holders of a majority in principal amount of the outstanding notes.

          In addition, the indenture trustee and you, by accepting the notes, will covenant that they will not at any time institute against the sponsor, the seller, the depositor or the owner trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

          Neither the indenture trustee nor the owner trustee in its individual capacity, nor the sponsor, the seller, the depositor, nor any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will be personally liable for the payment of the notes or for any agreement or covenant of the owner trust contained in the indenture.

OWNER TRUST COVENANTS

          Each indenture will provide that the related owner trust may not consolidate with or merge into any other entity, unless:

               o the entity formed by or surviving the consolidation or merger is organized under the laws of the United States or any state;

               o the entity expressly assumes the owner trust's obligation to make due and punctual payments upon the notes and the performance or observance of every agreement and covenant of the owner trust under the indenture;

               o no event of default shall have occurred and be continuing immediately after the merger or consolidation;

               o the rating agencies advise the owner trustee that the rating of the notes then in effect would not be reduced or withdrawn as a result of the merger or consolidation;

               o the owner trustee has received an opinion of counsel to the effect that the consolidation or merger would have no material adverse tax consequence to the owner trust or to any noteholder or equity certificate holder; and

               o the owner trust or the person, if other than the owner trust, formed by or surviving the consolidation or merger has a net worth, immediately after the consolidation or merger, that is (a) greater than zero and (b) not less than the net worth of the owner trust immediately prior to giving effect to the consolidation or merger.

         Each owner trust will not, among other things:

               o except as expressly permitted by the related indenture or trust agreement, transfer any of the assets of the owner trust;

               o claim any credit on or make any deduction from, the principal and interest payable in respect of the related notes, other than amounts withheld under the bankruptcy code or applicable state law, or assert any claim against any present or former holder of notes because of the payment of taxes levied or assessed upon the owner trust;

               o    dissolve or liquidate in whole or in part;

               o permit the validity or effectiveness of the indenture to be impaired or permit the release of any person from any covenants or obligations relating to the notes under the indenture except as expressly permitted in the indenture; or

               o except as expressly permitted in the indenture, the pooling and servicing agreement or the trust agreement, permit any lien or claim to burden any assets of the owner trust.

          No owner trust may engage in any activity other than as specified above under "THE OWNER TRUSTS." Each owner trust will not incur, assume or guarantee any indebtedness other than indebtedness incurred under the related notes and the related indenture or otherwise in accordance with the related indenture, trust agreement and pooling and servicing agreement.

ANNUAL COMPLIANCE STATEMENT

          Each owner trust will be required to file annually with the applicable indenture trustee a written statement as to the fulfillment of its obligations under the indenture.

INDENTURE TRUSTEE'S ANNUAL REPORT

          Each indenture trustee will be required to mail each year to all noteholders of the related series a brief report relating to:

               o its eligibility and qualification to continue as indenture trustee under the related indenture,

               o    any amounts advanced by it under the indenture,

               o the amount, interest rate and maturity date of certain indebtedness owing by the owner trust to the indenture trustee in its individual capacity,

               o the property and funds physically held by the indenture trustee and

               o any action taken by it that materially affects the notes and that has not been previously reported.

SATISFACTION AND DISCHARGE OF INDENTURE

          The discharge of an indenture will occur with respect to the collateral securing the notes of a series upon the delivery to the related indenture trustee for cancellation of all the notes or, with certain limitations, upon deposit with the indenture trustee of funds sufficient for the payment in full of all of the notes.

THE INDENTURE TRUSTEE

          The indenture trustee for any series will be specified in your prospectus supplement. An indenture trustee may resign at any time, in which event the depositor or the sponsor will be obligated to appoint a successor trustee. The owner trust may also remove an indenture trustee

               o if the indenture trustee ceases to be eligible to continue to serve under the indenture,

               o if the indenture trustee becomes subject to bankruptcy proceedings, or

               o    if the indenture trustee becomes incapable of acting.

In these circumstances, the owner trust will be obligated to appoint a successor trustee. Any resignation or removal of an indenture trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by a successor trustee.

               DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS

          The following summarizes the material terms of each pooling and servicing agreement, a form of which was filed with the registration statement of which this prospectus is a part. In addition, a copy of the pooling and servicing agreement relating to a series of notes will be filed with the Securities and Exchange Commission following the sale of those notes. This summary describes terms expected to be common to each pooling and servicing agreement, but the sponsor does not intend this summary to be complete. This summary is subject to the provisions of the pooling and servicing agreement relating to a particular series and the description set forth in your prospectus supplement. You should read the form of the pooling and servicing agreement filed as noted above.

TRANSFER OF CONTRACTS AND EQUIPMENT

          Prior to the offering of a series of notes, the seller may have sold contracts to the depositor for deposit into a trust used in connection with temporary financing arrangements. The depositor may reacquire some or all of these contracts for deposit into the owner trust in connection with the offering and sale of a particular series of notes. On or before the applicable closing date, the seller will transfer to the depositor under one or more purchase agreements all of its interest in the following:

               o the contracts, its security interest in the related equipment and the related equipment,

               o the right to receive all scheduled payments and prepayments received on the contracts on or after the date of transfer, but excluding any scheduled payments due on or after, but received prior to, the transfer date,

               o all rights under insurance policies maintained on the equipment under the contracts,

               o    all documents contained in the files and

               o    all proceeds derived from any of the above.

          Under the pooling and servicing agreement, on the applicable closing date, the depositor will transfer to the owner trust:

               o all of its rights in the contracts and rights in the equipment and other rights listed above, except that in the case of leased equipment, the depositor will typically retain ownership of the equipment, any rights to payments made or attributable to the leased equipment upon expiration of the related lease contract, of contract prepayments and liquidation proceeds allocable to the depositor under the pooling and servicing agreement and of any portion of the purchase amount attributable to the book value of the leased equipment, other than any guaranteed residual investment;

               o all funds on deposit from time to time in the trust accounts; and

               o    all its rights under the purchase and sale agreement.

          Each pooling and servicing agreement will designate the servicer as custodian to maintain possession, as the owner trust's agent, of the contracts and all related documents. To facilitate servicing and save administrative costs, the documents often will not be physically segregated from other similar documents that are in the servicer's possession. Financing statements will be filed on the transfer date in the applicable jurisdictions reflecting:

               o the transfer of the contracts and the equipment by the originators, other than the seller, to the seller,

               o the transfer of the contracts and the equipment by the seller to the depositor and, as applicable by any temporary financing trust to the depositor,

               o    the transfer by the depositor to the owner trust, and

               o    the pledge by the owner trust to the indenture trustee.

          The originators' accounting records and computer systems will also reflect these assignments and this pledge.

COLLECTIONS ON CONTRACTS

          The applicable indenture trustee will maintain a collection account, into which the servicer will deposit the following amounts no later than, unless otherwise set forth in your prospectus supplement, the second business day after their processing:

               o    all scheduled payments made under the contracts;

               o all prepayments, excluding any portion which your prospectus supplement states is allocable to the depositor;

               o amounts constituting liquidation proceeds on liquidated contracts, to the extent specified in your prospectus supplement;

               o all payments made by the seller under the pooling and servicing agreement to repurchase any contract as a result of a breach of a representation or warranty, as described under "THE CONTRACTS -- REPRESENTATIONS AND WARRANTIES MADE BY THE SELLER," excluding, in the case of a lease contract, any portion which your prospectus supplement states is allocable to the depositor; and

               o the amount paid by the depositor to purchase the contracts, as described under "DESCRIPTION OF THE NOTES AND INDENTURE."

          So long as no event of termination shall have occurred and be continuing with respect to the servicer, the servicer may make the required remittances to the collection account net of its servicing fees.

          The servicer may withdraw from the collection account any amounts deposited in error or required to be repaid to an obligor, based on the servicer's good-faith determination that the amount was deposited in error or must be returned to the obligor.

          The servicer will pay to the depositor all proceeds from the disposition of equipment subject to a true lease, to the extent allocable to the depositor.

REVOLVING PERIOD

          The applicable prospectus supplement may provide that all or a portion of the principal collections may be applied by the trustee to the acquisition of subsequent leases during a specified period rather than used to distribute payments of principal to noteholders during that period. These notes would then possess an interest only period, also commonly referred to as a "revolving period", which will be followed by an "amortization period", during which principal will be paid. Any interest only or revolving period may terminate prior to the end of the specified period and result in the earlier than expected principal repayment of the notes.

SERVICING

          Your prospectus supplement will identify the servicer for your trust. The servicer will be obligated under each pooling and servicing agreement to service the contracts typically with reasonable care, using that degree of skill and attention that the servicer generally exercises with respect to all comparable contracts and related assets that it services for itself or others in accordance with its credit and collections policy and applicable law. The servicer may delegate servicing responsibilities to third parties or affiliates, provided that the servicer will remain obligated to the related owner trust and the depositor for the proper performance of the servicing responsibilities.

          The servicer is obligated to act in a commercially reasonable manner with respect to the repossession and disposition of equipment following a contract default with a view to realizing proceeds at least equal to the equipment's fair market value. The servicer may choose to dispose of equipment through a new lease or in some other manner which provides for payment for the equipment over time. In these cases, the servicer will be required to pay from its own funds an amount which, in its reasonable judgment, is equal to the fair market value of the equipment, less liquidation expenses, and the servicer will be entitled to all subsequent payments in respect of the equipment. Any amounts the servicer pays will constitute additional liquidation proceeds with respect to the related contract and equipment and will be allocated as described under "DESCRIPTION OF THE NOTES AND INDENTURE -- LIQUIDATION AND INSURANCE PROCEEDS."

          The servicer is, unless otherwise set forth in your prospectus supplement, responsible for:

               o reviewing and certifying that the contract files are complete;

               o monitoring and tracking any property and sales taxes to be paid by obligors;

               o    billing, collecting, and recording payments from obligors;

               o communicating with and providing billing records to obligors;

               o    depositing funds into the collection account;

               o receiving payments as the owner trust's agent on the insurance policies maintained by the obligors and communicating with insurers;

               o issuing reports to the indenture trustee specified in the indenture and in the pooling and servicing agreement;

               o repossessing and remarketing of equipment following obligor defaults; and

               o paying the fees and ordinary expenses of the indenture trustee and the owner trustee.

          The servicer shall be entitled to recover all reasonable out-of-pocket expenses incurred by it in liquidating a contract and disposing of the related equipment. The servicer is entitled to retain, from liquidation proceeds, a reserve for out-of-pocket liquidation expenses in an amount equal to the expenses, in addition to those previously incurred, as it reasonably estimates will be incurred. The servicer is permitted to grant payment extensions on a contract in accordance with its credit and collection policies and procedures if the servicer believes in good faith that an extension is necessary to avoid a termination and liquidation of the contract and will maximize the amount to be received by the owner trust under the contract. The servicer is permitted to agree to modifications or amendments to a contract in accordance with its credit and collection policies and procedures.

          PREPAYMENTS

          The servicer may allow a prepayment of any lease contract, but only if the amount paid or, in the case of a partial prepayment, the sum of its prepayment and the remaining contract principal balance, is at least equal to the required payoff amount of the contract.

          EVIDENCE AS TO COMPLIANCE

          Annually, the servicer must deliver to the indenture trustee a report from a nationally recognized accounting firm stating that the accounting firm has audited the financial statements of the servicer or its parent and issued an opinion on those financial statements and that the accounting firm has examined and provided a report as to statements of the servicer concerning the servicer's controls over the servicing of:

               o    equipment contracts,

               o    installment sales contracts,

               o    promissory notes,

               o    loan and security agreements and

               o other similar types of receivables under servicing agreements substantially similar one to another.

          MATTERS REGARDING THE SERVICER

          The servicer may not resign from its obligations under a pooling and servicing agreement except if its duties are no longer permissible under applicable law. No resignation will become effective until a successor servicer has assumed the servicer's obligations and duties under the pooling and servicing agreement. Removal of the servicer is permissible only upon the occurrence of an event of termination as discussed below.

          The servicer typically must maintain an insurance policy or financial guarantee bond in customary form covering errors and omissions by the servicer.

          SERVICING COMPENSATION AND PAYMENT OF EXPENSES

          Compensation to the servicer will include a monthly fee equal:

               o to the product of one-twelfth of a percentage per annum specified in your prospectus supplement multiplied by the contract pool principal balance as of the last day of the second preceding collection period, or

               o in the case of the servicing fee with respect to the collection period commencing on the date of transfer of the contracts, the contract pool principal balance as of the cut-off date,

              plus any

               o    late fees,

               o    late payment interest,

               o    documentation fees,

               o insurance administration charges, other administrative fees and any extension fees collected with respect to the contracts during the prior collection period and investment earnings on collections prior to deposit of these amounts in the collection account.

The servicer will pay all expenses incurred by it in connection with its activities under the pooling and servicing agreement and, unless otherwise set forth in your prospectus supplement, the annual fees and expenses of the owner trustee as indenture trustee in connection with the notes. The servicer is authorized to waive any administrative fees or extension fees that may be collected in the ordinary course of servicing any contract.

          EVENTS OF TERMINATION

          An event of termination under a pooling and servicing agreement will occur if:

               o the servicer fails to make any required payment or deposit and the failure continues for five business days after notice from the indenture trustee or discovery by the servicer;

               o the servicer fails to observe in any material respect any agreements of the servicer set forth in the pooling and servicing agreement and the failure (1) materially and adversely affects the rights of the owner trust, the equity certificate holder or you, and (2) continues unremedied for 30 days after written notice to the servicer;

               o events of bankruptcy or insolvency occur with respect to the servicer; or

               o any representation, warranty or statement of the servicer made under the pooling and servicing agreement is incorrect in any material respect, and (1) has a material adverse effect on the owner trust or holders of the notes, and (2) continues uncured for 30 days after the acquiring of written notice.

         RIGHTS UPON EVENT OF TERMINATION

          If an event of termination remains unremedied, the indenture trustee may, and at the written direction of the required majority of the noteholders, which shall be the same as that required for amendment of the pooling and servicing agreement, See "AMENDMENT" below, shall, terminate all of the rights and obligations of the servicer under the pooling and servicing agreement. A successor servicer will succeed to all the responsibilities, duties and liabilities of the servicer under the pooling and servicing agreement. The successor servicer will be entitled to similar compensation arrangements, except that any successor servicer will not be liable for any acts or omissions of the prior servicer occurring prior to a transfer of the servicer's servicing and related functions or for any breach by the prior servicer of any of its obligations. A majority of the noteholders may waive any default by the servicer under the pooling and servicing agreement and its consequences.

AMENDMENT

          The parties may amend any pooling and servicing agreement:

               o    to cure any ambiguity,

               o to correct or supplement any provision in the pooling and servicing agreement that may be inconsistent with any other provision, or

               o to make any other provisions with respect to matters or questions arising under the pooling and servicing agreement but only if the amendment will not adversely affect in any material respect the interests of the noteholders.

          Any pooling and servicing agreement may also be amended in any respect by the parties with the consent of the required majority of the noteholders determined as described in the prospectus supplement for your notes, except that no amendment

               o that reduces the amount or changes the timing of any contract collections on any contracts or payments required to be distributed on any note,

               o that changes the interest rate on any note, that adversely affects the priority of payment of principal or interest to noteholders or

               o that reduces the noteholder percentage required to consent to these amendments or any waiver under the pooling and servicing agreement,

may be effective without the consent of the holder of each note. Also, an amendment under the foregoing sentence will not be effective unless each rating agency confirms that the amendment will not result in a reduction, qualification or withdrawal of the ratings on the notes.


                  CERTAIN LEGAL MATTERS AFFECTING THE CONTRACTS

          To the extent provided in your prospectus supplement, certain of the contracts are "chattel paper", "general intangibles" and "accounts" as defined in the Uniform Commercial Code, or the UCC, in effect in the applicable state. Pursuant to the UCC for most purposes, a sale of chattel paper is treated in a manner similar to a transaction creating a security interest in chattel paper. To the extent provided in your prospectus supplement, the depositor will cause the filing of appropriate UCC-1 financing statements to be made with the appropriate governmental authorities. The servicer will be obligated from time to time to take such actions as are necessary to protect and perfect the trust's interests in such contracts and their proceeds.

THE SECURITY INTEREST IN THE EQUIPMENT

          The seller will convey the seller's interest in the equipment to the depositor. The depositor will convey such security interest in the equipment to the trust. UCC financing statements will not be filed to perfect any security interest in the equipment unless otherwise specified in your prospectus supplement. Moreover, in the event of the repossession and resale of equipment, it may be subject to a superior lien. In such case, the senior lienholder may be entitled to be paid the full amount of the indebtedness owed to it out of the sale proceeds before such proceeds could be applied to the payment of claims of the servicer on behalf of the trust.

          In the event of a default by the lessee, the servicer on behalf of the trust may take action to enforce such defaulted contract by repossession and resale of the leased equipment. Under the UCC in most states, a creditor can, without prior notice to the debtor, repossess assets securing a defaulted contract by the lessee's voluntary surrender of such assets or by "self-help" repossession that does not involve a breach of the peace and by judicial process.

          In the event of a default by the lessee, some jurisdictions require that the lessee be notified of the default and be given a time period within which it may cure the default prior to repossession. Generally, this right of reinstatement may be exercised on a limited number of occasions in any one-year period.

          The UCC and other state laws place restrictions on repossession sales, including requirements that the secured party provide the lessee with reasonable notice of the date, time and place of any public sale and/or the date after which any private sale of the collateral may be held and that any such sale be conducted in a commercially reasonable manner. Each pooling and servicing agreement may require the servicer to sell promptly any repossessed item of equipment, reacquire such equipment, re-lease such equipment for the benefit of the noteholders or take such other action as specified in your prospectus supplement.

          Under most state laws, a lessee has the right to redeem collateral for its obligations prior to actual sale by paying the secured party the unpaid balance of the obligation plus reasonable expenses for repossession, holding and preparing the collateral for disposition and arranging for its sale, plus, to the extent provided for in the written agreement of the parties, reasonable attorneys' fees.

          In addition, because the market value of the equipment of the type financed pursuant to the contracts generally declines with age and because of obsolescence, the net disposition proceeds of leased equipment at any time during the term of the lease may be less than the outstanding balance on the contract principal balance which it secures. Because of this, and because other creditors may have rights in the related leased equipment superior to those of the trust, the servicer may not be able to recover the entire amount due on a defaulted contract in the event that the servicer elects to repossess and sell such leased equipment at any time.

          Under the UCC and laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a lessee for any deficiency on repossession and resale of the asset securing the unpaid balance of such lessee's contract. However, some states impose prohibitions or limitations on deficiency judgments. In most jurisdictions the courts, in interpreting the UCC, would impose upon a creditor an obligation to repossess the equipment in a commercially reasonable manner and to "mitigate damages" in the event of a lessee's failure to cure a default. The creditor would be required to exercise reasonable judgment and follow acceptable commercial practice in seizing and disposing of the equipment and to offset the net proceeds of such disposition against its claim. In addition, a lessee may successfully invoke an election of remedies defense to a deficiency claim in the event that the servicer's repossession and sale of the leased equipment is found to be a retention discharging the lessee from all further obligations under UCC Section 9-505(2). If a deficiency judgment were granted, the judgment would be a personal judgment against the lessee for the shortfall, but a defaulting lessee may have very little capital or sources of income available following repossession. Therefore, in many cases, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount.

          Certain statutory provisions, including federal and state bankruptcy and insolvency laws, may also limit the ability of the servicer to repossess and resell collateral or obtain a deficiency judgment. In the event of the bankruptcy or reorganization of a lessee, various provisions of the Bankruptcy Code of 1978 and related laws may interfere with or eliminate the ability of the servicer or the trustee to enforce its rights under the contracts. If bankruptcy proceedings were instituted in respect of a lessee, the trustee could be prevented from continuing to collect payments due from or on behalf of such lessee or exercising any remedies assigned to such trustee without the approval of the bankruptcy court, and the bankruptcy court could permit the lessee to use or dispose of the leased equipment and provide the trustee with a lien on substitute collateral, so long as such substitute collateral constituted "adequate protection" as defined under the Bankruptcy Code.

          In addition, certain of the contracts may be leased by the seller to governmental entities. Payment by governmental authorities of amounts due under such contracts may be contingent upon legislative approval. Accordingly, payment delays and collection difficulties as described in your prospectus supplement may limit collections with respect to certain governmental contracts.

          These UCC and bankruptcy provisions, in addition to the possible decrease in value of a repossessed item of equipment, may limit the amount realized on the sale of the collateral to less than the amount due on the related contract.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

          The following is a general and brief discussion of the material United States federal income tax consequences of the purchase, ownership and disposition of the notes. The discussion that follows constitutes the opinion of Stroock & Stroock & Lavan LLP, special tax counsel to the sponsor, and is based upon current provisions of the Internal Revenue Code of 1986, as amended, existing and proposed Treasury Regulations, current administrative rulings, judicial decisions and other applicable authorities in effect as of the date of this prospectus, all of which are subject to change, possibly with retroactive effect. There are no cases, regulations, or Internal Revenue Service rulings on comparable transactions or instruments to those described in this prospectus. As a result, there can be no assurance that the Internal Revenue Service will not challenge the conclusions reached in this description of Material Federal Income Tax Consequences, and no ruling from the Internal Revenue Service has been or will be sought on any of the issues discussed below. Furthermore, legislative, judicial or administrative changes may occur, perhaps with retroactive effect, which could affect the accuracy of the statements set forth below.

          The following does not attempt to explain fully every relevant technical aspect of the applicable tax provisions. Additionally, this summary does not include some of the complex technical rules which would not be applicable to most investors but may apply to some specific types of investors, such as dealers in securities. Also, the descriptions of the relevant tax rules are intended to explain the general application of the rules. BECAUSE THIS SUMMARY OF MATERIAL FEDERAL INCOME TAX CONSEQUENCES IS INTENDED TO BE GENERAL IN NATURE, THE SPONSOR SUGGESTS THAT YOU CONSULT WITH YOUR OWN TAX ADVISORS AS TO THE FEDERAL, STATE, LOCAL, FOREIGN AND ANY OTHER TAX CONSEQUENCES TO YOU OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE NOTES.

          This summary of material federal income tax matters is divided into two parts. The first part describes the classification of the notes as debt and the treatment of the trust as a pass-through entity rather than as a corporation or other entity subject to tax at the entity level. The second part describes the taxation of an investor in the notes. Under the caption "GENERAL TAX TREATMENT OF NOTEHOLDERS" is a description of the tax consequences for what is expected to be the typical investment situation. The description of "GENERAL TAX TREATMENT OF NOTEHOLDERS" provides a summary of federal income tax consequences for investors who are citizens or residents of the United States who purchase U.S. dollar denominated notes for investment at a purchase price equal to the principal amount of the notes plus accrued interest, if any. There are a variety of technical tax rules which can be expected to apply only to particular types of investors or in particular special circumstances. Those rules and the investors and circumstances to which they apply are separately described under the caption "SPECIAL TAX RULES." THE SPONSOR SUGGESTS THAT YOU CONSULT A TAX ADVISOR TO DETERMINE WHETHER ANY OF THE SPECIAL TAX RULES ARE APPLICABLE.

CLASSIFICATION OF THE NOTES AND THE TRUST

          Under existing federal income tax law each trust will not be treated as an association or publicly traded partnership taxable as a corporation and the notes will be treated as indebtedness. In rendering these opinions Stroock & Stroock & Lavan LLP has assumed that the terms of the various documents relating to the issuance of the notes will be complied with by all of the parties to the transaction. Those terms include a requirement, which each investor agrees to by virtue of acquiring ownership of any beneficial interest in a note, that the trust and the investors in the notes treat the notes as indebtedness for federal income tax purposes. The opinion of Stroock & Stroock & Lavan LLP does not foreclose the possibility of a contrary determination by the Internal Revenue Service or by a court or of a contrary position by the Internal Revenue Service or Treasury Department in regulations or rulings issued in the future.

          Although it is the opinion of Stroock & Stroock & Lavan LLP that the trust will not be treated as an association or publicly traded partnership taxable as a corporation and the notes will be characterized as indebtedness for federal income tax purposes, no assurance can be given that this characterization of the trust or the notes will prevail. If, contrary to the opinion of Stroock & Stroock & Lavan LLP, the Internal Revenue Service successfully asserted that one or more of the notes did not represent debt for federal income tax purposes, the notes might be treated as equity interests in the trust. As a result, the trust might be classified as a publicly traded partnership taxable as a corporation. If the trust were classified as a publicly traded partnership taxable as a corporation, the trust would be subject to United States federal income tax on its net income. An imposition of a corporate-level income tax could materially reduce the amount of cash that would be available to make payments of principal and interest on the notes. Alternatively, if the trust were classified as a partnership, other than a publicly traded partnership taxable as a corporation, the trust itself would not be subject to United States federal income tax. Instead, holders of notes that were determined to be equity interests in the partnership would be required to take into account their allocable share of the trust's income and deductions. This treatment may have adverse federal income tax consequences for some noteholders. For example:

               (1) income to some tax-exempt entities, including pension funds, may constitute "UNRELATED BUSINESS TAXABLE INCOME,"

               (2) income to foreign holders generally would be subject to U.S. tax and U.S. tax return filing and withholding requirements,

               (3) individual holders might be subject to certain limitations on their ability to deduct their share of trust expenses, and

               (4) income from the trust's assets would be taxable to noteholders without regard to whether cash distributions are actually made by the trust or any particular noteholder's method of tax accounting.

          The discussion that follows assumes that the notes will be treated as indebtedness for federal income tax purposes.

GENERAL TAX TREATMENT OF NOTEHOLDERS

          PAYMENTS OF INTEREST. An investor will be taxed on the amount of payments of interest on a note as ordinary interest income at the time it accrues or is received in accordance with the investor's regular method of accounting for United States federal income tax purposes.

          SALE OR OTHER DISPOSITION OF A NOTE. An investor who disposes of a note, whether by sale, exchange for other property, or payment by the trust, will recognize taxable gain or loss equal to the difference between the amount realized on the sale or other disposition, not including any amount attributable to accrued but unpaid interest, and the investor's adjusted tax basis in the note. In general, an investor's adjusted tax basis in a note will be equal to the initial purchase price. Any gain or loss recognized upon the sale or other disposition of a note will be capital gain or loss. For non-corporate investors, capital gain recognized on the sale or other disposition of a note held by the investor for more than one year will be taxed at a maximum rate of 20%. Capital gain for a note held for one year or less is taxed at the rates applicable to ordinary income, i.e., up to 39.6%. Taxpayers must aggregate capital gains and losses for each taxable year. In the event a taxpayer realizes a net capital loss for any year there are limits on the amount of these capital losses which can be deducted.

          INFORMATION REPORTING AND BACKUP WITHHOLDING. The trust or an agent acting on its behalf will be required to report annually to the Internal Revenue Service, and to each non-corporate noteholder, the amount of interest paid on the notes for each calendar year. Each non-corporate noteholder, other than noteholders who are not subject to the reporting requirements, will be required to provide, under penalties of perjury, a certificate, Form W-9, containing the noteholder's:

               o    name,

               o    address,

               o    correct federal taxpayer identification number, and

               o a statement that the noteholder is not subject to backup withholding.

Should a non-exempt noteholder fail to provide the required certification, the trust will be required to withhold or cause to be withheld 31% of the interest otherwise payable to the noteholder and remit the withheld amounts to the Internal Revenue Service as a credit against the noteholder's federal income tax liability.

SPECIAL TAX RULES

          SPECIAL TYPES OF INVESTORS. The reference to United States citizens or residents in the description of "GENERAL TAX TREATMENT OF NOTEHOLDERS" set forth above applies not only to individuals but also to any investor who is:

               (1) a corporation or partnership created or organized in or under the laws of the United States or of any political subdivision of the United States,

               (2) an estate the income of which is subject to United States federal income taxation regardless of its source, or

               (3) a trust if a court within the United States is able to exercise primary jurisdiction over the administration of the trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust.

          Any investor which is not a United States citizen or resident should review the summary below for investment in notes by foreign persons. Also, neither the description of "GENERAL TAX TREATMENT OF NOTEHOLDERS" above nor this discussion of "SPECIAL TAX RULES" describes tax consequences to special classes of investors, including investors who are:

               o    dealers in securities or currencies,

               o    persons holding notes as a part of a hedging transaction,

               o    certain financial institutions, or

               o    insurance companies.

Those particular types of investors are subject to specific federal income tax treatment which is not generally applicable to other investors. This summary of "MATERIAL FEDERAL INCOME TAX CONSEQUENCES" does not describe tax consequences for those types of investors.

          PURCHASE AT A DISCOUNT. An investor who purchases a note as part of the initial offering by the trust for an issue price that is less than its "stated redemption price at maturity" will generally be considered to have purchased the note at an original issue discount for United States federal income tax purposes. In general, the stated redemption price at maturity for a note is equal to the principal amount. If a note is acquired with original issue discount the investor will be required to include in income each year, taxable as ordinary income in the same manner as cash interest payments, a portion of the original issue discount. For cash basis investors, such as individuals, the requirement that original issue discount be accrued as income each year means the investor recognizes taxable income even though the investor does not receive cash corresponding to that income. The amount of original issue discount accrued as income each year is based upon a formula which looks at the constant yield on the notes and the term to maturity so as to annually allocate a proportionate share of original issue discount. Under these rules, investors generally will be required to include in income increasingly greater amounts of original issue discount in successive accrual periods.

          In determining whether a note has original issue discount, the issue price of the note may not necessarily equal the investor's purchase price, although they generally should be the same. The issue price of a note will equal the initial offering price to the public, not including bond houses, brokers or similar persons or organizations acting in the capacity of underwriters or wholesalers, at which price a substantial amount of the notes is sold.

          If an investor acquires a note in a secondary market transaction for a purchase price which is less than the principal amount or other amount payable at maturity of the note, the difference is referred to for tax purposes as market discount. Similarly to original issue discount, an investor must accrue a portion of the market discount each year. The amount of market discount which accrues annually will be calculated on a straight-line basis over the remaining term to maturity of the note unless the investor elects to accrue market discount using the constant yield method, i.e., the original issue discount method. Unlike original issue discount, however, an investor does not include accrued market discount in ordinary income each year. Rather, the aggregate amount of accrued market discount is included in income when an investor sells or otherwise disposes of the note. At that time, the portion of the amount realized by the investor on the sale or other disposition of the note equal to accrued market discount is taxed as ordinary income, which has a maximum tax rate of 39.6%, rather than long term capital gain maximum tax rate of 20%.

          If an investor would prefer to be taxed on the annual accrual of market discount each year rather than being taxed on the aggregate amount of all accrued market discount when the note is sold or otherwise disposed of, the investor can file an election to do so. This election would apply to all of the investor's debt investments acquired in or after the taxable year in which the notes are acquired and not just to the notes.

          Limitations imposed by the federal tax law which are intended to match deductions with the taxation of income may defer deductions for interest paid by an investor on indebtedness incurred or continued, or short sale expenses incurred, to purchase or carry a note with market discount. A noteholder who elects to include market discount in gross income as it accrues is exempt from this rule.

          Whenever an investor accrues and includes in income an amount of original issue discount or market discount, the investor's adjusted basis in the corresponding note is increased by that same amount. As a result, the investor would recognize a lower capital gain or greater capital loss on the sale or other disposition of the note.

          In general, if the amount of original issue discount or market discount would be less than 1/4th of one percent of the note's principal or other stated redemption price at maturity, the investor can disregard the original issue discount or market discount rules.

          PURCHASE AT A PREMIUM. If an investor purchases a note for a price that exceeds the principal amount or other amount payable at maturity, the investor will be considered to have an amortizable bond premium. An investor can elect to accrue a portion of the premium each year as a deduction to offset interest income on the corresponding note. The amount of premium which can be amortized and deducted each year is calculated using a constant yield method over the remaining term to maturity of the note. The deduction is available only to offset interest income on the corresponding note; it cannot be used as a deduction to the extent it exceeds taxable note interest. The adjusted tax basis which an investor has in a note must be reduced by the amount of premium for which a deduction is claimed. Because the basis is reduced, the investor would recognize a larger taxable capital gain, or a smaller capital loss, on the sale or other disposition of the note. If an investor elects to amortize and deduct premium, the election will apply to all of the investor's debt investments and not just to the notes.

          If an investor purchases in a secondary market transaction a note which was originally issued with original issue discount for an amount which is less than the sum of all amounts payable on the note after the purchase date other than payments of qualified stated interest but in excess of its adjusted issue price, I.E., the original issue price plus any accrued original issue discount as those terms are described above, the excess is referred to for tax purposes as "acquisition premium." The investor would be permitted to reduce the daily portions of original issue discount the investor would otherwise include in income by an amount corresponding to the ratio of (1) the excess of the investor's purchase price for the note over the adjusted issue price of the note as of the purchase date to (2) the excess of all amounts payable on the note after the purchase date, other than payments of qualified stated interest, over the note's adjusted issue price.

          ELECTION TO TREAT ALL INTEREST AS ORIGINAL ISSUE DISCOUNT. An investor may elect to include in gross income all interest that accrues on a note using the constant-yield method described above under the heading "PURCHASE AT A DISCOUNT" with modifications described below. For purposes of this election, interest includes:

               o    qualified stated interest,

               o    original issue discount,

               o    DE MINIMIS original issue discount,

               o    market discount,

               o    DE MINIMIS market discount, and

               o    unstated interest,

as adjusted by any amortizable bond premium or acquisition premium.

          In applying the constant-yield method to a note with respect to which this election has been made, the issue price of the note will equal the electing investor's adjusted basis in the note immediately after its acquisition. The issue date of the note will be the date of its acquisition by the electing investor, and no payments on the note will be treated as payments of qualified stated interest. This election, if made, may not be revoked without the consent of the Internal Revenue Service. Investors should consult with their own tax advisors as to the effect in their circumstances of making this election.

          FOREIGN INVESTORS. Special tax rules apply to the purchase of notes by foreign persons. For U.S. tax purposes, foreign investors include any person who is not

               (1) a citizen or resident of the United States,

               (2) a corporation, partnership or other entity organized in or under the laws of the United States or any political subdivision of the United States,

               (3) an estate the income of which is includible in gross income for U.S. federal income tax purposes, regardless of its source, or

               (4) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust.

          Interest paid or accrued to a foreign investor that is not effectively connected with the conduct of a trade or business within the United States by the investor will generally be considered 'portfolio interest' and generally will not be subject to United States federal income tax or withholding tax as long as the foreign investor is not actually or constructively a 10 percent shareholder of the trust or a controlled foreign corporation related to the trust through stock ownership. Additionally, the foreign investor must provide or have a financial institution provide on its behalf to the trust or paying agent an appropriate statement Form W-8, that is signed under penalties of perjury, certifying that the beneficial owner of the note is a foreign person and providing that foreign person's name and address. If the information provided in this statement changes, the foreign investor must provide a new Form W-8 within 30 days. The Form W-8 is generally effective for three years. If the foreign investor fails to satisfy these requirements so that interest on the investor's Notes was not portfolio interest, interest payments would be subject to United States federal income and withholding tax at a rate of 30% unless reduced or eliminated under an applicable income tax treaty. To qualify for any reduction as the result of an income tax treaty, the foreign investor must provide the paying agent with Form 1001. This form is also effective for three years.

          The realization of any capital gain on the sale or other taxable disposition of a note by a foreign investor will be exempt from United States federal income and withholding tax, provided that

               (1) the gain is not effectively connected with the conduct of a trade or business in the United States by the investor and

               (2) in the case of an individual foreign investor, the investor is not present in the United States for 183 days or more during the taxable year. If an individual foreign investor is present in the U.S. for 183 days or more during the taxable year, the gain on the sale or other disposition of the Notes could be subject to a 30% withholding tax unless reduced by treaty.

          If the interest, gain or income on a note held by a foreign investor is effectively connected with the conduct of a trade or business in the United States by the investor, the noteholder will be subject to United States federal income tax on the interest, gain or income at regular federal income tax rates. At the same time, the noteholder may be exempt from withholding tax if a Form 4224 is furnished to the paying agent. Form 4224 is effective for only one calendar year. In addition, if the foreign investor is a foreign corporation, it may be subject to a branch profits tax equal to 30% of its "EFFECTIVELY CONNECTED EARNINGS AND PROFITS" for the taxable year, as adjusted for certain items, unless it qualifies for a lower rate under an applicable tax treaty.

          Regardless of when a foreign investor acquired a note, Treasury Regulations which will become effective for note payments made after December 31, 2000 may change reporting requirements for certain withholding agents.

          If a foreign investor fails to provide necessary documentation to the trust or its paying agent regarding the investor's taxpayer identification number or certification of exempt status, a 31% backup withholding tax may be applied to note payments to that investor. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against the foreign investor's U.S. federal income tax liability provided the required information is furnished to the Internal Revenue Service.

STATE AND LOCAL TAX CONSEQUENCES

          Because of the differences in state and local tax laws and their applicability to different investors, it is not possible to summarize the potential state and local tax consequences of purchasing, holding or disposing of the notes and no opinions of counsel have been obtained regarding state tax matters. ACCORDINGLY, THE SPONSOR RECOMMENDS THAT YOU CONSULT YOUR OWN TAX ADVISORS REGARDING THE STATE AND LOCAL TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF NOTES.


                              ERISA CONSIDERATIONS

          The Employee Retirement Income Security Act of 1974, as amended, imposes specific requirements on employee benefit plans subject to ERISA and prohibits some transactions between ERISA-regulated plans and persons who are "PARTIES IN INTEREST," as defined under ERISA, with respect to assets of these plans. Section 4975 of the Internal Revenue Code prohibits a similar set of transactions between specified plans or individual retirement accounts and persons who are "DISQUALIFIED PERSONS," as defined in the Internal Revenue Code, with respect to Internal Revenue Code-regulated plans. Some employee benefit plans, such as governmental plans and church plans, if no election has been made under Section 410(d) of the Internal Revenue Code, are not subject to the requirements of ERISA or Section 4975 of the Internal Revenue Code and assets of the plans may be invested in the notes, subject to the provisions of other applicable federal and state law, including Section 503 of the Internal Revenue Code.

          Investments by ERISA-regulated plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that investments comply with the terms of the documents governing the ERISA-regulated plan. Before investing in the notes, an ERISA- regulated plan fiduciary should consider, among other factors, whether to do so is appropriate in view of the overall investment policy and liquidity needs of the ERISA plan.

PROHIBITED TRANSACTIONS

          In addition, Section 406 of ERISA and Section 4975 of the Internal Revenue Code prohibit parties in interest and disqualified persons with respect to plans subject to those sections from engaging in some transactions involving the plans or plan assets of the plans, unless a statutory or administrative exemption applies to the transaction. Section 4975 of the Internal Revenue Code of 1986, as amended and Sections 502(i) and 502(1) of ERISA provide for the imposition of excise taxes and civil penalties on persons that engage or participate in prohibited transactions. The

               o    originators,

               o    sponsor,

               o    depositor,

               o    underwriters,

               o    servicer,

               o    indenture trustee or

               o    owner trustee,

or their affiliates may be considered or may become parties in interest or disqualified persons with respect to a plan. If so, the acquisition or holding of the notes by, on behalf of or with plan assets of the plan may be considered to give rise to a prohibited transaction within the meaning of ERISA and/or
Section 4975 of the Internal Revenue Code, unless an administrative exemption described below or some other exemption is available.

          The notes may not be purchased with the assets of a plan if the originators, sponsor, the depositor, the underwriters, the servicer, the indenture trustee, or the owner trustee or any of their affiliates either;

               (a) has discretionary authority or control with respect to the investment or management of the assets: or

               (b) has authority or responsibility to give, or regularly gives, investment advice with respect to the assets under an agreement or understanding that the advice will serve as a primary basis for investment decisions with respect to the assets and that the advice will be based on the particular needs of the plan; or

               (c) is an employer of employees covered under the plan unless the investment is made through an insurance company general or pooled separate account or a bank collective investment fund and an exemption is available.

          Depending on the relevant facts and circumstances, some prohibited transaction exemptions may apply to the purchase or holding of the notes -- for example,

               o Prohibited Transaction Class Exemption ("PTCE") 96-23, which exempts transactions effected on behalf of a plan by an in-house asset manager;

               o PTCE 95-60, which exempts transactions between bank collective investment funds and parties in interest;

               o PTCE 91-38, which exempts transactions between bank collective investment funds and parties in interest;

               o PTCE 90-1, which exempts transactions between insurance company pooled separate accounts and parties in interest; or

               o PTCE 84-14, which exempts transactions effected on behalf of a plan by a qualified professional asset manager.

There can be no assurance that any of these exemptions will apply with respect to any plan's investment in the notes or, even if an exemption were deemed to apply, that any exemption would apply to all prohibited transactions that may occur in connection with that investment.

          Due to the complexity of these rules and the penalties imposed, any fiduciary or other plan investor who proposes to invest assets of a plan in the notes should consult with its counsel with respect to the potential consequences under ERISA and Section 4975 of the Internal Revenue Code of doing so.

                              RATINGS OF THE NOTES

          The owner trust will not sell notes of a series unless one or more nationally recognized rating agencies rate the notes of that series in a rating category that signifies investment grade. Any rating that is made may be lowered or withdrawn by the assigning rating agency at any time if, in its judgment, circumstances so warrant. If a rating or ratings of notes is qualified, reduced or withdrawn, no person or entity will be obligated to provide any additional credit enhancement with respect to the notes so qualified, reduced or withdrawn.

          The rating of the notes should be evaluated independently from similar ratings on other types of securities. A rating is not a recommendation to buy, sell or hold notes, inasmuch as a rating does not comment as to market price or suitability for a particular investor. The ratings of the notes do not address the likelihood of payment of principal on any class of notes prior to the stated maturity date of the notes, or the possibility of the imposition of United States withholding tax with respect to non-United States persons.

                                 USE OF PROCEEDS

          The proceeds from the sale of the notes of each series, after funding a portion of the cash collateral account or other form of credit enhancement for the series and paying the expenses of the sponsor, will be used to pay the purchase price due to the depositor.

                              PLAN OF DISTRIBUTION

          The sponsor or the owner trust may sell notes to or through underwriters at the prices set forth in your prospectus supplement or in negotiated transactions at varying prices, and also may sell notes directly to other purchasers or through agents. The sponsor intends to offer the notes through these various methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of a particular series of notes may be made through a combination of these methods.

          The underwriters will be obligated to purchase all of the notes described in your prospectus supplement if any such notes are purchased. The place and time of delivery for your notes will be set forth in your prospectus supplement.

          The sponsor, the originators, the depositor and certain of its affiliates may agree to indemnify the underwriters and agents who participate in the distribution of the notes against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or contribute to payments the underwritten may be required to make.

          Funds in cash collateral accounts and the trust accounts may, from time to time, be invested in certain investments acquired from the underwriters.

          If and to the extent required by applicable law or regulation, this prospectus and your prospectus supplement will also be used by the underwriters after the completion of the offering for market-making transactions in the notes. Sales will be made at negotiated prices determined at the time of sales.

          If and to the extent required by applicable law or regulation, this prospectus and the prospectus supplement will also be used by the underwriter after the completion of the offering in connection with offers and sales related to market-making transactions in the notes in which the underwriter acts as principal. The underwriter may also act as agent in these transactions. Sales will be made at negotiated prices determined at the time of sale.

                                  LEGAL MATTERS

          Stroock & Stroock & Lavan LLP or other counsel specified in your prospectus supplement, will provide a legal opinion relating to the notes in its capacity as special counsel to the sponsor and the underwriters. Other legal matters for underwriters will be passed upon by counsel to underwriters.

                       WHERE YOU CAN FIND MORE INFORMATION

          Federal securities law requires the filing of certain information with the Securities and Exchange Commission, including annual, quarterly and special reports, proxy statements and other information. You can read and copy these documents at the public reference facility maintained by the Securities and Exchange Commission at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. You can also read and copy the reports, proxy statements and other information at the following regional offices of the Securities and Exchange Commission:

         New York Regional Office           Chicago Regional Office
         Seven World Trade Center           Citicorp Center
         Suite 1300                         500 West Madison Street, Suite 1400
         New York,  NY  10048               Chicago,  IL  60661

          Please call the Securities and Exchange Commission at 1-800-SEC-0330 for more information about the public reference rooms or visit the Securities and Exchange Commission's web site at http://www.sec.gov to access available filings.

          The Securities and Exchange Commission allows offerors of securities to incorporate by reference some of the information they file with it. This means that offerors can disclose important information to you by referring you to those documents. The information that the sponsor incorporates by reference is considered to be part of this prospectus, and later information that the sponsor files with the Securities and Exchange Commission will automatically update and supersede this information.

          All documents filed by the servicer, on behalf of a respective owner trust, under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, after the date of this prospectus and prior to the termination of the offering of the notes will be incorporated by reference into this prospectus.

          If you are a beneficial owner of the notes to whom a prospectus has been delivered, the sponsor will, on request, send you a copy of the information that has been incorporated by reference in this prospectus. The sponsor will provide this information at no cost to you. Please address requests to: Asset Backed Securities Corporation, 11 Madison Avenue, New York, New York 10010, Telephone No. (212) 325-2000.

                                 INDEX OF TERMS

Collection Account........................................................36
Distribution Account......................................................36
DTC.......................................................................37
ERISA.....................................................................63
excluded residual investment..............................................24 guaranteed residual investment............................................24
Material modification.....................................................33
PTCE......................................................................65
Qualified institution.....................................................36
true lease................................................................10
Trust Account.............................................................36

            PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED _________, 2000

                                   $----------
                   ASSET BACKED SECURITIES CORPORATION STUDENT
                                LOAN TRUST ____-_

                       ASSET BACKED SECURITIES CORPORATION
                                    Depositor
                              ---------------------
                                     Seller
                     FLOATING RATE ASSET-BACKED SENIOR NOTES
                                ----------------


The sources for payment of the senior notes are a pool of education loans originated under the Federal Family Education Loan Program to students and parents of students, substantially all of which are guaranteed by ____________________, held by the trust, cash, held by the trust and an interest rate swap.

CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE S-_ OF THIS PROSPECTUS SUPPLEMENT AND PAGE __ OF THE PROSPECTUS. THE SENIOR NOTES ARE ASSET-BACKED SECURITIES ISSUED BY A TRUST. THE SENIOR NOTES ARE NOT INTERESTS IN OR OBLIGATIONS OF THE SELLER, THE DEPOSITOR OR ANY OF THEIR AFFILIATES.

                           ORIGINAL
                           PRINCIPAL         INTEREST RATE      FINAL MATURITY  PRICE TO   UNDERWRITING   PROCEEDS TO THE
                            AMOUNT            (PER ANNUM)          DATE(1)       PUBLIC      DISCOUNT     DEPOSITOR(2)

Per Class A-1 Note      $___________     Three-Month LIBOR      ___________     _____%       _______%       ______%
                                         plus ____% annually,
                                         subject to an
                                         interest rate cap

Per Class A-2 Note      $___________     Three-Month LIBOR        __________    _____%      ________%       ______%
                                         plus ____% annually,
                                         subject to an
                                         interest rate cap
Total.............      $___________


(1)  The quarterly payment date of ___________ and __________, as applicable.
(2)  Plus accrued interest, if any, from the date of initial issuance.

The senior notes will be delivered in book-entry form only through The Depository Trust Company, Clearstream, Luxembourg, societe anonyme and the Euroclear System on or about ______, ____ against payment in immediately available funds.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the prospectus to which it relates is truthful or complete. Any representation to the contrary is a criminal offense.

-------------------------
                     -------------------------

                                    Prospectus Supplement dated ________, ____

YOU SHOULD RELY ON INFORMATION CONTAINED IN THIS DOCUMENT. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS DOCUMENT MAY ONLY BE USED WHERE IT IS LEGAL TO SELL THESE SECURITIES. THE INFORMATION IN THIS DOCUMENT MAY ONLY BE ACCURATE ON THE DATE OF THIS DOCUMENT. We provide information to you about the senior notes in two separate documents that progressively provide more detail: (1) the accompanying prospectus, which provides general information, some of which may not apply to your senior notes and (2) this prospectus supplement, which describes the specific terms of your senior notes.

UNTIL __________, ____ ALL DEALERS THAT EFFECT TRANSACTIONS IN THE
SENIOR NOTES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS AND PROSPECTUS SUPPLEMENT. THIS REQUIREMENT IS IN ADDITION TO THE DEALER'S OBLIGATION TO DELIVER A PROSPECTUS AND PROSPECTUS SUPPLEMENT WHEN ACTING AS UNDERWRITERS WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

We are not offering the senior notes in any state where the offer is not permitted. We do not claim the accuracy of the information in this prospectus supplement and the accompanying prospectus as of any date other than the dates stated on their respective covers.

Certain persons participating in the offering of the senior notes may engage in transactions that stabilize, maintain or otherwise affect the prices of the senior notes. These transactions could cause the prices of the senior notes to be higher than they might otherwise be in the absence of these transactions. See "Underwriting" in this prospectus supplement.

                                TABLE OF CONTENTS

             PROSPECTUS SUPPLEMENT

SUMMARY OF TERMS....................................3
RISK FACTORS........................................7
FORMATION OF THE TRUST.............................13
THE SELLER AND THE SERVICER........................14
THE FINANCED STUDENT LOAN POOL.....................15
DESCRIPTION OF THE NOTES...........................23
DESCRIPTION OF THE TRANSFER AND
 SERVICING AGREEMENTS..............................31
FEDERAL FAMILY EDUCATION LOAN PROGRAM..............48
CERTAIN FEDERAL INCOME TAX AND
 STATE TAX CONSEQUENCES............................51
ERISA CONSIDERATIONS...............................52
UNDERWRITING.......................................53
LEGAL MATTERS......................................54
REPORTS TO SECURITYHOLDERS.........................54
FORWARD LOOKING STATEMENTS.........................54
ANNEX I............................................55
INDEX OF PRINCIPAL TERMS...........................59
EXHIBIT A.........................................S-

                  PROSPECTUS

RISK FACTORS.........................................
FORMATION OF THE TRUSTS..............................
THE DEPOSITOR........................................
USE OF PROCEEDS......................................
THE SELLER AND THE SERVICER..........................
THE STUDENT LOAN POOLS...............................
THE STUDENT LOAN FINANCING BUSINESS..................
WEIGHTED AVERAGE LIFE OF THE SECURITIES..............
POOL FACTORS AND TRADING INFORMATION.................
DESCRIPTION OF THE NOTES.............................
DESCRIPTION OF THE CERTIFICATES......................
CERTAIN INFORMATION REGARDING THE
     SECURITIES......................................
DESCRIPTION OF THE TRANSFER AND
     SERVICING AGREEMENTS............................
CERTAIN LEGAL ASPECTS OF THE STUDENT
     LOANS...........................................
CERTAIN FEDERAL INCOME TAX
     CONSEQUENCES....................................
CERTAIN STATE TAX CONSEQUENCES.......................
ERISA CONSIDERATIONS.................................
PLAN OF DISTRIBUTION.................................
LEGAL MATTERS........................................
AVAILABLE INFORMATION................................
INCORPORATION OF CERTAIN DOCUMENTS BY
     REFERENCE.......................................
INDEX OF PRINCIPAL TERMS.............................

                                SUMMARY OF TERMS

o This summary highlights selected information from this prospectus supplement and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of the offering of the senior notes, you should carefully read this entire prospectus supplement and the accompanying prospectus.

o This summary provides an overview to aid your understanding and is qualified by the full description of this other information in this prospectus supplement and the accompanying prospectus.

o You can find a listing of the pages where capitalized terms used in this prospectus supplement are defined under the caption "Index of Principal Terms" beginning on page S-__ in this prospectus supplement.

PRINCIPAL PARTIES

THE TRUST
o    Asset Backed Securities Corporation Student Loan Trust ____-_

THE DEPOSITOR
o Asset Backed Securities Corporation, an indirect, wholly owned subsidiary of Credit Susse First Boston, Inc.

THE SELLER AND ADMINISTRATOR
o    ____________________

THE SERVICER
o    _________

THE ELIGIBLE LENDER TRUSTEE
o   ________________

THE INDENTURE TRUSTEE
o   ________________

THE SWAP COUNTERPARTY
o   ________________

DATES

QUARTERLY PAYMENT DATES

Payments on the senior notes will be made to you on the 28th day of each January, April, July and October. If the 28th is not a business day, payments will be made to you on the next business day. The first quarterly payment date is __________, ____.

CUTOFF DATE

__________, ____. The trust will receive payments made on the related student loans on and after this date.

CLOSING DATE

On or about __________, ____.

DESCRIPTION OF THE SECURITIES

The Trust is offering the following student loan floating rate asset-backed senior notes pursuant to this prospectus:
o    Class A-1 Notes in the aggregate principal amount of $____________; and
o    Class A-2 Notes in the aggregate principal amount of $___________.

The trust is also issuing $__________ aggregate principal amount of floating rate asset-backed subordinate notes. The trust is not offering the subordinate notes pursuant to this prospectus.

The trust will issue the senior notes in book-entry form in minimum denominations of $1,000 and in multiples of $1,000 in excess of $1,000.

You may hold your senior notes through The Depository Trust Company, Clearstream, Luxembourg or the Euroclear System.

INTEREST PAYMENTS

The note rate for each class of senior notes is specified on the cover page of this prospectus supplement. The interest rate on a class of senior notes is subject to an interest rate cap. Interest with respect to the senior notes will be calculated on the basis of the actual number of days elapsed in the related quarterly interest period and a 360-day year.

The first step in computing the interest rate cap for any quarterly interest period is to determine the percent equivalent of (1) the sum of expected interest collections and any net trust swap receipt less any net trust swap payment, the administration fee and the servicing fee divided by (2) the aggregate principal amount of the notes as of the last day of this quarterly interest period. The servicer determines the interest rate cap by multiplying the percent obtained in the preceding sentence by 365 (or 366 in the case of a leap year) and then dividing it by the number of days in the related quarterly interest period.

Expected interest collections equal the sum of:
o the amount of interest accrued on the student loans, net of any monthly rebate fees and other amounts required to be remitted to the Department of Education;
o   all interest subsidy payments and special allowance payments accrued; and
o   specified investment earnings.

Since your senior notes are subject to an interest rate cap, you may not receive interest on your senior notes at the applicable note rate. The difference between interest payable at the note rate and interest actually paid to you on a quarterly payment date may be paid to you on a future quarterly payment date. The ratings of the notes do not address the likelihood of the payment to you of any these amounts.

PRINCIPAL PAYMENTS

No principal will be paid to you prior to the end of the revolving period. The revolving period will begin on the date the senior notes are issued and will end __________, ____ (or earlier as described in this prospectus supplement). Following the end of the revolving period, principal will be paid on the senior notes on each quarterly payment date in an amount generally equal to the principal collections with respect to the related student loans for the preceding quarterly period until the senior notes have been paid in full.

Principal payments on the senior notes generally will be made to the holders of the senior notes sequentially. No principal will be paid on the Class A-2 Notes until the Class A-1 Notes have been paid in full. No principal will be paid on the subordinate notes until the senior notes have been paid in full.

An exception to this rule is that following a default under the indenture and the acceleration of the notes, principal will be paid first on a pro rata basis, to each class of senior notes until they have been paid in full, and second, to the subordinate notes until they have been paid in full.

PRIORITY OF PAYMENTS

On each quarterly payment date, the indenture trustee will make the following distributions to the extent of available funds:
o    to the servicer and administrator, specified fees;
o pro rata, to the senior noteholders, interest and to the swap counterparty, any net swap payment;
o    to the subordinate noteholders, interest;
o following the termination of the revolving period to the senior noteholders, principal; and
o    to the reserve account, remaining funds.

Any shortfalls in funds available to make interest and principal distributions required to be made on the notes on a quarterly payment date may be paid on future quarterly payment dates.

FINAL MATURITY DATES

To the extent not previously paid prior to these dates, the unpaid principal amount of each class of senior notes will be payable in full on the final maturity date listed on the cover page of this prospectus supplement.

AUCTION SALE

Any student loans remaining in the trust as of the end of the collection period immediately preceding the __________ quarterly payment date will be offered for sale. The proceeds of any sale will be used to redeem your senior notes. The auction price must at least equal the unpaid principal amount of the notes, plus accrued and unpaid interest thereon.

OPTIONAL REDEMPTION

Any notes that remain outstanding on any quarterly payment date on which ____________________, or an assignee of ____________________, exercises its option to purchase all of the assets of the trust will be prepaid in whole at the applicable redemption price on this quarterly payment date. The redemption price for any class of notes will equal the unpaid principal amount of that class, plus accrued and unpaid interest thereon. The redemption price may not include payment of all interest that you did not receive as a result of the interest rate cap. Neither ____________________ nor its assignee may exercise this option until the unpaid principal amount of the senior notes and the subordinate notes is less than or equal to 20% of the initial unpaid principal amount of the senior notes plus the subordinate notes.

TRUST PROPERTY

The primary property of the trust will include:
o   the student loans;
o all amounts collected on the student loans on or after the cutoff date; (net of interest accrued prior to the cutoff date);
o   amounts on deposit in the accounts of the trust; and
o   the interest rate swap.

THE INITIAL FINANCED STUDENT LOANS

The student loans consist of specified guaranteed education loans to students and parents of students made under the Federal Family Education Loan Program. All of the student loans are reinsured by the Department of Education. The student loans to be transferred by ____________________ to the trust on the closing date have the following characteristics as of __________, ____:

o    Aggregate principal
       amount:                        $______________
o   Weighted average original
    term:                              ______ mths
o   Weighted average remaining
       term:                           ______ mths
o   Stafford Loans (%):                     _____%
o   Federal Consolidation
       Loans (%):                           _____%
o   PLUS Loans (%):                          ____%
o   SLS Loans (%):                           ____%
o   Percent guaranteed by _________:        _____%

ADDITIONAL STUDENT LOANS; REVOLVING PERIOD

From time to time after the closing date and before the earlier of the occurrence of an early amortization event and __________, ____, the trust will acquire additional student loans. The trust will purchase additional student loans from collections received on the student loans owned by the trust that are not used to cover specified fees and expenses of the trust, distributions on the notes, deposits to the reserve account and payments due to the swap counterparty.

ADDITIONAL STUDENT LOANS; SERIAL LOANS

Following the earlier of the occurrence of an early amortization event and __________, ____, the trust may acquire additional student loans relating to borrowers with student loans already owned by the trust. The trust will purchase additional student loans from collections received on the student loans owned by the trust that are not used to cover specified fees and expenses of the trust, distributions on the notes, deposits to the reserve account and payments due to the swap counterparty.

THE COLLECTION ACCOUNT

On the closing date, the depositor will make an initial deposit of $_____________ into the collection account.

CREDIT ENHANCEMENT

The credit enhancement for the senior notes will consist primarily of the following:
o   reserve account; and
o   subordination of the subordinate notes.

THE RESERVE ACCOUNT

The depositor will establish a reserve account with the indenture trustee. Funds on deposit in the reserve account on each quarterly payment date will be available to cover shortfalls in distributions of interest and principal on the senior notes to the extent described in this prospectus supplement. The reserve account will be funded as follows:
o On the closing date, the depositor will make an initial deposit of $_________ into the reserve account.
o On each quarterly payment date, any available funds remaining after making all prior distributions required to be made, will be deposited into the reserve account.

Amounts in the reserve account on any quarterly payment date (after giving effect to all distributions to be made on this date) in excess of the specified reserve account balance will be released to ____________________ or an affiliate. The specified reserve account balance for any quarterly payment date will be the greater of (1) ____% of the outstanding principal balance of the notes and (2) $_______.

SUBORDINATION OF THE SUBORDINATE NOTES

The subordination of the subordinate notes to the senior notes as described in this prospectus supplement will provide additional credit enhancement for the senior notes. Any losses on the student loans not covered by other forms of credit enhancement will be allocated to the subordinate notes before being allocated to the senior notes.

INTEREST RATE SWAP

The trust and the swap counterparty have entered into an interest rate swap. Unless terminated earlier, the interest rate swap will terminate on the _____, ____ quarterly payment date. The trust will owe the swap counterparty a net swap payment when (1) the weighted average discount rate per annum for direct obligations of the United States with a maturity of 13 weeks plus a specified percentage is greater than (2) the London interbank offered rate for deposits in U.S. dollars having a maturity of three months. The swap counterparty will owe the trust a net swap receipt when the calculation described in the immediately preceding sentence is negative.

The amount of a net swap payment or a net swap receipt is the product of the difference in the rates described in clause (1) and clause (2) above and the interest rate swap's scheduled notional amount.

The scheduled notional amount for any quarterly payment date will be the lesser of (1) the outstanding principal balance of the notes and (2) the amounts set forth in Exhibit A to this prospectus supplement. The depositor expects the scheduled notional amount for any quarterly payment date to initially equal approximately __% of the then outstanding principal balance of the senior notes and the subordinate notes. However, following the closing date, the depositor may agree with the swap counterparty to cause the scheduled notional amount to equal the outstanding principal balance of the notes.

While the interest rate swap is in effect, it will reduce, but not eliminate, the risk that a note rate will be determined by the interest rate cap.

TAX STATUS

Stroock & Stroock & Lavan LLP, special federal income tax counsel to the depositor, is of the opinion that (1) the trust will not be treated as an association or a publicly traded partnership taxable as a corporation and (2) the senior notes will be characterized as indebtedness for federal income tax purposes. Each noteholder, by accepting a senior note, will agree to treat the senior notes as indebtedness.

ERISA CONSIDERATIONS

Subject to the considerations discussed under "ERISA Considerations," the senior notes are eligible for purchase by employee benefit plans.

RATINGS

At least two nationally recognized rating agencies must each rate the senior notes in the highest long-term rating category.

                                  RISK FACTORS

         You should consider the following risk factors together with all the information contained in this prospectus supplement and the related prospectus in deciding whether to purchase any of the senior notes.

YOU MAY HAVE DIFFICULTY SELLING
  YOUR NOTES...................    The senior notes will not be listed on any
                                   securities exchange. As a result, if you want to sell your senior notes you must locate a purchaser that is willing to purchase those notes. The underwriters intend to make a secondary market for the senior notes. The underwriters will do so by offering to buy the senior notes from investors that wish to sell. However, the underwriters will not be obligated to make offers to buy the senior notes and may stop making offers at any time.
                                   In addition, the prices offered, if any, may not reflect prices that other potential purchasers would be willing to pay, were they to be given the opportunity. There have been times in the past where there have been very few buyers of asset backed securities (i.e., there has been a lack of liquidity), and there may be these times in the future. As a result, you may not be able to sell your senior notes when you want to do so or you may not be able to obtain the price that you wish to receive.

THE TRUST HAS LIMITED ASSETS
  TO MAKE PAYMENTS ON YOUR NOTES...The trust does not have, nor is it permitted or expected to have, any significant assets or sources of funds other than the student loans (and the related guarantee agreements), the reserve account and the interest rate swap. The notes represent obligations solely of the trust and will not be insured or guaranteed by any entity. Consequently, you must rely for repayment upon payments with respect to the student loans and amounts on deposit in the reserve account. Monies to be deposited in the reserve account are limited in amount and will be reduced, subject to a specified minimum, as the aggregate principal amount of the notes is reduced. If the reserve account is exhausted, the trust will depend solely on payments with respect to the student loans to make payments on the notes and you could suffer a loss. You will have no claim to any amounts properly distributed to the depositor, the seller, _________________ or the servicer from time to time. Neither Credit Suisse First Boston, Inc. nor any of its affiliates has guaranteed, will guarantee or is or will be otherwise obligated with respect to any notes.

YOU MAY EXPERIENCE LOSSES ON YOUR
  INVESTMENT RESULTING FROM
  PRINCIPAL BALANCE OF NOTES
  EXCEEDING POOL BALANCE.......    As of the closing date, the aggregate
                                   principal amount of the senior notes and subordinate notes will be equal to approximately ___% of the sum of the outstanding principal balance of the student loans as of the cutoff date and the amount deposited by the depositor in the reserve account and the collection account on the closing date. During the revolving period, any collections on the student loans that are not used to cover specified fees and expenses of the trust, distributions on the notes, deposits to the reserve account or payments to the swap counterparty will be deposited in the collateral reinvestment account. The trust will apply amounts in the collateral reinvestment account to increase the outstanding principal balance of the student loans. If the outstanding principal balance of the student loans at the end of the revolving period does not equal the aggregate principal amount of the senior notes and subordinate notes, amounts in the collateral reinvestment account will be used to pay principal on the notes.

                                   You may experience losses to the extent that excess interest collections are insufficient to cause the outstanding principal balance of the student loans to equal the aggregate principal amount of the senior notes and subordinate notes. The occurrence of any of the following will increase the likelihood of an insufficiency:

                                   o    A high rate of prepayments;

                                   o    An increase in the weighted average
                                        discount rate per annum for direct
                                        obligations of the United States with a
                                        maturity of 13 weeks; or

                                   o    An increase in the London interbank
                                        offered rate for deposits in U.S.
                                        dollars having a maturity of three
                                        months.

RISK OF CHANGE IN CHARACTERISTICS
  OF THE STUDENT LOANS ........    Following the transfer of additional student
                                   loans to the trust after the closing date, the characteristics of the student loans may differ significantly from the information presented in this prospectus supplement. The characteristics that may differ include the composition of the student loans and of the borrowers of the student loans, the related guarantors (which may include additional guarantors whose ability to fulfill their insurance obligations may vary from that of the initial guarantor), the distribution by loan type, the distribution by interest rate, the distribution by principal balance and the distribution by remaining term to scheduled maturity. You should consider potential variances when making your investment decision concerning the senior notes.

THE RETURN ON YOUR INVESTMENT
  WILL CHANGE OVER TIME........    Your pre-tax return on your investment will
                                   change from time to time for a number of reasons including the following:

                                   o    THE RATE OF RETURN OF PRINCIPAL IS
                                        UNCERTAIN. The amount of distributions
                                        of principal on the senior notes and the time when you receive those distributions depends on the amount and the times at which borrowers make principal payments on the student loans. Those principal payments may be regularly scheduled payments or unscheduled payments resulting from prepayments, defaults or consolidations of the student loans. In addition, if the trust is not able to purchase sufficient additional student loan principal balances during the revolving period, the noteholders will receive a principal prepayment immediately following the end of the revolving period.

                                   o    The revolving period may terminate
                                        earlier than ________, ____ if

                                             o    the student loans fail
                                                  specified performance tests,
                                             o    the amount of excess interest
                                                  for two successive quarterly
                                                  payment dates is below a
                                                  specified level,
                                             o    an event of default occurs
                                                  under the indenture or other
                                                  transaction documents or
                                             o    specified other events occur.


                                   o YOU BEAR REINVESTMENT RISK. Asset backed securities, like the senior notes, usually produce more returns of principal to investors when market interest rates fall below the interest rates on the student loans and produce less returns of principal when market interest rates are above the interest rates on the student loans. As a result, you are likely to receive more money to reinvest at a time when other investments generally are producing a lower yield than that on the notes, and are likely to receive less money to reinvest when other investments generally are producing a higher yield than that on the notes. You will bear the risk that the timing and amount of distributions on your senior notes will prevent you from attaining your desired yield.

                                   o    AN EARLY TERMINATION MAY AFFECT THE
                                        YIELD. Your investment in the senior
                                        notes may end before you desire if (1)
                                        the indenture trustee successfully
                                        conducts an auction sale or (2)
                                        ____________________ exercises its
                                        option to purchase all of the assets of
                                        the trust. You will bear reinvestment
                                        risk following an early termination.

CHANGES IN LEGISLATION MAY
  ADVERSELY AFFECT STUDENT LOANS
  AND FEDERAL GUARANTORS.......    The Higher Education Act or other relevant
                                   federal or state laws, rules and regulations may be amended or modified in the future in a manner that will adversely affect the federal student loan programs described in this prospectus supplement and the prospectus, the student loans made thereunder or the financial condition of the federal guarantors.

                                   In addition, if the direct student loan
                                   program expands, the servicers may experience increased costs due to reduced economies of scale or other adverse effects on their business to the extent the volume of loans serviced by the servicers is reduced. These cost increases could reduce the ability of the servicers to satisfy their obligations to service the student loans or to purchase student loans in the event of specified breaches of its covenants.

RISKS ASSOCIATED WITH SEQUENTIAL
  PAYMENT OF PRINCIPAL ON THE
  NOTES .......................    Since the Class A-2 Notes will generally not
                                   be paid any principal distributions until the principal balance of the Class A-1 Notes has been reduced to zero, the Class A-1 noteholders would be most affected by a high rate of principal prepayment or an early termination of the revolving period. In addition, as a result of this sequential payment of principal, it is likely that at any time the Class A-2 Notes will have a greater percent of their initial principal balance outstanding than the Class A-1 Notes at any time. Consequently, the Class A-2
                                   Notes will be allocated more losses than the Class A-1 Notes following a default under the indenture as a relative percentage of their respective initial principal balances.

BASIS RISK.....................    You may not be paid interest at the related
                                   note rate as a result of an interest rate cap. Any interest not paid as a result of the interest rate cap may subsequently be paid to you on a subordinated basis. The interest rate cap may be triggered as a result of:

                                   o    The student loans generally bear
                                        interest based on the rate per annum for direct obligations of the United States with a maturity of 13 weeks while the note rate for each class of senior notes is based on the London interbank offered rate for deposits in U.S. dollars having a maturity of three months.

                                   o    The principal balance of the student
                                        loans will initially be less than the
                                        aggregate principal amount of the senior notes and the subordinate notes. Consequently, the aggregate principal balances of the student loans on which interest will be collected will be less than the principal amount of the senior notes and the subordinate notes.

                                   o The interest rate cap will be reduced as a result of the trust's obligation to pay specified fees to the Department of Education.

                                   If the note rate is limited by the interest rate cap, the market value and liquidity of your senior notes may decline.

BORROWER DEFAULT RISK ON CERTAIN
  FEDERAL LOANS................    The student loans are generally 98% insured
                                   by a federal guarantor. As a result, to the extent a borrower of a student loan defaults, the trust will experience a loss of generally
                                   2% of the outstanding principal and accrued interest on each student loan. The trust will assign a defaulted student loan to the applicable federal guarantor in exchange for a guarantee payment on the 98% guaranteed portion. The trust may not have any right to pursue the borrower for the remaining 2% unguaranteed portion. If the credit enhancement described in this prospectus supplement is not sufficient, you may suffer a loss.

RISK OF DEPENDENCE ON GUARANTORS
  AS SECURITY FOR STUDENT LOANS    All of the student loans are unsecured.  As a
                                   result, the only security for payment of the student loans are the guarantees provided under the guarantee agreements between the eligible lender trustee and the guarantors.
                                   Substantially all of the student loans which will be conveyed to the trust on the date of issuance of the notes are guaranteed by ____________________ The financial condition of a guarantor may be adversely affected by a number of factors including:

                                   o    the amount of claims made against
                                        the guarantor as result of borrower
                                        defaults;

                                   o    the amount of claims reimbursed to the
                                        guarantor from the Department of
                                        Education (which range from 75% to 100%
                                        depending on the date the student loan
                                        was made and the performance of the
                                        guarantor); and

                                   o    changes in legislation that may reduce
                                        expenditures from the Department of
                                        Education that support federal
                                        guarantors or that may require federal
                                        guarantors to pay more of their reserves to the Department of Education.

                                   If the financial status of the guarantors, and particularly ____________________, deteriorates, the guarantors may fail to make guarantee payments to the eligible lender trustee. In this event, you may suffer delays in the payment of principal and interest on your senior notes.

RISK OF LOSS OF GUARANTOR AND
  DEPARTMENT OF EDUCATION
  PAYMENTS FOR FAILURE TO COMPLY
  WITH LOAN ORIGINATION AND
  SERVICING PROCEDURES.........    The Higher Education Act requires lenders and
                                   their assignees making and servicing student loans that are reinsured by the Department of Education and guarantors guaranteeing federal loans to follow specified procedures, to ensure that the federal loans are properly made and repaid. If the servicer fails to follow these procedures or if the originator of the loan failed to follow procedures relating to the origination of any loans, the Department of Education may refuse to make reinsurance payments to the guarantors or to make interest subsidy payments and special allowance payments to the eligible lender trustee. In addition, under these circumstances the guarantors may refuse to make guarantee payments to the trust. The failure of the Department of Education to provide reinsurance payments to the guarantors could adversely affect the guarantors' ability or legal obligation to make payments under the guarantee agreements.
                                   Loss of any these guarantee payments,
                                   interest subsidy payments or special
                                   allowance payments could adversely affect the trust's ability to pay you timely interest and principal. In this event, you may suffer a loss on your investment.

RISK ASSOCIATED WITH THE INTEREST
  RATE SWAP....................    The depositor expects the scheduled notional
                                   amount of the interest rate swap for each quarterly payment date to be less than the outstanding principal balance of the notes.
                                   As a result, the interest rate swap would not give you full protection against a gap between (1) the rate per annum for direct obligations of the United States with a maturity of 13 weeks and (2) the London interbank offered rate for deposits in U.S.
                                   dollars having a maturity of three months.
                                   However, following the closing date, the depositor may agree with the swap counterparty to cause the scheduled notional amount to equal the outstanding principal balance of the notes.

                                   In addition, the interest rate swap will terminate prior to the final maturity date for each class of the notes. If the interest rate swap is terminated early, the trust or the swap counterparty may be liable to pay to the other a termination payment. Any termination payment payable by the trust could be substantial and could reduce amounts otherwise payable to noteholders, thereby resulting in shortfalls to you.

THE NOTES ARE NOT SUITABLE
  INVESTMENTS FOR ALL INVESTORS    The senior notes are not a suitable
                                   investment if you require a regular or
                                   predictable schedule of payments or payment on any specific date. The senior notes are complex investments that should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risk, the tax consequences of an investment, and the interaction of these factors.

WITHDRAWAL OR DOWNGRADING OF
  INITIAL RATINGS WILL AFFECT THE
  PRICES FOR NOTES.............    A security rating is not a recommendation to
                                   buy, sell or hold securities. Similar ratings on different types of securities do not necessarily mean the same thing. You are encouraged to analyze the significance of each rating independently from any other rating. Any rating agency may change its rating of the senior notes after the senior notes are issued if that rating agency believes that circumstances have changed. Any subsequent change in rating will likely affect the price that a subsequent purchaser will be willing to pay for the senior notes.
                                   The ratings do not address the likelihood of
                                   (1) an early termination of the revolving period or (2) the ultimate payment to you of any interest not paid as a result of the interest rate cap.

                             FORMATION OF THE TRUST

THE TRUST

         Asset Backed Securities Corporation Student Loan Trust ____-_ (the "Trust") will be a trust formed under the laws of the State of Delaware pursuant to the Trust Agreement for the transactions described in this prospectus supplement and in the prospectus. The Trust will not engage in any activity other than:

         o    acquiring, holding and managing the Student Loans (the
              "Initial Financed Student Loans") sold to the Trust on ________, ____ (the "Closing Date"), the additional Student Loans acquired by the Trust after the Closing Date (the "Additional Student Loans" and, together with the Initial Financed Student Loans, the "Financed Student Loans") and the other assets of the Trust and proceeds therefrom,

         o    issuing the Notes,

         o    making payments thereon,

         o    originating Federal Consolidation Loans during the Revolving
              Period,

         o    entering into the Interest Rate Swap, and

         o engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith.

         The proceeds from the sale of the Notes will be used by ________________ (the "Eligible Lender Trustee") to purchase on behalf of the Trust the Initial Financed Student Loans from ____________________, as Seller pursuant to the Loan Sale Agreement, to fund the initial deposit into the Reserve Account on the Closing Date of cash or Eligible Investments equal to $_________ (the "Reserve Account Initial Deposit"), to fund the deposit into the Collection Account on the Closing Date of cash or Eligible Investments equal to $__________ and to fund the costs of issuance. Upon the consummation of the transactions, the property of the Trust will consist of

         o a pool of guaranteed education loans to students and parents of students (the "Student Loans") made under the Federal Family Education Loan Program ("FFELP"), legal title to which is held by the Eligible Lender Trustee on behalf of the Trust,

         o all funds collected in respect of the student loans on or after the Cutoff Date, net of interest accrued thereon prior to the Cutoff Date and not to be capitalized,

         o all monies and investments on deposit in the Collection Account, the Collateral Reinvestment Account and the Reserve Account and

         o    the Interest Rate Swap.

         The Notes will be collateralized by the assets of the Trust as described in this prospectus supplement. The Collection Account, the Reserve Account, the Collateral Reinvestment Account and the Interest Rate Swap will be maintained in the name of the Indenture Trustee for the benefit of the Noteholders. To facilitate servicing and to minimize administrative burden and expense, the Servicer will be appointed by the Eligible Lender Trustee as custodian of the promissory notes representing the Financed Student Loans.

         On behalf of the Trust, the Eligible Lender Trustee will use funds on deposit in the Collateral Reinvestment Account during the Revolving Period to make Additional Fundings, including to make or acquire Additional Student Loans which will constitute property of the Trust. See "Description of the Transfer and Servicing Agreements--Revolving Period and Additional Fundings" in this prospectus supplement. In addition, after the Revolving Period, Additional Student Loans will be added to the Trust to the extent that:

         o the Eligible Lender Trustee on behalf of the Trust purchases Serial Loans from the Seller,

         o the Trust owns Financed Student Loans which are exchanged for Serial Loans owned by the Seller as described in this prospectus supplement or

         o for 210 days after the end of the Revolving Period, Add-on Consolidation Loans are added to Federal Consolidation Loans owned by the Trust.

Any origination or conveyance during or after the Revolving Period of Additional Student Loans is conditioned on compliance with the procedures described in the Loan Sale Agreement. The Depositor expects that the amount of Additional Fundings during the Revolving Period will approximately equal the amount expected to be deposited during the Revolving Period into the Collateral Reinvestment Account and that the timing of the Additional Fundings will be sufficient so as not to cause a build-up of funds in the Collateral Reinvestment Account that would cause an Early Amortization Event to occur prior to the scheduled end of the Revolving Period on the last day of the Collection Period preceding the ______ _____ Quarterly Payment Date. The Depositor's expectations in this regard, based on current facts and circumstances, but relating to future events, are inherently forward-looking. These expectations are based primarily upon current market conditions, including conditions in the secondary market for Student Loans, and current expectations as to when Additional Fundings will need to be made (based, in part, on expectations as to the rate at which the Initial Financed Student Loans will repay). There is a risk that market conditions will change or that the actual repayment experience on the Initial Financed Student Loans will be other than as expected. See Risk Factors--The Return on Your Investment Will Change Over Time" in this prospectus supplement and "--Maturity and Prepayment Experience" in the prospectus. In addition, a material adverse change in the operations or business or financial condition of the Seller could affect the amount or timing of Additional Fundings of New Loans or Serial Loans during the Revolving Period. See "Federal Family Education Loan Program--Recent Developments--Changes in Formulas for Determining Certain Interest Rates and Special Allowance Payments" in this prospectus supplement. Accordingly, there can be no assurance as to the amount or timing of Additional Fundings during the Revolving Period. Upon an Early Amortization Event or in any event if the amount on deposit in the Collateral Reinvestment Account has not been reduced to zero by the end of the Revolving Period, any amounts remaining on deposit in the Collateral Reinvestment Account will be paid on the Quarterly Payment Date immediately following the end of the Revolving Period as a payment of principal first to the Class A-1 Noteholders until the Class A-1 Notes have been paid in full, then to the Class A-2 Noteholders until the Class A-2 Notes have been paid in full and then to the Subordinate Noteholders. There can also be no assurance as to the amount of Additional Fundings that will occur after the Revolving Period. See "Description of the Transfer and Servicing Agreements--Revolving Period and Additional Fundings" in this prospectus supplement.

         The Trust's principal offices are in ________, _______ in care of ______________________________ as Eligible Lender Trustee, at the address listed below.

ELIGIBLE LENDER TRUSTEE

         _________________________ is the Eligible Lender Trustee for the Trust under the Trust Agreement to be dated as of _________, ____ (as amended and supplemented from time to time, the "Trust Agreement") among the Depositoe, the Seller, ____________________ (the "Company"), a _____________ which is an affiliate of the Seller, and the Eligible Lender Trustee. ____________________ is a ______________________ whose principal offices are located at ____________________ and whose New York offices are located at
______________________________. The Eligible Lender Trustee will acquire on behalf of the Trust legal title to all the Financed Student Loans acquired from time to time pursuant to the Loan Sale Agreement. The Eligible Lender Trustee on behalf of the Trust will enter into a Guarantee Agreement with each of the Guarantors with respect to the Financed Student Loans. The Eligible Lender Trustee qualifies as an eligible lender and owner of all Financed Student Loans for all purposes under the Higher Education Act and the Guarantee Agreements. Failure of the Financed Student Loans to be owned by an eligible lender would result in the loss of any Guarantee Payments from any Guarantor and any Federal Assistance with respect to the Financed Student Loans. See "The Student Loan Pools" in the prospectus. The Eligible Lender Trustee's liability in connection with the issuance and sale of the Notes is limited solely to the express obligations of the Eligible Lender Trustee set forth in the Trust Agreement, the Loan Sale Agreement and the Servicing Agreement. See "Description of the Notes" in this prospectus supplement and "Description of the Transfer and Servicing Agreements" in this prospectus supplement and in the prospectus. The Seller and its affiliates may maintain normal commercial banking relations with the Eligible Lender Trustee.

                           THE SELLER AND THE SERVICER

         _______________ (the "Seller" and the "Servicer") is a ___________.

                                [TO BE INSERTED]

                         THE FINANCED STUDENT LOAN POOL

         The pool of Financed Student Loans will include the Initial Financed Student Loans to be purchased by the Eligible Lender Trustee on behalf of the Trust as of the Cutoff Date and any Additional Student Loans made or acquired by the Eligible Lender Trustee on behalf of the Trust after the Closing Date.

         No Initial Financed Student Loan as of the Cutoff Date consists of a Student Loan that was subject to the Seller's prior obligation to sell the loan to a third party.

         Following the Closing Date and prior to the end of the Revolving Period, the Trust will be obligated from time to time to purchase from the Seller, and the Seller, subject to the availability of New Loans, will be obligated to tender to the Trust, New Loans owned by the Seller each of which will have been made to a borrower who is not a borrower under any Financed Student Loan. In addition, following the Closing Date, and both during and after the Revolving Period, the Trust will be obligated from time to time to purchase from the Seller, subject to the availability of Serial Loans, Serial Loans owned by the Seller. During the Revolving Period, the purchase of New Loans and Serial Loans for the Loan Purchase Amount for the loan, will be funded by means of a transfer of amounts on deposit in the Collateral Reinvestment Account as described in this prospectus supplement. Following the end of the Revolving Period, the purchase of Serial Loans will be funded by amounts representing distributions of principal on the outstanding Financed Student Loans which would otherwise have been part of the Available Funds or, alternatively, at the Seller's option, the Eligible Lender Trustee will be obligated to exchange with the Seller existing Financed Student Loans owned by the Trust for the Serial Loans, provided that the Serial Loans and eligible Financed Student Loans meet specified criteria described in this prospectus supplement. Any Purchase Premium Amounts for Serial Loans purchased by the Trust after the Revolving Period will be funded on the Quarterly Payment Date next succeeding the end of the Collection Period during which the Serial Loan has been acquired by the Trust from amounts, if any, then on deposit in the Reserve Account in excess of the Specified Reserve Account Balance. No Purchase Premium Amounts will be payable for Serial Loans exchanged for by the Trust.

         In addition, following the Closing Date and prior to the end of the Revolving Period, the Eligible Lender Trustee on behalf of the Trust will seek to originate Federal Consolidation Loans to borrowers under Financed Student Loans who are also borrowers under one or more Student Loans (whether or not all the loans are in the Trust) under the Federal Consolidation Loan Program described in the prospectus under "Federal Family Education Loan Program--Federal Consolidation Loan Program" and under "Federal Family Education Loan Program" in this prospectus supplement. Any of these originations by the Eligible Lender Trustee on behalf of the Trust will be funded by means of a transfer from the Collateral Reinvestment Account of the amount required to repay any Student Loans that are being discharged in the consolidation process, which amount will be paid by the Trust to the holder or holders of the Student Loans to prepay the loans. The Eligible Lender Trustee will not be permitted to originate Federal Consolidation Loans (including the addition of any Add-on Consolidation Loans) on behalf of the Trust during the Revolving Period in an aggregate principal amount in excess of [$35,000,000]; additionally, no Federal Consolidation Loan may be originated by the Trust having a scheduled maturity date after [October 28, 2030] if at the time of the origination the aggregate principal balances of all Federal Consolidation Loans held by the Trust that have a scheduled maturity date after [October 28, 2030], exceed or, after giving effect to the origination, would exceed [$15,000,000]; provided, however, that the Eligible Lender Trustee will be permitted to fund the addition of Add-on Consolidation Loans in excess of the amounts if required to do so by the Act. After the Revolving Period the Eligible Lender Trustee on behalf of the Trust will cease to make Federal Consolidation Loans and Additional Student Loans will consist solely of Serial Loans acquired in the manner specified above; provided, however, that for a maximum period of 210 days following the end of the Revolving Period, the Eligible Lender Trustee may be required to increase the principal balance of Federal Consolidation Loans in the Trust by the amount of any related Add-on Consolidation Loans as described below.

         As described under "Federal Family Education Loan Program--Federal Consolidation Loan Program" in the prospectus and under "Federal Family Education Loan Program" in this prospectus supplement, borrowers may consolidate additional loans ("Add-on Consolidation Loans") with an existing Federal Consolidation Loan within 180 days from the date that the existing Federal Consolidation Loan was made. As a result of the addition of any Add-on Consolidation Loans, the related Federal Consolidation Loan may, in specified cases, have a different interest rate and a different final payment date. Add-on Consolidation Loans added to a Federal Consolidation Loan in the Trust during the Revolving Period will be funded by means of a transfer from the Collateral Reinvestment Account of the amount required to repay in full any Student Loans that are being discharged in the consolidation process, which amount will be paid by the Eligible Lender Trustee on behalf of the Trust to the holder or holders of the Student Loans to prepay the loans. For a maximum period of 210 days following the end of the Revolving Period (30 days being attributed to the processing of any Add-on Consolidation Loans), these amounts will be funded by amounts representing distributions of principal on the outstanding Financed Student Loans which would otherwise have been part of the Available Funds as described under "Description of the Transfer and Servicing Agreements--Distributions" in this prospectus supplement.

         No selection procedures believed by the Depositor to be adverse to the Noteholders were used or will be used in selecting the Financed Student Loans. However, except for the criteria described in the preceding paragraphs and under "Description of the Transfer and Servicing Agreements--Revolving Period and Additional Fundings" in this prospectus supplement or contained in the Loan Sale Agreement, there will be no required characteristics of the Additional Student Loans. Therefore, following the transfer of Additional Student Loans to the Eligible Lender Trustee on behalf of the Trust, the aggregate characteristics of the entire pool of Financed Student Loans, including the composition of the Financed Student Loans and of the related borrowers, the related Guarantors, the distribution by loan type, the distribution by interest rate, the distribution by principal balance and the distribution by remaining term to scheduled maturity described in the following tables, may vary significantly from those of the Initial Financed Student Loans as of the Cutoff Date. In addition, the distribution by weighted average interest rate applicable to the Financed Student Loans on any date following the Cutoff Date may vary significantly from that set forth in the following tables as a result of variations in the effective rates of interest applicable to the Financed Student Loans. Moreover, the information described below with respect to the original term to maturity and remaining term of maturity of the Initial Financed Student Loans as of the Cutoff Date may vary significantly from the actual term to maturity of any of the Financed Student Loans as a result of the granting of deferral and forbearance periods with respect thereto.

         Set forth below in the following tables is a description of specified characteristics of the Initial Financed Student Loans as of _________, ____ (the "Cutoff Date"). The percentages set forth in the tables below may not always add to 100% due to rounding.

                COMPOSITION OF THE INITIAL FINANCED STUDENT LOANS
                              AS OF THE CUTOFF DATE

Aggregate Outstanding Principal Balance (1).....................$______________
Number of Billing Accounts......................................         ______
Average Outstanding Principal Balance per Billing Account.......      $________
Number of Loans.................................................        _______
Average Outstanding Principal Balance per Loan..................      $________
Weighted Average Original Term to Maturity (2)..................  ______ months
Weighted Average Remaining Term to Maturity (2).................  ______ months
Weighted Average Annual Interest Rate (3).......................          ____%
-----------
(1) Includes net principal balances due from borrowers, plus accrued interest thereon estimated to be $_____________ as of the Cutoff Date to be capitalized upon commencement of repayment.
(2) Determined from the date of origination or the Cutoff Date, as the case may be, to the stated maturity date of the applicable Initial Financed Student Loans, assuming repayment commences promptly upon expiration of the typical grace period following the expected graduation date and without giving effect to any deferral or forbearance periods that may be granted in the future. See "Federal Family Education Loan Program" in this prospectus supplement and in the prospectus.
(3) Determined using the interest rates applicable to the Initial Financed Student Loans as of the Cutoff Date. However, because some of the Initial Financed Student Loans effectively bear interest generally at a variable rate per annum to the borrower, there can be no assurance that the foregoing percentage will remain applicable to the Initial Financed Student Loans at any time after the Cutoff Date. See "Federal Family Education Loan Program" in this prospectus supplement and in the prospectus.

               DISTRIBUTION OF THE INITIAL FINANCED STUDENT LOANS
                       BY LOAN TYPE AS OF THE CUTOFF DATE

                                                              PERCENT OF INITIAL
                                                                FINANCED STUDENT
                                              AGGREGATE              LOANS BY
                               NUMBER        OUTSTANDING            OUTSTANDING
LOAN TYPE                     OF LOANS   PRINCIPAL BALANCE(1)  PRINCIPAL BALANCE
---------                     --------   --------------------  -----------------

Stafford Loans (2).........                          $                 %

Federal Consolidation
Loans......................

PLUS Loans.................

SLS Loans..................   --------   --------------------   ----------------

   Total...................                          $                 %
                              ========   ====================   ================

(1) Includes net principal balances due from borrowers, plus accrued interest thereon estimated to be $_____________ as of the Cutoff Date to be capitalized upon commencement of repayment.
(2) Includes Unsubsidized Stafford Loans having aggregate outstanding principal balances as of the Cutoff Date of $--------------.


               DISTRIBUTION OF THE INITIAL FINANCED STUDENT LOANS
                BY BORROWER INTEREST RATES AS OF THE CUTOFF DATE

                                                              PERCENT OF INITIAL
                                                               FINANCED STUDENT
                                              AGGREGATE             LOANS
RANGE OF INTEREST             NUMBER         OUTSTANDING         BY OUTSTANDING
RATES(1)                      OF LOANS    PRINCIPAL BALANCE(2) PRINCIPAL BALANCE
-----------------             --------    -------------------- -----------------

Less than 6.50%............                             $             %
6.50% to 7.49%.............
7.50% to 7.99%.............
8.00% to 8.49%.............
8.50% to 8.99%.............
9.00% to 9.49%.............
9.50% and above............  ---------   --------------------- -----------------
         Total.............                             $             %
                             =========   ===================== =================

(1) Determined using the interest rates applicable to the Initial Financed Student Loans as of the Cutoff Date. However, because some of the Initial Financed Student Loans effectively bear interest at a variable rate per annum to the borrower, there can be no assurance that the foregoing information will remain applicable to the Initial Financed Student Loans at any time after the Cutoff Date. See "Federal Family Education Loan Program" in this prospectus supplement and in the prospectus.
(2) Includes net principal balances due from borrowers, plus accrued interest thereon estimated to be $_____________ as of the Cutoff Date to be capitalized upon commencement of repayment.

               DISTRIBUTION OF THE INITIAL FINANCED STUDENT LOANS
             BY OUTSTANDING PRINCIPAL BALANCE AS OF THE CUTOFF DATE

                                                                     PERCENT OF
                                                                      INITIAL
                                                                     FINANCED
                                               AGGREGATE          STUDENT LOANS
RANGE OF OUTSTANDING         NUMBER           OUTSTANDING        BY OUTSTANDING
PRINCIPAL BALANCE            OF LOANS     PRINCIPAL BALANCE(1) PRINCIPAL BALANCE
--------------------         --------     -------------------- -----------------

Less than $2,000............                        $                   %
$ 2,000 to $ 3,999..........
$ 4,000 to $ 5,999..........
$ 6,000 to $ 7,999..........
$ 8,000 to $ 9,999..........
$10,000 to $11,999..........
$12,000 to $13,999..........
$14,000 to $15,999..........
$16,000 to $17,999..........
$18,000 to $19,999..........
$20,000 to $21,999..........
$22,000 to $23,999..........
$24,000 to $25,999..........
$26,000 to $27,999..........
$28,000 and above .......... --------     ---------------------- ---------------
         Total..............                        $                   %
                             ========     ====================== ===============

-----------------
(1) Includes net principal balances due from borrowers, plus accrued interest thereon estimated to be $_____________ as of the Cutoff Date to be capitalized upon commencement of repayment.

               DISTRIBUTION OF THE INITIAL FINANCED STUDENT LOANS
          BY REMAINING TERM TO SCHEDULED MATURITY AS OF THE CUTOFF DATE

                                                                   PERCENT OF
                                                                INITIAL FINANCED
NUMBER OF MONTHS                             AGGREGATE            STUDENT LOANS
REMAINING TO                NUMBER OF       OUTSTANDING          BY OUTSTANDING
SCHEDULED MATURITY(1)       OF LOANS    PRINCIPAL BALANCE(2)   PRINCIPAL BALANCE
---------------------       ---------   --------------------   -----------------

Less than 24...........                            $                   %
24 to 35...............
36 to 47...............
48 to 59...............
60 to 71...............
72 to 83...............
84 to 95...............
96 to 107 .............
108 to 119.............
120 to 131.............
132 to 143.............
144 to 155.............
156 to 167.............
168 to 179.............
180 to 191.............
192 and above..........    ---------   ---------------------   -----------------
         Total.........                            $                   %
                           =========   =====================   =================

(1) Determined from the Cutoff Date to the stated maturity date of the applicable Initial Financed Student Loans, assuming repayment commences promptly upon expiration of the typical grace period following the expected graduation date and without giving effect to any deferral or forbearance periods that may be granted in the future. See "Federal Family Education Loan Program" in this prospectus supplement and in the prospectus.
(2) Includes net principal balances due from borrowers, plus accrued interest thereon estimated to be $____________ as of the Cutoff Date to be capitalized upon commencement of repayment.

               DISTRIBUTION OF THE INITIAL FINANCED STUDENT LOANS
                BY BORROWER PAYMENT STATUS AS OF THE CUTOFF DATE

                                                                 PERCENT OF
                                                               INITIAL FINANCED
                                             AGGREGATE          STUDENT LOANS
                              NUMBER OF     OUTSTANDING         BY OUTSTANDING
BORROWER PAYMENT STATUS(1)    OF LOANS   PRINCIPAL BALANCE(2)  PRINCIPAL BALANCE
--------------------------    ---------  --------------------  -----------------

Deferral.....................                        $                  %
Forbearance..................
Grace........................
In-School....................
Repayment.................... --------  ---------------------  -----------------
         Total...............                        $                  %
                              ========  =====================  =================

----------------
(1) Refers to the status of the borrower of each Initial Financed Student Loan as of the Cutoff Date: the borrower may still be attending school ("In-School"), may be in a grace period prior to repayment commencing ("Grace"), may be repaying the loan ("Repayment") or may have temporarily ceased repaying the loan through a deferral ("Deferral") or a forbearance ("Forbearance") period. See "Federal Family Education Loan Program" in this prospectus supplement and in the prospectus. For purposes of this table, "In-School" excludes, and "Deferral" includes, all SLS or PLUS Loans of borrowers still attending school.
(2) Includes net principal balances due from borrowers, plus accrued interest thereon estimated to be $_____________ as of the Cutoff Date to be capitalized upon commencement of repayment.

               DISTRIBUTION OF THE INITIAL FINANCIAL STUDENT LOANS
                        BY LOCATION AS OF THE CUTOFF DATE
                                                              PERCENT OF INITIAL
                                                               FINANCED STUDENT
                                            AGGREGATE               LOANS
                         NUMBER OF         OUTSTANDING          BY OUTSTANDING
LOCATION (1)               LOANS      PRINCIPAL BALANCE (2)   PRINCIPAL BALANCE
------------             ---------    ---------------------   ------------------
Alabama..............                          $                      %
Alaska...............
Arizona .............
Arkansas.............
California...........
Colorado.............
Connecticut..........
Delaware.............
Florida..............
Georgia..............
Hawaii...............
Idaho................
Illinois.............
Indiana..............
Iowa.................
Kansas...............
Kentucky.............
Louisiana............
Maine................
Maryland.............
Massachusetts........
Michigan.............
Minnesota............
Mississippi..........
Missouri.............
Montana..............
Nebraska.............
Nevada...............
New Hampshire........
New Jersey...........
New Mexico...........
New York.............
North Carolina.......
North Dakota.........
Ohio.................
Oklahoma.............
Oregon...............
Pennsylvania.........
Puerto Rico..........
Rhode Island.........
South Carolina.......
South Dakota.........
Tennessee............
Texas................
Utah.................
Vermont..............
Virginia.............
Washington...........
Washington DC........
West Virginia........
Wisconsin............
Wyoming..............
Other................
                         ---------    ---------------------   ------------------
         Total.......                           $                        %
                         =========    =====================   ==================
----------------
(1) Based on the permanent billing addresses of the borrowers of the Initial Financed Student Loans shown on the Servicer's records as of the Cutoff Date.
(2) Includes net principal balances due from borrowers, plus accrued interest thereon estimated to be $_____________ as of the Cutoff Date to be capitalized upon commencement of repayment.

                 DISTRIBUTION OF INITIAL FINANCED STUDENT LOANS
                             BY DATE OF DISBURSEMENT

                                                             PERCENT OF INITIAL
                                               AGGREGATE      FINANCED STUDENT
                                              OUTSTANDING          LOANS
                                   NUMBER      PRINCIPAL       BY OUTSTANDING
BORROWER PAYMENT STATUS (1)       OF LOANS    BALANCE (2)    PRINCIPAL BALANCE
---------------------------       --------    -----------    ------------------
Pre-October 1, 1993.............                   $                 %
On or After October 1, 1993 and
  Prior to October 1, 1998......
October 1, 1998 and thereafter..
                                  --------    -----------    ------------------
         Total..................                   $                 %
                                  ========    ===========    ==================
----------------
(1) Initial Financed Student Loans disbursed prior to October 1, 1993 are 100% guaranteed by the Initial Guarantors and reinsured against default by the Department up to a maximum of 100% of the Guarantee Payments. Initial Financed Student Loans disbursed on or after October 1, 1993 and prior to October 1, 1998 are 98% guaranteed by the Initial Guarantors and reinsured against default by the Department up to a maximum of 98% of the Guarantee Payments. Initial Financial Student Loans disbursed on or after October 1, 1998 are 98% guaranteed by the Initial Guarantors and reinsured against default by the Department up to a maximum of 95% of the Guarantee Payments.
(2) Includes net principal balances due from borrowers, plus accrued interest thereon estimated to be $_____________ as of the Cutoff Date to be capitalized upon commencement of repayment.

                 DISTRIBUTION OF INITIAL FINANCED STUDENT LOANS
             BY NUMBER OF DAYS OF DELINQUENCY AS OF THE CUTOFF DATE

                                                             PERCENT OF INITIAL
                                               AGGREGATE      FINANCED STUDENT
                                              OUTSTANDING          LOANS
                                   NUMBER      PRINCIPAL       BY OUTSTANDING
DAYS DELINQUENT                   OF LOANS    BALANCE (1)    PRINCIPAL BALANCE
---------------                   --------    -----------    ------------------
0 - 30.........................                    $                 %
31 - 60........................
61 - 90........................
91 - 120.......................
121 and above..................
                                  --------    -----------    ------------------
         Total.................                    $                 %
                                  ========    ===========    ==================

----------------
(1) Includes net principal balances due from borrowers, plus accrued interest thereon estimated to be $______________ as of the Cutoff Date to be capitalized upon commencement of repayment.

         Each of the Financed Student Loans provides or will provide for the amortization of the outstanding principal balance of the Financed Student Loan over a series of regular payments. Each regular payment consists of an installment of interest which is calculated on the basis of the outstanding principal balance of the Financed Student Loan multiplied by the applicable interest rate and further multiplied by the period elapsed (as a fraction of a calendar year) since the preceding payment of interest was made. As payments are received in respect of the Financed Student Loan, the amount received is applied first to interest accrued to the date of payment and the balance is applied to reduce the unpaid principal balance. Accordingly, if a borrower pays a regular installment before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. Conversely, if a borrower pays a monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly less. In either case, subject to any applicable Deferral Periods or Forbearance Periods, the borrower pays a regular installment until the final scheduled payment date, at which time the amount of the final installment is increased or decreased as necessary to repay the then outstanding principal balance of the Financed Student Loan.

GUARANTEE OF FINANCED STUDENT LOANS

         By the Closing Date, the Eligible Lender Trustee will have entered into a Guarantee Agreement with the Initial Guarantors pursuant to which ____________________, a ____________ ("_________") and specified other Federal
Guarantors (together, the "Initial Guarantors") have agreed to serve as Guarantors for the Initial Financed Student Loans. As of the Cutoff Date, _____% of the Initial Financed Student Loans are guaranteed by _________.

         During the Revolving Period, the Trust may acquire Additional Student Loans guaranteed by a Federal Guarantor other than the Initial Guarantors (each, an "Additional Guarantor" and, together with the Initial Guarantors, the "Guarantors") and enter into a Guarantee Agreement with the Eligible Lender Trustee. In the aggregate no more than 20% of the Financed Student Loans (by principal balance) may, following any addition, have guarantees from Additional Guarantors and no more than 5% of the Financed Student Loans (by principal balance) may, following any addition, have guarantees from any one Additional Guarantor (unless and to the extent that either limitation is exceeded solely though the origination on behalf of the Trust of Federal Consolidation Loans or the purchase by the Trust of Serial Loans, in either case, that are made with respect to Financed Student Loans guaranteed by an Additional Guarantor).

         Pursuant to its Guarantee Agreement, each of the Guarantors guarantees payment of 100% of the principal (including any interest capitalized from time to time) and accrued interest for the Financed Student Loans as to which any one of the following events has occurred:

         o failure by the borrower under a Financed Student Loan to make monthly principal or interest payments when due, provided the failure continues for a statutorily determined period of time of at least 180 days for Student Loans for which the first day of delinquency occurs prior to October 7, 1998 or 270 days for Student Loans for which the first day of delinquency occurs on or after October 7, 1998 (except that the guarantee against the failures will be 98% of unpaid principal plus accrued and unpaid interest in the case of Financed Student Loans first disbursed on or after October 1, 1993);

         o any filing by or against the borrower under a Financed Student Loan of a petition in bankruptcy pursuant to any chapter of the Federal Bankruptcy Code, as amended;

         o    the death of the borrower under a Financed Student Loan;

         o the total and permanent disability of the borrower under a Financed Student Loan to work and earn money or attend school, as certified by a qualified physician;

         o the school closed thereby preventing the borrower from completing his/her program of study; or

         o    the loan application was falsely certified.

         When these conditions are satisfied, the Act requires the Federal Guarantor generally to pay the claim within 90 days after its submission by the lender. The obligations of each Guarantor pursuant to its Guarantee Agreement are obligations solely of the Guarantor and are not supported by the full faith and credit of the federal or any state government. However, the Act provides that if the Secretary of Education (the "Secretary") determines that a Federal Guarantor is unable to meet its insurance obligations, the Secretary shall assume responsibility for all functions of the guarantor under the loan insurance program of the guarantor. The Secretary is authorized, among other things, to take those actions necessary to ensure the continued availability of Student Loans to residents of the state or states in which the guarantor did business, the full honoring of all guarantees issued by the guarantor prior to the assumption by the Secretary of the functions of the guarantor, and the proper servicing of Student Loans guaranteed by the guarantor prior to the Secretary's assumption of the functions of the guarantor. For a further discussion of the Secretary's authority in the event that a Federal Guarantor is unable to meet its insurance obligations, See "Federal Family Education Loan Program--Federal Guarantors" and "--Federal Insurance and Reinsurance of Federal Guarantors" in the prospectus and "Federal Family Education Loan Program" in this prospectus supplement.

         Each Guarantor's guarantee obligations with respect to any Financed Student Loan guaranteed by it are conditioned upon the satisfaction of all the conditions set forth in the applicable Guarantee Agreement. These conditions generally include, but are not limited to, the following:

         o the origination and servicing of the Financed Student Loan being performed in accordance with the Act and other applicable requirements,

         o the timely payment to the Guarantor of the guarantee fee payable with respect to the Financed Student Loan,

         o the timely submission to the Guarantor of all required pre-claim delinquency status notifications and of the claim with respect to the Financed Student Loan, and

         o the transfer and endorsement of the promissory note evidencing the Financed Student Loan to the Guarantor upon and in connection with making a claim for Guarantee Payments thereon.

Failure to comply with any of the applicable conditions, including the foregoing, may result in the refusal of the Guarantor to honor its Guarantee Agreement with respect to the Financed Student Loan, in the denial of guarantee coverage with respect to specified accrued interest amounts with respect thereto or in the loss of specified Interest Subsidy Payments and Special Allowance Payments with respect thereto. Under the Servicing Agreement and the Loan Sale Agreement, the failure to comply would constitute a breach of the Servicer's covenants or the Seller's representations and warranties, as the case may be, and would create an obligation of the Servicer (subject to the limitations described under "Risk Factors--The Return on Your Investment Will Change Over Time" in this prospectus supplement) or the Seller, as the case may be, to purchase or repurchase the Financed Student Loan or, in the case of a breach by the Seller, to substitute for the loan and to reimburse the Trust for the non-guaranteed interest amounts or the lost Interest Subsidy Payments and Special Allowance Payments with respect thereto. The Servicer will not, however, have any similar obligation to reimburse the Trust for non-guaranteed interest amounts or lost Interest Subsidy Payments or Special Allowance Payments which result from a breach of its covenants with respect to the Financed Student Loans. See "Description of the Transfer and Servicing Agreement--Sale of Student Loans; Representations and Warranties" and "Servicer Covenants" in the prospectus.

         Set forth below is current and historical information with respect to _________ in its capacity as a Guarantor of all education loans guaranteed by it:

                                [TO BE INSERTED]


                            DESCRIPTION OF THE NOTES

         The Class A-1 Floating Rate Asset Backed Senior Notes (the "Class A-1 Notes"), the Class A-2 Floating Rate Asset Backed Senior Notes (the "Class A-2 Notes" and together with the Class A-1 Notes, the "Senior Notes") and the Floating Rate Asset Backed Subordinate Notes (the "Subordinate Notes" and together with the Senior Notes, the "Notes") will be issued pursuant to the terms of the Indenture to be dated as of ________, ____, (as amended and supplemented from time to time, the "Indenture"), between the Trust and _______________, a _______________ (the "Indenture Trustee"), substantially in the form filed as an exhibit to the Registration Statement. The following summary describes some terms of the Notes, the Indenture and the Trust Agreement pursuant to which the Trust will be formed. The summary does not purport to be complete and is qualified in its entirety by reference to the provisions of the Notes, the Indenture and the Trust Agreement. The following summary supplements, and to the extent inconsistent therewith, replaces the description of the general terms and provisions of the Notes, the Indenture and the Trust Agreement set forth in the prospectus, to which description reference is hereby made.

PAYMENTS OF INTEREST

         Interest on the Notes will be payable quarterly on or about each January 28, April 28, July 28 and October 28 of each year (or, if the 28th day is not a business day, on the next succeeding business day), commencing _________, ____ (each, a "Quarterly Payment Date") to holders of record of the Notes on the related Record Date. "Record Date" means, with respect to any Quarterly Payment Date, the 27th day of the month in which the Quarterly Payment Date occurs (whether or not the date is a business day). Interest on the outstanding principal amount of each class of Notes will accrue from and including the Closing Date (in the case of the first Quarterly Payment Date), or from and including the most recent Quarterly Payment Date on which interest thereon has been paid, to but excluding the current Quarterly Payment Date (each, a "Quarterly Interest Period"). Interest accrued as of any Quarterly Payment Date but not paid on the Quarterly Payment Date will be due on the next Quarterly Payment Date, together with an amount equal to interest on this amount at the applicable rate per annum described below. Interest payments on the Notes will generally be funded from the Available Funds on deposit in the Collection Account and from amounts on deposit in the Reserve Account remaining after the distribution of the Servicing Fee and all overdue Servicing Fees, the Administration Fee and all overdue Administration Fees for the Quarterly Payment Date. See "Description of the Transfer and Servicing Agreement--Distributions" and "--Credit Enhancement" in this prospectus supplement.

         The "Class A-1 Note Rate", the "Class A-2 Note Rate", and the "Subordinate Note Rate" for each Quarterly Interest Period will equal the lesser of (a) the Class A-1 Note LIBOR Rate, the Class A-2 Note LIBOR Rate or the Subordinate Note LIBOR Rate, as applicable, and (b) the Adjusted Student Loan Rate for the Quarterly Interest Period. The "Class A-1 Note LIBOR Rate", the "Class A-2 Note LIBOR Rate" and the "Subordinate Note LIBOR Rate" shall be equal to Three-Month LIBOR for the related LIBOR Reset Period (determined as described in this prospectus supplement) plus ____%, ____% and ____%, respectively.

         Interest on the Notes will be calculated on the basis of the actual number of days elapsed in each Quarterly Interest Period divided by 360. In the case of the initial Quarterly Interest Period, interest will accrue for the period from the Closing Date to but excluding _________, _____ based on Three-Month LIBOR as determined on the initial LIBOR Determination Date and for the period from ________, ____ to but excluding ________, ____ based on Three-Month LIBOR as determined on the LIBOR Determination Date in ________, ____. See "--Calculation of Three-Month LIBOR."

         The "Adjusted Student Loan Rate" for any Quarterly Interest Period will equal the product of

         (a)  the quotient obtained by dividing

              (1) 365 (or 366 in the case of a leap year) by
              (2) the actual number of days elapsed in the Quarterly Interest
                  Period and

         (b)  the percentage equivalent of a fraction

              (1) the numerator of which is equal to the sum of the Expected
                  Interest Collections and, if the Interest Rate Swap is still in effect, the Net Trust Swap Receipt, if any, for the Quarterly Interest Period less the sum of the Servicing Fee, the Administration Fee, and, if the Interest Rate Swap is still in effect, the Net Trust Swap Payment, if any, with respect to the Quarterly Interest Period and
              (2) the denominator of which is the aggregate principal amount of the Notes as of the last day of the Quarterly Interest Period.

         "Expected Interest Collections" means, with respect to any Quarterly Interest Period, the sum of

         o the amount of interest accrued, net of any accrued Monthly Rebate Fees and other amounts required by the Act to be paid to the Department (as described under "Federal Family Education Loan Program" in this prospectus supplement and in the prospectus) with respect to the Financed Student Loans for the Collection Period preceding the applicable Quarterly Payment Date (the "Student Loan Rate Accrual Period") (whether or not the interest is actually paid),

         o all Interest Subsidy Payments and Special Allowance Payments estimated to have accrued for the Student Loan Rate Accrual Period whether or not actually received (taking into account any expected deduction therefrom of the Federal Origination Fees described under "Federal Family Education Loan Program" in this prospectus supplement and in the prospectus) and

         o Investment Earnings (as defined in "Description of the Transfer and Servicing Agreement--Accounts" in the prospectus) for the Student Loan Rate Accrual Period.

         Class A-1 Noteholders' Interest Basis Carryover, Class A-2 Noteholders' Interest Basis Carryover and Subordinate Noteholders' Interest Basis Carryover may be incurred on any Quarterly Payment Date (after the first Quarterly Payment
Date). Any Class A-1 Noteholders' Interest Basis Carryover, Class A-2 Noteholders' Interest Basis Carryover, and Subordinate Noteholders' Interest Basis Carryover so incurred prior to the Parity Date will, however, not be payable until on or after the Parity Date. On each Quarterly Payment Date from and after the Parity Date, any Class A-1 Noteholders' Interest Basis Carryover, Class A-2 Noteholders' Interest Basis Carryover and Subordinate Noteholders' Interest Basis Carryover incurred and unpaid to and including the Quarterly Payment Date will be payable on the Quarterly Payment Date but only out of any Reserve Account Excess remaining after payment out of the excess of

         o if the Revolving Period has terminated, any Purchase Premiums due the Seller for Serial Loans purchased by the Trust prior to the end of the related Collection Period,

         o on the Parity Date (if the Parity Date occurs after the end of the Revolving Period), any amount necessary to reduce to zero the remaining amount by which the aggregate principal amount of the Notes exceeds the Pool Balance and

         o in the case of the Subordinate Noteholders' Interest Basis Carryover, payment of the Class A-1 Noteholders' Interest Basis Carryover and the Class A-2 Noteholders' Interest Basis Carryover.

         The "Parity Date" is the first Quarterly Payment Date on which the aggregate principal amount of the Notes, after giving effect to all distributions on the date, is no longer in excess of the Pool Balance as of the last day of the related Collection Period.

         The "Pool Balance" at any time equals the aggregate principal balances of the Financed Student Loans at the end of the preceding Collection Period (including accrued interest thereon through the end of the Collection Period to the extent the interest will be capitalized upon commencement of repayment), after giving effect to the following, without duplication:

         o all payments received by the Trust during the Collection Period from or on behalf of borrowers, the Guarantors and, with respect to specified payments on specified Financed Student Loans, the Department (collectively, the "Obligors"),

         o all Purchase Amounts received by the Trust for the Collection Period from the Seller or the Servicer,

         o all Additional Fundings made with respect to the Collection Period and

         o all losses realized on Financed Student Loans liquidated during the Collection Period.

         "Purchase Amount" with respect to a Financed Student Loan means the unpaid balance owed by the applicable borrower plus accrued interest thereon to the date of purchase. See "Description of the Transfer and Servicing Agreements--Termination" in this prospectus supplement.

DISTRIBUTIONS OF PRINCIPAL

         No principal payments will be made on the Notes during the Revolving Period. Commencing with the end of the Revolving Period, principal payments will be made to the Noteholders, sequentially, in the order of priority set forth in the second succeeding paragraph on each Quarterly Payment Date in an amount generally equal to the Principal Distribution Amount for the Quarterly Payment Date, until the aggregate principal amount of the Notes is reduced to zero. Payments of the Principal Distribution Amount will generally be derived from the Available Funds remaining after the distribution of

         o    the Servicing Fee and all overdue Servicing Fees,

         o    the Administration Fee and all overdue Administration Fees,

         o the Senior Noteholders' Interest Distribution Amount and the Trust Swap Payment Amount, if any, and

         o    the Subordinate Noteholders' Interest Distribution Amount;

and, if the Available Funds are insufficient, from amounts on deposit in the Reserve Account. See "Description of the Transfer and Servicing Agreements--Distributions" and"--Credit Enhancement" in this prospectus supplement. If the Available Funds and the amounts on deposit in the Reserve Account are insufficient to pay the Senior Noteholders' Principal Distribution Amount or, after the Senior Notes have been paid in full, the Subordinate Noteholders' Principal Distribution, for a Quarterly Payment Date, the shortfall will be added to the principal payable to the Senior Noteholders or the Subordinate Noteholders, respectively, on subsequent Quarterly Payment Dates.

         In addition, on each Quarterly Payment Date commencing with (1) the end of the Revolving Period, for so long as the aggregate principal amount of the Notes outstanding on this date is greater than the Pool Balance as of the close of business on the last day of the related Collection Period and (2) the ________, ____ Quarterly Payment Date, any Reserve Account Excess for the Quarterly Payment Date will, after payment to the Seller of any unpaid Purchase Premium Amounts for any Serial Loans purchased by the Trust prior to the end of the related Collection Period, be applied to pay the principal of the Notes in the order of priority set forth below. Amounts, if any, available to be distributed as set forth in the preceding sentence will not be part of the Principal Distribution Amount for the Quarterly Payment Date and the Noteholders will have no entitlement thereto except to the extent of any excess in the Reserve Account of which there can be no assurance. See "Description of the Transfer and Servicing Agreements--Credit Enhancement--Reserve Account" in this prospectus supplement.

         On each Quarterly Payment Date on which principal payments are made to the holders (the "Senior Noteholders") of the Senior Notes (whether in respect of the Senior Noteholders' Principal Distribution Amount, amounts on deposit in the Reserve Account constituting Reserve Account Excess (as described in the preceding paragraph) or amounts in respect of a mandatory redemption, as described below, or otherwise), all payments of principal will be applied to pay principal to the holders (the "Class A-1 Noteholders") of the Class A-1 Notes until the aggregate principal amount of the Class A-1 Notes has been reduced to zero, and then to the holders (the "Class A-2 Noteholders") of the Class A-2 Notes until the aggregate principal amount of the Class A-2 Notes has been reduced to zero. In addition, on each Quarterly Payment Date on which principal payments are made on the Notes (whether in respect of the Principal Distribution Amount, amounts on deposit in the Reserve Account constituting Reserve Account Excess (as described in the preceding paragraph) or amounts in respect of a mandatory redemption, as described below, or otherwise), all payments of principal will be applied to pay principal to the Senior Noteholders until the aggregate principal amount of the Senior Notes has been paid in full, and then to pay principal to the holders (the "Subordinate Noteholders" and, together with the Senior Noteholders, the "Noteholders") of the Subordinate Notes until the Subordinate Notes have been paid in full.

         The aggregate outstanding principal amount, if any, of the Class A-1 Notes will be payable in full on the ________, ____ Quarterly Payment Date (the "Class A-1 Note Final Maturity Date"), of the Class A-2 Notes will be payable in full on the ________, ____ Quarterly Payment Due Date (the "Class A-2 Note Final Maturity Date") and of the Subordinate Notes on the ________, ____ Quarterly Payment Date (the "Subordinate Note Final Maturity Date"). However, the actual maturity of any class of the Senior Notes or of the Subordinate Notes could occur other than on these dates as a result of a variety of factors including those described under "Risk Factors--The Return on Your Investment Will Change Over Time" in this prospectus supplement.

MANDATORY REDEMPTION

         If any amount remains on deposit in the Collateral Reinvestment Account on the last day of the Revolving Period after giving effect to all Additional Fundings on or prior to this date, the entire amount remaining on deposit in the Collateral Reinvestment Account will be used on the Quarterly Payment Date on or immediately following this date first to pay the Swap Counterparty any prior unpaid Net Trust Swap Payment Carryover Shortfalls and then to redeem the Notes in the order of priority set forth in the third preceding paragraph. The aggregate principal amount of Notes to be redeemed will be an amount equal to the amount then on deposit in the Collateral Reinvestment Account after giving effect to the payment to the Swap Counterparty of any prior Net Trust Swap Payment Carryover Shortfalls on the last day of the Revolving Period.

CALCULATION OF THREE-MONTH LIBOR

         Pursuant to the Administration Agreement, the Administrator will determine Three-Month LIBOR for purposes of calculating the Class A-1 Note LIBOR Rate, the Class A-2 Note LIBOR Rate and the Subordinate Note LIBOR Rate for each Quarterly Interest Period (x) on the second business day prior to the commencement of the LIBOR Reset Period within the Quarterly Interest Period (or, in the case of the initial LIBOR Reset Period, on the second business day prior to the Closing Date) and (y) with respect to the initial Quarterly Interest Period, as determined pursuant to clause (x) for the period from the Closing Date to but excluding ________, ____ and as determined on the second business day prior to ________, ____ for the period from ________, ____ to but excluding ________, ____ (each, a "LIBOR Determination Date"). For purposes of calculating Three-Month LIBOR, a business day is any day on which banks in The City of New York and the City of London are open for the transaction of international business. Interest due for any Quarterly Interest Period will be determined based on the actual number of days in the Quarterly Interest Period over a 360-day year.

         "Three-Month LIBOR" means, with respect to any LIBOR Reset Period, the London interbank offered rate for deposits in U.S. dollars having a maturity of three months commencing on the related LIBOR Determination Date (the "Index Maturity") which appears on Telerate Page 3750 as of 11:00 a.m. London time, on the LIBOR Determination Date. If the rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the rates at which deposits in U.S. dollars, having the Index Maturity and in a principal amount of not less than U.S. $1,000,000, are offered at approximately 11:00 a.m. London time, on the LIBOR Determination Date, to prime banks in the London interbank market by the Reference Banks. The Administrator will request the principal London office of each Reference Bank to provide a quotation of its rate. If at least two quotations are provided, the rate for that day will be the arithmetic mean of the quotations. If fewer than two quotations are provided, the rate for that day will be the arithmetic mean of the rates quoted by major banks in The City of New York, selected by the Administrator, at approximately 11:00 a.m. New York time, on the LIBOR Determination Date, for loans in U.S. dollars to leading European banks having the Index Maturity and in a principal amount equal to an amount of not less than U.S. $1,000,000; provided, however, that if the banks selected as aforesaid are not quoting as mentioned in this sentence, Three-Month LIBOR in effect for the applicable LIBOR Reset Period will be Three-Month LIBOR in effect for the previous LIBOR Reset Period.

         "LIBOR Reset Period" means the three-month period commencing on the 28th day (or, if any 28th day is not a business day, on the next succeeding business day) of each January, April, July and October and ending on the day immediately preceding the following LIBOR Reset Period; provided, however, that the initial LIBOR Reset Period will commence on the Closing Date.

         "Telerate Page 3750" means the display page so designated on the Dow Jones Telerate Service (or another page as may replace that page on that service for the purpose of displaying comparable rates or prices).

         "Reference Banks" means four major banks in the London interbank market selected by the Administrator.

BOOK-ENTRY REGISTRATION

         DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the UCC and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations ("Participants") and to facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates. Participants include the underwriters, securities brokers and dealers, banks, trust companies and clearing corporations and may include some other organizations. Indirect access to the DTC system also is available to others, including banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

         Senior Noteholders that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Senior Notes may do so only through Participants and Indirect Participants. In addition, Senior Noteholders will receive all distributions of principal of and interest on the Senior Notes from the Indenture Trustee through DTC and its Participants. Under a book-entry format, Senior Noteholders will receive payments after the related Quarterly Payment Date because, while payments are required to be forwarded to Cede, as nominee for DTC, on each Quarterly Payment Date, DTC will forward the payments to its Participants which thereafter will be required to forward them to Indirect Participants or Senior Noteholders. It is anticipated that the only "Senior Noteholder" will be Cede, as nominee for DTC and that Senior Noteholders will not be recognized by the Indenture Trustee as "Noteholders", as the terms are used in the Indenture. Senior Noteholders will be permitted to exercise the rights of Senior Noteholders indirectly through DTC and its Participants (which in turn will exercise their rights through DTC).

         Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Senior Notes and is required to receive and transmit distributions of principal of and interest on the Senior Notes. Participants and Indirect Participants with which Senior Noteholders have accounts with respect to the Senior Notes similarly are required to make book-entry transfers and receive and transmit the payments on behalf of their respective Senior Noteholders.

         Because DTC can only act on behalf of Participants, which in turn act on behalf of Indirect Participants and specified banks, the ability of a Senior Noteholder to pledge Senior Notes to persons or entities that do not participate in the DTC system, or otherwise to take actions in respect of the Senior Notes, may be limited due to the lack of a physical certificate for the Senior Notes.

         Clearstream, Luxembourg ("Clearstream, Luxembourg") is incorporated under the laws of Luxembourg as a professional depository. Clearstream, Luxembourg holds securities for its participating organizations ("Clearstream, Luxembourg Participants") and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg Participants through electronic book-entry changes in accounts of Clearstream, Luxembourg Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearsteam, Luxembourg in any of 28 currencies, including United States dollars. Clearstream, Luxembourg provides to its Clearstream, Luxembourg Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg interfaces with domestic markets in several countries. As a professional depository, Clearstream, Luxembourg is subject to regulation by the Luxembourg Monetary Institute. Clearstream, Luxembourg Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and specified other organizations. Indirect access to Clearstream, Luxembourg is also available to others, including, banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Luxembourg Participant, either directly or indirectly.

         The Euroclear System ("Euroclear") was created in 1968 to hold securities for participants of Euroclear ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 27 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York (the "Euroclear Operator", under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

         The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. It is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

         Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within the Euroclear, withdrawals of securities and cash from the Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

         Distributions with respect to Senior Notes held through Clearstream, Luxembourg or Euroclear will be credited to the cash accounts of Clearstream, Luxembourg Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its Depositary (as defined below). These distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Clearstream, Luxembourg or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Senior Noteholder under the Indenture on behalf of a Clearstream, Luxembourg Participant or Euroclear Participant only in accordance with the relevant rules and procedures and subject to the relevant Depositary's ability to effect these actions on its behalf through DTC.

         Senior Noteholders may hold their Senior Notes through DTC (in the United States) or Clearstream, Luxembourg or Euroclear (in Europe) if they are participants of these systems, or indirectly through organizations which are participants in these systems.

         The Senior Notes will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream, Luxembourg's and Euroclear's names on the books of their respective depositaries which in turn will hold positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank, N.A. ("Citibank") will act as depositary for Clearstream, Luxembourg and Morgan Guaranty Trust Company of New York ("Morgan") will act as depositary for Euroclear (in these capacities, individually, the "Depositary" and, collectively, the "Depositaries").

         Transfers between Participants will occur in accordance with DTC Rules. Transfers between Clearstream, Luxembourg Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

         Because of time-zone differences, credits of securities received in Clearstream, Luxembourg or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. These credits or any transactions in these securities settled during this processing will be reported to the relevant Euroclear or Clearstream, Luxembourg Participants on the business day following the DTC settlement date. Cash received in Clearstream, Luxembourg or Euroclear as a result of sales of securities by or through a Clearstream, Luxembourg Participant or Euroclear Participant to a Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures for the Senior Notes, see "Certain Federal Income Tax Consequences--Trusts for Which a Partnership Election Is Made--Tax Consequences to Holders of the Notes--FOREIGN HOLDERS" in the prospectus.

         Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream, Luxembourg Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC Rules on behalf of the relevant European international clearing system by its Depositary; however, these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in the system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream, Luxembourg Participants and Euroclear Participants may not deliver instructions to the Depositaries.

         DTC has advised the Administrator that it will take any action permitted to be taken by a Senior Noteholder under the Indenture, only at the direction of one or more Participants to whose accounts with DTC the Senior Notes are credited.

         Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of interests in the Senior Notes among participants of DTC, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform these procedures and these procedures may be discontinued at any time.

         According to DTC, the information set forth in the preceding two paragraphs about DTC has been provided to the Industry by DTC for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

         NONE OF THE TRUST, THE SELLER, THE SERVICER, THE COMPANY, THE ADMINISTRATOR, THE ELIGIBLE LENDER TRUSTEE, THE INDENTURE TRUSTEE OR THE UNDERWRITERS WILL HAVE ANY RESPONSIBILITY OR OBLIGATION TO ANY PARTICIPANTS, CLEARSTREAM, LUXEMBOURG PARTICIPANTS OR EUROCLEAR PARTICIPANTS OR THE PERSONS FOR WHOM THEY ACT AS NOMINEES WITH RESPECT TO

         o THE ACCURACY OF ANY RECORDS MAINTAINED BY DTC, CLEARSTREAM, LUXEMBOURG OR EUROCLEAR OR ANY PARTICIPANT,

         o THE PAYMENT BY DTC, CLEARSTREAM, LUXEMBOURG OR EUROCLEAR OR ANY PARTICIPANT OF ANY AMOUNT DUE TO ANY BENEFICIAL OWNER IN RESPECT OF THE PRINCIPAL AMOUNT OR INTEREST ON THE SENIOR NOTES,

         o THE DELIVERY BY ANY PARTICIPANT, CLEARSTREAM LUXEMBOURG PARTICIPANT OR EUROCLEAR PARTICIPANT OF ANY NOTICE TO ANY BENEFICIAL OWNER WHICH IS REQUIRED OR PERMITTED UNDER THE TERMS OF THE INDENTURE OR THE TRUST AGREEMENT TO BE GIVEN TO SENIOR NOTEHOLDERS OR

         o    ANY OTHER ACTION TAKEN BY DTC AS THE SENIOR NOTEHOLDER.

              DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS

         The following is a summary of some terms of the Loan Sale Agreement to be dated as of ________,____, (as amended and supplemented from time to time, the "Loan Sale Agreement"), among the Depositor, the Seller, the Trust and the Eligible Lender Trustee, pursuant to which the Eligible Lender Trustee on behalf of the Trust will purchase the Financed Student Loans; the Servicing Agreement to be dated as of ________, ____ (as amended and supplemented from time to time, the "Servicing Agreement") among the Trust, _________ (the "Servicer"), the Seller and the Eligible Lender Trustee pursuant to which the Servicer will service the Financed Student Loans; the Administration Agreement to be dated as of ________, ____, (as amended and supplemented from time to time, the "Administration Agreement") among the Trust, the Indenture Trustee and ____, as administrator (the "Administrator") pursuant to which the Administrator will undertake some other administrative duties and functions with respect to the Trust and the Financed Student Loans; and the Trust Agreement pursuant to which the Trust will be created (collectively, the "Transfer and Servicing Agreements"). Forms of the Transfer and Servicing Agreements have been filed as exhibits to the Registration Statement. A copy of the Transfer and Servicing Agreements will be filed with the Securities and Exchange Commission (the "Commission") following the issuance of the Notes. This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Transfer and Servicing Agreements. The following summary supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of the Transfer and Servicing Agreements set forth in the prospectus, to which description reference is hereby made.

SALE OF FINANCED STUDENT LOANS; REPRESENTATIONS AND WARRANTIES

         Information with respect to the sale of the Initial Financed Student Loans from the Seller to the Depositor and from the Depositor to the Eligible Lender Trustee on behalf of the Trust on the Closing Date pursuant to the Loan Sale Agreement and the representations and warranties made by the Seller in connection therewith and in connection with the purchase of Student Loans by the Trust pursuant to Additional Fundings is set forth under "Description of the Transfer and Servicing Agreements" in the prospectus.

REVOLVING PERIOD AND ADDITIONAL FUNDINGS

         During the period (the "Revolving Period") from the Closing Date until the first to occur of (1) an Early Amortization Event as described below or (2) the last day of the Collection Period preceding the ________, ____ Quarterly Payment Date, the Eligible Lender Trustee on behalf of the Trust will be obligated from time to time, subject to specified conditions described in this prospectus supplement, to acquire additional Student Loans or increase the outstanding principal balance of the Financed Student Loans ("Additional Fundings"). The Eligible Lender Trustee on behalf of the Trust will be obligated from time to time, subject to specified conditions described in this prospectus supplement, to purchase from the Seller, and the Seller, subject to the availability of Student Loans and to the availability of funds therefor in the Collateral Reinvestment Account, will be obligated to tender to the Trust, Student Loans which

         o are made to a borrower who is not a borrower under any Financed Student Loan,

         o are made under loan programs which existed as of the Closing Date and

         o are guaranteed by a Guarantor (each, a "New Loan" and, collectively, the "New Loans").

New Loans will be made or acquired by _______ ("_____") or another eligible lender on behalf of the Seller at the discretion and in accordance with usual practices of the Seller. Each purchase of a New Loan will be made by the Eligible Lender Trustee on behalf of the Trust pursuant to a transfer agreement (each, a "Transfer Agreement") among the Seller, the Trust and the Eligible Lender Trustee. During the Revolving Period, each purchase of a New Loan will be funded by means of a transfer from the Collateral Reinvestment Account of an amount equal to the sum of

         o the principal balance owed by the related borrower plus accrued interest thereon expected to be capitalized upon repayment (the "Purchase Collateral Balance"),

         o accrued interest on the principal balance owed by the related borrower not expected to be capitalized upon repayment ("Noncapitalized Accrued Interest") and

         o an additional amount not to exceed ____% of the Purchase Collateral Balance (the "Purchase Premium Amount" and, together with Noncapitalized Accrued Interest and the Purchase Collateral Balance, the "Loan Purchase Amount").

Following the end of the Revolving Period, New Loans may not be purchased by the Trust.

         The term "Early Amortization Event" refers to any of the following events:

         o an Event of Default occurring under the Indenture, a Servicer Default occurring under the Servicing Agreement or an Administrator Default occurring under the Administration Agreement;

         o specified events of insolvency occurring with respect to the Seller;

         o the Trust becomes subject to registration as an investment company under the Investment Company Act of 1940, as amended;

         o as of the end of any Collection Period, the percentage (by principal balance) of Financed Student Loans the borrowers of which use the loans to attend schools identified by the related Guarantor as proprietary or vocational exceeds ___% of the Pool Balance;

         o as of the end of any Collection Period, the percentage (by principal balance) of Financed Student Loans which are not in repayment and are not eligible for Interest Subsidy Payments exceeds _____% of the Pool Balance;

         o the Excess Spread, with respect to each of any two successive Quarterly Payment Dates commencing with the Quarterly Payment Date in ________, ____ is less than ____%; or

         o the arithmetic average of the Delinquency Percentage as of the end of each of two successive Collection Periods commencing with the Quarterly Payment Date in ________, ____ exceeds _____%.

         "Excess Spread" means, with respect to any Quarterly Payment Date, the percentage equivalent of a fraction the numerator of which is the product of (a) four and (b) the difference between (x) the sum of (1) the Expected Interest Collections for the Quarterly Payment Date and (2) the Trust Swap Receipt Amount, if any, for the Quarterly Payment Date and (y) the sum of

         o the Servicing Fee for the Quarterly Payment Date and all prior unpaid Servicing Fees,

         o the Administration Fee for the Quarterly Payment Date and all prior unpaid Administration Fees,

         o the Senior Noteholders' Interest Distribution Amount and the Trust Swap Payment Amount, if any, for the Quarterly Payment Date and

         o the Subordinate Noteholders' Interest Distribution Amount for the Quarterly Payment Date,

and the denominator of which is the average of the Pool Balance calculated as of the first and the last day of the related Collection Period.

         "Delinquency Percentage" means, as of any date of determination, the percentage equivalent of a fraction the numerator of which is the aggregate principal balances of the Financed Student Loans which are Repayment Loans that either (a) are over 210 days delinquent or (b) have had claims filed with the Department for which payment is still awaited, and the denominator of which is the aggregate principal balances of the Financed Student Loans which are Repayment Loans.

         In addition, following the Closing Date and both during and subsequent to the Revolving Period, the Eligible Lender Trustee on behalf of the Trust will be obligated from time to time, subject to the conditions described below, to purchase from the Seller Student Loans which

         o are made to a borrower who is also a borrower under at least one outstanding Financed Student Loan,

         o are made under the same loan program as the Financed Student Loan, and

         o are guaranteed by the Guarantor that guaranteed the Financed Student Loan (each, a "Serial Loan" and, collectively, the "Serial Loans").

Serial Loans will be made or acquired by _____ or another eligible lender on behalf of the Seller at the discretion and in accordance with usual business practices of the Seller.

         During the Revolving Period, each purchase of a Serial Loan will be funded by means of a transfer from the Collateral Reinvestment Account of an amount equal to the Loan Purchase Amount of the Serial Loan. Following the end of the Revolving Period, the Purchased Collateral Balance for purchases of Serial Loans will be funded by amounts representing distributions of principal on the outstanding Financed Student Loans which otherwise would have been part of the Available Funds as described under "--Distributions" below, and Purchase Premium Amounts for the purchases will be funded on the next succeeding Quarterly Payment Date from any Reserve Account Excess for the Quarterly Payment Date as described in this prospectus supplement under "Description of the Transfer and Servicing Agreements--Credit Enhancement--RESERVE ACCOUNT". Alternatively, at the Seller's option, following the end of the Revolving Period the Eligible Lender Trustee will be obligated, in lieu of purchasing Serial Loans as described above, to exchange with the Seller existing Financed Student Loans owned by the Trust for Serial Loans owned by the Seller; PROVIDED, HOWEVER, that each Financed Student Loan so exchanged (an "Exchanged Financed Student Loan") meets specified criteria including that (1) the Exchanged Financed Student Loan was originated under the same loan program and is guaranteed by the same Guarantor as the Financed Student Loan and entitles the holder to receive interest based on the same interest rate index as the Serial Loan to be exchanged into the Trust (an "Exchanged Serial Loan") and (2) the Exchanged Financed Student Loan will not, at any level of the interest rate index, have an interest rate that is greater than that of the Exchanged Serial Loan. In addition, if the outstanding principal balance of an Exchanged Financed Student Loan is less than that of the related Exchanged Serial Loan, an additional amount equal to the difference will be remitted to the Seller from amounts which would otherwise have been part of the Available Funds as described under "--Distributions" below. No Purchase Premium Amounts will be payable for an Exchanged Serial Loan.

         A purchase of Serial Loans or acquisition of Exchanged Serial Loans will be prohibited at any time after (1) an Event of Default occurs under the Indenture, a Servicer Default occurs under the Servicing Agreement or an Administrator Default occurs under the Administration Agreement or (2) specified events of insolvency occur with respect to the Seller.

         Any purchase of New Loans or Serial Loans or exchange of Exchanged Financed Student Loans for Exchanged Serial Loans will be made by the Trust on a date designated by the Seller (each, a "Transfer Date") pursuant to one or more Transfer Agreements. On the Transfer Date, the Seller will assign without recourse (except as otherwise set forth in the Transfer and Servicing Agreements) to the Eligible Lender Trustee on behalf of the Trust the Seller's entire interest in the New Loans, Serial Loans or Exchanged Serial Loans being transferred on the Transfer Date, in exchange for the related Loan Purchase Amount or the Exchanged Financed Student Loans being exchanged therefor (with the payment of any Purchase Premium Amount for Serial Loans acquired by the Trust after the Revolving Period being deferred to the next succeeding Quarterly Payment Date on which amounts in excess of the Specified Reserve Account Balance are available in the Reserve Account as described above).

         In addition, following the Closing Date and prior to the end of the Revolving Period, in the event that a borrower under a Financed Student Loan who is also a borrower under one or more Student Loans (whether or not all the loans are part of the Trust) elects to consolidate the loans, the Eligible Lender Trustee on behalf of the Trust will seek to originate a Federal Consolidation Loan pursuant to the Federal Consolidation Loan Program described in the prospectus under "Federal Family Education Loan Program--Federal Consolidation Loan Program" and under "Federal Family Education Loan Program" in this prospectus supplement. The origination will be funded by means of a transfer from the Collateral Reinvestment Account of the amount required to repay in full any Student Loans that are being discharged in the consolidation process, which amount will be paid by the Trust to the holder or holders of the Student Loans to prepay the loans. No assurance can be given that the Eligible Lender Trustee, rather than another lender, will be the lender which makes the Federal Consolidation Loan. In the event that another lender makes the Federal Consolidation Loan, any Financed Student Loan which is being consolidated by the Federal Consolidation Loan will be prepaid. The Eligible Lender Trustee will not be permitted to originate Federal Consolidation Loans (including the addition of any Add-on Consolidation Loans) on behalf of the Trust during the Revolving Period in an aggregate principal amount in excess of [$35,000,000]; additionally, no Federal Consolidation Loan may be originated by the Trust having a scheduled maturity date after [October 28, 2030] if at the time of the origination the aggregate principal balances of all Federal Consolidation Loans held by the Trust that have a scheduled maturity date after [October 28, 2030] exceed or, after giving effect to the origination, would exceed [$15,000,000]; provided, however, that the Eligible Lender Trustee will be permitted to fund Add-on Consolidation Loans in excess of the amounts if required to do so by the Act. After the Revolving Period the Eligible Lender Trustee on behalf of the Trust will cease to originate Federal Consolidation Loans and any Federal Consolidation Loan made with respect to a Financed Student Loan will be made by another lender, thereby resulting in a prepayment of the Financed Student Loan; PROVIDED, HOWEVER, that for a maximum period of 210 days following the end of the Revolving Period, the Eligible Lender Trustee may be required to increase the principal balance of any Federal Consolidation Loan by the amount of any related Add-on Consolidation Loan, as described below.

         As described under "Federal Family Education Loan Program--Federal Consolidation Loan Program" in the prospectus and "Federal Family Education Loan Program" in this prospectus supplement, borrowers may consolidate additional Student Loans ("Add-on Consolidation Loans") with an existing Federal Consolidation Loan within 180 days from the date that the existing Federal Consolidation Loan was made. As a result of the addition of any Add-on Consolidation Loans, the related Federal Consolidation Loan may, in some cases, have a different interest rate and a different final payment date. Any Add-on Consolidation Loan added during the Revolving Period to a Federal Consolidation Loan in the Trust will be funded by means of a transfer from the Collateral Reinvestment Account of the amount required to repay in full any Student Loans that are being discharged in the consolidation process, which amount will be paid by the Eligible Lender Trustee on behalf of the Trust to the holder or holders of the Student Loans to prepay the loans. For a maximum period of 210 days following the end of the Revolving Period (30 days being attributed to the processing of any Add-on Consolidation Loans), the amounts will be funded by amounts representing distributions of principal on the outstanding Financed Student Loans which would otherwise have been part of the Available Funds as described under "--Distributions" below.

         As described under "Federal Family Education Loan Program" in this prospectus supplement and in the prospectus, during specified qualifying periods, interest on specified Financed Student Loans is not required to be paid currently, but instead is added to the outstanding principal balance of the loan at the end of the qualifying period. In order to minimize the possibility that the failure to receive current interest payments on the loans during the qualifying periods will result in a shortfall of the amount required to be distributed on the Notes, amounts on deposit in the Collateral Reinvestment Account will be applied during the Revolving Period to make interest payments to the Noteholders in lieu of current collections of interest on the loans. Following the end of the Revolving Period, the Collateral Reinvestment Account will cease to be available as a source to fund the interest payments to the Noteholders, and thereafter the payments will be funded through the application of amounts which would otherwise have been distributable in respect of the Principal Distribution Amount for the related Quarterly Payment Date as described under "--Distributions" below.

ACCOUNTS

         In addition to the collection account (the "Collection Account") referred to in the prospectus under "Description of the Transfer and Servicing Agreements--Accounts", the Administrator will establish and maintain a collateral reinvestment account (the "Collateral Reinvestment Account") and a reserve account (the "Reserve Account") in the name of the Indenture Trustee on behalf of the Noteholders.

SERVICING COMPENSATION; ADMINISTRATION FEE

         The Servicer will be entitled to receive from the Trust monthly, on each Monthly Payment Date or Quarterly Payment Date, a monthly servicing fee (the "Servicing Fee") in an amount equal to the lesser of (a) one-twelfth of ____% or a larger percentage approved by the rating agencies rating the Notes, not to exceed ____% (or of ____% if the Monthly Payment Date or Quarterly Payment Date is on or after the ________, ____ Quarterly Payment Date) of the aggregate principal balances of the Financed Student Loans as of the last day of the preceding calendar month and (b) the sum of

         1. one-twelfth of the In-School Percentage of the principal balance of each billing account relating to a Financed Student Loan as of the last day of the preceding calendar month which was an In-School Student Loan (as defined in this prospectus supplement) on the last day of the preceding calendar month or, if the average principal balance of billing accounts relating to In-School Student Loans as of the last day of the preceding calendar month was $2,500 or less, $1.50 per billing account,

         2. one-twelfth of the GRDF Percentage of the principal balance as of the last day of the preceding calendar month of each billing account relating to a Financed Student Loan which was a Grace, Repayment, Deferral or Forbearance Student Loan (each, as defined in this prospectus supplement) as of the last day of the preceding calendar month or, if the average principal balance of the billing accounts as of the last day of the preceding calendar month was $3,000 or less, $3.00 per billing account,

         3. a fee of $1.00 for each notification sent by the Servicer during the preceding calendar month on behalf of the Trust to a borrower providing information to the borrower with respect to Federal Consolidation Loan programs,

         4. a one-time fee of $75.00 for each Federal Consolidation Loan originated by the Eligible Lender Trustee on behalf of the Trust during the preceding calendar month,

         5. a fee of $25.00 for each Financed Student Loan for which, during the preceding calendar month, claim documentation was completed and provided to the Guarantor or for which the Servicer performed bankruptcy or ineligible billing account processing (that, in the case of ineligible billing account processing, resulted in a demand letter being sent to the borrower), in each case as required by the claims-processing requirements of the related Guarantor,

         6. a fee of $0.05 per Financed Student Loan for storing and warehousing the applicable loan documentation for each loan during the preceding calendar month,

         7. a one-time fee of $0.40 for each billing account transferred by the Seller to the Trust during the preceding calendar month,

         8. a fee equal to one-twelfth of the product of (A) the aggregate principal balances of the Financed Student Loans outstanding as of the last day of the preceding calendar month and (B) 0.05%, which fee will be payable so long as specified servicing regulations of the Department remain in effect, and

         9. a fee of $70.00 per hour for system development requests made by the Eligible Lender Trustee on behalf of the Trust and provided by the Servicer during the preceding calendar month.

         "Monthly Payment Date" means the twenty-eighth day of each month (or if any twenty-eighth day is not a business day, the next succeeding business day), commencing ________, ____.

         For purposes of making the determinations set forth in clauses (1) and
(2) of the second preceding paragraph, the "In-School Percentage" and "GRDF Percentage" shall each be determined based on the average principal balance of the billing accounts relating to the In-School Student Loans and the billing accounts relating to the Grace, Repayment, Deferral and Forbearance Student Loans, respectively, as of the last day of the preceding calendar month, as follows:

AVERAGE PRINCIPAL      IN-SCHOOL             AVERAGE PRINCIPAL           GRDF
     BALANCE          PERCENTAGE                  BALANCE             PERCENTAGE
-----------------     ----------             -----------------        ----------
$2,501 - $3,000.........  0.625%             $ 3,001 - $ 3,400......... 1.100%
$3,001 - $3,500.........  0.525%             $ 3,401 - $ 3,900......... 0.950%
$3,501 - $4,000.........  0.450%             $ 3,901 - $ 4,400......... 0.830%
$4,001 - $4,750.........  0.375%             $ 4,401 - $ 4,800......... 0.740%
$5,501 - $6,250.........  0.260%             $ 5,401 - $ 6,000......... 0.575%
$6,251 and above........  0.230%             $ 6,001 - $ 6,600......... 0.510%
                                             $ 6,601 - $ 7,200......... 0.475%
                                             $ 7,201 - $10,000......... 0.450%
                                             $10,001 - $13,000......... 0.350%
                                             $13,001 and above......... 0.300%

         The Servicing Fee (together with any portion of the Servicing Fee that remains unpaid from prior Monthly Payment Dates) will be payable on each Monthly Payment Date and will be paid solely out of the Monthly Available Funds in the case of each Monthly Payment Date that is not a Quarterly Payment Date (and out of the Available Funds in the case of each Quarterly Payment Date) and amounts on deposit in the Reserve Account on the Monthly Payment Date. To the extent that, for any Monthly Payment Date, the Servicing Fee is the amount calculated as described in clause (a) of the first paragraph under "--Servicing Compensation; Administration Fee," then an amount (the "Servicing Fee Shortfall") equal to the excess of the amount described in clause (b) of the first paragraph under "--Servicing Compensation; Administration Fee," over the amount described in clause (a) of the first paragraph under "--Servicing Compensation; Administration Fee," shall be payable on the next succeeding Monthly Payment Date (or if the Monthly Payment Date is also a Quarterly Payment Date, on the Quarterly Payment Date) from any remaining amounts on deposit in the Reserve Account that are in excess of the Specified Reserve Account Balance, pursuant to the priorities described under "--Credit Enhancement--RESERVE ACCOUNT" below. The Servicer will be obligated to perform its servicing obligations whether or not it receives any amounts in respect of Servicing Fee Shortfalls.

         As compensation for the performance of the Administrator's obligations under the Administration Agreement and as reimbursement for its expenses related thereto, the Administrator will be entitled to receive monthly in arrears, on each Monthly Payment Date that is not a Quarterly Payment Date and on each Quarterly Payment Date, a monthly administration fee (the "Administration Fee") in an amount equal to one-twelfth of the product of (1) ___% and (2) the Pool Balance as of the close of business on the last day of the calendar month immediately preceding the related Monthly Payment Date or Quarterly Payment Date.

DISTRIBUTIONS

         DEPOSITS TO THE COLLECTION ACCOUNT. On or about the third business day prior to each Monthly Payment Date (the "Determination Date"), the Administrator will provide the Indenture Trustee with specified information with respect to the preceding Monthly Collection Period or, in the case of a Monthly Payment Date that is also a Quarterly Payment Date, the preceding Collection Period, including the amount of the Monthly Available Funds or the Available Funds, as the case may be, received with respect to the Financed Student Loans and the aggregate Purchase Amounts relating to the Financed Student Loans to be repurchased by the Seller or to be purchased by the Servicer.

         "Monthly Collection Period" means, with respect to any Monthly Payment Date that is not a Quarterly Payment Date, the calendar month immediately preceding the month of the Monthly Payment Date.

         "Collection Period" means each period of three calendar months from and including the date next following the end of the preceding Collection Period (or with respect to the first Collection Period, the period beginning on the Cutoff Date and ending on ________, ____).

         For purposes of this prospectus supplement, "Monthly Available Funds" means, with respect to each Monthly Payment Date that is not a Quarterly Payment Date, the sum of the following amounts with respect to the related Monthly Collection Period:

         1. all collections received by the Servicer on the Financed Student Loans during the Collection Period (net, for the first Collection Period, of interest accrued prior to the Cutoff Date and not to be capitalized) and remitted to the Indenture Trustee (including any Guarantee Payments received with respect to the Financed Student Loans);

         2. Interest Subsidy Payments and Special Allowance Payments received by the Eligible Lender Trustee during the Monthly Collection Period with respect to the Financed Student Loans;

         3. all proceeds of the liquidation of defaulted Financed Student Loans ("Liquidated Student Loans"), which became Liquidated Student Loans during the Monthly Collection Period in accordance with the Servicer's customary servicing procedures, net of expenses incurred by the Servicer in connection with the liquidation and any amounts required by law to be remitted to the borrowers on the Liquidated Student Loans (the net proceeds, "Liquidation Proceeds"), and all recoveries in respect of Liquidated Student Loans which were written off in prior Monthly Collection Periods and have been received by the Servicer during the Monthly Collection Period and remitted to the Indenture Trustee;

         4. that portion of amounts released from the Collateral Reinvestment Account with respect to Additional Fundings relating to interest costs on the Financed Student Loans which are or will be capitalized;

         5. the aggregate amount received by the Indenture Trustee on the Financed Student Loans repurchased by the Seller or purchased by the Servicer under an obligation which arose during the related Monthly Collection Period;

         6.   Investment Earnings for the Monthly Payment Date; and

         7. with respect to each Monthly Payment Date other than a Quarterly Payment Date and other than a Monthly Payment Date immediately succeeding a Quarterly Payment Date,

the Monthly Available Funds remaining on deposit in the Collection Account from the Monthly Collection Period relating to the preceding Monthly Payment Date after giving effect to application of the Monthly Available Funds on the preceding Monthly Payment Date; PROVIDED, HOWEVER, that if with respect to any Monthly Payment Date there would not be sufficient funds, after application of the Monthly Available Funds (as defined above) and amounts available in the Reserve Account, to pay any of the items specified in clauses (1) and (2), respectively, under the second paragraph of "--DISTRIBUTIONS--DISTRIBUTIONS FROM THE COLLECTION ACCOUNT" below, then the Monthly Available Funds for the Monthly Payment Date will include, in addition to the Monthly Available Funds (as defined above), amounts on deposit in the Collection Account on the Determination Date relating to the Monthly Payment Date which would have constituted part of the Monthly Available Funds for the Monthly Payment Date succeeding the Monthly Payment Date up to the amount necessary to pay the items, and the Monthly Available Funds for the succeeding Monthly Payment Date will be adjusted accordingly; and PROVIDED, FURTHER, that the Monthly Available Funds will exclude (A) all payments and proceeds (including Liquidation Proceeds) of any Financed Student Loans the Purchase Amount of which was included in the Monthly Available Funds for a prior Monthly Collection Period; (B) except as expressly included in clause (4) above, amounts released from the Collateral Reinvestment Account; (C) any Monthly Rebate Fees paid during the related Monthly Collection Period by or on behalf of the Trust as described under "Federal Family Education Loan Program--Fees Payable on Certain Financed Student Loans" in this prospectus supplement; and (D) any collections in respect of principal on the Financed Student Loans applied during the related Monthly Collection Period by the Eligible Lender Trustee on behalf of the Trust prior to the end of the Revolving Period to make deposits to the Collateral Reinvestment Account, as described under "--DISTRIBUTIONS FROM THE COLLECTION ACCOUNT" below and, after the end of the Revolving Period, to fund the addition of any Add-on Consolidation Loans, to purchase Serial Loans or to fund the acquisition of Exchanged Serial Loans as described under "--Revolving Period and Additional Fundings" above.

"Available Funds" means, with respect to any Quarterly Payment Date and the related Collection Period, the sum of the amounts specified in clauses (1) though (6) of the definition of Monthly Available Funds for each of the three Monthly Collection Periods included in the Collection Period plus any Trust Swap Receipt Amount received by the Trust with respect to the Quarterly Payment Date; PROVIDED, HOWEVER, that if with respect to any Quarterly Payment Date there would not be sufficient funds, after application of the Available Funds (as defined above) and amounts available in the Reserve Account, to pay any of the items specified in clauses (1) through (6), respectively, under the third paragraph of "--DISTRIBUTIONS FROM THE COLLECTION ACCOUNT" below, then the Available Funds for the Quarterly Payment Date will include, in addition to the Available Funds (as defined above), amounts on deposit in the Collection Account on the Determination Date relating to the Quarterly Payment Date which would have constituted part of the Available Funds for the Quarterly Payment Date succeeding the Quarterly Payment Date up to the amount necessary to pay these items, and the Available Funds for the succeeding Quarterly Payment Date will be adjusted accordingly; and provided, further, that the Available Funds will exclude

         o all payments and proceeds (including Liquidation Proceeds) of any Financed Student Loans the Purchase Amount of which was included in the Monthly Available Funds for a prior Monthly Collection Period;

         o except as expressly included in clause (4) above, amounts released from the Collateral Reinvestment Account;

         o any Monthly Rebate Fees paid during the related Monthly Collection Period by or on behalf of the Trust as described under "Federal Family Education Loan Program--Fees Payable on Certain Financed Student Loans" in this prospectus supplement; and

         o any collections in respect of principal on the Financed Student Loans applied during the related Monthly Collection Period by the Eligible Lender Trustee on behalf of the Trust prior to the end of the Revolving Period to make deposits to the Collateral Reinvestment Account, as described under "--DISTRIBUTIONS FROM THE COLLECTION ACCOUNT" below and, after the end of the Revolving Period, to fund the addition of any Add-on Consolidation Loans, to purchase Serial Loans or to fund the acquisition of Exchanged Serial Loans as described under "--Revolving Period and Additional Fundings" above.

         DISTRIBUTIONS FROM THE COLLECTION ACCOUNT. From time to time during the Revolving Period, on any day tin this prospectus supplement, the Administrator may instruct the Indenture Trustee to withdraw all collections in respect of principal on the Financed Student Loans then on deposit in the Collection Account and deposit these amounts in the Collateral Reinvestment Account. In addition, from time to time during the Revolving Period, the Administrator may instruct the Indenture Trustee to withdraw funds on deposit in the Collateral Reinvestment Account to the extent the funds are not needed to make Additional Fundings and redeposit the amounts in the Collection Account.

         On each Monthly Payment Date that is not a Quarterly Payment Date, the Administrator will instruct the Indenture Trustee to make the following distributions to the extent of the Monthly Available Funds in the Collection Account for the Monthly Payment Date, in the following order of priority:

         (1) to the Servicer, the Servicing Fee for the Monthly Payment Date and all prior unpaid Servicing Fees (but not any Servicing Fee Shortfall or prior unpaid Servicing Fee Shortfalls); and

         (2) to the Administrator, the Administration Fee for the Monthly Payment Date and all prior unpaid Administration Fees.

         On each Quarterly Payment Date, the Administrator will instruct the Indenture Trustee to make the following deposits and distributions to the extent of the Available Funds for the Quarterly Payment Date in the Collection Account, in the following order of priority:

         (1) to the Servicer, the Servicing Fee for the Quarterly Payment Date and all prior unpaid Servicing Fees (but not any Servicing Fee Shortfall or prior unpaid Servicing Fee Shortfalls);

         (2) to the Administrator, the Administration Fee for the Quarterly Payment Date and all prior unpaid Administration Fees;

         (3) to the Class A-1 Noteholders, the Class A-1 Noteholders' Interest Distribution Amount, to the Class A-2 Noteholders, the Class A-2 Noteholders' Interest Distribution Amount, and to the Swap Counterparty, the Trust Swap Payment Amount, if any, for the Quarterly Payment Date, PRO RATA, based on the ratio of each amount to the total of the amounts;

         (4) to the Subordinate Noteholders, the Subordinate Noteholders' Interest Distribution Amount for the Quarterly Payment Date;

         (5) if the Revolving Period has terminated, to the Senior Noteholders, the Senior Noteholders' Principal Distribution Amount for the Quarterly Payment Date (the amount to be allocated among the Senior Noteholders as described in this prospectus supplement under "Description of the Notes--Distributions of Principal");

         (6) after the Senior Notes have been paid in full, to the Subordinate Noteholders, the Subordinate Noteholders' Principal Distribution Amount for the Quarterly Payment Date; and

         (7) to the Reserve Account, any remaining amounts after application of clauses (1) through (6) above.

         For purposes of this prospectus supplement, the following terms have the following meanings:

         The "Class A-1 Noteholders' Interest Basis Carryover" means, the sum of
(1) if the Class A-1 Note Rate for any Quarterly Payment Date is based on the Adjusted Student Loan Rate, the excess of (a) the amount of interest on the Class A-1 Notes that would have accrued in respect of the related Quarterly Interest Period had interest been calculated based on the Class A-1 Note LIBOR Rate over (b) the amount of interest on the Class A-1 Notes actually accrued in respect of the Quarterly Interest Period based on the Adjusted Student Loan Rate, and (2) the unpaid portion of any excess from prior Quarterly Payment Dates and interest accrued thereon at the Class A-1 Note Rate calculated based on the Class A-1 Note LIBOR Rate.

         The "Class A-1 Noteholders' Interest Carryover Shortfall" means, with respect to any Quarterly Payment Date, the excess of (1) the Class A-1 Noteholders' Interest Distribution Amount on the preceding Quarterly Payment Date over (2) the amount of interest actually distributed to the Class A-1 Noteholders on the preceding Quarterly Payment Date, plus interest on the amount of the excess, to the extent permitted by law, at the interest rate borne by the Class A-1 Notes from the preceding Quarterly Payment Date to the current Quarterly Payment Date.

         The "Class A-1 Noteholders' Interest Distribution Amount" means, with respect to any Quarterly Payment Date, the sum of (1) the amount of interest accrued at the Class A-1 Note Rate for the related Quarterly Interest Period on the aggregate principal amount of the Class A-1 Notes outstanding on the immediately preceding Quarterly Payment Date (after giving effect to all principal distributions to the Class A-1 Noteholders on on the immediately preceding Quarterly Payment Date) or, in the case of the first Quarterly Payment Date, on the Closing Date and (2) the Class A-1 Noteholders' Interest Carryover Shortfall for the Quarterly Payment Date; provided, however, that the Class A-1 Noteholders' Interest Distribution Amount will not include any Class A-1 Noteholders' Interest Basis Carryover.

         The "Class A-2 Noteholders' Interest Basis Carryover" means, the sum of
(1) if the Class A-2 Note Rate for any Quarterly Payment Date is based on the Adjusted Student Loan Rate, the excess of (a) the amount of interest on the Class A-2 Notes that would have accrued in respect of the related Quarterly Interest Period had interest been calculated based on the Class A-2 Note LIBOR Rate over (b) the amount of interest on the Class A-2 Notes actually accrued in respect of the Quarterly Interest Period based on the Adjusted Student Loan Rate, and (2) the unpaid portion of any excess from prior Quarterly Payment Dates and interest accrued thereon at the Class A-2 Note Rate calculated based on the Class A-2 Note LIBOR Rate.

         The "Class A-2 Noteholders' Interest Carryover Shortfall" means, with respect to any Quarterly Payment Date, the excess of (1) the Class A-2 Noteholders' Interest Distribution Amount on the preceding Quarterly Payment Date over (2) the amount of interest actually distributed to the Class A-2 Noteholders on the preceding Quarterly Payment Date, plus interest on the amount of the excess, to the extent permitted by law, at the interest rate borne by the Class A-2 Notes from the preceding Quarterly Payment Date to the current Quarterly Payment Date.

         The "Class A-2 Noteholders' Interest Distribution Amount" means, with respect to any Quarterly Payment Date, the sum of (1) the amount of interest accrued at the Class A-2 Note Rate for the related Quarterly Interest Period on the aggregate principal amount of the Class A-2 Notes outstanding on the immediately preceding Quarterly Payment Date (after giving effect to all principal distributions to the Class A-2 Noteholders on on the immediately preceding Quarterly Payment Date) or, in the case of the first Quarterly Payment Date, on the Closing Date and (2) the Class A-2 Noteholders' Interest Carryover Shortfall for the Quarterly Payment Date; provided, however, that the Class A-2 Noteholders' Interest Distribution Amount will not include any Class A-2 Noteholders' Interest Basis Carryover.

         The "Net Trust Swap Payment Carryover Shortfall" means, with respect to any Quarterly Payment Date with respect to which there shall be an amount owed by the Trust to the Swap Counterparty under the Interest Rate Swap, the excess of (1) the Trust Swap Payment Amount on the preceding Quarterly Payment Date over (2) the amount actually paid to the Swap Counterparty out of Available Funds on the preceding Quarterly Payment Date, plus interest on the excess from the preceding Quarterly Payment Date to the current Quarterly Payment Date at the rate of Three Month LIBOR for the related Quarterly Interest Period.

         The "Net Trust Swap Receipt Carryover Shortfall" means, with respect to any Quarterly Payment Date with respect to which there shall be an amount owed by the Swap Counterparty to the Trust under the Interest Rate Swap, the excess of (1) the Trust Swap Receipt Amount on the preceding Quarterly Payment Date over (2) the amount actually paid by the Swap Counterparty to the Trust on the preceding Quarterly Payment Date, plus interest on the excess from the preceding Quarterly Payment Date to the current Quarterly Payment Date at the rate of Three Month LIBOR for the related Quarterly Interest Period.

         The "Noteholders' Interest Distribution Amount" means, with respect to any Quarterly Payment Date, the sum of the Class A-1 Noteholders' Interest Distribution Amount, the Class A-2 Noteholders' Interest Distribution Amount and the Subordinate Noteholders' Interest Distribution Amount for the Quarterly Payment Date.

         "Principal Distribution Adjustment" means, with respect to any Quarterly Payment Date if the Revolving Period has terminated, the amount of the Available Funds on the Quarterly Payment Date to be used to make additional principal distributions to the Senior Noteholders (and, after the Senior Notes have been paid in full, to the Subordinate Noteholders) to account for (1) the amount of any insignificant balance remaining outstanding as of the Quarterly Payment Date on a Financed Student Loan after receipt of a final payment from a borrower or a Guarantor, when the insignificant balances are waived in the ordinary course of business by the Servicer at the direction of the Administrator in accordance with the Servicing Agreement, or (2) the amount of principal collections erroneously treated as interest collections including, without limitation, by reason of the failure by a borrower to capitalize interest that had been expected to be capitalized; provided, however, that the Principal Distribution Adjustment for any Quarterly Payment Date shall not exceed the lesser of (x) $100,000 and (y) the amount of any Reserve Account Excess remaining after giving effect to all distributions to be made therefrom on the Quarterly Payment Date other than distributions to the Company out of the excess.

         "Principal Distribution Amount" means, with respect to any Quarterly Payment Date (if the Revolving Period has terminated prior to the end of the related Collection Period with respect to the Quarterly Payment Date), the sum of the following amounts with respect to the related Collection Period:

         1. that portion of all collections received by the Servicer on the Financed Student Loans and remitted to the Indenture Trustee that is allocable to principal (including the portion of any Guarantee Payments received that is allocable to principal) of the Financed Student Loans less the sum of

              o any collections which are applied by the Trust during the Collection Period to purchase Serial Loans,

              o any collections which are applied by the Trust during the Collection Period to fund the addition of any Add-on Consolidation Loans and

              o accrued and unpaid interest on the Financed Student Loans for the Collection Period to the extent the interest is not currently being paid but will be capitalized upon commencement of repayment of the Financed Student Loans;

         2. all Liquidation Proceeds attributable to the principal balances of Financed Student Loans which became Liquidated Student Loans during the Collection Period in accordance with the Servicer's customary servicing procedures to the extent received the Servicer during the related Collection Period and remitted to the Indenture Trustee, together with all Realized Losses on the Financed Student Loans;

         3. to the extent attributable to principal, the amount received by the Indenture Trustee with respect to each Financed Student Loan repurchased by the Seller or purchased by the Servicer as a result of a breach of a representation, warranty or covenant under an obligation which arose during the related Collection Period; and

         4.   the Principal Distribution Adjustment, if any;

provided, however, that the Principal Distribution Amount will exclude all payments and proceeds (including Liquidation Proceeds) of any Financed Student Loan the Purchase Amount of which was included in the Available Funds for a prior Collection Period and, if the Revolving Period terminated during the related Collection Period, will exclude all amounts representing collections in respect of principal on the Financed Student Loans during the Collection Period that were deposited in the Collateral Reinvestment Account.

         "Realized Losses" means the excess of the aggregate principal balances of the Liquidated Student Loans over the related Liquidation Proceeds to the extent allocable to principal.

         The "Senior Noteholders' Distribution Amount" means, with respect to any Quarterly Payment Date, the sum of the Class A-1 Noteholders' Interest Distribution Amount, the Class A-2 Noteholders' Interest Distribution Amount and the Senior Noteholders' Principal Distribution Amount for the Quarterly Payment Date.

         The "Senior Noteholders' Interest Distribution Amount" means, with respect to any Quarterly Payment Date, the sum of (1) the Class A-1 Noteholders' Interest Distribution Amount, and (2) the Class A-2 Noteholders' Interest Distribution Amount, for the Quarterly Payment Date; provided, however, that the Senior Noteholders' Interest Distribution Amount will not include any Class A-1 Noteholders' Interest Basis Carryover or Class A-2 Noteholders' Interest Basis Carryover.

         The "Senior Noteholders' Principal Carryover Shortfall" means, as of the close of any Quarterly Payment Date, the excess of (1) the Senior Noteholders' Principal Distribution Amount on the Quarterly Payment Date over
(2) the amount of principal actually distributed to the Senior Noteholders on the Quarterly Payment Date.

         The "Senior Noteholders' Principal Distribution Amount" means, with respect to any Quarterly Payment Date (if the Revolving Period has terminated prior to the end of the related Collection Period with respect to the Quarterly Payments Date), the Principal Distribution Amount for the Quarterly Payment Date plus the Senior Noteholders' Principal Carryover Shortfall as of the close of the preceding Quarterly Payment Date; provided, however, that the Senior Noteholders' Principal Distribution Amount will not exceed the aggregate principal amount of the Senior Notes outstanding on the preceding Quarterly Payment Date. In addition, (1) on the Class A-1 Note Final Maturity Date, the principal required to be distributed to the Class A-1 Noteholders will include the amount required to reduce the outstanding aggregate principal amount of the Class A-1 Notes to zero and (2) on the Class A-2 Note Final Maturity Date, the principal required to be distributed to the Class A-2 Noteholders will include the amount required to reduce the outstanding aggregate principal amount of the Class A-2 Notes to zero.

         The "Subordinate Noteholders' Distribution Amount" means, with respect to any Quarterly Payment Date, the Subordinate Noteholders' Interest Distribution Amount for the Quarterly Payment Date plus, with respect to any Quarterly Payment Date on and after which the Senior Notes have been paid in full, the Subordinate Noteholders' Principal Distribution Amount for the Quarterly Payment Date.

         The "Subordinate Noteholders' Interest Basis Carryover" means, the sum of (1) if the Subordinate Note Rate for any Quarterly Payment Date is based on the Adjusted Student Loan Rate, the excess of (a) the amount of interest on the Subordinate Notes that would have accrued in respect of the related Quarterly Interest Period had interest been calculated based on the Subordinate Note LIBOR Rate over (b) the amount of interest on the Subordinate Notes actually accrued in respect of the Quarterly Interest Period based on the Adjusted Student Loan Rate, and (2) the unpaid portion of any excess from prior Quarterly Payment Dates and interest accrued thereon at the Subordinate Note Rate calculated based on the Subordinate Note LIBOR Rate.

         The "Subordinate Noteholders' Interest Carryover Shortfall" means, with respect to any Quarterly Payment Date, the excess of (1) the Subordinate Noteholders' Interest Distribution Amount on the preceding Quarterly Payment Date over (2) the amount of interest actually distributed to the Subordinate Noteholders on the preceding Quarterly Payment Date, plus interest on the amount of the excess, to the extent permitted by law, at the rate borne by the Subordinate Notes from the preceding Quarterly Payment Date to the current Quarterly Payment Date.

         The "Subordinate Noteholders' Interest Distribution Amount" means, with respect to any Quarterly Payment Date, the sum of (1) the amount of interest accrued at the Subordinate Note Rate for the related Quarterly Interest Period on the aggregate principal amount of the Subordinate Notes outstanding on the immediately preceding Quarterly Payment Date (after giving effect to all principal distributions to the Subordinate Noteholders on the Quarterly Payment
Date) or, in the case of the first Quarterly Payment Date, on the Closing Date and (2) the Subordinate Noteholders' Interest Carryover Shortfall for the Quarterly Payment Date; provided, however, that the Subordinate Noteholders' Interest Distribution Amount will not include any Subordinate Noteholders' Interest Basis Carryover.

         The "Subordinate Noteholders' Principal Carryover Shortfall" means, as of the close of any Quarterly Payment Date on or after which the Senior Notes have been paid in full, the excess of (1) the Subordinate Noteholders' Principal Distribution Amount on the Quarterly Payment Date over (2) the amount of principal actually distributed to the Subordinate Noteholders on the Quarterly Payment Date.

         The "Subordinate Noteholders' Principal Distribution Amount" means, with respect to each Quarterly Payment Date on and after which the aggregate principal amount of the Senior Notes has been paid in full, the sum of (a) the Principal Distribution Amount for the Quarterly Payment Date (or, in the case of the Quarterly Payment Date on which the aggregate principal amount of the Senior Notes is paid in full, any remaining Principal Distribution Amount not otherwise distributed to Senior Noteholders on the Quarterly Payment Date) and (b) the Subordinate Noteholders' Principal Carryover Shortfall as of the close of the preceding Quarterly Payment Date; provided, however, that the Subordinate Noteholders' Principal Distribution Amount will in no event exceed the aggregate principal amount of the Subordinate Notes outstanding on the preceding Quarterly Payment Date. In addition, on the Subordinate Note Final Maturity Date, the principal required to be distributed to the Subordinate Noteholders will include the amount required to reduce the outstanding principal amount of the Subordinate Notes to zero.

         The "Trust Swap Payment Amount" means, with respect to any Quarterly Payment Date, the sum of (1) if the Interest Rate Swap is still in effect, the Net Trust Swap Payment for the Quarterly Payment Date and (2) the Net Trust Swap Payment Carryover Shortfall for the Quarterly Payment Date.

         The "Trust Swap Receipt Amount" means, with respect to any Quarterly Payment Date, the sum of (1) if the Interest Rate Swap is still in effect, the Net Trust Swap Receipt for the Quarterly Payment Date and (2) the Net Trust Swap Receipt Carryover Shortfall for the Quarterly Payment Date.

CREDIT ENHANCEMENT

         RESERVE ACCOUNT. Pursuant to the Administration Agreement and the Loan Sale Agreement, the Reserve Account will be created with an initial deposit by the Depositor on the Closing Date of cash or Eligible Investments in an amount equal to the Reserve Account Initial Deposit. The Reserve Account will be augmented on each Quarterly Payment Date by the deposit tin this prospectus supplement of the amount of the Available Funds remaining after payment of the Servicing Fee and all overdue Servicing Fees, the Administration Fee and all overdue Administration Fees, the Senior Noteholders' Interest Distribution Amount and the Trust Swap Payment Amount, if any, the Subordinate Noteholders' Interest Distribution Amount and, if the Revolving Period has terminated, the Senior Noteholders' Principal Distribution Amount and the Subordinate Noteholders' Principal Distribution Amount, all for the Quarterly Payment Date. See "--Distributions" above. As described below, subject to some limitations, amounts on deposit in the Reserve Account will be released to the Company to the extent that the amount on deposit in the Reserve Account exceeds the Specified Reserve Account Balance.

         "Specified Reserve Account Balance" with respect to any Quarterly Payment Date generally will be the greater of:

         (a) ____% of the aggregate principal amount of the Notes outstanding on the Quarterly Payment Date after taking into account the effect of distributions on the Quarterly Payment Date, or

         (b) $_______;

provided, however, that the Specified Reserve Account Balance shall in no event exceed the aggregate principal amount of the Notes outstanding on the Quarterly Payment Date.

         If the amount on deposit in the Reserve Account on any Quarterly Payment Date (after giving effect to all distributions required to be made from the Available Funds on the Quarterly Payment Date) is greater than the Specified Reserve Account Balance for the Quarterly Payment Date, the Administrator will instruct the Indenture Trustee to apply the amount of the excess (the "Reserve Account Excess") (a) during the Revolving Period, for deposit to the Collateral Reinvestment Account; provided, however, that if this date is on or after the Parity Date, to the extent that the funds represent payments (other than principal payments) with respect to the Financed Student Loans, the funds shall be applied in the order of priority set forth in clauses (b)(3) through (6) below, and (b) at and after the termination of the Revolving Period, to the following (in the priority indicated):

         1. to the Seller for any unpaid Purchase Premium Amounts for any Serial Loans purchased by the Trust prior to the end of the related Collection Period;

         2. if the Quarterly Payment Date is on or prior to the Parity Date, to the payment of the unpaid principal amount of the Senior Notes (to be allocated between the Class A-1 Noteholders and the Class A-2 Noteholders as described in this prospectus supplement under "Description of the Notes--Distributions of Principal") or, if the Senior Notes have been paid in full, of the Subordinate Notes, until the aggregate principal amount of the Notes is equal to the Pool Balance as of the close of business on the last day of the related Collection Period;

         3. if the Quarterly Payment Date is after the ____ _____ Quarterly Payment Date, to the payment of the unpaid principal amount of the Senior Notes (to be allocated between the Class A-1 Noteholders and the Class A-2 Noteholders as described in this prospectus supplement under "Description of the Notes--Distributions of Principal") or, if the Senior Notes have been paid in full, of the Subordinate Notes;

         4. to the Class A-1 Noteholders and the Class A-2 Noteholders, PRO RATA, the aggregate unpaid amount of any Class A-1 Noteholders' Interest Basis Carryover and Class A-2 Noteholders' Interest Basis Carryover based on the ratio of each amount to the total of the amounts;

         5. to the Subordinate Noteholders, the aggregate unpaid amount of any Subordinate Noteholders' Interest Basis Carryover;

         6. to the Servicer, the Servicing Fee Shortfall and all prior unpaid Servicing Fee Shortfalls, if any; and

         7.   to the Company, any excess remaining after application of clauses
              (1) through (6) above,

and, upon the payment to the Company or an affiliate, the Noteholders will not have any rights in, or claims to, the amounts.

         Subject to the limitation described in the preceding paragraph, amounts held from time to time in the Reserve Account will continue to be held for the benefit of the Trust. Funds will be withdrawn from the Reserve Account (a) on each Monthly Payment Date that is not a Quarterly Payment Date, to the extent that the Monthly Available Funds on the Monthly Payment Date is insufficient to pay: (1) the Servicing Fee and all overdue Servicing Fees and (2) the Administration Fee and all overdue Administration Fees, and (b) on any Quarterly Payment Date to the extent that the amount of the Available Funds on the Quarterly Payment Date is insufficient to pay any of the items specified in clauses (1) through (7), respectively, of the third paragraph under "--Distributions--DISTRIBUTIONS FROM THE COLLECTION ACCOUNT" above on the Quarterly Payment Date. The funds will be paid from the Reserve Account to the persons and in the order of priority specified for distribution from the Collection Account on the Quarterly Payment Date. As a result of the subordination of the Subordinate Notes to the Senior Notes described elsewhere in this prospectus supplement, any amounts that the Subordinate Noteholders would otherwise receive from the Reserve Account in respect of the Subordinate Noteholders' Interest Distribution Amount on any Quarterly Payment Date will be paid to the Senior Noteholders until the Senior Noteholders' Interest Distribution Amount for the Quarterly Payment Date has been paid in full. In addition, as a result of the subordination, Subordinate Noteholders will not receive any amounts from the Reserve Account in respect of the Subordinate Noteholders' Principal Distribution Amount until the Senior Notes have been paid in full. See "--SUBORDINATION" below.

         The Reserve Account is intended to enhance the likelihood of timely receipt by the Senior Noteholders and the Subordinate Noteholders of the full amount of principal and interest due them and to decrease the likelihood that the Senior Noteholders or the Subordinate Noteholders will experience losses. In specified circumstances, however, the Reserve Account could be depleted. If the amount required to be withdrawn from the Reserve Account to cover shortfalls in the amount of the Available Funds (or the Monthly Available Funds) exceeds the amount of cash in the Reserve Account, the Senior Noteholders or the Subordinate Noteholders could incur losses or a temporary shortfall in the amount of principal and interest distributed to the Senior Noteholders or the Subordinate Noteholders, which result could, in turn, increase the average life of the Senior Notes or the Subordinate Notes. Amounts on deposit in the Reserve Account will not be available in any respect until the Parity Date to cover any aggregate unpaid Class A-1 Noteholders' Interest Basis Carryover, Class A-2 Noteholders' Interest Basis Carryover or Subordinate Noteholders' Interest Basis Carryover and after the Parity Date only amounts on deposit in the Reserve Account that (after paying, for Quarterly Payment Dates occurring after the Revolving Period, any unpaid Purchase Premium Amounts for any Serial Loans purchased by the Trust prior to the end of the related Collection Period) are in excess of the Specified Reserve Account Balance will be available therefor.

         SUBORDINATION. While the Class A-1 Noteholders and the Class A-2 Noteholders will have equal priority to the payment of interest, on any Quarterly Payment Date on which principal is due to be paid on the Senior Notes, and the Class A-2 Noteholders will receive no payments of principal until the Class A-1 Noteholders have received payments of principal in an amount sufficient to reduce the aggregate principal amount of the Class A-1 Notes to zero; provided, however, that from and after any acceleration of the Notes following an Event of Default (as defined in the prospectus), principal will be allocated pro rata between the Class A-1 Notes and the Class A-2 Notes, based on the ratio of the aggregate principal amount of each class of Notes to the aggregate principal amount of the Senior Notes, until the aggregate principal amount of the Senior Notes has been reduced to zero. In addition, the rights of the Subordinate Noteholders to receive payments of interest on any Quarterly Payment Date out of the Available Funds or the Reserve Account are subordinated to the rights of the Senior Noteholders to receive payments of interest on the Quarterly Payment Date, and the rights of the Subordinate Noteholders to receive payments of principal out of the Available Funds or the Reserve Account on any Quarterly Payment Date are subordinated to the rights of the Senior Noteholders to receive payments of interest and principal on the Quarterly Payment Date. The Subordinate Noteholders will not be entitled to any payments of principal out of the Available Funds or the Reserve Account until the Senior Notes are paid in full.

INTEREST RATE SWAP

         PAYMENTS UNDER THE SWAP AGREEMENT. On the Closing Date, the Trust will enter into an interest rate swap agreement (the "Interest Rate Swap") with _________________________ (the "Swap Counterparty"). The Interest Rate Swap will be documented according to a 1992 ISDA Master Agreement (Multicurrency-Cross Border) ("1992 Master Agreement") modified to reflect the terms of the Notes, the Indenture and the Interest Rate Swap. The Interest Rate Swap will terminate on the earliest to occur of the ________, ____ Quarterly Payment Date (the "Scheduled Swap Termination Date"), the date on which the Notes have been paid in full and the date on which the Interest Rate Swap is terminated in accordance with its terms pursuant to an early termination (the "Swap Termination Date").

         In accordance with the terms of the Interest Rate Swap, the Swap Counterparty will pay to the Trust, on each Quarterly Payment Date with respect to which the Interest Rate Swap is still in effect, an amount equal to the product of

         o    the Swap Rate for the related Quarterly Interest Period,

         o the Scheduled Notional Swap Amount for the Quarterly Payment Date and

         o the quotient of the number of days in the related Quarterly Interest Period divided by 360.

The "Swap Rate" for any Quarterly Interest Period will be a rate equal to Three-Month LIBOR (determined as described in this prospectus supplement under "Description of the Notes--Calculation of Three-Month LIBOR") for the Quarterly Interest Period. The "Scheduled Notional Swap Amount" for any Quarterly Payment Date will be the lesser of (1) the outstanding principal balance of the Notes immediately preceding the Quarterly Payment Date and (2) the amount listed on Exhibit A hereto for the Quarterly Payment Date. The Depositor expects that the Scheduled Notional Swap Amount for each Quarterly Payment Date prior to the Swap Termination Date will be equal to approximately ___% of the outstanding principal amount of the Notes immediately preceding the Quarterly Payment Date. However, following the Closing Date, the depositor may agree with the Swap Counterparty to cause the Scheduled Notional Swap Amount to equal the outstanding principal balance of the Notes.

         In exchange for the payment, the Trust will pay to the Swap Counterparty, on each Quarterly Payment Date with respect to which the Interest Rate Swap is still in effect, an amount equal to the product of

         o the T-Bill Rate (determined as described below) for the related Quarterly Interest Period plus at least ____% but not more than ____,

         o the Scheduled Notional Swap Amount for the Quarterly Payment Date and

         o the quotient of the actual number of days in the Quarterly Interest Period divided by 365 (or 366 in the case of any amount which is being calculated with respect to a Quarterly Payment Date in a leap year).

With respect to each Quarterly Payment Date with respect to which the Interest Rate Swap is still in effect (and without regard to any payments remaining unpaid from a prior Quarterly Payment Date), any difference between the payment by the Swap Counterparty to the Trust and the payment by the Trust to the Swap Counterparty will be referred to as a "Net Trust Swap Receipt", if the difference is a positive number, and a "Net Trust Swap Payment", if the difference is a negative number. Any payments pursuant to the Interest Rate Swap will be made solely on a net basis, as described above. The Trust Swap Receipt Amount, if any, will be distributed as part of the Available Funds on the Quarterly Payment Date and the Trust Swap Payment Amount, if any, will be paid out of the Available Funds.

         The "T-Bill Rate", with respect to any Quarterly Interest Period, means the weighted average of the T-Bill Rates for each day within the Quarterly Interest Period and, with respect to any date within a Quarterly Interest Period, means the weighted average discount rate per annum (expressed on a bond equivalent basis and applied on a daily basis) for direct obligations of the United States with a maturity of 13 weeks ("91-day Treasury Bills") sold at the most recent 91-day Treasury Bill auction prior to the date, as reported by the U.S. Department of the Treasury. In the event that the results of the auctions of 91-day Treasury Bills cease to be reported as provided above, or that no auction is held in a particular week, then the T-Bill Rate in effect as a result of the last publication or report will remain in effect until the time, if any, as the results of auctions of 91-day Treasury Bills shall again be reported or the auction is held, as the case may be. The T-Bill Rate will be subject to a Lock-In Period of six business days.

         "Lock-In Period" means the period of days preceding any Quarterly Payment Date during which the T-Bill Rate in effect on the first day of the period will remain in effect until the end of the Quarterly Interest Period related to the Quarterly Payment Date.

         MODIFICATION AND AMENDMENT OF THE SWAP AGREEMENT AND TRANSFER AND SERVICING AGREEMENTS. The Trust Agreement and the Indenture will contain provisions permitting the Eligible Lender Trustee, with the consent of the Indenture Trustee, to enter into any amendment to the Swap Agreement requested by the Swap Counterparty to cure any ambiguity in, or correct or supplement any provision of, the Swap Agreement, so long as the Eligible Lender Trustee determines, and the Indenture Trustee agrees in writing, that the amendment will not adversely affect the interests of the Noteholders. The written consent of the Swap Counterparty will be required before any amendment is made to the Indenture or the Transfer and Servicing Agreements.

         CONDITIONS PRECEDENT. The respective obligations of the Swap Counterparty and the Trust to pay specified amounts due under the Swap Agreement will be subject to the following conditions precedent: (1) no Swap Default (as defined below) or event that with the giving of notice or lapse of time or both would become a Swap Default shall have occurred and be continuing and (2) no Termination Event (as defined below) has occurred or been effectively designated; provided, however, that the Swap Counterparty's obligation to pay these amounts will not be subject to these conditions unless principal of the Notes has been accelerated following an Event of Default under the Indenture or an early termination under the Swap Agreement has occurred or been designated.

         DEFAULTS UNDER THE SWAP. "Events of Default" under the Swap Agreement (each a "Swap Default") are limited to

         o the failure of the Trust or the Swap Counterparty to pay any amount when due under the Interest Rate Swap after giving effect to the applicable grace period; provided, however, that, in the case of the Trust, the Trust has funds available after all prior obligations of the Trust to make this payment,

         o the occurrence of specified events of insolvency or bankruptcy of the Trust or the Swap Counterparty,

         o an acceleration of the principal of the Notes following an Event of Default under the Indenture, and

         o the following other standard events of default under the 1992 Master Agreement:

              o    "Breach of Agreement" (not applicable to the Trust),

              o    "Credit Support Default" (not applicable to the Trust),

              o    "Misrepresentation" (not applicable to the Trust), and

              o "Merger without Assumption" (not applicable to the Trust), as described in Sections 5(a)(ii), 5(a)(iii), 5(a)(iv) and 5(a)(viii) of the 1992 Master Agreement.

         TERMINATION EVENTS. "Termination Events" under the Swap Agreement consist of the following standard events under the 1992 Master Agreement:
"Illegality" (which generally relates to changes in law causing it to become unlawful for either party to perform its obligations under the Interest Rate
Swap) and "Tax Event" (which generally relates to either party to the Interest Rate Swap receiving a payment under the Interest Rate Swap from which an amount has been deducted or withheld for or on account of taxes), as described in Sections 5(b)(i) and 5(b)(ii) of the 1992 Master Agreement.

         EARLY TERMINATION OF THE SWAP. Upon the occurrence of any Swap Default under the Swap Agreement, the non-defaulting party will have the right to designate an Early Termination Date (as defined in the Swap Agreement) upon the occurrence of the Swap Default. The Trust may not designate an Early Termination Date without the consent of the Administrator. With respect to Termination Events, an Early Termination Date may be designated by one of the parties (as specified in the Swap Agreement) and will occur only upon notice and, in some circumstances, after any Affected Party has used reasonable efforts to transfer it rights and obligations under the Swap Agreement to a related entity within a limited period after notice has been given of the Termination Event, all as set forth in the Swap Agreement. The occurrence of an Early Termination Date under the Swap Agreement will constitute a "Swap Early Termination".

         Upon any Swap Early Termination of the Swap Agreement, the Trust or the Swap Counterparty may be liable to make a termination payment to the other (regardless, if applicable, of which of the parties has caused the termination). The amount of the termination payment will be based on the value of the Interest Rate Swap computed in accordance with the procedures set forth in the Interest Rate Swap. Any payment could be substantial. In the event that the trust is required to make a termination payment, the payment will be payable in the same order of priority as any Trust Swap Payment Amount payable to the Swap Counterparty (which is payable pari passu with the Class A-1 Noteholders' Interest Distribution Amount and the Class A-2 Noteholders' Interest Distribution Amount); PROVIDED, HOWEVER, that, in the event that a termination payment is owed to the Swap Counterparty following a Swap Default resulting from a default of the Swap Counterparty or a Termination Event, the termination payment will be subordinate to the right of the Noteholders to receive full payment of principal of and interest on the Notes. Accordingly, termination payments, if required to be made by the Trust, could result in shortfalls to Noteholders.

         If, following an Early Termination Date, a Termination Payment is owed by the Trust to the Swap Counterparty and the Trust receives a payment ("Assumption Payment") from a successor swap counterparty to assume the position of the Swap Counterparty, the portion of the Assumption Payment that does not exceed the amount of the Termination Payment owed by the Trust to the Swap Counterparty will be paid by the Trust to the Swap Counterparty and will not be available to make distributions to Noteholders. Following the payment, the amount of the Termination Payment owed by the Trust to the Swap Counterparty will be reduced by the amount of the payment.

         RATING AGENCY DOWNGRADE. If the rating of the Swap Counterparty (or any successor credit support provider) is withdrawn or reduced below ___ or its equivalent by any Swap Rating Agency (this withdrawal or reduction, a "Rating Agency Downgrade"), the Swap Counterparty is required, no later than the 30th day following the Rating Agency Downgrade, at the Swap Counterparty's expense, either to (1) obtain a substitute Swap Counterparty that has a counterparty rating of at least ___ or its equivalent by the Swap Rating Agency or (2) enter into arrangements reasonably satisfactory to the Trustee, including collateral arrangements, guarantees or letters of credit, which arrangements in the view of the Swap Rating Agency will result in the total negation of the effect or impact of the Rating Agency Downgrade on the Noteholders and the Depositor.

         THE SWAP COUNTERPARTY. _________________________ is a __________
company with its principal place of business located at _________________________. As of the date of the prospectus supplement, the Swap Counterparty's counterparty ratings were _________________________.

         THE INFORMATION SET OUT IN THE PRECEDING PARAGRAPH HAS BEEN PROVIDED BY THE SWAP COUNTERPARTY AND IS NOT GUARANTEED AS TO ACCURACY OR COMPLETENESS, AND IS NOT TO BE CONSTRUED AS REPRESENTATIONS, BY THE DEPOSITOR OR THE UNDERWRITERS. EXCEPT FOR THE FOREGOING PARAGRAPH, THE SWAP COUNTERPARTY AND ITS AFFILIATES HAVE NOT BEEN INVOLVED IN THE PREPARATION OF, AND DO NOT ACCEPT RESPONSIBILITY FOR, THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS.

COMPANY LIABILITY

         Anything to the contrary in the prospectus notwithstanding, the Company will not be liable to any person or entity for the amount of any losses, claims, damages or liabilities arising out of or based on the Trust Agreement.

TERMINATION

         Certain information regarding termination of the Trust is set forth in "Description of the Transfer and Servicing Agreements--Termination" in the prospectus; PROVIDED, HOWEVER, that the information set forth under the heading "Description of the Transfer and Servicing Agreements--Insolvency Event" is not applicable in connection with the Trust.

         Any Financed Student Loans remaining in the Trust as of the end of the Collection Period immediately preceding the ________, ____ Quarterly Payment Date will be offered for sale by the Indenture Trustee. The Seller, its affiliates and unrelated third parties may offer bids to purchase the Financed Student Loans on the Quarterly Payment Date. If at least two bids (one of which is from a bidder other than the Seller and its affiliates) are received, the Indenture Trustee will accept the highest bid equal to or in excess of the greater of (x) the aggregate Purchase Amounts of the Financed Student Loans as of the end of the Collection Period immediately preceding the Quarterly Payment Date and (y) an amount that would be sufficient to

         o reduce the outstanding principal amount of the Notes on the Quarterly Payment Date to zero,

         o pay to the Noteholders, the Noteholders' Interest Distribution Amount payable on the Quarterly Payment Date plus any Class A-1 Noteholders' Interest Basis Carryover, Class A-2 Noteholders' Interest Basis Carryover and Subordinate Noteholders' Interest Basis Carryover and

         o pay to the Swap Counterparty any prior unpaid Net Trust Swap Payment Carryover Shortfalls and any other amounts owed by the Trust to the Swap Counterparty under the Interest Rate Swap (the greater amount, the "Minimum Purchase Price").

If at least two bids are not received or the highest bid is not equal to or in excess of the Minimum Purchase Price, the Indenture Trustee will not consummate the sale. The proceeds of any the sale will be used to redeem any Notes outstanding on the Quarterly Payment Date. If the sale is not consummated in accordance with the foregoing, the Indenture Trustee may, but shall not be under any obligation to, solicit bids to purchase the Financed Student Loans on future Quarterly Payment Dates upon terms similar to those described above. No assurance can be given as to whether the Trustee will be successful in soliciting acceptable bids to purchase the Financed Student Loans on either the ________, ____ Quarterly Payment Date or any subsequent Quarterly Payment Date.

OPTIONAL REDEMPTION

         The Company or an assignee of the Company, may at its option purchase from the Eligible Lender Trustee, as of the end of any Collection Period immediately preceding a Quarterly Payment Date on which the then outstanding Pool Balance is 20% or less of the aggregate initial principal amount of the Notes, all remaining Financed Student Loans at a price equal to the greater of the aggregate Purchase Amounts as of the end of the Collection Period and the Minimum Purchase Price, which amount will be used to retire the Notes concurrently therewith. The Minimum Purchase Price for a purchase occurring prior to the ________, ____ Quarterly Payment shall include any termination payment due to the Swap Counterparty. Upon termination of the Trust, all right, title and interest in the Financed Student Loans and other funds of the Trust, after giving effect to any final distributions to the Noteholders therefrom, will be conveyed and transferred to the Company or the assignee.

                      FEDERAL FAMILY EDUCATION LOAN PROGRAM

         A description of the Federal Family Education Loan Program is provided in the prospectus under "Federal Family Education Loan Program." The information provided below sets forth recent developments and additional information with respect the Federal Family Education Loan Program.

         RECENT DEVELOPMENTS-EMERGENCY STUDENT LOAN CONSOLIDATION ACT OF 1997. On November 13, 1997, President Clinton signed into law the Emergency Student Loan Consolidation Act of 1997, which made significant changes to the Federal Consolidation Loan program. These changes include:

         o providing that federal direct student loans are eligible to be included in a Federal Consolidation Loan;

         o changing the borrower interest rate on new Federal Consolidation Loans (previously a fixed rate based on the weighted average of the loans consolidated, rounded up to the nearest whole percent) to the annually variable rate applicable to Stafford Loans (i.e., the bond equivalent rate at the last auction in May of 91-day Treasury Bills plus 3.10%, not to exceed 8.25% per annum);

         o providing that the portion of a Federal Consolidated Loan that is comprised of Subsidized Stafford Loans retains its subsidy benefits during periods of deferment; and

         o establishing prohibitions against various forms of discrimination in the making of Consolidation Loans.

Except for the last of the above changes, all these provisions expired on September 30, 1998. The combination of the change to a variable rate and the 8.25% interest cap reduced the lender's yield in most cases below the rate that would have been applicable under the previous weighted average formula.

         RECENT DEVELOPMENTS--FY 1998 BUDGET. In the 1997 Budget Reconciliation Act (P.L. 105-33), several changes were made to the Act impacting the FFELP. These provisions include, among other things, requiring Federal Guarantors to return $1 billion of their reserves to the U.S. Treasury by September 1, 2002 (to be paid in annual installments), greater restrictions on use of reserves by Federal Guarantors and a continuation of the Administrative Cost Allowance payable to Federal Guarantors (which is a fee paid to Guarantors equal to 0.85% of new loans guaranteed).

         RECENT DEVELOPMENTS--1998 AMENDMENTS. On May 22, 1998, Congress passed, and on June 9, 1998, the President signed into law, a temporary measure relating to the Higher Education Act and FFELP loans as part of the Intermodal Surface Transportation Efficiency Act of 1998 (the "1998 Amendments") that revised interest rate changes under the FFELP that were scheduled to become effective on July 1, 1998. For loans made during the period July 1, 1998 through September 30, 1998, the borrower interest rate for Stafford Loans and Unsubsidized Stafford Loans is reduced to a rate of 91-day Treasury Bill Rate plus 2.30% (1.70% during school, grace and deferment), subject to a maximum rate of 8.25%. As described below, the formula for Special Allowance Payments on Stafford Loans and Unsubsidized Stafford Loans is calculated to produce a yield to the loan holder of 91-day Treasury Bill Rate plus 2.80% (2.20% during school, grace and deferment). The 1998 Amendments also adjusted the interest rate on PLUS Loans disbursed on or after July 1, 1998 and before October 1, 1998 to a rate of 91-day T-bill plus 3.10%, subject to a maximum rate of 9%, but did not affect the rate change on Federal Consolidation Loans during the same period which is fixed at the rate of 91-day T-bill established at the final auction held prior to June 1, 1998 plus 3.10% subject to a maximum rate of 8.25%. The formula for Special Allowance Payments for PLUS Loans continues to provide that no Special Allowance Payments will be paid unless the interest rate formula described in the preceding sentence produces a rate which exceeds 9%.

         RECENT DEVELOPMENTS--1998 REAUTHORIZATION BILL. On October 7, 1998, President Clinton signed into law the Higher Education Amendments of 1998 (the "1998 Reauthorization Bill"), which enacted significant reforms in the FFELP. The major provisions of the 1998 Reauthorization Bill include the following:

         o All references to a "transition" to full implementation of the Federal Direct Loan Program were deleted from the FFELP statute.

         o Guarantor reserve funds were restructured so that Federal Guarantors are provided with additional flexibility in choosing how to spend specified funds they receive.

         o The minimum Federal Guarantor reserve level requirement is reduced from 0.50% of the total attributable amount of all outstanding loans guaranteed to 0.25% of the total attributable amount of all outstanding loans guaranteed.

         o Additional recall of reserve funds by the Secretary were mandated, amounting to $85 million in fiscal year 2002, $82.5 million in fiscal year 2006, and $82.5 million in fiscal year 2007. However, specified minimum reserve levels are protected from recall.

         o The administrative cost allowance was replaced by two (2) new payments, a Student Loan processing and issuance fee equal to 65 basis points (40 basis points for loans made on or after October 1, 1993) paid at the time a loan is guaranteed, and an account maintenance fee of 12 basis points (10 basis points for fiscal years 2001-2003) paid annually on outstanding guaranteed Student Loans.

         o The percentage of collections on defaulted Student Loans a Guarantor is permitted to retain is reduced from 27% to 24% (23% beginning on October 1, 2003) plus the complement of the reinsurance percentage applicable at the time a claim was paid to the lender on the Student Loan.

         o Federal reinsurance provided to Federal Guarantors is reduced from 98% to 95% for Student Loans first disbursed on or after October 1, 1998.

         o The delinquency period required for a loan to be declared in default is increased from 180 days to 270 days for loans on which the first day of delinquency occurs on or after the date of enactment of the 1998 Reauthorization Bill.

         o Interest rates charged to borrowers on Stafford Loans, and the yield for Stafford Loan holders established by the 1998 Amendments, were made permanent.

         o Federal Consolidation Loan interest rates were revised to equal the weighted average of the loans consolidated rounded up to the nearest one-eighth of 1%, capped at 8.25%. When the 91-day Treasury Bill Rate plus 3.1% exceeds the borrower's interest rate, Special Allowance Payments are made to make up the difference.

         o The lender-paid offset fee on Federal Consolidation Loans of 1.05% is reduced to .62% for Loans made pursuant to applications received on or after October 1, 1998 and on or before January 31, 1999.

         o The Direct Consolidation Loan interest rate calculation was revised to reflect the rate for Federal Consolidation Loans, and will be effective for loans on which applications are received on or after February 1, 1999.

         o Lenders are required to offer extended repayment schedules to new borrowers after the enactment of the 1998 Reauthorization Bill who accumulate after the date outstanding loans under FFELP totaling more than $30,000, under which schedules the repayment period may extend up to 25 years subject to specified minimum repayment amounts.

         o The Secretary is authorized to enter into six (6) voluntary flexible agreements with Federal Guarantors under which various statutory and regulatory provisions can be waived.

         o Federal Consolidation Loan lending restrictions are revised to allow lenders who do not hold one of the borrower's underlying federal loans to issue a Federal Consolidation Loan to a borrower whose underlying Federal Loans are held by multiple holders.

         o Inducement restrictions were revised to permit Federal Guarantors and lenders to provide assistance to schools comparable to that provided to schools by the Secretary under the federal direct student loan program.

         o The Secretary is now required to pay off Student Loan amounts owed by borrowers due to failure of the borrower's school to make a tuition refund allocable to the Student Loan.

         o Discharge of FFELP and specified other Student Loans in bankruptcy is now limited to cases of undue hardship regardless of whether the Student Loan has been in repayment for seven (7) years prior to the bankruptcy filing.

         o All of the Federal Guarantors will be subject to the new recall of reserves and reduced reinsurance provisions for Federal Guarantors. The new recall of reserves and reduced reinsurance for Federal Guarantors increases the risk that resources available to the Federal Guarantors to meet their guarantee obligations will be significantly reduced.

         CONSOLIDATION OF FEDERAL BENEFIT BILLINGS AND RECEIPTS WITH OTHER TRUSTS. Due to a recent change in Department policy limiting the granting of new lender identification numbers, the Eligible Lender Trustee is allowed under the Trust Agreement to permit the Trust, and other trusts established by or with respect to the Seller to securitize Student Loans, to use a common Department lender identification number. The billings submitted to the Department for Interest Subsidy Payments and Special Allowance Payments on the Financed Student Loans will be consolidated with the billings for the payments for Student Loans in the other trusts using the same lender identification number and payments on the billings will be made by the Department in lump sum form. The lump sum payments will then be allocated among the various trusts using the lender identification number.

         In addition, the sharing of the lender identification number by the Trust with other trusts may result in the receipt of claim payments by Federal Guarantors in lump sum form. In that event, the payments would be allocated among the trusts in a manner similar to the allocation process for Interest Subsidy Payments and Special Allowance Payments.

         The Department regards the Eligible Lender Trustee as the party primarily responsible to the Department for any liabilities owed to the Department or Federal Guarantors resulting from the Eligible Lender Trustee's activities in the FFELP. As a result, if the Department or a Federal Guarantor were to determine that the Eligible Lender Trustee owes a liability to the Department or a Federal Guarantor on any Student Loan for which the Eligible Lender Trustee is or was legal titleholder, including loans held in the Trust or other trusts, the Department or the Federal Guarantor may seek to collect that liability by offset against payments due the Eligible Lender Trustee under the Trust. In the event that the Department or a Federal Guarantor determines a liability exists in connection with a trust using the shared lender identification number, the Department or the Federal Guarantor would be likely to collect that liability by offset against amounts due the Eligible Lender Trustee under the shared lender identification number, including amounts owed in connection with the Trust.

         In addition, other trusts using the shared lender identification number may in a given quarter incur Federal Origination Fees that exceed the Interest Subsidy Payments and Special Allowance Payments payable by the Department on the loans in the other trusts, resulting in the consolidated payment from the Department received by the Eligible Lender Trustee under the lender identification number for that quarter being less than the amount owed by the Department on the loans in the Trust for that quarter.

         The Servicing Agreement for the Trust and the servicing agreements for other trusts established by or with respect to the Seller which share the lender identification number to be used by the Trust (the Trust and the other trusts, collectively, the "Seller Trusts") will require the Eligible Lender Trustee or the Servicer for each Seller Trust to allocate to the proper Seller Trust a shortfall or an offset by the Department or a Federal Guarantor arising from the Student Loans held by the Eligible Lender Trustee on the Seller Trust's behalf.

         FEES PAYABLE ON CERTAIN FINANCED STUDENT LOANS. Under the Federal Consolidation Program, the Trust will be obligated to pay to the Department a monthly rebate fee (the "Monthly Rebate Fee") at an annualized rate of 1.05% (0.62% for applications received between October 1, 1998 and January 31, 1999) of the outstanding principal balance on the last day of each month plus accrued interest thereon of each Federal Consolidation Loan which is a part of the Trust, which rebate will be payable prior to distributions to the Noteholders and which rebate will reduce the amount of funds which would otherwise be available to make distributions on the Notes and will reduce the Adjusted Student Loan Rate. In addition, the Trust must pay to the Department a 0.50% origination fee (the "Federal Origination Fee") on the initial principal balance of each Financed Student Loan which is originated on its behalf by the Eligible Lender Trustee (i.e., each Federal Consolidation Loan originated on its behalf by the Eligible Lender Trustee during the Revolving Period and each Add-on Consolidation Loan added to a Federal Consolidation Loan in the Trust), which fee will be deducted by the Department out of Interest Subsidy Payments and Special Allowance Payments. If sufficient Interest Subsidy Payments and Special Allowance Payments are not due to the Trust to cover the amount of the Federal Origination Fee, the balance of the Federal Origination Fee may be deferred by the Department until sufficient Interest Subsidy Payments and Special Allowance Payments accrue to cover the fee or may be required to be paid immediately. If the amounts never accrue, the Trust would be obligated to pay any remaining fee from other assets of the Trust prior to making distributions to the Noteholders. The offset of Interest Subsidy Payments and Special Allowance Payments, and the payment of any remaining fee from other Trust assets will further reduce the amount of the Available Funds from which payments to the Noteholders may be made. Furthermore, any offset of Interest Subsidy Payments and Special Allowance Payments will further reduce the Adjusted Student Loan Rate.

              CERTAIN FEDERAL INCOME TAX AND STATE TAX CONSEQUENCES

         Stroock & Stroock & Lavan LLP (the "Special Federal Tax Counsel") is of the opinion that the Senior Notes will properly be characterized as indebtedness for federal income tax purposes and that the Trust will not be an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. This opinion is not binding on the Internal Revenue Service (the "IRS") and thus no assurance can be given that the characterization would prevail if it were challenged. If the IRS were to contend successfully that the Subordinate Notes and the Senior Notes were not debt for federal income tax purposes, the arrangement among Noteholders and the Depositor might be classified for federal income tax purposes as a publicly traded partnership taxable as a corporation.

         If the arrangement created by the Indenture were treated as a publicly traded partnership taxable as a corporation, the resulting entity would be subject to federal income taxes at corporate tax rates on its taxable income generated with respect to the Financed Student Loans. Moreover, distributions by the entity to all or some of the classes of Notes would probably not be deductible in computing the entity's taxable income and all or part of the distributions to holders of the Notes would probably be treated as dividends. This entity-level tax could result in reduced distributions to the Noteholders and the Noteholders could be liable for a share of the tax.

         Because the Depositor will treat the Notes as indebtedness for federal income tax purposes, the Trustee will not comply with the tax reporting requirements that would apply under the foregoing alternative characterizations of the Notes.

         The Senior Notes provide for stated interest at a floating rate based upon Three-Month LIBOR, but are subject to specified restrictions on the maximum level of the floating rate. Under Treasury regulations governing "original issue discount" ("OID"), stated interest payable at a variable rate is not taxed as OID or contingent interest if the variable rate is a qualified floating rate. The tax treatment of interest that is not based on a qualified floating rate is not specified and the regulations do not address the tax treatment of debt instruments bearing contingent interest except in circumstances not relevant to this discussion. While (because of the imposition of an interest rate cap and the allowance of the Class A-1 Noteholders' Interest Basis Carryover and the Class A-2 Noteholders' Interest Basis Carryover) the tax treatment of interest on the Senior Notes, is not entirely clear under the regulations, the Trust intends to treat the stated interest as a "qualified floating rate" for OID purposes and thus the interest should not be taxable to the Senior Noteholders as OID or as contingent interest.

         Prospective purchasers should read "Certain Federal Income Tax Consequences" and "Certain State Tax Consequences" in the prospectus for a discussion of the application of specified federal income tax laws and specified state tax laws to the Trust and the Notes.

                              ERISA CONSIDERATIONS

         Subject to the applicable provisions of ERISA and the Code, the Senior Notes may be purchased by an employee benefit plan or an individual retirement account or other arrangement described in Section 3(3) of ERISA or Section 4975(e)(1) of the Code (a "Plan"). Fiduciaries of a Plan subject to ERISA must first determine that the Plan's acquisition of a Senior Note is consistent with their fiduciary duties under ERISA, including the requirements of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. Plan fiduciaries must also determine that the acquisition will not result in a nonexempt prohibited transaction as defined in Section 406 of ERISA or Section 4975 of the Code. Employee benefit plans which are governmental plans (as defined in Section 3(32) of ERISA) or specified church plans (as defined in Section 3(33) of ERISA) are not subject to the fiduciary responsibility or prohibited transaction provisions of ERISA or the Code. However, any plan which is qualified under Section 401(a) of the Code and exempt from tax under Section 501(a) of the Code is subject to the exclusive benefit rule under Section 401(a)(2) of ERISA and the prohibited transaction rules set forth in Section 503 of the Code. See "ERISA Considerations" in the prospectus.

                                  UNDERWRITING

         Subject to the terms and conditions set forth in the underwriting agreement relating to the Senior Notes, the Depositor has agreed to cause the Trust to sell to each of the underwriters named below for which Credit Suisse First Boston Corporation is acting as representative and each of the underwriters has severally agreed to purchase, the principal amount of Senior Notes set forth opposite its name below.

                                                    PRINCIPAL AMOUNT
                                         ---------------------------------------
 UNDERWRITER                             CLASS A-1 NOTES         CLASS A-2 NOTES
-------------                            ---------------         ---------------

    ____________________.............          $                       $
    ____________________.............          $                       $
                                               -                       -
        Total........................          $                       $
                                         ===============         ===============

         The underwriting agreement provides that the underwriters are obligated to purchase all of the Senior Notes if any are purchased. The underwriting agreement provides that if an underwriter defaults the purchase commitments of non-defaulting underwriters may be increased or the offering of Senior Notes may be terminated.

         The underwriters propose to offer the Senior Notes initially at the public offering prices on the cover page of this prospectus supplement, and to selling group members at those prices less a concession of _____% per Class A-1 Note and _____% per Class A-2 Note. The underwriters and the selling group members may allow a discount of _____% per Class A-1 Note and _____% per Class A-2 Note on sales to specified other broker dealers. After the initial public offering, the public offering prices and the concessions and discounts to dealers may be changed by the representative.

         The representative, on behalf of the underwriters, may engage in over-allotment, stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the Senior Notes in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the representative to reclaim a selling concession from a syndicate member when the Senior Notes originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. These stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the Senior Notes to be higher than it would otherwise be in the absence of the transactions. These transactions, if commenced, may be discontinued at any time.

         We estimate that our out of pocket expenses for this offering will be approximately $_______.

         The Senior Notes are a new issue of securities with no established trading market. One or more of the underwriters intend to make a secondary market for the Senior Notes. However, they are not obligated to do so and may discontinue making a secondary market for the Senior Notes at any time without notice. No assurance can be given as to how liquid the trading market for the Senior Notes will be.

         The Depositor has agreed to indemnify the underwriters against specified liabilities under the Securities Act, or contribute to payments which the underwriters may be required to make.

         The Trust may, from time to time, invest the funds in the Collection Account, the Collateral Reinvestment Account and the Reserve Account in Eligible Investments acquired from the Underwriters.

                                  LEGAL MATTERS

         Certain legal matters relating to the Senior Notes will be passed upon for the Trust, the Depositor, the Seller, the Servicer, the Administrator and for the underwriters by Stroock & Stroock & Lavan LLP, New York, New York. Certain federal income tax matters will be passed upon for the Trust by Stroock & Stroock & Lavan LLP.

                           REPORTS TO SECURITYHOLDERS

         Unless and until Definitive Notes are issued, quarterly and annual unaudited reports containing information concerning the Financed Student Loans will be prepared by the Administrator and sent on behalf of the Trust only to Cede & Co. ("Cede"), as nominee of The Depository Trust Company ("DTC") and registered holder of the Senior Notes, and will not be sent to the beneficial owners of the Senior Notes. Beneficial owners of Senior Notes will, however, be able to obtain the reports by requesting them from the Indenture Trustee. The reports will contain the information described under "Description of the Transfer and Servicing Agreements--Statements to Indenture Trustee and Trust" in the prospectus. The reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. See "Certain Information Regarding the Securities--Book-Entry Registration" and "Reports to Securityholders" in the prospectus. The Trust will file with the Commission the periodic reports required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder. These reports and other information may be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Judiciary Plaza, Washington D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains an internet site that will obtain reports and other information regarding the Trust. The address of that site is http://www.sec.gov.

                           FORWARD LOOKING STATEMENTS

         Information under the heading "Formation of the Trust" and "Federal Family Education Loan Program" contains various "forward looking statements", which represent the Depositor's expectations or beliefs concerning future events. The Depositor cautions that these statements are further qualified by important factors that could cause actual results to differ materially from those in the forward looking statements.

                                     ANNEX I

                        GLOBAL CLEARANCE, SETTLEMENT AND
                          TAX DOCUMENTATION PROCEDURES

         Except in specified limited circumstances, the globally offered Senior Notes of Asset Backed Securities Corporation Student Loan Trust ____-_ (the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold Global Securities through any of DTC, Clearstream, Luxembourg or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlements and all secondary trades will settle in same-day funds.

         Secondary market trading between investors holding Global Securities through Clearstream, Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (I.E., seven calendar day settlement).

         Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior asset-backed securities issues.

         Secondary cross-market trading between Clearstream, Luxembourg or Euroclear and DTC Participants holding Global Securities will be effected on a delivery-against-payment basis through the applicable Depositaries of Clearstream, Luxembourg and Euroclear (in this capacity) and as DTC Participants.

         Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless the holders meet specified requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

         All Global Securities will be held in book-entry form by DTC in the name of CEDE & CO. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream, Luxembourg and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold the positions in accounts as DTC Participants.

         Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to conventional asset-backed securities. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

         Investors electing to hold their Global Securities through Clearstream, Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

         Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and the seller's accounts are located to ensure that settlement can be made on the desired value date.

         TRADING BETWEEN DTC PARTICIPANTS. Secondary market trading between DTC Participants will be settled in same-day funds.

         Trading between CLEARSTREAM, LUXEMBOURG AND/OR EUROCLEAR PARTICIPANTS. Secondary market trading between Clearstream, Luxembourg Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

         TRADING BETWEEN DTC SELLER AND CLEARSTREAM, LUXEMBOURG OR EUROCLEAR PURCHASER. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream, Luxembourg Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream, Luxembourg or Euroclear through a Clearstream, Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. Clearstream, Luxembourg or Euroclear, as the case may be, will instruct the applicable Depositary to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of a calendar year consisting of twelve 30-day calendar months. Payment will then be made by the respective Depositary of the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream, Luxembourg Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New
York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream, Luxembourg or Euroclear cash debit will be valued instead as of the actual settlement date.

         Clearstream, Luxembourg Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream, Luxembourg or Euroclear. Under this approach, they may take on credit exposure to Clearstream, Luxembourg or Euroclear until the Global Securities are credited to their accounts one day later.

         As an alternative, if Clearstream, Luxembourg or Euroclear has extended a line of credit to them, Clearstream, Luxembourg Participants or Euroclear Participants may elect not to preposition funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Clearstream, Luxembourg Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of the overdraft charges, although this result will depend on each Clearstream, Luxembourg Participant's or Euroclear Participant's particular cost of funds.

         Since the settlement is taking place during New York business hours, DTC Participants may employ their usual procedures for sending Global Securities to the applicable Depositary for the benefit of Clearstream, Luxembourg Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently from a trade between two DTC Participants.

         TRADING BETWEEN CLEARSTREAM, LUXEMBOURG OR EUROCLEAR SELLER AND DTC PURCHASER. Due to time zone differences in their favor, Clearstream, Luxembourg Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through Euroclear Participants, to a DTC Participant. The seller will send instructions to Clearstream, Luxembourg or Euroclear through a Clearstream, Luxembourg Participant or a Euroclear Participant at least one business day prior to settlement. In these cases, Clearstream, Luxembourg or Euroclear will instruct Euroclear Participants, to deliver the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date, on the basis of a calendar year consisting of twelve 30-day calendar months. The payment will then be reflected in the account of the Clearstream, Luxembourg Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream, Luxembourg Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream, Luxembourg Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream, Luxembourg Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

         Finally, day traders that use Clearstream, Luxembourg or Euroclear and that purchase Global Securities from DTC Participants for delivery to Clearstream, Luxembourg Participants or Euroclear Participants should note that these trades will automatically fail on the sale side unless affirmative action is taken. At least three techniques should be readily available to eliminate this potential problem:

         (1) borrowing through Clearstream, Luxembourg or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream, Luxembourg or Euroclear accounts) in accordance with the clearing system's customary procedures;

         (2) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream, Luxembourg or Euroclear account in order to settle the sale side of the trade; or

         (3) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream, Luxembourg Participant or Euroclear Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

         A beneficial owner of Global Securities holding securities through Clearstream, Luxembourg or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to 30% U.S. withholding tax that generally applies to payments of interest on registered debt issued by U.S. Persons, unless (1) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between the beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and
(2) the beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

         EXEMPTION FOR NON-U.S. PERSONS (FORM W-8). Beneficial owners of Global Securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of the change.

         EXEMPTION FOR NON-U.S. PERSONS WITH EFFECTIVELY CONNECTED INCOME (FORM
4224). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

         EXEMPTION OR REDUCED RATE FOR NON-U.S. PERSONS RESIDENT IN TREATY COUNTRIES (FORM 1001). Non-U.S. Persons that are beneficial owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the beneficial owner or his agent.

         EXEMPTION FOR U.S. PERSONS (FORM W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payee's Request for Taxpayer Identification Number and Certification).

         U.S. FEDERAL INCOME TAX REPORTING PROCEDURE. The Global Securities holder, or in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom he holds (e.g., the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

         This summary does not deal with all aspects of foreign income tax withholding that may be relevant to foreign holders of these Global Securities or with the application of tax documentation requirements that are generally effective with respect to payments made after December 31, 2000. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of these Global Securities.

         U.S. PERSON. As used in this prospectus supplement the term "U.S. Person" means a beneficial owner of a Senior Note that is for United States federal income tax purposes

         o    a citizen or resident of the United States,

         o a corporation or partnership created or organized in or under the laws of the United States or of any political subdivision of a corporation or partnership,

         o an estate the income of which is subject to United States federal income taxation regardless of its source, or

         o a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.

As used in this prospectus supplement, the term "Non-U.S. Person" means a beneficial owner of a Senior Note that is not a U.S. Person.

                            INDEX OF PRINCIPAL TERMS

         Set forth below is a list of the defined terms used in this prospectus supplement and the pages on which the definitions of the terms may be found in this prospectus supplement.

_____.......................................................................S-31
1992 Master Agreement.......................................................S-44
1998 Amendments.............................................................S-48
1998 Reauthorization Bill...................................................S-48
91-day Treasury Bills.......................................................S-45
Additional Fundings.........................................................S-31
Additional Guarantor........................................................S-22
Additional Student Loans....................................................S-13
Add-on Consolidation Loans..................................................S-15
Adjusted Student Loan Rate..................................................S-24
Administration Agreement....................................................S-31
Administration Fee..........................................................S-36
Administrator...............................................................S-31
Assumption Payment..........................................................S-46
Available Funds.............................................................S-37
Cede........................................................................S-54
Clearstream, Luxembourg.....................................................S-28
Clearstream, Luxembourg Participants........................................S-28
Citibank....................................................................S-29
Class A-1 Note Final Maturity Date..........................................S-26
Class A-1 Note LIBOR Rate...................................................S-24
Class A-1 Note Rate.........................................................S-24
Class A-1 Noteholders.......................................................S-26
Class A-1 Noteholders' Interest Basis Carryover.............................S-38
Class A-1 Noteholders' Interest Carryover Shortfall.........................S-39
Class A-1 Noteholders' Interest Distribution Amount.........................S-39
Class A-1 Notes.............................................................S-23
Class A-2 Note Final Maturity Date..........................................S-26
Class A-2 Note LIBOR Rate...................................................S-24
Class A-2 Note Rate.........................................................S-24
Class A-2 Noteholders.......................................................S-26
Class A-2 Noteholders' Interest Basis Carryover.............................S-39
Class A-2 Noteholders' Interest Carryover Shortfall.........................S-39
Class A-2 Noteholders' Interest Distribution Amount.........................S-39
Class A-2 Notes.............................................................S-23
Closing Date................................................................S-13
Collateral Reinvestment Account.............................................S-34
Collection Account..........................................................S-34
Collection Period...........................................................S-36
Commission..................................................................S-31
Company.....................................................................S-14
Cooperative.................................................................S-28
Cutoff Date.................................................................S-16
Deferral....................................................................S-19
Delinquency Percentage......................................................S-32
Depositaries................................................................S-29
Depositary..................................................................S-29
Determination Date..........................................................S-36
DTC.........................................................................S-54
DTC Services................................................................S-30
Early Amortization Event....................................................S-32
Eligible Lender Trustee.....................................................S-13
Euroclear...................................................................S-28
Euroclear Operator..........................................................S-28
Euroclear Participants......................................................S-28
Events of Default...........................................................S-45
Excess Spread...............................................................S-32
Exchange Act................................................................S-54
Exchanged Financed Student Loan.............................................S-33
Exchanged Serial Loan.......................................................S-33
Expected Interest Collections...............................................S-24
Federal Origination Fee.....................................................S-51
FFELP.......................................................................S-13
Financed Student Loans......................................................S-13
Forbearance.................................................................S-19
Global Securities...........................................................S-55
Grace.......................................................................S-19
GRDF Percentage.............................................................S-35
Guarantors..................................................................S-22
Illegality..................................................................S-46
Indenture...................................................................S-23
Indenture Trustee...........................................................S-23
Index Maturity..............................................................S-27
Indirect Participants.......................................................S-27
Industry....................................................................S-30
Initial Financed Student Loans..............................................S-13
Initial Guarantors..........................................................S-22
In-School...................................................................S-19
In-School Percentage........................................................S-35
Interest Rate Swap..........................................................S-44
IRS.........................................................................S-51
LIBOR Determination Date....................................................S-27
LIBOR Reset Period..........................................................S-27
Liquidated Student Loans....................................................S-36
Liquidation Proceeds........................................................S-36
Loan Purchase Amount........................................................S-31
Loan Sale Agreement.........................................................S-30
Lock-In Period..............................................................S-45
Minimum Purchase Price......................................................S-47
Monthly Available Funds.....................................................S-36
Monthly Collection Period...................................................S-36
Monthly Payment Date........................................................S-35
Monthly Rebate Fee..........................................................S-51
Morgan......................................................................S-29
Net Trust Swap Payment......................................................S-45
Net Trust Swap Payment Carryover Shortfall..................................S-39
Net Trust Swap Receipt......................................................S-45
Net Trust Swap Receipt Carryover Shortfall..................................S-39
New Loan....................................................................S-31
New Loans...................................................................S-31
Noncapitalized Accrued Interest.............................................S-31
Non-U.S. Person.............................................................S-58
Noteholders.................................................................S-26
Noteholders' Interest Distribution Amount...................................S-40
Notes.......................................................................S-23
Obligors....................................................................S-25
OID.........................................................................S-51
Parity Date.................................................................S-25
Participants................................................................S-27
Plan........................................................................S-52
Pool Balance................................................................S-25
Principal Distribution Adjustment...........................................S-40
Principal Distribution Amount...............................................S-40
Purchase Amount.............................................................S-25
Purchase Collateral Balance.................................................S-31
Purchase Premium Amount.....................................................S-31
Quarterly Interest Period...................................................S-24
Quarterly Payment Date......................................................S-24
Rating Agency Downgrade.....................................................S-46
Realized Losses.............................................................S-40
Record Date.................................................................S-24
Reference Banks.............................................................S-27
Repayment...................................................................S-19
Reserve Account.............................................................S-34
Reserve Account Excess......................................................S-42
Reserve Account Initial Deposit.............................................S-13
Revolving Period............................................................S-31
Scheduled Notional Swap Amount..............................................S-44
Scheduled Swap Termination Date.............................................S-44
Secretary...................................................................S-22
Seller......................................................................S-14
Seller Trusts...............................................................S-50
Senior Noteholders..........................................................S-26
Senior Noteholders' Distribution Amount.....................................S-41
Senior Noteholders' Interest Distribution Amount............................S-41
Senior Noteholders' Principal Carryover Shortfall...........................S-41
Senior Noteholders' Principal Distribution Amount...........................S-41
Senior Notes................................................................S-23
Serial Loan.................................................................S-32
Serial Loans................................................................S-32
Servicer................................................................S-14, 30
Servicing Agreement.........................................................S-30
Servicing Fee...............................................................S-34
Servicing Fee Shortfall.....................................................S-36
Special Federal Tax Counsel.................................................S-51
Specified Reserve Account Balance...........................................S-42
Student Loan Rate Accrual Period............................................S-24
Student Loans...............................................................S-13
Subordinate Note Final Maturity Date........................................S-26
Subordinate Note LIBOR Rate.................................................S-24
Subordinate Note Rate.......................................................S-24
Subordinate Noteholders.....................................................S-26
Subordinate Noteholders' Distribution Amount................................S-41
Subordinate Noteholders' Interest Basis Carryover...........................S-41
Subordinate Noteholders' Interest Carryover Shortfall.......................S-41
Subordinate Noteholders' Interest Distribution Amount.......................S-41
Subordinate Noteholders' Principal Carryover Shortfall......................S-42
Subordinate Noteholders' Principal Distribution Amount......................S-42
Subordinate Notes...........................................................S-23
Swap Counterparty...........................................................S-44
Swap Default................................................................S-45
Swap Early Termination......................................................S-46
Swap Rate...................................................................S-44
Swap Termination Date.......................................................S-44
Systems.....................................................................S-30
Tax Event...................................................................S-46
T-Bill Rate.................................................................S-45
Telerate Page 3750..........................................................S-27
Termination Events..........................................................S-46
Terms and Conditions........................................................S-29
Three-Month LIBOR...........................................................S-27
Transfer Agreement..........................................................S-31
Transfer and Servicing Agreements...........................................S-31
Transfer Date...............................................................S-33
Trust.......................................................................S-13
Trust Agreement.............................................................S-14
Trust Swap Payment Amount...................................................S-42
Trust Swap Receipt Amount...................................................S-42
U.S. Person.................................................................S-58
USA Funds...................................................................S-22

PROSPECTUS

                      ASSET BACKED SECURITIES CORPORATION,
                                    DEPOSITOR


          STUDENT LOAN ASSET-BACKED NOTES AND ASSET-BACKED CERTIFICATES
                              (ISSUABLE IN SERIES)
                             -----------------------

         A trust will issue the asset backed notes and the asset backed certificates described in this prospectus in one or more series with one or more classes. A supplement to this prospectus will set forth the amounts and prices for the notes and certificates. The source for payment of the notes and certificates will be collections on a pool of education loans to students and parents of students.

         The notes and certificates will represent interests in the trust and will be paid only from the assets of the trust. The notes and certificates will be rated in one of the four highest rating categories by at least one nationally recognized rating organization. The notes and certificates may have one or more forms of enhancement.

         CONSIDER CAREFULLY THE FACTORS SET FORTH UNDER "RISK FACTORS" BEGINNING AT PAGE 5 IN THIS PROSPECTUS AND IN THE RELATED PROSPECTUS SUPPLEMENT.

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. MAKING ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         You should retain this prospectus for future reference. This prospectus may not be used to consummate sales of notes or certificates offered hereby unless accompanied by a prospectus.


                           CREDIT SUISSE FIRST BOSTON
                 The date of this prospectus is _______ __, 2000

                                TABLE OF CONTENTS

RISK FACTORS...................................................................5

    RISK OF LOSS FROM LIMITED CREDIT ENHANCEMENT...............................5

    GUARANTEES OF STUDENT LOANS MAY NOT PREVENT LOSSES.........................5

    DEFAULTS ON STUDENT LOANS WITHOUT GUARANTEES MAY RESULT IN LOSSES..........5

    THE FINANCIAL CONDITION OF A FEDERAL GUARANTOR MAY BE ADVERSELY
    AFFECTED BY A NUMBER OF FACTORS............................................5

    RISK OF DEPARTMENT OF EDUCATION'S FAILURE TO PAY GUARANTEE PAYMENTS........6

    RISK OF SELLER OR SERVICER NOT PERFORMING ON PURCHASE OBLIGATIONS..........6

    CHANGES IN LEGISLATION MAY ADVERSELY AFFECT STUDENT LOANS AND FEDERAL
    GUARANTORS, THE SELLER OR THE SERVICER.....................................6

    FEES PAYABLE ON CERTAIN STUDENT LOANS MAY REDUCE AMOUNTS PAYABLE TO YOU....7

    RISK OF CONSOLIDATION OF FEDERAL BENEFIT BILLINGS AND RECEIPTS WITH
    OTHER TRUSTS...............................................................7

    FAILURE TO COMPLY WITH THIRD-PARTY SERVICER REGULATIONS MAY ADVERSELY
    AFFECT LOAN SERVICING......................................................8

    CUSTODIAL RISK OF SERVICER.................................................8

    INSOLVENCY RISK OF SERVICER OR ADMINISTRATOR...............................8

    THE INVESTMENT RETURN ON THE SECURITIES IS UNCERTAIN.......................9

    RISK OF VARIABILITY  OF ACTUAL CASH FLOWS.................................10

    NOTEHOLDERS' RIGHT TO CONTROL UPON CERTAIN DEFAULTS MAY ADVERSELY
    AFFECT CERTIFICATEHOLDERS.................................................10

    CONSUMER PROTECTION LAWS MAY AFFECT ENFORCEABILITY OF STUDENT LOANS.......10

    BOOK-ENTRY REGISTRATION--BENEFICIAL OWNERS NOT RECOGNIZED BY TRUST........10

FORMATION OF THE TRUSTS.......................................................12

    The Trusts................................................................12

    Eligible Lender Trustee...................................................12

THE DEPOSITOR.................................................................12

USE OF PROCEEDS...............................................................13

THE SELLER AND THE SERVICER...................................................13

THE STUDENT LOAN POOLS........................................................13

THE STUDENT LOAN FINANCING BUSINESS...........................................14

    Student Loan Programs.....................................................14

    Description of Federal Student Loans......................................15

    Legislative and Administrative Matters....................................15

    Eligible Lenders, Students and Educational Institutions...................16

    Financial Need Analysis...................................................17

    Special Allowance Payments................................................17

    Federal Stafford Loans....................................................18

         INTEREST.............................................................18

         INTEREST SUBSIDY PAYMENTS............................................19

         LOAN LIMITS..........................................................19

         REPAYMENT............................................................20

         GRACE PERIODS, DEFERRAL PERIODS AND FORBEARANCE PERIODS..............20

    Federal Unsubsidized Stafford Loans.......................................21

    Federal PLUS and Federal SLS Loan Programs................................21

         LOAN LIMITS..........................................................21

         INTEREST.............................................................21

         REPAYMENT, DEFERMENTS................................................22

    Federal Consolidation Loan Program........................................22

    Description of Private Student Loans Under the Programs...................24

    Insurance of Student Loans; Guarantors of Student Loans...................24

    Origination and Marketing Process.........................................26

    Servicing and Collections Process.........................................27

    Claims and Recovery Rates.................................................27

WEIGHTED AVERAGE LIVES OF THE SECURITIES......................................27

POOL FACTORS AND TRADING INFORMATION..........................................28

DESCRIPTION OF THE NOTES......................................................29

    Principal of and Interest on the Notes....................................29

    The Indenture.............................................................30

         MODIFICATION OF INDENTURE............................................30

         EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT......................31

         CERTAIN COVENANTS....................................................32

         ANNUAL COMPLIANCE STATEMENT..........................................33

         INDENTURE TRUSTEE'S ANNUAL REPORT....................................33

         SATISFACTION AND DISCHARGE OF INDENTURE..............................33

         THE INDENTURE TRUSTEE................................................33

DESCRIPTION OF THE CERTIFICATES...............................................34

    Principal and Interest in Respect of the Certificates.....................34

CERTAIN INFORMATION REGARDING THE SECURITIES..................................35

    Fixed Rate Securities.....................................................35

    Floating Rate Securities..................................................35

    Book-Entry Registration...................................................35

    Definitive Securities.....................................................37

    List of Securityholders...................................................38

    Reports to Securityholders................................................38

DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS..........................39

    Sale of Student Loans; Representations and Warranties.....................39

    Additional Fundings.......................................................40

    Accounts..................................................................40

    Servicing Procedures......................................................41

    Payments on Student Loans.................................................41

    Servicer Covenants........................................................41

    Servicer Compensation.....................................................42

    Distributions.............................................................42

    Credit and Cash Flow Enhancement..........................................43

         RESERVE ACCOUNT......................................................43

    Statements to Indenture Trustee and Trust.................................43

    Evidence as to Compliance.................................................44

    Certain Matters Regarding the Servicer....................................45

    Servicer Default..........................................................45

    Rights Upon Servicer Default..............................................46

    Waiver of Past Defaults...................................................46

    Amendment.................................................................46

    Payment of Notes..........................................................47

    Termination...............................................................47

         OPTIONAL REDEMPTION..................................................47

         AUCTION OF STUDENT LOANS.............................................47

    Administration Agreement..................................................47

CERTAIN LEGAL ASPECTS OF THE STUDENT LOANS....................................48

    Transfer of Student Loans.................................................48

    Consumer Protection Laws..................................................49

    Loan Origination and Servicing Procedures Applicable to Student Loans.....49

    Student Loans Generally Not Subject to Discharge in Bankruptcy............50

CERTAIN FEDERAL INCOME TAX CONSEQUENCES.......................................50

TRUSTS FOR WHICH A PARTNERSHIP ELECTION IS MADE...............................50

    Tax Characterization of the Trust.........................................50

    Tax Consequences to Holders of the Notes..................................50

         TREATMENT OF THE NOTES AS INDEBTEDNESS...............................50

         ORIGINAL ISSUE DISCOUNT..............................................50

         INTEREST INCOME ON THE NOTES.........................................51

         SALE OR OTHER DISPOSITION............................................51

         FOREIGN HOLDERS......................................................52

         BACKUP WITHHOLDING...................................................52

    Recent Legislation........................................................53

    Tax Consequences to Holders of the Certificates...........................53

         CLASSIFICATION AS A PARTNERSHIP......................................53

         TREATMENT OF THE TRUST AS A PARTNERSHIP..............................53

         PARTNERSHIP TAXATION.................................................53

         COMPUTATION OF INCOME................................................54

         DETERMINING THE BASES OF TRUST ASSETS................................54

         DISCOUNT AND PREMIUM.................................................55

         DISPOSITION OF CERTIFICATES..........................................55

         ALLOCATIONS BETWEEN TRANSFERORS AND TRANSFEREES......................55

         SECTION 754 ELECTION.................................................56

         ADMINISTRATIVE MATTERS...............................................56

         TAX CONSEQUENCES TO FOREIGN CERTIFICATEHOLDERS.......................56

         BACKUP WITHHOLDING...................................................57

TRUSTS IN WHICH ALL RESIDUAL INTERESTS ARE RETAINED BY THE SELLER, THE
DEPOSITOR OR AN AFFILIATE OF THE SELLER OR THE DEPOSITOR......................57

    Tax Characterization of the Trust.........................................57

    Tax Consequences to Holders of the Notes..................................57

         TREATMENT OF THE NOTES AS INDEBTEDNESS...............................57

         POSSIBLE ALTERNATIVE TREATMENTS OF THE NOTES.........................57

CERTAIN STATE TAX CONSEQUENCES................................................62

ERISA CONSIDERATIONS..........................................................62

    The Notes.................................................................63

    The Certificates..........................................................63

PLAN OF DISTRIBUTION..........................................................64

LEGAL MATTERS.................................................................65

AVAILABLE INFORMATION.........................................................65

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE...............................65

INDEX OF PRINCIPAL TERMS......................................................ii

                                  RISK FACTORS

         You should consider the following factors and the additional factors described under "Risk Factors" in the related prospectus supplement, together with all the information contained in this prospectus and the related prospectus supplement, before purchasing the securities.

CREDIT ENHANCEMENT MAY NOT
PROTECT YOU FROM ALL LOSSES........... An investment in the securities involves a risk that you may lose all or part of
                                       your investment. Although every trust
                                       will include some form of credit
                                       enhancement, that credit enhancement may not cover every class of securities issued by a trust. In addition, every form of credit enhancement will have limitations on, and exclusions from coverage. As a result, there is always a risk that you may not recover the full amount of your investment.

GUARANTEES OF STUDENT LOANS MAY
NOT PREVENT LOSSES.................... A significant number of the student loans in a trust will be guaranteed by either a federal or a private guarantor. However, those guarantees may not protect you against all losses for several reasons, including:

                                       o    federal guarantees are generally
                                            limited to 98% of the principal
                                            amount of the student loan;

                                       o    if the servicer fails to follow
                                            prescribed servicing procedures or
                                            if the originator of the loans fails
                                            to follow procedures relating to the
                                            origination of any student loans,
                                            the applicable guarantors may refuse
                                            to make guarantee payments to the
                                            applicable trust and, if the loans
                                            are federally insured, the
                                            Department of Education may refuse
                                            to make reinsurance payments to the
                                            federal guarantors or to make
                                            interest subsidy payments and
                                            special allowance payments to the
                                            eligible lender trustee; and

                                       o    private guarantors are not reinsured
                                            by or entitled to any assistance
                                            from the Department of Education. If
                                            the loan loss reserves of a private
                                            guarantor are not sufficient, that
                                            private guarantor may not be able to
                                            honor its obligations to make
                                            guarantee payments.

DEFAULTS ON STUDENT LOANS WITHOUT
GUARANTEES MAY RESULT IN LOSSES....... A trust may include student loans that are not guaranteed by any federal or
                                       private guarantor, or by any other party or governmental agency. Since all student loans, whether guaranteed or not, are unsecured, if a borrower under one of these student loans defaults, the applicable trust may suffer a loss.

THE FINANCIAL CONDITION OF A FEDERAL
GUARANTOR MAY BE ADVERSELY AFFECTED
BY A NUMBER OF FACTORS................ The financial condition of a federal guarantor may be adversely affected by a number of factors including:

                                       o    the amount of claims made against
                                            the federal guarantor as result of
                                            borrower defaults;

                                       o    the amount of claims reimbursed to
                                            the federal guarantor from the
                                            Department of Education;

                                       o    changes in legislation that may
                                            reduce expenditures from the
                                            Department of Education that support
                                            federal guarantors or that may
                                            require federal guarantors to pay
                                            more of their reserves to the
                                            Department of Education;

                                       o    loss of reinsurance benefits due to
                                            the master servicer's or a
                                            sub-servicer's failure to follow
                                            required servicing procedures; and

                                       o    expansion of the federal direct
                                            student loan program.

                                       If the financial status of the federal
                                       guarantors deteriorates, the federal
                                       guarantors may fail to make guarantee
                                       payments to the eligible lender trustee.
                                       In this event, you may suffer delays in
                                       the payment of principal and interest on your securities.

RISK OF DEPARTMENT OF EDUCATION'S
FAILURE TO PAY GUARANTEE PAYMENTS..... If a federal guarantor is unable to meet its insurance obligations, the related
                                       trust may submit claims directly to the
                                       Department of Education for payment. The
                                       Department of Education's obligation to
                                       pay guarantee claims directly to the
                                       related trust is dependent upon the
                                       Department of Education's determining
                                       that the federal guarantor is unable to
                                       meet its insurance obligations. If the
                                       Department of Education delays in making the determination, you may suffer a delay in the payment of principal and interest on your securities. In addition, if the Department of Education determines that the federal guarantor is able to meet its insurance obligations, the Department of Education will not make guarantee payments to the related trust. If the credit enhancement described in the related prospectus supplement is not sufficient to cover the federal guarantor's obligations to the related trust, you may suffer a loss on your investment.

RISK OF SELLER OR SERVICER NOT
PERFORMING ON PURCHASE OBLIGATIONS.... The seller or the servicer will be obligated to purchase from the applicable trust student loans with respect to which it materially breaches representations, warranties or covenants. You can not be sure, however, that the seller or the servicer will have the financial resources to purchase student loans. The failure to so purchase a student loan would not constitute an event of default under the related indenture or permit the exercise of remedies thereunder. However, the breach of these representations, warranties or covenants may cause you to suffer a loss on your investment.

CHANGES IN LEGISLATION MAY
ADVERSELY AFFECT STUDENT LOANS,
FEDERAL GUARANTORS, THE SELLER OR
THE SERVICER.......................... You can not be positive that the Higher
                                       Education Act or other relevant federal
                                       or state laws, rules and regulations will not be amended or modified in the future in a manner that will adversely affect the federal student loan programs described in this prospectus, the student loans made thereunder or the financial condition of the federal guarantors, the seller or the servicer.

                                       In addition, if the direct student loan
                                       programs described in this prospectus
                                       expand, the servicers may experience
                                       increased costs due to reduced economies of scale or other adverse effects on their business to the extent the volume of loans serviced by the servicer is reduced. These cost increases could reduce the ability of the servicer to satisfy its obligations to service the student loans or to purchase student loans in the event of specified breaches of its covenants.

FEES PAYABLE ON CERTAIN STUDENT LOANS
MAY REDUCE AMOUNTS PAYABLE TO YOU..... Each trust will be obligated to pay to the Department of Education a monthly
                                       rebate at an annualized rate of generally
                                       1.05% (or 0.62% for loans for which the
                                       application was received between October
                                       1, 1998 and January 31, 1999) of the
                                       outstanding principal balance on each
                                       federal consolidation loan which is a
                                       part of the related trust. This rebate
                                       will be payable prior to distributions
                                       made to you. In addition, the trust must pay to the Department of Education a 0.50% origination fee on the initial principal balance of each student loan which is originated on its behalf by the eligible lender trustee subsequent to the applicable closing date. This fee will be deducted by the Department of Education out of interest subsidy payments and special allowance payments otherwise payable to the trust(s). In this event the amount available to be distributed to you will be reduced. Under specified circumstances, the related trust is obligated to pay any portion of the unpaid fee from other assets of the related trust prior to making distributions to you. As a result, the payment of the rebate fee and origination fee to the Department of Education will affect the amount and timing of payments to you. Moreover, if the origination fee is deducted from interest subsidy payments and special allowance payments the interest rate payable on your securities may be capped at a lower rate. In this event, the value of your investment may be impaired.

RISK OF CONSOLIDATION OF FEDERAL
BENEFIT BILLINGS AND RECEIPTS WITH
OTHER TRUSTS.......................... Due to a Department of Education policy limiting the granting of new lender
                                       identification numbers, all of the trusts established by or for a seller to securitize federal student loans may use a common Department of Education lender identification number. The Department of Education regards the eligible lender trustee as the party primarily responsible to the Department of Education for any liabilities owed to the Department of Education or federal guarantors resulting from the eligible lender trustee's activities in the federal family education loan program. In the event that the Department of Education or a federal guarantor determines a liability exists in connection with a trust using the shared lender identification number, the Department of Education or the federal guarantor may collect that liability or offset the liability from amounts due the eligible lender trustee under the shared lender identification number. As a result, a trust may suffer a liability as the result of another trust.

                                       If any trust shares a lender
                                       identification number with another trust, the eligible lender trustee or the servicer will allocate to the proper trust shortfalls or an offset by the Department of Education or a federal guarantor arising from the student loans held by the eligible lender trustee on each trust's behalf. In the event the amount available for indemnification by one trust to another trust is insufficient, you may suffer a loss on your investment as a result of the performance of another trust.

FAILURE TO COMPLY WITH THIRD-PARTY
SERVICER REGULATIONS MAY ADVERSELY
AFFECT LOAN SERVICING................. The Department of Education regulates each servicer of federal student loans.
                                       Under these regulations, a third-party
                                       servicer, including the servicer, is
                                       jointly and severally liable with its
                                       client lenders for liabilities to the
                                       Department of Education arising from the servicer's violation of applicable requirements. In addition, if the servicer fails to meet standards of financial responsibility or administrative capability included in the regulations, or violates other requirements, the Department of Education may fine the servicer and/or limit, suspend, or terminate the servicer's eligibility to contract to service federal student loans. If a servicer were so fined or held liable, or its eligibility were limited, suspended, or terminated, its ability to properly service the student loans and to satisfy its obligation to purchase student loans with respect to which it breaches its representations, warranties or covenants could be adversely affected. Moreover, if the Department of Education terminates a servicer's eligibility, a servicing transfer will take place and there will be delays in collections and temporary disruptions in servicing. Any servicing transfer will at least temporarily adversely affect payments to you.

CUSTODIAL RISK OF SERVICER............ The servicer as custodian on behalf of a trust, with respect to the student loans it services, will have custody of the promissory notes evidencing the student loans following the sale of the student loans to the related eligible lender trustee. Although the accounts of the seller will be marked to indicate the sale and although the seller will cause UCC financing statements to be filed with the appropriate authorities, the student loans will not be physically segregated, stamped or otherwise marked to indicate that the student loans have been sold to the eligible lender trustee. If, through inadvertence or otherwise, any of the student loans were sold to another party, or a security interest in the student loans were granted to another party that purchased (or took the security interest in) any of the student loans in the ordinary course of its business and took possession of the student loans, then the purchaser (or secured party) might acquire an interest in the student loans superior to the interest of the eligible lender trustee, if the purchaser (or secured party) acquired the student loans for new value and without knowledge of the eligible lender trustee's interest.

INSOLVENCY RISK OF SERVICER,
ADMINISTRATOR OR SELLER............... In the event of a default by the servicer or an administrator resulting solely from specified events of insolvency or bankruptcy, a court, conservator, receiver or liquidator may have the power to prevent either the indenture trustee or the noteholders from appointing a successor servicer or administrator, as the case may be, and delays in collections in respect of the student loans may occur. Any delay in the collections of student loans may delay payments to you.

                                       If the seller or the depositor becomes
                                       subject to bankruptcy proceedings, you
                                       could experience losses or delays in the payments on your securities. The seller will cause the sale of the student loans to the depositor and the depositor will cause the sale of the student loans to a trust. However, if the seller or the depositor becomes subject to a bankruptcy proceeding, the court in the bankruptcy proceeding could conclude that the seller or the depositor effectively still owns the student loans by concluding that the sale to the trust was not a "true sale" or that the trust should be consolidated with the seller or the depositor for bankruptcy purposes. If the court were to reach this conclusion, you could experience losses or delays in payments on your securities.

                                       The seller and the depositor have taken
                                       and will take steps in structuring the
                                       transactions described in this prospectus and in the related prospectus supplement to minimize the risk that a court would consolidate the seller or the depositor with the trust for bankruptcy purposes or conclude that the sale of the student loans to the depositor and the trust was not a "true sale."

THE INVESTMENT RETURN ON THE
SECURITIES IS UNCERTAIN............... The return on your investment in the securities of any series will depend on

                                       o    the price paid by you for your
                                            securities,

                                       o    the rate at which interest accrues
                                            on your securities and

                                       o    the rate at which you receive a
                                            return of the principal.

                                       Consequently, the length of time that
                                       your securities are outstanding and
                                       accruing interest. The last factor is the biggest uncertainty in an investment in the securities.

                                       An obligor may prepay a student loan in
                                       whole or in part, at any time. The
                                       likelihood of an obligor prepaying a
                                       student loan is higher as a result of
                                       federal loan consolidation programs. In
                                       addition, a trust may receive other
                                       unscheduled payments from liquidations
                                       due to default, including receipt of
                                       guarantee payments and other student
                                       loans purchased or repurchased by a
                                       servicer or the seller. The rate of
                                       prepayments on the student loans may be
                                       influenced by a variety of economic,
                                       social, competitive and other factors,
                                       including changes in interest rates, the availability of alternative financings and the general economy. Because a pool will include thousands of student loans that are payable by obligors, it is impossible to predict the amount and timing of payments that will be received and paid to securityholders in any month or over the period of time that the securities of a series remain outstanding. In addition, the student loans may be extended which may lengthen the remaining term of the student loans and delay payments to you. The seller's or other entity's option to terminate a trust early and, the possibility that all of any pre-funded amount or any collateral reinvestment amount will not be used to purchase subsequent student loans, creates additional uncertainty regarding the timing of payments to securityholders.

                                       The different amounts of principal
                                       payments on the securities and the
                                       uncertainty of the timing of those
                                       payments creates reinvestment risk.
                                       Reinvestment risk refers to the fact that you may not be able to invest the payments on the securities received by you at a rate that is equal to or greater than the rate of interest borne by your securities.

RISK OF VARIABILITY  OF ACTUAL
CASH FLOWS............................ Amounts received by the related trust for a particular collection period may vary
                                       greatly from the payments actually due on the student loans for the collection period for a variety of economic, social and other factors. The amount available for distribution to you will be reduced by the failure of borrowers to pay timely the principal and interest due on the related student loans. In addition, the failure of a guarantor to timely meet its guarantee obligations with respect to the student loans could also reduce the amount of funds available for distribution to you on a given distribution date. The effect of these factors is impossible to predict.

NOTEHOLDERS' RIGHT TO CONTROL
UPON CERTAIN DEFAULTS MAY ADVERSELY
AFFECT CERTIFICATEHOLDERS............. In the event of a default by the servicer or the administrator, the indenture
                                       trustee or the noteholders may remove a
                                       servicer or the administrator, as the
                                       case may be, without the consent of the
                                       eligible lender trustee or any of the
                                       certificateholders. In addition, the
                                       noteholders have the ability, with
                                       specified exceptions, to waive defaults
                                       by the servicer or the administrator,
                                       including defaults that could materially adversely affect the certificateholders.

CONSUMER PROTECTION LAWS MAY AFFECT
ENFORCEABILITY OF STUDENT LOANS....... Numerous federal and state consumer protection laws and related regulations
                                       impose substantial requirements upon
                                       lenders and servicers involved in
                                       consumer finance. Also, some state laws
                                       impose finance charge ceilings and other restrictions on consumer transactions and require contract disclosures in addition to those required under federal law. These requirements impose specific statutory liability that could affect an assignee's ability to enforce consumer finance contracts, including the student loans. In addition, the remedies available to the indenture trustee or the noteholders upon an event of default under the indenture may not be readily available or may be limited by applicable state and federal laws.

BOOK-ENTRY REGISTRATION--BENEFICIAL
OWNERS NOT RECOGNIZED BY TRUST........ Issuance of the securities in book-entry form may reduce the liquidity of these
                                       securities in the secondary trading
                                       market since investors may be unwilling
                                       to purchase securities for which they
                                       cannot obtain physical certificates.
                                       Since transactions in the securities can be effected only through The Depository Trust Company, Clearstream, Luxembourg, Euroclear, participating organizations, indirect participants and specified banks, your ability to pledge a security to persons or entities that do not participate in The Depository Trust Company, Clearstream, Luxembourg or Euroclear system or otherwise to take actions in respect of the securities may be limited due to lack of a physical certificate representing the securities. You may experience some delay in the receipt of distributions of interest and principal on the securities since the distributions will be forwarded by the trustee to The Depository Trust Company and The Depository Trust Company will credit the distributions to the accounts of its participants which will thereafter credit them to your account either directly or indirectly through indirect participants.

                             FORMATION OF THE TRUSTS

         THE TRUSTS

         With respect to each series of securities, the depositor will establish a separate trust (each a "Trust" or the "Issuer") pursuant to the respective trust agreement (each a "Trust Agreement"), for the transactions described in this prospectus and in the related prospectus supplement. The property of each Trust will consist of:

         o a pool of education loans to students and parents of students (the "Student Loans"), legal title to which is held by the related eligible lender trustee (the "Eligible Lender Trustee") on behalf of each Trust,

         o all funds collected or to be collected in respect thereof (including any Guarantee Payments with respect thereto) on or after the applicable date specified in the related prospectus supplement (the "Cutoff Date"),

         o any other rights under certain collateral agreements with respect to certain Private Graduate Loans to the extent assigned to each Trust, and

         o all moneys and investments on deposit in the collection account, any reserve account and any other trust accounts or any other form of credit or cash flow enhancement that may be obtained for the benefit of holders of one or more classes of the Securities.

To the extent provided in the applicable prospectus supplement, the Notes will be collateralized by the property of the related Trust. To facilitate servicing and to minimize administrative burden and expense, the Servicer will be appointed the custodian of the promissory notes representing the Student Loans for each Trust and the related Eligible Lender Trustee.

         The principal offices of each Trust and the related Eligible Lender Trustee will be specified in the applicable prospectus supplement.

         ELIGIBLE LENDER TRUSTEE

         The Eligible Lender Trustee for each Trust will be the entity specified in the related prospectus supplement. The Eligible Lender Trustee on behalf of the related Trust will acquire legal title to all the related Student Loans acquired pursuant to the related loan sale agreement and will enter into a guarantee agreement with each of the guarantors with respect to the Student Loans. Each Eligible Lender Trustee will qualify as an eligible lender and owner of all Federal Student Loans for all purposes under the Higher Education Act and the guarantee agreements. Failure of the Federal Student Loans to be owned by an eligible lender would result in the loss of any federal guarantee payments from any federal guarantor and any Federal Assistance with respect to the Federal Student Loans. See "Federal Family Education Loan Program-Eligible Lenders, Students and Educational Institutions" and "-Federal Insurance and Reinsurance of Federal Guarantors." An Eligible Lender Trustee's liability in connection with the issuance and sale of the Notes and the Certificates is limited solely to the express obligations of the Eligible Lender Trustee set forth in the related trust agreement and the related loan sale agreement. See "Description of the Transfer and Servicing Agreements." An Eligible Lender Trustee may resign at any time, in which event the administrator, or its successor, will be obligated to appoint a successor trustee. The administrator of a Trust may also remove the Eligible Lender Trustee if the Eligible Lender Trustee ceases to be eligible to continue as Eligible Lender Trustee under the related Trust Agreement or if the Eligible Lender Trustee becomes insolvent. In these circumstances, the administrator will be obligated to appoint a qualified successor trustee. Any resignation or removal of an Eligible Lender Trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

                                  THE DEPOSITOR

          Asset Backed Securities Corporation (the "Depositor") was incorporated in the State of Delaware on December 31, 1985, and is an indirect, wholly owned subsidiary of Credit Suisse First Boston, Inc. Credit Suisse First Boston Corporation, which may act as an underwriter in offerings made by this Prospectus, as described in "Plan of Distribution" below, is also a wholly owned subsidiary of Credit Suisse First Boston, Inc. The principal executive offices of the Depositor are located at Eleven Madison Avenue, New York, NY 10010. Its telephone number is (212) 325-2000.

         The Depositor was organized, among other things, for the purposes of establishing Trusts, selling beneficial interests in those Trusts and acquiring and selling student loans to Trusts. Neither the Depositor, its parent nor any of the Depositor's affiliates will insure or guarantee distributions on the notes or certificates of any series.

                                 USE OF PROCEEDS

         The net proceeds from the sale of securities of a given series will be applied by the applicable Trust to purchase the related Student Loans on the closing date from the Depositor and to make the initial deposit into the reserve account or pre-funding account, if any. The Depositor will use the net proceeds paid to it with respect to any Trust for general corporate purposes.

                           THE SELLER AND THE SERVICER

         Information with respect to the seller (the "Seller") and the servicer (the "Servicer") will be set forth in the related prospectus supplement.

                             THE STUDENT LOAN POOLS

         The Student Loans to be sold by the Seller to Depositor and by the Depositor to the Eligible Lender Trustee on behalf of a Trust pursuant to the related loan sale agreement (the "Loan Sale Agreement") will be selected from the portfolio of Student Loans by several criteria, including that each Student
Loan:

         o was originated in the United States of America, its territories or its possessions under and in accordance with the Programs,

         o contains terms in accordance with those required by the Programs, the applicable guarantee agreements, if any, by which the Student Loan may be guaranteed as to principal and interest by a Guarantor and other applicable requirements, and

         o satisfies the other criteria, if any, set forth in the related prospectus supplement. No selection procedures believed by the Seller or the Depositor to be adverse to the Securityholders of any series will be used in selecting the related Student Loans.

         The Student Loans that comprise assets of each Trust will be held by the related Eligible Lender Trustee, as trustee on behalf of the Trust. The Eligible Lender Trustee will also enter into, on behalf of the Trust, Guarantee Agreements with the Guarantors pursuant to which each of the Student Loans will be guaranteed by one of the Guarantors. SEE "Formation of the Trusts-Eligible Lender Trustee".

         Information with respect to each pool of Student Loans for a given Trust will be set forth in the related prospectus supplement, including, to the extent appropriate, the composition, the distribution by loan type, loan payment status, and states of borrowers' residence and the portion of the Student Loans guaranteed by the specified Guarantors.

         In the case of each series for which the related Trust may acquire or originate Student Loans after the related Cutoff Date, information with respect to the Student Loans eligible to be acquired or originated by the related Trust will be set forth in the related prospectus supplement as will information regarding the duration and conditions of any related funding period (a "Funding Period") or revolving period (a "Revolving Period"), the circumstances under which Additional Fundings will be made during the period, and, if Additional Fundings may continue to be made after the period, the circumstances under which the Additional Fundings will be made.

         In addition, if specified in the related prospectus supplement, the assets of the related Trust may include specified rights of the Seller or the Depositor to receive excess cashflow ("Excess Cashflow Rights") in respect of Student Loans that are owned by one or more other Trusts established or sponsored by the Seller or the Depositor. Excess Cashflow Rights will not exceed 10% of the assets of any Trust. The related prospectus supplement will disclose summary data relating to the Excess Cashflow Rights.

                       THE STUDENT LOAN FINANCING BUSINESS

STUDENT LOAN PROGRAMS

         The Student Loans to be sold by the Seller to the Depositor and by the Depositor to the Eligible Lender Trustee on behalf of a Trust pursuant to the related Loan Sale Agreement will be selected from Student Loans originated or acquired by the Seller under various loan programs (the "Programs"). The proceeds of the loans are used to finance a portion of the costs of

         (1)  undergraduate education ("Undergraduate Loans"),

         (2)  graduate education ("Graduate Loans") or

         (3) post-graduate activities such as studying for bar exams or participating in residency programs ("Post-Graduate Loans").

         Undergraduate Loans and Graduate Loans may be originated through the Federal Family Education Loan Program ("FFELP") under Title IV of the Higher Education Act of 1965, as amended (together with all rules and regulations promulgated thereunder by the Department and/or the Guarantor (the "Act")). As described herein and in the related prospectus supplement, substantially all payments of principal and interest with respect to loans originated through FFELP (collectively, the "Federal Student Loans") will be guaranteed against default, death, bankruptcy or disability of the applicable borrower, and a closing of or a false certification by such borrower's school, by certain federal guarantors pursuant to a guarantee agreement to be entered into between such federal guarantors specified in the related Prospectus Supplement (each a "Federal Guarantor" and collectively, the "Federal Guarantors") and the applicable Eligible Lender Trustee (such agreements, each as amended or supplemented from time to time, the "Federal Guarantee Agreements"). Each of the Federal Guarantors is entitled, subject to certain conditions, to be reimbursed by the Department for 75% to 100% of all Guarantee Payments it makes pursuant to a program of federal reinsurance under the Higher Education Act of 1965, as amended (such act, together with all rules and regulations promulgated thereunder by the Department and/or the Federal Guarantors, the "Higher Education Act"). In addition, each Eligible Lender Trustee, as a holder of the Federal Student Loans on behalf of the related Trust, is entitled to receive from the Department certain interest subsidy payments and special allowance payments with respect to certain of such Federal Student Loans as described herein. See "--Description of Federal Student Loans" below.

         Payments of principal and interest with respect to the Private Student Loans may be (1) unguaranteed by any federal or private guarantor, or by any other party or governmental agency ("Private Unguaranteed Loans") or (2) guaranteed against default, death, bankruptcy or disability of the applicable borrower ("Private Guaranteed Loans") by certain private guarantors pursuant to a guarantee agreement to be entered into among private guarantors specified in the related Prospectus Supplement (each a "Private Guarantor" and collectively, "Private Guarantors," and together with the Federal Guarantors, the "Guarantors" or individually a "Guarantor"), the Seller and the Eligible Lender Trustee, or by Private Guarantors pursuant to surety bonds issued to the Seller or the Depositor and assigned to each Eligible Lender Trustee on behalf of the related Trust (such agreement and surety bonds, each as amended or supplemented from time to time, the "Private Guarantee Agreements" and, together with the Federal Guarantee Agreements, the "Guarantee Agreements"). Payments under the Private Guarantee Agreements are referred to as "Private Guarantee Payments" and payments under Federal Guarantee Agreements are referred to as "Federal Guarantee Payments." Private Guarantee Payments and Federal Guarantee Payments are together referred to as "Guarantee Payments." See "--Description of Private Student Loans" below.

         DESCRIPTION OF FEDERAL STUDENT LOANS

         FFELP provides for loans to be made to students or parents of students enrolled in eligible institutions to finance a portion of the costs of attending school. FFELP provides for loans to students and parents of students which are
(1) guaranteed by a Guarantor and reinsured by the federal government or (2) directly insured by the federal government. Several types of Federal Student Loans are currently authorized under the Act:

         o    loans to students who demonstrate need ("Federal Stafford Loans");

         o loans to students who do not demonstrate need or who need additional loans to supplement their Federal Stafford Loans ("Federal Unsubsidized Stafford Loans");

         o loans to parents of students ("Federal PLUS Loans") who are dependents and whose estimated costs of attendance exceed the available Federal Unsubsidized Stafford Loans, Federal Stafford Loans and other financial aid; and

         o loans to consolidate the borrower's obligations under various federally authorized student loan programs into a single loan (each, a "Federal Consolidation Loan").

Prior to July 1, 1994, the Act also authorized loans to graduate and professional students, independent undergraduate students and, under limited circumstances, dependent undergraduate students, to supplement their Federal Stafford Loans ("Federal Supplemental Loans to Students" or "Federal SLS Loans"). The description and summaries of the Act, FFELP, the Guarantee Agreements and the other statutes, regulations and amendments referred to in this Prospectus describe or summarize the material provisions of the statutes, regulations and agreements but do not purport to be comprehensive and are qualified in their entirety by reference to each statute, regulation or document. There can be no assurance that future amendments or modifications will not materially change any of the terms or provisions of the programs described in this Prospectus or of the statutes and regulations implementing these programs. See "Risk Factors-CHANGES IN LEGISLATION MAY ADVERSELY AFFECT STUDENT LOANS AND FEDERAL GUARANTORS."

         LEGISLATIVE AND ADMINISTRATIVE MATTERS

         Both the Act and the regulations promulgated thereunder have been the subject of extensive amendments in recent years and there can be no assurance that further amendment will not materially change the provisions described in this prospectus or the effect thereof. The 1992 Amendments to the Act (the "1992 Amendments") extended the principal provisions of FFELP to October 1, 1998 (or, in the case of borrowers who have received loans prior to that date, September 30, 2002, and the Higher Education Act Amendments of 1998 (the "1998 Reauthorization Bill") further extended the principal provisions of FFELP through June 30, 2003.

         The 1993 Act made a number of changes to the Federal Student Loan programs, including imposing on lenders or holders of Federal Student Loans fees and affecting the Department's financial assistance to Federal Guarantors by reducing the percentage of claim payments the Department will reimburse to Federal Guarantors, reducing more substantially the insurance premiums and default collections that Federal Guarantors are entitled to receive and/or retain and allowing the Department to reduce the administrative fees it pays to Federal Guarantors. In addition, legislation contemplated replacement of a minimum of approximately 60% of the Federal Student Loan programs with direct lending by the Department by 1998. The expansion of the new program may involve increasing reductions in the volume of loans made under the existing programs, which could result in increased costs for the Seller and the Servicer due to reduced economies of scale. It is expected that the volume of new loans held and serviced by the Servicer will decrease due to the new program, although the entities have not experienced a reduction to date and any reduction will not necessarily be equal to the percentage by which existing Federal Student Loan programs are replaced by the new program. As these reductions occur, the Seller and the Servicer could experience increased costs due to reduced economies of scale to the extent the volume of loans held by the Seller and the Servicer is reduced. These cost increases could affect the ability of the Servicer to satisfy its obligations to service the Student Loans or the obligations of the Seller and the Servicer to repurchase Student Loans in the event of specified breaches of their respective representations and warranties or covenants. SEE "Description of the Transfer and Servicing Agreements--Sale of Student Loans; Representations and Warranties" and"--Servicer Covenants". These volume reductions could also reduce revenues received by Federal Guarantors that are available to pay claims on defaulted Student Loans. Finally, the level of competition in existence in the secondary market for loans made under the existing programs could be reduced, resulting in fewer potential buyers of the Federal Student Loans and lower prices available in the secondary market for those loans. Further, the Department is implementing a direct consolidation loan program, which may further reduce the volume of Federal Student Loans and increase the prepayment of existing FFELP Loans. The volume of existing loans that may be prepaid in this fashion is not determinable at this time. The Emergency Student Loan Consolidation Act of 1997 authorizes FFELP loan originators to consolidate direct loans into Federal Consolidated Loans. This provision applies to loan applications received on or after November 13, 1997.

         ELIGIBLE LENDERS, STUDENTS AND EDUCATIONAL INSTITUTIONS

         Lenders eligible to make loans under FFELP generally include banks, savings and loan associations, credit unions, pension funds, insurance companies, and with conditions, schools and guarantors. Federal Student Loans may only be made to a "qualified student", generally defined as a United States citizen or national or otherwise eligible individual under federal regulations who:

         o has been accepted for enrollment or is enrolled and is maintaining satisfactory academic progress at a participating educational institution,

         o is carrying at least one-half of the normal full-time academic workload for the course of study the student is pursuing, as determined by the institution,

         o has agreed to notify promptly the holder of the loan of any address change, and

         o for Federal Stafford Loans, meets the application "need" requirements for the particular loan program.

         Each loan is to be evidenced by an unsecured promissory note.

         Eligible schools include institutions of higher education and proprietary institutions. Institutions of higher education must meet specified standards, which generally provide that the institution:

         o only admits persons who have a high school diploma or its equivalent,

         o    is legally authorized to operate within a state,

         o provides not less than a two-year program with credit acceptable toward a bachelor's degree,

         o    is a public or non-profit institution and

         o is accredited by a nationally recognized accrediting agency or is determined by the Department to meet the standards of an accredited institution.

         Eligible proprietary institutions of higher education include business, trade and vocational schools meeting standards which provide that the institution:

         o only admits persons who have a high school diploma or its equivalent,

         o or persons who are beyond the age of compulsory school attendance and have the ability to benefit from the training offered (as defined in the Act),

         o is authorized by a state to provide a program of vocational education designed to fit individuals for useful employment in recognized occupations,

         o    has been in existence for at least two years,

         o provides at least a six-month training program to prepare students for gainful employment in a recognized occupation and

         o is accredited by a nationally recognized accrediting agency or is specially accredited by the Department.

         With specified exceptions, institutions are excluded from consideration as educational institutions if the institution:

         o    offers more than 50 percent of its courses by correspondence,

         o enrolls 50 percent or more of its students in correspondence courses,

         o has a student enrollment in which more than 25 percent of the students are incarcerated or

         o has a student enrollment in which more than 50 percent of the students are admitted without a high school diploma or its equivalent on the basis of their ability to benefit from the education provided (as defined by statute and regulation).

         Further, schools are specifically excluded from participation if

         o    the educational institution has filed for bankruptcy,

         o the owner, or its chief executive officer, has been convicted or pleaded "NOLO CONTENDERE" or "guilty" to a crime involving the acquisition, use or expenditure of federal student aid funds, or has been judicially determined to have committed fraud involving funds under the student aid program or

         o the educational institution has a cohort default rate in excess of the rate prescribed by the Act.

         In order to participate in the program, the eligibility of a school must be approved by the Department under standards established by regulation.

         FINANCIAL NEED ANALYSIS

         Student Loans may generally be made in amounts, subject to limits and conditions, to cover the student's estimated costs of attendance, including tuition and fees, books, supplies, room and board, transportation and miscellaneous personal expenses (as determined by the institution). Each Federal Stafford Loan and Federal Unsubsidized Stafford Loan borrower must undergo a financial need analysis, which requires the borrower to submit a financial need analysis form to a multiple data entry processor that forwards the information to the federal central processor. The central processor evaluates the parents' and student's financial condition under federal guidelines and calculates the amount that the student and/or the family is expected to contribute towards the student's cost of education (the "family contribution"). After receiving information on the family contribution, the institution then subtracts the family contribution from the cost for the student to attend the institution to determine the student's eligibility for grants, loans, and work assistance. The difference between the amount of grants and Federal Stafford Loans for which the borrower is eligible and the student's estimated cost of attendance (the "Unmet Need") may be borrowed through Federal Unsubsidized Stafford Loans subject to annual and aggregate loan limits prescribed in the Act. Parents may finance the family contribution amount through their own resources or through Federal PLUS Loans.

         SPECIAL ALLOWANCE PAYMENTS

         The Act provides for quarterly special allowance payments ("Special Allowance Payments") to be made by the Department to holders of Federal Student Loans to the extent necessary to ensure that the holder receives at least a specified market interest rate of return on the loans. The rates for Special Allowance Payments are based on formulas that differ according to the type of loan, the date the loan was originally made or insured and the type of funds used to finance the loan (tax-exempt or taxable). A Special Allowance Payment is made for each of the 3-month periods ending March 31, June 30, September 30 and December 31. The Special Allowance Payment equals the average unpaid principal balance (including interest permitted to be capitalized) of all eligible loans held by the holder during the period multiplied by the special allowance percentage. The special allowance percentage is computed by:

         (1) determining the average of the bond equivalent rates of 91-day Treasury bills auctioned for the 3-month period,

         (2) subtracting the applicable borrower interest rate on the loan from the average,

         (3) adding the applicable Special Allowance Margin (as set forth below) to the resultant percentage and

         (4) dividing the resultant percentage by 4; provided, however, that, if the amount determined by the application of clauses (1), (2) and (3) is in the negative, the Special Allowance Margin is zero.

DATE OF FIRST DISBURSEMENT         SPECIAL ALLOWANCE MARGIN
--------------------------         ------------------------
Prior to 10/17/86                  3.50%
10/17/86 - 09/30/92                3.25%
10/01/92 - 06/30/95                3.10%
07/01/95 - 06/30/98                2.50%  (Federal Stafford Loans and Federal
                                   Unsubsidized Stafford Loans that are In-
                                   School, Grace or Deferment); 3.10% (Federal
                                   Stafford Loans and Federal Unsubsidized
                                   Stafford Loans that are in repayment and all
                                   other loans)
07/01/98 - 06/30/03                2.20%  (Federal Stafford Loans and Federal
                                   Unsubsidized Stafford Loans that are In-
                                   School, Grace or Deferment); 2.80% (Federal
                                   Stafford Loans and Federal Unsubsidized Loans that are in repayment) and 3.10% for all other loans

         Special Allowance Payments are available on variable rate Federal PLUS and Federal SLS Loans only if the variable rate, which is reset annually based on the 52-week Treasury Bill, exceeds the applicable maximum rate. The maximum is generally between 9% and 12%.

         FEDERAL STAFFORD LOANS

         The Act provides for:

         (1) federal insurance or reinsurance of Federal Stafford Loans made by eligible lenders to qualified students,

         (2) federal interest subsidy payments on eligible Federal Stafford Loans to be paid by the Department to holders of the loans in lieu of the borrower making interest payments ("Interest Subsidy Payments") and

         (3) Special Allowance Payments representing an additional subsidy paid by the Department to the holders of eligible Federal Stafford Loans (the federal reinsurance obligations, together with those obligations referred to in clauses (2) and (3) being collectively referred to in this prospectus as "Federal Assistance").

         INTEREST. The borrower's interest rate on a Federal Stafford Loan may be fixed or variable. Federal Stafford Loan interest rates are summarized in the chart below.

TRIGGER DATE(1)                BORROWER RATE(2)              MAXIMUM RATE          INTEREST RATE MARGIN
---------------                ----------------              ------------          --------------------
Prior to 01/01/81..........    7%                            7%                    N/A
01/01/81 - 09/12/83........    9%                            9%                    N/A
09/13/83 - 06/30/88........    8%                            8%                    N/A
07/01/88 - 09/30/92........    8% for 48 months;             8% for 48 months,     3.25%
                               thereafter, 91-Day Treasury   then 10%
                               + Interest Rate Margin
10/01/92 - 06/30/94........    91-Day Treasury + Interest    9%                    3.10%
                               Rate Margin
07/01/94 - 06/30/95........    91-Day Treasury + Interest    8.25%                 3.10%
                               Rate Margin
07/01/95 - 06/30/98........    91-Day Treasury + Interest    8.25%                 2.50% (In-School, Grace or
                               Rate Margin                                         Deferment); 3.10% (in
                                                                                   repayment)
On or after 07/01/98.......    91-Day Treasury + Interest    8.25%                 1.70% (In-School, Grace or
                               Rate Margin                                         Deferment); 2.30% (in
                                                                                   repayment)

--------------
(1) The Trigger Date for Federal Stafford Loans made before October 1, 1992 is the first day of enrollment period for which a borrower's first Federal
    Stafford Loan is made and for Federal Stafford Loans made on October 1, 1992 and after the Trigger Date is the date of the disbursement of a borrower's first Federal Stafford Loan.
(2) The rate for variable rate Federal Stafford Loans applicable for any
    12-month period beginning on July 1 and ending on June 30, is determined on the preceding June 1 and is equal to the lesser of (a) the applicable
    Maximum Rate or (b) the sum of (1) the bond equivalent rate of 91-day
    Treasury bills auctioned at the final auction held prior to June 1 and (2)
    the applicable Interest Rate Margin.

         The 1992 Amendments provide that, for fixed rate loans made on or after July 23, 1992 and for specified loans made to new borrowers on or after July 1, 1988, the lender must have converted by January 1, 1995 the interest rate on the loans to an annual interest rate adjusted each July 1 equal to:

         o for specified loans made between July 1, 1988 and July 23, 1992, the 91-day Treasury bill rate at the final auction prior to the preceding June 1 plus 3.25%,

         o for loans made on or after July 23, 1992 and prior to July 1, 1998, the 91-day Treasury bill rate at the final auction prior to the preceding June 1 plus 3.10%, and

         o for loans made on or after July 1, 1998, the 91-day Treasury bill rate at the final auction prior to the preceding June 1 plus 2.2% (In-School, Grace or Deferment) or 2.8% (in repayment) in each case capped at the applicable interest rate for the loan existing prior to the conversion.

The variable interest rate does not apply to loans made prior to July 23, 1992 during the first 48 months of repayment.

         INTEREST SUBSIDY PAYMENTS. The Department is responsible for paying interest on Federal Stafford Loans while the borrower is a qualified student, during a Grace Period or during Deferral Periods. The Department makes quarterly Interest Subsidy Payments to the owner of Federal Stafford Loans in the amount of interest accruing on the unpaid balance thereof prior to the commencement of repayment or during any Deferral Periods. The Act provides that the owner of an eligible Federal Stafford Loan shall be deemed to have a contractual right against the United States of America to receive Interest Subsidy Payments (and Special Allowance Payments) in accordance with its provisions. Receipt of Interest Subsidy Payments and Special Allowance Payments is conditioned on compliance with the requirements of the Act, including satisfaction of need-based criteria (and the delivery of sufficient information by the borrower and the lender to the Department to confirm the foregoing) and continued eligibility of the loan for federal reinsurance. This eligibility may be lost, however, if the loans are not held by an eligible lender, in accordance with the requirement of the Act and the applicable Federal Guarantee Agreements. See "--Eligible Lenders, Students and Educational Institutions" above, "Risk Factors--RISK OF LOSS OF FEDERAL GUARANTOR AND DEPARTMENT OF EDUCATION PAYMENTS FOR FAILURE TO COMPLY WITH LOAN ORIGINATION AND SERVICING PROCEDURES FOR STUDENT LOANS", "Formation of the Trusts--Eligible Lender Trustee" and "Description of the Transfer and Servicing Agreements--Servicing Procedures".

         Interest Subsidy Payments and Special Allowance Payments are generally received within 45 days to 60 days after submission to the Department of the applicable claim forms for any given calendar quarter, although there can be no assurance that the payments will in fact be received from the Department within that period. See "Risk Factors--RISK OF VARIABILITY OF ACTUAL CASH FLOWS". The Servicer has agreed to prepare and file with the Department all claims forms and any other required documents or filings on behalf of each Eligible Lender Trustee as owner of the related Federal Student Loans on behalf of each Trust. The Servicer has also agreed to assist each Eligible Lender Trustee in monitoring, pursuing and obtaining Interest Subsidy Payments and Special Allowance Payments, if any, with respect to Federal Student Loans. Each Eligible Lender Trustee will be required to remit Interest Subsidy Payments and Special Allowance Payments it receives with respect to Federal Student Loans within two business days of receipt thereof to the related Collection Account.

         LOAN LIMITS. The Act requires that loans be disbursed by eligible lenders in at least two separate and equal disbursements; except that for schools with a cohort default rate of less than 10% for the three most recent fiscal years for which data is available, loans for a period of enrollment of not more than one semester, trimester or quarter, or of not more than four months, may be disbursed in a single disbursement. The Act limited the amount a student can borrow in any academic year and the amount he or she can have outstanding in the aggregate. The following chart sets forth the current and historic loan limits.

                                                                    ALL
                                                                 STUDENTS(1)        INDEPENDENT STUDENTS
                                                                -----------         --------------------
                                                                BASE AMOUNT       ADDITIONAL
                                                               SUBSIDIZED AND    UNSUBSIDIZED      MAXIMUM
                                                SUBSIDIZED      UNSUBSIDIZED      ONLY ON OR      AGGREGATE
                               SUBSIDIZED      ON OR AFTER       ON OR AFTER         AFTER          TOTAL
BORROWER'S ACADEMIC LEVEL      PRE-1/1/87         1/1/87         10/1/93(2)        7/1/94(3)      AMOUNT IN
-------------------------      ----------      -----------     --------------    ------------     ---------

Undergraduate (per year)
     1st year............      $   2,500       $   2,625       $   2,625         $   4,000        $   6,625
     2nd year............      $   2,500       $   2,625       $   3,500         $   4,000        $   7,500
     3rd year and above..      $   2,500       $   4,000       $   5,500         $   5,000        $  10,500
Graduate (per year)......      $   5,000       $   7,500       $   8,500         $  10,000        $  18,500
Aggregate Limit;
     Undergraduate.......      $  12,500       $  17,250       $  23,000         $  23,000        $  46,000
     Graduate (including
     undergraduate)......      $  25,000       $  54,750       $  65,500         $  73,000        $ 138,500

---------------
(1)      The loan limits are inclusive of both Federal Stafford Loans and
         Federal Direct Student Loans.
(2)      These amounts represent the combined maximum loan amount per year for
         Federal Stafford and Federal Unsubsidized Stafford Loans. Accordingly,
         the maximum amount that a student may borrow under a Federal
         Unsubsidized Stafford Loan is the difference between the combined maximum loan amount and the amount the student received in the form of a Federal Stafford Loan.
(3)      Independent undergraduate students, graduate students or professional students may borrow these additional amounts. In addition, dependent undergraduate students may also receive these additional loan amounts if the parents of the students are unable to provide the family contribution amount and it is unlikely that the student's parents will qualify for a Federal PLUS Loan.

         The annual loan limits are reduced in some instances where the student is enrolled in a program that is less than one academic year or has less than a full academic year remaining in his or her program. The Department has discretion to raise these limits to accommodate highly specialized or exceptionally expensive courses of study.

         REPAYMENT. Repayment of principal on a Federal Stafford Loan generally does not commence while a student remains a qualified student, but generally begins upon expiration of the applicable Grace Period, as described below. Any borrower may voluntarily prepay without premium or penalty any loan and in connection therewith may waive any Grace Period or Deferral Period. In general, each loan must be scheduled for repayment over a period of not more than ten years after the commencement of repayment. New borrowers on or after October 7, 1998 who accumulate outstanding loans under FFELP totaling more than $30,000 are entitled to extended repayment schedules of up to 25 years subject to minimum repayment amounts. The Act currently requires minimum annual payments of $600 or, if greater, the amount of accrued interest for that year, unless the borrower and the lender agree to lesser payments. Effective July 1, 1993, the Act and regulations promulgated thereunder require lenders to offer the choice of a standard, graduated or income-sensitive repayment schedule to all borrowers who receive a loan on or after that date.

         GRACE PERIODS, DEFERRAL PERIODS AND FORBEARANCE PERIODS. Repayment of principal on a Federal Stafford Loan must generally commence following a period of (a) not less than 9 months or more than 12 months (with respect to loans for which the applicable interest rate is 7% per annum) and (b) not more than 6 months (with respect to loans for which the applicable interest rate is 9% per annum or 8% per annum and for loans to first-time borrowers on or after July 1,
1988) after the borrower ceases to pursue at least a half-time course of study (a "Grace Period"). However, during other periods (each, a "Deferral Period") and subject to conditions, no principal repayments need be made, including periods when the student has returned to an eligible educational institution on a full-time basis or is pursuing studies pursuant to an approved graduate fellowship program, or when the student is a member of the United States Armed Forces or a volunteer under the Peace Corps Act or the Domestic Volunteer Service Act of 1973, or when the borrower is temporarily totally disabled, or periods during which the borrower may defer principal payments because of temporary financial hardship. For new borrowers to whom loans are first disbursed on or after July 1, 1993, payment of principal may be deferred only while the borrower is at least a half-time student or is in an approved graduate fellowship program or is enrolled in a rehabilitation program, or when the borrower is seeking but unable to find full-time employment, subject to a maximum deferment of three years, or when for any reason the lender determines that payment of principal will cause the borrower economic hardship, also subject to a maximum deferment of three years. The 1992 Amendments also permit and in some cases require forbearance of loan collection in specified circumstances (each period, a "Forbearance Period").

         FEDERAL UNSUBSIDIZED STAFFORD LOANS

         The Federal Unsubsidized Stafford Loan program created under the 1992 Amendments is designed for students who do not qualify for the maximum Federal Stafford Loan due to parental and/or student income and assets in excess of permitted amounts. The basic requirements for Federal Unsubsidized Stafford Loans are essentially the same as those for the Federal Stafford Loans, including with respect to provisions governing the interest rate, the annual loan limits and the Special Allowance Payments. The terms of the Federal Unsubsidized Stafford Loans, however, differ in some respects. The federal government does not make Interest Subsidy Payments on Federal Unsubsidized Stafford Loans. The borrower must either begin making interest payments within 60 days after the time the loan is disbursed or permit capitalization of the interest by the lender until repayment begins. Federal Unsubsidized Stafford Loan borrowers who obtained the loans on or after October 1, 1992 are required to pay, upon disbursement, a 6.5% insurance fee to the Department, though no guarantee fee may be charged by the applicable Federal Guarantor. Effective July 1, 1994, the maximum insurance premium charged by the Federal Guarantor is reduced to 1% and the origination fee is 3%. Subject to the same loan limits established for Federal Stafford Loans, the student may borrow up to the amount of the student's Unmet Need. Lenders are authorized to make Federal Unsubsidized Stafford Loans applicable for periods of enrollment beginning on or after October 1, 1992.

         FEDERAL PLUS AND FEDERAL SLS LOAN PROGRAMS

         The Act authorizes Federal PLUS Loans to be made to parents of eligible dependent students and previously authorized Federal SLS Loans to be made to specified categories of students. After July 1, 1993, only parents who do not have an adverse credit history or who can secure an endorser without an adverse credit history are eligible for Federal PLUS Loans. The basic provisions applicable to Federal PLUS and Federal SLS Loans are similar to those of Federal Stafford Loans with respect to the federal insurance and reinsurance on the loans. However, Federal PLUS and Federal SLS Loans differ from Federal Stafford Loans, particularly because Interest Subsidy Payments are not available under the Federal PLUS and Federal SLS Programs and in some instances Special Allowance Payments are more restricted.

         LOAN LIMITS. Federal PLUS and Federal SLS Loans disbursed prior to July 1, 1993 are limited to $4,000 per academic year with a maximum aggregate amount of $20,000. Federal SLS Loan limits for loans disbursed on or after July 1, 1993 depended upon the class year of the student and the length of the academic year. The annual loan limit for Federal SLS Loans first disbursed on or after July 1, 1993 ranged from $4,000 for first and second year undergraduate borrowers to $10,000 for graduate borrowers, with a maximum aggregate amount of $23,000 for undergraduate borrowers and $73,000 for graduate and professional borrowers. After July 1, 1994, for purposes of new loans being originated, the Federal SLS programs were merged with the Federal Unsubsidized Stafford Loan program with the borrowing limits reflecting the combined eligibility under both programs. The only limit on the annual and aggregate amounts of Federal PLUS Loans first disbursed on or after July 1, 1993 is the cost of the student's education less other financial aid received, including scholarship, grants and other student loans.

         INTEREST. THE INTEREST RATE DETERMINATION FOR A PLUS OR SLS LOAN IS DEPENDENT ON WHEN THE LOAN WAS ORIGINALLY MADE AND DISBURSED AND THE PERIOD OF ENROLLMENT. THE INTEREST RATES FOR PLUS AND SLS LOANS ARE SUMMARIZED IN THE FOLLOWING CHART.

                                                                                                            Interest
         Trigger Date(1)                       Borrower Rate(2)                     Maximum Rate          Rate Margin
---------------------------------  -----------------------------------------  ------------------------  ----------------
Prior to 10/01/81............                          9%                                9%                   N/A
10/01/81 - 10/30/82..........                         14%                               14%                   N/A
11/01/82 - 06/30/87..........                         12%                               12%                   N/A
07/01/87 - 09/30/92..........       52-Week Treasury + Interest Rate Margin             12%                  3.25%
10/01/92 - 06/30/94..........       52-Week Treasury + Interest Rate Margin      PLUS 10%, SLS 11%           3.10%
07/01/94 - 06/30/98..........       52-Week Treasury + Interest Rate Margin              9%                  3.10%
(SLS repealed 07/01/94)
After 06/30/98...............       91-Day Treasury + Interest Rate Margin               9%                  3.10%

---------------
(1)      The Trigger Date for PLUS and SLS loans made before October 1, 1992 is the first day of enrollment period for which the loan is made, and for
         PLUS and SLS loans made on October 1, 1992 and after the Trigger Date is the date of the disbursement of the loan, respectively.

(2) For PLUS or SLS loans that carry a variable rate, the rate is set annually for 12-month periods beginning on July 1 and ending on June 30 on the preceding June 1 and is equal to the lesser of (a) the applicable maximum rate and (b) the sum of (1) the bond equivalent rate of 52-week Treasury bills (or 91 day Treasury bills in the case of loans made or disbursed on or after June 30, 1998) auctioned at the final auction held prior to June 1, and (2) the applicable Interest
         Rate Margin.

         A holder of a PLUS or SLS Loan is eligible to receive Special Allowance Payments during any quarter if (a) the sum of (1) the average of the bond equivalent rates of 91-day Treasury bills auctioned during the quarter and (2) the Interest Rate Margin exceeds (b) the Maximum Rate.

         REPAYMENT, DEFERMENTS. The 1992 Amendments provide Federal SLS borrowers with the option to defer commencement of repayment of principal until the commencement of repayment of Federal Stafford Loans. Otherwise, repayment of principal of Federal PLUS and Federal SLS Loans is required to commence no later than 60 days after the date of disbursement of the loan, subject to deferral and forbearance provisions. The deferral provisions which apply are more limited than those which apply to Federal Stafford Loans. Repayment of interest, however, may be deferred and capitalized during periods of educational enrollments and periods of unemployment or hardship as specified under the Act. Further, whereas Interest Subsidy Payments are not available for the deferments, interest may be capitalized during the periods upon agreement of the lender and borrower. Maximum loan repayment periods and minimum payment amounts are the same as for Federal Stafford Loans.

         A borrower may refinance all outstanding Federal PLUS Loans under a single repayment schedule for principal and interest, with the new repayment period calculated from the date of repayment of the most recent included loan. The interest rate of the refinanced loan shall be the weighted average of the rates of all Federal PLUS Loans being refinanced. A second type of refinancing enables an eligible lender to reissue a Federal PLUS Loan which was initially originated at a fixed rate prior to July 1, 1987 in order to permit the borrower to obtain the variable interest rate available on Federal PLUS Loans on and after July 1, 1987. If a lender is unwilling to refinance the original Federal PLUS Loan, the borrower may obtain a loan from another lender for the purpose of discharging the loan and obtaining a variable interest rate.

         FEDERAL CONSOLIDATION LOAN PROGRAM

         The Act authorizes a program under which borrowers may consolidate one or more of their Student Loans into a single loan (each, a "Federal Consolidation Loan") insured and reinsured on a basis similar to Federal Stafford Loans. Federal Consolidation Loans may be made in an amount sufficient to pay outstanding principal, unpaid interest, late charges and collection costs on all federally insured or reinsured student loans incurred under FFELP selected by the borrower, as well as loans made pursuant to various other federal student loan programs and which may have been made by different lenders. Under this program, a lender may make a Federal Consolidation Loan to an eligible borrower at the request of the borrower if the lender holds an outstanding loan of the borrower or the borrower certifies that he has been unable to obtain a Federal Consolidation Loan from the holders of the outstanding loans made to him. The 1998 Reauthorization Bill allows lenders to make Federal Consolidation Loans to borrowers with multiple holders of underlying FFELP loans even if the lender does not hold an outstanding loan. A borrower who is unable to obtain a Federal Consolidation Loan from an eligible lender or a Federal Consolidation Loan with an income-sensitive repayment plan acceptable to the borrower may obtain a Federal Consolidation Loan under the direct loan program. Federal Consolidation Loans that were made on or after July 1, 1994 have no minimum loan amount, although Federal Consolidation Loans for less than $7,500 must be repaid in ten years. Applications for Federal Consolidation Loans received on or after January 1, 1993 but prior to July 1, 1994, were available only to borrowers who had aggregate outstanding student loan balances of at least $7,500; for applications received before January 1, 1993, Federal Consolidation Loans are available only to borrowers who have aggregate outstanding student loan balances of at least $5,000. The borrowers must be either in repayment status or in a grace period preceding repayment and, for applications received prior to January 1, 1993, the borrower must not have been delinquent by more than 90 days on any student loan payment; for applications received on or after January 1, 1993, delinquent or defaulted borrowers are eligible to obtain Federal Consolidation Loans if they will reenter repayment through loan consolidation. For applications received on or after January 1, 1993, borrowers may, within 180 days of the origination of a Federal Consolidation Loan, add additional loans made prior to consolidation ("Add-on Consolidation Loans") for consolidation therewith. If the borrower obtains loans subsequent to the Federal Consolidation Loan, the borrower may consolidate the new loans and the Federal Consolidation Loan. The interest rate and term of the Federal Consolidation Loan, following the consolidation with the related Add-on Consolidation Loans, may be recomputed within the parameters permitted by the Act. For applications received on or after January 1, 1993, married couples who agree to be jointly and severally liable will be treated as one borrower for purposes of loan consolidation eligibility. For applications received on or after November 13, 1997, student loan borrowers may include federal direct loans in Federal Consolidation Loans.

         Federal Consolidation Loans made prior to July 1, 1994 bear interest at a rate which equals the weighted average of interest rates on the unpaid principal balances of outstanding loans, rounded up to the nearest whole one percent, with a minimum rate of 9%. For Federal Consolidation Loans made on or after July 1, 1994 through November 12, 1997, the weighted average interest rate must be rounded up to the nearest whole percent. Federal Consolidation Loans made on or after November 13, 1997 through September 30, 1998 will bear interest at the annual variable rate applicable to Stafford Loans. Federal Consolidation Loans for which the application is received on or after October 1, 1998 bear interest at a rate equal to the weighted average interest rate of the loans consolidated, rounded up to the nearest one-eighth of one percent and capped at 8.25%. Interest on Federal Consolidation Loans accrues and, for applications received prior to January 1, 1993, is to be paid without Interest Subsidy by the Department. For Federal Consolidation Loans received on or after January 1, 1993, all interest of the borrower is paid during all periods of Deferment. However, Federal Consolidation Loan applications received on or after August 10, 1993 will only be subsidized if all of the underlying loans being consolidated were subsidized Federal Stafford Loans; PROVIDED, HOWEVER, that in the case of Federal Consolidation Loans made on or after November 13, 1997, that portion of the Federal Consolidation Loan that is comprised of Subsidized Stafford Loans will retain its subsidy benefits during periods of deferment. Borrowers may elect to accelerate principal payments without penalty. Further, no insurance premium may be charged to a borrower and no insurance premium may be charged to a lender in connection with a Federal Consolidation Loan. However, a fee may be charged to the lender by a Federal Guarantor to cover the costs of increased or extended liability with respect to a Consolidation Loan, and lenders must pay a Monthly Rebate Fee at an annualized rate of 1.05% for loans disbursed on or after October 1, 1993 (0.62% for loans for which applications were received between October 1, 1998 and January 31, 1999). Special Allowance Payments are made on Consolidation Loans whenever the rate charged the borrower is limited by the 9%/8.25% cap. However, for applications received on or after October 1, 1998, Special Allowance Payments are paid in order to afford the lender a yield equal to the 91-day T-bill plus 3.1%, whenever that formula exceeds the borrower's interest rate.

         Repayment of Federal Consolidation Loans begins within 60 days after discharge of all prior loans which are consolidated. Repayment schedule options must include, for applications received on or after January 1, 1993, the establishment of graduated or income sensitive repayment plans, subject to limits applicable to the sum of the Federal Consolidation Loan and the amount of the borrower's other eligible student loans outstanding. The lender may, at its option, include the graduated and income sensitive repayment plans for applications received prior to that date. Generally, depending on the total of loans outstanding, repayment may be scheduled over periods no shorter than ten but not more than 25 years in length. For applications received on or after January 1, 1993, the maximum maturity schedule is 30 years for Federal Consolidation Loans of $60,000 or more.

         All eligible loans of a borrower paid in full through consolidation are discharged in the consolidation process when the new Federal Consolidation Loan is issued.

         DESCRIPTION OF PRIVATE STUDENT LOANS UNDER THE PROGRAMS

         In addition to the Federal Student Loans originated under the Act, the Seller may sell to the Depositor for sale to the Trust, student loans that are not federally guaranteed ("Private Student Loans"), that can be used by borrowers to supplement their Federal Student Loans in situations where the Federal Student Loans do not cover the cost of education. The holders of Private Student Loans are not entitled to receive any Federal Assistance with respect thereto. The terms any underwriting criteria for any program relating to the origination of Private Student Loans will be set forth in the related prospectus supplement.

         INSURANCE OF STUDENT LOANS; GUARANTORS OF STUDENT LOANS

         FEDERAL GUARANTORS. The Act authorizes Federal Guarantors to support education financing and credit needs of students at post-secondary schools. The Act encourages every state either to establish its own agency or to designate another Federal Guarantor in cooperation with the Secretary. Under various programs throughout the United States of America, Federal Guarantors insure and sometimes service guaranteed student loans. The Federal Guarantors are reinsured by the federal government for from 80% to 100% of each default claim paid, depending on their claims experience, for loans disbursed prior to October 1, 1993, from 78% to 98% of each default claim paid for loans disbursed on or after October 1, 1993 and prior to October 1, 1998 and from 75% to 95% of each default claim paid for loans disbursed on or after October 1, 1998. Federal Guarantors are reinsured by the federal government for 100% of death, disability, bankruptcy, closed school and false certification claims paid. Loans guaranteed under the lender of last resort provisions of the Act are also 100% guaranteed and reinsured. SEE"--Federal Insurance and Reinsurance of Federal Guarantors" below.

         Federal Guarantors collect a one-time insurance premium ranging up to 1% of the principal amount of each guaranteed loan, depending on the Federal Guarantor. Federal Guarantors are prohibited from charging insurance premiums on loans made under the Federal Unsubsidized Stafford Loan program prior to July 1, 1994. On the loans made prior to July 1, 1994, the Act requires that a 6.5% combined loan origination fee and insurance premium be paid by the borrower on Federal Unsubsidized Stafford Loans. This fee is passed through to the Department by the originating lender. Effective July 1, 1994, the maximum insurance premium and origination fee for Federal Stafford Loans and Federal Unsubsidized Stafford Loans are 1% and 3%, respectively.

         Each Federal Student Loan to be sold to an Eligible Lender Trustee on behalf of a Trust will be guaranteed as to principal and interest by a Federal Guarantor pursuant to a Guarantee Agreement between the Federal Guarantor and the applicable Eligible Lender Trustee. The applicable prospectus supplement for each Trust will identify each related Federal Guarantor for the Federal Student Loans held by the Trust as of the applicable Closing Date and the amount of the Federal Student Loans it is guaranteeing for the Trust.

         The 1993 Act granted the Department broad powers over Federal Guarantors and their reserves. These powers include the authority to require a Federal Guarantor to return all reserve funds to the Department if the Department determines the action is necessary to ensure an orderly termination of the Federal Guarantor, to serve the best interests of the student loan programs or to ensure the proper maintenance of the Federal Guarantor's funds or assets. The Department is also now authorized to direct a Federal Guarantor to return a portion of its reserve funds which the Department determines is unnecessary to pay the program expenses and contingent liabilities of the Federal Guarantor and/or to cease any activities involving the use of the Federal Guarantor's reserve funds or assets which the Department determines is a misapplication or otherwise improper. The Department may also terminate a Federal Guarantor's reinsurance agreement if the Department determines that the action is necessary to protect the federal fiscal interest. These various changes create a significant risk that the resources available to the Federal Guarantors to meet their guarantee obligations will be significantly reduced.

         FEDERAL INSURANCE AND REINSURANCE OF FEDERAL GUARANTORS. A Federal Student Loan is considered to be in default for purposes of the Act when the borrower fails to make an installment payment when due or to comply with other terms of the loan, and if the failure persists for a period of time as specified by the Act. Under specified circumstances a loan deemed ineligible for Federal Reinsurance may be restored to eligibility. Procedures for the restoration of eligibility are discussed below.

         If the loan in default is covered by federal loan insurance in accordance with the provisions of the Act, the Department is to pay the applicable Federal Guarantor, as insurance beneficiary, the amount of the loss sustained thereby, upon notice and determination of the amount, within 90 days of the notification, subject to reduction as described below.

         If the loan is guaranteed by a Federal Guarantor, the eligible lender is reimbursed by the Federal Guarantor for 100% (or not more than 98% for loans disbursed on or after October 1, 1993) of the unpaid principal balance of the defaulted loan plus accrued and unpaid interest thereon so long as the eligible lender has properly originated and serviced the loan. Under the Act, the Department enters into a guarantee agreement with each Federal Guarantor, which provides for federal reinsurance for amounts paid to eligible lenders by the Federal Guarantor with respect to defaulted loans.

         Pursuant to the agreements, the Department also agrees to reimburse a Federal Guarantor for 100% of the amounts expended in connection with a claim resulting from the death, bankruptcy, total and permanent disability of a borrower, ineligible loan, the death of a student whose parent is the borrower of a Federal PLUS Loan or claims by borrowers who received loans on or after January 1, 1986 and who are unable to complete the programs in which they are enrolled due to school closure or borrowers whose borrowing eligibility was falsely certified by the eligible institution; claims are not included in calculating a Federal Guarantor's claims rate experience for federal reinsurance purposes. The Department also agrees to reimburse a Federal Guarantor for 100% of the amounts expended in connection with claims on loans made under the lender of last resort provisions. The Department is also required to repay the unpaid balance of any loan if the borrower files for relief under Chapter 12 or 13 of the Bankruptcy Code or files for relief under Chapter 7 or 11 of the Bankruptcy Code and has been in repayment for more than 7 years or commences an action for a determination of dischargeability under Section 523(a)(8)(b) of the Bankruptcy Code, and is authorized to acquire the loans of borrowers who are at high risk of default and who request an alternative repayment option from the Department. Effective for bankruptcy actions commenced by the borrower on or after October 8, 1998, student loans will not be discharged unless there is an undue hardship determination made by the bankruptcy court.

         The amount of the reinsurance payment to the Federal Guarantor for default claims is subject to reduction based upon the annual default claims rate of the Federal Guarantor, calculated to equal the amount of federal reinsurance claims paid by the Department to the Federal Guarantor during any fiscal year as a percentage of the original principal amount of guaranteed loans in repayment at the end of the prior federal fiscal year. The formula is summarized as follows:

                                           Reimbursement to Federal Guarantor by
Claims Rate of Federal Guarantor           the Department of Education(1)
---------------------------------------    -------------------------------------
0% to and including 5%.................    100%
Greater than 5% to and including 9%....    100% of claims to and including 5%;
                                           90% of claims greater than 5%
Greater than 9%........................    100% of claims to and including 5%;
                                           90% of claims greater than 5% to and
                                           including 9%; and 80% of claims
                                           greater than 9%
---------------
(1) The federal reimbursement has been reduced to 98%, 88% and 78% for loans disbursed on or after October 1, 1993 and prior to October 1, 1998 and 95%, 85% and 75% for loans disbursed on or after October 1, 1998.

         The claims experience is not accumulated from year to year, but is determined solely on the basis of claims in any one federal fiscal year compared with the original principal balance of loans in repayment at the beginning of that year.

         The 1992 Amendments addressed education loan industry concerns regarding the Department's commitment to providing support in the event of Federal Guarantor failures. Pursuant to the 1992 Amendments, Federal Guarantors are required to maintain specified reserve fund levels. The levels are defined as 0.5% of the total attributable amount of all outstanding loans guaranteed by the Federal Guarantor for the fiscal year of the Federal Guarantor that begins in 1993, 0.7% for the Federal Guarantor's fiscal year beginning in 1994, 0.9% for the Federal Guarantor's fiscal year beginning in 1995, and 1.1% for the Federal Guarantor's fiscal year beginning on or after January 1, 1996. If the Federal Guarantor fails to achieve the minimum reserve level in any two consecutive years, if the Federal Guarantor's federal annual claims rate equals or exceeds 9% or if the Department determines the Federal Guarantor's administrative or financial condition jeopardizes its continued ability to perform its responsibilities, the Department may require the Federal Guarantor to submit and implement a management plan to address the deficiencies. The Department may terminate the Federal Guarantor's agreements with the Department if the Guarantor fails to submit the required plan, or fails to improve its administrative or financial condition substantially, or if the Department determines the Federal Guarantor is in danger of financial collapse. In this event, the Department is required to assume responsibility for the functions of the Federal Guarantor and in connection therewith is authorized to undertake specified actions to assure the continued payment of claims, including maturity advances to Federal Guarantors to cover immediate cash needs, transferring of guarantees to another Federal Guarantor, or transfer of guarantees to the Department itself. No assurance can be made that the Department will under any given circumstance exercise its right to terminate a reimbursement agreement with a Federal Guarantor or make a determination that the Federal Guarantor is unable to meet its guarantee obligations.

         The Act requires that, subject to compliance with the Act, the Secretary must pay all amounts, which may be required to be paid under the Act as a result of specified events of death, disability, bankruptcy, school closure or false certification by the educational institution described in the Act. It further provides that Federal Guarantors shall be deemed to have a contractual right against the United States of America to receive reinsurance in accordance with its provisions. In addition, the 1992 Amendments provide that if the Department determines that a Federal Guarantor is unable to meet its insurance obligations, holders of loans may submit insurance claims directly to the Department until the obligations are transferred to a new Federal Guarantor capable of meeting the obligations or until a successor Federal Guarantor assumes the obligations. No assurance can be made that the Department would under any given circumstances assume the obligation to assure satisfaction of a guarantee obligation by exercising its right to terminate a reimbursement agreement with a Federal Guarantor or by making a determination that the Federal Guarantor is unable to meet its guarantee obligations.

         PRIVATE GUARANTORS. Private Student Loans are not entitled to any federal reinsurance or assistance from the Department or any other governmental entity. Although each Private Guarantor maintains a loan loss reserve intended to absorb losses arising from its guarantee commitments, there can be no assurance that the amount of such reserve will be sufficient to cover the obligations of such Private Guarantor over the term of the related Private Student Loans.

         ORIGINATION AND MARKETING PROCESS

         The Act specifies rules regarding loan origination practices, which lenders must comply with in order for their Federal Student Loans to be guaranteed and to be eligible to receive Federal Assistance. Lenders of Federal Student Loans are prohibited from offering points, premiums, payments or other inducements, directly or indirectly, to any educational institution, guarantor or individual in order to secure Federal Student Loan applications, and no lender may conduct unsolicited mailings of Federal Student Loan applications to students who have not previously received student loans from that lender.

         Generally the student and school complete the combined application with promissory note and mail or electronically transmit it either to a lender or directly to the applicable Guarantor, if applicable. Both the lender and the Guarantor, if applicable must approve the application, including confirming that the application is complete and that it (as well as the prospective borrower and institution) complies with all applicable requirements of the Act and the requirements of the Guarantor, if applicable. The Act requires that each Federal Guarantor have procedures designed to assure that it guarantees Federal Student Loans only to students attending institutions which meet the requirements of the Act. Certain lenders establish maximum default rates for institutions whose students they will serve. For each application that is approved, the applicable Guarantor, if applicable, will issue a guarantee certificate to the lender, which will then cause the loan to be disbursed (typically in multiple installments) and a disclosure statement confirming the terms of the Student Loan to be sent to the student borrower. These procedures differ slightly for Federal Consolidation Loans.

         The origination procedures for any Private Student Loans included in a Trust will be set forth in the related prospectus supplement.

         SERVICING AND COLLECTIONS PROCESS

         The applicable Guarantee Agreements and the Act require the holder of Federal Student Loans to cause specified procedures, including due diligence procedures and the taking of specific steps at specific intervals, to be performed with respect to the servicing of the Federal Student Loans. These procedures are designed to ensure that the Federal Student Loans are repaid on a timely basis by or on behalf of borrowers. The Servicer agrees to perform the servicing and collection procedures with respect to the Federal Student Loans on behalf of each Trust pursuant to the related Loan Servicing Agreement between the Servicer and the Eligible Lender Trustee (the "Loan Servicing Agreement"). The procedures generally include periodic attempts to contact any delinquent borrower by telephone and by mail, commencing with one written notice within the first ten days of delinquency and including multiple written notices and telephone calls to the borrower thereafter at specified times during any delinquency. All telephone calls and letters are automatically registered, and a synopsis of each call or the mailing of each letter is noted in the Servicer's loan file for the borrower. The Servicer is also required to perform skip tracing procedures on delinquent borrowers whose current location is unknown, including contacting the borrowers' schools and references. Failure to comply with the established procedures could adversely affect the ability of a given Eligible Lender Trustee, as holder of legal title to the Federal Student Loans on behalf of the related Trust, to realize the benefits of any Guarantee Agreement or to receive the benefits of Federal Assistance from the Department with respect thereto. Failure to comply with established procedures with respect to a Federal Student Loan may also result in the denial of coverage under a Guarantee Agreement for specified accrued interest amounts, in circumstances where the failure has not caused the loss of the guarantee of the principal of the Federal Student Loan. SEE "Risk Factors--Risk that Failure to Comply with Student Loan Origination and Servicing Procedures for Federal Student Loans May Adversely Affect the Trust's Ability to Pay Principal and Interest on the Related Notes and Certificates".

         At prescribed times prior to submitting a claim for payment under a Guarantee Agreement for a delinquent Federal Student Loan, the Servicer generally is required to notify the applicable Guarantor of the existence of the delinquency. These notices advise the Guarantor of seriously delinquent accounts and allow the Guarantor to make additional attempts to collect on the loans prior to the filing of claims. Any Federal Student Loan which is delinquent beyond a specified number of days is considered to be in default, after which the Servicer will submit a claim for reimbursement therefor to the applicable Guarantor. Failure to file a claim within specified times of delinquency may result in denial of the guarantee claim with respect to the Federal Student Loan. The Servicer's failure to file a guarantee claim in a timely fashion would constitute a breach of its covenants and, unless otherwise specified in the prospectus supplement for a given series of Securities, would, if as a result of the failure the related guaranty payment is no longer available to the related Trust, create an obligation of the Servicer to arrange for the purchase of the applicable Federal Student Loan from the applicable Eligible Lender Trustee on behalf of the related Trust. The obligation of the Servicer to arrange for a purchase will constitute the sole remedy available to Securityholders or the Eligible Lender Trustee for a failure by the Servicer. SEE "Description of the Transfer and Servicing Agreements--Servicer Covenants".

         CLAIMS AND RECOVERY RATES

         Certain historical information concerning guarantee claims and recovery rates of the Guarantors for the Student Loans held by the related Trust as of the applicable closing date specified in the related prospectus supplement (the "Closing Date") with respect to each series of Securities will be set forth in each prospectus supplement. There can be no assurance that the claim and recovery experience on any pool of Student Loans with respect to a given Trust will be comparable to prior experience or to any information set forth in each prospectus supplement.

                    WEIGHTED AVERAGE LIVES OF THE SECURITIES

         The weighted average lives of the Notes and the Certificates of any series will generally be influenced by the rate at which the principal balances of the related Student Loans are paid, which payment may be in the form of scheduled amortization or prepayments. (For this purpose, the term "prepayments" includes prepayments in full or in part (including pursuant to Federal Consolidation Loans), as a result of:

         o    borrower default, death, disability or bankruptcy,

         o    a closing of or a false certification by the borrower's school and

         o subsequent liquidation of the loans or collection of Guarantee Payments with respect thereto and as a result of Student Loans being repurchased by the Seller or the Servicer for administrative reasons.)

Except as otherwise set forth in your prospectus supplement, all of the Student Loans are prepayable at any time without penalty to the borrower. The rate of prepayment of Student Loans is influenced by a variety of economic, social and other factors, including as described below and in the applicable prospectus supplement. In general, the rate of prepayments may tend to increase to the extent that alternative financing becomes available at prevailing interest rates which fall significantly below the interest rates applicable to the Student Loans. However, because many of the Student Loans bear interest that either actually or effectively is floating, it is impossible to predict whether changes in prevailing interest rates will be similar to or will vary from changes in the interest rates on the Student Loans. In addition, under specified circumstances, the Seller or the Servicer will be obligated to repurchase or arrange for the repurchase of Student Loans from a given Trust pursuant to the related Loan Sale Agreement or Loan Servicing Agreement, as applicable, as a result of breaches of applicable representations and warranties or covenants. SEE "Description of the Transfer and Servicing Agreements--Sale of Student Loans; Representations and Warranties" and"--Servicer Covenants". SEE ALSO "Description of the Transfer and Servicing Agreements--Termination--Optional Redemption" regarding the Servicer's option to purchase the Student Loans from a given Trust and "Insolvency Event" regarding the sale of the Student Loans if an Insolvency Event with respect to the Company occurs. Also, in the case of a Trust having a Funding Period or Revolving Period, the addition of Student Loans to the Trust during the period could affect the weighted average lives of the Securities of the related series. SEE "Description of the Transfer and Servicing Agreements--Additional Fundings".

         On the other hand, scheduled payments with respect to, and maturities of, the Student Loans may be extended, including pursuant to applicable grace, deferral and forbearance periods. The rate of payment of principal of the Notes and the Certificates and the yield on the Notes and the Certificates may also be affected by the rate of defaults resulting in losses on Student Loans, by the severity of those losses and by the timing of those losses, which may affect the ability of the Guarantors to make Guarantee Payments with respect thereto.

         In light of the above considerations, there can be no assurance as to the amount of principal payments to be made on the Notes or the Certificates of a given series on each Distribution Date, since the amount will depend, in part, on the amount of principal collected on the related pool of Student Loans during the applicable Collection Period. Any reinvestment risks resulting from a faster or slower incidence of prepayment of Student Loans will be borne entirely by the Noteholders and the Certificateholders of a given series. The related prospectus supplement may set forth additional information with respect to the maturity and prepayment considerations applicable to the particular pool of Student Loans and the related series of Securities.

                      POOL FACTORS AND TRADING INFORMATION

         Each of the "Note Pool Factor" for each class of Notes and the "Certificate Pool Factor" for each class of Certificates (each, a "Pool Factor") will be a seven-digit decimal which the Servicer will compute prior to each Distribution Date indicating the remaining outstanding principal amount of the class of Notes or the remaining principal balance for the class of Certificates (the "Certificate Balance"), respectively, as of that Distribution Date (after giving effect to distributions to be made on the Distribution Date), as a fraction of the initial outstanding principal amount of the class of the Notes or the initial Certificate Balance for the class of Certificates, respectively. Each Pool Factor will be 1.0000000 as of the Closing Date, and thereafter will decline to reflect reductions in the outstanding principal amount of the applicable class of Notes or reductions of the Certificate Balance of the applicable class of Certificates, as applicable. A Securityholder's portion of the aggregate outstanding principal amount of the related class of Notes or of the aggregate outstanding Certificate Balance for the related class of Certificates, as applicable, is the product of (1) the original denomination of that Securityholder's Note or Certificate and (2) the applicable Pool Factor.

         If so provided in the related prospectus supplement with respect to a Trust, the Securityholders will receive reports on or about each Distribution Date concerning the payments received on the Student Loans, the Pool Balance (as the term is defined in the related prospectus supplement, the "Pool Balance"), the applicable Pool Factor and various other items of information. Securityholders of record during any calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by law. SEE "Certain Information Regarding the Securities--Reports to Securityholders".

                            DESCRIPTION OF THE NOTES

         With respect to each Trust, one or more classes of notes (the "Notes") of a given series will be issued pursuant to the terms of an indenture (an "Indenture") between the Trust and the trustee specified in the related prospectus supplement (an "Indenture Trustee"), a form of which has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. The following summary describes terms of the Notes and the Indenture. The summary does not purport to be complete and is qualified in its entirety by reference to all the provisions of the Notes and the Indenture.

         Unless otherwise specified in the related prospectus supplement, each class of Notes will initially be represented by one or more Notes, in each case registered in the name of the nominee of DTC (together with any successor depository selected by the Administrator, the "Depositary") except as set forth below. Unless otherwise specified in the related prospectus supplement, the Notes will be available for purchase in denominations of $1,000 and integral multiples thereof in book-entry form only. The Depositor has been informed by DTC that DTC's Nominee will be Cede, unless another nominee is specified in the related prospectus supplement. Accordingly, the nominee is expected to be the holder of record of the Notes of each class. Unless and until Definitive Notes (as defined below) are issued under the limited circumstances described in this prospectus or in the related prospectus supplement, no Noteholder will be entitled to receive a physical certificate representing a Note. All references in this prospectus and in the related prospectus supplement to actions by Noteholders of Notes held in book-entry form refer to actions taken by DTC upon instructions from its participating organizations (the "Participants") and all references in this prospectus to distributions, notices, reports and statements to Noteholders refer to distributions, notices, reports and statements to DTC or its nominee, as the case may be, as the registered holder of the Notes for distribution to Noteholders in accordance with DTC's procedures with respect thereto. SEE "Certain Information Regarding the Securities--Book-Entry Registration" and"--Definitive Securities".

         PRINCIPAL OF AND INTEREST ON THE NOTES

         The timing and priority of payment, seniority, allocations of losses, interest at a per annum interest rate (the "Interest Rate") and amount of or method of determining payments of principal and interest on each class of Notes of a given series will be described in the related prospectus supplement. The right of holders of any class of Notes to receive payments of principal and interest may be senior or subordinate to the rights of holders of any other class or classes of Notes of the series, as described in the related prospectus supplement. Unless otherwise provided in the related prospectus supplement, payments of interest on the Notes of the series will be made prior to payments of principal thereon. Each class of Notes may have a different Interest Rate, which may be a fixed, variable or adjustable Interest Rate or any combination of the foregoing. The related prospectus supplement will specify the Interest Rate for each class of Notes of a given series or the method for determining the Interest Rate. SEE ALSO "Certain Information Regarding the Securities--Fixed Rate Securities" and "Floating Rate Securities". One or more classes of the Notes of a series may be redeemable in whole or in part under the circumstances specified in the related prospectus supplement, including as a result of the exercise by the Seller, or another party named in the related prospectus supplement, of its option to purchase the related Student Loans.

         Unless otherwise specified in the related prospectus supplement, Noteholders of all classes within a series will have the same priority with respect to payments of interest. The amount available for the payments could be less than the amount of interest payable on the Notes on any of the dates specified for payments in the related prospectus supplement (each, a "Distribution Date"), in which case each class of Noteholders will receive its ratable share (based upon the aggregate amount of interest due to the class of Noteholders) of the aggregate amount available to be distributed in respect of interest on the Notes of the series. SEE "Description of the Transfer and Servicing Agreements-Distributions" and "Credit and Cash Flow Enhancement".

         In the case of a series of Notes which includes two or more classes of Notes, the sequential order and priority of payment in respect of principal and interest, and any schedule or formula or other provisions applicable to the determination thereof, of each class will be set forth in the related prospectus supplement. Payments in respect of principal and interest of any class of Notes will be made on a pro rata basis among all the Noteholders of the class.

         In the case of a series of Notes relating to a Trust having a Pre-Funding Account or Collateral Reinvestment Account, the Notes of the series will be redeemed in part on the Distribution Date on or immediately following the last day of the related Funding Period or Revolving Period, respectively, in the event that any amount remains on deposit in the applicable account after giving effect to all Additional Fundings on or prior to the date, in an aggregate principal amount described in the related prospectus supplement.

         SEE "Description of the Transfer and Servicing Agreements-Credit and Cash Flow Enhancement-RESERVE ACCOUNT" for a description of the Reserve Account and the distribution of amounts in excess of the Specified Reserve Account Balance (as defined in the related prospectus supplement).

         If specified in the related prospectus supplement, the Trust may issue securities from time to time and use the proceeds of this issuance to make principal payments with respect to your Notes or Certificates.

THE INDENTURE

         MODIFICATION OF INDENTURE. WITH RESPECT TO EACH TRUST, WITH THE CONSENT OF THE HOLDERS OF A MAJORITY OF THE OUTSTANDING NOTES OF THE RELATED SERIES, THE INDENTURE TRUSTEE AND THE TRUST MAY EXECUTE A SUPPLEMENTAL INDENTURE TO ADD PROVISIONS TO, OR CHANGE IN ANY MANNER OR ELIMINATE ANY PROVISIONS OF, THE INDENTURE WITH RESPECT TO THE NOTES, OR TO MODIFY (EXCEPT AS PROVIDED BELOW) IN ANY MANNER THE RIGHTS OF THE RELATED NOTEHOLDERS.

         Unless otherwise specified in the related prospectus supplement with respect to a series of Notes, however, without the consent of the holder of each outstanding Note affected thereby, no supplemental indenture will:

         o change the due date of any installment of principal of or interest on any Note or reduce the principal amount thereof, the interest rate specified thereon or the redemption price with respect thereto or change any place of payment where or the coin or currency in which any Note or any interest thereon is payable,

         o impair the right to institute suit for the enforcement of provisions of the related Indenture regarding payment,

         o reduce the percentage of the aggregate amount of the outstanding Notes of the series, the consent of the holders of which is required for any supplemental indenture or the consent of the holders of which is required for any waiver of compliance with provisions of the related Indenture or of defaults thereunder and their consequences as provided for in the Indenture,

         o modify or alter the provisions of the related Indenture regarding the voting of Notes held by the applicable Trust, the Seller or the Depositor, an affiliate of either of them or any obligor on the Notes,

         o reduce the percentage of the aggregate outstanding amount of the Notes, the consent of the holders of which is required to direct the related Eligible Lender Trustee on behalf of the applicable Trust to sell or liquidate the Student Loans if the proceeds of the sale would be insufficient to pay the principal amount and accrued but unpaid interest on the outstanding Notes of the series,

         o decrease the percentage of the aggregate principal amount of the Notes required to amend the sections of the related Indenture which specify the applicable percentage of aggregate principal amount of the Notes necessary to amend the related Indenture or other related agreements, or

         o permit the creation of any lien ranking prior to or on a parity with the lien of the related Indenture with respect to any of the collateral for the Notes of the series or, except as otherwise permitted or contemplated in the Indenture, terminate the lien of the Indenture on any collateral or deprive the holder of any Note of the security afforded by the lien of the Indenture.

         Unless otherwise specified in the applicable prospectus supplement, the applicable Trust and the related Indenture Trustee may also enter into supplemental indentures without obtaining the consent of Noteholders of the series, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the related Indenture or of modifying in any manner the rights of Noteholders of the series so long as the action will not, in the opinion of counsel satisfactory to the applicable Indenture Trustee, materially and adversely affect the interest of any Noteholder of the series.

         EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT. With respect to the Notes of a given series, unless otherwise specified in the related prospectus supplement, an "Event of Default" under the related Indenture will consist of the following:

         (1) a default for five days or more in the payment of any interest on any Note after the same becomes due and payable;

         (2) a default in the payment of the principal of or any installment of the principal of any Note when the same becomes due and payable;

         (3) a default in the observance or performance of any covenant or agreement of the applicable Trust made in the related Indenture and the continuation of any default for a period of 30 days after notice thereof is given to the applicable Trust by the applicable Indenture Trustee or to the applicable Trust and the applicable Indenture Trustee by the holders of at least 25% in principal amount of the Notes then outstanding; provided, however, that if the Trust demonstrates that it is making a good faith attempt to cure the default, the 30-day period may be extended by the Indenture Trustee to 90 days;

         (4) any representation or warranty made by the applicable Trust in the related Indenture or in any certificate delivered pursuant thereto or in connection therewith having been incorrect in a material respect as of the time made, and the breach is not cured within 30 days after notice thereof is given to the Trust by the applicable Indenture Trustee or to the Trust and the applicable Indenture Trustee by the holders of at least 25% in principal amount of the Notes of the series then outstanding; provided, however, that if the Trust demonstrates that it is making a good faith attempt to cure the breach, the 30-day period may be extended by the Indenture Trustee to 90 days, or

         (5) events of bankruptcy, insolvency, receivership or liquidation of the Trust. However, the amount of principal required to be distributed to Noteholders of the series under the related Indenture on any Distribution Date will generally be limited to amounts available after payment of all prior obligations of the Trust.

Therefore, unless otherwise specified in the related prospectus supplement, the failure to pay principal on a class of Notes generally will not result in the occurrence of an Event of Default until the final scheduled Distribution Date for the class of Notes. If, with respect to any series of Notes, interest is paid at a variable rate based on an index, the related prospectus supplement may provide that, in the event that, for any Distribution Date, the Interest Rate as calculated based on the index is less than an alternate rate calculated for the Distribution Date based on interest collections on the Student Loans (the amount of the difference, the "Index Shortfall Carryover"), the Interest Rate for the Distribution Date shall be the alternate rate and the Interest Shortfall Carryover shall be payable as described in the prospectus supplement. Unless otherwise provided in the prospectus supplement, payment of the Index Shortfall Carryover shall be lower in priority than payment of interest on the Notes at the Interest Rate (whether the Interest Rate is based on the index or the alternate rate) and, accordingly, the nonpayment of the Interest Shortfall Carryover on any Distribution Date shall not generally constitute a default in the payment of interest on the Notes.

         If an Event of Default should occur and be continuing with respect to the Notes of any series, the related Indenture Trustee or holders of a majority in principal amount of the Notes then outstanding may declare the principal of the Notes to be immediately due and payable. Unless otherwise specified in the related prospectus supplement, the declaration may be rescinded by the holders of a majority in principal amount of the Notes then outstanding if (1) the Eligible Lender Trustee on behalf of the related Trust has paid or deposited with the Indenture Trustee a sum sufficient to pay (A) all payments of principal of and interest on all Notes and all other amounts that would then be due under the related Indenture or upon the Notes if the Event of Default giving rise to the acceleration had not occurred, and (B) all sums paid or advanced by the Indenture Trustee under the related Indenture and the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee and its agents and counsel, and (2) all Events of Default, other than the nonpayment of the principal of the Notes that has become due solely by the acceleration, have been cured or, under the circumstances described below, waived.

         If the Notes of any series have been declared to be due and payable following an Event of Default with respect thereto, the related Indenture Trustee may, in its discretion, exercise remedies as a secured party, require the related Eligible Lender Trustee to sell the Student Loans or elect to have the related Eligible Lender Trustee maintain possession of the Student Loans and continue to apply collections with respect to the Student Loans as if there had been no declaration of acceleration. Unless otherwise specified in the related prospectus supplement, however, the related Indenture Trustee is prohibited from directing the related Eligible Lender Trustee to sell the Student Loans following an Event of Default, other than a default in the payment of any principal or a default for five days or more in the payment of any interest on any Note with respect to any series, unless

         o    the holders of all the outstanding Notes consent to the sale,

         o the proceeds of the sale are sufficient to pay in full the principal of and the accrued interest on the outstanding Notes at the date of the sale, or

         o the related Indenture Trustee determines that the collections on the Student Loans would not be sufficient on an ongoing basis to make all payments on the Notes as the payments would have become due if the obligations had not been declared due and payable, and the related Indenture Trustee obtains the consent of the holders of 662/3% of the aggregate principal amount of the Notes then outstanding.

         Subject to the provisions of the applicable Indenture relating to the duties of the related Indenture Trustee, if an Event of Default should occur and be continuing with respect to a series of Notes, the related Indenture Trustee will be under no obligation to exercise any of the rights or powers under the applicable Indenture at the request or direction of any of the holders of the Notes, if the Indenture Trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with the request. Subject to the provisions for indemnification and other limitations contained in the related Indenture, the holders of a majority in principal amount of the outstanding Notes of a given series will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the Indenture Trustee and the holders of a majority in principal amount of the Notes then outstanding may, in specified cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the applicable Indenture that cannot be modified without the waiver or consent of all the holders of the outstanding Notes.

         Unless otherwise specified in the related prospectus supplement, no holder of Notes of any series will have the right to institute any proceeding with respect to the related Indenture, unless:

         o the holder previously has given to the applicable Indenture Trustee written notice of a continuing Event of Default,

         o the holders of not less than 25% in principal amount of the outstanding Notes have requested in writing that the Indenture Trustee institute the proceeding in its own name as Indenture Trustee,

         o the holder or holders have offered the Indenture Trustee reasonable indemnity,

         o the Indenture Trustee has for 60 days failed to institute the proceeding, and

         o no direction inconsistent with the written request has been given to the Indenture Trustee during the 60-day period by the holders of a majority in principal amount of the outstanding Notes.

         In addition, each Indenture Trustee and the related Noteholders will covenant that they will not at any time institute against the applicable Trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

         With respect to any Trust, none of the related Indenture Trustee, the Seller, the Depositor, the Administrator, the Servicer or the Eligible Lender Trustee in its individual capacity, or any holder of a Certificate representing an ownership interest in the applicable Trust, or any of their respective owners, beneficiaries, agents, officers, directors, employees, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of the principal of or interest on the Notes or for the agreements of the Trust contained in the Indenture.

         CERTAIN COVENANTS. Each Indenture will provide that the related Trust may not consolidate with or merge into any other entity, unless

         o the entity formed by or surviving the consolidation or merger is organized under the laws of the United States of America, any state thereof or the District of Columbia,

         o the entity expressly assumes the Trust's obligation to make due and punctual payments upon the Notes of the related series and the performance or observance of every agreement and covenant of the Trust under the related Indenture,

         o no Event of Default shall have occurred and be continuing immediately after the merger or consolidation,

         o the Trust has been advised that the ratings of the Notes and the Certificates of the related series would not be reduced or withdrawn by the Rating Agencies as a result of the merger or consolidation, and

         O the Trust has received an opinion of counsel to the effect that the consolidation or merger would have no material adverse federal or Indiana state tax consequence to the Trust or to any Certificateholder or Noteholder of the related series.

         Each Trust will not, among other things,

         o except as expressly permitted by the applicable Indenture, the applicable Transfer and Servicing Agreements or related documents (collectively, the "Related Documents"), sell, transfer, exchange or otherwise dispose of any of the assets of the Trust,

         o claim any credit on or make any deduction from the principal and interest payable in respect of the Notes of the related series (other than amounts withheld under the Code or applicable state law) or assert any claim against any present or former holder of the Notes because of the payment of taxes levied or assessed upon the Trust,

         o except as contemplated by the Related Documents, dissolve or liquidate in whole or in part,

         o permit the validity or effectiveness of the applicable Indenture to be impaired or permit any person to be released from any covenants or obligations with respect to the Notes under the applicable Indenture except as may be expressly permitted thereby, or

         o permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the assets of the Trust or any part thereof, or any interest in the Trust or the proceeds thereof, except as expressly permitted by the Related Documents.

         No Trust may engage in any activity other than as specified under the section of the related prospectus supplement entitled "Formation of the Trust". No Trust will incur, assume or guarantee any indebtedness other than indebtedness incurred pursuant to the Notes of the related series and the applicable Indenture or otherwise in accordance with the Related Documents.

         ANNUAL COMPLIANCE STATEMENT. Each Trust will be required to file annually with the applicable Indenture Trustee a written statement as to the fulfillment of its obligations under the related Indenture.

         INDENTURE TRUSTEE'S ANNUAL REPORT. Each Indenture Trustee will be required to mail each year to all related Noteholders a brief report relating to, among other things, its eligibility and qualification to continue as the Indenture Trustee under the applicable Indenture, any amounts advanced by it under the Indenture, the amount, interest rate and maturity date of indebtedness owing by the Trust to the applicable Indenture Trustee in its individual capacity, the property and funds physically held by the applicable Indenture Trustee and any action taken by it that materially affects the related Notes and that has not been previously reported.

         SATISFACTION AND DISCHARGE OF INDENTURE. An Indenture will be discharged with respect to the collateral securing the related Notes upon the delivery to the related Indenture Trustee for cancellation of all the Notes or, with limitations, upon deposit with the Indenture Trustee of funds sufficient for the payment in full of all the Notes.

         THE INDENTURE TRUSTEE. The Indenture Trustee for a series of Notes will be specified in the related prospectus supplement. The Indenture Trustee for any series may resign at any time, in which event the Issuer will be obligated to appoint a successor trustee for the series. The Issuer may also remove any Indenture Trustee if the Indenture Trustee ceases to be eligible to continue under the related Indenture or if the Indenture Trustee becomes insolvent. In these circumstances, the Issuer will be obligated to appoint a successor trustee for the applicable series of Notes. Any resignation or removal of the Indenture Trustee and appointment of a successor trustee for any series of Notes does not become effective until acceptance of the appointment by the successor trustee for the series. In addition, the Administrator for any series may remove the related Indenture Trustee at any time.

                         DESCRIPTION OF THE CERTIFICATES

         With respect to each Trust, one or more classes of certificates (the "Certificates" and together with the Notes, the "Securities") of a given series will, unless otherwise specified in the related prospectus supplement, be issued pursuant to the terms of a Trust Agreement, a form of which has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. The following summary describes terms of the Certificates and the Trust Agreement. The summary does not purport to be complete and is qualified in its entirety by reference to all the provisions of the Certificates and the Trust Agreement.

         Unless otherwise specified in the related prospectus supplement, each class of Certificates will initially be represented by a single Certificate registered in the name of the Depository, except as set forth below. Unless otherwise specified in the related prospectus supplement and except for the Certificates of a given series purchased by the Depositor or the Seller or an affiliate specified in the related prospectus supplement (the "Company"), the Certificates will be available for purchase in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof in book-entry form only. The Depositor has been informed by DTC that DTC's Nominee will be Cede, unless another nominee is specified in the related prospectus supplement. Accordingly, the nominee is expected to be the holder of record of the Certificates of any series that are not purchased by the applicable Company. Unless and until Definitive Certificates (as defined below) are issued under the limited circumstances described in this prospectus or in the related prospectus supplement, no Certificateholder (other than the applicable Company) will be entitled to receive a physical certificate representing a Certificate. All references in this prospectus and in the related prospectus supplement to actions by Certificateholders (other than the applicable Company) refer to actions taken by DTC upon instructions from the Participants and all references in this prospectus and in the related prospectus supplement to distributions, notices, reports and statements to Certificateholders (other than the applicable Company) refer to distributions, notices, reports and statements to DTC or its nominee, as the case may be, as the registered holder of the Certificates, for distribution to Certificateholders in accordance with DTC's procedures with respect thereto. SEE "Certain Information Regarding the Securities--Book-Entry Registration" and"--Definitive Securities". Unless otherwise specified in the related prospectus supplement, Certificates of a given series owned by the Seller, the Depositor or either's affiliates will be entitled to equal and proportionate benefits under the applicable Trust Agreement, except that, assuming that all Certificates of a given series are not all owned by the Seller, the Depositor or either's affiliates, the Certificates owned by the Seller, the Depositor or either's affiliates will be deemed not to be outstanding for the purpose of determining whether the requisite percentage of Certificateholders has given any request, demand, authorization, direction, notice, consent or other action under the Related Documents (other than the commencement by the related Trust of a voluntary proceeding in bankruptcy as described under "Description of the Transfer and Servicing Agreements--Insolvency Event").

         PRINCIPAL AND INTEREST IN RESPECT OF THE CERTIFICATES

         The timing and priority of distributions, seniority, allocations of losses, interest at a per annum interest rate (the "Pass-Through Rate") and amount of or method of determining distributions with respect to principal and interest of each class of Certificates of a given series will be described in the related prospectus supplement. Distributions of interest on the Certificates will be made on each Distribution Date and will be made prior to distributions with respect to principal of the Certificates. Each class of Certificates may have a different Pass-Through Rate, which may be a fixed, variable or adjustable Pass-Through Rate or any combination of the foregoing. The related prospectus supplement will specify the Pass-Through Rate for each class of Certificates of a given series or the method for determining the Pass-Through Rate. SEE ALSO "Certain Information Regarding the Securities--Fixed Rate Securities" and "Floating Rate Securities". Unless otherwise provided in the related prospectus supplement, distributions in respect of the Certificates of a given series may be subordinate to payments in respect of the Notes of the series as more fully described in the related prospectus supplement. Distributions in respect of interest on and principal of any class of Certificates will be made on a pro rata basis among all the Certificateholders of the class.

         In the case of a series of Certificates which includes two or more classes of Certificates, the timing, sequential order, priority of payment or amount of distributions in respect of interest and principal, and any schedule or formula or other provisions applicable to the determination thereof, of each class shall be as set forth in the related prospectus supplement.

         SEE "Description of the Transfer and Servicing Agreements--Credit and Cash Flow Enhancement--RESERVE ACCOUNT" for a description of the Reserve Account and the distribution of amounts in excess of the Specified Reserve Account Balance (as defined in the related prospectus supplement).

                  CERTAIN INFORMATION REGARDING THE SECURITIES

         FIXED RATE SECURITIES

         Each class of Securities may bear interest at a fixed rate per annum ("Fixed Rate Securities") or at a variable or adjustable rate per annum ("Floating Rate Securities"), as more fully described below and in the applicable prospectus supplement. Each class of Fixed Rate Securities will bear interest at the applicable per annum Interest Rate or Pass-Through Rate, as the case may be, specified in the applicable prospectus supplement. Unless otherwise set forth in the applicable prospectus supplement, interest on each class of Fixed Rate Securities will be computed on the basis of a 360-day year of twelve 30-day months. See "Description of the Notes--Principal of and Interest on the Notes" and "Description of the Certificates--Principal and Interest in Respect of the Certificates".

         FLOATING RATE SECURITIES

         Each class of Floating Rate Securities will bear interest for each applicable Interest Reset Period (as the term is defined in the related prospectus supplement with respect to a class of Floating Rate Securities, "Interest Reset Period") at a rate per annum determined by reference to an interest rate basis (the "Base Rate"), plus or minus the Spread, if any, or multiplied by the Spread Multiplier, if any, in each case as specified in the related prospectus supplement. The "Spread" is the number of basis points (one basis point equals one one-hundredth of a percentage point) that may be specified in the applicable prospectus supplement as being applicable to the class, and the "Spread Multiplier" is the percentage that may be specified in the applicable prospectus supplement as being applicable to the class.

         The applicable prospectus supplement will designate a Base Rate for a given Floating Rate Security based on LIBOR, commercial paper rates, Federal funds rates, U.S. Government treasury securities rates, negotiable certificates of deposit rates or another rate or rates as set forth in the prospectus supplement.

         As specified in the applicable prospectus supplement, Floating Rate Securities of a given class may also have either or both of the following (in each case expressed as a rate per annum): (1) a maximum limitation, or ceiling, on the rate at which interest may accrue during any interest period and (2) a minimum limitation, or floor, on the rate at which interest may accrue during any interest period. In addition to any maximum interest rate that may be applicable to any class of Floating Rate Securities, the interest rate applicable to any class of Floating Rate Securities will in no event be higher than the maximum rate permitted by applicable law, as the same may be modified by United States law of general application.

         Each Trust with respect to which a class of Floating Rate Securities will be issued will appoint, and enter into agreements with, a calculation agent (each, a "Calculation Agent") to calculate interest rates on each class of Floating Rate Securities issued with respect thereto. The applicable prospectus supplement will set forth the identity of the Calculation Agent for each class of Floating Rate Securities of a given series, which may be the Administrator, the Eligible Lender Trustee or the Indenture Trustee with respect to the series. All determinations of interest by the Calculation Agent shall, in the absence of manifest error, be conclusive for all purposes and binding on the holders of Floating Rate Securities of a given class. Unless otherwise specified in the applicable prospectus supplement, all percentages resulting from any calculation of the rate of interest on a Floating Rate Security will be rounded, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward.

         BOOK-ENTRY REGISTRATION

         Persons acquiring beneficial ownership interests in the Notes may hold their interests through The Depository Trust Company ("DTC") in the United States or Clearstream, Luxembourg or Euroclear in Europe and persons acquiring beneficial ownership interests in the Certificates may hold their interests through DTC. Securities will be registered in the name of Cede & Co. ("Cede") as nominee for DTC. Clearstream, Luxembourg and Euroclear will hold omnibus positions with respect to the Notes on behalf of Clearstream, Luxembourg Participants and the Euroclear Participants, respectively, through customers' securities accounts in Clearstream, Luxembourg's and Euroclear's name on the books of their respective depositaries (collectively, the "Depositaries") which in turn will hold the positions in customers' securities accounts in the Depositaries' names on the books of DTC.

         DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the UCC and a "clearing agency" registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others including banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

         Clearstream Banking, societe anonyme, 67 Bd Grande-Duchesse Charlotte, L-2967 Luxembourg ("Clearstream, Luxembourg"), was incorporated in 1970 as "Cedel S.A.", a company with limited liability under Luxembourg law (a societe anonyme). Cedel S.A. subsequently changed its name to Cedelbank. On January 10, 2000, Cedelbank's parent company, Cedel International, societe anonyme ("CI") merged its clearing, settlement and custody business with that of Deutsche Borse Clearing AG ("DBC"). The merger involved the transfer by CI of substantially all of its assets and liabilities (including its shares in CB) to a new Luxembourg company, New Cedel International, societe anonyme ("New CI"), which is 50% owned by CI and 50% owned by DBC's parent company Deutsche Borse AG. The shareholders of these two entities are banks, securities dealers and financial institutions. Cedel International currently has 92 shareholders, including U.S. financial institutions or their subsidiaries. No single entity may own more than 5 percent of Cedel International's stock.

         Further to the merger, the Board of Directors of New Cedel International decided to rename the companies in the group in order to give them a cohesive brand name. The new brand name that was chosen is "Clearstream". With effect from January 14, 2000 New CI has been renamed "Clearstream International, societe anonyme". On January 18, 2000, Cedelbank was renamed "Clearstream Banking, societe anonyme", and Cedel Global Services was renamed "Clearstream Services, societe anonyme".

         On January 17, 2000 DBC was renamed "Clearstream Banking AG". This means that there are now two entities in the corporate group headed by Clearstream International which share the name "Clearstream Banking", the entity previously named "Cedelbank" and the entity previously named "Deutsche Brse Clearing AG".

         Clearstream, Luxembourg holds securities for its customers ("Clearstream, Luxembourg Participants") and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg customers through electronic book-entry changes in accounts of Clearstream, Luxembourg customers, thereby eliminating the need for physical movement of certificates. Transactions may be settled by Clearstream, Luxembourg in any of 36 currencies, including United States Dollars. Clearstream, Luxembourg provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream, Luxembourg is registered as a bank in Luxembourg, and as such is subject to regulation by the Commission de Surveillance du Secteur Financier, "CSSF", which supervises Luxembourg banks. Clearstream, Luxembourg's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream, Luxembourg's U.S. customers are limited to securities brokers and dealers, and banks. Currently, Clearstream, Luxembourg has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada, and the United States. Indirect access to Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream, Luxembourg. Clearstream, Luxembourg has established an electronic bridge with Morgan Guaranty Trust Company of New York as the Operator of the Euroclear System (MGT/EOC) in Brussels to facilitate settlement of trades between Clearstream, Luxembourg and MGT/EOC.

         Securityholders that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Securities held through DTC may do so only through Participants and Indirect Participants. In addition, Securityholders will receive all distributions of principal and interest from the related Indenture Trustee or the related Eligible Lender Trustee, as applicable (the "Applicable Trustee"), through Participants and Indirect Participants. Under a book-entry format, Securityholders may experience some delay in their receipt of payments, since the payments will be forwarded by the Applicable Trustee to DTC's Nominee. DTC will forward the payments to its Participants, which thereafter will forward them to Indirect Participants or Securityholders. Except for the Seller or an affiliate of the Seller with respect to any series of Securities, it is anticipated that the only "Securityholder", "Certificateholder" and "Noteholder" will be DTC's Nominee. Securityholders will not be recognized by the Applicable Trustee as Noteholders or Certificateholders, as the terms are used in each Indenture and each Trust Agreement, respectively, and Securityholders will be permitted to exercise the rights of Securityholders only indirectly through DTC and its Participants.

         Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers of Securities among Participants on whose behalf it acts with respect to the Securities and to receive and transmit distributions of principal of, and interest on, the Securities. Participants and Indirect Participants with which Securityholders have accounts with respect to the Securities similarly are required to make book-entry transfers and receive and transmit the payments on behalf of their respective Securityholders. Accordingly, although Securityholders will not possess Securities, the Rules provide a mechanism by which Participants will receive payments and will be able to transfer their interests.

         Because DTC can only act on behalf of Participants, which in turn act on behalf of Indirect Participants and specified banks, the ability of a Securityholder to pledge Securities to persons or entities that do not participate in the DTC system, or to otherwise act with respect to the Securities, may be limited due to the lack of a physical certificate for the Securities.

         DTC has advised the Depositor that it will take any action permitted to be taken by a Securityholder under the related Indenture or the related Trust Agreement, as the case may be, only at the direction of one or more Participants to whose accounts with DTC the Securities are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that the actions are taken on behalf of Participants whose holdings include the undivided interests.

         Except as required by law, neither the Administrator nor the Applicable Trustee will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Securities held by DTC's nominee or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

         DEFINITIVE SECURITIES

         Unless otherwise specified in the related prospectus supplement and except with respect to the Certificates of a given series that may be purchased by the Depositor or the Seller or an affiliate, the Notes and the Certificates of a given series will be issued in fully registered, certificated form ("Definitive Notes" and "Definitive Certificates", respectively, and collectively referred to in this prospectus as "Definitive Securities") to Noteholders or Certificateholders or their respective nominees, rather than to DTC or its nominee, only if:

         o the related Administrator advises the Applicable Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the Securities and the Administrator is unable to locate a qualified successor,

         o the Administrator, at its option, elects to terminate the book-entry system through DTC, or

         o after the occurrence of an Event of Default or a Servicer Default, Securityholders representing at least a majority of the outstanding principal amount of the Notes or the Certificates, as the case may be, of the series advise the Applicable Trustee through DTC in writing that the continuation of a book-entry system through DTC (or a successor thereto) with respect to the Notes or Certificates is no longer in the best interest of the holders of the Securities.

         Upon the occurrence of any event described in the immediately preceding paragraph, the Applicable Trustee will be required to notify all applicable Securityholders of a given series through Participants of the availability of Definitive Securities. Upon surrender by DTC of the Definitive Securities representing the corresponding Securities and receipt of instructions for re-registration, the Applicable Trustee will reissue the Securities as Definitive Securities to the Securityholders.

         Distributions of principal of, and interest on, the Definitive Securities will thereafter be made by the Applicable Trustee in accordance with the procedures set forth in the related Indenture or the related Trust Agreement, as the case may be, directly to holders of Definitive Securities in whose names the Definitive Securities were registered at the close of business on the applicable Record Date specified for the Securities in the related prospectus supplement. Distributions will be made by check mailed to the address of the holder as it appears on the register maintained by the Applicable Trustee. The final payment on any Definitive Security, however, will be made only upon presentation and surrender of the Definitive Security at the office or agency specified in the notice of final distribution to applicable Securityholders.

         Definitive Securities will be transferable and exchangeable at the offices of the Applicable Trustee or of a registrar named in a notice delivered to holders of Definitive Securities. No service charge will be imposed for any registration of transfer or exchange, but the Applicable Trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

LIST OF SECURITYHOLDERS

         Unless otherwise specified in the related prospectus supplement, holders of Notes evidencing not less than 25% of the aggregate outstanding principal balance of the Notes may, by written request to the related Indenture Trustee, obtain access to the list of all Noteholders maintained by the Indenture Trustee for the purpose of communicating with other Noteholders with respect to their rights under the related Indenture or the Notes. The Indenture Trustee may elect not to afford the requesting Noteholders access to the list of Noteholders if it agrees to mail the desired communication or proxy, on behalf and at the expense of the requesting Noteholders, to all Noteholders of the series.

         Unless otherwise specified in the related prospectus supplement, three or more Certificateholders of the series or one or more holders of the Certificates evidencing not less than 25% of the Certificate Balance of the Certificates may, by written request to the related Eligible Lender Trustee, obtain access to the list of all Certificateholders for the purpose of communicating with other Certificateholders with respect to their rights under the related Trust Agreement or under the Certificates.

REPORTS TO SECURITYHOLDERS

         With respect to each series of Securities, on each Distribution Date, the Applicable Trustee will provide to Securityholders of record as of the related Record Date a statement setting forth substantially the same information as is required to be provided on the periodic report provided to the related Indenture Trustee and the related Trust described under "Description of Transfer and Servicing Agreements--Statements to Indenture Trustee and Trust". The statements will be filed with the Commission during the period required by Rule 15d-1 under the Securities Exchange Act of 1934, as amended, and will not be filed with the Commission thereafter. The statements provided to Securityholders will not constitute financial statements prepared in accordance with generally accepted accounting principles.

         Within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of each Trust, the Applicable Trustee will mail to each person who at any time during the calendar year was a Securityholder with respect to the Trust and received any payment thereon, a statement containing information for the purposes of the Securityholder's preparation of federal income tax returns. See "Certain Federal Income Tax Consequences".

              DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS

         The following is a summary of terms of each Loan Sale Agreement and Loan Servicing Agreement, pursuant to which the Depositor will purchase Student Loans from the Seller, the related Eligible Lender Trustee on behalf of a Trust will purchase Student Loans from the Depositor and the Servicer will service the same; each Administration Agreement, pursuant to which the Administrator will undertake administrative duties with respect to a Trust and the Student Loans; and each Trust Agreement, pursuant to which a Trust will be created and the related Certificates will be issued (collectively, the "Transfer and Servicing Agreements"). Forms of each of the Transfer and Servicing Agreements have been filed as exhibits to the Registration Statement of which this Prospectus is a part. However, this summary does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the Transfer and Servicing Agreements.

         SALE OF STUDENT LOANS; REPRESENTATIONS AND WARRANTIES

         On the applicable Closing Date, the Seller will sell and assign to the Depositor and the Depositor will sell and assign to the related Eligible Lender Trustee on behalf of the Trust, without recourse, except as provided in the Loan Sale Agreement, its entire interest in the Student Loans and all collections received and to be received with respect thereto for the period on and after the Cutoff Date pursuant to the Loan Sale Agreement. Each Student Loan will be identified in a schedule appearing as an exhibit to the Loan Sale Agreement. Each Eligible Lender Trustee will, concurrently with the sale and assignment, execute, authenticate and deliver the related Certificates and Notes. The net proceeds received from the sale of the related Notes and Certificates will be applied to the purchase of the Student Loans.

         In each Loan Sale Agreement, the Seller will make representations and warranties with respect to the Student Loans to a Trust for the benefit of the Certificateholders and the Noteholders of a given series, including, among other things, that:

         o each Student Loan, on the date on which it is transferred to the Trust, is free and clear of all security interests, liens, charges and encumbrances and no offsets, defenses or counterclaims with respect thereto have been asserted or threatened;

         o the information provided with respect to the Student Loans is true and correct as of the Cutoff Date; and

         o each Student Loan, at the time it was originated, complied and, at the Closing Date, complies in all material respects with applicable federal and state laws (including, without limitation, the Act) and applicable restrictions imposed by FFELP or any Guarantee Agreement.

         Unless otherwise provided in the related prospectus supplement, following the discovery by or notice to the Seller of a breach of any representation or warranty with respect to any Student Loan that materially and adversely affects the interests of the related Certificateholders or the Noteholders in the Student Loan (it being understood that any breach that does not affect any Guarantor's obligation to guarantee payment of the Student Loan will not be considered to have a material adverse effect), the Seller will, unless the breach is cured within 60 days, repurchase the Student Loan from the related Eligible Lender Trustee, as of the first day following the end of the 60-day period that is the last day of a Collection Period, at a price equal to the unpaid principal balance owed by the applicable borrower plus accrued interest thereon to the day of repurchase (the "Purchase Amount"). Alternatively, the Seller may, at its option, remit all or a portion of the Purchase Amount by substituting into the related Trust a Student Loan that meets criteria set forth in the related Loan Sale Agreement for the Student Loan as to which the breach has occurred. In addition, the Seller will reimburse the related Trust for any accrued interest amounts that a Guarantor refuses to pay pursuant to its Guarantee Agreement, or for any Interest Subsidy Payments and Special Allowance Payments that are lost or that must be repaid to the Department with respect to a Federal Student Loan as a result of a breach of any representation or warranty by the Seller. The repurchase, substitution and reimbursement obligations of the Seller will constitute the sole remedy available to or on behalf of a Trust, the related Certificateholders and the related Noteholders for any uncured breach. The Seller's repurchase and reimbursement obligations are contractual obligations pursuant to a Loan Sale Agreement that may be enforced against the Seller, but the breach of which will not constitute an Event of Default.

         To assure uniform quality in servicing and to reduce administrative costs, the Servicer will be appointed custodian of the promissory notes representing the Student Loans and any other related documents by the related Eligible Lender Trustee on behalf of each Trust. The Seller's and the Servicer's records and computer systems will reflect the sale and assignment by the Seller of the Student Loans to the related Eligible Lender Trustee on behalf of the related Trust, and Uniform Commercial Code financing statements reflecting the sale and assignment will be filed by the Administrator.

         ADDITIONAL FUNDINGS

         In the case of a Trust having a Pre-Funding Account or a Collateral Reinvestment Account, the Trust will use funds on deposit in the account from time to time during the related Funding Period or Revolving Period, respectively, (1) to make interest payments to Noteholders and Certificateholders in lieu of collections of interest on the Student Loans to the extent interest is not paid currently but is capitalized and added to the principal balance of the Student Loans and (2) to fund the addition of Student Loans to the Trust under the circumstances and having the characteristics described in the related prospectus supplement ("Additional Fundings"). The additional Student Loans may be purchased by the Trust from the Seller or may be originated by the Trust, if and to the extent specified in the related prospectus supplement.

         There can be no assurance that substantially all of the amounts on deposit in any Pre-Funding Account or Collateral Reinvestment Account will be expended during the related Funding Period or Revolving Period, respectively. If the amount initially deposited into a Pre-Funding Account or a Collateral Reinvestment Account for a series has not been reduced to zero by the end of the related Funding Period or Revolving Period, respectively, the amounts remaining on deposit in the Pre-Funding Account will be distributed to the related Securityholders in the amounts described in the related prospectus supplement.

         If and to the extent specified in the related prospectus supplement, the related Trust may use distributions on the Student Loans, or may exchange Student Loans with the Seller, in order to pay for Additional Fundings after any Funding Period or Revolving Period.

         ACCOUNTS

         With respect to each Trust, the Administrator will establish and maintain with the applicable Indenture Trustee one or more accounts, in the name of the Indenture Trustee on behalf of the related Noteholders and Certificateholders, into which all payments made on or with respect to the related Student Loans will be deposited (the "Collection Account"). Any other accounts to be established with respect to a Trust, including any Reserve Account, any pre-funding account (the "Pre-Funding Account") and any collateral reinvestment account ("Collateral Reinvestment Account"), will be described in the related prospectus supplement.

         For any series of Securities, funds in the Collection Account, any Reserve Account, any Pre-Funding Account, any Collateral Reinvestment Account and any other accounts identified in the related prospectus supplement (collectively, the "Trust Accounts") will be invested as provided in the applicable Trust Indenture in Eligible Investments. "Eligible Investments" are generally limited to investments acceptable to the Rating Agencies as consistent with the rating of the Securities. Except as described below or in the related prospectus supplement, Eligible Investments are limited to obligations or securities that mature not later than the business day immediately preceding the next applicable Distribution Date. However, to the extent permitted by the Rating Agencies, funds in any Reserve Account may be invested in securities that will not mature prior to the date of the next distribution with respect to the Securities and will not be sold to meet any shortfalls. Thus, the amount of cash in any Reserve Account at any time may be less than the balance of the Reserve Account. If the amount required to be withdrawn from any Reserve Account to cover shortfalls in collections on the related Student Loans (as provided in the related prospectus supplement) exceeds the amount of cash in the Reserve Account, a temporary shortfall in the amounts distributed to the related Noteholders or Certificateholders could result, which could, in turn, increase the average lives of the Notes or the Certificates of the series. Except as otherwise specified in the related prospectus supplement, investment earnings on funds deposited in the Trust Accounts, net of losses and investment expenses (collectively, "Investment Earnings"), will be deposited in the Collection Account on each Distribution Date and will be treated as collections of interest on the related Student Loans.

         The Trust Accounts will be maintained as Eligible Deposit Accounts. "Eligible Deposit Account" means either (a) a segregated account with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in the account, so long as any of the securities of the depository institution have a credit rating from each Rating Agency in one of its generic rating categories which signifies investment grade. "Eligible Institution" means a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), (1) which has either (A) a long-term unsecured debt rating acceptable to the Rating Agencies or (B) a short-term unsecured debt rating or certificate of deposit rating acceptable to the Rating Agencies, and (2) whose deposits are insured by the Federal Deposit Insurance Corporation.

         SERVICING PROCEDURES

         Pursuant to each Loan Servicing Agreement, the Servicer will service, and perform all other related tasks with respect to, all the Student Loans acquired from time to time on behalf of each Trust. The Servicer will be required pursuant to the related Loan Servicing Agreement to perform all services and duties customary to the servicing of Student Loans (including all collection practices), to do so in the same manner as the Servicer has serviced student loans for parties other than the Seller and to do so in compliance with, and to otherwise comply with, all standards and procedures provided for in the Act, if applicable, the Guarantee Agreements and all other applicable federal and state laws.

         Without limiting the foregoing, the duties of the Servicer with respect to each Trust under the related Loan Servicing Agreement will include, but will not be limited to, the following:

         o collecting and depositing into the Collection Account all payments with respect to the Student Loans, including claiming and obtaining any Guarantee Payments, any Interest Subsidy Payments and Special Allowance Payments with respect to the Federal Student Loans,

         o    responding to inquiries from borrowers under the Student Loans,

         o    investigating delinquencies and

         o    sending out statements and payment coupons.

In addition, the Servicer will keep ongoing records with respect to the Student Loans and collections thereon and will furnish monthly and annual statements with respect to the information to the Administrator, in accordance with the Servicer's customary practices with respect to the Seller and as otherwise required in the related Loan Servicing Agreement.

         If so provided in the related prospectus supplement, the Servicer may act as a master servicer and may from time to time perform its servicing obligations under the applicable Loan Sale Agreement through subservicing agreements with affiliated or unrelated third-party loan servicers.

         PAYMENTS ON STUDENT LOANS

         With respect to each Trust, the Servicer will deposit into the related Collection Account, within two business days after receipt of freely available funds, all payments on Student Loans and all proceeds of Student Loans received by it during each collection period specified in the related prospectus supplement (each, a "Collection Period"). The Eligible Lender Trustee will deposit into the Collection Account, within two business days after receipt, all Interest Subsidy Payments and all Special Allowance Payments with respect to the Student Loans received by it during each Collection Period.

         SERVICER COVENANTS

         With respect to each Trust, the Servicer will covenant in the related Loan Servicing Agreement that:

         o it will duly satisfy all obligations on its part to be fulfilled under or in connection with the Student Loans, maintain in effect all qualifications required in order to service the Student Loans and comply in all material respects with all requirements of law in connection with servicing the Student Loans, the failure to comply with which would have a materially adverse effect on the related Certificateholders or Noteholders;

         o it will not permit any rescission or cancellation of a Student Loan except as ordered by a court of competent jurisdiction or other government authority or as otherwise consented to by the related Eligible Lender Trustee and the related Indenture Trustee;

         o it will do nothing to impair the rights of the related Certificateholders and the related Noteholders in the Student Loans; and

         o it will not reschedule, revise, defer or otherwise compromise with respect to payments due on any Student Loan except pursuant to any applicable deferral or forbearance periods or otherwise in accordance with its guidelines for servicing student loans in general and those of the Seller in particular and any applicable FFELP or Guarantor requirements.

         Under the terms of each Loan Servicing Agreement, unless otherwise specified in the related prospectus supplement, if the Administrator or the Servicer discovers, or receives written notice, that any covenant of the Servicer set forth above has not been complied with in all material respects and the noncompliance has not been cured within 60 days thereafter and has a materially adverse effect on the interest of the related Certificateholders or Noteholders in any Student Loan, unless the breach is cured or unless the Seller is otherwise required to purchase the related Student Loan as a result of a breach of the Seller's warranties in the related Loan Sale Agreement, the Servicer will arrange for the purchase of the Student Loan as of the first day following the end of the 60-day period that is the last day of a Collection Period. In that event, the Servicer will arrange to be deposited into the Collection Account an amount equal to the Purchase Amount of the Student Loan and the related Trust's interest in any purchased Student Loan will be automatically assigned to the Servicer or its designee. Upon the assignment, the Servicer or its designee will be entitled to all payments made on the Student Loan. In addition, if so specified in the related prospectus supplement, the Servicer will reimburse the related Trust for any accrued interest amounts that a Guarantor refuses to pay pursuant to its Guarantee Agreement, or for any prior Interest Subsidy Payments and Special Allowance Payments that are lost or that must be repaid to the Department with respect to a Federal Student Loan, as a result of a breach of any covenant of the Servicer.

         SERVICER COMPENSATION

         Unless otherwise specified in the related prospectus supplement with respect to any Trust, the Servicer will be entitled to receive the Servicing Fee for each Collection Period at the specified percentage per annum (as set forth in the related prospectus supplement) of the average Pool Balance for the related Collection Period together with any other administrative fees and similar charges specified in the related prospectus supplement, as compensation for performing the functions as servicer for the related Trust described above (the "Servicing Fee"). The Servicing Fee (together with any portion of the Servicing Fee that remains unpaid from prior Distribution Dates) will be paid prior to any payment in respect of the related Securities, as specified in the applicable prospectus supplement.

         The Servicing Fee will compensate the Servicer for performing the functions of a third-party servicer of student loans as an agent for their beneficial owner, including collecting and posting all payments, responding to inquiries of borrowers on the Student Loans, investigating delinquencies, pursuing, filing and directing the payment of any Guarantee Payments, Interest Subsidy Payments or Special Allowance Payments, accounting for collections and furnishing periodic accounting reports to the Administrator.

         DISTRIBUTIONS

         With respect to each series of Securities, beginning on the Distribution Date specified in the related prospectus supplement, distributions of principal and interest on each class of the Securities entitled thereto will be made by the applicable Trustee to the Noteholders and the Certificateholders of the series. The timing, calculation, allocation, order, source, priorities of and requirements for all payments to each class of Noteholders and all distributions to each class of Certificateholders of the series will be set forth in the related prospectus supplement.

         With respect to each Trust, collections on the related Student Loans will be distributed from the Collection Account on each Distribution Date to Noteholders and Certificateholders to the extent provided in the related prospectus supplement. Credit and cash flow enhancement, including a Reserve Account, will be available to cover any shortfalls in the amount available for distribution to the extent specified in the related prospectus supplement. As more fully described in the related prospectus supplement, and unless otherwise specified in the related prospectus supplement, distributions in respect of principal and/or interest of a class of Securities of a given series will be subordinate to distributions in respect of interest on one or more other classes of the series, and distributions in respect of the Certificates of the series may be subordinate to payments in respect of the Notes of the series.

         CREDIT AND CASH FLOW ENHANCEMENT

         The amounts and types of credit enhancement arrangements and the provider thereof, if applicable, with respect to each class of Securities of a given series, if any, will be set forth in the related prospectus supplement. If and to the extent provided in the related prospectus supplement, credit enhancement may be in the form of subordination of one or more classes of Securities, Reserve Accounts, over-collateralization, letters of credit, credit or liquidity facilities, surety bonds, guaranteed investment contracts, repurchase obligations, interest rate swaps, interest rate caps, interest rate floors, currency swaps, other agreements with respect to third party payments or other support, cash deposits or other arrangements described in the related prospectus supplement or any combination of two or more of the foregoing. If specified in the applicable prospectus supplement, credit enhancement for a class of Securities may cover one or more other classes of Securities of the same series, and credit enhancement for a series of Securities may cover one or more other series of Securities.

         The presence of a Reserve Account and other forms of credit enhancement for the benefit of any class or series of Securities is intended to enhance the likelihood of receipt by the Securityholders of the class or series of the full amount of principal and interest due thereon and to decrease the likelihood that the Securityholders will experience losses. Unless otherwise specified in the related prospectus supplement, the credit enhancement for a class or series of Securities will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance and interest thereon. If losses occur which exceed the amount covered by any credit enhancement or which are not covered by any credit enhancement, Securityholders of any class or series will bear their allocable share of deficiencies, as described in the related prospectus supplement. In addition, if a form of credit enhancement covers more than one series of Securities, Securityholders of any series will be subject to the risk that the credit enhancement will be exhausted by the claims of Securityholders of other series.

         RESERVE ACCOUNT. If so provided in the related prospectus supplement, pursuant to the related Loan Sale Agreement, the Seller will establish for a series or class of Securities an account, as specified in the related prospectus supplement (the "Reserve Account"), which will be maintained in the name of the applicable Indenture Trustee. Unless otherwise provided in the related prospectus supplement, the Reserve Account will be funded by an initial deposit by the Seller on the Closing Date in the amount set forth in the related prospectus supplement. As further described in the related prospectus supplement, the amount on deposit in the Reserve Account will be increased on each Distribution Date thereafter up to the Specified Reserve Account Balance (as defined in the related prospectus supplement) by the deposit in the Reserve Account of the amount of collections on the related Student Loans remaining on each Distribution Date after the payment of all other required payments and distributions on the date. Amounts in the Reserve Account will be available to cover shortfalls in amounts due to the holders of those classes of Securities specified in the related prospectus supplement in the manner and under the circumstances specified in the related prospectus supplement. The related prospectus supplement will also specify to whom and the manner and circumstances under which amounts on deposit in the Reserve Account (after giving effect to all other required distributions to be made by the applicable Trust) in excess of the Specified Reserve Account Balance (as defined in the related prospectus supplement) will be distributed.

         STATEMENTS TO INDENTURE TRUSTEE AND TRUST

         Prior to each Distribution Date with respect to each series of Securities, the Administrator will prepare and provide to the related Indenture Trustee and the related Eligible Lender Trustee as of the close of business on the last day of the preceding Collection Period a statement, which will include the following information (and any other information so specified in the related prospectus supplement) with respect to the Distribution Date or the preceding Collection Period as to the Notes and the Certificates of the series, to the extent applicable:

              (1) the amount of the distribution allocable to principal of each class of the Notes and the Certificates;

              (2) the amount of the distribution allocable to interest on each class of the Notes and the Certificates, together with the interest rates applicable with respect thereto;

              (3) the Pool Balance as of the close of business on the last day of the preceding Collection Period;

              (4) the aggregate outstanding principal amount and the Note Pool Factor of each class of the Notes, and the Certificate Balance and the Certificate Pool Factor for each class of the Certificates as of the Distribution Date, each after giving effect to payments allocated to principal reported under clause (1) above;

              (5) the amount of the Servicing Fee and the Administration Fee paid to the Servicer and the Administrator, respectively, with respect to the Collection Period;

              (6) the Interest Rate or Pass-Through Rate for the next period for any class of Notes or Certificates of the series with variable or adjustable rates;

              (7) the amount of the aggregate realized losses, if any, for the Collection Period;

              (8) the Noteholders' Interest Carryover Shortfall, the Noteholders' Principal Carryover Shortfall, the Certificateholders' Interest Carryover Shortfall and the Certificateholders' Principal Carryover Shortfall (each as defined in the related prospectus supplement), if any, in each case as applicable to each class of Securities, and the change in the amounts from the preceding statement;

              (9) the aggregate Purchase Amounts for Student Loans, if any, that were repurchased in the Collection Period;

              (10) the balance of the Reserve Account (if any) on the Distribution Date, after giving effect to changes in the Reserve Account on the Distribution Date;

              (11) for each date during the Funding Period (if any), the remaining Pre-Funding Amount or, for each date during the Revolving Period (if any), the amount on deposit in the Collateral Reinvestment Account; and

              (12) the principal balance and number of Student Loans conveyed to or originated by the Trust during the Collection Period.

         Each amount set forth pursuant to subclauses (1), (2), (5) and (8) with respect to the Notes or the Certificates of any series will be expressed as a dollar amount per $1,000 of the initial principal amount of the Notes or the initial Certificate Balance of the Certificates, as applicable.

         EVIDENCE AS TO COMPLIANCE

         Each Loan Servicing Agreement will provide that a firm of independent public accountants will furnish to the related Trust and Indenture Trustee annually a statement (based on the examination of documents and records and on the accounting and auditing procedures considered appropriate under the circumstances) as to compliance by the Servicer during the preceding twelve months (or, in the case of the first certificate, the period from the applicable Closing Date) with all applicable standards under the Loan Servicing Agreement relating to the servicing of student loans, the Servicer's accounting records and computer files with respect thereto and other matters.

         Each Loan Servicing Agreement will also provide for delivery to the related Trust and Indenture Trustee, concurrently with the delivery of each statement of compliance referred to above, of a certificate signed by an officer of the Servicer stating that, to his knowledge, the Servicer has fulfilled its obligations under the Loan Servicing Agreement throughout the preceding twelve months (or, in the case of the first certificate, the period from the applicable Closing Date) or, if there has been a default in the fulfillment of any obligation, describing each default. The Servicer has agreed to give the Administrator, the related Indenture Trustee and Eligible Lender Trustee notice of Servicer Defaults under the Loan Servicing Agreement.

         Copies of the statements and certificates may be obtained by Securityholders by a request in writing addressed to the applicable Trustee.

         CERTAIN MATTERS REGARDING THE SERVICER

         Each Loan Servicing Agreement will provide that the Servicer may not resign from its obligations and duties as Servicer thereunder, except upon determination that the Servicer's performance of the duties is no longer permissible under applicable law. No resignation will become effective until the related Indenture Trustee or a successor servicer has assumed the Servicer's servicing obligations and duties under the Loan Servicing Agreement.

         Each Loan Servicing Agreement will further provide that neither the Servicer nor any of its directors, officers, employees or agents will be under any liability to the related Trust or the related Noteholders or Certificateholders for taking any action or for refraining from taking any action pursuant to the related Loan Servicing Agreement, or for errors in judgment; provided, however, that, unless otherwise limited in the related prospectus supplement, neither the Servicer nor any person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of the Servicer's duties thereunder or by reason of reckless disregard of its obligations and duties thereunder. In addition, each Loan Servicing Agreement will provide that the Servicer is under no obligation to appear in, prosecute, or defend any legal action that is not incidental to its servicing responsibilities under the Loan Servicing Agreement and that, in its opinion, may cause it to incur any expense or liability. Each Loan Servicing Agreement will, however, provide that the Servicer may undertake any reasonable action that it deems necessary or desirable in respect of the Loan Servicing Agreement and the interests of the Securityholders.

         Under the circumstances specified in each Loan Servicing Agreement, any entity into which the Servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the Servicer is a party, or any entity succeeding to the business of the Servicer, which corporation or other entity in each of the foregoing cases assumes the obligations of the Servicer, will be the successor of the Servicer under the Loan Servicing Agreement.

         SERVICER DEFAULT

         Except as otherwise provided in the related prospectus supplement, "Servicer Default" under each Loan Servicing Agreement will occur in the event of:

         o any failure by the Servicer to deliver to the Indenture Trustee for deposit in any of the Trust Accounts any required payment, which failure continues unremedied for three business days after written notice from the Indenture Trustee or the related Eligible Lender Trustee is received by the Servicer or after discovery by the Servicer,

         o any failure by the Servicer to observe or perform in any material respect any other covenant or agreement of the Servicer under the related Loan Servicing Agreement,

         o any limitation, suspension or termination by the Secretary of the Servicer's eligibility to service Federal Student Loans which materially and adversely affects its ability to service the Student Loans in the related Trust, or

         o an Insolvency Event with respect to the Servicer occurs. "Insolvency Event" means, with respect to any person, any of the following events or actions: specified events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings with respect to the person and specified actions by the person indicating its insolvency, reorganization pursuant to bankruptcy proceedings or inability to pay its obligations.

         RIGHTS UPON SERVICER DEFAULT

         Unless otherwise specified in the related prospectus supplement, as long as a Servicer Default under a Loan Servicing Agreement remains unremedied, the related Indenture Trustee, or holders of Notes of the related series evidencing not less than 75% in principal amount of the then outstanding Notes, may terminate all the rights and obligations of the Servicer under the Loan Servicing Agreement, whereupon a successor servicer appointed by the related Indenture Trustee or the Indenture Trustee will succeed to all the responsibilities, duties and liabilities of the Servicer under the Loan Servicing Agreement, and will be entitled to similar compensation arrangements. If, however, a bankruptcy trustee or similar official has been appointed for the Servicer, and no Servicer Default other than the appointment has occurred, the trustee or official may have the power to prevent the Indenture Trustee or the Noteholders from effecting a transfer. In the event that the Indenture Trustee is unwilling or unable to so act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a successor whose regular business includes the servicing of student loans. The Indenture Trustee may make the arrangements for compensation to be paid, which in no event may be greater than the servicing compensation to the Servicer under the Loan Servicing Agreement, unless the compensation arrangements will not result in a downgrading of the Notes and Certificates by any Rating Agency. In the event a Servicer Default occurs and is continuing, the Indenture Trustee or the Noteholders, as described above, may remove the Servicer, without the consent of the related Eligible Lender Trustee or any of the Certificateholders of the related series. Moreover, only the Indenture Trustee or the Noteholders, and not the Eligible Lender Trustee or the Certificateholders, have the ability to remove the Servicer if a Servicer Default occurs and is continuing.

         WAIVER OF PAST DEFAULTS

         With respect to each Trust, unless otherwise specified in the related prospectus supplement, the holders of Notes evidencing at least a majority in principal amount of the then outstanding Notes (or the holders of Certificates evidencing not less than a majority of the outstanding Certificate Balance), in the case of any Servicer Default which does not adversely affect the Indenture Trustee or the Noteholders of the related series, may, on behalf of all the Noteholders and Certificateholders, waive any default by the Servicer in the performance of its obligations under the related Loan Servicing Agreement and its consequences, except a default in making any required deposits to or payments from any of the Trust Accounts in accordance with the Loan Servicing Agreement. Therefore, the Noteholders have the ability, except as noted above, to waive defaults by the Servicer which could materially adversely affect the Certificateholders. No waiver will impair the Noteholders' or Certificateholders' rights with respect to subsequent defaults.

         AMENDMENT

         Unless otherwise provided in the related prospectus supplement, each of the Transfer and Servicing Agreements may be amended by the parties thereto, without the consent of the related Noteholders or Certificateholders, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Transfer and Servicing Agreements or of modifying in any manner the rights of the Noteholders or Certificateholders; provided that the action will not, in the opinion of counsel satisfactory to the related Indenture Trustee and Eligible Lender Trustee, materially and adversely affect the interest of any Noteholder or Certificateholder. Unless otherwise provided in the related prospectus supplement, each of the Transfer and Servicing Agreements may also be amended by the Seller, the Administrator, the Servicer, the related Eligible Lender Trustee and the related Indenture Trustee, as applicable, with the consent of the holders of Notes of the related series evidencing at least a majority in principal amount of the then outstanding Notes and the holders of Certificates of the related series evidencing at least a majority of the Certificate Balance for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Transfer and Servicing Agreements or of modifying in any manner the rights of the Noteholders or Certificateholders; provided, however, that no amendment may (1) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments (including any Guarantee Payments) with respect to the Student Loans or distributions that are required to be made for the benefit of the Noteholders or Certificateholders, or (2) reduce the aforesaid percentage of the Notes or Certificates which are required to consent to any amendment, without the consent of the holders of all the outstanding Notes and Certificates.

         Each Trust Agreement will provide that the related Eligible Lender Trustee does not have the power to commence a voluntary proceeding in bankruptcy relating to the Trust without the unanimous prior approval of all Certificateholders (including the applicable Company) of the related series and the delivery to the Eligible Lender Trustee by each Certificateholder (including the Company) of a certificate certifying that the Certificateholder reasonably believes that the related Trust is insolvent.

         PAYMENT OF NOTES

         Upon the payment in full of all outstanding Notes of a given series and the satisfaction and discharge of the related Indenture, the Eligible Lender Trustee will succeed to all the rights of the Indenture Trustee, and the Certificateholders of the series will succeed to all the rights of the Noteholders of the series, under the related Loan Servicing Agreement, except as otherwise provided under the related Loan Servicing Agreement.

         TERMINATION

         With respect to each Trust, the obligations of the Depositor , the Seller, the Servicer, the Administrator, the related Eligible Lender Trustee and the related Indenture Trustee pursuant to the related Transfer and Servicing Agreements will terminate upon (1) the maturity or other liquidation of the last related Student Loan and the disposition of any amount received upon liquidation of any remaining Student Loans and (2) the payment to the Noteholders and the Certificateholders of the related series of all amounts required to be paid to them pursuant to the Transfer and Servicing Agreements.

         OPTIONAL REDEMPTION. If so specified in the related prospectus supplement, in order to avoid excessive administrative expense, the Seller or another party will be permitted at its option to purchase from the related Eligible Lender Trustee, as of the end of any Collection Period immediately preceding a Distribution Date, if the then outstanding Pool Balance is a percentage specified in the related prospectus supplement (not to exceed 30%) of the Initial Pool Balance (as defined in the related prospectus supplement, the "Initial Pool Balance"), all remaining related Student Loans at a price equal to the aggregate Purchase Amounts thereof as of the end of the Collection Period, which amounts will be used to retire the related Notes and Certificates concurrently therewith. Upon termination of a Trust, as more fully described in the related prospectus supplement, all right, title and interest in the Student Loans and other funds of the Trust, after giving effect to any final distributions to Noteholders and Certificateholders of the related series therefrom, will be conveyed and transferred to the Seller or other party.

         AUCTION OF STUDENT LOANS. If so provided in the related prospectus supplement, all remaining Student Loans held by a Trust will be offered for sale by the Indenture Trustee on any Distribution Date occurring on or after a date specified in the prospectus supplement. The Seller and unrelated third parties may offer bids for the Student Loans. The Indenture Trustee will accept the highest bid equal to or in excess of the aggregate Purchase Amounts of the Student Loans as of the end of the Collection Period immediately preceding the related Distribution Date. The proceeds of the sale will be used to redeem all related Notes and to retire the Certificates.

         ADMINISTRATION AGREEMENT

         The administrator set forth in the related prospectus supplement, in its capacity as administrator (the "Administrator"), will enter into an agreement (as amended and supplemented from time to time, an "Administration Agreement") with each Trust and the related Indenture Trustee pursuant to which the Administrator will agree, to the extent provided Administration Agreement, to provide the notices and to perform other administrative obligations required by the related Indenture, the related Trust Agreement, the related Loan Sale Agreement and the related Loan Servicing Agreement. Unless otherwise specified in the related prospectus supplement with respect to any Trust, as compensation for the performance of the Administrator's obligations under the applicable Administration Agreement and as reimbursement for its expenses related thereto, the Administrator will be entitled to an administration fee as specified in the related prospectus supplement (the "Administration Fee").

         Except as otherwise provided in the related prospectus supplement, an "Administrator Default" will occur under an Administration Agreement in the event of:

         o a failure by the Administrator to direct the Indenture Trustee to make any required distributions from any of the Trust Accounts, which failure continues unremedied for three business days after written notice from the Indenture Trustee or the Eligible Lender Trustee of the failure,

         o any failure by the Administrator to observe or perform in any material respect any other covenant or agreement of the Administrator in the Administration Agreement or

         o    an Insolvency Event with respect to the Administrator occurs.

         Unless otherwise specified in the related prospectus supplement, the procedures for terminating the rights and obligations of the Administrator and appointing a successor Administrator following the occurrence of an Administrator Default under the Administration Agreement and for waiving defaults by the Administrator under the Administration Agreement will be identical to those for replacing the Servicer and appointing a successor Servicer following the occurrence of a Servicer Default under the Loan Servicing Agreement and for waiving defaults by the Servicer under the Loan Servicing Agreement, except that the procedures will apply to the Administrator and the Administration Agreement rather than the Servicer and the Loan Servicing Agreement.

                   CERTAIN LEGAL ASPECTS OF THE STUDENT LOANS

         TRANSFER OF STUDENT LOANS

         The Seller intends that the transfer of the Student Loans by it to the Depositor will constitute a valid sale and assignment of the Student Loans. The Depositor intends that the transfer of the Student Loans by it to the related Eligible Lender Trustee on behalf of each Trust will constitute a valid sale and assignment of the Student Loans. Notwithstanding the foregoing, if the transfer of the Student Loans is deemed to be an assignment of collateral as security for the benefit of the Depositor or a Trust, as applicable, a security interest in the Student Loans may, pursuant to the provisions of 20 U.S.C. ss. 1087-2(d)(3), be perfected either through the taking of possession of the loans or by the filing of notice of the security interest in the manner provided by the applicable Uniform Commercial Code ("UCC") for perfection of security interests in accounts. A financing statement or statements covering the Student Loans will be filed under the UCC to protect the interest of the Depositor and the Eligible Lender Trustee in the event the transfer by the Seller or the Depositor is deemed to be an assignment of collateral as security for the benefit of the Depositor or the Trust, as applicable.

         If the transfer of the Student Loans is deemed to be an assignment as security for the benefit of the Depositor or a Trust, as applicable, there are limited circumstances under the UCC in which prior or subsequent transferees of Student Loans coming into existence after the Closing Date could have an interest in the Student Loans with priority over the Depositor or related Eligible Lender Trustee's interest, as applicable. A tax or other government lien on property of the Seller or the Depositor, as applicable, arising prior to the time a Student Loan comes into existence may also have priority over the interest of the Depositor or related Eligible Lender Trustee, as applicable, in the Student Loan. Under the related Loan Sale Agreement, however, the Seller will warrant that it has caused the Student Loans to be transferred to the Depositor free and clear of the lien of any third party and the Depositor will warrant that it has caused the Student Loans to be transferred to the related Eligible Lender Trustee on behalf of a Trust free and clear of the lien of any third party. In addition, each of the Depositor and the Seller will covenant that it will not sell, pledge, assign, transfer or grant any lien on any Student Loan held by a Trust (or any interest in any Student Loan) other than to the Depositor or the related Eligible Lender Trustee on behalf of a Trust, as applicable, except as provided below.

         Pursuant to each Loan Servicing Agreement, the Servicer as custodian on behalf of the related Trust will have custody of the promissory notes evidencing the Student Loans following the sale of the Student Loans to the related Eligible Lender Trustee. Although the accounts and computer records of the Seller and Servicer will be marked to indicate the sale and although the Seller will cause UCC financing statements to be filed with the appropriate authorities, the Student Loans will not be physically segregated, stamped or otherwise marked to indicate that the Student Loans have been sold to the Eligible Lender Trustee. If, through inadvertence or otherwise, any of the Student Loans were sold to another party, or a security interest in the Student Loans were granted to another party, that purchased (or took the security interest in) any of the Student Loans in the ordinary course of its business and took possession of the Student Loans, then the purchaser (or secured party) might acquire an interest in the Student Loans superior to the interest of the Eligible Lender Trustee if the purchaser (or secured party) acquired (or took a security interest in) the Student Loans for new value and without actual knowledge of the related Eligible Lender Trustee's interest. See "Description of the Transfer and Servicing Agreements--Sale of Student Loans; Representations and Warranties".

         With respect to each Trust, in the event of a Servicer Default resulting solely from specified events of insolvency or bankruptcy that may occur with respect to the Seller or the Servicer, a court, trustee-in-bankruptcy, conservator, receiver or liquidator may have the power to prevent either the related Indenture Trustee or Noteholders of the related series from appointing a successor Servicer. See "Description of the Transfer and Servicing Agreements--Rights upon Servicer Default".

         CONSUMER PROTECTION LAWS

         Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon lenders and servicers involved in consumer finance. Also, some state laws impose finance charge ceilings and other restrictions on consumer transactions and require contract disclosures in addition to those required under federal law. These requirements impose specific statutory liabilities upon lenders who fail to comply with their provisions. These requirements are generally inapplicable to Federal Student Loans, but a Trust may be liable for violations of consumer protection laws that may apply to the Student Loans, either as assignee or as the party directly responsible for obligations arising after the transfer. For a discussion of a Trust's rights if the Student Loans were not originated or serviced in compliance in all material respects with applicable laws, SEE "Description of the Transfer and Servicing Agreements--Sale of Student Loans; Representations and Warranties" and"--Servicer Covenants".

         LOAN ORIGINATION AND SERVICING PROCEDURES APPLICABLE TO STUDENT LOANS

         The Act, including the implementing regulations thereunder, imposes specified requirements, guidelines and procedures with respect to originating and servicing student loans including the Federal Student Loans. Generally, those procedures require that completed loan applications be processed, a determination of whether an applicant is an eligible borrower under applicable standards (including a review of a financial need analysis) be made, the borrower's responsibilities under the loan be explained to him or her, the promissory note evidencing the loan be executed by the borrower and then that the loan proceeds be disbursed in a specified manner by the lender. After the loan is made, the lender must establish repayment terms with the borrower, properly administer deferrals and forbearances and credit the borrower for payments made thereon. If a borrower becomes delinquent in repaying a loan, a lender or a servicing agent must perform collection procedures (primarily telephone calls and demand letters) which vary depending upon the length of time a loan is delinquent. The Servicer has agreed pursuant to the related Loan Servicing Agreement to perform collection and servicing procedures on behalf of the related Trust. However, failure to follow these procedures or failure of the originator of the loan to follow procedures relating to the origination of any Federal Student Loans could result in adverse consequences. Any failure could result in the Department's refusal to make reinsurance payments to the Federal Guarantors or to make Interest Subsidy Payments and Special Allowance Payments to the Eligible Lender Trustee with respect to the Federal Student Loans or in the Federal Guarantors' refusal to honor their Guarantee Agreements with the Eligible Lender Trustee with respect to the Federal Student Loans. Failure of the Federal Guarantors to receive reinsurance payments from the Department could adversely affect the Federal Guarantors' ability or legal obligation to make Guarantee Payments to the related Eligible Lender Trustee with respect to the Federal Student Loans.

         Loss of any Guarantee Payments, Interest Subsidy Payments or Special Allowance Payments could adversely affect the amount of Available Funds on any Distribution Date and the related Trust's ability to pay principal and interest on the Notes of the related series and to make distributions in respect of the Certificates of the related series. Under specified circumstances, unless otherwise specified in the related prospectus supplement, the related Trust has the right, pursuant to the related Loan Sale Agreement and Loan Servicing Agreement, to cause the Seller to repurchase any Student Loan, or to cause the Servicer to arrange for the purchase of any Student Loan, if a breach of the representations, warranties or covenants of the Seller or the Servicer, as the case may be, with respect to the Student Loan has a material adverse effect on the interest of the Trust in the Student Loan and the breach is not cured within any applicable cure period. SEE "Description of the Transfer and Servicing Agreements--Sale of Student Loans; Representations and Warranties" and"--Servicer Covenants". The failure of the Seller to so purchase, or of the Servicer to arrange for the purchase of, a Student Loan, if so required, would constitute a breach of the related Loan Sale Agreement and Loan Servicing Agreement, enforceable by the related Eligible Lender Trustee on behalf of the related Trust or by the related Indenture Trustee on behalf of the Noteholders of the related series, but would not constitute an Event of Default under the Indenture.

         STUDENT LOANS GENERALLY NOT SUBJECT TO DISCHARGE IN BANKRUPTCY

         Effective for bankruptcy actions commenced on or after October 8, 1998, Student Loans are generally not dischargeable by a borrower in bankruptcy pursuant to the U.S. Bankruptcy Code, unless excepting the debt from discharge will impose an undue hardship on the debtor and the debtor's dependents.

                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         The following is, in the opinion of Stroock & Stroock & Lavan LLP ("Federal Tax Counsel"), a summary of all material federal income tax consequences of the purchase, ownership and disposition of the Notes and the Certificates. This summary does not purport to deal with federal income tax consequences applicable to all categories of holders, some of which may be subject to special rules. For example, it does not discuss the tax treatment of Noteholders or Certificateholders that are insurance companies, regulated investment companies or dealers in securities. Moreover, there are no cases or Internal Revenue Service ("IRS") rulings on similar transactions involving debt and/or equity interests issued by a trust with terms similar to those of the Notes and/or the Certificates. As a result, the IRS may disagree with all or a part of the discussion below. Prospective investors are urged to consult their own tax advisors in determining the federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the Notes and the Certificates.

         The following summary is based upon current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury regulations promulgated thereunder and judicial or ruling authority, all of which are subject to change, which change may be retroactive. Each Trust will be provided with an opinion of Federal Tax Counsel regarding federal income tax matters discussed below, which opinion will be filed with the Commission on a Form 8-K prior to the sale of the securities issued by the Trust. An opinion of Federal Tax Counsel, however, is not binding on the IRS or the courts. No ruling on any of the issues discussed below will be sought from the IRS. For purposes of the following summary, references to the Trust, the Notes, the Certificates and related terms, parties and documents shall be deemed to refer, unless otherwise specified in this prospectus, to each Trust and the Notes, Certificates and related terms, parties and documents applicable to the Trust. Each prospective investor should consult with its tax advisor as to the federal, state, local, foreign and any other tax consequences of the purchase, ownership and disposition of securities specific to THE prospective investor.

                 TRUSTS FOR WHICH A PARTNERSHIP ELECTION IS MADE

         TAX CHARACTERIZATION OF THE TRUST

         Federal Tax Counsel will deliver its opinion that the Trust will not be an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the Trust Agreement and related documents will be complied with and on counsel's conclusions that the nature of the income of the Trust or the satisfaction of safe harbors relating to the trading of the Certificates will exempt the Trust from the rule that specified publicly traded partnerships are taxable as corporations.

         TAX CONSEQUENCES TO HOLDERS OF THE NOTES

         Treatment of the Notes as Indebtedness. The Seller and the Depositor will agree, and the Noteholders will agree by their purchase of Notes, to treat the Notes as debt for federal income tax purposes. Federal Tax Counsel will, except as otherwise provided in the related prospectus supplement, deliver an opinion to the Trust that the Notes will be classified as debt for federal income tax purposes. The discussion below assumes this characterization of the Notes is correct.

         ORIGINAL ISSUE DISCOUNT. The discussion below assumes that all payments on the Notes are denominated in U.S. dollars, that the interest formula for the Notes meets the requirements for "qualified stated interest" under Treasury regulations (the "OID Regulations") relating to original issue discount ("OID"), and that any OID on the Notes (i.e., any excess of the stated redemption price at maturity of the Notes, generally the principal amount of the Notes, over their issue price) is less than a de minimis amount (i.e., 0.25% of their principal amount multiplied by the weighted number of full years included in their term), all within the meaning of the OID regulations. If these conditions are not satisfied with respect to any given series of Notes, additional tax considerations with respect to the Notes will be disclosed in the Related prospectus supplement. The OID Regulations do not address their application to debt instruments including the Notes that are subject to prepayment based on the prepayment of other debt instruments. The legislative history of the OID provisions of the Code provides, however, that the calculation and accrual of OID should be based on the prepayment assumption used by the parties in pricing the transaction. In the event that any of the notes are issued with OID, the prepayment assumption will be set forth in the related prospectus supplement. Furthermore, although premium amortization and accrued market discount on debt instruments including the Notes, which are subject to prepayment based on the payments on other debt instruments, are to be determined under regulations yet to be issued, the legislative history of these Code provisions provides that the same prepayment assumption used to calculate OID, whether or not the debt instrument is issued with OID, should be used.

         INTEREST INCOME ON THE NOTES. Based on the above assumptions, except as discussed in the following paragraph, the Notes will not be considered issued with OID. The stated interest thereon will be taxable to a Noteholder as ordinary interest income when received or accrued in accordance with the Noteholder's method of tax accounting. Under the OID Regulations, a holder of a Note that was issued with a de minimis amount of OID must include the OID in income, on a pro rata basis, as principal payments are made on the Note. Alternatively, a Noteholder may elect to accrue all interest, discount (including de minimis market discount or OID) and premium in income as interest, based on a constant yield method. If an election were made with respect to a Note with market discount, the Noteholder would be deemed to have made an election to include in income currently market discount with respect to all debt instruments having market discount that the Noteholder acquires during the year of the election and thereafter. Similarly, a Noteholder that makes this election for a Note that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the Noteholder owns at the beginning of the first taxable year to which the election applies or acquires thereafter. The election to accrue interest, discount and premium under a constant yield method with respect to a
Note is irrevocable. A purchaser who buys a Note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

         Qualified Stated Interest, which is taxable in accordance with the holder's method of accounting, is interest that is unconditionally payable (I.E., payments can be compelled or the debt instrument provides terms and conditions that make the likelihood of late payment or nonpayment remote) at least annually at a single fixed rate (or variable rates). The Company intends to treat the interest paid on the Notes as Qualified Stated Interest.

         A holder of a Note that has a fixed maturity date of not more than one year from the issue date of the Note (each, a "Short-Term Note") may be subject to special rules. An accrual basis holder of a Short-Term Note (and specified cash method holders, including regulated investment companies, banks and securities dealers, as set forth in Section 1281 of the Code) generally will be required to report interest income as interest accrues on a ratable basis over the term of each interest period or, at the election of the holder, on a constant yield basis. Cash basis holders of a Short-Term Note will, in general, be required to report interest income as interest is paid (or, if earlier, upon the taxable disposition of the Short-Term Note). However, a cash basis holder of a Short-Term Note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the Short-Term Note until the taxable disposition of the Short-Term Note. A cash basis taxpayer may elect under Section 1282 of the Code to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the taxpayer would include interest on the Short-Term Note in income as it accrues, and would not be subject to the interest expense deferral rule referred to in the preceding sentence. Certain special rules apply if a Short-Term Note is purchased for more or less than its principal amount.

         SALE OR OTHER DISPOSITION. If a Noteholder sells a Note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder's adjusted tax basis in the Note. The adjusted tax basis of a Note to a particular Noteholder will equal the holder's cost for the Note, increased by any market discount, acquisition discount, OID and gain previously included by the Noteholder in income with respect to the Note and decreased by the amount of bond premium (if any) previously amortized and by the amount of principal payments previously received by the Noteholder with respect to the Note. Any gain or loss will be capital gain or loss if the Note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Any gain or loss would be long-term capital gain or loss if the Noteholder's holding period exceeded one year. Capital losses generally may be used only to offset capital gains.

         FOREIGN HOLDERS. Interest paid (or accrued) to a Noteholder who is a nonresident alien, foreign corporation or other person that is not a United States person as the term is defined in the Code and the Treasury regulations thereunder (a "foreign person") generally will be considered "portfolio interest", and generally will not be subject to United States federal income tax and withholding tax, provided, that:

         o the interest is not effectively connected with the conduct of a trade or business within the United States by the foreign person

         o the foreign person is not actually or constructively a "10 percent shareholder" of the Trust, the Seller or the Company (including a holder of 10% of the outstanding Certificates) or a "controlled foreign corporation" with respect to which the Trust, the Seller or the Company is a "related person" within the meaning of the Code, and

         o the foreign person provides the Trustee or other person who is otherwise required to withhold U.S. tax with respect to the Notes with an appropriate statement (on Form W-8 or a similar form), signed under penalty of perjury, certifying that the beneficial owner of the Note is a foreign person and providing the foreign person's name and address.

If a Note is held through a securities clearing organization or specified other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8 or substitute form provided by the foreign person that owns the Note. If the interest is not portfolio interest, then it will be subject to United States federal income and withholding tax at a rate of 30%, unless reduced or eliminated pursuant to an applicable tax treaty.

         Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Note by a foreign person generally will be exempt from United States federal income and withholding tax, provided that (1) the gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person and (2) in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year.

         If the interest, gain or income on a Note held by a foreign person is effectively connected with the conduct of a trade or business in the United States by the foreign person (although exempt from the withholding tax previously discussed if the holder provides an appropriate statement), the holder generally will be subject to United States federal income tax on the interest, gain or income at regular federal income tax rates. In addition, if the foreign person is a foreign corporation, it may be subject to a branch profits tax equal to 30% of its "effectively connected earnings and profits" within the meaning of the Code for the taxable year, as adjusted for specified items, unless it qualifies for a lower rate under an applicable tax treaty (as modified by the branch profits tax rules).

         Final regulations dealing with backup withholding and information reporting on income paid to foreign persons and related matters (the "New Withholding Regulations") were published in the Federal Register on October 14, 1997. In general, the New Withholding Regulations do not significantly alter the substantive withholding and information reporting requirements, but do unify current certification procedures and forms and clarify reliance standards. The New Withholding Regulations generally will be effective for payments made after December 31, 2000, subject to transition rules. The discussion set forth above does not take the New Withholding Regulations into account. Prospective Noteholders who are foreign persons are strongly urged to consult their own tax advisors with respect to the New Withholding Regulations.

         BACKUP WITHHOLDING. Each holder of a Note (other than an exempt holder including a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident) will be required to provide, under penalty of perjury, a certificate setting forth the holder's name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt Noteholder fail to provide the required certification, the related Trust will be required to withhold 31% of the amount otherwise payable to the holder and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability. As previously mentioned, the New Withholding Regulations generally will be effective for payments made after December 31, 2000, subject to transition rules.

         RECENT LEGISLATION

         Sections 860H through 860L to the Code (the "FASIT Provisions") provide for a new type of entity for federal income tax purposes known as a "financial asset securitization investment trust" (a "FASIT"). The legislation providing for the new FASIT entity, however, did not become effective until September 1, 1997, and many technical issues are to be addressed in Treasury regulations yet to be drafted. In general, the FASIT legislation enables trusts including the Trust to elect to be treated as a pass-through entity not subject to federal entity-level income tax (except with respect to prohibited transactions) and to issue securities that would be treated as debt for federal income tax purposes. If a Trust is intended to qualify as a FASIT for federal income tax purposes, the prospectus supplement will so indicate.

         TAX CONSEQUENCES TO HOLDERS OF THE CERTIFICATES

         The following discussion only applies to a Trust which issues one or more classes of Certificates and assumes that all payments on the Certificates are denominated in U.S. dollars, that a series of Securities includes a single class of Certificates, that any Certificates are sold to persons other than the Company, and that the Company retains an equity interest in the Trust. If these conditions are not satisfied with respect to any given series of Certificates, any additional tax considerations with respect to the Certificates will be disclosed in the applicable prospectus supplement.

         CLASSIFICATION AS A PARTNERSHIP

         TREATMENT OF THE TRUST AS A PARTNERSHIP. The Seller, the Depositor and the Servicer will agree, and the Certificateholders will agree by their purchase of Certificates, to treat the Trust as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Trust, the partners of the partnership being the Certificateholders (including the Company in its capacity as recipient of distributions from the Reserve Account, if any), and the Notes being debt of the partnership. However, the proper characterization of the arrangement involving the Trust, the Certificateholders, the Noteholders, the Seller, the Depositor and the Servicer is not clear because there is no authority on transactions comparable to that contemplated in this prospectus.

         Under the provisions of Subchapter K, a partnership is not considered a separate taxable entity. Instead, partnership income is taxed directly to the partners and each partner generally is viewed as owning a direct undivided interest in each partnership asset. The partnership is generally treated as an entity, however, for computing partnership income, determining the tax consequences of transactions between a partner and the partnership, and characterizing the gain on the sale or exchange of a partnership interest. The following discussion is a summary of some of the material federal income tax consequences of classifying the Trust as a partnership. Prospective owners of Trust Certificates should consult their own tax advisors regarding the federal income tax consequences discussed below, as well as any other material federal income tax consequences that may result from applying the provisions of Subchapter K to the ownership and transfer of a Trust Certificate.

         PARTNERSHIP TAXATION. As a partnership, the Trust will not be subject to federal income tax. Rather, each Certificateholder will be required to separately take into account the holder's allocated share of income, gains, losses, deductions and credits of the Trust. The Trust's income will consist primarily of interest and finance charges earned on the Student Loans (including appropriate adjustments for market discount, OID and bond premium), investment income from investments of amounts on deposit in any related Trust Accounts and any gain upon collection or disposition of Student Loans. The Trust's deductions will consist primarily of interest accruing with respect to the Notes, servicing and other fees, and losses or deductions upon collection or disposition of Student Loans.

         The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (here, the Trust Agreement and related documents). The Trust Agreement will provide, in general, that the Certificateholders will be allocated taxable income of the Trust for each Interest Period (as defined in the applicable prospectus supplement, an "Interest Period") equal to the sum of:

         o the interest that accrues on the Certificates in accordance with their terms for the Interest Period, including interest accruing at the Pass-Through Rate for the Interest Period and interest on amounts previously due on the Certificates but not yet distributed;

         o any Trust income attributable to discount on the Student Loans that corresponds to any excess of the principal amount of the Certificates over their initial issue price; and

         o all other amounts of income payable to the Certificateholders for the Interest Period.

All remaining taxable income of the Trust will be allocated to the Company. Losses will generally be allocated in the manner in which they are borne. Based on the economic arrangement of the parties, this approach for allocating Trust income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to Certificateholders. Moreover, even under the foregoing method of allocation, Certificateholders may be allocated income equal to the entire amount of interest accruing on the Certificates for an Interest Period, based on the Pass-Through Rate plus the other items described above, even though the Trust might not make (or have sufficient cash to make) current cash distributions of this amount. Thus, cash basis holders will in effect be required to report income from the Certificates on the accrual basis and Certificateholders may become liable for taxes on Trust income even if they have not received cash from the Trust to pay the taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all Certificateholders but Certificateholders may be purchasing Certificates at different times and at different prices, Certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the Trust.

         An individual taxpayer's share of expenses of the Trust (including fees to the Servicer but not interest expenses) are miscellaneous itemized deductions which are deductible only to the extent they exceed two percent of the individual's adjusted gross income (and not at all for alternative minimum tax purposes). Accordingly, the deductions might be disallowed to the individual in whole or in part and might result in the holder being taxed on an amount of income that exceeds the amount of cash actually distributed to the holder over the life of the Trust. The deductions may also be subject to reduction under
Section 68 of the Code if an individual taxpayer's adjusted gross income exceeds limits.

         The Trust intends to make all tax calculations relating to income and allocations to Certificateholders on an aggregate basis. If the IRS were to require that the calculations be made separately for each of the Student Loans, the Trust might be required to incur additional expense but it is believed that there would not be a material adverse effect on Certificateholders.

         COMPUTATION OF INCOME. Taxable income of the Trust will be computed at the Trust level and the portion allocated to the Trust Certificateholders will be allocated to them pro rata. Consequently, the method of accounting for taxable income will be chosen by, and any elections (including those described above with respect to the market discount rules) will be made by, the Trust rather than the Trust Certificateholders. The Trust intends, to the extent possible, to (1) have the taxable income of the Trust computed under the accrual method of accounting and (2) adopt a calendar-year taxable year for computing the taxable income of the Trust. The tax year of the Trust, however, is generally determined by reference to the tax years of the Certificateholders. An owner of a Trust Certificate is required to include its pro rata share of Trust income for a taxable year as determined by the Trust in the Trust Certificateholder's gross income for its taxable year in which the taxable year of the Trust ends.

         DETERMINING THE BASES OF TRUST ASSETS. The Trust will become a partnership on the first date when Trust Certificates are held by more than one person. On that date, each of the Trust Certificateholders should be treated as having purchased a share of the assets of the Trust (subject to the liability for the Notes) followed immediately by a deemed contribution of the assets to the newly formed partnership. The partnership's basis in the Trust's assets would therefore equal the sum of the Trust Certificateholders' bases in their respective interests in the Trust's assets immediately prior to the deemed contribution to the partnership. To the extent that the fair market value of the assets deemed contributed to the partnership varied from the bases of the assets to the partnership, the allocation of taxable income to the Trust Certificateholders would be adjusted in accordance with Section 704(c) of the Code to account for the variations.

         Under Section 708 of the Code, if 50% or more of the outstanding interests in a partnership are sold or exchanged within any 12-month period, the partnership will be deemed to terminate and then be reconstituted for federal income tax purposes. If a termination occurs, the assets of the terminated partnership are deemed to be constructively contributed to a reconstituted partnership in exchange for interests in the reconstituted partnership. The interests would be deemed distributed to the partners of the terminated partnership in liquidation thereof, which distribution would not constitute a sale or exchange. Accordingly, if the sale of the Trust Certificates terminates the partnership under Section 708 of the Code, a Certificateholder's basis in its ownership interest would not change. The Trust's taxable year would also terminate as a result of a constructive termination and, if the Certificateholder's taxable year is different from the Trust's, the termination could result in the "bunching" of more than 12 months' income or loss of the Trust in the Certificateholder's income tax return for the year in which the Trust was deemed to terminate. A redemption of interests is not considered a sale or exchange of interests for purposes of applying this constructive termination rule.

         DISCOUNT AND PREMIUM. To the extent that OID, if any, on the Student Loans exceeds a de minimis amount, the Trust would have OID income. As indicated above, a portion of the OID income may be allocated to the Certificateholders.

         Moreover, the purchase price paid by the Trust for the Student Loans may be greater or less than the remaining aggregate principal balances of the Student Loans at the time of purchase. If so, the Student Loans will have been acquired at a premium or discount, as the case may be. (As indicated above, the Trust will make this calculation on an aggregate basis, but might be required to recompute it on a loan by loan basis.)

         If the Trust acquires the Student Loans at a market discount or premium, the Trust will elect to include any discount in income currently as it accrues over the life of the Student Loans or to offset any premium against interest income on the Student Loans. As indicated above, a portion of the market discount income or premium deduction may be allocated to Certificateholders.

         DISPOSITION OF CERTIFICATES. Generally, capital gain or loss will be recognized on a sale of Certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the Certificates sold. Any gain or loss would be long-term capital gain or loss if the Certificateholder's holding period exceeded one year. A Certificateholder's tax basis in a Certificate will generally equal the holder's cost increased by the holder's share of Trust income (includible in gross income) and decreased by any distributions received or losses allocated with respect to the Certificate. In addition, both the tax basis in the Certificate and the amount realized on a sale of a Certificate would include the holder's share of the Notes and other liabilities of the Trust. A holder acquiring Certificates at different prices may be required to maintain a single aggregate adjusted tax basis in the Certificates and, upon sale or other disposition of some of the Certificates, allocate a pro rata portion of the aggregate tax basis to the Certificates sold (rather than maintaining a separate tax basis in each Certificate for purposes of computing gain or loss on a sale of that Certificate).

         Any gain on the sale of a Certificate attributable to the holder's share of unrecognized accrued market discount on the Student Loans would generally be treated as ordinary income to the holder.

         If a Certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the Certificates that exceeds the aggregate cash distributions with respect thereto, the excess will generally give rise to a capital loss upon the retirement of the Certificates.

         ALLOCATIONS BETWEEN TRANSFERORS AND TRANSFEREES. In general, the Trust's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the Certificateholders in proportion to the principal amount of Certificates owned by them as of the close of the last day of the month. As a result, a holder purchasing Certificates may be allocated tax items (which will affect the tax liability and tax basis of the holder) attributable to periods before the actual transaction.

         The use of a monthly convention may not be permitted by existing laws and regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the Trust might be reallocated among the Certificateholders. The Depositor and the Company are authorized to revise the Trust's method of allocation between transferors and transferees to conform to a method permitted by future laws, regulations or other IRS guidance.

         SECTION 754 ELECTION. In the event that a Certificateholder sells a Certificate at a profit (or loss), the purchasing Certificateholder will have a higher (or lower) basis in the Certificate than the selling Certificateholder had. The tax basis of the Trust's assets will not be adjusted to reflect that higher (or lower) basis unless the Trust were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Trust will not make the election. As a result, Certificateholders might be allocated a greater or lesser amount of Trust income than would be appropriate based on their own purchase price for Certificates.

         ADMINISTRATIVE MATTERS. The Eligible Lender Trustee is required to keep or cause to be kept complete and accurate books of the Trust. The Eligible Lender Trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the Trust and will report each Certificateholder's allocable share of items of Trust income and expense to holders and the IRS on Schedule K-1. The Trust will provide the Schedule K-1 information to nominees that fail to provide the Trust with the information statement described below and the nominees will be required to forward the information to the beneficial owners of the Certificates. Generally, holders must file tax returns that are consistent with the information returns filed by the Trust or be subject to penalties unless the holder timely notifies the IRS of all the inconsistencies.

         Under Section 6031 of the Code, any person that holds Certificates as a nominee at any time during a calendar year is required to furnish the Trust with a statement containing information on the nominee, the beneficial owners and the Certificates so held. The information includes (1) the name, address and taxpayer identification number of the nominee and (2) as to each beneficial owner:

         o    the name, address and identification number of the person,

         o whether the person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and

         o information on Certificates that were held, bought or sold on behalf of the person throughout the year.

In addition, brokers and financial institutions that hold Certificates through a nominee are required to furnish directly to the Trust information as to themselves and their ownership of Certificates. A clearing agency registered under Section 17A of the Exchange Act that holds Certificates as a nominee is not required to furnish any information statement to the Trust. The information referred to above for any calendar year must be furnished to the Trust on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the Trust with the information described above may be subject to penalties.

         The Company will be designated as "tax matters partner" in the related Trust Agreement and will be responsible for representing the Certificateholders in disputes with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the later of the date on which the partnership information return is filed or the last day for filing the return for the year (determined without regard to extensions). Any adverse determination following an audit of the return of the Trust by the appropriate taxing authorities could result in an adjustment of the returns of the Certificateholders, and, under specified circumstances, a Certificateholder may be precluded from separately litigating a proposed adjustment to the items of the Trust. An adjustment could also result in an audit of a Certificateholder's returns and adjustments of items not related to the income and losses of the Trust.

         TAX CONSEQUENCES TO FOREIGN CERTIFICATEHOLDERS. It is not clear whether the Trust would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-U.S. persons because there is no clear authority dealing with that issue under facts substantially similar to those described in this prospectus. Although it is not expected that the Trust would be engaged in a trade or business in the United States for the purposes, the Trust will withhold as if it were so engaged in order to protect the Trust from possible adverse consequences of a failure to withhold. The Trust expects to withhold on the portion of its taxable income that is allocable to foreign Certificateholders pursuant to Section 1446 of the Code, as if the income were effectively connected to a U.S. trade or business, at a rate of 35% for foreign holders that are taxable as corporations and 39.6% for all other foreign holders. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Trust to change its withholding procedures. In determining a holder's withholding status, the Trust may rely on IRS Form W-8, IRS Form W-9 or the holder's certification of nonforeign status signed under penalty of perjury. As previously mentioned, the New Withholding Regulations generally will be effective for payments made after December 31, 2000, subject to transition rules. The discussion set forth above does not take into account the New Withholding Regulations. Prospective Certificateholders who are foreign persons are strongly urged to consult their own tax advisors with respect to the New Withholding Regulations.

         Each foreign holder may be required to file a U.S. individual or corporate income tax return (including in the case of a corporation, the branch profits tax) on its share of the Trust's income. Each foreign holder must obtain a taxpayer identification number from the IRS and submit that number to the Trust in order to assure appropriate crediting of the taxes withheld. A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the Trust, taking the position that no taxes were due because the Trust was not engaged in a U.S. trade or business. However, interest payments made (or accrued) to a Certificateholder who is a foreign person may be considered "guaranteed payments" (to the extent the payments are determined without regard to the income of the Trust). If these interest payments are properly characterized as guaranteed payments, then the interest will not be considered "portfolio interest." As a result, Certificateholders will be subject to United States federal income tax and withholding tax at a rate of 30% on the Trust's gross income, unless reduced or eliminated pursuant to an applicable treaty. In this case, a foreign holder would only be entitled to claim a refund for that portion of the taxes, if any, in excess of the taxes that should be withheld with respect to the guaranteed payments. As a result, each potential foreign Certificateholder should consult its tax advisor as to whether the tax consequences of holding a Certificate make it an unsuitable investment.

         BACKUP WITHHOLDING. Distributions made on the Certificates and proceeds from the sale of the Certificates will be subject to a "backup" withholding tax of 31% if, in general, the Certificateholder fails to comply with identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code. As previously mentioned, the New Withholding Regulations generally will be effective for payments made after December 31, 1999, subject to transition rules.

     TRUSTS IN WHICH ALL RESIDUAL INTERESTS ARE RETAINED BY THE SELLER, THE
            DEPOSITOR OR AN AFFILIATE OF THE SELLER OR THE DEPOSITOR

         TAX CHARACTERIZATION OF THE TRUST

         Any party that retains or acquires 100% of the Certificates agrees by this retention or acquisition to disregard the Trust as an entity separate from the sole Certificateholder. Federal Tax Counsel will deliver its opinion that a Trust which issues one or more classes of Notes to investors and all the Residual Interests of which are retained by the Seller, the Depositor or an affiliate thereof will not be an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes, assuming that the terms of the Trust Agreement and related documents will be complied with so that, among other things, no election will be made to treat the Trust as a corporation for federal income tax purposes.

         Absent the election to be treated as a corporation for federal income tax purposes, Treasury regulations provide that the Trust will be disregarded as an entity separate from its sole Certificateholder for federal income tax purposes.

         TAX CONSEQUENCES TO HOLDERS OF THE NOTES

         TREATMENT OF THE NOTES AS INDEBTEDNESS. The Seller and the Depositor will agree, and the Noteholders will agree by their purchase of Notes, to treat the Notes as debt for federal income tax purposes. Federal Tax Counsel will, except as otherwise provided in the related prospectus supplement, advise the Trust that the Notes will be classified as debt for federal income tax purposes. Assuming the characterization of the Notes is correct, the federal income tax consequences to Noteholders described above under"--TRUSTS FOR WHICH A PARTNERSHIP ELECTION IS MADE--Tax Consequences to Holders of the Notes" would apply to the Noteholders.

         POSSIBLE ALTERNATIVE TREATMENTS OF THE NOTES. If, contrary to the opinion of Federal Tax Counsel, the IRS successfully asserted that one or more classes of Notes did not represent debt for federal income tax purposes, the class or classes of Notes might be treated as equity interests in the Trust. If so treated, the Trust could, in the view of Federal Tax Counsel, be treated as a publicly traded partnership that would be taxable as a corporation In this case, the entity would be subject to federal income taxes at corporate tax rates on its taxable income generated by Student Loans. An entity-level tax could result in reduced distribution to Noteholders and Noteholders could be liable for a share of the tax.

         Furthermore, even if the Trust were not taxable as a corporation, the treatment of Notes as equity interests in a partnership could have adverse tax consequences to holders of the Notes. For example, income from classes of Notes to tax-exempt entities (including pension funds) might be "unrelated business taxable income", income to foreign holders may be subject to U.S. withholding tax and U.S. tax return filing requirements, and individual holders might be subject to limitations on their ability to deduct their share of Trust expenses. In the event one or more classes of Notes were treated as interests in a partnership, the consequences governing the Certificates as equity interests in a partnership described above under"--TRUSTS FOR WHICH A PARTNERSHIP ELECTION IS MADE--Tax Consequences to Holders of the Certificates" would apply to the holders of the Notes.

         THE FEDERAL TAX DISCUSSIONS SET FORTH ABOVE ARE INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A NOTEHOLDER'S OR CERTIFICATEHOLDER'S PARTICULAR TAX SITUATION. PROSPECTIVE PURCHASERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF SECURITIES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.

                TRUSTS FOR WHICH A GRANTOR TRUST ELECTION IS MADE

         TAX CHARACTERIZATION OF THE TRUST

         CHARACTERIZATION. In the case of a grantor trust, Federal Tax Counsel will deliver its opinion that the Trust will not be classified as an association taxable as a corporation and that the Trust will be classified as a grantor trust under subpart E, Part I of subchapter J of the Code. In this case, beneficial owners of certificates (referred to in this prospectus as "grantor trust certificateholders") will be treated for federal income tax purposes as owners of a portion of the Trust's assets as described below. The certificates issued by a Trust that is treated as a grantor trust are referred to in this prospectus as "grantor trust certificates".

         TAXATION OF GRANTOR TRUST CERTIFICATEHOLDERS. Subject to the discussion below under "--Stripped Certificates" and "--Subordinated certificates," each grantor trust certificateholder will be treated as the owner of a pro rata undivided interest in the assets of the Trust. Accordingly, and subject to the discussion below of the recharacterization of the Servicing Fee, each grantor trust certificateholder must include in income its pro rata share of the interest and other income from the Student Loans, including any interest, original issue discount, market discount, prepayment fees, assumption fees, and late payment charges with respect to the assets, and, subject to limitations discussed below, may deduct its pro rata share of the fees and other deductible expenses paid by the Trust, at the same time and to the same extent as these items would be included or deducted by the grantor trust certificateholder if the grantor trust certificateholder held directly a pro rata interest in the assets of the Trust and received and paid directly the amounts received and paid by the Trust. Any amounts received by a grantor trust certificateholder in lieu of amounts due with respect to any Student Loan because of a default or delinquency in payment will be treated for federal income tax purposes as having the same character as the payments they replace.

         Under Sections 162 and 212 each grantor trust certificateholder will be entitled to deduct its pro rata share of servicing fees, and other fees and charges retained by the Servicer, provided that these amounts are reasonable compensation for services rendered to the Trust. Grantor trust certificateholders that are individuals, estates or trusts will be entitled to deduct their share of expenses only to the extent these expenses plus all other miscellaneous itemized deductions exceed two percent of the grantor trust certificateholder's adjusted gross income, and will be allowed no deduction for these expenses in determining their liabilities for alternative minimum tax. In addition, Section 68 of the Code provides that the amount of itemized deductions, including those provided for in Section 212 of the Code, otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds a threshold amount specified in the Code, $100,000 (or $50,000 in the case of a separate return by a married individual), adjusted for changes in the cost of living subsequent to 1990, will be reduced by the lesser of (1) 3% of the excess of adjusted gross income over the specified threshold amount or (2) 80% of the amount of itemized deductions otherwise allowable for the applicable taxable year. For taxable years beginning after December 31, 1997, in the case of a partnership that has 100 or more partners and elects to be treated as an "electing large partnership," 70% of the partnership's miscellaneous itemized deductions will be disallowed, although the remaining deductions will generally be allowed at the partnership level and will not be subject to the 2% floor that would otherwise be applicable to individual partners.

         The servicing compensation to be received by the servicer may be questioned by the IRS as exceeding a reasonable fee for the services being performed in exchange for the servicing compensation, and a portion of the servicing compensation could be recharacterized as an ownership interest retained by the servicer or other party in a portion of the interest payments to be made pursuant to the Student Loans. In this event, a Certificate might be treated as a Stripped Certificate subject to the stripped bond rules of Section 1286 of the Code and the original issue discount provisions rather than to the market discount and premium rules. See the discussion below under "--Stripped Certificates". Except as discussed below under "--Stripped Certificates" or "--Subordinated Certificates," this discussion assumes that the servicing fees paid to the servicer do not exceed reasonable servicing compensation.

         A purchaser of a grantor trust Certificate will be treated as purchasing an interest in each Student Loan in the Trust at a price determined by allocating the purchase price paid for the Certificate among all Student Loans in proportion to their fair market values at the time of the purchase of the Certificate. To the extent that the portion of the purchase price of a grantor trust certificate allocated to a Student Loan is less than or greater than the portion of the stated redemption price at maturity of the Student Loan, the interest in the Student Loan will have been acquired at a discount or premium. See "--Market Discount" and "--Premium," below.

         The treatment of any discount on a Student Loan will depend on whether the discount represents original issue discount or market discount. Except as indicated otherwise in the applicable prospectus supplement, we do not expect that any Student Loan will have original issue discount (except as discussed below under "--Stripped Certificates" or "--Subordinated Certificates"). For the rules governing original issue discount, see "Trusts for Which a Partnership Election is Made--Tax Consequences to Holders of Notes--Original Issue Discount" above.

         The information provided to grantor trust certificateholders will not include information necessary to compute the amount of discount or premium, if any, at which an interest in each Student Loan is acquired.

         MARKET DISCOUNT. A grantor trust certificateholder that acquires an undivided interest in Student Loans may be subject to the market discount rules of Sections 1276 through 1278 to the extent an undivided interest in a Student Loan is considered to have been purchased at a "market discount". For a discussion of the market discount rules under the Code, see "Trusts for Which a Partnership Election is Made--Classification as a Partnership--Discount and Premium" above.

         PREMIUM. To the extent a grantor trust certificateholder is considered to have purchased an undivided interest in a Student Loan for an amount that is greater than the stated redemption price at maturity of the interest, the grantor trust certificateholder will be considered to have purchased the interest in the Student Loan with "amortizable bond premium" equal in amount to the excess. For a discussion of the rules applicable to amortizable bond premium, see "Trusts for Which a Partnership Election is Made--Classification as a Partnership--Discount and Premium" above.

         STRIPPED CERTIFICATES. Some classes of certificates may be subject to the stripped bond rules of Section 1286 of the Code and for purposes of this discussion will be referred to as "Stripped Certificates." In general, a Stripped Certificate will be subject to the stripped bond rules where there has been a separation of ownership of the right to receive some or all of the principal payments on a Student Loan from ownership of the right to receive some or all of the related interest payments. In general, where a separation has occurred, under the stripped bond rules of Section 1286 of the Code the holder of a right to receive a principal or interest payment on the bond is required to accrue into income, on a constant yield basis under rules governing original issue discount, the difference between the holder's initial purchase price for the right to receive and the principal or interest payment to be received with respect to that right.

         Certificates will constitute Stripped Certificates and will be subject to these rules under various circumstances, including the following:

         o    if any servicing compensation is deemed to exceed a reasonable;

         o if the company or any other party retains a retained yield with respect to the Student Loans held by the Trust;

         o if two or more classes of certificates are issued representing the right to non-pro rata percentages of the interest or principal payments on the Student Loans; or

         o if certificates are issued which represent the right to interest-only payments or principal-only payments.

         The tax treatment of the Stripped Certificates with respect to the application of the original issue discount provisions of the Code is currently unclear. However, the trustee intends to treat each Stripped Certificate as a single debt instrument issued on the day it is purchased for purposes of calculating any original issue discount. Original issue discount with respect to a Stripped Certificate must be included in ordinary gross income for federal income tax purposes as it accrues in accordance with the constant yield method that takes into account the compounding of interest and this accrual of income may be in advance of the receipt of any cash attributable to that income. For purposes of applying the original issue discount provisions of the Code, the issue price of a Stripped Certificate will be the purchase price paid by each holder of the Stripped Certificate and the stated redemption price at maturity may include the aggregate amount of all payments to be made with respect to the Stripped Certificate whether or not denominated as interest. The amount of original issue discount with respect to a Stripped Certificate may be treated as zero under the original issue discount DE MINIMIS rules described above.

         SUBORDINATED CERTIFICATES. In the event the Trust issues two classes of grantor trust certificates that are identical except that one class is a subordinate class, with a relatively high certificate pass through rate, and the other is a senior class, with a relatively low certificate pass through rate (referred to in this prospectus as the "Subordinate Certificates" and "Senior Certificates", respectively), the grantor trust certificateholders will be deemed to have acquired the following assets: (1) the principal portion of each Student Loan plus a portion of the interest due on each Student Loan (the "Trust Stripped Bond"), and (2) a portion of the interest due on each Student Loan equal to the difference between the certificate pass through rate on the Subordinate Certificates and the certificate pass through rate on the Senior Certificates, if any, which difference is then multiplied by the Subordinate Class Percentage (the "Trust Stripped Coupon"). The "Subordinate Class Percentage" equals the initial aggregate principal amount of the Subordinate Certificates divided by the sum of the initial aggregate principal amount of the Subordinate Certificates and the Senior Certificates. The "Senior Class Percentage" equals the initial aggregate principal amount of the Senior Certificates divided by the sum of the initial aggregate principal amount of the Subordinate Certificates and the Senior Certificates.

         The Senior Certificateholders in the aggregate will own the Senior Class Percentage of the Trust Stripped Bond and accordingly each Senior Certificateholder will be treated as owning its pro rata share of each asset. The Senior Certificateholders will not own any portion of the Trust Stripped Coupon. The Subordinate Certificateholders in the aggregate own both the Subordinate Class Percentage of the Trust Stripped Bond plus 100% of the Trust Stripped Coupon, if any, and accordingly each Subordinate Certificateholder will be treated as owning its pro rata share in both assets. The Trust Stripped Bond will be treated as a "stripped bond" and the Trust Stripped Coupon will be treated as "stripped coupons" within the meaning of Section 1286 of the Code. Because the purchase price paid by each Subordinate Certificateholder will be allocated between that certificateholder's interest in the Trust Stripped Bond and the Trust Stripped Coupon based on the relative fair market value of each asset on the date the Subordinate Certificate is purchased, the Trust Stripped Bond may be issued with original issue discount.

         Except to the extent modified below, the income of the Trust Stripped Bond represented by a Certificate will be reported in the same manner as described generally above for holders of certificates. The interest income on the Subordinate Certificates at the Senior Certificate pass-through rate and the portion of the Servicing Fee that does not constitute excess servicing will be treated as qualified stated interest.

         Income of the holder of the Trust Stripped Coupon will be reported by treating the Trust Stripped Coupon as a single debt instrument with original issue discount equal to the excess of the total amount payable with respect to the Trust Stripped Coupon, based on the prepayment assumption used in pricing the certificates, over the portion of the purchase price allocated to the Trust Stripped Coupon. The sum of the daily portions of original issue discount on the Trust Stripped Coupon for each day during a year in which the Subordinate Certificateholder holds the Trust Stripped Coupon will be included in the Subordinate Certificateholder's income.

         If the Subordinate Certificateholders receive distribution of less than their share of the Trust's receipts of principal or interest (the "Shortfall Amount") because of the subordination of the Subordinate Certificates, holders of Subordinate Certificates would probably be treated for federal income tax purposes as if they had

         o    received as distributions their full share of receipts,

         o paid over to the Senior Certificateholders an amount equal to the Shortfall Amount and

         o retained the right to reimbursement of the relevant amounts to the extent these amounts are otherwise available as a result of collections on the Student Loans or amounts available from a Reserve Account or other form of credit enhancement, if any.

         Under this analysis,

         o Subordinate Certificateholders would be required to accrue as current income any interest income or original issue discount of the Trust that was a component of the Shortfall Amount, even though that amount was in fact paid to the Senior
              Certificateholders,

         o a loss would only be allowed to the Subordinate Certificateholders when their right to receive reimbursement of the Shortfall Amount became worthless (i.e., when it becomes clear that amount will not be available from any source to reimburse the loss) and

         o reimbursement of the Shortfall Amount prior to a claim of worthlessness would not be taxable income to Subordinate Certificateholders because the amount was previously included in income.

Those results should not significantly affect the inclusion of income for Subordinate Certificateholders on the accrual method of accounting, but could accelerate inclusion of income to Subordinate Certificateholders on the cash method of accounting by, in effect, placing them on the accrual method. Moreover, the character and timing of loss deductions are unclear. Subordinate Certificateholders are strongly urged to consult their own tax advisors regarding the appropriate timing, amount and character of any losses sustained with respect to the Subordinate Certificates including any loss resulting from the failure to recover previously accrued interest or discount income.

         ELECTION TO TREAT ALL INTEREST AS ORIGINAL ISSUE DISCOUNT. The OID regulations permit a grantor trust certificateholder to elect to accrue all interest, discount, including DE MINIMIS market or original issue discount, reduced by any premium, in income as interest, based on a constant yield method. If an election were to be made with respect to an interest in a Student Loan with market discount, the Certificate Owner would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that the grantor trust certificateholder acquires during the year of the election or afterward. See "--Market Discount" above. Similarly, a grantor trust certificateholder that makes this election for an interest in a Student Loan that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the grantor trust certificateholder owns at the beginning of the first taxable year to which the election applies or acquires afterward. See "--Premium" above. The election to accrue interest, discount and premium on a constant yield method with respect to a grantor trust Certificate is irrevocable.

         PREPAYMENTS. The Taxpayer Relief Act of 1997 (the "1997 Act") contains a provision requiring original issue discount on any pool of debt instruments the yield on which may be affected by reason of prepayments be calculated taking into account the prepayment assumption and requiring the discount to be taken into income on the basis of a constant yield to assumed maturity taking account of actual prepayments. The legislative history to the 1986 Act states that similar rules apply with respect to market discount and amortizable bond premium on debt instruments.

         SALE OR EXCHANGE OF A GRANTOR TRUST CERTIFICATE. Sale or exchange of a grantor trust certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount realized, exclusive of amounts attributable to accrued and unpaid interest, which will be treated as ordinary income, allocable to the Student Loan and the owner's adjusted basis in the grantor trust certificate. The adjusted basis generally will equal the seller's cost for the grantor trust certificate, increased by the original issue discount and any market discount included in the seller's gross income with respect to the grantor trust certificate, and reduced, but not below zero, by any premium amortized by the seller and by principal payments on the grantor trust certificate previously received by the seller. The gain or loss will, except as discussed below, be capital gain or loss to an owner for which the Student Loans represented by a grantor trust certificate are "capital assets" within the meaning of Section 1221, except that gain will be treated in whole or in part as ordinary interest income to the extent of the seller's interest in accrued market discount not previously taken into income on underlying Student Loans having a fixed maturity date of more than one year from the date of origination. A capital gain or loss will be long-term or short-term depending on whether or not the grantor trust certificate has been owned for the long-term capital gain holding period, currently more than one year.

         Notwithstanding the foregoing, any gain realized on the sale or exchange of a grantor trust certificate will be ordinary income to the extent of the seller's interest in accrued market discount on Student Loans not previously taken into income. See "--Market Discount," above.

         NON-UNITED STATES GRANTOR TRUST CERTIFICATE OWNERS. Amounts paid to Non-United States Owners of grantor trust certificates will be treated as interest for purposes of United States withholding tax. The interest attributable to the underlying Student Loans will not be subject to the normal 30%, or any lower rate provided for by an applicable tax treaty, withholding tax imposed on these amounts provided that (1) the Non-U.S. Certificate Owner does not own, directly or indirectly, 10% or more of, and is not a controlled foreign corporation, within the definition of Section 957, related to any of the issuers of the Student Loans and (2) the Certificate Owner fulfills specific certification requirements. Under these requirements, the Certificate Owner must certify, under penalty of perjury, that it is not a "United States person" and must provide its name and address. "United States person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision of the United States, or an estate or trust the income of which is includable in gross income for United States federal income tax purposes, without regard to its source. If, however, interest or gain is effectively connected to the conduct of a trade or business within the United States by the Certificate Owner, the owner will be subject to United States federal income tax on the interest or gain at graduated rates and, in the case of a corporation, to a possible branch profits tax, and will not be subject to withholding tax provided that the owner meets applicable documentation requirements. Potential investors who are not United States persons should consult their own tax advisors regarding the specific tax consequences of owning a Certificate.

         On October 6, 1997, final Treasury Regulations (the "1997 Withholding Regulations") were issued which affect the United States taxation of Non-United States Owners of grantor trust certificates. The 1997 Withholding Regulations are generally effective for payments after December 31, 1999, regardless of the issue date of the Student Loans with respect to which payments are made, subject to particular transition rules.

         BACKUP WITHHOLDING. Distributions made on the grantor trust certificates and proceeds from the sale of the grantor trust certificates will be subject to a "backup" withholding tax of 31% if, in general, the grantor trust certificateholder fails to comply with particular identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.


                         CERTAIN STATE TAX CONSEQUENCES

         Because of the variation in each state's tax laws based in whole or in part upon income, it is not feasible to predict tax consequences to holders of Notes and Certificates in all of the state taxing jurisdictions in which they are already subject to tax. Noteholders and Certificateholders are urged to consult their own tax advisors with respect to state tax consequences arising out of the purchase, ownership and disposition of Notes and Certificates.

                              ERISA CONSIDERATIONS

         The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code impose requirements on employee benefit plans and on other retirement plans and arrangements, including individual retirement accounts and annuities and collective investment funds and separate accounts (and, as applicable, insurance company general accounts) in which the plans, accounts or arrangements are invested that are subject to the fiduciary responsibility and prohibited transaction provisions of ERISA and Section 4975 of the Code ("Plans") and on persons who are fiduciaries with respect to the Plans in connection with the investment of Plan assets. Certain employee benefit plans, including governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. Accordingly, assets of the plans may be invested in Notes without regard to the ERISA considerations described below, subject to the provisions of other applicable federal and state law. Any plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the exclusive benefit rule under Section 401(a)(2) of ERISA and the prohibited transaction rules set forth in Section 503 of the Code.

         ERISA generally imposes on Plan fiduciaries general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. In addition, Section 406 of ERISA and Section 4975 of the Code prohibit a broad range of transactions involving assets of Plan and persons (parties in interest under ERISA and disqualified persons under the Code, collectively, "Parties in Interest") who have specified relationships to the Plan unless a statutory, regulatory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Section 4975 of the Code or a penalty imposed pursuant to Section 502(i) of ERISA, unless a statutory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Section 4975 of the Code.

         THE NOTES

         Unless otherwise specified in the related prospectus supplement, the Notes of each series may be purchased by a Plan. The Issuer, the Company, any underwriter, the Eligible Lender Trustee, the Indenture Trustee, the Servicer, the Administrator, any provider of credit support or any of their affiliates may be considered to be or may become Parties in Interest with respect to specified Plans. Prohibited transactions under Section 406 of ERISA and Section 4975 of the Code may arise if a Note is acquired by a Plan with respect to which the persons are Parties in Interest unless the transactions are subject to one or more statutory or administrative exemptions, including: Prohibited Transaction Class Exemption ("PTCE") 96-23, which exempts specified transactions effected on behalf of a Plan by an "in-house asset manager"; PTCE 90-1, which exempts specified transactions between insurance company separate accounts and Parties in Interest; PTCE 91-38, which exempts specified transactions between bank collective investment funds and Parties in Interest; PTCE 95-60, which exempts specified transactions between insurance company general accounts and Parties in Interest; or PTCE 84-14, which exempts specified transactions effected on behalf of a Plan by a "qualified professional asset manager". There can be no assurance that any of these class exemptions will apply with respect to any particular Plan investment in Notes or, even if it were deemed to apply, that any exemption would apply to all prohibited transactions that may occur in connection with the investment. Accordingly, prior to making an investment in the Notes, investing Plans should determine whether the Issuer, the Company, any underwriter, the Eligible Lender Trustee, the Indenture Trustee, the Servicer, the Administrator, or any provider of credit support or any of their affiliates is a Party in Interest with respect to the Plan and, if so, whether the transaction is subject to one or more statutory, regulatory or administrative exemptions.

         Any Plan fiduciary considering whether to invest in Notes on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to the investment. Each Plan fiduciary also should determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the Notes is appropriate for the Plan, considering the overall investment policy of the Plan and the composition of the Plan's investment portfolio, as well as whether the investment is permitted under the governing Plan instruments.

         THE CERTIFICATES

         Unless otherwise specified in the prospectus supplement, the Certificates of each series may not be purchased by a Plan or by any entity whose underlying assets include plan assets by reason of a plan's investment in the entity (each, a "Benefit Plan"). The purchase of an equity interest in the Trust will result in the assets of the Trust being deemed assets of a Benefit Plan for the purposes of ERISA and the Code and specified transactions involving the Trust may then be deemed to constitute prohibited transactions under Section 406 of ERISA and Section 4975 of the Code. A violation of the "prohibited transaction" rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for the persons.

         By its acceptance of a Certificate, each Certificateholder will be deemed to have represented and warranted that it is not a Benefit Plan.

         If a given series of Certificates may be acquired by a Benefit Plan because of the application of an exception contained in a regulation or administrative exemption issued by the United States Department of Labor, the exception will be discussed in the related prospectus supplement.

                                      * * *

         A PLAN FIDUCIARY CONSIDERING THE PURCHASE OF SECURITIES OF A GIVEN SERIES SHOULD CONSULT ITS TAX AND/OR LEGAL ADVISORS REGARDING WHETHER THE ASSETS OF THE RELATED TRUST WOULD BE CONSIDERED PLAN ASSETS, THE POSSIBILITY OF EXEMPTIVE RELIEF FROM THE PROHIBITED TRANSACTION RULES AND OTHER ISSUES AND THEIR POTENTIAL CONSEQUENCES.

                              PLAN OF DISTRIBUTION

         On the terms and conditions set forth in an underwriting agreement with respect to the Notes of a given series and an underwriting agreement with respect to the Certificates of the series (collectively, the "Underwriting Agreements"), the Depositor will agree to cause the related Trust to sell to the underwriters named in the Underwriting Agreement and in the related prospectus supplement, and each of the underwriters will severally agree to purchase, the principal amount of each class of Notes and Certificates, as the case may be, of the related series set forth in the Underwriting Agreement and in the related prospectus supplement.

         In each of the Underwriting Agreements with respect to any given series of Securities, the several underwriters will agree, subject to the terms and conditions set forth in the Underwriting Agreement, to purchase all the Notes and Certificates, as the case may be, described in the Underwriting Agreement which are offered hereby and by the related prospectus supplement if any of the Notes and Certificates, as the case may be, are purchased.

         Each prospectus supplement will either (1) set forth the price at which each class of Notes and Certificates, as the case may be, being offered thereby will be offered to the public and any concessions that may be offered to dealers participating in the offering of the Notes and Certificates, as the case may be, or (2) specify that the related Notes and Certificates, as the case may be, are to be resold by the underwriters in negotiated transactions at varying prices to be determined at the time of the sale. After the initial public offering of any Notes and Certificates, as the case may be, the public offering prices and the concessions may be changed.

         Until the distribution of the Securities is completed, rules of the Commission may limit the ability of the underwriters and selling group members to bid for and purchase the Securities. As an exception to these rules, the underwriters are permitted to engage in transactions that stabilize the price of the Securities. The transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Securities.

         If an underwriter creates a short position in the Securities in connection with the offering (i.e., if it sells more Securities than are set forth on the cover page of the related prospectus supplement), the underwriter may reduce that short position by purchasing Securities in the open market.

         An underwriter may also impose a penalty bid on underwriters and selling group members. This means that if the underwriter purchases Securities in the open market to reduce the underwriters' short position or to stabilize the price of the Securities, it may reclaim the amount of the selling concession from the underwriters and selling group members who sold those Securities as part of the offering.

         In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of the purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it discourages resales of the security.

         Neither the Depositor nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the Securities. In addition, neither the Depositor nor the underwriters make any representation that the underwriters will engage in the transactions or that the transactions, once commenced, will not be discontinued without notice.

         Each Underwriting Agreement will provide that the Depositor will indemnify the underwriters against civil liabilities, including liabilities under the Securities Act, or contribute to payments the several underwriters may be required to make in respect thereof.

         Each Trust may, from time to time, invest the funds in its Trust Accounts in Eligible Investments acquired from the underwriters.

         Pursuant to each of the Underwriting Agreements with respect to a given series of Securities, the closing of the sale of any class of Securities subject to either thereof will be conditioned on the closing of the sale of all other the classes subject to either thereof.

         The place and time of delivery for the Securities in respect of which this Prospectus is delivered will be set forth in the related prospectus supplement.

         If and to the extent required by applicable law or regulation, this prospectus and the prospectus supplement will also be used by the underwriter after the completion of the offering in connection with offers and sales related to market-making transactions in the Securities in which the underwriter acts as principal. The underwriter may also act as agent in these transactions. Sales will be made at negotiated prices determined at the time of sale.

                                  LEGAL MATTERS

         Certain legal matters relating to the Securities of any series will be passed upon for the related Trust and for the underwriters for the series by Stroock & Stroock & Lavan LLP, New York, New York or other counsel specified in the related prospectus supplement.

                              AVAILABLE INFORMATION

         The Depositor, as originator of each trust, has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement (together with all amendments and exhibits thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the securities offered hereby. This prospectus, which forms part of the Registration Statement, does not contain all the information contained in the Registration Statement. For further information, reference is made to the Registration Statement which may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549; and at the Commission's regional offices at Seven World Trade Center, New York, New York 10048, and 500 West Madison Street, 14th Floor, Chicago, Illinois 60661. Copies of the Registration Statement may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a Web site at http://www.sec.gov containing registration statements and other information regarding registrants, including the Depositor, that file electronically with the Commission.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         All documents filed by the Depositor, as originator of any trust, pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this prospectus and prior to the termination of the offering of the securities shall be deemed to be incorporated by reference in this prospectus. Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any subsequently filed document which also is to be incorporated by reference in this prospectus modifies or supersedes the statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

         The Depositor will provide without charge to each person, including any beneficial owner of securities, to whom a copy of this prospectus is delivered, on the written or oral request of any person, a copy of any or all of the documents incorporated in this prospectus or in any related prospectus supplement by reference, except the exhibits to the documents (unless the exhibits are specifically incorporated by reference in the documents). Requests for the copies should be directed to Secretary, Asset Backed Securities Corporation, 11 Madison Avenue, New York, New York 10010, telephone, (212) 325-2000.

                            INDEX OF PRINCIPAL TERMS

                                                                            PAGE

10 percent shareholder........................................................51
1992 Amendments...............................................................15
1993 Act......................................................................15
1997 Act......................................................................61
1998 Reauthorization Bill.....................................................15
Act...........................................................................14
Additional Fundings...........................................................39
Add-on Consolidation Loans....................................................23
Administration Agreement......................................................46
Administration Fee............................................................47
Administrator.................................................................46
Administrator Default.........................................................47
Applicable Trustee............................................................36
Base Rate.....................................................................35
Benefit Plan..................................................................63
Calculation Agent.............................................................35
Cede..........................................................................35
Certificate Balance...........................................................28
Certificate Pool Factor.......................................................28
Certificates..................................................................34
Closing Date..................................................................27
Code..........................................................................49
Collateral Reinvestment Account...............................................39
Collection Account............................................................39
Collection Period.............................................................41
Commission....................................................................64
Company.......................................................................34
Controlled Foreign Corporation................................................51
Cutoff Date...................................................................12
Deferral Period...............................................................20
Definitive Certificates.......................................................36
Definitive Notes..............................................................36
Definitive Securities.........................................................37
Depositaries..................................................................36
Depositary....................................................................29
Distribution Date.............................................................29
DTC...........................................................................35
DTC's Nominee.................................................................29
Eligible Deposit Account......................................................40
Eligible Institution..........................................................40
Eligible Investments..........................................................39
Eligible Lender Trustee.......................................................12
ERISA.........................................................................62
Event of Default..............................................................31
Excess Cashflow Rights........................................................14
Family Contribution...........................................................17
FASIT.........................................................................52
FASIT Provisions..............................................................52
Federal Assistance............................................................18
Federal Consolidation Loan................................................15, 22
Federal Guarantee Agreements..................................................14
Federal Guarantee Payments....................................................14
Federal Guarantors............................................................14
Federal PLUS Loans............................................................15
Federal SLS Loans.............................................................15
Federal Stafford Loans........................................................15
Federal Student Loans.........................................................14
Federal Supplemental Loans to Students........................................15
Federal Tax Counsel...........................................................49
Federal Unsubsidized Stafford Loans...........................................15
FFELP.........................................................................14
Fixed Rate Securities.........................................................35
Floating Rate Securities......................................................35
Forbearance Period............................................................21
foreign person................................................................51
Funding Period................................................................13
Grace Period..................................................................20
Graduate Loans................................................................14
grantor trust certificateholders..............................................57
grantor trust certificates....................................................57
Guarantee Agreements..........................................................14
Guarantee Payments............................................................14
Guarantors....................................................................14
Higher Education Act..........................................................14
Indenture.....................................................................29
Indenture Trustee.............................................................29
Index Shortfall Carryover.....................................................31
Indirect Participants.........................................................36
Initial Pool Balance..........................................................46
Insolvency Event..............................................................28
Interest Period...............................................................53
Interest Rate.................................................................29
Interest Reset Period.........................................................35
Interest Subsidy Payments.....................................................18
Investment Earnings...........................................................40
IRS...........................................................................49
Issuer........................................................................12
Loan Sale Agreement...........................................................13
Loan Servicing Agreement......................................................27
Monthly Rebate Fee............................................................23
New Withholding Regulations...................................................51
Note Pool Factor..............................................................28
Notes.........................................................................29
OID...........................................................................50
OID Regulations...............................................................50
Participants..................................................................29
Parties in Interest...........................................................62
Pass-Through Rate.............................................................34
Plans.........................................................................62
Pool Balance..................................................................28
Pool Factor...................................................................28
Post-Graduate Loans...........................................................14
Pre-Funding Account...........................................................39
Pre-Funding Amount............................................................43
prepayments...................................................................27
Private Guarantee Agreements..................................................14
Private Guarantee Payments....................................................14
Private Guaranteed Loans......................................................14
Private Guarantors............................................................14
Private Student Loans.........................................................24
Private Unguaranteed Loans....................................................14
Programs......................................................................14
PTCE..........................................................................62
Purchase Amount...............................................................38
Registration Statement........................................................64
Related Documents.............................................................33
related person................................................................51
Reserve Account...............................................................42
Revolving Period..............................................................13
Rules.........................................................................36
Secretary.....................................................................24
Securities....................................................................34
Securities Act................................................................64
Seller........................................................................13
Senior Certificates...........................................................59
Senior Class Percentage.......................................................59
Servicer......................................................................13
Servicer Default..............................................................44
Servicing Fee.................................................................41
Shortfall Amount..............................................................60
Short-Term Note...............................................................50
Special Allowance Payments....................................................17
Spread........................................................................35
Spread Multiplier.............................................................35
Stripped Certificates.........................................................59
Student Loans.................................................................12
Subordinate Certificates......................................................59
Subordinate Class Percentage..................................................59
tax matters partner...........................................................55
Transfer and Servicing Agreements.............................................38
Trust.........................................................................12
Trust Accounts................................................................39
Trust Agreement...............................................................12
Trust Stripped Bond...........................................................59
Trust Stripped Coupon.........................................................59
UCC...........................................................................47
Undergraduate Loans...........................................................14
Underwriting Agreements.......................................................63
Unmet Need....................................................................17

                                ABSC Student Loan
                            Trust _________-_________



                            $________________________
                             Class A-1 Floating Rate
                            Asset-Backed Senior Notes
                            $________________________
                             Class A-2 Floating Rate
                            Asset-Backed Senior Notes


                      Asset Backed Securities Corporation,
                                    Depositor


                              PROSPECTUS SUPPLEMENT

                           Credit Suisse First Boston

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

          The following is an itemized list of the estimated expenses to be incurred in connection with the offering of the securities being offered hereunder other than underwriting discounts and commissions:

         Registration Fee                                     $      *
         Printing and Engraving Expenses                             *
         Trustee's Fees and Expenses                                 *
         Legal Fees and Expenses                                     *
         Accountant's Fees and Expenses                              *
         Rating Agency Fees                                          *
         Miscellaneous                                               *

         Total                                                       *

* To be filed by amendment

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          As authorized by Section 145 of the General Corporation Law of Delaware (the "Delaware Corporation Law") and the By-Laws of the Registrant, each director and officer of the Registrant may be indemnified by the Registrant against expenses (including attorney's fees, judgments, fines and amounts paid in settlement) actually and reasonably incurred in connection with the defense or settlement of any threatened, pending or completed legal proceedings in which he is involved by reason of the fact that he is or was a director or officer of the Registrant if he acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interest of the Registrant, and, with respect to any criminal action or proceeding, if he had no reasonable cause to believe that his conduct was unlawful. If the legal proceeding, however, is by or in the right of the Registrant, the director or officer may not be indemnified in respect of any claim, issue or matter as to which he shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Registrant unless a court determines otherwise.

ITEM 16.  EXHIBITS

1.1       Form of Underwriting Agreement.*
3.1       Restated Certificate of Incorporation of Asset Backed Securities
          Corporation*
4.1.1     Form of Indenture. (Owner Trust, Fixed Rate Notes, Auto Receivables)*
4.1.2     Form of Indenture. (Owner Trust, Fixed Rate Notes, Auto Securities)*
4.1.3     Form of Master Indenture (Credit Card or Dealer Floorplan
          Securities)***
4.1.4 Form of Indenture Supplement, including form of Notes (Credit Card or Dealer Floorplan Securities)***
4.1.5 Form of Indenture between the Trust and the Indenture Trustee (Owner Trust, Student Loan Securities)***
4.1.6 Form of Indenture between the Trust and the Indenture Trustee (Owner Trust, Equipment Securities)***
4.2.1 Form of Pooling and Servicing Agreement. (Grantor Trust, Fixed Rate Certificates, Auto Receivables)*
4.2.2 Form of Transfer and Servicing Agreement (Credit Card or Dealer Floorplan Securities)***
4.2.3 Form of Standard Terms and Conditions of Pooling and Servicing. (Grantor Trust/REMIC, Fixed/Floating Rate Certificates, Manufactured Housing Contracts)*
4.2.4 Form of Standard Terms and Conditions of Pooling and Servicing. (REMIC, Fixed/Floating Rate Certificates, Mortgage Loans)*
4.2.5 Form of Standard Terms and Conditions of Pooling and Servicing and Reference Agreement. (REMIC, Fixed/Floating Rate Certificates, Mortgage Loans)*
4.2.6 Form of Pooling and Servicing Agreement. (REMIC, Fixed/Floating Rate Certificates, Mortgage Loans)*
4.2.7 Form of Loan Sale Agreement among the Seller, the Depositor, the Trust and the Eligible Lender Trustee (Student Loan)***
4.2.8 Form of Loan Servicing Agreement among the Servicer, the Trust and the Eligible Lender Trustee (Student Loan)***
4.2.9 Form of Administration Agreement among the Trust, the Indenture Trustee and the Administrator (Student Loan)***
4.2.10    Form of Pooling and Servicing Agreement. (Equipment)***
4.3.1 Form of Administration Agreement (Credit Card or Dealer Floorplan Securities)***
4.3.2 Form of Reference Agreement. (Grantor Trust, Fixed Rate Certificates, Manufactured Housing Contracts)*
4.3.3 Form of Reference Agreement. (Grantor Trust/REMIC, Fixed Rate/Interest Only Certificates, Manufactured Housing Contracts)*
4.3.4 Form of Reference Agreement. (Grantor Trust, Fixed Rate Certificates, Mortgage Loans)*
4.3.5 Form of Reference Agreement. (Grantor Trust/REMIC, Fixed Rate Certificates, Mortgage Loans)*
4.3.6 Form of Reference Agreement. (REMIC, Fixed/Floating Rate Certificates, Mortgage Loans)*
4.4.1     Form of Trust Agreement. (Owner Trust, Auto Receivables)*
4.4.2     Form of Trust Agreement. (Owner Trust, Auto Securities)*
4.4.3     Form of Trust Agreement. (Grantor Trust, Auto Securities)*
4.4.4     Form of Trust Agreement (Credit Card or Dealer Floorplan
          Securities)***
4.4.5 Form of Deposit Trust Agreement. (Grantor Trust, Fixed Rate/Interest Only Certificates, Mortgage Certificates)*
4.4.6 Form of Trust Agreement among the Depositor, the Seller and the Eligible Lender Trustee (Owner Trust, Student Loan Securities)***
4.4.7 Form of Trust Agreement among the Depositor, the Seller and the Trustee (Owner Trust, Equipment Securities)***
5.1       Opinion of Stroock & Stroock & Lavan LLP as to securities offered***
8.1 Opinion of Stroock & Stroock & Lavan LLP with respect to tax matters. (included in Exhibit 5.1)***
10.1.1    Form of Receivables Purchase Agreement. (Auto Loan Receivables)*
10.1.2    Form of Master Seller's Warranty and Servicing Agreement. (Mortgage
          Loans)*
10.2.1    Form of Sale and Servicing Agreement. (Owner Trust, Auto Loan
          Receivables)*
23.1 Consent of Stroock & Stroock & Lavan LLP. (included in Exhibits 5.1 and 8.1)***
24.1 Powers of Attorney of directors and officers of Asset Backed Securities Corporation. (included in the signature pages to this Registration Statement)
25.1      Statement of Eligibility and Qualification of Indenture Trustee****

*         Incorporated by reference to Registration Statement No. 333-365.
**        Incorporated by reference to Registration Statement No. 333-64351.
***       To be filed by amendment.
****      To be filed following the effectiveness of the Registration Statement.

ITEM 17.  UNDERTAKINGS

          (a) As to Rule 415:

          The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement:

          (1) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

          (2) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

          (3) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to the information in this Registration Statement;

PROVIDED, HOWEVER, that the undertakings set forth in clauses (1) and (2) above do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered , and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) As to documents subsequently filed that are incorporated by reference:

          The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered in this prospectus, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) The undersigned Registrant hereby undertakes to provide to the Underwriter at the closing specified in the Underwriting Agreements Notes and Certificates in the denominations and registered in the names as required by the Underwriter to permit prompt delivery to each purchaser.

          (d) As to indemnification:

          Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under
Item 15, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission the indemnification is against public policy as expressed in the Act and is therefore unenforceable. In the event that a claim for indemnification against the liabilities (other than payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by the director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether the indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of the issue.

          (e) The undersigned Registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act of 1933, as amended, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or
(4) or 497(h) under the Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act of 1933, as amended, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

          (f) The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939, as amended, in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 19th day of July 2000.

                                        Asset Backed Securities Corporation


                                        By: /s/ Joseph M. Donovan
                                           -----------------------
                                           Name: Joseph M. Donovan
                                           Title: Vice President

                                POWER OF ATTORNEY

          KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned does hereby constitute and appoint John McWilliams, Joseph Donovan, Carlos Onis, Scott Ulm or Thomas Zingalli, or any of them (with full power to each of them to act alone), his or her true and lawful attorney-in-fact and agent with full power of substitution, for him or her and on his or her behalf to sign, execute and file this Registration Statement and any and all amendments (including, without limitation, post-effective amendments and any amendments increasing the amount of securities for which registration is being sought) to this Registration Statement, with all exhibits and any and all documents to be filed with respect thereto, with the Securities and Exchange Commission or any regulatory authority, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he or she might or could do if personally present, hereby ratifying and confirming all that such attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done.

          Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated

SIGNATURE                        TITLE                             DATE


/S/  SCOTT ULM                   President, Chief Executive        June 20, 2000
------------------------------
Scott Ulm                        Officer and Director
                                 (Principal Executive Officer)

/S/  THOMAS ZINGALLI             Vice President and Controller     June 20, 2000
------------------------------
Thomas Zingalli                  (Principal Accounting Officer)


/S/  CARLOS ONIS                 Director                          June 20, 2000
------------------------------
Carlos Onis


/S/  JULIANA JOHNSON             Director                          June 20, 2000
------------------------------
Juliana Johnson

                                  EXHIBIT INDEX
                                                                     Page Number
Item 16.  Exhibits
1.1       Form of Underwriting Agreement.*
3.1       Restated Certificate of Incorporation of Asset Backed Securities
          Corporation*
4.1.1     Form of Indenture. (Owner Trust, Fixed Rate Notes, Auto Receivables)*
4.1.2     Form of Indenture. (Owner Trust, Fixed Rate Notes, Auto Securities)*
4.1.3     Form of Master Indenture (Credit Card or Dealer Floorplan
          Securities)***
4.1.4 Form of Indenture Supplement, including form of Notes (Credit Card or Dealer Floorplan Securities)***
4.1.5 Form of Indenture between the Trust and the Indenture Trustee (Owner Trust, Student Loan Securities)***
4.1.6 Form of Indenture between the Trust and the Indenture Trustee (Owner Trust, Equipment Securities)***
4.2.1 Form of Pooling and Servicing Agreement. (Grantor Trust, Fixed Rate Certificates, Auto Receivables)*
4.2.2 Form of Transfer and Servicing Agreement (Credit Card or Dealer Floorplan Securities)***
4.2.3 Form of Standard Terms and Conditions of Pooling and Servicing. (Grantor Trust/REMIC, Fixed/Floating Rate Certificates, Manufactured Housing Contracts)*
4.2.4 Form of Standard Terms and Conditions of Pooling and Servicing. (REMIC, Fixed/Floating Rate Certificates, Mortgage Loans)*
4.2.5 Form of Standard Terms and Conditions of Pooling and Servicing and Reference Agreement. (REMIC, Fixed/Floating Rate Certificates, Mortgage Loans)*
4.2.6 Form of Pooling and Servicing Agreement. (REMIC, Fixed/Floating Rate Certificates, Mortgage Loans)*
4.2.7 Form of Loan Sale Agreement among the Seller, the Depositor, the Trust and the Eligible Lender Trustee (Student Loan)***
4.2.8 Form of Loan Servicing Agreement among the Servicer, the Trust and the Eligible Lender Trustee (Student Loan)***
4.2.9 Form of Administration Agreement among the Trust, the Indenture Trustee and the Administrator (Student Loan)***
4.2.10    Form of Pooling and Servicing Agreement. (Equipment)***
4.3.1 Form of Administration Agreement (Credit Card or Dealer Floorplan Securities)***
4.3.2 Form of Reference Agreement. (Grantor Trust, Fixed Rate Certificates, Manufactured Housing Contracts)*
4.3.3 Form of Reference Agreement. (Grantor Trust/REMIC, Fixed Rate/Interest Only Certificates, Manufactured Housing Contracts)*
4.3.4 Form of Reference Agreement. (Grantor Trust, Fixed Rate Certificates, Mortgage Loans)*
4.3.5 Form of Reference Agreement. (Grantor Trust/REMIC, Fixed Rate Certificates, Mortgage Loans)*
4.3.6 Form of Reference Agreement. (REMIC, Fixed/Floating Rate Certificates, Mortgage Loans)*
4.4.1     Form of Trust Agreement. (Owner Trust, Auto Receivables)*
4.4.2     Form of Trust Agreement. (Owner Trust, Auto Securities)*
4.4.3     Form of Trust Agreement. (Grantor Trust, Auto Securities)*
4.4.4     Form of Trust Agreement (Credit Card or Dealer Floorplan
          Securities)***
4.4.5 Form of Deposit Trust Agreement. (Grantor Trust, Fixed Rate/Interest Only Certificates, Mortgage Certificates)*
4.4.6 Form of Trust Agreement among the Depositor, the Seller and the Eligible Lender Trustee (Owner Trust, Student Loan Securities)***
4.4.7 Form of Trust Agreement among the Depositor, the Seller and the Trustee (Owner Trust, Equipment Securities)***
5.1       Opinion of Stroock & Stroock & Lavan LLP as to securities offered***
8.1 Opinion of Stroock & Stroock & Lavan LLP with respect to tax matters. (included in Exhibit 5.1)***
10.1.1    Form of Receivables Purchase Agreement. (Auto Loan Receivables)*
10.1.2    Form of Master Seller's Warranty and Servicing Agreement. (Mortgage
          Loans)*
10.2.1    Form of Sale and Servicing Agreement. (Owner Trust, Auto Loan
          Receivables)*
23.1 Consent of Stroock & Stroock & Lavan LLP. (included in Exhibits 5.1 and 8.1)***
24.1 Powers of Attorney of directors and officers of Asset Backed Securities Corporation. (included in the signature pages to this Registration Statement)
25.1      Statement of Eligibility and Qualification of Indenture Trustee****

*         Incorporated by reference to Registration Statement No. 333-365.
**        Incorporated by reference to Registration Statement No. 333-64351.
***       To be filed by amendment.
****      To be filed following the effectiveness of the Registration Statement.